PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 6, 2007)

                          $4,334,678,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2007-IQ14
                               AS ISSUING ENTITY

                         MORGAN STANLEY CAPITAL I INC.
                                 AS DEPOSITOR

                       LASALLE BANK NATIONAL ASSOCIATION
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                              ROYAL BANK OF CANADA
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     AS SPONSORS AND MORTGAGE LOAN SELLERS

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                               NATIONAL CITY BANK
                            AS MORTGAGE LOAN SELLERS

                                 --------------
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-IQ14
                                 --------------

     Morgan Stanley Capital I Inc. is offering selected classes of its Series
2007-IQ14 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-IQ14 trust. The trust's primary assets will be 423 fixed-rate mortgage loans secured by first mortgage liens on 545 multifamily and commercial properties and by pledges of the borrower's joint venture interest in the property owner and/or certain rights to proceeds from the related joint venture (or property owner) regarding 4 other commercial properties. Distributions on the certificates will be made on the 15th day of each month or, if that day is not a business day, the next succeeding business day of each month, commencing June 2007 in accordance with the priorities described in this prospectus supplement under "Description of the Offered Certificates--Distributions." Morgan Stanley Capital Services Inc.
will provide interest rate swap agreements with respect to each of the Class
A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificates as described in this prospectus supplement under "Description of the Swap Contracts." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under
"Description of the Offered Certificates--Distributions--Subordination;
Allocation of Losses and Certain Expenses." The Series 2007-IQ14 Certificates
represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.
The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

     "IQ" is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by
"institutional quality" whole loans.

                                 --------------
     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-49 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 11 OF THE
BASE PROSPECTUS.
                                 --------------

     Characteristics of the certificates offered to you include:

                   APPROXIMATE INITIAL      APPROXIMATE INITIAL         PASS-THROUGH           RATINGS
    CLASS        CERTIFICATE BALANCE(1)      PASS-THROUGH RATE      RATE DESCRIPTION(2)     (MOODY'S/S&P)
-------------   ------------------------   ---------------------   ---------------------   --------------

Class A-1            $  119,100,000                5.380%               Fixed Rate          Aaa/AAA
Class A-1A           $  725,166,000                5.665%               Fixed Rate          Aaa/AAA
Class A-2            $  682,300,000                5.610%               Fixed Rate          Aaa/AAA
Class A-2FL          $  500,000,000            LIBOR + 0.160%         Floating Rate       Aaa/AAA(3)
Class A-3            $   53,800,000                5.679%               Fixed Rate          Aaa/AAA
Class A-AB           $  140,800,000                5.654%               Fixed Rate          Aaa/AAA
Class A-4            $1,062,242,000                5.692%               Fixed Rate          Aaa/AAA
Class A-5FL          $  150,000,000            LIBOR + 0.220%         Floating Rate       Aaa/AAA(3)
Class A-M            $  420,487,000                5.877%             WAC -- 0.037%         Aaa/AAA
Class A-MFL          $   70,000,000            LIBOR + 0.280%         Floating Rate       Aaa/AAA(3)
Class A-J            $  200,000,000                5.914%                  WAC              Aaa/AAA
Class A-JFL          $  192,389,000            LIBOR + 0.360%         Floating Rate       Aaa/AAA(3)
Class B              $   18,394,000                5.914%                  WAC              Aa1/AA+

(1)   The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance.
      Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement.
(2)   The Class A-1 and Class A-2 Certificates and the Class A-2FL Regular
      Interest will, at all times, accrue interest at a per annum rate equal to a fixed rate. The Class A-1A, Class A-3, Class A-AB and Class A-4
      Certificates and the Class A-5FL Regular Interest will, at all times, accrue interest at a per annum rate equal to a fixed rate subject to a cap equal to the weighted average net mortgage rate. The Class A-M
      Certificates and the Class A-MFL Regular Interest will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate less a specified percentage. The Class A-J and Class B
      Certificates and the Class A-JFL Regular Interest will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate. The Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
      Certificates will, at all times, accrue interest at a per annum floating rate equal to one-month LIBOR + 0.160%, 0.220%, 0.280% or 0.360%, respectively (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.
(3)   The ratings of the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
      Certificates do not represent any assessment as to whether the floating rate of interest on each such Class will convert to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable, and only represent the likelihood of the receipt of interest at a rate equal to (i) a fixed rate of 5.610% with respect to the Class A-2FL Regular Interest, (ii) a fixed rate of 5.696%
      subject to a cap equal to the weighted average net mortgage rate with respect to the Class A-5FL Regular Interest, (iii) the weighted average net mortgage rate less 0.037% with respect to the Class A-MFL Regular
      Interest, or (iv) the weighted average net mortgage rate with respect to the Class A-JFL Regular Interest (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months). See
      "Ratings" in this prospectus supplement.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                --------------
     Morgan Stanley & Co. Incorporated will act as co-lead manager and sole bookrunner with respect to the offered certificates. LaSalle Financial
Services, Inc. will act as co-lead manager and Goldman, Sachs & Co., Greenwich
Capital Markets, Inc. (except with respect to the Class A-2 Certificates),
Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets
Corporation will act as co-managers with respect to the offered certificates.
Morgan Stanley & Co. Incorporated, LaSalle Financial Services, Inc., Goldman,
Sachs & Co., Greenwich Capital Markets, Inc. (except with respect to the Class
A-2 Certificates), Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC
Capital Markets Corporation, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about May 30, 2007.
Morgan Stanley Capital I Inc. expects to receive from this offering approximately $4,356,676,921, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

                                --------------

MORGAN STANLEY                                LASALLE FINANCIAL SERVICES, INC.
GOLDMAN, SACHS & CO.                                     RBS GREENWICH CAPITAL
MERRILL LYNCH & CO.                                        RBC CAPITAL MARKETS
                                 May 18, 2007

MORGAN STANLEY CAPITAL I INC.

Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14
Geographic Overview of Mortgage Pool

Alaska 2 properties $17,400,000 0.4% of total
Washington 21 properties $587,844,854 12.0% of total
Oregon 15 properties $87,039,418 1.8% of total
Utah 1 property $107,385,790 2.2% of total
Nevada 7 properties $44,787,405 0.9% of total
Northern California 20 properties $181,068,870 3.7% of total
California 74 properties $628,775,630 12.8% of total
Southern California 54 properties $447,706,759 9.1% of total
Arizona 31 properties $400,260,255 8.2% of total
Colorado 21 properties $417,207,315 8.5% of total
New Mexico 2 properties $7,566,697 0.2% of total
Kansas 2 properties $5,790,269 0.1% of total
Oklahoma 2 properties $15,093,608 0.3% of total
Missouri 10 properties $91,560,426 1.9% of total
Texas 43 properties $209,784,393 4.3% of total
Arkansas 4 properties $22,656,063 0.5% of total
Louisiana 11 properties $35,097,304 0.7% of total
Mississippi 1 property $2,187,649 0.0% of total
Alabama 12 properties $32,623,463 0.7% of total
Tennessee 7 properties $45,346,076 0.9% of total
Kentucky 13 properties $40,813,339 0.8% of total
Florida 23 properties $83,922,968 1.7% of total
Georgia 9 properties $23,598,628 0.5% of total
South Carolina 6 properties $34,267,842 0.7% of total
North Carolina 17 properties $144,859,309 3.0% of total
Virginia 17 properties $301,646,302 6.1% of total
West Virginia 9 properties $39,153,074 0.8% of total
Maryland 5 properties $72,515,062 1.5% of total
Delaware 5 properties $15,400,000 0.3% of total
District of Columbia 6 properties $240,251,614 4.9% of total
New Jersey 7 properties $96,299,835 2.0% of total
Rhode Island 2 properties $6,598,899 0.1% of total
Connecticut 3 properties $23,031,649 0.5% of total
Massachusetts 18 properties $64,709,925 1.3% of total
New Hampshire 1 property $11,975,801 0.2% of total
Vermont 3 properties $7,973,221 0.2% of total
New York 43 properties $224,617,067 4.6% of total
Pennsylvania 12 properties $124,918,218 2.5% of total
Ohio 27 properties $239,607,958 4.9% of total
Indiana 7 properties $52,675,381 1.1% of total
Michigan 14 properties $73,915,464 1.5% of total
Wisconsin 9 properties $33,955,697 0.7% of total
Illinois 12 properties $137,141,063 2.8% of total
Minnesota 4 properties $6,888,838 0.1% of total
Iowa 3 properties $13,760,139 0.3% of total
North Dakota 3 properties $9,999,870 0.2% of total
South Dakota 2 properties $11,275,000 0.2% of total
Nebraska 1 property $2,300,000 0.0% of total
Idaho 2 properties $8,390,307 0.2% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

NewCrow Industrial Portfolio, Commerce, CA

OLD NAVY

The Meridian, Seattle, WA

EVERETT
MALL

Everett Mall Steadfast, Everett, WA

Vista Ridge Portfolio, Lewisville, TX

WAL-MART
circuit city
JO-ANN
BED BATH & BEYOND
OfficeMax
A.J. WRIGHT

City View Center, Garfield Heights, OH

Beacon Seattle & DC Portfolio, Various

Tabor Center & U.S. Bank Tower, Denver, CO

PDG Portfolio, Various, AZ

New York City Apartment Portfolio, New York, NY

Layton Hills Mall, Layton, UT

                       IMPORTANT NOTICE ABOUT INFORMATION
                     PRESENTED IN THIS PROSPECTUS SUPPLEMENT

      Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                               ------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      The schedules and appendices to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc.

                               ------------------

      Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               ------------------

                              SELLING RESTRICTIONS

EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant
Member State, except that it may, with effect from and including the Relevant
Implementation Date, make an offer of the certificates to the public in that
Relevant Member State:

      (a)   in the period beginning on the date of publication of a prospectus
            (or in Germany, where the offer starts within) in relation to those certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
            Prospectus Directive and ending on the date which is 12 months after the date of such publication;

      (b)   at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in
            securities;

      (c)   at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year;
            (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (d)   at any time in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

                                      S-3

      For the purposes of this provision, the expression of an "offer of the certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

      Each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 or Section 236 of the Financial Services and Market Act 2000
            ("FSMA")) received by it in connection with the issue or sale of any certificates in circumstances in which Section 238 of the FSMA does not apply to the depositor; and

      (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.

                               ------------------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

      The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an
unregulated collective investment scheme, accordingly cannot be marketed in the
United Kingdom to the general public.

     The distribution of this prospectus supplement (A) is being made to, or directed at persons who are outside the United Kingdom and (B) is being made to, or directed at, persons who (1) have professional experience in participating in unregulated collective investment schemes, or (2) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of
Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons"). This prospectus supplement must not be acted on or relied on by persons who are not PCIS Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to persons who are outside the
United Kingdom or to PCIS Persons and will be engaged in only with such persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

   The Paying Agent, Certificate Registrar, Authenticating

      Distributions of Prepayment Premiums and Yield Maintenance Charges ..S-146

                                      S-5

SCHEDULE A - CLASS A-AB PLANNED PRINCIPAL BALANCE ......................SCH. A-1
APPENDIX I - MORTGAGE POOL INFORMATION TOTAL POOL, LOAN GROUP 1
   AND LOAN GROUP 2 .........................................................I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ................II-1
APPENDIX III - CERTAIN CHARACTERISTICS OF LOAN GROUP 2 ....................III-1
APPENDIX IV - SIGNIFICANT LOAN SUMMARIES ...................................IV-1
APPENDIX V - FORM OF STATEMENT TO CERTIFICATEHOLDERS ........................V-1

                                      S-6

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              Certificate Structure

---------------------------------------------------------------------------------------------------------------------------
                                 APPROXIMATE                                          APPROXIMATE     WEIGHTED
                                   INITIAL          APPROXIMATE                       PERCENT OF      AVERAGE    PRINCIPAL
 APPROXIMATE                    CERTIFICATE OR        INITIAL           RATINGS          TOTAL          LIFE      WINDOW
CREDIT SUPPORT      CLASS      NOTIONAL BALANCE  PASS-THROUGH RATE   (MOODY'S/S&P)    CERTIFICATES     (YEARS)   (MONTHS)
---------------------------------------------------------------------------------------------------------------------------

    30.000%       Class A-1        $119,100,000       5.380%            Aaa/AAA           2.43%          3.39       1-57
    30.000%      Class A-1A        $725,166,000       5.665%            Aaa/AAA          14.78%          8.08      1-119
    30.000%       Class A-2        $682,300,000       5.610%            Aaa/AAA          13.91%          4.92      57-60
    30.000%      Class A-2FL       $500,000,000   LIBOR + 0.160%        Aaa/AAA          10.19%          4.92      57-60
    30.000%       Class A-3         $53,800,000       5.679%            Aaa/AAA           1.10%          7.03      80-104
    30.000%      Class A-AB        $140,800,000       5.654%            Aaa/AAA           2.87%          7.37      60-114
    30.000%       Class A-4      $1,062,242,000       5.692%            Aaa/AAA          21.66%          9.72     114-119
    30.000%      Class A-5FL       $150,000,000   LIBOR + 0.220%        Aaa/AAA           3.06%          9.88     119-119
    20.000%       Class A-M        $420,487,000       5.877%            Aaa/AAA           8.57%          9.88     119-119
    20.000%      Class A-MFL        $70,000,000   LIBOR + 0.280%        Aaa/AAA           1.43%          9.88     119-119
    12.000%       Class A-J        $200,000,000       5.914%            Aaa/AAA           4.08%          9.92     119-120
    12.000%      Class A-JFL       $192,389,000   LIBOR + 0.360%        Aaa/AAA           3.92%          9.92     119-120
    11.625%        Class B          $18,394,000       5.914%            Aa1/AA+           0.38%          9.96     120-120
    10.000%        Class C          $79,704,000       5.914%             Aa2/AA           1.62%          9.96     120-120
     8.875%        Class D          $55,179,000       5.914%            Aa3/AA-           1.12%          9.96     120-120
     8.625%        Class E          $12,263,000       5.914%             A1/A+            0.25%          9.96     120-120
     7.750%        Class F          $42,917,000       5.914%              A2/A            0.87%          9.96     120-120
     6.875%        Class G          $42,918,000       5.914%             A3/A-            0.88%          9.96     120-120
     5.375%        Class H          $73,573,000       5.914%           Baa1/BBB+          1.50%          9.96     120-120
     4.375%        Class J          $49,049,000       5.914%            Baa2/BBB          1.00%          9.96     120-120
     3.250%        Class K          $55,179,000       5.914%           Baa3/BBB-          1.12%          9.96     120-120
     --          Classes L-S       $159,409,086          --                --               --             --        --
     --            Class X       $4,904,869,086          --             Aaa/AAA             --             --        --

--------------------------------------------------------------------------------
      Offered Certificates.
--------------------------------------------------------------------------------
      Certificates not offered pursuant to this prospectus supplement.
--------------------------------------------------------------------------------

      o     The notional amount of the Class X Certificates initially will be
            $4,904,869,086.

      o     The percentages indicated under the column "Approximate Credit
            Support" with respect to the Class A-1, Class A-1A, Class A-2, Class
            A-2FL, Class A-3, Class A-AB, Class A-4 and Class A-5FL Certificates
            represent the approximate credit support for those Certificates in the aggregate. The percentages indicated under the column
            "Approximate Credit Support" with respect to the Class A-2 and Class
            A-2FL Certificates represent the approximate credit support for those Certificates in the aggregate. The percentages indicated under the column "Approximate Credit Support" with respect to the Class
            A-M and Class A-MFL Certificates represent the approximate credit support for those Certificates in the aggregate. The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-J and Class A-JFL Certificates represent the approximate credit support for those Certificates in the aggregate.

      o     No other Class of Certificates will provide any credit support to the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
            Certificates for a failure by the Swap Counterparty to make any payment under the related swap agreement.

                                      S-7

      o     The initial certificate balance on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement.

      o     The Class X Certificates and the Class C, Class D, Class E, Class F,
            Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
            O, Class P, Class Q and Class S Certificates are not offered pursuant to this prospectus supplement.

      o     The pass-through rates for the Class A-1 and Class A-2 Certificates and the Class A-2FL Regular Interest are fixed at their respective per annum rates set forth above (or in the case of the Class A-2FL
            Regular Interest, 5.610%). The pass-through rates for the Class
            A-1A, Class A-3, Class A-AB and Class A-4 Certificates and the Class
            A-5FL Regular Interest are fixed at their respective per annum rates set forth above (or in the case of the Class A-5FL Regular Interest,
            5.696%) subject to a cap equal to the weighted average net mortgage rate. The pass-through rates for the Class A-M Certificates and the
            Class A-MFL Regular Interest will each be a per annum rate equal to the weighted average net mortgage rate less 0.037%. The pass-through rates for the Class A-J and Class B Certificates and the Class A-JFL
            Regular Interest will be a per annum rate equal to the weighted average net mortgage rate. The pass-through rates for the Class
            A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificates will each be a per annum floating rate equal to one-month LIBOR + 0.160%,
            0.220%, 0.280% or 0.360%, respectively (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial interest accrual period)
            subject to the limitations described in this prospectus supplement.

      o     The initial LIBOR (which will be interpolated between the two-week
            LIBOR and one-month LIBOR) will be determined two (2) Banking Days before the Closing Date. Under certain circumstances described in this prospectus supplement, the interest rate for (i) the Class
            A-2FL Certificates may convert from a one-month LIBOR based rate to a rate equal to a fixed rate of 5.610%, (ii) the Class A-5FL
            Certificates may convert from a one-month LIBOR based rate to the rate equal to the lesser of a fixed rate of 5.696% and weighted average net mortgage rate, (iii) the Class A-MFL Certificates may convert from a one-month LIBOR based rate to a rate equal to the weighted average net mortgage rate less 0.037%, and (iv) the Class
            A-JFL Certificates may convert from a one-month LIBOR based rate to a rate equal the weighted average net mortgage rate. See
            "Description of the Swap Contracts--The Swap Contracts" in this prospectus supplement.

      o     The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others:
            (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv) a 0%
            CPR. See the assumptions set forth under "Yield, Prepayment and
            Maturity Considerations" in this prospectus supplement and under
            "Structuring Assumptions" in the "Glossary of Terms."

      o     For purposes of making distributions to the Class A-1, Class A-1A,
            Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the
            Class A-2FL and Class A-5FL Regular Interests, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

      o     Loan group 1 will consist of 355 mortgage loans, representing approximately 85.2% of the initial outstanding pool balance. Loan group 1 will consist of all mortgage loans secured by property types other than multifamily properties and manufactured housing communities, together with 4 mortgage loans secured by multifamily properties and 4 mortgage loans secured by manufactured housing communities. Loan group 2 will consist of 68 mortgage loans secured by multifamily properties and manufactured housing communities, representing approximately 14.8% of the initial outstanding pool balance, and approximately 93.7% of the principal balance of all the mortgage loans secured by multifamily properties and manufactured housing communities.

                                      S-8

      o     So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class
            A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4 and
            Class X Certificates and the Class A-2FL and Class A-5FL Regular
            Interests, interest distributions on the Class A-1, Class A-2, Class
            A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL and
            Class A-5FL Regular Interests will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest
            distributions on the Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool.
            However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class
            A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4 and
            Class X Certificates and the Class A-2FL and Class A-5FL Regular
            Interests, available funds will be allocated among all these Classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

      o     Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class
            A-4 Certificates and the Class A-2FL and Class A-5FL Regular
            Interests will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A
            Certificates has been reduced to zero and the Class A-1A
            Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the principal balance of the Class A-5FL Regular
            Interest has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the
            Class A-M through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class
            A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates
            and the Class A-2FL and Class A-5FL Regular Interests, pro rata.

      o     The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a
            hyper-amortization feature. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

      o     The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

      o     It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

      o     The Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
            Certificates will each represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which grantor trust is comprised of the related swap contract, the related floating rate account and the Class A-2FL, Class A-5FL, Class A-MFL or Class A-JFL
            Regular Interest, respectively. See "Federal Income Tax
            Consequences" in this prospectus supplement.

      o     The ratings of the Class A-2FL, Class A-5FL, Class A-MFL and Class
            A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on each such class will convert to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable, and only represent the likelihood of the receipt of interest at a rate equal to (i) a fixed rate of 5.610% with respect to the Class A-2FL Regular Interest,
            (ii) a fixed rate of 5.696% subject to a cap equal to the weighted average net mortgage rate with respect to the Class A-5FL Regular
            Interest, (iii) the weighted average net mortgage rate less 0.037%
            with respect to the Class A-MFL Regular Interest, or (iv) the weighted average net mortgage rate with respect to the Class A-JFL
            Regular Interest (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months). See "Ratings"
            in this prospectus supplement.

                                      S-9

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.........................   Your certificates (along with the privately
                                   offered certificates) will represent
                                   beneficial interests in a trust created by
                                   Morgan Stanley Capital I Inc. on the closing
                                   date. All payments to you will come only from
                                   the amounts received in connection with the
                                   assets of the trust. The trust's assets will
                                   primarily consist of 423 fixed rate mortgage
                                   loans secured by first mortgage liens on 545
                                   commercial and multifamily properties and by
                                   pledges of the borrower's joint venture
                                   interest in the property owner and/or certain
                                   rights to proceeds from the related joint
                                   venture (or property owner) regarding 4 other
                                   commercial properties, and with respect to
                                   the Class A-2FL, Class A-5FL, Class A-MFL and
                                   Class A-JFL Certificates, a related swap
                                   contract with Morgan Stanley Capital Services
                                   Inc.

TITLE OF CERTIFICATES...........   Commercial Mortgage Pass-Through
                                   Certificates, Series 2007-IQ14.

MORTGAGE POOL...................   The mortgage pool consists of 423 mortgage
                                   loans with an aggregate principal balance of
                                   all mortgage loans as of the cut-off date of
                                   approximately $4,904,869,086, which may vary
                                   by up to 5%. Each mortgage loan requires
                                   scheduled payments of principal and/or
                                   interest to be made monthly. For purposes of
                                   those mortgage loans that have a due date on
                                   a date other than the first of the month, we
                                   have assumed that those mortgage loans are
                                   due on the first of the month for purposes of
                                   determining their cut-off dates and cut-off
                                   date balances.

                                   With respect to Mortgage Loan No. 1, Beacon
                                   Seattle & DC Portfolio, the related mortgaged
                                   properties also secure, on a pari passu
                                   basis, other notes that are not included in
                                   the trust. With respect to each of Mortgage
                                   Loan No. 23, The Equitable Building, Mortgage
                                   Loan No. 28, Farmers Insurance Office Complex
                                   - Simi Valley and Mortgage Loan No. 164, The
                                   Falls at Settler's Walk, the related
                                   mortgaged properties also secure, on a
                                   subordinated basis, other notes that are not
                                   included in the trust. Such pari passu notes
                                   and subordinate notes are referred to herein
                                   as "Serviced Companion Loans," and such
                                   mortgage loans and the related Serviced
                                   Companion Loans are collectively referred to
                                   as the "Serviced Loan Groups." See
                                   "Description of the Mortgage Pool--Serviced
                                   Companion Loans."

                                   As of the cut-off date, the balances of the
                                   mortgage loans in the mortgage pool range
                                   from approximately $766,697 to approximately
                                   $775,000,000 and the mortgage loans are
                                   assumed to have an approximate average
                                   balance of $11,595,435.

                                   For purposes of calculating distributions on
                                   certain classes of certificates, the mortgage
                                   loans in the pool of mortgage loans backing
                                   the offered certificates will be divided into
                                   a loan group 1 and a loan group 2.

                                      S-10

                                   Loan group 1 will consist of 355 mortgage
                                   loans (347 mortgage loans secured by property
                                   types other than multifamily properties and
                                   manufactured housing communities, 4 mortgage
                                   loans secured by multifamily properties and 4
                                   mortgage loans secured by manufactured
                                   housing properties) with an initial
                                   outstanding loan group 1 balance of
                                   $4,179,702,267, which may vary up to 5%. Loan
                                   group 1 represents approximately 85.2% of the
                                   initial outstanding pool balance.

                                   Loan group 2 will consist of 47 mortgage
                                   loans that are secured by multifamily
                                   properties and 21 mortgage loans that are
                                   secured by manufactured housing community
                                   properties. Loan Group 2 has an initial
                                   outstanding loan group 2 balance of
                                   $725,166,819, which may vary up to 5%. Loan
                                   group 2 represents approximately 14.8% of the
                                   initial outstanding pool balance.

                                   As of the cut-off date, the balances of the
                                   mortgage loans in loan group 1 range from
                                   approximately $766,697 to approximately
                                   $775,000,000 and the mortgage loans in loan
                                   group 1 are assumed to have an approximate
                                   average balance of $11,773,809. As of the
                                   cut-off date, the balances of the mortgage
                                   loans in loan group 2 range from
                                   approximately $997,486 to approximately
                                   $195,000,000 and the mortgage loans in loan
                                   group 2 are assumed to have an approximate
                                   average balance of $10,664,218.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY..................   Morgan Stanley Capital I Trust 2007-IQ14, a
                                   New York common law trust, will issue the
                                   certificates. The trust will be formed
                                   pursuant to the pooling and servicing
                                   agreement between the depositor, the master
                                   servicers, the special servicer, the trustee
                                   and the paying agent. See "Transaction
                                   Parties--The Issuing Entity" in this
                                   prospectus supplement.

DEPOSITOR.......................   Morgan Stanley Capital I Inc., a Delaware
                                   corporation, is the depositor. As depositor,
                                   Morgan Stanley Capital I Inc. will acquire
                                   the mortgage loans from the mortgage loan
                                   sellers and deposit them into the trust.
                                   Morgan Stanley Capital I Inc. is an affiliate
                                   of Morgan Stanley Mortgage Capital Inc., a
                                   sponsor of this transaction and a mortgage
                                   loan seller, Morgan Stanley & Co.
                                   Incorporated, one of the underwriters, and
                                   Morgan Stanley Capital Services Inc., the
                                   swap counterparty. See "Transaction
                                   Parties--The Depositor" in this prospectus
                                   supplement.

MASTER SERVICERS................   Capmark Finance Inc., formerly known as GMAC
                                   Commercial Mortgage Corporation ("Capmark"),
                                   a California corporation, will act as master
                                   servicer with respect to the mortgage loans
                                   sold to the trust by LaSalle Bank National
                                   Association, Royal Bank of Canada ("RBC") and
                                   Principal Commercial Funding II, LLC
                                   ("PCFII"). Wells Fargo Bank, National
                                   Association will act as master servicer with
                                   respect to the mortgage loans sold by Wells
                                   Fargo Bank, National Association, Morgan
                                   Stanley Mortgage Capital Inc. and National
                                   City Bank ("NatCity"). Prudential Asset
                                   Resources, Inc. will act as master servicer
                                   with respect to the mortgage loans sold to
                                   the trust by Prudential Mortgage Capital
                                   Funding, LLC ("PMCF"). Each master servicer
                                   will also service the related Serviced
                                   Companion Loans (if any), which are not
                                   included in the trust, but which are serviced
                                   under the pooling and servicing agreement.
                                   See "Servicing of the Mortgage
                                   Loans--General" and "Transaction
                                   Parties--Master Servicers" in this

                                      S-11

                                   prospectus supplement. The master servicers
                                   will be primarily responsible for servicing
                                   and administering, directly or through
                                   sub-servicers, mortgage loans (a) as to which
                                   there is no default or reasonably foreseeable
                                   default that would give rise to a transfer of
                                   servicing to the special servicer and (b) as
                                   to which any such default or reasonably
                                   foreseeable default has been corrected,
                                   including as part of a work out. In addition,
                                   the master servicers will be primarily
                                   responsible for making principal and interest
                                   advances and servicing advances under the
                                   pooling and servicing agreement.

                                   The master servicing fee in any month is an
                                   amount equal to the product of the portion of
                                   the per annum master servicing fee rate
                                   applicable to that month, determined in the
                                   same manner as the applicable mortgage rate
                                   is determined for each mortgage loan for that
                                   month, and the scheduled principal balance of
                                   each mortgage loan. The master servicing fee
                                   rate (including any sub-servicing or primary
                                   servicing fees) for Capmark Finance Inc. will
                                   range, on a loan-by-loan basis, from 0.02%
                                   per annum to 0.145% per annum, which amount
                                   is inclusive of the excess servicing fee (if
                                   applicable). The master servicing fee rate
                                   (including any sub-servicing or primary
                                   servicing fee) for Wells Fargo Bank will
                                   equal 0.02% per annum to 0.15% per annum,
                                   which amount is inclusive of the excess
                                   servicing fee. The master servicing fee rate
                                   (including any sub-servicing or primary
                                   servicing fee) for Prudential Asset
                                   Resources, Inc. will equal 0.02% per annum to
                                   0.07% per annum, which amount is inclusive of
                                   the excess servicing fee. In addition, the
                                   master servicers will be entitled to retain
                                   certain borrower-paid fees and certain income
                                   from investment of certain accounts
                                   maintained as part of the trust fund, as
                                   additional servicing compensation.

                                   See "Description of the Offered
                                   Certificates--Distributions--Fees and
                                   Expenses" and "Servicing of the Mortgage
                                   Loans--The Master Servicers--Master Servicer
                                   Compensation" in this prospectus supplement.

PRIMARY SERVICERS...............   Wachovia Bank, National Association will act
                                   as primary servicer with respect to the
                                   Beacon Seattle & DC Portfolio mortgage loan.
                                   Principal Global Investors, LLC will act as
                                   primary servicer with respect to those
                                   mortgage loans sold to the trust by Principal
                                   Commercial Funding II, LLC. Capstone Realty
                                   Advisors, LLC will act as primary servicer
                                   with respect to those mortgage loans sold to
                                   the trust by National City Bank. Each master
                                   servicer will pay the fees of its related
                                   primary servicer or servicers.

                                   See "Servicing of the Mortgage
                                   Loans--General" and "Transaction Parties--The
                                   Primary Servicers" in this prospectus
                                   supplement.

SPECIAL SERVICER................   Centerline Servicing Inc., a Delaware
                                   corporation and an affiliate of the initial
                                   operating adviser, will act as special
                                   servicer with respect to all of the mortgage
                                   loans in the trust and the related Serviced
                                   Companion Loans (which are not included in
                                   the trust, but which are serviced under the
                                   pooling and servicing agreement). Generally,
                                   the special servicer will service a mortgage
                                   loan upon the occurrence of certain events
                                   that cause that mortgage loan to become a
                                   "specially serviced mortgage loan." The
                                   special servicer's principal compensation for
                                   its special servicing activities will be the
                                   special servicing fee, the workout fee and
                                   the liquidation fee. See "Servicing of the
                                   Mortgage Loans--

                                      S-12

                                   General" and "Transaction Parties--The
                                   Special Servicer" in this prospectus
                                   supplement.

                                   The special servicing fee is an amount equal
                                   to, in any month, the product of the portion
                                   of a rate equal to 0.25% per annum applicable
                                   to that month, determined in the same manner
                                   as the applicable mortgage rate is determined
                                   for each specially serviced mortgage loan (or
                                   the related Serviced Loan Group, as
                                   applicable) for that month, and the scheduled
                                   principal balance of each specially serviced
                                   mortgage loan (or the related Serviced Loan
                                   Group, as applicable).

                                   The liquidation fee means, generally, 1.00%
                                   of the liquidation proceeds received in
                                   connection with a final disposition of a
                                   specially serviced mortgage loan (or the
                                   related Serviced Loan Group, as applicable)
                                   or REO property or portion thereof and any
                                   condemnation proceeds and insurance proceeds
                                   received by the trust (net of any expenses
                                   incurred by the special servicer on behalf of
                                   the trust in connection with the collection
                                   of the condemnation proceeds and insurance
                                   proceeds).

                                   The workout fee is a fee payable with respect
                                   to any rehabilitated mortgage loan (which
                                   means a specially serviced mortgage loan or
                                   the related Serviced Loan Group, as
                                   applicable, as to which three consecutive
                                   scheduled payments have been made, there is
                                   no other event causing it to constitute a
                                   specially serviced mortgage loan, and certain
                                   other conditions have been met) equal to
                                   1.00% of the amount of each collection of
                                   interest (other than default interest and any
                                   excess interest) and principal received
                                   (including any condemnation proceeds received
                                   and applied as a collection of the interest
                                   and principal) on such mortgage loan (or
                                   Serviced Loan Group, as applicable) or for so
                                   long as it remains a rehabilitated mortgage
                                   loan.

                                   In addition, the special servicer will be
                                   entitled to retain certain borrower-paid fees
                                   and certain income from investment of certain
                                   accounts maintained as part of the trust
                                   fund, as additional servicing compensation.

                                   See "Description of the Offered
                                   Certificates--Distributions--Fees and
                                   Expenses" and "Servicing of the Mortgage
                                   Loans--The Special Servicer--Special Servicer
                                   Compensation" in this prospectus supplement.

TRUSTEE.........................   The Bank of New York Trust Company, National
                                   Association, a national banking association,
                                   will act as trustee of the trust on behalf of
                                   the Series 2007-IQ14 certificateholders. See
                                   "Transaction Parties--The Trustee" in this
                                   prospectus supplement. In addition, the
                                   trustee will be primarily responsible for
                                   back-up advancing if any of the master
                                   servicers fails to perform its advancing
                                   obligations. Following the transfer of the
                                   underlying mortgage loans into the trust, the
                                   trustee, on behalf of the trust, will become
                                   the holder of each mortgage loan transferred
                                   to the trust.

                                   The trustee will be entitled to a fee, which
                                   will not be paid out of principal or interest
                                   amounts collected on the Mortgage Loans.

                                   See "Description of the Offered
                                   Certificates--Distributions--Fees and
                                   Expenses" in this prospectus supplement.

PAYING AGENT....................   LaSalle Bank National Association, a national
                                   banking association, will act as the paying
                                   agent, certificate registrar and
                                   authenticating agent for

                                      S-13

                                   the certificates. The paying agent will also
                                   have, or be responsible for appointing an
                                   agent to perform, additional duties with
                                   respect to tax administration of the issuing
                                   entity. LaSalle Bank National Association
                                   will also act as custodian. See "Transaction
                                   Parties--The Paying Agent, Certificate
                                   Registrar, Authenticating Agent and
                                   Custodian" in this prospectus supplement.

                                   The paying agent fee is an amount equal to,
                                   in any month, the product of the portion of a
                                   rate equal to 0.00026% per annum applicable
                                   to that month, determined in the same manner
                                   as the applicable mortgage rate is determined
                                   for each mortgage loan for that month, and
                                   the scheduled principal balance of each
                                   mortgage loan.

                                   See "Description of the Offered
                                   Certificates--Distributions--Fees and
                                   Expenses" in this prospectus supplement.

OPERATING ADVISER...............   The holders of certificates representing more
                                   than 50% of the aggregate certificate balance
                                   of the most subordinate class of certificates
                                   outstanding at any time of determination, or,
                                   if the certificate balance of that class of
                                   certificates is less than 25% of the initial
                                   certificate balance of that class, the next
                                   most subordinate class of certificates, may
                                   appoint a representative to act as operating
                                   adviser for the purposes described in this
                                   prospectus supplement. The initial operating
                                   adviser will be Centerline REIT Inc., an
                                   affiliate of the special servicer.

                                   With respect to a Serviced Loan Group, the
                                   holders of the related Serviced Companion
                                   Loans might initially be entitled to exercise
                                   certain rights of the operating adviser. See
                                   "Description of the Mortgage Pool--Serviced
                                   Companion Loans" in this prospectus
                                   supplement

SPONSORS........................   LaSalle Bank National Association, a national
                                   banking association, Morgan Stanley Mortgage
                                   Capital Inc., a New York corporation,
                                   Principal Commercial Funding II, LLC, a
                                   Delaware limited liability company, Royal
                                   Bank of Canada, a Canadian bank, and
                                   Prudential Mortgage Capital Funding, LLC, a
                                   Delaware limited liability company, are
                                   sponsors of this transaction. As sponsors,
                                   LaSalle Bank National Association, Morgan
                                   Stanley Mortgage Capital Inc., Principal
                                   Commercial Funding II, LLC, Royal Bank of
                                   Canada and Prudential Mortgage Capital
                                   Funding, LLC have organized and initiated the
                                   transactions in which the certificates will
                                   be issued and will sell mortgage loans to the
                                   depositor. The depositor will transfer the
                                   mortgage loans to the trust, and the trust
                                   will then issue the certificates. LaSalle
                                   Bank National Association is a subsidiary of
                                   LaSalle Bank Corporation, which is a
                                   subsidiary of ABN AMRO North America Holding
                                   Company, which is a subsidiary of ABN AMRO
                                   Bank N.V., a bank organized under the laws of
                                   the Netherlands. It is also the parent of
                                   LaSalle Financial Services, Inc., one of the
                                   underwriters. It will also serve as paying
                                   agent, certificate registrar, authenticating
                                   agent and custodian. Morgan Stanley Mortgage
                                   Capital Inc. is an affiliate of the
                                   depositor, Morgan Stanley & Co. Incorporated,
                                   one of the underwriters, and Morgan Stanley
                                   Capital Services Inc., the swap counterparty.
                                   Principal Global Investors, LLC, the primary
                                   servicer with respect to those mortgage loans
                                   sold to the trust by Principal Commercial
                                   Funding II, LLC, is the parent of Principal
                                   Commercial Funding, LLC, which owns a 49%
                                   interest in Principal Commercial Funding II,
                                   LLC. Royal Bank of Canada is an affiliate of
                                   RBC Capital Markets Corporation, one of the
                                   underwriters. Prudential Mortgage Capital

                                      S-14

                                   Funding, LLC is an affiliate of Prudential
                                   Mortgage Capital Company, LLC, one of the
                                   originators, and an affiliate of one of the
                                   master servicers, Prudential Asset Resources,
                                   Inc. See "Transaction Parties--The Sponsors,
                                   Mortgage Loan Sellers and Originators" in
                                   this prospectus supplement.

MORTGAGE LOAN SELLERS...........   LaSalle Bank National Association, as to 198
                                   mortgage loans (which include 158 mortgage
                                   loans in loan group 1 and 40 mortgage loans
                                   in loan group 2), representing 34.5% of the
                                   initial outstanding pool balance (and
                                   representing 26.8% of the initial outstanding
                                   loan group 1 balance and 79.4% of the initial
                                   outstanding loan group 2 balance).

                                   Morgan Stanley Mortgage Capital Inc., as to
                                   34 mortgage loans (which include 32 mortgage
                                   loans in loan group 1 and 2 mortgage loans in
                                   loan group 2), representing 27.4% of the
                                   initial outstanding pool balance (and
                                   representing 32.0% of the initial outstanding
                                   loan group 1 balance and 1.1% of the initial
                                   outstanding loan group 2 balance).

                                   Principal Commercial Funding II, LLC, as to
                                   42 mortgage loans (which include 37 mortgage
                                   loans in loan group 1 and 5 mortgage loans in
                                   loan group 2), representing 14.7% of the
                                   initial outstanding pool balance (and
                                   representing 16.2% of the initial outstanding
                                   loan group 1 balance and 5.6% of the initial
                                   outstanding loan group 2 balance).

                                   Royal Bank of Canada, as to 27 mortgage loans
                                   (which include 27 mortgage loans in loan
                                   group 1), representing 9.3% of the initial
                                   outstanding pool balance (and representing
                                   11.0% of the initial outstanding loan group 1
                                   balance).

                                   Prudential Mortgage Capital Funding, LLC, as
                                   to 33 mortgage loans (which include 28
                                   mortgage loans in loan group 1 and 5 mortgage
                                   loans in loan group 2), representing 7.4% of
                                   the initial outstanding pool balance (and
                                   representing 7.1% of the initial outstanding
                                   loan group 1 balance and 8.7% of the initial
                                   outstanding loan group 2 balance).

                                   Wells Fargo Bank, National Association, as to
                                   86 mortgage loans (which include 71 mortgage
                                   loans in loan group 1 and 15 mortgage loans
                                   in loan group 2), representing 6.3% of the
                                   initial outstanding pool balance (and
                                   representing 6.6% of the initial outstanding
                                   loan group 1 balance and 4.7% of the initial
                                   outstanding loan group 2 balance).

                                   National City Bank, as to 3 mortgage loans
                                   (which include 2 mortgage loans in loan group
                                   1 and 1 mortgage loan in loan group 2),
                                   representing 0.3% of the initial outstanding
                                   pool balance (and representing 0.3% of the
                                   initial outstanding loan group 1 balance and
                                   0.4% of the initial outstanding loan group 2
                                   balance).

                                   See "Transaction Parties--The Sponsors,
                                   Mortgage Loan Sellers and Originators" in
                                   this prospectus supplement.

SWAP COUNTERPARTY...............   Morgan Stanley Capital Services Inc., a
                                   Delaware corporation, is the swap
                                   counterparty. The obligations of Morgan
                                   Stanley Capital Services Inc. under the swap
                                   contract will be guaranteed by Morgan
                                   Stanley. Morgan Stanley Capital Services Inc.
                                   is an affiliate of the depositor, of Morgan
                                   Stanley Mortgage Capital Inc., a sponsor of
                                   the transaction and a mortgage loan seller,
                                   and of Morgan Stanley & Co. Incorporated, one
                                   of the Underwriters.

                                      S-15

ORIGINATORS.....................   Each mortgage loan seller or its affiliate
                                   originated the mortgage loans as to which it
                                   is acting as mortgage loan seller. See
                                   "Transaction Parties--The Sponsors, Mortgage
                                   Loan Sellers and Originators" in this
                                   prospectus supplement.

UNDERWRITERS....................   LaSalle Financial Services, Inc., Morgan
                                   Stanley & Co. Incorporated, Goldman, Sachs &
                                   Co., Greenwich Capital Markets, Inc. (except
                                   with respect to the Class A-2 Certificates),
                                   Merrill Lynch, Pierce, Fenner & Smith
                                   Incorporated and RBC Capital Markets
                                   Corporation. LaSalle Financial Services, Inc.
                                   will be a co-lead manager and is a subsidiary
                                   of LaSalle Bank National Association, which
                                   is one of the sponsors, mortgage loan sellers
                                   and originators and the paying agent,
                                   certificate registrar, authenticating agent
                                   and custodian. Morgan Stanley & Co.
                                   Incorporated will be co-lead manager and sole
                                   book runner and is an affiliate of Morgan
                                   Stanley Mortgage Capital Inc., one of the
                                   sponsors, mortgage loan sellers and
                                   originators, of Morgan Stanley Capital
                                   Services Inc., the swap counterparty, and of
                                   the depositor. RBC Capital Markets
                                   Corporation is an affiliate of Royal Bank of
                                   Canada, one of the sponsors, mortgage loan
                                   sellers and originators.

CUT-OFF DATE....................   May 1, 2007. For purposes of the information
                                   contained in this prospectus supplement
                                   (including the appendices to this prospectus
                                   supplement), scheduled payments due in May
                                   2007 with respect to mortgage loans not
                                   having payment dates on the first of each
                                   month have been deemed received on May 1,
                                   2007, not the actual day on which those
                                   scheduled payments are due. All references to
                                   the "cut-off date" with respect to any
                                   mortgage loan characteristics (including any
                                   numerical or statistical information)
                                   contained in this prospectus supplement are
                                   based on an assumption that all scheduled
                                   payments will be made on the respective due
                                   date and that no unscheduled prepayments are
                                   made.

CLOSING DATE....................   On or about May 30, 2007.

DETERMINATION DATE..............   With respect to any distribution date and any
                                   of the mortgage loans, the earlier of (i) the
                                   10th day of the month in which such
                                   distribution date occurs or, if such day is
                                   not a business day, the next preceding
                                   business day and (ii) the 5th business day
                                   prior to the related distribution date.

DISTRIBUTION DATE...............   The 15th of each month (or if the 15th is not
                                   a business day, the next succeeding business
                                   day), commencing June 15, 2007.

RECORD DATE.....................   With respect to each distribution date, the
                                   close of business on the last business day of
                                   the preceding calendar month.

EXPECTED FINAL
DISTRIBUTION DATES..............       Class A-1             February 15, 2012
                                       Class A-1A             April 15, 2017
                                       Class A-2               May 15, 2012
                                       Class A-2FL             May 15, 2012
                                       Class A-3             January 15, 2016
                                       Class A-AB            November 15, 2016
                                       Class A-4              April 15, 2017
                                       Class A-5FL            April 15, 2017
                                       Class A-M              April 15, 2017
                                       Class A-MFL            April 15, 2017
                                       Class A-J               May 15, 2017
                                       Class A-JFL             May 15, 2017
                                       Class B                 May 15, 2017

                                      S-16

                                   The expected final distribution date for each
                                   class of certificates is the date on which
                                   that class is expected to be paid in full,
                                   assuming no delinquencies, losses,
                                   modifications, extensions of maturity dates,
                                   repurchases or prepayments of the mortgage
                                   loans after the initial issuance of the
                                   certificates and according to the Structuring
                                   Assumptions. Mortgage loans with anticipated
                                   repayment dates are assumed to repay in full
                                   on those dates.

RATED FINAL DISTRIBUTION DATE...   As to each class of offered certificates, the
                                   distribution date in April 2049.

                              OFFERED CERTIFICATES

GENERAL.........................   Morgan Stanley Capital I Inc. is offering the
                                   following 13 classes of its Series 2007-IQ14
                                   Commercial Mortgage Pass-Through
                                   Certificates:

                                   o   Class A-l

                                   o   Class A-1A

                                   o   Class A-2

                                   o   Class A-2FL

                                   o   Class A-3

                                   o   Class A-AB

                                   o   Class A-4

                                   o   Class A-5FL

                                   o   Class A-M

                                   o   Class A-MFL

                                   o   Class A-J

                                   o   Class A-JFL

                                   o   Class B

                                   The entire series will consist of a total of
                                   33 classes, the following 20 of which are not
                                   being offered by this prospectus supplement
                                   and the accompanying prospectus: Class X,
                                   Class C, Class D, Class E, Class F, Class G,
                                   Class H, Class J, Class K, Class L, Class M,
                                   Class N, Class O, Class P, Class Q, Class S,
                                   Class EI, Class R-I, Class R-II and Class
                                   R-III.

                                   On the closing date, the Class A-2FL, Class
                                   A-5FL, Class A-MFL and Class A-JFL Regular
                                   Interests (the "Floating Rate Regular
                                   Interests") will also be issued by the trust
                                   as uncertificated regular interests in REMIC
                                   III. The Class A-2FL, Class A-5FL, Class
                                   A-MFL and Class A-JFL Regular Interests are
                                   not offered hereby. The depositor will
                                   transfer the Class A-2FL, Class A-5FL, Class
                                   A-MFL and Class A-JFL Regular Interests and
                                   the related swap contracts to the paying
                                   agent on behalf of the trust in exchange for
                                   the Class A-2FL, Class A-5FL, Class A-MFL and
                                   Class A-JFL Certificates (the "Floating Rate
                                   Certificates"), respectively. The Class
                                   A-2FL, Class A-5FL, Class A-MFL and Class

                                      S-17

                                   A-JFL Certificates will each represent all of
                                   the beneficial ownership interest in the
                                   Class A-2FL, Class A-5FL, Class A-MFL or
                                   Class A-JFL Regular Interest, respectively,
                                   the related swap contract and funds or assets
                                   on deposit from time to time in the related
                                   floating rate account.

CERTIFICATE BALANCE.............   Your certificates will have the approximate
                                   aggregate initial certificate balance
                                   presented in the chart below and this balance
                                   below may vary by up to 5% on the closing
                                   date. Mortgage loans may be removed from or
                                   added to the mortgage pool prior to the
                                   closing date within such maximum permitted
                                   variance. Any reduction or increase in the
                                   number of mortgage loans within these
                                   parameters will result in consequential
                                   changes to the initial certificate balance of
                                   each class of offered certificates and to the
                                   other statistical data contained in this
                                   prospectus supplement:

                                       Class A-1               $119,100,000
                                       Class A-1A              $725,166,000
                                       Class A-2               $682,300,000
                                       Class A-2FL             $500,000,000
                                       Class A-3                $53,800,000
                                       Class A-AB              $140,800,000
                                       Class A-4             $1,062,242,000
                                       Class A-5FL             $150,000,000
                                       Class A-M               $420,487,000
                                       Class A-MFL              $70,000,000
                                       Class A-J               $200,000,000
                                       Class A-JFL             $192,389,000
                                       Class B                  $18,394,000

                                   The certificate balance at any time is the
                                   maximum amount of principal distributable to
                                   a class and is subject to adjustment on each
                                   distribution date to reflect any reductions
                                   resulting from distributions of principal to
                                   that class or any allocations of losses to
                                   that class.

                                   The certificate balance of each of the Class
                                   A-2FL, Class A-5FL, Class A-MFL and Class
                                   A-JFL Certificates will be equal to the
                                   certificate balance of the related Floating
                                   Rate Regular Interests.

                                   The Class X Certificates, which are private
                                   certificates, will not have certificate
                                   balances. Such class of certificates will
                                   instead represent the right to receive
                                   distributions of interest accrued as
                                   described in this prospectus supplement on a
                                   notional amount.

                                   The notional amount of the Class X
                                   Certificates will be equal to the aggregate
                                   of the certificate balances of the classes of
                                   certificates (other than the Class A-2FL,
                                   Class A-5FL, Class A-MFL, Class A-JFL, Class
                                   X, Class EI, Class R-I, Class R-II and Class
                                   R-III Certificates) and the Class A-2FL,
                                   Class A-5FL, Class A-MFL and Class A-JFL
                                   Regular Interests outstanding from time to
                                   time.

                                   The notional amount of the Class X
                                   Certificates will be reduced on each
                                   distribution date by any distributions of
                                   principal actually made on, and any losses
                                   actually allocated to, any other class of
                                   certificates (other than the Class A-2FL,
                                   Class A-5FL, Class A-MFL, Class A-JFL, Class
                                   EI, Class R-I, Class R-II and Class R-III
                                   Certificates) and Class A-2FL, Class A-5FL,
                                   Class A-MFL and Class A-JFL Regular Interests
                                   outstanding from time to time.

                                      S-18

                                   Upon initial issuance, the aggregate notional
                                   amount of the Class X Certificates will be
                                   $4,904,869,086, subject to a permitted
                                   variance of plus or minus 5%. The notional
                                   amount of the Class X Certificates is used
                                   solely for the purpose of determining the
                                   amount of interest to be distributed on that
                                   certificate and does not represent the right
                                   to receive any distributions of principal.

PASS-THROUGH RATES..............   Your certificates will accrue interest at an
                                   annual rate called a pass-through rate. The
                                   following table lists the approximate initial
                                   pass-through rates for each class of offered
                                   certificates:

                                       Class A-1                  5.380%
                                       Class A-1A                 5.665%
                                       Class A-2                  5.610%
                                       Class A-2FL            LIBOR + 0.160%
                                       Class A-3                  5.679%
                                       Class A-AB                 5.654%
                                       Class A-4                  5.692%
                                       Class A-5FL            LIBOR + 0.220%
                                       Class A-M                  5.877%
                                       Class A-MFL            LIBOR + 0.280%
                                       Class A-J                  5.914%
                                       Class A-JFL            LIBOR + 0.360%
                                       Class B                    5.914%

                                   The Class A-1 and Class A-2 Certificates and
                                   the Class A-2FL Regular Interest will, at all
                                   times, accrue interest at a per annum rate
                                   equal to the fixed rate shown above (or in
                                   the case of the Class A-2FL Regular Interest,
                                   5.610%). The Class A-1A, Class A-3, Class
                                   A-AB and Class A-4 Certificates and the Class
                                   A-5FL Regular Interest will, at all times,
                                   accrue interest at a per annum rate equal to
                                   the fixed rate shown above (or in the case of
                                   the Class A-5FL Regular Interest, 5.696%)
                                   subject to a cap equal to the weighted
                                   average net mortgage rate. The Class A-M
                                   Certificates and the Class A-MFL Regular
                                   Interest will, at all times, accrue interest
                                   at a per annum rate equal to the weighted
                                   average net mortgage rate less 0.037%. The
                                   Class A-J and Class B Certificates and the
                                   Class A-JFL Regular Interest will, at all
                                   times, accrue interest at a per annum rate
                                   equal to the weighted average net mortgage
                                   rate. The Class A-2FL, Class A-5FL, Class
                                   A-MFL and Class A-JFL Certificates will, at
                                   all times, accrue interest at a per annum
                                   floating rate equal to one-month LIBOR +
                                   0.160%, 0.220%, 0.280% or 0.360%,
                                   respectively (provided that for the initial
                                   interest accrual period LIBOR shall be an
                                   interpolated percentage to reflect the
                                   shorter initial interest accrual period)
                                   subject to the limitations described in this
                                   prospectus supplement.

                                   Interest on the certificates (other than the
                                   Class A-2FL, Class A-5FL, Class A-MFL and
                                   Class A-JFL Certificates) will be calculated
                                   on the basis of a 360-day year consisting of
                                   twelve 30-day months, also referred to in
                                   this prospectus supplement as a 30/360 basis.
                                   Interest on the Class A-2FL, Class A-5FL,
                                   Class A-MFL and Class A-JFL Certificates will
                                   be computed on the basis of the actual number
                                   of days elapsed during the related interest
                                   accrual period and a 360-day year.

                                   With respect to the Class A-2FL, Class A-5FL,
                                   Class A-MFL and Class A-JFL Certificates, in
                                   the case of a default by the swap
                                   counterparty under the related swap contract,
                                   and until such default is cured or the
                                   related swap contract is replaced, the Class
                                   A-2FL, Class A-5FL, Class

                                      S-19

                                   A-MFL and Class A-JFL Certificates will
                                   accrue interest at the pass-through rate of
                                   the Class A-2FL, Class A-5FL, Class A-MFL and
                                   Class A-JFL Regular Interests, respectively,
                                   which will be equal to (i) a fixed rate of
                                   5.610% with respect to the Class A-2FL
                                   Regular Interest, (ii) a fixed rate of 5.696%
                                   subject to a cap equal to the weighted
                                   average net mortgage rate with respect to the
                                   Class A-5FL Regular Interest, (iii) the
                                   weighted average net mortgage rate less
                                   0.037% with respect to the Class A-MFL
                                   Regular Interest, or (iv) the weighted
                                   average net mortgage rate with respect to the
                                   Class A-JFL Regular Interest (in each case,
                                   per annum, calculated on the basis of a
                                   360-day year consisting of twelve 30-day
                                   months). The Class A-2FL, Class A-5FL, Class
                                   A-MFL and Class A-JFL Regular Interests do
                                   not receive interest at a LIBOR-based rate.
                                   In the event that after payment of the net
                                   swap payment due from or to the related swap
                                   counterparty, as the case may be, there are
                                   insufficient funds in the related Floating
                                   Rate Account to make the full distribution of
                                   the Class A-2FL Interest Distribution Amount,
                                   Class A-5FL Interest Distribution Amount,
                                   Class A-MFL Interest Distribution Amount or
                                   Class A-JFL Interest Distribution Amount to
                                   the holders of the Class A-2FL, Class A-5FL,
                                   Class A-MFL or Class A-JFL Certificates,
                                   respectively, the resulting interest
                                   shortfall will be borne by the holders of the
                                   Class A-2FL, Class A-5FL, Class A-MFL and
                                   Class A-JFL Certificates, respectively.

                                   If the pass-through rate on the Class A-2FL,
                                   Class A-5FL, Class A-MFL or Class A-JFL
                                   Regular Interest is reduced below the related
                                   pass-through rate set forth in the
                                   immediately preceding paragraph, there will
                                   be a corresponding dollar-for-dollar
                                   reduction in the interest payment made by the
                                   swap counterparty to the trust and,
                                   ultimately, a corresponding decrease in the
                                   effective pass-through rate on the Class
                                   A-2FL, Class A-5FL, Class A-MFL or Class
                                   A-JFL Certificates, respectively, for such
                                   distribution date.

                                   The pass-through rate applicable to the Class
                                   X Certificates for the initial distribution
                                   date will equal approximately 0.212% per
                                   annum.

                                   The pass-through rate applicable to the Class
                                   X Certificates for each distribution date
                                   subsequent to the initial distribution date
                                   will equal the weighted average of the
                                   respective strip rates (the "Class X Strip
                                   Rates") at which interest accrues from time
                                   to time on the respective components of the
                                   total notional amount of the Class X
                                   Certificates outstanding immediately prior to
                                   the related distribution date (weighted on
                                   the basis of the respective notional balances
                                   of those components outstanding immediately
                                   prior to that distribution date). Each of
                                   those components will have a notional balance
                                   equal to the certificate balance of one of
                                   the classes of the certificates with a
                                   principal balance (other than the Class
                                   A-2FL, Class A-5FL, Class A-MFL and Class
                                   A-JFL Certificates) or the Class A-2FL, Class
                                   A-5FL, Class A-MFL and Class A-JFL Regular
                                   Interests. The applicable Class X Strip Rate
                                   with respect to each component for each
                                   distribution date will equal the excess, if
                                   any, of (a) the weighted average net mortgage
                                   rate for the distribution date, over (b) the
                                   pass-through rate for the distribution date
                                   for the related class of certificates with a
                                   principal balance (other than the Class
                                   A-2FL, Class A-5FL, Class A-MFL and Class
                                   A-JFL Certificates) or the Class A-2FL, Class
                                   A-5FL, Class A-MFL and Class A-JFL Regular
                                   Interests. Under no circumstances will any
                                   Class X Strip Rate be less than zero.

                                      S-20

                                   The "weighted average net mortgage rate" for
                                   a particular distribution date is a weighted
                                   average of the interest rates on the mortgage
                                   loans minus a weighted average annual
                                   administrative cost rate, which includes the
                                   master servicing fee rate (including any
                                   sub-servicing or primary servicing fees), any
                                   excess servicing fee rate and the paying
                                   agent fee rate related to the applicable
                                   mortgage loans. The relevant weighting is
                                   based upon the respective scheduled principal
                                   balances of the mortgage loans as in effect
                                   immediately prior to the relevant
                                   distribution date. For purposes of
                                   calculating the weighted average net mortgage
                                   rate, the mortgage loan interest rates of the
                                   mortgage loans will not reflect any default
                                   interest rate. The mortgage loan interest
                                   rates of the mortgage loans will also be
                                   determined without regard to any loan term
                                   modifications agreed to by the special
                                   servicer or resulting from any borrower's
                                   bankruptcy or insolvency. In addition, for
                                   purposes of calculating the weighted average
                                   net mortgage rate, if a mortgage loan does
                                   not accrue interest on a 30/360 basis, its
                                   interest rate for any month will, in general,
                                   be deemed to be the rate per annum that, when
                                   calculated on a 30/360 basis, will produce
                                   the amount of interest that actually accrues
                                   on that mortgage loan in that month and as
                                   further adjusted as described in this
                                   prospectus supplement.

(1)   DISTRIBUTIONS

A.   AMOUNT AND ORDER OF
     DISTRIBUTIONS..............   On each distribution date, funds available
                                   for distribution from the mortgage loans, net
                                   of specified trust expenses, including all
                                   servicing fees, paying agent fees and related
                                   compensation, will be distributed in the
                                   following amounts and priority:

                                   Step l/Class A Senior and Class X: To
                                   interest, concurrently,

                                   o   on Classes A-1, A-2, A-3, A-AB and A-4
                                       Certificates and the Class A-2FL and
                                       Class A-5FL Regular Interests from the
                                       portion of the available distribution
                                       amount for the applicable distribution
                                       date that is attributable to the mortgage
                                       loans in loan group 1, pro rata, in
                                       accordance with their interest
                                       entitlements,

                                   o   on Class A-1A, from the portion of the
                                       available distribution amount for the
                                       applicable distribution date that is
                                       attributable to the mortgage loans in
                                       loan group 2, and

                                   o   on Class X, from the available
                                       distribution amount, in accordance with
                                       its interest entitlement.

                                   However, if on any distribution date, the
                                   available distribution amount (or applicable
                                   portion thereof) is insufficient to pay in
                                   full the total amount of interest to be paid
                                   to any of the Class A Senior Certificates
                                   (other than the Class A-2FL and Class A-5FL
                                   Certificates), the Class A-2FL and Class
                                   A-5FL Regular Interests, or the Class X
                                   Certificates on that distribution date as
                                   described above, the available distribution
                                   amount will be allocated among all these
                                   classes pro rata in accordance with their
                                   interest entitlements for that distribution
                                   date, without regard to loan group.

                                      S-21

                                   Step 2/Class A Senior: To the extent of
                                   amounts then required to be distributed as
                                   principal, concurrently,

                                   (a) to the Class A-AB, Class A-1, Class A-2,
                                   Class A-3 and Class A-4 Certificates and the
                                   Class A-2FL and Class A-5FL Regular
                                   Interests,

                                   o   first, to the Class A-AB Certificates,
                                       from the portion of such amounts
                                       attributable to loan group 1 and, after
                                       the principal balance of the Class A-1A
                                       Certificates has been reduced to zero,
                                       the portion of such amounts attributable
                                       to loan group 2 remaining after payments
                                       to the Class A-1A Certificates have been
                                       made on the applicable distribution date,
                                       until the Class A-AB Certificates are
                                       reduced to their "Planned Principal
                                       Balance," as set forth on Schedule A to
                                       this prospectus supplement,

                                   o   second, to the Class A-1 Certificates,
                                       from the portion of such amounts
                                       attributable to loan group 1 and, after
                                       the principal balance of the Class A-1A
                                       Certificates has been reduced to zero,
                                       the portion of such amounts attributable
                                       to loan group 2 remaining after payments
                                       to the Class A-1A and Class A-AB (in
                                       respect of its Planned Principal Balance)
                                       Certificates have been made on the
                                       applicable distribution date, until the
                                       Class A-1 Certificates are reduced to
                                       zero,

                                   o   third, to the Class A-2 Certificates and
                                       the Class A-2FL Regular Interest, pro
                                       rata, from the portion of such amounts
                                       attributable to loan group 1 and, after
                                       the principal balance of the Class A-1A
                                       Certificates has been reduced to zero,
                                       the portion of such amounts attributable
                                       to loan group 2 remaining after payments
                                       to the Class A-1A, Class A-AB (in respect
                                       of its Planned Principal Balance) and
                                       Class A-1 Certificates have been made on
                                       the applicable distribution date, until
                                       the Class A-2 Certificates and the Class
                                       A-2FL Regular Interest are reduced to
                                       zero,

                                   o   fourth, to the Class A-3 Certificates,
                                       from the portion of such amounts
                                       attributable to loan group 1 and, after
                                       the principal balance of the Class A-1A
                                       Certificates has been reduced to zero,
                                       the portion of such amounts attributable
                                       to loan group 2 remaining after payments
                                       to the Class A-1A, Class A-AB (in respect
                                       of its Planned Principal Balance), Class
                                       A-1 and Class A-2 Certificates and the
                                       Class A-2FL Regular Interest have been
                                       made on the applicable distribution date,
                                       until the Class A-3 Certificates are
                                       reduced to zero,

                                   o   fifth, to the Class A-AB Certificates,
                                       from the portion of such amounts
                                       attributable to loan group 1 and, after
                                       the principal balance of the Class A-1A
                                       Certificates has been reduced to zero,
                                       the portion of such amounts attributable
                                       to loan group 2 remaining after payments
                                       to the Class A-1A, Class A-AB (in respect
                                       of its Planned Principal Balance), Class
                                       A-1, Class A-2 and Class A-3 Certificates
                                       and the Class A-2FL Regular Interest have
                                       been made on the applicable distribution
                                       date, until the Class A-AB Certificates
                                       are reduced to zero,

                                   o   sixth, to the Class A-4 Certificates,
                                       from the portion of such amounts
                                       attributable to loan group 1 and, after
                                       the principal balance of the Class A-1A
                                       Certificates has been reduced to zero,
                                       the portion of such amounts attributable
                                       to loan group 2 remaining

                                      S-22

                                       after payments to the Class A-1A, Class
                                       A-1, Class A-2, Class A-3 and Class A-AB
                                       Certificates and the Class A-2FL Regular
                                       Interest have been made on the applicable
                                       distribution date, until the Class A-4
                                       Certificates are reduced to zero, and

                                   o   seventh, to the Class A-5FL Regular
                                       Interest, from the portion of such
                                       amounts attributable to loan group 1 and,
                                       after the principal balance of the Class
                                       A-1A Certificates has been reduced to
                                       zero, the portion of such amounts
                                       attributable to loan group 2 remaining
                                       after payments to the Class A-1A, Class
                                       A-1, Class A-2, Class A-3, Class A-AB and
                                       Class A-4 Certificates and the Class
                                       A-2FL Regular Interest have been made on
                                       the applicable distribution date, until
                                       the Class A-5FL Regular Interest is
                                       reduced to zero,

                                   (b) to Class A-1A, from the portion of such
                                   amounts attributable to loan group 2 and,
                                   after the principal balance of the Class
                                   A-5FL Regular Interest has been reduced to
                                   zero, the portion of such amounts
                                   attributable to loan group 1 remaining after
                                   payments to the Class A-1, Class A-2, Class
                                   A-3, Class A-AB and Class A-4 Certificates
                                   and the Class A-2FL and Class A-5FL Regular
                                   Interests have been made on the applicable
                                   distribution date, until its principal
                                   balance is reduced to zero.

                                   If the principal amount of each class of
                                   principal balance certificates other than
                                   Classes A-1, A-1A, A-2, A-3, A-AB and A-4
                                   Certificates and the Class A-2FL and Class
                                   A-5FL Regular Interests has been reduced to
                                   zero as a result of losses on the mortgage
                                   loans or an appraisal reduction, principal
                                   will be distributed to Classes A-1, A-1A,
                                   A-2, A-3, A-AB and A-4 Certificates and the
                                   Class A-2FL and Class A-5FL Regular
                                   Interests, pro rata, in accordance with their
                                   principal balances.

                                   Step 3/Class A Senior and Class X: To
                                   reimburse Classes A-1, A-1A, A-2, A-3, A-AB
                                   and A-4 Certificates and the Class A-2FL and
                                   Class A-5FL Regular Interests, with respect
                                   to interest only, Class X, pro rata, for any
                                   previously unreimbursed losses on the
                                   mortgage loans that were previously borne by
                                   those classes, together with interest at the
                                   applicable pass-through rate.

                                   Step 4/Class A-M and Class A-MFL: To the
                                   Class A-M Certificates and the Class A-MFL
                                   Regular Interest, pro rata, as follows: (a)
                                   to interest on the Class A-M Certificates and
                                   the Class A-MFL Regular Interest in the
                                   amount of its respective interest
                                   entitlement; (b) to the extent of amounts
                                   required to be distributed as principal, to
                                   principal on the Class A-M Certificates and
                                   the Class A-MFL Regular Interest in the
                                   amount of its respective principal
                                   entitlement until its principal balance is
                                   reduced to zero; and (c) to reimburse the
                                   Class A-M Certificates and the Class A-MFL
                                   Regular Interest for any previously
                                   unreimbursed losses on the mortgage loans
                                   that were previously borne by that class,
                                   together with interest at the applicable
                                   pass-through rate.

                                   Step 5/Class A-J and Class A-JFL: To Class
                                   A-J Certificates and the Class A-JFL Regular
                                   Interest, pro rata, as follows: (a) to
                                   interest on Class A-J Certificates and the
                                   Class A-JFL Regular Interest, in the amount
                                   of its interest entitlement; (b) to the
                                   extent of amounts required to be distributed
                                   as principal, to principal on Class A-J
                                   Certificates and the Class A-JFL Regular
                                   Interest, in the amount of its principal
                                   entitlement until its principal balance is
                                   reduced to zero; and (c) to

                                      S-23

                                   reimburse Class A-J Certificates and the
                                   Class A-JFL Regular Interest, for any
                                   previously unreimbursed losses on the
                                   mortgage loans that were previously borne by
                                   that class, together with interest at the
                                   applicable pass-through rate.

                                   Step 6/Class B: To Class B as follows: (a) to
                                   interest on Class B in the amount of its
                                   interest entitlement; (b) to the extent of
                                   amounts required to be distributed as
                                   principal, to principal on Class B in the
                                   amount of its principal entitlement until its
                                   principal balance is reduced to zero; and (c)
                                   to reimburse Class B for any previously
                                   unreimbursed losses on the mortgage loans
                                   that were previously borne by that class,
                                   together with interest at the applicable
                                   pass-through rate.

                                   Step 7/Subordinate Private Certificates: In
                                   the amounts and order of priority described
                                   in the pooling and servicing agreement.

                                   The amounts payable to the Class A-2FL, Class
                                   A-5FL, Class A-MFL and Class A-JFL
                                   Certificates will be as described in
                                   "Description of the Swap Contracts" in this
                                   prospectus supplement.

                                   Each certificateholder will receive its share
                                   of distributions on its class of certificates
                                   on a pro rata basis with all other holders of
                                   certificates of the same class. See
                                   "Description of the Offered
                                   Certificates--Distributions" in this
                                   prospectus supplement.

B.   INTEREST AND PRINCIPAL
     ENTITLEMENTS...............   A description of the interest entitlement
                                   payable to each class can be found in
                                   "Description of the Offered
                                   Certificates--Distributions" in this
                                   prospectus supplement. As described in that
                                   section, there are circumstances relating to
                                   the timing of prepayments in which your
                                   interest entitlement for a distribution date
                                   could be less than 1 full month's interest at
                                   the pass-through rate on your certificate's
                                   principal balance. In addition, the right of
                                   each master servicer, the special servicer
                                   and the trustee to reimbursement for payment
                                   of non-recoverable advances, payment of
                                   compensation and reimbursement of certain
                                   costs and expenses will be prior to your
                                   right to receive distributions of principal
                                   or interest.

                                   The Class X Certificates will not be entitled
                                   to principal distributions. The amount of
                                   principal required to be distributed on the
                                   classes entitled to principal on a particular
                                   distribution date will, in general, be equal
                                   to the sum of:

                                   o   the principal portion of all scheduled
                                       payments, other than balloon payments, to
                                       the extent received or advanced by the
                                       master servicer or other party (in
                                       accordance with the pooling and servicing
                                       agreement) during the related collection
                                       period;

                                   o   all principal prepayments and the
                                       principal portion of balloon payments
                                       received during the related collection
                                       period;

                                   o   the principal portion of other
                                       collections on the mortgage loans
                                       received during the related collection
                                       period, such as liquidation proceeds,
                                       condemnation proceeds, insurance proceeds
                                       and income on "real estate owned"; and

                                   o   the principal portion of proceeds of
                                       mortgage loan repurchases received during
                                       the related collection period;

                                      S-24

                                   subject, however, to the adjustments
                                   described in this prospectus supplement. See
                                   the definition of "Principal Distribution
                                   Amount" in the "Glossary of Terms."

C.   PREPAYMENT PREMIUMS/YIELD
     MAINTENANCE CHARGES........   The manner in which any prepayment premiums
                                   and yield maintenance charges received during
                                   a particular collection period will be
                                   allocated to the Class X Certificates, on the
                                   one hand, and the classes of principal
                                   balance certificates (other than the Class
                                   A-2FL, Class A-5FL, Class A-MFL and Class
                                   A-JFL Certificates) and the Class A-2FL,
                                   Class A-5FL, Class A-MFL and Class A-JFL
                                   Regular Interests, on the other hand, is
                                   described in "Description of the Offered
                                   Certificates--Distributions" in this
                                   prospectus supplement. The Class A-2FL, Class
                                   A-5FL, Class A-MFL and Class A-JFL
                                   Certificates will not be entitled to receive
                                   any prepayment premiums or yield maintenance
                                   charges for so long as the related swap
                                   contract remains in place. See "Description
                                   of the Certificates--Distributions--The
                                   Floating Rate Certificates" herein.

(2)   SUBORDINATION

A.   GENERAL....................   The chart below describes the manner in which
                                   the rights of various classes will be senior
                                   to the rights of other classes. Entitlement
                                   to receive principal and interest (other than
                                   certain excess interest in connection with
                                   hyperamortizing loans) on any distribution
                                   date is depicted in descending order. The
                                   manner in which mortgage loan losses
                                   (including interest other than certain excess
                                   interest (over the amount of interest that
                                   would have accrued if the interest rate did
                                   not increase) in connection with
                                   hyperamortizing loans) are allocated is
                                   depicted in ascending order.

                                   ---------------------------------------------
                                     Class A-1, Class A-1A*, Class A-2, Class
                                     A-2FL****, Class A-3, Class A-AB**, Class
                                        A-4, Class A-5FL**** and Class X***
                                   ---------------------------------------------
                                                        |
                                   ---------------------------------------------
                                            Class A-M and Class A-MFL****
                                   ---------------------------------------------
                                                        |
                                   ---------------------------------------------
                                            Class A-J and Class A-JFL****
                                   ---------------------------------------------
                                                        |
                                   ---------------------------------------------
                                                      Class B
                                   ---------------------------------------------
                                                        |
                                   ---------------------------------------------
                                                   Classes C-S
                                   ---------------------------------------------

                                   NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                   AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                   CERTIFICATES.
                                   _____________

                                   *    The Class A-1A Certificates have a
                                        priority entitlement to principal
                                        payments received in respect of mortgage
                                        loans included in loan group 2. The
                                        Class A-1, Class A-2, Class A-3, Class
                                        A-AB and Class A-4 Certificates and the
                                        Class A-2FL and Class A-5FL Regular
                                        Interests have a priority entitlement to
                                        principal payments received in respect
                                        of mortgage loans included in loan group
                                        1. See "Description of the Offered
                                        Certificates--Distributions" in this
                                        prospectus supplement.

                                   **   The Class A-AB Certificates have
                                        priority with respect to receiving
                                        distributions of principal in respect of
                                        reducing such Certificates to their
                                        Planned Principal Balance, as described
                                        in the prospectus supplement.

                                      S-25

                                   ***  Interest only certificates. No principal
                                        payments or realized loan losses of
                                        principal will be allocated to the Class
                                        X Certificates. However, any mortgage
                                        loan losses allocated to any class of
                                        principal balance certificates will
                                        reduce the notional amount of the Class
                                        X Certificates.

                                   **** Reference to "Class A-2FL," "Class
                                        A-5FL," "Class A-MFL" or "Class A-JFL"
                                        in the chart is to the Class A-2FL,
                                        Class A-5FL, Class A-MFL or Class A-JFL
                                        Regular Interest, respectively.
                                   _____________

                                   In addition, while mortgage loan losses and
                                   available funds shortfalls will not be
                                   directly allocated to the Class A-2FL, Class
                                   A-5FL, Class A-MFL and Class A-JFL
                                   Certificates, mortgage loan losses and
                                   available funds shortfalls may be allocated
                                   to the Class A-2FL, Class A-5FL, Class A-MFL
                                   and Class A-JFL Regular Interests, in
                                   reduction of their respective certificate
                                   balances, respectively and the amount of
                                   their respective interest entitlements. Any
                                   decrease in the certificate balance of the
                                   Class A-2FL, Class A-5FL, Class A-MFL or
                                   Class A-JFL Regular Interest will result in a
                                   corresponding decrease in the certificate
                                   balance of the Class A-2FL, Class A-5FL,
                                   Class A-MFL or Class A-JFL Certificates,
                                   respectively and any interest shortfalls
                                   suffered by the Class A-2FL, Class A-5FL,
                                   Class A-MFL or Class A-JFL Regular Interest
                                   will reduce the amount of interest
                                   distributed on the Class A-2FL, Class A-5FL,
                                   Class A-MFL or Class A-JFL Certificates,
                                   respectively to the extent described in this
                                   prospectus supplement.

B.   SHORTFALLS IN
     AVAILABLE FUNDS............   The following types of shortfalls in
                                   available funds will reduce amounts available
                                   for distribution and will be allocated in the
                                   same manner as mortgage loan losses:

                                   o   shortfalls resulting from compensation
                                       which the special servicer is entitled to
                                       receive;

                                   o   shortfalls resulting from interest on
                                       advances made by each master servicer,
                                       the special servicer or the trustee, to
                                       the extent not covered by default
                                       interest and late payment charges paid by
                                       the borrower; and

                                   o   shortfalls resulting from a reduction of
                                       a mortgage loan's interest rate by a
                                       bankruptcy court or other modification or
                                       from other unanticipated, extraordinary
                                       or default-related expenses of the trust.

                                   Reductions in distributions to the Class
                                   A-2FL, Class A-5FL, Class A-MFL or Class
                                   A-JFL Regular Interest will cause a
                                   corresponding reduction in distributions to
                                   the Class A-2FL, Class A-5FL, Class A-MFL or
                                   Class A-JFL Certificates, respectively, to
                                   the extent described in this prospectus
                                   supplement.

                                   Shortfalls in mortgage loan interest as a
                                   result of the timing of voluntary and
                                   involuntary prepayments (net of certain
                                   amounts required to be used by each master
                                   servicer to offset those shortfalls) will be
                                   allocated to each class of certificates (or
                                   the Floating Rate Regular Interests), pro
                                   rata, in accordance with their respective
                                   interest entitlements.

                                      S-26

                       INFORMATION ABOUT THE MORTGAGE POOL

(3)   CHARACTERISTICS OF THE MORTGAGE POOL

A.   GENERAL....................   All numerical information in this prospectus
                                   supplement concerning the mortgage loans is
                                   approximate. All weighted average information
                                   regarding the mortgage loans reflects the
                                   weighting of the mortgage loans based upon
                                   their outstanding principal balances as of
                                   the cut-off date, which assumes that no
                                   unscheduled principal payments will be made.
                                   With respect to mortgage loans not having due
                                   dates on the first day of each month,
                                   scheduled payments due in May 2007 have been
                                   deemed received on May 1, 2007.

                                   When information presented in this prospectus
                                   supplement with respect to mortgaged
                                   properties is expressed as a percentage of
                                   the initial pool balance, the percentages are
                                   based upon the cut-off date principal
                                   balances of the related mortgage loans or,
                                   with respect to an individual property
                                   securing a multi-property mortgage loan, the
                                   portions of those loan balances allocated to
                                   such properties. The allocated loan amount
                                   for each mortgaged property securing a
                                   multi-property mortgage loan is set forth on
                                   Appendix II to this prospectus supplement.

                                   With respect to Mortgage Loan No. 1, Beacon
                                   Seattle & DC Portfolio, the related mortgaged
                                   properties also secure, on a pari passu
                                   basis, other notes that are not included in
                                   the trust. With respect to each of Mortgage
                                   Loan No. 23, The Equitable Building, Mortgage
                                   Loan No. 28, Farmers Insurance Office Complex
                                   - Simi Valley and Mortgage Loan No. 164, The
                                   Falls at Settler's Walk, the related
                                   mortgaged properties also secure, on a
                                   subordinated basis, other notes that are not
                                   included in the trust. Such pari passu notes
                                   and subordinate notes are referred to herein
                                   as "Serviced Companion Loans." See
                                   "Description of the Mortgage Pool--Serviced
                                   Companion Loans" in this prospectus
                                   supplement.

                                   For purposes of this prospectus supplement, 4
                                   properties partially securing Mortgage Loan
                                   No. 1, Beacon Seattle & DC Portfolio, by way
                                   of pledges of the borrower's joint venture
                                   interest in the property owner and/or certain
                                   rights to proceeds from the related joint
                                   venture (or property owner) are included in
                                   the term "mortgaged properties" unless
                                   specifically excluded or the context
                                   otherwise requires.

B.   PRINCIPAL BALANCES.........   The trust's primary assets will be 423
                                   mortgage loans (which include 355 mortgage
                                   loans in loan group 1 and 68 mortgage loans
                                   in loan group 2) with an aggregate principal
                                   balance as of the cut-off date of
                                   approximately $4,904,869,086 (which includes
                                   $4,179,702,267 in loan group 1 and
                                   $725,166,819 in loan group 2). It is possible
                                   that the aggregate mortgage loan balance, the
                                   initial outstanding loan group 1 balance and
                                   the initial outstanding loan group 2 balance
                                   will vary by up to 5%. As of the cut-off
                                   date, the principal balance of the mortgage
                                   loans in the mortgage pool range from
                                   approximately $766,697 to approximately
                                   $775,000,000 (and the balances of the
                                   mortgage loans range from approximately
                                   $766,697 to approximately $775,000,000 and
                                   from approximately $997,486 to approximately
                                   $195,000,000 in loan group 1 and loan group
                                   2, respectively) and the mortgage loans are
                                   assumed to have an approximate average
                                   balance of $11,595,435 (and an approximate
                                   average balance of $11,773,809 in loan group
                                   1 and $10,664,218 in loan group 2,
                                   respectively).

                                      S-27

C.   FEE SIMPLE/LEASEHOLD.......   533 mortgaged properties, securing mortgage
                                   loans representing 91.3% of the initial
                                   outstanding pool balance (which include 412
                                   mortgaged properties in loan group 1,
                                   securing mortgage loans representing 89.8% of
                                   the initial outstanding loan group 1 balance,
                                   and 121 mortgaged properties in loan group 2,
                                   securing mortgage loans representing 100% of
                                   the initial outstanding loan group 2
                                   balance), are subject to a mortgage, deed of
                                   trust or similar security instrument that
                                   creates a first mortgage lien on a fee simple
                                   estate in the applicable mortgaged
                                   properties.

                                   8 mortgaged properties, securing mortgage
                                   loans representing 3.2% of the initial
                                   outstanding pool balance (which include 8
                                   mortgaged properties in loan group 1,
                                   securing mortgage loans representing 3.8% of
                                   the initial outstanding loan group 1 balance)
                                   are subject to a mortgage, deed of trust or
                                   similar security instrument that creates a
                                   first mortgage lien on a leasehold interest
                                   in the applicable mortgaged properties.

                                   4 mortgaged properties, securing mortgage
                                   loans representing 3.0% of the initial
                                   outstanding pool balance (which include 4
                                   mortgaged properties in loan group 1,
                                   securing mortgage loans representing 3.5% of
                                   the initial outstanding loan group 1
                                   balance), are subject to a mortgage, deed of
                                   trust or similar security instrument that
                                   creates a first mortgage lien on a fee simple
                                   and leasehold estate in the applicable
                                   mortgaged properties.

                                   4 mortgaged properties, securing mortgage
                                   loan representing 2.4% of the initial
                                   outstanding pool balance (which loans are in
                                   loan group 1, representing 2.9% of the
                                   initial outstanding loan group 1 balance),
                                   are not subject to a mortgage lien but the
                                   related lender has a pledge of the borrower's
                                   joint venture interest in the property owner,
                                   and/or certain rights to proceeds from the
                                   related joint venture (or property owner)
                                   regarding those properties. In addition, two
                                   properties (which do not have any allocated
                                   loan amount) out of those 4 properties are
                                   subject to existing mortgage debts. Another
                                   property out of these 4 properties is subject
                                   to existing mortgage debt and is owned by a
                                   joint venture in which the borrower has an
                                   interest; the lender has certain rights to
                                   proceeds from the related joint venture (or
                                   property owner). See "Appendix
                                   IV--Significant Loan Summaries--Beacon
                                   Seattle & DC Portfolio." See also "Risk
                                   Factors--A Large Concentration Of Office
                                   Properties In The Mortgage Pool Will Subject
                                   Your Investment To The Special Risks Of
                                   Office Properties."

                                   Certain of the mortgage loans are secured by
                                   a mortgaged property that consists of the
                                   related borrower's interest in condominium
                                   interests in buildings and/or other
                                   improvements, the related percentage
                                   interests in the common areas and the related
                                   voting rights in the condominium association.
                                   See "Risk Factors--Condominium Ownership May
                                   Limit Use and Improvements."

                                      S-28

D.   PROPERTY TYPES.............   The following table shows how the mortgage
                                   loans are secured by collateral which is
                                   distributed among different types of
                                   properties.

                                                                    PERCENTAGE OF      NUMBER OF MORTGAGED
                                                                 INITIAL OUTSTANDING    PROPERTIES IN THE
                                   PROPERTY TYPE                    POOL BALANCE          MORTGAGE POOL
                                   ------------------------     --------------------   --------------------

                                   Office..................             37.6%                 108
                                   Retail..................             29.9%                 168
                                   Multifamily.............             11.6%                 102
                                   Industrial..............              5.8%                  44
                                   Hospitality.............              4.6%                  31
                                   Manufactured Housing
                                      Community............              4.1%                  29
                                   Mixed Use...............              3.3%                  20
                                   Self Storage............              2.8%                  45
                                   Land....................              0.2%                   1
                                   Other...................              0.0%                   1
                                   TOTAL...................            100.0%                 549

                                   For information regarding the types of
                                   properties securing the mortgage loans
                                   included in loan group 1 or loan group 2, see
                                   Appendix I to this prospectus supplement.

E.   PROPERTY LOCATION..........   The number of mortgaged properties, and the
                                   approximate percentage of the initial
                                   outstanding pool balance of the mortgage
                                   loans secured by mortgaged properties,
                                   located in the 5 states with the highest
                                   concentrations of mortgaged properties are as
                                   described in the table below:

                                                       PROPERTY LOCATION

                                                                  PERCENTAGE OF       NUMBER OF MORTGAGED
                                                               INITIAL OUTSTANDING     PROPERTIES IN THE
                                   STATE                           POOL BALANCE          MORTGAGE POOL
                                   ------------------------    --------------------   --------------------

                                   California..............            12.8%                   74
                                      Southern California..             9.1%                   54
                                      Northern California..             3.7%                   20
                                   Washington..............            12.0%                   21
                                   Colorado................             8.5%                   21
                                   Arizona.................             8.2%                   31
                                   Virginia................             6.1%                   17

                                   The remaining mortgaged properties are
                                   located throughout 41 states and the District
                                   of Columbia. None of these states has a
                                   concentration of mortgaged properties that
                                   represents security for more than 4.9% of the
                                   initial outstanding pool balance.

                                   For information regarding the location of
                                   properties securing the mortgage loans
                                   included in loan group 1 or loan group 2, see
                                   Appendix I to this prospectus supplement.

F.   OTHER MORTGAGE LOAN
     FEATURES...................   As of the cut-off date, the mortgage loans
                                   are assumed to have the following
                                   characteristics:

                                   o   The most recent scheduled payment of
                                       principal and interest on any mortgage
                                       loan was not 30 days or more past due,
                                       and no mortgage loan has been 30 days or
                                       more past due in the past year.

                                      S-29

                                   o   32 groups of mortgage loans were made to
                                       the same borrower or to borrowers that
                                       are affiliated with one another through
                                       partial or complete direct or indirect
                                       common ownership (which include 25 groups
                                       of mortgage loans exclusively in loan
                                       group 1 and 7 groups of mortgage loans
                                       exclusively in loan group 2; of these 32
                                       groups, the 3 largest groups represent
                                       2.9%, 2.8% and 2.5%, respectively, of the
                                       initial outstanding pool balance). The
                                       related borrower concentrations of the 3
                                       largest groups exclusively in loan group
                                       1 represent 3.4%, 3.0% and 2.2%,
                                       respectively, of the initial outstanding
                                       loan group 1 balance, and the 3 largest
                                       groups of mortgage loans exclusively in
                                       loan group 2 represent 18.8%, 2.7% and
                                       1.6%, respectively, of the initial
                                       outstanding loan group 2 balance.

                                   o   93 of the mortgaged properties securing
                                       mortgage loans, representing 8.1% of the
                                       initial outstanding pool balance (and
                                       representing 9.6% of the initial
                                       outstanding loan group 1 balance), are
                                       each leased to a single tenant.

                                   o   All of the mortgage loans bear interest
                                       at fixed rates.

                                   o   No mortgage loan permits negative
                                       amortization or the deferral of accrued
                                       interest (except excess interest that
                                       would accrue in the case of
                                       hyperamortizing loans after the
                                       applicable anticipated repayment date for
                                       the related mortgage loans).

G.   BALLOON LOANS/ARD LOANS....   As of the cut-off date, the mortgage loans
                                   are assumed to have the following additional
                                   characteristics:

                                   o   423 of the mortgage loans, representing
                                       100% of the initial outstanding pool
                                       balance (which include 355 mortgage loans
                                       in loan group 1, representing 100% of the
                                       initial outstanding loan group 1 balance,
                                       and 68 mortgage loans in loan group 2,
                                       representing 100% of the initial
                                       outstanding loan group 2 balance), are
                                       "balloon loans" (including the
                                       hyperamortizing loans). For purposes of
                                       this prospectus supplement, we consider a
                                       mortgage loan to be a "balloon loan" if
                                       its principal balance is not scheduled to
                                       be fully or substantially amortized by
                                       the loan's maturity date or anticipated
                                       repayment date, as applicable. Of these
                                       423 mortgage loans, 14 of the mortgage
                                       loans, representing 4.2% of the initial
                                       outstanding pool balance (which include
                                       12 mortgage loans in loan group 1,
                                       representing 4.5% of the initial
                                       outstanding loan group 1 balance, and 2
                                       mortgage loans in loan group 2,
                                       representing 2.7% of the initial
                                       outstanding loan group 2 balance), are
                                       hyperamortizing loans that provide for an
                                       increase in the mortgage rate and/or
                                       principal amortization at a specified
                                       date prior to stated maturity. These
                                       loans are structured to encourage the
                                       borrower to repay the loan in full by the
                                       specified date (which is prior to the
                                       loan's stated maturity date) upon which
                                       these increases occur.

H.   INTEREST ONLY LOANS........   As of the cut-off date, the mortgage loans
                                   are assumed to have the following additional
                                   characteristics:

                                   o   152 mortgage loans, representing 26.9% of
                                       the initial outstanding pool balance
                                       (which include 125 mortgage loan in loan
                                       group 1, representing 25.5% of the
                                       initial outstanding loan group 1 balance,
                                       and 27 mortgage loans in loan group 2,
                                       representing 35.4% of the initial
                                       outstanding loan group 2 balance),
                                       provide for monthly

                                      S-30

                                       payments of interest only during a
                                       portion of the term, and then provide for
                                       principal and interest payments over the
                                       remaining term.

                                   o   63 mortgage loans, representing 53.2% of
                                       the initial outstanding pool balance
                                       (which include 54 mortgage loans in loan
                                       group 1, representing 54.2% of the
                                       initial outstanding loan group 1 balance,
                                       and 9 mortgage loans in loan group 2,
                                       representing 47.1% of the initial
                                       outstanding loan group 2 balance),
                                       provide for monthly payments of interest
                                       only for their entire term.

I.   PREPAYMENT/DEFEASANCE
     PROVISIONS.................   As of the cut-off date, each of the mortgage
                                   loans restrict voluntary principal
                                   prepayments in one of the following ways:

                                   o   316 mortgage loans, representing 60.8% of
                                       the initial outstanding pool balance
                                       (which include 264 mortgage loans in loan
                                       group 1, representing 56.4% of the
                                       initial outstanding loan group 1 balance,
                                       and 52 mortgage loans in loan group 2,
                                       representing 86.0% of the initial
                                       outstanding loan group 2 balance),
                                       prohibit voluntary principal prepayments
                                       during a lockout period, but permit the
                                       related borrower, after an initial period
                                       of at least 2 years following the date of
                                       issuance of the Certificates, to defease
                                       the mortgage loan by pledging to the
                                       trust "government securities" as defined
                                       in the Investment Company Act of 1940,
                                       subject to rating agency requirements,
                                       and obtaining the release of the
                                       mortgaged property from the lien of the
                                       mortgage.

                                   o   One mortgage loan, representing 15.8% of
                                       the initial outstanding pool balance (and
                                       representing 18.5% of the initial
                                       outstanding loan group 1 balance), has no
                                       lockout period and the mortgage loan
                                       permits voluntary principal prepayments
                                       for a certain period of time, if
                                       accompanied by the greater of a yield
                                       maintenance formula and 1.0% of the
                                       amount prepaid, and then permits a
                                       defeasance by pledging to the trust
                                       "government securities" as defined in the
                                       Investment Company Act of 1940 or
                                       voluntary principal prepayments if
                                       accompanied by the greater of a yield
                                       maintenance formula and 1.0% of the
                                       amount prepaid.

                                   o   52 mortgage loans, representing 6.3% of
                                       the initial outstanding pool balance
                                       (which include 43 mortgage loans in loan
                                       group 1, representing 5.4% of the initial
                                       outstanding loan group 1 balance, and 9
                                       mortgage loans in loan group 2,
                                       representing 11.6% of the initial
                                       outstanding loan group 2 balance),
                                       prohibit voluntary principal prepayments
                                       during a lockout period, and following
                                       the lockout period permit principal
                                       prepayments if accompanied by a
                                       prepayment premium calculated as the
                                       greater of a yield maintenance formula
                                       and 1% of the outstanding principal
                                       balance of the note on the date of
                                       prepayment.

                                   o   2 mortgage loans, representing 5.8% of
                                       the initial outstanding pool balance (and
                                       representing 6.8% of the initial
                                       outstanding loan group 1 balance), have
                                       no lockout period and the mortgage loans
                                       permit voluntary principal prepayments
                                       for a certain period of time, if
                                       accompanied by a yield maintenance
                                       formula, and then permit a defeasance by
                                       pledging to the trust "government
                                       securities" as defined in the Investment
                                       Company Act of 1940 or

                                      S-31

                                       voluntary principal prepayments if
                                       accompanied by a yield maintenance
                                       formula.

                                   o   37 mortgage loans, representing 4.5% of
                                       the initial outstanding pool balance
                                       (which include 33 mortgage loans in loan
                                       group 1, representing 5.1% of the initial
                                       outstanding loan group 1 balance, and 4
                                       mortgage loans in loan group 2,
                                       representing 1.2% of the initial
                                       outstanding loan group 2 balance),
                                       prohibit voluntary principal prepayments
                                       during a lockout period, and following
                                       the lockout period provide for a
                                       prepayment premium or yield maintenance
                                       charge calculated on the basis of the
                                       greater of a yield maintenance formula
                                       and 1.0% of the amount prepaid, and also
                                       permit the related borrower, after an
                                       initial period of at least 2 years
                                       following the date of the issuance of the
                                       Certificates, to defease the mortgage
                                       loan by pledging to the trust "government
                                       securities" as defined in the Investment
                                       Company Act of 1940 and obtaining the
                                       release of the mortgaged property from
                                       the lien of the mortgage.

                                   o   2 mortgage loans, representing 2.2% of
                                       the initial outstanding pool balance (and
                                       representing 2.6% of the initial
                                       outstanding loan group 1 balance),
                                       prohibit voluntary principal prepayments
                                       during a lockout period, and following
                                       the lockout period permits principal
                                       prepayment if accompanied by a prepayment
                                       premium calculated as the greater of a
                                       yield maintenance formula and 1% of the
                                       amount prepaid and following such period,
                                       permits the related borrower, after an
                                       initial period of at least 2 years
                                       following the date of issuance of the
                                       Certificates, to defease the mortgage
                                       loan by pledging to the trust "government
                                       securities" as defined in the Investment
                                       Company Act of 1940 and obtaining the
                                       release of the mortgaged property from
                                       the lien of the mortgage, or permits
                                       principal prepayment if accompanied by a
                                       prepayment premium calculated as the
                                       greater of a yield maintenance formula
                                       and 1% of the amount prepaid.

                                   o   10 mortgage loans, representing 2.2% of
                                       the initial outstanding pool balance
                                       (which include 8 mortgage loans in loan
                                       group 1, representing 2.4% of the initial
                                       outstanding loan group 1 balance, and 2
                                       mortgage loans, representing 1.0% of the
                                       initial outstanding loan group 2
                                       balance), have no lockout period and the
                                       mortgage loans permit voluntary principal
                                       prepayments at any time, for a certain
                                       period of time, if accompanied by a
                                       prepayment premium calculated as the
                                       greater of a yield maintenance formula
                                       and 1% of the amount prepaid.

                                   o   One mortgage loan, representing 2.0% of
                                       the initial outstanding pool balance (and
                                       representing 2.4% of the initial
                                       outstanding loan group 1 balance),
                                       prohibits voluntary principal prepayments
                                       during a lockout period of 2 years, and
                                       following the lockout period permits a
                                       defeasance by pledging to the trust
                                       "government securities" as defined in the
                                       Investment Company Act of 1940, for a
                                       certain period of time, and then permits
                                       a defeasance stated above or voluntary
                                       principal prepayments if accompanied by
                                       the greater of a yield maintenance
                                       formula and 1.0% of the amount prepaid.

                                   o   One mortgage loan, representing 0.3% of
                                       the initial outstanding pool balance (and
                                       representing 0.4% of the initial
                                       outstanding loan

                                      S-32

                                       group 1 balance), prohibits voluntary
                                       principal prepayments during a lockout
                                       period, and following the lockout period
                                       permits principal prepayment if
                                       accompanied by a prepayment premium equal
                                       to 3.0% of the amount prepaid of the
                                       loan, and then permits voluntary
                                       principal prepayments, for a certain
                                       period of time, if accompanied by a
                                       prepayment premium equal to 2.0% of the
                                       amount prepaid of the loan, and then
                                       permits voluntary principal prepayments,
                                       for a certain period of time, if
                                       accompanied by a prepayment premium equal
                                       to 1.0% of the amount prepaid of the
                                       loan.

                                   o   One mortgage loan, representing 0.04% of
                                       the initial outstanding pool balance (and
                                       representing 0.3% of the initial
                                       outstanding loan group 2 balance),
                                       prohibits voluntary principal prepayment
                                       during a lockout period, and following
                                       the lockout period permits principal
                                       prepayment if accompanied by a prepayment
                                       premium equal to the greater of a yield
                                       maintenance formula and 1.0% of the
                                       original principal balance of the note on
                                       the date of prepayment from the
                                       expiration of the lockout period through
                                       the end of loan year 5, then permits
                                       voluntary principal prepayments, during
                                       loan year 6, if accompanied by a
                                       prepayment premium equal to 5.0% of the
                                       outstanding principal balance of the note
                                       on the date of prepayment, then permits
                                       voluntary principal prepayments, during
                                       loan year 7, if accompanied by a
                                       prepayment premium equal to 4.0% of the
                                       outstanding principal balance of the note
                                       on the date of prepayment, then permits
                                       voluntary principal prepayments, during
                                       loan year 8, if accompanied by a
                                       prepayment premium equal to 3.0% of the
                                       outstanding principal balance of the note
                                       on the date of prepayment, then permits
                                       voluntary principal prepayments, during
                                       loan year 9, if accompanied by a
                                       prepayment premium equal to 2.0% of the
                                       outstanding principal balance of the note
                                       on the date of prepayment, and then
                                       permits voluntary principal prepayments,
                                       during loan year 10 through the 117th
                                       payment date, if accompanied by a
                                       prepayment premium equal to 1.0% of the
                                       outstanding principal balance of the note
                                       on the date of prepayment.

                                   Notwithstanding the above, the mortgage loans
                                   generally (i) permit prepayment in connection
                                   with casualty or condemnation and certain
                                   other matters without payment of a prepayment
                                   premium or yield maintenance charge and (ii)
                                   provide for a specified period commencing
                                   prior to and including the maturity date or
                                   the anticipated repayment date during which
                                   the related borrower may prepay the mortgage
                                   loan without payment of a prepayment premium
                                   or yield maintenance charge. See "Description
                                   of the Mortgage Pool--Prepayment
                                   Restrictions." See the footnotes to Appendix
                                   II of this prospectus supplement for more
                                   details about the various yield maintenance
                                   formulas.

                                   With respect to the prepayment and defeasance
                                   provisions set forth above, certain of the
                                   mortgage loans also include provisions
                                   described below:

                                   o   One mortgage loan, representing 15.8% of
                                       the initial outstanding pool balance (and
                                       representing 18.5% of the initial loan
                                       group 1 balance), permits partial
                                       releases of the Portfolio Properties
                                       subject to conditions including but not
                                       limited to the following. If the DSCR for
                                       the Beacon Seattle & DC Portfolio Loan
                                       (based on

                                      S-33

                                       actual NOI, with certain adjustments, and
                                       calculated based on mortgage debt only)
                                       is less than 1.45x, partial releases are
                                       permitted subject to payment of the
                                       greater of (i) 90% of net sales proceeds
                                       and (ii) 110% of the applicable allocated
                                       loan amount, provided that after such
                                       prepayment and release, the DSCR is at
                                       least equal to the greater of (i) 1.07x
                                       and (ii) the DSCR immediately prior to
                                       such prepayment and release. If the DSCR
                                       is equal to or greater than 1.45x,
                                       partial releases are permitted subject to
                                       payment of the greater of (i) 75% of net
                                       sales proceeds and (ii) 100% of
                                       applicable allocated loan amount,
                                       provided that after such prepayment and
                                       release, the DSCR is at least equal to
                                       the greater of (i) 1.45x and (ii) the
                                       DSCR immediately prior to such prepayment
                                       and release. Please see Appendix IV for
                                       more details.

                                   o   One mortgage loan, representing 6.1% of
                                       the initial outstanding pool balance (and
                                       representing 7.2% of the initial loan
                                       group 1 balance), allows the release of a
                                       portion of the collateral subject to the
                                       satisfaction of certain conditions
                                       including, but not limited to, (i) the
                                       DSCR of the remaining property is at
                                       least equal to or greater than the DSCR
                                       for the trailing 12 months preceding the
                                       release, (ii) payment of a release price
                                       of 110% of the allocated loan amount and
                                       (iii) the borrower may partially defease
                                       an amount equal to 110% of the amount
                                       allocated to the released property.

                                   o   One mortgage loan, representing 4.3% of
                                       the initial outstanding pool balance (and
                                       representing 5.1% of the initial loan
                                       group 1 balance), allows the release of
                                       one or more of the individual premises of
                                       the mortgaged property subject to the
                                       satisfaction of certain conditions set
                                       forth in the mortgage loan documents
                                       including, among others: (i) no event of
                                       default exists under the related loan
                                       documents, (ii) the borrower has prepaid
                                       the unpaid principal balance of the
                                       mortgage loan in an amount equal to 110%
                                       of the mortgage loan amount allocated to
                                       the released premises, (iii) the DSCR for
                                       the individual premises then remaining
                                       subject to the mortgage shall be at least
                                       equal to the greater of (a) the DSCR for
                                       twelve months immediately preceding the
                                       closing of the loan, and (b) the DSCR for
                                       the then remaining individual premises
                                       (including the individual premises to be
                                       released) for the twelve months preceding
                                       the release of the individual premises,
                                       and (iv) the LTV ratio for the individual
                                       premises then remaining subject to the
                                       mortgage shall be less than the lesser of
                                       (a) the LTV ratio as of the closing of
                                       the loan and (b) the LTV ratio for the
                                       then remaining individual premises
                                       (including the individual premises to be
                                       released) immediately preceding the
                                       release of the individual premises.

                                   o   One mortgage loan, representing 2.0% of
                                       the initial outstanding pool balance (and
                                       representing 2.4% of the initial loan
                                       group 1 balance), permits the release of
                                       up to four properties (in the aggregate)
                                       on up to four separate occasions from the
                                       origination date through April 4, 2016
                                       through partial prepayment or partial
                                       defeasance, subject to the satisfaction
                                       of certain conditions, including but not
                                       limited to: (i) no event of default has
                                       occurred, (ii) the principal balance of
                                       the mortgage loan after the release must
                                       be at least $50,000,000, (iii) if the
                                       release is prior to April 5, 2010, no
                                       more than $25,000,000 of the original
                                       principal balance of the mortgage loan
                                       may be prepaid or defeased, (iv) a
                                       partial

                                      S-34

                                       prepayment in the amount of 100% of the
                                       Allocated Loan Amount attributable to the
                                       release property must be paid for the
                                       first release, 105% for the second
                                       release, and 110% for the third and
                                       fourth releases and for any individual
                                       release in the event that the Mortgage
                                       Loan has been assumed, (v) if the
                                       mortgage loan is to be partially prepaid,
                                       a yield maintenance premium equal to the
                                       greater of 1.00% (1.50% if prepayment
                                       occurs on or before April 5, 2010) or
                                       yield maintenance (based on the yield on
                                       the U.S. Treasury issues set forth in the
                                       loan documents, flat through April 5,
                                       2010 and plus 0.50% thereafter) must be
                                       paid, (vi) the DSCR after the release
                                       (excluding the release property) may not
                                       be less than the greater of the DSCR
                                       (including the release property) prior to
                                       the release, 1.32x during the interest
                                       only period or 1.08x during the
                                       amortization period, provided, that the
                                       related borrower is permitted to
                                       partially prepay the mortgage loan in
                                       such amount as is necessary to satisfy
                                       this condition (together with the
                                       applicable yield maintenance premium)
                                       subject to clause (iii) of this
                                       paragraph, (vii) the LTV after the
                                       release (excluding the release property)
                                       may not exceed the LTV prior to the
                                       release (including the release property),
                                       provided, that the borrower is permitted
                                       to partially prepay the mortgage loan in
                                       such amount as is necessary to satisfy
                                       this condition (together with the
                                       applicable yield maintenance premium)
                                       subject to clause (iii) of this
                                       paragraph, and (viii) receipt of "no
                                       downgrade" letters from the rating
                                       agencies.

                                   o   One mortgage loan, representing 1.3% of
                                       the initial outstanding pool balance (and
                                       representing 1.5% of the initial loan
                                       group 1 balance), allows the release of a
                                       portion of the collateral subject to the
                                       satisfaction of certain conditions,
                                       including, but not limited to: (i)
                                       partial defeasance of 115% of the loan
                                       amount allocated to the release property,
                                       (ii) the DSCR with respect to the
                                       remaining properties is equal to or
                                       greater than the lesser of (a) the DSCR
                                       of the entire property as of the loan
                                       origination date and (b) the DSCR of the
                                       entire property immediately preceding the
                                       partial defeasance, (iii) the LTV of the
                                       remaining properties may not exceed the
                                       greater of (x) the LTV as of the loan
                                       origination date and (y) the LTV
                                       immediately preceding the partial
                                       defeasance and (iv) no event of default
                                       shall have occurred.

                                   o   One mortgage loan, representing 0.9% of
                                       the initial outstanding pool balance (and
                                       representing 5.8% of the initial loan
                                       group 2 balance), allows the release of a
                                       maximum of two condominium units in
                                       either one (1) or two (2) separate
                                       release transactions subject to the
                                       satisfaction of certain conditions
                                       including, but not limited to: (i)
                                       partial prepayment of (a) 115% of the
                                       allocated loan amount if released during
                                       the period from March 1, 2009 to March 1,
                                       2012, (b) 110% of the allocated loan
                                       amount if released during the period from
                                       March 1, 2012 to March 1, 2014 or (c)
                                       100% of the allocated loan amount
                                       thereafter, together with any prepayment
                                       premium applicable to such partial
                                       prepayment based on the allocated loan
                                       amount; (ii) the DSCR of the remaining
                                       property is not less than the DSCR as of
                                       the loan origination date (iii) the LTV
                                       of the remaining property is not greater
                                       than the LTV of the property as of the
                                       loan origination date and (iv) no event
                                       of default shall have occurred and be
                                       continuing.

                                   o   One mortgage loan, representing 0.8% of
                                       the initial outstanding pool balance (and
                                       representing 0.9% of the initial loan
                                       group 1

                                      S-35

                                       balance), allows the release of up to
                                       five properties (in the aggregate)
                                       subject to the satisfaction of certain
                                       conditions, including but not limited to,
                                       (i) the partial payment of up to 115% of
                                       the allocated loan amount, together with
                                       prepayment consideration required by the
                                       note; (ii) the remaining properties' DSCR
                                       shall be the greater of (a) 1.20x, (b)
                                       the DSCR for 12 months prior to closing,
                                       or (c) the DSCR for the entirety of the
                                       property (including release parcels) for
                                       a 12 month period prior to release; (iii)
                                       none of the remaining properties shall be
                                       a single tenant property, and leases on
                                       the remaining properties shall have an
                                       average remaining lease term of 5 years.

                                   o   One mortgage loan, representing 0.5% of
                                       the initial outstanding pool balance (and
                                       representing 0.6% of the initial loan
                                       group 1 balance), permits the release of
                                       one or more of the four separately
                                       improved parcels comprising the
                                       collateral, subject to the satisfaction
                                       of certain conditions, including, but not
                                       limited to: (i) no event of default or
                                       any event that, with the passage of time
                                       or the giving of notice, would constitute
                                       an event of default, (ii) defeasance
                                       collateral shall be in an amount
                                       sufficient to yield payments equal to
                                       125% of (1) the amount of monthly
                                       payments allocated to the release parcel
                                       and (2) all amounts required to be paid
                                       on the maturity date, (iii) in the event
                                       the City Club property is not included in
                                       the property to be released, following
                                       the partial defeasance, (a) the gross
                                       monthly rental income of the City Club
                                       property shall not constitute more than
                                       60% of the total gross monthly rental
                                       income of the remaining property and (b)
                                       the gross leaseable square footage of the
                                       City Club property shall not constitute
                                       more than 60% of the total leaseable
                                       square footage of the remaining property,
                                       (iv) following the partial defeasance,
                                       the DSCR of the remaining property is
                                       equal to the greater of (a) 1.20x and (b)
                                       the actual DSCR for the entire property
                                       as of the date immediately preceding the
                                       partial defeasance, and (v) following the
                                       release, the LTV shall not exceed 80%.

                                   o   One mortgage loan, representing 0.5% of
                                       the initial outstanding pool balance (and
                                       representing 0.6% of the initial loan
                                       group 1 balance), allows the release of a
                                       portion of the collateral subject to the
                                       satisfaction of certain conditions
                                       including but not limited to, (i) partial
                                       defeasance of 110% of the allocated loan
                                       amount, (ii) the DSCR of the remaining
                                       property is at least equal to or greater
                                       than 1.25x and (iii) the LTV of the
                                       remaining property may not exceed 70%.

                                   o   One mortgage loan, representing 0.5% of
                                       the initial outstanding pool balance (and
                                       representing 0.5% of the initial loan
                                       group 1 balance), permits the release of
                                       up to four particular parcels comprising
                                       the collateral, subject to the
                                       satisfaction of certain conditions,
                                       including, but not limited to: (i) no
                                       event of default, or event that with
                                       notice, the passage of time and failure
                                       to cure will become an event of default,
                                       exists, (ii) the borrower must defease an
                                       amount equal to 115% of the appraised
                                       value of the transferred property, (iii)
                                       the LTV following the release must not be
                                       greater than the lesser of (a) the LTV of
                                       the entire property as of the loan
                                       origination date and (b) the LTV of the
                                       entire property immediately preceding the
                                       release, and (iv) the DSCR of the loan
                                       following the release must not be less
                                       than the greater of (x) the

                                      S-36

                                       DSCR of the entire property as of the
                                       loan origination date and (y) the DSCR of
                                       the entire property immediately preceding
                                       the release.

                                   o   One mortgage loan, representing 0.5% of
                                       the initial outstanding pool balance (and
                                       representing 3.0% of the initial loan
                                       group 2 balance), permits the release of
                                       a portion of the collateral, subject to
                                       the satisfaction of certain conditions,
                                       including, but not limited to: (i) no
                                       event of default or any event that, with
                                       the passage of time or the giving of
                                       notice, would constitute an event of
                                       default, exists, (ii) the defeasance
                                       collateral shall be in an amount
                                       sufficient to yield payments equal to
                                       125% of (1) the amount of monthly
                                       payments allocated to the release parcel
                                       and (2) all amounts required to be paid
                                       on the maturity date, (iii) following the
                                       partial defeasance, the DSCR of the
                                       remaining collateral is equal to the
                                       greater of (a) 1.25x and (b) the actual
                                       DSCR as of the date immediately preceding
                                       the date of the partial defeasance, and
                                       (iv) following the partial defeasance,
                                       the LTV of the remaining property may not
                                       exceed 73%.

                                   o   One mortgage loan, representing 0.1% of
                                       the initial outstanding pool balance (and
                                       representing 0.2% of the initial loan
                                       group 1), allows the release of a portion
                                       of the collateral subject to the
                                       satisfaction of certain conditions
                                       including, but not limited to, (i) no
                                       event of default or any event that, with
                                       the passage of time or the giving of
                                       notice, would constitute an event of
                                       default, exists, (ii) the defeasance
                                       collateral shall be in an amount
                                       sufficient to yield payments equal to
                                       125% of (1) the amount of monthly
                                       payments allocated to the release parcel
                                       and (2) all amounts required to be paid
                                       on the maturity date, (iii) following the
                                       partial defeasance, the DSCR of the
                                       remaining property shall be equal to or
                                       greater than (a) 1.20x or (b) the DSCR
                                       for the entire property as of the date
                                       immediately preceding the date of such
                                       partial defeasance, and (iv) following
                                       the partial defeasance, the LTV shall not
                                       exceed the lesser of (x) 80% and (y) the
                                       LTV for the property immediately
                                       preceding such partial defeasance.

                                   o   One mortgage loan, representing 0.1% of
                                       the initial outstanding pool balance (and
                                       representing 0.2% of the initial loan
                                       group 1), allows the release of a portion
                                       of the collateral, subject to the
                                       satisfaction of certain conditions,
                                       including, but not limited to: (i) no
                                       event of default or any event that, with
                                       the passage of time or the giving of
                                       notice, would constitute an event of
                                       default, exists, (ii) the defeasance
                                       collateral shall be in an amount
                                       sufficient to yield payments equal to
                                       115% of (1) the amount of monthly
                                       payments allocated to the release parcel
                                       and (2) all amounts required to be paid
                                       on the maturity date, (iii) following the
                                       partial defeasance, the DSCR of the
                                       remaining property is not less than the
                                       greater of (a) 1.50x and (b) the DSCR as
                                       of the date immediately preceding the
                                       partial defeasance, and (iv) the LTV of
                                       the remaining property is not greater
                                       than the lesser of (x) 60% and (y) the
                                       LTV as of the date immediately preceding
                                       the date of the partial defeasance.

                                   o   One mortgage loan, representing 0.1% of
                                       the initial outstanding pool balance (and
                                       representing 0.2% of the initial loan
                                       group 1), allows the release of either
                                       (but not both) parcel comprising the
                                       mortgaged property which secures the
                                       related mortgage loan subject to the
                                       satisfaction of certain conditions,
                                       including, but not

                                      S-37

                                       limited to: (i) no event of default shall
                                       have occurred and be continuing, (ii)
                                       prepayment of 110% of the allocated loan
                                       amount for the released property, (iii)
                                       after giving effect to the release, the
                                       LTV is no greater than the lesser of (a)
                                       the combined LTV as of loan origination
                                       date and (b) the combined LTV immediately
                                       preceding the release, and (iv) after
                                       giving effect to the release, the DSCR is
                                       not less than the greater of (x) the DSCR
                                       as of the loan origination date and (y)
                                       the DSCR immediately preceding the
                                       release.

                                   o   One mortgage loan, representing 0.1% of
                                       the initial outstanding pool balance (and
                                       representing 0.1% of the initial
                                       outstanding loan group 1 balance),
                                       permits the release of one property in
                                       connection with its sale to an unrelated
                                       third party in an arms-length
                                       transaction, at any time after expiration
                                       of the prepayment lock-out period upon
                                       prepayment of the applicable allocated
                                       loan amount, together with any yield
                                       maintenance premium, subject to the
                                       satisfaction of certain conditions,
                                       including but not limited to: (i) Hook
                                       Super Rx, Inc., doing business as CVS,
                                       must remain the tenant at each of the
                                       properties, and must not be in default
                                       under its lease with respect to any
                                       property; (ii) at least 10% of the
                                       allocated loan amount from the sale of
                                       the property to be released must be
                                       deposited into a reserve account, or if
                                       the sales proceeds are insufficient, the
                                       borrower must either deposit sufficient
                                       funds into the reserve account in an
                                       amount sufficient to bring the balance to
                                       10% of the allocated loan amount or
                                       deliver to the lender an acceptable
                                       letter of credit in such amount; (iii)
                                       the combined DSCR for the properties that
                                       continue to secure the mortgage loan must
                                       not less than 1.25x, provided that the
                                       related borrower is permitted to
                                       partially prepay the mortgage loan in
                                       such amount as is necessary to satisfy
                                       this condition (together with the
                                       applicable yield maintenance premium);
                                       and (iv) the combined LTV of the
                                       remaining properties must be no greater
                                       than 75%, provided that the related
                                       borrower is permitted to partially prepay
                                       the mortgage loan in such amount as is
                                       necessary to satisfy this condition
                                       (together with the applicable yield
                                       maintenance premium).

                                   o   One mortgage loan, representing 0.1% of
                                       the initial outstanding pool balance (and
                                       representing 0.1% of the initial loan
                                       group 1), allows the release of a portion
                                       of the collateral following the
                                       defeasance lockout period subject to the
                                       satisfaction of certain conditions
                                       including but not limited to, (i) partial
                                       defeasance in an amount equal to 120% of
                                       the allocated loan amount for the
                                       released property, (ii) following the
                                       release, the remaining property has an
                                       LTV of not more than 74.27%, (iii)
                                       following the release, the remaining
                                       property has a DSCR at least equal to or
                                       greater than 1.27x; and (iv) "no
                                       downgrade" confirmation from applicable
                                       rating agencies.

                                   o   One mortgage loan, representing 0.1% of
                                       the initial outstanding pool balance (and
                                       representing 0.1% of the initial loan
                                       group 1), permits the release of a
                                       portion of the collateral (proposed lot
                                       3, proposed lot 4, proposed lot 5,
                                       proposed lot 6 and proposed lot 7),
                                       subject to the satisfaction of certain
                                       conditions, including, but not limited
                                       to: (i) no event of default or any event
                                       that, with the passage of time or the
                                       giving of notice, would constitute an
                                       event of default, exists, (ii) the
                                       borrower must defease an amount equal to
                                       125% of the amount allocated to the
                                       released property, (iii) the

                                      S-38

                                       DSCR of the remaining collateral is not
                                       less than the greater of (a) 1.25x and
                                       (b) the DSCR of the entire property
                                       immediately prior to the release, and
                                       (iv) the LTV of the remaining collateral
                                       may not exceed the lesser of (a) 80% and
                                       (b) the LTV immediately prior to the
                                       release.

                                   In addition, certain mortgage loans that are
                                   cross-collateralized and cross-defaulted with
                                   other mortgage loans permit the related
                                   borrower to prepay one or more of the related
                                   mortgage loans and/or release the
                                   cross-collateralization with respect to the
                                   related mortgaged property or properties, as
                                   described below:

                                   o   Two mortgage loans, representing 0.3% of
                                       the initial outstanding pool balance (and
                                       representing 0.3% of the initial loan
                                       group 1 balance), permit the release of a
                                       portion of the collateral, if certain
                                       conditions are met, including, but not
                                       limited to: (i) no event of default shall
                                       have occurred and be continuing, (ii) the
                                       defeasance collateral shall be in an
                                       amount sufficient to yield payments equal
                                       to 125% of (1) the amount of monthly
                                       payments allocated to the release parcel
                                       and (2) all amounts required to be paid
                                       on the maturity date, (iii) after giving
                                       effect to the release, the LTV, in the
                                       aggregate, for the property is no greater
                                       than the lesser of (a) the combined LTV
                                       of the Southlands District property and
                                       the Walmart Crossed Portfolio as of the
                                       loan origination date and (b) the
                                       combined LTV of the Southlands District
                                       property and the Walmart Crossed
                                       Portfolio as of the date immediately
                                       preceding the release, and (iv) after
                                       giving effect to the release, the
                                       combined DSCR of the Southlands District
                                       loan and the Walmart Crossed Portfolio
                                       loan is not less than the greater of (x)
                                       the combined DSCR for the Southlands
                                       District loan and the Walmart Crossed
                                       Portfolio loan as of the loan origination
                                       date, and (y) the combined DSCR for the
                                       Southlands District loan and the Walmart
                                       loan as of the date immediately preceding
                                       the release.

                                   o   Three mortgage loans, representing 0.2%
                                       of the initial outstanding pool balance
                                       (and representing 0.2% of the initial
                                       loan group 1), allow the release of a
                                       loan from the cross-collateralization and
                                       the lien of the mortgage in connection
                                       with the sale of one or two of the
                                       mortgaged properties to an unrelated
                                       third party subject to the satisfaction
                                       of certain conditions including, but not
                                       limited to: (i) the borrower must prepay
                                       an amount equal to 100% of the amount
                                       allocated to the released property,
                                       together with yield maintenance if prior
                                       to the expiration of the prepayment
                                       lockout period, (ii) the DSCR of the
                                       remaining mortgaged properties is at
                                       least 1.30x and (iii) the LTV of the
                                       remaining properties is not greater than
                                       70%. In addition, the
                                       cross-collateralization and cross-default
                                       provisions may also be terminated in
                                       connection with the assumption of one of
                                       the mortgage loans by a new borrower,
                                       provided that (i) the DSCR of the
                                       property to be assumed and the remaining
                                       mortgaged properties is at least 1.30x
                                       and (ii) the LTV of the remaining
                                       properties is not greater than 70%, the
                                       LTV of the property is not greater than
                                       70% and the ratio of the loan amount of
                                       the mortgaged property to be assumed to
                                       the acquisition cost is not greater than
                                       70%.

                                   o   Two mortgage loans, representing 0.2% of
                                       the initial outstanding pool balance (and
                                       0.2% of the initial loan group 1
                                       balance), are cross-collateralized and
                                       cross-defaulted with the other mortgage

                                      S-39

                                       loan and permit the mortgage loans to be
                                       uncross-collateralized and
                                       uncross-defaulted subject to the
                                       satisfaction of certain conditions,
                                       including, but not limited to: (i) the
                                       borrower must defease an amount equal to
                                       125% of the amount allocated to the
                                       released property, (ii) the DSCR with
                                       respect to the remaining property
                                       subsequent to the conveyance shall be
                                       equal to or greater than the greater of
                                       (x) 1.25x or (y) the combined DSCR as of
                                       the day immediately prior to the
                                       conveyance, (iii) the LTV will not exceed
                                       the lesser of (a) 75% or (b) that
                                       percentage of the combined fair market
                                       values of both properties, in each case
                                       as a percentage of the aggregate
                                       principal balances of both mortgage loans
                                       immediately preceding the proposed
                                       conveyance and (iv) no event of default
                                       or any event that with the passage of
                                       time or giving of notice would constitute
                                       an event of default, exists.

                                   o   Two mortgage loans, representing 0.1% of
                                       the initial outstanding pool balance (and
                                       representing 0.2% of the initial loan
                                       group 1 balance), are
                                       cross-collateralized and cross-defaulted
                                       with the other mortgage loan and permit
                                       the mortgage loans to be
                                       uncross-collateralized and
                                       uncross-defaulted subject to the
                                       satisfaction of certain conditions,
                                       including, but not limited to: (i) no
                                       event of default or any event that, with
                                       the passage of time or the giving of
                                       notice, would constitute an event of
                                       default, shall exist, and (ii) the
                                       property not being released shall have
                                       achieved, for at least three consecutive
                                       months, an annualized underwritable cash
                                       flow of $211,634.

                                   o   Two mortgage loans, representing 0.1% of
                                       the initial outstanding pool balance (and
                                       representing 0.1% of the loan group 1
                                       balance), are cross-collateralized and
                                       cross-defaulted with the other mortgage
                                       loan and permit the release of a portion
                                       of the collateral subject to the
                                       satisfaction of certain conditions
                                       including, but not limited to: (i)
                                       defeasance of the loan to be released,
                                       (ii) deposit with lender a cash sum equal
                                       to 5% of the outstanding principal
                                       balance of the note being defeased, (iii)
                                       the DSCR for the remaining property is
                                       not less than the greater of (a) the DSCR
                                       for each of the properties as of the
                                       closing date and (b) the DSCR for each of
                                       the properties as of the date immediately
                                       preceding the release, and (iv) the LTV
                                       for the remaining property must not be
                                       greater than the lesser of (a) the LTV of
                                       both properties as of the closing date
                                       and (b) the LTV of both properties as of
                                       the date immediately preceding the
                                       release. Additionally, these two mortgage
                                       loans permit the mortgage loans to be
                                       uncross-collateralized and
                                       uncross-defaulted in connection with an
                                       assumption of either loan subject to the
                                       satisfaction of certain conditions
                                       including, but not limited to: (i) no
                                       event of default has occurred and is
                                       continuing under the respective loan
                                       documents, (ii) deposit with lender a
                                       cash sum equal to 5% of the outstanding
                                       principal balance of note being assumed,
                                       (iii) the DSCR for each property is not
                                       less than the greater of (a) the DSCR for
                                       each of the properties as of the loan
                                       origination date and (b) the DSCR for
                                       each of the properties as of the date
                                       immediately preceding the proposed
                                       assumption, and (iv) the LTV for each
                                       property on an individual basis is equal
                                       to or less than 80%.

                                   o   Two mortgage loans, representing 0.1% of
                                       the initial outstanding pool balance (and
                                       representing 0.1% of the loan group 1
                                       balance), allow the release of a loan
                                       from the cross-collateralization and the

                                      S-40

                                       lien of the mortgage subject to the
                                       satisfaction of certain conditions
                                       including but not limited to, (i) partial
                                       defeasance of 125% of the scheduled
                                       defeasance payments, (ii) the DSCR of the
                                       remaining collateral is at least equal to
                                       or greater than 1.20x and (iii) the LTV
                                       of the remaining collateral may not
                                       exceed 80%.

                                   Certain mortgage loans (typically secured by
                                   two or more mortgaged properties) also permit
                                   the substitution of a mortgaged property,
                                   subject to satisfaction of various
                                   conditions. See the footnotes to Appendix II
                                   of this prospectus supplement.

                                   In addition, certain mortgage loans provide
                                   for the free release of outparcels or other
                                   portions of the related mortgaged property
                                   which were given no value or minimal value in
                                   the underwriting process.

                                   See the footnotes to Appendix II of this
                                   prospectus supplement for more details
                                   concerning certain of the foregoing
                                   provisions.

J.   MORTGAGE LOAN RANGES
     AND WEIGHTED AVERAGES......   As of the cut-off date, the mortgage loans
                                   are assumed to have the following additional
                                   characteristics:

         I.   MORTGAGE INTEREST
              RATES
                                   Mortgage interest rates ranging from 5.390%
                                   per annum to 6.960% per annum (and ranging
                                   from 5.410% per annum to 6.960% per annum for
                                   loan group 1 and from 5.390% per annum to
                                   6.570% per annum for loan group 2), and a
                                   weighted average mortgage interest rate of
                                   5.756% per annum (and 5.753% per annum for
                                   loan group 1 and 5.774% per annum for loan
                                   group 2).

         II.  ORIGINAL TERMS       Original terms to scheduled maturity ranging
                                   from 48 months to 127 months (and ranging
                                   from 60 months to 127 months with respect to
                                   the mortgage loans in loan group 1, and
                                   ranging from 48 months to 120 months with
                                   respect to the mortgage loans in loan group
                                   2), and a weighted average original term to
                                   scheduled maturity of 102 months (and a
                                   weighted average original term to scheduled
                                   maturity of 102 months with respect to the
                                   mortgage loans in loan group 1, and a
                                   weighted average original term to scheduled
                                   maturity of 101 months with respect to the
                                   mortgage loans in loan group 2).

         III. REMAINING TERMS      Remaining terms to scheduled maturity ranging
                                   from 31 months to 122 months (and ranging
                                   from 31 months to 122 months for loan group 1
                                   and from 48 months to 120 months for loan
                                   group 2), and a weighted average remaining
                                   term to scheduled maturity of 101 months (and
                                   weighted average remaining term to scheduled
                                   maturity of 101 months for loan group 1 and
                                   100 months for loan group 2).

         IV.  REMAINING
              AMORTIZATION         TERMS Remaining amortization terms ranging
                                   from 201 months to 420 months (and ranging
                                   from 201 months to 420 months for loan group
                                   1 and from 293 months to 420 months for loan
                                   group 2), and a weighted average remaining
                                   amortization term of 353 months (and 353
                                   months for loan group 1 and 355 months for
                                   loan group 2).

         V.                        LOAN-TO-VALUE RATIOS Loan-to-value ratios,
                                   calculated as described in this prospectus
                                   supplement, range from 28.9% to 83.2% (and
                                   range from 28.9% to 83.2% for loan group 1
                                   and from 35.1% to 81.2% for loan group 2),
                                   and the weighted average loan-to-value ratio,
                                   calculated as described in

                                      S-41

                                   this prospectus supplement, is 72.1% (and
                                   72.2% for loan group 1 and 71.4% for loan
                                   group 2).

                                   Except as set forth below, for each of the
                                   mortgage loans, the loan-to-value ratio was
                                   calculated according to the methodology set
                                   forth in this prospectus supplement based on
                                   the estimate of value from a third-party
                                   appraisal, which was generally conducted
                                   after November 28, 2005.

                                   For detailed methodologies, see "Description
                                   of the Mortgage Pool--Assessments of Property
                                   Value and Condition--Appraisals" in this
                                   prospectus supplement. See also the footnotes
                                   to Appendix II of this prospectus supplement.

         VI.  DEBT SERVICE
              COVERAGE RATIOS      Debt service coverage ratios, determined
                                   according to the methodology presented in
                                   this prospectus supplement, range from 1.04x
                                   to 2.57x (and range from 1.04x to 2.57x for
                                   loan group 1 and from 1.13x to 2.30x for loan
                                   group 2), and the weighted average debt
                                   service coverage ratio, determined according
                                   to the methodology presented in this
                                   prospectus supplement, is 1.35x (and 1.34x
                                   for loan group 1 and 1.38x for loan group 2).
                                   These calculations are based on underwritable
                                   cash flow and actual debt service of the
                                   related mortgage loans as described in this
                                   prospectus supplement.

         VII. DEBT SERVICE
              COVERAGE RATIOS
              (AFTER IO PERIOD)    Debt service coverage ratios (after IO
                                   period), determined according to the
                                   methodology presented in this prospectus
                                   supplement, range from 0.91x to 2.57x (and
                                   ranging from 0.91x to 2.57x for loan group 1
                                   and from 1.03x to 2.30x for loan group 2)
                                   and the weighted average debt service
                                   coverage ratio, calculated as described in
                                   this prospectus supplement, is 1.28x (and
                                   1.28x for loan group 1 and 1.30x for loan
                                   group 2).

                                   "Debt service coverage ratio (after IO
                                   period)" or "DSCR (after IO period)" means,
                                   with respect to the related mortgage loan
                                   that has an interest only period that has not
                                   expired as of the cut-off date but will
                                   expire prior to maturity, a debt service
                                   coverage ratio calculated in the same manner
                                   as debt service coverage ratios except that
                                   the amount of the monthly debt service
                                   payment considered in the calculation is the
                                   amount of the monthly debt service payment
                                   that is due in the first month following the
                                   expiration of the applicable interest only
                                   period; provided, that the "debt service
                                   coverage ratio (after IO period)" with
                                   respect to mortgage loans that are interest
                                   only for the entire term of such mortgage
                                   loan or amortize for the entire term of such
                                   mortgage loan and therefore, in each case, do
                                   not have "after IO periods," is the debt
                                   service coverage ratio in effect during the
                                   term of such mortgage loan. See "Description
                                   of the Mortgage Pool--Additional Mortgage
                                   Loan Information" in this prospectus
                                   supplement.

(4)   ADVANCES

A.   PRINCIPAL AND INTEREST
     ADVANCES...................   Subject to a recoverability determination
                                   described in this prospectus supplement, each
                                   master servicer (and the trustee, if
                                   applicable) is required to advance delinquent
                                   monthly mortgage loan payments for mortgage
                                   loans for which it is acting as master
                                   servicer. Neither of the master servicers nor
                                   the trustee will be required to advance (i)
                                   any additional interest accrued as a result
                                   of the imposition of any default

                                      S-42

                                   rate, (ii) prepayment premiums or yield
                                   maintenance charges, (iii) any additional
                                   interest accrued as a result of any rate
                                   increase after an anticipated repayment date,
                                   (iv) excess interest, (v) balloon payments or
                                   (vi) payments on the Serviced Companion
                                   Loans. If any balloon payment is not
                                   collected from the related borrower, subject
                                   to a recoverability determination described
                                   in this prospectus supplement, each master
                                   servicer (and the trustee, if applicable)
                                   will be required to advance an amount equal
                                   to the scheduled payment that would have been
                                   due if the related balloon payment had not
                                   become due on those mortgage loans for which
                                   it is acting as master servicer.

                                   If a P&I advance is made, the applicable
                                   master servicer will defer rather than
                                   advance its master servicing fee, the excess
                                   servicing fee and the primary servicing fee,
                                   but will advance the paying agent fee and the
                                   trustee fee on those mortgage loans for which
                                   it is acting as master servicer.

                                   For an REO property, subject to a
                                   recoverability determination described in
                                   this prospectus supplement, each master
                                   servicer (or the trustee, if applicable) will
                                   be required to advance the scheduled payment
                                   that would have been due if the predecessor
                                   mortgage loan for which it acted as master
                                   servicer had remained outstanding and
                                   continued to amortize in accordance with its
                                   amortization schedule in effect immediately
                                   before the REO property was acquired.

B.   SERVICING ADVANCES.........   Subject to a recoverability determination
                                   described in this prospectus supplement, the
                                   master servicers and the trustee may also
                                   make servicing advances to pay delinquent
                                   real estate taxes, insurance premiums and
                                   similar expenses necessary to maintain and
                                   protect the mortgaged property, to maintain
                                   the lien on the mortgaged property or to
                                   enforce the mortgage loan documents. In
                                   addition, the special servicer may, but is
                                   not required to, make servicing advances on
                                   an emergency basis.

C.   INTEREST ON ADVANCES.......   All advances made by the master servicers,
                                   the special servicer or the trustee will
                                   accrue interest at a rate equal to the "prime
                                   rate" as reported in The Wall Street Journal.
                                   Advances of principal and interest made in
                                   respect of mortgage loans which have grace
                                   periods that expire on or after the
                                   determination date will not begin to accrue
                                   interest until the day succeeding the
                                   expiration date of the applicable grace
                                   period; provided that if such advance is not
                                   reimbursed from collections received from the
                                   related borrower by the end of the applicable
                                   grace period, advance interest will accrue
                                   from the date such advance is made (which
                                   will be the master servicer remittance date).

D.   BACK-UP ADVANCES...........   Pursuant to the requirements of the pooling
                                   and servicing agreement, if any master
                                   servicer fails to make a required advance,
                                   the trustee will be required to make the
                                   advance, subject to the same limitations and
                                   with the same rights of the applicable master
                                   servicer.

E.   RECOVERABILITY.............   None of the master servicers, the special
                                   servicer or the trustee will be required to
                                   make any advance if the applicable master
                                   servicer, the special servicer or the trustee
                                   determines in its sole discretion that the
                                   advance would not be recoverable in
                                   accordance with the servicing standard (or,
                                   in the case of the trustee, its good faith
                                   business judgment), and the trustee may rely
                                   on any determination made by the applicable
                                   master servicer or the special servicer.

                                      S-43

F.   ADVANCES DURING AN
     APPRAISAL REDUCTION EVENT..   The occurrence of certain adverse events
                                   affecting a mortgage loan will require the
                                   special servicer to obtain a new appraisal or
                                   other valuation of the related mortgaged
                                   property. In general, if the principal amount
                                   of the mortgage loan plus all other amounts
                                   due thereunder and interest on advances made
                                   with respect thereto exceeds 90% of the value
                                   of the mortgaged property determined by an
                                   appraisal or other valuation, an appraisal
                                   reduction may be created in the amount of the
                                   excess as described in this prospectus
                                   supplement. If there exists an appraisal
                                   reduction for any mortgage loan, the interest
                                   portion of the amount required to be advanced
                                   on that mortgage loan will be proportionately
                                   reduced to the extent of the appraisal
                                   reduction. This will reduce the funds
                                   available to pay interest and principal on
                                   the most subordinate class or classes of
                                   certificates then outstanding.

                                   See "Description of the Offered
                                   Certificates--Advances" in this prospectus
                                   supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.........................   The certificates offered to you will not be
                                   issued unless each of the classes of
                                   certificates being offered by this prospectus
                                   supplement receives the following ratings
                                   from Moody's Investors Service, Inc. and
                                   Standard & Poor's Ratings Services, a
                                   division of The McGraw-Hill Companies, Inc.

                                                                   RATINGS
                                            CLASS               (MOODY'S/S&P)
                                       ---------------         ---------------
                                       Class A-1                   Aaa/AAA
                                       Class A-1A                  Aaa/AAA
                                       Class A-2                   Aaa/AAA
                                       Class A-2FL*                Aaa/AAA
                                       Class A-3                   Aaa/AAA
                                       Class A-AB                  Aaa/AAA
                                       Class A-4                   Aaa/AAA
                                       Class A-5FL*                Aaa/AAA
                                       Class A-M                   Aaa/AAA
                                       Class A-MFL*                Aaa/AAA
                                       Class A-J                   Aaa/AAA
                                       Class A-JFL*                Aaa/AAA
                                       Class B                     Aa1/AA+

                                   A rating agency may lower or withdraw a
                                   security rating at any time.
                                   __________________

                                   *   The ratings of the Class A-2FL, Class
                                       A-5FL, Class A-MFL and Class A-JFL
                                       Certificates do not represent any
                                       assessment as to whether the floating
                                       rate of interest on such class will
                                       convert to one of a fixed rate or a rate
                                       equal to, based on or subject to the
                                       weighted average net mortgage rate, as
                                       applicable, and only represent the
                                       likelihood of the receipt of interest at
                                       a rate equal to (i) a fixed rate of
                                       5.610% with respect to the Class A-2FL
                                       Regular Interest, (ii) a fixed rate of
                                       5.696% subject to a cap equal to the
                                       weighted average net mortgage rate with
                                       respect to the Class A-5FL Regular
                                       Interest, (iii) the weighted average net
                                       mortgage rate less 0.037% with respect to
                                       the Class A-MFL Regular Interest, or (iv)
                                       the weighted average net mortgage rate
                                       with respect to the Class A-JFL Regular
                                       Interest (in each case, per annum,
                                       calculated on the basis of a 360-day year
                                       consisting of twelve 30-day months). See
                                       "Ratings" in this prospectus supplement.

                                   See "Ratings" in this prospectus supplement
                                   and "Rating" in the prospectus for a
                                   discussion of the basis upon which ratings
                                   are given,

                                      S-44

                                   the limitations of and restrictions on the
                                   ratings, and the conclusions that should not
                                   be drawn from a rating.

SWAP CONTRACTS..................   The trust will have the benefit of swap
                                   contracts with Morgan Stanley Capital
                                   Services Inc., as swap counterparty, which
                                   will each have an initial notional amount
                                   equal to the initial certificate balance of
                                   the Class A-2FL, Class A-5FL, Class A-MFL and
                                   Class A-JFL Certificates, respectively. The
                                   notional amount of each such swap contract
                                   will decrease to the extent of any decrease
                                   in the certificate balance of the related
                                   Class of Floating Rate Certificates. Each of
                                   the swap contracts will have a maturity date
                                   of the distribution date in April 2049 (the
                                   same date as the Rated Final Distribution
                                   Date for the Floating Rate Certificates).
                                   Under each swap contract, the swap
                                   counterparty will be obligated to pay to the
                                   trust on the business day prior to each
                                   distribution date interest accrued on the
                                   notional amount of such swap contract at
                                   one-month LIBOR + 0.160% for the Class A-2FL
                                   Certificates, one-month LIBOR + 0.220% for
                                   the Class A-5FL Certificates, one-month LIBOR
                                   + 0.280% for the Class A-MFL Certificates and
                                   one-month LIBOR + 0.360% for the Class A-JFL
                                   Certificates (in each case, based on the
                                   actual number of days in the interest accrual
                                   period for the related Class of Floating Rate
                                   Certificates and a 360-day year), provided
                                   that for the initial interest accrual period
                                   LIBOR will be an interpolated percentage to
                                   reflect the shorter initial interest accrual
                                   period. The trust will be obligated to pay to
                                   the swap counterparty, on the business day
                                   prior to each distribution date, interest
                                   accrued on the notional amount of each swap
                                   contract at a rate equal to (i) a fixed rate
                                   of 5.610% with respect to the Class A-2FL
                                   Regular Interest, (ii) a fixed rate of 5.696%
                                   subject to a cap equal to the weighted
                                   average net mortgage rate with respect to the
                                   Class A-5FL Regular Interest, (iii) the
                                   weighted average net mortgage rate less
                                   0.037% with respect to the Class A-MFL
                                   Regular Interest, or (iv) the weighted
                                   average net mortgage rate with respect to the
                                   Class A-JFL Regular Interest (in each case,
                                   per annum, calculated on the basis of a
                                   360-day year consisting of twelve 30-day
                                   months). If the pass-through rate on the
                                   Class A-2FL, Class A-5FL, Class A-MFL or
                                   Class A-JFL Regular Interest is reduced below
                                   the related pass-through rate set forth on
                                   the immediately preceding sentence, or if
                                   there is an interest shortfall with respect
                                   to the related Class of Floating Rate Regular
                                   Interest or an allocation of net aggregate
                                   prepayment interest shortfalls, there will be
                                   a corresponding dollar-for-dollar reduction
                                   in the interest payment made by the swap
                                   counterparty to the trust, and ultimately, a
                                   corresponding decrease in the effective
                                   pass-through rate and amounts of interest
                                   distributed on the related Class of Floating
                                   Rate Certificates for such distribution date.
                                   See "Risk Factors--Defaults Under Swap
                                   Contracts May Adversely Affect Payments on
                                   the Floating Rate Certificates" and
                                   "Description of the Swap Contracts" in this
                                   prospectus supplement. Morgan Stanley, who
                                   has guaranteed the obligations of the swap
                                   counterparty under the swap contract,
                                   currently has a long-term rating of "Aa3" by
                                   Moody's and "A+" by S&P and a short-term
                                   rating of "P-1" by Moody's and "A-1" by S&P.
                                   See "Description of the Swap Contracts" and
                                   "Risk Factors--Defaults under the Applicable
                                   Swap Contract May Adversely Affect Payments
                                   on the Floating Rate Certificates" in this
                                   prospectus supplement.

OPTIONAL TERMINATION............   On any distribution date on which the
                                   aggregate certificate balance of all classes
                                   of certificates is less than or equal to 1%
                                   of the initial outstanding pool balance, the
                                   holders of a majority of the controlling
                                   class, each of the master servicers, the
                                   special servicer and any holder

                                      S-45

                                   of a majority interest in the Class R-I
                                   Certificates, each in turn, will have the
                                   option to purchase all of the remaining
                                   mortgage loans, and all property acquired
                                   through exercise of remedies in respect of
                                   any mortgage loan, at the price specified in
                                   this prospectus supplement. Exercise of this
                                   option would terminate the trust and retire
                                   the then outstanding certificates at par plus
                                   accrued interest.

REPURCHASE OR SUBSTITUTION......   Each mortgage loan seller will make certain
                                   representations and warranties with respect
                                   to the mortgage loans sold by it, as
                                   described under "Description of the Mortgage
                                   Pool--Representations and Warranties" and
                                   "--Repurchases and Other Remedies." If a
                                   mortgage loan seller has been notified of a
                                   material breach of any of its representations
                                   and warranties or a material defect in the
                                   documentation of any mortgage loan as
                                   described under "Description of the Mortgage
                                   Pool--Repurchases and Other Remedies," then
                                   that mortgage loan seller will be required to
                                   either cure the breach, repurchase the
                                   affected mortgage loan from the trust or
                                   substitute the affected mortgage loan with
                                   another mortgage loan. If the related
                                   mortgage loan seller decides to repurchase
                                   the affected mortgage loan, the repurchase
                                   would have the same effect on the offered
                                   certificates as a prepayment in full of such
                                   mortgage loan, except that the purchase will
                                   not be accompanied by any prepayment premium
                                   or yield maintenance charge. In addition,
                                   certain mortgage loans may be purchased from
                                   the trust by the holders of a mezzanine loan
                                   or the Serviced Companion Loans under certain
                                   circumstances. See "Description of the
                                   Mortgage Pool--Subordinate and Other
                                   Financing" in this prospectus supplement.

SALE OF DEFAULTED LOANS.........   Pursuant to the pooling and servicing
                                   agreement, (i) the holder of the certificates
                                   representing the greatest percentage interest
                                   in the controlling class of certificates, and
                                   (ii) the special servicer, in that order, has
                                   the option to purchase from the trust any
                                   defaulted mortgage loan that is at least 60
                                   days delinquent as to any monthly debt
                                   service payment (or is delinquent as to its
                                   balloon payment) at a price equal to the fair
                                   value of such mortgage loan as determined by
                                   the special servicer (provided, that if that
                                   mortgage loan is being purchased by the
                                   special servicer or by a holder of
                                   certificates of the controlling class, the
                                   trustee will be required to verify that such
                                   price is equal to fair value). In addition,
                                   certain of the mortgage loans are subject to
                                   a purchase option upon certain events of
                                   default in favor of a subordinate lender or
                                   mezzanine lender. For more information
                                   relating to the sale of defaulted mortgage
                                   loans, see "Servicing of the Mortgage
                                   Loans--Sale of Defaulted Mortgage Loans" in
                                   this prospectus supplement.

DENOMINATIONS...................   The Class A-1, Class A-1A, Class A-2, Class
                                   A-2FL, Class A-3, Class A-AB, Class A-4,
                                   Class A-5FL, Class A-M, Class A-MFL, Class
                                   A-J, Class A-JFL and Class B Certificates
                                   will be offered in minimum denominations of
                                   $25,000. Investments in excess of the minimum
                                   denominations may be made in multiples of $1.

                                      S-46

REGISTRATION, CLEARANCE AND
SETTLEMENT......................   Your certificates will initially be
                                   registered in the name of Cede & Co., as
                                   nominee of The Depository Trust Company, and
                                   will not be registered in your name. You will
                                   not receive a definitive certificate
                                   representing your ownership interest, except
                                   in very limited circumstances described in
                                   this prospectus supplement. As a result, you
                                   will hold your certificates only in
                                   book-entry form and will not be a
                                   certificateholder of record. You will receive
                                   distributions on your certificates and
                                   reports relating to distributions only
                                   through The Depository Trust Company,
                                   Clearstream Banking, societe anonyme or the
                                   Euroclear System or through participants in
                                   The Depository Trust Company, Clearstream
                                   Banking or Euroclear.

                                   You may hold your certificates through:

                                   o   The Depository Trust Company in the
                                       United States; or

                                   o   Clearstream Banking or Euroclear in
                                       Europe.

                                   Transfers within The Depository Trust
                                   Company, Clearstream Banking or Euroclear
                                   will be made in accordance with the usual
                                   rules and operating procedures of those
                                   systems. Cross-market transfers between
                                   persons holding directly through The
                                   Depository Trust Company, Clearstream Banking
                                   or Euroclear will be effected in The
                                   Depository Trust Company through the relevant
                                   depositories of Clearstream Banking or
                                   Euroclear.

                                   All or any portion of the certificates
                                   offered to you may be converted to definitive
                                   certificates and reissued to beneficial
                                   owners or their nominees, rather than to The
                                   Depository Trust Company or its nominee, if
                                   we notify The Depository Trust Company of our
                                   intent to terminate the book-entry system
                                   and, upon receipt of notice of such intent
                                   from The Depository Trust Company, the
                                   participants holding beneficial interests in
                                   the certificates agree to initiate such
                                   termination.

                                   We expect that the certificates offered to
                                   you will be delivered in book-entry form
                                   through the facilities of The Depository
                                   Trust Company, Clearstream Banking or
                                   Euroclear on or about the closing date.

TAX STATUS......................   Elections will be made to treat designated
                                   portions of the trust as three separate "real
                                   estate mortgage investment conduits"--REMIC
                                   I, REMIC II and REMIC III--for federal income
                                   tax purposes. In the opinion of counsel, each
                                   such designated portion of the trust will
                                   qualify for this treatment and each class of
                                   offered certificates (other than the Floating
                                   Rate Certificates) and the Floating Rate
                                   Regular Interests will constitute "regular
                                   interests" in REMIC III. Each Class of
                                   Floating Rate Certificates will represent an
                                   undivided beneficial interest in a portion of
                                   a grantor trust for federal income tax
                                   purposes, which portion is comprised of the
                                   related Floating Rate Regular Interest, the
                                   related floating rate account and the
                                   beneficial interests of each such Class in
                                   the related swap contract.

                                   Pertinent federal income tax consequences of
                                   an investment in the offered certificates
                                   include:

                                   o   The regular interests will be treated as
                                       newly originated debt instruments for
                                       federal income tax purposes.

                                      S-47

                                   o   Beneficial owners of offered certificates
                                       will be required to report income on the
                                       certificates in accordance with the
                                       accrual method of accounting.

                                   o   It is anticipated that the Class A-1,
                                       Class A-2, Class A-3, Class A-AB, Class
                                       A-4, Class A-1A, Class A-M, Class A-J and
                                       Class B Certificates and the Class A-2FL,
                                       Class A-5FL, Class A-MFL and Class A-JFL
                                       Regular Interests will be issued at a
                                       premium for federal income tax purposes.

                                   See "Material Federal Income Tax
                                   Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO
TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY
ACT OF 1974.....................   Subject to the satisfaction of important
                                   conditions described under "Certain ERISA
                                   Considerations" in this prospectus supplement
                                   and in the accompanying prospectus, the
                                   offered certificates may be purchased by
                                   persons investing assets of employee benefit
                                   plans or individual retirement accounts.
                                   Fiduciaries of such plans or accounts
                                   considering an investment in the Class A-2FL,
                                   Class A-5FL, Class A-MFL and Class A-JFL
                                   Certificates should note the additional
                                   representations required with respect to the
                                   purchase of the Class A-2FL, Class A-5FL,
                                   Class A-MFL and Class A-JFL Certificates as
                                   described under "ERISA Considerations" in
                                   this prospectus supplement.

LEGAL INVESTMENTS...............   The offered certificates will not constitute
                                   "mortgage related securities" for purposes of
                                   the Secondary Mortgage Market Enhancement Act
                                   of 1984, as amended.

                                   If your investment activities are subject to
                                   legal investment laws and regulations,
                                   regulatory capital requirements or review by
                                   regulatory authorities, then you may be
                                   subject to restrictions on investment in the
                                   offered certificates. You should consult your
                                   own legal advisors for assistance in
                                   determining the suitability of and
                                   consequences to you of the purchase,
                                   ownership and sale of the offered
                                   certificates. See "Legal Investment" in this
                                   prospectus supplement.

                                      S-48

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS...........................   Payments under the mortgage loans and the
                                   certificates are not insured or guaranteed by
                                   any governmental entity or insurer.
                                   Accordingly, the sources for repayment of
                                   your certificates are limited to amounts due
                                   with respect to the mortgage loans.

                                   You should consider all of the mortgage loans
                                   to be nonrecourse loans. Even in those cases
                                   where recourse to a borrower or guarantor is
                                   permitted under the related mortgage loan
                                   documents, we have not necessarily undertaken
                                   an evaluation of the financial condition of
                                   any of these persons. If a default occurs,
                                   the lender's remedies generally are limited
                                   to foreclosing against the specific
                                   properties and other assets that have been
                                   pledged to secure the mortgage loan. Those
                                   remedies may be insufficient to provide a
                                   full return on your investment. Payment of
                                   amounts due under a mortgage loan prior to
                                   its maturity or anticipated repayment date is
                                   primarily dependent on the sufficiency of the
                                   net operating income of the related mortgaged
                                   property. Payment of the balloon payment of a
                                   mortgage loan that is a balloon loan at its
                                   maturity, or on its anticipated repayment
                                   date, is primarily dependent upon the
                                   borrower's ability to sell or refinance the
                                   mortgaged property for an amount sufficient
                                   to repay the mortgage loan.

                                   In limited circumstances, LaSalle Bank
                                   National Association, Morgan Stanley Mortgage
                                   Capital Inc., Principal Commercial Funding
                                   II, LLC, Royal Bank of Canada, Prudential
                                   Mortgage Capital Funding, LLC, Wells Fargo
                                   Bank, National Association and National City
                                   Bank, each as a mortgage loan seller, may be
                                   obligated to repurchase or replace a mortgage
                                   loan that it sold to us if its
                                   representations and warranties concerning
                                   that mortgage loan are materially breached or
                                   if there are material defects in the
                                   documentation for that mortgage loan.
                                   However, there can be no assurance that any
                                   of these entities will be in a financial
                                   position to effect a repurchase or
                                   substitution. The representations and
                                   warranties address certain characteristics of
                                   the mortgage loans and mortgaged properties
                                   as of the date of issuance of the
                                   certificates. They do not relieve you or the
                                   trust of the risk of defaults and losses on
                                   the mortgage loans.

                                      S-49

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES....   The mortgage loans are secured by various
                                   types of income-producing commercial,
                                   multifamily and manufactured housing
                                   community properties. Commercial lending is
                                   generally thought to expose a lender to
                                   greater risk than one- to four-family
                                   residential lending because, among other
                                   things, it typically involves larger loans.

                                   421 mortgage loans, representing 99.9% of the
                                   initial outstanding pool balance (which
                                   include 353 mortgage loans in loan group 1,
                                   representing 99.9% of the initial outstanding
                                   loan group 1 balance, and 68 mortgage loans
                                   in loan group 2, representing 100% of the
                                   initial outstanding loan group 2 balance),
                                   were originated within 12 months prior to the
                                   cut-off date. Consequently, these mortgage
                                   loans do not have a long standing payment
                                   history.

                                   The repayment of a commercial mortgage loan
                                   is typically dependent upon the ability of
                                   the applicable property to produce cash flow.
                                   Even the liquidation value of a commercial
                                   property is determined, in substantial part,
                                   by the amount of the property's cash flow (or
                                   its potential to generate cash flow).
                                   However, net operating income and cash flow
                                   can be volatile and may be insufficient to
                                   cover debt service on the loan at any given
                                   time.

                                   The net operating income, cash flow and
                                   property value of the mortgaged properties
                                   may be adversely affected, among other
                                   things, by any one or more of the following
                                   factors:

                                   o   the age, design and construction quality
                                       of the property;

                                   o   perceptions regarding the safety,
                                       convenience and attractiveness of the
                                       property;

                                   o   the proximity and attractiveness of
                                       competing properties;

                                   o   the adequacy of the property's management
                                       and maintenance;

                                   o   increases in operating expenses at the
                                       property and in relation to competing
                                       properties;

                                   o   an increase in the capital expenditures
                                       needed to maintain the property or make
                                       improvements;

                                   o   the dependence upon a single tenant, or a
                                       concentration of tenants in a particular
                                       business or industry;

                                   o   a decline in the financial condition of a
                                       major tenant;

                                   o   the lack of operating history in the case
                                       of a newly built or renovated mortgaged
                                       property;

                                   o   changes or continued weakness in a
                                       specific industry segment that is
                                       important to the success of the related
                                       mortgaged real property;

                                      S-50

                                   o   if the mortgaged real property has uses
                                       subject to significant regulation,
                                       changes in applicable law;

                                   o   an increase in vacancy rates; and

                                   o   a decline in rental rates as leases are
                                       renewed or entered into with new tenants.

                                   Other factors are more general in nature,
                                   such as:

                                   o   national, regional or local economic
                                       conditions (including plant closings,
                                       military base closings, industry
                                       slowdowns and unemployment rates);

                                   o   local real estate conditions (such as an
                                       oversupply of competing properties,
                                       rental space or multifamily housing);

                                   o   demographic factors;

                                   o   decreases in consumer confidence (caused
                                       by events such as threatened or
                                       continuing military action, recent
                                       disclosures of wrongdoing or financial
                                       misstatements by major corporations and
                                       financial institutions and other
                                       factors);

                                   o   changes in consumer tastes and
                                       preferences; and

                                   o   retroactive changes in building codes.

                                   The volatility of net operating income will
                                   be influenced by many of the foregoing
                                   factors, as well as by:

                                   o   the length of tenant leases;

                                   o   the creditworthiness of tenants;

                                   o   the level of tenant defaults;

                                   o   the ability to convert an unsuccessful
                                       property to an alternative use;

                                   o   new construction in the same market as
                                       the mortgaged property;

                                   o   rent control and stabilization laws;

                                   o   the number and diversity of tenants;

                                   o   the rate at which new rentals occur; and

                                   o   the property's operating leverage (which
                                       is the percentage of total property
                                       expenses in relation to revenue), the
                                       ratio of fixed operating expenses to
                                       those that vary with revenues, and the
                                       level of capital expenditures required to
                                       maintain the property and to retain or
                                       replace tenants.

                                      S-51

                                   A decline in the real estate market or in the
                                   financial condition of a major tenant will
                                   tend to have a more immediate effect on the
                                   net operating income of properties with
                                   short-term revenue sources (such as
                                   short-term or month-to-month leases) and may
                                   lead to higher rates of delinquency or
                                   defaults under mortgage loans secured by
                                   those properties.

SEASONED MORTGAGE LOANS SECURED
BY OLDER MORTGAGED PROPERTIES
PRESENT ADDITIONAL RISKS OF
REPAYMENT.......................   2 mortgage loans, representing 0.1% of the
                                   initial outstanding pool balance (which are
                                   in loan group 1, representing 0.1% of the
                                   initial outstanding loan group 1 balance),
                                   are not newly originated and have been
                                   outstanding for 12 or more months prior to
                                   the cut-off date. While seasoned mortgage
                                   loans generally have the benefit of
                                   established payment histories, there are a
                                   number of risks associated with seasoned
                                   mortgage loans that are not present, or
                                   present to a lesser degree, with more
                                   recently originated mortgage loans. For
                                   example,

                                   o   property values and the surrounding
                                       neighborhood may have changed since
                                       origination;

                                   o   origination standards at the time the
                                       mortgage loan was originated may have
                                       been different than current origination
                                       standards;

                                   o   the market for any related business may
                                       have changed from the time the mortgage
                                       loan was originated;

                                   o   the current financial performance of the
                                       related borrower, its business, or the
                                       related mortgaged property in general,
                                       may be different than at origination; and

                                   o   the environmental and engineering
                                       characteristics of the mortgaged property
                                       or improvements may have changed.

                                   Among other things, those factors make it
                                   difficult to estimate the current value of
                                   the related mortgaged property, and estimated
                                   values of mortgaged properties discussed in
                                   this prospectus supplement, to the extent
                                   based upon or extrapolated from general
                                   market data, may not be accurate in the case
                                   of particular mortgaged properties.

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST SHOULD BE EVALUATED
SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF
OUR OTHER TRUSTS................   While there may be certain common factors
                                   affecting the performance and value of
                                   income-producing real properties in general,
                                   those factors do not apply equally to all
                                   income-producing real properties and, in many
                                   cases, there are unique factors that will
                                   affect the performance and/or value of a
                                   particular income-producing real property.
                                   Moreover, the effect of a given factor on a
                                   particular real property will depend on a
                                   number of variables, including but not
                                   limited to property type, geographic
                                   location, competition, sponsorship and other
                                   characteristics of the property and the
                                   related mortgage loan. Each income-producing
                                   real property represents a separate and
                                   distinct business venture; and, as

                                      S-52

                                   a result, each of the multifamily and
                                   commercial mortgage loans included in one of
                                   the depositor's trusts requires a unique
                                   underwriting analysis. Furthermore, economic
                                   and other conditions affecting real
                                   properties, whether worldwide, national,
                                   regional or local, vary over time. The
                                   performance of a pool of mortgage loans
                                   originated and outstanding under a given set
                                   of economic conditions may vary significantly
                                   from the performance of an otherwise
                                   comparable mortgage pool originated and
                                   outstanding under a different set of economic
                                   conditions. Accordingly, investors should
                                   evaluate the mortgage loans underlying the
                                   offered certificates independently from the
                                   performance of mortgage loans underlying any
                                   other series of certificates.

                                   As a result of the distinct nature of each
                                   pool of commercial mortgage loans, and the
                                   separate mortgage loans within the pool, this
                                   prospectus supplement does not include
                                   disclosure concerning the delinquency and
                                   loss experience of static pools of periodic
                                   originations by the sponsors of commercial
                                   mortgage loans (known as "static pool
                                   information"). Because of the highly
                                   heterogeneous nature of the assets in
                                   commercial mortgage backed securities
                                   transactions, static pool information for
                                   prior securitized pools, even those involving
                                   the same property types (e.g., hotels or
                                   office buildings), may be misleading, because
                                   the economics of the properties and terms of
                                   the loans may be materially different. In
                                   particular, static pool information showing a
                                   low level of delinquencies and defaults would
                                   not be indicative of the performance of this
                                   pool or any other pools of mortgage loans
                                   originated by the same sponsor or sponsors.
                                   Therefore, investors should evaluate this
                                   offering on the basis of the information set
                                   forth in this prospectus supplement with
                                   respect to the mortgage loans, and not on the
                                   basis of any successful performance of other
                                   pools of securitized commercial mortgage
                                   loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING
HISTORY.........................   The properties securing certain of the
                                   mortgage loans are newly constructed and/or
                                   recently opened and, as such, have a limited
                                   operating history. There can be no assurance
                                   that any of the properties, whether newly
                                   constructed and/or recently opened or
                                   otherwise, will perform as anticipated.

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES....................   Some of the mortgaged properties may not be
                                   readily convertible to alternative uses if
                                   those properties were to become unprofitable
                                   for any reason. This is because:

                                   o   converting commercial properties to
                                       alternate uses or converting
                                       single-tenant commercial properties to
                                       multi-tenant properties generally
                                       requires substantial capital
                                       expenditures; and

                                   o   zoning or other restrictions also may
                                       prevent alternative uses.

                                   The liquidation value of a mortgaged property
                                   not readily convertible to an alternative use
                                   may be substantially less than would be the
                                   case if the mortgaged property were readily
                                   adaptable to other uses. If this type of
                                   mortgaged property were liquidated and a
                                   lower liquidation

                                      S-53

                                   value were obtained, less funds would be
                                   available for distributions on your
                                   certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT
OPERATING INCOME................   Various factors may adversely affect the
                                   value of the mortgaged properties without
                                   affecting the properties' current net
                                   operating income. These factors include,
                                   among others:

                                   o   changes in the local, regional or
                                       national economy;

                                   o   changes in governmental regulations,
                                       fiscal policy, zoning or tax laws;

                                   o   potential environmental legislation or
                                       liabilities or other legal liabilities;

                                   o   proximity and attractiveness of competing
                                       properties;

                                   o   new construction of competing properties
                                       in the same market;

                                   o   convertibility of a property to an
                                       alternative use;

                                   o   the availability of refinancing;

                                   o   changes in interest rate levels;

                                   o   the age, quality, functionality and
                                       design of the project;

                                   o   increases in operating costs;

                                   o   an increase in the capital expenditures
                                       needed to maintain the properties or make
                                       improvements; and

                                   o   increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES....................   A deterioration in the financial condition of
                                   a tenant can be particularly significant if a
                                   mortgaged property is leased to a single or
                                   large tenant or a small number of tenants
                                   because rent payable by such tenants
                                   generally will represent all or a significant
                                   portion of the cash flow available to the
                                   borrower to pay its obligations to the
                                   lender. We cannot provide assurances that any
                                   major tenant will continue to perform its
                                   obligations under its lease. 93 of the
                                   mortgaged properties, securing 8.1% of the
                                   initial outstanding pool balance (and
                                   securing 9.6% of the initial outstanding loan
                                   group 1 balance), are leased to single
                                   tenants, and with respect to 5 of those
                                   mortgaged properties, securing 0.4% of the
                                   initial outstanding pool balance (and
                                   securing 0.5% of the initial outstanding loan
                                   group 1 balance), the sole tenant is related
                                   to the borrower.

                                      S-54

                                   Mortgaged properties leased to a single
                                   tenant or a small number of tenants are more
                                   susceptible to interruptions of cash flow if
                                   a tenant fails to renew its lease or defaults
                                   under its lease. This is so because:

                                   o   the financial effect of the absence of
                                       rental income may be severe;

                                   o   more time may be required to re-lease the
                                       space; and

                                   o   substantial capital costs may be incurred
                                       to make the space appropriate for
                                       replacement tenants.

                                   In addition to tenant concentration, another
                                   factor that you should consider is that
                                   retail, industrial and office properties also
                                   may be adversely affected if there is a
                                   concentration of tenants in the same or
                                   similar business or industry.

                                   In some cases, the sole or a significant
                                   tenant is related to the subject borrower or
                                   an affiliate of that borrower.

                                   For further information with respect to
                                   tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES............   If a mortgaged property has multiple tenants,
                                   re-leasing costs and costs of enforcing
                                   remedies against defaulting tenants may be
                                   more frequent than in the case of mortgaged
                                   properties with fewer tenants, thereby
                                   reducing the cash flow available for debt
                                   service payments. These costs may cause a
                                   borrower to default in its obligations to a
                                   lender which could reduce cash flow available
                                   for debt service payments. Multi-tenanted
                                   mortgaged properties also may experience
                                   higher continuing vacancy rates and greater
                                   volatility in rental income and expenses.

THE RELATED BORROWERS MAY HAVE
DIFFICULTY RE-LEASING
MORTGAGED PROPERTIES ...........   Repayment of mortgage loans secured by
                                   retail, office and industrial properties will
                                   be affected by the expiration of leases and
                                   the ability of the related borrowers and
                                   property managers to renew the leases or to
                                   relet the space on comparable terms. Certain
                                   mortgaged properties may be leased in whole
                                   or in part to government sponsored tenants
                                   who have the right to cancel their leases at
                                   any time because of lack of appropriations.
                                   Certain tenants at the retail properties,
                                   including without limitation, anchor tenants,
                                   may have the right to terminate their leases
                                   if certain other tenants are not operating,
                                   or if their sales at the property do not
                                   reach a specified level. Even if vacated
                                   space is successfully relet, the costs
                                   associated with reletting, including tenant
                                   improvements and leasing commissions, could
                                   be substantial and could reduce cash flow
                                   from the related mortgaged properties. 168 of
                                   the mortgaged properties, securing
                                   approximately 59.0% of the initial
                                   outstanding pool balance (excluding
                                   multifamily, manufactured housing, self
                                   storage, hospitality, land and certain other
                                   property types) all of which are in loan
                                   group 1 representing 59.0% of the initial
                                   loan group 1 balance (excluding multifamily,
                                   manufactured housing, self storage,
                                   hospitality, land and certain other property
                                   types), have

                                      S-55

                                   reserves, as of the cut-off date, for tenant
                                   improvements and leasing commissions which
                                   may serve to defray those costs. There can be
                                   no assurances, however, that the funds (if
                                   any) held in those reserves for tenant
                                   improvements and leasing commissions will be
                                   sufficient to cover the costs and expenses
                                   associated with tenant improvements or
                                   leasing commission obligations. In addition,
                                   if a tenant defaults in its obligations to a
                                   borrower, the borrower may incur substantial
                                   costs and experience significant delays
                                   associated with enforcing rights and
                                   protecting its investment, including costs
                                   incurred in renovating or reletting the
                                   property.

THE CONCENTRATION OF LOANS WITH
THE SAME OR RELATED BORROWERS
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES....................   The effect of mortgage pool loan losses will
                                   be more severe:

                                   o   if the pool is comprised of a small
                                       number of loans, each with a relatively
                                       large principal amount; or

                                   o   if the losses relate to loans that
                                       account for a disproportionately large
                                       percentage of the aggregate principal
                                       balance of all mortgage loans.

                                   Mortgage loans with the same borrower or
                                   related borrowers pose additional risks.
                                   Among other things, financial difficulty at
                                   one mortgaged real property could cause the
                                   owner to defer maintenance at another
                                   mortgaged real property in order to satisfy
                                   current expenses with respect to the troubled
                                   mortgaged real property; related borrowers
                                   who have common general partners or common
                                   managing members could increase the risk that
                                   any financial setback or bankruptcy
                                   proceeding involving such partners could have
                                   an impact on the pool of mortgage loans,
                                   related borrowers who have common affiliated
                                   property managers could increase the risk
                                   that a financial setback or bankruptcy
                                   proceeding involving such property manager
                                   could have an impact on the pool of mortgage
                                   loans and the owner could attempt to avert
                                   foreclosure on one mortgaged real property by
                                   filing a bankruptcy petition that might have
                                   the effect of interrupting monthly payments
                                   for an indefinite period on all of the
                                   related mortgage loans.

                                   32 groups of mortgage loans are made to the
                                   same borrower or borrowers related through
                                   common ownership and where, in general, the
                                   related mortgaged properties are commonly
                                   managed. The related borrower concentrations
                                   of the three largest groups in the mortgage
                                   pool represent 2.9%, 2.8% and 2.5%,
                                   respectively, of the initial outstanding pool
                                   balance. The related borrower concentrations
                                   of the three largest groups exclusively in
                                   loan group 1 represent 3.4%, 3.0% and 2.2%,
                                   respectively, of the initial outstanding loan
                                   group 1 balance. The related borrower
                                   concentrations of the three largest groups
                                   exclusively in loan group 2 represent 18.8%,
                                   2.7% and 1.6%, respectively, of the initial
                                   outstanding loan group 2 balance.

                                   The largest mortgage loan in the mortgage
                                   pool represents 15.8% of the initial
                                   outstanding pool balance. The second largest
                                   mortgage loan in the mortgage pool represents
                                   6.1% of the initial outstanding pool balance.
                                   The third largest mortgage loan in the
                                   mortgage pool represents 4.3% of the initial
                                   outstanding pool balance. Each of the

                                      S-56

                                   other mortgage loans represents less than
                                   4.0% of the initial outstanding pool balance.

                                   The largest mortgage loan in loan group 1
                                   represents 18.5% of the initial outstanding
                                   loan group 1 balance. The second largest
                                   mortgage loan in loan group 1 represents 7.2%
                                   of the initial outstanding loan group 1
                                   balance. The third largest mortgage loan in
                                   loan group 1 represents 5.1% of the initial
                                   outstanding loan group 1 balance. Each of the
                                   other mortgage loans represents less than
                                   2.6% of the initial outstanding loan group 1
                                   balance.

                                   The largest mortgage loan in loan group 2
                                   represents 26.9% of the initial outstanding
                                   loan group 2 balance. The second largest
                                   mortgage loan in loan group 2 represents 5.8%
                                   of the initial outstanding loan group 2
                                   balance. The third largest mortgage loan in
                                   loan group 2 represents 5.0% of the initial
                                   outstanding loan group 2 balance. Each of the
                                   other mortgage loans represents less than
                                   4.7% of the initial outstanding loan group 2
                                   balance.

                                   Mortgage Loan No 1, Beacon Seattle & DC
                                   Portfolio, represents approximately 15.8% of
                                   the initial outstanding pool balance, and
                                   therefore, the related borrowers/property
                                   group is a "significant obligor" as defined
                                   in Regulation AB. See Appendix IV for the
                                   description of the significant obligor and
                                   certain financial information thereof.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES INCREASES
THE POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES...........   A concentration of mortgage loans secured by
                                   the same property type can increase the risk
                                   that a decline in a particular industry will
                                   have a disproportionately large impact on the
                                   pool of mortgage loans or a particular loan
                                   group. The following property types represent
                                   the indicated percentage of the initial
                                   outstanding pool balance:

                                   o   office properties represent 37.6%;

                                   o   retail properties represent 29.9%;

                                   o   multifamily properties represent 11.6%;

                                   o   industrial properties represent 5.8%;

                                   o   hospitality properties represent 4.6%;

                                   o   manufactured housing communities
                                       represent 4.1%;

                                   o   mixed use properties represent 3.3%;

                                   o   self storage properties represent 2.8%;

                                   o   land represents 0.2%; and

                                   o   other properties represent 0.0%.

                                   For information regarding the types of
                                   properties securing the mortgage loans
                                   included in loan group 1 or loan group 2, see
                                   Appendix I to this prospectus supplement.

                                      S-57

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON
YOUR CERTIFICATES...............   Concentrations of mortgaged properties in
                                   geographic areas may increase the risk that
                                   adverse economic or other developments or a
                                   natural disaster or act of terrorism
                                   affecting a particular region of the country
                                   could increase the frequency and severity of
                                   losses on mortgage loans secured by those
                                   properties. In the past, several regions of
                                   the United States have experienced
                                   significant real estate downturns at times
                                   when other regions have not. Regional
                                   economic declines or adverse conditions in
                                   regional real estate markets could adversely
                                   affect the income from, and market value of,
                                   the mortgaged properties located in the
                                   region. Other regional factors--e.g.,
                                   earthquakes, floods or hurricanes or changes
                                   in governmental rules or fiscal
                                   policies--also may adversely affect those
                                   mortgaged properties.

                                   The mortgaged properties are located
                                   throughout 46 states and the District of
                                   Columbia (which include 45 states and the
                                   District of Columbia for loan group 1 and 30
                                   states for loan group 2). Mortgage loans
                                   representing 12.8%, 12.0%, 8.5%, 8.2% and
                                   6.1% of the initial outstanding pool balance
                                   are secured by mortgaged properties located
                                   in California, Washington, Colorado, Arizona
                                   and Virginia, respectively, and
                                   concentrations of mortgaged properties, in
                                   each case, securing no more than 4.9% of the
                                   initial outstanding pool balance, also exist
                                   in several other states. Mortgaged properties
                                   located in California may be more susceptible
                                   to some types of special hazards that may not
                                   be covered by insurance (such as earthquakes)
                                   than properties located in other parts of the
                                   country. If a borrower does not have
                                   insurance against those risks and a severe
                                   casualty occurs at a mortgaged property, the
                                   borrower may be unable to generate income
                                   from the mortgaged property in order to make
                                   payments on the related mortgage loan. The
                                   mortgage loans generally do not require any
                                   borrowers to maintain earthquake insurance.

                                   For information regarding the location of the
                                   properties securing the mortgage loans
                                   included in loan group 1 and loan group 2,
                                   see Appendix I to this prospectus supplement.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES......................   108 of the mortgaged properties, securing
                                   mortgage loans representing 37.6% of the
                                   initial outstanding pool balance (and
                                   representing 44.2% of the initial outstanding
                                   loan group 1 balance), are office properties.

                                   A large number of factors may affect the
                                   value of these office properties, including:

                                   o   the quality of an office building's
                                       tenants;

                                   o   the diversity of an office building's
                                       tenants, reliance on a single or dominant
                                       tenant or tenants in a volatile industry
                                       (e.g., technology and internet companies
                                       that have experienced or may in the
                                       future experience circumstances that make
                                       their businesses volatile);

                                      S-58

                                   o   adverse changes in population, employment
                                       growth and patterns of telecommuting and
                                       sharing office spaces;

                                   o   the physical attributes of the building
                                       in relation to competing buildings (e.g.,
                                       age, condition, design, location, access
                                       to transportation and ability to offer
                                       certain amenities, such as sophisticated
                                       building systems);

                                   o   the availability of parking;

                                   o   the desirability of the area as a
                                       business location;

                                   o   the strength and nature of the local
                                       economy (including labor costs and
                                       quality, tax environment and quality of
                                       life for employees); and

                                   o   the suitability of a space for re-leasing
                                       without significant build-out costs.

                                   Moreover, the cost of refitting office space
                                   for a new tenant is often higher than the
                                   cost of refitting other types of property.

                                   Included in the office properties referenced
                                   above are 8 medical office properties, which
                                   secure approximately 1.5% of the initial
                                   outstanding pool balance (representing 1.8%
                                   of the initial outstanding loan group 1
                                   balance). The performance of a medical office
                                   property may depend on the proximity of that
                                   property to a hospital or other health care
                                   establishment and on reimbursements for
                                   patient fees from private or
                                   government-sponsored insurance companies. The
                                   sudden closure of a nearby hospital may
                                   adversely affect the value of a medical
                                   office property. In addition, the performance
                                   of a medical office property may depend on
                                   reimbursements for patient fees from private
                                   or government-sponsored insurers and issues
                                   related to reimbursement (ranging from non
                                   payment to delays in payment) from those
                                   insurers could adversely impact cash flow at
                                   the applicable mortgaged properties.
                                   Moreover, medical office properties appeal to
                                   a narrow market of tenants and the value of a
                                   medical office property may be adversely
                                   affected by the availability of competing
                                   medical office properties.

                                   With respect to Mortgage Loan No. 1, Beacon
                                   Seattle & DC Portfolio, the lender does not
                                   have a mortgage lien on certain properties
                                   but has a pledge of the borrower's joint
                                   venture interest in the property owner,
                                   and/or certain rights to proceeds from the
                                   related joint venture (or property owner)
                                   regarding those properties. See "Appendix
                                   IV--Significant Loan Summaries." With respect
                                   to such property, the lender would not be
                                   able to foreclose on or take possession of
                                   such property. Because a pledged equity
                                   interest in such property will not qualify as
                                   an interest in real property or as personal
                                   property incidental to real property, the
                                   REMIC Regulations will restrict the trust
                                   from taking title to such pledged interest.
                                   Therefore, upon the occurrence of an event of
                                   default under the related mortgage loan, the
                                   trust will not be permitted to take title to
                                   such pledged interest, but rather will be
                                   required to exercise the legal remedies
                                   available to it under applicable law to sell
                                   such pledged equity interest and apply the
                                   proceeds toward the repayment of such
                                   mortgage loan. Depending on market
                                   conditions, the proceeds from the sale of
                                   such pledged equity interest could be less
                                   than the proceeds that would be received if
                                   the special

                                      S-59

                                   servicer would have foreclosed on such
                                   interests and sold them at a later date. In
                                   addition, with respect to a property for
                                   which the lender does not have a mortgage
                                   lien but has only certain rights to proceeds
                                   from the related joint venture (or property
                                   owner), the lender does not have a lien on
                                   such property or a pledge of equity in the
                                   related property owner and has solely an
                                   unsecured contract right from the borrower to
                                   the payment of certain proceeds from the
                                   related property. Although failure by the
                                   borrower or its affiliates to exercise any
                                   available remedy (including commencing and
                                   diligently pursuing litigation) to cause
                                   proceeds to be delivered would constitute an
                                   event of default under the related mortgage
                                   loan, upon the occurrence of an event of
                                   default, the lender would not be able to
                                   foreclose or realize upon any collateral with
                                   respect to such mortgage loan. Any
                                   misappropriation, conversion or application
                                   of such proceeds in contravention of the loan
                                   documents is a recourse carve-out event
                                   covered by the recourse guaranty from the
                                   borrower principal. In the event that the
                                   lender's sole interest in the related
                                   property consists of a contractual obligation
                                   of the borrower to cause its affiliated
                                   property owners to pay certain proceeds from
                                   such properties to the lender, if the owner
                                   of such property were to become insolvent or
                                   become a debtor in a bankruptcy proceeding,
                                   the lender would not be a creditor of the
                                   owner, nor would the lender have a security
                                   interest in the underlying real property.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES......................   168 of the mortgaged properties securing
                                   29.9% of the initial outstanding pool balance
                                   (representing 35.0% of the initial
                                   outstanding loan group 1 balance), are retail
                                   properties. The quality and success of a
                                   retail property's tenants significantly
                                   affect the property's value. The success of
                                   retail properties can be adversely affected
                                   by local competitive conditions and changes
                                   in consumer spending patterns. A borrower's
                                   ability to make debt service payments can be
                                   adversely affected if rents are based on a
                                   percentage of the tenant's sales and sales
                                   decline or if the closure of one store gives
                                   rise to lease provisions permitting the
                                   closure of another store. Additional factors
                                   that can affect the success of a retail
                                   property include that certain tenants may
                                   have rights to terminate their leases, the
                                   location of the subject property and the
                                   physical condition and amenities of the
                                   subject property in relation to competing
                                   buildings.

                                   An "anchor tenant" is proportionately larger
                                   in size than other tenants at a retail
                                   property and is considered to be vital in
                                   attracting customers to a retail property,
                                   whether or not the anchor tenant's premises
                                   are part of the mortgaged property. 111 of
                                   the mortgaged properties, securing 25.3% of
                                   the initial outstanding pool balance
                                   (representing 29.7% of the initial
                                   outstanding loan group 1 balance), are
                                   properties considered by the applicable
                                   mortgage loan seller to be occupied by,
                                   leased to or adjacent to one or more anchor
                                   tenants.

                                      S-60

                                   The presence or absence of an anchor store in
                                   a shopping center also can be important
                                   because anchor stores play a key role in
                                   generating customer traffic and making a
                                   center desirable for other tenants.
                                   Consequently, the economic performance of an
                                   anchored retail property will be adversely
                                   affected by:

                                   o   an anchor store's failure to renew its
                                       lease;

                                   o   termination of an anchor store's lease;

                                   o   the bankruptcy or economic decline of an
                                       anchor store or self-owned anchor or the
                                       parent company thereof; or

                                   o   the cessation of the business of an
                                       anchor store at the shopping center, even
                                       if, as a tenant, it continues to pay
                                       rent.

                                   There may be retail properties with anchor
                                   stores that are permitted to cease operating
                                   at any time if certain other stores are not
                                   operated at those locations. Furthermore,
                                   there may be non-anchor tenants that are
                                   permitted to offset all or a portion of their
                                   rent, pay rent based solely on a percentage
                                   of their sales, or terminate their leases if
                                   certain anchor stores and/or major tenants
                                   are either not operated or fail to meet
                                   certain business objectives.

                                   Retail properties also face competition from
                                   sources outside a given real estate market.
                                   For example, all of the following compete
                                   with more traditional retail properties for
                                   consumer dollars: factory outlet centers,
                                   discount shopping centers and clubs,
                                   catalogue retailers, home shopping networks,
                                   internet websites and telemarketing.
                                   Continued growth of these alternative retail
                                   outlets, which often have lower operating
                                   costs, could adversely affect the rents
                                   collectible at the retail properties included
                                   in the mortgage pool, as well as the income
                                   from, and market value of, the mortgaged
                                   properties. Moreover, additional competing
                                   retail properties may be built in the areas
                                   where the retail properties are located,
                                   which could adversely affect the rents
                                   collectible at the retail properties included
                                   in the mortgage pool, as well as the income
                                   from, and market value of, the mortgaged
                                   properties.

MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES.......   102 of the mortgaged properties, securing
                                   mortgage loans representing 11.6% of the
                                   initial outstanding pool balance (which
                                   include 6 mortgage loans in loan group 1,
                                   representing 0.7% of the initial outstanding
                                   loan group 1 balance and 96 mortgage loans in
                                   loan group 2, representing 74.7% of the
                                   initial outstanding loan group 2 balance),
                                   are multifamily properties.

                                   A large number of factors may affect the
                                   value and successful operation of these
                                   multifamily properties, including:

                                   o   the physical attributes of the apartment
                                       building, such as its age, appearance and
                                       construction quality;

                                   o   the location of the property;

                                   o   distance from employment centers and
                                       shopping areas;

                                      S-61

                                   o   the ability of management to provide
                                       adequate maintenance and insurance;

                                   o   the types of services and amenities
                                       provided at the property;

                                   o   the property's reputation;

                                   o   the level of mortgage interest rates and
                                       income and economic conditions (which may
                                       encourage tenants to purchase rather than
                                       rent housing);

                                   o   the presence of competing properties;

                                   o   adverse local or national economic
                                       conditions which may limit the rent that
                                       may be charged and which may result in
                                       increased vacancies;

                                   o   the tenant mix (such as tenants being
                                       predominantly students or military
                                       personnel or employees of a particular
                                       business) and requirements that tenants
                                       meet certain criteria (such as age
                                       restrictions for senior housing);

                                   o   in the case of any student housing
                                       facilities, which may be more susceptible
                                       to damage or wear and tear than other
                                       types of multifamily housing, the
                                       reliance on the financial well-being of
                                       the college or university to which it
                                       relates, competition from on-campus
                                       housing units (which may adversely affect
                                       occupancy), the physical layout of the
                                       housing (which may not be readily
                                       convertible to traditional multifamily
                                       use), and student tenants having a higher
                                       turnover rate than other types of
                                       multifamily tenants, which in certain
                                       cases is compounded by the fact that
                                       student leases are available for periods
                                       of less than 12 months;

                                   o   state and local regulations (which may
                                       limit the ability to increase rents); and

                                   o   government assistance/rent subsidy
                                       programs (which may influence tenant
                                       mobility).

                                   In addition to state regulation of the
                                   landlord/tenant relationship, certain
                                   counties and municipalities impose rent
                                   control on apartment buildings. These
                                   ordinances may limit rent increases to fixed
                                   percentages, to percentages of increases in
                                   the consumer price index, to increases set or
                                   approved by a governmental agency, or to
                                   increases determined through mediation or
                                   binding arbitration. Any limitations on a
                                   borrower's ability to raise property rents
                                   may impair such borrower's ability to repay
                                   its multifamily loan from its net operating
                                   income or the proceeds of a sale or
                                   refinancing of the related multifamily
                                   property.

                                   Certain of the mortgage loans are secured or
                                   may be secured in the future by mortgaged
                                   properties that are subject to certain
                                   affordable housing covenants and other
                                   covenants and restrictions with respect to
                                   various tax credit, city, state and federal
                                   housing subsidies, rent stabilization or
                                   similar programs, in respect of various units
                                   within the mortgaged properties. The
                                   limitations and restrictions imposed by these
                                   programs could result in losses on the
                                   mortgage loans. In addition, in the event
                                   that the program is cancelled, it could
                                   result in

                                      S-62

                                   less income for the project. These programs
                                   may include, among others:

                                   o   rent limitations that would adversely
                                       affect the ability of borrower to
                                       increase rents to maintain the condition
                                       of their mortgaged properties and satisfy
                                       operating expense;

                                   o   covenants that require a minimum number
                                       or percentage of units be rented to
                                       tenants who have incomes that are
                                       substantially lower than median incomes
                                       in the applicable area or region; and

                                   o   tenant income restrictions that may
                                       reduce the number of eligible tenants in
                                       those mortgaged properties and result in
                                       a reduction in occupancy rates.

                                   The difference in rents between subsidized or
                                   supported properties and other multifamily
                                   rental properties in the same area may not be
                                   a sufficient economic incentive for some
                                   eligible tenants to reside at a subsidized or
                                   supported property that may have fewer
                                   amenities or be less attractive as a
                                   residence. As a result, occupancy levels at a
                                   subsidized or supported property may decline,
                                   which may adversely affect the value and
                                   successful operation of such property.

                                   In addition, multifamily rental properties
                                   and manufactured housing properties are part
                                   of a market that, in general, is
                                   characterized by low barriers to entry. Thus,
                                   a particular multifamily rental/manufactured
                                   housing property market with historically low
                                   vacancies could experience substantial new
                                   construction and a resultant oversupply of
                                   rental units within a relatively short period
                                   of time. Because leases with respect to a
                                   multifamily rental/manufactured housing
                                   property are typically leased on a short-term
                                   basis, the tenants residing at a particular
                                   property may easily move to alternative
                                   multifamily rental/manufactured housing
                                   properties with more desirable amenities or
                                   locations or to single family housing.

                                   Some of the mortgaged real properties have
                                   tenants that rely on rent subsidies under
                                   various government funded programs, including
                                   the Section 8 Tenant-Based Assistance Rental
                                   Certificate Program of the United States
                                   Department Housing and Urban Development.
                                   With respect to certain of the mortgage
                                   loans, the borrower may receive subsidies or
                                   other assistance from government programs.
                                   The related mortgage loan seller may have
                                   underwritten the related mortgage loan on the
                                   assumption that such assistance will
                                   continue. Loss of any applicable assistance
                                   could have an adverse effect on the ability
                                   of the related borrower to make timely
                                   payments of debt service. In addition, the
                                   restrictions described above relating to the
                                   use of the related mortgaged real property
                                   could reduce the market value of the related
                                   mortgaged real property.

                                   Generally, the mortgaged real property must
                                   satisfy certain requirements, the borrower
                                   must observe certain leasing practices and/or
                                   the tenant(s) must regularly meet certain
                                   income requirements or the mortgaged property
                                   must have certain other characteristics
                                   consistent with government policy related the
                                   applicable program. There is no assurance
                                   that such programs will be continued in their
                                   present form, that the borrower will continue
                                   to comply with the requirements of the
                                   programs to enable the borrower to receive
                                   the

                                      S-63

                                   subsidies in the future, that the investors
                                   in such borrower will continue to receive the
                                   related tax benefit or that the level of
                                   assistance provided will be sufficient to
                                   generate enough revenues for the related
                                   borrower to meet its obligations under the
                                   related mortgage loans

                                   In addition, under the Federal Fair Housing
                                   Act, analogous statutes in some states and
                                   regulations and guidelines issued pursuant to
                                   those laws, any and all otherwise-available
                                   units in a multifamily apartment building
                                   must be made available to any disabled person
                                   who meets the financial criteria generally
                                   applied by the landlord, including
                                   implementing alterations and accommodations
                                   in certain circumstances. The costs of this
                                   compliance may be high and the penalties for
                                   noncompliance may be severe. Thus, these fair
                                   housing statutes, regulations and guidelines
                                   present a risk of increased operating costs
                                   to the borrowers under the pooled mortgage
                                   loans secured by multifamily apartment
                                   buildings, which may reduce (perhaps
                                   significantly) amounts available for payment
                                   on the related pooled mortgage loan.

CONDOMINIUM OWNERSHIP MAY
LIMIT USE AND IMPROVEMENTS......   Certain of the mortgage loans that we intend
                                   to include in the issuing entity are secured
                                   by a mortgaged real property that consists of
                                   the related borrower's interest in
                                   condominium interests in buildings and/or
                                   other improvements, the related percentage
                                   interests in the common areas and the related
                                   voting rights in the condominium association.
                                   Such interests may in some cases constitute
                                   less than a majority of such voting rights.
                                   In the case of condominiums, a board of
                                   managers generally has discretion to make
                                   decisions affecting the condominium building
                                   and there may be no assurance that the
                                   borrower under a mortgage loan secured by one
                                   or more interests in that condominium will
                                   have any control over decisions made by the
                                   related board of managers. Thus, decisions
                                   made by that board of managers, including
                                   regarding assessments to be paid by the unit
                                   owners, insurance to be maintained on the
                                   condominium building and many other decisions
                                   affecting the maintenance, repair and, in the
                                   event of a casualty or condemnation,
                                   restoration of that building, may have a
                                   significant impact on the mortgage loans in
                                   the issuing entity that are secured by
                                   mortgaged real properties consisting of such
                                   condominium interests. There can be no
                                   assurance that the related board of managers
                                   will always act in the best interests of the
                                   borrower under those mortgage loans. Further,
                                   due to the nature of condominiums, a default
                                   under the related mortgage loan will not
                                   allow the special servicer the same
                                   flexibility in realizing on the collateral as
                                   is generally available with respect to
                                   properties that are not condominiums. For
                                   example, a mortgaged real property may not be
                                   readily convertible due to restrictive
                                   covenants applicable to a mortgaged real
                                   property subject to a condominium regime. The
                                   rights of other unit owners, the documents
                                   governing the management of the condominium
                                   units and the state and local laws applicable
                                   to condominium units must be considered.
                                   Certain transfers of condominium units may
                                   require filings with state agencies or other
                                   governmental authorities. In addition, in the
                                   event of a casualty with respect to such a
                                   mortgaged real property, due to the possible
                                   existence of multiple loss payees on any
                                   insurance policy covering that mortgaged real
                                   property, there could be a delay in the
                                   allocation of related insurance proceeds if
                                   any. Consequently, servicing and realizing
                                   upon the collateral described above could
                                   subject the certificateholders to a greater
                                   delay, expense and risk than

                                      S-64

                                   with respect to a mortgage loan secured by a
                                   property that is not a condominium.

INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES........   44 of the mortgaged properties, securing
                                   mortgage loans representing 5.8% of the
                                   initial outstanding pool balance (and
                                   representing 6.8% of the initial outstanding
                                   loan group 1 balance), are industrial
                                   properties. Various factors may adversely
                                   affect the economic performance of these
                                   industrial properties, which could adversely
                                   affect payments on your certificates,
                                   including:

                                   o   quality of tenant;

                                   o   reduced demand for industrial space
                                       because of a decline in a particular
                                       industry segment;

                                   o   increased supply of competing industrial
                                       space because of relative ease in
                                       constructing buildings of this type;

                                   o   a property becoming functionally
                                       obsolete;

                                   o   insufficient supply of labor to meet
                                       demand;

                                   o   changes in access to the property, energy
                                       prices, strikes, relocation of highways
                                       or the construction of additional
                                       highways;

                                   o   location of the property in relation to
                                       access to transportation;

                                   o   suitability for a particular tenant;

                                   o   building design and adaptability;

                                   o   expense to convert a previously adapted
                                       space to other use;

                                   o   a change in the proximity of supply
                                       sources; and

                                   o   environmental hazards.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF HOSPITALITY PROPERTIES.......   31 of the mortgaged properties, securing
                                   mortgage loans representing 4.6% of the
                                   initial outstanding pool balance (and
                                   representing 5.4% of the initial outstanding
                                   loan group 1 balance), are hospitality
                                   properties. Various factors may adversely
                                   affect the economic performance of a
                                   hospitality property, including:

                                   o   location of property and proximity of a
                                       hotel property to major population
                                       centers or attractions;

                                   o   adverse economic and social conditions,
                                       either local, regional, national or
                                       international, which may limit the amount
                                       that can be charged for a room and reduce
                                       occupancy levels;

                                   o   the construction of competing hotels or
                                       resorts;

                                      S-65

                                   o   continuing expenditures for modernizing,
                                       refurbishing and maintaining existing
                                       facilities prior to the expiration of
                                       their anticipated useful lives;

                                   o   franchise affiliation (or lack thereof);

                                   o   limited service hospitality properties
                                       have lower barriers to entry than other
                                       types of hospitality properties, and over
                                       building could occur;

                                   o   a deterioration in the financial strength
                                       or managerial capabilities of the owner
                                       and/or operator of a hotel; and

                                   o   changes in travel patterns, terrorist
                                       attacks, increases in energy prices,
                                       strikes, natural disasters, bad weather,
                                       relocation of highways or the
                                       construction of additional highways.

                                   Because hotel rooms generally are rented for
                                   short periods of time, the financial
                                   performance of hotels tends to be affected by
                                   adverse economic conditions and competition
                                   more quickly than are other types of
                                   commercial properties.

                                   Moreover, the hotel and lodging industry is
                                   generally seasonal in nature. This
                                   seasonality can be expected to cause periodic
                                   fluctuations in a hotel property's revenues,
                                   occupancy levels, room rates and operating
                                   expenses.

                                   A hotel's ability to attract customers and/or
                                   a portion of its revenues may depend on its
                                   having a liquor license. The laws and
                                   regulations relating to liquor licenses
                                   generally prohibit the transfer of those
                                   liquor licenses to any other person. In the
                                   event of a foreclosure of a hotel property
                                   with a liquor license, the trustee or a
                                   purchaser in a foreclosure sale would likely
                                   have to apply for a new license. There can be
                                   no assurance that a new liquor license could
                                   be obtained promptly or at all. The lack of a
                                   liquor license in a full service hotel could
                                   have an adverse impact on the revenue
                                   generated by the hotel.

                                   A mortgage loan secured by hotel property may
                                   be affiliated with a franchise company
                                   through a franchise agreement or a hotel
                                   management company through a management
                                   agreement. The performance of a hotel
                                   property affiliated with a franchise or hotel
                                   management company depends in part on the
                                   continued existence, reputation and financial
                                   strength of the franchisor or hotel
                                   management company and,

                                   o   the public perception of the franchise or
                                       management company or hotel chain service
                                       mark; and

                                   o   the duration of the franchise licensing
                                       agreement or management agreement.
                                       Certain franchise agreements may expire
                                       during the term of the related mortgage
                                       loans or soon thereafter, and there can
                                       be no assurance that they can be renewed.
                                       In addition, certain franchise agreements
                                       may not be automatically assignable to
                                       subsequent holders of the mortgage loan,
                                       and there can be no assurance that such
                                       future assignment of the franchise
                                       agreement will be approved by the
                                       franchisor.

                                      S-66

                                   Any provision in a franchise agreement
                                   providing for termination because of the
                                   bankruptcy of a franchisor generally will not
                                   be enforceable. Replacement franchises may
                                   require significantly higher fees. The
                                   transferability of franchise license
                                   agreements is restricted. In the event of a
                                   foreclosure, the lender or its agent would
                                   not have the right to use the franchise
                                   license without the franchisor's consent.

MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES......................   29 mortgaged properties, securing mortgage
                                   loans representing 4.1% of the initial
                                   outstanding pool balance (which include 4
                                   mortgaged properties in loan group 1,
                                   representing 0.5% of the initial outstanding
                                   loan group 1 balance and 25 mortgaged
                                   properties in loan group 2, representing
                                   25.3% of the initial outstanding loan group 2
                                   balance), are manufactured housing community
                                   properties. Various factors may adversely
                                   affect the economic performance of
                                   manufactured housing community properties,
                                   which could adversely affect payments on your
                                   certificates, including:

                                   o   the physical attributes of the community
                                       (e.g., age, condition and design);

                                   o   the location of the community;

                                   o   the services and amenities provided by
                                       the community and its management
                                       (including maintenance and insurance);

                                   o   the strength and nature of the local
                                       economy (which may limit the amount that
                                       may be charged, the timely payments of
                                       those amounts, and may reduce occupancy
                                       levels);

                                   o   state and local regulations (which may
                                       affect the property owner's ability to
                                       increase amounts charged or limit the
                                       owner's ability to convert the property
                                       to an alternate use);

                                   o   competing residential developments in the
                                       local market, such as other manufactured
                                       housing communities, apartment buildings
                                       and single family homes;

                                   o   the property's reputation;

                                   o   the quality of management;

                                   o   the availability of public water and
                                       sewer facilities, or the adequacy of any
                                       such privately-owned facilities; and

                                   o   the property may not be readily
                                       convertible to an alternate use.

SELF STORAGE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISK
OF SELF STORAGE PROPERTIES......   45 mortgaged property, securing mortgage
                                   loans representing 2.8% of the initial
                                   outstanding pool balance (and representing
                                   3.3% of the initial outstanding loan group 1
                                   balance), is a self storage property.

                                      S-67

                                   Self storage properties are considered
                                   vulnerable to competition, because both
                                   acquisition and development costs and
                                   break-even occupancy are relatively low. The
                                   conversion of self storage facilities to
                                   alternative uses would generally require
                                   substantial capital expenditures. Thus, if
                                   the operation of any of the self storage
                                   mortgaged properties becomes unprofitable due
                                   to:

                                   o   decreased demand;

                                   o   competition;

                                   o   lack of proximity to apartment complexes
                                       or commercial users;

                                   o   apartment tenants moving to single-family
                                       homes;

                                   o   decline in services rendered, including
                                       security;

                                   o   dependence on business activity ancillary
                                       to renting units;

                                   o   security concerns;

                                   o   age of improvements; or

                                   o   other factors so that the borrower
                                       becomes unable to meet its obligations on
                                       the related mortgage loan, the
                                       liquidation value of that self storage
                                       mortgaged property may be substantially
                                       less, relative to the amount owing on the
                                       mortgage loan, than if the self storage
                                       mortgaged property were readily adaptable
                                       to other uses.

                                   Tenant privacy, anonymity and efficient
                                   and/or unsupervised access may heighten
                                   environmental risks. No environmental
                                   assessment of a mortgaged property included
                                   an inspection of the contents of the self
                                   storage units included in the self storage
                                   mortgaged properties and there is no
                                   assurance that all of the units included in
                                   the self storage mortgaged properties are
                                   free from hazardous substances or other
                                   pollutants or contaminants or will remain so
                                   in the future.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES...............   8 of the mortgaged properties, securing
                                   mortgage loans representing 3.2% of the
                                   initial outstanding pool balance (which
                                   include 8 mortgaged properties in loan group
                                   1, securing mortgage loans representing 3.8%
                                   of the initial outstanding loan group 1
                                   balance), are subject to a first mortgage
                                   lien on a leasehold interest under a ground
                                   lease. In addition, 4 of the mortgaged
                                   properties securing 4 mortgage loans
                                   representing 3.0% of the initial outstanding
                                   pool balance (and representing 3.5% of the
                                   initial outstanding loan group 1 balance),
                                   are secured by a first mortgage lien on a fee
                                   interest in a portion of the mortgaged
                                   property and a leasehold interest in the
                                   remainder of the mortgaged property. In
                                   circumstances where both the fee and
                                   leasehold interest in the entire mortgaged
                                   property are encumbered, we have treated that
                                   as simply an encumbered fee interest.
                                   However, a ground lessor's execution of a
                                   mortgage over its fee interest to secure the
                                   ground lessee's debt may be subject to
                                   challenge as a fraudulent conveyance. Among
                                   other things, a legal challenge to the
                                   granting of such lien may focus on the
                                   benefit realized by the ground lessor from
                                   the related mortgage loan. If a court
                                   concluded that the ground lessor's

                                      S-68

                                   granting of the mortgage was an avoidable
                                   fraudulent conveyance, it might take actions
                                   detrimental to the holders of the offered
                                   certificates, including, under certain
                                   circumstances, invalidating the mortgage over
                                   the ground lessor's fee interest.

                                   Leasehold mortgage loans are subject to
                                   certain risks not associated with mortgage
                                   loans secured by a lien on the fee estate of
                                   the borrower. The most significant of these
                                   risks is that if the borrower's leasehold
                                   were to be terminated upon a lease default,
                                   the lender would lose its security.
                                   Generally, each related ground lease or
                                   ancillary agreement requires the lessor to
                                   give the lender notice of the borrower's
                                   defaults under the ground lease and an
                                   opportunity to cure them, permits the
                                   leasehold interest to be assigned to the
                                   lender or the purchaser at a foreclosure
                                   sale, in some cases only upon the consent of
                                   the lessor, and contains certain other
                                   protective provisions typically included in a
                                   "mortgageable" ground lease.

                                   In addition, certain of the mortgaged
                                   properties are subject to various use
                                   restrictions imposed by the related ground
                                   lease, and these limitations could adversely
                                   affect the ability of the related borrower to
                                   lease or sell the mortgaged property on
                                   favorable terms, thus adversely affecting the
                                   borrower's ability to fulfill its obligations
                                   under the related mortgage loan.

                                   Upon the bankruptcy of a lessor or a lessee
                                   under a ground lease, the debtor entity has
                                   the right to assume or reject the lease. If a
                                   debtor lessor rejects the lease, the lessee
                                   has the right to remain in possession of its
                                   leased premises for the rent otherwise
                                   payable under the lease for the term of the
                                   lease (including renewals). If a debtor
                                   lessee/borrower rejects any or all of the
                                   lease, the leasehold lender could succeed to
                                   the lessee/borrower's position under the
                                   lease only if the lessor specifically grants
                                   the lender that right. If both the lessor and
                                   the lessee/borrowers are involved in
                                   bankruptcy proceedings, the trustee may be
                                   unable to enforce the bankrupt
                                   lessee/borrower's right to refuse to treat a
                                   ground lease rejected by a bankrupt lessor as
                                   terminated. In those circumstances, a lease
                                   could be terminated notwithstanding lender
                                   protection provisions contained therein or in
                                   the mortgage.

                                   In a recent decision by the United States
                                   Court of Appeals for the Seventh Circuit
                                   (Precision Indus. v. Qualitech Steel SBQ,
                                   LLC, 327 F.3d 537 (7th Cir. 2003)) the court
                                   ruled with respect to an unrecorded lease of
                                   real property that where a statutory sale of
                                   the fee interest in leased property occurs
                                   under Section 363(f) of the Bankruptcy Code
                                   (11 U.S.C. Section 363(f)) upon the
                                   bankruptcy of a landlord, such sale
                                   terminates a lessee's possessory interest in
                                   the property, and the purchaser assumes title
                                   free and clear of any interest, including any
                                   leasehold estates. Pursuant to Section 363(e)
                                   of the Bankruptcy Code (11 U.S.C. Section
                                   363(a)), a lessee may request the bankruptcy
                                   court to prohibit or condition the statutory
                                   sale of the property so as to provide
                                   adequate protection of the leasehold
                                   interests; however, the court ruled that this
                                   provision does not ensure continued
                                   possession of the property, but rather
                                   entitles the lessee to compensation for the
                                   value of its leasehold interest, typically
                                   from the sale proceeds. While there are
                                   certain circumstances under which a "free and
                                   clear" sale under Section 363(f) of the
                                   Bankruptcy Code would not be authorized
                                   (including that the lessee could not be
                                   compelled in a legal or equitable proceeding
                                   to accept a monetary satisfaction of his
                                   possessory interest,

                                      S-69

                                   and that none of the other conditions of
                                   Section 363(f)(1)-(4) of the Bankruptcy Code
                                   otherwise permits the sale), we cannot
                                   provide assurances that those circumstances
                                   would be present in any proposed sale of a
                                   leased premises. As a result, we cannot
                                   provide assurances that, in the event of a
                                   statutory sale of leased property pursuant to
                                   Section 363(f) of the Bankruptcy Code, the
                                   lessee may be able to maintain possession of
                                   the property under the ground lease. In
                                   addition, we cannot provide assurances that
                                   the lessee and/or the lender will be able to
                                   recoup the full value of the leasehold
                                   interest in bankruptcy court.

                                   Some of the ground leases securing the
                                   mortgaged properties provide that the ground
                                   rent payable thereunder increases during the
                                   term of the lease. These increases may
                                   adversely affect the cash flow and net income
                                   of the borrower from the mortgaged property.

TENANCIES IN COMMON MAY
HINDER RECOVERY.................   Borrowers under 41 mortgage loans,
                                   representing 8.2% of the initial outstanding
                                   pool balance, currently own, or are permitted
                                   to own, the related mortgaged property as
                                   tenants-in-common. In general, with respect
                                   to a tenant-in-common ownership structure,
                                   each tenant-in-common owns an undivided
                                   interest in the property and if a
                                   tenant-in-common desires to sell its interest
                                   in the property (and is unable to find a
                                   buyer or otherwise needs to force a
                                   partition) the tenant-in-common has the
                                   ability to request that a court order a sale
                                   of the property and distribute the proceeds
                                   to each tenant-in-common proportionally.

                                   The bankruptcy, dissolution or action for
                                   partition by one or more of the
                                   tenants-in-common could result in an early
                                   repayment of the related mortgage loan, a
                                   significant delay in recovery against the
                                   tenant-in-common mortgagors, a material
                                   impairment in property management and a
                                   substantial decrease in the amount
                                   recoverable upon the related mortgage loan.
                                   In some cases, the related mortgage loan
                                   documents provide for full recourse to the
                                   related tenant-in-common borrower or the
                                   guarantor if a tenant-in-common files for
                                   partition or bankruptcy. In some cases, the
                                   related tenant-in-common borrower waived its
                                   right to partition, reducing the risk of
                                   partition. However, there can be no assurance
                                   that, if challenged, this waiver would be
                                   enforceable. In most cases, the related
                                   tenant-in-common borrower is a special
                                   purpose entity (in some cases
                                   bankruptcy-remote), reducing the risk of
                                   bankruptcy. The tenant-in-common structure
                                   may cause delays in the enforcement of
                                   remedies because each time a tenant-in-common
                                   borrower files for bankruptcy, the bankruptcy
                                   court stay will be reinstated. There can be
                                   no assurance that a bankruptcy proceeding by
                                   a single tenant-in-common borrower will not
                                   delay enforcement of this mortgage loan.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED
BY THE PROPERTY AND MAY
ADVERSELY AFFECT THE PAYMENTS
ON YOUR CERTIFICATES............   Certain tenants at some of the mortgaged
                                   properties may have been, may currently be or
                                   may in the future become a party to a
                                   bankruptcy proceeding. The bankruptcy or
                                   insolvency of a major tenant, or a number of
                                   smaller tenants, in retail, industrial and
                                   office properties may adversely affect the
                                   income produced by the property. Under the
                                   federal bankruptcy code, a tenant/debtor has
                                   the option of affirming or

                                      S-70

                                   rejecting any unexpired lease. If the tenant
                                   rejects the lease, the landlord's claim for
                                   breach of the lease would be a general
                                   unsecured claim against the tenant, absent
                                   collateral securing the claim. The claim
                                   would be limited to the unpaid rent under the
                                   lease for the periods prior to the bankruptcy
                                   petition, or earlier surrender of the leased
                                   premises, plus the rent under the lease for
                                   the greater of 1 year, or 15%, not to exceed
                                   3 years, of the remaining term of the lease.
                                   The actual amount of the recovery could be
                                   less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS
THAT MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES...   Various environmental laws may make a current
                                   or previous owner or operator of real
                                   property liable for the costs of removal or
                                   remediation of hazardous or toxic substances
                                   on, under or adjacent to the property. Those
                                   laws often impose liability whether or not
                                   the owner or operator knew of, or was
                                   responsible for, the presence of the
                                   hazardous or toxic substances. For example,
                                   certain laws impose liability for release of
                                   asbestos-containing materials into the air or
                                   require the removal or containment of
                                   asbestos-containing materials. In some
                                   states, contamination of a property may give
                                   rise to a lien on the property to assure
                                   payment of the costs of cleanup. In some
                                   states, this lien has priority over the lien
                                   of a pre-existing mortgage. Additionally,
                                   third parties may seek recovery from owners
                                   or operators of real properties for cleanup
                                   costs, property damage or personal injury
                                   associated with releases of, or other
                                   exposure to hazardous substances related to
                                   the properties.

                                   The owner's liability for any required
                                   remediation generally is not limited by law
                                   and could, accordingly, exceed the value of
                                   the property and/or the aggregate assets of
                                   the owner. The presence of hazardous or toxic
                                   substances also may adversely affect the
                                   owner's ability to refinance the property or
                                   to sell the property to a third party. The
                                   presence of, or strong potential for
                                   contamination by, hazardous substances
                                   consequently can have a materially adverse
                                   effect on the value of the property and a
                                   borrower's ability to repay its mortgage
                                   loan.

                                   In addition, under certain circumstances, a
                                   lender (such as the trust) could be liable
                                   for the costs of responding to an
                                   environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES............   In general, in connection with the
                                   origination of the mortgage loans,
                                   environmental site assessments were prepared
                                   for the related mortgaged properties, except
                                   as otherwise set forth below. In all cases
                                   where such environmental site assessments
                                   were prepared, the minimum standard required
                                   for such environmental site assessments was
                                   generally a Phase I type of environmental
                                   site assessment. Phase I environmental site
                                   assessments generally include a site
                                   inspection, interview of knowledgeable
                                   persons, review of certain records and
                                   government databases, and preparation of a
                                   report by an environmental professional, but
                                   do not usually include sampling and
                                   laboratory analysis.

                                      S-71

                                   With respect to the mortgaged properties for
                                   which environmental site assessments (or
                                   updates of previous assessments), were
                                   prepared on or after December 14, 2005 (which
                                   were prepared for each mortgaged property in
                                   the trust), the related mortgage loan seller
                                   will represent to us that, as of the cut-off
                                   date and subject to certain specified
                                   exceptions, it has no knowledge of any
                                   material and adverse environmental condition
                                   or circumstance affecting the applicable
                                   mortgaged property that was not disclosed in
                                   the assessment.

                                   The environmental assessments generally did
                                   not disclose the presence or risk of
                                   environmental contamination that is
                                   considered materially adverse to the
                                   interests of the holders of the certificates
                                   and the value of the mortgage loan; however,
                                   in certain cases, these assessments did
                                   reveal conditions that resulted in
                                   requirements that the related borrowers
                                   establish operations and maintenance plans,
                                   monitor the mortgaged property or nearby
                                   properties, abate or remediate the condition,
                                   establish a reserve fund at the origination
                                   of the mortgage loan, provide additional
                                   security such as letters of credit or
                                   stand-alone secured creditor impaired
                                   property policies, and/or take other actions
                                   necessary to address such adverse conditions.
                                   We cannot assure you, however, that any
                                   environmental assessments revealed or
                                   accurately quantified all existing or
                                   potential environmental risks or that all
                                   adverse environmental conditions have been
                                   completely abated or remediated or that any
                                   reserves, insurance or operations and
                                   maintenance plans will be sufficient to
                                   remediate the environmental conditions.
                                   Moreover, we cannot assure you that: (i)
                                   future laws, ordinances or regulations will
                                   not impose any material environmental
                                   liability; or (ii) the current environmental
                                   condition of the mortgaged properties will
                                   not be adversely affected by tenants or by
                                   the condition of land or operations in the
                                   vicinity of the mortgaged properties (such as
                                   any leaking underground storage tanks).

                                   Portions of some of the mortgaged properties
                                   securing the mortgage loans were previously
                                   operated as or are located near other
                                   properties currently or previously operated
                                   as on-site dry-cleaners or gasoline stations.
                                   Both types of operations involve the use and
                                   storage of hazardous materials, leading to an
                                   increased risk of liability to the tenant,
                                   the landowner and, under certain
                                   circumstances, a lender (such as the trust)
                                   under environmental laws. Dry-cleaners and
                                   gasoline station operators may be required to
                                   obtain various environmental permits or
                                   licenses in connection with their operations
                                   and activities and to comply with various
                                   environmental laws, including those governing
                                   the use and storage of hazardous materials.
                                   These operations incur ongoing costs to
                                   comply with environmental laws governing,
                                   among other things, containment systems and
                                   underground storage tank systems. In
                                   addition, any liability to borrowers under
                                   environmental laws, especially in connection
                                   with releases into the environment of
                                   gasoline, dry-cleaning solvents or other
                                   hazardous materials from underground storage
                                   tank systems or otherwise, could adversely
                                   impact the related borrower's ability to
                                   repay the related mortgage loan.

                                   In addition, problems associated with mold
                                   may pose risks to real property and may also
                                   be the basis for personal injury claims
                                   against a borrower. Although, in general, the
                                   mortgaged properties are required to be
                                   inspected periodically, there is no set of
                                   generally accepted standards for the
                                   assessment of mold currently in place.
                                   Problems associated with mold could result in
                                   the interruption of cash flow,

                                      S-72

                                   remediation expenses and litigation which
                                   could adversely impact collections from a
                                   mortgaged property. In addition, many of the
                                   insurance policies presently covering the
                                   mortgaged properties may specifically exclude
                                   losses due to mold.

                                   Before the special servicer acquires title to
                                   a mortgaged property on behalf of the trust
                                   or assumes operation of the property, it must
                                   obtain an environmental assessment of the
                                   property, or rely on a recent environmental
                                   assessment. This requirement will decrease
                                   the likelihood that the trust will become
                                   liable under any environmental law. However,
                                   this requirement may effectively preclude
                                   foreclosure until a satisfactory
                                   environmental assessment is obtained, or
                                   until any required remedial action is
                                   thereafter taken. There is accordingly some
                                   risk that the mortgaged property will decline
                                   in value while this assessment is being
                                   obtained. Moreover, we cannot assure you that
                                   this requirement will effectively insulate
                                   the trust from potential liability under
                                   environmental laws. Any such potential
                                   liability could reduce or delay payments to
                                   the certificateholders.

                                   60 of the mortgaged properties, securing the
                                   mortgage loans representing 2.9% of the
                                   initial outstanding pool balance (which
                                   include 45 mortgage loans in loan group 1,
                                   representing 2.7% of the initial outstanding
                                   loan group 1 balance, and 15 mortgage loans
                                   in loan group 2, representing 4.2% of the
                                   initial outstanding loan group 2 balance),
                                   are the subject of a group secured creditor
                                   impaired property policy providing coverage
                                   for certain losses that may arise from
                                   adverse environmental conditions that may
                                   exist at the related mortgaged properties. In
                                   addition, certain mortgaged properties have
                                   the benefit of a stand-alone secured creditor
                                   impaired property policy or pollution legal
                                   liability policy that provides coverage for
                                   selected environmental matters with respect
                                   to those properties. Such stand-alone
                                   properties may contain additional limitations
                                   and exclusions, including but not limited to
                                   exclusions from coverage for mold or other
                                   microbial contamination, coverage limits that
                                   are less than the related loan amount, or
                                   policy durations which do not extend to or
                                   beyond the maturity of the related loan. We
                                   describe each policy under "Description of
                                   the Mortgage Pool--Assessments of Property
                                   Value and Condition--Environmental
                                   Assessments" in this prospectus supplement.
                                   Generally, environmental site assessments are
                                   not performed with respect to those mortgaged
                                   properties covered by the group secured
                                   creditor impaired property policy.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS.......   423 of the mortgage loans (including
                                   hyperamortizing mortgage loans), representing
                                   100% of the initial outstanding pool balance
                                   (which include 355 mortgage loans in loan
                                   group 1, representing 100% of the initial
                                   outstanding loan group 1 balance, and 68
                                   mortgage loans in loan group 2, representing
                                   100% of the initial outstanding loan group 2
                                   balance), are balloon loans. 14 of these
                                   mortgage loans, representing 4.2% of the
                                   initial outstanding pool balance (which
                                   include 12 mortgage loans in loan group 1,
                                   representing 4.5% of the initial outstanding
                                   pool balance, and 2 mortgage loans in loan
                                   group 2, representing 2.7% of the initial
                                   outstanding loan group 2 balance), are
                                   mortgage loans, which are also referred to in
                                   this prospectus supplement as "ARD Loans,"
                                   that have an anticipated repayment date that
                                   provide for an increase in the mortgage rate
                                   and/or principal

                                      S-73

                                   amortization at a specified date prior to
                                   stated maturity. These ARD Loans are
                                   structured to encourage the borrower to repay
                                   the mortgage loan in full by the specified
                                   date (which is prior to the mortgage loan's
                                   stated maturity date) upon which these
                                   increases occur. For purposes of this
                                   prospectus supplement, we consider a mortgage
                                   loan to be a "balloon loan" if its principal
                                   balance is not scheduled to be fully or
                                   substantially amortized by the loan's
                                   respective anticipated repayment date (in the
                                   case of a hyperamortizing loan) or maturity
                                   date. We cannot assure you that each borrower
                                   will have the ability to repay the principal
                                   balance outstanding on the pertinent date,
                                   especially under a scenario where interest
                                   rates have increased from the historically
                                   low interest rates in effect at the time that
                                   most of the mortgage loans were originated.
                                   Balloon loans involve greater risk than fully
                                   amortizing loans because the borrower's
                                   ability to repay the loan on its anticipated
                                   repayment date or maturity date typically
                                   will depend upon its ability either to
                                   refinance the loan or to sell the mortgaged
                                   property at a price sufficient to permit
                                   repayment. A borrower's ability to achieve
                                   either of these goals will be affected by a
                                   number of factors, including:

                                   o   the availability of, and competition for,
                                       credit for commercial real estate
                                       projects;

                                   o   prevailing interest rates;

                                   o   the fair market value of the related
                                       mortgaged property;

                                   o   the borrower's equity in the related
                                       mortgaged property;

                                   o   the borrower's financial condition;

                                   o   the operating history and occupancy level
                                       of the mortgaged property;

                                   o   tax laws; and

                                   o   prevailing general and regional economic
                                       conditions.

                                   The availability of funds in the credit
                                   markets fluctuates over time.

                                   None of the mortgage loan sellers or their
                                   respective affiliates are under any
                                   obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES....   Except as set forth below, each of the
                                   mortgage loan sellers will represent that, to
                                   its knowledge, none of the other mortgaged
                                   properties secure any loans that are
                                   subordinate to the related mortgage loan
                                   unless those other loans are included in the
                                   trust. However, the mortgage loan sellers
                                   generally have not obtained updated title
                                   reports or otherwise taken steps to confirm
                                   that no additional secured subordinate
                                   financing exists.

                                   With respect to Mortgage Loan No. 1 (referred
                                   to herein as the "Beacon Seattle & DC
                                   Portfolio Loan" and the "Beacon Seattle & DC
                                   Portfolio Pari Passu Loan"), the mortgage
                                   loan is comprised of a note with an
                                   outstanding principal balance as of the
                                   Cut-off Date of $775,000,000

                                      S-74

                                   that is secured by the mortgaged properties
                                   on a pari passu basis with several other
                                   notes (the "Beacon Seattle & DC Portfolio
                                   Companion Loan") that are not included in the
                                   trust. The Beacon Seattle & DC Portfolio
                                   Companion Loan had an outstanding principal
                                   balance as of the Cut-off Date of
                                   $1,925,000,000. The Beacon Seattle & DC
                                   Portfolio Companion Loan has the same
                                   interest rate, maturity date and amortization
                                   term as the Beacon Seattle & DC Portfolio
                                   Pari Passu Loan. For purposes of the
                                   information presented in this prospectus
                                   supplement with respect to the Beacon Seattle
                                   & DC Portfolio Loan, the Underwritten NOI,
                                   Underwritable Cash Flow, NOI DSCR, NCF DSCR,
                                   NCF DSCR After Initial IO Period, Cut-off
                                   Date LTV, Balloon LTV and Cut-off Date
                                   Balance per Unit or SF, reflect the aggregate
                                   indebtedness evidenced by the Beacon Seattle
                                   & DC Portfolio Pari Passu Loan and the Beacon
                                   Seattle & DC Portfolio Companion Loan. Please
                                   see Appendix IV for more details.

                                   Mortgage Loan No. 23, representing 0.6% of
                                   the initial outstanding pool balance,
                                   represents the senior financing interest in
                                   an A/B note loan structure which totals
                                   $31,500,000. The B Note has an outstanding
                                   principal balance as of the Cut-off Date of
                                   $1,500,000 and it is not included in the
                                   trust. The aggregate LTV of the mortgage loan
                                   and the B Note is 81.4% and the aggregate
                                   underwritten DSCR based on the debt of the
                                   mortgage loan and the B Note is 1.32x.

                                   Mortgage Loan No. 28, representing 0.5% of
                                   the initial outstanding pool balance,
                                   represents the senior financing interest in a
                                   A/Junior A/B note loan structure which totals
                                   $35,257,786. The Junior A Note has an
                                   outstanding principal balance as of the
                                   Cut-off Date of $4,200,000 and is not
                                   included in the trust. The B Note has an
                                   outstanding principal balance as of the
                                   Cut-off Date of $5,348,049 and is not
                                   included in the trust. The aggregate LTV of
                                   the mortgage loan, Junior Note A and B Note
                                   is 82.7% and the aggregate underwritten DSCR
                                   based on the debt of the mortgage loan, the
                                   Junior Note A and the B Note is 1.12x.

                                   Mortgage Loan No. 164, representing 0.1% of
                                   the initial outstanding pool balance,
                                   represents the senior financing interest in
                                   an A/B note loan structure which totals
                                   $6,380,000. The B Note has an outstanding
                                   principal balance as of the Cut-off Date of
                                   $380,000 and it is not included in the trust.
                                   The aggregate LTV of the mortgage loan and
                                   the B Note is 83.9% and the aggregate
                                   underwritten DSCR based on the debt of the
                                   mortgage loan and the B Note is 1.27x.

                                   Mortgage Loan No. 1, representing 15.8% of
                                   the initial outstanding balance, has
                                   mezzanine financing in the amount of
                                   $205,000,000.

                                   Mortgage Loan No. 2, representing 6.1% of the
                                   initial outstanding pool balance, has
                                   cross-collateralized and cross-defaulted
                                   mezzanine financing in the aggregate amount
                                   of $209,100,000.

                                   Mortgage Loan No. 3, representing 4.3% of the
                                   initial outstanding pool balance, has
                                   mezzanine financing in the amount of
                                   $34,000,000. The amount can be increased by
                                   up to $23,000,000 within the first two years
                                   of the loan term, provided the total
                                   mezzanine loan amount, combined with the
                                   senior loan amount is not greater than 90%
                                   LTV.

                                   Mortgage Loan No. 4, representing 4.0% of the
                                   initial outstanding pool balance, has
                                   mezzanine financing in the amount of
                                   $20,000,000.

                                      S-75

                                   Additionally, the borrower has an unsecured
                                   obligation (during the term of the loan) to
                                   pay $50,000 annually to one guarantor and
                                   $100,000 annually to another guarantor in
                                   order to comply with the requirements of the
                                   laws of England and Wales.

                                   With respect to Mortgage Loan No. 13,
                                   representing 0.9% of the initial outstanding
                                   pool balance, the borrower is a party to a
                                   payment agreement with the Village of
                                   Glenview, pursuant to which agreement
                                   borrower agreed to pay an annual equity
                                   participation payment to the Village of
                                   Glenview from net operating income of the
                                   property. Borrower owes 36.54% of
                                   $12,750,000. Moreover, borrower owes 36.54%
                                   of $750,000 on August 16, 2008 regardless of
                                   any net operating income that is generated by
                                   the property. All such payments shall be
                                   applied to borrower's total obligation.

                                   With respect to Mortgage Loan No. 165,
                                   representing 0.1% of the initial outstanding
                                   pool balance, the borrower has a junior loan
                                   in the amount of $1,000,000, which is
                                   unsecured and is subordinate to the mortgage
                                   loan.

                                   With respect to Mortgage Loan No. 221,
                                   representing 0.1% of the initial outstanding
                                   pool balance, the borrower has unsecured
                                   outstanding loans in the aggregate amount of
                                   $158,485 in favor of guarantor and
                                   guarantor's affiliates.

                                   In general, the mortgage loans permit or do
                                   not prohibit additional financing that is not
                                   secured by the mortgaged property, including,
                                   but not limited to, trade payables and
                                   indebtedness secured by equipment or other
                                   personal property located at the mortgaged
                                   property and/or permit or do not prohibit the
                                   owners or the constituent members of the
                                   borrower to incur indebtedness, including
                                   financings secured by a pledge of their
                                   interests in the borrower. In general,
                                   borrowers that have not agreed to certain
                                   special purpose covenants in the related
                                   mortgage loan documents may be permitted to
                                   incur additional financing that is not
                                   secured by the mortgaged property. The
                                   organizational documents for the borrowers
                                   under certain mortgage loans in the trust do
                                   not require the borrowers to be special
                                   purpose entities.

                                   9 mortgage loans, representing 1.4% of the
                                   initial outstanding balance (which includes 9
                                   mortgage loans in loan group 1, representing
                                   1.6% of the initial outstanding loan group 1
                                   balance), permit the borrower to enter into
                                   additional financing that is secured by the
                                   related mortgaged property.

                                   2 mortgage loans, representing 0.5% of the
                                   initial outstanding pool balance (which
                                   include 1 mortgage loan in loan group 1,
                                   representing 0.2% of the initial loan group 1
                                   balance and 1 mortgage loan in loan group 2
                                   representing 2.7% of the initial loan group 2
                                   balance), permit future mezzanine debt to be
                                   incurred upon the satisfaction of certain
                                   conditions and also permit the borrower to
                                   enter into additional financing that is
                                   secured by the related mortgaged property
                                   under certain conditions.

                                   28 mortgage loans, representing 21.0% of the
                                   initial outstanding pool balance (which
                                   includes 22 mortgage loans in loan group 1,
                                   representing 17.8% of the initial outstanding
                                   loan group 1 balance, and

                                      S-76

                                   6 mortgage loans in loan group 2,
                                   representing 39.6% of the initial outstanding
                                   loan group 2 balance) permit future mezzanine
                                   debt to be incurred upon the satisfaction of
                                   certain conditions.

                                   10 mortgage loans, representing 3.2% of the
                                   initial outstanding pool balance (and
                                   representing 3.8% of the loan group 1
                                   balance), permit the borrower to enter into
                                   additional financing that is not secured by
                                   the related mortgaged property.

                                   In the case of some or all of the mortgage
                                   loans with existing subordinate or mezzanine
                                   debt, the holder of the subordinate or
                                   mezzanine loan has the right to cure certain
                                   defaults occurring on the mortgage loan
                                   and/or the right to purchase the mortgage
                                   loan from the trust if certain defaults on
                                   the mortgage loan occur. The purchase price
                                   required to be paid in connection with such a
                                   purchase is generally equal to the
                                   outstanding principal balance of the mortgage
                                   loan, together with accrued and unpaid
                                   interest on, and all unpaid servicing
                                   expenses and advances relating to, the
                                   mortgage loan. The specific rights of the
                                   related subordinate or mezzanine lender with
                                   respect to any future subordinate or
                                   mezzanine debt will be specified in the
                                   related intercreditor agreement and may
                                   include rights substantially similar to the
                                   cure and repurchase rights described in the
                                   preceding sentence. Such purchase price
                                   generally does not include a yield
                                   maintenance premium or prepayment premium.
                                   Accordingly, such purchase (if made prior to
                                   the maturity date or anticipated repayment
                                   date) will have the effect of a prepayment
                                   made without payment of a yield maintenance
                                   premium or prepayment premium.

                                   For further information with respect to
                                   subordinate debt, mezzanine debt and other
                                   financing, see Appendix II.

                                   No representation is made as to whether any
                                   other secured subordinate financing currently
                                   encumbers any mortgaged property or whether a
                                   third-party holds debt secured by a pledge of
                                   equity ownership interests in a related
                                   borrower. Debt that is incurred by the owner
                                   of equity in one or more borrowers and is
                                   secured by a guaranty of the borrower or by a
                                   pledge of the equity ownership interests in
                                   those borrowers effectively reduces the
                                   equity owners' economic stake in the related
                                   mortgaged property. The existence of such
                                   debt may reduce cash flow on the related
                                   borrower's mortgaged property after the
                                   payment of debt service and may increase the
                                   likelihood that the owner of a borrower will
                                   permit the value or income producing
                                   potential of a mortgaged property to suffer
                                   by not making capital infusions to support
                                   the mortgaged property.

                                   When a borrower, or its equity owners, also
                                   has one or more other outstanding loans, even
                                   if the loans are subordinated or are
                                   mezzanine loans not directly secured by the
                                   mortgaged property, the trust is subjected to
                                   additional risks. For example, the borrower
                                   may have difficulty servicing and repaying
                                   multiple loans. Also, the existence of
                                   another loan generally will make it more
                                   difficult for the borrower to obtain
                                   refinancing of the mortgage loan and may thus
                                   jeopardize the borrower's ability to repay
                                   any balloon payment due under the mortgage
                                   loan at maturity. Moreover, the need to
                                   service additional debt may reduce the cash
                                   flow available to the borrower to operate and
                                   maintain the mortgaged property.

                                      S-77

                                   Additionally, if the borrower, or its equity
                                   owners, are obligated to another lender,
                                   actions taken by other lenders could impair
                                   the security available to the trust. If the
                                   other lender files an involuntary bankruptcy
                                   petition against the borrower, or the
                                   borrower files a voluntary bankruptcy
                                   petition to stay enforcement by that lender,
                                   the trust's ability to foreclose on the
                                   property will be automatically stayed, and
                                   principal and interest payments might not be
                                   made during the course of the bankruptcy
                                   case. The bankruptcy of the other lender also
                                   may operate to stay foreclosure by the trust.

                                   Further, if another loan secured by the
                                   mortgaged property is in default, the other
                                   lender may foreclose on the mortgaged
                                   property, absent an agreement to the
                                   contrary, thereby causing a delay in payments
                                   and/or an involuntary repayment of the
                                   mortgage loan prior to maturity. The trust
                                   may also be subject to the costs and
                                   administrative burdens of involvement in
                                   foreclosure proceedings or related
                                   litigation.

                                   Even if a subordinate lender has agreed not
                                   to take any direct actions with respect to
                                   the related subordinate debt, including any
                                   actions relating to the bankruptcy of the
                                   borrower, and that the holder of the mortgage
                                   loan will have all rights to direct all such
                                   actions, there can be no assurance that in
                                   the event of the borrower's bankruptcy, a
                                   court will enforce such restrictions against
                                   a subordinate lender. In its decision in In
                                   re 203 North LaSalle Street Partnership, 246
                                   B.R. 325 (Bankr. N.D. Ill. March 10, 2000),
                                   the United States Bankruptcy Court for the
                                   Northern District of Illinois refused to
                                   enforce a provision of a subordination
                                   agreement that allowed a first mortgagee to
                                   vote a second mortgagee's claim with respect
                                   to a Chapter 11 reorganization plans on the
                                   grounds prebankruptcy contracts cannot
                                   override rights expressly provided by the
                                   federal bankruptcy code. This holding, which
                                   at least one court has already followed,
                                   potentially limits the ability of a senior
                                   lender to accept or reject a reorganization
                                   plan or to control the enforcement of
                                   remedies against a common borrower over a
                                   subordinated lender's objections.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND
THE ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF
THE RELATED MORTGAGE LOAN........  Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a
                                   borrower will stay a sale of real property
                                   owned by that borrower, as well as the
                                   commencement or continuation of a foreclosure
                                   action. In addition, if a court determines
                                   that the value of the mortgaged property is
                                   less than the principal balance of the
                                   mortgage loan it secures, the court may
                                   reduce the amount of secured indebtedness to
                                   the then-current value of the mortgaged
                                   property. Such an action would make the
                                   lender a general unsecured creditor for the
                                   difference between the then-current value and
                                   the amount of its outstanding mortgage
                                   indebtedness. A bankruptcy court also may:

                                   o   grant a debtor a reasonable time to cure
                                       a payment default on a mortgage loan;

                                   o   reduce monthly payments due under a
                                       mortgage loan;

                                      S-78

                                   o   change the rate of interest due on a
                                       mortgage loan; or

                                   o   otherwise alter the terms of the mortgage
                                       loan, including the repayment schedule.

                                   Additionally, the trustee of the borrower's
                                   bankruptcy or the borrower, as debtor in
                                   possession, has special powers to avoid,
                                   subordinate or disallow debts. In some
                                   circumstances, the claims of the mortgage
                                   lender may be subordinated to financing
                                   obtained by a debtor-in-possession subsequent
                                   to its bankruptcy.

                                   The filing of a bankruptcy petition will also
                                   stay the lender from enforcing a borrower's
                                   assignment of rents and leases. The federal
                                   bankruptcy code also may interfere with the
                                   trustee's ability to enforce any lockbox
                                   requirements. The legal proceedings necessary
                                   to resolve these issues can be time consuming
                                   and costly and may significantly delay or
                                   reduce the lender's receipt of rents. A
                                   bankruptcy court may also permit rents
                                   otherwise subject to an assignment and/or
                                   lockbox arrangement to be used by the
                                   borrower to maintain the mortgaged property
                                   or for other court authorized expenses.

                                   As a result of the foregoing, the recovery
                                   with respect to borrowers in bankruptcy
                                   proceedings may be significantly delayed, and
                                   the aggregate amount ultimately collected may
                                   be substantially less than the amount owed.

                                   A number of the borrowers under the mortgage
                                   loans are limited or general partnerships.
                                   Under some circumstances, the bankruptcy of a
                                   general partner of the partnership may result
                                   in the dissolution of that partnership. The
                                   dissolution of a borrower partnership, the
                                   winding up of its affairs and the
                                   distribution of its assets could result in an
                                   early repayment of the related mortgage loan.

                                   In addition, certain of the mortgage loans
                                   have sponsors or borrowers that have
                                   previously filed bankruptcy, which in some
                                   cases may have involved the same property
                                   which currently secures the mortgage loan. In
                                   each case, the related entity or person has
                                   emerged from bankruptcy. However, we cannot
                                   assure you that such sponsors or borrowers
                                   will not be more likely than other sponsors
                                   to utilize their rights in bankruptcy in the
                                   event of any threatened action by the
                                   mortgagee to enforce its rights under the
                                   related loan documents.

CERTAIN OF THE MORTGAGE LOANS
WERE NOT SPECIFICALLY ORIGINATED
FOR SECURITIZATION..............   Certain of the mortgage loans were not
                                   originated specifically for securitization,
                                   and generally those mortgage loans lack many
                                   provisions which are customary in mortgage
                                   loans intended for securitization. Generally,
                                   the borrowers with respect to these mortgage
                                   loans are not required to make payments to
                                   lockboxes or to maintain reserves for certain
                                   expenses, such as taxes, insurance premiums,
                                   capital expenditures, tenant improvements and
                                   leasing commissions, and the lenders under
                                   these mortgage loans do not have the right to
                                   terminate the related property manager upon
                                   the occurrence of certain events or require
                                   lender approval of a replacement property
                                   manager.

                                      S-79

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON
YOUR CERTIFICATES...............   While many of the borrowers have agreed to
                                   certain special purpose covenants to limit
                                   the bankruptcy risk arising from activities
                                   unrelated to the operation of the property,
                                   some borrowers are not special purpose
                                   entities. The loan documents and
                                   organizational documents of these borrowers
                                   that are not special purpose entities
                                   generally do not limit the purpose of the
                                   borrowers to owning the mortgaged properties
                                   and do not contain the representations,
                                   warranties and covenants customarily employed
                                   to ensure that a borrower is a special
                                   purpose entity (such as limitations on
                                   indebtedness, affiliate transactions and the
                                   conduct of other businesses, restrictions on
                                   the borrower's ability to dissolve,
                                   liquidate, consolidate, merge or sell all of
                                   its assets and restrictions upon amending its
                                   organizational documents). Consequently,
                                   these borrowers may have other monetary
                                   obligations, and certain of the loan
                                   documents provide that a default under any
                                   such other obligations constitutes a default
                                   under the related mortgage loan. In addition,
                                   many of the borrowers and their owners do not
                                   have an independent director whose consent
                                   would be required to file a bankruptcy
                                   petition on behalf of the applicable
                                   borrower. One of the purposes of an
                                   independent director is to avoid a bankruptcy
                                   petition filing that is intended solely to
                                   benefit a borrower's affiliate and is not
                                   justified by the borrower's own economic
                                   circumstances. Therefore, the borrowers
                                   described above may be more likely to file or
                                   be subject to voluntary or involuntary
                                   bankruptcy petitions which may adversely
                                   affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT...........   The successful operation of a real estate
                                   project depends upon the property manager's
                                   performance and viability. The property
                                   manager is generally responsible for:

                                   o   responding to changes in the local
                                       market;

                                   o   planning and implementing the rental
                                       structure;

                                   o   operating the property and providing
                                       building services;

                                   o   managing operating expenses; and

                                   o   assuring that maintenance and capital
                                       improvements are carried out in a timely
                                       fashion.

                                   Properties deriving revenues primarily from
                                   short-term sources are generally more
                                   management-intensive than properties leased
                                   to creditworthy tenants under long-term
                                   leases.

                                   A property manager, by controlling costs,
                                   providing appropriate service to tenants and
                                   seeing to property maintenance and general
                                   upkeep, can improve cash flow, reduce
                                   vacancy, leasing and repair costs and
                                   preserve building value. On the other hand,
                                   management errors can, in some cases, impair
                                   short-term cash flow and the long-term
                                   viability of an income producing property.

                                      S-80

                                   We make no representation or warranty as to
                                   the skills of any present or future managers.
                                   Additionally, we cannot assure you that the
                                   property managers will be in a financial
                                   condition to fulfill their management
                                   responsibilities throughout the terms of
                                   their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE..................   Provisions prohibiting prepayment during a
                                   lockout period or requiring the payment of
                                   prepayment premiums or yield maintenance
                                   charges may not be enforceable in some states
                                   and under federal bankruptcy law. Provisions
                                   requiring the payment of prepayment premiums
                                   or yield maintenance charges also may be
                                   interpreted as constituting the collection of
                                   interest for usury purposes. Accordingly, we
                                   cannot assure you that the obligation to pay
                                   any prepayment premium or yield maintenance
                                   charge will be enforceable either in whole or
                                   in part. Also, we cannot assure you that
                                   foreclosure proceeds will be sufficient to
                                   pay an enforceable prepayment premium or
                                   yield maintenance charge.

                                   Additionally, although the collateral
                                   substitution provisions related to defeasance
                                   do not have the same effect on the
                                   certificateholders as prepayment, we cannot
                                   assure you that a court would not interpret
                                   those provisions as requiring a yield
                                   maintenance charge. In certain jurisdictions,
                                   those collateral substitution provisions
                                   might be deemed unenforceable under
                                   applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES............   The mortgage loans generally do not require
                                   the related borrower to cause rent and other
                                   payments to be made into a lockbox account
                                   maintained on behalf of the lender. If rental
                                   payments are not required to be made directly
                                   into a lockbox account, there is a risk that
                                   the borrower will divert those funds for
                                   purposes other than the payment of the
                                   mortgage loan and maintaining the mortgaged
                                   property.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION PROVISIONS
MAY BE CHALLENGED AND THE
BENEFITS OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES............   The mortgage pool includes 7 groups of
                                   mortgage loans, representing 1.1% of the
                                   initial outstanding pool balance (which
                                   include 7 groups of mortgage loans in loan
                                   group 1, representing 1.3% of the initial
                                   outstanding loan group 1 balance), under
                                   which an aggregate amount of indebtedness is
                                   evidenced by multiple obligations that are
                                   cross-defaulted and cross-collateralized
                                   among multiple mortgaged properties.

                                   Cross-collateralization arrangements
                                   involving more than one borrower could be
                                   challenged as fraudulent conveyances if:

                                      S-81

                                   o   one of the borrowers were to become a
                                       debtor in a bankruptcy case, or were to
                                       become subject to an action brought by
                                       one or more of its creditors outside a
                                       bankruptcy case;

                                   o   the related borrower did not receive fair
                                       consideration or reasonably equivalent
                                       value when it allowed its mortgaged real
                                       property or properties to be encumbered
                                       by a lien benefiting the other borrowers;
                                       and

                                   o   the borrower was insolvent when it
                                       granted the lien, was rendered insolvent
                                       by the granting of the lien or was left
                                       with inadequate capital, or was unable to
                                       pay its debts as they matured.

                                   Among other things, a legal challenge to the
                                   granting of the liens may focus on:

                                   o   the benefits realized by such borrower
                                       entity from the respective mortgage loan
                                       proceeds as compared to the value of its
                                       respective property; and

                                   o   the overall cross-collateralization.

                                   If a court were to conclude that the granting
                                   of the liens was an avoidable fraudulent
                                   conveyance, that court could subordinate all
                                   or part of the borrower's respective mortgage
                                   loan to existing or future indebtedness of
                                   that borrower. The court also could recover
                                   payments made under that mortgage loan or
                                   take other actions detrimental to the holders
                                   of the certificates, including, under certain
                                   circumstances, invalidating the loan or the
                                   related mortgages that are subject to this
                                   cross-collateralization.

                                   Furthermore, when multiple real properties
                                   secure a mortgage loan or group of
                                   cross-collateralized mortgage loans, the
                                   amount of the mortgage encumbering any
                                   particular one of those properties may be
                                   less than the full amount of the related
                                   mortgage loan or group of
                                   cross-collateralized mortgage loans,
                                   generally, to minimize recording tax. This
                                   mortgage amount may equal the appraised value
                                   or allocated loan amount for the mortgaged
                                   real property and will limit the extent to
                                   which proceeds from the property will be
                                   available to offset declines in value of the
                                   other properties securing the same mortgage
                                   loan or group of cross-collateralized
                                   mortgage loans.

                                   Moreover, certain mortgage loans may be
                                   secured by mortgaged properties located in
                                   various states. Foreclosure actions are
                                   brought in state court and the courts of one
                                   state cannot exercise jurisdictions over
                                   property in another state. Upon a default
                                   under any of these mortgage loans, it may not
                                   be possible to foreclose on the related
                                   mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES...   Many of the mortgage loans do not require the
                                   borrowers to set aside funds for specific
                                   reserves controlled by the lender. Even to
                                   the extent that the mortgage loans require
                                   any such reserves, we cannot assure you that
                                   any reserve amounts will be sufficient to
                                   cover the actual costs

                                      S-82

                                   of items such as taxes, insurance premiums,
                                   capital expenditures, tenant improvements and
                                   leasing commissions (or other items for which
                                   the reserves were established) or that
                                   borrowers under the related mortgage loans
                                   will put aside sufficient funds to pay for
                                   those items. We also cannot assure you that
                                   cash flow from the properties will be
                                   sufficient to fully fund the ongoing monthly
                                   reserve requirements or to enable the
                                   borrowers under the related mortgage loans to
                                   fully pay for those items.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES............   Title insurance for a mortgaged property
                                   generally insures a lender against risks
                                   relating to a lender not having a first lien
                                   with respect to a mortgaged property, and in
                                   some cases can insure a lender against
                                   specific other risks. The protection afforded
                                   by title insurance depends on the ability of
                                   the title insurer to pay claims made upon it.
                                   We cannot assure you that:

                                   o   a title insurer will have the ability to
                                       pay title insurance claims made upon it;

                                   o   the title insurer will maintain its
                                       present financial strength; or

                                   o   a title insurer will not contest claims
                                       made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE NOT
IN COMPLIANCE WITH ZONING AND
BUILDING CODE REQUIREMENTS AND
USE RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES....................   Noncompliance with zoning and building codes
                                   may cause the borrower to experience cash
                                   flow delays and shortfalls that would reduce
                                   or delay the amount of proceeds available for
                                   distributions on your certificates. At
                                   origination of the mortgage loans, the
                                   mortgage loan sellers took steps to establish
                                   that the use and operation of the mortgaged
                                   properties securing the mortgage loans were
                                   in compliance in all material respects with,
                                   or were legally existing non-conforming uses
                                   or structures under, all applicable zoning,
                                   land-use and building ordinances, rules,
                                   regulations, and orders. Evidence of this
                                   compliance may be in the form of legal
                                   opinions, confirmations from government
                                   officials, title policy endorsements,
                                   appraisals, zoning consultants' reports
                                   and/or representations by the related
                                   borrower in the related mortgage loan
                                   documents. These steps may not have revealed
                                   all possible violations and certain mortgaged
                                   properties that were in compliance may not
                                   remain in compliance.

                                   Some violations of zoning, land use and
                                   building regulations may be known to exist at
                                   any particular mortgaged property, but the
                                   mortgage loan sellers generally do not
                                   consider those defects known to them to be
                                   material or have obtained policy endorsements
                                   and/or law and ordinance insurance to
                                   mitigate the risk of loss associated with any
                                   material violation or noncompliance. In some
                                   cases, the use, operation and/or structure of
                                   a mortgaged property constitutes a permitted
                                   nonconforming use and/or structure as a
                                   result of changes in zoning laws after those
                                   mortgaged properties were constructed and the
                                   structure may not be rebuilt to its current
                                   state or be used for its current

                                      S-83

                                   purpose if a material casualty event occurs.
                                   Insurance proceeds may not be sufficient to
                                   pay the mortgage loan in full if a material
                                   casualty event were to occur, or the
                                   mortgaged property, as rebuilt for a
                                   conforming use, may not generate sufficient
                                   income to service the mortgage loan and the
                                   value of the mortgaged property or its
                                   revenue producing potential may not be the
                                   same as it was before the casualty. If a
                                   mortgaged property could not be rebuilt to
                                   its current state or its current use were no
                                   longer permitted due to building violations
                                   or changes in zoning or other regulations,
                                   then the borrower might experience cash flow
                                   delays and shortfalls or be subject to
                                   penalties that would reduce or delay the
                                   amount of proceeds available for
                                   distributions on your certificates.

                                   In addition, permitted nonconforming uses
                                   and/or structures may be subject to the
                                   effects of zoning compliance requirements
                                   that are not casualty-related, such as the
                                   lifting of a parking compliance moratorium,
                                   which expires after a certain period of time.
                                   There can be no assurance that such
                                   compliance requirements would not have a
                                   material adverse impact on the related
                                   mortgage loan.

                                   Certain mortgaged properties may be subject
                                   to use restrictions pursuant to reciprocal
                                   easement or operating agreements which could
                                   limit the borrower's right to operate certain
                                   types of facilities within a prescribed
                                   radius. These limitations could adversely
                                   affect the ability of the borrower to lease
                                   the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES...............   From time to time, there may be condemnations
                                   pending or threatened against one or more of
                                   the mortgaged properties. There can be no
                                   assurance that the proceeds payable in
                                   connection with a total condemnation will be
                                   sufficient to restore the related mortgaged
                                   property or to satisfy the remaining
                                   indebtedness of the related mortgage loan.
                                   The occurrence of a partial condemnation may
                                   have a material adverse effect on the
                                   continued use of the affected mortgaged
                                   property, or on an affected borrower's
                                   ability to meet its obligations under the
                                   related mortgage loan. Therefore, we cannot
                                   assure you that the occurrence of any
                                   condemnation will not have a negative impact
                                   upon the distributions on your certificates.

IMPACT OF TERRORIST ATTACKS AND
MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT.................   On September 11, 2001, the United States was
                                   subjected to multiple terrorist attacks,
                                   resulting in the loss of many lives and
                                   massive property damage and destruction in
                                   New York City, the Washington, D.C. area and
                                   Pennsylvania. It is impossible to predict
                                   whether, or the extent to which, future
                                   terrorist activities may occur in the United
                                   States.

                                   The United States military currently occupies
                                   Iraq and maintains a presence in Afghanistan,
                                   which may prompt further terrorist attacks
                                   against the United States.

                                      S-84

                                   It is uncertain what effects the U.S.
                                   military occupation of Iraq, any future
                                   terrorist activities in the United States or
                                   abroad and/or any consequent actions on the
                                   part of the United States Government and
                                   others, including military action, could have
                                   on general economic conditions, real estate
                                   markets, particular business segments
                                   (including those that are important to the
                                   performance of commercial and multifamily
                                   mortgage loans) and/or insurance costs and
                                   the availability of insurance coverage for
                                   terrorist acts. Among other things, reduced
                                   investor confidence could result in
                                   substantial volatility in securities markets
                                   and a decline in real estate-related
                                   investments. In addition, reduced consumer
                                   confidence, as well as a heightened concern
                                   for personal safety, could result in a
                                   material decline in personal spending and
                                   travel.

THE ABSENCE OR INADEQUACY OF
INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES...   The mortgaged properties may suffer casualty
                                   losses due to risks that are not covered by
                                   insurance (including acts of terrorism) or
                                   for which insurance coverage is not adequate
                                   or available at commercially reasonable
                                   rates. In addition, some of the mortgaged
                                   properties are located in California and in
                                   other coastal areas of certain states, which
                                   are areas that have historically been at
                                   greater risk of acts of nature, including
                                   earthquakes, fires, hurricanes and floods.
                                   The mortgage loans generally do not require
                                   borrowers to maintain earthquake, hurricane
                                   or flood insurance and we cannot assure you
                                   that borrowers will attempt or be able to
                                   obtain adequate insurance against those
                                   risks. If a borrower does not have insurance
                                   against those risks and a casualty occurs at
                                   a mortgaged property, the borrower may be
                                   unable to generate income from the mortgaged
                                   property in order to make payments on the
                                   related mortgage loan.

                                   Moreover, if reconstruction or major repairs
                                   are required following a casualty, changes in
                                   laws that have occurred since the time of
                                   original construction may materially impair
                                   the borrower's ability to effect the
                                   reconstruction or major repairs or may
                                   materially increase the cost thereof.

                                   As a result of these factors, the amount
                                   available to make distributions on your
                                   certificates could be reduced.

                                   In light of the September 11, 2001 terrorist
                                   attacks in New York City, the Washington,
                                   D.C. area and Pennsylvania, the comprehensive
                                   general liability and business interruption
                                   or rent loss insurance policies required by
                                   typical mortgage loans, which are generally
                                   subject to periodic renewals during the term
                                   of the related mortgage loans, have been
                                   affected. To give time for private markets to
                                   develop a pricing mechanism and to build
                                   capacity to absorb future losses that may
                                   occur due to terrorism, on November 26, 2002
                                   the Terrorism Risk Insurance Act of 2002 was
                                   enacted, which established the Terrorism
                                   Insurance Program. Under the Terrorism
                                   Insurance Program, the federal government
                                   shares in the risk of loss associated with
                                   certain future terrorist acts.

                                   The Terrorism Insurance Program was
                                   originally scheduled to expire on December
                                   31, 2005. However, on December 22, 2005, the
                                   Terrorism Risk Insurance Extension Act of
                                   2005 was enacted, which

                                      S-85

                                   extended the duration of the Terrorism
                                   Insurance Program until December 31, 2007.

                                   The Terrorism Insurance Program is
                                   administered by the Secretary of the Treasury
                                   and, through December 31, 2007, will provide
                                   some financial assistance from the United
                                   States Government to insurers in the event of
                                   another terrorist attack that resulted in an
                                   insurance claim. The program applies to
                                   United States risks only and to acts that are
                                   committed by an individual or individuals
                                   acting on behalf of a foreign person or
                                   foreign interest as an effort to influence or
                                   coerce United States civilians or the United
                                   States Government.

                                   In addition, with respect to any act of
                                   terrorism that occurs in 2007, no
                                   compensation is paid under the Terrorism
                                   Insurance Program unless the aggregate
                                   industry losses relating to such act of
                                   terror exceed $100 million. As a result,
                                   unless the borrowers obtain separate coverage
                                   for events that do not meet that threshold
                                   (which coverage may not be required by the
                                   respective loan documents and may not
                                   otherwise be obtainable), such events would
                                   not be covered.

                                   The Treasury Department has established
                                   procedures for the program under which the
                                   federal share of compensation equals 85% of
                                   that portion of insured losses that exceeds
                                   an applicable insurer deductible required to
                                   be paid during each program year. The federal
                                   share in the aggregate in any program year
                                   may not exceed $100 billion (and the insurers
                                   will not be liable for any amount that
                                   exceeds this cap).

                                   Through December 2007, insurance carriers are
                                   required under the program to provide
                                   terrorism coverage in their basic "all-risk"
                                   policies. Any commercial property and
                                   casualty terrorism insurance exclusion that
                                   was in force on November 26, 2002 is
                                   automatically voided to the extent that it
                                   excludes losses that would otherwise be
                                   insured losses. Any state approval of those
                                   types of exclusions in force on November 26,
                                   2002 are also voided.

                                   To the extent that uninsured or underinsured
                                   casualty losses occur with respect to the
                                   related mortgaged properties, losses on
                                   commercial mortgage loans may result. In
                                   addition, the failure to maintain that
                                   insurance may constitute a default under a
                                   commercial mortgage loan, which could result
                                   in the acceleration and foreclosure of that
                                   commercial mortgage loan. Alternatively, the
                                   increased costs of maintaining such insurance
                                   could have an adverse effect on the financial
                                   condition of the mortgage loan borrowers.

                                   Certain of the mortgage loans may be secured
                                   by mortgaged properties that are not insured
                                   for acts of terrorism. In addition, certain
                                   mortgage loans may provide that if the
                                   Terrorism Risk Insurance Act of 2002, as
                                   amended is no longer in effect, terrorism
                                   insurance is only required to the extent that
                                   such insurance can be purchased for a premium
                                   specified in the loan documents. If casualty
                                   losses are not covered by standard casualty
                                   insurance policies, then in the event of a
                                   casualty from an act of terrorism, the amount
                                   available to make distributions on your
                                   certificates could be reduced.

CERTAIN OTHER RISKS RELATED
TO CASUALTY AND CASUALTY
INSURANCE.......................   The loan documents for each mortgage loan
                                   generally require that (A) "all risk"
                                   insurance policies be maintained in an amount
                                   equal to

                                      S-86

                                   either (i) not less than the full replacement
                                   cost of the related mortgaged property or
                                   (ii) the lesser of the full replacement cost
                                   of each related mortgaged property and the
                                   outstanding principal balance of the mortgage
                                   loan or (B) the related borrower will
                                   maintain such insurance coverages in such
                                   amounts as the lender may reasonably require.
                                   Notwithstanding this requirement, however,
                                   under insurance law, if an insured property
                                   is not rebuilt, insurance companies are
                                   generally required to pay only the "actual
                                   cash value" of the property, which is defined
                                   under state law but is generally equal to the
                                   replacement cost of the property less
                                   depreciation. The determination of "actual
                                   cash value" is both inexact and heavily
                                   dependent on facts and circumstances.
                                   Notwithstanding the requirements of the loan
                                   documents, an insurer may refuse to insure a
                                   mortgaged property for the loan amount if it
                                   determines that the "actual cash value" of
                                   the mortgaged property would be a lower
                                   amount, and even if it does insure a
                                   mortgaged property for the full loan amount,
                                   if at the time of casualty the "actual cash
                                   value" is lower, and the mortgaged property
                                   is not restored, only the "actual cash value"
                                   will be paid. Accordingly, if a borrower does
                                   not meet the conditions to restore a
                                   mortgaged property and the mortgagee elects
                                   to require the borrower to apply the
                                   insurance proceeds to repay the mortgage
                                   loan, rather than toward restoration, there
                                   can be no assurance that such proceeds will
                                   be sufficient to repay the mortgage loan.

                                   Certain leases may provide that such leases
                                   are terminable in connection with a casualty
                                   or condemnation including in the event the
                                   leased premises are not repaired or restored
                                   within a specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES...   Some of the mortgaged properties are covered
                                   by blanket insurance policies which also
                                   cover other properties of the related
                                   borrower or its affiliates. In the event that
                                   those policies are drawn on to cover losses
                                   on such other properties, the amount of
                                   insurance coverage available under those
                                   policies may thereby be reduced and could be
                                   insufficient to cover each mortgaged
                                   property's insurable risks.

ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY..   Licensed engineers generally inspected the
                                   mortgaged properties and prepared engineering
                                   reports in connection with the origination,
                                   acquisition or securitization of the mortgage
                                   loans to assess items such as structure,
                                   exterior walls, roofing, interior
                                   construction, mechanical and electrical
                                   systems and general condition of the site,
                                   buildings and other improvements.

                                   With respect to the mortgaged properties for
                                   which engineering reports were prepared on or
                                   after December 14, 2005, relating to each
                                   mortgaged property, the related mortgage loan
                                   seller will represent to us that, except as
                                   disclosed in the related report and subject
                                   to certain specified exceptions, each
                                   mortgaged property, to the applicable
                                   mortgage loan seller's knowledge, is free and
                                   clear of any damage (or adequate reserves
                                   have been established) that would materially
                                   and adversely affect its value as security
                                   for the related mortgage loan. With respect
                                   to three mortgaged properties (Mortgage Loan
                                   No. 408, Circle K - 1985 West Market, Akron -
                                   Mazeltov, Mortgage Loan

                                      S-87

                                   No. 422, Circle K - 440 West Market, Akron,
                                   and Mortgage Loan No. 423, Circle K -
                                   Albuquerque), engineering reports were not
                                   required.

                                   We cannot assure you that all conditions
                                   requiring repair or replacement were
                                   identified. In those cases where a material
                                   and adverse condition was identified, that
                                   condition generally has been or is required
                                   to be remedied to the related mortgage loan
                                   seller's satisfaction or funds as deemed
                                   necessary by the applicable mortgage loan
                                   seller, or the related engineering
                                   consultant, have been reserved to remedy the
                                   material and adverse condition or other
                                   resources for those repairs were available at
                                   origination. No additional property
                                   inspections were conducted by us in
                                   connection with the issuance of the
                                   certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES.....   In general, in connection with the
                                   origination or sale to us of each of the
                                   mortgage loans, the related mortgaged
                                   property was appraised. The resulting
                                   estimated property values represent the
                                   analysis and opinion of the person performing
                                   the appraisal and are not guarantees of
                                   present or future values. The person
                                   performing the appraisal may have reached a
                                   different conclusion of value than the
                                   conclusion that would be reached by a
                                   different appraiser appraising the same
                                   property. Moreover, the values of the
                                   mortgaged properties may have changed
                                   significantly since the appraisal was
                                   performed. In addition, appraisals seek to
                                   establish the amount a typically motivated
                                   buyer would pay a typically motivated seller.
                                   Such amount could be significantly higher
                                   than the amount obtained from the sale of a
                                   mortgaged property under a distress or
                                   liquidation sale. There is no assurance that
                                   the appraisal values indicated accurately
                                   reflect past, present or future market values
                                   of the mortgaged properties.

                                   Except as set forth below, for each of the
                                   mortgaged properties, the loan-to-value ratio
                                   was calculated according to the methodology
                                   described in this prospectus supplement based
                                   on an estimate of value from a third-party
                                   appraisal, which was generally conducted on
                                   or after November 28, 2005. See the footnotes
                                   to Appendix II of this prospectus supplement.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE INCREASED
POOL CONCENTRATION, WHICH MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES............   As principal payments or prepayments are made
                                   on mortgage loans, the remaining mortgage
                                   pool may be subject to increased
                                   concentrations of property types, geographic
                                   locations and other pool characteristics of
                                   the mortgage loans and the mortgaged
                                   properties, some of which may be unfavorable.
                                   Classes of certificates that have a lower
                                   payment priority are more likely to be
                                   exposed to this concentration risk than are
                                   certificate classes with a higher payment
                                   priority. This occurs because realized losses
                                   are allocated to the class outstanding at any
                                   time with the lowest payment priority and
                                   principal on the certificates entitled to
                                   principal is generally payable in sequential
                                   order or alphabetical order (it being
                                   understood that realized losses will be
                                   allocated first, to the Class A-J
                                   Certificates and the Class A-JFL Regular
                                   Interest (and

                                      S-88

                                   correspondingly, the Class A-JFL
                                   Certificates), pro rata, and then, to the
                                   Class A-M Certificates and the Class A-MFL
                                   Regular Interest (and correspondingly, the
                                   Class A-MFL Certificates), pro rata), with
                                   those classes generally not being entitled to
                                   receive principal until the preceding class
                                   or classes entitled to receive principal have
                                   been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES....................   As described in this prospectus supplement,
                                   the rights of the holders of each class of
                                   subordinate certificates to receive payments
                                   of principal and interest otherwise payable
                                   on their certificates will be subordinated to
                                   those rights of the holders of the more
                                   senior certificates having an earlier
                                   alphabetical class designation (it being
                                   understood that such rights of the holders of
                                   the Class A-J Certificates and the Class
                                   A-JFL Regular Interest (and correspondingly,
                                   the Class A-JFL Certificates) will be
                                   subordinated to the rights of the holders of
                                   the Class A-M Certificates and the Class
                                   A-MFL Regular Interest (and correspondingly,
                                   the Class A-MFL Certificates)). Losses on the
                                   mortgage loans will be allocated to the Class
                                   S, Class Q, Class P, Class O, Class N, Class
                                   M, Class L, Class K, Class J, Class H, Class
                                   G, Class F, Class E, Class D, Class C and
                                   Class B, then pro rata between the Class A-J
                                   Certificates and the Class A-JFL Regular
                                   Interest (and correspondingly, the Class
                                   A-JFL Certificates), then pro rata between
                                   the Class A-M Certificates and the Class
                                   A-MFL Regular Interest (and correspondingly,
                                   the Class A-MFL Certificates), in that order,
                                   reducing amounts otherwise payable to each
                                   class. Any remaining losses would then be
                                   allocated or cause shortfalls to the Class
                                   A-1, Class A-1A, Class A-2, Class A-3, Class
                                   A-AB and Class A-4 Certificates and the Class
                                   A-2FL and Class A-5FL Regular Interests, pro
                                   rata, and, solely with respect to losses of
                                   interest, to the Class X Certificates, in
                                   proportion to the amount of interest or
                                   principal payable thereon.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY AFFECT
THE TAX STATUS OF THE TRUST AND
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES...   If the trust acquires a mortgaged property as
                                   a result of a foreclosure or deed in lieu of
                                   foreclosure, the special servicer will
                                   generally retain an independent contractor to
                                   operate the property. The independent
                                   contractor would only be permitted to
                                   renovate or perform construction work on a
                                   foreclosed mortgaged property if such
                                   construction was at least 10% completed when
                                   default on the related mortgage loan became
                                   imminent. In addition, any net income from
                                   operations other than qualifying "rents from
                                   real property," or any rental income based on
                                   the net profits of a tenant or a sub-tenant
                                   or allocable to a non-customary service, will
                                   subject the trust to a federal tax on such
                                   income at the highest marginal corporate tax
                                   rate, which is currently 35%, and, in
                                   addition, possible state or local tax. In
                                   this event, the net proceeds available for
                                   distribution on your certificates will be
                                   reduced. The special servicer may permit the
                                   trust to earn such above described "net
                                   income from foreclosure property" but only if
                                   it determines that the net after-tax benefit
                                   to certificateholders is greater than under
                                   another method of operating or leasing the
                                   mortgaged property. In addition, if

                                      S-89

                                   the trust were to acquire one or more
                                   mortgaged properties pursuant to a
                                   foreclosure or deed in lieu of foreclosure,
                                   upon acquisition of those mortgaged
                                   properties, the trust may in certain
                                   jurisdictions, particularly in New York, be
                                   required to pay state or local transfer or
                                   excise taxes upon liquidation of such
                                   mortgaged properties. Such state or local
                                   taxes may reduce net proceeds available for
                                   distribution with respect to the offered
                                   certificates.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES...............   Some states, including California, have laws
                                   prohibiting more than one "judicial action"
                                   to enforce a mortgage obligation. Some courts
                                   have construed the term "judicial action"
                                   broadly. In the case of any mortgage loan
                                   secured by mortgaged properties located in
                                   multiple states, the applicable master
                                   servicer or the special servicer may be
                                   required to foreclose first on mortgaged
                                   properties located in states where these "one
                                   action" rules apply (and where non-judicial
                                   foreclosure is permitted) before foreclosing
                                   on properties located in states where
                                   judicial foreclosure is the only permitted
                                   method of foreclosure. As a result, the
                                   ability to realize upon the mortgage loans
                                   may be significantly delayed and otherwise
                                   limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES............   32 groups of mortgage loans were made to the
                                   same borrower or to borrowers that are
                                   affiliated with one another through partial
                                   or complete direct or indirect common
                                   ownership (which include 25 groups of
                                   mortgage loans exclusively in loan group 1
                                   and 7 groups of mortgage loans exclusively in
                                   loan group 2; of these 32 groups, the 3
                                   largest groups represent 2.9%, 2.8% and 2.5%,
                                   respectively, of the initial outstanding pool
                                   balance). The related borrower concentrations
                                   of the 3 largest groups exclusively in loan
                                   group 1 represent 3.4%, 3.0% and 2.2%,
                                   respectively, of the initial outstanding loan
                                   group 1 balance, and the three largest groups
                                   of mortgage loans exclusively in loan group 2
                                   represent 18.8%, 2.7% and 1.6%, respectively,
                                   of the initial outstanding loan group 2
                                   balance.

                                   The bankruptcy or insolvency of any such
                                   borrower or respective affiliate could have
                                   an adverse effect on the operation of all of
                                   the related mortgaged properties and on the
                                   ability of the related mortgaged properties
                                   to produce sufficient cash flow to make
                                   required payments on the related mortgage
                                   loans. For example, if a person that owns or
                                   controls several mortgaged properties
                                   experiences financial difficulty at one of
                                   those properties, it could defer maintenance
                                   at one or more other mortgaged properties in
                                   order to satisfy current expenses with
                                   respect to the mortgaged property
                                   experiencing financial difficulty, or it
                                   could attempt to avert foreclosure by filing
                                   a bankruptcy petition that might have the
                                   effect of interrupting monthly payments for
                                   an indefinite period on all the related
                                   mortgage loans.

                                      S-90

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES....................   In certain jurisdictions, if tenant leases
                                   are subordinate to the liens created by the
                                   mortgage and do not contain attornment
                                   provisions which require the tenant to
                                   recognize a successor owner, following
                                   foreclosure, as landlord under the lease, the
                                   leases may terminate upon the transfer of the
                                   property to a foreclosing lender or purchaser
                                   at foreclosure. Not all leases were reviewed
                                   to ascertain the existence of these
                                   provisions. Accordingly, if a mortgaged
                                   property is located in such a jurisdiction
                                   and is leased to one or more desirable
                                   tenants under leases that are subordinate to
                                   the mortgage and do not contain attornment
                                   provisions, that mortgaged property could
                                   experience a further decline in value if
                                   those tenants' leases were terminated. This
                                   is particularly likely if those tenants were
                                   paying above-market rents or could not be
                                   replaced.

                                   Some of the leases at the mortgaged
                                   properties securing the mortgage loans
                                   included in the trust may not be subordinate
                                   to the related mortgage. If a lease is not
                                   subordinate to a mortgage, the trust will not
                                   possess the right to dispossess the tenant
                                   upon foreclosure of the mortgaged property
                                   unless it has otherwise agreed with the
                                   tenant. If the lease contains provisions
                                   inconsistent with the mortgage, for example,
                                   provisions relating to application of
                                   insurance proceeds or condemnation awards, or
                                   which could affect the enforcement of the
                                   lender's rights, for example, an option to
                                   purchase the mortgaged property or a right of
                                   first refusal to purchase the mortgaged
                                   property, the provisions of the lease will
                                   take precedence over the provisions of the
                                   mortgage.

                                   Additionally, with respect to certain of the
                                   mortgage loans, the related borrower may have
                                   granted certain tenants a right of first
                                   refusal in the event a sale is contemplated
                                   or a purchase option to purchase all or a
                                   portion of the mortgaged property. Those
                                   provisions, if not waived or subordinated,
                                   may impede the lender's ability to sell the
                                   related mortgaged property at foreclosure or
                                   adversely affect the foreclosure bid price
                                   and the overall marketability of the
                                   mortgaged property. In addition, certain of
                                   the mortgaged properties are and/or may be
                                   leased in whole or in part by government
                                   tenants or government sponsored tenants who
                                   have the right to rent reductions or to
                                   cancel their leases at any time or for lack
                                   of appropriations or for damage to the leased
                                   premises caused by casualty or condemnation.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES....................   Under the Americans with Disabilities Act of
                                   1990, public accommodations are required to
                                   meet certain federal requirements related to
                                   access and use by disabled persons. Borrowers
                                   may incur costs complying with the Americans
                                   with Disabilities Act. In addition,
                                   noncompliance could result in the imposition
                                   of fines by the federal government or an
                                   award of damages to private litigants. If a
                                   borrower incurs these costs or fines, the
                                   amount available to pay debt service would be
                                   reduced.

                                      S-91

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX ABATEMENT
ARRANGEMENTS MAY REDUCE
PAYMENTS TO CERTIFICATEHOLDERS..   Certain of the mortgaged properties securing
                                   the mortgage loans have or may in the future
                                   have the benefit of reduced real estate taxes
                                   under a local government program of payment
                                   in lieu of taxes (often known as a PILOT
                                   program) or other tax abatement arrangements.
                                   Some of these programs or arrangements are
                                   scheduled to terminate or have significant
                                   tax increases prior to the maturity of the
                                   related mortgage loan, resulting in higher,
                                   and in some cases substantially higher, real
                                   estate tax obligations for the related
                                   borrower. An increase in real estate taxes
                                   may impact the ability of the borrower to pay
                                   debt service on the mortgage loans. There are
                                   no assurances that any such program will
                                   continue for the duration of the related
                                   mortgage loan.

ASSUMPTIONS MADE IN DETERMINING
UNDERWRITTEN NET CASH FLOW MAY
PROVE TO BE INAPPROPRIATE.......   As described under "Description of The
                                   Mortgage Pool--Additional Mortgage Loan
                                   Information" and "Glossary of
                                   Terms--Underwritable Cash Flow" in this
                                   prospectus supplement, underwritten net cash
                                   flow means cash flow as adjusted based on a
                                   number of assumptions used by the mortgage
                                   loan sellers. No representation is made that
                                   the underwritten net cash flow set forth in
                                   this prospectus supplement as of the cut-off
                                   date or any other date is predictive of
                                   future net cash flows. In certain cases,
                                   co-tenancy provisions were assumed to be
                                   satisfied and vacant space was assumed to be
                                   occupied and space that was due to expire was
                                   assumed to have been re-let, in each case at
                                   market rates that may have exceeded current
                                   rent. Each originator of commercial mortgage
                                   loans has its own underwriting criteria and
                                   no assurance can be given that adjustments or
                                   calculations made by one originator would be
                                   made by other lenders. Each investor should
                                   review the assumptions discussed in this
                                   prospectus supplement and make its own
                                   determination of the appropriate assumptions
                                   to be used in determining underwritten net
                                   cash flow.

                                   In addition, net cash flow reflects
                                   calculations and assumptions used by the
                                   mortgage loan sellers and should not be used
                                   as a substitute for, and may vary (perhaps
                                   substantially) from, cash flow as determined
                                   in accordance with GAAP as a measure of the
                                   results of a mortgaged real property's
                                   operation or for cash flow from operating
                                   activities determined in accordance with GAAP
                                   as a measure of liquidity.

                                   The debt service coverage ratios set forth in
                                   this prospectus supplement for the mortgage
                                   loans and the mortgaged properties vary, and
                                   may vary substantially, from the debt service
                                   coverage ratios for the mortgage loans and
                                   the mortgaged properties as calculated
                                   pursuant to the definition of such ratios as
                                   set forth in the related mortgage loan
                                   documents. See "Description of The Mortgage
                                   Pool--Additional Mortgage Loan Information"
                                   and "Glossary of Terms" for a discussion of
                                   the assumptions used in determining net cash
                                   flow. Neither the depositor nor the
                                   underwriters express any opinion as to the
                                   accuracy of the determination of, or the
                                   appropriateness or reasonableness of the
                                   assumptions used in determining, net cash
                                   flow.

                                      S-92

RISKS RELATING TO TAX CREDITS...   With respect to certain mortgage loans
                                   secured by multifamily properties, the
                                   related property owners may be entitled to
                                   receive low-income housing tax credits
                                   pursuant to Section 42 of the Internal
                                   Revenue Code, which provides a tax credit for
                                   owners of multifamily rental properties
                                   meeting the definition of low-income housing,
                                   who receive a tax credit allocation from the
                                   state tax credit allocating agency. The total
                                   amount of tax credits to which the property
                                   owner is entitled is based upon the
                                   percentage of total units made available to
                                   qualified tenants. The owners of the
                                   mortgaged properties subject to the tax
                                   credit provisions may use the tax credits to
                                   offset income tax that they may otherwise owe
                                   and the tax credits may be shared among the
                                   equity owners of the project. In general, the
                                   tax credits on the mortgage loans have been
                                   allocated to equity investors in the
                                   borrower.

                                   The tax credit provisions limit the gross
                                   rent for each low-income unit. Under the tax
                                   credit provisions, a property owner must
                                   comply with the tenant income restrictions
                                   and rental restrictions over a minimum
                                   15-year compliance period, although the
                                   property owner may take the tax credits on an
                                   accelerated basis over a 10-year period. In
                                   the event a multifamily rental property does
                                   not maintain compliance with the tax credit
                                   restrictions on tenant income or rental rates
                                   or otherwise satisfy the tax credit
                                   provisions of the Internal Revenue Code, the
                                   property owner may suffer a reduction in the
                                   amount of available tax credits and/or face
                                   the recapture of all or part of the tax
                                   credits related to the period of
                                   noncompliance and face the partial recapture
                                   of previously taken tax credits. The loss of
                                   tax credits, and the possibility of recapture
                                   of tax credits already taken, may provide
                                   significant incentive for the property owner
                                   to keep the related multifamily rental
                                   property in compliance with these tax credit
                                   restrictions and limit the income derived
                                   from the related property.

                                   If the trust were to foreclose on such a
                                   property it would be unable to take advantage
                                   of the tax credits, but could sell the
                                   property with the right to the remaining
                                   credits to a tax paying investor. Any
                                   subsequent property owner would continue to
                                   be subject to rent limitations unless an
                                   election was made to terminate the tax
                                   credits, in which case the property could be
                                   operated as a market rate property after the
                                   expiration of three years. The limitations on
                                   rent and ability of potential buyers to take
                                   advantage of the tax credits may limit the
                                   trust's recovery on that property.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES....................   The special servicer is given considerable
                                   latitude in determining whether and in what
                                   manner to liquidate or modify defaulted
                                   mortgage loans for which it is responsible.
                                   The operating adviser will have the right to
                                   replace the special servicer upon
                                   satisfaction of certain conditions set forth
                                   in the pooling and servicing agreement. At
                                   any given time, the operating adviser will be
                                   controlled generally by the holders of the
                                   most subordinate, or, if the certificate
                                   principal balance thereof is less than 25% of
                                   its original certificate balance, the next
                                   most subordinate, class of certificates, that
                                   is, the controlling class, outstanding from
                                   time to time; these holders may have
                                   interests in conflict with those of some or
                                   all of the certificateholders. In addition,
                                   the operating adviser will have the right to
                                   approve the determination of customarily
                                   acceptable costs with respect to insurance
                                   coverage and the right to advise the special
                                   servicer with respect to certain actions of
                                   the

                                      S-93

                                   special servicer and, in connection with such
                                   rights, may act solely in the interest of the
                                   holders of certificates of the controlling
                                   class, without any liability to any
                                   certificateholder. For instance, the holders
                                   of certificates of the controlling class
                                   might desire to mitigate the potential for
                                   loss to that class or certificateholder from
                                   a troubled mortgage loan by deferring
                                   enforcement in the hope of maximizing future
                                   proceeds. However, the interests of the trust
                                   may be better served by prompt action, since
                                   delay followed by a market downturn could
                                   result in less proceeds to the trust than
                                   would have been realized if earlier action
                                   had been taken. In general, no servicer is
                                   required to act in a manner more favorable to
                                   the offered certificates than to the
                                   non-offered certificates.

                                   The master servicers, any primary servicer,
                                   the special servicer or an affiliate of any
                                   of them may hold a Serviced Companion Loan or
                                   acquire certain certificates, including those
                                   of the initial controlling class. Under such
                                   circumstances, the master servicers, a
                                   primary servicer and the special servicer may
                                   have interests that conflict with the
                                   interests of the other holders of the
                                   certificates. In addition, the master
                                   servicers, the special servicer, the primary
                                   servicer and the subservicers will service
                                   loans other than those included in the
                                   issuing entity in the ordinary course of
                                   their business. In these instances, the
                                   interests of the master servicers, the
                                   special servicer, the primary servicers or
                                   the subservicers, as applicable, and their
                                   respective clients may differ from and
                                   compete with the interests of the issuing
                                   entity, and their activities may adversely
                                   affect the amount and timing of collections
                                   on the mortgage loans in the issuing entity.
                                   However, the pooling and servicing agreement
                                   and each primary servicing agreement will
                                   provide that the mortgage loans are to be
                                   serviced in accordance with the servicing
                                   standard and without regard to ownership of
                                   any Serviced Companion Loan or certificates
                                   by the master servicers, the primary
                                   servicers or the special servicer, as
                                   applicable. Centerline REIT Inc., an
                                   affiliate of Centerline Servicing Inc., will
                                   be the initial holder of the Controlling
                                   Class and will be the initial operating
                                   adviser. The special servicer will be
                                   Centerline Servicing Inc.

                                   It is likely that many of the property
                                   managers of the mortgaged properties, or
                                   their affiliates, manage additional
                                   properties, including properties that may
                                   compete with the mortgaged properties.
                                   Affiliates of the managers, and managers
                                   themselves, also may own other properties,
                                   including competing properties. The managers
                                   of the mortgaged properties may accordingly
                                   experience conflicts of interest in the
                                   management of those mortgaged properties.

                                   The activities of the mortgage loan sellers
                                   or their affiliates may involve properties
                                   which are in the same markets as the
                                   mortgaged properties underlying the
                                   certificates. In such cases, the interests of
                                   each of the mortgage loan sellers or their
                                   affiliates may differ from, and compete with,
                                   the interests of the trust, and decisions
                                   made with respect to those assets may
                                   adversely affect the amount and timing of
                                   distributions with respect to the
                                   certificates. Conflicts of interest may arise
                                   between the trust and each of the mortgage
                                   loan sellers or their affiliates that engage
                                   in the acquisition, development, operation,
                                   financing and disposition of real estate if
                                   those mortgage loan sellers acquire any
                                   certificates. In particular, if certificates
                                   held by a mortgage loan seller are part of a
                                   class that is or becomes the controlling
                                   class, the mortgage loan seller, as part of
                                   the holders of the controlling class,

                                      S-94

                                   would have the ability to influence certain
                                   actions of the special servicer under
                                   circumstances where the interests of the
                                   trust conflict with the interests of the
                                   mortgage loan seller or its affiliates as
                                   acquirors, developers, operators, financers
                                   or sellers of real estate related assets.

                                   The master servicer for the PMCF mortgage
                                   loans will be Prudential Asset Resources,
                                   Inc., which is an affiliate of one of the
                                   sponsors and mortgage loan sellers. The
                                   master servicer for the mortgage loans sold
                                   to the trust by Wells Fargo Bank, National
                                   Association ("Wells Fargo") will be Wells
                                   Fargo. In addition, the primary servicer for
                                   the mortgage loans sold to the trust by
                                   Principal Commercial Funding II, LLC is
                                   Principal Global Investors, LLC, an affiliate
                                   of such mortgage loan seller. The primary
                                   servicer for the mortgage loans sold to the
                                   trust by NatCity is Capstone Realty Advisors,
                                   LLC, an affiliate of such mortgage loan
                                   seller. Capmark, as the master servicer
                                   responsible for servicing the mortgage loans
                                   sold to the trust by PCFII (as well as the
                                   mortgage loans sold to the trust by LaSalle
                                   Bank National Association and RBC), and Wells
                                   Fargo, as the master servicer responsible for
                                   servicing the mortgage loans sold to the
                                   trust by NatCity (as well as the mortgage
                                   loan sold to the trust by Wells Fargo and
                                   Morgan Stanley Mortgage Capital Inc.), will
                                   each delegate many of its servicing
                                   obligations to the applicable primary
                                   servicer for the related mortgage loans
                                   pursuant to a primary servicing agreement.
                                   Under these circumstances, Prudential Asset
                                   Resources, Inc., Wells Fargo or the primary
                                   servicers because they are, or are affiliated
                                   with, mortgage loan sellers, may have
                                   interests that conflict with the interests of
                                   the holders of the certificates. However,
                                   both the pooling and servicing agreement and
                                   the primary servicing agreements will provide
                                   that the mortgage loans are to be serviced in
                                   accordance with the servicing standard and
                                   without regard to any obligation of any
                                   mortgage loan seller to cure a breach of
                                   representation or warranty or repurchase any
                                   mortgage loan.

                                   The mortgage loan sellers, or their
                                   affiliates or subsidiaries, may acquire a
                                   portion of the certificates. Under those
                                   circumstances, they may become the
                                   controlling class, and as the controlling
                                   class, have interests that may conflict with
                                   their interests as a seller of the mortgage
                                   loans.

                                   With respect to Mortgage Loan No. 28,
                                   representing approximately 0.5% of the
                                   Initial Pool Balance, the holder of the
                                   related LaSalle Subordinate Loan, Caplease
                                   Debt Funding, LP ("Caplease"), is also an
                                   owner of the borrower. Pursuant to the
                                   applicable Co-Lender Agreement, the mortgagee
                                   will be required to seek the consent of
                                   Caplease, as holder of the related LaSalle
                                   Subordinate Loan, in connection with certain
                                   modifications and/or waivers of the mortgage
                                   loan agreement which materially and adversely
                                   affect Caplease as holder of the LaSalle
                                   Subordinate Loan. Accordingly, a conflict of
                                   interest may result between Caplease's
                                   interests as lender and as an owner of the
                                   borrower.

                                   In addition, any subordinate indebtedness
                                   secured by the related mortgaged property,
                                   any mezzanine loans and/or any future
                                   mezzanine loans related to certain of the
                                   mortgage loans may be held by the respective
                                   sellers of such mortgage loan or affiliates
                                   thereof. The holders of such subordinate
                                   indebtedness or such mezzanine loans may

                                      S-95

                                   have interests that conflict with the
                                   interests of the holders of the certificates.

                                   Additionally, certain of the mortgage loans
                                   included in the trust may have been
                                   refinancings of debt previously held by a
                                   mortgage loan seller, or an affiliate or
                                   subsidiary of a mortgage loan seller, and the
                                   mortgage loan sellers, or their affiliates or
                                   subsidiaries, may have or have had equity
                                   investments in the borrowers (or in the
                                   owners of the borrowers) or properties under
                                   certain of the mortgage loans included in the
                                   trust. Each of the mortgage loan sellers, and
                                   their affiliates or subsidiaries, have made
                                   and/or may make or have preferential rights
                                   to make loans to, or equity investments in,
                                   affiliates of the borrowers under the
                                   mortgage loans.

                                   The depositor is an affiliate of Morgan
                                   Stanley Mortgage Capital Inc., one of the
                                   mortgage loan sellers, sponsors and
                                   originators, Morgan Stanley & Co.
                                   Incorporated, one of the underwriters, and
                                   Morgan Stanley Capital Services Inc., the
                                   swap counterparty. LaSalle Bank National
                                   Association, one of the mortgage loan
                                   sellers, sponsors and originators and the
                                   paying agent, certificate registrar,
                                   authenticating agent and custodian, is the
                                   parent of LaSalle Financial Services, Inc.,
                                   one of the underwriters. Royal Bank of
                                   Canada, one of the mortgage loan sellers,
                                   sponsors and originators, is an affiliate of
                                   RBC Capital Markets Corporation, one of the
                                   underwriters.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES..   The yield to maturity on your certificates
                                   will depend, in significant part, upon the
                                   rate and timing of principal payments on the
                                   mortgage loans. For this purpose, principal
                                   payments include both voluntary prepayments,
                                   if permitted, and involuntary prepayments,
                                   such as prepayments resulting from casualty
                                   or condemnation of mortgaged properties,
                                   defaults and liquidations by borrowers, or
                                   repurchases as a result of a mortgage loan
                                   seller's material breach of representations
                                   and warranties or material defects in a
                                   mortgage loan's documentation. In addition,
                                   certain of the mortgage loans may require
                                   that, upon the occurrence of certain events,
                                   funds held in escrow or proceeds from letters
                                   of credit may be applied to the outstanding
                                   principal balance of such mortgage loans.

                                   The investment performance of your
                                   certificates may vary materially and
                                   adversely from your expectations if the
                                   actual rate of prepayment is higher or lower
                                   than you anticipate.

                                   In addition, because the amount of principal
                                   that will be distributed to the Class A-1,
                                   Class A-1A, Class A-2, Class A-3, Class A-AB,
                                   Class A-4 and Class B Certificates and the
                                   Class A-2FL and Class A-5FL Regular Interests
                                   will generally be based upon the particular
                                   loan group in which the related mortgage loan
                                   is deemed to be included, the yield on the
                                   Class A-1, Class A-2, Class A-3, Class A-AB,
                                   Class A-4 and Class B Certificates and the
                                   Class A-2FL and Class A-5FL Regular Interests
                                   will be particularly sensitive to prepayments
                                   on mortgage loans in loan group 1 and the
                                   yield on the Class A-1A Certificates will be
                                   particularly sensitive to prepayments on
                                   mortgage loans in loan group 2. See "Yield,
                                   Prepayment and Maturity Considerations" in
                                   this prospectus supplement.

                                      S-96

                                   Voluntary prepayments under some of the
                                   mortgage loans are prohibited for specified
                                   lockout periods or require payment of a
                                   prepayment premium or a yield maintenance
                                   charge or both, unless the prepayment occurs
                                   within a specified period prior to and
                                   including the anticipated repayment date or
                                   maturity date, as the case may be.
                                   Nevertheless, we cannot assure you that the
                                   related borrowers will refrain from prepaying
                                   their mortgage loans due to the existence of
                                   a prepayment premium or a yield maintenance
                                   charge or the amount of such premium or
                                   charge will be sufficient to compensate you
                                   for shortfalls in payments on your
                                   certificates on account of such prepayments.
                                   We also cannot assure you that involuntary
                                   prepayments will not occur or that borrowers
                                   will not default in order to avoid the
                                   application of lockout periods. The rate at
                                   which voluntary prepayments occur on the
                                   mortgage loans will be affected by a variety
                                   of factors, including:

                                   o   the terms of the mortgage loans;

                                   o   the length of any prepayment lockout
                                       period;

                                   o   the level of prevailing interest rates;

                                   o   the availability of mortgage credit;

                                   o   the applicable yield maintenance charges
                                       or prepayment premiums and the ability of
                                       the master servicer, a primary servicer
                                       or the special servicer to enforce the
                                       related provisions;

                                   o   the failure to meet requirements for
                                       release of escrows/reserves that result
                                       in a prepayment;

                                   o   the occurrence of casualties or natural
                                       disasters; and

                                   o   economic, demographic, tax or legal
                                       factors.

                                   Certain mortgage loans permit a prepayment in
                                   connection with a partial defeasance or
                                   property release. See "Summary of Prospectus
                                   Supplement--Information About the Mortgage
                                   Pool."

                                   In addition, certain mortgage loans that are
                                   cross-collateralized and cross-defaulted with
                                   other mortgage loans permit the related
                                   borrower to prepay one or more of the related
                                   mortgage loans and/or release the
                                   cross-collateralization with respect to the
                                   related mortgaged property or properties,
                                   subject to the satisfaction of certain
                                   conditions.

                                   Certain mortgage loans (typically secured by
                                   two or more mortgaged properties) also permit
                                   the substitution of a mortgaged property,
                                   subject to satisfaction of various
                                   conditions.

                                   In addition, certain mortgage loans provide
                                   for the free release of outparcels or other
                                   portions of the related mortgaged property
                                   which were given no value or minimal value in
                                   the underwriting process.

                                   For further information concerning certain of
                                   the foregoing provisions, see the footnotes
                                   to Appendix II of this prospectus supplement.

                                   Generally, no yield maintenance charge or
                                   prepayment premium will be required for
                                   prepayments in connection with a casualty or
                                   condemnation unless an event of default has
                                   occurred. In addition,

                                      S-97

                                   certain mortgage loans may allow for all or a
                                   portion of the outstanding principal amount
                                   to be prepaid, without any prepayment premium
                                   or yield maintenance charge, if any insurance
                                   proceeds or condemnation awards are applied
                                   against the outstanding principal amount of
                                   the loan. In addition, if a mortgage loan
                                   seller repurchases any mortgage loan from the
                                   trust due to the material breach of a
                                   representation or warranty or a material
                                   document defect or the mortgage loan is
                                   otherwise purchased from the trust (including
                                   certain purchases by the holder of a
                                   mezzanine loan), the repurchase price paid
                                   will be passed through to the holders of the
                                   certificates with the same effect as if the
                                   mortgage loan had been prepaid in part or in
                                   full, except that no yield maintenance charge
                                   or prepayment premium will be payable. Any
                                   such repurchase or purchase may, therefore,
                                   adversely affect the yield to maturity on
                                   your certificates. Similarly, certain of the
                                   holders of a mezzanine loan have the right to
                                   purchase the related mortgage loans from the
                                   trust upon the occurrence of certain events
                                   (including a default), which will result in
                                   payment to holders of the certificates with
                                   the same effect as if the mortgage loan had
                                   been prepaid in full, except that no yield
                                   maintenance charge or prepayment premium will
                                   be payable.

                                   Although all of the mortgage loans have
                                   protection against voluntary prepayments in
                                   full in the form of lockout periods,
                                   defeasance provisions, yield maintenance
                                   provisions and/or prepayment premium
                                   provisions, there can be no assurance that
                                   (i) borrowers will refrain from fully
                                   prepaying mortgage loans due to the existence
                                   of a yield maintenance charge or prepayment
                                   premium, (ii) involuntary prepayments or
                                   repurchases will not occur or (iii) partial
                                   prepayments will not occur in the case of
                                   those loans that permit such prepayment
                                   without a yield maintenance charge or
                                   prepayment premium.

                                   In addition, the yield maintenance formulas
                                   are not the same for all of the mortgage
                                   loans that have yield maintenance charges.
                                   This can lead to substantial variance from
                                   loan to loan with respect to the amount of
                                   yield maintenance charge that is due on the
                                   related prepayment. Also, the description in
                                   the mortgage notes of the method of
                                   calculation of prepayment premiums and yield
                                   maintenance charges is complex and subject to
                                   legal interpretation and it is possible that
                                   another person would interpret the
                                   methodology differently from the way we did
                                   in estimating an assumed yield to maturity on
                                   your certificates as described in this
                                   prospectus supplement. See Appendix II
                                   attached to this prospectus supplement for a
                                   description of the various prepayment
                                   provisions.

RELEASE OF COLLATERAL...........   Notwithstanding the prepayment restrictions
                                   described in this prospectus supplement,
                                   certain of the mortgage loans permit the
                                   release of a mortgaged property (or a portion
                                   of the mortgaged property) subject to the
                                   satisfaction of certain conditions described
                                   in Appendix II attached to this prospectus
                                   supplement. In order to obtain this release
                                   (other than with respect to the release of
                                   certain non-material portions of the
                                   mortgaged properties which may not require
                                   payment of a release price), the borrower is
                                   required (among other things) to pay a
                                   release price, which may include a prepayment
                                   premium or yield maintenance charge on all or
                                   a portion of such payment. See Appendix II
                                   attached to this prospectus supplement for
                                   further details regarding the various release
                                   provisions.

                                      S-98

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE
AT WHICH YOU PURCHASE THE
CERTIFICATE AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR
CERTIFICATE.....................   The yield on any certificate will depend on
                                   (1) the price at which that certificate is
                                   purchased by you and (2) the rate, timing and
                                   amount of distributions on your certificate.
                                   The rate, timing and amount of distributions
                                   on any certificate will, in turn, depend on,
                                   among other things:

                                   o   the interest rate for that certificate;

                                   o   the rate and timing of principal payments
                                       (including principal prepayments) and
                                       other principal collections (including
                                       loan purchases in connection with
                                       breaches of representations and
                                       warranties) on or in respect of the
                                       mortgage loans and the extent to which
                                       those amounts are to be applied or
                                       otherwise result in a reduction of the
                                       certificate balance of such certificate;

                                   o   the rate, timing and severity of losses
                                       on or in respect of the mortgage loans or
                                       unanticipated expenses of the trust;

                                   o   the rate and timing of any reimbursement
                                       of either master servicer, the special
                                       servicer or the trustee, as applicable,
                                       out of the certificate account of
                                       nonrecoverable advances and interest
                                       thereon or advances remaining
                                       unreimbursed on a modified mortgage loan
                                       on the date of that modification;

                                   o   the timing and severity of any interest
                                       shortfalls resulting from prepayments to
                                       the extent not offset by a reduction in a
                                       master servicer's compensation as
                                       described in this prospectus supplement;

                                   o   the timing and severity of any reductions
                                       in the appraised value of any mortgaged
                                       property in a manner that has an effect
                                       on the amount of advancing required on
                                       the related mortgage loan; and

                                   o   the method of calculation of prepayment
                                       premiums and yield maintenance charges
                                       and the extent to which prepayment
                                       premiums and yield maintenance charges
                                       are collected and, in turn, distributed
                                       on that certificate.

                                   In addition, any change in the weighted
                                   average life of a certificate may adversely
                                   affect yield. Prepayments resulting in a
                                   shortening of weighted average lives of
                                   certificates may be made at a time of lower
                                   interest rates when you may be unable to
                                   reinvest the resulting payment of principal
                                   at a rate comparable to the effective yield
                                   anticipated when making the initial
                                   investment in certificates. Delays and
                                   extensions resulting in a lengthening of the
                                   weighted average lives of the certificates
                                   may occur at a time of higher interest rates
                                   when you may have been able to reinvest
                                   principal payments that would otherwise have
                                   been received by you at higher rates.

                                      S-99

YOU BEAR THE RISK OF
BORROWER DEFAULTS...............   The rate and timing of delinquencies or
                                   defaults on the mortgage loans could affect
                                   the following aspects of the offered
                                   certificates:

                                   o   the aggregate amount of distributions on
                                       them;

                                   o   their yields to maturity;

                                   o   their rates of principal payments; and

                                   o   their weighted average lives.

                                   The rights of holders of each class of
                                   subordinate certificates to receive payments
                                   of principal and interest otherwise payable
                                   on their certificates will be subordinated to
                                   such rights of the holders of the more senior
                                   certificates having an earlier alphabetical
                                   class designation (it being understood that
                                   such rights of the holders of the Class A-J
                                   Certificates and the Class A-JFL Regular
                                   Interest (and correspondingly, the Class
                                   A-JFL Certificates) will be subordinated to
                                   the rights of holders of the Class A-M
                                   Certificates and the Class A-MFL Regular
                                   Interest (and correspondingly, the Class
                                   A-MFL Certificates)). Losses on the mortgage
                                   loans will be allocated to the Class S, Class
                                   Q, Class P, Class O, Class N, Class M, Class
                                   L, Class K, Class J, Class H, Class G, Class
                                   F, Class E, Class D, Class C and Class B
                                   Certificates, and pro rata, to Class A-J
                                   Certificates and the Class A-JFL Regular
                                   Interest (and correspondingly, the Class
                                   A-JFL Certificates), and pro rata between the
                                   Class A-M Certificates and the Class A-MFL
                                   Regular Interest (and correspondingly, the
                                   Class A-MFL Certificates), in that order,
                                   reducing amounts otherwise payable to each
                                   class. Any remaining losses would then be
                                   allocated to the Class A-1, Class A-1A, Class
                                   A-2, Class A-3, Class A-AB and Class A-4
                                   Certificates and the Class A-2FL and Class
                                   A-5FL Regular Interests, pro rata, and, with
                                   respect to interest losses only, the Class X
                                   Certificates based on their respective
                                   entitlements.

                                   If losses on the mortgage loans exceed the
                                   aggregate certificate balance of the classes
                                   of certificates subordinated to a particular
                                   class, that particular class will suffer a
                                   loss equal to the full amount of that excess
                                   up to the outstanding certificate balance of
                                   that class.

                                   If you calculate your anticipated yield based
                                   on assumed rates of default and losses that
                                   are lower than the default rate and losses
                                   actually experienced and those losses are
                                   allocable to your certificates, your actual
                                   yield to maturity will be lower than the
                                   assumed yield. Under extreme scenarios, that
                                   yield could be negative. In general, the
                                   earlier a loss borne by your certificates
                                   occurs, the greater the effect on your yield
                                   to maturity.

                                   Additionally, delinquencies and defaults on
                                   the mortgage loans may significantly delay
                                   the receipt of distributions by you on your
                                   certificates, unless advances are made to
                                   cover delinquent payments or the
                                   subordination of another class of
                                   certificates fully offsets the effects of any
                                   such delinquency or default.

                                   Also, if the related borrower does not repay
                                   a mortgage loan with a hyperamortization
                                   feature by its anticipated repayment date,
                                   the effect

                                     S-100

                                   will be to increase the weighted average life
                                   of your certificates and may reduce your
                                   yield to maturity.

                                   Furthermore, if P&I advances and/or servicing
                                   advances are made with respect to a mortgage
                                   loan after default and the mortgage loan is
                                   thereafter worked out under terms that do not
                                   provide for the repayment of those advances
                                   in full at the time of the workout, if at
                                   all, then any reimbursements of those
                                   advances prior to the actual collection of
                                   the amount for which the advance was made may
                                   also result in reductions in distributions of
                                   principal to the holders of the offered
                                   certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICERS, THE SPECIAL SERVICER
AND THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES............   To the extent described in this prospectus
                                   supplement, the master servicers, the special
                                   servicer or the trustee will be entitled to
                                   receive interest at the "prime rate" on
                                   unreimbursed advances they have made with
                                   respect to delinquent monthly payments or
                                   that are made with respect to the
                                   preservation and protection of the related
                                   mortgaged property or enforcement of the
                                   mortgage loan. This interest will generally
                                   accrue from the date on which the related
                                   advance is made or the related expense is
                                   incurred to the date of reimbursement. No
                                   advance interest will accrue during the grace
                                   period, if any, for the related mortgage
                                   loan; however, if such advance is not
                                   reimbursed from collections received from the
                                   related borrower by the end of the applicable
                                   grace period, advance interest will accrue
                                   from the date such advance is made. This
                                   interest may be offset in part by default
                                   interest and late payment charges paid by the
                                   borrower in connection with the mortgage loan
                                   or by certain other amounts. In addition,
                                   under certain circumstances, including
                                   delinquencies in the payment of principal and
                                   interest, a mortgage loan will be serviced by
                                   the special servicer, and that special
                                   servicer is entitled to compensation for
                                   special servicing activities. The right to
                                   receive interest on advances and special
                                   servicing compensation is senior to the
                                   rights of certificateholders to receive
                                   distributions. The payment of interest on
                                   advances and the payment of compensation to
                                   the special servicer may result in shortfalls
                                   in amounts otherwise distributable on the
                                   certificates.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO BANKRUPTCY
OR INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP
OF THE MORTGAGE LOANS...........   In the event of the insolvency of any
                                   mortgage loan seller, it is possible the
                                   trust's right to payment from or ownership of
                                   the mortgage loans could be challenged, and
                                   if that challenge were successful, delays or
                                   reductions in payments on your certificates
                                   could occur.

                                   Based upon opinions of counsel that the
                                   conveyance of the mortgage loans would
                                   generally be respected in the event of
                                   insolvency of the mortgage loan sellers,
                                   which opinions are subject to various
                                   assumptions and qualifications, the mortgage
                                   loan sellers believe that such a challenge
                                   will be unsuccessful, but there can be no
                                   assurance that a bankruptcy trustee, if
                                   applicable, or other interested party will
                                   not attempt to assert such a position. Even
                                   if actions seeking those results

                                     S-101

                                   were not successful, it is possible that
                                   payments on the certificates would be delayed
                                   while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES...   Your certificates will not be listed on any
                                   securities exchange or traded on any
                                   automated quotation systems of any registered
                                   securities association, and there is
                                   currently no secondary market for the
                                   certificates. While one or more underwriters
                                   currently intend to make a secondary market
                                   in the certificates, none of them is
                                   obligated to do so. Accordingly, you may not
                                   have an active or liquid secondary market for
                                   your certificates, which could result in a
                                   substantial decrease in the market value of
                                   your certificates. The market value of your
                                   certificates also may be affected by many
                                   other factors, including then-prevailing
                                   interest rates. Furthermore, you should be
                                   aware that the market for securities of the
                                   same type as the certificates has in the past
                                   been volatile and offered very limited
                                   liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON
YOUR CERTIFICATES...............   The interest rates on certain of the
                                   certificates are based on a weighted average
                                   of the mortgage loan interest rates net of
                                   the administrative cost rate, which is
                                   calculated based upon the respective
                                   principal balances of the mortgage loans. The
                                   interest rates on certain of the certificates
                                   may be capped at the weighted average rate.
                                   This weighted average rate is further
                                   described in this prospectus supplement under
                                   the definition of "weighted average net
                                   mortgage rate."

                                   Any class of certificates which is either
                                   fully or partially based upon the weighted
                                   average net mortgage rate may be adversely
                                   affected by disproportionate principal
                                   payments, prepayments, defaults and other
                                   unscheduled payments on the mortgage loans.
                                   Because some mortgage loans will amortize
                                   their principal more quickly than others, the
                                   rate may fluctuate over the life of those
                                   classes of your certificates.

                                   In general, mortgage loans with relatively
                                   high mortgage interest rates are more likely
                                   to prepay than mortgage loans with relatively
                                   low mortgage interest rates. For instance,
                                   varying rates of unscheduled principal
                                   payments on mortgage loans which have
                                   interest rates above the weighted average net
                                   mortgage rate may have the effect of reducing
                                   the interest rate of your certificates.

LITIGATION OR OTHER LEGAL
PROCEEDINGS COULD ADVERSELY
AFFECT THE MORTGAGE LOANS ......   There may be pending or threatened legal
                                   proceedings against, or other past or present
                                   adverse regulatory circumstances experienced
                                   by, the borrowers, their sponsors and/or
                                   managers of the mortgaged properties and
                                   their respective affiliates arising out of
                                   the ordinary business of the borrowers,
                                   sponsors, managers and affiliates. Such
                                   litigation, other legal proceedings, or other
                                   adverse situations could have a material
                                   adverse effect on your investment.

                                   With respect to Mortgage Loan No. 1, Beacon
                                   Seattle & DC Portfolio, a lawsuit involving
                                   the development of Market Square property
                                   filed in February 2001 (after a substantially
                                   similar action was dismissed from

                                     S-102

                                   federal court following dismissal of a RICO
                                   count, upheld on appeal) is pending. The
                                   defendants are the general partner of the
                                   property owner and the current and former
                                   partners in and affiliates of such general
                                   partner and the plaintiff is the limited
                                   partner of the property owner. The complaint
                                   alleges fraud, conspiracy, breach of
                                   contract, breach of fiduciary duty,
                                   inducement of fiduciary breach, and failure
                                   to provide access to the books and records of
                                   the property owner and seeks monetary and
                                   injunctive relief. The defendants filed an
                                   answer in November 2001 denying liability.
                                   Document discovery was substantially
                                   completed in 2003 but depositions have not
                                   commenced. The case currently is stayed
                                   pending the interlocutory appeal noted above.
                                   The defendants appealed an order granting in
                                   part a motion by the plaintiff to compel the
                                   production of certain privileged documents.
                                   In connection with the above action, Western
                                   Associates Limited Partnership delivered a
                                   Notice of Lis Pendens January 30, 2007.

                                   With respect to Mortgage Loan Nos. 64
                                   (Gateway Medical Research Building) and 235
                                   (LifePort Portfolio), representing 0.4% of
                                   the initial outstanding pool balance (and
                                   representing 0.4% of the loan group 1
                                   balance), certain sponsors of the related
                                   borrower, including Corporate Property
                                   Associates 16 - Global Incorporated ("CPA
                                   16") a wholly owned subsidiary of W.P. Carey
                                   & Co. LLC ("W.P. Carey"), have advised the
                                   related mortgage loan seller that, in March
                                   2004, Carey Financial Corporation ("Carey
                                   Financial"), the broker-dealer that managed
                                   the public offering of Corporate Property
                                   Associates 15 Incorporated ("CPA 15") and a
                                   wholly-owned subsidiary of W.P. Carey,
                                   received a letter from the SEC alleging
                                   various securities law violations by CPA 15
                                   and Carey financial in connection with CPA
                                   15's public offerings between September 2002
                                   and March 2003. The violations alleged in
                                   connection with these public offerings
                                   concern the selling of shares without an
                                   effective registration statement and various
                                   material misstatements and omissions in the
                                   offering materials delivered in connection
                                   with these offerings. W.P. Carey reported in
                                   September 2004 Form 10-Q that it, Carey
                                   Financial and CPA 15 have each received
                                   subpoenas from the staff of the SEC Division
                                   of Enforcement (the "SEC Enforcement Staff")
                                   requesting information relating, to, among
                                   other things, the events addressed in the
                                   March 2004 letter. W.P. Carey further
                                   reported in its March 2005 10-Q that the
                                   scope of the SEC Enforcement Staff's
                                   inquiries has broadened to include
                                   broker-dealer compensation arrangements in
                                   connection with CPA 15 and other REITs
                                   managed by W.P. Carey, including CPA 16.
                                   Based on W.P. Carey's Form 10-K for 2006,
                                   these investigations remain outstanding. It
                                   cannot be determined at this time what
                                   action, if any, the SEC will pursue again
                                   W.P. Carey, Carey Financial, CPA 15 or CPA 16
                                   (which may include civil monetary penalties,
                                   injunctive relief or rescission) or the
                                   effect on operations of such entities if an
                                   action is brought by the SEC. Although no
                                   action is currently pending against any
                                   member of W.P. Carey, Carey Financial, CPA 15
                                   or CPA 16, there can be no assurance that any
                                   action relating to these allegations, if
                                   commenced, would not have a material adverse
                                   affect on the certificates.

MORTGAGE ELECTRONIC
REGISTRATION SYSTEMS (MERS).....   The mortgages or assignments of mortgages for
                                   some of the mortgage loans may be recorded in
                                   the name of MERS, solely as nominee for the
                                   related mortgage loan seller and its
                                   successor and assigns. Subsequent assignments
                                   of any such mortgages are registered
                                   electronically

                                     S-103

                                   through the MERS system. The recording of
                                   mortgages in the name of MERS is a new
                                   practice in the commercial mortgage lending
                                   industry. Public recording officers and
                                   others have limited, if any, experience with
                                   lenders seeking to foreclose mortgages,
                                   assignments of which are registered with
                                   MERS. Accordingly, delays and additional
                                   costs in commencing, prosecuting and
                                   completing foreclosure proceedings and
                                   conducting foreclosure sales of the mortgaged
                                   properties could result. Those delays and the
                                   additional costs could in turn delay the
                                   distribution of liquidation proceeds to
                                   certificateholders and increase the amount of
                                   losses on the mortgage loans.

DEFAULTS UNDER SWAP CONTRACTS
MAY ADVERSELY AFFECT PAYMENTS
ON THE FLOATING RATE
CERTIFICATES....................   The trust will have the benefit of swap
                                   contracts with the Swap Counterparty. Morgan
                                   Stanley, who has guaranteed the obligations
                                   of the Swap Counterparty under the swap
                                   contracts, currently has a long-term rating
                                   of "Aa3" by Moody's and "A+" by S&P and a
                                   short-term rating of "P-1" by Moody's and
                                   "A-1" by S&P. Because each of the Class
                                   A-2FL, Class A-5FL, Class A-MFL and Class
                                   A-JFL Regular Interests accrues interest at
                                   one of a fixed rate or a rate equal to, based
                                   on or subject to the weighted average net
                                   mortgage rate, as applicable, the ability of
                                   the holders of the Class A-2FL, Class A-5FL,
                                   Class A-MFL and Class A-JFL Certificates (the
                                   "Floating Rate Certificates") to receive the
                                   payment of interest at the designated
                                   pass-through rate (which payment of interest
                                   may be reduced in certain circumstances as
                                   described in this prospectus supplement) will
                                   depend on payment by the Swap Counterparty
                                   pursuant to the related swap contract. See
                                   "Description of the Swap Contracts--The Swap
                                   Counterparty." There can be no assurance,
                                   however, that the guarantor of the Swap
                                   Counterparty's obligations under the swap
                                   contracts will maintain its ratings or have
                                   sufficient assets or otherwise be able to
                                   fulfill its obligations under the swap
                                   contracts. If the Swap Counterparty
                                   guarantor's long-term rating is not at least
                                   "A3" by Moody's or "A" by S&P (a "Rating
                                   Agency Trigger Event"), the Swap Counterparty
                                   will be required to post collateral, find a
                                   replacement Swap Counterparty that would not
                                   cause another Rating Agency Trigger Event or
                                   enter into any other arrangement satisfactory
                                   to Moody's and S&P. In the event that the
                                   Swap Counterparty fails to, among other
                                   things, either post acceptable collateral,
                                   find an acceptable replacement swap
                                   counterparty or enter into any other
                                   arrangement satisfactory to Moody's and S&P
                                   after a Rating Agency Trigger Event (a "Swap
                                   Default"), then the Paying Agent will be
                                   required to take such actions (following the
                                   expiration of any applicable grace period),
                                   unless otherwise directed in writing by the
                                   holders of 100% of the related Class of
                                   Floating Rate Certificates to enforce the
                                   rights of the trust under the related swap
                                   contract as may be permitted by the terms of
                                   such swap contract and the Pooling and
                                   Servicing Agreement and use any termination
                                   payments received from the Swap Counterparty
                                   (as described in this prospectus supplement)
                                   to enter into a replacement interest rate
                                   swap contract on substantially identical
                                   terms. The costs and expenses incurred by the
                                   Paying Agent in connection with enforcing the
                                   rights of the trust under the related swap
                                   contract will be reimbursable to the Paying
                                   Agent out of amounts otherwise payable to the
                                   applicable Class of Floating Rate
                                   Certificates to the extent not reimbursed by
                                   the Swap Counterparty or payable out of net
                                   proceeds of the liquidation of the related
                                   swap contract. If the costs attributable to
                                   entering into a replacement interest rate
                                   swap contract would exceed the net proceeds

                                     S-104

                                   of the liquidation of the swap contract, a
                                   replacement interest rate swap contract will
                                   not be entered into and any such proceeds
                                   will instead be distributed to the holders of
                                   the related Class of Floating Rate
                                   Certificates. Following the termination of
                                   the related swap contract (and during the
                                   period when the trust is pursuing remedies
                                   under the swap contract), or if a Swap
                                   Default or other default or event of
                                   termination under the related swap contract
                                   occurs and is continuing, the Class A-2FL
                                   Interest Distribution Amount, Class A-5FL
                                   Interest Distribution Amount, Class A-MFL
                                   Interest Distribution Amount or Class A-JFL
                                   Interest Distribution Amount, as applicable,
                                   will be equal to the Distributable
                                   Certificate Interest Amount (as defined in
                                   this prospectus supplement) in respect of the
                                   Class A-2FL, Class A-5FL, Class A-MFL or
                                   Class A-JFL Regular Interest, as applicable,
                                   and the Class A-2FL, Class A-5FL, Class A-MFL
                                   or Class A-JFL Certificates, as applicable,
                                   will accrue interest at the same rate, on the
                                   same basis and in the same manner as the
                                   Class A-2FL, Class A-5FL, Class A-MFL or
                                   Class A-JFL Regular Interest, as the case may
                                   be. A conversion to one of a fixed rate or a
                                   rate equal to, based on or subject to the
                                   weighted average net mortgage rate, as
                                   applicable, might result in a temporary delay
                                   of the holders of the Class A-2FL, Class
                                   A-5FL, Class A-MFL or Class A-JFL
                                   Certificates, as applicable, to receive
                                   payment of the related Distributable
                                   Certificate Interest Amount if DTC is not
                                   provided with sufficient notice of the
                                   resulting change in the payment terms of the
                                   related Class of Floating Rate Certificates.

                                   The ratings of the Class A-2FL, Class A-5FL,
                                   Class A-MFL and Class A-JFL Certificates do
                                   not represent any assessment as to whether
                                   the floating rate of interest on each such
                                   class will convert to one of a fixed rate or
                                   a rate equal to, based on or subject to the
                                   weighted average net mortgage rate, as
                                   applicable, and only represent the likelihood
                                   of the receipt of interest at a rate equal to
                                   (i) a fixed rate of 5.610% with respect to
                                   the Class A-2FL Regular Interest, (ii) a
                                   fixed rate of 5.696% subject to a cap equal
                                   to the weighted average net mortgage rate
                                   with respect to the Class A-5FL Regular
                                   Interest, (iii) the weighted average net
                                   mortgage rate less 0.037% with respect to the
                                   Class A-MFL Regular Interest, or (iv) the
                                   weighted average net mortgage rate with
                                   respect to the Class A-JFL Regular Interest
                                   (in each case, per annum, calculated on the
                                   basis of a 360-day year consisting of twelve
                                   30-day months). See "Ratings" in this
                                   prospectus supplement.

                                   In addition, if the funds allocated to
                                   payment of interest distributions on the
                                   Class A-2FL, Class A-5FL, Class A-MFL or
                                   Class A-JFL Regular Interest are insufficient
                                   to make all required interest payments
                                   thereon, the amount paid to the Swap
                                   Counterparty will be reduced and interest
                                   paid by the Swap Counterparty under the
                                   related swap contract will be reduced, on a
                                   dollar for dollar basis, by an amount equal
                                   to the difference between the amount actually
                                   paid to the Swap Counterparty and the amount
                                   that would have been paid if the funds
                                   allocated to payment of interest
                                   distributions on the Class A-2FL, Class
                                   A-5FL, Class A-MFL or Class A-JFL Regular
                                   Interest, as applicable, had been sufficient
                                   to make all required interest payments
                                   thereon. As a result, the holders of the
                                   Class A-2FL, Class A-5FL, Class A-MFL and
                                   Class A-JFL Certificates may experience an
                                   interest shortfall. See "Description of the
                                   Swap Contracts" in this prospectus supplement

                                     S-105

SENSITIVITY TO LIBOR AND YIELD
CONSIDERATIONS..................   The yield to investors in the Class A-2FL,
                                   Class A-5FL, Class A-MFL and Class A-JFL
                                   Certificates will be highly sensitive to
                                   changes in the level of one-month LIBOR.
                                   Investors in the Class A-2FL, Class A-5FL,
                                   Class A-MFL and Class A-JFL Certificates
                                   should consider the risk that lower than
                                   anticipated levels of one-month LIBOR could
                                   result in actual yields that are lower than
                                   anticipated yields on the Class A-2FL, Class
                                   A-5FL, Class A-MFL and Class A-JFL
                                   Certificates.

                                   In addition, because interest payments on the
                                   Class A-2FL, Class A-5FL, Class A-MFL and
                                   Class A-JFL Certificates may be reduced or
                                   the pass through rate may convert to one of a
                                   fixed rate or a rate equal to, based on or
                                   subject to the weighted average net mortgage
                                   rate, as applicable, in connection with
                                   certain events discussed in this prospectus
                                   supplement, the yield to investors in the
                                   Class A-2FL, Class A-5FL, Class A-MFL and
                                   Class A-JFL Certificates under such
                                   circumstances may not be as high as that
                                   offered by other LIBOR based investments that
                                   are not subject to such interest rate
                                   restrictions.

                                   In general, the earlier a change in the level
                                   of one-month LIBOR, the greater the effect on
                                   the yield to maturity to an investor in the
                                   Class A-2FL, Class A-5FL, Class A-MFL and
                                   Class A-JFL Certificates. As a result, the
                                   effect on such investor's yield to maturity
                                   of a level of one-month LIBOR that is higher
                                   (or lower) than the rate anticipated by such
                                   investor during the period immediately
                                   following the issuance of the Class A-2FL,
                                   Class A-5FL, Class A-MFL and Class A-JFL
                                   Certificates is not likely to be offset by a
                                   subsequent like reduction (or increase) in
                                   the level of one-month LIBOR.

                                   The failure by the Swap Counterparty in its
                                   obligation to make payments under the related
                                   swap contract, the conversion to one of a
                                   fixed rate or a rate equal to, based on or
                                   subject to the weighted average net mortgage
                                   rate, as applicable, that is below the rate
                                   that would otherwise be payable at the
                                   floating rate and/or the reduction of
                                   interest payments resulting from payment of
                                   interest to the Class A-2FL, Class A-5FL,
                                   Class A-MFL or Class A-JFL Regular Interest
                                   based on a pass through rate below the
                                   related pass-through rate set forth in the
                                   fifth preceding paragraph would have a
                                   negative impact. There can be no assurance
                                   that a default by the Swap Counterparty
                                   and/or the conversion of the pass through
                                   rate from a rate based on LIBOR to one of a
                                   fixed rate or a rate equal to, based on or
                                   subject to the weighted average net mortgage
                                   rate, as applicable, would not adversely
                                   affect the amount and timing of distributions
                                   to the holders of the Class A-2FL, Class
                                   A-5FL, Class A-MFL or Class A-JFL
                                   Certificates, as applicable. See "Yield and
                                   Maturity Considerations" in this prospectus
                                   supplement.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                     S-106

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

      LaSalle Bank National Association

      LaSalle Bank National Association ("LaSalle") is a sponsor of this transaction and is one of the mortgage loan sellers. LaSalle originated and underwrote all of the mortgage loans it is selling to the Depositor, which represent 34.5% of the Initial Pool Balance.

      LaSalle is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street, Suite
3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.
LaSalle offers a variety of banking services to customers, including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of
September 30, 2006, LaSalle had total assets of approximately $71.4 billion.
LaSalle is also acting as paying agent, certificate registrar, authenticating agent and custodian for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. LaSalle Financial Services, Inc., an underwriter for this transaction, is a subsidiary of LaSalle.

      On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North
America Holding Company, the indirect parent of LaSalle Bank National
Association, to Bank of America Corporation. For a more detailed description of this matter, see "--The Paying Agent, Certificate Registrar, Authenticating
Agent and Custodian" below.

      LaSalle's Commercial Mortgage Securitization Program

      LaSalle has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple mortgage loan seller transactions in which LaSalle has participated include the "LDP"
program in which J.P. Morgan Commercial Mortgage Securities Corp. acted as depositor, the "COMM" program in which Deutsche Mortgage & Asset Receiving
Corporation acted as depositor and the "HQ" and "IQ" programs in which Morgan
Stanley Capital I Inc., the Depositor for this transaction, acted as depositor.

      Between the inception of its commercial mortgage securitization program in
1998 and December 31, 2006, LaSalle originated approximately 2,917 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $15.6 billion that were included in approximately 37 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2006,
LaSalle originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $7.9 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor. LaSalle selected from its existing portfolio the mortgage loans it is selling to the Depositor.

      In addition, LaSalle has been active as an originator of small, multi-family, manufactured housing community and mixed-use residential and commercial mortgage loans having principal balances of up to approximately $5 million, and beginning in 2005 has securitized approximately $1.8 billion in aggregate principal balances of such loans in private transactions. No such loans are included in this offering.

                                     S-107

      Servicing

      LaSalle services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

      Underwriting Standards

      LaSalle generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below.
Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by LaSalle will comply in all respects with the underwriting criteria.

      Underwriting Procedures. An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an appraisal, engineering report, environmental report, analysis of historical property operating statements, if available, and a review of rent rolls, current and historical real estate taxes, and certain tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. LaSalle's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of LaSalle there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, LaSalle calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan originated by LaSalle as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. LaSalle reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of

                                     S-108

credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      The information set forth herein concerning LaSalle has been provided by
LaSalle. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than LaSalle makes any representation or warranty as to the accuracy or completeness of such information.

      Morgan Stanley Mortgage Capital Inc.

      Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor, the swap counterparty and one of the underwriters and is a direct wholly-owned subsidiary of Morgan Stanley
(NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New
York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in
Chicago, Illinois, Los Angeles, California, Irvine, California, Alpharetta,
Georgia, Dallas, Texas and Herndon, Virginia. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

      MSMC's Commercial Mortgage Securitization Program

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31,
2006.

                               TOTAL MSMC MORTGAGE       TOTAL MSMC MORTGAGE
        TOTAL MSMC MORTGAGE   LOANS SECURITIZED WITH    LOANS SECURITIZED WITH    TOTAL MSMC MORTGAGE
YEAR          LOANS*           AFFILIATED DEPOSITOR    NON-AFFILIATED DEPOSITOR    LOANS SECURITIZED
-----   -------------------   ----------------------   ------------------------   -------------------
                               (Approximate Amounts in Billions of $s)

2006           16.9                    8.9                       1.9                     10.7
2005           12.9                    8.2                       1.5                      9.6
2004            7.6                    5.1                       1.3                      6.4
2003            6.4                    3.5                       1.3                      4.8

_______________

*     Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

                                     S-109

      Underwriting Standards

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the

                                     S-110

aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

      Servicing

      MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

      The information set forth herein concerning MSMC has been provided by
MSMC. None of the Trustee, the Paying Agent, the underwriters nor any other person other than MSMC makes any representation or warranty as to the accuracy or completeness of such information.

      Principal Commercial Funding II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global
Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the Trust by PCFII.

      Principal Commercial Funding II, LLC's Commercial Real Estate
Securitization Program

      PCFII began participating in the securitization of mortgage loans in 2006.
PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated include the "TOP" program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan Stanley
Capital I Inc. have alternately acted as depositor, the "PWR" program in which
Bear Stearns Commercial Mortgage Securities Inc. or Bear Stearns Commercial
Mortgage Securities II Inc. act as depositor and the "HQ" and "IQ" programs, in which Morgan Stanley Capital I Inc. has acted as depositor.

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of December 31, 2006, was approximately $10.3 billion. As of such date, these securitized loans included approximately 1,468 mortgage loans, all of which were fixed rate and which have been included in approximately 40 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated

                                     S-111

for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

      Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--The Primary
Servicers" in this prospectus supplement.

      Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

                                     S-112

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

      Royal Bank of Canada

      Royal Bank of Canada ("RBC" or the "Bank"), a Schedule I bank under the
Bank Act (Canada), is a sponsor of this transaction and one of the mortgage loan sellers. RBC originated and underwrote all of the mortgage loans it is selling in this transaction. RBC Capital Markets Corporation, an indirect subsidiary of
RBC, is one of the underwriters in this transaction. RBC's principal executive offices are located at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario,
Canada M5J 2J5. In the U.S., RBC maintains two federally licensed branches in
New York City, an additional federally licensed branch in Miami, Florida and state-licensed representative offices in Houston, Texas; Dallas, Texas;
Greenwich, Connecticut; Wilmington, Delaware; Chicago, Illinois and San
Francisco, California. The Bank's U.S. Real Estate Mortgage Capital business unit ("Mortgage Capital") is part of the Bank's Securitization Finance group and originates commercial mortgage loans from its federally licensed branch located at One Liberty Plaza, New York, New York 10006. The One Liberty Plaza branch is regulated by the U.S. Office of the Comptroller of the Currency. The Bank is
Canada's largest bank as measured by assets and market capitalization and had, on a consolidated basis, as at January 31, 2007, total assets of Cdn$571.6 billion (approximately $458.9 billion), shareholders' equity of Cdn$23.5 billion
(approximately $19.9 billion) and total deposits of Cdn$365.6 billion
(approximately $310.8 billion). The foregoing figures in Canadian dollars were prepared in accordance with Canadian generally accepted accounting principles and have been extracted and derived from, and are qualified by reference to, the
Bank's unaudited consolidated financial statements included in the Bank's report to shareholders for the period ended January 31, 2007. The foregoing figures in
U.S. dollars were converted from Canadian dollars by using the currency conversion rate of Cdn$1.00 to $0.850 in effect on January 31, 2007. Reference is also made to the notes to such audited consolidated financial statements
(including note 1, which contains a discussion of the significant accounting policies). RBC offers a wide range of commercial and retail banking services to its customers. The Bank's common shares are listed on the Toronto Stock
Exchange, New York Stock Exchange and Swiss Exchange under the trading symbol
"RY." Its preferred shares are listed on the Toronto Stock Exchange. RBC Capital
Markets Corporation, an underwriter for this transaction, is a subsidiary of
RBC.

      RBC's Commercial Real Estate Securitization Program

      RBC has been an active participant in the securitization of Canadian commercial and multifamily mortgage loans since 2003. As of January 31, 2007, the total amount of Canadian commercial and multifamily mortgage loans originated and securitized by RBC and its affiliates since RBC began its
Canadian securitization program in 2003 was approximately Cdn$2.2 billion. These loans were securitized through approximately nine securitizations. Since 2004,
RBC and its affiliates have originated Canadian commercial and multifamily mortgage loans for securitization through the Real Estate Asset Liquidity Trust
("REAL-T"), a Canadian issuer of commercial mortgage pass-through certificates for which RBC is one of the sponsors. As of January 31, 2007, RBC and its affiliates have originated approximately Cdn$1.8 billion in commercial and multifamily mortgage loans that were sold into REAL-T.

      RBC began originating loans in the United States in September 2006, through its newly created Mortgage Capital business unit. As of March 31, 2007,
Mortgage Capital had originated approximately $877.1 million in United States commercial and multifamily mortgage loans since 2006 for inclusion in securitization, of which approximately $80 million were securitized in November
2006 and approximately $338.9 million were securitized in March 2007 through trusts created by unrelated depositors and into which RBC and certain unrelated mortgage loan sellers sold commercial and multifamily mortgage loans.

                                     S-113

      RBC's Underwriting Standards. All commercial mortgage loans originated for securitization by Mortgage Capital are underwritten in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by Mortgage Capital will comply in all respects with the underwriting criteria.

      For each mortgage loan Mortgage Capital assigns an underwriting team comprised of real estate professionals who are required to conduct a review of each mortgaged real property related to each loan. This review generally includes an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The review also includes market analysis, a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged real property and other factors, the credit of key tenants may also be reviewed. Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures,
Mortgage Capital also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals,""--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process" and "--Zoning and Building Code
Compliance."

      In addition, the borrower is required to provide, and Mortgage Capital reviews, a title insurance policy for each mortgaged real property. The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged real property is located; (2) the policy must be in an amount equal to the original principal amount of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard form
American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged real property is located; and (5) the legal description of the mortgaged real property in the title policy must conform to that shown on the survey of the mortgaged real property, where a survey has been required.

      The borrower is required to provide, and Mortgage Capital or its designee reviews, certificates of required insurance with respect to the mortgaged real property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged real property is located in a flood hazard area, flood insurance; and (5) such other coverage as Mortgage Capital may require based on the specific characteristics of the mortgaged real property.

      Once a mortgage loan has been underwritten, it is presented to the entire credit committee, which is comprised of senior real estate and risk professionals within RBC (US and Canada). The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. Mortgage Capital's
underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, Mortgage Capital may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject mortgaged real property, requiring additional collateral such as reserves, letters of credit and/or guarantees, anticipated improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Mortgage Capital there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt were taken into account. The debt service coverage guidelines set forth above are calculated based on the underwritten net cash flow at origination. Therefore the debt service coverage ratio for each mortgage

                                     S-114

loan as reported in this prospectus supplement and Appendix II hereto may differ from the amount calculated at the time of origination. In addition, Mortgage
Capital underwriting guidelines generally permit a maximum amortization period of 30 years; however, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the loan term.

      Escrow Requirements. Mortgage Capital reviews the necessity for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. Mortgage Capital may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Servicing. Mortgage Capital currently contracts with third party servicers for servicing the mortgage loans that it originates. Mortgage Capital assesses third party servicers based upon the credit quality of the servicing institution as well as their current servicer ratings with nationally recognized rating organizations. The servicers may also be reviewed for their systems and reporting capabilities, collection procedures and ability to collect loan level data.

      Prudential Mortgage Capital Funding, LLC

      Overview

      Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC ("PMCC"), an
affiliate of PMCF, originated and underwrote all of the mortgage loans sold by
PMCF to the depositor in this transaction, which represent 7.4% of the initial mortgage pool balance.

      PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of
Prudential Asset Resources, Inc., one of the master servicers in this transaction. PMCF and PMCC's ultimate beneficial owner is Prudential Financial,
Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway
Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. PMCF's
telephone number is (888) 263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through CMBS securitizations.

      PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through March 31, 2007, PMCC originated for securitization approximately 792 mortgage loans, having a total original principal amount of approximately $11.40 billion, which were assigned to PMCF, and approximately $8.74 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 23 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $8.74 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $8.44 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2006, PMCC originated and assigned to PMCF approximately 203 mortgage loans for securitization, having an aggregate principal balance of approximately $2.67 billion.

      The property types most frequently securing mortgage loans originated by
PMCC for securitization are office, retail, and multifamily properties. However,
PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas; however, each securitization may include other states with significant concentrations.

      At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related

                                     S-115

securitization. In coordination with the underwriters selected for a particular securitization, PMCF works with the rating agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF, Morgan Stanley Mortgage Capital Inc. ("MSMC") and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC, acts as depositor; and (ii) the "PWR" program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and Bear Stearns Commercial Mortgage Securities Inc. or
an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $869.13 million of mortgage loans under the IQ program and approximately $7.04 billion of mortgage loans under the PWR program.

      Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and PMCC, will act as master servicer with respect to the mortgage loans sold to the trust by PMCF. See "--The Master Servicers" in this prospectus supplement.

      PMCC's Underwriting Standards

      General. PMCC originates and underwrites loans through its offices in
Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the PMCC mortgage loans in this transaction were originated by
PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

      Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements (to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and
(iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process.
Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the
Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Compliance."

      Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

      The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However,

                                     S-116

certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

      See Appendix II to this prospectus supplement to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

      The information set forth herein concerning PMCF and PMCC has been provided by PMCF. None of the Depositor, the Trustee, the Paying Agent, the
underwriters nor any other person other than PMCF makes any representation or warranty as to the accuracy or completeness of such information.

      Wells Fargo Bank, National Association

      Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us. Wells
Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC).
The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California
94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the "OCC") and is
subject to the regulation, supervision and examination of the OCC.

      Wells Fargo Bank's Commercial Mortgage Securitization Program

      Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which Morgan Stanley Capital I Inc. and Bear Stearns Commercial
Mortgage Securities Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage Securities Inc. or Bear Stearns
Commercial Mortgage Securities II Inc. act as depositor, the "HQ" and "LIFE"
programs in which Morgan Stanley Capital I Inc. acts as depositor, and the
"ML-CFC" program in which Merrill Lynch Mortgage Investors, Inc. acts as depositor.

      Between the inception of its commercial mortgage securitization program in
1995 and December 31, 2006, Wells Fargo Bank originated approximately 3,553 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $18.4 billion, which were included in approximately 50 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.8 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

                                     S-117

      Servicing

      Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. Wells Fargo Bank will act as the master servicer for the mortgage loans sold to the trust by Wells Fargo Bank,
Morgan Stanley Mortgage Capital Inc. and NatCity under the pooling and servicing agreement. See "Transaction Parties--The Master Servicers--Wells Fargo Bank,
National Association" in this prospectus supplement.

      Underwriting Standards

      Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

      An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some

                                     S-118

cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

      National City Bank

      National City Bank, a national banking association ("National City Bank"), is one of the mortgage loan sellers. National City Bank originated and underwrote all of the mortgage loans it is selling to us. National City Bank is a wholly-owned subsidiary of National City Corporation (NYSE: NCC). The principal office of National City Bank's commercial mortgage origination division is located at 1900 East Ninth Street, Cleveland, Ohio 44114, and its
telephone number is (216) 222-2000. National City Bank is engaged in a general commercial and retail banking, mortgage financing and servicing, consumer finance and asset management business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. National City Bank is a national banking association chartered by the
Office of the Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

      The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2006, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $49,447,086,987. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

      Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities, and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

      The information set forth herein concerning the Depositor has been provided by the Depositor. None of the Trustee, the Paying Agent, the
underwriters nor any other person other than the Depositor makes any representation or warranty as to the accuracy or completeness of such information.

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2007-IQ14 (the "Trust"). The Trust is a New York
common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans (or the Serviced Loan
Groups, as applicable) and any REO Property, disposing of defaulted mortgage loans and REO

                                     S-119

Property, issuing the certificates, making distributions, providing reports to
Certificateholders and other activities described in this prospectus supplement.
Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under "Description of the Offered
Certificates--Amendments to the Pooling and Servicing Agreement." The Trust
administers the mortgage loans through the trustee, the paying agent, the master servicers and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicers and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "Transaction Parties--The Trustee," "--The Paying
Agent, Certificate Registrar, Authenticating Agent and Custodian," "--The Master
Servicers," and "--The Special Servicer" and under "Servicing of the Mortgage
Loans."

      The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the custodian, the master servicers and the special servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicers and the special servicer.

      The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

      Because the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to the Bankruptcy Code are generally analogous to the following:

(1)   If such mortgage loan seller were to become a debtor in a properly presented case under Title 11 of the United States Code (the "Bankruptcy
      Code"), a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the
      Depositor (including collection thereon) in the form and manner set forth in the related Mortgage Loan Purchase Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the Bankruptcy Code, and thus (b) the Depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code; and

(2)   If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
      (a) a transfer of the related mortgage loans by the Depositor to the trust
      (including the collections thereon) in the form and manner set forth in the Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a) of the Bankruptcy Code, and thus (b) the trust's rights to the related mortgage loans (including the collections thereon)
      would not be impaired by the operation of the Bankruptcy Code.

      Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated

                                     S-120

in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are
Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership
Of The Mortgage Loans" in this prospectus supplement.

THE TRUSTEE

      The Bank of New York Trust Company, National Association will serve as trustee under the Pooling and Servicing Agreement pursuant to which the
Certificates are being issued.

      The Bank of New York Trust Company, National Association is a national banking association. The Bank of New York Trust Company, National Association
has served and currently is serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of commercial mortgage loans. The Bank of New York Trust Company, National Association has
been advised that, on or about May 17, 2007, its affiliate The Bank of New York was made aware by means of various press reports that a lawsuit was filed against The Bank of New York by a Russian Agency described as the Federal
Customs Service. While The Bank of New York has not seen the complaint, based on its knowledge of the facts, The Bank of New York believes any such suit would be totally without merit, if not frivolous, and The Bank of New York would expect to defend itself.

      The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and whose long-term senior unsecured debt is at all times rated not less than "Aa3" by Moody's and "A+" by S&P, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See "Description of the
Offered Certificates--Distributions--Fees and Expenses" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Duties of
the Trustee," "Description of the Pooling and Servicing Agreements--Regarding
the Fees, Indemnities and Powers of the Trustee" and "Description of the Pooling
and Servicing Agreements--Resignation and Removal of the Trustee" in the
prospectus.

      The information set forth herein concerning The Bank of New York Trust
Company, National Association has been provided by The Bank of New York Trust
Company, National Association. None of the Depositor, the Paying Agent, the
underwriters nor any other person other than The Bank of New York Trust Company,
National Association makes any representation or warranty as to the accuracy or completeness of such information.

      Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or a master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or a master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or the special servicer or appointment of a successor to a master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the applicable master servicer under the Pooling and Servicing
Agreement; provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely

                                     S-121

conclusively on any determination by a master servicer or the special servicer, solely in the case of Servicing Advances, that an Advance if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each
Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the Offered Certificates--Advances" in
this prospectus supplement.

      In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      Matters Regarding the Trustee

      The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

      The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons are entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, the special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

      Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicers, if any, the Rating Agencies and all Certificateholders.
Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time (i) the trustee shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)
a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state (provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii)), or (iv) the continuation of the

                                     S-122

trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, or (v) if the trustee fails to perform (or acts with negligence, bad faith, or willful misconduct in performing) any of its obligations to provide the Paying Agent with any reportable information required under the Exchange Act or Regulation AB under the Pooling and Servicing Agreement, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii),
(iii), (iv) and (v) above, the trustee shall bear all such costs of transfer.
Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

      If the trustee resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of the trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:

      (a)   by the predecessor trustee, if such predecessor trustee has resigned or been removed for cause, including by the Depositor in accordance with the Pooling and Servicing Agreement;

      (b)   by the Certificateholders that effected the removal, if the predecessor trustee has been removed without cause by such
            Certificateholders; and

      (c)   out of the trust assets, if such costs and expenses are not paid by the predecessor trustee, as contemplated by the immediately preceding clause (a), within a specified period after they are incurred (except that such predecessor trustee will remain liable to the trust for those costs and expenses).

      Trustee Compensation

      As compensation for the performance of its duties as trustee, The Bank of
New York Trust Company, National Association will be paid the monthly Trustee
Fee. The Trustee will be entitled to a fee, which will not be paid out of principal or interest amounts collected on the Mortgage Loans. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

THE PAYING AGENT, CERTIFICATE REGISTRAR, AUTHENTICATING AGENT AND CUSTODIAN

      LaSalle Bank National Association will initially serve as paying agent, as certificate registrar and authenticating agent for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates. LaSalle Bank National Association will also serve as custodian under the pooling and servicing agreement.

      LaSalle Bank National Association will be the paying agent and custodian under the Pooling and Servicing Agreement. LaSalle Bank National Association is
a national banking association formed under the federal laws of the United
States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as paying agent on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 695 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of March 31, 2007, LaSalle serves as trustee or paying agent on over 465 commercial mortgage-backed security transactions. The depositor, the master servicers, the primary servicers, the special servicer, the trustee, the sponsors and the mortgage loan sellers may maintain other banking relationships in the ordinary course of business with the

                                     S-123

paying agent. The paying agent's corporate paying agent office is located at 135
South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global
Securities and Trust Services - Morgan Stanley 2007-IQ14 or at such other address as the paying agent may designate from time to time.

      The long-term unsecured debt of LaSalle is rated "Aa3" by Moody's, "A+" by
S&P and "AA-" by Fitch Ratings.

      On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North
America Holding Company, the indirect parent of LaSalle Bank National
Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within
LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

      The contract between ABN AMRO Bank N.V. and Bank of America Corporation contains a 14 calendar day "go shop" clause which continued until 11:59 PM New
York time on May 6th, 2007. ABN AMRO Bank N.V. filed a copy of this contract on
Form 6-K with the Securities and Exchange Commission on April 25, 2007. The
contract provides that the sale of LaSalle Bank National Association is subject to regulatory approvals and other customary closing conditions.

      The contract referenced above was entered into by ABN AMRO Bank N.V.
without shareholder approval. In response to a challenge of the sale by a shareholders group, a judge in the Enterprise Chamber of the Amsterdam Superior
Court in the Netherlands ruled on May 3, 2007 that ABN AMRO Holding N.V. was not permitted to proceed with the sale of LaSalle Bank without shareholder approval.
As of the date hereof, a shareholders' meeting to vote on the proposed sale of
LaSalle Bank National Association has not occurred. Various interested parties have filed or have indicated that they will file an appeal of the ruling. On May
4, 2007, Bank of America Corporation filed a lawsuit against ABN AMRO Bank N.V.
and ABN AMRO Holding N.V. in the U.S. District Court for the Southern District
of New York (Manhattan) seeking, among other things, an injunction prohibiting
ABN AMRO Bank N.V. and ABN AMRO Holding N.V. from negotiating a sale of LaSalle
Bank National Association or selling LaSalle Bank National Association to any third party other than as provided for in the contract referenced above, monetary damages and specific performance.

      In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement.
LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Using information set forth in this prospectus supplement, the paying agent will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicers, the paying agent will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicers, the paying agent will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the paying agent will be able to conclusively rely on the information provided to it by the master servicers, and the paying agent will not be required to recompute, recalculate or verify the information provided to it by the master servicers.

                                     S-124

      LaSalle Bank National Association and Morgan Stanley Mortgage Capital Inc.
("MSMC") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by MSMC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      LaSalle Bank National Association and Prudential Mortgage Capital Funding,
LLC ("Prudential") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Prudential for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by Prudential to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      As compensation for the performance of its duties as paying agent, LaSalle
Bank National Association will be paid the monthly Paying Agent Fee. The Paying
Agent Fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00026% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan.

      The Trustee will be entitled to a fee, which will not be paid out of principal or interest amounts collected on the Mortgage Loans.

      The paying agent and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons are entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, the special servicer or the
Depositor but only to the extent the paying agent is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the paying agent and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

      The information set forth in this prospectus supplement concerning LaSalle has been provided by LaSalle. None of the Depositor, the Trustee, the master servicers, the special servicer, the underwriters nor any other person other than LaSalle makes any representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICERS

      Certain of the duties of the master servicers and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of the master servicers are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicers'
removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicers' liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

                                     S-125

      The master servicers may appoint one or more sub-servicers to perform all or any portion of their respective duties under the Pooling and Servicing
Agreement, as described under "Servicing of the Mortgage Loans--General" and
"Transaction Parties--The Primary Servicers" in this prospectus supplement and under "Description of the Agreements--Sub-Servicers" in the accompanying prospectus; provided that following the Closing Date no master servicer may appoint a sub-servicer without the Depositor's prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. Each master servicer monitors and reviews the performance of sub-servicers appointed by it.

      The information set forth in this prospectus supplement concerning the master servicers has been provided by them.

      Capmark Finance Inc.

      Capmark will act as master servicer with respect to the mortgage loans (or the Serviced Loan Groups, as applicable) sold to the trust by LaSalle Bank
National Association, RBC or PCFII. Capmark's servicing offices are located at
116 Welsh Road, Horsham, Pennsylvania 19044 and its telephone number is (215)
328-1258.

      Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2006, Capmark was the master servicer and/or primary of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance.

      The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2004 to 2006 in respect of which Capmark has acted as master and/or primary servicer.

                                        YEAR (AMOUNTS IN $ BILLIONS)
                                    ------------------------------------

                                      2004          2005          2006
                                    --------      --------      --------
        CMBS (US)................     100.2         122.4         135.3
        Other....................      97.0         102.8         131.5
                                    --------      --------      --------
           TOTAL.................     197.2         225.2         266.8
                                    ========      ========      ========

      Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

      No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer, as a result of any action or inaction of Capmark as master servicer, including a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

      GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

      Capmark Servicer Ireland Limited (formerly known as GMAC Commercial
Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all
European loans and deals and, as a general matter, provides certain back office functions for Capmark's portfolio in the United States.

                                     S-126

      Capmark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. Capmark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

      Each of Capmark Servicer Ireland Limited and Capmark Overseas Processing
India Private Limited report to the same managing director of Capmark.

      From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

      The information set forth herein concerning Capmark has been provided by
Capmark. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than Capmark makes any representation or warranty as to the accuracy or completeness of such information.

      Wells Fargo Bank, National Association

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will be the master servicer with respect to the mortgage loans (or Serviced Loan Group, if any) sold to the trust by Wells Fargo Bank, Morgan Stanley Mortgage Capital Inc.
and PCFII. The principal commercial mortgage servicing offices of Wells Fargo
Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California
94105.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of December 31, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 11,665 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $103.7 billion, including approximately 10,434 loans securitized in approximately 93 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $99.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securitization transactions.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

      Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the pooling and servicing agreement. Wells Fargo
Bank monitors and reviews the performance of sub-servicers appointed by it.

                                     S-127

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by government authorities.

      The information set forth in this prospectus supplement concerning Wells
Fargo Bank has been provided by Wells Fargo Bank. None of the Depositor, the
Trustee, the Paying Agent, the underwriters nor any other person other than PAR makes any representation or warranty as to the accuracy or completeness of such information.

      Prudential Asset Resources, Inc.

      Prudential Asset Resources, Inc. ("PAR"), a Delaware corporation, will act as a general master servicer with respect to those pooled mortgage loans sold by
Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund. PAR is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential Financial, Inc. and an affiliate of Prudential Mortgage
Capital Company, LLC, one of the originators. PAR is an affiliate of Prudential
Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers.
PAR's principal offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, TX
75201. PAR, which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

      PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements.
Recently, PAR has modified some of its policies and procedures to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

      PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody's.
There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

COMMERCIAL MORTGAGE LOANS         2005               2004               2003
-------------------------   ----------------   ----------------   ----------------

          CMBS              $  9,031,936,108   $  6,820,173,095   $  5,286,632,411
          Total             $ 46,502,629,927   $ 44,396,359,820   $ 35,642,879,817

      The information set forth in this prospectus supplement concerning PAR has been provided by PAR. None of the Depositor, the Trustee, the Paying Agent, the
underwriters nor any other person other than PAR makes any representation or warranty as to the accuracy or completeness of such information.

THE PRIMARY SERVICERS

      Principal Global Investors, LLC

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC,

                                     S-128

which owns a 49% interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa
50392.

      PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

      As of December 31, 2006, PGI was responsible for servicing approximately
3,092 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $22.4 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of December 31, 2006, PGI was a primary servicer in approximately 43 commercial mortgage-backed securitization transactions, servicing approximately
1,489 loans with an aggregate outstanding principal balance of approximately
$10.2 billion.

      PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

            o     collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing
                  compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

            o     providing certain CMSA reports to the master servicer;

            o     processing certain borrower requests (and obtaining, when
                  required, consent of the master servicer and/or special
                  servicer, as applicable); and

            o     handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by PGI and Principal Commercial Funding II, LLC. None of the
Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than PGI and Principal Commercial Funding II, LLC makes any representation or warranty as to the accuracy or completeness of such information.

      Capstone Realty Advisors, LLC

      Capstone Realty Advisors, LLC ("Capstone") will act as primary servicer with respect to the mortgage loans transferred to the Depositor by National City
Bank. Capstone, an affiliate of National City Bank, is an Ohio limited liability company formed in 1998. Capstone is engaged in the business of originating and processing applications for mortgage loans to be secured by mortgages, deeds of trust or deeds to secure debt on multifamily and commercial mortgaged properties. Such mortgage loans include loans insured by HUD, FHLMC or GNMA, mortgage loans made by insurance company lenders and mortgage loans funded by conduits or affiliates for inclusion in commercial mortgage-backed securitized transactions. Capstone retains servicing on such mortgage loans but in the case of securitized mortgage loans, such servicing is limited to primary servicing or subservicing under subservicing agreements executed with a master servicer.

                                     S-129

      Since its inception in 1998, Capstone has serviced commercial and multifamily mortgage loans for HUD, FHLMC, GNMA, insurance companies and several conduit lenders. It has in the past served as a master servicer for commercial mortgage-backed securitized mortgage loans which are part of a commercial mortgage-backed security transaction but now serves only as a primary servicer in those transactions.

      As of March 31, 2007, Capstone's portfolio of commercial mortgage-backed securitized mortgage loans ("CMBS Loans") similar to the mortgage loans contained in this transaction was 130 mortgage loans under 42 subservicing agreements with an outstanding principal balance of approximately $964,000,000.
This represents growth from one subservicing agreement in 2001 to the present numbers.

      Capstone has a staff of 25 employees dedicated solely to servicing commercial mortgage loans. Two of these employees are dedicated to CMBS Loans.
The Chief Operating Officer of Capstone is in charge of all servicing and is assisted by a National Servicing Manager. Each of these employees has over 18 years of experience in servicing commercial mortgage loans, including CMBS
Loans.

      Capstone has a manual of policy and procedures for servicing of commercial and multifamily mortgage loans and all employees are required to be familiar and to comply with those policies and procedures. Capstone has a quality control person whose responsibility is to verify that such policies and procedures are complied with. There has been no material change in the policies and procedures in servicing assets of the same type as those included within the mortgage pool during the last three years.

      Capstone has acted as a primary servicer for 42 CMBS transactions during the past 6 years. During that period, no CMBS Loan which Capstone has serviced has defaulted or experienced an early amortization or other performance triggering event because of Capstone's acts or omissions as primary servicer for such mortgage loan.

      Capstone does engage outside parties to conduct annual physical inspections of mortgaged properties but Capstone reviews the reports of such inspections and Capstone makes its own independent evaluation based on its review of those inspection reports.

      Capstone has not experienced any events of material noncompliance with those aspects of the servicing criteria for which it has responsibility under the applicable subservicing agreements for any prior securitizations.

      Capstone is a wholly owned subsidiary of National City Bank. Capstone has a net worth and sufficient liquidity that will adequately enable Capstone to comply with all of Capstone's obligations and responsibilities under the proposed subservicing agreement and to cure any event of material non-compliance by Capstone thereunder.

      Each subservicing agreement which Capstone has executed as primary servicer is consistent with customary practices in the CMBS industry. Pursuant to a subservicing agreement that Capstone is expected to enter into with the master servicer, Capstone will be required to establish and maintain servicing files and establish servicing files criteria. Capstone will be required to collect monthly payments of principal and interest, late charges, default interest, prepayment premiums, insurance proceeds and condemnation awards plus escrows for insurance premiums and real estate taxes and it may require collection of other reserves. All such payments of principal and interest will be required to be deposited as collected with an eligible financial institution in an eligible account and are not to be co-mingled with other funds of
Capstone. Similarly, all escrows will be required to be deposited as received in an eligible financial institution in an eligible account. Capstone will be required to transmit to the master servicer by wire on the applicable remittance date all payments received by it for principal and interest. Capstone will not be required to make any distributions to the trustee or to any certificate holders. In addition, Capstone will be required to monitor payments of taxes and insurance premiums, analyze the sufficiency of tax and insurance reserve accounts and pay when due, from the funds in escrow, all real estate taxes and insurance premiums and to make disbursements of other reserves in accordance with the applicable reserve agreement. If there are not sufficient funds in escrow, Capstone will be required to give the master servicer prior notice of need for master servicer to make an advance or force place insurance. Capstone will not be obligated to make advances, either for principal and interest or for property protection expenses. Capstone will be required to use all reasonable efforts to make collections of all payments due from a borrower and to maintain records demonstrating the subservicer's collection efforts. Capstone is required to make physical inspections of the property and collect and analyze property and borrower financial reports. In addition, Capstone will be required to process all requests made by a borrower for consents or approvals, for determination by the master servicer. Capstone will be required to notify the master servicer and the special servicer of any significant events which affect the loans, the borrower, or the property,

                                     S-130

including the filing of any bankruptcy actions. Capstone will be required to furnish its financial statements each year to the master servicer. Capstone will be required to provide the master servicer with certain CMSA reports. Capstone expects to maintain the required errors and omissions insurance and fidelity bond coverage. Capstone will be required to file all UCC continuation statements and to prepare and file all IRS 1098s and 1099s. Capstone is not expected to provide all of the servicing activities contained in the definition of Servicing
Criteria as included in Section 1122(d) of Regulation AB.

      Capstone uses commercially reasonable activities, including follow up phone calls, letters, and emails, to attempt collection of all payments and escrows due under each mortgage loan.

      Capstone maintains separate collection accounts and escrow accounts for all mortgage loans serviced by it and does not co-mingle any of those funds with
Capstone's assets. Capstone has no obligation to, and does not, make advances for principal and interest or for property protection expenses under its subservicing agreements. Capstone is responsible for taking all reasonable efforts to receive all payments due on each mortgage loan and to enforce all other terms and conditions of the mortgage loan documents and to inform the master servicer of any delinquency. If a mortgage loan becomes delinquent, the master servicer reserves the right to transfer the loan to the special servicer.
Capstone has no authority to modify any terms, fees, penalties or payments as set forth in the mortgage loan documents. Capstone does not serve as the custodian of any mortgage loan documents and has no custodial responsibility under the subservicing agreement.

      So long as Capstone is in compliance with its obligations under the subservicing agreement, it cannot be removed or replaced as a primary servicer.
Capstone may not transfer its subservicing rights without consent. Capstone cannot resign except in limited circumstances.

      If Capstone is removed as a subservicer for cause or Capstone resigns as subservicer, the subservicing agreement includes the process for obtaining a replacement back-up subservicer and requires the cooperation of Capstone in connection with such replacement, including the obligation of Capstone to reimburse the master servicer for all expenses associated with the servicing transfer or additional fees charged by the successor servicer. Capstone will be required to continue to provide all required reports pertaining to the period of time during which Capstone served as primary subservicer. Upon such termination,
Capstone will be required to notify each borrower of the address of the successor subservicer and deliver the servicing files and all cash held by the subservicer to the replacement subservicer and submit to the master servicer a ledger accounting itemizing all payments received by it and a current trial balance for all mortgage loans subserviced by it under the applicable subservicing agreement.

      The information set forth in this prospectus supplement concerning
Capstone has been provided by Capstone and National City Bank. None of the
Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than Capstone and National City Bank makes any representation or warranty as to the accuracy or completeness of such information.

      Wachovia Bank, National Association

      Wachovia Bank, National Association will act as primary servicer with respect to the Beacon Seattle & DC Portfolio mortgage loan.

THE SPECIAL SERVICER

      Centerline Servicing Inc. ("CSI") (f/k/a ARCap Servicing, Inc.) will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO
Properties. CSI is a corporation organized under the laws of the state of
Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc.
(f/k/a Charter Mac Corporation), a wholly-owned subsidiary of Centerline Holding
Company (f/k/a CharterMac), a publicly traded company. Centerline REIT Inc.
(f/k/a ARCap REIT, Inc.), an affiliate of CSI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N.
O'Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is
972-868-5300.

      Certain of the duties of the special servicer and the provisions of the
Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special

                                     S-131

servicer to waive or modify the terms of the mortgage loans are set forth herein under "Description of the Pooling and Servicing Agreement--Modifications,
Waivers and Amendments," and "--Defaulted Mortgage Loans; REO Properties;
Purchase Option." Certain terms of the Pooling and Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described herein under "--Replacement of Special Servicer." Certain limitations on each special servicer's liability under the pooling and servicing agreement are described in the prospectus under "--General" CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the pooling and servicing agreement and in accordance with the loan documents and applicable laws.

      CSI has a special servicer rating of CSS1 from Fitch. CSI is also on S&P's
Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of March 31, 2007, CSI was the named special servicer in approximately 67 transactions representing approximately 9,929 first mortgage loans, with an aggregate stated principal balance of approximately $77.604 billion. Of those 67 transactions, 63 are commercial mortgage-backed securities transactions representing approximately 9,845 first mortgage loans, with an aggregate stated principal balance of approximately $76.1 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United
States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 41 assets with a stated principal balance of approximately
$175.525 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through March 31, 2007, CSI has resolved 270 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.473 billion.

      The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related subordinate loan or pari passu loan, if in connection with a Serviced Loan Group). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

      CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and
Servicing Agreement, applicable law and the applicable servicing standard.

      CSI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 63 transactions consisting of approximately 9,845 loans with an approximate stated aggregate principal balance of $76.1 billion on March 31, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions,
CSI is the named special servicer on approximately 84 first mortgage loans with an aggregate stated principal balance of $1.504 billion as of March 31, 2007.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by it. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than CSI and
Centerline REIT Inc. makes any representation or warranty as to the accuracy or completeness of such information.

                                     S-132

                     DESCRIPTION OF THE OFFERED CERTIFICATES

      Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

      The Series 2007-IQ14 Commercial Mortgage Pass-Through Certificates (the
"Certificates") will be issued on or about May 30, 2007 pursuant to a Pooling and Servicing Agreement to be dated as of May 1, 2007, among Morgan Stanley
Capital I Inc., the master servicers, the special servicer, the trustee and the paying agent.

      The Certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

      o     the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received on or prior to the Cut-off Date and scheduled payments of principal and interest due on or before the
            Cut-off Date;

      o     any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

      o     a security interest in any "government securities" as defined in the
            Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan;

      o     certain rights of Morgan Stanley Capital I Inc. under, or assigned to Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage
            Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans; and

      o     with respect to the Class A-2FL, Class A-5FL, Class A-MFL and Class
            A-JFL Certificates, the related Swap Contract, the related Floating
            Rate Regular Interest, respectively, and funds or assets on deposit from time to time in the related Floating Rate Account.

      The Certificates will be issued on or about May 30, 2007 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

      The Certificates will consist of 33 Classes, to be designated as:

      o     the Class A-1 Certificates, the Class A-1A Certificates, the Class
            A-2 Certificates, the Class A-2FL Certificates, the Class A-3
            Certificates, the Class A-AB Certificates, the Class A-4
            Certificates and the Class A-5FL Certificates;

      o     the Class X Certificates;

      o     the Class A-M Certificates, the Class A-MFL Certificates, the Class
            A-J Certificates, the Class A-JFL Certificates, the Class B
            Certificates, the Class C Certificates, the Class D Certificates,
            the Class E Certificates, the Class F Certificates, the Class G
            Certificates, the Class H Certificates, the Class J Certificates,
            the Class K Certificates, the Class L Certificates, the Class M
            Certificates, the Class N Certificates, the Class O Certificates,
            the Class P Certificates, the Class Q Certificates, the Class S
            Certificates and the Class EI Certificates; and

      o     the Class R-I Certificates, the Class R-II Certificates and the
            Class R-III Certificates.

      On the Closing Date, the Class A-2FL, Class A-5FL, Class A-MFL and Class
A-JFL Regular Interests (the "Floating Rate Regular Interests") will also be issued by the trust as uncertificated regular interests in REMIC III. The
Floating Rate Regular Interests are not offered hereby. The Depositor will transfer the Floating Rate Regular Interests and the Swap Contracts to the
Paying Agent on behalf of the Trust in exchange for the Class A-2FL, Class

                                     S-133

A-5FL, Class A-MFL and Class A-JFL Certificates (the "Floating Rate
Certificates"). The Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Certificates will each represent all of the beneficial ownership interest in the
Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular Interest,
respectively, the related Swap Contract and funds or assets on deposit from time to time in the related Floating Rate Account.

      The Class A Senior Certificates, the Class A-M Certificates, the Class
A-MFL Certificates, the Class A-J Certificates, the Class A-JFL Certificates and
the Class B Certificates will be issued in denominations of $25,000 initial
Certificate Balance and in any whole dollar denomination in excess of that amount.

      Each Class of Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Offered Certificates--Reports to Certificateholders; Available
Information--Book-Entry Certificates." Unless and until definitive certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by
DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

      All references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description Of The Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

      Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

      Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

                                     S-134

CERTIFICATE BALANCES

      Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-2FL,
Class A-3, Class A-AB, Class A-4, Class A-5FL, Class A-M, Class A-MFL, Class
A-J, Class A-JFL and Class B Certificates will have the following aggregate
Certificate Balances. In each case, the Certificate Balance may vary by up to
5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate Balance of each Class of
Offered Certificates and to the other statistical data contained in this prospectus supplement.

                                             APPROXIMATE PERCENT
                       APPROXIMATE INITIAL     OF INITIAL POOL        RATINGS       APPROXIMATE
CLASS                  CERTIFICATE BALANCE         BALANCE         (MOODY'S/S&P)   CREDIT SUPPORT
--------------------   -------------------   -------------------   -------------   --------------

Class A-1...........          $119,100,000          2.43%             Aaa/AAA         30.000%
Class A-1A..........          $725,166,000         14.78%             Aaa/AAA         30.000%
Class A-2...........          $682,300,000         13.91%             Aaa/AAA         30.000%
Class A-2FL.........          $500,000,000         10.19%             Aaa/AAA         30.000%
Class A-3...........           $53,800,000          1.10%             Aaa/AAA         30.000%
Class A-AB..........          $140,800,000          2.87%             Aaa/AAA         30.000%
Class A-4...........        $1,062,242,000         21.66%             Aaa/AAA         30.000%
Class A-5FL.........          $150,000,000          3.06%             Aaa/AAA         30.000%
Class A-M...........          $420,487,000          8.57%             Aaa/AAA         20.000%
Class A-MFL.........           $70,000,000          1.43%             Aaa/AAA         20.000%
Class A-J...........          $200,000,000          4.08%             Aaa/AAA         12.000%
Class A-JFL.........          $192,389,000          3.92%             Aaa/AAA         12.000%
Class B.............           $18,394,000          0.38%             Aa1/AA+         11.625%

      The percentages indicated under the column "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-2FL, Class A-3,
Class A-AB, Class A-4 and Class A-5FL Certificates represent the approximate credit support for those Certificates in the aggregate. The percentages indicated under the column "Approximate Credit Support" with respect to the
Class A-M and Class A-MFL Certificates represent the approximate credit support for those certificates in the aggregate. The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-J and Class
A-JFL Certificates represent the approximate credit support for those certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Certificates for a failure by the Swap Counterparty to make a payment under the related swap agreement. See "Ratings" in this prospectus supplement.

      The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each
Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and
"--Distributions--Subordination; Allocation of Losses and Certain Expenses"
below.

      The Certificate Balance of each of the Class A-2FL, Class A-5FL, Class
A-MFL and Class A-JFL Certificates will equal the Certificate Balance of each of the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular Interests,
respectively.

      The Class X Certificates will not have a Certificate Balance. Such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount.

      The Notional Amount of the Class X Certificates, as of any date of determination, will be equal to the aggregate of the Certificate Balances of the
Classes of Principal Balance Certificates (other than the Class A-2FL, Class
A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-2FL, Class
A-5FL, Class A-MFL and Class A-JFL Regular Interests outstanding from time to time. Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any Class of Principal Balance Certificates (other than the Class
A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class
A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular Interests.

                                     S-135

      Upon initial issuance, the aggregate Notional Amount of the Class X
Certificates will be $4,904,869,086, subject to a permitted variance of plus or minus 5%. The Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such
Certificates and does not represent the right to receive any distributions of principal.

      The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

      The Class A-1 and Class A-2 Certificates and the Class A-2FL Regular
Interest will, at all times, accrue interest at a per annum rate equal to the fixed rate shown on the cover to this prospectus supplement. The Class A-1A,
Class A-3, Class A-AB and Class A-4 Certificates and the Class A-5FL Regular
Interest will, at all times, accrue interest at a per annum rate equal to the fixed rate shown on the cover to this prospectus supplement subject to a cap equal to the weighted average net mortgage rate. The Class A-M Certificates and the Class A-MFL Regular Interest will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate less 0.037%. The
Class A-J and Class B Certificates and the Class A-JFL Regular Interest will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate. The Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Certificates will, at all times, accrue interest at a per annum floating rate equal to one-month LIBOR + 0.160%, 0.220%, 0.280% or 0.360%, respectively
(provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial interest accrual period)
subject to the limitations described in this prospectus supplement.

      The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.212% per annum.

      The Pass-Through Rate applicable to the Class X Certificates for each
Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective notional balances of such components outstanding immediately prior to such
Distribution Date). Each of those components will have a notional balance equal to the Certificate Balance of one of the Classes of Principal Balance
Certificates (other than the Class A-2FL, Class A-5FL, Class A-MFL and Class
A-JFL Certificates) and the Class A-2FL, Class A-5FL, Class A-MFL and Class
A-JFL Regular Interests. The applicable Class X Strip Rate with respect to each component for each Distribution Date will equal the excess, if any, of (a) the
Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the pass-through rate for the Distribution Date for the Classes of Principal Balance
Certificates (other than the Class A-2FL, Class A-5FL, Class A-MFL and Class
A-JFL Certificates) or the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Regular Interests. Under no circumstances will any Class X Strip Rate be less than zero.

      The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

      General

      Distributions on or with respect to the Certificates (other than the Class
A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class
A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular Interests will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing June 15, 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the
Certificates (other than the Class A-2FL, Class A-5FL, Class A-MFL and Class
A-JFL Certificates) and the Class A-2FL, Class A-5FL, Class A-MFL and Class
A-JFL Regular Interests are registered at the close of business on the related
Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will

                                     S-136

have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

      The final distribution on any Certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate (other than the Class A-2FL,
Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-2FL,
Class A-5FL, Class A-MFL and Class A-JFL Regular Interests. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Class of Certificates (other than the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificates) or
the Class A-2FL, Class A-5FL, Class A-MFL or Class A-JFL Regular Interest in
reimbursement of a Realized Loss or Expense Loss previously allocated to that certificate or regular interest, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage
Interests in such Class.

      Funds in the Distribution Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than one Business Day prior to the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the
Certificates.

      Funds in the Certificate Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicers. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master
Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

      The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the Certificates (other than the Class A-2FL, Class A-5FL, Class
A-MFL and Class A-JFL Certificates) and the Class A-2FL, Class A-5FL, Class
A-MFL and Class A-JFL Regular Interests will be made from the Available
Distribution Amount for that Distribution Date.

      With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts (unless such
Distribution Date is the final Distribution Date) will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution
Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (beginning in 2008), or February if the related Distribution Date is the final Distribution
Date, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

                                     S-137

      Fees and Expenses. The amounts available for distribution on the
Certificates on any Distribution Date will generally be net of the following amounts:

      TYPE/RECIPIENT                               AMOUNT                               FREQUENCY             SOURCE OF PAYMENT
--------------------------   ---------------------------------------------------   -------------------   ---------------------------

Fees

Servicing Fee / Master       The product of the portion of the per annum Master    Monthly.              Interest payment on the
   Servicers                 Servecing Fee Rate for the applicable master                                related mortgage loan.
                             servecer for such month, determined in the same
                             manner as the applicable mortgage rate is
                             determined for each mortgage loan for such month,
                             and the Scheduled Principal Balance of each
                             mortgage loan, reduced by any Compensating Interest
                             Payment. The Master Servicing Fee Rate (including
                             any sub-servicing or primary servicing fees and
                             inclusive of the Excess Servicing Fee, if
                             applicable) will range, on a loan-by-loan basis,
                             from 0.02% per annum to 0.15% per annum.

Additional Servicing         o   50% of assumption fees on non-Specially           Time to time.         The related fees or
   Compensation / Master         Serviced Mortgage Loans;                                                investment income.
   Servicers
                             o   all late payment fees and net default interest
                                 (other than on Specially Serviced Mortgage
                                 Loans) not used to pay interest on Advances and
                                 additional trust fund expenses;

                             o   50% of application, release, loan modification,
                                 forbearance and extension fees on non-Specially
                                 Serviced Mortgage Loans;

                             o   all net investment income earned on amounts on
                                 deposit in the Certificate Account and (if not
                                 required to be paid to borrower) escrow
                                 accounts; and

                             o   any Prepayment Interest Excess not used to
                                 offset Prepayment Interest Shortfalls (other
                                 than on Specially Serviced Mortgage Loans).

                             o   The primary servicer is entitled to all or a
                                 portion of the fees otherwise payable to the
                                 master servicer set forth in the five bullet
                                 points above that are paid on the mortgage
                                 loans for which it acts as the primary
                                 servicer.

Special Servicing Fee /      The product of the portion of a rate equal to 0.25%   Monthly for           Collections on the
   Special Servicer          per annum applicable to such month, determined in     Specially             mortgage loans in the
                             the same manner as the applicable mortgage rate is    Serviced              mortgage pool.
                             determined for each Specially Serviced Mortgage       Mortgage Loans.
                             Loan for such month, and the Scheduled Principal
                             Balance of each Specially Serviced Mortgage Loan.

                                     S-138

      TYPE/RECIPIENT                               AMOUNT                               FREQUENCY             SOURCE OF PAYMENT
--------------------------   ---------------------------------------------------   -------------------   ---------------------------

Workout Fee / Special        1.00% of each collection of principal and interest    Monthly on            The related collection of
   Servicer                  on each Rehabilitated Mortgage Loan.                  Rehabilitated         principal and/or interest.
                                                                                   Mortgage Loans.

Liquidation Fee / Special    1.00% of the Liquidation Proceeds received in         Upon receipt          The related Liquidation
   Servicer                  connection with a full or partial liquidation of a    of Liquidation        Proceeds, Condemnation
                             Specially Serviced Mortgage Loan or related REO       Proceeds,             Proceeds or Insurance
                             Property and/or any Condemnation Proceeds or          Condemnation          Proceeds.
                             Insurance Proceeds received by the trust (other       Proceeds and
                             than Liquidation Proceeds received in connection      Insurance
                             with a repurchase by a mortgage loan seller or        Proceeds.
                             purchase by a mezzanine or subordinate lender under
                             the conditions specified in the definition of
                             Liquidation Fee in this prospectus supplement).

Additional Special           o   all late payment fees and net default interest    Time to time.         The related fee or
   Servicing Compensation        (on Specially Serviced Mortgage Loans) not used                         investment income.
   / Special Servicer            to pay interest on Advances and additional
                                 trust fund expenses;

                             o   50% of assumption fees on non-Specially
                                 Serviced Mortgage Loans and 100% of such fees
                                 on Specially Serviced Mortgage Loans;

                             o   100% of application, loan modification,
                                 forbearance and extension fees on Specially
                                 Serviced Mortgage Loans; and 50% of such fees
                                 on non-Specially Serviced Mortgage Loans; and

                             o   all net investment income received on funds in
                                 any REO Account.

Paying Agent Fee / Paying    The product of the portion of a rate equal to         Monthly.              Interest on each mortgage
   Agent                     0.00026% per annum applicable to such month,                                loan.
                             determined in the same manner as the applicable
                             mortgage rate is determined for each mortgage loan
                             for such month, and the Scheduled Principal Balance
                             of each mortgage loan.

Expenses

Servicing Advances /         To the extent of funds available, the amount of any   Time to time.         Recoveries on the related
   Master Servicers,         Servicing Advances.                                                         mortgage loan, or to the
   Special Servicer and                                                                                  extent that the party
   Trustee                                                                                               making the advance
                                                                                                         determines it is
                                                                                                         nonrecoverable, from
                                                                                                         collections in the
                                                                                                         applicable Certificate
                                                                                                         Account.

                                     S-139

      TYPE/RECIPIENT                               AMOUNT                               FREQUENCY             SOURCE OF PAYMENT
--------------------------   ---------------------------------------------------   -------------------   ---------------------------

Interest on Servicing        At Prime Rate.                                        When Advance          First from late payment
   Advances / Master                                                               is reimbursed.        charges and default
   Servicers, Special                                                                                    interest in excess of the
   Servicer and Trustee                                                                                  regular interest rate on
                                                                                                         the related mortgage loan,
                                                                                                         and then from collections
                                                                                                         in the Certificate
                                                                                                         Account.

P&I Advances / Master        To the extent of funds available, the amount of       Time to time.         Recoveries on the related
   Servicers and Trustee     any P&I Advances.                                                           mortgage loan, or to the
                                                                                                         extent that the party
                                                                                                         making the advance
                                                                                                         determines it is
                                                                                                         nonrecoverable, from
                                                                                                         collections in the
                                                                                                         Certificate Account.

Interest on P&I Advances /   At Prime Rate.                                        When Advance          First from late payment
   Master Servicers and                                                            is reimbursed.        charges and default
   Trustee                                                                                               interest in excess of the
                                                                                                         regular interest rate, and
                                                                                                         then from all collections
                                                                                                         in the Certificate
                                                                                                         Account.

Indemnification Expenses     Amounts for which the trustee, the paying agent,      From time to          All collections in the
   / Trustee, Paying         the custodian, the master servicers and the special   time.                 Certificate Account.
   Agent, Custodian,         servicer are entitled to indemnification.
   Master Servicers
   and/or Special Servicer

Trust Fund Expenses not      Based on third party charges.                         From time to          All collections in the
   Advanced (may include                                                           time.                 Certificate Account.
   environmental
   remediation costs,
   appraisals, independent
   contractor to operate
   REO) / Trustee, Paying
   Agent, Master Servicers
   and/or Special
   Servicer

      The Trustee will be entitled to a fee, which will not be paid out of principal or interest amounts collected on the Mortgage Loans.

      Pursuant to the Pooling and Servicing Agreement, the applicable master servicer and/or the special servicer will be entitled to seek reimbursement from amounts due the holder of a related Serviced Companion Loan, to the extent that the amounts in the applicable sub-account of the Certificate Account are not sufficient to fully reimburse such master servicer or special servicer for fees and expenses that solely relate to the related Serviced Loan Group and are required to be paid from amounts due the holder of the related Serviced
Companion Loan as provided in the related Co-Lender Agreement.

      The Pooling and Servicing Agreement does not provide for any successor master servicer, successor special servicer, successor trustee or successor paying agent, as the case may be, to receive compensation in excess of that permitted its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the servicer, special servicer, trustee or paying agent would require an amendment to the
Pooling and Servicing Agreement.

                                     S-140

      Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of Offered Certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

            (1)   to the holders of the Class A-1, Class A-1A, Class A-2, Class
                  A-3, Class A-AB, Class A-4 and Class X Certificates and Class
                  A-2FL and Class A-5FL Regular Interests, concurrently,

                  o     to the holders of the Class A-1, Class A-2, Class A-3,
                        Class A-AB and Class A-4 Certificates and Class A-2FL
                        and Class A-5FL Regular Interests, the Distributable
                        Certificate Interest Amount in respect of each such
                        Class for such Distribution Date (which shall be payable
                        from amounts in the Available Distribution Amount
                        attributable to Loan Group 1), pro rata in proportion to
                        the Distributable Certificate Interest Amount payable in
                        respect of each such Class;

                  o     to the holders of the Class A-1A Certificates, the
                        Distributable Certificate Interest Amount in respect of
                        such Class for such Distribution Date (which shall be
                        payable from amounts in the Available Distribution
                        Amount attributable to Loan Group 2); and

                  o     to the holders of the Class X Certificates, the
                        Distributable Certificate Interest Amount in respect of
                        such Class for such Distribution Date;

                  provided, however, that if the portion of Available
                  Distribution Amount attributable to either Loan Group is
                  insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior
                  Certificates (other than the Class A-2FL and Class A-5FL
                  Certificates), the Class A-2FL and Class A-5FL Regular
                  Interests or the Class X Certificates on such Distribution
                  Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in
                  proportion to the respective amounts of interest payable
                  thereon for such Distribution Date, without regard to loan group;

            (2)   (A) to the holders of the Class A-1, Class A-2, Class A-3,
                  Class A-AB and Class A-4 Certificates and Class A-2FL and
                  Class A-5FL Regular Interests,

                  o     first, to the holders of the Class A-AB Certificates,
                        the Loan Group 1 Principal Distribution Amount for such
                        Distribution Date and, after the Certificate Balance of
                        the Class A-1A Certificates has been reduced to zero,
                        the Loan Group 2 Principal Distribution Amount remaining
                        after payments to the Class A-1A Certificates have been
                        made on the applicable Distribution Date, until the
                        Class A-AB Certificates are reduced to their "Planned
                        Principal Balance," as set forth on Schedule A to this
                        prospectus supplement,

                  o     second, to the holders of the Class A-1 Certificates,
                        the Loan Group 1 Principal Distribution Amount for such
                        Distribution Date and, after the Certificate Balance of
                        the Class A-1A Certificates has been reduced to zero,
                        the Loan Group 2 Principal Distribution Amount remaining
                        after payments to the Class A-1A and Class A-AB (in
                        respect of its Planned Principal Balance) Certificates
                        have been made on the applicable Distribution Date,
                        until the Class A-1 Certificates are reduced to zero,

                  o     third, to the holders of the Class A-2 Certificates and
                        Class A-2FL Regular Interest, pro rata, the Loan Group 1
                        Principal Distribution Amount for such Distribution Date
                        and, after the Certificate Balance of the Class A-1A
                        Certificates has been reduced to zero, the Loan Group 2
                        Principal Distribution Amount remaining after payments
                        to the Class A-1A, Class A-AB (in respect of its Planned
                        Principal Balance) and Class A-1 Certificates have been
                        made on the applicable Distribution Date, until the
                        Class A-2 Certificates and Class A-2FL Regular Interest
                        are reduced to zero,

                                     S-141

                  o     fourth, to the holders of the Class A-3 Certificates,
                        the Loan Group 1 Principal Distribution Amount for such
                        Distribution Date and, after the Certificate Balance of
                        the Class A-1A Certificates has been reduced to zero,
                        the Loan Group 2 Principal Distribution Amount remaining
                        after payments to the Class A-1A, Class A-AB (in respect
                        of its Planned Principal Balance), Class A-1 and Class
                        A-2 Certificates and the Class A-2FL Regular Interest
                        have been made on the applicable Distribution Date,
                        until the Class A-3 Certificates are reduced to zero,

                  o     fifth, to the holders of the Class A-AB Certificates,
                        the Loan Group 1 Principal Distribution Amount for such
                        Distribution Date and, after the Certificate Balance of
                        the Class A-1A Certificates has been reduced to zero,
                        the Loan Group 2 Principal Distribution Amount remaining
                        after payments to the Class A-1A, Class A-AB (in respect
                        of its Planned Principal Balance), Class A-1, Class A-2
                        and Class A-3 Certificates and Class A-2FL Regular
                        Interest have been made on the applicable Distribution
                        Date, until the Class A-AB Certificates are reduced to
                        zero,

                  o     sixth, to the holders of the Class A-4 Certificates, the
                        Loan Group 1 Principal Distribution Amount for such
                        Distribution Date and, after the Certificate Balance of
                        the Class A-1A Certificates has been reduced to zero,
                        the Loan Group 2 Principal Distribution Amount remaining
                        after payments to the Class A-1A, Class A-1, Class A-2,
                        Class A-3 and Class A-AB Certificates and Class A-2FL
                        Regular Interest have been made on the applicable
                        Distribution Date, until the Class A-4 Certificates are
                        reduced to zero, and

                  o     seventh, to the holders of the Class A-5FL Regular
                        Interest, the Loan Group 1 Principal Distribution Amount
                        for such Distribution Date and, after the Certificate
                        Balance of the Class A-1A Certificates has been reduced
                        to zero, the Loan Group 2 Principal Distribution Amount
                        remaining after payments to the Class A-1A, Class A-1,
                        Class A-2, Class A-3, Class A-AB and Class A-4
                        Certificates and Class A-2FL Regular Interest have been
                        made on the applicable Distribution Date, until the
                        Class A-5FL Regular Interest is reduced to zero,

                  (B) to the holders of the Class A-1A Certificates, the Loan
                  Group 2 Principal Distribution Amount for such Distribution
                  Date and, after the Certificate Balance of the Class A-5FL
                  Regular Interest has been reduced to zero, the Loan Group 1
                  Principal Distribution Amount for such Distribution Date
                  remaining after payments to the Class A-1, Class A-2, Class
                  A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL
                  and Class A-5FL Regular Interests have been made on the
                  applicable distribution date, until the aggregate Certificate
                  Balance of the Class A-1A Certificates has been reduced to zero;

            (3)   to the holders of the Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates) and the Class
                  A-2FL and Class A-5FL Regular Interests and the Class X
                  Certificates, pro rata in proportion to their respective
                  entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses
                  previously allocated to each such Class and for which
                  reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or
                  Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or
                  Expense Losses, at 1/12 of the applicable Pass-Through Rate;

            (4)   to the holders of the Class A-M Certificates and to the Class
                  A-MFL Regular Interest, pro rata, the Distributable
                  Certificate Interest Amount in respect of each such Class for such Distribution Date in proportion to the Distributable
                  Certificate Interest Amount payable in respect of each such
                  Class;

            (5)   upon payment in full of the aggregate Certificate Balances of the Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates) and the Class A-2FL and Class
                  A-5FL Regular Interests, to the holders of the Class A-M
                  Certificates and to the Class A-MFL Regular Interest, pro
                  rata, the Principal Distribution Amount for such Distribution
                  Date until the Certificate Balances of the Class A-M
                  Certificates and the Class A-MFL Regular Interest have

                                     S-142

                  been reduced to zero; the portion of the Principal
                  Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A
                  Senior Certificates (other than the Class A-2FL and Class
                  A-5FL Certificates) and the Class A-2FL and Class A-5FL
                  Regular Interests;

            (6)   to the holders of the Class A-M Certificates and to the Class
                  A-MFL Regular Interest, pro rata, in proportion to their
                  respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense
                  Losses previously allocated to each such Class and for which reimbursement has not previously been fully paid, plus
                  interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

            (7)   to the holders of the Class A-J Certificates and to the Class
                  A-JFL Regular Interest, pro rata, the Distributable
                  Certificate Interest Amount in respect of each such Class of
                  Certificates for such Distribution Date in proportion to the
                  Distributable Certificate Interest Amount payable in respect of each such Class;

            (8)   upon payment in full of the Certificate Balances of the Class
                  A-M Certificates and the Class A-MFL Regular Interest, to the
                  holders of the Class A-J Certificates and Class A-JFL Regular
                  Interest, pro rata, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balances of the Class A-J Certificates and Class A-JFL Regular Interest
                  have been reduced to zero; the portion of the Principal
                  Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A
                  Senior Certificates (other than the Class A-2FL and Class
                  A-5FL Certificates), the Class A-2FL and Class A-5FL Regular
                  Interests, the Class A-M Certificates and the Class A-MFL
                  Regular Interest;

            (9)   to the holders of the Class A-J Certificates and the Class
                  A-JFL Regular Interest, pro rata, to reimburse them for any
                  Realized Losses or Expense Losses previously allocated to each such Class and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense
                  Losses, at 1/12 the applicable Pass-Through Rate;

            (10)  to the holders of the Class B Certificates, the Distributable
                  Certificate Interest Amount in respect of such Class of
                  Certificates for such Distribution Date;

            (11)  upon payment in full of the Certificate Balances of the Class
                  A-J Certificates and the Class A-JFL Regular Interest, to the
                  holders of the Class B Certificates, the Principal
                  Distribution Amount for such Distribution Date until the
                  aggregate Certificate Balance of the Class B Certificates has
                  been reduced to zero; the portion of the Principal
                  Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A
                  Senior Certificates (other than the Class A-2FL and Class
                  A-5FL Certificates), the Class A-2FL and Class A-5FL Regular
                  Interests, the Class A-M Certificates, the Class A-MFL Regular
                  Interest, the Class A-J Certificates and the Class A-JFL
                  Regular Interest;

            (12)  to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at 1/12 of the applicable
                  Pass-Through Rate; and

            (13)  to make payments to the holders of the private certificates
                  (other than the Class X Certificates) as contemplated below.

      Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates (other than the Class A-MFL and Class A-JFL
Certificates) and the Class A-MFL and Class A-JFL Regular Interests has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate
Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the
Class A-MFL and Class A-JFL Regular Interests, the Principal Distribution Amount
will be distributed:

                                     S-143

      o     first, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
            A-AB and Class A-4 Certificates and the Class A-2FL and Class A-5FL
            Regular Interests, pro rata, in proportion to their respective
            Certificate Balances, in reduction of their respective Certificate
            Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

      o     second, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
            A-AB and Class A-4 Certificates and the Class A-2FL and Class A-5FL
            Regular Interests, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and
            Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable
            Pass-Through Rate.

      On each Distribution Date, following the above-described distributions on the Offered Certificates (other than the Floating Rate Certificates), the
Floating Rate Regular Interests and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X Certificates and Residual
Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class
B Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and
Class S Certificates:

            (1)   to pay interest to the holders of the particular Class of
                  Certificates, up to an amount equal to the Distributable
                  Certificate Interest Amount in respect of such Class of
                  Certificates for such Distribution Date;

            (2)   if the aggregate Certificate Balance of each other Class of
                  Subordinate Certificates, if any, with an earlier alphabetical
                  Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding
                  aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution
                  Amount for such Distribution Date; and

            (3)   to reimburse the holders of the particular Class of
                  Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at
                  1/12 of the Pass-Through Rate of such Class of Certificates.

      Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates and the Floating Rate Regular Interests as contemplated above, will be paid to the holders of the Residual Certificates. Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid either to the holders of the Class EI Certificates.

      Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (or, in the case of the Floating Rate Certificates, the Floating Rate Regular Interests)
-- in order of alphabetical Class designation (it being understood that the rights of the holders of the Class A-J Certificates and the Class A-JFL Regular
Interests (and correspondingly, the Class A-JFL Certificates) to receive such reimbursements will be subordinated to the rights of the holders of the Class
A-M Certificates and the Class A-MFL Regular Interest (and correspondingly, the
Class A-MFL Certificates)) -- for any, and to the extent of, Realized Losses and
Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

      The amount to be allocated to the Floating Rate Regular Interests on each
Distribution Date will be required to be deposited into the related Floating
Rate Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the related Class of Floating Rate Regular Interests will be applied to make payments under the related Swap Contract as provided in this prospectus supplement under "Description of the Swap Contracts." The amounts remaining in

                                     S-144

the related Floating Rate Account, including any net swap payment received under the related Swap Contract from the Swap Counterparty, will be distributed to the holders of the related Class of Floating Rate Certificates on the Distribution
Date as part of the Class A-2FL Available Funds, Class A-5FL Available Funds,
Class A-MFL Available Funds and Class A-JFL Available Funds, as applicable.

      The Floating Rate Certificates

      On each Distribution Date, the paying agent will distribute from the Class
A-2FL Available Funds, Class A-5FL Available Funds, Class A-MFL Available Funds
and Class A-JFL Available Funds, to the holders of the Class A-2FL, Class A-5FL,
Class A-MFL and Class A-JFL Certificates, respectively, as of the related Record
Date the following amounts: (i) the Class A-2FL Interest Distribution Amount,
Class A-5FL Interest Distribution Amount, Class A-MFL Interest Distribution
Amount and Class A-JFL Interest Distribution Amount, respectively and (ii) the
Class A-2FL Principal Distribution Amount, Class A-5FL Principal Distribution
Amount, Class A-MFL Principal Distribution Amount and Class A-JFL Principal
Distribution Amount, respectively. Under certain circumstances described under
"Description of the Swap Contracts" herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-2FL, Class
A-5FL, Class A-MFL and Class A-JFL Certificates, as applicable. No holder of a
Floating Rate Certificates will be entitled to receive any portion of any
Prepayment Premium or Yield Maintenance Charge allocated to the related Class of
Floating Rate Regular Interest for so long as the related Swap Contract or any replacement swap contract remains in place. Such amounts will be payable to the
Swap Counterparty pursuant to the terms of the related Swap Contract.

      The Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificates
will each accrue interest for each Distribution Date on their Certificate
Balance at a rate equal to one-month LIBOR + 0.160%, 0.220%, 0.280% and 0.360%, respectively (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual
Period) based on the actual number of days elapsed in the related Interest
Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the related Swap Contract, or if a Swap Default occurs and is continuing or if there are insufficient funds in the related Floating Rate Account to pay the Swap
Counterparty the full amount due to the Swap Counterparty under the related Swap
Contract. Allocation of Net Aggregate Prepayment Interest Shortfalls to each of the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular Interests will reduce the amount of interest payable to the Class A-2FL, Class A-5FL, Class
A-MFL and Class A-JFL Certificates, respectively, by an equivalent amount. If the pass-through rate on the Class A-2FL, Class A-5FL, Class A-MFL or Class
A-JFL Regular Interest is reduced below the related pass-through rate set forth in the immediately succeeding paragraph, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap
Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-2FL, Class A-5FL, Class A-MFL or
Class A-JFL Certificates, respectively, for such distribution date.

      In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Contract is replaced, the Class A-2FL, Class A-5FL,
Class A-MFL and Class A-JFL Certificates, as applicable, will accrue interest at the Pass Through Rate of, and on the same basis and in the same manner as, the
Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular Interests,
respectively. The Pass-Through Rate of each of the Class A-2FL, Class A-5FL,
Class A-MFL and Class A-JFL Regular Interests is equal to (i) a fixed rate of
5.610% with respect to the Class A-2FL Regular Interest, (ii) a fixed rate of
5.696% subject to a cap equal to the weighted average net mortgage rate with respect to the Class A-5FL Regular Interest, (iii) the weighted average net mortgage rate less 0.037% with respect to the Class A-MFL Regular Interest, or
(iv) the weighted average net mortgage rate with respect to the Class A-JFL
Regular Interest.

      In the event that after payment of the net swap payment due from or to the
Swap Counterparty, as the case may be, there are insufficient funds in the related Floating Rate Account to make the full distribution of the Class A-2FL
Interest Distribution Amount, Class A-5FL Interest Distribution Amount, Class
A-MFL Interest Distribution Amount and Class A-JFL Interest Distribution Amount,
as applicable, to the holders of the Class A-2FL, Class A-5FL, Class A-MFL and
Class A-JFL Certificates, as applicable, the resulting interest shortfall will be borne by the holders of each such Class.

      For a further discussion, see "Description of the Swap Contracts" herein.

                                     S-145

      Distributions of Prepayment Premiums and Yield Maintenance Charges

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of Certificates as follows: to the Holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-M and the Class A-J Certificates, and
the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular Interests, and
the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and
Class K Certificates then entitled to distributions of principal on such
Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that Class on that
Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Certificates (except the Class
A-1A Certificates and the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Certificates) and the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Regular Interests, on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the
Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. All Prepayment
Premiums or Yield Maintenance Charges allocated to the Class A-2FL, Class A-5FL,
Class A-MFL and Class A-JFL Regular Interests will be paid to the Swap
Counterparty unless the related Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class
A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificates.

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that
Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of the Class A-1A Certificates,
(b) the Base Interest Fraction for the related principal prepayment and that
Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection
Period.

      Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described in the paragraphs above will be distributed to the holders of the Class X Certificates.

      No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S
or Class EI Certificates or the Residual Certificates. Any Prepayment Premiums
or Yield Maintenance Charges distributed to holders of a Class of Certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

      Treatment of REO Properties

      Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the Certificates, as well as the amount of Master Servicing
Fees, Paying Agent Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing
Fees and Special Servicing Fees payable under the Pooling and Servicing
Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be
"applied" by the applicable master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal
Reductions described under "--Appraisal Reductions" below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

                                     S-146

      Appraisal Reductions

      Not later than the earliest Appraisal Event with respect to any mortgage loan (or any Serviced Loan Group, as applicable) serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal
Balance of the mortgage loan (or the Serviced Loan Group, as applicable) is equal to or less than $2,000,000, of the related mortgaged property or REO
Property, as the case may be; provided, however, that if the special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by the special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the special servicer, in accordance with the Servicing
Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months.

      As a result of such MAI appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (or Serviced Loan Group, as applicable) is brought current under the then current terms of the mortgage loan (or Serviced
Loan Group, as applicable) for at least 3 consecutive months. No Appraisal
Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (or Serviced Loan Group, as applicable) that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the
Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

      The existence of an Appraisal Reduction will proportionately reduce a master servicer's or the trustee's, as the case may be, obligation to make P&I
Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate
Class or Classes of Principal Balance Certificates. See "--Advances--P&I
Advances" below.

      Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation (it being understood that such rights of the holders of the Class A-J Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL
Certificates) will be subordinated to the rights of the holders of the Class A-M
Certificates and the Class A-MFL Regular Interest (and correspondingly, the
Class A-MFL Certificates)). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of
Class A Senior Certificates of principal in an amount equal to the entire
Certificate Balance of the Class A Senior Certificates.

      Similarly, but to decreasing degrees and in alphabetical order of Class designation (it being understood that such rights of the holders of the Class
A-J Certificates and the Class A-JFL Regular Interest (and correspondingly, the
Class A-JFL Certificates) will be subordinated to the rights of the holders of the Class A-M Certificates and the Class A-MFL Regular Interest (and
correspondingly, the Class A-MFL Certificates)), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Subordinate Certificates, other than the Class S Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Classes of Certificates. This subordination will be accomplished by the application of the Available
Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution
Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

      Allocation to the Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates) and the Class A-2FL and Class A-5FL Regular
Interests, for so long as they are outstanding, of the entire Principal

                                     S-147

Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of
Certificates with Certificate Balances (other than the Floating Rate
Certificates) and the Floating Rate Regular Interests. Thus, as principal is distributed to the holders of the Class A Senior Certificates (other than the
Class A-2FL and Class A-5FL Certificates) and the Class A-2FL and Class A-5FL
Regular Interests, the percentage interest in the trust evidenced by the Class A
Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates)
and the Class A-2FL and Class A-5FL Regular Interests will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the
Subordinate Certificates, thereby increasing, relative to their respective
Certificate Balances, the subordination afforded the Class A Senior Certificates
(other than the Class A-2FL and Class A-5FL Certificates) and the Class A-2FL
and Class A-5FL Regular Interests by the Subordinate Certificates.

      Following retirement of the Class A Senior Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (it being understood that such rights of the holders of the Class A-J Certificates and the Class A-JFL Regular Interest (and
correspondingly, the Class A-JFL Certificates) will be subordinated to the rights of the holders of the Class A-M Certificates and the Class A-MFL Regular
Interest (and correspondingly, the Class A-MFL Certificates)), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of
Certificates or the Floating Rate Regular Interests with regard to the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations (it being understood that such rights of the holders of the Class A-J Certificates and the Class A-JFL Regular
Interest (and correspondingly, the Class A-JFL Certificates) will be subordinated to the rights of the holders of the Class A-M Certificates and the
Class A-MFL Regular Interest (and correspondingly, the Class A-MFL
Certificates)).

      Realized Losses of principal and interest on the mortgage loans and
Expense Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L,
Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class
B Certificates, and then pro rata between Class A-J Certificates and Class A-JFL
Regular Interest (and correspondingly, the Class A-JFL Certificates), and pro rata between the Class A-M Certificates and the Class A-MFL Regular Interest
(and correspondingly, the Class A-MFL Certificates), in that order, and then to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates and the Class A-2FL and Class A-5FL Regular Interests, pro rata and, solely with respect to losses of interest, to the Class X Certificates
(other than as a reduction of the Notional Amount), pro rata with the Class A
Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates)
and the Class A-2FL and Class A-5FL Regular Interests, in each case reducing principal and/or interest otherwise payable thereon. Any allocations of Realized
Losses to the Class A-2FL, Class A-5FL, Class A-MFL or Class A-JFL Regular
Interest will result in an equivalent reduction to the Class A-2FL, Class A-5FL,
Class A-MFL or Class A-JFL Certificates, respectively.

      As described in greater detail under "--Advances--Reimbursement of
Advances" below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Account in the Collection Period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections
(including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit)
between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the Certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph)
to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that
Collection Period. If any such Advance, or any portion of any such Advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections on the mortgage loans in such master servicer's Certificate Account as a nonrecoverable Advance in an amount equal to the portion of that Advance that remains outstanding, plus accrued interest or, if amounts in such Certificate Account are not sufficient to reimburse such nonrecoverable Advance, out of the other master servicer's
Certificate Account.

                                     S-148

      With respect to the mortgage loan that is a senior note of the related
Serviced Loan Group, Realized Losses will not be allocated to the mortgage loan of any Serviced Loan Group until such Realized Losses reduce the related
Serviced Companion Loans that are subordinate notes to zero. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, first, out of collections on, and other proceeds of, such subordinate notes until reduced to zero and then the related mortgage loan of the Serviced Loan Group. With respect to the mortgage loan that is a pari passu note of the related Serviced Loan Group, Realized Losses for such mortgage loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to the related Serviced Loan Group. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be applied to such pari passu note on a pari passu basis (based on principal balance) with respect to the other pari passu notes in the Serviced
Loan Group.

      Prepayment Interest Shortfalls and Prepayment Interest Excesses

      To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced
Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any
Compensating Interest. See "Description of the Offered
Certificates--Distributions--Fees and Expenses" and "Servicing of the Mortgage
Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of Certificates (other than the Floating Rate
Certificates) and the Floating Rate Regular Interests in proportion to the amount of Accrued Certificate Interest payable to each such Class on such
Distribution Date, in each case reducing interest otherwise payable thereon.
Allocation of Net Aggregate Prepayment Interest Shortfalls to a Floating Rate
Regular Interest will reduce the amount of interest payable to the related Class of Floating Rate Certificates by an equivalent amount. The Distributable
Certificate Interest Amount in respect of any Class of Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage
Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

      The Distributable Certificate Interest Amount in respect of any Class of
Certificates (other than the Floating Rate Certificates) and the Floating Rate
Regular Interests will be reduced to the extent any Net Aggregate Prepayment
Interest Shortfalls are allocated to such Class. See "Description of the Offered
Certificates--Distributions--Fees and Expenses" and "Servicing of the Mortgage
Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest
Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

OPTIONAL TERMINATION

      The holders of a majority of the Controlling Class, the Capmark master servicer, the Wells Fargo master servicer, the master servicer of the PMCF mortgage loans, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance
Certificates then outstanding is less than or equal to 1% of the Initial Pool
Balance.

      The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if a master servicer is the purchaser--to the Due
Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other

                                     S-149

property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under
Section 860F of the Code.

      Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders, the Swap Counterparty and the Rating
Agencies upon the receipt of written notice of such optional termination.

      ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

      P&I Advances

      On the business day prior to each Distribution Date, each master servicer
(or the trustee, if applicable) will be obligated to make a P&I Advance for the mortgage loans for which it is acting as master servicer, unless such master servicer, the special servicer or the trustee, as the case may be, has determined, in its sole discretion, exercised in accordance with the Servicing
Standard (or, in the case of the trustee, exercised in accordance with its good faith business judgment), that the amount to be advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

      o     the amount required to be advanced by such master servicer without giving effect to this sentence; and

      o     a fraction, the numerator of which is the Scheduled Principal
            Balance of such mortgage loan as of the immediately preceding
            Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of the mortgage loan related to a Serviced Loan Group, the portion of the Appraisal
            Reduction that is allocable to such mortgage loan) and the denominator of which is the Scheduled Principal Balance of such mortgage loan as of such Determination Date.

      In addition, the master servicers and the trustee will not in any event be required to (i) advance Prepayment Premiums, Yield Maintenance Charges, default interest, Excess Interest or Balloon Payments or (ii) make any P&I Advance with respect to any Serviced Companion Loan.

      None of the master servicers, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Floating Rate Certificates in the event that the Swap Counterparty fails to make a required payment under the related
Swap Contract.

      With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related master servicing fee, the excess servicing fee, the primary servicing fee and any other servicing fees payable from such Assumed Scheduled Payments, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

      Each master servicer (and the trustee, if applicable) will be entitled to interest on P&I Advances made by it, which interest will accrue at the Advance
Rate. This interest and any interest on other Advances will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.

                                     S-150

      P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer (or the trustee, as applicable)
determines in its sole discretion, exercised in accordance with the Servicing
Standard (or, in the case of the trustee, exercised in accordance with its good faith business judgment), that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under "--Reimbursement of Advances" below. P&I
Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, Advance interest will accrue from the date such Advance is made (which will be the Master Servicer Remittance
Date). In no event will the master servicer be required to make aggregate P&I
Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the
Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal
Reductions with respect thereto.

      The right of the master servicers and the trustee to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for a master servicer.

      Servicing Advances

      Servicing Advances, in all cases, will be reimbursable as described below.
Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to the mortgaged properties securing the mortgage loans, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO
Properties, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

      o     insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

      o     items such as real estate taxes and assessments in respect of such
            REO Property that may result in the imposition of a lien;

      o     any ground rents in respect of such REO Property; and

      o     other costs and expenses necessary to maintain, manage or operate such REO Property.

      In addition, the special servicer may, but is not required to, make
Servicing Advances on an emergency basis.

      Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or the special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or the special servicer is required to provide notice of such determination to the applicable master servicer or the special servicer and if the special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged

                                     S-151

property and would be in the best interest of the Certificateholders, such master servicer is required to pay such amounts from amounts in the related
Certificate Account.

      The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan (or Serviced Loan Group, as applicable) or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the related
Serviced Companion Loans) or REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account
(or if not available from such Certificate Account, from the other Certificate
Account in certain circumstances) or the Distribution Account. If a master servicer fails to make a required Servicing Advance (other than an Advance determined to be a nonrecoverable Advance), the trustee is required to make such
Servicing Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such Servicing Advance, as described above for a master servicer.

      Reimbursement of Advances

      Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Accounts in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Accounts allocable to principal during the Collection
Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect in its sole discretion as an accommodation to the Certificateholders to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for no more than
6 Collection Periods without the consent of the Operating Adviser and, in any event, 12 Collection Periods in the aggregate. If such master servicer or trustee, as applicable, determines, in its sole discretion, for any reason to recover its nonrecoverable Advances, then such master servicer or trustee, as applicable, will be entitled to immediate reimbursement of those nonrecoverable
Advances with interest at the Advance Rate. Such master servicer's or trustee's, as applicable, agreement to defer reimbursement of such nonrecoverable Advances shall not be construed as an obligation on the part of such master servicer or the trustee, or a right of the Certificateholders. No such deferment shall be deemed to create in the Certificateholders a right to prior payment of distributions over such master servicer's or the trustee's right to reimbursement for Advances. Deferred Advances shall continue to earn interest at the Advance Rate. In all events the decision to defer reimbursement or seek immediate reimbursement of nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard, in the case of the master servicers and, with respect to the trustee, in accordance with its good faith business judgment.

      If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts. If a monthly P&I Advance or
Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Accounts that represent principal on the mortgage loans, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the Certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable Advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the Certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or
P&I Advance by any master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

                                     S-152

      Nonrecoverable Advances

      The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the special servicer (exercised in accordance with the Servicing Standard) or the trustee (exercised in accordance with its good faith business judgment), and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the applicable master servicer, the Operating
Adviser, the holder of the related Serviced Companion Loan, the Rating Agencies, the paying agent and us, setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. A master servicer's or the special servicer's determination of nonrecoverability will be conclusive and binding upon the
Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by such master servicer or the special servicer of nonrecoverability with respect to such Advance and will have no obligation to make a separate determination of recoverability.

      In addition, a master servicer or the special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable
Advance with respect to other mortgage loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by a master servicer, the special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are a source of reimbursement not only for the P&I Advance or Servicing Advance under consideration, but also as a potential source of reimbursement of such nonrecoverable Advance which is or may be being deferred or delayed. In addition, any such master servicer or the special servicer may update or change its recoverability determinations at any time (but not reverse any other master servicer or the special servicer's determination that an P&I Advance or Servicing Advance is a nonrecoverable
Advance).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Paying Agent Reports

      Based solely on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the paying agent, the paying agent will be required to provide or make available to each
Certificateholder and the Swap Counterparty on each Distribution Date:

            (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

            (1)   the date of such Distribution Date, and of the Record Date,
                  Interest Accrual Period, and Determination Date for such
                  Distribution Date;

            (2)   the Available Distribution Amount for the Distribution Date,
                  and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of
                  Available Distribution Amount or such other cash flows);

            (3)   the aggregate amount of servicing fees, special servicing
                  fees, other special servicing compensation, trustee fees and paying agent fees paid, respectively, to the master servicers, the special servicer, the trustee and the paying agent with respect to the Mortgage Pool and with respect to each Loan
                  Group;

            (4)   the amount of other fees and expenses accrued and paid from the trust fund, including without limitation Advance
                  reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving
                  payment of those amounts, if applicable;

            (5)   the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

            (6)   the amount of such distribution to holders of each Class of
                  REMIC Regular Certificates and the Floating Rate Regular
                  Interests allocable to (A) interest and (B) Prepayment
                  Premiums or Yield Maintenance Charges;

                                     S-153

            (7)   the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of Certificates;

            (8)   the amount of excess cash flow, if any distributed to the
                  holder of the Residual Certificates;

            (9)   the weighted average mortgage rate (and interest rates by
                  distributional groups or ranges) of the mortgage loans as of the related Determination Date;

            (10)  the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                  mortgage loans and weighted average remaining term at the
                  close of business on the related Determination Date, with
                  respect to the Mortgage Pool and with respect to each Loan
                  Group;

            (11)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool and with respect to each Loan Group:

                  First, delinquent 30 to 59 days,

                  Second, delinquent 60 to 89 days,

                  Third, delinquent 90 days or more,

                  Fourth, as to which foreclosure proceedings have been
                  commenced, or

                  Fifth, as to which bankruptcy proceedings have been commenced;

            (12)  the aggregate amount and general purpose of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicers and the trustee, with
                  respect to the Mortgage Pool and with respect to each Loan
                  Group;

            (13)  the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to
                  mortgage loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time);

            (14)  material breaches of mortgage loan representations and warranties of which the trustee, a master servicer or the
                  special servicer has received written notice;

            (15)  material breaches of any covenants under the Pooling and
                  Servicing Agreement of which the trustee, a master servicer or the special servicer has received written notice;

            (16)  if applicable to any transaction, information regarding any tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

            (17)  with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal
                  Balance of the mortgage loan;

            (18)  as of the related Determination Date:

                  First, as to any REO Property sold during the related
                  Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable
                  Certificate Account, and

                  Second, the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the applicable
                  Certificate Account, in each case identifying such REO
                  Property by the loan number of the related mortgage loan;

                                     S-154

            (19)  the aggregate Certificate Balance or Notional Amount of each
                  Class of REMIC Regular Certificates and the Floating Rate
                  Regular Interests before and after giving effect to the
                  distribution made on such Distribution Date;

            (20)  the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage Pool and with respect to each Loan Group;

            (21)  the Pass-Through Rate applicable to each Class of REMIC
                  Regular Certificates, the Floating Rate Certificates and the
                  Floating Rate Regular Interests for such Distribution Date;

            (22)  the amount of Unpaid Interest, Realized Losses or Expense
                  Losses, if any, incurred with respect to the mortgage loans, including a breakout by type of such Realized Losses or
                  Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group;

            (23)  the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                  total Appraisal Reductions in effect as of such Distribution
                  Date, with respect to the Mortgage Pool and with respect to each Loan Group;

            (24)  as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item
                  1121(a) of Regulation AB that can, in the Paying Agent's
                  reasonable judgment, be included on the Monthly
                  Certificateholders Report without undue difficulty;

            (25)  with respect to each Swap Contract:

                  First, the amounts received and paid in respect of such Swap
            Contract for such Distribution Date and the Pass-Through Rate applicable to the related Class of Floating Rate Certificates for the next succeeding Distribution Date;

                  Second, identification of any Rating Agency Trigger Event or
            Swap Default under such Swap Contract as of the close of business on the last day of the immediately preceding calendar month;

                  Third, the amount of any (i) payment by the Swap Counterparty as a termination payment, (ii) payment to any successor interest rate Swap Counterparty to acquire a replacement swap contract, and
            (iii) collateral posted by the Swap Counterparty in connection with any Rating Agency Trigger Event under such Swap Contract; and

                  Fourth, the amount of and identification of any payments on the related Class of Floating Rate Certificates in addition to the amount of principal and interest due on such class, such as any termination payment received in connection with such Swap Contract or any payment of a Prepayment Premium or Yield Maintenance Charge after the termination of such Swap Contract; and

            (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

      In the case of information furnished pursuant to subclauses (a)(5), (a)(6)
and (a)(7) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the Certificates for all Certificates of each applicable Class.

      The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I Inc.
and its designees, the Rating Agencies, parties to the Pooling and Servicing
Agreement, the Underwriters, the Certificateholders and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent. In addition,

                                     S-155

the paying agent will make available on its website any reports on Forms 10-D,
10-K and 8-K that have been prepared and filed with respect to the trust through the EDGAR system. For assistance with the paying agent's website, investors may call (714) 259-6253. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

      On an annual basis, the master servicers are required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its
designees, the parties to the Pooling and Servicing Agreement, the Rating
Agencies and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

      The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the holder of the related Serviced Companion Loan, the Depositor, originals or copies of, among other things, the following items
(to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO
Property rent roll and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicer and delivered to the paying agent, (iii) any Phase I Environmental
Report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

      Other Information

      The Pooling and Servicing Agreement generally requires that the trustee and/or the paying agent make available, at its corporate trust office or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the Swap
Counterparty, the holder of the related Serviced Companion Loan, each Rating
Agency or Morgan Stanley Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

      o     the Pooling and Servicing Agreement and any amendments thereto;

      o     all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

      o     all officer's certificates delivered to the paying agent since the
            Closing Date;

      o     all accountants' reports delivered to the paying agent since the
            Closing Date;

      o     the mortgage loan files;

      o     the most recent property inspection report prepared by or on behalf of the master servicers or the special servicer in respect of each mortgaged property;

      o     the most recent mortgaged property rent rolls and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicer and delivered to the paying agent;

      o     any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicer; and

                                     S-156

      o     any and all officer's certificates and other evidence delivered to the trustee to support a master servicer's determination that any
            Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files and certain other items, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies.
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the
Certificates by such recipient and in accordance with applicable law.

      The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2007-IQ14." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the accompanying prospectus and the related registration statement, including all exhibits thereto as well as this prospectus supplement, through the EDGAR system, so the materials should be available by logging onto the Commission's website. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

      Book-Entry Certificates

      Until such time, if any, as definitive certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The master servicers, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on the
Certificates assuming the Certificates are issued in May 2007:

The close of business on:

May 1, 2007                   (A)   Cut-off Date.

May 31, 2007                  (B)   Record Date for all Classes of Certificates.

May 2-June 8, 2007            (C)   The Collection Period. Each master servicer
                                    receives Scheduled Payments due after the
                                    Cut-off Date and any Principal Prepayments
                                    made after the Cut-off Date and on or prior
                                    to June 8.

June 8, 2007                  (D)   Determination Date for mortgage loans (5
                                    Business Days prior to the Distribution
                                    Date).

June 14, 2007                 (E)   Master Servicer Remittance Date (1 Business
                                    Day prior to the Distribution Date).

                                     S-157

June 15, 2007                 (F)   Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

      First, The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

      Second, Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the related
Distribution Date.

      Third, Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the applicable
Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each
Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

      Fourth, Generally, as of the close of business on the Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

      Fifth, Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

      Sixth, The paying agent will make distributions to the Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The Expected Final Distribution Date for each Class of Certificates presented under "Summary of Prospectus Supplement--Relevant Parties and
Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.
The actual final distribution date for any Class may be earlier or later (and could be substantially later) than the Expected Final Distribution Date.

      The Rated Final Distribution Date of each Class of Offered Certificates is the Distribution Date in April 2049.

      The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

      The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

      o     to cure any ambiguity;

      o     to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the
            Certificates, the trust or the Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

      o     to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and
            Servicing Agreement (or the interest represented by the Class EI that

                                     S-158

            evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

      o     to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

      o     to modify, add to or eliminate the provisions in the Pooling and
            Servicing Agreement relating to transfers of residual certificates;

      o     to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

      o     to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
            Certificateholder consents).

      No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Holder not consenting thereto without the consent of 100% of the
Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI
Certificates that evidence beneficial ownership of the grantor trust assets).
Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

      The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the
Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and
Servicing Agreement and any primary servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

      o     reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

      o     adversely affect in any material respect the interests of the
            Holders of the Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

      o     significantly change the activities of the trust, without the consent of the Holders of Certificates representing more than 50% of all the voting rights;

      o     reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each
            Class of Certificates affected thereby;

      o     eliminate the master servicers' or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder;

      o     adversely affect the status of any grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100% of the Class EI Certificateholders or the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
            Certificateholders, as applicable; or

                                     S-159

      o     adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes, without the consent of 100% of the Certificateholders (other than the Class EI
            Certificateholders, but including the Class R-I, Class R-II and
            Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
            Agreement.

      No amendment to the Pooling and Servicing Agreement may change in any manner the obligations of any mortgage loan seller under the related Mortgage
Loan Purchase Agreement without the consent of the mortgage loan seller or materially and adversely affect the rights of the holder of any Serviced
Companion Loan without the consent of such holder. Additionally, the Pooling and
Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap
Counterparty under the Swap Contracts without the prior written consent of the
Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

EVIDENCE AS TO COMPLIANCE

      Each of the master servicers, the special servicer, the trustee and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i)
a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing
Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and
Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, the master servicers, the special servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and
Servicing Agreement, and we expect that each Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB that contains the following:

      o     a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

      o     a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria; provided, however, that with respect to each year in respect of which the Trustee, on behalf of the Trust, is not required under the
Securities and Exchange Act of 1934, as amended, to file

                                     S-160

reports with the Commission regarding the Certificates, each party that is required to deliver an Assessment of Compliance, in lieu of delivering an
Attestation Report, may, at such party's option, instead deliver a report of a registered public accounting firm, prepared in accordance with Uniform Single
Attestation Program ("USAP"), to the effect that such firm has examined the servicing operations of such party for the previous calendar year and that on the basis of such examination, such party has complied during such previous calendar year with the minimum servicing standards identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report.

                        DESCRIPTION OF THE SWAP CONTRACTS

GENERAL

      On the Closing Date, the Depositor will assign to the Paying Agent, on behalf of the trust, the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Regular Interests together with swap contracts (the "Swap Contracts") with
Morgan Stanley Capital Services Inc., a Delaware corporation (the "Swap
Counterparty"). The Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Certificates will each represent all of the beneficial interest in the Class
A-2FL, Class A-5FL, Class A-MFL or Class A-JFL Regular Interest, respectively, the related Swap Contract and all amounts on deposit in the related Floating
Rate Account (as defined below). Each Swap Contract will have an expiration date of the Distribution Date in April 2049. Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest Accrual Period for the
Floating Rate Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

      The Paying Agent will establish and maintain an account in the name of the
Paying Agent, in trust for holders of the Class A-2FL, Class A-5FL, Class A-MFL or Class A-JFL Certificates, respectively (each, a "Floating Rate Account").
Promptly upon receipt of any payment of interest on the Class A-2FL, Class
A-5FL, Class A-MFL or Class A-JFL Regular Interest or a payment or other receipt in respect of the related Swap Contract, the paying agent will deposit the same into the related Floating Rate Account.

      The Paying Agent may make withdrawals from the related Floating Rate
Account only for the following purposes: (i) to distribute the Class A-2FL
Available Funds, Class A-5FL Available Funds, Class A-MFL Available Funds and
Class A-JFL Available Funds, as applicable, for any Distribution Date to the holders of the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Certificates, respectively; (ii) to withdraw any amount deposited into the related Floating Rate Account that was not required to be deposited therein;
(iii) to apply any funds required to be paid to the Swap Counterparty under the related Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the related Swap Contract, to replace such Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Certificates, as applicable (net of any costs and expenses related to the applicable Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable
Swap Contract), to the holders of the Class A-2FL, Class A-5FL, Class A-MFL and
Class A-JFL Certificates, as applicable, and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the related Swap Contract with respect to such Swap Contract;
provided that the paying agent will only be permitted to incur and reimburse itself out of the related Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the
Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100%
of the holders of the related Class of Floating Rate Certificates or each Rating
Agency then rating such Class of Floating Rate Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class of
Floating Rate Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the related
Floating Rate Account to make the full distribution of the Distributable
Certificate Interest Amount to the holders of the related Class of Floating Rate
Certificates, the resulting interest shortfall will be borne by the holders of such Class of Floating Rate Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the related Class of Floating Rate Certificates in the event that the Swap Counterparty fails to make a required payment.

                                     S-161

THE SWAP CONTRACTS

      The Swap Contracts will each provide that, subject to any adjustments for
Net Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution
Date, commencing in June 2007, the paying agent will pay (or will instruct the master servicer to pay) an amount (the "Fixed Interest Distribution") to the
Swap Counterparty at a rate equal to (i) a fixed rate of 5.610% with respect to the Class A-2FL Certificates, (ii) a fixed rate of 5.696% subject to a cap equal to the weighted average net mortgage rate with respect to the Class A-5FL
Certificates, (iii) the weighted average net mortgage rate less 0.037% with respect to the Class A-MFL Certificates, or (iv) the weighted average net mortgage rate with respect to the Class A-JFL Certificates (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months) multiplied by a notional amount equal to the outstanding principal balance of the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular
Interest, with respect to the Class A-2FL, Class A-5FL, Class A-MFL or Class
A-JFL Certificates, respectively (each, a "Floating Rate Certificate Notional
Amount") calculated on a 30/360 basis, and the Swap Counterparty will pay an amount equal to the related Floating Rate Certificate Notional Amount multiplied by the Pass-Through Rate of the related Class of Floating Rate Certificates to the paying agent for the benefit of the holders of each such Class of Floating
Rate Certificates. The Pass-Through Rate for each of the Class A-2FL, Class
A-5FL, Class A-MFL and Class A-JFL Certificates is one-month LIBOR (or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR) + 0.160%, 0.220%, 0.280% or 0.360%, respectively, based on the actual number of days elapsed in the related Interest Accrual
Period and a 360-day year. Required payments under the Swap Contracts with respect to each Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis. The Swap Counterparty will also make payments to the trust with respect to the Swap Contracts on the Closing Date.

      If the debt ratings of the Swap Counterparty's Credit Support Provider fall below the levels specified for each Rating Agency as set forth in a Swap
Contract (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency. If the Swap
Counterparty fails to take such action, the paying agent, unless otherwise directed in writing by the holders of 100% of the related Class of Floating Rate
Certificates (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it from such holders for reimbursement) will be required to enforce the rights of the trust under the related Swap Contract as may be permitted by the terms of such Swap Contract and the Pooling and Servicing Agreement and use
any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under the related Swap Contract will be reimbursable to the paying agent solely out of amounts in the related Floating Rate Account that are otherwise payable to the related Class of Floating Rate Certificates to the extent not reimbursed by the Swap Counterparty; provided that either without the consent of 100% of the holders of the related Class of Floating Rate
Certificates or the written confirmation of each Rating Agency then rating such
Class of Floating Rate Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such
Class of Floating Rate Certificates, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap contract. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of a Swap Contract, the paying agent will not be permitted to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the related
Class of Floating Rate Certificates. Following the termination of a Swap
Contract (and during the period when the paying agent is pursuing remedies under such Swap Contract) or if a Swap Default or other default or event of termination under the Swap Contract occurs and is continuing, until such default is cured or such Swap Contract is replaced, the Distributable Certificate
Interest Amount with respect to the related Class of Floating Rate Certificates will be equal to the Distributable Certificate Interest Amount for the related
Class of Floating Rate Regular Interest and the related Class of Floating Rate
Certificates will accrue interest at the same rate, on the same basis and in the same manner as the related Class of Floating Rate Regular Interest. Any conversion of the related Class of Floating Rate Certificates to a fixed interest rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of such Class of
Floating Rate Certificates. A Swap Default or termination of a Swap Contract and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed

                                     S-162

interest rate might result in a temporary delay to the holders of the related
Class of Floating Rate Certificates in receiving payment of the related
Distributable Certificate Interest Amount on such Class of Floating Rate
Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of such Class of Floating Rate Certificates.

      "Swap Default" means any failure on the part of the Swap Counterparty to
(i) make a required payment under a Swap Contract or (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each Rating Agency after a Rating Agency Trigger Event as required by a Swap Contract.

      The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the related Fixed
Interest Distribution in respect of the related Class of Floating Rate Regular
Interest unless and until the related interest payment on such Class of Floating
Rate Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the related
Swap Contract and the paying agent may pay the net swap payment from amounts received on the related Class of Floating Rate Certificates.

      In addition, if the funds allocated to the payment of the related Fixed
Interest Distribution of a Class of Floating Rate Regular Interest are
insufficient to make any required payments to the Swap Counterparty and to make full distributions of the related Interest Distribution Amount to the related
Class of Floating Rate Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on the related Class of Floating Rate Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment
Interest Shortfall allocated to a Class of Floating Rate Regular Interest or a reduction in the interest available to be distributed to a Class of Floating
Rate Regular Interest for any other reason will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap
Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the related Class of Floating
Rate Certificates.

      In addition to certain customary events of default and termination events contained in a Swap Contract, the Swap Counterparty will have the right to terminate the applicable Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is
amended or the holders of the related Class of Floating Rate Certificates or
Floating Rate Regular Interest waive compliance with any provisions of the
Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

      Upon the request of the Depositor, the Swap Counterparty may, at its option, but is not required to, (i) provide any financial information required by Regulation AB with respect to the Swap Counterparty or any guarantor of the
Swap Counterparty if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreement at its own cost to another entity that has agreed to take the actions described in clause (i) of this sentence with respect to itself (and which has the required swap counterparty rating and to which the assignment would satisfy the Rating
Agency Condition).

SIGNIFICANCE PERCENTAGE

      The "significance percentage" with respect to the Swap Contract is less than 10%. "Significance percentage" means the percentage that the amount of the
"significance estimate" (as described below) represents of the initial aggregate
Certificate Balance of the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Certificates. The "significance estimate" has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the Swap Counterparty's internal risk management process in respect of similar interest rate swap agreement.

TERMINATION PAYMENTS

      The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to a Swap Contract, to the trust if an Event of Default or an Early Termination Date (each as defined in such Swap Contract) occurs under the Swap Contract and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party

                                     S-163

(each as defined in the Swap Contract). No other termination amounts will be payable by any party under the Swap Contract.

      The Swap Contract will be filed with the SEC together with the Current
Report on Form 8-K (the "Form 8-K") to be filed in connection with the issuance of the offered certificates.

THE SWAP COUNTERPARTY

      The interest rate swap agreements will be provided by Morgan Stanley
Capital Services Inc. ("MSCS"), a Delaware corporation formed in 1985. Morgan
Stanley Capital Services Inc. is an affiliate of the depositor and Morgan
Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE: MS). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

      Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of
Morgan Stanley Capital Services Inc. under its derivative instruments are 100%
guaranteed by Morgan Stanley. As of December 14, 2006, Morgan Stanley had a
long-term debt rating of "Aa3" by Moody's Investors Service, Inc. ("Moody's"),
"A+" by Standard & Poor's Ratings Services, a division of The McGraw Hill
Companies, Inc. ("S&P") and "AA-" by Fitch, Inc. ("Fitch") and a short-term debt rating of "P-1" by Moody's, "A-1" by S&P and "F1+" by Fitch.

      The information contained in this section entitled "The Swap Counterparty"
relates to and has been obtained from the Swap Counterparty.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

      o     the Pass-Through Rate for such certificate;

      o     the rate and timing of principal payments, including Principal
            Prepayments, and other principal collections on the mortgage loans
            (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document
            Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

      o     the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

      o     the rate and timing of any reimbursement of the master servicers, the special servicer or the trustee, as applicable, out of the
            Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

      All Prepayment Premiums or Yield Maintenance Charges allocated to the
Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular Interests will be paid to the Swap Counterparty unless the related Swap Contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the related Class of Floating Rate Certificates.

                                     S-164

      In addition, the effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

      The interest rates on certain of the Certificates may be based on a
Weighted Average Net Mortgage Rate. The interest rates on certain of the
Certificates may be capped at such Weighted Average Net Mortgage Rate.
Accordingly, the yield on those Classes of Certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates. In addition, the yield on the Floating
Rate Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on the yields and Pass-Through Rates for those certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized
Losses than mortgage loans with relatively lower mortgage rates. In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Contract is replaced, the related Class of Floating Rate
Certificates will accrue interest at the Pass Through Rate of, and on the same basis and in the same manner as, the related Class of Floating Rate Regular
Interest. The Pass-Through Rate of each of the Class A-2FL, Class A-5FL, Class
A-MFL and Class A-JFL Regular Interests is a rate equal to (i) a fixed rate of
5.610% with respect to the Class A-2FL Regular Interest, (ii) a fixed rate of
5.696% subject to a cap equal to the weighted average net mortgage rate with respect to the Class A-5FL Regular Interest, (iii) the weighted average net mortgage rate less 0.037% with respect to the Class A-MFL Regular Interest, or
(iv) the weighted average net mortgage rate with respect to the Class A-JFL
Regular Interest (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months).

RATE AND TIMING OF PRINCIPAL PAYMENTS

      The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such Classes of Certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until the
Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other Class of Principal Balance
Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of Class designation, in each case until the aggregate
Certificate Balance of such Class of Certificates is, in turn, reduced to zero
(it being understood that the Principal Distribution Amount will be distributable first, to the Class A-M Certificates and the Class A-MFL Regular
Interest (and correspondingly, the Class A-MFL Certificates), pro rata, and then, to the Class A-J Certificates and the Class A-JFL Regular Interest (and
correspondingly, the Class A-JFL Certificates)). Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of Offered
Certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, the rate and timing of any reimbursement of a master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable
Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the mortgage pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than

                                     S-165

multifamily and the mortgage loans in Loan Group 2 are secured primarily by multifamily mortgaged properties. Because principal distributions on the Class
A-1A Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to related multifamily mortgaged properties would have a substantially greater impact on the Class A-1A
Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the
Certificate Balances of the Class A-M through Class S Certificates have been reduced to zero, the Class A-1A Certificates will receive principal distributions from the collections on the mortgage pool, pro rata, with the
Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the
Class A-2FL and Class A-5FL Regular Interests. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL and Class
A-5FL Regular Interests will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1,
Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL
and Class A-5FL Regular Interests (and correspondingly, the Class A-2FL and
Class A-5FL Certificates) will be particularly sensitive to prepayments on mortgage loans in Loan Group 1, the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.
The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment
Date will not be an event of default under the terms of that mortgage loan.
However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD
Loan documents.

      Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the
Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

      The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates) and the Class A-2FL and Class
A-5FL Regular Interests, and the Class A-M Certificates, the Class A-MFL Regular
Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the Certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II--Certain Characteristics of the Mortgage Loans."

                                     S-166

      Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

      If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Certificates on any Distribution Date is
less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of
Certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the Class of Certificates for as long as it is outstanding. Any such shortfall borne by the Class A-2FL, Class
A-5FL, Class A-MFL or Class A-JFL Regular Interest will be borne by the holders of the Class A-2FL, Class A-5FL, Class A-MFL or Class A-JFL Certificates,
respectively.

LOSSES AND SHORTFALLS

      The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the
Principal Balance Certificates in the following order: first, to the Class S
Certificates and then in ascending alphabetical order of Class designation through the Class B Certificates, then pro rata between the Class A-J
Certificates and the Class A-JFL Regular Interest (and correspondingly, the
Class A-JFL Certificates), then pro rata between the Class A-M Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL
Certificates), then pro rata among the Class A-1, Class A-1A, Class A-2, Class
A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL and Class A-5FL
Regular Interests (and correspondingly, the Class A-2FL and Class A-5FL
Certificates), until the remaining Certificate Balance of each such Class has been reduced to zero. As to each of such classes, Realized Losses and Expense
Losses will reduce (i) first, the Certificate Balance of such Class until such
Certificate Balance is reduced to zero (in the case of the Principal Balance
Certificates (other than the Class A-2FL, Class A-5FL, Class A-MFL and Class
A-JFL Certificates) and the Class A-2FL, Class A-5FL, Class A-MFL and Class
A-JFL Regular Interests); (ii) second, Unpaid Interest owing to such Class and
(iii) third, Distributable Certificate Interest Amounts owing to such Class.
Realized Losses and Expense Losses that reduce Distributable Certificate
Interest Amounts shall be allocated among the Class A-1 Certificates, Class A-1A
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB
Certificates and Class A-4 Certificates and the Class A-2FL and Class A-5FL
Regular Interests (and correspondingly, the Class A-2FL and Class A-5FL
Certificates), pro rata, and, as to their interest entitlements only, the Class
X Certificates, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest Shortfalls arising in respect of all of the mortgage loans will be borne by the holders of each Class of Certificates pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable,
Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of Certificates outstanding. In addition, although losses will not be directly allocated to the Class A-2FL, Class A-5FL, Class A-MFL and Class
A-JFL Certificates, losses allocated to the Class A-2FL, Class A-5FL, Class
A-MFL and Class A-JFL Regular Interests, respectively, will result in a corresponding reduction of the Certificate Balance of the Class A-2FL, Class
A-5FL, Class A-MFL and Class A-JFL Certificates, respectively.

RELEVANT FACTORS

      The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and

                                     S-167

amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

      In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a yield maintenance charge.
For more information regarding these performance escrows and letters of credit, see the footnotes to Annex II to this prospectus supplement.

      We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class
A-2FL and Class A-5FL Regular Interests will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2, Class A-3, Class A-AB and
Class A-4 Certificates and the Class A-2FL and Class A-5FL Regular Interests
will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.

      The following tables indicate the percent of the initial Certificate
Balance of each Class of Offered Certificates after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

                                     S-168

      The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a certificate is determined by:

      o     multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

      o     summing the results; and

      o     dividing the sum by the aggregate amount of the reductions in the
            Certificate Balance of such certificate.

      The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
-----------------------------------   ------   ------   ------   ------   ------
Closing Date.......................    100%     100%     100%     100%     100%
May 2008...........................     90%      90%      90%      90%      90%
May 2009...........................     80%      79%      77%      75%      67%
May 2010...........................     65%      61%      57%      54%      52%
May 2011...........................     48%      41%      36%      33%      28%
May 2012 and thereafter............      0%       0%       0%       0%       0%
Weighted average life (years)......    3.39     3.19     3.09     3.01     2.86

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
---------------------------------     ------   ------   ------   ------   ------
Closing Date....................       100%     100%     100%     100%     100%
May 2008........................       100%     100%     100%     100%     100%
May 2009........................        99%      99%      99%      99%      99%
May 2010........................        99%      99%      99%      99%      99%
May 2011........................        98%      98%      98%      98%      98%
May 2012........................        70%      70%      70%      69%      67%
May 2013........................        69%      69%      68%      67%      66%
May 2014........................        64%      64%      63%      62%      56%
May 2015........................        63%      61%      59%      57%      55%
May 2016........................        63%      59%      56%      54%      54%
May 2017 and thereafter.........         0%       0%       0%       0%       0%
Weighted average life (years)...       8.08     7.98     7.89     7.81     7.62

                                     S-169

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
---------------------------------     ------   ------   ------   ------   ------
Closing Date....................       100%     100%     100%     100%     100%
May 2008........................       100%     100%     100%     100%     100%
May 2009........................       100%     100%     100%     100%     100%
May 2010........................       100%     100%     100%     100%     100%
May 2011........................       100%     100%     100%     100%     100%
May 2012 and thereafter.........         0%       0%       0%       0%       0%
Weighted average life (years)...       4.92     4.90     4.86     4.80     4.51

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-2FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
---------------------------------     ------   ------   ------   ------   ------
Closing Date....................       100%     100%     100%     100%     100%
May 2008........................       100%     100%     100%     100%     100%
May 2009........................       100%     100%     100%     100%     100%
May 2010........................       100%     100%     100%     100%     100%
May 2011........................       100%     100%     100%     100%     100%
May 2012 and thereafter.........         0%       0%       0%       0%       0%
Weighted average life (years)...       4.92     4.90     4.86     4.80     4.51

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
---------------------------------     ------   ------   ------   ------   ------
Closing Date....................       100%     100%     100%     100%     100%
May 2008........................       100%     100%     100%     100%     100%
May 2009........................       100%     100%     100%     100%     100%
May 2010........................       100%     100%     100%     100%     100%
May 2011........................       100%     100%     100%     100%     100%
May 2012........................       100%      99%      99%      97%      75%
May 2013........................       100%      89%      76%      62%      20%
May 2014........................        24%       8%       0%       0%       0%
May 2015........................         7%       0%       0%       0%       0%
May 2016 and thereafter.........         0%       0%       0%       0%       0%
Weighted average life (years)...       7.03     6.56     6.34     6.14     5.68

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
---------------------------------     ------   ------   ------   ------   ------
Closing Date....................       100%     100%     100%     100%     100%
May 2008........................       100%     100%     100%     100%     100%
May 2009........................       100%     100%     100%     100%     100%
May 2010........................       100%     100%     100%     100%     100%
May 2011........................       100%     100%     100%     100%     100%
May 2012........................       100%     100%     100%     100%     100%
May 2013........................        80%      80%      80%      80%      80%
May 2014........................        59%      59%      57%      53%      43%
May 2015........................        37%      32%      27%      23%      21%
May 2016........................        14%       3%       0%       0%       0%
May 2017 and thereafter.........         0%       0%       0%       0%       0%
Weighted average life (years)...       7.37     7.26     7.15     7.07     6.97

                                     S-170

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
---------------------------------     ------   ------   ------   ------   ------
Closing Date....................       100%     100%     100%     100%     100%
May 2008........................       100%     100%     100%     100%     100%
May 2009........................       100%     100%     100%     100%     100%
May 2010........................       100%     100%     100%     100%     100%
May 2011........................       100%     100%     100%     100%     100%
May 2012........................       100%     100%     100%     100%     100%
May 2013........................       100%     100%     100%     100%     100%
May 2014........................       100%     100%     100%     100%     100%
May 2015........................       100%     100%     100%     100%     100%
May 2016........................       100%     100%     100%      99%      98%
May 2017 and thereafter.........         0%       0%       0%       0%       0%
Weighted average life (years)...       9.72     9.69     9.66     9.62     9.43

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-5FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
---------------------------------     ------   ------   ------   ------   ------
Closing Date....................       100%     100%     100%     100%     100%
May 2008........................       100%     100%     100%     100%     100%
May 2009........................       100%     100%     100%     100%     100%
May 2010........................       100%     100%     100%     100%     100%
May 2011........................       100%     100%     100%     100%     100%
May 2012........................       100%     100%     100%     100%     100%
May 2013........................       100%     100%     100%     100%     100%
May 2014........................       100%     100%     100%     100%     100%
May 2015........................       100%     100%     100%     100%     100%
May 2016........................       100%     100%     100%     100%     100%
May 2017 and thereafter.........         0%       0%       0%       0%       0%
Weighted average life (years)...       9.88     9.83     9.79     9.79     9.56

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
---------------------------------     ------   ------   ------   ------   ------
Closing Date....................       100%     100%     100%     100%     100%
May 2008........................       100%     100%     100%     100%     100%
May 2009........................       100%     100%     100%     100%     100%
May 2010........................       100%     100%     100%     100%     100%
May 2011........................       100%     100%     100%     100%     100%
May 2012........................       100%     100%     100%     100%     100%
May 2013........................       100%     100%     100%     100%     100%
May 2014........................       100%     100%     100%     100%     100%
May 2015........................       100%     100%     100%     100%     100%
May 2016........................       100%     100%     100%     100%     100%
May 2017 and thereafter.........         0%       0%       0%       0%       0%
Weighted average life (years)...       9.88     9.88     9.88     9.87     9.66

                                     S-171

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-MFL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
---------------------------------     ------   ------   ------   ------   ------
Closing Date....................       100%     100%     100%     100%     100%
May 2008........................       100%     100%     100%     100%     100%
May 2009........................       100%     100%     100%     100%     100%
May 2010........................       100%     100%     100%     100%     100%
May 2011........................       100%     100%     100%     100%     100%
May 2012........................       100%     100%     100%     100%     100%
May 2013........................       100%     100%     100%     100%     100%
May 2014........................       100%     100%     100%     100%     100%
May 2015........................       100%     100%     100%     100%     100%
May 2016........................       100%     100%     100%     100%     100%
May 2017 and thereafter.........         0%       0%       0%       0%       0%
Weighted average life (years)...       9.88     9.88     9.88     9.87     9.66

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
---------------------------------     ------   ------   ------   ------   ------
Closing Date....................       100%     100%     100%     100%     100%
May 2008........................       100%     100%     100%     100%     100%
May 2009........................       100%     100%     100%     100%     100%
May 2010........................       100%     100%     100%     100%     100%
May 2011........................       100%     100%     100%     100%     100%
May 2012........................       100%     100%     100%     100%     100%
May 2013........................       100%     100%     100%     100%     100%
May 2014........................       100%     100%     100%     100%     100%
May 2015........................       100%     100%     100%     100%     100%
May 2016........................       100%     100%     100%     100%     100%
May 2017 and thereafter.........         0%       0%       0%       0%       0%
Weighted average life (years)...       9.92     9.91     9.89     9.88     9.71

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-JFL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
---------------------------------     ------   ------   ------   ------   ------
Closing Date....................       100%     100%     100%     100%     100%
May 2008........................       100%     100%     100%     100%     100%
May 2009........................       100%     100%     100%     100%     100%
May 2010........................       100%     100%     100%     100%     100%
May 2011........................       100%     100%     100%     100%     100%
May 2012........................       100%     100%     100%     100%     100%
May 2013........................       100%     100%     100%     100%     100%
May 2014........................       100%     100%     100%     100%     100%
May 2015........................       100%     100%     100%     100%     100%
May 2016........................       100%     100%     100%     100%     100%
May 2017 and thereafter.........         0%       0%       0%       0%       0%
Weighted average life (years)...       9.92     9.91     9.89     9.88     9.71

                                     S-172

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%      25%      50%      75%      100%
---------------------------------     ------   ------   ------   ------   ------
Closing Date....................       100%     100%     100%     100%     100%
May 2008........................       100%     100%     100%     100%     100%
May 2009........................       100%     100%     100%     100%     100%
May 2010........................       100%     100%     100%     100%     100%
May 2011........................       100%     100%     100%     100%     100%
May 2012........................       100%     100%     100%     100%     100%
May 2013........................       100%     100%     100%     100%     100%
May 2014........................       100%     100%     100%     100%     100%
May 2015........................       100%     100%     100%     100%     100%
May 2016........................       100%     100%     100%     100%     100%
May 2017 and thereafter.........         0%       0%       0%       0%       0%
Weighted average life (years)...       9.96     9.96     9.96     9.88     9.71

                                     S-173

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The Mortgage Pool will consist of 423 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $4,904,869,086, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $766,697 to $775,000,000, and the mortgage loans are assumed to have an average Cut-off Date Balance of $11,595,435. With respect to
Mortgage Loan No. 1, Beacon Seattle & DC Portfolio, the lender does not have a mortgage lien on certain properties but has a pledge of the borrower's joint venture interest in the property owner, and/or certain rights to proceeds from the related joint venture (or property owner) regarding those properties. In addition, two of those properties are subject to existing mortgage debts.
Another property out of these 4 properties is subject to existing mortgage debt and is owned by a joint venture in which the borrower has an interest; the lender has certain rights to proceeds from the related joint venture (or property owner). See "Appendix IV--Significant Loan Summaries." See also "Risk
Factors--A Large Concentration Of Office Properties In The Mortgage Pool Will
Subject Your Investment To The Special Risks Of Office Properties."

      For purposes of calculating distributions on certain Classes of
Certificates, the mortgage loans in the pool of mortgage loans backing the
Offered Certificates will be divided into Loan Group 1 and Loan Group 2.

      Loan Group 1 will consist of 347 mortgage loans that are secured by property types other than multifamily properties and manufactured housing communities, together with 4 mortgage loans secured by multifamily properties and 4 mortgage loans secured by manufactured housing communities. Loan Group 1 has an Initial Loan Group 1 Balance of $4,179,702,267, subject to a permitted variance of plus or minus 5%. Loan Group 1 represents approximately 85.2% of the
Initial Pool Balance.

      Loan Group 2 will consist of 47 mortgage loans that are secured by multifamily properties and 21 mortgage loans that are secured by manufactured housing community properties. Loan Group 2 has an Initial Loan Group 2 Balance of $725,166,819, subject to a permitted variance of plus or minus 5%. Loan Group
2 represents approximately 14.8% of the Initial Pool Balance.

      The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$766,697 to $775,000,000 and the mortgage loans in Loan Group 1 are assumed to have an average Cut-off Date Balance of $11,773,809. The Cut-off Date Balances
of the mortgage loans in Loan Group 2 range from $997,486 to $195,000,000 and the mortgage loans in Loan Group 2 are assumed to have an average Cut-off Date
Balance of $10,664,218.

      Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

      A description of the underwriting standards for each of LaSalle Bank
National Association, Morgan Stanley Mortgage Capital Inc., Principal Commercial
Funding II, LLC, Royal Bank of Canada, Prudential Mortgage Capital Funding, LLC
and Wells Fargo Bank, National Association is set forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--LaSalle
Bank National Association--Underwriting Standards," "--Morgan Stanley Mortgage
Capital Inc.--Underwriting Standards," "--Principal Commercial Funding II,
LLC--Underwriting Standards," "--Royal Bank of Canada--Underwriting Standards,"
"--Prudential Mortgage Capital Funding, LLC--Underwriting Standards" and
"--Wells Fargo Bank, National Association--Underwriting Standards,"
respectively.

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors or mortgage loan sellers or affiliates thereof

                                     S-174

taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

      The mortgage loans were originated between November 3, 2004 and May 4,
2007. As of the Cut-off Date, none of the mortgage loans will be 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

      533 mortgaged properties, securing mortgage loans representing 91.3% of the Initial Pool Balance (which include 412 mortgaged properties in Loan Group
1, securing mortgage loans representing 89.8% of the Initial Loan Group 1
Balance and 121 mortgaged properties in Loan Group 2, securing mortgage loans representing 100% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 8 mortgaged properties, securing mortgage loans representing 3.2% of the Initial Pool
Balance (which include 8 mortgaged properties in Loan Group 1, securing mortgage loans representing 3.8% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. 4 mortgaged properties, securing mortgage loans representing 3.0% of the Initial Pool
Balance (which include 4 mortgaged properties in Loan Group 1, securing mortgage loans representing 3.5% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate and leasehold interest in such mortgaged properties. 4 mortgaged properties, securing mortgage loan representing 2.4% of the initial outstanding pool balance (which loans are in loan group 1, representing 2.9% of the initial outstanding loan group 1 balance), are not subject to a mortgage lien but the related lender has a pledge of the borrower's joint venture interest in the property owner, and/or certain rights to proceeds from the related joint venture (or property owner) regarding those properties.
In addition, two properties (which do not have any allocated loan amount) out of those 4 properties are subject to existing mortgage debts. Another property out of these 4 properties is subject to existing mortgage debt and is owned by a joint venture in which the borrower has an interest; the lender has certain rights to proceeds from the related joint venture (or property owner). See
"Appendix IV--Significant Loan Summaries--Beacon Seattle & DC Portfolio." See
also "Risk Factors--A Large Concentration Of Office Properties In The Mortgage
Pool Will Subject Your Investment To The Special Risks Of Office Properties."

      On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

      Mortgage Rates; Calculations of Interest

      The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 420 mortgage loans, representing 97.1% of the Initial Pool Balance accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 3 of the mortgage loans, representing 2.9% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

      Property Types

      The mortgage loans consist of the following property types:

      o     Office - 108 of the mortgaged properties, which secure 37.6% of the
            Initial Pool Balance, are office properties;

      o     Retail - 168 of the mortgaged properties, which secure 29.9% of the
            Initial Pool Balance, are retail properties;

      o     Multifamily - 102 of the mortgaged properties, which secure 11.6% of the Initial Pool Balance, are multifamily properties;

                                     S-175

      o     Industrial - 44 of the mortgaged properties, which secure 5.8% of the Initial Pool Balance, are industrial properties;

      o     Hospitality - 31 of the mortgaged properties, which secure 4.6% of the Initial Pool Balance, are hospitality properties;

      o     Manufactured Housing Community - 29 of the mortgaged properties, which secure 4.1% of the Initial Pool Balance, are manufactured housing community properties;

      o     Mixed Use - 20 of the mortgaged properties, which secure 3.3% of the
            Initial Pool Balance, are mixed use properties;

      o     Self Storage - 45 of the mortgaged properties, which secure 2.8% of the Initial Pool Balance, are self storage properties;

      o     Land - 1 of the mortgaged properties, which secures 0.2% of the
            Initial Pool Balance, is land; and

      o     Other - 1 of the mortgaged properties, which secures 0.0% of the
            Initial Pool Balance, is other property.

      For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

      Property Location

      The following 5 states contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Washington, Colorado,
Arizona and Virginia,:

      o     74 mortgaged properties, representing security for 12.8% of the
            Initial Pool Balance, are located in California;

      o     21 mortgaged properties, representing security for 12.0% of the
            Initial Pool Balance, are located in Washington;

      o     21 mortgaged properties, representing security for 8.5% of the
            Initial Pool Balance, are located in Colorado

      o     31 mortgaged properties, representing security for 8.2% of the
            Initial Pool Balance, are located in Arizona; and

      o     17 mortgaged properties, representing security for 6.1% of the
            Initial Pool Balance, are located in Virginia.

      For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

      Due Dates

      420 of the mortgage loans, representing 76.4% of the Initial Pool Balance
(which include 352 mortgage loans in Loan Group 1, representing 72.3% of the
Initial Loan Group 1 Balance, and 68 mortgage loans in Loan Group 2, representing 100% of the Initial Loan Group 2 Balance), have Due Dates between the first and the fifth day of each calendar month. 3 of the mortgage loans, representing 23.6% of the Initial Pool Balance, 3 of which are in Loan Group 1, representing 27.7% of the Initial Loan Group 1 Balance, have Due Dates between the sixth and tenth day of each calendar month.

      375 of the mortgage loans, representing 89.7% of the Initial Pool Balance
(which include 313 mortgage loans in Loan Group 1, representing 88.9% of the
Initial Loan Group 1 Balance, and 62 mortgage loans in Loan Group 2, representing 94.2% of the Initial Loan Group 2 Balance), have grace periods of between zero and five days. 11 of the mortgage loans, representing 5.6% of the
Initial Pool Balance (all of which are in Loan Group 1, representing 6.6% of the
Initial Loan Group 1 Balance), have a grace period of 8 days.

                                     S-176

      12 of the mortgage loans, representing 2.0% of the Initial Pool Balance
(which include 9 mortgage loans in Loan Group 1, representing 1.7% of the
Initial Loan Group 1 Balance, and 3 mortgage loans in Loan Group 2, representing
3.8% of the Initial Loan Group 2 Balance), have a grace period of 15 days. 9 of the mortgage loans, representing 1.2% of the Initial Pool Balance (which include
7 mortgage loans in Loan Group 1, representing 1.1% of the Initial Loan Group 1
Balance, and 2 mortgage loans in Loan Group 2, representing 1.9% of the Initial
Loan Group 2 Balance), have a grace period of 7 days. 15 of the mortgage loans, representing 1.0% of the Initial Pool Balance (which includes 14 mortgage loans in Loan Group 1, representing 1.2% of the Initial Loan Group 1 Balance, and 1 mortgage loan in Loan Group 2, representing 0.2% of the Initial Loan Group 2
Balance), have a grace period of 10 days. 1 mortgage loan, representing 0.6% of the Initial Pool Balance (representing 0.6% of the Initial Loan Group 1 Balance)
has a grace period of 6 days.

      Certain states require a minimum of 7 to 15 days before late payment charges may be levied.

      Amortization

      The mortgage loans have the following amortization features:

      o     423 of the mortgage loans, representing 100.0% of the Initial Pool
            Balance (which include 355 mortgage loans in Loan Group 1, representing 100.0% of the Initial Loan Group 1 Balance, and 68
            mortgage loans in Loan Group 2, representing 100.0% of the Initial
            Loan Group 2 Balance), are Balloon Loans. 14 of these mortgage loans, representing 4.2% of the Initial Pool Balance (which include
            12 mortgage loans in loan group 1, representing 4.5% of the Initial
            Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing 2.7% of the Initial Loan Group 2 Balance) are ARD
            Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk
            Factors."

      Prepayment Restrictions

      As of the Cut-off Date, each of the mortgage loans restrict voluntary principal prepayments in one of the following ways:

      o     316 mortgage loans, representing 60.8% of the initial outstanding pool balance (which include 264 mortgage loans in loan group 1, representing 56.4% of the initial outstanding loan group 1 balance, and 52 mortgage loans in loan group 2, representing 86.0% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an initial period of 2 years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the
            Investment Company Act of 1940, subject to rating agency
            requirements, and obtaining the release of the mortgaged property from the lien of the mortgage.

      o     1 mortgage loan, representing 15.8% of the initial outstanding pool balance (and representing 18.5% of the initial outstanding loan group 1 balance), has no lockout period and the mortgage loan permits voluntary principal prepayments for a certain period of time, if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid, and then permits a defeasance by pledging to the trust "government securities" as defined in the
            Investment Company Act of 1940 or voluntary principal prepayments if accompanied by the greater of a yield maintenance formula and 1.0%
            of the amount prepaid.

      o     52 mortgage loans, representing 6.3% of the initial outstanding pool balance (which include 43 mortgage loans in loan group 1,
            representing 5.4% of the initial outstanding loan group 1 balance, and 9 mortgage loans in loan group 2, representing 11.6% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the outstanding principal balance of the note on the date of prepayment.

                                     S-177

      o     2 mortgage loans, representing 5.8% of the initial outstanding pool balance (and representing 6.8% of the initial outstanding loan group
            1 balance), have no lockout period and the mortgage loans permit voluntary principal prepayments for a certain period of time, if accompanied by a yield maintenance formula, and then permit a defeasance by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 or voluntary principal prepayments if accompanied by a yield maintenance formula.

      o     37 mortgage loans, representing 4.5% of the initial outstanding pool balance (which include 33 mortgage loans in loan group 1,
            representing 5.1% of the initial outstanding loan group 1 balance, and 4 mortgage loans in loan group 2, representing 1.2% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least 2 years following the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

      o     2 mortgage loans, representing 2.2% of the initial outstanding pool balance (and representing 2.6% of the initial outstanding loan group
            1 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid and following such period, permits the related borrower, after an initial period of 2 years following the date of the issuance of the
            Certificates, to defease the mortgage loan by pledging to the trust
            "government securities" as defined in the Investment Company Act of
            1940 and obtaining the release of the mortgaged property from the lien of the mortgage, or permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid.

      o     10 mortgage loans, representing 2.2% of the initial outstanding pool balance (which include 8 mortgage loans in loan group 1,
            representing 2.4% of the initial outstanding loan group 1 balance, and 2 mortgage loans, representing 1.0% of the initial outstanding loan group 2 balance), have no lockout period and the mortgage loan permits voluntary principal prepayments at any time, for a certain period of time, if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid.

      o     1 mortgage loan, representing 2.0% of the initial outstanding pool balance (and representing 2.4% of the initial outstanding loan group
            1 balance), prohibits voluntary principal prepayments during a lockout period of 2 years, and following the lockout period permits a defeasance by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, for a certain period of time, and then permits a defeasance stated above or voluntary principal prepayments if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid.

      o     1 mortgage loan, representing 0.3% of the initial outstanding pool balance (and representing 0.4% of the initial outstanding loan group
            1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 3.0% of the amount prepaid of the loan, and then permit voluntary principal prepayments, for a certain period of time, if accompanied by a prepayment premium equal to 2.0% of the amount prepaid of the loan, and then permits voluntary principal prepayments, for a certain period of time, if accompanied by a prepayment premium equal to 1.0%
            of the amount prepaid of the loan.

      o     1 mortgage loan, representing 0.04% of the initial outstanding pool balance (and representing 0.3% of the initial outstanding loan group
            2 balance), prohibits voluntary principal prepayment during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium equal to the greater of a yield maintenance formula and 1.0% of the original principal balance of the note on the date of prepayment from the expiration of the lockout period through the end of loan year 5, then permits voluntary principal prepayments, during loan year 6, if accompanied by a prepayment premium equal to 5.0% of the outstanding principal balance of the note on the date of prepayment, then permits voluntary principal prepayments, during loan year 7, if accompanied by a prepayment premium equal to 4.0% of the outstanding principal balance of the note on the date of prepayment, then permits voluntary

                                     S-178

            principal prepayments, during loan year 8, if accompanied by a prepayment premium equal to 3.0% of the outstanding principal balance of the note on the date of prepayment, then permits voluntary principal prepayments, during loan year 9, if accompanied by a prepayment premium equal to 2.0% of the outstanding principal balance of the note on the date of prepayment, and then permits voluntary principal prepayments, during loan year 10 through the
            117th payment date, if accompanied by a prepayment premium equal to
            1.0% of the outstanding principal balance of the note on the date of prepayment.

      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

      o     One mortgage loan, representing 15.8% of the initial outstanding pool balance (and representing 18.5% of the initial loan group 1 balance), permits partial releases of the Portfolio Properties subject to conditions including but not limited to the following. If the DSCR for the Beacon Seattle & DC Portfolio Loan (based on actual
            NOI, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment of the greater of (i) 90% of net sales proceeds and (ii)
            110% of the applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such prepayment and release. If the DSCR is equal to or greater than
            1.45x, partial releases are permitted subject to payment of the greater of (i) 75% of net sales proceeds and (ii) 100% of applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.45x and
            (ii) the DSCR immediately prior to such prepayment and release.
            Please see Appendix IV for more details.

      o     One mortgage loan, representing 6.1% of the initial outstanding pool balance (and representing 7.2% of the initial loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to,
            (i) the DSCR of the remaining property is at least equal to or greater than the DSCR for the trailing 12 months preceding the release, (ii) payment of a release price of 110% of the allocated loan amount and (iii) the borrower may partially defease an amount equal to 110% of the amount allocated to the released property.

      o     One mortgage loan, representing 4.3% of the initial outstanding pool balance (and representing 5.1% of the initial loan group 1 balance), allows the release of one or more of the individual premises of the mortgaged property subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others:
            (i) no event of default exists under the related loan documents,
            (ii) the borrower has prepaid the unpaid principal balance of the mortgage loan in an amount equal to 110% of the mortgage loan amount allocated to the released premises, (iii) the DSCR for the individual premises then remaining subject to the mortgage shall be at least equal to the greater of (a) the DSCR for twelve months immediately preceding the closing of the loan, and (b) the DSCR for the then remaining individual premises (including the individual premises to be released) for the twelve months preceding the release of the individual premises, and (iv) the LTV ratio for the individual premises then remaining subject to the mortgage shall be less than the lesser of (a) the LTV ratio as of the closing of the loan and (b) the LTV ratio for the then remaining individual premises (including the individual premises to be released)
            immediately preceding the release of the individual premises.

      o     One mortgage loan, representing 2.0% of the initial outstanding pool balance (and representing 2.4% of the initial loan group 1 balance), permits the release of up to four properties (in the aggregate) on up to four separate occasions from the origination date through
            April 4, 2016 through partial prepayment or partial defeasance, subject to the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred, (ii) the principal balance of the mortgage loan after the release must be at least
            $50,000,000, (iii) if the release is prior to April 5, 2010, no more than $25,000,000 of the original principal balance of the mortgage loan may be prepaid or defeased, (iv) a partial prepayment in the amount of 100% of the Allocated Loan Amount attributable to the release property must be paid for the first release, 105% for the second release, and 110% for the third and fourth releases and for any individual release in the event that the Mortgage Loan has been assumed, (v) if the mortgage loan is to be partially prepaid, a yield maintenance premium equal to the greater of 1.00% (1.50% if prepayment occurs on or before April 5, 2010) or yield maintenance
            (based on the yield on the U.S. Treasury issues set forth in the loan documents, flat through April 5, 2010 and plus 0.50%
            thereafter) must be paid, (vi) the DSCR after the release (excluding the release property) may not be less than the greater of the DSCR
            (including the release

                                     S-179

            property) prior to the release, 1.32x during the interest only period or 1.08x during the amortization period, provided, that the related borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause
            (iii) of this paragraph, (vii) the LTV after the release (excluding the release property) may not exceed the LTV prior to the release
            (including the release property), provided, that the borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause (iii) of this paragraph, and (viii) receipt of "no downgrade" letters from the rating agencies. See "Appendix IV--Significant Loan
            Summaries--NewCrow Industrial Portfolio" in this prospectus supplement for more details.

      o     One mortgage loan, representing 1.3% of the initial outstanding pool balance (and representing 1.5% of the initial loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including, but not limited to:
            (i) partial defeasance of 115% of the loan amount allocated to the release property, (ii) the DSCR with respect to the remaining properties is equal to or greater than the lesser of (a) the DSCR of the entire property as of the loan origination date and (b) the DSCR of the entire property immediately preceding the partial defeasance,
            (iii) the LTV of the remaining properties may not exceed the greater of (x) the LTV as of the loan origination date and (y) the LTV immediately preceding the partial defeasance and (iv) no event of default shall have occurred.

      o     One mortgage loan, representing 0.9% of the initial outstanding pool balance (and representing 5.8% of the initial loan group 2 balance), allows the release of a maximum of two condominium units in either one (1) or two (2) separate release transactions subject to the satisfaction of certain conditions including, but not limited to:
            (i) partial prepayment of (a) 115% of the allocated loan amount if released during the period from March 1, 2009 to March 1, 2012, (b)
            110% of the allocated loan amount if released during the period from
            March 1, 2012 to March 1, 2014 or (c) 100% of the allocated loan amount thereafter, together with any prepayment premium applicable to such partial prepayment based on the allocated loan amount; (ii)
            the DSCR of the remaining property is not less than the DSCR as of the loan origination date (iii) the LTV of the remaining property is not greater than the LTV of the property as of the loan origination date and (iv) no event of default shall have occurred and be continuing.

      o     One mortgage loan, representing 0.8% of the initial outstanding pool balance (and representing 0.9% of the initial loan group 1 balance), allows the release of up to five properties (in the aggregate)
            subject to the satisfaction of certain conditions, including but not limited to, (i) the partial payment of up to 115% of the allocated loan amount, together with prepayment consideration required by the note; (ii) the remaining properties' DSCR shall be the greater of
            (a) 1.20x, (b) the DSCR for 12 months prior to closing, or (c) the
            DSCR for the entirety of the property (including release parcels)
            for a 12 month period prior to release; (iii) none of the remaining properties shall be a single tenant property, and leases on the remaining properties shall have an average remaining lease term of 5 years.

      o     One mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 0.6% of the initial loan group 1 balance), permits the release of one or more of the four separately improved parcels comprising the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists, (ii)
            defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) in the event the City Club property is not included in the property to be released, following the partial defeasance, (a) the gross monthly rental income of the City
            Club property shall not constitute more than 60% of the total gross monthly rental income of the remaining property and (b) the gross leaseable square footage of the City Club property shall not constitute more than 60% of the total leaseable square footage of the remaining property, (iv) following the partial defeasance, the
            DSCR of the remaining property is equal to the greater of (a) 1.20x and (b) the actual DSCR for the entire property as of the date immediately preceding the partial defeasance, and (v) following the release, the LTV shall not exceed 80%.

      o     One mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 0.6% of the initial loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including but not limited to, (i)
            partial defeasance of 110% of the allocated loan amount,

                                     S-180

            (ii) the DSCR of the remaining property is at least equal to or greater than 1.25x and (iii) the LTV of the remaining property may not exceed 70%.

      o     One mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 0.5% of the initial loan group 1 balance), permits the release of up to four particular parcels comprising the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or event that with notice, the passage of time and failure to cure will become an event of default, exists, (ii) the borrower must defease an amount equal to 115% of the appraised value of the transferred property,
            (iii) the LTV following the release must not be greater than the lesser of (a) the LTV of the entire property as of the loan origination date and (b) the LTV of the entire property immediately preceding the release, and (iv) the DSCR of the loan following the release must not be less than the greater of (x) the DSCR of the entire property as of the loan origination date and (y) the DSCR of the entire property immediately preceding the release.

      o     One mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 3.0% of the initial loan group 2 balance), permits the release of a portion of the collateral, subject to the satisfaction of certain conditions, including, but not limited to:
            (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial defeasance, the DSCR of the remaining collateral is equal to the greater of (a) 1.25x and (b) the actual DSCR as of the date immediately preceding the date of the partial defeasance, and (iv)
            following the partial defeasance, the LTV of the remaining property may not exceed 73%.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group 1), allows the release of a portion of the collateral subject to the
            satisfaction of certain conditions including, but not limited to,
            (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial defeasance, the DSCR of the remaining property shall be equal to or greater than (a) 1.20x or (b) the DSCR for the entire property as of the date immediately preceding the date of such partial defeasance, and (iv) following the partial defeasance, the
            LTV shall not exceed the lesser of (x) 80% and (y) the LTV for the property immediately preceding such partial defeasance.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group 1), allows the release of a portion of the collateral, subject to the satisfaction of certain conditions, including, but not limited to:
            (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 115% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial defeasance, the DSCR of the remaining property is not less than the greater of (a) 1.50x and (b) the DSCR as of the date immediately preceding the partial defeasance, and (iv) the LTV of the remaining property is not greater than the lesser of (x) 60% and
            (y) the LTV as of the date immediately preceding the date of the partial defeasance.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group 1), allows the release of either (but not both) parcel comprising the mortgaged property which secures the related mortgage loan subject to the satisfaction of certain conditions, including, but not limited to:
            (i) no event of default shall have occurred and be continuing, (ii)
            prepayment of 110% of the allocated loan amount for the released property, (iii) after giving effect to the release, the LTV is no greater than the lesser of (a) the combined LTV as of the loan origination date and (b) the combined LTV immediately preceding the release, and (iv) after giving effect to the release, the DSCR is not less than the greater of (x) the DSCR as of the loan origination date and (y) the DSCR immediately preceding the release.

                                     S-181

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial outstanding loan group
            1 balance), permits the release of one property in connection with its sale to an unrelated third party in an arms-length transaction, at any time after expiration of the prepayment lock-out period upon prepayment of the applicable allocated loan amount, together with any yield maintenance premium, subject to the satisfaction of certain conditions, including but not limited to: (i) Hook Super Rx,
            Inc., doing business as CVS, must remain the tenant at each of the properties, and must not be in default under its lease with respect to any property; (ii) at least 10% of the allocated loan amount from the sale of the property to be released must be deposited into a reserve account, or if the sales proceeds are insufficient, the borrower must either deposit sufficient funds into the reserve account in an amount sufficient to bring the balance to 10% of the allocated loan amount or deliver to the lender an acceptable letter of credit in such amount; (iii) the combined DSCR for the properties that continue to secure the mortgage loan must not less than 1.25x, provided that the related borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium);
            and (iv) the combined LTV of the remaining properties must be no greater than 75%, provided that the related borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium).

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial loan group 1), allows the release of a portion of the collateral following the defeasance lockout period subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance in an amount equal to 120% of the allocated loan amount for the released property, (ii) following the release, the remaining property has an
            LTV of not more than 74.27%, (iii) following the release, the remaining property has a DSCR at least equal to or greater than
            1.27x; and (iv) "no downgrade" confirmation from applicable rating agencies.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial loan group 1), permits the release of a portion of the collateral (proposed lot 3, proposed lot 4, proposed lot 5, proposed lot 6 and proposed lot 7), subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists, (ii) the borrower must defease an amount equal to 125% of the amount allocated to the released property, (iii) the
            DSCR of the remaining collateral is not less than the greater of (a)
            1.25x and (b) the DSCR of the entire property immediately prior to the release, and (iv) the LTV of the remaining collateral may not exceed the lesser of (a) 80% and (b) the LTV immediately prior to the release.

      In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, as follows:

      o     Two mortgage loans, representing 0.3% of the initial outstanding pool balance (and representing 0.3% of the initial loan group 1 balance), the loans permits the release of a portion of the collateral, if certain conditions are met, including, but not limited to: (i) no event of default shall have occurred and be continuing, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) after giving effect to the release, the LTV, in the aggregate, for the property is no greater than the lesser of (a) the combined LTV of the Southlands
            District property and the Walmart Crossed Portfolio as of the loan origination date and (b) the combined LTV of the Southlands District property and the Walmart Crossed Portfolio as of the date
            immediately preceding the release, and (iv) after giving effect to the release, the combined DSCR of the Southlands District loan and the Walmart Crossed Portfolio loan is not less than the greater of
            (x) the combined DSCR for the Southlands District loan and the
            Walmart Crossed Portfolio loan as of the loan origination date, and
            (y) the combined DSCR for the Southlands District loan and the
            Walmart loan as of the date immediately preceding the release.

      o     Three mortgage loans, representing 0.2% of the initial outstanding pool balance (and representing 0.2% of the initial loan group 1), allow the release of a loan from the cross-collateralization and the lien of the mortgage in connection with the sale of one or two of the mortgaged properties to an unrelated third party subject to the satisfaction of certain conditions including, but not limited to:
            (i) the borrower must prepay

                                     S-182

            an amount equal to 100% of the amount allocated to the released property, together with yield maintenance if prior to the expiration of the prepayment lockout period, (ii) the DSCR of the remaining mortgaged properties is at least 1.30x and (iii) the LTV of the remaining properties is not greater than 70%. In addition, the cross-collateralization and cross-default provisions may also be terminated in connection with the assumption of one of the mortgage loans by a new borrower, provided that (i) the DSCR of the property to be assumed and the remaining mortgaged properties is at least
            1.30x and (ii) the LTV of the remaining properties is not greater than 70%, the LTV of the property is not greater than 70% and the ratio of the loan amount of the mortgaged property to be assumed to the acquisition cost is not greater than 70%.

      o     Two mortgage loans, representing 0.2% of the initial outstanding pool balance (and 0.2% of the initial loan group 1 balance), are cross-collateralized and cross-defaulted with the other mortgage loan and permit the mortgage loans to be uncross-collateralized and uncross-defaulted subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must defease an amount equal to 125% of the amount allocated to the released property, (ii) the DSCR with respect to the remaining property subsequent to the conveyance shall be equal to or greater than the greater of (x) 1.25x or (y) the combined DSCR as of the day immediately prior to the conveyance, (iii) the LTV will not exceed the lesser of (a) 75% or (b) that percentage of the combined fair market values of both properties, in each case as a percentage of the aggregate principal balances of both mortgage loans immediately preceding the proposed conveyance and (iv) no event of default or any event that with the passage of time or the giving of notice would constitute an event of default exists.

      o     Two mortgage loans, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group 1 balance), are cross-collateralized and cross-defaulted with the other mortgage loan and permit the mortgage loans to be
            uncross-collateralized and uncross-defaulted subject to the satisfaction of certain conditions, including, but not limited to:
            (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, shall exist, and (ii) the property not being released shall have achieved, for at least three consecutive months, an annualized underwritable cash flow of $211,634.

      o     Two mortgage loans, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the loan group 1 balance), are cross-collateralized and cross-defaulted with the other mortgage loan and permit the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) defeasance of the loan to be released, (ii) deposit with lender a cash sum equal to 5% of the outstanding principal balance of the note being defeased, (iii) the DSCR for the remaining property is not less than the greater of (a) the DSCR for each of the properties as of the closing date and (b) the DSCR for each of the properties as of the date immediately preceding the release, and
            (iv) the LTV for the remaining property must not be greater than the lesser of (a) the LTV of both properties as of the loan origination date and (b) the LTV of both properties as of the date immediately preceding the release. Additionally, these two mortgage loans, permit the mortgage loans to be uncross-collateralized and uncross-defaulted in connection with an assumption of either loan, subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred and is continuing under the respective loan documents, (ii) deposit with lender a cash sum equal to 5% of the outstanding principal balance of note being assumed, (iii) the DSCR for each property is not less than the greater of (a) the DSCR for each of the properties as of the loan origination date and (b) the DSCR for each of the properties as of the date immediately preceding the proposed assumption, and (iv) the
            LTV for each property on an individual basis is equal to or less than 80%.

      o     Two mortgage loans, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the loan group 1 balance), allow the release of a loan from the cross-collateralization and the lien of the mortgage subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance of
            125% of the scheduled defeasance payments, (ii) the DSCR of the remaining collateral is at least equal to or greater than 1.20x and
            (iii) the LTV of the remaining collateral may not exceed 80%.

                                     S-183

      Certain mortgage loans (typically secured by two or more mortgaged properties) also permit the substitution of a mortgaged property, subject to the satisfaction of various conditions.

      o     One mortgage loan, representing 4.0% of the initial outstanding pool balance (and representing 26.9% of the initial loan group 2 balance), allows a substitution of a fee interest in another property subject to the satisfaction of certain conditions including, but not limited to: (i) payment of a fee in the amount of
            1% of the allocated loan amount of the substituted property, (ii)
            the aggregate fair market value of the substituted property (based upon the value set forth in the appraisal obtained as of the loan origination date) released by borrower in any twelve (12) month period shall not exceed ten percent (10%) of the aggregate fair market value of all of the individual properties securing the loan as of the loan origination date, (iii) the aggregate fair market value of the substituted property (based upon the value set forth in the appraisal obtained as of the loan origination date) released by borrower during the term of the loan shall not exceed twenty percent
            (20%) of the aggregate fair market value of all of the individual properties securing the loan as of the closing date, (iv) after giving effect to the substitution, the DSCR (excluding the substituted property and including the substitute property) is not less than the greater of (a) the DSCR as of the loan origination date and (b) the DSCR as of the date immediately preceding the substitution (including the substituted property and excluding the substitute property) and (v) after giving effect to the
            substitution, the LTV is not greater than the lesser of (x) the LTV as of the loan origination date (based upon the value set forth in the appraisal obtained as of the loan origination date), and (y) the
            LTV immediately prior to the subject release.

      o     One mortgage loan, representing 2.0% of the initial outstanding pool balance (and representing 2.4% of the initial loan group 1 balance), permits the borrower to substitute up to four of the mortgaged properties (in the aggregate, and only once per mortgaged property)
            on up to four separate occasions provided the following conditions, in addition to those set forth in the NewCrow Industrial Portfolio
            Loan documents, have been met: (i) no event of default has occurred;
            (ii) the total Allocated Loan Amounts of substituted mortgaged properties may not exceed $50,000,000; (iii) the substitute property must be an industrial property; (iv) the net operating income for the substituted property must be less than or equal to the net operating income of the substitute property; (v) the DSCR after the substitution (excluding the property to be substituted) may not be less than the DSCR prior to the substitution (including the property to be substituted), provided, that the borrower is permitted to partially prepay the Mortgage Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); (vi) the LTV after the substitution may not exceed the lesser of 70% or the LTV prior to the substitution
            (including the property to be substituted), provided, that the borrower is permitted to partially prepay the Mortgage Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); (vii) receipt of "no downgrade" letters from the rating agencies; and (viii) an assumption has not occurred. For information regarding the Allocated
            Loan Amounts, see "Appendix IV--Significant Loan Summaries--NewCrow
            Industrial Portfolio" in this prospectus supplement.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial loan group 2 balance), allows a substitution of a fee interest in another property subject to the satisfaction of certain conditions including, but not limited to: (i) the LTV is no greater than 74.27%; (ii) the replacement property shall (1) have equal or greater appraised value, (2) have equal or better physical condition, (3) be a building substantially similar in size, use and quality to the substituted property, (4)
            have lease terms no less favorable than existing LifePort Lease, and
            (5) be in a location having similar or greater attributes as substituted property, including submarket strength, population and accessibility; (iii) the DSCR shall be at least equal to 1.27x; and
            (iv) delivery of "no downgrade" confirmation from applicable rating agencies.

      o     One mortgage loan, representing 0.02% of the initial outstanding pool balance (and representing 0.03% of the initial loan group 1 balance), allows a substitution of a fee interest in another property operated by the same tenant subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property must be equal to or greater than the release property, (ii) no event of default exists, and (iii) the location of the substitute property must have equal or better locational attributes (submarket strength, population and accessibility) than the release property.

                                     S-184

      o     One mortgage loan, representing 0.02% of the initial outstanding pool balance (and representing 0.02% of the initial loan group 1 balance), allows a substitution of a fee interest in another property operated by the same tenant subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property must be equal to or greater than the release property, (ii) no event of default and (iii) the location of the substitute property must have equal or better locational attributes
            (submarket strength, population and accessibility) than the release property.

      o     One mortgage loan, representing 0.02% of the initial outstanding pool balance (and representing 0.02% of the initial loan group 1 balance), allows a substitution of a fee interest in another property operated by the same tenant subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property must be equal to or greater than the release property, (ii) no event of default and (iii) the location of the substitute property must have equal or better locational attributes
            (submarket strength, population and accessibility) than the release property.

      In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

      Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing 2 to 37 (except for 1 mortgage loan, representing 0.3% of the Initial Pool Balance, which permit such prepayments commencing 61) payment dates prior to and including the maturity date or the anticipated repayment date.

      See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

      Non-Recourse Obligations

      The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan (or Serviced Loan Group, as applicable) if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage.
However, the mortgage loans (or Serviced Loan Groups, as applicable) generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the special servicer, as the case may be, or, if collected, will be paid to such master servicer or the special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the mortgage loans (or Serviced Loan Groups, as applicable) permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer. The applicable master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan (or Serviced Loan Groups, as applicable)
upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing
Agreement.

                                     S-185

      Subordinate and Other Financing

      Except as set forth below, each of the mortgage loan sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the mortgage loan sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

      With respect to Mortgage Loan No. 1 (referred to herein as the "Beacon
Seattle & DC Portfolio Loan" and the "Beacon Seattle & DC Portfolio Pari Passu
Loan"), the mortgage loan is comprised of a note with an outstanding principal balance as of the Cut-off Date of $775,000,000 that is secured by the mortgaged properties on a pari passu basis with several other notes (the "Beacon Seattle &
DC Portfolio Companion Loan") that are not included in the trust. The Beacon
Seattle & DC Portfolio Companion Loan had an outstanding principal balance as of the Cut-off Date of $1,925,000,000. The Beacon Seattle & DC Portfolio Companion
Loan has the same interest rate, maturity date and amortization term as the
Beacon Seattle & DC Portfolio Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the Beacon Seattle & DC
Portfolio Loan, the Underwritten NOI, Underwritable Cash Flow, NOI DSCR, NCF
DSCR, NCF DSCR After Initial IO Period, Cut-off Date LTV, Balloon LTV and
Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Beacon Seattle & DC Portfolio Pari Passu Loan and the Beacon
Seattle & DC Portfolio Companion Loan. Please see Appendix IV for more details.

      Mortgage Loan No. 23, representing 0.6% of the initial outstanding pool balance, represents the senior financing interest in an A/B note loan structure which totals $31,500,000. The B Note has an outstanding principal balance as of the Cut-off Date of $1,500,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 81.4% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is
1.32x.

      Mortgage Loan No. 28, representing 0.5% of the initial outstanding pool balance, represents the senior financing interest in a A/Junior A/B note loan structure which totals $35,257,786. The Junior A Note has an outstanding principal balance as of the Cut-off Date of $4,200,000 and is not included in the trust. The B Note has an outstanding principal balance as of the Cut-off
Date of $5,348,049 and is not included in the trust. The aggregate LTV of the mortgage loan, Junior Note A and B Note is 82.7% and the aggregate underwritten
DSCR based on the debt of the mortgage loan, the Junior Note A and the B Note is
1.12x.

      Mortgage Loan No. 164, representing 0.1% of the initial outstanding pool balance, represents the senior financing interest in an A/B note loan structure which totals $6,380,000. The B Note has an outstanding principal balance as of the Cut-off Date of $380,000 and it is not included in the trust. The aggregate
LTV of the mortgage loan and the B Note is 83.9% and the aggregate underwritten
DSCR based on the debt of the mortgage loan and the B Note is 1.27x.

      Mortgage Loan No. 1, representing 15.8% of the initial outstanding balance, has mezzanine financing in the amount of $205,000,000.

      Mortgage Loan No. 2, representing 6.1% of the initial outstanding pool balance, has cross-collateralized and cross-defaulted mezzanine financing in the aggregate amount of $209,100,000.

      Mortgage Loan No. 3, representing 4.3% of the initial outstanding pool balance, has mezzanine financing in the amount of $34,000,000. The amount can be increased by up to $23,000,000 within the first two years of the loan term, provided the total mezzanine loan amount, combined with the senior loan amount is not greater than 90% LTV.

      Mortgage Loan No. 4, representing 4.0% of the initial outstanding pool balance, has mezzanine financing in the amount of $20,000,000. Additionally, the borrower has an unsecured obligation (during the term of the loan) to pay
$50,000 annually to one guarantor and $100,000 annually to another guarantor in order to comply with the requirements of the laws of England and Wales.

      With respect to Mortgage Loan No. 13, representing 0.9% of the initial outstanding pool balance, the borrower is a party to a payment agreement with the Village of Glenview, pursuant to which agreement borrower agreed to pay an annual equity participation payment to the Village of Glenview from net operating income of the property.

                                     S-186

Borrower owes 36.54% of $12,750,000. Moreover, borrower owes 36.54% of $750,000 on August 16, 2008 regardless of any net operating income that is generated by the property. All such payments shall be applied to borrower's total obligation.

      With respect to Mortgage Loan No. 165, representing 0.1% of the initial outstanding pool balance, the borrower has a junior loan in the amount of
$1,000,000, which is unsecured and is subordinate to the mortgage loan.

      With respect to Mortgage Loan No. 221, representing 0.1% of the initial outstanding pool balance, the borrower has unsecured outstanding loans in the aggregate amount of $158,485 in favor of guarantor and guarantor's affiliates.

      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring with respect to the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance premium or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance premium or prepayment premium. The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

      In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property, including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

      9 mortgage loans, representing 1.4% of the initial outstanding balance
(which includes 9 mortgage loans in loan group 1, representing 1.6% of the initial outstanding loan group 1 balance), permit the borrower to enter into additional financing that is secured by the related mortgaged property.

      2 mortgage loans, representing 0.5% of the initial outstanding pool balance (which include 1 mortgage loan in loan group 1, representing 0.2% of the initial loan group 1 balance and 1 mortgage loan in loan group 2 representing
2.7% of the initial loan group 2 balance), permit future mezzanine debt to be incurred upon the satisfaction of certain conditions and also permit the borrower to enter into additional financing that is secured by the related mortgaged property under certain conditions.

      28 mortgage loans, representing 21.0% of the initial outstanding pool balance (which includes 22 mortgage loans in loan group 1, representing 17.8% of the initial outstanding loan group 1 balance, and 6 mortgage loans in loan group
2, representing 39.6% of the initial outstanding loan group 2 balance) permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.

      10 mortgage loans, representing 3.2% of the initial outstanding pool balance (and representing 3.8% of the loan group 1 balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property.

      For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II.

      Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the mortgage loan sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate
Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May
Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely
Affect Payment On Your Certificates" in this prospectus supplement.

                                     S-187

      Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

      Loan Purpose

      150 of the mortgage loans we intend to include in the Trust, representing
49.1% of the Initial Pool Balance (which include 137 mortgage loans in Loan
Group 1, representing 50.4% of the Initial Loan Group 1 Balance, and 13 mortgage loans in Loan Group 2, representing 41.4% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan; 273 of the mortgage loans, representing 50.9% of the Initial Pool Balance (which include 218 mortgage loans in Loan Group 1, representing 49.6% of the Initial Loan Group 1 Balance, and 55
mortgage loans in Loan Group 2, representing 58.6% of the Initial Loan Group 2
Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

      Additional Collateral

      Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see
Appendix II.

      The ARD Loans

      14 mortgage loans, representing 4.2% of the Initial Pool Balance (which include 12 mortgage loans in Loan Group 1, representing 4.5% of the Initial Loan
Group 1 Balance, and 2 mortgage loans in Loan Group 2, representing 2.7% of the
Initial Loan Group 2 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the
Initial Rate. In addition, funds on deposit in lockbox accounts relating to the
ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

      Cash Management Agreements/Lockboxes

      66 of the mortgage loans, representing 51.9% of the Initial Pool Balance
(which include 64 mortgage loans in Loan Group 1, representing 55.9% of the
Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group 2, representing
29.0% of the Initial Loan Group 2 Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

      Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

      o     Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related

                                     S-188

            mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

      o     Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust.
            Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.
            Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust; the revenue is then applied by the applicable master servicer or the special servicer on behalf of the trust according to the related mortgage loan documents.

      o     Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable master servicer or the special servicer on behalf of the trust according to the related mortgage loan documents.

      o     Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable master servicer or the special servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust according to the related mortgage loan documents.

      o     None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

THE SERVICED COMPANION LOANS

      The LaSalle Senior Mortgage Loans

      General

      Each of the mortgaged properties securing Mortgage Loan No. 23, The
Equitable Building and Mortgage Loan No. 164, The Falls at Settler's Walk also secures a subordinate B note. The mortgaged property securing Mortgage Loan No.
28, Farmers Insurance Office Complex - Simi Valley also secures a subordinated junior note and a further subordinated B note. The subordinated notes secured by these mortgaged properties (collectively referred to herein as the "LaSalle
Subordinate Loans") are not included in the trust with the related Mortgage
Loans (collectively referred to herein as the "LaSalle Senior Mortgage Loans,"
and the related LaSalle Senior Mortgage Loan and LaSalle Subordinate Loan each, collectively, a "LaSalle Loan Group"). The LaSalle Senior Mortgage Loans will be transferred to the trust by LaSalle Bank National Association. The LaSalle
Subordinate Loans related to Mortgage Loan Nos. 23 and 164 are currently held by
CBA - Mezzanine Capital Finance, LLC and the LaSalle Subordinate Loans related to Mortgage Loan No. 28 are currently held by Caplease Debt Funding, LP. The
LaSalle Subordinate Loans with respect to Mortgage Loan No. 23 and Mortgage Loan
No. 164 have interest rates of 12.25% and 12.75% per annum, respectively. The junior note and subordinate B note comprising the LaSalle Subordinate Loans with

                                     S-189

respect to Mortgage Loan No. 28 have interest rates of 6.39% and 6.04% per annum, respectively. Each LaSalle Subordinate Loan has the same maturity date and prepayment structure as the related LaSalle Senior Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each LaSalle Senior Mortgage Loan, the Debt Service Coverage Ratio and
loan-to-value ratio reflect the indebtedness evidenced by such LaSalle Senior
Mortgage Loan without taking into account the related LaSalle Subordinate Loans.

      The LaSalle Co-Lender Agreements

      The initial holder of each LaSalle Senior Mortgage Loan and the holder of the related LaSalle Subordinate Loan entered into a co-lender agreement (each, a
"LaSalle Co-Lender Agreement"). The holders of the LaSalle Subordinate Loans may sell or transfer the LaSalle Subordinate Loans at any time subject to compliance with the requirements of the LaSalle Co-Lender Agreements. The applicable master servicer and the special servicer are required to comply with the applicable provisions of any Co-Lender Agreement and intercreditor agreement, and in the event of any conflict between the terms of the Pooling and Servicing Agreement and the terms of an Co-Lender Agreement or intercreditor agreement, the conflict shall be resolved in favor of such Co-Lender Agreement or intercreditor agreement.

      Application of Collections from the LaSalle Loan Groups

      Each LaSalle Co-Lender Agreement provides, among other things, for the application of payments among the related LaSalle Senior Mortgage Loan and the related LaSalle Subordinate Loans. The right of the holder of each LaSalle
Subordinate Loan to receive payments of interest, principal and other amounts is subordinated to the right of the holder of the related LaSalle Senior Mortgage
Loan to receive such amounts. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust (as the holder of the subject
LaSalle Senior Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a LaSalle Loan Group (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the subject LaSalle Senior Mortgage Loan and then to the principal balance of the subject LaSalle Subordinate Loans.

      With respect to Mortgage Loan No. 28, all proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related mortgaged property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code, are paid, first, to the holder of the related subordinate B note to reimburse its servicing advances, if any, and the pay the accrued and unpaid interest on the subordinate B note, before any additional proceeds from such claim are paid to the holder of such
Mortgage Loan and the related junior note.

      Servicing of the LaSalle Loan Groups

      Generally. Under the terms of the LaSalle Co-Lender Agreements, the
LaSalle Senior Mortgage Loans and the LaSalle Subordinate Loans will be serviced pursuant to the provisions of the Pooling and Servicing Agreement. The applicable master servicer or the special servicer will make Servicing Advances in respect of the mortgaged property securing the LaSalle Loan Groups, but will make advances of principal and interest only in respect of the related LaSalle
Senior Mortgage Loan pursuant to the Pooling and Servicing Agreement. The applicable master servicer will remit collections on the LaSalle Subordinate
Loans to the holders thereof (provided that prior to a "material default" under the related Mortgage Loan documents with respect to Mortgage Loan Nos. 23 and
164 (as defined in the related LaSalle Co-Lender Agreements), the servicer of the related LaSalle Subordinate Loan will collect its principal and interest payments directly from the borrower). Under the Pooling and Servicing Agreement, the servicing and administration of the LaSalle Loan Groups generally will be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement. The servicing standard set forth in the
Pooling and Servicing Agreement will require the applicable master servicer and the special servicer to take into account the interests of both the trust and the holder of the related LaSalle Subordinate Loan when servicing a LaSalle Loan
Group, with a view to maximizing the realization for both the trust and such holder as a collective whole (taking into account that the LaSalle Subordinate
Loan is subordinate to the related LaSalle Senior Mortgage Loan). Any holder of a LaSalle Subordinate Loan will be deemed a third-party beneficiary of the
Pooling and Servicing Agreement.

                                     S-190

      Servicing of Mortgage Loan No. 28. In the event that certain defaults exist under Mortgage Loan No. 28, Farmers Insurance Office Complex - Simi
Valley, or the related LaSalle Subordinate Loans, the holders of the related
LaSalle Subordinate Loans will have the right, in certain circumstances, to make cure payments and cure other defaults with respect to the LaSalle Senior
Mortgage Loan and to purchase the LaSalle Senior Mortgage Loan for a price generally equal to its outstanding principal balance, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the LaSalle Senior Mortgage Loan and other amounts payable to its holder under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in The Wall Street Journal. In addition, in certain circumstances as set forth in the related Co-Lender Agreement, the master servicer or special servicer, as applicable, is required to take actions to prevent and cure any default by the borrower/landlord under the lease and prevent a termination of such leases by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease. In addition, the holders of the related LaSalle Subordinate Loans are given certain rights pursuant to the related Co-Lender Agreement, which include, among other items: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent the holder of either the LaSalle Senior Mortgage Loan or the related LaSalle Subordinate Loans is entitled to do so under the mortgage loan documents, (ii) in the event that the master servicer or the special servicer fails to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making
Servicing Advances, (iii) directing the master servicer or the special servicer to enforce the rights of the holder of the related LaSalle Subordinate Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv)
requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of the master servicer or the special servicer to cure any such default and prevent such foreclosure, (v) approving (together with the master servicer or the special servicer) any modifications to the
LaSalle Senior Mortgage Loan that affect the rights of the borrower or the holders of the related LaSalle Subordinate Loans under the credit lease or the assignment of the credit lease as collateral for the LaSalle Senior Mortgage
Loan, (vi) consenting to certain foreclosure actions, and (vii) restrictions on the modification of the loan documents and the prohibition of the master servicer and the special servicer from waiving rights under the related loan documents in a manner that would have a material adverse effect on the holders of the related LaSalle Subordinate Loans.

      Notwithstanding the foregoing, no consent or failure to provide consent by the holder of the LaSalle Subordinate Loan may cause the applicable master servicer or the special servicer, as the case may be, to violate the Pooling and
Servicing Agreement (including the servicing standards) or applicable law. The holder of a LaSalle Subordinate Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such LaSalle Subordinate Loan or the related loan documents without the prior written consent of the trustee, as holder of the related LaSalle Senior Mortgage Loan.

      Servicing Provisions of Mortgage Loan Nos. 23 and 164. The master servicer and the special servicer will service and administer Mortgage Loan No. 23, The
Equitable Building, and Mortgage Loan No. 164, the Falls at Settler's Walk, and
the related LaSalle Subordinate Loans pursuant to the Pooling and Servicing
Agreement and the related Co-Lender Agreements for so long as either related
LaSalle Senior Mortgage Loan is part of the trust; provided that prior to an event of default under the related Mortgage Loan documents with respect to such
Mortgage Loans, the servicer of the related LaSalle Subordinate Loan will collect its principal and interest payments directly from the borrower. The master servicer and/or the special servicer may not enter into amendments, modifications or extensions of either LaSalle Senior Mortgage Loan or the related LaSalle Subordinate Loan if the proposed amendment, modification or extension adversely affects the holder of the related LaSalle Subordinate Loan in a material manner without the consent of the holder of the related LaSalle
Subordinate Loan; provided, however, that such consent right will expire when the repurchase period described below expires.

      Notwithstanding the foregoing, no consent or failure to provide consent by the holder of the LaSalle Subordination Loan may cause the applicable master servicer or the special servicer, as the case may be, to violate the Pooling and
Servicing Agreement (including the servicing standard) or applicable law. The holder of a LaSalle Subordinate Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such LaSalle Subordinate Loan or the related loan documents without the prior written consent of the trustee, as holder of the related LaSalle Senior Mortgage Loan.

                                     S-191

      Purchase Option

      Upon the occurrence of any one of certain defaults that are set forth in each LaSalle Co-Lender Agreement, the holder of the subject LaSalle Subordinate
Loan will have the right to purchase the related LaSalle Senior Mortgage Loan at a purchase price and within a time period determined under that LaSalle
Co-Lender Agreement and generally equal to the sum of (a) the outstanding principal balance of such LaSalle Senior Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the LaSalle Senior Mortgage
Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer, the special servicer or the trustee with respect to the mortgaged property of such
LaSalle Senior Mortgage Loan, together with any advance interest thereon, (d)
reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject LaSalle Loan Group by the applicable master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such
LaSalle Senior Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the
Pooling and Servicing Agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject LaSalle
Loan Group together with advance interest thereon.

      The Beacon Seattle & DC Portfolio Mortgage Loan

      General

      The mortgaged property securing Mortgage Loan No. 1 (referred to herein as the "Beacon Seattle & DC Portfolio Mortgage Loan"), with an original principal balance of $775,000,000 and an outstanding principal balance of $775,000,000 as of the Cut-off Date (representing approximately 15.8% of the Initial Pool
Balance), also secures seven notes (the "Beacon Seattle & DC Portfolio Companion
Loans") that are not included in the trust. The Beacon Seattle & DC Portfolio
Mortgage Loan will be transferred to the trust by Morgan Stanley Mortgage
Capital Inc. The Beacon Seattle & DC Portfolio Companion Loans designated as
Note A-2 with an outstanding principal balance of $86,000,000 as of the Cut-off
Date and Note A-3 with an outstanding principal balance of $75,000,000 as of the
Cut-off Date are currently held by Morgan Stanley Mortgage Capital Inc. The
Beacon Seattle & DC Portfolio Companion Loans designated as Note A-4 with an outstanding principal balance of $394,477,317 as of the Cut-off Date, Note A-5 with an outstanding principal balance of $485,522,683 as of the Cut-off Date and
Note B-1 with an outstanding principal balance of $56,000,000 as of the Cut-off
Date are currently held by Bear Stearns Commercial Mortgage, Inc. The Beacon
Seattle & DC Portfolio Companion Loan designated as Note A-6 with an outstanding principal balance of $414,000,000 as of the Cut-off Date is currently held by
Wachovia Bank, National Association and is expected to be securitized in the
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2007-C31 securitization transaction. The Beacon Seattle &
DC Portfolio Companion Loan designated as Note A-7 with an outstanding principal balance of $414,000,000 as of the Cut-off Date is currently held by Wachovia
Bank, National Association. The Beacon Seattle & DC Portfolio Companion Loans
are pari passu in right of payment (in the case of the Beacon Seattle & DC
Portfolio Companion Loans held by Bear Stearns Commercial Mortgage Inc., such loans taken as a collective whole) with the Beacon Seattle & DC Portfolio
Mortgage Loan. The Beacon Seattle & DC Portfolio Mortgage Loan and the Beacon
Seattle & DC Portfolio Companion Loans have the same interest rate (in the case of the Beacon Seattle & DC Portfolio Companion Loans held by Bear Stearns
Commercial Mortgage Inc., such loans taken as a collective whole) and maturity date. For purposes of the information presented in this prospectus supplement with respect to the Beacon Seattle & DC Portfolio Mortgage Loan, the Debt
Service Coverage Ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Beacon Seattle & DC Portfolio Mortgage Loan and
the Beacon Seattle & DC Portfolio Companion Loans. The Beacon Seattle & DC
Portfolio Mortgage Loan together with the Beacon Seattle & DC Portfolio
Companion Loans are collectively referred to herein as the "Beacon Seattle & DC
Portfolio Loan Group."

      The Beacon Seattle & DC Portfolio Mortgage Loan will be master serviced by
Wells Fargo Bank, National Association, pursuant to the provisions of the
Pooling and Servicing Agreement. The Beacon Seattle & DC Portfolio Loan Group
will be primary serviced by Wachovia Bank, National Association, as primary servicer, pursuant to the provisions of the Pooling and Servicing Agreement and a subservicing agreement entered into between Wachovia Bank, National
Association, as subservicer, and Wells Fargo Bank, National Association, as master servicer. The master servicer will make Servicing Advances in respect of the mortgaged properties securing the Beacon Seattle & DC Portfolio Loan Group, but will make advances of principal and interest only in respect of

                                     S-192

the related Beacon Seattle & DC Portfolio Mortgage Loan pursuant to the Pooling and Servicing Agreement. The master servicer (or the primary servicer on its behalf) will remit collections on the Beacon Seattle & DC Portfolio Companion
Loans to the holders thereof. Under the Pooling and Servicing Agreement, the servicing and administration of the Beacon Seattle & DC Portfolio Loan Group
generally will be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

      The initial holder of the Beacon Seattle & DC Portfolio Mortgage Loan and
the initial holders of the Beacon Seattle & DC Portfolio Companion Loans have entered into an intercreditor agreement (the "Beacon Seattle & DC Portfolio
Co-Lender Agreement"). Holders of the Beacon Seattle & DC Portfolio Companion
Loans may sell or transfer the Beacon Seattle & DC Portfolio Companion Loans at
any time subject to compliance with the requirements of the Beacon Seattle & DC
Portfolio Co-Lender Agreement.

      The Beacon Seattle & DC Portfolio Co-Lender Agreement

      The Beacon Seattle & DC Portfolio Co-Lender Agreement provides, among other things, for the application of payments among the holders of the Beacon
Seattle & DC Portfolio Loan Group and certain consultation and approval rights to the holders of the Beacon Seattle & DC Portfolio Loan Group.

      All amounts paid by the related borrower or otherwise available for payment on the Beacon Seattle & DC Portfolio Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the special servicer, the paying agent and/or the trustee under the Pooling and
Servicing Agreement, and the master servicer, the special servicer, the paying agent and/or the trustee (if any) of the securitization that may include the
Beacon Seattle & DC Portfolio Companion Loans for servicing compensation, advances and/or interest on advances, among other things) will be applied on a pro rata and pari passu basis such that each holder of the Beacon Seattle & DC
Portfolio Loan Group (in the case of the Beacon Seattle & DC Portfolio Companion
Loans held by Bear Stearns Commercial Mortgage Inc., such loans taken as a collective whole) shall be of equal priority and no such holder shall have priority or preference over another.

      The Beacon Seattle & DC Portfolio Co-Lender Agreement provides that the
Operating Adviser appointed by the holder of the Beacon Seattle & DC Portfolio
Mortgage Loan will have approval rights with respect to certain actions taken by the applicable master servicer or the special servicer, as the case may be, in regard to the Beacon Seattle & DC Portfolio Loan Group, and the holders of the
Beacon Seattle & DC Portfolio Companion Loans will have non-binding consultation rights with respect to such actions. Notwithstanding such consultation and approval rights, no advice, direction or objection from or by the holder of the
Beacon Seattle & DC Portfolio Mortgage Loan, the holder of a Beacon Seattle & DC
Portfolio Companion Loan or the Operating Adviser, as the case may be, may (and the applicable master servicer or the special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will)
require or cause such master servicer or special servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard under the Pooling and
Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or any provisions of the
Beacon Seattle & DC Portfolio Co-Lender Agreement.

      The applicable master servicer and the special servicer are required to comply with the applicable provisions of any intercreditor agreement and
Co-Lender Agreement, and in the event of any conflict between the terms of the
Pooling and Servicing Agreement and the terms of an intercreditor agreement or
Co-Lender Agreement, the conflict shall be resolved in favor of such intercreditor agreement or Co-Lender Agreement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

      Appraisals

      In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to

                                     S-193

establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the
Cut-off Date is presented in this prospectus supplement for illustrative purposes only. The loan-to-value ratios for each mortgaged property were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals generally conducted on or after November 28, 2005.

      Environmental Assessments

      With respect to the mortgaged properties for which environmental site assessments, or in some cases an update of a previous assessment, were prepared on or after December 14, 2005, which include each mortgaged property securing each mortgage loan in the trust, the related mortgage loan seller will represent to us that, as of the Cut-off Date and subject to certain specified exceptions, it has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

      In the case of 60 mortgaged properties, securing mortgage loans representing 2.9% of the Initial Pool Balance and (which include 45 mortgage loans in Loan Group 1, representing 2.7% of the Initial Loan Group 1 Balance and
15 mortgage loans in Loan Group 2, representing 4.2% of the Initial Loan Group 2
Balance), the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the Trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-Off Date Balance in excess of approximately $5,000,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be paid in full.

      In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

      o     if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

      o     if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

      o     if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

      The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed
$6,250,000 and the total claims under the group policy is subject to a maximum of $49,447,000. There is no deductible under the policy.

      The secured creditor impaired property policy requires that the appropriate party associated with the Trust report a claim during the term of the policy.

                                     S-194

      The secured creditor impaired property policy will be issued by Steadfast
Insurance Company, an affiliate of Zurich North America.

      In addition, certain mortgage loans have the benefit of a stand-alone secured creditor impaired property policy or pollution legal liability policy which will be assigned to the Trust and which covers selected environmental matters with respect to the related properties. Such stand-alone policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverage limits that are less than the related loan amount, or policy durations which do not extend to or beyond the maturity of the related loan.

      Property Condition Assessments

      Each mortgage loan seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

      With respect to the mortgaged properties for which engineering reports were prepared on or after December 14, 2005, relating to all mortgaged properties, the related mortgage loan seller will represent to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the mortgage loan seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

      Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), probable loss ("PL") or scenario expected loss ("SEL") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

      Zoning and Building Code Compliance

      Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.
Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix I to this prospectus supplement sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the 10 largest loans in the Mortgage Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this
"Description of the Mortgage Pool" section and under "Legal Aspects Of The
Mortgage Loans And The Leases" in the prospectus.

                                     S-195

      For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

            (1)   References to "DSCR" are references to "Debt Service Coverage
                  Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a)
                  Underwritable Cash Flow to (b) required debt service payments.
                  However, debt service coverage ratios only measure the
                  current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating
                  expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this
                  prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" (or group of
                  cross-collateralized mortgage loans) is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information
                  presented in this prospectus supplement, the Debt Service
                  Coverage Ratio (unless otherwise indicated) reflects with
                  respect to where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan. The Debt Service
                  Coverage Ratio in this prospectus supplement with respect to a
                  Serviced Loan Group reflects the related mortgage loan and the
                  Serviced Companion Loans that are pari passu notes but, unless otherwise noted, does not reflect the Serviced Companion Loans that are subordinate notes.

            (2)   In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information
                  provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating
                  position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free
                  rent" periods and market data), and estimated capital
                  expenditures, leasing commission and tenant improvement
                  reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower
                  supplied "trailing-12 months" income and/or expense
                  information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating
                  Underwritable Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent
                  actually paid under the lease was significantly higher than the market rent for similar properties.

            (3)   Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied
                  information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating
                  information.

            (4)   The Debt Service Coverage Ratios are presented in this
                  prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the

                                     S-196

                  related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage
                  Ratios accurately reflect that ability.

            (5)   References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon
                  LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in
                  Appendix I and the information presented in Appendix II and
                  Appendix IV, the "Cut-off Date LTV," "Cut-off Date
                  Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for
                  any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus
                  supplement. The loan-to-value information in this prospectus supplement with respect to a Serviced Loan Group reflects the related mortgage loan and the Serviced Companion Loans that are pari passu notes but, unless otherwise noted, does not reflect the Serviced Companion Loans that are subordinate
                  notes.

            (6)   The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined as described above under "--Assessments of Property Value and
                  Condition--Appraisals."

            (7)   No representation is made that any such value would
                  approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

            (8)   References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the
                  related mortgage loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

      Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) for which it is acting as master servicer (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents
(provided that in determining what insurance the borrower is required to maintain the master servicer shall take into account the insurance maintained on the closing date of the mortgage loan) and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

      If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as
having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

      o     the outstanding principal balance of the related mortgage loan; and

      o     the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

      If a borrower fails to maintain such fire and hazard insurance, the applicable master servicer will be required to obtain such insurance to the extent such insurance is available at commercially reasonable rates and obtaining such

                                     S-197

insurance is in accordance with the Servicing Standard and the cost thereof, subject to a determination of recoverability, will be a Servicing Advance. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO Property for which it is acting as special servicer in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be paid by the applicable master servicer as a Servicing Advance, subject to a determination of recoverability. Neither of the master servicers nor the special servicer will be required in any event to maintain or obtain insurance coverage
(including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing Standard. A determination by the master servicer (with respect to non-Specially Serviced Mortgage Loans) that terrorism insurance is available at a commercially reasonable rate will be subject to the approval of the special servicer as set forth in the Pooling and
Servicing Agreement, provided that the failure of the special servicer to approve or disapprove such determination within 7 days of notice thereof will be a deemed approval of such determination.

      Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or
Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments
On Your Certificates" and "--Certain Other Risks Related to Casualty and
Casualty Insurance" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

      On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley
Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the custodian on behalf of the trustee.

      The custodian, on behalf of the trustee, will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 90 days following the Closing Date, and the custodian, on behalf of the trustee, will hold the related documents in trust. Within 90 days following the Closing Date, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms"
under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

      Notwithstanding the foregoing, with respect to any mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, if any, no mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the trustee will be required to be prepared or delivered. Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee to be shown as (and the trustee will be required to take all actions necessary to confirm that it is shown as) the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and to provide reasonable evidence of any such transfers to the master servicers and the special servicer.

      With respect to the loans for which the first monthly payment date will not occur until July 2007, an interest only payment at the applicable Net
Mortgage Rate will be funded by the related mortgage loan seller at closing.

                                     S-198

REPRESENTATIONS AND WARRANTIES

      In each Mortgage Loan Purchase Agreement, the related mortgage loan seller will represent and warrant with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

            (1)   the information presented in the schedule of the mortgage
                  loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

            (2)   such mortgage loan seller owns the mortgage loan free and
                  clear of any and all pledges, liens and/or other encumbrances;

            (3)   no scheduled payment of principal and interest under the
                  mortgage loan was 30 days or more past due as of the Cut-off
                  Date, and the mortgage loan has not been 30 days or more
                  delinquent in the 12-month period (or since the date of
                  origination of the mortgage loan if the mortgage loan was
                  originated within the past 12 months) immediately preceding the Cut-off Date;

            (4)   the related mortgage constitutes a valid and, subject to
                  certain creditors' rights exceptions, enforceable first
                  priority mortgage lien, subject to certain permitted
                  encumbrances, upon the related mortgaged property;

            (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

            (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the
                  related borrower's interest in all leases of the mortgaged property;

            (7)   the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially interferes with the
                  security intended to be provided thereby;

            (8)   the mortgaged property satisfies certain conditions, generally as discussed under "Risk Factors--Property Inspections And
                  Engineering Reports May Not Reflect All Conditions That
                  Require Repair On The Property";

            (9)   the mortgage loan seller has received no notice of the
                  commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

            (10)  the related mortgaged property is covered by an American Land
                  Title Association, (or a comparable form as adopted in the applicable jurisdiction), lender's title insurance policy or similar binding agreement of the title insurer that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

            (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

            (12)  the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under
                  "Risk Factors--Environmental Risks Relating To Specific
                  Mortgaged Properties May Adversely Affect Payments On Your
                  Certificates";

            (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in
                  accordance with its terms, and there is no valid defense,
                  counterclaim or right of offset or

                                     S-199

                  rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

            (14)  the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can
                  require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

            (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

            (16)  to the mortgage loan seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or
                  insolvency proceeding;

            (17)  no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon
                  (a) the satisfaction of certain legal and underwriting
                  requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith;

            (18)  to the mortgage loan seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate (other than payments due but not yet
                  30 days or more delinquent) and, to such mortgage loan
                  seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related documents evidencing the mortgage loan in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the
                  related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

            (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the
                  interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum
                  thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the mortgage loan seller and related lessor) does not prohibit the interest of the lessee thereunder to be encumbered by the
                  related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than the related fee interest and certain permitted encumbrances;
                  (c) upon foreclosure of such mortgage loan (or acceptance of a deed in lieu thereof), the borrower's interest in such ground lease is assignable to Morgan Stanley Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the mortgage loan seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage; provided that the holder of the mortgage has provided the ground lessor with the notice of its lien in accordance with the provisions of the ground lease and further provides that no notice of
                  termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder;
                  (f) the holder of the mortgage is permitted a reasonable
                  opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such
                  ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such
                  default, before the lessor thereunder may terminate such
                  ground lease; and (g) such ground lease has an original term
                  (including any extension options set forth therein) which
                  extends not less than 20 years beyond the stated maturity date of the related mortgage loan;

            (20)  the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related

                                     S-200

                  borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an
                  assumption of such mortgage loan and (iii) the related
                  borrower is required to pay the cost of any tax opinion
                  required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

            (21)  at origination, the mortgage loans materially complied with all applicable federal, state and local statutes and
                  regulations.

REPURCHASES AND OTHER REMEDIES

      If any mortgage loan document required to be delivered to the custodian by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related mortgage loan seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

      If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

      o     repurchase the affected mortgage loan from the trust at the Purchase
            Price; or

      o     at its option, if within the 2-year period commencing on the Closing
            Date, replace such mortgage loan with a Qualifying Substitute
            Mortgage Loan; and

      o     pay an amount generally equal to the excess of the applicable
            Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage
            Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

      The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the
Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

      If (i) a mortgage loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above (a
"Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans, then the applicable document defect or breach (without regard to this paragraph) (as the case may be) shall be deemed to constitute a Material Document Defect or

                                     S-201

Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable mortgage loan purchase agreement, unless, in the case of such breach or document defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee for the benefit of the
Certificateholders at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loans"): (1) the debt service coverage ratio for all such Crossed Mortgage Loans (excluding the
Affected Loans) for the four calendar quarters immediately preceding the repurchase or replacement (determined in accordance with the applicable mortgage loan purchase agreement) is equal to at least the greater of (x) the debt service coverage ratio for all such mortgage loans (including the Affected
Loans) set forth under the heading "NCF DSCR" in Appendix II to this prospectus supplement and (y) 1.25x, and (2) the loan-to-value ratio for all such Crossed
Mortgage Loans (excluding the Affected Loans) is not greater than the lesser of
(x) the current loan-to-value ratio for all such mortgage loans (including the
Affected Loans) set forth under the heading "Cut-off Date LTV" in Appendix II to this prospectus supplement and (y) 75%. The determination of the applicable master servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The applicable master servicer will be entitled to cause, or direct the applicable mortgage loan seller to cause, to be delivered to the master servicer an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the applicable mortgage loan seller if the scope and cost of such appraisal is approved by such mortgage loan seller
(such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered
Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      Each master servicer and the special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (or Serviced Loan Groups, as applicable) for which it is master servicer or special servicer in accordance with the Servicing
Standard. With respect to a Serviced Loan Group, the Pooling and Servicing
Agreement will govern the servicing of the entire Serviced Loan Group, including the related mortgage loan and the Serviced Companion Loans.

      Each master servicer and the special servicer is required to adhere to the
Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any mortgage loan seller, and the different payment priorities among the Classes of Certificates. Any master servicer, the special servicer and any Primary Servicer may become the owner or pledgee of
Certificates with the same rights as each would have if it were not a master servicer, the special servicer or a Primary Servicer, as the case may be.

      Any such interest of a master servicer, the special servicer or a Primary
Servicer in the Certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the
Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such master servicer, special servicer or Primary Servicer. In addition, a master servicer or the special servicer may lend money on a secured or

                                     S-202

unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

      The related master servicer for the PCFII mortgage loans, the NatCity
Loans and the Beacon Seattle & DC Portfolio mortgage loan intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The
Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, the special servicer and the Certificateholders for servicing and administering the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

      Each of the master servicers, the Primary Servicers and the special servicer are permitted to enter into sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any sub-servicing agreement is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that
(with limited exceptions, which related to reporting under Regulation AB by a sub-servicer engaged at the request of a mortgage loan seller) the master servicers, the Primary Servicers or the special servicer, as the case may be, will remain liable for their respective servicing obligations under the Pooling and Servicing Agreement or the primary servicing agreement, as applicable. The master servicers or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

      The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days' notice to the trustee and the paying agent; provided that:

      o     a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

      o     the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing; and

      o     the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

      Furthermore, any master servicer or the special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary
Servicers. If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent of the trustee will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing
Agreement.

      The relationship of each master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      Neither master servicer will have any responsibility for the performance of the other master servicer's duties or the special servicer's duties under the
Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance of either master servicer's duties under the
Pooling and Servicing Agreement.

                                     S-203

      The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any
Specially Serviced Mortgage Loans.

      Upon the occurrence of any of the events set forth under the term
"Specially Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

      A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

      The master servicers and the special servicer will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and
Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of
the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

      The master servicers, the special servicer, the primary servicer and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to any Serviced Loan Group, out of collections on, and other proceeds of, the related Serviced Companion Loans not included in the trust) against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans or the
Certificates other than any loss, liability or expense incurred by reason of the applicable master servicer's, the special servicer's or the primary servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement.

      Master Servicer Compensation

      Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of the mortgage loans for which it is acting as master servicer, including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account maintained by it and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

      The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest
Payment required to be made by such master servicer on such Distribution Date.
Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment
Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment
Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

      In addition, each master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not
Specially Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption, in which event the master servicer will be entitled to 100% of the assumption fees with respect thereto).

                                     S-204

      In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer. Any successor servicer will receive the Master Servicing
Fee as compensation.

      See also "Description of the Offered Certificates--Distributions--Fees and
Expenses" in this prospectus supplement.

EVENTS OF DEFAULT

      If an Event of Default described under the third, fourth, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default (other than an Event of Default described under the ninth bullet under the definition of "Event of
Default" under the "Glossary of Terms"), the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the trustee. After an Event of Default described under the ninth bullet under the definition of "Event of Default" under the
"Glossary of Terms," the trustee shall, at the written direction of the holders of Certificates representing not less than 51% of the Certificate Balance of all
Certificates or at the direction of the holders of a majority of the Controlling
Class, terminate such master servicer.

      Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee; provided that in no event shall the termination of a master servicer be effective until a successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if a
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.

      Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer as to which the Rating Agencies have confirmed in writing that the servicing transfer to such successor will not result in a withdrawal, downgrade or qualification of the then current ratings on the
Certificates and (ii) if it is a master servicer other than the Prudential master servicer, assume the obligations under the primary servicing agreements entered into by the applicable predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a rating agency downgrade or its failure to remain on an approved servicer list of any Rating
Agency, then such master servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as such terminated master servicer is on the approved select list of commercial mortgage loan servicers maintained by S&P (or obtains a confirmation from each Rating Agency as to which such terminated master servicer does not satisfy the applicable rating level described above that such primary or sub-servicing servicing arrangement will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates) and the
Operating Adviser has consented to such primary servicing or sub-servicing arrangement.

      However, if either master servicer is terminated solely due to an Event of
Default described in the eighth or ninth bullet of the definition of Event of
Default, and prior to being replaced as described in the previous paragraph

                                     S-205

such master servicer as a terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer's rights to master service mortgage loans in accordance with the Pooling and
Servicing Agreement (which rights will be subject to the continuation of the respective Primary Servicers as Primary Servicers in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee as described in the previous paragraph.

      The Pooling and Servicing Agreement does not provide for any such successor to receive any compensation in excess of that paid to the applicable predecessor master servicer. Such predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

      Special Servicer Compensation

      The special servicer will be entitled to receive:

      o     a Special Servicing Fee;

      o     a Workout Fee; and

      o     a Liquidation Fee.

      The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans (or, to the extent solely related to a Serviced Loan
Group, from collections on such Serviced Loan Group) and, to the extent of the trust's interest therein, any foreclosure properties, prior to any distribution of such collections to Certificateholders or the holder of a related Serviced
Companion Loan, as applicable. The Workout Fee with respect to any Rehabilitated
Mortgage Loan will cease to be payable if such loan again becomes a Specially
Serviced Mortgage Loan or if the related mortgaged property becomes an REO
Property; otherwise such fee is paid until the maturity of such mortgage loan.
If the special servicer is terminated or resigns for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became
Rehabilitated Mortgage Loans while it acted as special servicer and remained
Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

      The special servicer is also entitled to retain, in general, all assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans for which it is acting as special servicer and 50% of such fees on non-Specially Serviced Mortgage Loans (unless special servicer consent was not required in connection with the assumption), certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the
Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer. The special servicer will generally be entitled to approve assumptions with respect to the mortgage loans.

      As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of certain actions of the special servicer, subject to the limitations described in this prospectus supplement. See also "Description of the Offered
Certificates--Distributions--Fees and Expenses" in this prospectus supplement.

                                     S-206

      Termination of Special Servicer

      The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement
does not provide for any such successor to receive any compensation in excess of that paid to the predecessor special servicer. Such predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

      In addition to the termination of the special servicer upon a Special
Servicer Event of Default, except with respect to the Beacon Seattle & DC
Portfolio Loan Group, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any Class of Certificates. Subject to the same conditions, the Operating Adviser may also appoint the successor special servicer if the special servicer is terminated in connection with an
Event of Default.

THE OPERATING ADVISER

      An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. With respect to each Mortgage Loan other than the Beacon Seattle & DC Portfolio Loan Group, the special servicer will not be permitted to take any of the following actions with respect to any Mortgage
Loan unless and until it has notified the Operating Adviser in writing and such
Operating Adviser has not objected in writing (i) within 5 Business Days of having been notified thereof in respect of actions relating to non-Specially
Serviced Mortgage Loans (which 5 Business Day period shall run concurrently with the time periods set forth in the Primary Servicing Agreement with respect to such actions) and (ii) within 10 Business Days of having been notified thereof in respect of actions relating to Specially Serviced Mortgage Loans and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the special servicer within such 5 Business Day or 10 Business Day period, as applicable, then the Operating Adviser's approval will be deemed to have been given) of, among other things:

      o     any modification, amendment or waiver, or consent to modification, amendment or waiver, of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

      o     any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

      o     any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
            Certificates--Optional Termination";

      o     any determination to bring an REO Property into compliance with applicable environmental laws;

      o     any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

      o     any acceptance of a discounted payoff;

      o     any waiver or consent to waiver of a "due on sale" or "due on encumbrance" clause;

      o     any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

                                     S-207

      o     any release of collateral for a Specially Serviced Mortgage Loan
            (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

      o     any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender; and

      o     any franchise changes or certain management company changes for which the special servicer is required to consent.

      Other than with respect to a proposed sale of a Specially Serviced
Mortgage Loan, the Operating Adviser will also be entitled to advise the special servicer with respect to the foregoing actions.

      With respect to the Beacon Seattle & DC Portfolio Loan Group, an Operating
Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will not be permitted to take any of the following actions with respect to such Serviced Loan Group unless and until it has notified the Operating Adviser in writing and such Operating Adviser has not objected in writing within 10 Business Days of having been notified thereof in respect of actions (or, if the mortgage loan documents provide for a shorter period for lender to give consent, no later than one Business Day prior to such shorter period) and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the special servicer within such 10
Business Day, then the Operating Adviser's approval will be deemed to have been given) of, among other things:

      o     any modification of, or waiver with respect to, the Beacon Seattle &
            DC Portfolio Loan Group that would result in the extension of the maturity date or extended maturity date thereof, or a modification or waiver of a Money Term or a material non-monetary provision of the Serviced Loan Group;

      o     any modification of, or waiver with respect to, the Serviced Loan
            Group that would result in a discounted pay-off of the Serviced Loan
            Group;

      o     any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the related mortgaged properties or any acquisition of the related mortgaged properties by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default under the Serviced Loan
            Group;

      o     any sale of all or any portion of the related mortgaged properties or REO Property (except in connection with individual property releases in accordance with the mortgage loan documents);

      o     any action to bring the related mortgaged properties or REO Property into compliance with any laws relating to hazardous materials;

      o     any substitution or release of collateral for the Serviced Loan
            Group (except any individual property releases in accordance with the mortgage loan documents);

      o     any release of the borrower or guarantor from liability with respect to the Serviced Loan Group including, without limitation, by acceptance of an assumption of the Serviced Loan Group by a successor borrower or replacement guarantor (except as expressly permitted by the terms of the mortgage loan documents);

      o     any determination not to enforce a "due-on-sale" or
            "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

      o     any transfer of the related mortgaged properties or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower by a party entitled to exercise voting rights,

                                     S-208

            directly or indirectly, in the borrower, except in each case as expressly permitted by the mortgage loan documents;

      o     any incurring of additional debt by the borrower or incurring of mezzanine financing by any beneficial owner of the borrower (except in each case as expressly permitted by the mortgage loan documents);

      o     any approval of a replacement special servicer for the Serviced Loan
            Group;

      o     consenting to any modification or waiver of any provision of any mortgage loan documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by the borrower;

      o     any waiver of amounts required to be deposited into escrow reserve accounts under the mortgage loan documents, or any amendment to any of the mortgage loan documents that would modify the amount required to be deposited into any reserve accounts;

      o     the release to the borrower of any escrow to which the borrower is not entitled under the mortgage loan documents or under applicable law any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender;

      o     the waiver or modification of any documentation relating to a guarantor's obligations;

      o     any proposed sale of the Beacon Seattle & DC Portfolio Mortgage Loan while it is being specially serviced, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional
            Termination"; or

      o     any franchise changes or certain management company changes for which the special servicer is required to consent.

      The holders of Beacon Seattle & DC Portfolio Companion Loans will have the right to be consulted on a non-binding basis with respect to the foregoing actions.

      In addition, with respect to the Beacon Seattle & DC Portfolio Loan Group, the special servicer will be required to prepare and deliver to the Operating
Adviser no later than 60 days after the Beacon Seattle & DC Portfolio Loan Group becomes a Specially Serviced Mortgage Loan, an asset status report containing certain information with respect to the Specially Serviced Mortgage Loan together with a summary of the special servicer's recommended action with respect to such Serviced Loan Group. The Operating Adviser will have a period of
10 Business Days (to the extent such period does not delay the special servicer from taking any action that is required by the Servicing Standard prior to the expiration of such period) within which to consult with, advise and direct the
Special Servicer regarding the proposed action and the special servicer will be required to follow such advice and direction; provided, that if the Operating
Adviser fails to respond within such period of time, such proposed action will be deemed to have been approved by the Operating Adviser.

      In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of the special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

      At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

                                     S-209

      The Operating Adviser will be responsible for its own expenses.

      Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicer, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

MORTGAGE LOAN MODIFICATIONS

      Each master servicer will have the right to permit non-material, routine modifications to the performing (non-specially serviced) mortgage loans it services, pursuant to the terms of the Pooling and Servicing Agreement.

      Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

      o     reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment
            Premium or Yield Maintenance Charge;

      o     reduce the amount of the Scheduled Payment on any Specially Serviced
            Mortgage Loan, including by way of a reduction in the related mortgage rate;

      o     forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

      o     extend the maturity date of any Specially Serviced Mortgage Loan;
            and/or

      o     accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or, with respect to any Serviced Loan Group, to the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

      In no event, however, will the special servicer be permitted to:

      o     extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution
            Date; or

      o     if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage
            Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

      Additionally, the special servicer will be permitted to modify performing mortgage loans subject to the special servicer consulting with counsel, and if the special servicer deems it necessary, the receipt of an opinion from counsel stating that such modification will not result in the violation of any REMIC provisions under the Code.

      Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of
Certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses" in this prospectus supplement.

      The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the
Certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

                                     S-210

SALE OF DEFAULTED MORTGAGE LOANS

      The Pooling and Servicing Agreement grants to each of (a) the holder of
Certificates representing the greatest percentage interest in the Controlling
Class and (b) the special servicer, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its
Balloon Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer upon the request of any holder of the Option. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the special servicer or the holder of Certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase
Price is a fair price. The reasonable, out of pocket expenses of the special servicer and the trustee incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to the special servicer and the trustee as an expense of the trust.

      The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

FORECLOSURES

      The special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the Operating
Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the
Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

      If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders (or, with respect to any Serviced
Loan Group, to the Certificateholders and the holder of the related Serviced
Companion Loans, as a collective whole, but taking into account the subordinate nature of the Serviced Companion Loans that are subordinate notes, if any) but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal
Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the
REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final
Distribution Date.

      If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it

                                     S-211

constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.
Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate--currently 35%--and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. Under the Pooling and Servicing Agreement, the special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the Offered Certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

      For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the trust (REMIC
I, REMIC II and REMIC III), other than that portion of the trust consisting of
(i) the rights to Excess Interest and the Excess Interest Sub-account (the
"Excess Interest Grantor Trust"), (ii) the Class A-2FL Regular Interest, the
related Swap Contract and the related Floating Rate Account (the "Class A-2FL
Grantor Trust"), (iii) the Class A-5FL Regular Interest, the related Swap
Contract and the related Floating Rate Account (the "Class A-5FL Grantor
Trust"), (iv) the Class A-MFL Regular Interest, the related Swap Contract and the related Floating Rate Account (the "Class A-MFL Grantor Trust") and (v) the
Class A-JFL Regular Interest, the related Swap Contract and the related Floating
Rate Account (the "Class A-JFL Grantor Trust"). See "Federal Income Tax
Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming:

      o     the making of proper elections;

      o     the accuracy of all representations made with respect to the mortgage loans;

      o     ongoing compliance with all provisions of the Pooling and Servicing
            Agreement and other related documents and no amendments thereof; and

      o     compliance with any changes in applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury
            Regulations adopted thereunder;

                                     S-212

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate Classes of REMIC residual interests evidencing the sole
Class of "residual interests" in REMIC I in the case of the Class R-I
Certificates, the sole Class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole Class of "residual interests" in REMIC
III, in the case of the Class R-III Certificates; (3) the REMIC Regular
Certificates and the Floating Rate Regular Interests will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the
Excess Interest Grantor Trust, the Class A-2FL Grantor Trust, the Class A-5FL
Grantor Trust, the Class A-MFL Grantor Trust and the Class A-JFL Grantor Trust
will each be treated as a grantor trust for federal income tax purposes; (5) the
Class EI Certificates will represent beneficial ownership of the assets of the
Excess Interest Grantor Trust; (6) the Class A-2FL Certificates will represent beneficial ownership of the assets of the Class A-2FL Grantor Trust, (7) the
Class A-5FL Certificates will represent beneficial ownership of the assets of the Class A-5FL Grantor Trust, (8) the Class A-MFL Certificates will represent beneficial ownership of the assets of the Class A-MFL Grantor Trust and (9) the
Class A-JFL Certificates will represent beneficial ownership of the assets of the Class A-JFL Grantor Trust.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

      Except as provided below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including OID, if any, on the Offered Certificates will be interest described in Section 856(c)(3)(B)
of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section
856(c)(5)(B), then the entire Offered Certificates shall be treated as real estate assets and all interest from the Offered Certificates shall be treated as interest described in Section 856(c)(3)(B). The Offered Certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. In the case of the Floating Rate Certificates, the above discussion applies only to the holder's beneficial interest in the related Floating Rate Regular Interest and their respective basis allocable thereto.

      Moreover, the Offered Certificates (other than the Floating Rate
Certificates) will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because each of the Floating Rate Certificates will represent an undivided beneficial interest in the related Swap Contract and the related Floating Rate Account, they will not be suitable assets for resecuritization in a REMIC. Offered Certificates (other than the Floating Rate
Certificates) and the Floating Rate Regular Interests held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code (and not any portion of the basis of the Floating
Rate Certificates allocable to the related Swap Contract).

      The Offered Certificates (other than the Floating Rate Certificates) and the Floating Rate Regular Interests will be treated as assets described in
Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC's assets consist of loans secured by an interest in real property which is residential real property (initially 15.7% of the Initial Pool Balance) or other property described in Section 7701(a)(19)(C) of the Code. However, if 95% or more of the related REMIC's assets are assets described in 7701(a)(19)(C), then the entire
Offered Certificates (other than the Floating Rate Certificates) and the
Floating Rate Regular Interests will be treated as qualified property under
7701(a)(19)(C).

      A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections
856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M, Class A-J and Class B Certificates and the
Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular Interests will be issued at a premium for federal income tax purposes.

                                     S-213

      Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC, such as regular interests represented by the
Offered Certificates, and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the prospectus.

      The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID.
Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of OID on prepayable securities such as the Offered
Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates, if any, issued with OID may be able to select a method for recognizing any OID that differs from that used by the paying agent in preparing reports to holders of the Offered Certificates and the IRS. Prospective purchasers of those Offered
Certificates issued with OID are advised to consult their tax advisors concerning the treatment of any OID with respect to such Offered Certificates.

      To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated
redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the
prospectus.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount and Premium" in the prospectus.

      The prepayment assumption that will be used in determining the rate of accrual of OID, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

      Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of Certificates entitled thereto as described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a Class of Certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after a master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of Certificates is entitled under the terms of the
Pooling and Servicing Agreement, rather than including projected Prepayment
Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

TAXATION OF THE SWAP CONTRACT

      Each holder of a Floating Rate Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the related Swap Contract.

                                     S-214

      Holders of the Floating Rate Certificates must allocate the price they pay for their Certificates between their interests in the related Floating Rate
Regular Interests, and the related Swap Contract based on their relative fair market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Floating Rate Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price for the Floating Rate Certificates allocable to the related Floating Rate Regular Interests. If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the related
Floating Rate Regular Interest. If the Swap Contract is on market, no amount of the purchase price will be allocable to it. Holders of the Floating Rate
Certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to such Certificates. A holder of a
Floating Rate Certificate generally will be required to amortize any Swap
Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the applicable Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate).
Prospective purchasers of Floating Rate Certificates should consult tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury
Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury
Regulations.

      Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Floating Rate Certificates.

      Any amount of proceeds from the sale, redemption or retirement of a
Floating Rate Certificate that is considered to be allocated to the holder's rights under the related Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to the
Floating Rate Certificates under Treasury Regulations. A holder of a Floating
Rate Certificate will have gain or loss from such a termination equal to (A) (i)
any termination payment it received or is deemed to have received under the Swap
Contract minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap
Contract or (B) (i) any termination payment it paid or is deemed to have paid under the Swap Contract minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the
Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      The Floating Rate Certificates, representing a beneficial ownership in the related Floating Rate Regular Interest, and the applicable Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code
Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Floating Rate Certificate incurred or continued to incur indebtedness to acquire or hold such Class of Floating Rate Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related Swap Contract.

      Pursuant to the Pooling and Servicing Agreement (i) the Paying Agent on
behalf of the trust will deliver or cause to be delivered the federal taxpayer identification number of each grantor trust that holds a Swap Contract on an IRS
Form W-9 to the Swap Counterparty as soon as possible after each Swap Contract is entered into (but no later than the first payment date under the Swap
Contracts), provided that the Paying Agent has received the applicable taxpayer identification number from the IRS by such date (and the Paying Agent shall use its best efforts to obtain such taxpayer identification number from the IRS by such date) and, if requested by the Swap Counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each non-exempt Class
Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificateholder will be obligated pursuant to the

                                     S-215

Pooling and Servicing Agreement to provide applicable certification to the
Paying Agent (with copies directly from such Certificateholder to the Swap
Counterparty) to enable the Paying Agent to make payments to the Floating Rate
Certificateholders without federal withholding or backup withholding, and (iii)
as authorized by the Floating Rate Certificateholders under the Pooling and
Servicing Agreement, the Paying Agent may forward any such certification received to the Swap Counterparty if requested. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Swap
Counterparty to the trust fund.

ADDITIONAL CONSIDERATIONS

      The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

      Federal income tax information reporting duties with respect to the
Offered Certificates, REMIC I, REMIC II and REMIC III, the Excess Interest
Grantor Trust, the Class A-2FL Grantor Trust, the Class A-5FL Grantor Trust, the
Class A-MFL Grantor Trust and the Class A-JFL Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

      For further information regarding the United States federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California and Washington (representing approximately 12.8% and 12.0%, respectively, of the Initial Pool Balance) which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

      California, Washington and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property. Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either master servicer or the special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.

CALIFORNIA

      Under California law, a foreclosure may be accomplished either non-judicially or judicially. Generally, no deficiency judgment is permitted under California law following a non-judicial sale under a deed of trust but the borrower has no right of redemption. If the Lender, however, wishes to maintain the right to a deficiency, it may proceed judicially to foreclose, but
California law requires a lender, except in certain cases involving environmentally impaired real property, to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan.
California law limits any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed up to a one-year period within which to redeem the property. These limitations apply to the borrower. A separate action can in general be maintained against a guarantor except in rare circumstances.

                                     S-216

WASHINGTON

      In Washington, it is most common to foreclose a deed of trust by a non-judicial trustee's sale. Non-judicial foreclosure is available only if the property is not used principally for agricultural purposes, either at the time the deed of trust is granted or at the time of foreclosure. The non-judicial foreclosure process requires a preliminary 30 day notice of default and a subsequent 90 day notice of sale. The notice of sale must be posted on the premises and published twice in a local newspaper. The trustee's sale cannot be held sooner than 190 days after the date of default.

      Washington has a "one action" rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.

      Non-judicial foreclosure has the effect of satisfying the entire obligation secured by the deed of trust, including any cross collateralized obligations and any obligations of the grantor contained in separate documents that are the "substantial equivalent" of obligations secured by the deed of trust. Limited exceptions to the "anti deficiency" rule allow post foreclosure actions against the grantor within one year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for waste committed against the property.

      In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor. There is a one year redemption period from the date of sale following a judicial foreclosure. The redemption period may be reduced to eight months if the foreclosure complaint waives any deficiency judgment against the grantor.

                          CERTAIN ERISA CONSIDERATIONS

      ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and
Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such Plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

      The U.S. Department of Labor ("DOL") has issued a final regulation (29
C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan subject to ERISA or Section 4975 of the
Code makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in Certificates, such Plan assets would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the mortgage loans and other trust assets.

      Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicers, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing
Plans. In the absence of an applicable exemption, "prohibited transactions"--

                                     S-217

within the meaning of ERISA and Section 4975 of the Code--could arise if
Certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the Offered
Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the Offered Certificates, the DOL has granted to Morgan Stanley & Co. Incorporated an individual prohibited transaction exemption (Prohibited Transaction Exemption 90-24, as amended), which generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

      o     the initial purchase, the holding, and the subsequent resale by
            Plans of Certificates evidencing interests in pass-through trusts;
            and

      o     transactions in connection with the servicing, management and operation of such trusts; provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

      The Exemption as applicable to the Offered Certificates (and as modified by Prohibited Transaction Exemption 2007-05) sets forth the following five general conditions which must be satisfied for exemptive relief:

      o     the acquisition of the Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length
            transaction with an unrelated party;

      o     the Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's, S&P, DBRS Limited or
            DBRS, Inc.;

      o     the trustee cannot be an affiliate of any member of the Restricted
            Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., the Swap
            Counterparty, each master servicer, the special servicer, each
            Primary Servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of Certificates;

      o     the sum of all payments made to the Underwriters in connection with the distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by Morgan Stanley Capital I
            Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o     the Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
            Securities and Exchange Commission under the 1933 Act.

      Before purchasing any such Class of Certificates, a fiduciary of a Plan should confirm (a) that such Certificates constitute "securities" for purposes of the Exemption and (b) that the specific and general conditions of the
Exemption and the other requirements set forth in the Exemption would be satisfied. Morgan Stanley Capital I Inc. expects that, as of the Closing Date, the second general condition set forth above will be satisfied with respect to

                                     S-218

each of such Classes of Certificates. A fiduciary of a Plan contemplating purchasing any such Class of Certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of
Certificates continues to satisfy the second general condition set forth above.
In addition, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o     the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

      o     the Plan's investment in each Class of Certificates does not exceed
            25% of all of the Certificates outstanding of that Class at the time of the acquisition; and

      o     immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      We believe that the Exemption will apply to the acquisition and holding of the Offered Certificates (except for the Floating Rate Certificates to the extent of the applicable Swap Contract) by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemption, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the
Certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

      Each of the Swap Contracts benefiting the Floating Rate Certificates does not meet all of the requirements for an "eligible swap" under the Exemption, and consequently is not eligible for the exemptive relief available under the
Exemption. For ERISA purposes, the Depositor believes that an interest in each of the Floating Rate Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the related Floating Rate Regular Interest, without taking into account payments made or received with respect to the related Swap Contract and (ii) the rights and obligations under the related Swap Contract. A Plan's purchase and holding of a Floating Rate Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Counterparty unless an exemption is available.

      Accordingly, as long as the related Swap Contract is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Floating
Rate Certificate unless such acquisition or holding is eligible for the exemptive relief available under the statutory transaction exemption available under Section 408(b)(17) of ERISA to "service providers" to Plans (provided that such service provider is neither a fiduciary with respect to the plan assets used to acquire the Certificates nor an affiliate of such fiduciary and that the transaction is for "adequate consideration") or PTCE 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by
"in house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions
(in particular, fiduciary self-dealing transactions prohibited by ERISA Section
406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Floating Rate Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Floating Rate Certificate are eligible for the exemptive relief available under at least one of the
Investor-Based Exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company

                                     S-219

might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job
Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

      Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley
Capital I Inc., the trustee, the paying agent and each master servicer that (1)
such acquisition and holding is permissible under applicable law, including the
Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley
Capital I Inc., the trustee, the paying agent, either master servicer, the special servicer or the certificate registrar to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (2) the source of funds used to acquire and hold such Certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption
95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemption, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered
Certificates under applicable legal investment or other restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered
Certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                     S-220

                                 USE OF PROCEEDS

      We will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the Certificates.

      We have entered into an Underwriting Agreement with Morgan Stanley & Co.
Incorporated, LaSalle Financial Services, Inc., Goldman, Sachs & Co., Greenwich
Capital Markets, Inc. (except with respect to the Class A-2 Certificates),
Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets
Corporation. Subject to the terms and conditions set forth in the Underwriting
Agreement, Morgan Stanley Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed to purchase from Morgan Stanley Capital I Inc., the respective aggregate Certificate Balance of each Class of Offered
Certificates presented below.

       UNDERWRITER           CLASS A-1     CLASS A-1A      CLASS A-2     CLASS A-2FL     CLASS A-3     CLASS A-AB       CLASS A-4
-------------------------  -------------  -------------  -------------  -------------  -------------  -------------  ---------------

Morgan Stanley & Co.
  Incorporated...........  $ 119,100,000  $ 725,166,000  $ 647,300,000  $ 485,000,000  $  53,800,000  $ 140,800,000  $ 1,012,242,000
LaSalle Financial
  Services, Inc..........  $           0  $           0  $           0  $           0  $           0  $           0  $             0
Goldman, Sachs & Co......  $           0  $           0  $           0  $           0  $           0  $           0  $             0
Greenwich Capital
  Markets, Inc...........  $           0  $           0            N/A  $           0  $           0  $           0  $             0
Merrill Lynch, Pierce,
  Fenner & Smith
  Incorporated...........  $           0  $           0  $           0  $           0  $           0  $           0  $             0
RBC Capital Markets
  Corporation............  $           0  $           0  $  35,000,000  $  15,000,000  $           0  $           0  $    50,000,000
TOTAL....................  $ 119,100,000  $ 725,166,000  $ 682,300,000  $ 500,000,000  $  53,800,000  $ 140,800,000  $ 1,062,242,000

       UNDERWRITER          CLASS A-5FL     CLASS A-M     CLASS A-MFL     CLASS A-J     CLASS A-JFL      CLASS B
-------------------------  -------------  -------------  -------------  -------------  -------------  -------------

Morgan Stanley & Co.
  Incorporated ..........  $ 150,000,000  $ 420,487,000  $  70,000,000  $ 195,500,000  $ 192,389,000  $  18,394,000
LaSalle Financial
  Services, Inc .........  $           0  $           0  $           0  $           0  $           0  $           0
Goldman, Sachs & Co. ....  $           0  $           0  $           0  $           0  $           0  $           0
Greenwich Capital
  Markets, Inc ..........  $           0  $           0  $           0  $           0  $           0  $           0
Merrill Lynch, Pierce,
  Fenner & Smith
  Incorporated ..........  $           0  $           0  $           0  $           0  $           0  $           0
RBC Capital Markets
  Corporation ...........  $           0  $           0  $           0  $   4,500,000  $           0  $           0
TOTAL ...................  $ 150,000,000  $ 420,487,000  $  70,000,000  $ 200,000,000  $ 192,389,000  $  18,394,000

      Morgan Stanley & Co. Incorporated will act as co-lead manager and sole bookrunner with respect to the Offered Certificates. LaSalle Financial Services,
Inc. will act as co-lead manager and Goldman, Sachs & Co., Greenwich Capital
Markets, Inc. (except with respect to the Class A-2 Certificates), Merrill
Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation
will act as co-managers with respect to the offered certificates.

      The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased subject to limitations specified in the
Underwriting Agreement. Proceeds to Morgan Stanley Capital I Inc. from the sale of the Offered Certificates, before deducting expenses payable by Morgan Stanley
Capital I Inc., will be approximately $4,356,676,921, plus accrued interest on the Certificates.

      The Underwriters have advised us that they will propose to offer the
Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of
Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

      The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

      The Offered Certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the
Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC

                                     S-221

against payment therefor on or about May 30, 2007, which is the 7th business day following the date of pricing of the Certificates.

      Under Rule 15c6 1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

      We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

      The Offered Certificates are a new issue of securities with no established trading market. One or more of the Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do
so. Any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop.

                                  LEGAL MATTERS

      The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New
York, New York. Legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York,
New York. Legal matters will be passed upon for LaSalle Bank National
Association (with respect to the Mortgage Loan Seller and Sponsor only) by
Katten Muchin Roseman LLP, Chicago, Illinois, for Morgan Stanley Mortgage
Capital Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York, for
Principal Commercial Funding II, LLC by Dechert LLP, for Royal Bank of Canada
and Wells Fargo Bank, National Association by Andrews Kurth LLP, Dallas, Texas,
for Prudential Mortgage Capital Funding, LLC by Cadwalader, Wickersham & Taft
LLP, New York, New York and for National City Bank by Latham & Watkins LLP, New
York, New York.

                                     RATINGS

      It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Moody's and S&P.

                CLASS                       MOODY'S     S&P
                ------------------------   ---------   ------
                Class A-1...............      Aaa       AAA
                Class A-1A..............      Aaa       AAA
                Class A-2...............      Aaa       AAA
                Class A-2FL.............      Aaa       AAA
                Class A-3...............      Aaa       AAA
                Class A-AB..............      Aaa       AAA
                Class A-4...............      Aaa       AAA
                Class A-5FL.............      Aaa       AAA
                Class A-M...............      Aaa       AAA
                Class A-MFL.............      Aaa       AAA
                Class A-J...............      Aaa       AAA
                Class A-JFL.............      Aaa       AAA
                Class B.................      Aa1       AA+

      The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date, which is the first Distribution Date that is 24 months after the end of the amortization term of the mortgage loan, that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation

                                     S-222

to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

      The ratings of the Certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the Certificates.

      The ratings of the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Certificates do not represent any assessment as to whether the floating rate on each such Class will convert to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable, and only represent the likelihood of the receipt of interest up to the Pass-Through Rates on the Class A-2FL, Class A-5FL, Class A-MFL or Class A-JFL Regular Interest,
respectively (which is one of a fixed rate or a rate equal to, based on or subject to the Weighted Average Net Mortgage Rate, as applicable). In addition, the ratings on the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Certificates do not address (i) the likelihood of receipt by the holders of the
Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificates of the timely distributions of interest in connection with the change of the payment terms to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable, upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms, (ii) in the event that the Swap Counterparty defaults on its obligations under the related
Swap Contract, the likelihood that the holders of the Class A-2FL, Class A-5FL,
Class A-MFL and Class A-JFL Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the related Swap Contract that were not recovered from the Swap Counterparty or
(iii) to the extent to which interest on the Class A-2FL, Class A-5FL, Class
A-MFL and Class A-JFL Certificates will be reduced due to the allocation of Net
Aggregate Prepayment Interest Shortfalls or reduction in payment by the Swap
Counterparty if the Pass-Through Rate of each of the Class A-2FL, Class A-5FL,
Class A-MFL and Class A-JFL Regular Interest is reduced below the related pass through rate, which is one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable.

      There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of
Offered Certificates by a rating agency that has not been requested by Morgan
Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                     S-223

                                GLOSSARY OF TERMS

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following "Glossary of Terms" is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

      Unless the context requires otherwise, the definitions contained in this
"Glossary of Terms" apply only to this series of Certificates and will not necessarily apply to any other series of Certificates the trust may issue.

      "Accrued Certificate Interest" means, in respect of each Class of REMIC
Regular Certificates and for each of the Floating Rate Regular Interests for each Distribution Date, the amount of interest for the applicable Interest
Accrual Period accrued at the applicable Pass-Through Rate on the aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class of
Certificates outstanding immediately prior to such Distribution Date. Accrued
Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest with respect to the Floating Rate
Certificates, will, unless and until the floating rate of interest of each such class converts to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable, be calculated on the basis of the actual number of days elapsed in the related Interest Accrual
Period and a 360 day year.

      "Additional Servicer" means each affiliate of a master servicer, a sponsor, the trustee, the paying agent, the Depositor or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of a master servicer, a sponsor, the trustee, the paying agent, the Depositor or any
Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

      "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary
Servicing Fee and the Paying Agent Fee for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II to this prospectus supplement.

      "Advance" means either a Servicing Advance or P&I Advance, as the context may require.

      "Advance Rate" means a per annum rate equal to the "prime rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

      "Annual Report" means one or more reports for each mortgage loan based on the most recently available rent rolls and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

      "Appraisal Event" means, with respect to any mortgage loan (or Serviced
Loan Group, as applicable), not later than the earliest of the following:

      o     the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan (or Serviced Loan Group, as the case may be) if such delinquency remains uncured;

      o     the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property; provided that such petition or appointment remains in effect;

                                     S-224

      o     the effective date of any modification to a Money Term of a mortgage loan (or Serviced Loan Group, as the case may be), other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon
            Payment; and

      o     the date 30 days following the date a mortgaged property becomes an
            REO Property.

      "Appraisal Reduction" will equal for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

            the sum of:

      o     the Scheduled Principal Balance of such mortgage loan (or Serviced
            Loan Group, as the case may be) (or, in the case of an REO Property, the related REO Mortgage Loan), less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan (or Serviced Loan Group, as the case may be);

      o     to the extent not previously advanced by a master servicer or the trustee, all accrued and unpaid interest on such mortgage loan (or
            Serviced Loan Group, as the case may be) (or, in the case of an REO
            Property, the related REO Mortgage Loan);

      o     all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

      o     to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, the special servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account
            (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

            over

      o     90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (or Serviced Loan Group, as the case may be) (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

      With respect to each mortgage loan that is cross-collateralized with any other mortgage loan, the value of each mortgaged property that is security for each mortgage loan in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan, shall be taken into account when calculating such Appraisal Reduction.

      In the case of a Serviced Loan Group, any Appraisal Reduction will be calculated in respect of the related mortgage loan and the Serviced Companion
Loans and then (i) in the case of the Serviced Companion Loans that are pari passu notes, allocated pro rata between the related mortgage loan and the
Serviced Companion Loans according to their respective principal balances or
(ii) in the case of the Serviced Companion Loans that are subordinate notes, allocated first to the Serviced Companion Loans until reduced to zero and then to the mortgage loan.

      "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

                                     S-225

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

      o     any Balloon Loan that is delinquent in respect of its Balloon
            Payment beyond the first Determination Date that follows its original stated maturity date; or

      o     any mortgage loan as to which the related mortgaged property has become an REO Property.

      The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

      "Authenticating Agent" means the paying agent, in its capacity as the
Authenticating Agent.

      "Available Distribution Amount" means in general, for any Distribution
Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

      (1) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

      o     Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

      o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this prospectus supplement);

      o     amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts payable to the master servicers, the special servicer, the Primary
            Servicers, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances, expenses or indemnities);

      o     amounts deposited in the Distribution Account in error;

      o     if such Distribution Date occurs during January, other than a leap year, or February of any year (unless the related Distribution Date is the final Distribution Date), the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the
            Interest Reserve Account; and

      o     any portion of such amounts payable to the holder of the Serviced
            Companion Loans;

      (2) to the extent not already included in clause (1), any Compensating
Interest Payments paid with respect to such Distribution Date; and

      (3) if such Distribution Date occurs during March of any year (or
February, if the related Distribution Date is the final Distribution Date), the aggregate of the Interest Reserve Amounts then on deposit in each Interest
Reserve Account in respect of each Interest Reserve Loan.

      In addition, (i) in the case of the mortgage loans that permit voluntary
Principal Prepayment on any day of the month without the payment of a full month's interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection
Period any Principal Prepayments received after the end of such Collection
Period but no later than the first business day immediately preceding such
Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any), and
(ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to

                                     S-226

occur after the Determination Date in such month, the applicable master servicer will be required to remit to the Distribution Account on the Master Servicer
Remittance Date occurring in such month any such Scheduled Payment (net of the
Master Servicing Fee and Primary Servicing Fee, and including any Balloon
Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the Distribution Account on a
Master Servicer Remittance Date as described above in the paragraph will, in general, also be part of the Available Distribution Amount for the Distribution
Date occurring in the applicable month.

      "Balloon Loans" means mortgage loans (or Serviced Loan Group, as the case may be) that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated
Repayment Dates, as the case may be, unless prepaid prior thereto.

      "Balloon LTV" - See "Balloon LTV Ratio."

      "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Balloon Payment" means, with respect to a Balloon Loan, the principal payments and scheduled interest due and payable on the relevant maturity dates.

      "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England.

      "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any Class of Certificates (except for the Floating Rate Certificates) and the Floating Rate Regular Interests, a
fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates or Floating Rate
Regular Interest, and (ii) the Discount Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii)
the Discount Rate; provided, however, that under no circumstances will the Base
Interest Fraction be greater than 1. If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the
Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class of Certificates, then the Base Interest Fraction shall be equal to 1.0.

      "Beacon Seattle & DC Portfolio Co-Lender Agreement" means the intercreditor agreement by and between the initial holder of the Beacon Seattle
& DC Portfolio Mortgage Loan and the initial holders of the Beacon Seattle & DC
Portfolio Companion Loans, relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

      "Beacon Seattle & DC Portfolio Companion Loan" means each note that is secured by the Mortgaged Properties on a pari passu basis with the Beacon
Seattle & DC Portfolio Mortgage Loan. The Beacon Seattle & DC Portfolio
Companion Loans are not assets of the trust.

      "Beacon Seattle & DC Portfolio Loan Group" means, collectively, the Beacon
Seattle & DC Portfolio Mortgage Loan and the Beacon Seattle & DC Portfolio
Companion Loans.

      "Beacon Seattle & DC Portfolio Mortgage Loan" means Mortgage Loan No. 1, which is secured by the related Mortgaged Properties on a pari passu basis with the Beacon Seattle & DC Portfolio Companion Loans.

                                     S-227

      "Certificate Account" means one or more separate accounts established and maintained by a master servicer, any Primary Servicer or any sub-servicer on behalf of a master servicer, pursuant to the Pooling and Servicing Agreement.

      "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

      "Certificate Owner" means a person acquiring an interest in an offered certificate.

      "Certificate Registrar" means the paying agent, in its capacity as the
Certificate Registrar.

      "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

      "Certificates" has the meaning described under "Description of the Offered
Certificates--General" in this prospectus supplement.

      "Class" means the designation applied to the Offered Certificates, the
Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular Interests and the
private certificates, pursuant to this prospectus supplement.

      "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-1A Certificates, the Class A-2 Certificates, the Class A-2FL Certificates, the
Class A-3 Certificates, the Class A-AB Certificates, the Class A-4 Certificates
and the Class A-5FL Certificates.

      "Class A-2FL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-2FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-2FL Regular Interest pursuant to the applicable Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-2FL Regular Interest for so long as the applicable Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-2FL Regular Interest pursuant to the applicable Swap Contract; and (c) all amounts incurred by the
Paying Agent in connection with enforcing the rights of the trust under the applicable Swap Contract.

      "Class A-2FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Contract is in effect and there exists no continuing payment default under the applicable
Swap Contract, the aggregate amount of interest received by the Paying Agent from the Swap Counterparty in respect of the Class A-2FL Regular Interest pursuant to the terms of the applicable Swap Contract during the related
Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-2FL Regular
Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable Swap Contract). If the Swap
Counterparty defaults on its obligation to pay such interest to the Paying
Agent, or if a Swap Default occurs and is continuing, the Class A-2FL Interest
Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-2FL Regular Interest.

      "Class A-2FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-2FL Regular Interest on such Distribution Date.

      "Class A-2FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by the Class A-2FL
Certificates.

      "Class A-5FL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-5FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such

                                     S-228

Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the Class A-5FL Regular
Interest pursuant to the applicable Swap Contract, but excluding the following:
(a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the Class A-5FL Regular Interest for so long as the applicable Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-5FL Regular Interest pursuant to the applicable Swap
Contract; and (c) all amounts incurred by the Paying Agent in connection with enforcing the rights of the trust under the applicable Swap Contract.

      "Class A-5FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Contract is in effect and there exists no continuing payment default under the applicable
Swap Contract, the aggregate amount of interest received by the Paying Agent from the Swap Counterparty in respect of the Class A-5FL Regular Interest pursuant to the terms of the applicable Swap Contract during the related
Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-5FL Regular
Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable Swap Contract). If the Swap
Counterparty defaults on its obligation to pay such interest to the Paying
Agent, or if a Swap Default occurs and is continuing, the Class A-5FL Interest
Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-5FL Regular Interest.

      "Class A-5FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-5FL Regular Interest on such Distribution Date.

      "Class A-5FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by the Class A-5FL
Certificates.

      "Class A-JFL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-JFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-JFL Regular Interest pursuant to the applicable Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-JFL Regular Interest for so long as the applicable Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-JFL Regular Interest pursuant to the applicable Swap Contract; and (c) all amounts incurred by the
Paying Agent in connection with enforcing the rights of the trust under the applicable Swap Contract.

      "Class A-JFL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Contract is in effect and there exists no continuing payment default under the applicable
Swap Contract, the aggregate amount of interest received by the Paying Agent from the Swap Counterparty in respect of the Class A-JFL Regular Interest pursuant to the terms of the applicable Swap Contract during the related
Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-JFL Regular
Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable Swap Contract). If the Swap
Counterparty defaults on its obligation to pay such interest to the Paying
Agent, or if a Swap Default occurs and is continuing, the Class A-JFL Interest
Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-JFL Regular Interest.

      "Class A-JFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-JFL Regular Interest on such Distribution Date.

      "Class A-JFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by the Class A-JFL
Certificates.

      "Class A-MFL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-MFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in

                                     S-229

respect of the Class A-MFL Regular Interest pursuant to the applicable Swap
Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the Class A-MFL Regular Interest for so long as the applicable Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-MFL
Regular Interest pursuant to the applicable Swap Contract; and (c) all amounts incurred by the Paying Agent in connection with enforcing the rights of the trust under the applicable Swap Contract.

      "Class A-MFL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the Swap Contract is in effect and there exists no continuing payment default under the applicable Swap
Contract, the aggregate amount of interest received by the Paying Agent from the
Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the terms of the applicable Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-MFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable
Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the Paying Agent, or if a Swap Default occurs and is continuing, the
Class A-MFL Interest Distribution Amount will equal the Distributable
Certificate Interest Amount in respect of the Class A-MFL Regular Interest.

      "Class A-MFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-MFL Regular Interest on such Distribution Date.

      "Class A-MFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by the Class A-MFL
Certificates.

      "Clearstream Banking" means Clearstream Banking Luxembourg, societe anonyme.

      "Closing Date" means on or about May 30, 2007.

      "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the trust.

      "Co-Lender Agreement" means, with respect to a Serviced Loan Group, a co-lender agreement or agreement among noteholders between the holders of the related mortgage loan and the Serviced Companion Loans.

      "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

      "Compensating Interest" means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Serviced Companion Loans) during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Serviced Companion Loans) during the same
Collection Period. Notwithstanding the foregoing, such Compensating Interest shall not (i) with respect to Principal Prepayments, exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties (but not including the Serviced Companion Loans), to the extent that such master servicer applied the subject Principal Prepayments in accordance with the terms of the related mortgage loan documents, or (ii) be required to be paid on any
Prepayment Interest Shortfalls incurred in respect of any Specially Serviced
Mortgage Loans or defaulted mortgage loans.

      "Compensating Interest Payment" means any payment of Compensating
Interest.

                                     S-230

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan(or Serviced Loan Group, as the case may be). With respect to the mortgaged properties securing any Serviced
Loan Group, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Certificates.

      "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Certificates.

      "CPR" - See "Constant Prepayment Rate" above.

      "Custodian" means the paying agent, in its capacity as the custodian under the pooling and servicing agreement.

      "Cut-off Date" means May 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in May 2007 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on May 1, 2007, not the actual day which such scheduled payments are due. All references to the "cut-off date" with respect to any mortgage loan characteristics (including any numerical or statistical information) contained in this prospectus supplement are based on an assumption that all scheduled payments will be made on the respective due date and that no unscheduled prepayments are made.

      "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received, determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement and assuming no unscheduled prepayment is made. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

      "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Cut-off Date Loan-to-Value"
or "Cut-off Date LTV" means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement, related to the cross-collateralized group.

      "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

      "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Debt Service Coverage Ratio" or "DSCR" is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

                                     S-231

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means, with respect to any Distribution Date and any of the mortgage loans, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 5th business day prior to the related
Distribution Date.

      "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      "Distributable Certificate Interest Amount" means, in respect of any Class of REMIC Regular Certificates or Floating Rate Regular Interest for any
Distribution Date, the sum of:

      (a)   Accrued Certificate Interest in respect of such Class of
            Certificates or Floating Rate Regular Interest, as applicable, for such Distribution Date, reduced (to not less than zero) by:

                  (i)   any Net Aggregate Prepayment Interest Shortfalls
            allocated to such Class; and

                  (ii)  Realized Losses and Expense Losses, in each case
            specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

      (b)   the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date; and

      (c)   if the aggregate Certificate Balance is reduced because amounts in the Certificate Account allocable to principal have been used to reimburse a nonrecoverable Advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate
            Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

      "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

      "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

      "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

      "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a
Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

      "DSCR" - See "Debt Service Coverage Ratio."

      "DTC" means The Depository Trust Company.

      "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

      "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans (or Serviced Loan Groups, as the case may be).

      "EPA" means the United States Environmental Protection Agency.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                     S-232

      "Escrow Account" means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

      "Euroclear" means The Euroclear System.

      "Event of Default" means, with respect to a master servicer under the
Pooling and Servicing Agreement, any one of the following events:

      o     any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement, which failure to remit is not cured by 11:00 a.m. on the Distribution Date;

      o     any failure by such master servicer to make a required deposit to the Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

      o     any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the
            Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

      o     any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of
            Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan
            Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley
            Capital I Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach;
            provided, further, that such cure period may not exceed 90 days;

      o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

      o     such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

      o     such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

      o     Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates (and such
            qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (b) placed one or more classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date thereof), and, in the case of either of clause (a) or (b), citing servicing concerns with such master servicer as the sole or material factor in such rating action; or

                                     S-233

      o     such master servicer is no longer listed on S&P's Select Servicer
            List as a U.S. Commercial Mortgage Master Servicer and is not
            reinstated to such status within 60 days.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered
Certificates--Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act, will constitute an "Event of Default"
that entitles the Depositor or another party to terminate that party. In some circumstances, such an "Event of Default" may be waived by the Depositor in its sole discretion.

      "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the
Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

      "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

      "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to any Serviced Loan
Group, a Principal Prepayment in full had been made with respect to both the mortgage loan and the Serviced Companion Loans) on the date such proceeds were received.

      "Excess Servicing Fee" means a fee payable to the master servicers (if applicable) or Primary Servicers, as applicable, that is included as a component of the Master Servicing Fee and accrues at a rate set forth in the Pooling and
Servicing Agreement, which is assignable and non-terminable.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Exemption" means the individual prohibited transaction exemption granted by the DOL to Morgan Stanley & Co. Incorporated, as amended.

      "Expense Losses" means, among other things:

      o     any interest paid to the master servicers, the special servicer and the trustee in respect of unreimbursed Advances;

      o     all Special Servicer Compensation paid to the special servicer (to the extent not collected from the related borrower);

      o     other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley
            Capital I Inc., the master servicers, the Primary Servicers or the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

      o     any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

      "Fitch" means Fitch, Inc.

                                     S-234

      "Fixed Interest Distribution" means, with respect to the Master Servicer
Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the applicable Swap Contract.

      "Floating Rate Certificate" means any of the Class A-2FL, Class A-5FL,
Class A-MFL and Class A-JFL Certificates.

      "Floating Rate Regular Interest" means any of the Class A-2FL, Class
A-5FL, Class A-MFL and Class A-JFL Regular Interests.

      "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous
Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the
Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss.
1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

      "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $4,179,702,267.

      "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $725,166,819.

      "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$4,904,869,086.

      "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified
(without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

      "Insurance Proceeds" means all amounts paid by an insurer under any insurance policy in connection with a mortgage loan, excluding any amounts required to be paid to the related borrower or used to restore the related mortgaged property. With respect to the mortgaged property or properties securing any Serviced Loan Group, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

      "Interest Accrual Period" means, with respect to each Distribution Date,
(i) for each class of REMIC Regular Certificates and for the Class A-2FL, Class
A-5FL, Class A-MFL or Class A-JFL Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs and (ii)
for the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificates,
unless and until the floating rate of interest of each such class converts to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution
Date.

      "Interest Reserve Account" means an account that the Paying Agent has established and will maintain for the benefit of the holders of the
Certificates.

      "Interest Reserve Amount" means all amounts deposited in each Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

      "Interest Reserve Loan" - See "Non-30/360 Loan" below.

      "Interest Reset Date" means the day that is two Banking Days prior to the start of the related Interest Accrual Period.

                                     S-235

      "Interested Party" means the special servicer, the master servicers,
Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

      "LaSalle Co-Lender Agreement" means each co-lender agreement by and between the holder of a LaSalle Senior Mortgage Loan and the holder(s) of the related LaSalle Subordinate Loan, relating to the relative rights of such holder(s), as the same may be further amended from time to time in accordance with the terms thereof.

      "LaSalle Loan Group" means, collectively, a LaSalle Senior Mortgage Loan and the related LaSalle Subordinate Loan.

      "LaSalle Senior Mortgage Loan" means each of Mortgage Loan No. 23, No. 28 and No. 164, which is secured by the related Mortgaged Property on a senior basis with the related LaSalle Subordinate Loan.

      "LaSalle Subordinate Loan" means each A-1 and/or B note that is secured by a Mortgaged Property on a subordinated basis with a LaSalle Senior Mortgage
Loan. The LaSalle Subordinate Loans are not assets of the trust.

      "LIBOR" or "one-month LIBOR" means with respect to each Interest Accrual
Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering
Rate" as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal
London office of four major banks in the London interbank market selected by the
Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. LIBOR for the initial Interest Accrual Period will be determined two (2)
Banking Days before the Closing Date, provided that for the initial Interest
Accrual Period LIBOR shall be an interpolated rate based on two-week and one-month LIBOR to reflect the shorter initial Interest Accrual Period, as set forth in the Swap Contracts.

      "Liquidation Fee" means, generally, 1.00% of the related Liquidation
Proceeds received in connection with a full or partial liquidation of a
Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation
Proceeds or Insurance Proceeds received by the trust (except in the case of a final disposition consisting of the repurchase of a mortgage loan or REO
Property by a mortgage loan seller due to a Material Breach or a Material
Document Defect); provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a breach of a representation and warranty or document defect, such fee will only be paid by such mortgage loan seller and due to the special servicer if repurchased after the date that is 180 days or more after the applicable mortgage loan seller receives notice of the breach causing the repurchase and (B) in the case of a repurchase of a mortgage loan by any subordinate or mezzanine lender, such fee will only be due to the special servicer if repurchased 60 days after a master servicer, special servicer or trustee receives notice of the default causing the repurchase and payment is not prohibited by the applicable co-lender or intercreditor agreement.

      "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a mortgage loan seller, the Purchase Price of such mortgage loan). With respect to the mortgaged property or properties securing any Serviced Loan Group, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

      "Loan Group 1" means that distinct loan group consisting of 347 mortgage loans that are secured by property types other than multifamily properties and manufactured housing communities, 4 mortgage loans that are secured by multifamily properties and 4 mortgage loans that are secured by manufactured housing properties representing, in the aggregate, approximately 85.2% of the
Initial Pool Balance.

                                     S-236

      "Loan Group 2" means that distinct loan group consisting of 47 mortgage loans that are secured by multifamily properties and 21 mortgage loans that are secured by manufactured housing community properties, representing, in the aggregate, approximately 14.8% of the Initial Pool Balance.

      "Loan Group 1 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

      "Loan Group Principal Distribution Amount" means the Loan Group 1
Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

      "Loan Group 2 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

      "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

      "MAI" means Member of the Appraisal Institute.

      "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

      "Master Servicing Fee" means the monthly amount, which amount is inclusive of the Excess Servicing Fee, based on the Master Servicing Fee Rate, to which the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans. For the avoidance of doubt, the Master Servicing Fee shall be payable to the applicable master servicer for servicing each Serviced Companion Loans out of payments on such Serviced Companion Loans.

      "Master Servicing Fee Rate" means a rate per annum set forth in the
Pooling and Servicing Agreement which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the
Administrative Cost Rate.

      "Material Breach" means a breach of any of the representations and warranties made by a mortgage loan seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the
Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

      "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the
Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

      "Money Term" means, with respect to any mortgage loan(or Serviced Loan
Group, as the case may be), the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but
does not include late fee or default interest provisions).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage File" means the following documents, among others:

      o     the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

      o     the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

      o     the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such

                                     S-237

            document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

      o     an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

      o     an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

      o     an original or copy of the related lender's title insurance policy
            (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent);

      o     when relevant, the related ground lease or a copy thereof;

      o     when relevant, copies of any loan agreements, lockbox agreements, intercreditor agreements and Co-Lender Agreements, if any, as well as copies of the notes evidencing the Serviced Companion Loans;

      o     when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

      o     when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

      "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective mortgage loan seller, as the case may be.

      "Mortgage Pool" means the 423 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $4,904,869,086, which may vary by up to 5%.

      "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date and each master servicer, the aggregate of all Prepayment
Interest Shortfalls incurred in respect of all (or, where specified, a portion)
of the mortgage loans serviced by such master servicer (including Specially
Serviced Mortgage Loans) during any Collection Period that are neither offset by
Prepayment Interest Excesses collected on such mortgage loans during such
Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

      "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates or the Class A-2FL, Class A-5FL, Class A-MFL or Class A-JFL Regular Interest
from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the
Certificates (other than the Floating Rate Certificates) and the Floating Rate
Regular Interests accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or
Excess Interest). However, with respect to each Non-30/360 Loan:

      o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year (unless such Distribution Date is the final Distribution Date) will be adjusted to take into account the applicable Interest Reserve Amount; and

      o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in
            2008), or February if the related Distribution Date is the final

                                     S-238

            Distribution Date, will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding
            January (if applicable) and February.

      "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income, less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

      "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

      "Notional Amount" has the meaning described under "Description of the
Offered Certificates--Certificate Balances" in this prospectus supplement.

      "Offered Certificates" mean the Class A-1, Class A-1A, Class A-2, Class
A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5FL, Class A-M, Class A-MFL,
Class A-J, Class A-JFL and Class B Certificates.

      "OID" means original issue discount within the meaning of the Code.

      "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions. We anticipate that the initial Operating Adviser will be Centerline REIT Inc., LLC, an affiliate of the special servicer.

      "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

      "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any default interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

      In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the master servicer must, unless the Scheduled Payment is received before the end of such Collection
Period, make a P&I Advance in an amount equal to such Scheduled Payment (net of any Master Servicing Fee or Primary Servicing Fee) (or, in the case of a Balloon
Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer Remittance Date), in each case subject to a nonrecoverability determination.

      "PAR" means Prudential Asset Resources, Inc.

      "Participants" means DTC's participating organizations.

      "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975 of the Code).

      "Pass-Through Rate" means the rate per annum at which any Class of
Certificates (other than the Class EI Certificates and Residual Certificates) or the Class A-2FL, Class A-5FL, Class A-MFL or Class A-JFL Regular Interest
accrues interest.

                                     S-239

      "Paying Agent Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the paying agent as compensation for the performance of its duties calculated at a rate that is part of the Administrative Cost Rate.

      "Percentage Interest" will equal, as evidenced by any REMIC Regular
Certificate or Class A-2FL, Class A-5FL, Class A-MFL or Class A-JFL in the Class
to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or
Notional Amount, as the case may be, of such Class.

      "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be.
However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," and the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has
occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and
(y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and
Servicing Agreement.

      "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of May 1, 2007, among Morgan Stanley Capital I Inc., as depositor, Capmark, as master servicer with respect to the mortgage loans sold to the trust by LaSalle Bank National Association, RBC or PCFII, Wells Fargo
Bank, National Association, as master servicer with respect to the mortgage loans sold to the trust by Wells Fargo Bank, Morgan Stanley Mortgage Capital
Inc. or NatCity, Prudential Asset Resources, Inc., as master servicer with respect to the PMCF mortgage loans, Centerline Servicing Inc., as special servicer, The Bank of New York Trust Company, National Association, as trustee, and LaSalle Bank National Association as paying agent, certificate registrar, authenticating agent and custodian.

      "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon
Payment) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such
Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the
Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due
Date to the date such payment was made, net of the amount of any Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Paying
Agent Fee, the Trustee Fee and if the related mortgage loan is a Specially
Serviced Mortgage Loan, the Special Servicing Fee in each case, to the extent payable out of such collection of interest.

      "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (including any unscheduled Balloon Payment) during the related
Collection Period, and the date such payment was made occurred prior to the Due
Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special
Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage
Loan, the Paying Agent Fee and the Trustee Fee) that accrues on the amount of such Principal Prepayment or unscheduled Balloon

                                     S-240

Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the Certificates, if applicable. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

      o     the aggregate amount of interest that would have accrued at the Net
            Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the
            Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon
            Payment had not been made, over

      o     the aggregate interest that did so accrue at the Net Mortgage Rate
            (less the Special Servicing Fee, if the related mortgage loan is a
            Specially Serviced Mortgage Loan) through the date such payment was made.

      "Prepayment Premium" means, with respect to any mortgage loan (or any
Serviced Loan Group, as applicable) for any Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection
Period in connection with Principal Prepayments on such mortgage loan (or
Serviced Loan Group, as applicable). With respect to Prepayment Premiums received in respect of any Serviced Loan Group, "Prepayment Premium" means the amount of such Prepayment Premium allocated to the mortgage loan included in the trust.

      "Primary Servicers" mean Principal Global Investors, LLC, Capstone Realty
Advisors, LLC, Wachovia Bank, National Association, and their respective permitted successors and assigns.

      "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

      "Primary Servicing Fee Rate" means a per annum rate set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

      "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class
A-5FL, Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class O, Class P, Class Q and Class S Certificates.

      "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

      o     the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled
            Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans for their respective Due Dates occurring during the related
            Collection Period; and

      o     all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any Serviced
            Companion Loan or its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds),
            Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Loan or its respective successor REO mortgage loan) during the related
            Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

      The following amounts shall reduce the Principal Distribution Amount (and, in each case, will be allocated first to the Loan Group Principal Distribution
Amount applicable to the related mortgage loan, and then to the other Loan Group
Principal Distribution Amount) to the extent applicable:

      o     if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and Advance interest thereon) are reimbursable from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and
            Advance interest thereon) that are reimbursed from such principal collections during that

                                     S-241

            Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs); and

      o     if any Advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that Advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with Advance interest thereon)
            first from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date
            (prior to reimbursement from other collections) and the Principal
            Distribution Amount will be reduced (to not less than zero) by any of those Advances (and Advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that
            Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal
            Distribution Amount (and will be allocated first to such other Loan
            Group Principal Distribution Amount, and then to the Loan Group
            Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs).

      "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans (or Serviced Loan Groups, as the case may be)
that constitute voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

      "PTCE" means a DOL Prohibited Transaction Class Exemption.

      "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan, or the related REO Property (including, without duplication, any Servicing Advances,
Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the primary servicers, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan
Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the Primary Servicers, the special servicer, Morgan Stanley
Capital I Inc. or the trustee in respect of the Material Breach or Material
Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a mortgage loan seller, any Liquidation Fee payable by such mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee."

      "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the
Certificates.

      "Rated Final Distribution Date" means the Distribution Date in April 2049.

      "Rating Agencies" means Moody's and S&P.

      "Realized Losses" means losses arising from the inability of the trustee, master servicers or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

      o     the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

                                     S-242

      o     the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

      If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.
Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the Certificates on the succeeding distribution date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the distribution date for that Collection Period.

      "Record Date" means, (i) with respect to each class of offered certificates, other than the Class A-2FL, Class A-5FL, Class A-MFL and Class
A-JFL Certificates, for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Class A-2FL, Class A-5FL, Class A-MFL and
Class A-JFL Certificates, the business day immediately preceding the related
Distribution Date.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan (or Serviced Loan Group, as the case may be) that was modified, based on the modified terms), (b) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan as to which an Appraisal Event has occurred is a Rehabilitated
Mortgage Loan, no other Appraisal Event has occurred) and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing
Transfer Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and Servicing Agreement. No portion of a Serviced Loan Group will constitute a
Rehabilitated Mortgage Loan unless the other portion of the related Serviced
Loan Group also constitutes a Rehabilitated Mortgage Loan.

      "REMIC Regular Certificates" means the Senior Certificates (other than the
Class A-2FL and Class A-5FL Certificates) and the Subordinate Certificates
(other than the Class A-MFL and Class A-JFL Certificates).

      "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Serviced Loan Group, only an allocable portion of such REO Income will be distributable to the Certificateholders.

      "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

      "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

      "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

      "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

                                     S-243

      "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

      "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "Scheduled Payment" means, in general, for any mortgage loan (or Serviced
Loan Group, as the case may be) on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan (or Serviced Loan Group, as the case may be) subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

      "Scheduled Principal Balance" of any mortgage loan (or Serviced Loan
Group, as the case may be) or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

      o     any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
            Payments due in any subsequent Collection Period; and

      o     the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

      "Senior Certificates" means the Class A Senior Certificates and the Class
X Certificates.

      "Serviced Companion Loan" means any pari passu note or subordinate note other than the mortgage loan that evidences the related Serviced Loan Group.

      "Serviced Loan Group" means, with respect to a mortgage loan that is evidenced by more than one notes, the entire mortgage loan, including the related mortgage loan and the other pari passu notes or subordinate notes.

      "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loan (or
Serviced Loan Group, as the case may be) for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property.

      "Servicing Function Participant" means any person, other than the master servicers and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

      "Servicing Standard" means the standard by which the master servicers and the special servicer will service and administer the mortgage loans (or Serviced
Loan Group, as applicable) and/or REO Properties that it is obligated to service and administer on behalf of the Trustee in the best interests and for the benefit of the Certificateholders (or, with respect to any Serviced Loan Group, for the Certificateholders and the holder of the related Serviced Companion
Loans, as a collective whole, but with respect to the Serviced Loan Groups, taking into account the subordinate nature of the Serviced Companion Loans that are subordinate notes, if any) (as determined by the applicable master servicer or the special servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and
Servicing Agreement and the terms of the respective subject mortgage loans (or
Serviced Loan Groups, as the case may be) and the related Co-Lender Agreements and, to the extent consistent with the foregoing, further as follows--

      o     with the same care, skill and diligence as is normal and usual in such master servicer's or special servicer's, as applicable, general mortgage servicing activities, and in the case of the special servicer, its REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to

                                     S-244

            mortgage loans that are comparable to those which it is obligated to service and administer pursuant to the Pooling and Servicing
            Agreement; and

      o     with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans (or
            Serviced Loan Group, as the case may be) and, in the case of the special servicer, if a serviced mortgage loan (or Serviced Loan
            Group, as the case may be) comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on that mortgage loan (or Serviced Loan Group, as the case may be)
            to the Certificateholders, as a collective whole (or, with respect to any Serviced Loan Group, to the Certificateholders and the holder of the related Serviced Companion Loans, as a collective whole, but taking into account the subordinate nature of any Serviced Companion
            Loan that is a subordinate note, if any), on a net present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders to be performed at the rate determined by the special servicer but in any case not less than (i) the related Net Mortgage Rate in the case of a mortgage loan other than a Serviced Loan Group or (ii) in the case of a
            Serviced Loan Group, the weighted average of the related mortgage loan and the Serviced Companion Loans), but

      o     without regard to--

            (a)   any relationship that a master servicer or the special
                  servicer, as the case may be, or any affiliate thereof may have with the related borrower,

            (b)   the ownership of any Certificate or any interest in any
                  Serviced Companion Loan or mezzanine loan by a master servicer or the special servicer, as the case may be, or by any
                  affiliate thereof,

            (c)   a master servicer's obligation to make Advances,

            (d)   the special servicer's obligation to request that a master servicer make Servicing Advances,

            (e)   the right of a master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any
                  particular transaction, or

            (f)   other than with respect to Capmark, any obligation of a master servicer or any of its affiliates (in their capacity as a
                  mortgage loan seller, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan.

      "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (or Serviced Loan Group, as applicable) to become a Specially Serviced Mortgage Loan.

      "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the
Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

      "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

      o     any failure by the special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

      o     any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for 1 business day following the date on which such deposit or remittance was first required to be made;

      o     any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the
            Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of

                                     S-245

            such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Capital I Inc.
            that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure the failure;
            provided further, that such cure period may not exceed 90 days;

      o     any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any
            Class of Certificates and that continues unremedied for a period of
            30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

      o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

      o     the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

      o     the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

      o     Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates (and such
            qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (b) placed one or more classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date thereof), and, in the case of either of clause (a) or (b), citing servicing concerns with the special servicer as the sole or material factor in such rating action; or

      o     the special servicer is no longer listed on S&P's Select Servicer
            List as a U.S. Commercial Mortgage Special Servicer and is not
            reinstated to such status within 60 days.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement to perform its duties described under "Description of the
Offered Certificates--Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act, will constitute an "Event of
Default" that entitles the Depositor or another party to terminate that party.
In some circumstances, such an "Event of Default" may be waived by the Depositor in its sole discretion.

      "Special Servicing Fee" means an amount equal to, in any month, the applicable portion for that month of a rate equal to 0.25% per annum of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage
Loan.

                                     S-246

      "Specially Serviced Mortgage Loan" means any mortgage loan (or Serviced
Loan Group, as applicable) as to which:

      o     a payment default shall have occurred (i) at its maturity date
            (except, if (a) the borrower is making its regularly scheduled monthly payments, (b) the borrower notifies the applicable master servicer (who shall forward such notice to the special servicer and the Operating Adviser) of its intent to refinance such mortgage loan
            (or Serviced Loan Group, as the case may be) and is diligently pursuing such refinancing, (c) the borrower delivers a firm commitment to refinance acceptable to the operating adviser on or prior to the maturity date, and (d) such refinancing occurs within
            60 days of such default, which 60-day period may be extended to 120 days at the Operating Adviser's discretion) or (ii) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

      o     to the applicable master servicer's or the special servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

      o     the applicable master servicer or the special servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

      o     the applicable master servicer or the special servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer or special servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

      o     the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

      o     in the good faith and reasonable judgment (in accordance with the
            Servicing Standard) of the applicable master servicer or the special servicer, (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or special servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holders of any related Serviced Companion Loan.

      "Sponsor" means each of LaSalle Bank National Association, Morgan Stanley
Mortgage Capital Inc., Principal Commercial Funding II, LLC, Royal Bank of
Canada and Prudential Mortgage Capital Funding, LLC or any successor thereto.

      "Structuring Assumptions" means the following assumptions:

      o     the mortgage rate on each mortgage loan in effect as of the Closing
            Date remains in effect until maturity or its Anticipated Repayment
            Date;

      o     the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

      o     the closing date for the sale of the Certificates is May 30, 2007;

      o     distributions on the Certificates are made on the 15th day of each month;

      o     there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

      o     Scheduled Payments on the mortgage loans are timely received on the first day of each month;

                                     S-247

      o     the trust does not experience any Expense Losses;

      o     no Principal Prepayment on any mortgage loan is made during its
            Lockout Period, if any, or during any period when Principal
            Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

      o     no Prepayment Interest Shortfalls occur;

      o     no mortgage loan is the subject of a repurchase or substitution by the respective mortgage loan seller and no optional termination of the trust occurs, unless specifically noted;

      o     each ARD Loan pays in full on its Anticipated Repayment Date;

      o     any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance;

      o     no holder of a mezzanine loan exercises its option to purchase any mortgage loan; and

      o     with respect to the loans for which the first monthly payment date will not occur until July 2007, we have assumed an interest only payment at the applicable Net Mortgage Rate, which is available to the trust for the June Distribution Date.

      "Subordinate Certificates" means the Class A-M Certificates, the Class
A-MFL Certificates (or, as the context requires, the Class A-MFL Regular
Interest), the Class A-J Certificates, the Class A-JFL Certificates (or, as the
context requires, the Class A-JFL Regular Interest), the Class B Certificates,
the Class C Certificates, the Class D Certificates, the Class E Certificates,
the Class F Certificates, the Class G Certificates, the Class H Certificates,
the Class J Certificates, the Class K Certificates, the Class L Certificates,
the Class M Certificates, the Class N Certificates, the Class O Certificates,
the Class P Certificates, the Class Q Certificates and the Class S Certificates.

      "Subordinate Private Certificates" means the Class C Certificates, the
Class D Certificates, the Class E Certificates, the Class F Certificates, the
Class G Certificates, the Class H Certificates, the Class J Certificates, the
Class K Certificates, the Class L Certificates, the Class M Certificates, the
Class N Certificates, the Class O Certificates, the Class P Certificates, the
Class Q Certificates and the Class S Certificates.

      "Swap Counterparty" means Morgan Stanley Capital Services Inc. or any successor thereto.

      "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

      "Trustee Fee" means a fee to be paid to the trustee as compensation for the performance of its duties. The Trustee Fee will not be paid out of principal or interest amounts collected on the Mortgage Loans.

      "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income less the sum of (a) estimated stabilized operating expenses
(such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash
Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

                                     S-248

      "Underwriters" means Morgan Stanley & Co. Incorporated, LaSalle Financial
Services, Inc., Goldman, Sachs & Co. Greenwich Capital Markets, Inc. (except with respect to the Class A-2 Certificates), Merrill Lynch, Pierce, Fenner &
Smith Incorporated and RBC Capital Markets Corporation.

      "Underwriting Agreement" means that agreement, dated as of May 18, 2007, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co.
Incorporated, LaSalle Financial Services, Inc., Goldman, Sachs & Co., Greenwich
Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and
RBC Capital Markets Corporation.

      "Unpaid Interest" means, on any Distribution Date with respect to any
Class of Certificates (excluding the Residual Certificates, the Class EI
Certificates and the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Certificates), and the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL
Regular Interests, the portion of Distributable Certificate Interest for such
Class remaining unpaid as of the close of business on the preceding Distribution
Date, plus one month's interest thereon at the applicable Pass-Through Rate.

      "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

      "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, equal to 1.00% of the amount of each collection of interest
(other than default interest and Excess Interest) and principal received
(including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan (or Serviced Loan Group, as the case may be) for so long as it remains a Rehabilitated Mortgage Loan.

      "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

      "Yield Maintenance Minimum Amount" means, with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any
Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

                                     S-249

                                   SCHEDULE A

                      Class A-AB Planned Principal Balance

                        DATE             BALANCE
                  ----------------   ----------------
                     06/15/2007        140,800,000
                     07/15/2007        140,800,000
                     08/15/2007        140,800,000
                     09/15/2007        140,800,000
                     10/15/2007        140,800,000
                     11/15/2007        140,800,000
                     12/15/2007        140,800,000
                     01/15/2008        140,800,000
                     02/15/2008        140,800,000
                     03/15/2008        140,800,000
                     04/15/2008        140,800,000
                     05/15/2008        140,800,000
                     06/15/2008        140,800,000
                     07/15/2008        140,800,000
                     08/15/2008        140,800,000
                     09/15/2008        140,800,000
                     10/15/2008        140,800,000
                     11/15/2008        140,800,000
                     12/15/2008        140,800,000
                     01/15/2009        140,800,000
                     02/15/2009        140,800,000
                     03/15/2009        140,800,000
                     04/15/2009        140,800,000
                     05/15/2009        140,800,000
                     06/15/2009        140,800,000
                     07/15/2009        140,800,000
                     08/15/2009        140,800,000
                     09/15/2009        140,800,000
                     10/15/2009        140,800,000
                     11/15/2009        140,800,000
                     12/15/2009        140,800,000
                     01/15/2010        140,800,000
                     02/15/2010        140,800,000
                     03/15/2010        140,800,000
                     04/15/2010        140,800,000
                     05/15/2010        140,800,000
                     06/15/2010        140,800,000
                     07/15/2010        140,800,000
                     08/15/2010        140,800,000
                     09/15/2010        140,800,000
                     10/15/2010        140,800,000
                     11/15/2010        140,800,000
                     12/15/2010        140,800,000
                     01/15/2011        140,800,000
                     02/15/2011        140,800,000
                     03/15/2011        140,800,000
                     04/15/2011        140,800,000
                     05/15/2011        140,800,000
                     06/15/2011        140,800,000
                     07/15/2011        140,800,000
                     08/15/2011        140,800,000
                     09/15/2011        140,800,000
                     10/15/2011        140,800,000
                     11/15/2011        140,800,000
                     12/15/2011        140,800,000
                     01/15/2012        140,800,000
                     02/15/2012        140,800,000
                     03/15/2012        140,800,000
                     04/15/2012        140,800,000
                     05/15/2012        140,727,528
                     06/15/2012        138,611,000
                     07/15/2012        136,223,000
                     08/15/2012        134,085,000
                     09/15/2012        131,924,000
                     10/15/2012        129,492,000
                     11/15/2012        127,309,000
                     12/15/2012        124,854,000
                     01/15/2013        122,648,000
                     02/15/2013        120,431,000
                     03/15/2013        117,423,000
                     04/15/2013        115,180,000
                     05/15/2013        112,666,000
                     06/15/2013        110,400,000
                     07/15/2013        107,863,000
                     08/15/2013        105,573,000
                     09/15/2013        103,271,000
                     10/15/2013        100,700,000
                     11/15/2013         98,374,000
                     12/15/2013         95,780,000
                     01/15/2014         93,500,000
                     02/15/2014         91,200,000
                     03/15/2014         88,111,000
                     04/15/2014         85,763,000
                     05/15/2014         83,139,000
                     06/15/2014         80,755,000
                     07/15/2014         78,106,000
                     08/15/2014         75,698,000
                     09/15/2014         73,277,000
                     10/15/2014         70,592,000
                     11/15/2014         68,146,000
                     12/15/2014         65,437,000
                     01/15/2015         62,965,000
                     02/15/2015         60,481,000
                     03/15/2015         57,235,000
                     04/15/2015         54,723,000
                     05/15/2015         52,000,000
                     06/15/2015         49,461,000
                     07/15/2015         46,661,000
                     08/15/2015         44,096,000
                     09/15/2015         41,518,000
                     10/15/2015         38,680,000
                     11/15/2015         36,075,000
                     12/15/2015         33,211,000
                     01/15/2016         30,821,000
                     02/15/2016         28,181,000
                     03/15/2016         25,040,000
                     04/15/2016         22,372,000
                     05/15/2016         19,447,000
                     06/15/2016         16,751,000
                     07/15/2016         13,800,000
                     08/15/2016          8,403,000
                     09/15/2016          5,674,000
                     10/15/2016          2,690,000
                     11/15/2016                 --

                                    SCH. A-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                               MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
LOAN SELLER                                       LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

LaSalle Bank National Association                198        1,694,631,724        34.5        5.790         110
Morgan Stanley Mortgage Capital Inc.              34        1,345,579,291        27.4        5.754          70
Principal Commercial Funding II, LLC              42          719,946,861        14.7        5.776         113
Royal Bank of Canada                              27          458,174,264         9.3        5.625         116
Prudential Mortgage Capital Funding, LLC          33          361,597,849         7.4        5.655         118
Wells Fargo Bank, National Association            86          309,047,710         6.3        5.843         108
National City Bank                                 3           15,891,385         0.3        5.743         120
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN SELLER                                    DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

LaSalle Bank National Association               1.44            1.32           72.3          66.7
Morgan Stanley Mortgage Capital Inc.            1.24            1.23           71.1          69.8
Principal Commercial Funding II, LLC            1.35            1.30           72.4          68.4
Royal Bank of Canada                            1.25            1.22           75.8          74.4
Prudential Mortgage Capital Funding, LLC        1.43            1.31           71.1          66.5
Wells Fargo Bank, National Association          1.38            1.31           71.1          62.0
National City Bank                              1.79            1.71           54.5          47.0
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                               MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
CUT-OFF DATE BALANCE ($)                          LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

<= 2,500,000                                     121          218,399,421         4.5        5.977         113
2,500,001 - 5,000,000                            122          440,957,522         9.0        5.890         114
5,000,001 - 7,500,000                             52          317,275,699         6.5        5.754         118
7,500,001 - 10,000,000                            38          323,125,165         6.6        5.773         111
10,000,001 - 12,500,000                           19          213,948,799         4.4        5.750         113
12,500,001 - 15,000,000                           14          197,159,137         4.0        5.787         119
15,000,001 - 17,500,000                            7          114,637,559         2.3        5.877          93
17,500,001 - 20,000,000                           12          228,202,921         4.7        5.730         116
20,000,001 - 30,000,000                           16          383,643,245         7.8        5.711         116
30,000,001 - 40,000,000                            7          240,310,000         4.9        5.698         111
40,000,001 - 50,000,000                            4          166,523,828         3.4        5.638         119
50,000,001 - 60,000,000                            1           58,800,000         1.2        5.550         120
60,000,001 - 70,000,000                            1           62,500,000         1.3        6.040         122
70,000,001 >=                                      9        1,939,385,790        39.5        5.715          80
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                       DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

<= 2,500,000                                    1.42            1.36           67.6          58.0
2,500,001 - 5,000,000                           1.39            1.31           71.5          62.1
5,000,001 - 7,500,000                           1.50            1.33           72.1          64.2
7,500,001 - 10,000,000                          1.47            1.37           71.8          67.0
10,000,001 - 12,500,000                         1.37            1.25           73.7          66.4
12,500,001 - 15,000,000                         1.39            1.27           72.8          68.5
15,000,001 - 17,500,000                         1.25            1.16           74.7          70.4
17,500,001 - 20,000,000                         1.49            1.33           72.6          68.6
20,000,001 - 30,000,000                         1.38            1.28           75.6          70.9
30,000,001 - 40,000,000                         1.40            1.30           72.7          70.2
40,000,001 - 50,000,000                         1.44            1.44           78.2          73.8
50,000,001 - 60,000,000                         1.32            1.32           79.5          79.5
60,000,001 - 70,000,000                         1.43            1.21           75.1          69.7
70,000,001 >=                                   1.25            1.24           70.7          69.8
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

Minimum: $766,697
Maximum: $775,000,000
Weighted Average: $11,595,435

                                       I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                              MORTGAGED      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
STATE                                        PROPERTIES       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

Southern California                               54          447,706,759         9.1        5.718         111
Northern California                               20          181,068,870         3.7        5.774         119
Washington                                        21          587,844,854        12.0        5.703          88
Colorado                                          21          417,207,315         8.5        5.659          75
Arizona                                           31          400,260,255         8.2        5.764         111
Virginia                                          17          301,646,302         6.1        5.768          73
District of Columbia                               6          240,251,614         4.9        5.793          61
Ohio                                              27          239,607,958         4.9        5.720         117
New York                                          43          224,617,067         4.6        5.790          67
Texas                                             43          209,784,393         4.3        5.950         111
North Carolina                                    17          144,859,309         3.0        5.832         118
Illinois                                          12          137,141,063         2.8        5.757         114
Pennsylvania                                      12          124,918,218         2.5        5.805         104
Utah                                               1          107,385,790         2.2        5.658         119
New Jersey                                         7           96,299,835         2.0        5.769         119
Missouri                                          10           91,560,426         1.9        5.805         118
Oregon                                            15           87,039,418         1.8        5.910         118
Florida                                           23           83,922,968         1.7        5.896         116
Michigan                                          14           73,915,464         1.5        5.778         118
Maryland                                           5           72,515,062         1.5        5.581         119
Massachusetts                                     18           64,709,925         1.3        5.585         106
Indiana                                            7           52,675,381         1.1        5.712         120
Tennessee                                          7           45,346,076         0.9        5.968         118
Nevada                                             7           44,787,405         0.9        5.745         118
Kentucky                                          13           40,813,339         0.8        5.720         117
West Virginia                                      9           39,153,074         0.8        5.611         117
Louisiana                                         11           35,097,304         0.7        5.681         118
South Carolina                                     6           34,267,842         0.7        5.721         113
Wisconsin                                          9           33,955,697         0.7        5.763         118
Alabama                                           12           32,623,463         0.7        5.963         116
Georgia                                            9           23,598,628         0.5        5.876         115
Connecticut                                        3           23,031,649         0.5        5.942         119
Arkansas                                           4           22,656,063         0.5        5.626         118
Alaska                                             2           17,400,000         0.4        5.866         108
Delaware                                           5           15,400,000         0.3        5.670         119
Oklahoma                                           2           15,093,608         0.3        5.740         118
Iowa                                               3           13,760,139         0.3        5.777         117
New Hampshire                                      1           11,975,801         0.2        5.555         118
South Dakota                                       2           11,275,000         0.2        5.796         119
North Dakota                                       3            9,999,870         0.2        5.695         119
Idaho                                              2            8,390,307         0.2        5.864         118
Vermont                                            3            7,973,221         0.2        6.103         118
New Mexico                                         2            7,566,697         0.2        5.804         119
Minnesota                                          4            6,888,838         0.1        6.072          98
Rhode Island                                       2            6,598,899         0.1        5.898         118
Kansas                                             2            5,790,269         0.1        5.917         118
Nebraska                                           1            2,300,000         0.0        5.700         117
Mississippi                                        1            2,187,649         0.0        6.230         116
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           549      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATE                                          DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

Southern California                             1.40            1.27           67.1          62.4
Northern California                             1.37            1.25           73.0          68.9
Washington                                      1.32            1.29           70.1          69.3
Colorado                                        1.18            1.16           74.4          73.3
Arizona                                         1.28            1.22           75.7          74.0
Virginia                                        1.32            1.29           69.0          67.9
District of Columbia                            1.27            1.26           68.0          67.9
Ohio                                            1.34            1.27           76.9          73.0
New York                                        1.44            1.41           62.7          61.9
Texas                                           1.37            1.25           73.9          67.8
North Carolina                                  1.45            1.39           70.4          65.8
Illinois                                        1.37            1.32           74.8          71.8
Pennsylvania                                    1.41            1.27           74.7          67.6
Utah                                            1.15            1.15           77.8          64.7
New Jersey                                      1.40            1.26           75.9          70.4
Missouri                                        1.45            1.26           74.8          66.8
Oregon                                          1.48            1.42           69.4          64.3
Florida                                         1.40            1.27           72.8          63.9
Michigan                                        1.36            1.30           76.5          65.4
Maryland                                        1.36            1.33           77.9          76.3
Massachusetts                                   1.45            1.37           73.1          67.4
Indiana                                         1.67            1.67           78.8          76.4
Tennessee                                       1.49            1.31           74.1          65.3
Nevada                                          1.29            1.23           69.0          60.1
Kentucky                                        1.33            1.31           74.7          61.0
West Virginia                                   1.44            1.38           76.0          61.3
Louisiana                                       1.54            1.30           74.9          66.4
South Carolina                                  1.56            1.52           72.5          65.8
Wisconsin                                       1.41            1.25           77.2          70.2
Alabama                                         1.40            1.36           75.5          64.9
Georgia                                         1.33            1.30           69.4          59.2
Connecticut                                     1.55            1.32           71.8          66.8
Arkansas                                        1.26            1.21           75.1          61.3
Alaska                                          1.44            1.24           79.2          71.6
Delaware                                        1.47            1.22           80.0          74.6
Oklahoma                                        1.44            1.24           79.3          70.5
Iowa                                            1.36            1.29           73.7          61.4
New Hampshire                                   1.53            1.53           59.9          50.3
South Dakota                                    1.44            1.44           70.3          66.4
North Dakota                                    1.25            1.25           79.9          62.9
Idaho                                           1.48            1.33           67.2          59.4
Vermont                                         1.88            1.82           64.0          52.4
New Mexico                                      1.37            1.17           77.5          69.1
Minnesota                                       1.24            1.24           73.2          62.8
Rhode Island                                    1.27            1.27           68.5          58.1
Kansas                                          1.37            1.37           63.3          51.8
Nebraska                                        1.59            1.32           74.2          65.4
Mississippi                                     1.60            1.60           59.9          47.2
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

                                       I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                              MORTGAGED      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
PROPERTY TYPE                                PROPERTIES       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

Office
        Urban                                     32        1,123,845,695        22.9        5.745          71
        Suburban                                  68          649,260,622        13.2        5.814          94
        Medical                                    8           73,515,441         1.5        5.732         116
-----------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                         108      $ 1,846,621,758        37.6%       5.769%         81
                                              -------------------------------------------------------------------
Retail
        Anchored                                  40          909,940,287        18.6        5.673         119
        Unanchored                                57          224,786,401         4.6        5.752         117
        Shadow Anchored                           30          215,263,812         4.4        5.685         118
        Free Standing                             41          114,119,143         2.3        5.933         117
-----------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                         168      $ 1,464,109,642        29.9%       5.707%        118
                                              -------------------------------------------------------------------
Multifamily
        Garden                                    44          302,046,997         6.2        5.811         113
        High Rise                                 38          205,636,800         4.2        5.808          60
        Student Housing                            6           40,144,396         0.8        5.688         118
        Low Rise                                  13           22,072,049         0.5        5.390         117
        Mid Rise                                   1            1,367,534         0.0        6.070         118
-----------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                         102      $   571,267,775        11.6%       5.786%         94
                                              -------------------------------------------------------------------
Industrial
        Warehouse                                 21          146,752,683         3.0        5.849         110
        Flex                                      18          124,622,135         2.5        5.541         119
        Light Industrial                           5           10,968,546         0.2        6.080         106
-----------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                          44      $   282,343,364         5.8%       5.722%        113
                                              -------------------------------------------------------------------
Hospitality
        Limited Service                           26          142,762,854         2.9        5.932         118
        Full Service                               4           63,225,247         1.3        5.687         119
        Extended Stay                              1           20,440,000         0.4        5.835          80
-----------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                          31      $   226,428,101         4.6%       5.855%        115
                                              -------------------------------------------------------------------
Manufactured Housing Community
        Manufactured Housing Community            29          202,814,439         4.1        5.775         118
-----------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                          29      $   202,814,439         4.1%       5.775%        118
                                              -------------------------------------------------------------------
Mixed Use
        Office/Retail                             15          127,921,670         2.6        5.758         113
        Retail/Light Industrial/Warehouse
         /Office                                   1           17,466,401         0.4        5.780         118
        Multifamily/Retail                         2            7,798,138         0.2        5.600         117
        Office/Warehouse/Retail                    1            6,487,520         0.1        5.780         118
        Self Storage/Warehouse                     1            1,758,162         0.0        5.750         119
-----------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                          20      $   161,431,892         3.3%       5.753%        114
                                              -------------------------------------------------------------------
Self Storage
        Self Storage                              45          139,446,165         2.8        5.866         114
-----------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                          45      $   139,446,165         2.8%       5.866%        114
                                              -------------------------------------------------------------------
Land
        Land                                       1            8,487,197         0.2        5.720         119
-----------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                           1      $     8,487,197         0.2%       5.720%        119
                                              -------------------------------------------------------------------
Other
        Leased Fee                                 1            1,918,753         0.0        5.865         117
-----------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                           1      $     1,918,753         0.0%       5.865%        117
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           549      $ 4,904,869,086       100.0%       5.756%        101
-----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
PROPERTY TYPE                                  DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

Office
        Urban                                   1.25            1.23           72.4          71.6
        Suburban                                1.37            1.28           70.8          66.8
        Medical                                 1.46            1.38           71.5          64.9
---------------------------------------------------------------------------------------------------
               SUBTOTAL:                        1.30X           1.25X          71.8%         69.6%
                                              -----------------------------------------------------
Retail
        Anchored                                1.29            1.27           75.0          71.1
        Unanchored                              1.48            1.30           73.1          66.1
        Shadow Anchored                         1.34            1.27           74.2          71.2
        Free Standing                           1.37            1.33           72.5          65.5
---------------------------------------------------------------------------------------------------
               SUBTOTAL:                        1.34X           1.28X          74.4%         69.9%
                                              -----------------------------------------------------
Multifamily
        Garden                                  1.32            1.27           74.3          69.9
        High Rise                               1.44            1.43           61.7          61.4
        Student Housing                         1.44            1.33           79.0          71.7
        Low Rise                                1.36            1.36           72.8          61.0
        Mid Rise                                1.27            1.27           77.0          65.8
---------------------------------------------------------------------------------------------------
               SUBTOTAL:                        1.37X           1.33X          70.0%         66.6%
                                              -----------------------------------------------------
Industrial
        Warehouse                               1.34            1.26           70.7          66.3
        Flex                                    1.34            1.14           66.4          61.0
        Light Industrial                        1.42            1.31           65.2          56.8
---------------------------------------------------------------------------------------------------
               SUBTOTAL:                        1.34X           1.21X          68.6%         63.6%
                                              -----------------------------------------------------
Hospitality
        Limited Service                         1.60            1.54           68.6          57.1
        Full Service                            2.00            1.81           60.9          56.8
        Extended Stay                           1.45            1.45           72.7          72.7
---------------------------------------------------------------------------------------------------
               SUBTOTAL:                        1.70X           1.61X          66.8%         58.4%
                                              -----------------------------------------------------
Manufactured Housing Community
        Manufactured Housing Community          1.39            1.18           75.8          69.7
---------------------------------------------------------------------------------------------------
               SUBTOTAL:                        1.39X           1.18X          75.8%         69.7%
                                              -----------------------------------------------------
Mixed Use
        Office/Retail                           1.41            1.27           74.0          68.7
        Retail/Light Industrial/
         Warehouse/Office                       1.21            1.21           65.8          55.7
        Multifamily/Retail                      1.44            1.44           72.0          69.9
        Office/Warehouse/Retail                 1.21            1.21           65.8          55.7
        Self Storage/Warehouse                  1.30            1.30           78.8          66.6
---------------------------------------------------------------------------------------------------
               SUBTOTAL:                        1.38X           1.27X          72.7%         66.8%
                                              -----------------------------------------------------
Self Storage
        Self Storage                            1.38            1.28           71.3          61.9
---------------------------------------------------------------------------------------------------
               SUBTOTAL:                        1.38X           1.28X          71.3%         61.9%
                                              -----------------------------------------------------
Land
        Land                                    1.28            1.28           61.7          47.6
---------------------------------------------------------------------------------------------------
               SUBTOTAL:                        1.28X           1.28X          61.7%         47.6%
                                              -----------------------------------------------------
Other
        Leased Fee                              1.29            1.29           57.3          48.6
---------------------------------------------------------------------------------------------------
               SUBTOTAL:                        1.29X           1.29X          57.3%         48.6%
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
---------------------------------------------------------------------------------------------------

                                       I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                               MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
MORTGAGE RATE (%)                                 LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                     15          347,827,556         7.1        5.463         118
5.501 - 5.750                                    131        1,933,855,408        39.4        5.641         109
5.751 - 6.000                                    174        2,163,670,651        44.1        5.826          88
6.001 - 6.500                                     98          437,977,442         8.9        6.105         113
6.501 - 7.000                                      5           21,538,028         0.4        6.628          68
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                              DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

5.001 - 5.500                                   1.34            1.24           71.0          65.3
5.501 - 5.750                                   1.38            1.29           74.8          70.6
5.751 - 6.000                                   1.32            1.28           70.0          67.1
6.001 - 6.500                                   1.40            1.29           71.2          64.1
6.501 - 7.000                                   1.14            1.04           76.1          72.2
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

Minimum: 5.390%
Maximum: 6.960%
Weighted Average: 5.756%

SEASONING

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                               MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
SEASONING (MOS.)                                  LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

0                                                 51        1,561,227,000        31.8        5.741          90
1 - 5                                            364        3,319,396,265        67.7        5.760         106
6 - 11                                             6           18,329,490         0.4        6.207         113
12 - 23                                            1            4,125,000         0.1        5.880         104
24 >=                                              1            1,791,331         0.0        5.560          31
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
SEASONING (MOS.)                               DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

0                                               1.30            1.28           71.7          70.3
1 - 5                                           1.37            1.28           72.3          67.2
6 - 11                                          1.39            1.37           72.9          61.1
12 - 23                                         1.45            1.22           74.7          66.2
24 >=                                           1.24            1.24           61.3          59.0
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

Minimum: 0 mos.
Maximum: 29 mos.
Weighted Average: 1 mos.

                                       I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                               MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)           LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

<= 60                                             23        1,427,306,021        29.1        5.784          59
61 - 84                                           13           76,930,665         1.6        5.931          81
85 - 120                                         386        3,338,132,400        68.1        5.735         118
121 - 180                                          1           62,500,000         1.3        6.040         122
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)        DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

<= 60                                           1.25            1.25           69.4          69.2
61 - 84                                         1.40            1.37           70.4          66.9
85 - 120                                        1.39            1.30           73.3          67.7
121 - 180                                       1.43            1.21           75.1          69.7
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

Minimum: 48 mos.
Maximum: 127 mos.
Weighted Average: 102 mos.

REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                               MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)          LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

<= 60                                             23        1,427,306,021        29.1        5.784          59
61 - 84                                           13           76,930,665         1.6        5.931          81
85 - 120                                         386        3,338,132,400        68.1        5.735         118
121 - 180                                          1           62,500,000         1.3        6.040         122
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)       DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

<= 60                                           1.25            1.25           69.4          69.2
61 - 84                                         1.40            1.37           70.4          66.9
85 - 120                                        1.39            1.30           73.3          67.7
121 - 180                                       1.43            1.21           75.1          69.7
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

Minimum: 31 mos.
Maximum: 122 mos.
Weighted Average: 101 mos.

                                       I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                               MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)                 LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

BALLOON LOANS
     Interest Only                                63        2,608,023,000        53.2        5.725          88
     181 - 240                                     5           11,308,259         0.2        6.218         118
     241 - 300                                    47          230,763,542         4.7        5.787         114
     301 - 360                                   305        2,028,182,450        41.4        5.788         116
     361 >=                                        3           26,591,835         0.5        5.873         119
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)              DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

BALLOON LOANS
     Interest Only                              1.30            1.30           71.8          71.8
     181 - 240                                  1.31            1.31           67.9          44.2
     241 - 300                                  1.44            1.40           69.2          54.3
     301 - 360                                  1.40            1.25           72.9          65.2
     361 >=                                     1.26            1.17           77.1          71.2
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

Minimum: 204 mos.
Maximum: 420 mos.
Weighted Average: 354 mos.

REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                               MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
REMAINING AMORTIZATION TERM (MOS.)                LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

BALLOON LOANS
     Interest Only                                63        2,608,023,000        53.2        5.725          88
     181 - 240                                     5           11,308,259         0.2        6.218         118
     241 - 300                                    47          230,763,542         4.7        5.787         114
     301 - 360                                   305        2,028,182,450        41.4        5.788         116
     361 >=                                        3           26,591,835         0.5        5.873         119
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)             DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

BALLOON LOANS
     Interest Only                              1.30            1.30           71.8          71.8
     181 - 240                                  1.31            1.31           67.9          44.2
     241 - 300                                  1.44            1.40           69.2          54.3
     301 - 360                                  1.40            1.25           72.9          65.2
     361 >=                                     1.26            1.17           77.1          71.2
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

..
Minimum: 201 mos.
Maximum: 420 mos.
Weighted Average: 353 mos.

                                       I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                               MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
DEBT SERVICE COVERAGE RATIO (X)                   LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                        1           15,200,000         0.3        6.580          57
1.11 - 1.20                                       55          872,827,588        17.8        5.672          96
1.21 - 1.30                                       96        1,579,079,629        32.2        5.802          87
1.31 - 1.40                                       86          887,082,362        18.1        5.735         115
1.41 - 1.50                                       89          832,873,591        17.0        5.800         103
1.51 - 1.60                                       38          325,256,216         6.6        5.733         118
1.61 - 1.70                                       23          144,067,476         2.9        5.672         117
1.71 - 1.80                                        8           90,945,619         1.9        5.740         118
1.81 - 1.90                                        5           56,692,976         1.2        5.650         115
1.91 - 2.00                                        6           28,913,924         0.6        5.963         118
2.01 - 2.50                                       15           69,632,057         1.4        5.630         118
2.51 - 3.00                                        1            2,297,648         0.0        5.860          59
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)                DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

1.01 - 1.10                                     1.04            0.91           80.0          79.3
1.11 - 1.20                                     1.15            1.15           76.0          72.0
1.21 - 1.30                                     1.25            1.24           71.6          69.2
1.31 - 1.40                                     1.35            1.24           74.4          69.0
1.41 - 1.50                                     1.45            1.31           71.3          66.7
1.51 - 1.60                                     1.55            1.40           69.5          64.0
1.61 - 1.70                                     1.64            1.45           68.4          60.9
1.71 - 1.80                                     1.78            1.71           69.5          68.1
1.81 - 1.90                                     1.85            1.81           63.9          62.2
1.91 - 2.00                                     1.99            1.79           58.0          50.5
2.01 - 2.50                                     2.22            2.04           51.7          46.6
2.51 - 3.00                                     2.57            2.57           28.9          27.1
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

Minimum: 1.04x
Maximum: 2.57x
Weighted Average: 1.35x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
POST IO PERIOD DEBT SERVICE COVERAGE           MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
RATIO (X)                                         LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

<= 1.00                                            1           15,200,000         0.3        6.580          57
1.01 - 1.10                                        7          202,010,000         4.1        5.599         119
1.11 - 1.20                                      105        1,302,426,388        26.6        5.706         103
1.21 - 1.30                                      150        1,967,697,629        40.1        5.808          93
1.31 - 1.40                                       78          643,691,362        13.1        5.738         113
1.41 - 1.50                                       30          360,579,791         7.4        5.793          84
1.51 - 1.60                                       16          152,593,716         3.1        5.729         118
1.61 - 1.70                                       12           61,481,476         1.3        5.728         118
1.71 - 1.80                                        5           91,094,619         1.9        5.696         118
1.81 - 1.90                                        3           47,500,476         1.0        5.614         114
1.91 - 2.00                                        3           13,663,924         0.3        6.074         118
2.01 - 2.50                                       12           44,632,057         0.9        5.622         117
2.51 - 3.00                                        1            2,297,648         0.0        5.860          59
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
POST IO PERIOD DEBT SERVICE COVERAGE            AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
RATIO (X)                                      DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

<= 1.00                                         1.04            0.91           80.0          79.3
1.01 - 1.10                                     1.31            1.08           71.6          66.7
1.11 - 1.20                                     1.23            1.15           75.8          71.1
1.21 - 1.30                                     1.29            1.24           72.3          69.1
1.31 - 1.40                                     1.43            1.35           74.1          68.5
1.41 - 1.50                                     1.46            1.45           64.7          62.3
1.51 - 1.60                                     1.56            1.54           66.3          62.2
1.61 - 1.70                                     1.75            1.65           58.1          50.6
1.71 - 1.80                                     1.92            1.79           69.9          67.3
1.81 - 1.90                                     1.86            1.86           63.5          62.8
1.91 - 2.00                                     2.04            1.97           62.1          51.5
2.01 - 2.50                                     2.18            2.18           45.9          43.5
2.51 - 3.00                                     2.57            2.57           28.9          27.1
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

Minimum: 0.91x
Maximum: 2.57x
Weighted Average: 1.28x

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                               MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
LOAN-TO-VALUE RATIO (%)                           LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                        1            2,297,648         0.0        5.860          59
30.1 - 40.0                                        5           14,276,477         0.3        5.715         113
40.1 - 50.0                                       13           44,570,247         0.9        5.781         119
50.1 - 60.0                                       25           83,516,430         1.7        5.815         118
60.1 - 70.0                                      113        1,839,422,391        37.5        5.781          85
70.1 - 75.0                                      104          641,824,878        13.1        5.818         111
75.1 - 80.0                                      154        2,161,299,629        44.1        5.719         109
80.1 - 85.0                                        8          117,661,386         2.4        5.660         119
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)                        DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

20.1 - 30.0                                     2.57            2.57           28.9          27.1
30.1 - 40.0                                     2.03            1.99           35.4          30.1
40.1 - 50.0                                     2.06            1.96           45.8          42.5
50.1 - 60.0                                     1.55            1.48           57.0          48.8
60.1 - 70.0                                     1.38            1.33           66.2          63.5
70.1 - 75.0                                     1.36            1.29           73.2          67.1
75.1 - 80.0                                     1.30            1.21           77.7          73.3
80.1 - 85.0                                     1.32            1.31           80.8          80.0
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

Minimum: 28.9%
Maximum: 83.2%
Weighted Average: 72.1%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                               MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)                   LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                        4           12,880,911         0.3        5.704         108
30.1 - 40.0                                        7           23,582,561         0.5        5.834         115
40.1 - 50.0                                       35          118,860,618         2.4        5.908         119
50.1 - 55.0                                       31          142,064,317         2.9        5.773         118
55.1 - 60.0                                       60          309,570,000         6.3        5.775         116
60.1 - 65.0                                       94          890,302,506        18.2        5.746         104
65.1 - 70.0                                       87        1,474,666,928        30.1        5.811          86
70.1 - 75.0                                       72          751,869,245        15.3        5.760         110
75.1 - 80.0                                       28        1,072,579,000        21.9        5.672         101
80.1 - 85.0                                        5          108,493,000         2.2        5.641         119
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

20.1 - 30.0                                     2.10            2.10           33.7          28.6
30.1 - 40.0                                     1.92            1.82           46.9          38.0
40.1 - 50.0                                     1.58            1.54           56.0          46.4
50.1 - 55.0                                     1.61            1.50           62.9          52.6
55.1 - 60.0                                     1.38            1.32           68.8          57.9
60.1 - 65.0                                     1.41            1.33           68.2          62.2
65.1 - 70.0                                     1.33            1.26           71.0          67.9
70.1 - 75.0                                     1.37            1.22           77.0          72.9
75.1 - 80.0                                     1.23            1.22           77.5          77.4
80.1 - 85.0                                     1.32            1.32           80.8          80.8
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

Minimum: 27.1%
Maximum: 81.2%
Weighted Average: 68.1%

AMORTIZATION TYPES

-----------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED      WEIGHTED
                                              NUMBER OF         AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                               MORTGAGE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
AMORTIZATION TYPE                                 LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------

Balloon Loans                                    208          976,179,786        19.9        5.824         113
Interest Only Loans                               63        2,608,023,000        53.2        5.725          88
Partial Interest Only Balloon Loans              152        1,320,666,300        26.9        5.766         117
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                           423      $ 4,904,869,086       100.0%       5.756%        101
=================================================================================================================

---------------------------------------------------------------------------------------------------
                                                                WEIGHTED       WEIGHTED   WEIGHTED
                                               WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
AMORTIZATION TYPE                              DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

Balloon Loans                                   1.31            1.31           71.4          59.8
Interest Only Loans                             1.30            1.30           71.8          71.8
Partial Interest Only Balloon Loans             1.47            1.22           73.3          67.2
---------------------------------------------------------------------------------------------------
TOTAL:                                          1.35X           1.28X          72.1%         68.1%
===================================================================================================

                                       I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 MAY-07           MAY-08           MAY-09           MAY-10           MAY-11           MAY-12
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                               76.22%           75.92%           66.17%           61.28%           60.88%           69.09%
Yield Maintenance Total                  23.78%           24.08%           33.52%           38.41%           38.62%           29.87%
Prepayment Premium Points
  Total                                   0.00%            0.00%            0.31%            0.31%            0.31%            0.05%
Open                                      0.00%            0.00%            0.00%            0.00%            0.18%            0.98%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $4,904,869,086   $4,891,796,749   $4,877,259,608   $4,856,694,872   $4,829,169,346   $3,386,634,136
% Initial Pool Balance                  100.00%           99.73%           99.44%           99.02%           98.46%           69.05%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)(%)(1)(2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 MAY-13           MAY-14           MAY-15           MAY-16           MAY-17           MAY-18
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                               68.76%           68.87%           69.00%           68.55%            0.00%            0.00%
Yield Maintenance Total                  29.32%           28.08%           28.22%           27.99%            0.00%            0.00%
Prepayment Premium Points
  Total                                   0.05%            0.05%            0.05%            0.05%            0.00%            0.00%
Open                                      1.87%            2.99%            2.72%            3.41%          100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%          100.00%          100.00%          100.00%          100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $3,353,419,311   $3,245,285,397   $3,199,282,887   $3,156,749,272   $   65,077,501   $            0
% Initial Pool Balance                   68.37%           66.16%           65.23%           64.36%            1.33%            0.00%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance

                                       I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
LOAN SELLER                                   MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                    32       1,337,702,355         32.0       5.754            70
LaSalle Bank National Association                      158       1,118,968,885         26.8       5.806           118
Principal Commercial Funding II, LLC                    37         678,989,672         16.2       5.770           112
Royal Bank of Canada                                    27         458,174,264         11.0       5.625           116
Prudential Mortgage Capital Funding, LLC                28         298,397,849          7.1       5.643           119
Wells Fargo Bank, National Association                  71         274,827,857          6.6       5.827           108
National City Bank                                       2          12,641,385          0.3       5.667           119
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
LOAN SELLER                                          DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                  1.23              1.23           71.1        69.8
LaSalle Bank National Association                     1.47              1.33           73.1        66.5
Principal Commercial Funding II, LLC                  1.34              1.30           72.7        68.7
Royal Bank of Canada                                  1.25              1.22           75.8        74.4
Prudential Mortgage Capital Funding, LLC              1.45              1.32           69.3        64.0
Wells Fargo Bank, National Association                1.39              1.32           71.6        62.4
National City Bank                                    1.90              1.81           50.9        44.0
----------------------------------------------------------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
CUT-OFF DATE BALANCE ($)                      MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

<= 2,500,000                                           102         185,468,498          4.4       5.965           113
2,500,001 - 5,000,000                                  103         373,144,435          8.9       5.883           115
5,000,001 - 7,500,000                                   46         281,182,231          6.7       5.764           118
7,500,001 - 10,000,000                                  32         274,390,840          6.6       5.783           110
10,000,001 - 12,500,000                                 14         158,293,023          3.8       5.755           114
12,500,001 - 15,000,000                                 12         167,685,948          4.0       5.790           119
15,000,001 - 17,500,000                                  6          98,441,559          2.4       5.906            89
17,500,001 - 20,000,000                                  9         170,952,921          4.1       5.705           119
20,000,001 - 30,000,000                                 13         309,683,196          7.4       5.734           115
30,000,001 - 40,000,000                                  5         170,250,000          4.1       5.697           107
40,000,001 - 50,000,000                                  3         124,523,828          3.0       5.591           119
50,000,001 - 60,000,000                                  1          58,800,000          1.4       5.550           120
60,000,001 - 70,000,000                                  1          62,500,000          1.5       6.040           122
70,000,001 >=                                            8       1,744,385,790         41.7       5.705            83
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
CUT-OFF DATE BALANCE ($)                             DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

<= 2,500,000                                          1.43              1.37           67.2        57.6
2,500,001 - 5,000,000                                 1.39              1.32           71.7        62.2
5,000,001 - 7,500,000                                 1.50              1.34           71.7        63.8
7,500,001 - 10,000,000                                1.49              1.40           70.6        65.8
10,000,001 - 12,500,000                               1.35              1.24           72.5        65.5
12,500,001 - 15,000,000                               1.40              1.26           72.7        68.4
15,000,001 - 17,500,000                               1.23              1.17           74.8        70.6
17,500,001 - 20,000,000                               1.55              1.36           71.9        66.8
20,000,001 - 30,000,000                               1.38              1.29           75.0        70.4
30,000,001 - 40,000,000                               1.44              1.38           70.6        69.1
40,000,001 - 50,000,000                               1.50              1.50           79.5        73.7
50,000,001 - 60,000,000                               1.32              1.32           79.5        79.5
60,000,001 - 70,000,000                               1.43              1.21           75.1        69.7
70,000,001 >=                                         1.23              1.21           71.9        70.8
----------------------------------------------------------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

Minimum: $766,697
Maximum: $775,000,000
Weighted Average: $11,773,809

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                   NUMBER OF         AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   MORTGAGED      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
STATE                                             PROPERTIES        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

Southern California                                     50         420,253,798         10.1       5.700           113
Northern California                                     17         155,668,870          3.7       5.790           119
Washington                                              20         564,844,854         13.5       5.702            87
Colorado                                                19         410,223,315          9.8       5.655            75
Arizona                                                 26         308,154,255          7.4       5.779           109
Virginia                                                17         301,646,302          7.2       5.768            73
District of Columbia                                     6         240,251,614          5.7       5.793            61
Texas                                                   39         187,211,500          4.5       5.935           113
Ohio                                                    21         185,471,022          4.4       5.723           117
North Carolina                                          14         117,629,309          2.8       5.854           118
Pennsylvania                                            11         117,302,218          2.8       5.811           103
Utah                                                     1         107,385,790          2.6       5.658           119
Missouri                                                 8          86,969,153          2.1       5.803           118
Illinois                                                10          84,504,263          2.0       5.721           116
Oregon                                                  14          83,239,418          2.0       5.897           118
Florida                                                 22          80,772,700          1.9       5.886           116
Maryland                                                 5          72,515,062          1.7       5.581           119
New Jersey                                               6          67,411,835          1.6       5.798           119
Michigan                                                 8          53,776,704          1.3       5.775           117
Indiana                                                  7          52,675,381          1.3       5.712           120
Tennessee                                                7          45,346,076          1.1       5.968           118
Nevada                                                   7          44,787,405          1.1       5.745           118
Kentucky                                                13          40,813,339          1.0       5.720           117
Massachusetts                                            3          40,440,000          1.0       5.660            99
Louisiana                                               10          33,161,133          0.8       5.663           118
West Virginia                                            4          30,558,890          0.7       5.577           117
Alabama                                                 10          24,309,733          0.6       5.937           116
Connecticut                                              3          23,031,649          0.6       5.942           119
South Carolina                                           4          22,470,915          0.5       5.736           109
Wisconsin                                                5          22,463,510          0.5       5.780           118
New York                                                 5          21,467,067          0.5       5.738           117
Georgia                                                  8          20,404,638          0.5       5.876           115
Delaware                                                 5          15,400,000          0.4       5.670           119
Alaska                                                   1          14,400,000          0.3       5.800           118
New Hampshire                                            1          11,975,801          0.3       5.555           118
South Dakota                                             2          11,275,000          0.3       5.796           119
Idaho                                                    2           8,390,307          0.2       5.864           118
Iowa                                                     2           7,976,671          0.2       5.803           117
Vermont                                                  3           7,973,221          0.2       6.103           118
Arkansas                                                 2           7,937,087          0.2       5.730           118
New Mexico                                               2           7,566,697          0.2       5.804           119
Minnesota                                                3           5,521,304          0.1       6.073            93
Rhode Island                                             1           3,348,899          0.1       5.760           117
Oklahoma                                                 1           3,293,608          0.1       5.740           118
Kansas                                                   1           2,994,303          0.1       5.830           118
Nebraska                                                 1           2,300,000          0.1       5.700           117
Mississippi                                              1           2,187,649          0.1       6.230           116
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 428      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
STATE                                                DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

Southern California                                   1.40              1.26           67.1        62.3
Northern California                                   1.36              1.23           72.3        67.7
Washington                                            1.32              1.29           69.6        68.8
Colorado                                              1.17              1.16           74.7        73.7
Arizona                                               1.26              1.25           75.5        74.9
Virginia                                              1.32              1.29           69.0        67.9
District of Columbia                                  1.27              1.26           68.0        67.9
Texas                                                 1.38              1.25           74.6        68.8
Ohio                                                  1.32              1.26           77.0        72.8
North Carolina                                        1.49              1.47           68.4        63.7
Pennsylvania                                          1.41              1.28           74.4        67.2
Utah                                                  1.15              1.15           77.8        64.7
Missouri                                              1.45              1.26           74.7        66.9
Illinois                                              1.43              1.38           74.5        70.3
Oregon                                                1.48              1.43           70.1        65.0
Florida                                               1.40              1.26           73.1        64.2
Maryland                                              1.36              1.33           77.9        76.3
New Jersey                                            1.42              1.32           74.2        68.6
Michigan                                              1.28              1.28           77.2        65.2
Indiana                                               1.67              1.67           78.8        76.4
Tennessee                                             1.49              1.31           74.1        65.3
Nevada                                                1.29              1.23           69.0        60.1
Kentucky                                              1.33              1.31           74.7        61.0
Massachusetts                                         1.50              1.38           74.2        71.9
Louisiana                                             1.56              1.31           75.2        66.8
West Virginia                                         1.33              1.33           77.0        60.5
Alabama                                               1.43              1.38           74.7        65.2
Connecticut                                           1.55              1.32           71.8        66.8
South Carolina                                        1.69              1.62           68.6        59.9
Wisconsin                                             1.39              1.27           75.9        68.5
New York                                              1.43              1.28           75.2        69.1
Georgia                                               1.35              1.31           67.8        57.8
Delaware                                              1.47              1.22           80.0        74.6
Alaska                                                1.49              1.25           80.0        72.2
New Hampshire                                         1.53              1.53           59.9        50.3
South Dakota                                          1.44              1.44           70.3        66.4
Idaho                                                 1.48              1.33           67.2        59.4
Iowa                                                  1.49              1.37           77.2        67.3
Vermont                                               1.88              1.82           64.0        52.4
Arkansas                                              1.23              1.23           75.9        64.0
New Mexico                                            1.37              1.17           77.5        69.1
Minnesota                                             1.23              1.23           72.2        62.1
Rhode Island                                          1.21              1.21           68.3        57.8
Oklahoma                                              1.28              1.28           76.6        64.8
Kansas                                                1.42              1.42           70.3        59.6
Nebraska                                              1.59              1.32           74.2        65.4
Mississippi                                           1.60              1.60           59.9        47.2
----------------------------------------------------------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                   NUMBER OF         AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   MORTGAGED      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
PROPERTY TYPE                                     PROPERTIES        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

Office
  Urban                                                 32       1,123,845,695      26.9          5.745            71
  Suburban                                              68         649,260,622      15.5          5.814            94
  Medical                                                8          73,515,441       1.8          5.732           116
------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                          108      $1,846,621,758      44.2%         5.769%           81
                                                  ----------------------------------------------------------------------
Retail
  Anchored                                              40         909,940,287      21.8          5.673           119
  Unanchored                                            57         224,786,401       5.4          5.752           117
  Shadow Anchored                                       30         215,263,812       5.2          5.685           118
  Free Standing                                         41         114,119,143       2.7          5.933           117
------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                          168      $1,464,109,642      35.0%         5.707%          118
                                                  ----------------------------------------------------------------------
Industrial
  Warehouse                                             21         146,752,683       3.5          5.849           110
  Flex                                                  18         124,622,135       3.0          5.541           119
  Light Industrial                                       5          10,968,546       0.3          6.080           106
------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                           44      $  282,343,364       6.8%         5.722%          113
                                                  ----------------------------------------------------------------------
Hospitality
  Limited Service                                       26         142,762,854       3.4          5.932           118
  Full Service                                           4          63,225,247       1.5          5.687           119
  Extended Stay                                          1          20,440,000       0.5          5.835            80
------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                           31      $  226,428,101       5.4%         5.855%          115
                                                  ----------------------------------------------------------------------
Mixed Use
  Office/Retail                                         15         127,921,670       3.1          5.758           113
  Retail/Light Industrial/Warehouse/Office               1          17,466,401       0.4          5.780           118
  Multifamily/Retail                                     2           7,798,138       0.2          5.600           117
  Office/Warehouse/Retail                                1           6,487,520       0.2          5.780           118
  Self Storage/Warehouse                                 1           1,758,162       0.0          5.750           119
------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                           20      $  161,431,892       3.9%         5.753%          114
                                                  ----------------------------------------------------------------------
Self Storage
  Self Storage                                          45         139,446,165       3.3          5.866           114
------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                           45      $  139,446,165       3.3%         5.866%          114
                                                  ----------------------------------------------------------------------
Multifamily
  Garden                                                 6          29,578,672       0.7          5.798           106
------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                            6      $   29,578,672       0.7%         5.798%          106
                                                  ----------------------------------------------------------------------
Manufactured Housing Community
  Manufactured Housing Community                         4          19,336,724       0.5          6.103           117
------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                            4      $   19,336,724       0.5%         6.103%          117
                                                  ----------------------------------------------------------------------
Land
  Land                                                   1           8,487,197       0.2          5.720           119
------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                            1      $    8,487,197       0.2%         5.720%          119
                                                  ----------------------------------------------------------------------
Other
  Leased Fee                                             1           1,918,753       0.0          5.865           117
------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                            1      $    1,918,753       0.0%         5.865%          117
                                                  ----------------------------------------------------------------------
TOTAL:                                                 428      $4,179,702,267     100.0%         5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
PROPERTY TYPE                                        DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

Office
  Urban                                               1.25              1.23           72.4        71.6
  Suburban                                            1.37              1.28           70.8        66.8
  Medical                                             1.46              1.38           71.5        64.9
----------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                         1.30X             1.25X          71.8%       69.6%
                                                    ------------------------------------------------------
Retail
  Anchored                                            1.29              1.27           75.0        71.1
  Unanchored                                          1.48              1.30           73.1        66.1
  Shadow Anchored                                     1.34              1.27           74.2        71.2
  Free Standing                                       1.37              1.33           72.5        65.5
----------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                         1.34X             1.28X          74.4%       69.9%
                                                    ------------------------------------------------------
Industrial
  Warehouse                                           1.34              1.26           70.7        66.3
  Flex                                                1.34              1.14           66.4        61.0
  Light Industrial                                    1.42              1.31           65.2        56.8
----------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                         1.34X             1.21X          68.6%       63.6%
                                                    ------------------------------------------------------
Hospitality
  Limited Service                                     1.60              1.54           68.6        57.1
  Full Service                                        2.00              1.81           60.9        56.8
  Extended Stay                                       1.45              1.45           72.7        72.7
----------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                         1.70X             1.61X          66.8%       58.4%
                                                    ------------------------------------------------------
Mixed Use
  Office/Retail                                       1.41              1.27           74.0        68.7
  Retail/Light Industrial/Warehouse/Office            1.21              1.21           65.8        55.7
  Multifamily/Retail                                  1.44              1.44           72.0        69.9
  Office/Warehouse/Retail                             1.21              1.21           65.8        55.7
  Self Storage/Warehouse                              1.30              1.30           78.8        66.6
----------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                         1.38X             1.27X          72.7%       66.8%
                                                    ------------------------------------------------------
Self Storage
  Self Storage                                        1.38              1.28           71.3        61.9
----------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                         1.38X             1.28X          71.3%       61.9%
                                                    ------------------------------------------------------
Multifamily
  Garden                                              1.30              1.24           73.7        69.5
----------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                         1.30X             1.24X          73.7%       69.5%
                                                    ------------------------------------------------------
Manufactured Housing Community
  Manufactured Housing Community                      1.42              1.26           74.4        68.5
----------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                         1.42X             1.26X          74.4%       68.5%
                                                    ------------------------------------------------------
Land
  Land                                                1.28              1.28           61.7        47.6
----------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                         1.28X             1.28X          61.7%       47.6%
                                                    ------------------------------------------------------
Other
  Leased Fee                                          1.29              1.29           57.3        48.6
----------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                         1.29X             1.29X          57.3%       48.6%
                                                    ------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
MORTGAGE RATE (%)                             MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                           13         315,336,531          7.5       5.467           118
5.501 - 5.750                                          107       1,639,314,311         39.2       5.634           107
5.751 - 6.000                                          150       1,825,529,146         43.7       5.828            89
6.001 - 6.500                                           81         379,614,251          9.1       6.099           115
6.501 - 7.000                                            4          19,908,028          0.5       6.633            65
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
MORTGAGE RATE (%)                                    DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

5.001 - 5.500                                         1.34              1.23           70.7        65.9
5.501 - 5.750                                         1.38              1.30           74.2        70.2
5.751 - 6.000                                         1.31              1.27           70.8        67.7
6.001 - 6.500                                         1.40              1.28           71.9        64.5
6.501 - 7.000                                         1.13              1.03           76.1        72.6
----------------------------------------------------------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

Minimum: 5.410%
Maximum: 6.960%
Weighted Average: 5.753%

SEASONING

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
SEASONING (MOS.)                              MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

0                                                       48       1,550,352,000         37.1       5.738            90
1 - 5                                                  301       2,610,053,347         62.4       5.760           107
6 - 11                                                   4          13,380,589          0.3       6.116           113
12 - 23                                                  1           4,125,000          0.1       5.880           104
24 >=                                                    1           1,791,331          0.0       5.560            31
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
SEASONING (MOS.)                                     DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

0                                                     1.30              1.28           71.6        70.3
1 - 5                                                 1.37              1.28           72.6        67.1
6 - 11                                                1.46              1.46           71.7        60.4
12 - 23                                               1.45              1.22           74.7        66.2
24 >=                                                 1.24              1.24           61.3        59.0
----------------------------------------------------------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

Minimum: 0 mos.
Maximum: 29 mos.
Weighted Average: 1 mos.

                                      I-13

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)       MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

<= 60                                                   19       1,222,399,714         29.2       5.778            59
61 - 84                                                 10          43,614,426          1.0       5.865            81
85 - 120                                               325       2,851,188,128         68.2       5.734           118
121 - 180                                                1          62,500,000          1.5       6.040           122
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)              DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

<= 60                                                 1.22              1.21           70.7        70.5
61 - 84                                               1.42              1.42           69.9        65.4
85 - 120                                              1.40              1.31           72.9        67.4
121 - 180                                             1.43              1.21           75.1        69.7
--------------------------------------------------------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

Minimum: 60 mos.
Maximum: 127 mos.
Weighted Average: 102 mos.

REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)      MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

<= 60                                                   19       1,222,399,714         29.2       5.778            59
61 - 84                                                 10          43,614,426          1.0       5.865            81
85 - 120                                               325       2,851,188,128         68.2       5.734           118
121 - 180                                                1          62,500,000          1.5       6.040           122
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)             DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

<= 60                                                 1.22              1.21           70.7        70.5
61 - 84                                               1.42              1.42           69.9        65.4
85 - 120                                              1.40              1.31           72.9        67.4
121 - 180                                             1.43              1.21           75.1        69.7
----------------------------------------------------------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

Minimum: 31 mos.
Maximum: 122 mos.
Weighted Average: 101 mos.

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)             MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                        54       2,266,173,000         54.2       5.716            88
   181 - 240                                             5          11,308,259          0.3       6.218           118
   241 - 300                                            39         195,587,024          4.7       5.782           115
   301 - 360                                           255       1,688,142,149         40.4       5.795           116
   361 >=                                                2          18,491,835          0.4       5.901           119
------------------------------------------------------------------------------------------------------------------------
        TOTAL:                                         355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                    DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                      1.29              1.29           72.5        72.4
   181 - 240                                          1.31              1.31           67.9        44.2
   241 - 300                                          1.48              1.43           68.6        53.9
   301 - 360                                          1.41              1.26           72.3        64.5
   361 >=                                             1.21              1.15           77.1        70.1
----------------------------------------------------------------------------------------------------------
        TOTAL:                                        1.34X             1.28X          72.2%       68.3%
==========================================================================================================

Minimum: 204 mos.
Maximum: 420 mos.
Weighted Average: 354 mos.

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
REMAINING AMORTIZATION TERM (MOS.)            MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                        54       2,266,173,000         54.2       5.716            88
   181 - 240                                             5          11,308,259          0.3       6.218           118
   241 - 360                                           294       1,883,729,173         45.1       5.793           116
   361 >=                                                2          18,491,835          0.4       5.901           119
------------------------------------------------------------------------------------------------------------------------
        TOTAL:                                         355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
REMAINING AMORTIZATION TERM (MOS.)                   DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                      1.29              1.29           72.5        72.4
   181 - 240                                          1.31              1.31           67.9        44.2
   241 - 360                                          1.41              1.27           72.0        63.4
   361 >=                                             1.21              1.15           77.1        70.1
----------------------------------------------------------------------------------------------------------
        TOTAL:                                        1.34X             1.28X          72.2%       68.3%
==========================================================================================================

Minimum: 201 mos.
Maximum: 420 mos.
Weighted Average: 353 mos.

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
DEBT SERVICE COVERAGE RATIO (X)               MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                              1          15,200,000          0.4       6.580            57
1.11 - 1.20                                             45         834,775,610         20.0       5.665            95
1.21 - 1.30                                             85       1,477,967,545         35.4       5.803            85
1.31 - 1.40                                             61         614,896,882         14.7       5.734           115
1.41 - 1.50                                             72         543,094,915         13.0       5.801           117
1.51 - 1.60                                             37         313,856,216          7.5       5.738           118
1.61 - 1.70                                             23         144,067,476          3.4       5.672           117
1.71 - 1.80                                              7          87,445,619          2.1       5.738           118
1.81 - 1.90                                              5          56,692,976          1.4       5.650           115
1.91 - 2.00                                              5          22,163,924          0.5       6.059           118
2.01 - 2.50                                             13          67,243,457          1.6       5.610           118
2.51 - 3.00                                              1           2,297,648          0.1       5.860            59
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
DEBT SERVICE COVERAGE RATIO (X)                      DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

1.01 - 1.10                                           1.04              0.91           80.0        79.3
1.11 - 1.20                                           1.15              1.15           76.2        72.6
1.21 - 1.30                                           1.25              1.25           71.3        69.2
1.31 - 1.40                                           1.35              1.25           73.5        67.7
1.41 - 1.50                                           1.45              1.26           74.6        68.3
1.51 - 1.60                                           1.55              1.41           69.2        63.7
1.61 - 1.70                                           1.64              1.45           68.4        60.9
1.71 - 1.80                                           1.78              1.72           69.7        68.6
1.81 - 1.90                                           1.85              1.81           63.9        62.2
1.91 - 2.00                                           1.99              1.84           54.2        46.6
2.01 - 2.50                                           2.22              2.04           52.1        47.1
2.51 - 3.00                                           2.57              2.57           28.9        27.1
----------------------------------------------------------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

Minimum: 1.04x
Maximum: 2.57x
Weighted Average: 1.34x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
POST IO PERIOD DEBT SERVICE                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
COVERAGE RATIO (X)                            MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

<= 1.00                                                  1          15,200,000          0.4       6.580            57
1.01 - 1.10                                              3         106,350,000          2.5       5.512           119
1.11 - 1.20                                             86       1,177,607,610         28.2       5.697           102
1.21 - 1.30                                            128       1,821,841,545         43.6       5.809            91
1.31 - 1.40                                             63         521,095,882         12.5       5.734           114
1.41 - 1.50                                             25         133,481,915          3.2       5.794           112
1.51 - 1.60                                             16         152,593,716          3.7       5.729           118
1.61 - 1.70                                             11          54,731,476          1.3       5.738           118
1.71 - 1.80                                              5          91,094,619          2.2       5.696           118
1.81 - 1.90                                              3          47,500,476          1.1       5.614           114
1.91 - 2.00                                              3          13,663,924          0.3       6.074           118
2.01 - 2.50                                             10          42,243,457          1.0       5.590           117
2.51 - 3.00                                              1           2,297,648          0.1       5.860            59
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
POST IO PERIOD DEBT SERVICE                          AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
COVERAGE RATIO (X)                                   DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

<= 1.00                                               1.04              0.91           80.0        79.3
1.01 - 1.10                                           1.31              1.08           65.5        60.8
1.11 - 1.20                                           1.22              1.15           75.8        71.4
1.21 - 1.30                                           1.29              1.24           72.1        69.2
1.31 - 1.40                                           1.44              1.34           73.9        67.9
1.41 - 1.50                                           1.49              1.45           68.5        62.4
1.51 - 1.60                                           1.56              1.54           66.3        62.2
1.61 - 1.70                                           1.72              1.65           56.5        49.0
1.71 - 1.80                                           1.92              1.79           69.9        67.3
1.81 - 1.90                                           1.86              1.86           63.5        62.8
1.91 - 2.00                                           2.04              1.97           62.1        51.5
2.01 - 2.50                                           2.18              2.18           46.3        44.2
2.51 - 3.00                                           2.57              2.57           28.9        27.1
----------------------------------------------------------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

Minimum: 0.91x
Maximum: 2.57x
Weighted Average: 1.28x

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
LOAN-TO-VALUE RATIO (%)                       MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                              1           2,297,648          0.1       5.860            59
30.1 - 40.0                                              4          13,083,081          0.3       5.656           113
40.1 - 50.0                                             12          43,375,043          1.0       5.775           119
50.1 - 60.0                                             21          70,514,588          1.7       5.772           117
60.1 - 70.0                                             98       1,575,650,334         37.7       5.771            88
70.1 - 75.0                                             94         523,823,559         12.5       5.843           110
75.1 - 80.0                                            118       1,856,296,629         44.4       5.717           107
80.1 - 85.0                                              7          94,661,386          2.3       5.643           119
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
LOAN-TO-VALUE RATIO (%)                              DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

20.1 - 30.0                                           2.57              2.57           28.9        27.1
30.1 - 40.0                                           2.03              1.99           35.4        30.3
40.1 - 50.0                                           2.05              1.95           45.8        42.7
50.1 - 60.0                                           1.58              1.51           57.5        49.3
60.1 - 70.0                                           1.37              1.31           66.9        64.0
70.1 - 75.0                                           1.37              1.29           73.2        66.9
75.1 - 80.0                                           1.29              1.22           77.6        73.4
80.1 - 85.0                                           1.31              1.30           80.8        79.7
----------------------------------------------------------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

Minimum: 28.9%
Maximum: 83.2%
Weighted Average: 72.2%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)               MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                              3          11,687,515          0.3       5.637           107
30.1 - 40.0                                              6          22,387,357          0.5       5.824           115
40.1 - 50.0                                             31         105,858,777          2.5       5.891           119
50.1 - 55.0                                             29         134,504,159          3.2       5.773           118
55.1 - 60.0                                             49         261,721,078          6.3       5.761           116
60.1 - 65.0                                             84         642,545,048         15.4       5.738           117
65.1 - 70.0                                             72       1,402,274,197         33.5       5.807            85
70.1 - 75.0                                             54         510,352,137         12.2       5.764           107
75.1 - 80.0                                             23       1,002,879,000         24.0       5.673           100
80.1 - 85.0                                              4          85,493,000          2.0       5.617           120
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                      DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

20.1 - 30.0                                           2.11              2.11           33.6        28.7
30.1 - 40.0                                           1.90              1.79           47.0        38.1
40.1 - 50.0                                           1.59              1.57           56.3        46.4
50.1 - 55.0                                           1.64              1.51           62.6        52.6
55.1 - 60.0                                           1.39              1.33           68.9        58.0
60.1 - 65.0                                           1.40              1.30           70.0        62.7
65.1 - 70.0                                           1.33              1.26           70.9        67.9
70.1 - 75.0                                           1.38              1.24           76.8        72.8
75.1 - 80.0                                           1.22              1.22           77.4        77.4
80.1 - 85.0                                           1.30              1.30           80.7        80.7
----------------------------------------------------------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

Minimum: 27.1%
Maximum: 81.1%
Weighted Average: 68.3%

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY    WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
AMORTIZATION TYPE                             MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------

Balloon Loans                                          176         849,283,767         20.3       5.826           113
Interest Only Loans                                     54       2,266,173,000         54.2       5.716            88
Partial Interest Only Balloon Loans                    125       1,064,245,500         25.5       5.774           117
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 355      $4,179,702,267        100.0%      5.753%          101
========================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED       WEIGHTED    WEIGHTED
                                                    WEIGHTED           AVERAGE        AVERAGE     AVERAGE
                                                     AVERAGE    POST IO PERIOD   CUT-OFF DATE     BALLOON
AMORTIZATION TYPE                                    DSCR (X)          DSCR (X)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------

Balloon Loans                                         1.32              1.32           71.3        59.7
Interest Only Loans                                   1.29              1.29           72.5        72.4
Partial Interest Only Balloon Loans                   1.49              1.24           72.5        66.3
----------------------------------------------------------------------------------------------------------
TOTAL:                                                1.34X             1.28X          72.2%       68.3%
==========================================================================================================

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION(%)(1)(2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 MAY-07           MAY-08           MAY-09           MAY-10           MAY-11           MAY-12
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                               72.26%           72.04%           62.26%           56.99%           56.56%           67.10%
Yield Maintenance Total                  27.74%           27.96%           37.37%           42.64%           42.86%           32.43%
Prepayment Premium Points
  Total                                   0.00%            0.00%            0.37%            0.37%            0.37%            0.00%
Open                                      0.00%            0.00%            0.00%            0.00%            0.21%            0.47%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $4,179,702,267   $4,168,337,376   $4,155,742,778   $4,137,670,309   $4,117,601,888   $2,878,229,796
% Initial Pool Balance                  100.00%           99.73%           99.43%           98.99%           98.51%           68.86%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)(%)(1)(2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 MAY-13           MAY-14           MAY-15           MAY-16           MAY-17           MAY-18
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                               66.73%           67.08%           67.24%           66.78%            0.00%            0.00%
Yield Maintenance Total                  31.77%           31.62%           31.79%           31.53%            0.00%            0.00%
Prepayment Premium Points
  Total                                   0.00%            0.00%            0.00%            0.00%            0.00%            0.00%
Open                                      1.50%            1.30%            0.96%            1.69%          100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%          100.00%          100.00%          100.00%          100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $2,850,169,233   $2,779,790,148   $2,739,588,451   $2,703,149,726   $   62,312,225   $            0
% Initial Pool Balance                   68.19%           66.51%           65.55%           64.67%            1.49%            0.00%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
LOAN SELLER                                  MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

LaSalle Bank National Association                     40       575,662,839            79.4       5.760         96
Prudential Mortgage Capital Funding, LLC               5        63,200,000             8.7       5.713        116
Principal Commercial Funding II, LLC                   5        40,957,189             5.6       5.885        119
Wells Fargo Bank, National Association                15        34,219,854             4.7       5.978        111
Morgan Stanley Mortgage Capital Inc.                   2         7,876,936             1.1       5.691        117
National City Bank                                     1         3,250,000             0.4       6.040        120
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                68      $725,166,819           100.0%      5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN SELLER                                   DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

LaSalle Bank National Association                1.38             1.30           70.9       67.1
Prudential Mortgage Capital Funding, LLC         1.35             1.27           79.8       78.4
Principal Commercial Funding II, LLC             1.38             1.30           68.3       63.1
Wells Fargo Bank, National Association           1.32             1.26           67.2       58.4
Morgan Stanley Mortgage Capital Inc.             1.52             1.38           71.5       61.5
National City Bank                               1.34             1.34           68.7       58.5
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
CUT-OFF DATE BALANCE ($)                     MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

<= 2,500,000                                          19        32,930,923             4.5       6.043        113
2,500,001 - 5,000,000                                 19        67,813,088             9.4       5.928        109
5,000,001 - 7,500,000                                  6        36,093,468             5.0       5.684        118
7,500,001 - 10,000,000                                 6        48,734,325             6.7       5.717        119
10,000,001 - 12,500,000                                5        55,655,777             7.7       5.735        111
12,500,001 - 15,000,000                                2        29,473,189             4.1       5.768        119
15,000,001 - 17,500,000                                1        16,196,000             2.2       5.700        119
17,500,001 - 20,000,000                                3        57,250,000             7.9       5.802        106
20,000,001 - 30,000,000                                3        73,960,049            10.2       5.617        118
30,000,001 - 40,000,000                                2        70,060,000             9.7       5.700        119
40,000,001 - 50,000,000                                1        42,000,000             5.8       5.780        118
70,000,001 >=                                          1       195,000,000            26.9       5.800         59
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                68      $725,166,819          100.0%      5.774%        100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                      DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

<= 2,500,000                                     1.38             1.33           69.5       60.2
2,500,001 - 5,000,000                            1.36             1.26           70.4       61.7
5,000,001 - 7,500,000                            1.50             1.27           75.5       67.3
7,500,001 - 10,000,000                           1.35             1.24           78.5       73.3
10,000,001 - 12,500,000                          1.43             1.28           76.9       69.0
12,500,001 - 15,000,000                          1.35             1.35           73.6       68.6
15,000,001 - 17,500,000                          1.36             1.13           74.3       69.3
17,500,001 - 20,000,000                          1.31             1.24           75.0       74.0
20,000,001 - 30,000,000                          1.35             1.27           78.2       72.6
30,000,001 - 40,000,000                          1.32             1.10           77.9       72.7
40,000,001 - 50,000,000                          1.24             1.24           74.3       74.3
70,000,001 >=                                    1.44             1.44           60.7       60.7
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

Minimum: $997,486
Maximum: $195,000,000
Weighted Average: $10,664,218

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
STATE                                  MORTGAGED PROPERTIES     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

New York                                              38       203,150,000            28.0       5.796         61
Arizona                                                5        92,106,000            12.7       5.715        119
Ohio                                                   6        54,136,936             7.5       5.710        118
Southern California                                    4        27,452,961             3.8       6.002         88
Northern California                                    3        25,400,000             3.5       5.674        119
Illinois                                               2        52,636,800             7.3       5.814        111
New Jersey                                             1        28,888,000             4.0       5.700        119
North Carolina                                         3        27,230,000             3.8       5.739        118
Massachusetts                                         15        24,269,925             3.3       5.460        117
Washington                                             1        23,000,000             3.2       5.730        118
Texas                                                  4        22,572,893             3.1       6.072         97
Michigan                                               6        20,138,760             2.8       5.786        118
Arkansas                                               2        14,718,977             2.0       5.570        118
Oklahoma                                               1        11,800,000             1.6       5.740        118
South Carolina                                         2        11,796,927             1.6       5.693        119
Wisconsin                                              4        11,492,187             1.6       5.728        119
North Dakota                                           3         9,999,870             1.4       5.695        119
West Virginia                                          5         8,594,184             1.2       5.736        118
Alabama                                                2         8,313,730             1.1       6.040        117
Pennsylvania                                           1         7,616,000             1.1       5.700        119
Colorado                                               2         6,984,000             1.0       5.880        119
Iowa                                                   1         5,783,468             0.8       5.740        118
Missouri                                               2         4,591,273             0.6       5.835        118
Oregon                                                 1         3,800,000             0.5       6.200        119
Rhode Island                                           1         3,250,000             0.4       6.040        120
Georgia                                                1         3,193,990             0.4       5.880        118
Florida                                                1         3,150,268             0.4       6.170        117
Alaska                                                 1         3,000,000             0.4       6.180         60
Kansas                                                 1         2,795,966             0.4       6.010        119
Louisiana                                              1         1,936,171             0.3       5.980        116
Minnesota                                              1         1,367,534             0.2       6.070        118
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                               121      $725,166,819           100.0%      5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATE                                         DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

New York                                         1.44             1.43           61.4       61.2
Arizona                                          1.35             1.12           76.5       71.2
Ohio                                             1.39             1.31           76.6       73.6
Southern California                              1.32             1.32           66.7       64.3
Northern California                              1.41             1.39           77.4       76.8
Illinois                                         1.28             1.23           75.3       74.3
New Jersey                                       1.33             1.11           80.0       74.6
North Carolina                                   1.27             1.05           79.0       74.6
Massachusetts                                    1.37             1.37           71.3       59.8
Washington                                       1.38             1.38           81.2       81.2
Texas                                            1.28             1.28           68.2       60.2
Michigan                                         1.56             1.34           74.8       66.0
Arkansas                                         1.27             1.20           74.7       59.9
Oklahoma                                         1.48             1.23           80.0       72.1
South Carolina                                   1.33             1.33           80.0       76.9
Wisconsin                                        1.43             1.22           79.9       73.4
North Dakota                                     1.25             1.25           79.9       62.9
West Virginia                                    1.84             1.56           72.4       64.3
Alabama                                          1.29             1.29           77.7       64.1
Pennsylvania                                     1.39             1.16           80.0       74.6
Colorado                                         1.48             1.24           56.0       50.6
Iowa                                             1.18             1.18           68.9       53.2
Missouri                                         1.31             1.31           76.6       64.9
Oregon                                           1.50             1.28           54.3       48.4
Rhode Island                                     1.34             1.34           68.7       58.5
Georgia                                          1.21             1.21           79.8       67.8
Florida                                          1.39             1.39           65.1       55.7
Alaska                                           1.22             1.22           75.5       68.6
Kansas                                           1.32             1.32           55.9       43.5
Louisiana                                        1.18             1.18           69.6       59.4
Minnesota                                        1.27             1.27           77.0       65.8
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
PROPERTY TYPE                          MORTGAGED PROPERTIES     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

Multifamily
     Garden                                        38          272,468,325            37.6       5.813        113
     High Rise                                     38          205,636,800            28.4       5.808         60
     Student Housing                                6           40,144,396             5.5       5.688        118
     Low Rise                                      13           22,072,049             3.0       5.390        117
     Mid Rise                                       1            1,367,534             0.2       6.070        118
---------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                  96         $541,689,104           74.7%       5.785%        94
                                       ------------------------------------------------------------------------------
Manufactured Housing Community
     Manufactured Housing Community                25          183,477,715            25.3       5.741        118
---------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                  25         $183,477,715           25.3%       5.741%       118
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                            121         $725,166,819          100.0%       5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
PROPERTY TYPE                                 DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

Multifamily
     Garden                                      1.32             1.27           74.4       70.0
     High Rise                                   1.44             1.43           61.7       61.4
     Student Housing                             1.44             1.33           79.0       71.7
     Low Rise                                    1.36             1.36           72.8       61.0
     Mid Rise                                    1.27             1.27           77.0       65.8
-------------------------------------------------------------------------------------------------
        SUBTOTAL:                                1.38X            1.34X          69.8%      66.5%
                                             ----------------------------------------------------
Manufactured Housing Community
     Manufactured Housing Community              1.38             1.17           75.9       69.8
-------------------------------------------------------------------------------------------------
        SUBTOTAL:                                1.38X            1.17X          75.9%      69.8%
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
MORTGAGE RATE (%)                            MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                          2        32,491,025             4.5       5.425        117
5.501 - 5.750                                         24       294,541,097            40.6       5.683        119
5.751 - 6.000                                         24       338,141,505            46.6       5.818         83
6.001 - 6.500                                         17        58,363,191             8.0       6.149         95
6.501 - 7.000                                          1         1,630,000             0.2       6.570        109
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                68      $725,166,819          100.0%      5.774%        100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                             DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

5.001 - 5.500                                    1.31             1.31           73.3       59.7
5.501 - 5.750                                    1.37             1.21           78.3       73.2
5.751 - 6.000                                    1.39             1.37           65.9       64.0
6.001 - 6.500                                    1.36             1.34           66.8       61.1
6.501 - 7.000                                    1.33             1.16           75.8       68.1
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

Minimum: 5.390%
Maximum: 6.570%
Weighted Average: 5.774%

SEASONING

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
SEASONING (MOS.)                             MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

0                                                      3        10,875,000             1.5       6.176         73
1 - 5                                                 63       709,342,918            97.8       5.763        100
6 - 11                                                 2         4,948,901             0.7       6.456        112
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                68      $725,166,819           100.0%      5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
SEASONING (MOS.)                              DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

0                                                1.23             1.23           72.9       66.5
1 - 5                                            1.38             1.30           71.3       67.3
6 - 11                                           1.20             1.14           76.1       63.1
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

Minimum: 0 mos.
Maximum: 11 mos.
Weighted Average: 1 mos.

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)      MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

<= 60                                                  4       204,906,307            28.3       5.822         59
61 - 84                                                3        33,316,239             4.6       6.017         82
85 - 120                                              61       486,944,272            67.1       5.737        118
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                68      $725,166,819           100.0%      5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)       DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

<= 60                                            1.43             1.43           61.4       61.2
61 - 84                                          1.37             1.30           71.1       68.8
85 - 120                                         1.36             1.24           75.6       69.8
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

Minimum: 48 mos.
Maximum: 120 mos.
Weighted Average: 101 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)     MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

<= 60                                                  4       204,906,307            28.3       5.822         59
61 - 84                                                3        33,316,239             4.6       6.017         82
85 - 120                                              61       486,944,272            67.1       5.737        118
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                68      $725,166,819           100.0%      5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)      DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

<= 60                                            1.43             1.43           61.4       61.2
61 - 84                                          1.37             1.30           71.1       68.8
85 - 120                                         1.36             1.24           75.6       69.8
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

Minimum: 48 mos.
Maximum: 120 mos.
Weighted Average: 100 mos.

                                      I-23

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)            MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
     Interest Only                                     9       341,850,000            47.1       5.788         82
     241 - 300                                         8        35,176,518             4.9       5.814        113
     301 - 360                                        50       340,040,300            46.9       5.755        116
     361 >=                                            1         8,100,000             1.1       5.810        119
---------------------------------------------------------------------------------------------------------------------
                TOTAL:                                68      $725,166,819           100.0%      5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)             DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

BALLOON LOANS
     Interest Only                               1.40             1.40           67.1       67.1
     241 - 300                                   1.24             1.24           72.0       56.6
     301 - 360                                   1.37             1.20           75.4       68.4
     361 >=                                      1.37             1.20           77.1       73.6
-------------------------------------------------------------------------------------------------
                TOTAL:                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

Minimum: 300 mos.
Maximum: 420 mos.
Weighted Average: 356 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
REMAINING AMORTIZATION TERM (MOS.)           MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
     Interest Only                                     9       341,850,000            47.1       5.788         82
     241 - 360                                        58       375,216,819            51.7       5.760        115
     361 >=                                            1         8,100,000             1.1       5.810        119
---------------------------------------------------------------------------------------------------------------------
                TOTAL:                                68      $725,166,819           100.0%      5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)            DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

BALLOON LOANS
     Interest Only                               1.40             1.40           67.1       67.1
     241 - 360                                   1.36             1.21           75.1       67.3
     361 >=                                      1.37             1.20           77.1       73.6
-------------------------------------------------------------------------------------------------
                TOTAL:                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

Minimum: 293 mos.
Maximum: 420 mos.
Weighted Average: 355 mos.

                                      I-24

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
DEBT SERVICE COVERAGE RATIO (X)              MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                                           10        38,051,978             5.2       5.832        106
1.21 - 1.30                                           11       101,112,084            13.9       5.801        116
1.31 - 1.40                                           25       272,185,480            37.5       5.737        115
1.41 - 1.50                                           17       289,778,676            40.0       5.797         77
1.51 - 1.60                                            1        11,400,000             1.6       5.620        118
1.71 - 1.80                                            1         3,500,000             0.5       5.780        119
1.91 - 2.00                                            1         6,750,000             0.9       5.650        118
2.01 - 2.50                                            2         2,388,600             0.3       6.190        116
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                68      $725,166,819           100.0%      5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)               DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

1.11 - 1.20                                      1.18             1.18           72.4       59.9
1.21 - 1.30                                      1.24             1.20           75.3       69.9
1.31 - 1.40                                      1.35             1.23           76.5       71.7
1.41 - 1.50                                      1.45             1.39           65.1       63.6
1.51 - 1.60                                      1.58             1.30           79.7       70.2
1.71 - 1.80                                      1.80             1.50           64.8       57.2
1.91 - 2.00                                      2.00             1.65           70.6       63.5
2.01 - 2.50                                      2.17             2.17           39.5       32.6
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

Minimum: 1.13x
Maximum: 2.30x
Weighted Average: 1.38x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
POST IO PERIOD DEBT SERVICE                       NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
COVERAGE RATIO (X)                           MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                            4        95,660,000            13.2       5.696        119
1.11 - 1.20                                           19       124,818,778            17.2       5.792        112
1.21 - 1.30                                           22       145,856,084            20.1       5.794        117
1.31 - 1.40                                           15       122,595,480            16.9       5.755        111
1.41 - 1.50                                            5       227,097,876            31.3       5.792         67
1.61 - 1.70                                            1         6,750,000             0.9       5.650        118
2.01 - 2.50                                            2         2,388,600             0.3       6.190        116
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                68      $725,166,819           100.0%      5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
POST IO PERIOD DEBT SERVICE                    AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
COVERAGE RATIO (X)                            DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

1.01 - 1.10                                      1.31             1.09           78.3       73.3
1.11 - 1.20                                      1.31             1.16           76.1       68.7
1.21 - 1.30                                      1.35             1.24           74.2       67.8
1.31 - 1.40                                      1.36             1.36           74.9       70.9
1.41 - 1.50                                      1.45             1.44           62.5       62.3
1.61 - 1.70                                      2.00             1.65           70.6       63.5
2.01 - 2.50                                      2.17             2.17           39.5       32.6
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

Minimum: 1.03x
Maximum: 2.30x
Weighted Average: 1.30x

                                      I-25

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
LOAN-TO-VALUE RATIO (%)                      MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

30.1 - 40.0                                            1         1,193,396             0.2       6.360        116
40.1 - 50.0                                            1         1,195,204             0.2       6.020        116
50.1 - 60.0                                            4        13,001,842             1.8       6.049        119
60.1 - 70.0                                           15       263,772,057            36.4       5.842         71
70.1 - 75.0                                           10       118,001,319            16.3       5.703        115
75.1 - 80.0                                           36       305,003,001            42.1       5.731        116
80.1 - 85.0                                            1        23,000,000             3.2       5.730        118
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                68      $725,166,819           100.0%      5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)                       DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

30.1 - 40.0                                      2.04             2.04           35.1       27.7
40.1 - 50.0                                      2.30             2.30           43.9       37.5
50.1 - 60.0                                      1.44             1.30           53.9       46.5
60.1 - 70.0                                      1.41             1.40           62.3       60.5
70.1 - 75.0                                      1.34             1.29           73.4       68.0
75.1 - 80.0                                      1.36             1.20           78.7       73.0
80.1 - 85.0                                      1.38             1.38           81.2       81.2
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

Minimum: 35.1%
Maximum: 81.2%
Weighted Average: 71.4%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)              MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                            1         1,193,396             0.2       6.360        116
30.1 - 40.0                                            1         1,195,204             0.2       6.020        116
40.1 - 50.0                                            4        13,001,842             1.8       6.049        119
50.1 - 55.0                                            2         7,560,158             1.0       5.783        118
55.1 - 60.0                                           11        47,848,922             6.6       5.855        118
60.1 - 65.0                                           10       247,757,458            34.2       5.764         71
65.1 - 70.0                                           15        72,392,731            10.0       5.889        106
70.1 - 75.0                                           18       241,517,107            33.3       5.751        115
75.1 - 80.0                                            5        69,700,000             9.6       5.656        119
80.1 - 85.0                                            1        23,000,000             3.2       5.730        118
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                68      $725,166,819           100.0%      5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)               DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

20.1 - 30.0                                      2.04             2.04           35.1       27.7
30.1 - 40.0                                      2.30             2.30           43.9       37.5
40.1 - 50.0                                      1.44             1.30           53.9       46.5
50.1 - 55.0                                      1.18             1.18           67.3       53.2
55.1 - 60.0                                      1.32             1.26           68.2       57.2
60.1 - 65.0                                      1.43             1.42           63.5       60.9
65.1 - 70.0                                      1.34             1.25           74.1       67.9
70.1 - 75.0                                      1.36             1.18           77.5       73.1
75.1 - 80.0                                      1.34             1.28           79.1       78.3
80.1 - 85.0                                      1.38             1.38           81.2       81.2
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

Minimum: 27.7%
Maximum: 81.2%
Weighted Average: 67.3%

AMORTIZATION TYPES

---------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
AMORTIZATION TYPE                            MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

Balloon Loans                                         32       126,896,019            17.5       5.811        112
Interest Only Loans                                    9       341,850,000            47.1       5.788         82
Partial Interest Only Balloon Loans                   27       256,420,800            35.4       5.737        117
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                68      $725,166,819           100.0%      5.774%       100
=====================================================================================================================

-------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED   WEIGHTED
                                              WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
AMORTIZATION TYPE                             DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------

Balloon Loans                                    1.29             1.29           72.0       60.3
Interest Only Loans                              1.40             1.40           67.1       67.1
Partial Interest Only Balloon Loans              1.40             1.16           76.7       71.0
-------------------------------------------------------------------------------------------------
TOTAL:                                           1.38X            1.30X          71.4%      67.3%
=================================================================================================

                                      I-26

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 MAY-07           MAY-08           MAY-09           MAY-10           MAY-11           MAY-12
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                               99.04%           98.25%           88.64%           85.97%           85.89%           80.36%
Yield Maintenance Total                   0.96%            1.75%           11.36%           14.03%           14.11%           15.40%
Prepayment Premium Points
  Total                                   0.00%            0.00%            0.00%            0.00%            0.00%            0.36%
Open                                      0.00%            0.00%            0.00%            0.00%            0.00%            3.88%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $  725,166,818   $  723,459,373   $  721,516,830   $  719,024,563   $  711,567,458   $  508,404,340
% Initial Pool Balance                  100.00%           99.76%           99.50%           99.15%           98.12%           70.11%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%)(1)(2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 MAY-13           MAY-14           MAY-15           MAY-16           MAY-17           MAY-18
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                               80.28%           79.56%           79.49%           79.10%            0.00%            0.00%
Yield Maintenance Total                  15.44%            6.97%            6.92%            6.87%            0.00%            0.00%
Prepayment Premium Points
  Total                                   0.35%            0.37%            0.37%            0.37%            0.00%            0.00%
Open                                      3.92%           13.10%           13.21%           13.66%          100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%          100.00%          100.00%          100.00%          100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $  503,250,077   $  465,495,249   $  459,694,436   $  453,599,546   $    2,765,277   $            0
% Initial Pool Balance                   69.40%           64.19%           63.39%           62.55%            0.38%            0.00%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance

                                      I-27

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA          CMSA       MORTGAGE LOAN
LOAN NO.   LOAN NO.   PROPERTY NO.   SELLER(1)       PROPERTY NAME
-----------------------------------------------------------------------------------------------------------------------------

              1                                      Beacon Seattle & DC Portfolio Roll-Up
   1                      1-001      MSMC            Market Square (I)
   1                      1-002      MSMC            Polk & Taylor (I)
   1                      1-003      MSMC            Wells Fargo Center (I)
   1                      1-004      MSMC            Lafayette Center (I)
   1                      1-005      MSMC            Booz Allen Complex (I)
   1                      1-006      MSMC            Key Center (I)
   1                      1-007      MSMC            Sunset North (I)
   1                      1-008      MSMC            City Center Bellevue (I)
   1                      1-009      MSMC            Plaza Center (I)
   1                      1-010      MSMC            1616 North Fort Myer Drive (I)
   1                      1-011      MSMC            American Center (I)
   1                      1-012      MSMC            Eastgate Office Park (I)
   1                      1-013      MSMC            Liberty Place (I)
   1                      1-014      MSMC            Lincoln Executive Center (I)
   1                      1-015      MSMC            11111 Sunset Hills Road (I)
   1                      1-016      MSMC            Army and Navy Building (I)
   1                      1-017      MSMC            Plaza East (I)
   1                      1-018      MSMC            Reston Town Center (I)
   1                      1-019      MSMC            Washington Mutual Tower (I)
   1                      1-020      MSMC            1300 North Seventeenth Street (I)
              2                                      Tabor Center & U.S. Bank Tower Roll-Up
   2                      2-001      MSMC            Tabor Center (II)
   2                      2-002      MSMC            U.S. Bank Tower (II)
              3                                      PDG Portfolio Roll-Up
   3                      3-001      PCFII           Bethany Towne Center (III)
   3                      3-002      PCFII           Sun Village Fair (III)
   3                      3-003      PCFII           Peoria Station (III)
   3                      3-004      PCFII           Metro Power Center (III)
   3                      3-005      PCFII           Arcadia Towne Center (III)
   3                      3-006      PCFII           Southern Sunset (III)
   3                      3-007      PCFII           Shea Plaza (III)
   3                      3-008      PCFII           Moon Valley Towne Center (III)
   3                      3-009      PCFII           Park Northern (III)
   3                      3-010      PCFII           Lone Mountain Landing (III)
   3                      3-011      PCFII           Westporte Village (III)
              4                                      New York City Apartment Portfolio Roll-Up
   4                      4-001      LaSalle         122-126 East 103rd Street (IV)
   4                      4-002      LaSalle         124-136 East 117th Street (IV)
   4                      4-003      LaSalle         231-235 East 117th Street (IV)
   4                      4-004      LaSalle         1571-1575 Lexington Avenue (IV)
   4                      4-005      LaSalle         1567-1569 Lexington Avenue (IV)
   4                      4-006      LaSalle         234-238 East 116th Street (IV)
   4                      4-007      LaSalle         233-237 East 111th Street (IV)
   4                      4-008      LaSalle         137-139 East 110th Street (IV)
   4                      4-009      LaSalle         244 East 117th Street (IV)
   4                      4-010      LaSalle         215 East 117th Street (IV)
   4                      4-011      LaSalle         204 East 112th Street (IV)
   4                      4-012      LaSalle         2371 Second Avenue (IV)
   4                      4-013      LaSalle         411 East 118th Street (IV)
   4                      4-014      LaSalle         102 East 116th Street (IV)
   4                      4-015      LaSalle         102 East 103rd Street (IV)
   4                      4-016      LaSalle         112 East 103rd Street (IV)
   4                      4-017      LaSalle         311 East 109th Street (IV)
   4                      4-018      LaSalle         2171-2173 Third Avenue (IV)
   4                      4-019      LaSalle         413 East 114th Street (IV)
   4                      4-020      LaSalle         312 East 106th Street (IV)
   4                      4-021      LaSalle         118 East 103rd Street (IV)
   4                      4-022      LaSalle         228 East 116th Street (IV)
   4                      4-023      LaSalle         216 East 118th Street (IV)
   4                      4-024      LaSalle         214 East 9th Street (IV)
   4                      4-025      LaSalle         411 East 114th Street (IV)
   4                      4-026      LaSalle         238 East 111th Street (IV)
   4                      4-027      LaSalle         154 East 106th Street (IV)
   4                      4-028      LaSalle         2156 Second Avenue (IV)
   4                      4-029      LaSalle         328 East 106th Street (IV)
   4                      4-030      LaSalle         318 East 106th Street (IV)
   4                      4-031      LaSalle         319-321 East 115th Street (IV)
   4                      4-032      LaSalle         291 Pleasant Avenue (IV)
   4                      4-033      LaSalle         103 East 102nd Street (IV)
   4                      4-034      LaSalle         419 East 114th Street (IV)
   4                      4-035      LaSalle         417 East 114th Street (IV)
   4                      4-036      LaSalle         421 East 114th Street (IV)
   4                      4-037      LaSalle         423 East 114th Street (IV)
   5          5           5-001      PCFII           Layton Hills Mall
              6                                      NewCrow Industrial Portfolio Roll-Up
   6                      6-001      PMCF            NewCrow Industrial Portfolio - Building 11 (V)
   6                      6-002      PMCF            NewCrow Industrial Portfolio - Building 10 (V)
   6                      6-003      PMCF            NewCrow Industrial Portfolio - Building 15 (V)
   6                      6-004      PMCF            NewCrow Industrial Portfolio - Building 19 (V)
   6                      6-005      PMCF            NewCrow Industrial Portfolio - Building 12 (V)
   6                      6-006      PMCF            NewCrow Industrial Portfolio - Building 14 (V)
   6                      6-007      PMCF            NewCrow Industrial Portfolio - Building 18 (V)
   6                      6-008      PMCF            NewCrow Industrial Portfolio - Building 20 (V)
   6                      6-009      PMCF            NewCrow Industrial Portfolio - Building 21 (V)
   7          7           7-001      RBC             Everett Mall Steadfast
   8          8           8-001      MSMC            City View Center
   9          9           9-001      PCFII           The Meridian
              10                                     Vista Ridge Portfolio Roll-Up
   10                     10-001     LaSalle         Vista Ridge II (VI)
   10                     10-002     LaSalle         Vista Ridge IV (VI)
   10                     10-003     LaSalle         Vista Ridge I (VI)
   10                     10-004     LaSalle         Vista Ridge III (VI)
   11         11          11-001     RBC             500 East Pratt
   12         12          12-001     LaSalle         Riverpoint Shopping Center
   13         13          13-001     LaSalle         ALOFT at The Glen Town Center
   14         14          14-001     LaSalle         500 North Meridian
              15                                     Ershing Mall Portfolio Roll-Up
   15                     15-001     WFB             Ershig Mall Portfolio - Mercer Mall (VII)
   15                     15-002     WFB             Ershig Mall Portfolio - Middlesboro Mall (VII)
   15                     15-003     WFB             Ershig Mall Portfolio - Parkway Plaza Mall (VII)
   16         16          16-001     RBC             CLT Industrial Complex
   17         17          17-001     LaSalle         Good Life MHC
   18         18          18-001     PMCF            Sheraton Imperial Hotel
   19         19          19-001     LaSalle         Fairgrounds Square Mall
   20         20          20-001     LaSalle         Towerpoint MHC
   21         21          21-001     PCFII           Camelback Executive Park
   22         22          22-001     RBC             Everett Mall Shopping Center Fox
   23         23          23-001     LaSalle         The Equitable Building
   24         24          24-001     LaSalle         Colonial Estates
   25         25          25-001     LaSalle         Liberty Center
   26         26          26-001     LaSalle         Heritage Park
              27                                     River Ranch Retail Portfolio Roll-Up
   27                     27-001     LaSalle         City Club of River Ranch (VIII)
   27                     27-002     LaSalle         Lafayett Plaza Shopping Center (VIII)
   27                     27-003     LaSalle         Bonefish Retail Center (VIII)
   27                     27-004     LaSalle         Anne Taylor & Joseph A. Bank (VIII)
   27                     27-005     LaSalle         CC's Retail Center (VIII)
   27                     27-006     LaSalle         LeMarche Antiques (VIII)
   27                     27-007     LaSalle         Paul's Jewelry (VIII)
   27                     27-008     LaSalle         Lafayette Health Ventures (VIII)
   28         28          28-001     LaSalle         Farmers Insurance Office Complex - Simi Valley
   29         29          29-001     RBC             Escondido Gateway
              30                                     Las Vegas Portfolio Roll-Up
   30                     30-001     MSMC            Las Vegas Portfolio - Majestic Runway Partners I-I (IX)
   30                     30-002     MSMC            Las Vegas Portfolio - Park 2000 (IX)
   31         31          31-001     PMCF            Santa Fe Ridge Apartments
   32         32          32-001     LaSalle         Parkway Place Assets
              33                                     Roiff Portfolio Roll-Up
   33                     33-001     LaSalle         113 Beacon Street (X)
   33                     33-002     LaSalle         722, 744, 776 Columbus Avenue (X)
   33                     33-003     LaSalle         610 Columbus Avenue (X)
   33                     33-004     LaSalle         50 Evergreen Street (X)
   33                     33-005     LaSalle         226 Parker Hill Avenue (X)
   33                     33-006     LaSalle         216 & 218 Hemenway Street (X)
   33                     33-007     LaSalle         1742-1744 Washington Street (X)
   33                     33-008     LaSalle         480 Massachusetts Avenue (X)
   33                     33-009     LaSalle         486 Massachusetts Avenue (X)
   33                     33-010     LaSalle         55 South Huntington Avenue (X)
   33                     33-011     LaSalle         61 South Huntington Avenue (X)
   33                     33-012     LaSalle         28 South Huntington Avenue (X)
   33                     33-013     LaSalle         63 South Huntington Avenue (X)
   34         34          34-001     PCFII           Crossings of Sandusky
   35         35          35-001     LaSalle         Crescent Building
   36         36          36-001     PCFII           Residence Inn Woburn
   37         37          37-001     LaSalle         Prospect Park Office
   38         38          38-001     RBC             University Center
   39         39          39-001     PMCF            English Creek Shopping Center
   40         40          40-001     LaSalle         K&G Seabridge I
   41         41          41-001     LaSalle         Best Western Sunset Plaza
   42         42          42-001     LaSalle         The Timbers Apartments - CA
   43         43          43-001     LaSalle         Quarry Pond
   44         44          44-001     PMCF            Misty Woods Apartments
   45         45          45-001     RBC             Mesa Shores
   46         46          46-001     WFB             Courtyard by Marriott - Shelton, CT
   47         47          47-001     LaSalle         Shadow Creek Apartments
              48                                     Lenape Properties Portfolio Roll-Up
   48                     48-001     LaSalle         Peddler's Village Shopping Center (XI)
   48                     48-002     LaSalle         Shoppes of Red Mill (XI)
   48                     48-003     LaSalle         County Commerce Office Building (XI)
   48                     48-004     LaSalle         1100 Horizon Circle (XI)
   48                     48-005     LaSalle         Casho Mill (XI)
   48                     48-006     LaSalle         Tender Loving Kare (XI)
   49         49          49-001     LaSalle         City Place Five
   50         50          50-001     PCFII           Holiday Inn Seattle City Cente
   51         51          51-001     RBC             Littlefield 57
   52         52          52-001     MSMC            2000 & 2400 Oxford Drive
   53         53          53-001     PCFII           Camelback Tower
   54         54          54-001     PCFII           Eastgate Crossing
   55         55          55-001     LaSalle         Royal Palm
   56         56          56-001     PCFII           1450 Veterans Boulevard
   57         57          57-001     RBC             2100 West Loop
   58         58          58-001     PMCF            Campus Courtyard
   59         59          59-001     PMCF            Beauregard Square
   60         60          60-001     PCFII           Centerpointe Marketplace
   61         61          61-001     LaSalle         Pine Haven RV Resort
   62         62          62-001     PCFII           Gateway at Centreport
   63         63          63-001     LaSalle         Anchorage Office Buildings
   64         64          64-001     MSMC            Gateway Medical Research Building
   65         65          65-001     RBC             Escondido Valley Center
   66         66          66-001     PCFII           Spruce Tower
   67         67          67-001     PCFII           28624 Witherspoon Parkway
   68         68          68-001     RBC             Villas of El Dorado
   69         69          69-001     RBC             US Storage Centers- South Bay
   70         70          70-001     LaSalle         Gateway Plaza Retail, Gardena
                                                     Walmart Crossed Portfolio Roll-Up
   71         71          71-001     LaSalle         Southlands District (A)
   72         72          72-001     LaSalle         Walmart Kenosha (XI) (A)
   72                     72-002     LaSalle         Walmart Elizabethton (XI) (A)
   73         73          73-001     RBC             Union Plaza
   74         74          74-001     LaSalle         415 North LaSalle Building
   75         75          75-001     MSMC            441 Smithfield Street
   76         76          76-001     RBC             Ken Caryl Safeway
   77         77          77-001     LaSalle         T. J. Maxx Plaza
   78         78          78-001     LaSalle         Cobblestone Apartments
   79         79          79-001     LaSalle         Corte Madera Plaza
   80         80          80-001     LaSalle         Orangethorpe Plaza
   81         81          81-001     MSMC            Redrock Plaza
   82         82          82-001     PCFII           334 Route 31
              83                                     Flanders Portfolio Roll-Up
   83                     83-001     LaSalle         Flanders Corporation - Smithfield (XII)
   83                     83-002     LaSalle         Flanders Corporation - Clarkton (XII)
   84         84          84-001     PCFII           Gateway Lakes Apartments
   85         85          85-001     LaSalle         Campus Village Saginaw
   86         86          86-001     LaSalle         The Robertson I & II
   87         87          87-001     LaSalle         Drexel Towers
   88         88          88-001     RBC             A American Ingelwood
   89         89          89-001     LaSalle         Highpoint Park Apartments
   90         90          90-001     LaSalle         ShopKo - Salem
   91         91          91-001     MSMC            629-657 Main Avenue
   92         92          92-001     MSMC            Gabriel Brothers Plaza
   93         93          93-001     WFB             Carbon Beach
   94         94          94-001     LaSalle         Orlando International Plaza
   95         95          95-001     LaSalle         Shopko - Bend
   96         96          96-001     PCFII           2601 Wilshire Boulevard
   97         97          97-001     LaSalle         Aspen Medical Center
              98                                     Dever Portfolio Roll-Up
   98                     98-001     LaSalle         Heritage Apartments (XIII)
   98                     98-002     LaSalle         Greentree Apartments (XIII)
   98                     98-003     LaSalle         Allison Way Apartments (XIII)
   98                     98-004     LaSalle         Bay Point Office (XIII)
   98                     98-005     LaSalle         Law Office (XIII)
   99         99          99-001     MSMC            Pasadena Office & Light Industrial
  100        100         100-001     WFB             1001 Sathers Drive
  101        101         101-001     RBC             Spartansburg Medical Office
  102        102         102-001     WFB             CenterPointe Office Center
  103        103         103-001     WFB             Volume Distributors Industrial
  104        104         104-001     PMCF            Premier Medical Office
  105        105         105-001     PCFII           Hamilton Corporate Center
  106        106         106-001     LaSalle         The Timbers Apartments - SC
  107        107         107-001     PMCF            Corporate Pointe Building
  108        108         108-001     RBC             Washington Point II
                                                     Texas Retail Portfolio Roll-Up
  109        109         109-001     PMCF            Creme de la Creme Plaza (B)
  110        110         110-001     PMCF            The Ranch at Cedar Hill (B)
  111        111         111-001     PMCF            28th Street Commons (B)
  112        112         112-001     LaSalle         HighPark Center
  113        113         113-001     WFB             Hampton Inn Williamsport
  114        114         114-001     PMCF            Colorado Cinema
  115        115         115-001     LaSalle         Abbey Pointe Apartments
  116        116         116-001     LaSalle         107 South Fifth Street
  117        117         117-001     WFB             Bakersfield Cold and Dry Storage
  118        118         118-001     LaSalle         Whispering Pines
  119        119         119-001     PMCF            Lakewood City Center
  120        120         120-001     PCFII           Noble Park Apartments
  121        121         121-001     PCFII           Sully Square
  122        122         122-001     PMCF            Valley River Plaza
  123        123         123-001     LaSalle         Westwind Industrial
  124        124         124-001     LaSalle         Cedar Run Corporate Center
  125        125         125-001     PMCF            Metro 555
  126        126         126-001     National City   Shops of Heatherfields
                                                     Texas Self Storage Portfolio Roll-Up
  127        127         127-001     LaSalle         Central Self Storage - Corpus Christi (C)
  128        128         128-001     LaSalle         Assured Self Storage (C)
  129        129         129-001     LaSalle         Campus Place Apartments
  130        130         130-001     LaSalle         Hampton Inn & Suites, Redding
  131        131         131-001     LaSalle         Laurel Commons MHC
  132        132         132-001     LaSalle         Shopko - Eugene
  133        133         133-001     LaSalle         Tourney Road Retail
  134        134         134-001     LaSalle         Cottonwood Square
  135        135         135-001     LaSalle         Harris Teeter
  136        136         136-001     RBC             Addison Plaza
  137        137         137-001     LaSalle         1190 Saratoga Avenue
  138        138         138-001     LaSalle         Northtowne Commons Shopping Center - Toledo
  139        139         139-001     PMCF            2 & 17 Self Storage
  140        140         140-001     PMCF            Landmark Station
  141        141         141-001     PCFII           Oxford Hotel and Annex Building
  142        142         142-001     LaSalle         El Paseo Collection Promenade
  143        143         143-001     LaSalle         A Storage Place I & II
  144        144         144-001     PCFII           Reflections In The Park
                                                     Florida Self Storage Portfolio Roll-Up
  145        145         145-001     LaSalle         Big Tree Storage & File Tech (D)
  146        146         146-001     LaSalle         Hand Avenue & Yonge Street (D)
  147        147         147-001     WFB             SAS Safety Corp Industrial
  148        148         148-001     LaSalle         1001 Menaul Office Complex
             149                                     Martin's Mobile Home Communities Roll-Up
  149                    149-001     LaSalle         Springview Mobile Home Park (XIV)
  149                    149-002     LaSalle         Whitestone MHP (XIV)
  149                    149-003     LaSalle         Grapevine Village MHP (XIV)
  149                    149-004     LaSalle         Oak Tree Estates (XIV)
             150                                     NBP Portfolio Roll-Up
  150                    150-001     LaSalle         NBP - Columbus Property (XV)
  150                    150-002     LaSalle         NBP - Austintown Property (XV)
  151        151         151-001     LaSalle         Forest Hills Townhomes
  152        152         152-001     LaSalle         Orchard Square Shopping Center
  153        153         153-001     RBC             Stow-A-Way Self Storage
  154        154         154-001     LaSalle         Hurley / Ethan Office Park
  155        155         155-001     LaSalle         Woods End Office Park
  156        156         156-001     PMCF            Cedarwood Valley Office Park
  157        157         157-001     LaSalle         Priest Bridge Overlook
             158                                     Woodforest Bank Roll-Up
  158                    158-001     LaSalle         Woodforest Bank - Humble (XVI)
  158                    158-002     LaSalle         Woodforest Bank - Willis (XVI)
  159        159         159-001     WFB             Fairfield Inn & Suites - Bend
  160        160         160-001     LaSalle         Four Corners Shopping Center
  161        161         161-001     PMCF            232-234 Broad Avenue
  162        162         162-001     LaSalle         1454 Second Avenue
  163        163         163-001     PCFII           The Shoppes @ Liberty Triangle
  164        164         164-001     LaSalle         The Falls at Settler's Walk
  165        165         165-001     LaSalle         Best Western - Windjammer Inn
             166                                     CVS Portfolio Roll-Up
  166                    166-001     PMCF            CVS Portfolio - Edinburgh (XVII)
  166                    166-002     PMCF            CVS Portfolio - Tipton (XVII)
  166                    166-003     PMCF            CVS Portfolio - Brazil (XVII)
  167        167         167-001     RBC             A American El Cajon
  168        168         168-001     LaSalle         Park View West Mobile Home Court
  169        169         169-001     LaSalle         Lakeside Terrace
             170                                     Valley Storage Portfolio Roll-Up
  170        170         170-001     RBC             Valley Storage Hagerstown (E)
  171        171         171-001     RBC             Valley Storage Martinsburg (E)
  172        172         172-001     LaSalle         Farminton Village
  173        173         173-001     LaSalle         Wise Building
                                                     BBRG Retail Portfolio Roll-Up
  174        174         174-001     LaSalle         BBRG Retail - Wisconsin Avenue - DC (F)
  175        175         175-001     LaSalle         BBRG Retail - Newbury - Boston (F)
  176        176         176-001     PMCF            Water's Edge Plaza
  177        177         177-001     LaSalle         Ormond Storage
  178        178         178-001     LaSalle         Hampton Inn - Lenoir City, TN
  179        179         179-001     LaSalle         Royal Ridge Business Center
  180        180         180-001     MSMC            Haggerty Professional Plaza
  181        181         181-001     LaSalle         Mineral Drive Office
  182        182         182-001     LaSalle         Walgreens-Riverhead
  183        183         183-001     LaSalle         Massillon Citicenter
                                                     Kentucky Retail Portfolio Roll Up
  184        184         184-001     MSMC            Kentucky Retail Portfolio - Rite Aid (G)
  185        185         185-001     MSMC            Kentucky Retail Portfolio - Richmond Woods Centre (G)
             186                                     Village Inn Portfolio Roll-Up
  186                    186-001     WFB             Village Inn Portfolio - Village Inn Apartments (XVIII)
  186                    186-002     WFB             Village Inn Portfolio - Village Inn Motel (XVIII)
  187        187         187-001     LaSalle         Flournoy Construction Office Building
  188        188         188-001     LaSalle         Marriott Courtyard - Florence, SC
                                                     Badger
             189                                     Portfolio
  189                    189-001     LaSalle         Whispering Pines- Merrill (XIX)
  189                    189-002     LaSalle         Hickory Lane (XIX)
  190        190         190-001     LaSalle         Hampton Inn - Concord/Kannapolis
  191        191         191-001     LaSalle         Shoppes at Misty Meadows Ln.
  192        192         192-001     LaSalle         Sesqui Pointe
  193        193         193-001     MSMC            Pennington Shopping Village
  194        194         194-001     LaSalle         West Hills Plaza
  195        195         195-001     LaSalle         Prairie Square Retail Center
  196        196         196-001     LaSalle         Shelton Road Townhomes
  197        197         197-001     WFB             Pottery Barn Winter Park
  198        198         198-001     PMCF            Country Club Center/Plaza
  199        199         199-001     MSMC            Shoppes of Powers Ferry
  200        200         200-001     WFB             Melbourne Professional Complex
  201        201         201-001     LaSalle         Empire Mini Storage - Forestville
  202        202         202-001     RBC             Southgate Apartments
  203        203         203-001     National City   Washington Place
  204        204         204-001     LaSalle         Holiday Inn Express & Suites - Knoxville North
  205        205         205-001     WFB             Westport Square
  206        206         206-001     WFB             Hampton Inn Waynesboro
  207        207         207-001     LaSalle         Argonaut Heights
  208        208         208-001     PMCF            Ice House Office Building
  209        209         209-001     WFB             Southtown/Cobblestone Square Shopping Center
  210        210         210-001     LaSalle         Walgreens Redlands
  211        211         211-001     LaSalle         214 Jefferson Street
  212        212         212-001     LaSalle         River Road Plaza
  213        213         213-001     LaSalle         Grenwich Building Commercial
  214        214         214-001     PCFII           17015 Park Row
  215        215         215-001     MSMC            Eckerd Williamsburg
  216        216         216-001     WFB             Intermec Technologies Building
  217        217         217-001     LaSalle         Village Terrace
  218        218         218-001     MSMC            Woodridge I & II
  219        219         219-001     MSMC            Holiday Inn Express - Fultondale
  220        220         220-001     LaSalle         Grocery Outlet Mall
  221        221         221-001     LaSalle         Shady Grove Cottages
  222        222         222-001     RBC             Washington Point I
  223        223         223-001     LaSalle         Country Inn & Suites - Burlington, NC
  224        224         224-001     LaSalle         Shelter Island Village
  225        225         225-001     LaSalle         CVS, Novi, Mi
  226        226         226-001     PCFII           Knollwood Apartments
  227        227         227-001     LaSalle         Walgreens - Northglenn, CO
  228        228         228-001     PCFII           The Shoppes At The Plaza
  229        229         229-001     WFB             Ashley Furniture - Richland
  230        230         230-001     PCFII           Sequim Riverbend Center
  231        231         231-001     LaSalle         Comfort Inn - Matthews, NC
  232        232         232-001     PCFII           7201 Canyon Drive
  233        233         233-001     PCFII           1515 West Fullerton Avenue
  234        234         234-001     MSMC            Comfort Suites - Fultondale
             235                                     LifePort Portfolio
  235                    235-001     WFB             LifePort Portfolio - Woodland (XX)
  235                    235-002     WFB             LifePort Portfolio - Georgetown (XX)
  236        236         236-001     WFB             San George Estates MH Community
  237        237         237-001     LaSalle         4600 Schroeder Drive Office Building
  238        238         238-001     LaSalle         Starbucks Plaza
  239        239         239-001     MSMC            Comfort Suites - Clearwater
  240        240         240-001     LaSalle         Holiday Inn Express, Pendleton
             241                                     The Store All Family Storage Portfolio Roll-Up
  241                    241-001     PMCF            The Store All Family Storage Portfolio - Autauga Station Store All (XXI)
  241                    241-002     PMCF            The Store All Family Storage Portfolio - Airport Store All (XXI)
  241                    241-003     PMCF            The Store All Family Storage Portfolio - Millbrook Store All (XXI)
  241                    241-004     PMCF            The Store All Family Storage Portfolio - Deatsville Store All (XXI)
  242        242         242-001     LaSalle         Hamilton Pointe Retail Center
  243        243         243-001     PCFII           9930 Colerain Avenue
  244        244         244-001     RBC             Berkeley Self Storage
  245        245         245-001     MSMC            15690 South Harlem Avenue
  246        246         246-001     MSMC            Westmark Plaza II
  247        247         247-001     LaSalle         Park Pineway Shopping Center
  248        248         248-001     PMCF            Mountain View Village
  249        249         249-001     MSMC            Copper Country MHP and Mini-Storage
  250        250         250-001     PMCF            Best Western - Reliant Park
  251        251         251-001     MSMC            Best Western Rory & Ryan Inns
  252        252         252-001     WFB             A-American Inglewood, Prairie Ave. Storage Facility
  253        253         253-001     MSMC            Comfort Inn & Suites - Denver
  254        254         254-001     MSMC            Radisson Hotel - Akron
  255        255         255-001     LaSalle         Trane Warehouse and Office Space
  256        256         256-001     MSMC            Best Western - Universal Inn
  257        257         257-001     WFB             25 John A. Cummings Way Office
  258        258         258-001     LaSalle         Central Gardens Apartments
  259        259         259-001     LaSalle         Cranberry Plaza II
             260                                     Stonghold and Duraspin Portfolio Roll-Up
  260                    260-001     LaSalle         Stronghold Self Storage (XXII)
  260                    260-002     LaSalle         Duraspin Building (XXII)
  261        261         261-001     LaSalle         Hudson Essex Loft
  262        262         262-001     National City   Park Plaza
  263        263         263-001     PMCF            Kendall Garden Apartments
  264        264         264-001     LaSalle         Valdosta Apartments
  265        265         265-001     LaSalle         955 Wesleyan Rocky Mount
  266        266         266-001     PMCF            Gannon Plaza II
  267        267         267-001     LaSalle         Sun Lake Village Estates MHC
  268        268         268-001     LaSalle         Stone Oak Shopping Center
  269        269         269-001     LaSalle         Sleep Inn - North Augusta, SC
  270        270         270-001     LaSalle         La Plaza
  271        271         271-001     PMCF            Midtown Center Mobile Home Park
  272        272         272-001     MSMC            1100 Old Country Road
  273        273         273-001     WFB             Sineath Mobile
  274        274         274-001     WFB             Twin Palms Apartments
  275        275         275-001     WFB             Holiday Plaza
  276        276         276-001     LaSalle         Bridgeport Crossing
  277        277         277-001     WFB             Advance Self Storage
  278        278         278-001     LaSalle         Gleeson Shopping Center
  279        279         279-001     PCFII           10016 South 51st Street
  280        280         280-001     WFB             Sierra Trading Post
  281        281         281-001     MSMC            Best Western - Castle Rock
  282        282         282-001     WFB             Shaw Industrial Building
  283        283         283-001     LaSalle         Wheatland Corners
  284        284         284-001     MSMC            Rite Aid - Hopkinsville, KY
  285        285         285-001     LaSalle         Walgreens El Dorado
  286        286         286-001     WFB             Van Ness Apartments
  287        287         287-001     LaSalle         The Fletcher
  288        288         288-001     LaSalle         Cubby Hole Louisiana 3
  289        289         289-001     WFB             People's Realty
  290        290         290-001     WFB             Las Campanas
  291        291         291-001     WFB             The Shops at Maricopa Village
  292        292         292-001     WFB             Shamrock Apartments
  293        293         293-001     PCFII           Green Mountain Village Apartments
  294        294         294-001     WFB             Kettleman Professional Center - Parcel 1
  295        295         295-001     WFB             Davita Plaza
  296        296         296-001     WFB             A-American Riverside, Hole Ave.
  297        297         297-001     LaSalle         Wal-Mart Radcliff
  298        298         298-001     PMCF            9411 8th Avenue South
  299        299         299-001     MSMC            Pryor Creek Commons
  300        300         300-001     WFB             Centreport Business Center
  301        301         301-001     PMCF            DHL Distribution Facility
  302        302         302-001     LaSalle         Office Depot
  303        303         303-001     PMCF            10191 Park Run Drive
  304        304         304-001     WFB             Arbours Office Campus
  305        305         305-001     WFB             A-American Ridgecrest
  306        306         306-001     WFB             Rite Aid Saginaw
  307        307         307-001     LaSalle         Chase Bank
  308        308         308-001     PCFII           5533 Walnut Street
  309        309         309-001     LaSalle         Cabell Gateway
  310        310         310-001     RBC             Morningstar Mini Storage
  311        311         311-001     LaSalle         Country Inn & Suites Lumberton
  312        312         312-001     WFB             Rite Aid Anniston
  313        313         313-001     LaSalle         1325-1327 14th Street, NW
  314        314         314-001     LaSalle         Stor-A-Lot
  315        315         315-001     PCFII           Park Village
  316        316         316-001     WFB             Walgreen's - Lexington
  317        317         317-001     WFB             A-American Mill Street Self Storage Facility
  318        318         318-001     WFB             Casa Bonita Apartments - Phoenix
  319        319         319-001     LaSalle         Fidelity Investor Center
  320        320         320-001     LaSalle         Haygood Executive Center
  321        321         321-001     LaSalle         One Columbus Place
  322        322         322-001     WFB             Corona Industrial
  323        323         323-001     PCFII           3420 East Shea Boulevard
  324        324         324-001     WFB             Northland Village Apartments
  325        325         325-001     WFB             Flagstaff Retail Complex
  326        326         326-001     LaSalle         Sherwood Court Apartments
  327        327         327-001     WFB             Cornerstone Village
  328        328         328-001     PCFII           1000 North Kraemer Place
  329        329         329-001     PCFII           1191 Hawk Circle
  330        330         330-001     WFB             Contessa Court Office Building
  331        331         331-001     WFB             Southpoint Business Park
             332                                     Privitera Multifamily Portfolio Roll-Up
                                                     Privitera Multifamilty Portfolio - 160 West Main Street and 12-14 Mount
  332                    332-001     WFB             Pleasant (XXIII)
  332                    332-002     WFB             Privitera Multifamilty Portfolio - 35 Fremont (XXIII)
  333        333         333-001     WFB             Staples Logansport, IN
  334        334         334-001     MSMC            Super 8 - Meridian
  335        335         335-001     WFB             Access Self Storage - Heartland Crossing
  336        336         336-001     LaSalle         1605-1615 Pacific Coast Highway
  337        337         337-001     PCFII           CVS Drug Store
  338        338         338-001     WFB             Michigan Heights MHC
  339        339         339-001     PCFII           4241 Brookhill Road
  340        340         340-001     LaSalle         Towne Point Shoppes
  341        341         341-001     PCFII           500 Oak Grove Pkwy
  342        342         342-001     RBC             CFC Self Storage
  343        343         343-001     LaSalle         Ingleside Maxi Storage
  344        344         344-001     WFB             Coffee & Riverlakes Office Building
  345        345         345-001     LaSalle         Top Hat Self Storage
  346        346         346-001     WFB             Spanish Flat Mobile Villa
  347        347         347-001     WFB             Tractor Supply Company - Sioux Falls
  348        348         348-001     LaSalle         4140 N. Cherry St.
             349                                     Security Self Storage Portfolio Roll-Up
  349                    349-001     WFB             Security Self Storage Portfolio - Rutland (XXIV)
  349                    349-002     WFB             Security Self Storage Portfolio - North Clarendon (XXIV)
  350        350         350-001     LaSalle         Shops at Berea Shopping Center
  351        351         351-001     LaSalle         210 Airport Road
  352        352         352-001     WFB             5335 Sterling Drive
  353        353         353-001     LaSalle         Magnolia Village
  354        354         354-001     LaSalle         Pecue Estates MHC
  355        355         355-001     WFB             Cort Furniture
  356        356         356-001     WFB             Capital One Building - Dallas
  357        357         357-001     LaSalle         Demopolis Retail Center
  358        358         358-001     LaSalle         Plaza Colores
  359        359         359-001     LaSalle         Extra Space Storage
  360        360         360-001     LaSalle         Indio Retail
  361        361         361-001     LaSalle         Michigan Street Apartments
  362        362         362-001     WFB             221 Richards Blvd. Industrial
  363        363         363-001     LaSalle         Pack N Stack Mini Storage
  364        364         364-001     WFB             TRI-County Shopping Center
  365        365         365-001     LaSalle         Marble Falls Public Storage
  366        366         366-001     WFB             Wildwood Office Building
  367        367         367-001     LaSalle         Southwind Apartments
  368        368         368-001     LaSalle         19th & O Street Building
  369        369         369-001     WFB             Val Vista Village
  370        370         370-001     WFB             Ruhland Apartments
  371        371         371-001     LaSalle         Alta Vista Business Park
  372        372         372-001     WFB             1851 Madison Ave
  373        373         373-001     LaSalle         Dollar General - Edmonton, KY
  374        374         374-001     LaSalle         Blackstone RV Park
  375        375         375-001     LaSalle         Port Canaveral Commerce Center
  376        376         376-001     LaSalle         College Village
  377        377         377-001     LaSalle         5th & Green Retail
  378        378         378-001     WFB             Active Self Storage - AZ
  379        379         379-001     LaSalle         Orange Ave Self Storage
  380        380         380-001     PCFII           450 Oak Grove Parkway
  381        381         381-001     LaSalle         University Pointe Apartments
  382        382         382-001     LaSalle         Chapman Industrial
  383        383         383-001     WFB             Family Christian Store
  384        384         384-001     WFB             Cavalier Office Park Building C-Florence KY
  385        385         385-001     LaSalle         Robertson Office
  386        386         386-001     WFB             Super Storage - Macon, GA
  387        387         387-001     LaSalle         Bethany Center
  388        388         388-001     WFB             Rite Aid - Warren (Howland Township), OH
  389        389         389-001     LaSalle         Oakwood Center
  390        390         390-001     LaSalle         Parma Self Storage
  391        391         391-001     LaSalle         Terrace Village RV Park
  392        392         392-001     WFB             1049-1057 South Coast Highway
  393        393         393-001     LaSalle         Bonanza Terrace RV Park
  394        394         394-001     LaSalle         Farrell Self Storage
  395        395         395-001     WFB             Kilgore Shopping Center
  396        396         396-001     MSMC            Oak Lawn Plaza
  397        397         397-001     LaSalle         Aaron Rents
  398        398         398-001     LaSalle         Perry Shops
  399        399         399-001     LaSalle         Airport Business Park
  400        400         400-001     WFB             42nd Street Retail--Odessa, TX
  401        401         401-001     LaSalle         704 Jefferson
  402        402         402-001     LaSalle         350 South Avenue Building
  403        403         403-001     WFB             Theobald & King Apartments
  404        404         404-001     LaSalle         Shoppes of Maysville
  405        405         405-001     WFB             Advance Auto Parts Rock Island
  406        406         406-001     WFB             Southview Villas & The Cambridge
  407        407         407-001     LaSalle         Kendall Village Townhomes 2
  408        408         408-001     WFB             Circle K- 1985 West Market, Akron- Mazeltov
  409        409         409-001     LaSalle         Foxes Den Self Storage Lafayette
  410        410         410-001     LaSalle         Meadowbrook Apartments
  411        411         411-001     LaSalle         Lakeside Village MHP, San Antonio
  412        412         412-001     LaSalle         Advance Auto Parts MI
  413        413         413-001     WFB             Advanced Auto Parts - Spring, Texas
  414        414         414-001     WFB             Country Manor
  415        415         415-001     PCFII           16201 Southwest 88 Street
  416        416         416-001     WFB             H&Y Foods Industrial
  417        417         417-001     WFB             McDermott Costa Co
  418        418         418-001     WFB             Kinko's - Cincinnati, OH
  419        419         419-001     LaSalle         Carpenter Road Self Storage
  420        420         420-001     LaSalle         Big Al's Mini Storage
  421        421         421-001     LaSalle         Village Estates MHP
  422        422         422-001     WFB             Circle K- 440 West Market, Akron
  423        423         423-001     WFB             Circle K - Albuquerque

TOTALS AND
WEIGHTED AVERAGES:

                                                                                                                               POST
MORTGAGE                                                                        CUT-OFF                                   IO PERIOD
LOAN NO.   LOAN GROUP   CROSS-COLLATERALIZATION(2)   ORIGINAL BALANCE   DATE BALANCE(3)    NOI DSCR(4)    NCF DSCR(4)   NCF DSCR(4)
-----------------------------------------------------------------------------------------------------------------------------------

                                                         $775,000,000      $775,000,000           1.34           1.25           NAP
   1            1                   No                   $119,747,930      $119,747,930           1.34           1.25           NAP
   1            1                   No                    $94,847,604       $94,847,604           1.34           1.25           NAP
   1            1                   No                    $89,188,439       $89,188,439           1.34           1.25           NAP
   1            1                   No                    $80,609,145       $80,609,145           1.34           1.25           NAP
   1            1                   No                    $67,977,889       $67,977,889           1.34           1.25           NAP
   1            1                   No                    $45,431,776       $45,431,776           1.34           1.25           NAP
   1            1                   No                    $42,217,370       $42,217,370           1.34           1.25           NAP
   1            1                   No                    $41,911,776       $41,911,776           1.34           1.25           NAP
   1            1                   No                    $34,362,449       $34,362,449           1.34           1.25           NAP
   1            1                   No                    $31,691,324       $31,691,324           1.34           1.25           NAP
   1            1                   No                    $23,994,859       $23,994,859           1.34           1.25           NAP
   1            1                   No                    $20,961,547       $20,961,547           1.34           1.25           NAP
   1            1                   No                    $19,920,260       $19,920,260           1.34           1.25           NAP
   1            1                   No                    $19,354,344       $19,354,344           1.34           1.25           NAP
   1            1                   No                    $17,022,768       $17,022,768           1.34           1.25           NAP
   1            1                   No                    $14,374,279       $14,374,279           1.34           1.25           NAP
   1            1                   No                    $11,386,240       $11,386,240           1.34           1.25           NAP
   1            1                   No                             $0                $0           1.34           1.25           NAP
   1            1                   No                             $0                $0           1.34           1.25           NAP
   1            1                   No                             $0                $0           1.34           1.25           NAP
                                                         $300,000,000      $300,000,000           1.14           1.11           NAP
   2            1                   No                   $200,000,000      $200,000,000           1.14           1.11           NAP
   2            1                   No                   $100,000,000      $100,000,000           1.14           1.11           NAP
                                                         $212,000,000      $212,000,000           1.25           1.22           NAP
   3            1                   No                    $42,844,441       $42,844,441           1.25           1.22           NAP
   3            1                   No                    $35,103,434       $35,103,434           1.25           1.22           NAP
   3            1                   No                    $25,367,622       $25,367,622           1.25           1.22           NAP
   3            1                   No                    $22,299,305       $22,299,305           1.25           1.22           NAP
   3            1                   No                    $16,970,489       $16,970,489           1.25           1.22           NAP
   3            1                   No                    $14,909,086       $14,909,086           1.25           1.22           NAP
   3            1                   No                    $13,730,698       $13,730,698           1.25           1.22           NAP
   3            1                   No                    $12,918,296       $12,918,296           1.25           1.22           NAP
   3            1                   No                    $12,434,071       $12,434,071           1.25           1.22           NAP
   3            1                   No                     $9,226,555        $9,226,555           1.25           1.22           NAP
   3            1                   No                     $6,196,003        $6,196,003           1.25           1.22           NAP
                                                         $195,000,000      $195,000,000           1.44           1.44           NAP
   4            2                   No                    $15,108,608       $15,108,608           1.44           1.44           NAP
   4            2                   No                    $14,505,927       $14,505,927           1.44           1.44           NAP
   4            2                   No                    $10,889,836       $10,889,836           1.44           1.44           NAP
   4            2                   No                    $10,120,897       $10,120,897           1.44           1.44           NAP
   4            2                   No                     $9,497,433        $9,497,433           1.44           1.44           NAP
   4            2                   No                     $8,853,187        $8,853,187           1.44           1.44           NAP
   4            2                   No                     $7,127,548        $7,127,548           1.44           1.44           NAP
   4            2                   No                     $7,107,488        $7,107,488           1.44           1.44           NAP
   4            2                   No                     $6,899,667        $6,899,667           1.44           1.44           NAP
   4            2                   No                     $6,855,649        $6,855,649           1.44           1.44           NAP
   4            2                   No                     $6,359,332        $6,359,332           1.44           1.44           NAP
   4            2                   No                     $6,266,860        $6,266,860           1.44           1.44           NAP
   4            2                   No                     $6,213,856        $6,213,856           1.44           1.44           NAP
   4            2                   No                     $5,944,251        $5,944,251           1.44           1.44           NAP
   4            2                   No                     $5,375,938        $5,375,938           1.44           1.44           NAP
   4            2                   No                     $5,320,225        $5,320,225           1.44           1.44           NAP
   4            2                   No                     $5,299,443        $5,299,443           1.44           1.44           NAP
   4            2                   No                     $5,091,621        $5,091,621           1.44           1.44           NAP
   4            2                   No                     $4,696,761        $4,696,761           1.44           1.44           NAP
   4            2                   No                     $4,239,555        $4,239,555           1.44           1.44           NAP
   4            2                   No                     $4,217,859        $4,217,859           1.44           1.44           NAP
   4            2                   No                     $4,052,515        $4,052,515           1.44           1.44           NAP
   4            2                   No                     $3,657,655        $3,657,655           1.44           1.44           NAP
   4            2                   No                     $3,325,141        $3,325,141           1.44           1.44           NAP
   4            2                   No                     $3,242,012        $3,242,012           1.44           1.44           NAP
   4            2                   No                     $3,200,448        $3,200,448           1.44           1.44           NAP
   4            2                   No                     $3,054,973        $3,054,973           1.44           1.44           NAP
   4            2                   No                     $2,764,023        $2,764,023           1.44           1.44           NAP
   4            2                   No                     $2,618,548        $2,618,548           1.44           1.44           NAP
   4            2                   No                     $2,618,548        $2,618,548           1.44           1.44           NAP
   4            2                   No                     $2,410,727        $2,410,727           1.44           1.44           NAP
   4            2                   No                     $2,140,559        $2,140,559           1.44           1.44           NAP
   4            2                   No                     $2,078,213        $2,078,213           1.44           1.44           NAP
   4            2                   No                     $1,288,492        $1,288,492           1.44           1.44           NAP
   4            2                   No                       $893,632          $893,632           1.44           1.44           NAP
   4            2                   No                       $831,285          $831,285           1.44           1.44           NAP
   4            2                   No                       $831,285          $831,285           1.44           1.44           NAP
   5            1                   No                   $107,500,000      $107,385,790           1.19           1.15           NAP
                                                         $100,000,000      $100,000,000           1.49           1.32          1.08
   6            1                   No                    $19,687,094       $19,687,094           1.49           1.32          1.08
   6            1                   No                    $15,449,804       $15,449,804           1.49           1.32          1.08
   6            1                   No                    $14,015,645       $14,015,645           1.49           1.32          1.08
   6            1                   No                    $13,950,456       $13,950,456           1.49           1.32          1.08
   6            1                   No                    $13,428,944       $13,428,944           1.49           1.32          1.08
   6            1                   No                     $9,778,357        $9,778,357           1.49           1.32          1.08
   6            1                   No                     $5,606,258        $5,606,258           1.49           1.32          1.08
   6            1                   No                     $4,889,179        $4,889,179           1.49           1.32          1.08
   6            1                   No                     $3,194,263        $3,194,263           1.49           1.32          1.08
   7            1                   No                    $98,000,000       $98,000,000           1.18           1.15           NAP
   8            1                   No                    $81,000,000       $81,000,000           1.32           1.27           NAP
   9            1                   No                    $71,000,000       $71,000,000           1.57           1.54           NAP
                                                          $62,500,000       $62,500,000           1.45           1.43          1.21
   10           1                   No                    $16,250,000       $16,250,000           1.45           1.43          1.21
   10           1                   No                    $15,625,000       $15,625,000           1.45           1.43          1.21
   10           1                   No                    $15,625,000       $15,625,000           1.45           1.43          1.21
   10           1                   No                    $15,000,000       $15,000,000           1.45           1.43          1.21
   11           1                   No                    $58,800,000       $58,800,000           1.44           1.32           NAP
   12           1                   No                    $43,000,000       $43,000,000           1.40           1.36           NAP
   13           2                   No                    $42,000,000       $42,000,000           1.25           1.24           NAP
   14           1                   No                    $41,280,000       $41,280,000           1.84           1.79           NAP
                                                          $40,500,000       $40,243,828           1.52           1.36           NAP
   15           1                   No                    $24,000,000       $23,848,194           1.52           1.36           NAP
   15           1                   No                     $9,000,000        $8,943,073           1.52           1.36           NAP
   15           1                   No                     $7,500,000        $7,452,561           1.52           1.36           NAP
   16           1                   No                    $37,000,000       $37,000,000           1.33           1.24           NAP
   17           2                   No                    $36,000,000       $36,000,000           1.34           1.32          1.10
   18           1                   No                    $35,000,000       $35,000,000           2.22           1.87           NAP
   19           1                   No                    $35,000,000       $35,000,000           1.75           1.59          1.31
   20           2                   No                    $34,060,000       $34,060,000           1.35           1.33          1.10
   21           1                   No                    $32,050,000       $32,050,000           1.37           1.26           NAP
   22           1                   No                    $31,200,000       $31,200,000           1.26           1.19           NAP
   23           1                   No                    $30,000,000       $30,000,000           1.53           1.45          1.22
   24           2                   No                    $28,888,000       $28,888,000           1.35           1.33          1.11
   25           1                   No                    $27,200,000       $27,108,274           1.43           1.28           NAP
   26           1                   No                    $27,000,000       $27,000,000           1.27           1.20           NAP
                                                          $25,775,000       $25,775,000           1.70           1.61          1.33
   27           1                   No                    $13,671,060       $13,671,060           1.70           1.61          1.33
   27           1                   No                     $3,569,838        $3,569,838           1.70           1.61          1.33
   27           1                   No                     $3,067,225        $3,067,225           1.70           1.61          1.33
   27           1                   No                     $2,100,663        $2,100,663           1.70           1.61          1.33
   27           1                   No                     $1,250,088        $1,250,088           1.70           1.61          1.33
   27           1                   No                       $739,743          $739,743           1.70           1.61          1.33
   27           1                   No                       $690,770          $690,770           1.70           1.61          1.33
   27           1                   No                       $685,615          $685,615           1.70           1.61          1.33
   28           1                   No                    $25,620,000       $25,620,000           1.92           1.80           NAP
   29           1                   No                    $24,755,000       $24,755,000           1.22           1.19           NAP
                                                          $24,000,000       $23,953,921           2.41           1.21           NAP
   30           1                   No                    $17,500,000       $17,466,401           2.41           1.21           NAP
   30           1                   No                     $6,500,000        $6,487,520           2.41           1.21           NAP
   31           2                   No                    $23,000,000       $23,000,000           1.43           1.38           NAP
   32           1                   No                    $22,500,000       $22,500,000           1.45           1.36          1.15
                                                          $22,150,000       $22,072,049           1.39           1.36           NAP
   33           2                   No                     $3,987,000        $3,972,969           1.39           1.36           NAP
   33           2                   No                     $3,765,500        $3,752,248           1.39           1.36           NAP
   33           2                   No                     $2,658,000        $2,648,646           1.39           1.36           NAP
   33           2                   No                     $2,658,000        $2,648,646           1.39           1.36           NAP
   33           2                   No                     $1,772,000        $1,765,764           1.39           1.36           NAP
   33           2                   No                     $1,329,000        $1,324,323           1.39           1.36           NAP
   33           2                   No                     $1,329,000        $1,324,323           1.39           1.36           NAP
   33           2                   No                     $1,107,500        $1,103,602           1.39           1.36           NAP
   33           2                   No                     $1,107,500        $1,103,602           1.39           1.36           NAP
   33           2                   No                       $664,500          $662,161           1.39           1.36           NAP
   33           2                   No                       $664,500          $662,161           1.39           1.36           NAP
   33           2                   No                       $664,500          $662,161           1.39           1.36           NAP
   33           2                   No                       $443,000          $441,441           1.39           1.36           NAP
   34           1                   No                    $21,500,000       $21,500,000           1.30           1.26           NAP
   35           1                   No                    $20,750,000       $20,750,000           1.68           1.49          1.23
   36           1                   No                    $20,440,000       $20,440,000           1.63           1.45           NAP
   37           1                   No                    $20,250,000       $20,250,000           1.59           1.43          1.17
   38           1                   No                    $20,031,000       $20,031,000           1.25           1.18           NAP
   39           1                   No                    $20,000,000       $20,000,000           1.67           1.53           NAP
   40           1                   No                    $20,000,000       $20,000,000           1.40           1.36          1.16
   41           1                   No                    $20,000,000       $19,960,921           1.76           1.61           NAP
   42           2                   No                    $19,750,000       $19,750,000           1.41           1.37           NAP
   43           1                   No                    $19,200,000       $19,200,000           1.45           1.40          1.16
   44           2                   No                    $19,000,000       $19,000,000           1.33           1.24          1.03
   45           1                   No                    $18,872,000       $18,872,000           1.24           1.20           NAP
   46           1                   No                    $18,500,000       $18,500,000           1.80           1.57          1.32
   47           2                   No                    $18,500,000       $18,500,000           1.37           1.33           NAP
                                                          $18,320,000       $18,320,000           1.59           1.47          1.22
   48           1                   No                     $4,800,000        $4,800,000           1.59           1.47          1.22
   48           1                   No                     $4,640,000        $4,640,000           1.59           1.47          1.22
   48           1                   No                     $3,200,000        $3,200,000           1.59           1.47          1.22
   48           1                   No                     $2,920,000        $2,920,000           1.59           1.47          1.22
   48           1                   No                     $1,480,000        $1,480,000           1.59           1.47          1.22
   48           1                   No                     $1,280,000        $1,280,000           1.59           1.47          1.22
   49           1                   No                    $18,300,000       $18,300,000           1.54           1.49          1.23
   50           1                   No                    $17,800,000       $17,800,000           2.64           2.37          1.80
   51           1                   No                    $17,500,000       $17,500,000           1.63           1.47          1.20
   52           1                   No                    $16,825,000       $16,771,559           1.37           1.17           NAP
   53           1                   No                    $16,750,000       $16,750,000           1.47           1.33           NAP
   54           1                   No                    $16,720,000       $16,720,000           1.24           1.15           NAP
   55           2                   No                    $16,196,000       $16,196,000           1.38           1.36          1.13
   56           1                   No                    $15,500,000       $15,500,000           1.28           1.22           NAP
   57           1                   No                    $15,200,000       $15,200,000           1.04           1.04          0.91
   58           2                   No                    $15,000,000       $15,000,000           1.51           1.45           NAP
   59           1                   No                    $15,000,000       $15,000,000           1.48           1.32           NAP
   60           1                   No                    $14,850,000       $14,850,000           1.47           1.40          1.18
   61           1                   No                    $14,600,000       $14,600,000           1.47           1.43          1.22
   62           2                   No                    $14,500,000       $14,473,189           1.53           1.25           NAP
   63           1                   No                    $14,400,000       $14,400,000           1.61           1.49          1.25
   64           1                   No                    $14,200,000       $14,184,948           1.51           1.42           NAP
   65           1                   No                    $14,126,000       $14,126,000           1.24           1.19           NAP
   66           1                   No                    $14,000,000       $14,000,000           1.52           1.39          1.15
   67           1                   No                    $13,650,000       $13,650,000           1.51           1.43          1.20
   68           1                   No                    $13,600,000       $13,600,000           1.33           1.27           NAP
   69           1                   No                    $13,500,000       $13,500,000           1.55           1.54          1.31
   70           1                   No                    $13,000,000       $13,000,000           1.82           1.74          1.44
                                                          $12,825,000       $12,815,858           1.62           1.49           NAP
   71           1                   Yes                    $8,000,000        $8,000,000           1.62           1.49           NAP
   72           1                   Yes                    $2,690,633        $2,685,535           1.62           1.49           NAP
   72           1                   Yes                    $2,134,367        $2,130,323           1.62           1.49           NAP
   73           1                   No                    $12,775,000       $12,775,000           1.36           1.18           NAP
   74           1                   No                    $12,095,000       $12,095,000           1.51           1.39          1.16
   75           1                   No                    $12,100,000       $12,061,567           1.58           1.24           NAP
   76           1                   No                    $12,000,000       $12,000,000           1.29           1.19           NAP
   77           1                   No                    $12,000,000       $11,975,801           1.64           1.53           NAP
   78           2                   No                    $11,800,000       $11,800,000           1.64           1.48          1.23
   79           1                   No                    $11,700,000       $11,700,000           1.52           1.43          1.19
   80           1                   No                    $11,500,000       $11,500,000           1.68           1.55          1.26
   81           1                   No                    $11,500,000       $11,500,000           1.57           1.45          1.19
   82           1                   No                    $11,500,000       $11,491,835           1.17           1.15           NAP
                                                          $11,500,000       $11,469,727           1.45           1.18           NAP
   83           1                   No                     $9,560,000        $9,534,834           1.45           1.18           NAP
   83           1                   No                     $1,940,000        $1,934,893           1.45           1.18           NAP
   84           2                   No                    $11,400,000       $11,400,000           1.55           1.48           NAP
   85           2                   No                    $11,400,000       $11,400,000           1.63           1.58          1.30
   86           1                   No                    $11,350,000       $11,350,000           1.61           1.49          1.23
   87           2                   No                    $10,636,800       $10,636,800           1.47           1.42          1.19
   88           1                   No                    $10,500,000       $10,500,000           1.34           1.32           NAP
   89           2                   No                    $10,450,000       $10,418,977           1.24           1.19           NAP
   90           1                   No                    $10,250,000       $10,250,000           1.44           1.36           NAP
   91           1                   No                    $10,200,000       $10,200,000           1.69           1.53          1.26
   92           1                   No                    $10,250,000       $10,199,093           1.26           1.13           NAP
   93           1                   No                    $10,000,000       $10,000,000           1.34           1.34           NAP
   94           1                   No                    $10,000,000       $10,000,000           1.71           1.61          1.32
   95           1                   No                     $9,850,000        $9,850,000           1.44           1.36           NAP
   96           1                   No                     $9,300,000        $9,300,000           1.43           1.39           NAP
   97           1                   No                     $9,275,000        $9,275,000           1.59           1.49           NAP
                                                           $9,250,000        $9,250,000           1.51           1.43          1.20
   98           1                   No                     $4,893,144        $4,893,144           1.51           1.43          1.20
   98           1                   No                     $1,878,967        $1,878,967           1.51           1.43          1.20
   98           1                   No                     $1,115,637        $1,115,637           1.51           1.43          1.20
   98           1                   No                     $1,096,064        $1,096,064           1.51           1.43          1.20
   98           1                   No                       $266,187          $266,187           1.51           1.43          1.20
   99           1                   No                     $9,200,000        $9,200,000           1.35           1.27           NAP
  100           1                   No                     $9,050,000        $9,050,000           1.52           1.40           NAP
  101           1                   No                     $9,012,000        $9,012,000           2.06           1.81           NAP
  102           1                   No                     $9,000,000        $9,000,000           1.62           1.45          1.23
  103           1                   No                     $9,000,000        $8,983,042           1.20           1.13           NAP
  104           1                   No                     $8,900,000        $8,866,216           1.27           1.21           NAP
  105           1                   No                     $8,800,000        $8,800,000           1.41           1.22           NAP
  106           2                   No                     $8,800,000        $8,800,000           1.45           1.38           NAP
  107           1                   No                     $8,760,000        $8,760,000           1.79           1.53          1.29
  108           1                   No                     $8,621,000        $8,621,000           1.25           1.19           NAP
                                                           $8,620,000        $8,591,715           1.30           1.20           NAP
  109           1                   Yes                    $4,710,000        $4,694,545           1.30           1.20           NAP
  110           1                   Yes                    $2,170,000        $2,162,880           1.30           1.20           NAP
  111           1                   Yes                    $1,740,000        $1,734,291           1.30           1.20           NAP
  112           1                   No                     $8,500,000        $8,500,000           1.87           1.70          1.39
  113           1                   No                     $8,500,000        $8,500,000           1.58           1.40           NAP
  114           1                   No                     $8,500,000        $8,487,197           1.31           1.28           NAP
  115           2                   No                     $8,400,000        $8,400,000           1.37           1.32           NAP
  116           1                   No                     $8,400,000        $8,400,000           1.57           1.43          1.19
  117           1                   No                     $8,200,000        $8,200,000           1.56           1.35           NAP
  118           2                   No                     $8,150,000        $8,150,000           1.38           1.36          1.13
  119           1                   No                     $8,100,000        $8,100,000           1.57           1.44          1.20
  120           2                   No                     $8,100,000        $8,100,000           1.45           1.37          1.20
  121           1                   No                     $8,000,000        $8,000,000           2.46           2.30           NAP
  122           1                   No                     $8,000,000        $8,000,000           2.38           2.23           NAP
  123           1                   No                     $8,000,000        $8,000,000           1.49           1.39           NAP
  124           1                   No                     $8,000,000        $8,000,000           1.66           1.51          1.25
  125           1                   No                     $8,000,000        $8,000,000           1.66           1.46          1.20
  126           1                   No                     $7,900,000        $7,891,385           2.33           2.12           NAP
                                                           $7,725,000        $7,725,000           1.49           1.44          1.20
  127           1                   Yes                    $3,925,000        $3,925,000           1.49           1.44          1.20
  128           1                   Yes                    $3,800,000        $3,800,000           1.49           1.44          1.20
  129           2                   No                     $7,680,000        $7,668,325           1.32           1.25           NAP
  130           1                   No                     $7,650,000        $7,650,000           1.84           1.63          1.35
  131           2                   No                     $7,616,000        $7,616,000           1.41           1.39          1.16
  132           1                   No                     $7,600,000        $7,600,000           1.44           1.36           NAP
  133           1                   No                     $7,575,000        $7,575,000           1.61           1.56          1.31
  134           1                   No                     $7,520,000        $7,520,000           1.57           1.45          1.22
  135           1                   No                     $7,500,000        $7,500,000           1.55           1.47          1.23
  136           1                   No                     $7,400,000        $7,400,000           1.51           1.42           NAP
  137           1                   No                     $7,300,000        $7,300,000           1.53           1.40          1.17
  138           1                   No                     $7,200,000        $7,200,000           1.43           1.31          1.11
  139           1                   No                     $7,200,000        $7,200,000           1.76           1.70          1.40
  140           1                   No                     $7,045,000        $7,045,000           1.59           1.37          1.13
  141           1                   No                     $7,000,000        $7,000,000           2.50           1.99          1.70
  142           1                   No                     $7,000,000        $7,000,000           1.42           1.36          1.14
  143           1                   No                     $7,000,000        $7,000,000           1.42           1.37          1.15
  144           1                   No                     $7,000,000        $7,000,000           1.40           1.32          1.16
                                                           $6,925,000        $6,912,309           1.30           1.27           NAP
  145           1                   Yes                    $4,605,000        $4,596,561           1.30           1.27           NAP
  146           1                   Yes                    $2,320,000        $2,315,748           1.30           1.27           NAP
  147           1                   No                     $6,800,000        $6,800,000           1.43           1.37          1.15
  148           1                   No                     $6,800,000        $6,800,000           1.49           1.38          1.15
                                                           $6,750,000        $6,750,000           2.03           2.00          1.65
  149           2                   No                     $2,440,738        $2,440,738           2.03           2.00          1.65
  149           2                   No                     $1,589,482        $1,589,482           2.03           2.00          1.65
  149           2                   No                     $1,430,534        $1,430,534           2.03           2.00          1.65
  149           2                   No                     $1,289,246        $1,289,246           2.03           2.00          1.65
                                                           $6,725,000        $6,725,000           1.95           1.68          1.40
  150           1                   No                     $3,980,345        $3,980,345           1.95           1.68          1.40
  150           1                   No                     $2,744,655        $2,744,655           1.95           1.68          1.40
  151           2                   No                     $6,600,000        $6,600,000           1.50           1.33          1.10
  152           1                   No                     $6,500,000        $6,500,000           1.74           1.65          1.37
  153           1                   No                     $6,500,000        $6,500,000           1.61           1.58          1.30
  154           1                   No                     $6,500,000        $6,480,703           1.84           1.69           NAP
  155           1                   No                     $6,395,000        $6,395,000           1.58           1.43          1.19
  156           1                   No                     $6,400,000        $6,393,381           1.37           1.20           NAP
  157           1                   No                     $6,200,000        $6,200,000           1.55           1.46          1.20
                                                           $6,160,000        $6,160,000           1.48           1.42          1.17
  158           1                   No                     $3,541,602        $3,541,602           1.48           1.42          1.17
  158           1                   No                     $2,618,398        $2,618,398           1.48           1.42          1.17
  159           1                   No                     $6,100,000        $6,093,619           1.74           1.57           NAP
  160           1                   No                     $6,020,000        $6,020,000           1.82           1.62          1.34
  161           1                   No                     $6,000,000        $6,000,000           1.35           1.31           NAP
  162           1                   No                     $6,000,000        $6,000,000           1.52           1.50           NAP
  163           1                   No                     $6,000,000        $6,000,000           1.45           1.42          1.20
  164           2                   No                     $6,000,000        $6,000,000           1.49           1.45          1.21
  165           1                   No                     $6,000,000        $5,973,221           2.62           1.97           NAP
                                                           $5,863,000        $5,852,038           1.18           1.15           NAP
  166           1                   No                     $2,124,751        $2,120,778           1.18           1.15           NAP
  166           1                   No                     $1,907,820        $1,904,253           1.18           1.15           NAP
  166           1                   No                     $1,830,429        $1,827,007           1.18           1.15           NAP
  167           1                   No                     $5,800,000        $5,800,000           1.23           1.21           NAP
  168           2                   No                     $5,800,000        $5,783,468           1.22           1.18           NAP
  169           2                   No                     $5,760,000        $5,760,000           1.52           1.49          1.22
                                                           $5,738,000        $5,734,848           1.25           1.21           NAP
  170           1                   Yes                    $3,025,000        $3,021,848           1.25           1.21           NAP
  171           1                   Yes                    $2,713,000        $2,713,000           1.25           1.21           NAP
  172           1                   No                     $5,700,000        $5,700,000           1.43           1.37          1.15
  173           1                   No                     $5,700,000        $5,700,000           1.58           1.44          1.20
                                                           $5,700,000        $5,700,000           2.09           2.04           NAP
  174           1                   Yes                    $3,200,000        $3,200,000           2.09           2.04           NAP
  175           1                   Yes                    $2,500,000        $2,500,000           2.09           2.04           NAP
  176           1                   No                     $5,650,000        $5,650,000           1.55           1.43          1.19
  177           1                   No                     $5,650,000        $5,639,646           1.32           1.29           NAP
  178           1                   No                     $5,600,000        $5,574,219           1.70           1.54           NAP
  179           1                   No                     $5,500,000        $5,500,000           1.92           1.70           NAP
  180           1                   No                     $5,500,000        $5,500,000           1.52           1.39           NAP
  181           1                   No                     $5,400,000        $5,400,000           1.67           1.46          1.23
  182           1                   No                     $5,375,000        $5,375,000           1.44           1.43          1.20
  183           1                   No                     $5,350,000        $5,350,000           1.79           1.68          1.39
                                                           $5,350,000        $5,333,094           1.30           1.24           NAP
  184           1                   Yes                    $2,865,000        $2,855,947           1.30           1.24           NAP
  185           1                   Yes                    $2,485,000        $2,477,147           1.30           1.24           NAP
                                                           $5,300,000        $5,300,000           1.51           1.37           NAP
  186           1                   No                     $3,320,000        $3,320,000           1.51           1.37           NAP
  186           1                   No                     $1,980,000        $1,980,000           1.51           1.37           NAP
  187           1                   No                     $5,300,000        $5,294,210           1.77           1.65           NAP
  188           1                   No                     $5,250,000        $5,235,491           1.77           1.55           NAP
                                                           $5,200,000        $5,200,000           1.50           1.47          1.22
  189           2                   No                     $3,040,000        $3,040,000           1.50           1.47          1.22
  189           2                   No                     $2,160,000        $2,160,000           1.50           1.47          1.22
  190           1                   No                     $5,200,000        $5,190,703           2.20           2.00           NAP
  191           1                   No                     $5,145,000        $5,145,000           1.62           1.53          1.27
  192           1                   No                     $5,130,000        $5,130,000           1.99           1.83          1.53
  193           1                   No                     $5,120,000        $5,120,000           1.71           1.52          1.27
  194           1                   No                     $5,040,000        $5,040,000           1.69           1.52          1.26
  195           1                   No                     $5,000,000        $5,000,000           1.61           1.51          1.25
  196           2                   No                     $5,000,000        $4,994,829           1.49           1.40           NAP
  197           1                   No                     $5,000,000        $4,990,464           1.25           1.21           NAP
  198           1                   No                     $5,000,000        $4,990,080           1.38           1.25           NAP
  199           1                   No                     $5,000,000        $4,979,555           1.21           1.15           NAP
  200           1                   No                     $4,950,000        $4,950,000           1.48           1.37          1.15
  201           1                   No                     $4,800,000        $4,800,000           1.21           1.18          1.01
  202           1                   No                     $4,780,000        $4,770,923           1.19           1.15           NAP
  203           1                   No                     $4,750,000        $4,750,000           1.64           1.54          1.29
  204           1                   No                     $4,700,000        $4,700,000           2.27           2.03          1.71
  205           1                   No                     $4,700,000        $4,700,000           1.54           1.44          1.20
  206           1                   No                     $4,700,000        $4,695,046           1.79           1.60           NAP
  207           2                   No                     $4,625,000        $4,625,000           1.28           1.17           NAP
  208           1                   No                     $4,600,000        $4,600,000           1.63           1.48          1.23
  209           1                   No                     $4,600,000        $4,595,359           1.47           1.30           NAP
  210           1                   No                     $4,550,000        $4,540,914           1.21           1.21           NAP
  211           1                   No                     $4,500,000        $4,500,000           1.63           1.52          1.28
  212           1                   No                     $4,500,000        $4,491,605           1.36           1.26           NAP
  213           1                   No                     $4,500,000        $4,485,559           1.47           1.34           NAP
  214           1                   No                     $4,450,000        $4,445,459           1.56           1.48           NAP
  215           1                   No                     $4,425,000        $4,425,000           1.21           1.17           NAP
  216           1                   No                     $4,425,000        $4,416,671           1.52           1.36           NAP
  217           2                   No                     $4,400,000        $4,400,000           1.49           1.48          1.22
  218           2                   No                     $4,400,000        $4,376,936           1.42           1.29           NAP
  219           1                   No                     $4,375,000        $4,349,282           1.70           1.51           NAP
  220           1                   No                     $4,350,000        $4,336,277           1.34           1.26           NAP
  221           2                   No                     $4,300,000        $4,300,000           1.55           1.47          1.23
  222           1                   No                     $4,296,000        $4,296,000           1.29           1.19           NAP
  223           1                   No                     $4,300,000        $4,288,300           1.61           1.41           NAP
  224           1                   No                     $4,250,000        $4,250,000           1.40           1.36          1.15
  225           1                   No                     $4,250,000        $4,245,613           1.20           1.19           NAP
  226           2                   No                     $4,208,000        $4,208,000           1.62           1.46          1.23
  227           1                   No                     $4,220,000        $4,206,688           1.26           1.25           NAP
  228           1                   No                     $4,125,000        $4,125,000           1.54           1.45          1.22
  229           1                   No                     $4,062,500        $4,062,500           1.99           1.86          1.55
  230           1                   No                     $4,000,000        $3,995,933           1.28           1.23           NAP
  231           1                   No                     $4,000,000        $3,994,566           1.61           1.40           NAP
  232           1                   No                     $3,950,000        $3,950,000           1.73           1.62          1.37
  233           1                   No                     $3,950,000        $3,950,000           1.43           1.33           NAP
  234           1                   No                     $3,955,000        $3,931,751           1.62           1.43           NAP
                                                           $3,825,000        $3,801,683           1.36           1.27           NAP
  235           1                   No                     $2,525,000        $2,509,608           1.36           1.27           NAP
  235           1                   No                     $1,300,000        $1,292,075           1.36           1.27           NAP
  236           2                   No                     $3,800,000        $3,800,000           1.53           1.50          1.28
  237           1                   No                     $3,800,000        $3,787,616           1.38           1.21           NAP
  238           1                   No                     $3,800,000        $3,787,574           1.26           1.21           NAP
  239           1                   No                     $3,800,000        $3,784,783           1.67           1.50           NAP
  240           1                   No                     $3,785,000        $3,785,000           1.47           1.31           NAP
                                                           $3,750,000        $3,750,000           1.35           1.29           NAP
  241           1                   No                     $2,175,000        $2,175,000           1.35           1.29           NAP
  241           1                   No                       $675,000          $675,000           1.35           1.29           NAP
  241           1                   No                       $450,000          $450,000           1.35           1.29           NAP
  241           1                   No                       $450,000          $450,000           1.35           1.29           NAP
  242           1                   No                     $3,650,000        $3,650,000           1.53           1.46          1.22
  243           1                   No                     $3,600,000        $3,596,368           1.36           1.23           NAP
  244           1                   No                     $3,600,000        $3,593,224           1.32           1.30           NAP
  245           1                   No                     $3,600,000        $3,581,976           1.43           1.34           NAP
  246           1                   No                     $3,560,000        $3,560,000           1.80           1.66          1.38
  247           1                   No                     $3,540,000        $3,540,000           1.78           1.50          1.24
  248           1                   No                     $3,530,000        $3,530,000           2.35           2.18           NAP
  249           2                   No                     $3,500,000        $3,500,000           1.85           1.80          1.50
  250           1                   No                     $3,500,000        $3,494,910           1.75           1.47           NAP
  251           1                   No                     $3,500,000        $3,488,476           2.03           1.85           NAP
  252           1                   No                     $3,500,000        $3,483,727           1.28           1.26           NAP
  253           1                   No                     $3,500,000        $3,478,857           2.54           2.23           NAP
  254           1                   No                     $3,450,000        $3,425,247           1.72           1.42           NAP
  255           1                   No                     $3,375,000        $3,368,993           1.41           1.18           NAP
  256           1                   No                     $3,400,000        $3,359,802           1.77           1.57           NAP
  257           1                   No                     $3,360,000        $3,348,899           1.42           1.21           NAP
  258           2                   No                     $3,350,000        $3,318,901           1.32           1.13           NAP
  259           1                   No                     $3,300,000        $3,300,000           1.31           1.25           NAP
                                                           $3,300,000        $3,300,000           1.63           1.52          1.29
  260           1                   No                     $1,846,789        $1,846,789           1.63           1.52          1.29
  260           1                   No                     $1,453,211        $1,453,211           1.63           1.52          1.29
  261           1                   No                     $3,300,000        $3,293,608           1.38           1.28           NAP
  262           2                   No                     $3,250,000        $3,250,000           1.41           1.34           NAP
  263           2                   No                     $3,200,000        $3,200,000           1.56           1.41          1.18
  264           2                   No                     $3,200,000        $3,193,990           1.29           1.21           NAP
  265           1                   No                     $3,185,000        $3,185,000           1.77           1.58          1.33
  266           1                   No                     $3,155,000        $3,155,000           1.53           1.44          1.21
  267           2                   No                     $3,160,000        $3,150,268           1.43           1.39           NAP
  268           1                   No                     $3,150,000        $3,146,858           1.30           1.24           NAP
  269           1                   No                     $3,100,000        $3,093,425           1.51           1.31           NAP
  270           1                   No                     $3,030,000        $3,030,000           1.55           1.42          1.20
  271           2                   No                     $3,000,000        $3,000,000           1.33           1.22           NAP
  272           1                   No                     $3,000,000        $3,000,000           1.38           1.37          1.11
  273           2                   No                     $3,000,000        $2,996,927           1.24           1.20           NAP
  274           2                   No                     $3,000,000        $2,996,832           1.23           1.20           NAP
  275           1                   No                     $3,000,000        $2,994,624           1.42           1.30           NAP
  276           1                   No                     $3,000,000        $2,994,441           1.30           1.19           NAP
  277           1                   No                     $3,000,000        $2,994,303           1.48           1.42           NAP
  278           1                   No                     $3,000,000        $2,994,240           1.31           1.24           NAP
  279           1                   No                     $3,000,000        $2,994,125           1.54           1.42           NAP
  280           1                   No                     $3,000,000        $2,990,307           1.62           1.52           NAP
  281           1                   No                     $3,000,000        $2,988,303           1.65           1.43           NAP
  282           1                   No                     $3,000,000        $2,988,146           1.30           1.22           NAP
  283           1                   No                     $2,984,000        $2,984,000           1.61           1.46          1.21
  284           1                   No                     $2,980,000        $2,974,478           1.34           1.33           NAP
  285           1                   No                     $2,950,000        $2,947,007           1.20           1.19           NAP
  286           2                   No                     $2,935,000        $2,929,439           1.26           1.20           NAP
  287           1                   No                     $2,900,000        $2,894,614           1.35           1.28           NAP
  288           1                   No                     $2,900,000        $2,886,133           1.18           1.13           NAP
  289           1                   No                     $2,850,000        $2,844,742           1.32           1.25           NAP
  290           1                   No                     $2,816,000        $2,816,000           1.74           1.63          1.38
  291           1                   No                     $2,800,000        $2,800,000           1.65           1.59          1.31
  292           2                   No                     $2,800,000        $2,795,966           1.44           1.32           NAP
  293           2                   No                     $2,776,000        $2,776,000           1.64           1.50          1.26
  294           1                   No                     $2,750,000        $2,738,756           1.32           1.23           NAP
  295           1                   No                     $2,730,000        $2,727,277           1.34           1.23           NAP
  296           1                   No                     $2,730,000        $2,717,307           1.29           1.25           NAP
  297           1                   No                     $2,718,750        $2,715,841           1.38           1.20           NAP
  298           1                   No                     $2,700,000        $2,697,312           1.35           1.23           NAP
  299           1                   No                     $2,700,000        $2,695,533           1.47           1.28           NAP
  300           1                   No                     $2,650,000        $2,650,000           1.68           1.55          1.30
  301           1                   No                     $2,635,000        $2,635,000           1.52           1.49          1.27
  302           1                   No                     $2,601,000        $2,601,000           1.81           1.71          1.44
  303           1                   No                     $2,600,000        $2,600,000           1.27           1.20           NAP
  304           1                   No                     $2,600,000        $2,600,000           1.56           1.45          1.21
  305           1                   No                     $2,550,000        $2,538,144           1.33           1.28           NAP
  306           1                   No                     $2,510,000        $2,510,000           1.64           1.60           NAP
  307           1                   No                     $2,505,000        $2,500,471           1.63           1.63           NAP
  308           1                   No                     $2,500,000        $2,500,000           2.38           2.27          1.91
  309           1                   No                     $2,500,000        $2,497,696           1.32           1.20           NAP
  310           1                   No                     $2,500,000        $2,497,269           1.50           1.44           NAP
  311           1                   No                     $2,500,000        $2,484,530           1.68           1.50           NAP
  312           1                   No                     $2,430,000        $2,430,000           1.64           1.60           NAP
  313           1                   No                     $2,400,000        $2,400,000           2.09           1.99          1.67
  314           1                   No                     $2,400,000        $2,400,000           1.64           1.60          1.34
  315           1                   No                     $2,400,000        $2,397,683           1.32           1.26           NAP
  316           1                   No                     $2,400,000        $2,395,300           1.25           1.25           NAP
  317           1                   No                     $2,400,000        $2,388,842           1.30           1.27           NAP
  318           2                   No                     $2,350,000        $2,350,000           1.46           1.34          1.15
  319           1                   No                     $2,325,000        $2,321,460           1.39           1.35           NAP
  320           1                   No                     $2,300,000        $2,300,000           1.47           1.34           NAP
  321           1                   No                     $2,300,000        $2,300,000           1.67           1.59          1.32
  322           1                   No                     $2,300,000        $2,297,741           1.39           1.22           NAP
  323           1                   No                     $2,300,000        $2,297,648           2.92           2.57           NAP
  324           2                   No                     $2,300,000        $2,295,738           1.44           1.29           NAP
  325           1                   No                     $2,300,000        $2,295,656           1.45           1.41           NAP
  326           2                   No                     $2,300,000        $2,295,535           1.43           1.33           NAP
  327           2                   No                     $2,290,000        $2,281,307           1.51           1.33           NAP
  328           1                   No                     $2,250,000        $2,250,000           1.87           1.75          1.47
  329           1                   No                     $2,250,000        $2,250,000           1.70           1.61          1.35
  330           1                   No                     $2,250,000        $2,240,765           1.36           1.28           NAP
  331           1                   No                     $2,200,000        $2,197,892           1.41           1.23           NAP
                                                           $2,200,000        $2,197,876           1.51           1.44           NAP
  332           2                   No                     $1,111,168        $1,110,095           1.51           1.44           NAP
  332           2                   No                     $1,088,832        $1,087,781           1.51           1.44           NAP
  333           1                   No                     $2,200,000        $2,197,751           1.40           1.32           NAP
  334           1                   No                     $2,200,000        $2,187,649           1.83           1.60           NAP
  335           1                   No                     $2,150,000        $2,147,831           1.36           1.31           NAP
  336           1                   No                     $2,150,000        $2,145,716           1.53           1.43           NAP
  337           1                   No                     $2,100,000        $2,100,000           2.05           2.02           NAP
  338           2                   No                     $2,100,000        $2,100,000           1.54           1.50          1.27
  339           1                   No                     $2,100,000        $2,093,215           2.78           2.19           NAP
  340           1                   No                     $2,100,000        $2,091,812           1.50           1.39           NAP
  341           1                   No                     $2,100,000        $2,090,588           1.36           1.22           NAP
  342           1                   No                     $2,090,000        $2,090,000           1.53           1.46          1.21
  343           1                   No                     $2,060,000        $2,053,501           1.18           1.13           NAP
  344           1                   No                     $2,040,000        $2,040,000           1.76           1.62          1.37
  345           1                   No                     $2,025,000        $2,021,264           1.31           1.27           NAP
  346           2                   No                     $2,000,000        $2,000,000           1.48           1.45          1.21
  347           1                   No                     $2,000,000        $2,000,000           1.25           1.20           NAP
  348           1                   No                     $2,000,000        $2,000,000           1.28           1.21           NAP
                                                           $2,000,000        $2,000,000           1.66           1.61          1.37
  349           1                   No                     $1,408,240        $1,408,240           1.66           1.61          1.37
  349           1                   No                       $591,760          $591,760           1.66           1.61          1.37
  350           1                   No                     $2,000,000        $1,997,927           1.17           1.11           NAP
  351           1                   No                     $2,000,000        $1,995,722           1.27           1.22           NAP
  352           1                   No                     $2,000,000        $1,991,744           1.34           1.24           NAP
  353           1                   No                     $1,960,000        $1,960,000           1.60           1.53          1.28
  354           2                   No                     $1,944,000        $1,936,171           1.23           1.18           NAP
  355           1                   No                     $1,920,000        $1,920,000           1.64           1.52          1.30
  356           1                   No                     $1,925,000        $1,918,753           1.29           1.29           NAP
  357           1                   No                     $1,920,000        $1,914,087           1.48           1.36           NAP
  358           1                   No                     $1,900,000        $1,900,000           1.51           1.42          1.21
  359           1                   No                     $1,900,000        $1,896,649           1.47           1.41           NAP
  360           1                   No                     $1,900,000        $1,893,934           1.35           1.21           NAP
  361           2                   No                     $1,900,000        $1,892,187           1.36           1.23           NAP
  362           1                   No                     $1,890,000        $1,888,049           1.38           1.21           NAP
  363           1                   No                     $1,875,000        $1,869,205           1.33           1.24           NAP
  364           1                   No                     $1,850,000        $1,850,000           1.65           1.56          1.30
  365           1                   No                     $1,850,000        $1,848,108           1.49           1.41           NAP
  366           1                   No                     $1,850,000        $1,846,602           1.28           1.15           NAP
  367           2                   No                     $1,850,000        $1,844,184           1.32           1.25           NAP
  368           1                   No                     $1,800,000        $1,798,138           1.29           1.23           NAP
  369           1                   No                     $1,850,000        $1,791,331           1.35           1.24           NAP
  370           2                   No                     $1,780,000        $1,776,690           1.25           1.20           NAP
  371           1                   No                     $1,760,000        $1,758,162           1.48           1.30           NAP
  372           1                   No                     $1,750,000        $1,748,291           1.32           1.26           NAP
  373           1                   No                     $1,750,000        $1,745,205           1.27           1.20           NAP
  374           1                   No                     $1,750,000        $1,739,754           1.26           1.20           NAP
  375           1                   No                     $1,750,000        $1,734,582           1.43           1.27           NAP
  376           1                   No                     $1,700,000        $1,697,520           1.38           1.24           NAP
  377           1                   No                     $1,700,000        $1,697,497           1.31           1.28           NAP
  378           1                   No                     $1,696,000        $1,696,000           1.44           1.40          1.20
  379           1                   No                     $1,700,000        $1,694,619           1.86           1.78           NAP
  380           1                   No                     $1,690,000        $1,682,425           1.36           1.20           NAP
  381           2                   No                     $1,630,000        $1,630,000           1.41           1.33          1.16
  382           1                   No                     $1,600,000        $1,600,000           2.12           2.00          1.67
  383           1                   No                     $1,600,000        $1,600,000           1.52           1.46          1.23
  384           1                   No                     $1,560,000        $1,560,000           1.65           1.49          1.26
  385           1                   No                     $1,550,000        $1,550,000           1.51           1.45          1.20
  386           1                   No                     $1,550,000        $1,550,000           1.30           1.24          1.04
  387           1                   No                     $1,530,000        $1,527,171           1.26           1.21           NAP
  388           1                   No                     $1,517,000        $1,515,507           1.41           1.31           NAP
  389           1                   No                     $1,500,000        $1,500,000           1.51           1.36           NAP
  390           1                   No                     $1,500,000        $1,498,538           1.76           1.70           NAP
  391           1                   No                     $1,500,000        $1,498,492           1.35           1.32           NAP
  392           1                   No                     $1,500,000        $1,498,481           1.46           1.36           NAP
  393           1                   No                     $1,500,000        $1,498,478           1.73           1.70           NAP
  394           1                   No                     $1,480,000        $1,478,493           1.37           1.33           NAP
  395           1                   No                     $1,480,000        $1,477,333           1.37           1.20           NAP
  396           1                   No                     $1,475,000        $1,467,481           1.29           1.20           NAP
  397           1                   No                     $1,450,000        $1,450,000           2.37           2.19           NAP
  398           1                   No                     $1,450,000        $1,450,000           1.60           1.49          1.24
  399           1                   No                     $1,425,000        $1,422,475           1.39           1.24           NAP
  400           1                   No                     $1,400,000        $1,400,000           1.69           1.50          1.28
  401           1                   No                     $1,400,000        $1,400,000           1.47           1.41          1.19
  402           1                   No                     $1,400,000        $1,392,067           1.44           1.28           NAP
  403           2                   No                     $1,370,000        $1,367,534           1.38           1.27           NAP
  404           1                   No                     $1,350,000        $1,348,601           1.28           1.22           NAP
  405           1                   No                     $1,300,000        $1,300,000           1.56           1.49          1.27
  406           2                   No                     $1,272,000        $1,269,574           1.31           1.20           NAP
  407           2                   No                     $1,250,000        $1,246,070           1.44           1.39           NAP
  408           1                   No                     $1,225,000        $1,225,000           1.36           1.36           NAP
  409           1                   No                     $1,200,000        $1,197,761           1.34           1.27           NAP
  410           2                   No                     $1,200,000        $1,195,204           2.95           2.30           NAP
  411           2                   No                     $1,200,000        $1,193,396           2.11           2.04           NAP
  412           1                   No                     $1,175,000        $1,171,639           1.31           1.26           NAP
  413           1                   No                     $1,100,000        $1,098,077           1.32           1.25           NAP
  414           2                   No                     $1,064,000        $1,061,971           1.43           1.34           NAP
  415           1                   No                     $1,035,000        $1,033,603           1.28           1.24           NAP
  416           1                   No                     $1,011,000        $1,011,000           1.41           1.34          1.14
  417           1                   No                     $1,000,000        $1,000,000           1.64           1.47          1.26
  418           1                   No                     $1,000,000        $1,000,000           1.91           1.77          1.51
  419           1                   No                     $1,000,000          $998,498           1.28           1.22           NAP
  420           1                   No                     $1,000,000          $998,155           1.69           1.65           NAP
  421           2                   No                     $1,000,000          $997,486           1.36           1.32           NAP
  422           1                   No                       $920,000          $918,770           1.33           1.33           NAP
  423           1                   No                       $770,000          $766,697           1.31           1.31           NAP

TOTALS AND WEIGHTED
AVERAGES:                                              $4,907,166,050    $4,904,869,086          1.44X          1.35X         1.28X

MORTGAGE   CUT-OFF DATE   BALLOON
LOAN NO.         LTV(4)    LTV(4)   STREET ADDRESS                                                      CITY
----------------------------------------------------------------------------------------------------------------------

                  68.2%     68.2%
    1             68.2%     68.2%   701 & 801 Pennsylvania Avenue, NW                                   Washington
    1             68.2%     68.2%   2521 S Clark Street & 2530 Crystal Drive                            Arlington
    1             68.2%     68.2%   999 Third Avenue                                                    Seattle
    1             68.2%     68.2%   1120 20th Street NW; 1133 21st Street, NW; 1155 21st Street, NW     Washington
                                    8251 Greensboro Drive; 8281 Greensboro Drive; 8283 Greensboro
    1             68.2%     68.2%   Drive                                                               McLean
    1             68.2%     68.2%   601 108th Avenue NE                                                 Bellevue
    1             68.2%     68.2%   3060 - 3180 139th Avenue SE                                         Bellevue
    1             68.2%     68.2%   500 108th Avenue NE                                                 Bellevue
    1             68.2%     68.2%   10800 - 10900 NE 8th Street                                         Bellevue
    1             68.2%     68.2%   1616 North Fort Myer Drive                                          Arlington
    1             68.2%     68.2%   8300 & 8330 Boone Boulevard                                         Vienna
    1             68.2%     68.2%   15325 SE 30th Place                                                 Bellevue
    1             68.2%     68.2%   325 7th Street, NW                                                  Washington
                                    3380 146th Place SE & 3310 146th Place SE, 14432 SE Eastgate Way,
    1             68.2%     68.2%   3245 146th Place SE & 3290 146th Place SE                           Bellevue
    1             68.2%     68.2%   11111 Sunset Hills Road                                             Reston
    1             68.2%     68.2%   1627 I Street, NW                                                   Washington
    1             68.2%     68.2%   11100 NE 8th Street                                                 Bellevue
    1             68.2%     68.2%   11911 Freedom Drive                                                 Reston
    1             68.2%     68.2%   1201 Third Avenue                                                   Seattle
    1             68.2%     68.2%   1300 North 17th Street                                              Arlington
                  76.0%     76.0%
    2             76.0%     76.0%   1200 17th Street                                                    Denver
    2             76.0%     76.0%   950 17th Street                                                     Denver
                  77.5%     77.5%
                                    6135-6145 North 35th Avenue & 3310-3456 West Bethany Home
    3             77.5%     77.5%   Road                                                                Phoenix
                                    808-812, 820-888 West Warner Road & 2055-2095 North Alma School
    3             77.5%     77.5%   Road                                                                Chandler
                                    6705-6811 West Peoria Avenue & 10150-10270 North 67th
    3             77.5%     77.5%   Avenue                                                              Peoria
    3             77.5%     77.5%   9446-9802 North Metro Parkway                                       Phoenix
    3             77.5%     77.5%   4730-4750 East Indian School Road                                   Phoenix
    3             77.5%     77.5%   1256-1342 South Country Club Drive                                  Mesa
    3             77.5%     77.5%   3222-3240 East Shea Boulevard & 10607-10639 North 32nd Street       Phoenix
                                    707-753 East Bell Road and 801 East Bell
    3             77.5%     77.5%   Road                                                                Phoenix
    3             77.5%     77.5%   8021-8129 North 35th Avenue & 3428 West Northern Avenue             Phoenix
    3             77.5%     77.5%   4720-4730 East Lone Mountain Road                                   Phoenix
    3             77.5%     77.5%   6601-6645 West Peoria Avenue                                        Glendale
                  60.7%     60.7%
    4             60.7%     60.7%   122-126 East 103rd Street                                           New York
    4             60.7%     60.7%   124-136 East 117th Street                                           New York
    4             60.7%     60.7%   231-235 East 117th Street                                           New York
    4             60.7%     60.7%   1571-1575 Lexington Avenue                                          New York
    4             60.7%     60.7%   1567-1569 Lexington Avenue                                          New York
    4             60.7%     60.7%   234-238 East 116th Street                                           New York
    4             60.7%     60.7%   233-237 East 111th Street                                           New York
    4             60.7%     60.7%   137-139 East 110th Street                                           New York
    4             60.7%     60.7%   244 East 117th Street                                               New York
    4             60.7%     60.7%   215 East 117th Street                                               New York
    4             60.7%     60.7%   204 East 112th Street                                               New York
    4             60.7%     60.7%   2371 Second Avenue                                                  New York
    4             60.7%     60.7%   411 East 118th Street                                               New York
    4             60.7%     60.7%   102 East 116th Street                                               New York
    4             60.7%     60.7%   102 East 103rd Street                                               New York
    4             60.7%     60.7%   112 East 103rd Street                                               New York
    4             60.7%     60.7%   311 East 109th Street                                               New York
    4             60.7%     60.7%   2171-2173 Third Avenue                                              New York
    4             60.7%     60.7%   413 East 114th Street                                               New York
    4             60.7%     60.7%   312 East 106th Street                                               New York
    4             60.7%     60.7%   118 East 103rd Street                                               New York
    4             60.7%     60.7%   228 East 116th Street                                               New York
    4             60.7%     60.7%   216 East 118th Street                                               New York
    4             60.7%     60.7%   214 East 9th Street                                                 New York
    4             60.7%     60.7%   411 East 114th Street                                               New York
    4             60.7%     60.7%   238 East 111th Street                                               New York
    4             60.7%     60.7%   154 East 106th Street                                               New York
    4             60.7%     60.7%   2156 Second Avenue                                                  New York
    4             60.7%     60.7%   328 East 106th Street                                               New York
    4             60.7%     60.7%   318 East 106th Street                                               New York
    4             60.7%     60.7%   319-321 East 115th Street                                           New York
    4             60.7%     60.7%   291 Pleasant Avenue                                                 New York
    4             60.7%     60.7%   103 East 102nd Street                                               New York
    4             60.7%     60.7%   419 East 114th Street                                               New York
    4             60.7%     60.7%   417 East 114th Street                                               New York
    4             60.7%     60.7%   421 East 114th Street                                               New York
    4             60.7%     60.7%   423 East 114th Street                                               New York
    5             77.8%     64.7%   1076 Layton Hills Mall                                              Layton
                  65.2%     60.6%
    6             65.2%     60.6%   5804 East Slauson Avenue                                            Commerce
    6             65.2%     60.6%   5750 Peachtree Street                                               Commerce
    6             65.2%     60.6%   6100 East Slauson Avenue                                            Commerce
    6             65.2%     60.6%   6101 East Slauson Avenue                                            Commerce
    6             65.2%     60.6%   5900 East Slauson Avenue                                            Commerce
    6             65.2%     60.6%   6000 East Slauson Avenue                                            Commerce
    6             65.2%     60.6%   6200 East Slauson Avenue                                            Commerce
    6             65.2%     60.6%   5900-5990 Boxford Avenue                                            Commerce
    6             65.2%     60.6%   6200-6280 Peachtree Street                                          Commerce
                                    1402 Everett Mall
    7             75.9%     75.9%   Way                                                                 Everett
                                                                                                        Garfield
    8             78.3%     78.3%   Transportation Boulevard & I-480                                    Heights
    9             65.1%     65.1%   1500 6th Avenue                                                     Seattle
                  75.1%     69.7%
                                    700 N. State Highway 121
   10             75.1%     69.7%   Bypass                                                              Lewisville
                                    800 N. State Highway 121
   10             75.1%     69.7%   Bypass                                                              Lewisville
                                    750 N. State Highway 121
   10             75.1%     69.7%   Bypass                                                              Lewisville
                                    850 N. State Highway 121
   10             75.1%     69.7%   Bypass                                                              Lewisville
                                    500 East Pratt
   11             79.5%     79.5%   Street                                                              Baltimore
                                    1800 Fullerton
   12             81.1%     81.1%   Avenue                                                              Chicago
   13             74.3%     74.3%   1801 Tower Drive                                                    Glenview
                                    500 N. Meridian
   14             80.0%     80.0%   St.                                                                 Indianapolis
                  77.2%     59.3%
   15             77.2%     59.3%   125 North Mercer Street                                             Bluefield
   15             77.2%     59.3%   905 North 12th Street                                               Middlesboro
   15             77.2%     59.3%   401 Madison Square Drive                                            Madisonville
                                    3100-3401 Airport International Drive / 3100-3140 Yorkmont
   16             73.7%     73.7%   Road                                                                Charlotte
   17             80.0%     74.6%   3403 East Main Street                                               Mesa
   18             63.6%     63.6%   4700 Emperor Blvd.                                                  Durham
   19             69.0%     61.9%   3050 N 5th Street Highway                                           Reading
   20             75.7%     70.6%   4860 East Main Street                                               Mesa
   21             72.8%     72.8%   6991 East Camelback Road                                            Scottsdale
                                    1210-1505 SE Everett Mall
   22             74.3%     74.3%   Way                                                                 Everett
   23             77.5%     70.0%   10 South Broadway                                                   St. Louis
   24             80.0%     74.6%   1941 North Black Horse Pike                                         Williamstown
   25             79.7%     67.2%   50 & 100 West Big Beaver Road                                       Troy
   26             78.5%     78.5%   250 Sunset Avenue                                                   Solano
                  75.1%     67.5%
   27             75.1%     67.5%   1100 Camellia Boulevard                                             Lafayette
   27             75.1%     67.5%   120 Curran Lane                                                     Lafayette
   27             75.1%     67.5%   1914 Kaliste Saloom Road                                            Lafayette
   27             75.1%     67.5%   1800 Kaliste Saloom Road                                            Lafayette
                                    1900 Kalilste Saloom
   27             75.1%     67.5%   Road                                                                Lafayette
   27             75.1%     67.5%   606 Silverstone Road                                                Lafayette
   27             75.1%     67.5%   600 Silverstone Road                                                Lafayette
   27             75.1%     67.5%   1216 Camellia Boulevard                                             Lafayette
                                    3039-3041 Cochran
   28             60.3%     60.3%   Street                                                              Simi Valley
   29             77.8%     77.8%   810-890 West Valley Parkway                                         Escondido
                  65.8%     55.7%
                                    3165, 3325, 3455, 3655, 3755 W Sunset; 1335 E Sunset Road; 6585,
   30             65.8%     55.7%   6615 Escondido Street; 6670, 6680 South Valley View                 Las Vegas
   30             65.8%     55.7%   6380 & 6400 Eastern Avenue; 2475 Chandler Road                      Las Vegas
   31             81.2%     81.2%   1415 N.W. Santa Fe Lane                                             Silverdale
   32             76.8%     68.2%   8110 Cordova Road                                                   Cordova
                  72.8%     61.0%
   33             72.8%     61.0%   113 Beacon Street                                                   Boston
   33             72.8%     61.0%   722, 744, 776 Columbus Avenue                                       Boston
   33             72.8%     61.0%   610 Columbus Avenue                                                 Roxbury
   33             72.8%     61.0%   50 Evergreen Street                                                 Jamaica Plain
   33             72.8%     61.0%   226 Parker Hill Avenue                                              Roxbury
   33             72.8%     61.0%   216 & 218 Hemenway Street                                           Boston
   33             72.8%     61.0%   1742-1744 Washington Street                                         Roxbury
   33             72.8%     61.0%   480 Massachusetts Avenue                                            Roxbury
   33             72.8%     61.0%   486 Massachusetts Avenue                                            Roxbury
   33             72.8%     61.0%   55 South Huntington Avenue                                          Jamaica Plain
   33             72.8%     61.0%   61 South Huntington Avenue                                          Jamaica Plain
   33             72.8%     61.0%   28 South Huntington Avenue                                          Boston
   33             72.8%     61.0%   63 South Huntington Avenue                                          Jamaica Plain
   34             79.9%     79.9%   750-814 Crossing Road                                               Sandusky
   35             78.9%     73.6%   707 West Main Avenue                                                Spokane
   36             72.7%     72.7%   300 Presidential Way                                                Woburn
   37             76.7%     71.4%   2882 Prospect Park Drive                                            Rancho Cordova
                                    2203-2325 S College
   38             75.7%     75.7%   Avenue                                                              Fort Collins
                                                                                                        Egg Harbor
   39             67.6%     67.6%   3003 English Creek Avenue                                           Township
   40             69.7%     65.3%   1201-1267 S. Victoria Ave & 3900-3966 Tradewinds Drive              Oxnard
   41             63.6%     53.7%   8400 West Sunset Boulevard                                          West Hollywood
   42             66.9%     66.9%   550 Los Arbolitos Boulevard                                         Oceanside
   43             80.0%     74.6%   5550 Douglas Boulevard                                              Granite Bay
   44             79.8%     76.8%   101 Harlon Drive                                                    Cary
                                    2048-2156 East Baseline
   45             80.1%     80.1%   Road                                                                Mesa
   46             71.2%     66.6%   780 Bridgeport Avenue                                               Shelton
   47             78.7%     78.7%   7895 Shadow Creek Drive                                             Hamilton
                  80.0%     74.6%
   48             80.0%     74.6%   Route 24 and Fairfield Road                                         Lewes
   48             80.0%     74.6%   1450 Capital Trail                                                  Newark
   48             80.0%     74.6%   630 Churchmans Road                                                 Newark
   48             80.0%     74.6%   1100 Horizon Circle                                                 Chalfont
   48             80.0%     74.6%   1501 New Casho Mill Road                                            Newark
   48             80.0%     74.6%   400 North Ramunno Drive                                             Middletown
   49             73.9%     68.4%   745 North New Ballas Road                                           Creve Coeur
   50             61.0%     50.2%   211 Dexter Avenue North                                             Seattle
   51             77.4%     72.0%   57 Littlefield Street                                               Avon
   52             79.0%     74.2%   2000 & 2400 Oxford Drive                                            Bethel Park
   53             67.7%     67.7%   6900 E Camelback Rd                                                 Scottsdale
                                    4540-4530 Eastgate
   54             79.6%     66.2%   Boulevard                                                           Union Township
   55             74.3%     69.3%   2050 West Dunlap Avenue                                             Phoenix
   56             64.6%     64.6%   1450 Veterans Boulevard                                             Redwood City
   57             80.0%     79.3%   2100 West Loop South                                                Houston
   58             79.6%     79.6%   1541 Bulldog Lane                                                   Fresno
   59             80.4%     80.4%   6301-6303 Little River Turnpike                                     Alexandria
   60             69.1%     61.3%   384 North Sunrise Avenue                                            Roseville
   61             78.1%     73.3%   2339 Route 9                                                        Ocean View
   62             67.3%     57.3%   14300 Statler Court                                                 Fort Worth
                                    900 West 5th Avenue and 943 West 6th
   63             80.0%     72.2%   Avenue                                                              Anchorage
   64             67.5%     56.9%   400 Fountain Lakes Boulevard                                        St. Charles
                                    1348-66 West Valley
   65             79.4%     79.4%   Parkway                                                             Escondido
   66             74.5%     65.7%   1325 Iowa Avenue                                                    Riverside
   67             65.6%     63.3%   28624 Witherspoon Parkway                                           Valencia
   68             73.1%     73.1%   3250 Hudson Crossing                                                McKinney
   69             63.6%     59.6%   14680 Aviation Blvd.                                                Hawthorne
                                    1401-1451 W. Artesia
   70             63.1%     58.9%   Boulevard                                                           Gardena
                  65.3%     61.6%
   71             65.3%     61.6%   6262 & 6352 South Central Street                                    Aurora
   72             65.3%     61.6%   4404 52nd Street                                                    Kenosha
   72             65.3%     61.6%   791 West Elk Avenue                                                 Elizabethton
   73             76.0%     76.0%   200 Union Boulevard                                                 Lakewood
   74             78.0%     70.4%   415 North LaSalle Street                                            Chicago
   75             74.7%     70.2%   441 Smithfield Street                                               Pittsburgh
                                    12402-12532 West Ken Caryl
   76             80.0%     80.0%   Avenue                                                              Littleton
   77             59.9%     50.3%   933 South Willow Street                                             Manchester
   78             80.0%     72.1%   7643 East 51st Street                                               Tulsa
   79             72.4%     67.6%   21 Tamal Vista Boulevard                                            Corte Madera
                                    1661 North Raymond Avenue & 100 East Orangethorpe
   80             63.5%     59.3%   Avenue                                                              Anaheim
   81             75.7%     70.4%   5183 West Charleston Boulevard                                      Las Vegas
   82             78.2%     70.1%   334 Route 31                                                        Raritan
                  61.3%     48.1%
   83             61.3%     48.1%   1420 Wal-Pat Road                                                   Smithfield
   83             61.3%     48.1%   10575 US Highway 701 South                                          Clarkton
   84             70.8%     70.8%   3799 Gateway Lakes                                                  Grove City
   85             79.7%     70.2%   2207 Pierce Road                                                    Saginaw
   86             69.0%     64.3%   1215 & 1241 State Street                                            Salem
                                    4825 & 4917 South Drexel
   87             79.4%     74.2%   Boulevard                                                           Chicago
                                    10101 Firmona
   88             68.9%     52.8%   Ave.                                                                Inglewood
   89             74.4%     57.1%   2270 Meadowlake Road                                                Conway
   90             79.2%     79.2%   1230 Lancaster Drive SE                                             Salem
   91             76.1%     66.9%   629-657 Main Avenue                                                 Passaic City
   92             79.7%     67.8%   E. Side of Haines Road, S. of Mt. Rose Avenue                       Springettsbury
   93             66.0%     66.0%   22601 Pacific Coast Highway                                         Malibu
                                    7220-7364 International
   94             74.6%     66.9%   Drive                                                               Orlando
   95             78.7%     78.7%   60 NE Bend River Mall Avenue                                        Bend
   96             74.8%     74.8%   2601 Wilshire Boulevard                                             Los Angeles
   97             71.3%     71.3%   640 Flormann Street                                                 Rapid City
                  78.3%     69.4%
                                                                                                        Panama City
   98             78.3%     69.4%   2175 Frankford Avenue                                               Beach
                                                                                                        Panama City
   98             78.3%     69.4%   6110 Cypress Point Drive                                            Beach
                                    1615 Allison                                                        Panama City
   98             78.3%     69.4%   Avenue                                                              Beach
                                                                                                        Panama City
   98             78.3%     69.4%   4400 Delwood Lane                                                   Beach
                                                                                                        Panama City
   98             78.3%     69.4%   1813 Thomas Drive                                                   Beach
   99             66.7%     56.4%   433 N. Fair Oaks Avenue & 45 Eureka Street                          Pasadena
   100            73.6%     73.6%   1001 Sathers Drive                                                  Pittston
   101            63.0%     63.0%   100 East Wood Street                                                Spartanburg
   102            76.8%     68.2%   626 Jacksonville Road                                               Warminster
   103            67.7%     63.5%   4177-4199 Bandini Boulevard                                         Vernon
   104            78.1%     67.2%   44000 West 12 Mile Road                                             Novi
                                    19300 and 19400 South Hamilton
   105            74.9%     74.9%   Avenue                                                              Gardena
   106            80.0%     80.0%   315 Birchrun Drive                                                  Spartanburg
   107            74.2%     65.8%   14522 South Outer Forty Road                                        Chesterfield
                                    420-450 East 120th
   108            80.9%     80.9%   Avenue                                                              Northglenn
                  74.1%     62.8%
   109            74.1%     62.8%   1201 & 1205 McDermott Street                                        Allen
   110            74.1%     62.8%   1427 N. Highway 67                                                  Cedar Hill
   111            74.1%     62.8%   2516 NE 28th Street                                                 Fort Worth
                                    22436 & 23456
   112            60.3%     56.1%   Madero                                                              Mission Viejo
   113            79.4%     61.6%   140 Via Bella Street                                                Williamsport
   114            61.7%     47.6%   5550 Wadsworth Boulevard                                            Arvada
   115            76.7%     76.7%   1640 Tyrol Lane                                                     Stockton
   116            80.0%     74.6%   107 South Fifth Street                                              Richmond
   117            80.0%     80.0%   6001 Snow Road                                                      Bakersfield
   118            77.6%     72.4%   10 Pine Drive                                                       Bloomingburg
   119            74.3%     68.2%   14833 Detroit Avenue                                                Lakewood
   120            77.1%     73.6%   568 Carpenter Ridge                                                 Columbus
   121            43.7%     43.7%   13957-14001 Metrotech Drive                                         Chantilly
   122            44.5%     44.5%   1011 Valley River Way                                               Eugene
   123            76.2%     76.2%   3600 Westwind Boulevard                                             Santa Rosa
                                                                                                        King of
   124            78.4%     73.2%   901 East 8th Avenue                                                 Prussia
   125            80.0%     70.4%   555 Metro Place                                                     Dublin
   126            34.6%     29.0%   2502-2550 Waukegan Road                                             Glenview
                  76.4%     68.8%
   127            76.4%     68.8%   6218 South Padre Island Drive                                       Corpus Christi
   128            76.4%     68.8%   2201 South Pleasant Valley Road                                     Austin
   129            79.9%     61.4%   4274 & 4278 University Avenue                                       Grand Forks
                                    2160 Larkspur
   130            76.5%     67.4%   Lane                                                                Redding
   131            80.0%     74.6%   1001 Sage Avenue                                                    Reading
   132            78.0%     78.0%   2815 Chad Drive                                                     Eugene
   133            62.1%     55.0%   25343-25391 Wayne Mills Place                                       Santa Clarita
                                    2805-2873 Dublin Boulevard & 6455 North Union                       Colorado
   134            79.2%     72.9%   Boulevard                                                           Springs
   135            69.8%     62.9%   12404 Warwick Boulevard                                             Newport News
   136            79.6%     79.6%   3711 Beltline Road                                                  Addison
   137            69.5%     62.6%   1190 Saratoga Avenue                                                San Jose
                                    821 West Alexis
   138            74.2%     69.6%   Road                                                                Toledo
   139            79.1%     73.7%   10816 Tidewater Trail                                               Fredericksburg
   140            77.0%     71.8%   1309 Bridford Parkway                                               Greensboro
   141            42.4%     39.8%   1600 17th Street                                                    Denver
                                    73199 El
   142            65.1%     58.7%   Paseo                                                               Palm Desert
                                    2523 NW 6th Street, 127 NW 25th Avenue and 132-137 NW 25th          Fort
   143            67.4%     63.1%   Terrace                                                             Lauderdale
   144            75.3%     70.2%   2200 NW Corporate Boulevard                                         Boca Raton
                  76.8%     65.4%
   145            76.8%     65.4%   409 Big Tree Road                                                   South Daytona
                                                                                                        Ormond
   146            76.8%     65.4%   321 Hand Avenue & 524 South Yonge Street                            Beach
   147            67.9%     61.3%   3031 Gardenia Avenue                                                Long Beach
   148            79.1%     71.2%   1001 Menaul NE & 2511 Broadbent Parkway NE                          Albuquerque
                  70.6%     63.5%
   149            70.6%     63.5%   Rte 9 East at Yountz Drive                                          Martinsburg
   149            70.6%     63.5%   Rte 11 N @ Brilliant Stone Drive                                    Martinsburg
   149            70.6%     63.5%   Grapevine Rd @ Vine Circle                                          Martinsburg
   149            70.6%     63.5%   Rte 11 N @ Berkeley Station Road                                    Martinsburg
                  59.4%     53.5%
   150            59.4%     53.5%   877 Ingleside Avenue                                                Columbus
   150            59.4%     53.5%   425 Victoria Road                                                   Austintown
                                    5603 Farm Pond
   151            77.6%     69.8%   Lane                                                                Charlotte
   152            70.7%     62.3%   1400 Kempsville Road                                                Chesapeake
   153            71.1%     63.9%   1519 W. Lugonia Ave.                                                Redlands
   154            51.0%     39.1%   1300 Ethan Way & 2025-2045 Hurley Way                               Sacramento
   155            79.9%     74.6%   25, 37, & 49 Kessel Court                                           Madison
   156            79.9%     67.6%   1725-1765 Merriman Road                                             Akron
   157            75.6%     67.9%   2191 Defense Highway                                                Crofton
                  79.6%     74.2%
   158            79.6%     74.2%   6400-6500 FM 1960 East                                              Humble
   158            79.6%     74.2%   550 Montgomery Street                                               Willis
   159            69.2%     58.5%   1626 NW Wall Street                                                 Bend
   160            69.2%     62.3%   1800 - 1834 North Velasco Street                                    Angleton
   161            70.6%     59.8%   232-234 Broad Avenue                                                Palisades Park
   162            75.9%     75.9%   1454 Second Avenue                                                  New York
   163            77.4%     68.6%   1912-1918 Star Drive and 168 Stewart Court                          Liberty
   164            78.9%     71.0%   10 Falls Boulevard                                                  Springboro
                                                                                                        South
   165            60.3%     47.2%   1076 Williston Road                                                 Burlington
                  77.7%     66.0%
   166            77.7%     66.0%   15622 North State Road 79                                           Edinburgh
   166            77.7%     66.0%   711 East Jefferson Street                                           Tipton
   166            77.7%     66.0%   307 East National Avenue                                            Brazil
                                    1151 Greenfield
   167            74.4%     57.0%   Dr.                                                                 El Cajon
   168            68.9%     53.2%   5801 NW 114th Street (Hwy 141)                                      Grimes
   169            77.8%     72.5%   618 State Route 303                                                 Streetsboro
                  78.5%     66.3%
   170            78.5%     66.3%   17705 W. Washington St.                                             Hagerstown
   171            78.5%     66.3%   2006 Williamport Pike                                               Martinsburg
                                    18605-18649 SW Farmington
   172            78.7%     71.2%   Road                                                                Aloha
                                                                                                        Saratoga
   173            79.2%     71.2%   60 Railroad Place                                                   Springs
                  64.8%     64.8%
                                    1064-1066 Wisconsin Avenue,
   174            64.8%     64.8%   NW                                                                  Washington
                                    157-159 Newbury Street, Unit
   175            64.8%     64.8%   1                                                                   Boston
   176            79.6%     74.3%   4401 S. Orange Avenue                                               Orlando
                                    501-509 South Nova                                                  Ormond
   177            75.2%     64.0%   Road                                                                Beach
                                    585 Fort Loudon Medical Center
   178            74.3%     57.7%   Drive                                                               Lenoir City
                                    8101-8111 Royal Ridge
   179            64.1%     64.1%   Parkway                                                             Irving
   180            77.5%     61.8%   2050 North Haggerty Road                                            Canton
   181            68.4%     61.7%   6500 Mineral Drive                                                  Coeur D'Alene
   182            70.7%     62.6%   854 Harrison Avenue                                                 Riverhead
   183            80.0%     70.3%   155 - 275 Lincolnway West                                           Massillon
                  79.2%     67.5%
   184            79.2%     67.5%   1401 Keene Road                                                     Nicholasville
   185            79.2%     67.5%   115 Codell Drive                                                    Lexington
                  58.6%     49.6%
   186            58.6%     49.6%   2005 Marcola Road                                                   Springfield
   186            58.6%     49.6%   1875 Mohawk Boulevard                                               Springfield
   187            58.8%     49.3%   1100 Brookstone Centre Parkway                                      Columbus
   188            73.2%     56.9%   2680 Hospitality Boulevard                                          Florence
                  80.0%     74.6%
                                    2600 East Main
   189            80.0%     74.6%   Street                                                              Merrill
   189            80.0%     74.6%   1515 Vandenbroek Road                                               Little Chute
                                    612 Dickens Place,
   190            70.6%     60.3%   NE                                                                  Concord
                                    3800-3810 Hacks Cross
   191            74.6%     69.6%   Road                                                                Memphis
                                    9600 Two Notch
   192            71.7%     64.8%   Road                                                                Columbia
   193            80.0%     69.2%   359 Pennington Avenue                                               Trenton
   194            80.0%     70.5%   129 Bessemer Super Highway                                          Midfield
                                    2071 McCoy
   195            79.4%     74.0%   Road                                                                Sun Prairie
   196            78.7%     66.5%   600 Shelton Road                                                    Auburn
   197            78.0%     66.1%   329 South Park Avenue                                               Winter Park
   198            79.2%     66.7%   4614, 4618, 4700, and 4808 S. Thompson                              Springdale
   199            63.4%     54.0%   2022 Powers Ferry Road                                              Atlanta
   200            71.7%     63.5%   1600 Sarno Road                                                     Melbourne
   201            68.6%     62.5%   6320 Forestville Street                                             Forestville
                                    800-815 Front
   202            78.2%     73.3%   St                                                                  McHenry
   203            77.9%     69.0%   123 Washington Street                                               Oswego
   204            72.3%     64.1%   7520 Conner Road                                                    Powell
   205            77.0%     69.5%   401-501 Westport Road and 4106 Broadway                             Kansas City
   206            67.1%     56.6%   15 Four Square Lane                                                 Fishersville
                                    213 Argonaut
   207            74.2%     70.8%   Drive                                                               El Paso
   208            75.4%     66.5%   455-462 South Ludlow Street                                         Columbus
   209            73.5%     62.4%   770 - 824 South Main Street                                         Fond Du Lac
                                    800 E Lugonia
   210            69.5%     58.5%   Ave                                                                 Redlands
   211            77.6%     70.3%   214 Jefferson Street                                                Lafayette
   212            71.1%     60.4%   55 Silver Lane                                                      Eugene
   213            76.7%     69.5%   3501 Colby Avenue                                                   Everett
   214            74.1%     62.8%   17015 Park Row                                                      Houston
   215            74.4%     62.6%   4515 News Road                                                      Williamsburg
   216            74.9%     63.5%   509 3rd Street Southeast                                            Cedar Rapids
   217            80.0%     74.6%   216 Mary Street                                                     Johnson Creek
   218            76.8%     64.9%   500 Dovetree Drive                                                  Galloway
   219            73.7%     63.0%   1733 Fulton Road                                                    Fultondale
   220            80.3%     68.5%   694 Southeast 3rd Street                                            Bend
   221            75.4%     66.6%   921 Shady Grove Road                                                Hot Springs
                                    540-680 East 120th
   222            79.6%     79.6%   Avenue                                                              Northglenn
   223            61.3%     47.8%   3211 Wilson Drive                                                   Burlington
   224            68.5%     64.3%   2907 Shelter Island Drive                                           San Diego
   225            71.0%     60.1%   31250 Beck Road                                                     Novi
   226            51.3%     46.3%   15196 East Lousisana Drive                                          Aurora
                                    750 E. 120th
   227            63.7%     54.4%   Avenue                                                              Northglenn
   228            74.7%     66.2%   1560 & 1562 Wells Road                                              Orange Park
   229            59.7%     52.8%   1340 Tapteal Drive                                                  Richland
   230            68.3%     57.9%   1400 West Washington Street                                         Sequim
   231            72.6%     57.2%   9701 East Independence Boulevard                                    Matthews
   232            63.7%     59.7%   7201 Canyon Drive                                                   Amarillo
   233            63.7%     49.2%   1515 West Fullerton Avenue                                          Addison
   234            74.2%     63.4%   1325 Old Walker Chapel Road                                         Fultondale
                  73.8%     57.1%
   235            73.8%     57.1%   1610 Heritage St                                                    Woodland
   235            73.8%     57.1%   105 Cooperative Way                                                 Georgetown
   236            54.3%     48.4%   10 E. South Stage Rd.                                               Medford
   237            74.9%     63.5%   4600 Schroeder Drive                                                Brown Deer
   238            79.4%     67.3%   2600 Trimmier Road                                                  Killeen
   239            62.0%     52.9%   1941 Edgewater Drive                                                Clearwater
   240            65.3%     50.9%   600 SE Nye Avenue                                                   Pendleton
                  75.0%     63.9%
   241            75.0%     63.9%   558 McQueen Smith Road                                              Prattville
   241            75.0%     63.9%   1040 Highway 14                                                     Elmore
   241            75.0%     63.9%   3140 Highway 14                                                     Millbrook
   241            75.0%     63.9%   3236 Deatsville Highway                                             Deatsville
   242            79.3%     74.1%   5759 Hamilton Road                                                  Columbus
   243            73.4%     62.3%   9930 Colerain Avenue                                                Cincinnati
   244            52.8%     44.8%   2235 San Pablo Avenue                                               Berkeley
   245            79.6%     67.7%   15650-15690 South Harlem Avenue                                     Orland Park
   246            80.0%     72.0%   2601 86th Street                                                    Urbandale
                                    4421 South White Mountain
   247            70.1%     63.0%   Road                                                                Show Low
   248            54.1%     54.1%   14415 SE Mill Plain Boulevard                                       Vancouver
   249            64.8%     57.2%   500 North Main Street                                               Globe
   250            69.9%     54.3%   2364 South Loop West                                                Houston
   251            63.4%     53.7%   534 Highway 20 North                                                Hines
   252            71.8%     61.7%   10833 Prairie Ave.                                                  Inglewood
   253            49.7%     38.5%   4685 Quebec Street                                                  Denver
   254            71.4%     55.8%   200 Montrose West Avenue                                            Akron
   255            74.9%     64.0%   4570 Old Troup Highway                                              Tyler
   256            65.9%     52.6%   5618 Vineland Road                                                  Orlando
   257            68.3%     57.8%   25 John A. Cummings Way                                             Woonsocket
   258            76.3%     60.6%   2361 South Park Road SW                                             Birmingham
                                    80 Regina
   259            77.6%     65.8%   Drive                                                               Cranberry
                  75.7%     67.3%
   260            75.7%     67.3%   3700 Holly Lane                                                     Erlanger
                                    754 Old State Route
   260            75.7%     67.3%   74                                                                  Cincinnati
   261            76.6%     64.8%   825 North Broadway                                                  Oklahoma City
   262            68.7%     58.5%   20 Park Street                                                      Johnston
   263            75.3%     70.4%   322 S. Kendall Avenue                                               Kalamazoo
   264            79.8%     67.8%   1314 Hastings Drive, 1501 Myrtle Street, 1490 Green Street          Valdosta
   265            65.0%     58.7%   955 North Wesleyan Boulevard                                        Rocky Mount
   266            78.9%     71.2%   1101-1119 Gannon Drive                                              Festus
   267            65.1%     55.7%   4865 Lake Ontario Drive                                             Cocoa
   268            74.9%     63.7%   19202 Stone Oak Parkway                                             San Antonio
   269            71.9%     47.9%   921 Edgefield Road                                                  North Augusta
   270            70.5%     62.6%   6560 Highway 179                                                    Sedona
   271            75.5%     68.6%   909 Chugach Way                                                     Anchorage
   272            77.9%     70.5%   1100 Old Country Road                                               Plainview
   273            79.9%     67.7%   9160 Wisteria Street                                                Ladson
   274            65.9%     55.5%   1023 W. Duarte Road                                                 Arcadia
                                                                                                        Federal
   275            74.9%     63.9%   1706-1898 West 92nd Avenue                                          Heights
   276            67.7%     57.6%   7420 SW Bridgeport Road                                             Tualatin
   277            70.3%     59.6%   1501 S. Mahaffie  Circle                                            Olathe
   278            70.8%     59.9%   1125 North McCarran Boulevard                                       Sparks
   279            63.7%     53.8%   10016 South 51st Street                                             Phoenix
   280            65.0%     55.2%   530 E. Sonata Lane                                                  Meridian
   281            68.7%     58.9%   595 Genoa Way                                                       Castle Rock
   282            74.7%     70.3%   6701-6749 E. 50th Ave                                               Commerce City
                                    2984 West Wheatland
   283            80.6%     72.5%   Road                                                                Dallas
   284            78.3%     66.6%   2626 Fort Campbell Boulevard                                        Hopkinsville
   285            70.2%     59.5%   2000 N. West Avenue                                                 El Dorado
   286            68.9%     62.3%   17450 Van Ness Ave                                                  Torrance
   287            72.4%     61.5%   475 Providence Main Street                                          Huntsville
   288            72.2%     55.6%   6120 Greenwood Road                                                 Shreveport
   289            72.4%     61.6%   5712 Colleyville Blvd                                               Colleyville
   290            80.0%     77.2%   2501 Paredes Line Road                                              Brownsville
   291            70.8%     63.6%   20046 & 20024 North John Wayne Parkway                              Maricopa
   292            55.9%     43.5%   1440 E College Way                                                  Olathe
   293            63.2%     57.1%   12621 - 12651 West Mississippi Avenue                               Lakewood
   294            68.5%     58.2%   1610 W. Kettleman Lane                                              Lodi
   295            54.5%     46.4%   8600-8630 Florence Ave                                              Downey
   296            68.8%     59.1%   10789 Hole Ave.                                                     Riverside
   297            78.7%     66.2%   501 West Lincoln Trail Boulevard                                    Radcliff
   298            77.1%     65.6%   9411 8th Avenue South                                               Seattle
   299            74.9%     64.6%   163 Business Park Drive                                             Lebanon
   300            74.6%     69.7%   4690 Diplomacy Road                                                 Ft. Worth
   301            79.8%     74.9%   51 Pent Highway                                                     Wallingford
                                    252 E Main
   302            59.8%     54.1%   Street                                                              Hendersonville
   303            72.2%     61.6%   10191 Park Run Drive                                                Las Vegas
                                                                                                        Rancho Santa
   304            73.9%     65.3%   29883 Santa Margarita Parkway                                       Margarita
   305            67.7%     58.1%   200 E. Ridgecrest Boulevard                                         Ridgecrest
   306            69.7%     69.7%   5050 Gratiot Road                                                   Saginaw
   307            48.1%     41.0%   3600 Bardstown Road                                                 Louisville
   308            49.0%     43.5%   5533 Walnut Street                                                  Pittsburgh
   309            74.8%     64.3%   3135 16th Street Road                                               Huntington
   310            63.2%     53.0%   510 Jones Ferry Road                                                Carrboro
                                    3010 North Roberts
   311            63.7%     43.4%   Avenue                                                              Lumberton
   312            69.4%     69.4%   1430 Quintard Avenue                                                Anniston
                                    1325-1327 14th Street,
   313            48.0%     43.3%   N.W.                                                                Washington
                                    1004 Washington Ave and 6604 Church Hill
   314            80.0%     70.8%   Rd                                                                  Chestertown
   315            74.9%     64.0%   2570 Pleasant Hill Road                                             Duluth
   316            71.3%     60.2%   110 Town Center                                                     Lexington
   317            69.2%     59.5%   875 E Mill Street                                                   San Bernardino
   318            66.0%     59.9%   6615 & 6625 N. 17th Avenue                                          Phoenix
                                                                                                        Farmington
   319            69.5%     53.5%   30200 Northwestern Highway                                          Hills
                                    4661-4667 Haygood
   320            73.7%     62.8%   Road                                                                Virginia Beach
   321            74.2%     65.4%   1012 East 23rd Street                                               Columbus
   322            71.6%     61.0%   3411 East Corona Avenue and 4610 South 35th Street                  Phoenix
   323            28.9%     27.1%   3420 East Shea Boulevard                                            Phoenix
   324            74.1%     63.0%   2625 N.E. 42nd St                                                   Kansas City
   325            70.0%     59.4%   963 W Route 66                                                      Flagstaff
   326            79.2%     66.9%   4519 McPherson Avenue                                               St. Louis
   327            78.7%     74.2%   3101 North Midland Drive                                            Midland
   328            49.5%     43.8%   1000 North Kraemer Place                                            Anaheim
   329            57.0%     50.4%   1191 Hawk Circle                                                    Anaheim
   330            72.3%     61.5%   3556 East Russell Road                                              Las Vegas
   331            68.7%     58.8%   4121 Southpoint Boulevard                                           Jacksonville
                  55.8%     47.7%
   332            55.8%     47.7%   160 West Main Street and 12-14 Mount Pleasant                       Marlborough
   332            55.8%     47.7%   35 Fremont                                                          Arlington
   333            73.3%     62.1%   3930 East Market Street                                             Logansport
   334            59.9%     47.2%   124 Highway 11 & 80                                                 Meridian
   335            68.8%     58.4%   8969 Union Mills Dr                                                 Camby
   336            48.1%     40.5%   1605-1615 Pacific Coast Highway                                     Harbor City
   337            49.5%     49.5%   615 North Alvernon Way                                              Tucson
   338            67.7%     60.1%   7745 Michigan Heights Court                                         Charlevoix
   339            35.5%     32.1%   4241 Brookhill Road                                                 Baltimore City
                                    3546-3590 Towne Point
   340            78.6%     67.4%   Road                                                                Portsmouth
                                                                                                        Vadnais
   341            71.5%     61.7%   500 Oak Grove Pkwy                                                  Heights
   342            79.8%     70.4%   4928 N. Lamesa Road                                                 Midland
                                                                                                        Clinton
   343            77.5%     66.1%   37877 and 37895 Groesbeck Highway                                   Township
   344            67.4%     61.0%   4015 Coffee Road                                                    Bakersfield
   345            69.0%     58.7%   4500 South Congress Avenue                                          Austin
   346            63.5%     56.1%   4312 Spanish Flat Loop Road                                         Napa
   347            65.6%     43.5%   3700 N. Cliff Avenue                                                Sioux Falls
   348            75.8%     59.2%   4140 North Cherry Street                                            Winston-Salem
                  74.9%     68.0%
   349            74.9%     68.0%   228 South Main Street                                               Rutland
                                                                                                        North
   349            74.9%     68.0%   564 Route 7B N                                                      Clarendon
   350            64.9%     54.8%   200 Brenwood Street                                                 Berea
   351            70.3%     46.6%   210 Airport Road                                                    Mount Airy
   352            74.3%     63.1%   5335 Sterling Drive                                                 Boulder
                                    541-557 Jonesboro
   353            78.4%     69.4%   Road                                                                McDonough
   354            69.6%     59.4%   7550 East Pecue Lane                                                Baton Rouge
   355            73.8%     67.2%   1508 Howe Avenue                                                    Sacramento
   356            57.3%     48.6%   13601 Midway Road                                                   Farmers Branch
                                    505 US 80
   357            73.6%     63.0%   West                                                                Demopolis
   358            78.5%     73.7%   4337 West Indian School Road                                        Phoenix
   359            66.5%     57.0%   770 West Main Street                                                Waterbury
                                    45596 Fargo Street & 82970 Requa
   360            71.2%     60.6%   Avenue                                                              Indio
                                    2603, 2613, 2621 West Michigan Street and 530 North 27th
   361            79.2%     67.3%   Street                                                              Milwaukee
   362            67.0%     56.6%   221- 261 Richards Blvd.                                             Sacramento
   363            74.8%     64.0%   1251 East Sunset Road                                               Ozark
   364            74.0%     66.6%   5580 FM 3009                                                        Schertz
   365            83.2%     70.5%   500 Industrial Boulevard                                            Marble Falls
   366            59.6%     50.7%   5387 Manhattan Circle                                               Boulder
   367            78.8%     67.3%   1061 Southwind Drive                                                Fairmont
                                    1515 19th Street and 1900 O
   368            59.0%     49.9%   Street                                                              Sacramento
   369            61.3%     59.0%   415 & 459 North Val Vista Drive                                     Mesa
   370            62.3%     53.0%   2703 Ruhland Avenue                                                 Redondo Beach
                                    10340, 10395, 10405 Alta Vista
   371            78.8%     66.6%   Road                                                                Keller
   372            71.4%     60.9%   1851 Madison Ave                                                    Mankato
   373            71.8%     55.9%   410 West Stockton Street                                            Edmonton
   374            72.5%     62.0%   3299 Boundary Cone Road                                             Bullhead City
   375            66.7%     36.9%   405 Atlantis Road                                                   Cape Canaveral
                                                                                                        Stone
   376            76.3%     59.2%   5045 Memorial Drive                                                 Mountain
                                    501 East Green
   377            62.2%     48.2%   Street                                                              Champaign
   378            74.4%     71.8%   819 N French St                                                     Casa Grande
   379            56.5%     51.3%   1109 West Orange Avenue                                             Tallahassee
                                                                                                        Vadnais
   380            74.0%     63.9%   450 Oak Grove Parkway                                               Heights
   381            75.8%     68.1%   944 East Haggard Avenue                                             Elon
   382            39.2%     34.6%   7441 Chapman Avenue                                                 Garden Grove
   383            78.8%     71.2%   9938 Waterstone Blvd                                                Cincinnati
   384            78.0%     70.6%   59 Cavalier Blvd.                                                   Florence
   385            45.9%     40.5%   261 South Robertson Boulevard                                       Beverly Hills
   386            76.7%     68.0%   1985 Gray Highway                                                   Macon
   387            71.0%     60.4%   13800 Highway 9                                                     Alpharetta
   388            69.8%     59.5%   4205 E Market Street                                                Warren
   389            74.3%     63.0%   888 Oakwood Road                                                    Charleston
   390            59.9%     51.2%   9425 Brookpark Road                                                 Parma
                                    21900 Barton
   391            59.9%     50.9%   Road                                                                Grand Terrace
   392            35.3%     29.9%   1049, 1051 & 1053-1057 South Coast Hwy 101                          Encinitas
   393            55.5%     47.1%   4800 Stoltz Road                                                    Reno
   394            79.9%     67.8%   128 McGhee Road                                                     Chapel Hill
   395            77.8%     66.4%   800 N. Kilgore Street                                               Kilgore
   396            79.3%     67.3%   10550 S. Cicero Avenue                                              Oak Lawn
                                    14105 Inwood
   397            45.0%     45.0%   Road                                                                Farmers Branch
                                    1920 South Jefferson
   398            70.7%     62.5%   Street                                                              Perry
   399            71.5%     61.1%   105 & 107 Halmar Cove                                               Georgetown
   400            69.0%     61.4%   4031 E. 42nd Street                                                 Odessa
                                    704 West
   401            77.8%     71.7%   Jefferson                                                           Dallas
   402            66.9%     52.6%   350 South Avenue                                                    Rochester
   403            77.0%     65.8%   621 1st Street SW & 625 3rd Street SW                               Rochester
   404            78.4%     66.3%   161-169 Wal-Mart Way                                                Maysville
   405            66.0%     60.0%   3813 18th Avenue                                                    Rock Island
   406            79.8%     67.7%   508, 605, & 609 19th Avenue SE & 3100 14th Street SW                Minot
                                    208-216 N Kendall
   407            73.3%     62.6%   Avenue                                                              Kalamazoo
   408            61.3%     56.3%   1985 West Market Street                                             Akron
   409            72.2%     61.3%   4100 Britt Farm Drive                                               Lafayette
                                    2891 Olden Oak
   410            43.9%     37.5%   Lane                                                                Auburn Hills
   411            35.1%     27.7%   5627 Sherry Street                                                  San Antonio
   412            64.0%     49.4%   600 Baldwin Street                                                  Jenison
   413            66.3%     56.9%   5109 Louetta Road                                                   Spring
   414            79.8%     67.6%   201 36th Avenue NE                                                  Minot
   415            57.4%     45.3%   16201 Southwest 88 Street                                           Miami
                                                                                                        City of
   416            69.2%     62.8%   507 Coralridge Place                                                Industry
   417            55.6%     49.5%   276 Dolores Avenue                                                  San Leandro
   418            62.9%     56.0%   3876 Paxton Avenue                                                  Cincinnati
   419            65.7%     62.3%   3159 Carpenter Road South                                           Tifton
   420            62.4%     53.1%   500 East 12th Street                                                Leadville
   421            70.2%     55.6%   2580 Holmes Road                                                    Ypsilanti
   422            64.7%     51.2%   440 West Market St.                                                 Akron
   423            63.6%     50.2%   6300 Central Ave SE                                                 Albuquerque

TOTALS AND WEIGHTED
AVERAGES:            72.1%  68.1%

MORTGAGE
LOAN NO.   STATE   ZIP CODE   PROPERTY TYPE          PROPERTY SUB-TYPE             UNITS/SF(5)
----------------------------------------------------------------------------------------------

   1         DC     20004     Office                 Urban                             678,348
   1         VA     22202     Office                 Urban                             904,226
   1         WA     98101     Office                 Urban                             944,141
   1         DC     20036     Office                 Urban                             711,495
   1         VA     22102     Office                 Suburban                          731,234
   1         WA     98004     Office                 Urban                             473,988
   1         WA     98005     Office                 Suburban                          463,182
   1         WA     98004     Office                 Urban                             465,765
   1         WA     98004     Office                 Urban                             466,948
   1         VA     22209     Office                 Urban                             294,521
   1         VA     22182     Office                 Suburban                          329,695
   1         WA     98007     Office                 Suburban                          251,088
   1         DC     20004     Office                 Urban                             163,936
   1         WA     98007     Office                 Suburban                          277,672
   1         VA     20190     Office                 Suburban                          216,469
   1         DC     20006     Office                 Urban                             102,822
   1         WA     98004     Office                 Urban                             148,952
   1         VA     20191     Office                 Suburban                          764,103
   1         WA     98101     Office                 Urban                           1,079,013
   1         VA     22209     Office                 Urban                             380,743

   2         CO     80202     Office                 Urban                             696,027
   2         CO     80202     Office                 Urban                             494,323

   3         AZ     85017     Retail                 Anchored                          288,190
   3         AZ     85224     Retail                 Anchored                          191,256
   3         AZ     85345     Retail                 Anchored                          181,676
   3         AZ     85051     Retail                 Anchored                          174,888
   3         AZ     85018     Retail                 Anchored                           69,680
   3         AZ     85210     Retail                 Anchored                          197,127
   3         AZ     85028     Retail                 Anchored                           88,953
   3         AZ     85022     Retail                 Shadow Anchored                   102,679
   3         AZ     85051     Retail                 Anchored                          111,795
   3         AZ     85331     Retail                 Anchored                           34,720
   3         AZ     85302     Retail                 Anchored                           86,122

   4         NY     10029     Multifamily            High Rise                              90
   4         NY     10029     Multifamily            High Rise                              72
   4         NY     10029     Multifamily            High Rise                              70
   4         NY     10029     Multifamily            High Rise                              76
   4         NY     10029     Multifamily            High Rise                              76
   4         NY     10029     Multifamily            High Rise                              63
   4         NY     10029     Multifamily            High Rise                              48
   4         NY     10029     Multifamily            High Rise                              40
   4         NY     10029     Multifamily            High Rise                              41
   4         NY     10029     Multifamily            High Rise                              32
   4         NY     10029     Multifamily            High Rise                              37
   4         NY     10029     Multifamily            High Rise                              32
   4         NY     10029     Multifamily            High Rise                              41
   4         NY     10029     Multifamily            High Rise                              32
   4         NY     10029     Multifamily            High Rise                              30
   4         NY     10029     Multifamily            High Rise                              30
   4         NY     10029     Multifamily            High Rise                              36
   4         NY     10029     Multifamily            High Rise                              18
   4         NY     10029     Multifamily            High Rise                              28
   4         NY     10029     Multifamily            High Rise                              30
   4         NY     10029     Multifamily            High Rise                              30
   4         NY     10029     Multifamily            High Rise                              31
   4         NY     10029     Multifamily            High Rise                              18
   4         NY     10029     Multifamily            High Rise                               7
   4         NY     10029     Multifamily            High Rise                              20
   4         NY     10029     Multifamily            High Rise                              24
   4         NY     10029     Multifamily            High Rise                              20
   4         NY     10029     Multifamily            High Rise                              13
   4         NY     10029     Multifamily            High Rise                              19
   4         NY     10029     Multifamily            High Rise                              17
   4         NY     10029     Multifamily            High Rise                              16
   4         NY     10029     Multifamily            High Rise                              16
   4         NY     10029     Multifamily            High Rise                              11
   4         NY     10029     Multifamily            High Rise                              10
   4         NY     10029     Multifamily            High Rise                               9
   4         NY     10029     Multifamily            High Rise                               8
   4         NY     10029     Multifamily            High Rise                               9
   5         UT     84041     Retail                 Anchored                          727,623

   6         CA     90040     Industrial             Flex                              757,566
   6         CA     90040     Industrial             Flex                              275,184
   6         CA     90040     Industrial             Flex                              254,000
   6         CA     90040     Industrial             Flex                              249,630
   6         CA     90040     Industrial             Flex                              207,915
   6         CA     90040     Industrial             Flex                              183,207
   6         CA     90040     Industrial             Flex                              108,424
   6         CA     90040     Industrial             Flex                               69,662
   6         CA     90040     Industrial             Flex                               42,992
   7         WA     98208     Retail                 Anchored                          514,160
   8         OH     44125     Retail                 Anchored                          506,141
   9         WA     98101     Retail                 Anchored                          156,318

   10        TX     75067     Office                 Suburban                          121,200
   10        TX     75067     Office                 Suburban                          122,000
   10        TX     75067     Office                 Suburban                          121,200
   10        TX     75067     Office                 Suburban                          122,000
   11        MD     21202     Office                 Urban                             279,712
   12        IL     60614     Retail                 Anchored                          201,137
   13        IL     60025     Multifamily            Garden                                181
   14        IN     46204     Office                 Urban                             436,187

   15        WV     24701     Retail                 Anchored                          660,925
   15        KY     40965     Retail                 Anchored                          319,483
   15        KY     42431     Retail                 Anchored                          219,740
   16        NC     28208     Industrial             Warehouse                         582,862
   17        AZ     85213     Manufactured Housing   Manufactured Housing                1,156
                              Community              Community
   18        NC     27703     Hospitality            Full Service                          331
   19        PA     19605     Retail                 Anchored                          754,246
   20        AZ     85205     Manufactured Housing   Manufactured Housing                1,114
                              Community              Community
   21        AZ     85251     Office                 Suburban                          174,340
   22        WA     98208     Retail                 Shadow Anchored                   124,493
   23        MO     63102     Office                 Urban                             423,634
   24        NJ     08094     Manufactured Housing   Manufactured Housing                  658
                              Community              Community
   25        MI     48084     Office                 Suburban                          281,260
   26        CA     94585     Retail                 Anchored                          161,851

   27        LA     70508     Retail                 Unanchored                         59,740
   27        LA     70508     Retail                 Unanchored                         37,085
   27        LA     70508     Retail                 Unanchored                         16,991
   27        LA     70508     Retail                 Unanchored                         10,011
   27        LA     70508     Retail                 Unanchored                          8,437
   27        LA     70508     Retail                 Free                                3,899
                                                     Standing
   27        LA     70508     Retail                 Unanchored                          4,100
   27        LA     70508     Retail                 Free                                3,594
                                                     Standing
   28        CA     93065     Office                 Suburban                          271,000
   29        CA     92025     Retail                 Anchored                           89,625

   30        NV     89118     Mixed Use              Retail/Light                    1,487,620
                                                     Industrial/Warehouse/Office
   30        NV     89118     Mixed Use              Office/Warehouse/Retail            65,493
   31        WA     98383     Multifamily            Garden                                240
   32        TN     38016     Mixed Use              Office/Retail                     217,091

   33        MA     02116     Multifamily            Low                                    13
                                                     Rise
   33        MA     02120     Multifamily            Low                                    15
                                                     Rise
   33        MA     02118     Multifamily            Low                                     8
                                                     Rise
   33        MA     02130     Multifamily            Low                                    23
                                                     Rise
   33        MA     02118     Multifamily            Low                                    16
                                                     Rise
   33        MA     02115     Multifamily            Low                                     5
                                                     Rise
   33        MA     02118     Multifamily            Low                                     4
                                                     Rise
   33        MA     02118     Multifamily            Low                                     3
                                                     Rise
   33        MA     02118     Multifamily            Low                                     3
                                                     Rise
   33        MA     02130     Multifamily            Low                                    17
                                                     Rise
   33        MA     02130     Multifamily            Low                                     9
                                                     Rise
   33        MA     02130     Multifamily            Low                                    14
                                                     Rise
   33        MA     02130     Multifamily            Low                                     6
                                                     Rise
   34        OH     44870     Retail                 Anchored                          217,746
   35        WA     99201     Mixed Use              Office/Retail                     239,255
   36        MA     01801     Hospitality            Extended Stay                          32
   37        CA     95670     Office                 Suburban                          111,031
   38        CO     80525     Retail                 Anchored                          161,875
   39        NJ     08232     Retail                 Shadow Anchored                   196,325
   40        CA     93035     Retail                 Anchored                           86,631
   41        CA     90069     Hospitality            Limited Service                    53,920
   42        CA     92054     Multifamily            Garden                                208
   43        CA     95746     Retail                 Unanchored                         41,253
   44        NC     27511     Multifamily            Garden                                360
   45        AZ     85024     Retail                 Shadow Anchored                   107,349
   46        CT     06484     Hospitality            Limited Service                       161
   47        OH     45011     Multifamily            Garden                                252

   48        DE     19958     Retail                 Unanchored                         43,782
   48        DE     19711     Retail                 Unanchored                         27,502
   48        DE     19702     Office                 Suburban                           39,397
   48        PA     18914     Office                 Suburban                           20,988
   48        DE     19711     Office                 Suburban                           21,978
   48        DE     19709     Retail                 Free Standing                       9,770
   49        MO     63141     Office                 Medical                            82,739
   50        WA     98109     Hospitality            Full Service                          196
   51        MA     02322     Industrial             Warehouse                         425,628
   52        PA     15102     Office                 Suburban                          144,057
   53        AZ     85251     Office                 Suburban                          116,535
   54        OH     45245     Retail                 Anchored                          171,468
   55        AZ     85021     Manufactured Housing   Manufactured Housing                  531
                              Community              Community
   56        CA     94063     Office                 Suburban                           53,000
   57        TX     77027     Office                 Urban                             165,399
   58        CA     93710     Multifamily            Student Housing                       232
   59        VA     22312     Mixed Use              Office/Retail                      70,926
   60        CA     95661     Retail                 Shadow Anchored                   116,058
   61        NJ     08230     Manufactured Housing   Manufactured Housing                  641
                              Community              Community
   62        TX     76155     Multifamily            Garden                                726
   63        AK     99501     Office                 Urban                              85,649
   64        MO     63301     Office                 Medical                           102,699
   65        CA     92029     Retail                 Shadow Anchored                    46,075
   66        CA     92507     Office                 Suburban                           75,748
   67        CA     91355     Industrial             Warehouse                         209,774
   68        TX     75070     Multifamily            Garden                                248
   69        CA     90260     Self                   Self Storage                       81,423
                              Storage
   70        CA     90248     Mixed Use              Office/Retail                      79,395

   71        CO     80016     Retail                 Anchored                           59,800
   72        WI     53144     Retail                 Free                              115,499
                                                     Standing
   72        TN     37643     Retail                 Free                               81,922
                                                     Standing
   73        CO     80288     Mixed Use              Office/Retail                     101,452
   74        IL     60610     Office                 Urban                              68,546
   75        PA     15222     Office                 Urban                             226,878
   76        CO     80127     Retail                 Shadow Anchored                    35,959
   77        NH     03103     Retail                 Anchored                          107,158
   78        OK     74145     Multifamily            Garden                                432
   79        CA     94925     Office                 Suburban                           49,477
   80        CA     92801     Office                 Suburban                           92,231
   81        NV     89146     Retail                 Unanchored                         42,183
   82        NJ     08822     Retail                 Anchored                           62,356

   83        NC     27577     Industrial             Warehouse                         413,082
   83        NC     28433     Industrial             Warehouse                         250,069
   84        OH     43123     Multifamily            Garden                                252
   85        MI     48604     Multifamily            Student Housing                       124
   86        OR     97301     Office                 Urban                              77,384
   87        IL     60615     Multifamily            High Rise                             136
   88        CA     90304     Self Storage           Self Storage                       99,481
   89        AR     72032     Multifamily            Garden                                176
   90        OR     97301     Retail                 Free                              117,326
                                                     Standing
   91        NJ     07055     Office                 Suburban                           86,325
   92        PA     17402     Retail                 Anchored                          174,792
   93        CA     90265     Mixed Use              Office/Retail                      22,279
   94        FL     32819     Retail                 Unanchored                         60,326
   95        OR     97701     Retail                 Free                              100,840
                                                     Standing
   96        CA     90057     Office                 Suburban                           62,000
   97        SD     57701     Office                 Medical                            68,356

   98        FL     32405     Multifamily            Garden                                 96
   98        FL     32408     Multifamily            Garden                                 36
   98        FL     32408     Multifamily            Garden                                 24
   98        FL     32408     Office                 Suburban                           11,323
   98        FL     32408     Office                 Suburban                            2,250
   99        CA     91103     Office                 Suburban                           54,797
  100        PA     18640     Industrial             Warehouse                         249,600
  101        SC     29303     Office                 Medical                            64,800
  102        PA     18974     Office                 Suburban                           93,522
  103        CA     90023     Industrial             Warehouse                         147,300
  104        MI     48377     Office                 Medical                            44,834
  105        CA     90248     Office                 Suburban                           62,345
  106        SC     29301     Multifamily            Garden                                183
  107        MO     63017     Office                 Suburban                           86,840
  108        CO     80233     Retail                 Shadow Anchored                    45,200

  109        TX     75013     Retail                 Unanchored                         20,260
  110        TX     75104     Retail                 Unanchored                         13,876
  111        TX     76106     Retail                 Unanchored                          9,731
  112        CA     92691     Office                 Suburban                           68,539
  113        PA     17701     Hospitality            Limited Service                       110
  114        CO     80002     Land                   Land                              435,281
  115        CA     95207     Multifamily            Garden                                158
  116        VA     23219     Office                 Urban                              92,752
  117        CA     93308     Industrial             Warehouse                         359,700
  118        NY     12721     Manufactured Housing   Manufactured Housing                  170
                              Community              Community
  119        OH     44107     Retail                 Anchored                           66,874
  120        OH     43228     Multifamily            Garden                                189
  121        VA     20151     Retail                 Shadow Anchored                    46,721
  122        OR     97401     Retail                 Anchored                           68,113
  123        CA     95403     Industrial             Flex                               58,997
  124        PA     19406     Office                 Suburban                           58,972
  125        OH     43017     Office                 Suburban                          100,602
  126        IL     60025     Retail                 Anchored                           89,273

  127        TX     78412     Self Storage           Self Storage                       85,535
  128        TX     78741     Self Storage           Self Storage                       62,990
  129        ND     58203     Multifamily            Student Housing                       118
  130        CA     96002     Hospitality            Limited Service                        81
  131        PA     19605     Manufactured Housing   Manufactured Housing                  178
                              Community              Community
  132        OR     97408     Retail                 Free                              100,840
                                                     Standing
  133        CA     91355     Retail                 Unanchored                         18,338
  134        CO     80918     Retail                 Unanchored                         70,662
  135        VA     23606     Retail                 Free                               52,397
                                                     Standing
  136        TX     75001     Retail                 Unanchored                         32,184
  137        CA     95129     Office                 Urban                              43,405
  138        OH     43612     Retail                 Shadow Anchored                   100,998
  139        VA     22408     Self Storage           Self Storage                      150,370
  140        NC     27407     Retail                 Shadow Anchored                   103,494
  141        CO     80202     Hospitality            Full Service                           79
  142        CA     92260     Retail                 Unanchored                         15,488
  143        FL     33311     Self Storage           Self Storage                      140,843
  144        FL     33431     Office                 Suburban                           35,810

  145        FL     32119     Self Storage           Self Storage                       50,248
  146        FL     32174     Self Storage           Self Storage                       85,528
  147        CA     90807     Industrial             Warehouse                          75,317
  148        NM     87107     Office                 Urban                              60,288

  149        WV     25401     Manufactured Housing   Manufactured Housing                  133
                              Community              Community
  149        WV     25403     Manufactured Housing   Manufactured Housing                   78
                              Community              Community
  149        WV     25401     Manufactured Housing   Manufactured Housing                   66
                              Community              Community
  149        WV     25403     Manufactured Housing   Manufactured Housing                   63
                              Community              Community

  150        OH     43215     Industrial             Warehouse                         117,250
  150        OH     44515     Industrial             Warehouse                         119,726
  151        NC     28212     Multifamily            Garden                                258
  152        VA     23320     Retail                 Anchored                           88,728
  153        CA     92374     Self                   Self Storage                      126,785
                              Storage
  154        CA     95825     Office                 Suburban                           78,457
  155        WI     53711     Office                 Suburban                           66,578
  156        OH     44313     Office                 Suburban                           83,713
  157        MD     21114     Office                 Suburban                           44,154

  158        TX     77346     Retail                 Unanchored                         15,000
  158        TX     77378     Retail                 Unanchored                         14,151
  159        OR     97701     Hospitality            Limited Service                        80
  160        TX     77515     Retail                 Anchored                          141,520
  161        NJ     07650     Mixed Use              Office/Retail                      17,630
  162        NY     10021     Mixed Use              Multifamily/Retail                  9,720
  163        MO     64068     Retail                 Shadow Anchored                    19,835
  164        OH     45066     Multifamily            Garden                                 63
  165        VT     05403     Hospitality            Limited Service                       158

  166        IN     46124     Retail                 Free Standing                      10,722
  166        IN     46072     Retail                 Free Standing                      10,722
  166        IN     47834     Retail                 Free Standing                      10,722
  167        CA     92021     Self Storage           Self Storage                       64,414
  168        IA     50111     Manufactured Housing   Manufactured Housing                  301
                              Community              Community
  169        OH     44241     Manufactured Housing   Manufactured Housing                  219
                              Community              Community

  170        MD     21740     Self                   Self Storage                       58,707
                              Storage
  171        WV     25401     Self                   Self Storage                       55,950
                              Storage
  172        OR     97007     Retail                 Shadow                            105,516
                                                     Anchored
  173        NY     12866     Office                 Suburban                           45,828

  174        DC     20007     Retail                 Unanchored                          8,400
  175        MA     02116     Retail                 Unanchored                          6,756
  176        FL     32806     Office                 Medical                            46,927
  177        FL     32174     Self Storage           Self Storage                       68,749
  178        TN     37772     Hospitality            Limited Service                        81
  179        TX     75063     Office                 Suburban                           89,640
  180        MI     48187     Office                 Medical                            25,791
  181        ID     83815     Office                 Suburban                           49,313
  182        NY     11901     Retail                 Unanchored                         14,820
  183        OH     44647     Retail                 Unanchored                         44,550

  184        KY     40356     Retail                 Free Standing                      11,157
  185        KY     40509     Retail                 Unanchored                         21,208

  186        OR     97477     Multifamily            Garden                                110
  186        OR     97477     Hospitality            Limited Service                        66
  187        GA     31904     Office                 Suburban                           42,859
  188        SC     29501     Hospitality            Limited Service                        90

  189        WI     54452     Manufactured Housing   Manufactured Housing                  147
                              Community              Community
  189        WI     54140     Manufactured Housing   Manufactured Housing                  104
                              Community              Community
  190        NC     28025     Hospitality            Limited Service                       101
  191        TN     38125     Retail                 Unanchored                         26,200
  192        SC     29223     Office                 Suburban                           61,212
  193        NJ     08618     Retail                 Anchored                           57,606
  194        AL     35228     Retail                 Shadow Anchored                   110,206
  195        WI     53590     Retail                 Shadow Anchored                    40,427
  196        AL     36830     Multifamily            Garden                                109
  197        FL     32789     Retail                 Free Standing                      13,102
  198        AR     72764     Mixed Use              Office/Retail                      47,009
  199        GA     30339     Retail                 Unanchored                         19,140
  200        FL     32935     Office                 Suburban                           64,853
  201        CA     95436     Self Storage           Self Storage                       65,210
  202        IL     60050     Multifamily            Garden                                 64
  203        IL     60543     Mixed Use              Office/Retail                      27,307
  204        TN     37849     Hospitality            Limited Service                        79
  205        MO     64111     Mixed Use              Office/Retail                      31,817
  206        VA     22939     Hospitality            Limited Service                        66
  207        TX     79912     Multifamily            Garden                                152
  208        OH     43215     Office                 Urban                              33,915
  209        WI     54935     Retail                 Anchored                           98,019
  210        CA     92374     Retail                 Anchored                           14,820
  211        LA     70501     Office                 Urban                              36,764
  212        OR     97404     Retail                 Unanchored                         38,865
  213        WA     98201     Office                 Urban                              30,187
  214        TX     77084     Industrial             Warehouse                          71,500
  215        VA     23188     Retail                 Free Standing                      13,813
  216        IA     52401     Office                 Urban                              92,553
  217        WI     53038     Manufactured Housing   Manufactured Housing                  120
                              Community              Community
  218        OH     43119     Multifamily            Garden                                156
  219        AL     35068     Hospitality            Limited Service                        67
  220        OR     97702     Retail                 Anchored                           38,262
  221        AR     71901     Multifamily            Garden                                 72
  222        CO     80233     Retail                 Shadow Anchored                    36,442
  223        NC     27215     Hospitality            Limited Service                        75
  224        CA     92106     Retail                 Unanchored                         15,973
  225        MI     48377     Retail                 Anchored                           13,013
  226        CO     80012     Multifamily            Garden                                112
  227        CO     80233     Retail                 Anchored                           14,490
  228        FL     32073     Retail                 Unanchored                         20,855
  229        WA     99352     Retail                 Unanchored                         50,480
  230        WA     98382     Retail                 Shadow Anchored                    16,921
  231        NC     28105     Hospitality            Limited Service                        94
  232        TX     79110     Office                 Suburban                           34,572
  233        IL     60101     Industrial             Warehouse                          97,757
  234        AL     35068     Hospitality            Limited Service                        70

  235        WA     98674     Industrial             Flex                               50,178
  235        TX     78626     Industrial             Flex                               19,672
  236        OR     97501     Manufactured Housing   Manufactured Housing                  175
                              Community              Community
  237        WI     53223     Office                 Suburban                           47,713
  238        TX     76542     Retail                 Shadow Anchored                    17,125
  239        FL     33755     Hospitality            Limited Service                        47
  240        OR     97801     Hospitality            Limited Service                        64

  241        AL     36066     Self Storage           Self Storage                       34,000
  241        AL     36054     Self Storage           Self Storage                       31,300
  241        AL     36054     Self Storage           Self Storage                       20,050
  241        AL     36022     Self Storage           Self Storage                       22,050
  242        OH     43230     Retail                 Unanchored                         18,248
  243        OH     45251     Retail                 Free Standing                      56,920
  244        CA     94702     Self Storage           Self Storage                       35,941
  245        IL     60462     Mixed Use              Office/Retail                      22,152
  246        IA     50322     Retail                 Unanchored                         34,560
  247        AZ     85901     Retail                 Shadow Anchored                    86,000
  248        WA     98684     Retail                 Unanchored                         36,030
  249        AZ     85501     Manufactured Housing   Manufactured Housing                  192
                              Community              Community
  250        TX     77054     Hospitality            Limited Service                       106
  251        OR     97738     Hospitality            Limited Service                        63
  252        CA     90303     Self Storage           Self Storage                       32,540
  253        CO     80216     Hospitality            Limited Service                       138
  254        OH     44321     Hospitality            Full Service                          128
  255        TX     75707     Industrial             Warehouse                         136,700
  256        FL     32819     Hospitality            Limited Service                        70
  257        RI     02895     Office                 Suburban                           46,862
  258        AL     35211     Multifamily            Garden                                208
  259        PA     16319     Retail                 Unanchored                         24,000

  260        KY     41018     Self Storage           Self Storage                       46,300
  260        OH     45243     Office                 Suburban                            8,561
  261        OK     73102     Office                 Urban                              30,890
  262        RI     02919     Multifamily            Garden                                 62
  263        MI     49006     Multifamily            Student Housing                       129
  264        GA     31601     Multifamily            Garden                                 70
  265        NC     27804     Retail                 Unanchored                        114,279
  266        MO     63028     Retail                 Shadow Anchored                    18,519
  267        FL     32926     Manufactured Housing   Manufactured Housing                  187
                              Community              Community
  268        TX     78258     Retail                 Shadow Anchored                    16,052
  269        SC     29841     Hospitality            Limited Service                        71
  270        AZ     86351     Mixed Use              Office/Retail                      21,754
  271        AK     99503     Manufactured Housing   Manufactured Housing                   80
                              Community              Community
  272        NY     11803     Retail                 Free Standing                       7,000
  273        SC     29456     Manufactured Housing   Manufactured Housing                  153
                              Community              Community
  274        CA     91007     Multifamily            Garden                                 25
  275        CO     80260     Retail                 Unanchored                         34,707
  276        OR     97224     Office                 Suburban                           18,894
  277        KS     66062     Self Storage           Self Storage                       86,950
  278        NV     89431     Retail                 Unanchored                         10,880
  279        AZ     85044     Industrial             Flex                               32,153
  280        ID     83642     Retail                 Free Standing                      25,457
  281        CO     80109     Hospitality            Limited Service                        69
  282        CO     80022     Industrial             Warehouse                          94,627
  283        TX     75237     Retail                 Shadow Anchored                    32,200
  284        KY     42240     Retail                 Free Standing                      11,157
  285        AR     71730     Retail                 Free                               14,820
                                                     Standing
  286        CA     90504     Multifamily            Garden                                 29
  287        AL     35806     Mixed Use              Office/Retail                      20,696
  288        LA     71119     Self Storage           Self Storage                       71,675
  289        TX     76034     Office                 Suburban                           16,353
  290        TX     78526     Retail                 Unanchored                         27,679
  291        AZ     85239     Retail                 Unanchored                         13,674
  292        KS     66062     Multifamily            Garden                                113
  293        CO     80228     Multifamily            Garden                                 80
  294        CA     95242     Office                 Suburban                           15,252
  295        CA     90240     Office                 Medical                            14,300
  296        CA     92505     Self Storage           Self Storage                       50,188
  297        KY     40160     Retail                 Free                               82,742
                                                     Standing
  298        WA     98108     Industrial             Warehouse                          42,808
  299        TN     37090     Industrial             Light Industrial                   36,820
  300        TX     76155     Industrial             Flex                               29,352
  301        CT     06492     Industrial             Warehouse                          24,982
  302        TN     37075     Retail                 Free                               20,929
                                                     Standing
  303        NV     89145     Office                 Suburban                           10,195
  304        CA     92688     Office                 Suburban                           12,738
  305        CA     93555     Self Storage           Self Storage                       57,233
  306        MI     48603     Retail                 Free Standing                      11,060
  307        KY     40218     Retail                 Free                                2,540
                                                     Standing
  308        PA     15232     Retail                 Unanchored                         17,370
  309        WV     25701     Office                 Suburban                           25,134
  310        NC     27510     Self Storage           Self Storage                       61,525
  311        NC     28360     Hospitality            Limited Service                        57
  312        AL     36201     Retail                 Free Standing                      11,108
  313        DC     20005     Mixed Use              Office/Retail                      10,985
  314        MD     21620     Self Storage           Self Storage                       32,300
  315        GA     30096     Retail                 Unanchored                          9,725
  316        KY     40511     Retail                 Free Standing                      14,820
  317        CA     92408     Self Storage           Self Storage                       44,063
  318        AZ     85015     Multifamily            Garden                                 64
  319        MI     48334     Retail                 Free Standing                       7,722
  320        VA     23455     Office                 Suburban                           36,586
  321        NE     68601     Retail                 Shadow Anchored                    16,630
  322        AZ     85040     Industrial             Warehouse                          45,330
  323        AZ     85028     Office                 Suburban                           49,117
  324        MO     64117     Multifamily            Garden                                100
  325        AZ     86001     Retail                 Unanchored                         17,988
  326        MO     63108     Multifamily            Garden                                 66
  327        TX     79707     Multifamily            Garden                                120
  328        CA     92806     Industrial             Light Industrial                   23,946
  329        CA     92806     Industrial             Light Industrial                   25,000
  330        NV     89120     Office                 Suburban                           11,685
  331        FL     32216     Office                 Suburban                           19,590

  332        MA      01752    Multifamily            Garden                                 24
  332        MA     02474     Multifamily            Garden                                 22
  333        IN     46947     Retail                 Free Standing                      23,884
  334        MS     39301     Hospitality            Limited Service                        68
  335        IN     46113     Self Storage           Self Storage                       77,475
  336        CA     90710     Retail                 Unanchored                         14,437
  337        AZ     85711     Retail                 Free Standing                      14,884
  338        MI     49720     Manufactured Housing   Manufactured Housing                  104
                              Community              Community
  339        MD     21215     Industrial             Warehouse                         164,902
  340        VA     23703     Retail                 Unanchored                         21,478
  341        MN     55127     Industrial             Light Industrial                   41,798
  342        TX     79705     Self Storage           Self Storage                       58,912
  343        MI     48036     Self Storage           Self Storage                       46,200
  344        CA     93308     Office                 Suburban                           13,578
  345        TX     78745     Self Storage           Self Storage                       36,100
  346        CA     94558     Manufactured Housing   Manufactured Housing                   49
                              Community              Community
  347        SD     57104     Retail                 Free Standing                      22,674
  348        NC     27105     Industrial             Flex                               17,187

  349        VT     05701     Self Storage           Self Storage                       26,750
  349        VT     05759     Self Storage           Self Storage                       15,775
  350        KY     40403     Retail                 Shadow Anchored                    11,303
  351        NC     27030     Office                 Suburban                           19,111
  352        CO     80301     Industrial             Flex                               21,275
  353        GA     30253     Retail                 Unanchored                         11,880
  354        LA     70809     Manufactured Housing   Manufactured Housing                  141
                              Community              Community
  355        CA     95825     Retail                 Free Standing                      14,400
  356        TX     75244     Other                  Leased Fee                         64,528
  357        AL     36732     Retail                 Unanchored                         50,294
  358        AZ     85031     Retail                 Unanchored                         10,342
  359        CT     06702     Self Storage           Self Storage                       50,925
  360        CA     92201     Retail                 Unanchored                         20,140
  361        WI     53233     Multifamily            Garden                                 68
  362        CA     95814     Industrial             Warehouse                          57,821
  363        MO     65721     Self Storage           Self Storage                       87,500
  364        TX     78154     Retail                 Shadow Anchored                    12,000
  365        TX     78654     Self Storage           Self Storage                       67,877
  366        CO     80303     Office                 Suburban                           16,145
  367        WV     26554     Multifamily            Garden                                 36
  368        CA     95814     Mixed Use              Multifamily/Retail                 12,408
  369        AZ     85213     Retail                 Shadow Anchored                    15,206
  370        CA     90278     Multifamily            Garden                                 16
  371        TX     76248     Mixed Use              Self                               41,561
                                                     Storage/Warehouse
  372        MN     56001     Retail                 Shadow Anchored                     6,300
  373        KY     42129     Retail                 Free                               24,341
                                                     Standing
  374        AZ     86440     Manufactured Housing   Manufactured Housing                  136
                              Community              Community
  375        FL     32920     Industrial             Flex                               54,706
  376        GA     30083     Retail                 Unanchored                         19,306
  377        IL     61820     Retail                 Unanchored                          4,711
  378        AZ     85222     Self Storage           Self Storage                       36,050
  379        FL     32314     Self Storage           Self Storage                       69,400
  380        MN     55127     Industrial             Light Industrial                   33,210
  381        NC     27244     Multifamily            Student Housing                        24
  382        CA     92841     Office                 Suburban                           23,314
  383        OH     45249     Retail                 Free Standing                       6,203
  384        KY     41042     Office                 Suburban                           12,813
  385        CA     90211     Mixed Use              Office/Retail                       4,989
  386        GA     31211     Self Storage           Self Storage                       34,358
  387        GA     30004     Retail                 Unanchored                          6,000
  388        OH     44484     Retail                 Free Standing                      11,325
  389        WV     25314     Office                 Suburban                           16,368
  390        OH     44129     Self Storage           Self Storage                       40,572
  391        CA     92313     Manufactured Housing   Manufactured Housing                   55
                              Community              Community
  392        CA     92024     Retail                 Unanchored                          9,201
  393        NV     89506     Manufactured Housing   Manufactured Housing                   79
                              Community              Community
  394        NC     27517     Self Storage           Self Storage                       21,825
  395        TX     75662     Retail                 Unanchored                         40,750
  396        IL     60453     Retail                 Unanchored                         15,100
  397        TX     75244     Industrial             Flex                               37,000
  398        FL     32348     Retail                 Shadow Anchored                    11,500
  399        TX     78628     Office                 Suburban                           34,650
  400        TX     79762     Retail                 Unanchored                         15,101
  401        TX     75208     Retail                 Unanchored                          6,508
  402        NY     14620     Office                 Urban                              18,605
  403        MN     55902     Multifamily            Mid Rise                               41
  404        KY     41056     Retail                 Shadow Anchored                     8,000
  405        IL     61201     Retail                 Shadow Anchored                     7,000
  406        ND     58701     Multifamily            Garden                                 36
  407        MI     49006     Multifamily            Student Housing                        14
  408        OH     44313     Retail                 Free Standing                       2,800
  409        IN     47905     Self Storage           Self Storage                       41,811
  410        MI     48326     Multifamily            Garden                                198
  411        TX     78242     Manufactured Housing   Manufactured Housing                  132
                              Community              Community
  412        MI     49428     Retail                 Free                                7,000
                                                     Standing
  413        TX     77379     Retail                 Free Standing                       7,000
  414        ND     58703     Multifamily            Garden                                 24
  415        FL     33196     Retail                 Free Standing                       2,714
  416        CA     91746     Industrial             Warehouse                          10,868
  417        CA     94577     Office                 Suburban                            9,600
  418        OH     45209     Retail                 Free Standing                       6,544
  419        GA     31793     Self Storage           Self Storage                       31,200
  420        CO     80461     Self Storage           Self Storage                       16,819
  421        MI     48198     Manufactured Housing   Manufactured Housing                   75
                              Community              Community
  422        OH     44303     Retail                 Free Standing                       2,840
  423        NM     87108     Retail                 Free Standing                       2,977

TOTALS AND WEIGHTED
AVERAGES:

MORTGAGE                                                                                         PERCENT LEASED
LOAN NO.                 YEAR BUILT                     YEAR RENOVATED       PERCENT LEASED(6)    AS OF DATE(6)   SECURITY TYPE(7)
----------------------------------------------------------------------------------------------------------------------------------

    1                        1991                             NAP                        95.4%       04/01/2007   Pledge / Cash
                                                                                                                  Flow
    1                        1970                             2003                      100.0%       04/01/2007   Fee
    1                        1983                             NAP                        92.8%       04/01/2007   Fee
    1                  1980, 1985, 1986                       1993                       91.3%       04/01/2007   Fee
    1               1983, 2001, 1980, 1999                    NAP                        99.5%       04/01/2007   Fee
    1                        2000                             NAP                        97.9%       04/01/2007   Leasehold
    1                        1999                             NAP                       100.0%       04/01/2007   Fee
    1                        1986                             NAP                        95.6%       04/01/2007   Fee
    1                    1978 - 1983                          NAP                        95.8%       04/01/2007   Fee
    1                        1975                             NAP                        97.8%       04/01/2007   Fee
    1                        1985                             NAP                        94.8%       04/01/2007   Fee
    1                        1985                             NAP                       100.0%       04/01/2007   Fee
    1                        1991                             NAP                        99.4%       04/01/2007   Fee
    1                     1984, 1986                          NAP                        96.8%       04/01/2007   Fee
    1                        2000                             NAP                       100.0%       04/01/2007   Fee
    1                        1913                             1987                      100.0%       04/01/2007   Fee
    1                        1987                             NAP                        91.5%       04/01/2007   Fee
    1                        1988                             NAP                        98.3%       04/01/2007   Cash Flow
    1                        1988                             NAP                        96.9%       04/01/2007   Cash Flow
    1                        1980                             NAP                        99.4%       04/01/2007   Cash Flow

    2                        1984                             2000                       91.9%       03/01/2007   Fee
    2                        1974                             2001                       95.8%       03/01/2007   Fee / Leasehold

    3      1977, 1979, 1998, 1999, 2004, 2005, 2007        2004-2007                     93.8%       04/03/2007   Fee
    3                        1987                             2005                       88.0%       04/03/2007   Fee
    3                     1987, 2001                       2001-2004                     83.3%       04/03/2007   Fee
    3                     1991-1993                        2004-2005                     87.4%       04/03/2007   Fee
    3               1966, 1977, 1988, 2005                    2005                       97.5%       04/03/2007   Fee
    3                        1973                             2001                       93.1%       04/03/2007   Fee
    3                     1974, 1986                          1999                      100.0%       04/03/2007   Fee
    3                  1984-1985, 1998                     2006-2007                     43.2%       04/03/2007   Fee
    3                  1981, 1983, 1985                    2006-2007                     92.4%       04/03/2007   Leasehold
    3                        2002                             NAP                        80.0%       04/03/2007   Fee
    3                        1986                             2007                       73.7%       04/03/2007   Fee

    4                        1910                             2007                       97.8%       03/13/2007   Fee
    4                        1910                             2007                       98.6%       03/13/2007   Fee
    4                        1910                             2007                       97.1%       03/13/2007   Fee
    4                        1920                             2007                       97.4%       03/13/2007   Fee
    4                        1920                             2007                      100.0%       03/13/2007   Fee
    4                        1910                             2007                       98.4%       03/13/2007   Fee
    4                        1900                             2007                       97.9%       03/13/2007   Fee
    4                        1910                             2007                      100.0%       03/13/2007   Fee
    4                        1950                             2007                      100.0%       03/13/2007   Fee
    4                        1910                             2007                       96.9%       03/13/2007   Fee
    4                        1910                             2007                      100.0%       03/13/2007   Fee
    4                        1900                             2007                       96.9%       03/13/2007   Fee
    4                        1900                             2007                       97.6%       03/13/2007   Fee
    4                        1900                             2007                      100.0%       03/13/2007   Fee
    4                        1910                             2007                      100.0%       03/13/2007   Fee
    4                        1910                             2007                      100.0%       03/13/2007   Fee
    4                        1910                             2007                      100.0%       03/13/2007   Fee
    4                        1900                             2007                       94.4%       03/13/2007   Fee
    4                        1915                             2007                       96.4%       03/13/2007   Fee
    4                        1920                             2007                      100.0%       03/13/2007   Fee
    4                        1910                             2007                      100.0%       03/13/2007   Fee
    4                        1910                             2007                      100.0%       03/13/2007   Fee
    4                        1900                             2007                      100.0%       03/13/2007   Fee
    4                        1900                             2007                      100.0%       03/13/2007   Fee
    4                        1900                             2007                      100.0%       03/13/2007   Fee
    4                        1905                             2007                      100.0%       03/13/2007   Fee
    4                        1961                             2007                      100.0%       03/13/2007   Fee
    4                        1910                             2007                      100.0%       03/13/2007   Fee
    4                        1940                             2007                      100.0%       03/13/2007   Fee
    4                        1900                             2007                      100.0%       03/13/2007   Fee
    4                        1910                             2007                      100.0%       03/13/2007   Fee
    4                        1910                             2007                       93.8%       03/13/2007   Fee
    4                        1910                             2007                        9.1%       03/13/2007   Fee
    4                        1910                             2007                       80.0%       03/13/2007   Fee
    4                        1910                             2007                      100.0%       03/13/2007   Fee
    4                        1910                             2007                      100.0%       03/13/2007   Fee
    4                        1900                             2007                      100.0%       03/13/2007   Fee
    5                        1980                          1996, 2000                    98.0%       03/25/2007   Fee

    6                        1942                             NAP                       100.0%       01/31/2007   Fee
    6                        1976                             NAP                        99.8%       01/31/2007   Fee
    6                        1976                             NAP                       100.0%       01/31/2007   Fee
    6                        1976                             NAP                       100.0%       01/31/2007   Fee
    6                        1976                             NAP                       100.0%       01/31/2007   Fee
    6                        1976                             NAP                       100.0%       01/31/2007   Fee
    6                        1976                             NAP                       100.0%       01/31/2007   Fee
    6                        1976                             NAP                        80.7%       01/31/2007   Fee
    6                        1976                             NAP                       100.0%       01/31/2007   Fee
    7                        1970                             2005                       88.0%       04/13/2007   Fee
    8                        2006                             NAP                       100.0%       03/13/2007   Fee
    9                        1996                             NAP                       100.0%       03/06/2007   Fee

   10                        2001                             NAP                        89.5%       05/01/2007   Fee
   10                        2007                             NAP                       100.0%       05/01/2007   Fee
   10                        2001                             NAP                        97.1%       05/01/2007   Fee
   10                        2005                             NAP                       100.0%       05/01/2007   Fee
   11                        2004                             NAP                        96.9%       04/16/2007   Leasehold
   12                        1988                             NAP                       100.0%       02/13/2007   Fee
   13                        2004                             NAP                        95.0%       01/24/2007   Fee
   14                     1913-1985                           2000                       92.5%       02/01/2007   Fee

   15                        1980                             1990                       98.5%       12/11/2006   Fee
   15                        1983                       1990-1993, 1995                  97.8%       12/11/2006   Fee
   15                        1981                             1998                       90.9%       12/11/2006   Fee
   16                  1981, 1996-1998                        NAP                        85.7%       08/30/2006   Fee
   17                        1979                             NAP                        72.5%       02/05/2007   Fee
   18                        1986                             NAP                        70.0%       12/31/2006   Fee
   19                        1980                             1996                       93.3%       02/01/2007   Fee / Leasehold
   20                        1979                             2005                       73.9%       11/30/2006   Fee
   21                        1978                             2002                       90.6%       02/20/2007   Fee
   22                     1985-1988                           2005                      100.0%       04/05/2007   Fee
   23                        1971                             NAP                        88.3%       01/01/2007   Fee
   24                        1970                             NAP                        92.2%       11/30/2006   Fee
   25                        1988                             NAP                        89.0%       12/29/2006   Fee
   26                        1989                             NAP                        98.3%       03/14/2007   Fee

   27                        2002                             NAP                       100.0%       01/01/2007   Fee
   27                        2005                             NAP                        83.0%       01/01/2007   Fee
   27                        2006                             NAP                        71.5%       01/01/2007   Fee
   27                        2006                             NAP                       100.0%       01/01/2007   Fee
   27                        2006                             NAP                        80.4%       01/01/2007   Fee
   27                        2003                             NAP                       100.0%       01/01/2007   Fee
   27                        2005                             NAP                       100.0%       01/01/2007   Fee
   27                        2004                             NAP                       100.0%       01/01/2007   Fee
   28                        1982                             NAP                       100.0%       05/01/2007   Fee
   29                     2002-2003                           NAP                       100.0%       03/14/2007   Leasehold

   30                  1999, 2001, 2005                       NAP                       100.0%       12/31/2006   Fee
   30                        1984                             NAP                        92.0%       02/28/2007   Fee
   31                        1991                             NAP                        93.3%       01/28/2007   Fee
   32                     1999, 2003                          NAP                        93.3%       01/16/2007   Fee

   33                        1920                             1990                      100.0%       01/08/2007   Fee
   33                        1987                             1990                      100.0%       12/31/2006   Fee
   33                        1920                             1995                      100.0%       12/31/2006   Fee
   33                        1900                             1992                      100.0%       12/31/2006   Fee
   33                        1950                             1995                      100.0%       12/31/2006   Fee
   33                        1920                             1990                      100.0%       12/31/2006   Fee
   33                        1900                             1992                      100.0%       12/31/2006   Fee
   33                        1900                             1992                      100.0%       12/31/2006   Fee
   33                        1900                             1992                      100.0%       12/31/2006   Fee
   33                        1920                             1990                      100.0%       12/31/2006   Fee
   33                        1920                             1990                      100.0%       12/31/2006   Fee
   33                        1920                             1990                      100.0%       12/31/2006   Fee
   33                        1920                             1990                      100.0%       12/31/2006   Fee
   34                        2006                             NAP                        93.5%       03/22/2007   Fee
   35                  1917-1919, 1972                        2006                       85.5%       11/01/2006   Fee
   36                        2002                             NAP                        81.4%       10/23/2006   Fee
   37                        1999                             NAP                        93.4%       02/13/2007   Fee
   38                        1963                          1982, 1999                    89.0%       01/12/2007   Fee
   39                        1997                             NAP                       100.0%       03/12/2007   Fee
   40                        2006                             NAP                        94.2%       02/12/2007   Fee
   41                        1957                             2006                       77.0%       09/30/2006   Fee
   42                        1975                          1995, 1996                    95.2%       08/24/2006   Fee
   43                        2006                             NAP                       100.0%       10/25/2006   Fee
   44                        1985                             NAP                        93.6%       03/23/2007   Fee
   45                     1984-1998                           NAP                        92.9%       03/21/2007   Fee
   46                        1990                          2004, 2005                    68.3%       12/31/2006   Fee
   47                        2005                             NAP                        92.5%       02/23/2007   Fee

   48                        1970                             2002                       97.7%       07/26/2006   Fee
   48                        1988                             NAP                       100.0%       11/28/2006   Fee
   48                        1991                             2004                       98.0%       11/28/2006   Fee
   48                        1996                             2003                      100.0%       07/28/2006   Fee
   48                        1988                             2006                       74.8%       04/28/2006   Fee
   48                     2003-2006                           NAP                       100.0%       11/28/2006   Fee
   49                        2006                             NAP                        91.7%       02/23/2007   Fee
   50                        2001                             NAP                        77.1%       02/24/2007   Fee
   51                        1974                             NAP                        87.5%       03/01/2007   Fee
   52                        1982                             1996                       85.9%       03/01/2007   Fee
   53                        1972                             1997                       91.9%       02/20/2007   Fee
   54                     1991, 1994                          NAP                        78.0%       04/26/2007   Fee
   55                        1965                             NAP                        80.4%       11/30/2006   Fee
   56                        2000                             NAP                       100.0%       03/05/2007   Fee
   57                        1974                             1997                       85.4%       12/01/2006   Fee
   58                        1974                             NAP                        93.5%       02/01/2007   Fee
   59                        1985                             NAP                        98.9%       12/31/2006   Fee
   60                        1992                             2006                      100.0%       03/16/2007   Fee
   61                     1961-1986                           NAP                        86.4%       02/01/2007   Fee
   62                        1986                             NAP                        92.6%       01/23/2007   Fee
   63                     1980, 1960                          2006                      100.0%       01/02/2007   Fee
   64                        2001                             2005                      100.0%       05/01/2007   Fee
   65                        1989                             NAP                        97.3%       03/15/2007   Fee
   66                     2006-2007                           NAP                        78.2%       03/16/2007   Fee
   67                        2006                             NAP                       100.0%       03/26/2007   Fee
   68                        2002                             NAP                        95.2%       09/30/2006   Fee
   69                        2000                             NAP                        90.1%       02/08/2007   Fee
   70                        1989                             NAP                        98.3%       01/12/2007   Fee

   71                        2006                             NAP                       100.0%       02/01/2007   Fee
   72                        1988                             2001                      100.0%       02/01/2007   Fee
   72                        1988                             NAP                       100.0%       02/01/2007   Fee
   73                        1981                             NAP                        90.8%       01/11/2007   Fee
   74                        1911                             1985                       98.0%       12/01/2006   Fee
   75                        1918                          1964, 1987                    93.1%       03/01/2007   Fee
   76                     1999-2000                           NAP                        96.1%       12/22/2006   Fee
   77                     1987, 2003                          NAP                        99.1%       02/01/2007   Fee
   78                        1981                             2000                       94.2%       02/01/2007   Fee
   79                        1974                             2004                       82.2%       01/23/2007   Fee
   80                        1980                             2001                       94.0%       03/08/2007   Fee
   81                        2006                             NAP                        95.3%       02/01/2007   Fee
   82                        1997                             NAP                       100.0%       03/29/2007   Fee

   83                    1940s-1950s                          NAP                       100.0%       05/01/2007   Fee
   83                     1966-1990s                          NAP                       100.0%       05/01/2007   Fee
   84                        2000                             NAP                        97.6%       03/12/2007   Fee
   85                  2001, 2005, 2006                       NAP                        99.0%       02/08/2007   Fee
   86                     1996-1997                           NAP                       100.0%       12/20/2006   Fee
   87                        1970                             NAP                        95.6%       11/01/2006   Fee
   88                        1987                             NAP                        81.7%       03/08/2007   Fee
   89                        2006                             NAP                        98.9%       02/06/2007   Fee
   90                        1992                             2004                      100.0%       05/01/2007   Fee
   91                     1922, 1970                          NAP                        96.8%       01/03/2007   Fee
   92                        1988                             NAP                        98.3%       01/31/2007   Fee
   93                        1991                             NAP                        96.7%       08/23/2006   Fee
   94                        1994                             2006                       96.0%       01/01/2007   Fee
   95                        1989                             NAP                       100.0%       05/01/2007   Fee
   96                        1951                             1999                      100.0%       03/13/2007   Fee
   97                        2001                             NAP                       100.0%       03/05/2007   Fee

   98                        1971                             2006                      100.0%       10/06/2006   Fee
   98                        2004                             NAP                       100.0%       10/31/2006   Fee
   98                     1996, 1998                          NAP                       100.0%       10/31/2006   Fee
   98                        1974                             2004                       85.9%       10/31/2006   Fee
   98                        1998                             2005                       91.1%       11/15/2006   Fee
   99                        1960                             2006                      100.0%       03/01/2007   Fee
   100                       1990                             NAP                       100.0%       02/05/2007   Fee
   101                       1986                             NAP                       100.0%       03/01/2007   Leasehold
   102                       1940                             2003                       86.4%       01/12/2007   Fee
   103                       1972                             1978                      100.0%       02/28/2007   Fee
   104                       2006                             NAP                        92.6%       01/23/2007   Fee
   105                       1986                             2006                       97.9%       02/21/2007   Fee
   106                    1997-1998                           NAP                        92.3%       01/19/2007   Fee
   107                       1987                             2004                       98.6%       01/09/2007   Fee
   108                       1996                             NAP                       100.0%       12/01/2006   Fee

   109                       2006                             NAP                        78.0%       01/10/2007   Fee
   110                       2003                             NAP                       100.0%       01/10/2007   Fee
   111                       2005                             NAP                       100.0%       01/10/2007   Fee
   112                       1985                             NAP                        95.5%       10/31/2006   Fee
   113                       1998                             NAP                        80.4%       12/31/2006   Fee
   114                       NAP                              NAP                       100.0%       02/15/2007   Fee / Leasehold
   115                       1975                             2002                       90.5%       01/25/2007   Fee
   116                       1968                             1993                      100.0%       02/01/2007   Fee
   117                       1969                             1999                      100.0%       05/01/2007   Fee
   118                       1970                             NAP                        93.5%       02/02/2007   Fee
   119                       1993                             NAP                       100.0%       03/25/2007   Fee
   120                       2002                             NAP                        95.8%       03/12/2007   Fee
   121                       1989                             NAP                       100.0%       03/16/2007   Fee
   122                       1980                             2005                       91.3%       03/09/2007   Fee
   123                       2000                             NAP                       100.0%       02/01/2007   Fee
   124                    1973, 1983                       2002, 2003                   100.0%       03/15/2007   Fee
   125                       1979                             2007                       88.7%       03/13/2007   Fee
   126                       1998                             NAP                       100.0%       01/01/2007   Fee

   127                       1998                             2003                       65.0%       10/09/2006   Fee
   128                       2004                             NAP                        91.4%       10/19/2006   Fee
   129                    2005, 2006                          2006                       94.1%       02/01/2007   Fee
   130                       2006                             NAP                        79.0%       12/31/2006   Fee
   131                       1990                             NAP                        98.9%       11/30/2006   Fee
   132                       1989                             NAP                       100.0%       05/01/2007   Fee
   133                       2006                             NAP                       100.0%       12/14/2006   Fee
   134                    1984, 1986                          2004                       88.6%       10/30/2006   Fee
   135                       1997                             2006                      100.0%       05/01/2007   Fee
   136                       1999                             NAP                        91.0%       02/06/2007   Fee
   137                       1987                             NAP                        93.2%       01/01/2007   Fee
   138                       1990                             2002                       81.2%       01/08/2007   Fee
   139                       2003                             NAP                        91.0%       01/30/2007   Fee
   140                       1995                             NAP                        95.7%       02/14/2007   Fee
   141                       1891                         1930s, 1982                    81.6%       02/23/2007   Fee
   142                       1991                          2005, 2006                    82.8%       12/15/2006   Fee
   143              1970-1971, 1976, 1988                     NAP                        98.0%       01/04/2007   Fee
   144                       1988                             NAP                        91.7%       02/20/2007   Fee

   145                       1961                             2006                       86.6%       01/16/2007   Fee
   146                    1983, 1986                          NAP                        76.0%       01/31/2007   Fee
   147                       2006                             NAP                       100.0%       05/01/2007   Fee
   148                       1989                             NAP                        96.0%       03/01/2007   Fee

   149                       1982                             NAP                       100.0%       01/01/2007   Fee
   149                       1998                             NAP                        97.4%       01/01/2007   Fee
   149                       2000                             NAP                       100.0%       01/01/2007   Fee
   149                       1988                             NAP                       100.0%       01/01/2007   Fee

   150                       1981                             NAP                       100.0%       05/01/2007   Fee
   150                       1983                             NAP                       100.0%       05/01/2007   Fee
   151                    1970, 1971                          2003                       89.9%       02/19/2007   Fee
   152                       1990                             2006                       97.8%       02/15/2007   Fee
   153                    1979, 2003                          NAP                        89.7%       01/18/2007   Fee
   154                    1978, 1986                          1996                       93.4%       01/01/2007   Fee
   155                    1989-1990                           NAP                        91.1%       02/26/2007   Fee
   156                       1985                             NAP                        98.4%       02/23/2007   Fee
   157                       1989                             2004                      100.0%       01/12/2007   Fee

   158                       2004                             NAP                       100.0%       10/31/2006   Fee
   158                       2005                             NAP                       100.0%       10/31/2006   Fee
   159                       2002                             NAP                        71.8%       12/31/2006   Fee
   160                       1980                             2000                       94.9%       12/05/2006   Fee
   161                       1935                             2004                      100.0%       12/31/2006   Fee
   162                       1900                             2006                       76.9%       01/01/2007   Fee
   163                       2006                             NAP                        89.3%       03/28/2007   Fee
   164                       2005                             NAP                        96.8%       01/24/2007   Fee
   165                       1977                             NAP                        63.6%       12/01/2006   Fee

   166                       1997                             NAP                       100.0%       12/30/2006   Fee
   166                       1997                             NAP                       100.0%       12/30/2006   Fee
   166                       1997                             NAP                       100.0%       12/30/2006   Fee
   167                       1989                             NAP                        87.1%       01/29/2007   Fee
   168                       1991                             1995                       98.7%       12/31/2006   Fee
   169                       2001                             NAP                        87.2%       02/01/2007   Fee

   170                       1987                             2000                       84.4%       02/21/2007   Fee
   171                       1991                             NAP                        89.7%       02/21/2007   Fee
   172                       1983                             NAP                        95.7%       01/25/2007   Fee
   173                       1995                             2006                       90.0%       11/28/2006   Fee

   174                       1817                             1994                      100.0%       02/01/2007   Fee
   175                       1888                             2006                      100.0%       02/01/2007   Fee
   176                       1989                             2006                      100.0%       03/14/2007   Fee
   177                       1985                             1996                       71.2%       01/15/2007   Fee
   178                       2005                             NAP                        69.9%       10/31/2006   Fee
   179                       1986                             NAP                       100.0%       12/31/2006   Fee
   180                       2006                             NAP                        91.6%       04/11/2007   Fee
   181                       1986                             NAP                       100.0%       02/01/2007   Fee
   182                       2006                             NAP                       100.0%       05/01/2007   Fee
   183                       1995                             NAP                        94.5%       04/11/2007   Fee

   184                       2006                             NAP                       100.0%       05/01/2007   Fee
   185                       2004                             NAP                        91.7%       01/16/2007   Fee

   186                       1970                             NAP                        98.2%       01/01/2007   Fee
   186                    1969, 1972                          NAP                        52.0%       12/31/2006   Fee
   187                       2006                             NAP                       100.0%       02/01/2007   Fee
   188                       1998                             NAP                        79.3%       12/31/2006   Fee

   189                       1970                             NAP                        70.7%       01/01/2007   Fee
   189                       1973                             NAP                        74.0%       01/01/2007   Fee
   190                       1996                          2005, 2006                    62.6%       11/30/2006   Fee
   191                       2004                             NAP                        89.7%       10/13/2006   Fee
   192                 1990, 1999, 2002                       NAP                       100.0%       02/26/2007   Fee
   193                       2003                             NAP                        86.5%       01/30/2007   Fee
   194                       1967                             1998                       83.0%       10/12/2006   Fee
   195                       1996                             2006                       96.7%       02/01/2007   Fee
   196                    1977, 1987                          1978                      100.0%       01/31/2007   Fee
   197                       1938                             1999                      100.0%       05/01/2007   Fee
   198                       1997                             2004                       97.0%       02/19/2007   Fee
   199                    2005, 2006                          NAP                        81.5%       02/01/2007   Fee
   200                       1986                             NAP                        97.1%       01/01/2007   Fee
   201                       2005                             2006                       88.0%       08/04/2006   Fee
   202                       1970                             2003                       96.9%       01/22/2007   Fee
   203                       2006                             NAP                        89.3%       03/13/2007   Fee
   204                       1997                             NAP                        69.3%       11/30/2006   Fee
   205                       1920                             NAP                        97.0%       02/07/2007   Fee
   206                       2002                             NAP                        75.6%       12/31/2006   Fee
   207                       1974                             NAP                        90.8%       02/01/2007   Fee
   208                       1900                             2000                       87.3%       03/28/2007   Fee
   209                    1964, 1970                          NAP                        85.6%       02/28/2007   Fee
   210                       2007                             NAP                       100.0%       01/10/2007   Fee
   211                       1983                             2004                       91.2%       02/01/2007   Fee
   212                       1980                             NAP                        88.7%       01/30/2007   Fee
   213                       2001                             NAP                        84.7%       12/31/2006   Fee
   214                       1971                             2007                      100.0%       03/20/2007   Fee
   215                       2006                             NAP                       100.0%       05/01/2007   Fee
   216                       1938                             2001                      100.0%       05/01/2007   Fee
   217                       1978                             NAP                        95.8%       01/31/2007   Fee
   218                    1986, 1987                          NAP                        98.1%       12/01/2006   Fee
   219                       1999                             2006                       72.3%       08/31/2006   Leasehold
   220                       1976                             NAP                       100.0%       02/01/2007   Fee
   221                       2005                             NAP                        94.4%       12/31/2006   Fee
   222                       1996                             NAP                       100.0%       01/31/2007   Fee
   223                       1997                             NAP                        72.0%       11/30/2006   Fee
   224                       1990                             NAP                       100.0%       01/01/2007   Fee
   225                       2005                             NAP                       100.0%       05/01/2007   Fee
   226                       1982                     2002-2004, 2005-2006               95.5%       03/02/2007   Fee
   227                       2001                             NAP                       100.0%       05/01/2007   Fee
   228                       2005                             NAP                        71.6%       04/24/2007   Fee
   229                       2007                             NAP                       100.0%       02/05/2007   Fee
   230                       2005                             NAP                       100.0%       03/12/2007   Fee
   231                       1989                          2004-2006                     70.0%       02/28/2007   Fee
   232                       2003                             NAP                       100.0%       02/15/2007   Fee
   233                       1963                             1992                      100.0%       04/06/2007   Fee
   234                       2005                             NAP                        79.2%       08/31/2006   Fee

   235                    1998, 2005                          NAP                       100.0%       05/01/2007   Fee
   235                       2001                             NAP                       100.0%       05/01/2007   Fee
   236                    1999, 2002                          NAP                        76.0%       03/27/2007   Fee
   237                       1989                             NAP                        90.0%       01/04/2007   Fee
   238                       2004                             2006                      100.0%       11/01/2006   Fee
   239                       2004                             NAP                        79.9%       12/31/2006   Fee
   240                       1998                             NAP                        67.1%       11/01/2006   Fee

   241                    2001, 2003                          NAP                        89.0%       04/02/2007   Fee
   241                    1999, 2005                          NAP                        84.0%       04/02/2007   Fee
   241                       1997                             NAP                        95.0%       04/02/2007   Fee
   241                    1998, 2005                          NAP                        76.0%       04/02/2007   Fee
   242                       2005                             NAP                       100.0%       01/19/2007   Fee
   243                       1978                             1999                      100.0%       03/08/2007   Fee
   244                       1988                             NAP                        80.7%       01/21/2007   Fee
   245                       2005                             NAP                       100.0%       04/09/2007   Fee
   246                       2002                             NAP                       100.0%       10/31/2006   Fee
   247                       1989                             1991                       89.9%       02/13/2007   Fee
   248                       1987                             NAP                       100.0%       02/27/2007   Fee
   249                       1973                             1998                       85.9%       02/01/2007   Fee
   250                       1965                             2005                       46.3%       12/31/2006   Fee
   251                    1997, 2000                          NAP                        75.2%       03/31/2007   Fee
   252                       1977                             NAP                        94.4%       09/11/2006   Fee
   253                       1985                             NAP                        68.2%       03/31/2007   Fee
   254                       1989                          2003-2005                     54.4%       09/30/2006   Fee
   255                       1994                             NAP                       100.0%       12/18/2006   Fee
   256                       1998                             NAP                        76.3%       12/31/2006   Fee
   257                       1980                             2000                      100.0%       01/08/2007   Fee
   258                       1972                          2003-2006                     97.1%       05/25/2006   Fee
   259                       2004                             NAP                       100.0%       02/15/2007   Fee

   260                       1985                             NAP                        97.6%       11/16/2006   Fee
   260                       1990                             2005                      100.0%       05/01/2007   Fee
   261                      1920's                            1999                      100.0%       11/06/2006   Fee
   262                       1972                             NAP                       100.0%       03/01/2007   Fee
   263                       1966                             NAP                        93.0%       02/28/2007   Fee
   264                    1983, 2005                          NAP                        90.0%       02/16/2007   Fee
   265                       1988                             NAP                       100.0%       11/13/2006   Fee
   266                       2004                             NAP                       100.0%       01/05/2007   Fee
   267                       1989                             NAP                        96.8%       01/01/2007   Fee
   268                       1999                             NAP                       100.0%       12/31/2006   Fee
   269                       2001                             NAP                        72.1%       11/30/2006   Fee
   270                       1999                          2004, 2005                    75.3%       01/29/2007   Fee
   271                       1960                             NAP                        91.3%       02/26/2007   Fee
   272                       1957                             NAP                       100.0%       05/01/2007   Fee
   273              1984, 1987, 1999, 2003                    NAP                        91.5%       01/22/2007   Fee
   274                       1964                             NAP                       100.0%       02/22/2007   Fee
   275                       1983                             NAP                        88.1%       02/26/2007   Fee
   276                       2001                             NAP                       100.0%       01/26/2007   Fee
   277                    1995, 2001                          NAP                        83.8%       02/11/2007   Fee
   278                       2005                             NAP                       100.0%       11/28/2006   Fee
   279                       1986                             NAP                       100.0%       02/15/2007   Fee
   280                       2006                             NAP                       100.0%       05/01/2007   Fee
   281                       1998                             NAP                        57.6%       08/31/2006   Fee
   282                       1974                             NAP                       100.0%       10/18/2006   Fee
   283                       2004                             NAP                       100.0%       12/01/2006   Fee
   284                       2006                             NAP                       100.0%       05/01/2007   Fee
   285                       2006                             NAP                       100.0%       05/01/2007   Fee
   286                       1964                             NAP                        96.6%       02/26/2007   Fee
   287                       2005                             NAP                        92.3%       07/01/2006   Fee
   288                    2004-2005                           NAP                        81.8%       01/02/2007   Fee
   289                       2002                             NAP                        94.1%       11/01/2006   Fee
   290                       2001                             NAP                        88.9%       04/11/2007   Fee
   291                       2006                             NAP                        74.8%       12/03/2006   Fee
   292                       1980                             2003                       89.4%       02/23/2007   Fee
   293                    1972, 1976                    1999, 2001-2006                  97.5%       03/02/2007   Fee
   294                       2005                             NAP                       100.0%       12/20/2006   Fee
   295                       1969                             NAP                       100.0%       05/01/2007   Fee
   296                       1988                             NAP                        94.2%       09/11/2006   Fee
   297                       1988                             2006                      100.0%       05/01/2007   Fee
   298                       1968                             NAP                       100.0%       02/01/2007   Fee
   299                       2006                             NAP                        88.7%       01/06/2007   Fee
   300                       2002                             NAP                       100.0%       03/28/2007   Fee
   301                       1991                             NAP                       100.0%       02/09/2007   Fee
   302                       2006                             NAP                       100.0%       05/01/2007   Fee
   303                       2004                             NAP                       100.0%       04/01/2007   Fee
   304                       2002                             NAP                       100.0%       12/10/2006   Fee
   305                       1987                             NAP                        98.3%       09/11/2006   Fee
   306                       1999                             NAP                       100.0%       05/01/2007   Fee
   307                       1975                             NAP                       100.0%       05/01/2007   Fee
   308                       1975                             2006                      100.0%       04/09/2007   Fee
   309                       1978                          2004-2006                     88.2%       01/11/2007   Fee
   310                    2002, 2005                          NAP                        82.2%       02/04/2007   Leasehold
   311                       1998                             NAP                        62.5%       10/31/2006   Fee
   312                       1999                             NAP                       100.0%       05/01/2007   Fee
   313                       1900                          2000-2006                    100.0%       11/01/2006   Fee
   314                    1986, 1987                          NAP                        90.2%       01/16/2007   Fee
   315                       2004                             NAP                       100.0%       02/01/2007   Fee
   316                       2006                             NAP                       100.0%       05/01/2007   Fee / Leasehold
   317                       1985                             NAP                        96.1%       09/11/2006   Fee
   318                       1969                             NAP                        95.3%       01/16/2007   Fee
   319                       2006                             NAP                       100.0%       05/01/2007   Fee
   320                       1981                             NAP                        93.0%       01/15/2007   Fee
   321                       2005                             NAP                       100.0%       02/01/2007   Fee
   322                       1976                             NAP                       100.0%       02/27/2007   Fee
   323                       1984                             NAP                        89.8%       03/05/2007   Fee
   324                       1974                             2005                       92.0%       02/19/2007   Fee
   325                       2000                             NAP                       100.0%       01/22/2007   Fee
   326                       1906                            1980s                       90.9%       12/27/2006   Fee
   327                       1979                             NAP                        95.8%       09/14/2006   Fee
   328                       1975                             NAP                       100.0%       03/29/2007   Fee
   329                       1977                             NAP                       100.0%       03/29/2007   Fee
   330                       2003                             2006                      100.0%       05/01/2007   Fee
   331                       1999                             NAP                       100.0%       03/13/2007   Fee

   332                       1964                             NAP                       100.0%       02/08/2007   Fee
   332                       1968                             NAP                       100.0%       02/08/2007   Fee
   333                       1999                             NAP                       100.0%       12/21/2006   Fee
   334                       1991                             NAP                        86.2%       10/31/2006   Fee
   335                    2000, 2004                          NAP                        75.4%       03/06/2007   Fee
   336                       1987                             2002                      100.0%       01/01/2007   Fee
   337                       2002                             NAP                       100.0%       02/26/2007   Fee
   338                       1965                             1992                       96.2%       11/20/2006   Fee
   339                       1961                             NAP                       100.0%       12/18/2006   Fee
   340                       1978                             NAP                       100.0%       10/05/2006   Fee
   341                       1987                             NAP                       100.0%       01/18/2007   Fee
   342                       1998                             NAP                        97.9%       02/26/2007   Fee
   343                       2004                             NAP                        95.2%       09/14/2006   Fee
   344                       2006                             NAP                       100.0%       05/01/2007   Fee
   345                       1985                             2001                       89.2%       12/18/2006   Fee
   346                       1959                             NAP                        93.9%       01/11/2007   Fee
   347                       2007                             NAP                       100.0%       05/01/2007   Fee
   348                       1980                             NAP                       100.0%       03/01/2007   Fee

   349                 1959, 1985, 1996                       NAP                        91.0%       09/26/2006   Fee
   349                       1985                             NAP                        86.9%       09/26/2006   Fee
   350                       2005                             NAP                       100.0%       01/16/2007   Fee
   351                       1992                             NAP                       100.0%       03/01/2007   Fee
   352                       1997                             NAP                       100.0%       05/01/2007   Fee
   353                       2004                             NAP                       100.0%       11/01/2006   Fee
   354                       1983                             NAP                        95.0%       02/01/2007   Fee
   355                       1982                             NAP                       100.0%       03/09/2006   Fee
   356                       2006                             NAP                       100.0%       05/01/2007   Fee
   357                       1996                             NAP                        97.2%       01/11/2007   Fee
   358                       1984                             2004                      100.0%       10/01/2006   Fee
   359                       1984                             2003                       75.3%       01/04/2007   Fee
   360                    1981, 1985                          NAP                       100.0%       05/10/2006   Fee
   361                    1962-1965                           NAP                        98.6%       12/11/2006   Fee
   362                       1965                             NAP                        95.1%       12/01/2006   Fee
   363                 1994, 2002, 2003                       NAP                        80.7%       12/31/2006   Fee
   364                       2006                             NAP                        89.2%       12/18/2006   Fee
   365                    1999-2003                           NAP                        89.4%       01/09/2007   Fee
   366                       1994                             NAP                        86.1%       02/01/2007   Fee
   367                    2002-2006                           NAP                        86.1%       11/30/2006   Fee
   368                       2005                             NAP                       100.0%       02/19/2007   Fee
   369                       1995                             NAP                        83.4%       01/09/2007   Fee
   370                       1969                             NAP                       100.0%       02/26/2007   Fee
   371           1995, 2001-2002, 2003, 2004                  NAP                        99.1%       12/29/2006   Fee
   372                       2006                             NAP                       100.0%       03/19/2007   Fee
   373                       2006                             NAP                       100.0%       05/01/2007   Fee
   374                       1982                             NAP                        86.0%       09/30/2006   Fee
   375                       1991                             NAP                        98.0%       01/01/2007   Leasehold
   376                       1967                             NAP                       100.0%       03/01/2007   Fee
   377                       2005                             NAP                       100.0%       02/01/2007   Fee
   378                       2000                             NAP                        89.5%       12/31/2006   Fee
   379                       1983                             1996                       76.6%       12/19/2006   Fee
   380                       1987                             NAP                       100.0%       01/18/2007   Fee
   381                       2004                             NAP                        85.2%       04/10/2006   Fee
   382                       1983                             NAP                       100.0%       05/01/2007   Fee
   383                       2003                             NAP                       100.0%       05/01/2007   Fee
   384                       2001                             NAP                       100.0%       01/25/2007   Fee
   385                       1960                             2006                      100.0%       02/23/2007   Fee
   386                       1977                             2003                       79.4%       01/30/2007   Fee
   387                       2006                             NAP                       100.0%       12/31/2006   Fee
   388                       1996                             NAP                       100.0%       05/01/2007   Fee
   389                       1950                             NAP                        93.2%       12/26/2006   Fee
   390                       2002                             NAP                        83.8%       02/28/2007   Fee
   391                       1989                             NAP                       100.0%       01/24/2007   Fee
   392                       1950                             NAP                       100.0%       02/01/2007   Fee
   393                       1979                             NAP                        79.8%       01/15/2007   Fee
   394                 1998, 2002, 2005                       NAP                        90.6%       02/01/2007   Fee
   395                       1978                             2006                       98.6%       12/31/2006   Fee
   396                       1968                             2007                      100.0%       01/22/2007   Fee
   397                       1978                             NAP                       100.0%       02/01/2007   Fee
   398                       2006                             NAP                       100.0%       03/09/2007   Fee
   399                    1998-2001                           NAP                        92.4%       02/07/2007   Fee
   400                       1991                             2006                       89.9%       01/18/2007   Fee
   401                       2006                             NAP                       100.0%       01/15/2007   Fee
   402                       1984                             2006                      100.0%       09/01/2006   Fee
   403                    1967, 1969                          NAP                        92.7%       01/15/2007   Fee
   404                       2005                             NAP                       100.0%       03/14/2007   Fee
   405                       2007                             NAP                       100.0%       05/01/2007   Fee
   406                    1977, 1983                       2004, 2005                   100.0%       11/01/2006   Fee
   407                    2005, 2006                          NAP                       100.0%       12/13/2006   Fee
   408                       1996                             NAP                       100.0%       05/01/2007   Fee
   409                       2001                             NAP                        96.8%       01/12/2007   Fee
   410                       1978                             NAP                        65.2%       10/26/2006   Fee
   411                       1957                             NAP                        81.8%       12/01/2006   Fee
   412                       2006                             NAP                       100.0%       05/01/2007   Fee
   413                       2007                             NAP                       100.0%       09/01/2006   Fee
   414                       1996                             2004                      100.0%       02/08/2007   Fee
   415                       1999                             NAP                       100.0%       03/16/2007   Fee
   416                       1989                             NAP                       100.0%       11/20/2006   Fee
   417                       1980                          2003, 2005                   100.0%       12/08/2006   Fee
   418                       1997                             NAP                       100.0%       05/01/2007   Fee
   419                       2000                             2006                       76.9%       12/15/2006   Fee
   420                       2000                             NAP                        97.8%       02/01/2007   Fee
   421                       1961                             NAP                        74.7%       01/03/2007   Fee
   422                       2001                             NAP                       100.0%       05/01/2007   Fee
   423                       1990                             NAP                       100.0%       05/01/2007   Fee

TOTALS AND
WEIGHTED AVERAGES:

                                                                                                      CUT-OFF
MORTGAGE                                                                                         DATE BALANCE
LOAN NO.                    LIEN POSITION                         RELATED BORROWER LIST        PER UNIT OR SF    NOTE DATE
--------------------------------------------------------------------------------------------------------------------------

                                                                                                                04/10/2007
   1                  Pledge of First Mortgage                             NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                            First                                      NAP                           $309   04/10/2007
   1                      Cash Flow Pledge                                 NAP                           $309   04/10/2007
   1       Cash Flow Pledge of 62.8% JV Ownership Interest                 NAP                           $309   04/10/2007
   1                      Cash Flow Pledge                                 NAP                           $309   04/10/2007
                                                                                                                03/29/2007
   2                            First                                      NAP                           $252   03/29/2007
   2                            First                                      NAP                           $252   03/29/2007
                                                                                                                04/03/2007
   3                            First                                      NAP                           $139   04/03/2007
   3                            First                                      NAP                           $139   04/03/2007
   3                            First                                      NAP                           $139   04/03/2007
   3                            First                                      NAP                           $139   04/03/2007
   3                            First                                      NAP                           $139   04/03/2007
   3                            First                                      NAP                           $139   04/03/2007
   3                            First                                      NAP                           $139   04/03/2007
   3                            First                                      NAP                           $139   04/03/2007
   3                            First                                      NAP                           $139   04/03/2007
   3                            First                                      NAP                           $139   04/03/2007
   3                            First                                      NAP                           $139   04/03/2007
                                                                                                                03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   4                            First                                      NAP                       $162,500   03/19/2007
   5                            First                                     5, 54                          $148   03/13/2007
                                                                                                                03/14/2007
   6                            First                                      NAP                            $47   03/14/2007
   6                            First                                      NAP                            $47   03/14/2007
   6                            First                                      NAP                            $47   03/14/2007
   6                            First                                      NAP                            $47   03/14/2007
   6                            First                                      NAP                            $47   03/14/2007
   6                            First                                      NAP                            $47   03/14/2007
   6                            First                                      NAP                            $47   03/14/2007
   6                            First                                      NAP                            $47   03/14/2007
   6                            First                                      NAP                            $47   03/14/2007
   7                            First                                      NAP                           $191   04/18/2007
   8                            First                                     8, 91                          $160   12/29/2006
   9                            First                                      NAP                           $454   03/06/2007
                                                                                                                11/06/2006
   10                           First                                     10, 49                         $129   11/06/2006
   10                           First                                     10, 49                         $129   11/06/2006
   10                           First                                     10, 49                         $129   11/06/2006
   10                           First                                     10, 49                         $129   11/06/2006
   11                           First                                      NAP                           $210   04/24/2007
   12                           First                                      NAP                           $214   04/02/2007
   13                           First                                      NAP                       $232,044   02/09/2007
   14                           First                                      NAP                            $95   04/23/2007
                                                                                                                12/29/2006
   15                           First                                      NAP                            $34   12/29/2006
   15                           First                                      NAP                            $34   12/29/2006
   15                           First                                      NAP                            $34   12/29/2006
   16                           First                                      NAP                            $63   02/23/2007
   17                           First                         17, 20, 24, 55, 118, 131, 189           $31,142   03/08/2007
   18                           First                                      NAP                       $105,740   03/27/2007
   19                           First                                      NAP                            $46   01/11/2007
   20                           First                         17, 20, 24, 55, 118, 131, 189           $30,575   03/08/2007
   21                           First                                     21, 53                         $184   02/20/2007
   22                           First                        22, 29, 38, 45, 65, 73, 76, 108             $251   04/10/2007
   23                           First                                      NAP                            $71   02/15/2007
   24                           First                         17, 20, 24, 55, 118, 131, 189           $43,903   03/08/2007
   25                           First                                      NAP                            $96   01/19/2007
   26                           First                                      NAP                           $167   03/22/2007
                                                                                                                02/02/2007
   27                           First                                      NAP                           $179   02/02/2007
   27                           First                                      NAP                           $179   02/02/2007
   27                           First                                      NAP                           $179   02/02/2007
   27                           First                                      NAP                           $179   02/02/2007
   27                           First                                      NAP                           $179   02/02/2007
   27                           First                                      NAP                           $179   02/02/2007
   27                           First                                      NAP                           $179   02/02/2007
   27                           First                                      NAP                           $179   02/02/2007
   28                           First                                      NAP                            $95   01/31/2007
   29                           First                        22, 29, 38, 45, 65, 73, 76, 108             $276   03/19/2007
                                                                                                                02/02/2007
   30                           First                                      NAP                            $15   02/02/2007
   30                           First                                      NAP                            $15   02/02/2007
   31                           First                                      NAP                        $95,833   02/21/2007
   32                           First                                      NAP                           $104   02/14/2007
                                                                                                                02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   33                           First                                      NAP                       $162,294   02/01/2007
   34                           First                                      NAP                            $99   03/22/2007
   35                           First                                      NAP                            $87   12/08/2006
   36                           First                                      NAP                       $638,750   12/15/2006
   37                           First                                      NAP                           $182   02/15/2007
   38                           First                        22, 29, 38, 45, 65, 73, 76, 108             $124   04/11/2007
   39                           First                                      NAP                           $102   04/25/2007
   40                           First                                      NAP                           $231   03/28/2007
   41                           First                                      NAP                           $370   02/13/2007
   42                           First                                      NAP                        $94,952   02/22/2007
   43                           First                                      NAP                           $465   03/08/2007
   44                           First                                      NAP                        $52,778   03/29/2007
   45                           First                        22, 29, 38, 45, 65, 73, 76, 108             $176   03/26/2007
   46                           First                                      NAP                       $114,907   03/21/2007
   47                           First                                      NAP                        $73,413   02/28/2007
                                                                                                                03/19/2007
   48                           First                                      NAP                           $112   03/19/2007
   48                           First                                      NAP                           $112   03/19/2007
   48                           First                                      NAP                           $112   03/19/2007
   48                           First                                      NAP                           $112   03/19/2007
   48                           First                                      NAP                           $112   03/19/2007
   48                           First                                      NAP                           $112   03/19/2007
   49                           First                                     10, 49                         $221   03/02/2007
   50                           First                                      NAP                        $90,816   04/05/2007
   51                           First                                      NAP                            $41   03/14/2007
   52                           First                                     52, 75                         $116   01/29/2007
   53                           First                                     21, 53                         $144   02/20/2007
   54                           First                                     5, 54                           $98   04/27/2007
   55                           First                         17, 20, 24, 55, 118, 131, 189           $30,501   03/08/2007
   56                           First                                      NAP                           $292   03/05/2007
   57                           First                                      NAP                            $92   01/30/2007
   58                           First                                      NAP                        $64,655   04/04/2007
   59                           First                                      NAP                           $211   03/13/2007
   60                           First                                      NAP                           $128   03/16/2007
   61                           First                                      NAP                        $22,777   01/26/2007
   62                           First                                      NAP                        $19,936   02/01/2007
   63                           First                                      NAP                           $168   02/15/2007
   64                           First                                    64, 235                         $138   03/14/2007
   65                           First                        22, 29, 38, 45, 65, 73, 76, 108             $307   03/20/2007
   66                           First                                      NAP                           $185   04/05/2007
   67                           First                                      NAP                            $65   03/26/2007
   68                           First                                      NAP                        $54,839   11/29/2006
   69                           First                                      NAP                           $166   04/04/2007
   70                           First                                      NAP                           $164   04/11/2007
                                                                                                                02/26/2007
   71                           First                                     71, 72                          $50   02/26/2007
   72                           First                                     71, 72                          $50   02/26/2007
   72                           First                                     71, 72                          $50   02/26/2007
   73                           First                        22, 29, 38, 45, 65, 73, 76, 108             $126   04/03/2007
   74                           First                                      NAP                           $176   02/13/2007
   75                           First                                     52, 75                          $53   01/29/2007
   76                           First                        22, 29, 38, 45, 65, 73, 76, 108             $334   04/05/2007
   77                           First                                      NAP                           $112   03/01/2007
   78                           First                                      NAP                        $27,315   02/26/2007
   79                           First                                      NAP                           $236   04/05/2007
   80                           First                                      NAP                           $125   03/14/2007
   81                           First                                      NAP                           $273   03/05/2007
   82                           First                                      NAP                           $184   03/30/2007
                                                                                                                02/23/2007
   83                           First                                      NAP                            $17   02/23/2007
   83                           First                                      NAP                            $17   02/23/2007
   84                           First                                    84, 120                      $45,238   03/12/2007
   85                           First                                      NAP                        $91,935   03/01/2007
   86                           First                                      NAP                           $147   01/16/2007
   87                           First                                      NAP                        $78,212   01/30/2007
   88                           First                          88, 167, 252, 296, 305, 317               $106   04/03/2007
   89                           First                                      NAP                        $59,199   02/16/2007
   90                           First                                  90, 95, 132                        $87   01/29/2007
   91                           First                                     8, 91                          $118   01/04/2007
   92                           First                                      NAP                            $58   11/30/2006
   93                           First                                      NAP                           $449   01/31/2007
   94                           First                                      NAP                           $166   02/01/2007
   95                           First                                  90, 95, 132                        $98   01/29/2007
   96                           First                                      NAP                           $150   03/14/2007
   97                           First                                      NAP                           $136   03/12/2007
                                                                                                                11/08/2006
   98                           First                                      NAP                           $674   11/08/2006
   98                           First                                      NAP                           $674   11/08/2006
   98                           First                                      NAP                           $674   11/08/2006
   98                           First                                      NAP                           $674   11/08/2006
   98                           First                                      NAP                           $674   11/08/2006
   99                           First                                      NAP                           $168   04/17/2007
  100                           First                                      NAP                            $36   02/09/2007
  101                           First                                      NAP                           $139   04/16/2007
  102                           First                                      NAP                            $96   02/22/2007
  103                           First                                      NAP                            $61   02/28/2007
  104                           First                                      NAP                           $198   12/15/2006
  105                           First                                      NAP                           $141   02/22/2007
  106                           First                                      NAP                        $48,087   03/06/2007
  107                           First                                      NAP                           $101   02/22/2007
  108                           First                        22, 29, 38, 45, 65, 73, 76, 108             $191   03/22/2007
                                                                                                                01/11/2007
  109                           First                                 109, 110, 111                      $196   01/11/2007
  110                           First                                 109, 110, 111                      $196   01/11/2007
  111                           First                                 109, 110, 111                      $196   01/11/2007
  112                           First                                      NAP                           $124   01/22/2007
  113                           First                                      NAP                        $77,273   04/02/2007
  114                           First                                      NAP                            $20   03/22/2007
  115                           First                                      NAP                        $53,165   03/05/2007
  116                           First                                      NAP                            $91   03/02/2007
  117                           First                                      NAP                            $23   02/13/2007
  118                           First                         17, 20, 24, 55, 118, 131, 189           $47,941   03/08/2007
  119                           First                                      NAP                           $121   04/17/2007
  120                           First                                    84, 120                      $42,857   03/12/2007
  121                           First                                      NAP                           $171   03/16/2007
  122                           First                                      NAP                           $117   04/19/2007
  123                           First                                      NAP                           $136   02/22/2007
  124                           First                                      NAP                           $136   03/15/2007
  125                           First                                      NAP                            $80   02/06/2007
  126                           First                                      NAP                            $88   03/20/2007
                                                                                                                11/29/2006
  127                           First                                    127, 128                         $52   11/29/2006
  128                           First                                    127, 128                         $52   11/29/2006
  129                           First                                      NAP                        $64,986   03/30/2007
  130                           First                                      NAP                        $94,444   03/20/2007
  131                           First                         17, 20, 24, 55, 118, 131, 189           $42,787   03/08/2007
  132                           First                                  90, 95, 132                        $75   01/29/2007
  133                           First                                      NAP                           $413   03/21/2007
  134                           First                                      NAP                           $106   01/31/2007
  135                           First                                      NAP                           $143   02/15/2007
  136                           First                                      NAP                           $230   03/01/2007
  137                           First                                      NAP                           $168   02/21/2007
  138                           First                                      NAP                            $71   01/18/2007
  139                           First                                      NAP                            $48   02/28/2007
  140                           First                                      NAP                            $68   03/01/2007
  141                           First                                      NAP                        $88,608   03/22/2007
  142                           First                                      NAP                           $452   02/27/2007
  143                           First                                      NAP                            $50   02/27/2007
  144                           First                                      NAP                           $195   02/20/2007
                                                                                                                03/01/2007
  145                           First                                 145, 146, 177                       $51   03/01/2007
  146                           First                                 145, 146, 177                       $51   03/01/2007
  147                           First                                      NAP                            $90   03/26/2007
  148                           First                                      NAP                           $113   03/30/2007
                                                                                                                02/13/2007
  149                           First                                      NAP                        $19,853   02/13/2007
  149                           First                                      NAP                        $19,853   02/13/2007
  149                           First                                      NAP                        $19,853   02/13/2007
  149                           First                                      NAP                        $19,853   02/13/2007
                                                                                                                01/12/2007
  150                           First                                      NAP                            $28   01/12/2007
  150                           First                                      NAP                            $28   01/12/2007
  151                           First                                 151, 263, 338                   $25,581   03/23/2007
  152                           First                                      NAP                            $73   03/06/2007
  153                           First                                      NAP                            $51   03/01/2007
  154                           First                                      NAP                            $83   02/26/2007
  155                           First                                      NAP                            $96   03/08/2007
  156                           First                                      NAP                            $76   03/08/2007
  157                           First                                      NAP                           $140   03/01/2007
                                                                                                                02/20/2007
  158                           First                                    158, 283                        $211   02/20/2007
  158                           First                                    158, 283                        $211   02/20/2007
  159                           First                                      NAP                        $76,170   03/09/2007
  160                           First                                      NAP                            $43   02/26/2007
  161                           First                                      NAP                           $340   04/25/2007
  162                           First                                      NAP                           $617   02/01/2007
  163                           First                                      NAP                           $303   03/28/2007
  164                           First                                      NAP                        $95,238   01/31/2007
  165                           First                                      NAP                        $37,805   01/31/2007
                                                                                                                02/28/2007
  166                           First                                      NAP                           $182   02/28/2007
  166                           First                                      NAP                           $182   02/28/2007
  166                           First                                      NAP                           $182   02/28/2007
  167                           First                          88, 167, 252, 296, 305, 317                $90   04/03/2007
  168                           First                                      NAP                        $19,214   02/06/2007
  169                           First                                    169, 217                     $26,301   03/14/2007
                                                                                                                03/07/2007
  170                           First                                    170, 171                         $50   03/07/2007
  171                           First                                    170, 171                         $50   04/12/2007
  172                           First                                      NAP                            $54   03/27/2007
  173                           First                                      NAP                           $124   12/28/2006
                                                                                                                01/05/2007
  174                           First                                    174, 175                        $376   01/05/2007
  175                           First                                    174, 175                        $376   01/05/2007
  176                           First                                      NAP                           $120   03/14/2007
  177                           First                                 145, 146, 177                       $82   03/01/2007
  178                           First                                      NAP                        $68,818   01/31/2007
  179                           First                                      NAP                            $61   01/17/2007
  180                           First                                      NAP                           $213   04/18/2007
  181                           First                                      NAP                           $110   03/14/2007
  182                           First                                      NAP                           $363   02/28/2007
  183                           First                                      NAP                           $120   03/02/2007

  184                           First                                    184, 185                        $165   01/18/2007
  185                           First                                    184, 185                        $165   01/18/2007
                                                                                                                04/09/2007
  186                           First                                      NAP                        $30,114   04/09/2007
  186                           First                                      NAP                        $30,114   04/09/2007
  187                           First                                      NAP                           $124   03/19/2007
  188                           First                                      NAP                        $58,172   02/09/2007
                                                                                                                03/08/2007
  189                           First                         17, 20, 24, 55, 118, 131, 189           $20,717   03/08/2007
  189                           First                         17, 20, 24, 55, 118, 131, 189           $20,717   03/08/2007
  190                           First                                      NAP                        $51,393   03/01/2007
  191                           First                                      NAP                           $196   01/25/2007
  192                           First                                      NAP                            $84   03/01/2007
  193                           First                                      NAP                            $89   03/29/2007
  194                           First                                      NAP                            $46   12/11/2006
  195                           First                                      NAP                           $124   01/17/2007
  196                           First                                      NAP                        $45,824   03/20/2007
  197                           First                                      NAP                           $381   02/28/2007
  198                           First                                      NAP                           $106   03/05/2007
  199                           First                                      NAP                           $260   12/15/2006
  200                           First                                      NAP                            $76   02/28/2007
  201                           First                                      NAP                            $74   12/29/2006
  202                           First                                      NAP                        $74,546   02/22/2007
  203                           First                                      NAP                           $174   05/02/2007
  204                           First                                      NAP                        $59,494   02/26/2007
  205                           First                                      NAP                           $148   02/15/2007
  206                           First                                      NAP                        $71,137   03/22/2007
  207                           First                                      NAP                        $30,428   04/05/2007
  208                           First                                      NAP                           $136   03/30/2007
  209                           First                                      NAP                            $47   03/07/2007
  210                           First                                      NAP                           $306   02/10/2007
  211                           First                                      NAP                           $122   04/03/2007
  212                           First                                      NAP                           $116   03/01/2007
  213                           First                                      NAP                           $149   01/18/2007
  214                           First                                      NAP                            $62   03/20/2007
  215                           First                                      NAP                           $320   04/04/2007
  216                           First                                      NAP                            $48   02/02/2007
  217                           First                                    169, 217                     $36,667   03/08/2007
  218                           First                                      NAP                        $28,057   11/15/2006
  219                           First                                    219, 234                     $64,915   10/31/2006
  220                           First                                      NAP                           $113   01/31/2007
  221                           First                                      NAP                        $59,722   02/28/2007
  222                           First                                      NAP                           $118   04/09/2007
  223                           First                                      NAP                        $57,177   02/02/2007
  224                           First                                      NAP                           $266   03/01/2007
  225                           First                                      NAP                           $326   03/21/2007
  226                           First                                    226, 293                     $37,571   03/02/2007
  227                           First                                      NAP                           $290   01/26/2007
  228                           First                                      NAP                           $198   12/16/2005
  229                           First                                      NAP                            $80   02/16/2007
  230                           First                                      NAP                           $236   03/15/2007
  231                           First                                      NAP                        $42,495   03/29/2007
  232                           First                                      NAP                           $114   02/15/2007
  233                           First                                      NAP                            $40   04/06/2007
  234                           First                                    219, 234                     $56,168   10/31/2006
                                                                                                                12/08/2006
  235                           First                                    64, 235                          $54   12/08/2006
  235                           First                                    64, 235                          $54   12/08/2006
  236                           First                                      NAP                        $21,714   03/30/2007
  237                           First                                      NAP                            $79   01/12/2007
  238                           First                                      NAP                           $221   01/11/2007
  239                           First                                      NAP                        $80,527   12/29/2006
  240                           First                                      NAP                        $59,141   04/17/2007
                                                                                                                04/10/2007
  241                           First                                      NAP                            $35   04/10/2007
  241                           First                                      NAP                            $35   04/10/2007
  241                           First                                      NAP                            $35   04/10/2007
  241                           First                                      NAP                            $35   04/10/2007
  242                           First                                      NAP                           $200   01/24/2007
  243                           First                                      NAP                            $63   03/08/2007
  244                           First                                      NAP                           $100   02/15/2007
  245                           First                                      NAP                           $162   11/17/2006
  246                           First                                      NAP                           $103   11/14/2006
  247                           First                                      NAP                            $41   03/08/2007
  248                           First                                      NAP                            $98   03/28/2007
  249                           First                                      NAP                        $18,229   03/14/2007
  250                           First                                      NAP                        $32,971   03/29/2007
  251                           First                                      NAP                        $55,373   01/24/2007
  252                           First                          88, 167, 252, 296, 305, 317               $107   01/12/2007
  253                           First                                    253, 254                     $25,209   12/28/2006
  254                           First                                    253, 254                     $26,760   11/08/2006
  255                           First                                      NAP                            $25   02/02/2007
  256                           First                                      NAP                        $47,997   07/07/2006
  257                           First                                      NAP                            $71   01/08/2007
  258                           First                                      NAP                        $15,956   09/07/2006
  259                           First                                      NAP                           $138   04/12/2007
                                                                                                                02/09/2007
  260                           First                                      NAP                            $60   02/09/2007
  260                           First                                      NAP                            $60   02/09/2007
  261                           First                                      NAP                           $107   02/20/2007
  262                           First                                      NAP                        $52,419   05/04/2007
  263                           First                                 151, 263, 338                   $24,806   03/29/2007
  264                           First                                      NAP                        $45,628   02/26/2007
  265                           First                                      NAP                            $28   12/06/2006
  266                           First                                      NAP                           $170   02/01/2007
  267                           First                                      NAP                        $16,846   01/31/2007
  268                           First                                      NAP                           $196   03/13/2007
  269                           First                                      NAP                        $43,569   03/06/2007
  270                           First                                      NAP                           $139   02/15/2007
  271                           First                                      NAP                        $37,500   04/19/2007
  272                           First                                      NAP                           $429   11/06/2006
  273                           First                                      NAP                        $19,588   03/21/2007
  274                           First                                      NAP                       $119,873   03/16/2007
  275                           First                                      NAP                            $86   02/09/2007
  276                           First                                      NAP                           $158   02/26/2007
  277                           First                                      NAP                            $34   02/16/2007
  278                           First                                      NAP                           $275   02/28/2007
  279                           First                                      NAP                            $93   02/26/2007
  280                           First                                      NAP                           $117   01/05/2007
  281                           First                                      NAP                        $43,309   12/05/2006
  282                           First                                      NAP                            $32   12/06/2006
  283                           First                                    158, 283                         $93   01/30/2007
  284                           First                                      NAP                           $267   02/16/2007
  285                           First                                      NAP                           $199   03/08/2007
  286                           First                                    286, 370                    $101,015   02/28/2007
  287                           First                                      NAP                           $140   02/16/2007
  288                           First                                      NAP                            $40   01/31/2007
  289                           First                                      NAP                           $174   02/05/2007
  290                           First                                      NAP                           $102   03/28/2007
  291                           First                                      NAP                           $205   01/04/2007
  292                           First                                      NAP                        $24,743   03/16/2007
  293                           First                                    226, 293                     $34,700   03/02/2007
  294                           First                                      NAP                           $180   12/18/2006
  295                           First                                      NAP                           $191   03/15/2007
  296                           First                          88, 167, 252, 296, 305, 317                $54   01/10/2007
  297                           First                                      NAP                            $33   03/23/2007
  298                           First                                      NAP                            $63   03/23/2007
  299                           First                                      NAP                            $73   02/27/2007
  300                           First                                      NAP                            $90   04/02/2007
  301                           First                                      NAP                           $105   02/23/2007
  302                           First                                      NAP                           $124   02/20/2007
  303                           First                                      NAP                           $255   04/18/2007
  304                           First                                      NAP                           $204   01/12/2007
  305                           First                          88, 167, 252, 296, 305, 317                $44   01/10/2007
  306                           First                                    306, 312                        $227   12/27/2006
  307                           First                                      NAP                           $984   02/08/2007
  308                           First                                      NAP                           $144   04/09/2007
  309                           First                                      NAP                            $99   03/29/2007
  310                           First                                      NAP                            $41   03/01/2007
  311                           First                                      NAP                        $43,588   01/18/2007
  312                           First                                    306, 312                        $219   12/27/2006
  313                           First                                      NAP                           $218   01/26/2007
  314                           First                                      NAP                            $74   02/26/2007
  315                           First                                      NAP                           $247   03/05/2007
  316                           First                                      NAP                           $162   02/28/2007
  317                           First                          88, 167, 252, 296, 305, 317                $54   01/12/2007
  318                           First                                      NAP                        $36,719   02/26/2007
  319                           First                                      NAP                           $301   03/22/2007
  320                           First                                    320, 340                         $63   04/09/2007
  321                           First                                      NAP                           $138   01/30/2007
  322                           First                                      NAP                            $51   03/16/2007
  323                           First                                      NAP                            $47   03/05/2007
  324                           First                                      NAP                        $22,957   02/23/2007
  325                           First                                      NAP                           $128   02/13/2007
  326                           First                                      NAP                        $34,781   02/23/2007
  327                           First                                      NAP                        $19,011   12/12/2006
  328                           First                                    328, 329                         $94   03/29/2007
  329                           First                                    328, 329                         $90   03/29/2007
  330                           First                                      NAP                           $192   11/30/2006
  331                           First                                      NAP                           $112   03/19/2007
                                                                                                                03/28/2007
  332                           First                                      NAP                        $47,780   03/28/2007
  332                           First                                      NAP                        $47,780   03/28/2007
  333                           First                                      NAP                            $92   02/12/2007
  334                           First                                      NAP                        $32,171   12/12/2006
  335                           First                                      NAP                            $28   03/30/2007
  336                           First                                      NAP                           $149   02/06/2007
  337                           First                                      NAP                           $141   02/26/2007
  338                           First                                 151, 263, 338                   $20,192   02/09/2007
  339                           First                                      NAP                            $13   01/11/2007
  340                           First                                    320, 340                         $97   12/19/2006
  341                           First                                    341, 380                         $50   01/18/2007
  342                           First                                      NAP                            $35   04/03/2007
  343                           First                                      NAP                            $44   01/09/2007
  344                           First                                      NAP                           $150   01/24/2007
  345                           First                                      NAP                            $56   02/20/2007
  346                           First                                      NAP                        $40,816   12/13/2006
  347                           First                                      NAP                            $88   04/02/2007
  348                           First                                      NAP                           $116   04/02/2007
                                                                                                                04/10/2007
  349                           First                                      NAP                            $47   04/10/2007
  349                           First                                      NAP                            $47   04/10/2007
  350                           First                                      NAP                           $177   03/07/2007
  351                           First                                      NAP                           $104   03/30/2007
  352                           First                                    352, 366                         $94   12/11/2006
  353                           First                                      NAP                           $165   02/02/2007
  354                           First                                      NAP                        $13,732   12/22/2006
  355                           First                                      NAP                           $133   02/12/2007
  356                           First                                      NAP                            $30   01/19/2007
  357                           First                                      NAP                            $38   01/18/2007
  358                           First                                      NAP                           $184   11/21/2006
  359                           First                                      NAP                            $37   02/15/2007
  360                           First                                      NAP                            $94   01/08/2007
  361                           First                                      NAP                        $27,826   12/15/2006
  362                           First                                      NAP                            $33   03/12/2007
  363                           First                                      NAP                            $21   01/29/2007
  364                           First                                      NAP                           $154   02/20/2007
  365                           First                                      NAP                            $27   03/07/2007
  366                           First                                    352, 366                        $114   02/14/2007
  367                           First                                      NAP                        $51,227   01/23/2007
  368                           First                                      NAP                           $145   03/06/2007
  369                           First                                      NAP                           $118   11/03/2004
  370                           First                                    286, 370                    $111,043   02/28/2007
  371                           First                                      NAP                            $42   03/09/2007
  372                           First                                      NAP                           $278   03/21/2007
  373                           First                                      NAP                            $72   02/28/2007
  374                           First                                      NAP                        $12,792   10/31/2006
  375                           First                                      NAP                            $32   01/16/2007
  376                           First                                      NAP                            $88   03/30/2007
  377                           First                                      NAP                           $360   03/09/2007
  378                           First                                      NAP                            $47   03/08/2007
  379                           First                                      NAP                            $24   01/24/2007
  380                           First                                    341, 380                         $51   01/18/2007
  381                           First                                      NAP                        $67,917   06/01/2006
  382                           First                                      NAP                            $69   03/30/2007
  383                           First                                      NAP                           $258   01/19/2007
  384                           First                                      NAP                           $122   01/24/2007
  385                           First                                      NAP                           $311   02/23/2007
  386                           First                                      NAP                            $45   02/27/2007
  387                           First                                      NAP                           $255   02/27/2007
  388                           First                                      NAP                           $134   03/06/2007
  389                           First                                      NAP                            $92   04/09/2007
  390                           First                                      NAP                            $37   03/08/2007
  391                           First                                    391, 393                     $27,245   03/02/2007
  392                           First                                      NAP                           $163   02/14/2007
  393                           First                                    391, 393                     $18,968   03/09/2007
  394                           First                                      NAP                            $68   03/13/2007
  395                           First                                      NAP                            $36   02/02/2007
  396                           First                                      NAP                            $97   11/21/2006
  397                           First                                      NAP                            $39   02/02/2007
  398                           First                                      NAP                           $126   03/15/2007
  399                           First                                      NAP                            $41   02/14/2007
  400                           First                                      NAP                            $93   01/31/2007
  401                           First                                      NAP                           $215   01/30/2007
  402                           First                                      NAP                            $75   12/27/2006
  403                           First                                      NAP                        $33,354   02/07/2007
  404                           First                                      NAP                           $169   03/14/2007
  405                           First                                      NAP                           $186   03/09/2007
  406                           First                                    406, 414                     $35,266   02/22/2007
  407                           First                                      NAP                        $89,005   01/25/2007
  408                           First                                      NAP                           $438   04/11/2007
  409                           First                                      NAP                            $29   02/21/2007
  410                           First                                      NAP                         $6,036   12/11/2006
  411                           First                                      NAP                         $9,041   12/28/2006
  412                           First                                      NAP                           $167   02/08/2007
  413                           First                                      NAP                           $157   02/20/2007
  414                           First                                    406, 414                     $44,249   02/22/2007
  415                           First                                      NAP                           $381   03/16/2007
  416                           First                                      NAP                            $93   03/12/2007
  417                           First                                      NAP                           $104   03/13/2007
  418                           First                                      NAP                           $153   02/12/2007
  419                           First                                      NAP                            $32   02/02/2007
  420                           First                                      NAP                            $59   02/13/2007
  421                           First                                      NAP                        $13,300   02/13/2007
  422                           First                                      NAP                           $324   03/30/2007
  423                           First                                      NAP                           $258   01/25/2007

TOTALS AND
WEIGHTED AVERAGES:

                                                                                                                          ORIGINAL
MORTGAGE   FIRST PAYMENT    FIRST PAYMENT    MATURITY    DUE      GRACE     ARD     LOCKBOX                                 TERM
LOAN NO.   DATE (P&I)(8)    DATE (IO)(8)       DATE      DATE   PERIOD(9)   LOAN    STATUS          LOCKBOX TYPE         TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------

                NAP          06/07/2007     05/07/2012                             In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
    1           NAP          06/07/2007     05/07/2012    7        0         No    In-Place           Hard                   60
                NAP          05/08/2007     04/08/2012                             In-Place           Hard                   60
    2           NAP          05/08/2007     04/08/2012    8        0         No    In-Place           Hard                   60
    2           NAP          05/08/2007     04/08/2012    8        0         No    In-Place           Hard                   60
                NAP          06/01/2007     05/01/2017                             In-Place           Hard                   120
    3           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
    3           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
    3           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
    3           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
    3           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
    3           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
    3           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
    3           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
    3           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
    3           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
    3           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
                NAP          05/01/2007     04/01/2012                             In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    4           NAP          05/01/2007     04/01/2012    1        0         No    In-Place           Soft                   60
    5        05/01/2007          NAP        04/01/2017    1        8         No    In-Place           Hard                   120
             05/05/2012      05/05/2007     04/05/2017                             In-Place           Hard                   120
    6        05/05/2012      05/05/2007     04/05/2017    5        0         No    In-Place           Hard                   120
    6        05/05/2012      05/05/2007     04/05/2017    5        0         No    In-Place           Hard                   120
    6        05/05/2012      05/05/2007     04/05/2017    5        0         No    In-Place           Hard                   120
    6        05/05/2012      05/05/2007     04/05/2017    5        0         No    In-Place           Hard                   120
    6        05/05/2012      05/05/2007     04/05/2017    5        0         No    In-Place           Hard                   120
    6        05/05/2012      05/05/2007     04/05/2017    5        0         No    In-Place           Hard                   120
    6        05/05/2012      05/05/2007     04/05/2017    5        0         No    In-Place           Hard                   120
    6        05/05/2012      05/05/2007     04/05/2017    5        0         No    In-Place           Hard                   120
    6        05/05/2012      05/05/2007     04/05/2017    5        0         No    In-Place           Hard                   120
    7           NAP          06/01/2007     05/01/2017    1        5         No      None             NAP                    120
    8           NAP          02/08/2007     01/08/2017    8        0         No    In-Place           Hard                   120
    9           NAP          05/01/2007     04/01/2017    1        5         No    In-Place           Hard                   120
             01/01/2012      01/01/2007     07/01/2017                             In-Place           Hard                   127
   10        01/01/2012      01/01/2007     07/01/2017    1        5         Yes   In-Place           Hard                   127
   10        01/01/2012      01/01/2007     07/01/2017    1        5         Yes   In-Place           Hard                   127
   10        01/01/2012      01/01/2007     07/01/2017    1        5         Yes   In-Place           Hard                   127
   10        01/01/2012      01/01/2007     07/01/2017    1        5         Yes   In-Place           Hard                   127
   11           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
   12           NAP          06/01/2007     05/01/2017    1        0         No    In-Place           Hard                   120
   13           NAP          04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   14           NAP          06/01/2007     05/01/2017    1        5         No    In-Place           Hard                   120
             02/01/2007          NAP        01/01/2017                             Springing          Hard                   120
   15        02/01/2007          NAP        01/01/2017    1        5         No    Springing          Hard                   120
   15        02/01/2007          NAP        01/01/2017    1        5         No    Springing          Hard                   120
   15        02/01/2007          NAP        01/01/2017    1        5         No    Springing          Hard                   120
   16           NAP          04/01/2007     03/01/2017    1       15         No      None             NAP                    120
   17        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   18           NAP          05/05/2007     04/05/2017    5        0         No    Springing          Hard                   120
   19        03/01/2010      03/01/2007     02/01/2017    1        5         No    In-Place           Hard                   120
   20        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   21           NAP          04/01/2007     03/01/2012    1        2         Yes     None             NAP                    60
   22           NAP          06/01/2007     05/01/2017    1        8         No      None             NAP                    120
   23        04/01/2010      04/01/2007     03/01/2017    1        5         No    In-Place           Hard                   120
   24        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   25        03/01/2007          NAP        02/01/2017    1        6         No      None             NAP                    120
   26           NAP          05/01/2007     04/01/2017    1        5         No      None             NAP                    120
             04/01/2010      04/01/2007     03/01/2017                               None             NAP                    120
   27        04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   27        04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   27        04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   27        04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   27        04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   27        04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   27        04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   27        04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   28           NAP          03/01/2007     01/01/2017    1        5         No    In-Place           Hard                   119
   29           NAP          05/01/2007     04/01/2017    1        8         No      None             NAP                    120
             04/01/2007          NAP        03/01/2017                               None             NAP                    120
   30        04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   30        04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   31           NAP          04/05/2007     03/05/2017    5        0         No      None             NAP                    120
   32        04/01/2009      04/01/2007     03/01/2017    1        5         No    In-Place           Hard                   120
             03/01/2007          NAP        02/01/2017                               None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   33        03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   34           NAP          05/01/2007     04/01/2017    1        0         No      None             NAP                    120
   35        02/01/2012      02/01/2007     01/01/2017    1        5         No      None             NAP                    120
   36           NAP          02/01/2007     01/01/2014    1        0         Yes   In-Place           Hard                   84
   37        04/01/2012      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   38           NAP          06/01/2007     05/01/2017    1        8         No      None             NAP                    120
   39           NAP          06/05/2007     05/05/2017    5        0         No    In-Place           Hard                   120
   40        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   41        04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   42           NAP          04/01/2007     03/01/2014    1        5         No      None             NAP                    84
   43        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   44        05/05/2014      05/05/2007     04/05/2017    5       15         No      None             NAP                    120
   45           NAP          05/01/2007     04/01/2017    1        8         No      None             NAP                    120
   46        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   47           NAP          04/01/2007     03/01/2017    1        5         No      None             NAP                    120
             05/01/2012      05/01/2007     04/01/2017                               None             NAP                    120
   48        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   48        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   48        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   48        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   48        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   48        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   49        11/01/2011      05/01/2007     04/01/2017    1        5         Yes   In-Place           Hard                   120
   50        06/01/2009      06/01/2007     05/01/2017    1        0         No      None             NAP                    120
   51        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   52        03/01/2007          NAP        02/01/2012    1        5         No    In-Place           Hard                   60
   53           NAP          04/01/2007     03/01/2012    1        2         Yes     None             NAP                    60
   54        06/01/2007          NAP        05/01/2017    1        8         No    Springing          Hard                   120
   55        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   56           NAP          05/01/2007     04/01/2017    1        0         Yes   In-Place           Hard                   120
   57        03/01/2011      03/01/2007     02/01/2012    1        5         No      None             NAP                    60
   58           NAP          05/05/2007     04/05/2017    5        0         No    Springing          Hard                   120
   59           NAP          05/05/2007     04/05/2017    5        0         No    In-Place    Soft, Springing to Hard       120

   60        05/01/2009      05/01/2007     04/01/2017    1        0         No      None             NAP                    120
   61        03/01/2012      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   62        04/01/2007          NAP        03/01/2017    1        0         No      None             NAP                    120
   63        04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   64        05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   65           NAP          05/01/2007     04/01/2017    1        8         No      None             NAP                    120
   66        06/01/2009      06/01/2007     05/01/2017    1        0         No      None             NAP                    120
   67        05/01/2014      05/01/2007     04/01/2017    1        0         No      None             NAP                    120
   68           NAP          01/01/2007     12/01/2016    1        5         No      None             NAP                    120
   69        06/01/2012      06/01/2007     05/01/2017    1        5         No      None             NAP                    120
   70        06/01/2012      06/01/2007     05/01/2017    1        5         No      None             NAP                    120
                NAP          04/01/2007     03/01/2017                               None             NAP                    120
   71           NAP          04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   72        04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   72        04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   73           NAP          06/01/2007     05/01/2017    1        8         No      None             NAP                    120
   74        04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   75        03/01/2007          NAP        02/01/2012    1        5         No    In-Place           Hard                   60
   76           NAP          06/01/2007     05/01/2017    1        8         No      None             NAP                    120
   77        04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   78        04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   79        06/01/2012      06/01/2007     05/01/2017    1        5         No      None             NAP                    120
   80        09/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   81        05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   82        05/01/2007          NAP        04/01/2017    1        0         No      None             NAP                    120
             04/01/2007          NAP        03/01/2017                             Springing          Hard                   120
   83        04/01/2007          NAP        03/01/2017    1       15         No    Springing          Hard                   120
   83        04/01/2007          NAP        03/01/2017    1       15         No    Springing          Hard                   120
   84           NAP          05/01/2007     04/01/2017    1        0         Yes     None             NAP                    120
   85        04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   86        03/01/2012      03/01/2007     02/01/2017    1        7         No    In-Place           Hard                   120
   87        02/01/2009      03/01/2007     02/01/2014    1        7         No      None             NAP                    84
   88        06/01/2007          NAP        05/01/2017    1        5         No      None             NAP                    120
   89        04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   90           NAP          03/01/2007     02/01/2017    1        5         No    In-Place           Hard                   120
   91        03/01/2009      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   92        01/01/2007          NAP        12/01/2016    1        5         No      None             NAP                    120
   93           NAP          03/01/2007     02/01/2012    1        5         No    Springing          Hard                   60
   94        03/01/2010      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   95           NAP          03/01/2007     02/01/2017    1        5         No    In-Place           Hard                   120
   96           NAP          05/01/2007     04/01/2017    1        0         Yes     None             NAP                    120
   97           NAP          05/01/2007     04/01/2017    1        5         No      None             NAP                    120
             01/01/2009      01/01/2007     12/01/2016                               None             NAP                    120
   98        01/01/2009      01/01/2007     12/01/2016    1        5         No      None             NAP                    120
   98        01/01/2009      01/01/2007     12/01/2016    1        5         No      None             NAP                    120
   98        01/01/2009      01/01/2007     12/01/2016    1        5         No      None             NAP                    120
   98        01/01/2009      01/01/2007     12/01/2016    1        5         No      None             NAP                    120
   98        01/01/2009      01/01/2007     12/01/2016    1        5         No      None             NAP                    120
   99        06/01/2007          NAP        05/01/2017    1        5         No      None             NAP                    120
   100          NAP          04/05/2007     03/05/2017    5        0         No    Springing          Hard                   120
   101          NAP          06/01/2007     05/01/2015    1        5         No      None             NAP                    96
   102       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   103       04/01/2007          NAP        03/01/2012    1        5         No      None             NAP                    60
   104       02/05/2007          NAP        01/05/2017    5        0         No      None             NAP                    120
   105          NAP          04/01/2007     03/01/2012    1        2         No      None             NAP                    60
   106          NAP          05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   107       04/05/2009      04/05/2007     03/05/2017    5        0         No      None             NAP                    120
   108          NAP          05/01/2007     04/01/2017    1        8         No      None             NAP                    120
             03/05/2007          NAP        02/05/2017                               None             NAP                    120
   109       03/05/2007          NAP        02/05/2017    5        0         No      None             NAP                    120
   110       03/05/2007          NAP        02/05/2017    5        0         No      None             NAP                    120
   111       03/05/2007          NAP        02/05/2017    5        0         No      None             NAP                    120
   112       03/01/2012      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   113       06/01/2007          NAP        05/01/2017    1        5         No    Springing          Hard                   120
   114       05/05/2007          NAP        04/05/2017    5        0         No      None             NAP                    120
   115          NAP          05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   116       05/01/2012      05/01/2007     04/01/2017    1        7         No      None             NAP                    120
   117          NAP          04/01/2007     03/01/2012    1        5         No      None             NAP                    60
   118       05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   119       06/05/2011      06/05/2007     05/05/2017    5        0         No      None             NAP                    120
   120       05/01/2012      05/01/2007     04/01/2017    1        0         Yes     None             NAP                    120
   121          NAP          05/01/2007     04/01/2017    1        2         No      None             NAP                    120
   122          NAP          06/05/2007     05/05/2017    5        0         No      None             NAP                    120
   123          NAP          04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   124       05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   125       04/05/2009      04/05/2007     03/05/2017    5        0         No      None             NAP                    120
   126       05/01/2007          NAP        04/01/2017    1        7         No      None             NAP                    120
             01/01/2010      01/01/2007     12/01/2016                               None             NAP                    120
   127       01/01/2010      01/01/2007     12/01/2016    1       10         No      None             NAP                    120
   128       01/01/2010      01/01/2007     12/01/2016    1       10         No      None             NAP                    120
   129       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   130       05/01/2009      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   131       05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   132          NAP          03/01/2007     02/01/2017    1        5         No    In-Place           Hard                   120
   133       05/01/2009      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   134       03/01/2011      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   135       04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   136          NAP          05/01/2007     04/01/2017    1        8         No      None             NAP                    120
   137       04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   138       03/01/2012      03/01/2007     02/01/2017    1        7         No      None             NAP                    120
   139       04/05/2012      04/05/2007     03/05/2017    5        0         No      None             NAP                    120
   140       04/05/2012      04/05/2007     03/05/2017    5        0         No      None             NAP                    120
   141       05/01/2012      05/01/2007     04/01/2017    1        0         No    In-Place           Hard                   120
   142       04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   143       04/01/2012      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   144       04/01/2010      04/01/2007     03/01/2017    1        2         No      None             NAP                    120
             04/01/2007          NAP        03/01/2017                               None             NAP                    120
   145       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   146       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   147       05/01/2010      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   148       05/01/2010      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
             04/01/2010      04/01/2007     03/01/2017                               None             NAP                    120
   149       04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   149       04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   149       04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   149       04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
             03/01/2010      03/01/2007     02/01/2017                               None             NAP                    120
   150       03/01/2010      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   150       03/01/2010      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   151       05/01/2010      05/01/2007     04/01/2017    1       15         No      None             NAP                    120
   152       05/01/2009      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   153       05/01/2010      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   154       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   155       05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   156       05/05/2007          NAP        04/05/2017    5        0         No      None             NAP                    120
   157       04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
             04/01/2012      04/01/2007     03/01/2017                               None             NAP                    120
   158       04/01/2012      04/01/2007     03/01/2017    1       10         No      None             NAP                    120
   158       04/01/2012      04/01/2007     03/01/2017    1       10         No      None             NAP                    120
   159       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   160       04/01/2010      04/01/2007     03/01/2017    1       10         No      None             NAP                    120
   161       06/05/2007          NAP        05/05/2017    5        0         No      None             NAP                    120
   162          NAP          03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   163       06/01/2009      06/01/2007     05/01/2017    1        0         No      None             NAP                    120
   164       02/01/2010      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   165       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
             04/05/2007          NAP        03/05/2017                               None             NAP                    120
   166       04/05/2007          NAP        03/05/2017    5        0         No      None             NAP                    120
   166       04/05/2007          NAP        03/05/2017    5        0         No      None             NAP                    120
   166       04/05/2007          NAP        03/05/2017    5        0         No      None             NAP                    120
   167       06/01/2007          NAP        05/01/2017    1        5         No      None             NAP                    120
   168       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   169       05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
             05/01/2007          NAP        04/01/2017                               None             NAP                    120
   170       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   171       06/01/2007          NAP        05/01/2017    1        5         No      None             NAP                    120
   172       05/01/2010      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   173       02/01/2010      02/01/2007     01/01/2017    1        5         No      None             NAP                    120
                NAP          03/01/2007     02/01/2017                               None             NAP                    120
   174          NAP          03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   175          NAP          03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   176       05/05/2012      05/05/2007     04/05/2017    5        0         No    In-Place           Hard                   120
   177       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   178       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   179          NAP          02/01/2007     01/01/2017    1       10         No      None             NAP                    120
   180       06/01/2007          NAP        05/01/2017    1        5         No      None             NAP                    120
   181       05/01/2010      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   182       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   183       05/01/2009      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
                                                                                    Various         Various                  120
   184       03/01/2007          NAP        02/01/2017    1        5         No    In-Place           Hard                   120
   185       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
             06/01/2007          NAP        05/01/2017                               None             NAP                    120
   186       06/01/2007          NAP        05/01/2017    1        5         No      None             NAP                    120
   186       06/01/2007          NAP        05/01/2017    1        5         No      None             NAP                    120
   187       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   188       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
             05/01/2012      05/01/2007     04/01/2017                               None             NAP                    120
   189       05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   189       05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   190       04/01/2007          NAP        03/01/2017    1       15         No    Springing          Hard                   120
   191       03/01/2012      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   192       04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   193       05/01/2008      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   194       02/01/2009      02/01/2007     01/01/2017    1        5         No      None             NAP                    120
   195       03/01/2012      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   196       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   197       04/01/2007          NAP        03/01/2017    1        5         No    Springing          Hard                   120
   198       04/05/2007          NAP        03/05/2017    5        0         No      None             NAP                    120
   199       02/01/2007          NAP        01/01/2017    1        5         No      None             NAP                    120
   200       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   201       02/01/2010      02/01/2007     01/01/2017    1        5         No      None             NAP                    120
   202       04/01/2007          NAP        03/01/2012    1        5         No      None             NAP                    60
   203       07/01/2009      07/01/2007     06/01/2017    1        7         No      None             NAP                    120
   204       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   205       04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   206       05/01/2007          NAP        04/01/2017    1        5         Yes   Springing          Hard                   120
   207       06/01/2007          NAP        05/01/2011    1        5         No      None             NAP                    48
   208       05/05/2009      05/05/2007     04/05/2017    5        0         No      None             NAP                    120
   209       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   210       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   211       06/01/2010      06/01/2007     05/01/2017    1        5         No      None             NAP                    120
   212       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   213       03/01/2007          NAP        02/01/2014    1        5         No      None             NAP                    84
   214       05/01/2007          NAP        04/01/2017    1        0         No      None             NAP                    120
   215       06/01/2007          NAP        05/01/2017    1        5         No      None             NAP                    120
   216       04/01/2007          NAP        03/01/2017    1        5         No    Springing          Hard                   120
   217       05/01/2012      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   218       01/01/2007          NAP        12/01/2016    1        5         No      None             NAP                    120
   219       12/01/2006          NAP        11/01/2016    1        5         No      None             NAP                    120
   220       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   221       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   222          NAP          06/01/2007     05/01/2017    1       10         No      None             NAP                    120
   223       04/01/2007          NAP        03/01/2017    1       15         No      None             NAP                    120
   224       04/01/2012      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   225       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   226       05/01/2010      05/01/2007     04/01/2017    1        0         No      None             NAP                    120
   227       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   228       02/01/2008      02/01/2006     01/01/2016    1        0         No      None             NAP                    120
   229       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   230       05/01/2007          NAP        04/01/2017    1        0         No      None             NAP                    120
   231       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   232       04/01/2012      04/01/2007     03/01/2017    1        0         No      None             NAP                    120
   233       06/01/2007          NAP        05/01/2017    1        2         No      None             NAP                    120
   234       12/01/2006          NAP        11/01/2016    1        5         No      None             NAP                    120
             02/01/2007          NAP        01/01/2017                             Springing          Hard                   120
   235       02/01/2007          NAP        01/01/2017    1        5         No    Springing          Hard                   120
   235       02/01/2007          NAP        01/01/2017    1        5         No    Springing          Hard                   120
   236       05/01/2009      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   237       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   238       03/01/2007          NAP        02/01/2017    1       10         No      None             NAP                    120
   239       02/01/2007          NAP        01/01/2017    1        5         No      None             NAP                    120
   240       06/01/2007          NAP        05/01/2017    1        5         No      None             NAP                    120
             06/05/2007          NAP        05/05/2017                               None             NAP                    120
   241       06/05/2007          NAP        05/05/2017    5        0         No      None             NAP                    120
   241       06/05/2007          NAP        05/05/2017    5        0         No      None             NAP                    120
   241       06/05/2007          NAP        05/05/2017    5        0         No      None             NAP                    120
   241       06/05/2007          NAP        05/05/2017    5        0         No      None             NAP                    120
   242       03/01/2012      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   243       05/01/2007          NAP        04/01/2017    1        0         No      None             NAP                    120
   244       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   245       01/01/2007          NAP        12/01/2016    1        5         No      None             NAP                    120
   246       01/01/2010      01/01/2007     12/01/2016    1        5         No    Springing          Hard                   120
   247       05/01/2010      05/01/2007     04/01/2017    1        5         No    Springing          Hard                   120
   248          NAP          05/05/2007     04/05/2017    5        0         No      None             NAP                    120
   249       05/01/2009      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   250       05/05/2007          NAP        04/05/2017    5        0         No      None             NAP                    120
   251       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   252       03/01/2007          NAP        02/01/2014    1        5         No      None             NAP                    84
   253       02/01/2007          NAP        01/01/2017    1        5         No      None             NAP                    120
   254       01/01/2007          NAP        12/01/2016    1        5         No      None             NAP                    120
   255       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   256       09/01/2006          NAP        08/01/2016    1        5         No      None             NAP                    120
   257       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   258       11/01/2006          NAP        10/01/2016    1        5         No      None             NAP                    120
   259       06/01/2007          NAP        05/01/2017    1        5         No      None             NAP                    120
             04/01/2009      04/01/2007     03/01/2017                               None             NAP                    120
   260       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   260       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   261       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   262       07/01/2007          NAP        06/01/2017    1        7         No      None             NAP                    120
   263       05/05/2012      05/05/2007     04/05/2017    5        0         No      None             NAP                    120
   264       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   265       02/01/2010      02/01/2007     01/01/2017    1       15         No      None             NAP                    120
   266       03/05/2010      03/05/2007     02/05/2017    5        0         No      None             NAP                    120
   267       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   268       05/01/2007          NAP        04/01/2017    1       10         No      None             NAP                    120
   269       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   270       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   271       06/05/2007          NAP        05/05/2012    5        0         No      None             NAP                    60
   272       01/01/2011      01/01/2007     12/01/2016    1        5         No      None             NAP                    120
   273       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   274       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   275       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   276       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   277       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   278       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   279       04/01/2007          NAP        03/01/2017    1        0         Yes     None             NAP                    120
   280       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   281       02/01/2007          NAP        01/01/2017    1        5         No      None             NAP                    120
   282       02/01/2007          NAP        01/01/2012    1        5         No      None             NAP                    60
   283       03/01/2010      03/01/2007     02/01/2017    1       10         No      None             NAP                    120
   284       04/01/2007          NAP        03/01/2017    1        5         No    Springing          Hard                   120
   285       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   286       04/01/2007          NAP        03/01/2014    1        5         No      None             NAP                    84
   287       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   288       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   289       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   290       05/01/2009      05/01/2007     04/01/2012    1        5         No      None             NAP                    60
   291       03/01/2010      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   292       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   293       05/01/2010      05/01/2007     04/01/2017    1        0         No      None             NAP                    120
   294       02/01/2007          NAP        01/01/2017    1        5         No      None             NAP                    120
   295       05/01/2007          NAP        04/01/2017    1        5         No    Springing          Hard                   120
   296       03/01/2007          NAP        02/01/2014    1        5         No      None             NAP                    84
   297       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   298       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   299       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   300       06/01/2012      06/01/2007     05/01/2017    1        5         No      None             NAP                    120
   301       04/05/2012      04/05/2007     03/05/2017    5        0         No    Springing          Hard                   120
   302       04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   303       06/05/2007          NAP        05/05/2017    5        0         No      None             NAP                    120
   304       03/01/2009      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   305       03/01/2007          NAP        02/01/2014    1        5         No      None             NAP                    84
   306          NAP          02/01/2007     01/01/2017    1        5         No    Springing          Hard                   120
   307       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   308       06/01/2009      06/01/2007     05/01/2017    1        0         No      None             NAP                    120
   309       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   310       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   311       03/01/2007          NAP        02/01/2017    1       15         No      None             NAP                    120
   312          NAP          02/01/2007     01/01/2017    1        5         No    Springing          Hard                   120
   313       03/01/2010      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   314       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   315       05/01/2007          NAP        04/01/2017    1        0         No      None             NAP                    120
   316       04/01/2007          NAP        03/01/2017    1        5         Yes   Springing          Hard                   120
   317       03/01/2007          NAP        02/01/2014    1        5         No      None             NAP                    84
   318       05/01/2010      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   319       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   320       06/01/2007          NAP        05/01/2017    1        7         No      None             NAP                    120
   321       03/01/2009      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   322       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   323       05/01/2007          NAP        04/01/2012    1        0         No      None             NAP                    60
   324       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   325       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   326       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   327       02/01/2007          NAP        01/01/2012    1        5         No      None             NAP                    60
   328       05/01/2009      05/01/2007     04/01/2017    1        0         No      None             NAP                    120
   329       05/01/2009      05/01/2007     04/01/2017    1        0         No      None             NAP                    120
   330       02/01/2007          NAP        01/01/2017    1        5         No      None             NAP                    120
   331       05/01/2007          NAP        04/01/2017    1        5         No    Springing          Hard                   120
             05/01/2007          NAP        04/01/2017                               None             NAP                    120
   332       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   332       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   333       05/01/2007          NAP        04/01/2017    1        5         No    Springing          Hard                   120
   334       02/01/2007          NAP        01/01/2017    1        5         No      None             NAP                    120
   335       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   336       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   337          NAP          04/01/2007     03/01/2017    1        0         No      None             NAP                    120
   338       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   339       03/01/2007          NAP        02/01/2014    1        0         No      None             NAP                    84
   340       02/01/2007          NAP        01/01/2017    1        7         No      None             NAP                    120
   341       03/01/2007          NAP        02/01/2014    1        0         No      None             NAP                    84
   342       06/01/2009      06/01/2007     05/01/2017    1        5         No      None             NAP                    120
   343       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   344       03/01/2010      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   345       04/01/2007          NAP        03/01/2017    1       10         No      None             NAP                    120
   346       02/01/2009      02/01/2007     01/01/2017    1        5         No      None             NAP                    120
   347       06/01/2007          NAP        05/01/2017    1        5         No    Springing          Hard                   120
   348       06/01/2007          NAP        05/01/2017    1       15         No      None             NAP                    120
             06/01/2010      06/01/2007     05/01/2017                               None             NAP                    120
   349       06/01/2010      06/01/2007     05/01/2017    1        5         No      None             NAP                    120
   349       06/01/2010      06/01/2007     05/01/2017    1        5         No      None             NAP                    120
   350       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   351       05/01/2007          NAP        04/01/2017    1       15         No      None             NAP                    120
   352       02/01/2007          NAP        01/01/2017    1        5         No      None             NAP                    120
   353       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   354       02/01/2007          NAP        01/01/2017    1        5         No      None             NAP                    120
   355       04/01/2010      04/01/2007     03/01/2017    1        5         No    Springing          Hard                   120
   356       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   357       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   358       01/01/2012      01/01/2007     12/01/2016    1        5         No      None             NAP                    120
   359       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   360       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   361       02/01/2007          NAP        01/01/2017    1        5         No      None             NAP                    120
   362       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   363       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   364       04/01/2010      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   365       05/01/2007          NAP        04/01/2017    1       10         No      None             NAP                    120
   366       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   367       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   368       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   369       01/01/2005          NAP        12/01/2009    1        5         No      None             NAP                    60
   370       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   371       05/01/2007          NAP        04/01/2017    1       10         No      None             NAP                    120
   372       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   373       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   374       12/01/2006          NAP        11/01/2016    1        5         No      None             NAP                    120
   375       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   376       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   377       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   378       05/01/2009      05/01/2007     04/01/2012    1        5         No      None             NAP                    60
   379       03/01/2007          NAP        02/01/2014    1        5         No      None             NAP                    84
   380       03/01/2007          NAP        02/01/2014    1        0         No      None             NAP                    84
   381       07/01/2008      07/01/2006     06/01/2016    1       15         No      None             NAP                    120
   382       05/01/2009      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   383       03/01/2010      03/01/2007     02/01/2017    1        5         No    Springing          Hard                   120
   384       03/01/2010      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   385       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   386       04/01/2009      04/01/2007     03/01/2017    1        5         No      None             NAP                    120
   387       04/01/2007          NAP        03/01/2017    1        5         No    In-Place        Springing                 120
   388       05/01/2007          NAP        04/01/2017    1        5         No    Springing          Hard                   120
   389       06/01/2007          NAP        05/01/2017    1        5         No      None             NAP                    120
   390       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   391       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   392       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   393       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   394       05/01/2007          NAP        04/01/2017    1       15         No      None             NAP                    120
   395       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   396       01/01/2007          NAP        12/01/2016    1        5         No    In-Place           Hard                   120
   397          NAP          04/01/2007     03/01/2017    1       10         No      None             NAP                    120
   398       05/01/2009      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   399       04/01/2007          NAP        03/01/2017    1       10         No      None             NAP                    120
   400       03/01/2009      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   401       03/01/2011      03/01/2007     02/01/2017    1        5         No      None             NAP                    120
   402       02/01/2007          NAP        01/01/2017    1        5         No      None             NAP                    120
   403       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   404       05/01/2007          NAP        04/01/2017    1        5         No      None             NAP                    120
   405       06/01/2010      06/01/2007     05/01/2017    1        5         No    Springing          Hard                   120
   406       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   407       03/01/2007          NAP        02/01/2017    1        5         No      None             NAP                    120
   408       06/01/2007          NAP        05/01/2012    1        5         No    In-Place           Hard                   60
   409       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   410       02/01/2007          NAP        01/01/2017    1        5         No      None             NAP                    120
   411       02/01/2007          NAP        01/01/2017    1       10         No      None             NAP                    120
   412       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   413       04/01/2007          NAP        03/01/2017    1        5         No    Springing          Hard                   120
   414       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   415       05/01/2007          NAP        04/01/2017    1        0         Yes     None             NAP                    120
   416       05/01/2010      05/01/2007     04/01/2017    1        5         No      None             NAP                    120
   417       05/01/2009      05/01/2007     04/01/2017    1        5         Yes   Springing          Hard                   120
   418       04/01/2009      04/01/2007     03/01/2017    1        5         No    Springing          Hard                   120
   419       04/01/2007          NAP        03/01/2012    1        5         No      None             NAP                    60
   420       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   421       04/01/2007          NAP        03/01/2017    1        5         No      None             NAP                    120
   422       05/01/2007          NAP        04/01/2017    1        5         No    In-Place           Hard                   120
   423       03/01/2007          NAP        02/01/2017    1        5         No    In-Place           Hard                   120

TOTALS AND WEIGHTED
AVERAGES:                                                                                                                    102

           REMAINING   ORIGINAL   REMAINING
MORTGAGE    TERM TO     AMORT.     AMORT.                           MONTHLY        MONTHLY       THIRD MOST
LOAN NO.   MATURITY    TERM(10)     TERM      MORTGAGE RATE   PAYMENT (P&I)   PAYMENT (IO)       RECENT NOI
-----------------------------------------------------------------------------------------------------------

               60         IO         IO              5.797%             NAP     $3,795,894
   1           60         IO         IO              5.797%             NAP       $586,517      $23,159,020
   1           60         IO         IO              5.797%             NAP       $464,557      $14,158,150
   1           60         IO         IO              5.797%             NAP       $436,839      $16,717,437
   1           60         IO         IO              5.797%             NAP       $394,818      $14,871,504
   1           60         IO         IO              5.797%             NAP       $332,951      $15,478,144
   1           60         IO         IO              5.797%             NAP       $222,522      $13,491,368
   1           60         IO         IO              5.797%             NAP       $206,778       $6,981,985
   1           60         IO         IO              5.797%             NAP       $205,281       $7,925,470
   1           60         IO         IO              5.797%             NAP       $168,305       $5,884,785
   1           60         IO         IO              5.797%             NAP       $155,222       $3,852,327
   1           60         IO         IO              5.797%             NAP       $117,525       $2,018,813
   1           60         IO         IO              5.797%             NAP       $102,668       $1,582,645
   1           60         IO         IO              5.797%             NAP        $97,568       $3,760,981
   1           60         IO         IO              5.797%             NAP        $94,796       $2,930,355
   1           60         IO         IO              5.797%             NAP        $83,376              NAP
   1           60         IO         IO              5.797%             NAP        $70,404       $2,703,783
   1           60         IO         IO              5.797%             NAP        $55,769       $1,338,361
   1           60         IO         IO              5.797%             NAP            NAP      $19,796,172
   1           60         IO         IO              5.797%             NAP            NAP      $17,029,769
   1           60         IO         IO              5.797%             NAP            NAP       $6,646,303
               59         IO         IO              5.620%             NAP     $1,424,514
   2           59         IO         IO              5.620%             NAP       $949,676      $10,197,378
   2           59         IO         IO              5.620%             NAP       $474,838       $2,687,289
              120         IO         IO              5.760%             NAP     $1,031,733
   3          120         IO         IO              5.760%             NAP       $208,510              NAP
   3          120         IO         IO              5.760%             NAP       $170,837              NAP
   3          120         IO         IO              5.760%             NAP       $123,456              NAP
   3          120         IO         IO              5.760%             NAP       $108,523              NAP
   3          120         IO         IO              5.760%             NAP        $82,590              NAP
   3          120         IO         IO              5.760%             NAP        $72,558              NAP
   3          120         IO         IO              5.760%             NAP        $66,823              NAP
   3          120         IO         IO              5.760%             NAP        $62,869              NAP
   3          120         IO         IO              5.760%             NAP        $60,512              NAP
   3          120         IO         IO              5.760%             NAP        $44,903              NAP
   3          120         IO         IO              5.760%             NAP        $30,154              NAP
               59         IO         IO              5.800%             NAP       $955,590
   4           59         IO         IO              5.800%             NAP        $74,039         $717,943
   4           59         IO         IO              5.800%             NAP        $71,086         $689,305
   4           59         IO         IO              5.800%             NAP        $53,365         $517,472
   4           59         IO         IO              5.800%             NAP        $49,597         $480,933
   4           59         IO         IO              5.800%             NAP        $46,542         $451,307
   4           59         IO         IO              5.800%             NAP        $43,385         $420,693
   4           59         IO         IO              5.800%             NAP        $34,928         $338,693
   4           59         IO         IO              5.800%             NAP        $34,830         $337,739
   4           59         IO         IO              5.800%             NAP        $33,812         $327,864
   4           59         IO         IO              5.800%             NAP        $33,596         $325,772
   4           59         IO         IO              5.800%             NAP        $31,164         $302,188
   4           59         IO         IO              5.800%             NAP        $30,711         $297,794
   4           59         IO         IO              5.800%             NAP        $30,451         $295,275
   4           59         IO         IO              5.800%             NAP        $29,130         $282,464
   4           59         IO         IO              5.800%             NAP        $26,345         $255,458
   4           59         IO         IO              5.800%             NAP        $26,072         $252,811
   4           59         IO         IO              5.800%             NAP        $25,970         $251,823
   4           59         IO         IO              5.800%             NAP        $24,951         $241,948
   4           59         IO         IO              5.800%             NAP        $23,016         $223,185
   4           59         IO         IO              5.800%             NAP        $20,776         $201,459
   4           59         IO         IO              5.800%             NAP        $20,669         $200,428
   4           59         IO         IO              5.800%             NAP        $19,859         $192,571
   4           59         IO         IO              5.800%             NAP        $17,924         $173,807
   4           59         IO         IO              5.800%             NAP        $16,295         $158,007
   4           59         IO         IO              5.800%             NAP        $15,887         $154,057
   4           59         IO         IO              5.800%             NAP        $15,684         $152,082
   4           59         IO         IO              5.800%             NAP        $14,971         $145,169
   4           59         IO         IO              5.800%             NAP        $13,545         $131,343
   4           59         IO         IO              5.800%             NAP        $12,832         $124,430
   4           59         IO         IO              5.800%             NAP        $12,832         $124,430
   4           59         IO         IO              5.800%             NAP        $11,814         $114,555
   4           59         IO         IO              5.800%             NAP        $10,490         $101,717
   4           59         IO         IO              5.800%             NAP        $10,184          $98,754
   4           59         IO         IO              5.800%             NAP         $6,314          $61,228
   4           59         IO         IO              5.800%             NAP         $4,379          $42,464
   4           59         IO         IO              5.800%             NAP         $4,074          $39,502
   4           59         IO         IO              5.800%             NAP         $4,074          $39,502
   5          119        360         359             5.658%        $621,072            NAP       $8,273,678
              119        360         360             5.465%        $565,595       $461,742
   6          119        360         360             5.465%        $111,349        $90,904       $1,825,631
   6          119        360         360             5.465%         $87,383        $71,338       $1,425,017
   6          119        360         360             5.465%         $79,272        $64,716         $924,322
   6          119        360         360             5.465%         $78,903        $64,415         $766,868
   6          119        360         360             5.465%         $75,953        $62,007         $882,699
   6          119        360         360             5.465%         $55,306        $45,151         $365,600
   6          119        360         360             5.465%         $31,709        $25,886         $471,901
   6          119        360         360             5.465%         $27,653        $22,575         $333,890
   6          119        360         360             5.465%         $18,067        $14,749         $258,680
   7          120         IO         IO              5.480%             NAP       $453,749              NAP
   8          116         IO         IO              5.650%             NAP       $386,672              NAP
   9          119         IO         IO              5.689%             NAP       $341,274       $5,250,943
              122        360         360             6.040%        $376,328       $318,953
   10         122        360         360             6.040%         $97,845        $82,928         $395,283
   10         122        360         360             6.040%         $94,082        $79,738         $380,080
   10         122        360         360             6.040%         $94,082        $79,738         $380,080
   10         122        360         360             6.040%         $90,319        $76,549         $364,876
   11         120         IO         IO              5.550%             NAP       $275,727              NAP
   12         120         IO         IO              5.660%             NAP       $205,634       $3,034,832
   13         118         IO         IO              5.780%             NAP       $205,110              NAP
   14         120         IO         IO              5.660%             NAP       $197,408              NAP
              116        300         296             5.445%        $247,377            NAP
   15         116        300         296             5.445%        $146,594            NAP              NAP
   15         116        300         296             5.445%         $54,973            NAP              NAP
   15         116        300         296             5.445%         $45,811            NAP         $675,928
   16         118         IO         IO              5.800%             NAP       $181,317       $2,719,551
   17         119        360         360             5.700%        $208,944       $173,375       $2,098,336
   18         119         IO         IO              5.650%             NAP       $167,080       $3,698,559
   19         117        360         360             5.560%        $200,046       $164,419       $3,848,908
   20         119        360         360             5.700%        $197,684       $164,032       $2,180,929
   21          58         IO         IO              5.910%             NAP       $160,039              NAP
   22         120         IO         IO              5.560%             NAP       $146,568       $1,882,248
   23         118        360         360             5.850%        $176,982       $148,281       $2,763,196
   24         119        360         360             5.700%        $167,666       $139,124       $1,872,722
   25         117        360         357             5.640%        $156,836            NAP       $3,515,648
   26         119         IO         IO              5.850%             NAP       $133,453       $1,734,215
              118        360         360             5.610%        $148,131       $122,172
   27         118        360         360             5.610%         $78,569        $64,800              NAP
   27         118        360         360             5.610%         $20,516        $16,921              NAP
   27         118        360         360             5.610%         $17,628        $14,538              NAP
   27         118        360         360             5.610%         $12,073         $9,957              NAP
   27         118        360         360             5.610%          $7,184         $5,925              NAP
   27         118        360         360             5.610%          $4,251         $3,506              NAP
   27         118        360         360             5.610%          $3,970         $3,274              NAP
   27         118        360         360             5.610%          $3,940         $3,250              NAP
   28         116         IO         IO              5.810%             NAP       $125,766              NAP
   29         119         IO         IO              5.570%             NAP       $116,500       $1,701,787
              118        360         358             5.780%        $140,515            NAP
   30         118        360         358             5.780%        $102,459            NAP              NAP
   30         118        360         358             5.780%         $38,056            NAP         $582,675
   31         118         IO         IO              5.730%             NAP       $111,350       $1,626,628
   32         118        360         360             6.020%        $135,188       $114,443       $1,276,049
              117        360         357             5.390%        $124,241            NAP
   33         117        360         357             5.390%         $22,363            NAP         $396,677
   33         117        360         357             5.390%         $21,121            NAP         $374,639
   33         117        360         357             5.390%         $14,909            NAP         $264,451
   33         117        360         357             5.390%         $14,909            NAP         $264,451
   33         117        360         357             5.390%          $9,939            NAP         $176,301
   33         117        360         357             5.390%          $7,454            NAP         $132,226
   33         117        360         357             5.390%          $7,454            NAP         $132,226
   33         117        360         357             5.390%          $6,212            NAP         $110,188
   33         117        360         357             5.390%          $6,212            NAP         $110,188
   33         117        360         357             5.390%          $3,727            NAP          $66,113
   33         117        360         357             5.390%          $3,727            NAP          $66,113
   33         117        360         357             5.390%          $3,727            NAP          $66,113
   33         117        360         357             5.390%          $2,485            NAP          $44,075
   34         119         IO         IO              5.700%             NAP       $103,543              NAP
   35         116        360         360             5.640%        $119,645        $98,880              NAP
   36          80         IO         IO              5.835%             NAP       $100,770       $1,250,000
   37         118        360         360             5.550%        $115,613        $94,957              NAP
   38         120         IO         IO              5.630%             NAP        $95,284       $1,214,471
   39         120         IO         IO              5.530%             NAP        $93,447       $1,120,950
   40         119        360         360             6.070%        $120,812       $102,572              NAP
   41         118        360         358             5.700%        $116,080            NAP       $1,996,999
   42          82         IO         IO              6.080%             NAP       $100,067       $1,463,416
   43         119        360         360             5.650%        $110,829        $91,656              NAP
   44         119        360         360             5.690%        $110,156        $91,343       $1,244,199
   45         119         IO         IO              5.580%             NAP        $88,974       $1,281,932
   46         119        360         360             5.900%        $109,730        $92,222              NAP
   47         118         IO         IO              5.620%             NAP        $87,845              NAP
              119        360         360             5.670%        $105,981        $87,764
   48         119        360         360             5.670%         $27,768        $22,995         $403,863
   48         119        360         360             5.670%         $26,842        $22,229         $390,400
   48         119        360         360             5.670%         $18,512        $15,330         $269,242
   48         119        360         360             5.670%         $16,892        $13,989         $245,683
   48         119        360         360             5.670%          $8,562         $7,090         $124,524
   48         119        360         360             5.670%          $7,405         $6,132         $107,697
   49         119        360         360             5.700%        $106,213        $88,132              NAP
   50         120        300         300             5.530%        $109,627        $83,168       $2,376,087
   51         119        360         360             5.480%         $99,144        $81,027       $1,646,381
   52          57        360         357             5.990%        $100,766            NAP       $2,161,207
   53          58         IO         IO              5.910%             NAP        $83,640              NAP
   54         120        360         360             5.658%         $96,598            NAP       $1,430,089
   55         119        360         360             5.700%         $94,002        $77,999       $1,106,553
   56         119         IO         IO              5.900%             NAP        $77,267              NAP
   57          57        360         360             6.580%         $96,875        $84,504              NAP
   58         119         IO         IO              5.593%             NAP        $70,877              NAP
   59         119         IO         IO              5.570%             NAP        $70,592              NAP
   60         119        360         360             5.970%         $88,747        $74,905              NAP
   61         117        360         360             6.150%         $88,947        $75,864         $839,489
   62         118        360         358             5.950%         $86,469            NAP       $1,177,034
   63         118        360         360             5.800%         $84,492        $70,567         $909,990
   64         119        360         359             5.670%         $82,147            NAP              NAP
   65         119         IO         IO              5.570%             NAP        $66,479         $955,331
   66         120        360         360             5.700%         $81,256        $67,424              NAP
   67         119        360         360             5.930%         $81,225        $68,391              NAP
   68         115         IO         IO              5.680%             NAP        $65,267              NAP
   69         120        360         360             6.080%         $81,635        $69,350       $1,174,388
   70         120        360         360             5.720%         $75,617        $62,827       $1,232,787
              118         IO         IO              5.650%         $28,434        $38,190
   71         118         IO         IO              5.650%             NAP        $38,190              NAP
   72         118        360         358             5.840%         $15,856            NAP              NAP
   72         118        360         358             5.840%         $12,578            NAP              NAP
   73         120         IO         IO              5.630%             NAP        $60,768         $810,027
   74         118        360         360             5.820%         $71,122        $59,475       $1,006,493
   75          57        360         357             5.990%         $72,468            NAP       $1,689,828
   76         120         IO         IO              5.580%             NAP        $56,575         $732,977
   77         118        360         358             5.555%         $68,549            NAP       $1,020,378
   78         118        360         360             5.740%         $68,787        $57,227         $970,962
   79         120        360         360             5.720%         $68,055        $56,545       $1,335,748
   80         119        360         360             5.420%         $64,720        $52,663         $517,312
   81         119        360         360             5.530%         $65,512        $53,732              NAP
   82         119        420         419             5.950%         $65,186            NAP         $851,700
              118        300         298             6.200%         $75,507            NAP
   83         118        300         298             6.200%         $62,769            NAP              NAP
   83         118        300         298             6.200%         $12,738            NAP              NAP
   84         119         IO         IO              5.860%             NAP        $56,443       $1,183,425
   85         118        360         360             5.620%         $65,589        $54,132         $324,904
   86         117        360         360             5.660%         $65,588        $54,278       $1,176,994
   87          81        360         360             5.950%         $63,431        $53,473              NAP
   88         120        300         300             5.605%         $65,139            NAP         $994,989
   89         118        300         298             5.500%         $64,172            NAP              NAP
   90         117         IO         IO              6.070%             NAP        $52,568              NAP
   91         117        360         360             5.600%         $58,556        $48,261              NAP
   92         115        360         355             5.890%         $60,731            NAP              NAP
   93          57         IO         IO              5.640%             NAP        $47,653         $454,552
   94         117        360         360             5.550%         $57,093        $46,892              NAP
   95         117         IO         IO              6.070%             NAP        $50,517              NAP
   96         119         IO         IO              5.710%             NAP        $44,867         $728,500
   97         119         IO         IO              5.730%             NAP        $44,903         $717,272
              115        360         360             5.950%         $55,161        $46,502
   98         115        360         360             5.950%         $29,180        $24,599              NAP
   98         115        360         360             5.950%         $11,205         $9,446              NAP
   98         115        360         360             5.950%          $6,653         $5,609         $124,750
   98         115        360         360             5.950%          $6,536         $5,510              NAP
   98         115        360         360             5.950%          $1,587         $1,338              NAP
   99         120        360         360             5.840%         $54,216            NAP         $356,007
  100         118         IO         IO              5.820%             NAP        $44,502              NAP
  101          96         IO         IO              5.410%             NAP        $41,193       $1,038,567
  102         118        360         360             6.035%         $54,162        $45,891              NAP
  103          58        360         358             5.865%         $53,181            NAP              NAP
  104         116        360         356             6.290%         $55,031            NAP              NAP
  105          58         IO         IO              6.110%             NAP        $45,429         $502,854
  106         119         IO         IO              5.640%             NAP        $41,934              NAP
  107         118        360         360             5.910%         $52,015        $43,742         $621,189
  108         119         IO         IO              5.570%             NAP        $40,572         $633,127
              117        360         357             5.800%         $50,578            NAP
  109         117        360         357             5.800%         $27,636            NAP              NAP
  110         117        360         357             5.800%         $12,733            NAP              NAP
  111         117        360         357             5.800%         $10,210            NAP              NAP
  112         117        360         360             5.490%         $48,209        $39,428         $850,086
  113         120        300         300             5.950%         $54,506            NAP       $1,048,916
  114         119        300         299             5.720%         $53,320            NAP         $765,738
  115         119         IO         IO              5.790%             NAP        $41,093         $492,107
  116         119        360         360             5.660%         $48,541        $40,170         $746,239
  117          58         IO         IO              5.890%             NAP        $40,807              NAP
  118         119        360         360             5.700%         $47,303        $39,250         $558,764
  119         120        360         360             5.730%         $47,167        $39,215         $877,147
  120         119        420         420             5.810%         $45,157        $39,762         $623,759
  121         119         IO         IO              5.510%             NAP        $37,244         $791,724
  122         120         IO         IO              5.590%             NAP        $37,784       $1,077,158
  123         118         IO         IO              5.920%             NAP        $40,015         $230,009
  124         119        360         360             5.730%         $46,584        $38,731         $334,366
  125         118        360         360             5.600%         $45,926        $37,852              NAP
  126         119        360         359             5.520%         $44,955            NAP       $1,126,823
              115        360         360             5.750%         $45,081        $37,530
  127         115        360         360             5.750%         $22,905        $19,069              NAP
  128         115        360         360             5.750%         $22,176        $18,461              NAP
  129         119        300         299             5.660%         $47,899            NAP              NAP
  130         119        360         360             5.660%         $44,207        $36,584              NAP
  131         119        360         360             5.700%         $44,203        $36,678         $539,797
  132         117         IO         IO              6.070%             NAP        $38,977              NAP
  133         119        360         360             5.900%         $44,930        $37,761              NAP
  134         117        360         360             5.940%         $44,797        $37,741         $662,954
  135         118        360         360             5.780%         $43,911        $36,627         $679,000
  136         119         IO         IO              5.450%             NAP        $34,075         $589,191
  137         118        360         360             5.740%         $42,554        $35,403              NAP
  138         117        360         360             6.040%         $43,353        $36,743         $629,939
  139         118        360         360             5.580%         $41,243        $33,945              NAP
  140         118        360         360             5.640%         $40,622        $33,571         $138,870
  141         119        360         360             6.140%         $42,601        $36,314       $1,049,561
  142         118        360         360             5.760%         $40,895        $34,067         $355,601
  143         118        360         360             5.830%         $41,207        $34,481         $554,402
  144         118        420         420             5.820%         $39,071        $34,422         $422,809
              118        360         358             5.990%         $41,474            NAP
  145         118        360         358             5.990%         $27,580            NAP         $296,741
  146         118        360         358             5.990%         $13,895            NAP         $219,902
  147         119        360         360             5.870%         $40,203        $33,725              NAP
  148         119        360         360             5.740%         $39,640        $32,978              NAP
              118        360         360             5.650%         $38,963        $32,223
  149         118        360         360             5.650%         $14,089        $11,651              NAP
  149         118        360         360             5.650%          $9,175         $7,588              NAP
  149         118        360         360             5.650%          $8,258         $6,829              NAP
  149         118        360         360             5.650%          $7,442         $6,155              NAP
              117        360         360             5.790%         $39,416        $32,899
  150         117        360         360             5.790%         $23,329        $19,472              NAP
  150         117        360         360             5.790%         $16,087        $13,427              NAP
  151         119        360         360             5.675%         $38,202        $31,646              NAP
  152         119        360         360             5.700%         $37,726        $31,304         $628,033
  153         119        360         360             5.640%         $37,479        $30,974         $568,926
  154         118        300         298             5.500%         $39,916            NAP         $900,322
  155         119        360         360             5.730%         $37,238        $30,960         $547,969
  156         119        360         359             5.800%         $37,552            NAP         $505,607
  157         118        360         360             5.590%         $35,554        $29,283         $476,212
              118        360         360             5.620%         $20,376        $29,250
  158         118        360         360             5.620%         $20,376        $16,817              NAP
  158         118        360         360             5.620%         $15,065        $12,433              NAP
  159         119        360         359             5.740%         $35,559            NAP         $452,098
  160         118        360         360             5.700%         $34,940        $28,992         $740,339
  161         120        360         360             5.890%         $35,550            NAP              NAP
  162         117         IO         IO              5.540%             NAP        $28,085              NAP
  163         120        360         360             5.910%         $35,627        $29,960              NAP
  164         117        360         360             5.790%         $35,167        $29,352              NAP
  165         117        300         297             6.090%         $38,989            NAP       $1,008,993
              118        360         358             5.900%         $34,776            NAP
  166         118        360         358             5.900%         $12,603            NAP         $149,080
  166         118        360         358             5.900%         $11,316            NAP         $158,811
  166         118        360         358             5.900%         $10,857            NAP         $172,774
  167         120        300         300             5.605%         $35,982            NAP         $568,320
  168         118        300         298             5.740%         $36,453            NAP         $571,848
  169         119        360         360             5.550%         $32,886        $27,010         $314,064
              119        360         359             5.760%         $17,672            NAP
  170         119        360         359             5.760%         $17,672            NAP              NAP
  171         120        360         360             5.790%         $15,901            NAP              NAP
  172         119        360         360             5.960%         $34,028        $28,703              NAP
  173         116        360         360             5.710%         $33,119        $27,499         $482,552
              117         IO         IO              5.490%             NAP        $53,841
  174         117         IO         IO              5.490%             NAP        $14,843              NAP
  175         117         IO         IO              5.490%             NAP        $11,596              NAP
  176         119        360         360             5.740%         $32,936        $27,401         $323,122
  177         118        360         358             5.990%         $33,838            NAP         $361,281
  178         117        300         297             5.870%         $35,637            NAP              NAP
  179         116         IO         IO              5.480%             NAP        $25,466         $278,174
  180         120        324         324             5.500%         $32,623            NAP              NAP
  181         119        360         360             5.850%         $31,857        $26,691         $429,144
  182         118        360         360             5.870%         $31,778        $26,658              NAP
  183         119        360         360             5.600%         $30,713        $25,313         $460,411
              117        360         357             6.020%         $32,145            NAP
  184         117        360         357             6.020%         $17,214            NAP              NAP
  185         117        360         357             6.020%         $14,931            NAP          $29,026
              120        360         360             5.870%         $31,335            NAP
  186         120        360         360             5.870%         $19,628            NAP         $345,149
  186         120        360         360             5.870%         $11,706            NAP              NAP
  187         119        360         359             5.510%         $30,126            NAP              NAP
  188         118        300         298             5.920%         $33,570            NAP       $1,642,899
              119        360         360             5.700%         $30,181        $25,043
  189         119        360         360             5.700%         $17,644        $14,641              NAP
  189         119        360         360             5.700%         $12,537        $10,403              NAP
  190         118        360         358             6.100%         $31,512            NAP              NAP
  191         117        360         360             5.740%         $29,992        $24,952              NAP
  192         118        360         360             5.860%         $30,297        $25,399         $600,327
  193         119        360         360             5.790%         $30,009        $25,047              NAP
  194         116        360         360             5.690%         $29,220        $24,230         $420,016
  195         117        360         360             5.630%         $28,799        $23,784              NAP
  196         119        360         359             5.800%         $29,338            NAP         $415,521
  197         118        360         358             5.810%         $29,370            NAP         $402,730
  198         118        360         358             5.630%         $28,799            NAP         $487,846
  199         116        360         356             5.900%         $29,657            NAP              NAP
  200         118        360         360             5.855%         $29,218        $24,487         $491,793
  201         116        360         360             6.350%         $29,867        $25,753              NAP
  202          58        360         358             5.830%         $28,138            NAP         $273,096
  203         120        360         360             5.910%         $28,204        $23,719              NAP
  204         118        360         360             5.900%         $27,877        $23,429         $378,233
  205         118        360         360             5.770%         $27,488        $22,913              NAP
  206         119        360         359             5.700%         $27,279            NAP         $343,890
  207          48        360         360             6.270%         $28,537            NAP         $357,070
  208         119        360         360             5.700%         $26,698        $22,153         $303,302
  209         119        360         359             5.930%         $27,373            NAP              NAP
  210         118        360         358             5.600%         $26,121            NAP              NAP
  211         120        360         360             6.010%         $27,009        $22,851         $499,818
  212         118        360         358             5.910%         $26,720            NAP         $288,851
  213          81        360         357             5.930%         $26,778            NAP         $203,934
  214         119        360         359             5.870%         $26,309            NAP              NAP
  215         120        360         360             5.660%         $25,571            NAP              NAP
  216         118        360         358             5.870%         $26,161            NAP         $570,403
  217         119        360         360             5.700%         $25,538        $21,190         $337,565
  218         115        360         355             5.620%         $25,315            NAP         $340,089
  219         114        360         354             6.000%         $26,230            NAP         $589,470
  220         117        360         357             6.030%         $26,164            NAP         $140,451
  221         118        360         360             5.740%         $25,066        $20,854              NAP
  222         120         IO         IO              5.610%             NAP        $20,363         $376,606
  223         118        300         298             6.010%         $27,731            NAP         $277,583
  224         118        360         360             6.060%         $25,645        $21,761         $308,310
  225         119        360         359             5.810%         $24,964            NAP              NAP
  226         119        360         360             5.880%         $24,905        $20,906         $350,316
  227         117        360         357             6.030%         $25,382            NAP         $427,224
  228         104        360         360             5.880%         $24,414        $20,493              NAP
  229         118        360         360             5.800%         $23,837        $19,908              NAP
  230         119        360         359             5.890%         $23,700            NAP              NAP
  231         119        300         299             6.390%         $26,734            NAP         $490,065
  232         118        360         360             6.020%         $23,733        $20,091              NAP
  233         120        300         300             5.780%         $24,921            NAP              NAP
  234         114        360         354             6.000%         $23,712            NAP              NAP
              116        300         296             5.690%         $23,925            NAP
  235         116        300         296             5.690%         $15,794            NAP              NAP
  235         116        300         296             5.690%          $8,131            NAP              NAP
  236         119        360         360             6.200%         $23,274        $19,906              NAP
  237         117        360         357             5.840%         $22,394            NAP              NAP
  238         117        360         357             5.820%         $22,345            NAP              NAP
  239         116        360         356             6.010%         $22,807            NAP              NAP
  240         120        300         300             6.090%         $24,595            NAP              NAP
              120        360         360             6.050%         $22,604            NAP
  241         120        360         360             6.050%         $13,110            NAP         $180,834
  241         120        360         360             6.050%          $4,069            NAP          $56,121
  241         120        360         360             6.050%          $2,712            NAP          $37,414
  241         120        360         360             6.050%          $2,712            NAP          $37,414
  242         117        360         360             5.750%         $21,300        $17,732              NAP
  243         119        360         359             5.930%         $21,422            NAP              NAP
  244         118        360         358             5.870%         $21,284            NAP              NAP
  245         115        360         355             5.850%         $21,238            NAP              NAP
  246         115        360         360             5.720%         $20,707        $17,205         $124,598
  247         119        360         360             5.630%         $20,389        $16,839              NAP
  248         119         IO         IO              5.580%             NAP        $16,642         $452,842
  249         119        360         360             5.780%         $20,492        $17,092              NAP
  250         119        300         299             5.950%         $22,444            NAP              NAP
  251         117        360         357             5.780%         $20,492            NAP         $432,291
  252          81        300         297             5.800%         $22,125            NAP         $320,642
  253         116        300         296             5.750%         $22,019            NAP              NAP
  254         115        300         295             5.950%         $22,123            NAP         $424,914
  255         118        360         358             6.120%         $20,496            NAP          $82,680
  256         111        300         291             6.450%         $22,851            NAP         $295,437
  257         117        360         357             5.760%         $19,629            NAP          $94,216
  258         113        300         293             6.400%         $22,411            NAP              NAP
  259         120        360         360             5.880%         $19,531            NAP              NAP
              118        360         360             6.050%         $19,891        $19,891
  260         118        360         360             6.050%         $11,132         $9,440         $182,647
  260         118        360         360             6.050%          $8,760         $7,428         $117,208
  261         118        360         358             5.740%         $19,237            NAP         $325,044
  262         120        360         360             6.040%         $19,569            NAP         $111,038
  263         119        360         360             5.850%         $18,878        $15,817         $373,132
  264         118        360         358             5.880%         $18,939            NAP              NAP
  265         116        360         360             5.910%         $18,912        $15,904              NAP
  266         117        360         360             5.900%         $18,713        $15,728              NAP
  267         117        360         357             6.170%         $19,293            NAP         $331,907
  268         119        360         359             5.990%         $18,866            NAP         $301,924
  269         119        240         239             6.170%         $22,514            NAP         $337,698
  270         118        360         360             6.010%         $18,186        $15,386              NAP
  271          60        300         300             6.180%         $19,660            NAP          $69,029
  272         115        336         336             5.750%         $17,984        $14,575         $195,180
  273         119        360         359             5.850%         $17,698            NAP              NAP
  274         119        360         359             5.690%         $17,393            NAP         $257,717
  275         118        360         358             6.090%         $18,160            NAP         $294,965
  276         118        360         358             5.940%         $17,871            NAP         $209,746
  277         118        360         358             5.830%         $17,660            NAP         $269,836
  278         118        360         358             5.780%         $17,564            NAP              NAP
  279         118        360         358             5.690%         $17,393            NAP              NAP
  280         117        360         357             5.890%         $17,775            NAP              NAP
  281         116        360         356             6.150%         $18,277            NAP         $307,347
  282          56        360         356             6.080%         $18,141            NAP         $323,120
  283         117        360         360             5.690%         $17,300        $14,346              NAP
  284         118        360         358             5.940%         $17,752            NAP              NAP
  285         119        360         359             5.900%         $17,498            NAP              NAP
  286          82        360         358             5.840%         $17,296            NAP         $250,916
  287         118        360         358             5.930%         $17,257            NAP              NAP
  288         117        300         297             5.600%         $17,982            NAP              NAP
  289         118        360         358             5.960%         $17,014            NAP         $129,134
  290          59        360         360             6.030%         $16,938        $14,347              NAP
  291         117        360         360             5.620%         $16,110        $13,295              NAP
  292         119        300         299             6.010%         $18,058            NAP              NAP
  293         119        360         360             5.880%         $16,430        $13,791         $298,602
  294         116        360         356             5.900%         $16,311            NAP              NAP
  295         119        360         359             5.990%         $16,350            NAP              NAP
  296          81        300         297             5.800%         $17,257            NAP         $225,576
  297         119        360         359             5.620%         $15,642            NAP              NAP
  298         119        360         359             6.000%         $16,188            NAP         $256,370
  299         118        360         358             6.440%         $16,959            NAP              NAP
  300         120        360         360             5.770%         $15,498        $12,919              NAP
  301         118        360         360             6.080%         $15,934        $13,536              NAP
  302         118        360         360             5.920%         $15,461        $13,010              NAP
  303         120        360         360             6.120%         $15,789            NAP         $256,115
  304         117        360         360             5.810%         $15,272        $12,763         $245,873
  305          81        300         297             5.800%         $16,119            NAP         $232,998
  306         116         IO         IO              5.884%             NAP        $12,478              NAP
  307         118        360         358             6.050%         $15,099            NAP              NAP
  308         120        360         360             5.980%         $14,957        $12,631              NAP
  309         119        360         359             6.400%         $15,638            NAP         $110,968
  310         119        360         359             5.510%         $14,210            NAP         $112,359
  311         117        240         237             6.710%         $18,950            NAP         $382,455
  312         116         IO         IO              5.884%             NAP        $12,081              NAP
  313         117        360         360             5.840%         $14,143        $11,842         $256,901
  314         118        360         360             5.810%         $14,097        $11,781         $218,664
  315         119        360         359             6.160%         $14,637            NAP              NAP
  316         118        360         358             5.690%         $13,914            NAP              NAP
  317          81        300         297             5.800%         $15,171            NAP         $190,843
  318         119        360         360             6.155%         $14,324        $12,221              NAP
  319         119        300         299             5.650%         $14,487            NAP              NAP
  320         120        360         360             6.090%         $13,923            NAP         $197,167
  321         117        360         360             5.700%         $13,349        $11,077              NAP
  322         119        360         359             6.070%         $13,893            NAP              NAP
  323          59        360         359             5.860%         $13,583            NAP         $479,744
  324         118        360         358             5.940%         $13,701            NAP              NAP
  325         118        360         358             5.854%         $13,575            NAP              NAP
  326         118        360         358             5.730%         $13,393            NAP         $230,749
  327          56        360         356             6.290%         $14,160            NAP         $168,879
  328         119        360         360             5.880%         $13,317        $11,178              NAP
  329         119        360         360             5.880%         $13,317        $11,178              NAP
  330         116        360         356             5.880%         $13,317            NAP              NAP
  331         119        360         359             6.200%         $13,474            NAP              NAP
              119        360         359             6.160%         $13,417            NAP
  332         119        360         359             6.160%          $6,777            NAP         $148,141
  332         119        360         359             6.160%          $6,641            NAP         $145,164
  333         119        360         359             5.860%         $12,993            NAP         $230,376
  334         116        300         296             6.230%         $14,486            NAP         $312,391
  335         119        360         359             5.930%         $12,794            NAP         $158,213
  336         118        360         358             5.610%         $12,356            NAP         $217,769
  337         118         IO         IO              5.670%             NAP        $10,060              NAP
  338         118        360         360             5.980%         $12,564        $10,610         $236,644
  339          81        360         357             5.890%         $12,442            NAP         $341,220
  340         116        360         356             6.150%         $12,794            NAP         $231,713
  341          81        300         297             6.060%         $13,607            NAP              NAP
  342         120        360         360             5.750%         $12,197        $10,154         $153,386
  343         117        360         357             6.030%         $12,391            NAP              NAP
  344         117        360         360             6.000%         $12,231        $10,342              NAP
  345         118        360         358             5.960%         $12,089            NAP          $72,332
  346         116        360         360             5.800%         $11,735         $9,801              NAP
  347         120        240         240             6.100%         $14,444            NAP              NAP
  348         120        300         300             6.140%         $13,058            NAP              NAP
              120        360         360             6.140%         $12,172        $10,375
  349         120        360         360             6.140%          $8,570         $7,306         $154,336
  349         120        360         360             6.140%          $3,601         $3,070          $64,854
  350         119        360         359             5.788%         $11,720            NAP              NAP
  351         119        240         239             6.100%         $14,444            NAP              NAP
  352         116        360         356             5.850%         $11,799            NAP              NAP
  353         118        360         360             5.820%         $11,525         $9,638              NAP
  354         116        360         356             5.980%         $11,630            NAP         $112,186
  355         118        360         360             6.230%         $11,797        $10,106              NAP
  356         117        360         357             5.865%         $11,375            NAP              NAP
  357         117        360         357             6.170%         $11,722            NAP              NAP
  358         115        360         360             6.110%         $11,526         $9,809              NAP
  359         118        360         358             6.160%         $11,588            NAP         $238,237
  360         117        360         357             5.960%         $11,343            NAP              NAP
  361         116        360         356             5.870%         $11,233            NAP              NAP
  362         119        360         359             5.810%         $11,102            NAP         $124,288
  363         117        360         357             6.150%         $11,423            NAP         $145,619
  364         118        360         360             5.720%         $10,761         $8,941              NAP
  365         119        360         359             5.860%         $10,926            NAP         $180,760
  366         118        360         358             5.980%         $11,068            NAP         $192,343
  367         117        360         357             6.050%         $11,151            NAP          $90,289
  368         119        360         359             5.800%         $10,562            NAP              NAP
  369          31        360         331             5.560%         $10,574            NAP         $207,239
  370         118        360         358             5.925%         $10,586            NAP         $141,251
  371         119        360         359             5.750%         $10,271            NAP              NAP
  372         119        360         359             6.100%         $10,605            NAP              NAP
  373         118        300         298             5.970%         $11,243            NAP              NAP
  374         114        360         354             6.020%         $10,515            NAP         $129,687
  375         117        204         201             5.870%         $13,578            NAP         $285,701
  376         119        300         299             5.930%         $10,881            NAP         $113,341
  377         119        300         299             5.870%         $10,818            NAP              NAP
  378          59        360         360             6.120%         $10,300         $8,770         $147,151
  379          81        360         357             6.010%         $10,203            NAP         $255,049
  380          81        300         297             6.060%         $10,951            NAP              NAP
  381         109        360         360             6.570%         $10,378         $9,048         $118,133
  382         119        360         360             5.780%          $9,368         $7,814              NAP
  383         117        360         360             5.890%          $9,480         $7,962         $141,799
  384         117        360         360             6.040%          $9,393         $7,961         $158,983
  385         118        360         360             5.720%          $9,016         $7,491              NAP
  386         118        360         360             5.920%          $9,213         $7,753          $64,714
  387         118        360         358             5.950%          $9,124            NAP              NAP
  388         119        360         359             6.060%          $9,154            NAP              NAP
  389         120        360         360             5.910%          $8,907            NAP         $158,604
  390         119        360         359             6.110%          $9,100            NAP         $160,376
  391         119        360         359             5.950%          $8,945            NAP         $189,679
  392         119        360         359             5.910%          $8,907            NAP         $165,753
  393         119        360         359             5.900%          $8,897            NAP         $144,464
  394         119        360         359             5.880%          $8,759            NAP          $38,791
  395         118        360         358             6.065%          $8,935            NAP              NAP
  396         115        360         355             5.760%          $8,617            NAP              NAP
  397         118         IO         IO              5.900%             NAP         $7,228              NAP
  398         119        360         360             5.790%          $8,499         $7,093              NAP
  399         118        360         358             6.140%          $8,672            NAP         $141,096
  400         117        360         360             6.160%          $8,538         $7,286              NAP
  401         117        360         360             6.030%          $8,421         $7,133              NAP
  402         116        300         296             6.170%          $9,166            NAP              NAP
  403         118        360         358             6.070%          $8,276            NAP         $155,742
  404         119        360         359             5.790%          $7,913            NAP              NAP
  405         120        360         360             6.200%          $7,962         $6,810              NAP
  406         118        360         358             5.810%          $7,472            NAP              NAP
  407         117        360         357             6.050%          $7,535            NAP              NAP
  408          60        300         300             6.960%          $8,627            NAP              NAP
  409         118        360         358             5.910%          $7,125            NAP              NAP
  410         116        360         356             6.020%          $7,210            NAP         $307,709
  411         116        300         296             6.360%          $7,998            NAP         $293,866
  412         118        300         298             5.720%          $7,371            NAP              NAP
  413         118        360         358             6.200%          $6,737            NAP              NAP
  414         118        360         358             5.810%          $6,250            NAP              NAP
  415         119        300         299             6.430%          $6,943            NAP              NAP
  416         119        360         360             6.075%          $6,110         $5,189              NAP
  417         119        360         360             6.180%          $6,112         $5,222         $103,084
  418         118        360         360             6.085%          $6,050         $5,141         $123,367
  419          58        360         358             6.850%          $6,553            NAP          $78,879
  420         118        360         358             5.960%          $5,970            NAP          $85,616
  421         118        300         298             6.460%          $6,727            NAP         $102,097
  422         119        300         299             6.490%          $6,206            NAP              NAP
  423         117        300         297             6.370%          $5,137            NAP              NAP

TOTALS AND WEIGHTED
AVERAGES:     101        354         353             5.756%

           THIRD MOST                 SECOND MOST
MORTGAGE   RECENT NOI   SECOND MOST    RECENT NOI                         MOST RECENT             UNDERWRITTEN   UNDERWRITTEN
LOAN NO.    END DATE     RECENT NOI     END DATE    MOST RECENT NOI      NOI END DATE                      EGI       EXPENSES
-----------------------------------------------------------------------------------------------------------------------------

                                                                                                  $354,117,597   $112,306,489
    1      12/31/2004   $21,208,805    12/31/2005       $19,364,825        TTM 10/31/2006          $41,074,705    $14,894,479
    1      12/31/2004   $19,129,777    12/31/2005       $20,383,775        TTM 10/31/2006          $30,545,603     $7,021,511
    1      12/31/2004   $15,503,742    12/31/2005       $15,474,857        TTM 10/31/2006          $28,071,027     $8,301,024
    1      12/31/2004   $14,956,393    12/31/2005       $16,104,255        TTM 10/31/2006          $30,980,759    $12,711,966
    1      12/31/2004   $15,571,132    12/31/2005       $15,405,541        TTM 10/31/2006          $24,118,682     $7,495,676
    1      12/31/2004    $8,931,513    12/31/2005        $9,838,198        TTM 10/31/2006          $17,473,413     $5,634,675
    1      12/31/2004    $7,998,450    12/31/2005        $8,575,097        TTM 10/31/2006          $13,695,876     $4,460,723
    1      12/31/2004    $8,344,605    12/31/2005       $10,562,260        TTM 10/31/2006          $14,212,550     $4,356,452
    1      12/31/2004    $6,448,792    12/31/2005        $6,834,261        TTM 10/31/2006          $12,942,281     $3,754,953
    1      12/31/2004    $5,179,810    12/31/2005        $4,633,934        TTM 10/31/2006          $11,100,543     $3,398,937
    1      12/31/2004    $2,523,151    12/31/2005        $3,739,160        TTM 10/31/2006          $10,080,811     $2,814,064
    1      12/31/2004    $2,854,046    12/31/2005        $2,887,632        TTM 10/31/2006           $6,306,620     $2,302,082
    1      12/31/2004    $3,856,832    12/31/2005        $4,327,320        TTM 10/31/2006           $8,901,737     $3,370,195
    1      12/31/2004    $3,370,749    12/31/2005        $3,183,144        TTM 10/31/2006           $6,692,458     $2,332,365
    1         NAP        $2,901,808    12/31/2005        $3,554,775        TTM 10/31/2006           $6,512,906     $1,845,476
    1      12/31/2004    $2,996,736    12/31/2005        $2,900,420        TTM 10/31/2006           $5,101,921     $2,523,180
    1      12/31/2004    $1,354,073    12/31/2005        $2,153,661        TTM 10/31/2006           $3,941,992     $1,323,042
    1      12/31/2004   $20,866,819    12/31/2005       $21,711,497        TTM 10/31/2006          $30,503,227     $8,733,694
    1      12/31/2004   $16,821,310    12/31/2005       $17,004,497        TTM 10/31/2006          $36,782,970    $11,180,896
    1      12/31/2004    $8,580,474    12/31/2005        $9,108,594        TTM 10/31/2006          $15,077,516     $3,851,100
                                                                                                   $33,813,230    $14,368,619
    2      12/31/2003    $9,674,855    12/31/2004       $10,358,697          12/31/2005            $21,531,135     $8,776,211
    2      12/31/2003    $7,278,268    12/31/2004        $6,568,383          12/31/2005            $12,282,096     $5,592,407
                                                                                                   $20,725,837     $5,211,367
    3         NAP        $1,446,592    12/31/2005        $2,565,201          12/31/2006             $3,611,888       $560,193
    3         NAP               NAP       NAP            $2,358,549          12/31/2006             $3,000,074       $599,112
    3         NAP        $1,501,235    12/31/2005        $1,823,955          12/31/2006             $2,777,700       $888,550
    3         NAP        $1,055,748    12/31/2005        $1,387,363          12/31/2006             $2,316,443       $644,221
    3         NAP               NAP       NAP              $965,297          12/31/2006             $1,580,668       $334,879
    3         NAP        $1,080,201    12/31/2005        $1,119,255          12/31/2006             $1,629,423       $479,975
    3         NAP               NAP       NAP            $1,034,983          12/31/2006             $1,361,918       $278,590
    3         NAP               NAP       NAP                   NAP              NAP                $1,345,751       $396,936
    3         NAP               NAP       NAP              $556,890          12/31/2006             $1,542,038       $594,336
    3         NAP          $671,176    12/31/2005          $645,802          12/31/2006               $856,940       $181,709
    3         NAP          $188,410    12/31/2005          $209,818          12/31/2006               $702,994       $252,866
                                                                                                   $22,104,255     $5,588,797
    4      12/31/2005      $746,445    12/31/2006          $806,435    YTD Annualized 1/31/07       $1,712,639       $433,020
    4      12/31/2005      $716,669    12/31/2006          $774,267    YTD Annualized 1/31/07       $1,644,322       $415,747
    4      12/31/2005      $538,015    12/31/2006          $581,255    YTD Annualized 1/31/07       $1,234,419       $312,108
    4      12/31/2005      $500,026    12/31/2006          $540,212    YTD Annualized 1/31/07       $1,147,256       $290,070
    4      12/31/2005      $469,223    12/31/2006          $506,934    YTD Annualized 1/31/07       $1,076,583       $272,201
    4      12/31/2005      $437,394    12/31/2006          $472,547    YTD Annualized 1/31/07       $1,003,554       $253,737
    4      12/31/2005      $352,138    12/31/2006          $380,439    YTD Annualized 1/31/07         $807,944       $204,279
    4      12/31/2005      $351,147    12/31/2006          $379,368    YTD Annualized 1/31/07         $805,670       $203,704
    4      12/31/2005      $340,880    12/31/2006          $368,276    YTD Annualized 1/31/07         $782,113       $197,748
    4      12/31/2005      $338,705    12/31/2006          $365,926    YTD Annualized 1/31/07         $777,123       $196,486
    4      12/31/2005      $314,184    12/31/2006          $339,435    YTD Annualized 1/31/07         $720,863       $182,262
    4      12/31/2005      $309,616    12/31/2006          $334,499    YTD Annualized 1/31/07         $710,381       $179,611
    4      12/31/2005      $306,997    12/31/2006          $331,670    YTD Annualized 1/31/07         $704,373       $178,092
    4      12/31/2005      $293,677    12/31/2006          $317,280    YTD Annualized 1/31/07         $673,812       $170,365
    4      12/31/2005      $265,600    12/31/2006          $286,945    YTD Annualized 1/31/07         $609,390       $154,077
    4      12/31/2005      $262,847    12/31/2006          $283,972    YTD Annualized 1/31/07         $603,075       $152,480
    4      12/31/2005      $261,820    12/31/2006          $282,862    YTD Annualized 1/31/07         $600,719       $151,885
    4      12/31/2005      $251,553    12/31/2006          $271,770    YTD Annualized 1/31/07         $577,162       $145,928
    4      12/31/2005      $232,045    12/31/2006          $250,694    YTD Annualized 1/31/07         $532,402       $134,612
    4      12/31/2005      $209,456    12/31/2006          $226,290    YTD Annualized 1/31/07         $480,575       $121,508
    4      12/31/2005      $208,384    12/31/2006          $225,132    YTD Annualized 1/31/07         $478,116       $120,886
    4      12/31/2005      $200,216    12/31/2006          $216,307    YTD Annualized 1/31/07         $459,374       $116,147
    4      12/31/2005      $180,707    12/31/2006          $195,231    YTD Annualized 1/31/07         $414,614       $104,830
    4      12/31/2005      $164,279    12/31/2006          $177,482    YTD Annualized 1/31/07         $376,922        $95,300
    4      12/31/2005      $160,172    12/31/2006          $173,045    YTD Annualized 1/31/07         $367,499        $92,918
    4      12/31/2005      $158,119    12/31/2006          $170,827    YTD Annualized 1/31/07         $362,787        $91,726
    4      12/31/2005      $150,932    12/31/2006          $163,062    YTD Annualized 1/31/07         $346,297        $87,557
    4      12/31/2005      $136,557    12/31/2006          $147,532    YTD Annualized 1/31/07         $313,316        $79,218
    4      12/31/2005      $129,370    12/31/2006          $139,767    YTD Annualized 1/31/07         $296,826        $75,049
    4      12/31/2005      $129,370    12/31/2006          $139,767    YTD Annualized 1/31/07         $296,826        $75,049
    4      12/31/2005      $119,103    12/31/2006          $128,675    YTD Annualized 1/31/07         $273,268        $69,093
    4      12/31/2005      $105,755    12/31/2006          $114,254    YTD Annualized 1/31/07         $242,643        $61,349
    4      12/31/2005      $102,675    12/31/2006          $110,926    YTD Annualized 1/31/07         $235,576        $59,563
    4      12/31/2005       $63,658    12/31/2006           $68,774    YTD Annualized 1/31/07         $146,057        $36,929
    4      12/31/2005       $44,150    12/31/2006           $47,698    YTD Annualized 1/31/07         $101,298        $25,612
    4      12/31/2005       $41,070    12/31/2006           $44,371    YTD Annualized 1/31/07          $94,230        $23,825
    4      12/31/2005       $41,070    12/31/2006           $44,371    YTD Annualized 1/31/07          $94,230        $23,825
    5      12/31/2004    $7,468,076    12/31/2005        $7,890,895          12/31/2006            $13,018,808     $4,177,323
                                                                                                   $10,622,729     $2,371,975
    6      12/31/2004    $2,042,724    12/31/2005        $1,881,767       T-12 (12/31/2006)         $3,013,532       $722,881
    6      12/31/2004    $1,448,682    12/31/2005        $1,449,715       T-12 (12/31/2006)         $1,796,878       $336,288
    6      12/31/2004    $1,102,853    12/31/2005        $1,188,755       T-12 (12/31/2006)         $1,591,360       $285,005
    6      12/31/2004    $1,118,905    12/31/2005        $1,129,627       T-12 (12/31/2006)           $750,972       $249,581
    6      12/31/2004      $912,322    12/31/2005          $865,146       T-12 (12/31/2006)         $1,161,676       $251,835
    6      12/31/2004      $704,132    12/31/2005          $832,632       T-12 (12/31/2006)         $1,084,880       $200,799
    6      12/31/2004      $448,459    12/31/2005          $507,489       T-12 (12/31/2006)           $649,422       $137,313
    6      12/31/2004      $439,733    12/31/2005          $390,692       T-12 (12/31/2006)           $277,448       $109,202
    6      12/31/2004      $251,519    12/31/2005          $264,954       T-12 (12/31/2006)           $296,561        $79,071
    7         NAP        $3,362,613    12/31/2005        $4,384,777          12/31/2006            $10,633,931     $4,182,560
    8         NAP               NAP       NAP                   NAP              NAP                $7,744,649     $1,596,798
    9      12/31/2004    $5,142,899    12/31/2005        $5,257,378          12/31/2006             $8,840,941     $2,423,154
                                                                                                    $8,375,845     $2,826,190
   10      12/31/2004      $872,844    12/31/2005          $724,200         TTM 4/30/2006           $2,177,720       $734,809
   10      12/31/2004      $839,274    12/31/2005          $696,346         TTM 4/30/2006           $2,093,961       $706,547
   10      12/31/2004      $839,274    12/31/2005          $696,346         TTM 4/30/2006           $2,093,961       $706,547
   10      12/31/2004      $805,703    12/31/2005          $668,492         TTM 4/30/2006           $2,010,203       $678,286
   11         NAP               NAP       NAP              -$38,986          12/31/2006             $7,878,560     $3,103,904
   12      12/31/2004    $3,151,642    12/31/2005        $2,860,215          12/31/2006             $5,453,524     $1,994,338
   13         NAP        $1,913,820    12/31/2005        $2,529,195        TTM 12/31/2006           $4,439,962     $1,352,986
   14         NAP               NAP       NAP                   NAP              NAP                $5,718,650     $1,355,810
                                                                                                    $8,419,767     $3,913,943
   15         NAP        $2,676,875    12/31/2005        $2,759,877        T-12 08/31/2006          $4,902,381     $2,241,661
   15         NAP          $635,831    12/31/2005          $880,591        T-12 08/31/2006          $1,948,827       $884,267
   15      12/31/2004      $804,463    12/31/2005          $777,288        T-12 08/31/2006          $1,568,559       $788,015
   16      12/31/2004    $2,974,056    12/31/2005        $2,748,768         TTM 9/30/2006           $3,680,339       $787,555
   17      12/31/2004    $2,293,841    12/31/2005        $2,490,984          12/31/2006             $4,327,382     $1,536,919
   18      12/31/2004    $3,919,995    12/31/2005        $4,971,256       T-12 (12/31/2006)        $17,622,401    $13,165,313
   19      12/31/2004    $3,662,004    12/31/2005        $3,172,091         TTM 11/30/06            $6,062,359     $2,604,866
   20      12/31/2004    $2,161,243    12/31/2005        $2,460,742          12/31/2006             $4,267,014     $1,618,663
   21         NAP               NAP       NAP            $2,286,302          12/31/2006             $3,866,052     $1,237,206
   22      12/31/2004    $1,830,433    12/31/2005        $2,241,206          12/31/2006             $2,690,852       $482,319
   23      12/31/2004    $2,739,894    12/31/2005        $2,244,768         TTM 11/30/06            $6,860,450     $4,129,389
   24      12/31/2004    $1,916,885    12/31/2005        $2,319,125          12/31/2006             $3,651,650     $1,401,853
   25      12/31/2004    $2,516,252    12/31/2005        $2,275,729          11/30/2006             $5,611,496     $2,917,501
   26      12/31/2004    $1,984,736    12/31/2005        $1,950,936        TTM 12/31/2006           $2,916,800       $884,944
                                                                                                    $2,863,622       $370,419
   27         NAP               NAP       NAP                   NAP              NAP                $1,518,865       $196,470
   27         NAP               NAP       NAP                   NAP              NAP                  $396,612        $51,303
   27         NAP               NAP       NAP                   NAP              NAP                  $340,771        $44,080
   27         NAP               NAP       NAP                   NAP              NAP                  $233,385        $30,189
   27         NAP               NAP       NAP                   NAP              NAP                  $138,886        $17,965
   27         NAP               NAP       NAP                   NAP              NAP                   $82,186        $10,631
   27         NAP               NAP       NAP                   NAP              NAP                   $76,745         $9,927
   27         NAP               NAP       NAP                   NAP              NAP                   $76,172         $9,853
   28         NAP               NAP       NAP                   NAP              NAP                $4,982,569     $2,090,807
   29      12/31/2004    $1,711,711    12/31/2005        $1,759,897        TTM 11/30/2006           $2,284,359       $574,512
                                                                                                   $12,165,869     $8,098,137
   30         NAP        $3,149,387    06/27/1905        $4,611,650          06/28/1905            $11,233,929     $7,806,265
   30      06/26/1905      $636,500    06/27/1905          $660,977        T-12 (11/30/06)            $931,940       $291,872
   31      12/31/2004    $1,717,218    12/31/2005        $1,847,825       T-12 (11/30/2006)         $3,050,881     $1,142,937
   32      12/31/2004    $1,759,730    12/31/2005        $1,700,889          12/31/2006             $2,968,771       $980,047
                                                                                                    $3,048,679       $981,584
   33      12/31/2004      $385,436    12/31/2005          $407,233        TTM 11/30/2006             $548,762       $176,685
   33      12/31/2004      $364,023    12/31/2005          $384,609        TTM 11/30/2006             $518,275       $166,869
   33      12/31/2004      $256,957    12/31/2005          $271,488        TTM 11/30/2006             $365,841       $117,790
   33      12/31/2004      $256,957    12/31/2005          $271,488        TTM 11/30/2006             $365,841       $117,790
   33      12/31/2004      $171,305    12/31/2005          $180,992        TTM 11/30/2006             $243,894        $78,527
   33      12/31/2004      $128,479    12/31/2005          $135,744        TTM 11/30/2006             $182,921        $58,895
   33      12/31/2004      $128,479    12/31/2005          $135,744        TTM 11/30/2006             $182,921        $58,895
   33      12/31/2004      $107,065    12/31/2005          $113,120        TTM 11/30/2006             $152,434        $49,079
   33      12/31/2004      $107,065    12/31/2005          $113,120        TTM 11/30/2006             $152,434        $49,079
   33      12/31/2004       $64,239    12/31/2005           $67,872        TTM 11/30/2006              $91,460        $29,448
   33      12/31/2004       $64,239    12/31/2005           $67,872        TTM 11/30/2006              $91,460        $29,448
   33      12/31/2004       $64,239    12/31/2005           $67,872        TTM 11/30/2006              $91,460        $29,448
   33      12/31/2004       $42,826    12/31/2005           $45,248        TTM 11/30/2006              $60,974        $19,632
   34         NAP          $257,783    12/31/2005          $996,829          12/31/2006             $2,030,539       $420,211
   35         NAP               NAP       NAP            $2,111,739       YTD Ann. 2/28/07          $3,608,061     $1,618,304
   36      12/31/2003    $1,478,000    12/31/2004        $1,766,000          12/31/2005             $5,484,966     $3,512,010
   37         NAP        $1,223,849    12/31/2005        $1,589,660          12/31/2006             $2,586,071       $779,567
   38      12/31/2004    $1,690,181    12/31/2005        $1,408,237          12/31/2006             $1,895,143       $460,466
   39      12/31/2004    $1,482,660    12/31/2005        $1,432,056       T-12 (12/31/2006)         $2,990,228     $1,118,642
   40         NAP               NAP       NAP                   NAP              NAP                $2,851,151     $1,124,347
   41      12/31/2004    $2,501,982    12/31/2005        $2,593,913          TTM 9/30/06            $5,347,579     $2,890,283
   42      12/31/2004    $1,492,060    12/31/2005        $1,780,273      YTD Ann. 2/28/2007         $2,811,649     $1,121,311
   43         NAP               NAP       NAP                   NAP              NAP                $2,030,085       $433,197
   44      12/31/2004    $1,251,442    12/31/2005        $1,394,798       T-12 (12/31/2006)         $2,658,588     $1,199,638
   45      12/31/2004    $1,463,336    12/31/2005        $1,407,622          12/31/2006             $1,810,269       $489,897
   46         NAP          $965,410    12/31/2005        $2,150,596        T-12 01/31/2007          $6,308,875     $4,321,936
   47         NAP           $13,010    12/31/2005          $615,433          12/31/2006             $2,461,778     $1,019,477
                                                                                                    $2,646,030       $973,574
   48      12/31/2004      $430,418    12/31/2005          $476,184        TTM 11/30/2006             $693,283       $255,085
   48      12/31/2004      $416,070    12/31/2005          $460,312        TTM 11/30/2006             $670,174       $246,582
   48      12/31/2004      $286,945    12/31/2005          $317,456        TTM 11/30/2006             $462,189       $170,057
   48      12/31/2004      $261,837    12/31/2005          $289,679        TTM 11/30/2006             $421,747       $155,177
   48      12/31/2004      $132,712    12/31/2005          $146,824        TTM 11/30/2006             $213,762        $78,651
   48      12/31/2004      $114,778    12/31/2005          $126,983        TTM 11/30/2006             $184,875        $68,023
   49         NAP               NAP       NAP                   NAP              NAP                $2,319,206       $692,786
   50      12/31/2005    $2,872,976    12/31/2006        $3,025,639         2/28/2007 TTM           $6,802,629     $4,167,815
   51      12/31/2004    $1,038,209    12/31/2005        $1,277,230          12/31/2006             $2,553,924       $966,494
   52      06/26/1905    $1,730,888    06/27/1905        $1,718,157        T-12 (10/31/06)          $3,136,180     $1,476,083
   53         NAP               NAP       NAP            $1,195,419          12/31/2006             $2,706,848     $1,229,879
   54      12/31/2004    $1,484,071    12/31/2005        $1,438,012          12/31/2006             $2,056,000       $622,000
   55      12/31/2004    $1,111,882    12/31/2005        $1,162,343          12/31/2006             $1,769,102       $476,540
   56         NAP               NAP       NAP                   NAP              NAP                $1,834,753       $647,917
   57         NAP          $414,094    12/31/2005          $863,038        T-10 Annualized          $2,733,860     $1,680,631
                                                                             10/31/2006
   58         NAP          $977,412    12/31/2005          $995,645       T-12 (12/31/2006)         $2,291,858     $1,009,395
   59         NAP        $1,148,393    12/31/2005        $1,273,460       T-12 (12/13/2006)         $1,753,629       $499,964
   60         NAP               NAP       NAP                   NAP              NAP                $1,854,095       $535,316
   61      12/31/2004    $1,157,538    12/31/2005        $1,452,604         TTM 11/30/06            $2,246,415       $910,444
   62      12/31/2004    $1,143,730    12/31/2005        $1,549,768          12/31/2006             $3,905,147     $2,314,269
   63      12/31/2004    $1,155,649    12/31/2005        $1,014,463          12/31/2006             $2,262,696       $895,203
   64         NAP               NAP       NAP                   NAP              NAP                $1,532,640        $45,979
   65      12/31/2004      $871,475    12/31/2005        $1,023,008        TTM 11/30/2006           $1,269,943       $268,459
   66         NAP               NAP       NAP                   NAP              NAP                $1,744,781       $518,126
   67         NAP               NAP       NAP                   NAP              NAP                $1,583,102       $346,451
   68         NAP          $634,708    12/31/2005        $1,269,693        T-12 12/31/2006          $1,985,232       $942,821
   69      12/31/2004    $1,200,701    12/31/2005        $1,295,704         TTM 1/31/2007           $1,829,965       $537,742
   70      12/31/2004    $1,324,288    12/31/2005        $1,333,644         TTM 11/30/06            $1,827,245       $457,304
                                                                                                    $3,436,729     $1,156,183
   71         NAP               NAP       NAP                   NAP              NAP                $1,106,595       $409,658
   72         NAP               NAP       NAP                   NAP              NAP                  $322,872         $9,686
   72         NAP               NAP       NAP                   NAP              NAP                  $289,898         $8,697
   73      12/31/2004      $834,770    12/31/2005          $999,705        TTM 11/30/2006           $1,717,364       $728,142
   74      12/31/2004      $787,105    12/31/2005        $1,042,482          12/31/2006             $1,675,736       $599,496
   75      06/26/1905    $1,717,810    06/27/1905        $1,726,437        T-12 (10/31/06)          $3,533,041     $2,155,231
   76      12/31/2004      $755,856    12/31/2005          $821,657          12/31/2006             $1,355,813       $504,613
   77      12/31/2004    $1,293,891    12/31/2005        $1,413,169      YTD Ann. 9/30/2006         $1,927,787       $581,771
   78      12/31/2004    $1,041,486    12/31/2005        $1,135,639          12/31/2006             $2,148,475     $1,023,155
   79      12/31/2004    $1,308,080    12/31/2005        $1,193,796          TTM 1/31/07            $1,536,748       $508,415
   80      12/31/2004      $848,682    12/31/2005        $1,183,848          12/31/2006             $1,670,349       $607,822
   81         NAP               NAP       NAP                   NAP              NAP                $1,227,102       $216,892
   82      12/31/2004      $853,828    12/31/2005          $855,949          12/31/2006             $1,258,253       $343,027
                                                                                                    $1,889,899       $573,686
   83         NAP               NAP       NAP                   NAP              NAP                $1,327,302       $337,344
   83         NAP               NAP       NAP                   NAP              NAP                  $562,597       $236,342
   84      12/31/2004    $1,227,373    12/31/2005        $1,047,513          12/31/2006             $1,802,185       $751,447
   85      12/31/2004      $534,683    12/31/2005          $910,822          12/31/2006             $1,715,170       $653,627
   86      12/31/2004    $1,240,403    12/31/2005        $1,273,485         TTM 11/30/06            $1,510,828       $465,160
   87         NAP               NAP       NAP                   NAP              NAP                $1,808,959       $866,600
   88      12/31/2004      $985,628    12/31/2005        $1,032,931          12/31/2006             $1,500,114       $450,406
   89         NAP          $340,230    12/31/2006        $1,072,157       YTD 1/31/07 Ann.          $1,306,801       $351,784
   90         NAP               NAP       NAP                   NAP              NAP                $1,132,629       $224,971
   91         NAP               NAP       NAP                   NAP              NAP                $1,685,488       $704,142
   92         NAP               NAP       NAP              $477,339          06/28/1905             $1,341,963       $422,146
   93      12/31/2004      $584,864    12/31/2005          $619,275          12/31/2006             $1,120,807       $352,180
   94         NAP          $286,620    12/31/2005          $703,565        YTD 12/31/2006           $1,474,503       $509,470
   95         NAP               NAP       NAP                   NAP              NAP                $1,174,018       $302,084
   96      12/31/2003      $734,700    12/31/2004          $763,220          12/31/2005             $1,034,952       $265,100
   97      12/31/2004      $908,549    12/31/2005          $975,523        YTD 12/31/2006           $1,306,892       $447,538
                                                                                                    $1,387,840       $543,394
   98         NAP               NAP       NAP              $667,549          TTM 9/30/06              $758,945       $306,988
   98         NAP          $222,420    12/31/2005          $225,165          TTM 9/30/06              $260,490        $87,363
   98      12/31/2004      $122,870    12/31/2005          $133,321          TTM 9/30/06              $161,367        $66,424
   98         NAP           $34,053    12/31/2005           $76,357          TTM 9/30/06              $163,148        $66,130
   98         NAP           $20,483    12/31/2005           $31,028          TTM 9/30/06               $43,890        $16,489
   99      06/26/1905      $312,456    06/27/1905          $479,311          06/28/1905             $1,170,492       $289,835
   100        NAP               NAP       NAP              $892,781          12/31/2006               $992,922       $180,561
   101     12/31/2004    $1,083,193    12/31/2005        $1,100,341          12/31/2006             $1,473,005       $454,382
   102        NAP          $362,150    12/31/2005          $455,084          12/31/2006             $1,296,070       $402,769
   103        NAP               NAP       NAP                   NAP              NAP                  $960,325       $192,328
   104        NAP               NAP       NAP                   NAP              NAP                $1,264,825       $424,263
   105     12/31/2004      $488,231    12/31/2005          $587,133          12/31/2006             $1,311,384       $545,062
   106        NAP               NAP       NAP              $740,041          TTM 1/31/07            $1,220,029       $490,010
   107     12/31/2004      $875,197    12/31/2005          $961,171       T-12 (12/31/2006)         $1,662,698       $722,869
   108     12/31/2004      $501,051    12/31/2005          $628,651          12/31/2006               $972,131       $362,308
                                                                                                    $1,152,552       $365,732
   109        NAP               NAP       NAP                   NAP              NAP                  $547,034       $124,576
   110        NAP               NAP       NAP              $113,084       T-9 (09/30/2006)            $340,263       $138,204
                                                                             Annualized
   111        NAP               NAP       NAP               $51,559       T-6 (06/26/2006)            $265,255       $102,952
                                                                             Annualized
   112     12/31/2004      $686,961    12/31/2005          $692,013          TTM 9/30/06            $1,318,324       $432,441
   113     12/31/2004    $1,028,500    12/31/2005        $1,037,898          12/31/2006             $2,972,798     $1,938,641
   114     12/31/2004      $764,024    12/31/2005          $783,337       T-12 (12/31/2006)         $1,019,549       $178,964
   115     12/31/2004      $580,486    12/31/2005          $560,849          TTM 1/31/07            $1,279,049       $603,223
   116     12/31/2004      $732,512    12/31/2005          $694,219          12/31/2006             $1,194,989       $440,212
   117        NAP          $879,996    12/31/2004          $879,996          12/31/2005             $1,576,563       $810,996
   118     12/31/2004      $589,632    12/31/2005          $600,844          12/31/2006             $1,128,097       $480,233
   119     12/31/2004      $687,720    12/31/2005          $767,212       T-12 (12/31/2006)         $1,110,035       $372,025
   120     12/31/2004      $806,917    12/31/2005          $635,941          12/31/2006             $1,211,759       $522,177
   121     12/31/2004    $1,054,653    12/31/2005        $1,127,854          12/31/2006             $1,392,866       $295,602
   122     12/31/2004    $1,112,505    12/31/2005        $1,092,337       T-12 (12/31/2006)         $1,409,832       $330,877
   123     12/31/2004      $478,283    12/31/2005          $463,110        TTM 10/30/2006             $946,248       $231,613
   124     12/31/2004      $489,307    12/31/2005          $727,350          12/31/2006             $1,270,590       $499,595
   125        NAP          $546,831    12/31/2005          $590,789       T-12 (12/31/2006)         $1,421,706       $667,774
   126     12/31/2004    $1,478,147    12/31/2005        $1,409,948          12/31/2006             $2,239,466       $983,032
                                                                                                    $1,161,066       $491,498
   127        NAP          $247,410    12/31/2005          $222,863          TTM 9/30/06              $587,558       $266,180
   128        NAP          $117,363    12/31/2005          $391,626        TTM 10/31/2006             $573,507       $225,318
   129        NAP           $80,688    12/31/2005          $587,961          TTM 2/28/07            $1,150,290       $394,160
   130        NAP          $802,087    12/31/2006          $825,786         TTM 1/31/2007           $2,306,328     $1,499,841
   131     12/31/2004      $572,941    12/31/2005          $594,728          12/31/2006               $889,499       $269,989
   132        NAP               NAP       NAP                   NAP              NAP                  $986,939       $312,194
   133        NAP               NAP       NAP                   NAP              NAP                  $959,950       $228,549
   134     12/31/2004      $674,887    12/31/2005          $655,288        TTM 09/30/2006           $1,161,926       $450,978
   135     12/31/2003      $709,176    12/31/2004          $725,375          12/31/2005               $881,313        $75,712
   136     12/31/2004      $486,764    12/31/2005          $738,162          12/12/2006               $899,050       $281,507
   137        NAP               NAP       NAP              $326,587          12/31/2006             $1,070,205       $421,773
   138     12/31/2004      $672,107    12/31/2005          $704,065        YTD 11/30/2006             $982,204       $349,812
   139        NAP          $415,897    12/31/2005          $733,470       T-12 (12/31/2006)           $964,766       $249,338
   140     12/31/2004      $659,496    12/31/2005          $673,103       T-12 (12/31/2006)           $807,778       $169,211
   141     12/31/2004    $1,010,321    12/31/2005        $1,147,580          12/31/2006             $5,494,389     $4,406,047
   142     12/31/2004       $83,952    12/31/2005          $389,861        TTM 12/31/2006             $789,545       $210,040
   143     12/31/2004      $627,173    12/31/2005          $840,307          12/31/2006             $1,383,098       $797,232
   144     12/31/2003      $369,792    12/31/2004          $265,844          12/31/2005             $1,029,176       $451,460
                                                                                                    $1,006,182       $360,247
   145     12/31/2005      $339,766    12/31/2006          $367,811         TTM 1/31/2007             $690,360       $250,773
   146     12/31/2005      $216,916    12/31/2006          $225,905         TTM 1/31/2007             $315,822       $109,475
   147        NAP               NAP       NAP                   NAP              NAP                  $790,771       $213,464
   148        NAP               NAP       NAP              $548,554          TTM 2/28/07              $777,157       $187,548
                                                                                                    $1,043,109       $256,247
   149        NAP               NAP       NAP                   NAP              NAP                  $393,628       $106,133
   149        NAP               NAP       NAP                   NAP              NAP                  $229,596        $42,582
   149        NAP               NAP       NAP                   NAP              NAP                  $195,624        $42,166
   149        NAP               NAP       NAP                   NAP              NAP                  $224,261        $65,366
                                                                                                    $1,121,309       $352,992
   150        NAP               NAP       NAP                   NAP              NAP                  $639,831       $206,177
   150        NAP               NAP       NAP                   NAP              NAP                  $481,478       $146,815
   151        NAP          $331,200    12/31/2006          $353,851         TTM 1/31/2007           $1,563,529       $993,930
   152     12/31/2004      $586,008    12/31/2005          $373,285          12/31/2006               $883,562       $228,835
   153     12/31/2004      $635,668    12/31/2005          $621,535        TTM 10/31/2006           $1,045,736       $446,031
   154     12/31/2004      $891,044    12/31/2005          $975,361          12/31/2006             $1,427,080       $544,182
   155     12/31/2004      $529,712    12/31/2005          $575,130        TTM 12/31/2006             $932,790       $344,125
   156     12/31/2004      $539,283    12/31/2005          $675,662       T-12 (12/31/2006)         $1,123,577       $507,208
   157     12/31/2004      $533,350    12/31/2005          $569,796         TTM 11/30/06              $976,003       $429,946
                                                                                                      $687,645       $169,632
   158        NAP          $166,529    12/31/2005          $204,076          12/31/2006               $405,666       $109,543
   158        NAP           $87,924    12/31/2005           $87,734          12/31/2006               $281,979        $60,089
   159     12/31/2004      $564,287    12/31/2005          $743,970          12/31/2006             $1,810,457     $1,067,767
   160     12/31/2004      $590,103    12/31/2005          $618,062         TTM 11/30/06              $987,013       $352,703
   161        NAP               NAP       NAP                   NAP              NAP                  $720,647       $145,481
   162        NAP               NAP       NAP                   NAP              NAP                  $668,849       $155,748
   163        NAP               NAP       NAP                   NAP              NAP                  $720,925       $201,206
   164        NAP               NAP       NAP              $793,441          12/31/2006               $813,519       $287,166
   165     12/31/2004    $1,073,472    12/31/2005        $1,223,300         TTM 11/30/06            $7,545,668     $6,319,964
                                                                                                      $578,578        $84,718
   166     12/31/2004      $151,230    12/31/2005          $156,241       T-12 (12/31/2006)           $181,216        $27,193
   166     12/31/2004      $155,310    12/31/2005          $164,258       T-12 (12/31/2006)           $187,943        $27,067
   166     12/31/2004      $175,372    12/31/2005          $183,591       T-12 (12/31/2006)           $209,419        $30,458
   167     12/31/2004      $546,958    12/31/2005          $539,456          12/31/2006               $774,341       $243,051
   168     12/31/2004      $570,032    12/31/2005          $580,384        TTM 11/30/2006           $1,177,631       $644,733
   169     12/31/2004      $415,447    12/31/2005          $433,387          12/31/2006               $753,448       $261,153
                                                                                                      $855,471       $350,241
   170        NAP          $255,273    12/31/2005          $269,194          12/31/2006               $451,530       $186,945
   171        NAP          $182,255    12/31/2005          $230,419          12/31/2006               $403,941       $163,296
   172        NAP          $459,926    12/31/2006          $482,757          TTM 2/28/07              $673,151       $181,538
   173     12/31/2004      $558,818    12/31/2005          $478,875        TTM 10/31/2006             $870,773       $349,110
                                                                                                      $836,486       $173,642
   174        NAP               NAP       NAP                   NAP              NAP                  $289,488        $83,714
   175        NAP               NAP       NAP                   NAP              NAP                  $546,999        $89,928
   176     12/31/2004      $451,986    12/31/2005          $422,974       T-12 (12/31/2006)           $796,022       $286,863
   177     12/31/2005      $340,135    12/31/2006          $352,114         TTM 1/31/2007             $847,348       $312,876
   178        NAP               NAP       NAP              $713,125         TTM 11/30/06            $1,756,925     $1,029,167
   179     12/31/2004      $401,769    12/31/2005          $561,892          TTM 6/30/06              $859,193       $273,546
   180        NAP               NAP       NAP              $267,071      T-6 (12/31/06) Ann.          $839,604       $246,062
   181     12/31/2004      $504,432    12/31/2005          $531,367          12/31/2006               $863,458       $328,496
   182        NAP               NAP       NAP                   NAP              NAP                  $475,000        $14,250
   183     12/31/2004      $479,013    12/31/2005          $488,655        TTM 12/31/2006             $694,973       $150,787
                                                                                                      $567,696        $66,689
   184        NAP               NAP       NAP                   NAP              NAP                  $261,300         $7,839
   185     06/26/1905      $116,028    06/27/1905          $218,620        T-12 (11/30/06)            $306,396        $58,850
                                                                                                    $1,456,393       $888,120
   186     12/31/2004      $313,713    12/31/2005          $354,408          12/31/2006               $681,578       $344,324
   186        NAP          $172,403    12/31/2005          $300,519          12/31/2006               $774,815       $543,796
   187        NAP               NAP       NAP                   NAP              NAP                  $934,082       $294,429
   188     12/31/2004    $1,650,928    12/31/2005        $1,650,928          12/31/2006             $2,286,644     $1,572,594
                                                                                                      $700,498       $250,752
   189        NAP          $232,834    12/31/2005          $245,770          12/31/2006               $385,696       $124,673
   189        NAP          $194,810    12/31/2005          $177,196          12/31/2006               $314,802       $126,079
   190        NAP          $725,800    12/31/2005          $929,668        TTM 11/30/2006           $1,940,117     $1,185,059
   191        NAP           $71,198    12/31/2005          $351,249        TTM 09/30/2006             $628,249       $143,842
   192     12/31/2004      $608,294    12/31/2005          $600,145          12/31/2006               $811,391       $205,513
   193        NAP               NAP       NAP                   NAP              NAP                  $761,755       $247,507
   194     12/31/2004      $294,153    12/31/2005          $315,850         TTM 9/30/2006             $720,070       $228,918
   195        NAP          $305,563    12/31/2005          $371,443        TTM 11/30/2006             $669,430       $209,640
   196     12/31/2004      $464,039    12/31/2005          $521,989          12/31/2006               $813,221       $290,081
   197     12/31/2004      $434,970    12/31/2005          $523,507          12/31/2006               $533,816        $93,944
   198     12/31/2004      $497,106    12/31/2005          $493,731       T-12 (11/30/2006)           $685,533       $207,834
   199        NAP               NAP       NAP                   NAP              NAP                  $561,729       $130,023
   200     12/31/2004      $462,270    12/31/2005          $492,182          12/31/2006               $776,100       $341,841
   201        NAP               NAP       NAP              $276,230        TTM 10/31/2006             $537,363       $164,721
   202     12/31/2004      $238,548    12/31/2005          $424,576          12/31/2006               $582,128       $179,634
   203        NAP          $260,856    6/06-12/06          $506,372    YTD Annualized 3/31/07         $605,316       $139,896
                                       Annualized
   204     12/31/2004      $452,943    12/31/2005          $652,375          12/31/2006             $1,622,196       $982,654
   205        NAP          $385,803    12/31/2005          $437,095          12/31/2006               $730,149       $307,088
   206     12/31/2004      $532,109    12/31/2005          $586,591          12/31/2006             $1,603,705     $1,016,867
   207     12/31/2004      $382,173    12/31/2005          $393,424         TTM 1/31/2007           $1,015,363       $577,288
   208     12/31/2004      $312,043    12/31/2005          $363,678       T-12 (12/31/2006)           $649,284       $214,734
   209        NAP          $451,423    12/31/2005          $520,723          12/31/2006               $734,465       $250,341
   210        NAP               NAP       NAP                   NAP              NAP                  $391,943        $11,758
   211     12/31/2005      $489,107    12/31/2006          $534,023        TTM 02/28/2007             $689,440       $243,073
   212     12/31/2004      $340,351    12/31/2005          $443,630         TTM 1/31/2007             $596,020       $158,466
   213     12/31/2004      $446,208    12/31/2005          $476,681          TTM 8/31/06              $637,371       $164,660
   214        NAP               NAP       NAP                   NAP              NAP                  $689,913       $196,251
   215        NAP               NAP       NAP                   NAP              NAP                  $381,385        $11,442
   216     12/31/2004      $570,403    12/31/2005          $570,408          12/28/2006               $853,197       $377,297
   217     12/31/2004      $340,700    12/31/2005          $354,260          12/31/2006               $552,865       $173,353
   218     06/26/1905      $298,498    06/27/1905          $296,364        T-12 (7/31/06)             $953,844       $523,164
   219     06/26/1905      $530,918    06/27/1905          $573,683        T-12 (8/31/06)           $1,506,870       $971,604
   220     12/31/2004      $182,037    12/31/2005          $447,813        TTM 10/31/2006             $511,938        $90,465
   221        NAP           $57,738    12/31/2005          $305,092         TTM 1/31/2007             $585,582       $197,601
   222     12/31/2004      $344,420    12/31/2005          $320,143          12/31/2006               $553,311       $239,064
   223     12/31/2004      $500,049    12/31/2005          $615,329         TTM 11/30/06            $1,634,824     $1,099,423
   224     12/31/2004      $310,533    12/31/2005          $356,575        TTM 12/31/2006             $542,897       $176,237
   225        NAP               NAP       NAP              $370,871         TTM 02/28/06              $370,871        $11,126
   226     12/31/2004      $438,643    12/31/2005          $421,417          12/31/2006               $826,540       $419,561
   227     12/31/2003      $427,224    12/31/2004          $394,361          12/31/2005               $394,418        $11,833
   228        NAP               NAP       NAP              $534,098          12/31/2006               $509,773       $132,122
   229        NAP               NAP       NAP                   NAP              NAP                  $599,190       $122,710
   230        NAP               NAP       NAP                   NAP              NAP                  $466,588       $103,134
   231     12/31/2005      $576,543    12/31/2006          $597,264         TTM 2/28/2007           $1,516,702       $999,448
   232        NAP               NAP       NAP                   NAP              NAP                  $548,951       $132,359
   233        NAP               NAP       NAP                   NAP              NAP                  $668,162       $239,979
   234        NAP               NAP       NAP              $478,144        T-12 (8/31/06)           $1,374,318       $912,463
                                                                                                      $401,531        $12,046
   235        NAP               NAP       NAP              $288,306          12/31/2006               $271,982         $8,159
   235        NAP               NAP       NAP              $164,840          12/31/2006               $129,549         $3,886
   236        NAP          $101,061    12/31/2005          $294,789          12/31/2006               $577,778       $211,459
   237        NAP               NAP       NAP              $448,922          12/31/2006               $571,978       $202,286
   238        NAP          $257,569    12/31/2005          $334,253          12/31/2006               $466,235       $128,047
   239        NAP               NAP       NAP              $514,323          06/28/1905             $1,191,818       $733,813
   240        NAP          $420,211    12/31/2005          $481,462          TTM 1/31/07            $1,195,962       $762,339
                                                                                                      $574,700       $207,574
   241     12/31/2004      $178,821    12/31/2005          $177,596       T-12 (12/31/2006)           $333,326       $120,393
   241     12/31/2004       $55,496    12/31/2005           $55,116       T-12 (12/31/2006)           $103,446        $37,363
   241     12/31/2004       $36,998    12/31/2005           $36,744       T-12 (12/31/2006)            $68,964        $24,909
   241     12/31/2004       $36,998    12/31/2005           $36,744       T-12 (12/31/2006)            $68,964        $24,909
   242        NAP               NAP       NAP                   NAP              NAP                  $433,855       $107,582
   243        NAP               NAP       NAP                   NAP              NAP                  $603,326       $253,180
   244        NAP          $425,905    12/31/2005          $349,195          12/31/2006               $707,792       $369,814
   245        NAP               NAP       NAP              $319,779      T-9 (10/19/06) Ann.          $572,761       $207,349
   246     06/26/1905       $58,993    06/27/1905          $236,594        T-12 (8/31/06)             $596,875       $224,440
   247        NAP               NAP       NAP                   NAP              NAP                  $532,841       $173,951
   248     12/31/2004      $441,407    12/25/2005          $493,774       T-12 (12/25/2006)           $642,636       $172,551
   249        NAP               NAP       NAP              $348,702          06/28/1905               $607,810       $228,952
   250        NAP          $642,540    12/31/2005          $580,056       T-12 (12/31/2006)         $1,332,317       $862,198
   251     06/26/1905      $500,080    06/27/1905          $536,266          06/28/1905             $1,113,052       $614,247
   252     12/31/2004      $339,663    12/31/2005          $333,180        T-12 09/30/2006            $527,224       $188,573
   253        NAP          $521,213    06/27/1905          $774,522          06/28/1905             $2,017,287     $1,347,022
   254     06/26/1905      $415,242    06/27/1905          $468,160        T-12 (9/30/06)           $1,971,879     $1,515,304
   255     12/31/2004      $322,083    12/31/2005          $479,631       YTD Ann. 11/30/06           $519,369       $173,167
   256     06/26/1905      $613,118 T-11 (12/31/05         $563,860          06/28/1905             $1,366,774       $881,162
                                          Ann.
   257     12/31/2004      $146,129    12/31/2005          $374,755     Ann 7 mos. 07/31/2006         $609,216       $274,916
   258        NAP            $2,573    12/31/2005          $778,954          TTM 7/31/06              $807,434       $451,821
   259        NAP          $202,117    12/31/2005          $262,607          12/31/2006               $432,676       $125,107
                                                                                                      $530,347       $200,183
   260     12/31/2004      $212,974    12/31/2005          $237,986         YTD 9/30/2006             $328,276       $144,648
   260     12/31/2004       $60,094    12/31/2005           $97,367         YTD 9/30/2006             $202,071        $55,535
   261     12/31/2004      $348,800    12/31/2005          $372,017        TTM 12/31/2006             $521,726       $204,105
   262     12/31/2004      $303,338    12/31/2005          $313,070          12/31/2006               $726,476       $394,867
   263     12/31/2005      $307,574    12/31/2006          $286,634       T-12 (2/28/2007)            $738,300       $442,343
   264        NAP               NAP       NAP              $346,970        TTM 12/31/2006             $436,595       $142,287
   265        NAP               NAP       NAP                   NAP              NAP                  $518,731       $181,560
   266        NAP               NAP       NAP              $293,279       T-11 (11/29/2006)           $377,319        $89,412
                                                                             Annualized
   267     12/31/2004      $357,317    12/31/2005          $351,786        TTM 12/31/2006             $512,297       $180,454
   268     12/31/2004      $293,925    12/31/2005          $244,939        TTM 12/31/2006             $432,487       $137,147
   269     12/31/2004      $457,319    12/31/2005          $500,212        TTM 11/30/2006           $1,337,018       $929,545
   270        NAP               NAP       NAP              $378,800          12/31/2006               $425,149       $138,280
   271     12/31/2004      $280,502    12/31/2005          $348,654       T-12 (12/31/2006)           $605,538       $292,792
   272     06/25/1905      $177,496    06/26/1905          $257,843          06/27/1905               $361,267       $120,341
   273        NAP          $223,921    12/31/2005          $267,159          12/31/2006               $401,270       $138,283
   274     12/31/2004      $263,214    12/31/2005          $264,619          12/31/2006               $366,516       $110,337
   275     12/31/2004      $304,205    12/31/2005          $245,907    Ann 11 mos. 11/30/2006         $533,292       $224,091
   276     12/31/2004      $271,672    12/31/2005          $365,395        TTM 11/30/2006             $434,023       $155,233
   277     12/31/2004      $284,651    12/31/2005          $302,486          12/31/2006               $531,414       $217,623
   278        NAP               NAP       NAP                   NAP              NAP                  $337,998        $61,588
   279        NAP               NAP       NAP                   NAP              NAP                  $447,943       $126,669
   280        NAP               NAP       NAP                   NAP              NAP                  $467,498       $122,842
   281     06/26/1905      $377,627    06/27/1905          $377,195          06/28/1905             $1,183,653       $821,899
   282     12/31/2004      $298,503    12/31/2005          $315,347     Ann 9 mos. 09/30/2006         $482,385       $198,344
   283        NAP               NAP       NAP              $279,403        TTM 11/30/2006             $451,043       $174,726
   284        NAP               NAP       NAP                   NAP              NAP                  $293,355         $8,801
   285        NAP               NAP       NAP                   NAP              NAP                  $260,536         $7,816
   286     12/31/2004      $265,374    12/31/2005          $253,906          12/31/2006               $394,308       $132,991
   287        NAP               NAP       NAP              $136,921      YTD 11/30/2006 Ann.          $395,676       $116,687
   288        NAP           $69,072    12/31/2005          $211,163          12/31/2006               $453,101       $198,764
   289     12/31/2004      $216,503    12/31/2005          $299,426    Ann 10 mos. 10/31/2006         $409,507       $139,816
   290        NAP          $277,975    12/31/2005          $304,288          12/31/2006               $425,468       $125,623
   291        NAP               NAP       NAP                   NAP              NAP                  $341,852        $78,033
   292        NAP          $235,483    12/31/2005          $289,657          12/31/2006               $674,052       $362,866
   293     12/31/2004      $279,029    12/31/2005          $264,932          12/31/2006               $539,706       $268,704
   294        NAP               NAP       NAP                   NAP              NAP                  $362,757       $103,430
   295        NAP               NAP       NAP                   NAP              NAP                  $334,718        $71,442
   296     12/31/2004      $249,047    12/31/2005          $262,260        T-12 09/30/2006            $459,386       $192,656
   297        NAP               NAP       NAP                   NAP              NAP                  $267,221         $8,017
   298     12/31/2004      $263,210    12/31/2005          $172,097       T-12 (12/31/2006)           $346,307        $84,298
   299        NAP               NAP       NAP                   NAP              NAP                  $349,739        $50,938
   300        NAP               NAP       NAP                   NAP              NAP                  $380,714       $120,756
   301        NAP               NAP       NAP                   NAP              NAP                  $283,886        $36,227
   302        NAP               NAP       NAP                   NAP              NAP                  $359,061        $76,805
   303     12/31/2004      $247,201    12/31/2005          $241,330       T-12 (12/31/2006)           $316,961        $76,948
   304     12/31/2004      $229,788    12/31/2005          $241,628     Ann 9 mos. 09/30/2006         $325,282        $86,984
   305     12/31/2004      $250,023    12/31/2005          $265,553        T-12 09/30/2006            $404,942       $147,808
   306        NAP               NAP       NAP                   NAP              NAP                  $250,800         $5,016
   307        NAP               NAP       NAP                   NAP              NAP                  $305,003         $9,150
   308        NAP               NAP       NAP                   NAP              NAP                  $475,963       $115,874
   309     12/31/2005      $125,904    12/31/2006          $112,084          TTM 2/28/07              $344,091        $96,675
   310     12/31/2004      $102,989    12/31/2005          $106,469        TTM 11/30/2006             $619,870       $364,590
   311     12/31/2004      $421,066    12/31/2005          $369,851        TTM 11/30/2006             $998,860       $656,866
   312        NAP               NAP       NAP                   NAP              NAP                  $242,963         $4,859
   313     12/31/2004      $267,274    12/31/2005          $354,486          12/31/2006               $414,895       $118,313
   314     12/31/2004      $195,037    12/31/2005          $242,584         TTM 11/30/06              $318,290        $87,027
   315        NAP               NAP       NAP              $197,421          12/31/2006               $293,853        $62,657
   316        NAP               NAP       NAP                   NAP              NAP                  $331,477       $123,315
   317     12/31/2004      $178,244    12/31/2005          $231,034        T-12 09/30/2006            $416,674       $179,273
   318        NAP          $173,246    12/31/2005          $179,639          12/31/2006               $461,358       $247,210
   319        NAP               NAP       NAP                   NAP              NAP                  $362,278       $120,131
   320     12/31/2004      $214,024    12/31/2005          $199,934          12/31/2006               $368,440       $122,454
   321        NAP               NAP       NAP               $99,369          12/31/2006               $287,222        $64,713
   322        NAP               NAP       NAP                   NAP              NAP                  $346,628       $114,159
   323     12/31/2004      $558,561    12/31/2005          $519,253          12/31/2006             $1,007,905       $532,320
   324        NAP               NAP       NAP              $244,644          12/31/2006               $601,578       $364,867
   325        NAP          $235,150    12/31/2005          $208,585          12/31/2006               $307,119        $71,217
   326     12/31/2004      $191,239    12/31/2005          $208,969          12/31/2006               $378,909       $149,141
   327     12/31/2004      $227,601    12/31/2005          $266,447        T-12 09/30/2006            $480,640       $224,833
   328        NAP               NAP       NAP                   NAP              NAP                  $318,047        $67,127
   329        NAP               NAP       NAP                   NAP              NAP                  $289,390        $61,303
   330        NAP               NAP       NAP                   NAP              NAP                  $257,939        $40,586
   331        NAP          $277,161    12/31/2005          $281,628          12/31/2006               $411,221       $182,496
                                                                                                      $422,567       $179,072
   332     12/31/2004      $151,757    12/31/2005          $160,190          12/31/2006               $213,429        $90,445
   332     12/31/2004      $148,707    12/31/2005          $156,971          12/31/2006               $209,138        $88,627
   333     12/31/2004      $229,566    12/31/2005          $224,960          12/31/2006               $283,139        $64,640
   334     06/26/1905      $457,731    06/27/1905          $466,253          06/28/1905               $994,739       $676,794
   335     12/31/2005      $199,649    12/31/2006          $217,276     Ann 6 mos. 02/28/2007         $342,930       $133,527
   336     12/31/2004      $221,824    12/31/2005          $249,267        TTM 10/31/2006             $302,465        $75,957
   337        NAP               NAP       NAP                   NAP              NAP                  $349,006       $101,107
   338     12/31/2004      $243,854    12/31/2005          $206,698     Ann 9 mos. 12/31/2006         $317,940       $121,360
   339     12/31/2003      $359,091    12/31/2004          $349,087          12/31/2005               $515,455       $100,499
   340     12/31/2005      $237,153    12/31/2006          $241,334      YTD Ann. 02/28/2007          $295,585        $64,750
   341        NAP               NAP       NAP                   NAP              NAP                  $348,180       $125,983
   342     12/31/2004      $154,082    12/31/2005          $245,120          12/31/2006               $389,651       $203,292
   343        NAP               NAP       NAP              $298,533         TTM 8/31/2006             $292,259       $117,419
   344        NAP               NAP       NAP                   NAP              NAP                  $290,821        $71,935
   345     12/31/2004      $192,609    12/31/2005          $215,967         TTM 11/30/06              $363,930       $174,164
   346        NAP          $180,202 T-12 08/31/200         $269,240        T-3 09/30/2006             $363,872       $190,361
   347        NAP               NAP       NAP                   NAP              NAP                  $228,029        $10,795
   348        NAP          $159,045    12/31/2005          $159,076          12/31/2006               $238,600        $38,596
                                                                                                      $435,186       $228,404
   349     12/31/2005      $155,791    12/31/2006          $165,846        T-12 02/28/2007            $306,423       $160,824
   349     12/31/2005       $65,465    12/31/2006           $69,691        T-12 02/28/2007            $128,763        $67,580
   350        NAP           $65,237    12/31/2005          $212,450        TTM 11/30/2006             $213,454        $48,253
   351        NAP          $240,291    12/31/2005          $240,296       YTD Ann. 10/31/06           $257,217        $36,856
   352        NAP               NAP       NAP                   NAP              NAP                  $296,630       $106,207
   353        NAP               NAP       NAP                   NAP              NAP                  $225,095        $39,696
   354     12/31/2004      $144,210    12/31/2005          $134,156         TTM 2/28/2007             $317,668       $145,752
   355        NAP               NAP       NAP                   NAP              NAP                  $208,769        $10,020
   356        NAP               NAP       NAP                   NAP              NAP                  $176,000             $0
   357        NAP               NAP       NAP                   NAP              NAP                  $283,271        $75,252
   358        NAP           $78,064    12/31/2005          $310,192         TTM 7/31/2006             $226,206        $48,886
   359     11/30/2004      $212,925    12/31/2005          $187,643        TTM 11/30/2006             $484,579       $280,743
   360        NAP           $86,151    12/31/2005          $290,576      YTD Ann. 9/30/2006           $272,679        $88,959
   361        NAP               NAP       NAP              $181,105        TTM 10/31/2006             $331,994       $148,374
   362     12/31/2004      $194,609    12/31/2005          $183,586          12/31/2006               $252,118        $67,921
   363     12/31/2004      $201,950    12/31/2005          $184,179        TTM 12/31/2006             $286,353       $103,427
   364        NAP               NAP       NAP                   NAP              NAP                  $239,158        $62,275
   365     12/31/2004      $204,687    12/31/2005          $193,095         TTM 11/30/06              $295,373       $100,293
   366     12/31/2004      $181,645    12/31/2005          $216,301          12/31/2006               $270,786       $101,216
   367     12/31/2004      $125,192    12/31/2005          $164,926        TTM 12/31/2006             $257,119        $80,983
   368        NAP              $715    12/31/2005           $67,191        TTM 10/31/2006             $240,897        $77,921
   369     Ann 6 mos.      $176,122    12/31/2005          $153,200          12/31/2006               $246,494        $75,022
           06/30/2004
   370     12/31/2004      $145,835    12/31/2005          $167,318          12/31/2006               $233,407        $74,102
   371        NAP          $220,327    12/31/2005          $228,393          12/31/2006               $295,051       $112,758
   372        NAP               NAP       NAP                   NAP              NAP                  $214,292        $46,370
   373        NAP               NAP       NAP                   NAP              NAP                  $202,658        $31,491
   374     12/31/2004      $170,773    12/31/2005          $202,246         TTM 9/30/2006             $301,501       $142,996
   375     12/31/2004      $276,329    12/31/2005          $304,596         TTM 11/30/06              $381,621       $148,264
   376     12/31/2005      $166,073    12/31/2006          $194,784         TTM 2/28/2007             $234,633        $54,265
   377        NAP           $40,895    12/31/2005          $129,839          12/31/2006               $214,314        $43,795
   378     12/31/2005      $150,477    12/31/2006          $172,764        T-6 02/27/2007             $242,759        $91,432
   379     12/31/2004      $258,093    12/31/2005          $243,078        TTM 12/31/2006             $395,437       $167,679
   380        NAP               NAP       NAP                   NAP              NAP                  $294,803       $115,829
   381     12/31/2005      $119,500    12/31/2006          $121,598         TTM 2/28/2007             $271,019       $118,150
   382        NAP               NAP       NAP                   NAP              NAP                  $207,308         $8,292
   383     12/31/2004      $123,258    12/31/2005          $143,611          12/31/2006               $186,628        $41,406
   384     12/31/2004      $183,491    12/31/2005          $183,831        T-12 10/31/2006            $220,557        $63,307
   385        NAP               NAP       NAP                   NAP              NAP                  $197,735        $61,705
   386     12/31/2005      $112,350    12/31/2006          $133,709     Ann 6 mos. 01/31/2007         $251,484       $130,290
   387        NAP               NAP       NAP               $12,669        TTM 12/31/2006             $175,918        $38,497
   388        NAP               NAP       NAP                   NAP              NAP                  $159,656         $4,790
   389     12/31/2004      $182,438    12/31/2005          $159,243        TTM 02/28/2007             $248,814        $87,340
   390     12/31/2005      $213,100    12/31/2006          $206,769         TTM 1/31/2007             $354,364       $162,647
   391     12/31/2005      $185,636    12/31/2006          $180,894         TTM 1/31/2007             $335,426       $190,675
   392     12/31/2004      $154,736    12/31/2005          $150,090          12/31/2006               $206,858        $51,154
   393     12/31/2004      $165,966    12/31/2005          $196,289          12/31/2006               $359,165       $173,977
   394     12/31/2004      $125,091    12/31/2005           $90,605          12/31/2006               $236,445        $92,845
   395        NAP               NAP       NAP                   NAP              NAP                  $206,206        $59,023
   396        NAP               NAP       NAP                   NAP              NAP                  $263,850       $130,191
   397        NAP               NAP       NAP                   NAP              NAP                  $211,739         $6,352
   398        NAP               NAP       NAP              $139,836       YTD Ann. 02/28/07           $188,025        $52,038
   399     12/31/2004      $143,454    12/31/2005          $165,268   YTD Annualized 12/31/2006       $224,664        $79,659
   400        NAP               NAP       NAP                   NAP              NAP                  $211,200        $63,853
   401        NAP               NAP       NAP                   NAP              NAP                  $184,216        $58,556
   402        NAP               NAP       NAP                   NAP              NAP                  $248,843        $89,907
   403     12/31/2004      $137,564    12/31/2005          $149,892          12/31/2006               $248,974       $112,073
   404        NAP               NAP       NAP              $122,757       YTD Ann. 9/30/06            $151,509        $30,419
   405        NAP               NAP       NAP                   NAP              NAP                  $168,710        $41,562
   406        NAP          $142,825    12/31/2005          $140,674        T-12 11/01/2006            $227,936       $110,198
   407        NAP               NAP       NAP               $96,058   YTD Annualized 11/30/2006       $205,053        $74,604
   408        NAP               NAP       NAP                   NAP              NAP                  $140,824             $0
   409        NAP           $87,246    12/31/2005          $103,879          TTM 9/30/06              $209,326        $94,364
   410     12/31/2004      $296,795    12/31/2005          $365,857        TTM 10/31/2006             $936,861       $681,799
   411     12/31/2004      $260,473    12/31/2005          $282,423        YTD 10/31/2006             $445,825       $243,634
   412        NAP               NAP       NAP                   NAP              NAP                  $124,115         $8,206
   413        NAP               NAP       NAP                   NAP              NAP                  $152,962        $46,454
   414        NAP               NAP       NAP              $119,126        T-12 12/01/2006            $172,005        $64,836
   415        NAP               NAP       NAP                   NAP              NAP                  $137,940        $31,684
   416        NAP               NAP       NAP                   NAP              NAP                  $107,528        $19,715
   417     12/31/2004      $112,450    12/31/2005          $111,677          12/08/2006               $166,392        $63,926
   418     12/31/2004      $116,442    12/31/2005          $118,956          12/31/2006               $162,442        $44,398
   419     12/31/2004       $69,688    12/31/2005          $125,534        TTM 11/30/2006             $169,695        $69,011
   420     12/31/2004       $93,683    12/31/2005          $115,954        TTM 11/30/2006             $164,289        $43,466
   421     12/31/2004      $110,623    12/31/2005          $110,119          12/31/2006               $213,206       $103,042
   422        NAP               NAP       NAP                   NAP              NAP                   $99,229             $0
   423        NAP               NAP       NAP                   NAP              NAP                   $80,931             $0

TOTALS AND WEIGHTED
AVERAGES:

MORTGAGE    UNDERWRITABLE   UNDERWRITTEN   UNDERWRITABLE                                            SOURCE
 LOAN NO.             NOI       RESERVES       CASH FLOW   BALLOON BALANCE   CURRENT VALUE(11)   OF VALUE(11)   VALUATION DATE
------------------------------------------------------------------------------------------------------------------------------

             $232,287,136    $15,255,685    $217,631,011      $775,000,000      $4,453,034,000
    1         $26,180,226       $873,158     $25,307,068      $119,747,930        $529,000,000     Appraisal      03/01/2007
    1         $23,524,092     $1,260,997     $22,263,095       $94,847,604        $419,000,000     Appraisal      03/15/2007
    1         $19,770,003     $1,153,769     $18,616,234       $89,188,439        $394,000,000     Appraisal      03/01/2007
    1         $18,268,793       $880,663     $17,388,129       $80,609,145        $356,100,000     Appraisal      03/01/2007
    1         $16,623,006     $1,153,488     $15,469,519       $67,977,889        $302,000,000     Appraisal      03/15/2007
    1         $11,838,738       $823,859     $11,014,878       $45,431,776        $200,700,000     Appraisal      03/01/2007
    1          $9,235,154       $864,472      $8,370,682       $42,217,370        $186,500,000     Appraisal      03/01/2007
    1          $9,856,098       $672,663      $9,183,434       $41,911,776        $182,150,000     Appraisal      03/01/2007
    1          $9,187,329       $720,410      $8,466,919       $34,362,449        $151,800,000     Appraisal      03/01/2007
    1          $7,701,606       $573,627      $7,127,979       $31,691,324        $144,000,000     Appraisal      03/15/2007
    1          $7,266,746       $465,145      $6,801,602       $23,994,859        $106,000,000     Appraisal      03/15/2007
    1          $4,004,538       $449,021      $3,555,517       $20,961,547         $92,600,000     Appraisal      03/01/2007
    1          $5,531,542       $305,782      $5,225,760       $19,920,260         $96,000,000     Appraisal      03/01/2007
    1          $4,360,093       $461,964      $3,898,128       $19,354,344         $85,500,000     Appraisal      03/01/2007
    1          $4,667,430       $467,556      $4,199,874       $17,022,768         $75,200,000     Appraisal      03/15/2007
    1          $2,578,741       $202,520      $2,376,221       $14,374,279         $63,500,000     Appraisal      03/01/2007
    1          $2,618,950       $266,466      $2,352,485       $11,386,240         $50,300,000     Appraisal      03/01/2007
    1         $21,769,534     $1,477,500     $20,292,034                $0        $440,000,000     Appraisal      03/15/2007
    1         $16,078,102     $1,611,718     $15,065,944                $0        $378,684,000     Appraisal      03/01/2007
    1         $11,226,415       $570,907     $10,655,509                $0        $200,000,000     Appraisal      03/15/2007
              $19,444,612       $416,623     $19,027,989      $300,000,000        $394,850,000
    2         $12,754,923       $243,609     $12,511,314      $200,000,000        $256,650,000     Appraisal      04/01/2007
    2          $6,689,688       $173,013      $6,516,675      $100,000,000        $138,200,000     Appraisal      04/01/2007
              $15,514,470       $463,051     $15,051,419      $212,000,000        $273,400,000
    3          $3,051,695        $32,665      $3,019,030       $42,844,441         $53,200,000     Appraisal      02/24/2007
    3          $2,400,962        $76,502      $2,324,460       $35,103,434         $44,000,000     Appraisal      02/23/2007
    3          $1,889,150        $72,670      $1,816,480       $25,367,622         $35,000,000     Appraisal      02/23/2007
    3          $1,672,222        $69,947      $1,602,275       $22,299,305         $30,700,000     Appraisal      02/24/2007
    3          $1,245,789        $27,872      $1,217,917       $16,970,489         $20,300,000     Appraisal      02/27/2007
    3          $1,149,448        $29,569      $1,119,879       $14,909,086         $17,500,000     Appraisal      02/23/2007
    3          $1,083,328        $35,581      $1,047,747       $13,730,698         $15,700,000     Appraisal      02/26/2007
    3            $948,815        $41,071        $907,744       $12,918,296         $15,600,000     Appraisal      02/24/2007
    3            $947,702        $44,717        $902,985       $12,434,071         $17,000,000     Appraisal      02/24/2007
    3            $675,231        $13,885        $661,346        $9,226,555         $11,900,000     Appraisal      02/27/2007
    3            $450,128        $18,572        $431,556        $6,196,003         $12,500,000     Appraisal      02/23/2007
              $16,515,458             $0     $16,515,458      $195,000,000        $321,200,000
    4          $1,279,618             $0      $1,279,618       $15,108,608         $23,121,288     Appraisal      02/01/2010
    4          $1,228,574             $0      $1,228,574       $14,505,927         $23,188,527     Appraisal      02/01/2010
    4            $922,311             $0        $922,311       $10,889,836         $17,491,960     Appraisal      02/01/2010
    4            $857,186             $0        $857,186       $10,120,897         $15,150,162     Appraisal      02/01/2010
    4            $804,382             $0        $804,382        $9,497,433         $16,116,271     Appraisal      02/01/2010
    4            $749,818             $0        $749,818        $8,853,187         $14,181,250     Appraisal      02/01/2010
    4            $603,665             $0        $603,665        $7,127,548         $17,687,446     Appraisal      02/01/2010
    4            $601,966             $0        $601,966        $7,107,488         $11,186,356     Appraisal      02/01/2010
    4            $584,365             $0        $584,365        $6,899,667         $11,675,059     Appraisal      02/01/2010
    4            $580,637             $0        $580,637        $6,855,649         $10,772,666     Appraisal      02/01/2010
    4            $538,601             $0        $538,601        $6,359,332          $9,945,687     Appraisal      02/01/2010
    4            $530,770             $0        $530,770        $6,266,860         $11,040,660     Appraisal      02/01/2010
    4            $526,280             $0        $526,280        $6,213,856         $10,137,779     Appraisal      02/01/2010
    4            $503,446             $0        $503,446        $5,944,251          $9,323,123     Appraisal      02/01/2010
    4            $455,313             $0        $455,313        $5,375,938          $9,192,230     Appraisal      02/01/2010
    4            $450,595             $0        $450,595        $5,320,225          $8,389,202     Appraisal      02/01/2010
    4            $448,835             $0        $448,835        $5,299,443          $8,788,072     Appraisal      02/01/2010
    4            $431,233             $0        $431,233        $5,091,621          $7,476,775     Appraisal      02/01/2010
    4            $397,791             $0        $397,791        $4,696,761          $7,455,311     Appraisal      02/01/2010
    4            $359,068             $0        $359,068        $4,239,555          $6,730,458     Appraisal      02/01/2010
    4            $357,230             $0        $357,230        $4,217,859          $7,129,278     Appraisal      02/01/2010
    4            $343,226             $0        $343,226        $4,052,515          $6,520,291     Appraisal      02/01/2010
    4            $309,784             $0        $309,784        $3,657,655          $5,098,826     Appraisal      02/01/2010
    4            $281,622             $0        $281,622        $3,325,141          $4,680,751     Appraisal      02/01/2010
    4            $274,581             $0        $274,581        $3,242,012          $5,376,232     Appraisal      02/01/2010
    4            $271,061             $0        $271,061        $3,200,448          $5,273,973     Appraisal      02/01/2010
    4            $258,740             $0        $258,740        $3,054,973          $4,966,065     Appraisal      02/01/2010
    4            $234,098             $0        $234,098        $2,764,023          $4,250,249     Appraisal      02/01/2010
    4            $221,777             $0        $221,777        $2,618,548          $4,542,342     Appraisal      02/01/2010
    4            $221,777             $0        $221,777        $2,618,548          $4,242,342     Appraisal      02/01/2010
    4            $204,176             $0        $204,176        $2,410,727          $4,131,045     Appraisal      02/01/2010
    4            $181,294             $0        $181,294        $2,140,559          $3,716,359     Appraisal      02/01/2010
    4            $176,014             $0        $176,014        $2,078,213          $4,812,970     Appraisal      02/01/2010
    4            $109,128             $0        $109,128        $1,288,492          $2,270,041     Appraisal      02/01/2010
    4             $75,686             $0         $75,686          $893,632          $1,848,577     Appraisal      02/01/2010
    4             $70,405             $0         $70,405          $831,285          $1,645,188     Appraisal      02/01/2010
    4             $70,405             $0         $70,405          $831,285          $1,645,188     Appraisal      02/01/2010
    5          $8,841,485       $254,669      $8,586,816       $89,326,639        $138,000,000     Appraisal      01/09/2007
               $8,250,753       $939,611      $7,311,142       $92,984,919        $153,400,000
    6          $2,290,651       $317,002      $1,973,649       $18,306,028         $30,200,000     Appraisal      02/01/2007
    6          $1,460,590       $139,292      $1,321,298       $14,365,988         $23,700,000     Appraisal      02/01/2007
    6          $1,306,355        $53,449      $1,252,906       $13,032,436         $21,500,000     Appraisal      02/01/2007
    6            $501,391       $101,328        $400,063       $12,971,820         $21,400,000     Appraisal      02/01/2007
    6            $909,841       $122,869        $786,972       $12,486,892         $20,600,000     Appraisal      02/01/2007
    6            $884,082       $108,127        $775,955        $9,092,397         $15,000,000     Appraisal      02/01/2007
    6            $512,108        $60,162        $451,946        $5,212,975          $8,600,000     Appraisal      02/01/2007
    6            $168,246        $16,539        $151,707        $4,546,199          $7,500,000     Appraisal      02/01/2007
    6            $217,489        $20,843        $196,646        $2,970,183          $4,900,000     Appraisal      02/01/2007
    7          $6,451,371       $200,407      $6,250,964       $98,000,000        $129,200,000     Appraisal      06/09/2008
    8          $6,147,851       $239,079      $5,908,772       $81,000,000        $103,400,000     Appraisal      01/01/2007
    9          $6,417,787       $103,171      $6,314,616       $71,000,000        $109,000,000     Appraisal      02/13/2007
               $5,549,655        $72,960      $5,476,695       $58,030,147         $83,200,000
   10          $1,442,910        $18,970      $1,423,941       $15,087,838         $16,700,000     Appraisal      01/01/2007
   10          $1,387,414        $18,240      $1,369,174       $14,507,537         $23,500,000     Appraisal      01/01/2007
   10          $1,387,414        $18,240      $1,369,174       $14,507,537         $20,200,000     Appraisal      01/01/2007
   10          $1,331,917        $17,510      $1,314,407       $13,927,235         $22,800,000     Appraisal      01/01/2007
   11          $4,774,656       $391,597      $4,383,059       $58,800,000         $74,000,000     Appraisal      03/29/2007
   12          $3,459,186       $110,626      $3,348,560       $43,000,000         $53,000,000     Appraisal      02/26/2007
   13          $3,086,976        $36,200      $3,050,776       $42,000,000         $56,500,000     Appraisal      01/16/2007
   14          $4,362,841       $122,132      $4,240,708       $41,280,000         $51,600,000     Appraisal      03/14/2007
               $4,505,823       $464,290      $4,041,534       $30,870,119         $52,100,000
   15          $2,660,720       $237,039      $2,423,681       $18,293,405         $30,000,000     Appraisal      10/13/2006
   15          $1,064,560       $134,881        $929,678        $6,860,026         $12,000,000     Appraisal      10/06/2006
   15            $780,544        $92,370        $688,174        $5,716,688         $10,100,000     Appraisal      10/06/2006
   16          $2,892,784       $194,585      $2,698,199       $37,000,000         $50,200,000     Appraisal      12/27/2006
   17          $2,790,463        $40,530      $2,749,933       $33,583,258         $45,000,000     Appraisal      02/05/2007
   18          $4,457,089       $704,896      $3,752,193       $35,000,000         $55,000,000     Appraisal      02/15/2007
   19          $3,457,493       $320,798      $3,136,695       $31,398,769         $50,700,000     Appraisal      11/09/2006
   20          $2,648,351        $38,990      $2,609,361       $31,773,493         $45,000,000     Appraisal      02/05/2007
   21          $2,628,846       $215,882      $2,412,964       $32,050,000         $44,000,000     Appraisal      01/03/2007
   22          $2,208,584       $117,173      $2,091,361       $31,200,000         $42,000,000     Appraisal      03/15/2007
   23          $2,731,060       $144,036      $2,587,025       $27,088,461         $38,700,000     Appraisal      01/19/2007
   24          $2,249,797        $23,030      $2,226,767       $26,948,698         $36,110,000     Appraisal      02/02/2007
   25          $2,693,995       $281,260      $2,412,735       $22,863,036         $34,000,000     Appraisal      10/13/2006
   26          $2,031,856       $103,778      $1,928,078       $27,000,000         $34,400,000     Appraisal      01/17/2007
               $2,493,203       $129,490      $2,363,713       $23,162,695         $34,330,000
   27          $1,322,395        $68,681      $1,253,714       $12,285,493         $17,000,000     Appraisal      01/01/2007
   27            $345,309        $17,934        $327,374        $3,208,033          $5,550,000     Appraisal      01/01/2007
   27            $296,691        $15,409        $281,282        $2,756,361          $4,250,000     Appraisal      01/01/2007
   27            $203,196        $10,553        $192,643        $1,887,760          $2,750,000     Appraisal      01/01/2007
   27            $120,920         $6,280        $114,640        $1,123,391          $2,100,000     Appraisal      01/01/2007
   27             $71,555         $3,716         $67,839          $664,770            $960,000     Appraisal      01/01/2007
   27             $66,818         $3,470         $63,348          $620,760            $880,000     Appraisal      01/01/2007
   27             $66,319         $3,444         $62,875          $616,127            $840,000     Appraisal      01/01/2007
   28          $2,891,761       $170,355      $2,721,406       $25,620,000         $42,500,000     Appraisal      08/29/2006
   29          $1,709,846        $49,249      $1,660,597       $24,755,000         $31,800,000     Appraisal      02/19/2007
               $4,067,731       $535,307      $2,041,736       $20,276,773         $36,400,000
   30          $3,427,664       $446,286      $1,490,689       $14,785,147         $27,600,000     Appraisal      01/05/2007
   30            $640,068        $89,021        $551,047        $5,491,627          $8,800,000     Appraisal      01/05/2007
   31          $1,907,944        $61,650      $1,846,293       $23,000,000         $28,331,000     Appraisal      12/15/2006
   32          $1,988,723       $126,890      $1,861,833       $19,993,548         $29,300,000     Appraisal      11/06/2006
               $2,067,094        $34,000      $2,033,094       $18,476,275         $30,310,000
   33            $372,077         $6,120        $365,957        $3,325,730          $5,400,000     Appraisal      12/12/2006
   33            $351,406         $5,780        $345,626        $3,140,967          $5,200,000     Appraisal      12/12/2006
   33            $248,051         $4,080        $243,971        $2,217,153          $3,730,000     Appraisal      12/12/2006
   33            $248,051         $4,080        $243,971        $2,217,153          $3,700,000     Appraisal      12/12/2006
   33            $165,368         $2,720        $162,648        $1,478,102          $2,300,000     Appraisal      12/12/2006
   33            $124,026         $2,040        $121,986        $1,108,577          $1,900,000     Appraisal      12/12/2006
   33            $124,026         $2,040        $121,986        $1,108,577          $1,600,000     Appraisal      12/12/2006
   33            $103,355         $1,700        $101,655          $923,814          $1,460,000     Appraisal      12/12/2006
   33            $103,355         $1,700        $101,655          $923,814          $1,390,000     Appraisal      12/12/2006
   33             $62,013         $1,020         $60,993          $554,288          $1,000,000     Appraisal      12/12/2006
   33             $62,013         $1,020         $60,993          $554,288          $1,000,000     Appraisal      12/12/2006
   33             $62,013         $1,020         $60,993          $554,288            $900,000     Appraisal      12/12/2006
   33             $41,342           $680         $40,662          $369,525            $730,000     Appraisal      12/12/2006
   34          $1,610,328        $39,106      $1,571,222       $21,500,000         $26,900,000     Appraisal      02/20/2007
   35          $1,989,757       $221,391      $1,768,366       $19,343,772         $26,300,000     Appraisal      10/11/2006
   36          $1,972,956       $219,399      $1,753,557       $20,440,000         $28,100,000     Appraisal      11/16/2006
   37          $1,806,505       $180,720      $1,625,784       $18,861,119         $26,400,000     Appraisal      04/01/2007
   38          $1,434,677        $81,364      $1,353,313       $20,031,000         $26,460,000     Appraisal      02/15/2007
   39          $1,871,587       $157,796      $1,713,791       $20,000,000         $29,600,000     Appraisal      01/23/2007
   40          $1,726,804        $50,419      $1,676,385       $18,749,219         $28,700,000     Appraisal      01/17/2007
   41          $2,457,296       $213,903      $2,243,393       $16,856,649         $31,400,000     Appraisal      01/31/2007
   42          $1,690,338        $41,600      $1,648,738       $19,750,000         $29,500,000     Appraisal      08/15/2006
   43          $1,596,887        $51,956      $1,544,931       $17,898,866         $24,000,000     Appraisal      04/01/2007
   44          $1,458,950        $99,766      $1,359,184       $18,286,513         $23,800,000     Appraisal      03/07/2007
   45          $1,320,372        $40,602      $1,279,770       $18,872,000         $23,550,000     Appraisal      02/22/2007
   46          $1,986,939       $252,355      $1,734,584       $17,304,438         $26,000,000     Appraisal      01/01/2007
   47          $1,442,301        $37,800      $1,404,501       $18,500,000         $23,500,000     Appraisal      01/11/2007
               $1,672,456       $123,329      $1,549,126       $17,083,168         $22,900,000
   48            $438,198        $32,313        $405,885        $4,475,939          $6,000,000     Appraisal      12/20/2006
   48            $423,591        $31,236        $392,355        $4,326,741          $5,800,000     Appraisal      12/20/2006
   48            $292,132        $21,542        $270,590        $2,983,960          $4,000,000     Appraisal      12/20/2006
   48            $266,570        $19,657        $246,913        $2,722,863          $3,650,000     Appraisal      12/19/2006
   48            $135,111         $9,963        $125,148        $1,380,081          $1,850,000     Appraisal      12/20/2006
   48            $116,853         $8,617        $108,236        $1,193,584          $1,600,000     Appraisal      12/20/2006
   49          $1,626,420        $53,780      $1,572,640       $16,927,671         $24,750,000     Appraisal      11/09/2006
   50          $2,634,813       $272,105      $2,362,708       $14,653,676         $29,200,000     Appraisal      03/01/2007
   51          $1,587,430       $159,796      $1,427,634       $16,275,775         $22,600,000     Appraisal      02/01/2007
   52          $1,660,097       $247,779      $1,412,318       $15,754,873         $21,225,000     Appraisal      12/29/2006
   53          $1,476,969       $140,127      $1,336,842       $16,750,000         $24,750,000     Appraisal      01/03/2007
   54          $1,434,000        $97,737      $1,336,263       $13,893,408         $21,000,000     Appraisal      06/01/2008
   55          $1,292,563        $15,785      $1,276,778       $15,108,735         $21,800,000     Appraisal      02/06/2007
   56          $1,186,836        $53,000      $1,133,836       $15,500,000         $24,000,000     Appraisal      10/26/2006
   57          $1,053,229             $0      $1,053,229       $15,058,171         $19,000,000     Appraisal      12/12/2007
   58          $1,282,463        $46,400      $1,236,063       $15,000,000         $18,850,000     Appraisal      01/30/2007
   59          $1,253,665       $136,020      $1,117,645       $15,000,000         $18,650,000     Appraisal      01/23/2007
   60          $1,318,779        $62,671      $1,256,108       $13,173,394         $21,500,000     Appraisal      11/10/2006
   61          $1,335,971        $31,250      $1,304,721       $13,702,450         $18,700,000     Appraisal      12/05/2007
   62          $1,590,878       $295,482      $1,295,396       $12,312,619         $21,500,000     Appraisal      01/04/2007
   63          $1,367,492       $105,076      $1,262,416       $12,989,683         $18,000,000     Appraisal      01/08/2007
   64          $1,486,661        $86,076      $1,400,585       $11,950,577         $21,000,000     Appraisal      11/27/2006
   65            $991,495        $53,910        $947,575       $14,126,000         $17,800,000     Appraisal      02/19/2007
   66          $1,226,655       $102,260      $1,124,395       $12,345,836         $18,800,000     Appraisal      05/01/2007
   67          $1,236,651        $62,931      $1,173,720       $13,161,636         $20,800,000     Appraisal      02/15/2007
   68          $1,042,411        $49,600        $992,811       $13,600,000         $18,600,000     Appraisal      10/31/2006
   69          $1,292,223        $12,213      $1,280,010       $12,659,906         $21,230,000     Appraisal      02/13/2007
   70          $1,369,941        $59,265      $1,310,676       $12,132,858         $20,600,000     Appraisal      09/06/2006
               $2,280,546       $226,903      $2,053,644       $24,858,797         $36,430,000
   71            $696,938        $35,084        $661,854        $8,000,000         $11,650,000     Appraisal      10/06/2006
   72            $313,186        $37,458        $275,728        $2,277,305          $4,450,000     Appraisal      10/24/2006
   72            $281,201        $28,212        $252,989        $1,806,492          $3,530,000     Appraisal      10/25/2006
   73            $989,222       $126,149        $863,073       $12,775,000         $16,800,000     Appraisal      03/13/2007
   74          $1,076,240        $82,255        $993,985       $10,914,731         $15,500,000     Appraisal      01/12/2007
   75          $1,377,810       $301,748      $1,076,062       $11,330,399         $16,150,000     Appraisal      12/28/2006
   76            $878,200        $43,193        $808,007       $12,000,000         $15,000,000     Appraisal      03/06/2007
   77          $1,346,016        $91,084      $1,254,931       $10,069,403         $20,000,000     Appraisal      12/04/2006
   78          $1,125,319       $108,000      $1,017,319       $10,631,692         $14,755,000     Appraisal      01/08/2007
   79          $1,028,332        $56,712        $971,621       $10,919,573         $16,150,000     Appraisal      01/05/2007
   80          $1,062,527        $83,547        $978,980       $10,748,211         $18,110,000     Appraisal      02/05/2007
   81          $1,010,210        $77,950        $932,260       $10,702,961         $15,200,000     Appraisal      02/15/2007
   82            $915,226        $18,707        $896,519       $10,310,245         $14,700,000     Appraisal      02/23/2007
               $1,316,213       $250,157      $1,066,056        $9,001,067         $18,725,000
   83            $989,958       $145,128        $844,830        $7,482,626         $11,950,000     Appraisal      11/14/2006
   83            $326,255       $105,029        $221,226        $1,518,441          $6,775,000     Appraisal      11/17/2006
   84          $1,050,738        $50,786        $999,952       $11,400,000         $16,100,000     Appraisal      01/03/2007
   85          $1,061,543        $37,200      $1,024,343       $10,037,598         $14,300,000     Appraisal      02/05/2007
   86          $1,045,668        $76,956        $968,712       $10,583,316         $16,460,000     Appraisal      11/15/2006
   87            $942,359        $34,000        $908,359        $9,942,739         $13,400,000     Appraisal      12/01/2007
   88          $1,049,668        $14,327      $1,035,341        $8,051,956         $15,250,000     Appraisal      02/13/2007
   89            $955,017        $35,200        $919,817        $7,987,077         $14,000,000     Appraisal      12/29/2006
   90            $907,658        $49,863        $857,795       $10,250,000         $12,950,000     Appraisal      12/18/2006
   91            $981,346        $97,559        $883,787        $8,969,956         $13,400,000     Appraisal      11/15/2006
   92            $919,818        $97,793        $822,025        $8,683,371         $12,800,000     Appraisal      10/09/2006
   93            $768,627         $3,342        $765,285       $10,000,000         $15,150,000     Appraisal      10/03/2006
   94            $965,033        $58,023        $907,010        $8,969,271         $13,400,000     Appraisal      01/08/2007
   95            $871,934        $45,497        $826,437        $9,850,000         $12,520,000     Appraisal      12/18/2006
   96            $769,852        $19,840        $750,012        $9,300,000         $12,425,000     Appraisal      10/10/2006
   97            $859,354        $54,387        $804,967        $9,275,000         $13,000,000     Appraisal      01/10/2007
                 $844,446        $48,500        $795,946        $8,202,489         $11,815,000
   98            $451,957        $24,000        $427,957        $4,339,024          $6,250,000     Appraisal      09/14/2006
   98            $173,127         $9,000        $164,127        $1,666,185          $2,400,000     Appraisal      09/14/2006
   98             $94,943         $6,000         $88,943          $989,297          $1,425,000     Appraisal      09/14/2006
   98             $97,017         $7,956         $89,062          $971,941          $1,400,000     Appraisal      09/14/2006
   98             $27,401         $1,545         $25,857          $236,043            $340,000     Appraisal      09/14/2006
   99            $880,657        $51,256        $829,402        $7,784,050         $13,800,000     Appraisal      01/18/2007
   100           $812,361        $62,576        $749,785        $9,050,000         $12,300,000     Appraisal      01/12/2007
   101         $1,018,623       $123,013        $895,610        $9,012,000         $14,300,000     Appraisal      03/13/2007
   102           $893,301        $93,295        $800,006        $8,000,106         $11,725,000     Appraisal      01/01/2008
   103           $767,997        $45,826        $722,171        $8,419,256         $13,260,000     Appraisal      02/01/2007
   104           $840,562        $38,432        $802,130        $7,625,179         $11,350,000     Appraisal      08/11/2006
   105           $766,322        $99,852        $666,470        $8,800,000         $11,750,000     Appraisal      01/24/2007
   106           $730,018        $36,600        $693,418        $8,800,000         $11,000,000     Appraisal      01/22/2007
   107           $939,829       $136,911        $802,918        $7,764,872         $11,800,000     Appraisal      12/20/2006
   108           $609,823        $32,347        $577,476        $8,621,000         $10,650,000     Appraisal      02/21/2007
                 $786,820        $58,195        $728,626        $7,280,386         $11,600,000
   109           $422,458        $24,588        $397,871        $3,978,030          $6,260,000     Appraisal      11/20/2006
   110           $202,059        $18,591        $183,468        $1,832,765          $2,950,000     Appraisal      11/20/2006
   111           $162,303        $15,016        $147,287        $1,469,591          $2,390,000     Appraisal      11/20/2006
   112           $885,884        $82,237        $803,646        $7,907,236         $14,100,000     Appraisal      11/21/2006
   113         $1,034,158       $118,912        $915,246        $6,595,365         $10,700,000     Appraisal      01/01/2007
   114           $840,585        $20,056        $820,529        $6,542,442         $13,750,000     Appraisal      02/11/2007
   115           $675,826        $23,700        $652,126        $8,400,000         $10,950,000     Appraisal      01/20/2007
   116           $754,777        $63,083        $691,694        $7,831,824         $10,500,000     Appraisal      01/25/2007
   117           $765,567       $105,842        $659,725        $8,200,000         $10,250,000     Appraisal      01/26/2007
   118           $647,864         $8,064        $639,800        $7,602,877         $10,500,000     Appraisal      02/02/2007
   119           $738,010        $59,364        $678,646        $7,432,208         $10,900,000     Appraisal      01/08/2007
   120           $689,582        $37,800        $651,782        $7,732,733         $10,500,000     Appraisal      12/27/2006
   121         $1,097,264        $68,213      $1,029,051        $8,000,000         $18,300,000     Appraisal      02/12/2007
   122         $1,078,955        $66,781      $1,012,174        $8,000,000         $17,990,000     Appraisal      01/24/2007
   123           $714,635        $46,876        $667,759        $8,000,000         $10,500,000     Appraisal      12/27/2006
   124           $770,995        $70,956        $700,039        $7,465,983         $10,200,000     Appraisal      01/22/2007
   125           $753,931        $91,576        $662,355        $7,040,622         $10,000,000     Appraisal      01/03/2007
   126         $1,256,434       $110,231      $1,146,202        $6,618,252         $22,800,000     Appraisal      10/01/2006
                 $669,568        $22,773        $646,795        $6,958,353         $10,117,000
   127           $321,378        $12,892        $308,487        $3,535,474          $4,917,000     Appraisal      10/05/2006
   128           $348,190         $9,881        $338,308        $3,422,879          $5,200,000     Appraisal      10/04/2006
   129           $756,130        $35,400        $720,730        $5,899,147          $9,600,000     Appraisal      11/21/2006
   130           $806,487        $92,253        $714,234        $6,738,429         $10,000,000     Appraisal      02/09/2007
   131           $619,510         $6,230        $613,280        $7,104,724          $9,520,000     Appraisal      02/02/2007
   132           $674,746        $40,215        $634,530        $7,600,000          $9,740,000     Appraisal      12/18/2006
   133           $731,401        $24,355        $707,046        $6,709,176         $12,200,000     Appraisal      02/01/2007
   134           $710,948        $55,628        $655,319        $6,921,293          $9,500,000     Appraisal      11/02/2006
   135           $681,161        $34,256        $646,906        $6,762,789         $10,750,000     Appraisal      01/03/2007
   136           $617,543        $55,614        $582,475        $7,400,000          $9,300,000     Appraisal      01/21/2007
   137           $648,432        $51,746        $596,687        $6,577,232         $10,500,000     Appraisal      01/18/2007
   138           $632,392        $55,622        $576,770        $6,747,770          $9,700,000     Appraisal      03/22/2007
   139           $715,428        $22,552        $692,876        $6,708,976          $9,100,000     Appraisal      01/15/2007
   140           $638,567        $87,518        $551,049        $6,570,000          $9,150,000     Appraisal      12/28/2006
   141         $1,088,342       $219,776        $868,566        $6,568,156         $16,500,000     Appraisal      02/26/2007
   142           $579,505        $21,941        $557,564        $6,309,438         $10,750,000     Appraisal      12/28/2006
   143           $585,865        $17,570        $568,295        $6,544,953         $10,380,000     Appraisal      01/04/2007
   144           $577,716        $34,020        $543,696        $6,530,708          $9,300,000     Appraisal      01/23/2007
                 $645,935        $16,251        $629,684        $5,887,258          $9,000,000
   145           $439,587        $10,537        $429,050        $3,914,920          $6,100,000     Appraisal      01/15/2007
   146           $206,348         $5,714        $200,634        $1,972,338          $2,900,000     Appraisal      01/15/2007
   147           $577,307        $22,891        $554,415        $6,139,091         $10,018,800     Appraisal      01/02/2007
   148           $589,609        $42,048        $547,561        $6,123,460          $8,600,000     Appraisal      02/14/2007
                 $786,862        $13,550        $773,312        $6,070,769          $9,555,000
   149           $287,495         $6,600        $280,895        $2,195,134          $3,455,000     Appraisal      10/26/2006
   149           $187,014         $3,800        $183,214        $1,429,537          $2,250,000     Appraisal      10/26/2006
   149           $153,458             $0        $153,458        $1,286,584          $2,025,000     Appraisal      10/26/2006
   149           $158,895         $3,150        $155,745        $1,159,514          $1,825,000     Appraisal      10/26/2006
                 $768,317       $106,621        $661,696        $6,060,663         $11,320,000
   150           $433,654        $53,030        $380,624        $3,587,142          $6,700,000     Appraisal      11/21/2006
   150           $334,663        $53,591        $281,072        $2,473,521          $4,620,000     Appraisal      11/20/2006
   151           $569,598        $64,500        $505,098        $5,935,700          $8,500,000     Appraisal      02/20/2007
   152           $654,727        $35,491        $619,236        $5,730,775          $9,200,000     Appraisal      01/07/2007
   153           $599,704        $12,855        $586,849        $5,841,683          $9,140,000     Appraisal      01/04/2007
   154           $882,897        $74,176        $808,721        $4,968,037         $12,700,000     Appraisal      01/10/2007
   155           $588,665        $55,650        $533,015        $5,968,121          $8,000,000     Appraisal      01/24/2007
   156           $616,369        $75,249        $541,120        $5,407,237          $8,000,000     Appraisal      01/04/2007
   157           $546,057        $33,116        $512,941        $5,569,378          $8,200,000     Appraisal      01/16/2007
                 $518,013        $20,406        $497,607        $5,743,084          $7,740,000
   158           $296,124        $10,500        $285,624        $3,301,902          $4,450,000     Appraisal      01/14/2007
   158           $221,890         $9,906        $211,984        $2,441,182          $3,290,000     Appraisal      01/15/2007
   159           $742,689        $72,418        $670,271        $5,144,532          $8,800,000     Appraisal      01/05/2007
   160           $634,310        $71,376        $562,934        $5,419,646          $8,700,000     Appraisal      11/18/2006
   161           $575,166        $14,914        $560,252        $5,084,089          $8,500,000     Appraisal      11/25/2006
   162           $513,101         $8,391        $504,710        $6,000,000          $7,900,000     Appraisal      12/21/2006
   163           $519,719         $7,939        $511,780        $5,316,582          $7,750,000     Appraisal      11/17/2006
   164           $526,353        $16,250        $510,103        $5,399,407          $7,600,000     Appraisal      11/07/2006
   165         $1,225,704       $301,827        $923,877        $4,674,090          $9,900,000     Appraisal      01/04/2007
                 $493,860        $15,410        $478,450        $4,971,196          $7,530,000
   166           $154,023         $5,141        $148,882        $1,801,562          $2,350,000     Appraisal      01/17/2007
   166           $160,876         $5,177        $155,699        $1,617,626          $2,450,000     Appraisal      01/17/2007
   166           $178,961         $5,092        $173,869        $1,552,008          $2,730,000     Appraisal      01/17/2007
   167           $531,289         $9,662        $521,627        $4,447,747          $7,800,000     Appraisal      02/21/2007
   168           $532,898        $15,050        $517,848        $4,469,953          $8,400,000     Appraisal      12/18/2006
   169           $492,295        $10,950        $481,345        $5,362,275          $7,400,000     Appraisal      11/20/2006
                 $505,230        $18,080        $487,150        $4,844,740          $7,310,000
   170           $264,585         $9,687        $254,898        $2,552,711          $3,890,000     Appraisal      01/08/2007
   171           $240,645         $8,393        $232,252        $2,292,028          $3,420,000     Appraisal      02/08/2007
   172           $491,612        $21,453        $470,160        $5,154,975          $7,240,000     Appraisal      02/15/2007
   173           $521,663        $45,610        $476,053        $5,129,144          $7,200,000     Appraisal      01/01/2008
                 $662,845        $14,569        $648,276        $5,700,000          $8,800,000
   174           $205,774         $9,839        $195,935        $3,200,000          $4,200,000     Appraisal      11/18/2006
   175           $457,071         $4,729        $452,341        $2,500,000          $4,600,000     Appraisal      11/10/2006
   176           $509,159        $37,516        $471,643        $5,273,564          $7,100,000     Appraisal      01/12/2007
   177           $534,472        $10,375        $524,097        $4,803,322          $7,500,000     Appraisal      01/15/2007
   178           $727,758        $70,277        $657,481        $4,330,567          $7,500,000     Appraisal      11/21/2006
   179           $585,647        $66,812        $518,835        $5,500,000          $8,575,000     Appraisal      10/26/2006
   180           $593,541        $50,292        $543,249        $4,384,943          $7,100,000     Appraisal      12/07/2006
   181           $534,962        $66,408        $468,554        $4,873,261          $7,900,000     Appraisal      12/20/2006
   182           $460,750         $2,223        $458,527        $4,760,073          $7,600,000     Appraisal      07/01/2006
   183           $544,186        $32,441        $511,745        $4,705,907          $6,690,000     Appraisal      01/25/2007
                 $501,007        $21,928        $479,082        $4,547,859          $6,735,000
   184           $253,461         $4,463        $248,999        $2,435,442          $3,560,000     Appraisal      11/07/2006
   185           $247,546        $17,465        $230,083        $2,112,417          $3,175,000     Appraisal      11/07/2006
                 $568,273        $52,954        $515,319        $4,488,286
   186           $337,254        $21,962        $315,293        $2,811,530          $5,490,000     Appraisal      01/22/2007
   186           $231,019        $30,993        $200,026        $1,676,756          $3,550,000     Appraisal      04/01/2007
   187           $639,653        $42,473        $597,179        $4,438,729          $9,000,000     Appraisal      12/04/2006
   188           $714,050        $91,466        $622,584        $4,070,925          $7,150,000     Appraisal      11/21/2006
                 $449,746         $8,785        $440,961        $4,850,915
   189           $261,023         $5,145        $255,878        $2,835,920          $3,800,000     Appraisal      01/29/2007
   189           $188,723         $3,640        $185,083        $2,014,995          $2,700,000     Appraisal      01/30/2007
   190           $832,663        $77,605        $755,058        $4,434,967          $7,350,000     Appraisal      11/15/2006
   191           $484,407        $27,612        $456,795        $4,802,681          $6,900,000     Appraisal      10/12/2006
   192           $605,878        $49,190        $556,689        $4,633,034          $7,150,000     Appraisal      01/10/2007
   193           $514,248        $57,606        $456,642        $4,426,213          $6,400,000     Appraisal      01/18/2007
   194           $491,152        $49,267        $441,886        $4,441,798          $6,300,000     Appraisal      11/06/2006
   195           $459,789        $27,879        $431,910        $4,660,338          $6,300,000     Appraisal      12/13/2006
   196           $523,140        $31,174        $491,966        $4,224,404          $6,350,000     Appraisal      10/13/2006
   197           $439,872        $14,316        $425,557        $4,228,125          $6,400,000     Appraisal      01/24/2007
   198           $477,699        $45,836        $431,863        $4,205,218          $6,300,000     Appraisal      01/18/2007
   199           $431,706        $22,995        $408,711        $4,235,906          $7,850,000     Appraisal      10/18/2006
   200           $434,259        $32,798        $401,461        $4,382,195          $6,900,000     Appraisal      02/04/2007
   201           $372,642         $9,361        $363,281        $4,372,268          $7,000,000     Appraisal      07/13/2006
   202           $402,494        $12,800        $389,694        $4,469,457          $6,100,000     Appraisal      02/07/2007
   203           $465,421        $28,505        $436,916        $4,207,956          $6,100,000     Appraisal      03/16/2007
   204           $639,542        $67,922        $571,620        $4,165,138          $6,500,000     Appraisal      01/23/2007
   205           $423,061        $28,011        $395,050        $4,237,176          $6,100,000     Appraisal      10/24/2006
   206           $586,838        $64,148        $522,690        $3,959,055          $7,000,000     Appraisal      01/01/2007
   207           $438,075        $38,000        $400,075        $4,411,777          $6,230,000     Appraisal      01/18/2007
   208           $434,550        $40,858        $393,692        $4,055,625          $6,100,000     Appraisal      12/28/2006
   209           $484,124        $57,300        $426,824        $3,901,442          $6,250,000     Appraisal      02/15/2007
   210           $380,185         $2,223        $377,962        $3,823,248          $6,530,000     Appraisal      01/12/2007
   211           $446,366        $30,561        $415,805        $4,074,509          $5,800,000     Appraisal      02/01/2007
   212           $437,554        $35,140        $402,414        $3,816,648          $6,320,000     Appraisal      01/21/2007
   213           $472,711        $42,441        $430,271        $4,066,634          $5,850,000     Appraisal      09/20/2006
   214           $493,662        $27,170        $466,492        $3,767,546          $6,000,000     Appraisal      02/20/2007
   215           $369,944         $9,807        $360,136        $3,723,780          $5,950,000     Appraisal      02/07/2007
   216           $475,900        $49,072        $426,828        $3,748,587          $5,900,000     Appraisal      12/20/2006
   217           $379,512         $4,200        $375,312        $4,104,620          $5,500,000     Appraisal      01/31/2007
   218           $430,680        $39,000        $391,680        $3,697,482          $5,700,000     Appraisal      09/28/2006
   219           $535,266        $60,275        $474,991        $3,717,372          $5,900,000     Appraisal      10/01/2006
   220           $421,472        $26,224        $395,249        $3,698,865          $5,400,000     Appraisal      11/17/2006
   221           $387,980        $18,936        $369,044        $3,796,708          $5,700,000     Appraisal      01/23/2007
   222           $314,781        $22,754        $291,493        $4,296,000          $5,400,000     Appraisal      02/21/2007
   223           $535,401        $65,393        $470,008        $3,344,396          $7,000,000     Appraisal      12/04/2006
   224           $366,660        $12,773        $353,887        $3,985,864          $6,200,000     Appraisal      01/03/2007
   225           $359,744         $2,342        $357,402        $3,591,812          $5,980,000     Appraisal      01/24/2007
   226           $406,979        $40,432        $366,547        $3,799,753          $8,200,000     Appraisal      01/30/2007
   227           $382,585         $2,174        $380,412        $3,588,325          $6,600,000     Appraisal      10/13/2006
   228           $377,651        $20,229        $357,422        $3,651,595          $5,520,000     Appraisal      11/28/2005
   229           $476,480        $32,871        $443,609        $3,591,971          $6,800,000     Appraisal      12/29/2006
   230           $363,454        $12,615        $350,838        $3,388,561          $5,850,000     Appraisal      02/19/2007
   231           $517,254        $67,342        $449,913        $3,148,271          $5,500,000     Appraisal      10/25/2006
   232           $416,592        $26,996        $389,596        $3,702,567          $6,200,000     Appraisal      02/02/2007
   233           $428,183        $31,283        $396,900        $3,047,315          $6,200,000     Appraisal      02/02/2007
   234           $461,855        $54,973        $406,882        $3,360,505          $5,300,000     Appraisal      10/01/2006
                 $389,485        $25,597        $363,888        $2,940,273          $5,150,000
   235           $263,822        $17,713        $246,110        $1,940,964          $3,800,000     Appraisal      10/17/2006
   235           $125,663         $7,884        $117,779          $999,309          $1,350,000     Appraisal      10/10/2006
   236           $366,319         $8,750        $357,569        $3,388,176          $7,000,000     Appraisal      02/12/2007
   237           $369,692        $45,212        $324,481        $3,213,260          $5,060,000     Appraisal      12/05/2006
   238           $338,187        $13,450        $324,738        $3,211,356          $4,770,000     Appraisal      12/03/2006
   239           $458,005        $47,673        $410,332        $3,229,668          $6,100,000     Appraisal      12/05/2006
   240           $433,623        $47,838        $385,785        $2,950,663          $5,800,000     Appraisal      02/01/2007
                 $367,126        $16,095        $351,031        $3,192,511          $5,000,000
   241           $212,933         $9,336        $203,597        $1,851,656          $2,900,000     Appraisal      01/24/2007
   241            $66,083         $2,897         $63,186          $574,652            $900,000     Appraisal      01/24/2007
   241            $44,055         $1,931         $42,124          $383,101            $600,000     Appraisal      01/24/2007
   241            $44,055         $1,931         $42,124          $383,101            $600,000     Appraisal      01/24/2007
   242           $326,273        $15,489        $310,784        $3,407,611          $4,600,000     Appraisal      12/11/2006
   243           $350,146        $34,430        $315,716        $3,053,303          $4,900,000     Appraisal      02/05/2007
   244           $337,978         $5,201        $332,777        $3,049,699          $6,800,000     Appraisal      01/10/2007
   245           $365,412        $23,848        $341,564        $3,046,163          $4,500,000     Appraisal      08/21/2006
   246           $372,435        $29,376        $343,059        $3,204,795          $4,450,000     Appraisal      10/12/2006
   247           $358,890        $55,491        $303,399        $3,180,834          $5,050,000     Appraisal      10/20/2006
   248           $470,085        $33,905        $436,181        $3,530,000          $6,525,000     Appraisal      01/12/2007
   249           $378,858         $9,600        $369,258        $3,091,492          $5,400,000     Appraisal      02/08/2007
   250           $470,118        $73,277        $396,841        $2,715,022          $5,000,000     Appraisal      01/04/2007
   251           $498,805        $44,522        $454,283        $2,954,315          $5,500,000     Appraisal      10/20/2006
   252           $338,651         $4,881        $333,770        $2,992,731          $4,850,000     Appraisal      11/21/2006
   253           $670,265        $80,389        $589,876        $2,695,959          $7,000,000     Appraisal      11/01/2006
   254           $456,576        $78,875        $377,701        $2,676,223          $4,800,000     Appraisal      10/01/2006
   255           $346,202        $55,517        $290,685        $2,880,134          $4,500,000     Appraisal      12/27/2006
   256           $485,612        $54,671        $430,941        $2,680,874          $5,100,000     Appraisal      05/25/2006
   257           $334,301        $48,738        $285,562        $2,834,452          $4,900,000     Appraisal      11/17/2006
   258           $355,613        $52,000        $303,613        $2,637,571          $4,350,000     Appraisal      10/04/2006
   259           $307,569        $15,176        $292,392        $2,795,422          $4,250,000     Appraisal      01/04/2007
                 $330,164        $22,797        $307,367        $2,934,356          $4,360,000
   260           $183,628         $9,260        $174,368        $1,642,162          $2,440,000     Appraisal      12/26/2006
   260           $146,536        $13,537        $132,999        $1,292,194          $1,920,000     Appraisal      01/03/2007
   261           $317,620        $22,579        $295,041        $2,784,706          $4,300,000     Appraisal      01/12/2007
   262           $331,609        $16,554        $315,055        $2,765,277          $4,730,000     Appraisal      03/22/2007
   263           $295,957        $28,268        $267,689        $2,991,212          $4,250,000     Appraisal      01/24/2007
   264           $294,309        $18,307        $276,001        $2,711,648          $4,000,000     Appraisal      02/06/2007
   265           $337,171        $35,048        $302,123        $2,877,253          $4,900,000     Appraisal      09/13/2006
   266           $287,907        $16,187        $271,721        $2,849,421          $4,000,000     Appraisal      12/20/2006
   267           $331,843         $9,350        $322,493        $2,697,841          $4,840,000     Appraisal      12/13/2006
   268           $295,339        $14,220        $281,119        $2,676,345          $4,200,000     Appraisal      02/05/2007
   269           $407,473        $53,481        $353,992        $2,057,965          $4,300,000     Appraisal      12/12/2006
   270           $286,869        $23,920        $262,949        $2,691,860          $4,300,000     Appraisal      01/02/2007
   271           $312,746        $26,058        $286,688        $2,726,254          $3,975,000     Appraisal      12/21/2006
   272           $240,926         $2,170        $238,756        $2,713,013          $3,850,000     Appraisal      08/20/2006
   273           $262,987         $7,650        $255,337        $2,538,413          $3,750,000     Appraisal      01/25/2007
   274           $256,179         $6,025        $250,154        $2,526,294          $4,550,000     Appraisal      02/07/2007
   275           $309,201        $25,526        $283,675        $2,557,892          $4,000,000     Appraisal      01/09/2007
   276           $278,789        $23,667        $255,122        $2,546,688          $4,420,000     Appraisal      11/21/2006
   277           $313,791        $13,043        $300,748        $2,538,391          $4,260,000     Appraisal      01/09/2007
   278           $276,410        $14,325        $262,086        $2,534,597          $4,230,000     Appraisal      12/01/2006
   279           $321,274        $24,114        $297,159        $2,527,732          $4,700,000     Appraisal      01/30/2007
   280           $344,656        $19,530        $325,126        $2,540,530          $4,600,000     Appraisal      04/01/2007
   281           $361,754        $47,346        $314,408        $2,560,068          $4,350,000     Appraisal      10/27/2006
   282           $284,041        $17,979        $266,062        $2,812,598          $4,000,000     Appraisal      10/23/2006
   283           $276,317        $25,760        $250,557        $2,683,930          $3,700,000     Appraisal      11/29/2006
   284           $284,555         $1,674        $282,881        $2,529,710          $3,800,000     Appraisal      12/04/2006
   285           $252,720         $2,223        $250,497        $2,499,801          $4,200,000     Appraisal      08/01/2006
   286           $261,317        $12,326        $248,991        $2,649,717          $4,250,000     Appraisal      01/15/2007
   287           $278,989        $14,925        $264,063        $2,461,071          $4,000,000     Appraisal      12/06/2006
   288           $254,337        $10,751        $243,585        $2,222,102          $4,000,000     Appraisal      12/31/2006
   289           $269,690        $15,098        $254,593        $2,420,779          $3,930,000     Appraisal      12/01/2006
   290           $299,845        $19,667        $280,178        $2,717,252          $3,520,000     Appraisal      02/09/2007
   291           $263,819        $10,481        $253,338        $2,514,926          $3,955,000     Appraisal      11/30/2006
   292           $311,187        $24,874        $286,313        $2,176,388          $5,000,000     Appraisal      01/18/2007
   293           $271,002        $23,520        $247,482        $2,506,681          $4,390,000     Appraisal      01/30/2007
   294           $259,326        $18,801        $240,526        $2,329,749          $4,000,000     Appraisal      11/16/2006
   295           $263,276        $22,453        $240,824        $2,319,499          $5,000,000     Appraisal      02/01/2007
   296           $266,730         $7,528        $259,202        $2,334,330          $3,950,000     Appraisal      11/27/2006
   297           $259,205        $33,774        $225,430        $2,284,608          $3,450,000     Appraisal      01/03/2007
   298           $262,009        $22,130        $239,879        $2,294,680          $3,500,000     Appraisal      01/24/2007
   299           $298,801        $38,661        $260,140        $2,325,193          $3,600,000     Appraisal      01/10/2007
   300           $259,958        $18,945        $241,013        $2,474,912          $3,550,000     Appraisal      02/07/2007
   301           $247,660         $4,974        $242,686        $2,471,881          $3,300,000     Appraisal      01/03/2007
   302           $282,256        $14,529        $267,726        $2,351,782          $4,350,000     Appraisal      01/08/2007
   303           $240,013        $12,266        $227,747        $2,217,970          $3,600,000     Appraisal      01/31/2007
   304           $238,297        $16,943        $221,354        $2,297,553          $3,520,000     Appraisal      11/28/2006
   305           $257,134         $8,585        $248,549        $2,180,419          $3,750,000     Appraisal      11/21/2006
   306           $245,784         $5,929        $239,855        $2,510,000          $3,600,000     Appraisal      11/22/2006
   307           $295,853             $0        $295,853        $2,133,356          $5,200,000     Appraisal      11/15/2006
   308           $360,089        $16,745        $343,344        $2,218,741          $5,100,000     Appraisal      04/09/2007
   309           $247,415        $21,493        $225,923        $2,149,144          $3,340,000     Appraisal      01/16/2007
   310           $255,280         $9,274        $246,006        $2,093,740          $3,950,000     Appraisal      01/16/2007
   311           $381,949        $39,954        $341,994        $1,692,260          $3,900,000     Appraisal      12/21/2006
   312           $238,103         $5,848        $232,255        $2,430,000          $3,500,000     Appraisal      11/28/2006
   313           $296,581        $13,157        $283,424        $2,165,026          $5,000,000     Appraisal      12/15/2006
   314           $231,263         $4,853        $226,411        $2,122,513          $3,000,000     Appraisal      01/03/2007
   315           $231,196        $10,308        $220,888        $2,049,186          $3,200,000     Appraisal      01/01/2007
   316           $208,162             $0        $208,162        $2,022,185          $3,360,000     Appraisal      01/09/2007
   317           $237,401         $6,609        $230,792        $2,052,159          $3,450,000     Appraisal      11/27/2006
   318           $214,149        $17,182        $196,966        $2,133,198          $3,560,000     Appraisal      01/19/2007
   319           $242,148         $6,939        $235,209        $1,785,262          $3,340,000     Appraisal      01/29/2007
   320           $245,986        $21,608        $224,379        $1,960,348          $3,120,000     Appraisal      01/15/2007
   321           $222,508        $10,890        $211,619        $2,027,334          $3,100,000     Appraisal      12/04/2006
   322           $232,469        $28,387        $204,082        $1,958,712          $3,210,000     Appraisal      02/08/2007
   323           $475,585        $55,993        $419,592        $2,150,663          $7,950,000     Appraisal      01/26/2007
   324           $236,711        $25,000        $211,711        $1,952,460          $3,100,000     Appraisal      01/04/2007
   325           $235,902         $6,112        $229,790        $1,947,491          $3,280,000     Appraisal      01/03/2007
   326           $229,768        $16,500        $213,268        $1,940,271          $2,900,000     Appraisal      12/19/2006
   327           $255,807        $30,000        $225,807        $2,152,708          $2,900,000     Appraisal      09/07/2006
   328           $250,920        $16,716        $234,204        $1,991,923          $4,550,000     Appraisal      02/26/2007
   329           $228,087        $11,899        $216,188        $1,991,923          $3,950,000     Appraisal      02/26/2007
   330           $217,353        $12,706        $204,647        $1,905,035          $3,100,000     Appraisal      11/06/2006
   331           $228,725        $30,586        $198,139        $1,880,575          $3,200,000     Appraisal      02/07/2007
                 $243,495        $11,500        $231,995        $1,878,421          $3,940,000
   332           $122,984         $5,808        $117,175          $948,746          $1,990,000     Appraisal      02/27/2007
   332           $120,512         $5,692        $114,820          $929,675          $1,950,000     Appraisal      02/27/2007
   333           $218,499        $13,192        $205,307        $1,862,055          $3,000,000     Appraisal      01/02/2007
   334           $317,945        $39,790        $278,155        $1,721,981          $3,650,000     Appraisal      11/04/2006
   335           $209,403         $7,748        $201,655        $1,823,500          $3,120,000     Appraisal      02/06/2007
   336           $226,508        $14,016        $212,491        $1,807,141          $4,460,000     Appraisal      11/11/2006
   337           $247,899         $3,721        $244,178        $2,100,000          $4,245,000     Appraisal      12/22/2006
   338           $196,580         $5,200        $191,380        $1,864,389          $3,100,000     Appraisal      12/13/2006
   339           $414,956        $88,467        $326,489        $1,896,297          $5,900,000     Appraisal      12/11/2006
   340           $230,835        $16,853        $213,982        $1,792,047          $2,660,000     Appraisal      09/11/2006
   341           $222,197        $23,012        $199,185        $1,805,978          $2,925,000     Appraisal      12/20/2006
   342           $186,359         $8,837        $177,522        $1,845,188          $2,620,000     Appraisal      02/21/2007
   343           $174,840         $6,930        $167,910        $1,751,647          $2,650,000     Appraisal      09/14/2006
   344           $218,886        $17,554        $201,332        $1,845,959          $3,025,000     Appraisal      10/05/2006
   345           $189,766         $5,415        $184,351        $1,720,028          $2,930,000     Appraisal      12/07/2006
   346           $173,510         $3,019        $170,492        $1,767,076          $3,150,000     Appraisal      09/22/2006
   347           $217,234         $9,459        $207,775        $1,324,605          $3,048,000     Appraisal      02/07/2007
   348           $200,004        $10,818        $189,186        $1,561,725          $2,640,000     Appraisal      02/12/2007
                 $206,782         $6,379        $200,404        $1,815,379          $2,670,000
   349           $145,600         $4,491        $141,108        $1,278,244          $1,880,000     Appraisal      02/26/2007
   349            $61,183         $1,887         $59,295          $537,135            $790,000     Appraisal      02/26/2007
   350           $165,201         $8,590        $156,611        $1,689,157          $3,080,000     Appraisal      01/24/2007
   351           $220,362         $8,416        $211,945        $1,324,202          $2,840,000     Appraisal      02/06/2007
   352           $190,423        $14,938        $175,486        $1,691,864          $2,680,000     Appraisal      10/31/2006
   353           $185,399         $8,939        $176,460        $1,733,784          $2,500,000     Appraisal      12/18/2006
   354           $171,917         $7,050        $164,867        $1,650,786          $2,780,000     Appraisal      11/10/2006
   355           $198,749        $14,033        $184,716        $1,746,338          $2,600,000     Appraisal      10/02/2006
   356           $176,000             $0        $176,000        $1,628,973          $3,350,000     Appraisal      12/07/2006
   357           $208,018        $17,134        $190,884        $1,639,195          $2,600,000     Appraisal      11/27/2006
   358           $177,319        $10,456        $166,863        $1,782,729          $2,420,000     Appraisal      09/13/2006
   359           $203,836         $7,639        $196,197        $1,623,283          $2,850,000     Appraisal      01/04/2007
   360           $183,720        $19,497        $164,223        $1,612,309          $2,660,000     Appraisal      10/31/2006
   361           $183,620        $17,500        $166,120        $1,608,221           2,390,000     Appraisal      10/24/2006
   362           $184,197        $23,364        $160,833        $1,597,301          $2,820,000     Appraisal      12/05/2006
   363           $182,925        $13,215        $169,710        $1,599,860          $2,500,000     Appraisal      01/04/2007
   364           $176,883         $9,059        $167,824        $1,666,170          $2,500,000     Appraisal      04/01/2007
   365           $195,080        $10,182        $184,898        $1,565,819          $2,220,000     Appraisal      12/07/2006
   366           $169,570        $16,635        $152,935        $1,572,307          $3,100,000     Appraisal      11/17/2006
   367           $176,136         $9,000        $167,136        $1,573,993          $2,340,000     Appraisal      10/30/2006
   368           $162,976         $6,744        $156,232        $1,520,786          $3,050,000     Appraisal      01/02/2007
   369           $171,473        $13,821        $157,651        $1,722,701          $2,920,000     Appraisal      03/19/2007
   370           $159,305         $6,825        $152,480        $1,510,366          $2,850,000     Appraisal      01/15/2007
   371           $182,293        $21,850        $160,443        $1,484,769          $2,230,000     Appraisal      11/30/2006
   372           $167,922         $7,585        $160,337        $1,491,618          $2,450,000     Appraisal      02/05/2007
   373           $171,167         $9,494        $161,673        $1,359,264          $2,430,000     Appraisal      11/28/2006
   374           $158,505         $6,936        $151,569        $1,487,814          $2,400,000     Appraisal      09/25/2006
   375           $233,358        $25,679        $207,679          $958,458          $2,600,000     Appraisal      12/05/2006
   376           $180,368        $18,563        $161,805        $1,317,839          $2,225,000     Appraisal      02/14/2007
   377           $170,519         $4,621        $165,897        $1,315,176          $2,730,000     Appraisal      01/20/2007
   378           $151,327         $3,605        $147,722        $1,637,617          $2,280,000     Appraisal      02/20/2007
   379           $227,758         $9,300        $218,458        $1,538,643          $3,000,000     Appraisal      12/18/2006
   380           $178,974        $21,192        $157,782        $1,453,383          $2,275,000     Appraisal      12/20/2006
   381           $152,869         $8,400        $144,469        $1,464,811          $2,150,000     Appraisal      02/24/2006
   382           $199,016        $11,578        $187,438        $1,413,253          $4,080,000     Appraisal      01/25/2007
   383           $145,223         $5,602        $139,620        $1,444,752          $2,030,000     Appraisal      12/12/2006
   384           $157,250        $15,341        $141,910        $1,412,692          $2,000,000     Appraisal      12/13/2006
   385           $136,031         $5,729        $130,301        $1,367,947          $3,375,000     Appraisal      01/09/2007
   386           $121,194         $6,184        $115,009        $1,374,233          $2,020,000     Appraisal      01/04/2007
   387           $137,421         $5,252        $132,168        $1,299,193          $2,150,000     Appraisal      01/28/2007
   388           $154,866        $10,629        $144,237        $1,291,524          $2,170,000     Appraisal      01/24/2007
   389           $161,474        $15,786        $145,688        $1,271,774          $2,020,000     Appraisal      12/29/2006
   390           $191,716         $6,476        $185,241        $1,278,900          $2,500,000     Appraisal      10/16/2006
   391           $144,751         $2,750        $142,001        $1,272,957          $2,500,000     Appraisal      01/23/2007
   392           $155,704        $10,697        $145,007        $1,271,460          $4,250,000     Appraisal      01/04/2007
   393           $185,188         $3,950        $181,238        $1,271,085          $2,700,000     Appraisal      01/13/2007
   394           $143,600         $3,274        $140,326        $1,253,397          $1,850,000     Appraisal      01/22/2007
   395           $147,183        $18,894        $128,289        $1,260,977          $1,900,000     Appraisal      12/17/2006
   396           $133,659         $9,513        $124,146        $1,244,739          $1,850,000     Appraisal      02/01/2007
   397           $205,387        $15,738        $189,650        $1,450,000          $3,225,000     Appraisal      01/05/2007
   398           $135,987         $9,158        $126,830        $1,281,054          $2,050,000     Appraisal      11/28/2006
   399           $145,006        $15,593        $129,413        $1,216,759          $1,990,000     Appraisal      01/04/2007
   400           $147,347        $16,213        $131,134        $1,246,845          $2,030,000     Appraisal      12/14/2006
   401           $125,661         $5,217        $120,444        $1,290,403          $1,800,000     Appraisal      12/15/2006
   402           $158,936        $17,885        $141,051        $1,093,649          $2,080,000     Appraisal      08/28/2006
   403           $136,901        $10,523        $126,378        $1,167,425          $1,775,000     Appraisal      01/08/2007
   404           $121,090         $5,453        $115,637        $1,140,249          $1,720,000     Appraisal      02/01/2007
   405           $127,148         $5,640        $121,508        $1,181,329          $1,970,000     Appraisal      02/12/2007
   406           $117,738        $10,008        $107,730        $1,075,635          $1,590,000     Appraisal      10/16/2006
   407           $130,449         $4,900        $125,549        $1,063,508          $1,700,000     Appraisal      12/13/2006
   408           $140,824             $0        $140,824        $1,125,700          $2,000,000     Appraisal      03/09/2007
   409           $114,962         $6,272        $108,690        $1,017,772          $1,660,000     Appraisal      01/10/2007
   410           $255,063        $56,358        $198,705        $1,020,192          $2,720,000     Appraisal      10/18/2006
   411           $202,190         $6,650        $195,540          $943,251          $3,400,000     Appraisal      06/12/2006
   412           $115,909         $4,550        $111,359          $904,931          $1,830,000     Appraisal      11/30/2006
   413           $106,508         $5,052        $101,456          $940,877          $1,655,000     Appraisal      01/18/2007
   414           $107,169         $6,744        $100,425          $899,745          $1,330,000     Appraisal      10/16/2006
   415           $106,256         $2,822        $103,434          $815,671          $1,800,000     Appraisal      02/12/2007
   416            $87,813         $4,232         $83,581          $916,343          $1,460,000     Appraisal      12/18/2006
   417           $102,465        $10,136         $92,330          $891,235          $1,800,000     Appraisal      02/06/2007
   418           $118,044         $8,605        $109,439          $889,893          $1,590,000     Appraisal      01/22/2007
   419           $100,684         $4,680         $96,004          $947,157          $1,520,000     Appraisal      12/05/2006
   420           $120,823         $2,523        $118,300          $849,397          $1,600,000     Appraisal      12/22/2006
   421           $110,163         $3,750        $106,413          $789,386          $1,420,000     Appraisal      12/28/2006
   422            $99,229             $0         $99,229          $726,445          $1,420,000     Appraisal      03/09/2007
   423            $80,931             $0         $80,931          $605,363          $1,205,000     Appraisal      12/12/2006

TOTALS AND WEIGHTED
AVERAGES:

                                                         LEASE
MORTGAGE                                               EXPIRATION
LOAN NO.   LARGEST TENANT(12)                             DATE      % NSF    SECOND LARGEST TENANT(12)
-------------------------------------------------------------------------------------------------------------------------

    1      Fulbright & Jaworski                        06/30/2015    18.8%   Shearman & Sterling
    1      GSA - Department Of Defense                 04/30/2008    58.0%   Polk GS
    1      Wells Fargo Bank NA                         09/30/2008    13.6%   King County
    1      Commodity Future                            09/30/2015    22.7%   Jackson & Campbell
    1      Booz Allen Hamilton                         12/31/2010    55.9%   Booz Allen Hamilton
    1      Infospace                                   02/28/2013    27.6%   Keybank National Association
    1      Expedia                                     09/30/2009    57.4%   Sierra Entertainment
    1      HDR Engineering                             12/31/2012    11.7%   Oracle USA
    1      US Bank National                            12/31/2013    9.8%    Business Service Center
    1      DHS - GS-11B-01687                          05/31/2009    18.7%   GSA - GS-11B-01808
    1      SunTrust Bank                               11/30/2014    17.4%   HQ Global Workplaces
    1      Fiserv Seattle                              07/31/2008    14.7%   Orrtax Software
    1      GSA-Department of Justice                   01/31/2008    42.4%   American Hospital Association
    1      High Tech Institute                         08/31/2014    11.3%   John L Scott Real Estate Servi
    1      XO Communications                           11/30/2007    77.4%   Stanley Martin
    1      New York Times                              12/31/2009    21.5%   Williams Companies
    1      Serena Software                             01/31/2012    19.3%   Barclay Dean
    1      College Entrance Exam                       09/30/2009    9.3%    Pfizer, Inc.
    1      Perkins Coie                                12/31/2011    26.2%   Washington Mutual Bank
    1      BAE Systems                                 05/31/2014    19.3%   Federal Network Systems

    2      Rothgerber Johnson & Lyons                  08/31/2010    8.0%    Hogan &
           LLP                                                               Hartson
    2      US Bank                                     12/31/2016    27.4%   Encana Oil & Gas

    3      Wal-Mart Stores, Inc. (Ground               04/12/2025    71.7%   Harbor Freight Tools
           Lease)
    3      Fry's                                       12/19/2016    44.0%   PetsMart
    3      Safeway                                     12/31/2017    30.5%   LA Fitness
    3      Former Best                                 02/28/2009    36.7%   Sports Authority
           Buy
    3      CVS                                         08/31/2010    31.0%   Tutor Time Childcare
    3      Kimco Realty                                01/31/2011    52.3%   Sports Authority
    3      Basha's                                     07/26/2014    46.0%   Walgreen's
    3      Tutor Time                                  02/28/2028    25.1%   A - Alyesh Chiropractic
    3      Safeway                                     05/31/2008    46.1%   Pure Fitness
    3      Peter Piper Pizza                           10/31/2017    33.0%   Estasi Salon
    3      Wal-Mart Stores, Inc.                       07/01/2027    46.1%   Family Dollar

    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    4      NAP                                             NAP        NAP    NAP
    5      Meier & Frank / Macy's                      05/31/2015    22.3%   Mervyn's - Ground Lease

    6      Azteca Production Int'l, Inc                12/31/2008    35.7%   C2C Corporation
    6      Springs Global, US, Inc                     02/29/2012    39.5%   Progressive Produce Corp
    6      Sugar Foods Corporation                     01/31/2015   100.0%   NAP
    6      Arden-MayFair, Inc.                         01/31/2011    51.0%   SAP Trading, Inc.
    6      York Casket Company                         08/31/2008    14.5%   Rodeo Carpet Mills, Corp.
    6      Mojave Foods Corporation                    09/30/2015    57.3%   Springs Global, US, Inc
    6      Mojave Foods Corporation                    09/30/2015   100.0%   NAP
    6      Ingredients International, Inc.             01/31/2007    33.8%   ITW Ramset
    6      Interphase Environmental                    11/30/2009    29.9%   MH Metals, Inc
    7      Sears                                       02/28/2009    22.4%   Steve & Barry's
    8      Walmart Store #3326                         01/31/2027    29.0%   Giant Eagle Store #0218
    9      Regal Cinemas, Inc.                         11/30/2016    44.7%   Sega Gameworks

   10      Parago,                                     11/30/2014    52.6%   BEA Systems,
           Inc.                                                              Inc.
   10      EMC Mortgage Company                        06/30/2017   100.0%   NAP
   10      Verizon Wireless                            06/30/2013    73.9%   STA Travel,
                                                                             Inc.
   10      EMC Mortgage Company                        06/30/2017   100.0%   NAP
   11      Reznick, Fedder, &                          12/31/2016    24.1%   Aon Service Corporation
           Silver
   12      Dominicks                                   06/30/2009    42.6%   Marshalls
   13      NAP                                             NAP        NAP    NAP
   14      American States Insurance Company           10/31/2009   100.0%   NAP

   15      Steve and Barry's                           01/31/2014    15.6%   JC Penney
   15      Steve & Barry's                             01/31/2013    26.2%   Belk
   15      Peebles Dept Store                          01/31/2011    20.1%   Capitol Theatre Associates
   16      Eagle Global Logistics                      10/31/2008    12.4%   Hellman Logistics
   17      NAP                                             NAP        NAP    NAP
   18      NAP                                             NAP        NAP    NAP
   19      Boscov's Department                             MTM       24.7%   JC
           Store                                                             Penney
   20      NAP                                             NAP        NAP    NAP
   21      Scottsdale Restaurant Group, LLC            09/30/2012    7.7%    Ashton Woods Arizona, LLC
   22      Michael's Stores, Inc #9810                 02/28/2013    17.6%   Petco Store
                                                                             #244
   23      Greensfelder, Hemker & Gale,                08/31/2015    24.5%   UMB Bank of St. Louis,
           P.C.                                                              N.A.
   24      NAP                                             NAP        NAP    NAP
   25      Molina Healthcare of Michigan,              08/31/2014    21.4%   Bowman & Brooke,
           Inc.                                                              LLP
   26      Raley's                                     05/31/2019    37.1%   Ace Hardware

   27      River Ranch City Club                       01/31/2022   100.0%   NAP
   27      Dollar General                              06/30/2014    24.4%   Buffet City
   27      Bonefish Grill                              11/30/2010    30.8%   Soho LLC
   27      Ann Taylor                                  12/31/2016    59.9%   Jos A. Bank Clothiers, Inc.
   27      WOW Cafe & Wingry                           05/31/2012    37.6%   CC's Coffee House
   27      LeMarche Antiques                           11/02/2008   100.0%   NAP
   27      Paul's Jewelry,                             11/06/2010   100.0%   NAP
           Inc.
   27      Lafayette Health Ventures,                  10/31/2009   100.0%   NAP
           Inc
   28      Farmers Insurance Group                     12/31/2016   100.0%   NAP
   29      Barnes & Noble                              04/10/2013    27.9%   Michaels

   30      Czarnowski Display Services                 10/31/2011    13.4%   Champion Exposition
   30      AFSCME                                      01/31/2008    8.0%    Wells Fargo Financial Nevada
   31      NAP                                             NAP        NAP    NAP
   32      Chili's #889                                07/10/2013    32.0%   Federal Express Credit
                                                                             Union

   33      NAP                                             NAP        NAP    NAP
   33      NAP                                             NAP        NAP    NAP
   33      NAP                                             NAP        NAP    NAP
   33      NAP                                             NAP        NAP    NAP
   33      NAP                                             NAP        NAP    NAP
   33      NAP                                             NAP        NAP    NAP
   33      NAP                                             NAP        NAP    NAP
   33      NAP                                             NAP        NAP    NAP
   33      NAP                                             NAP        NAP    NAP
   33      NAP                                             NAP        NAP    NAP
   33      NAP                                             NAP        NAP    NAP
   33      NAP                                             NAP        NAP    NAP
   33      NAP                                             NAP        NAP    NAP
   34      Home Depot U.S.A., Inc.                     01/31/2024    55.1%   ABC Appliance, Inc.
   35      Travelers                                   12/31/2012    28.1%   Sterling Savings Bank
   36      NAP                                             NAP        NAP    NAP
   37      Comcast Corporation                         01/31/2009    25.9%   Keenan & Associates
   38      King Soopers                                08/17/2010    29.6%   Stein Mart, Inc.
   39      B Fabulous (J.A.B. Ventures)                03/31/2017    17.0%   A.C. Moore Incorporated
   40      Vons                                        04/30/2026    57.1%   RE/MAX Gold Coast
                                                                             Realtors
   41      NAP                                             NAP        NAP    NAP
   42      NAP                                             NAP        NAP    NAP
   43      Hawks & Partners                            12/01/2016    11.6%   Pizza Antica, LLC
   44      NAP                                             NAP        NAP    NAP
   45      Neste Development Nevada, LLC               06/30/2013    25.9%   Michaels Stores, Inc
   46      NAP                                             NAP        NAP    NAP
   47      NAP                                             NAP        NAP    NAP

   48      Payless Furniture                           02/28/2010    17.8%   24 Liquors, LLC dba The Grog Shop
   48      Concord Pet Foods                           10/31/2009    27.3%   Super China, Inc.
   48      Atlantic Coast Labs                         02/28/2011    22.2%   New Castle Co. Chamber
   48      Prudential Insurance                        07/31/2011    56.6%   Thomas Travel Service
   48      CBI Group, LLC                              11/30/2009    16.5%   American Heart Assoc.
   48      Quinton V, Inc.                             05/31/2011   100.0%   NAP
   49      Signature Health                            04/30/2022    31.4%   City Place Surgery Center
   50      NAP                                             NAP        NAP    NAP
   51      Record Keeper                               12/31/2010    28.2%   Polar Beverages
   52      Washington Mutual                           12/31/2008    49.6%   St. Clair Mgt. Resources, Inc.
   53      International Capital Partners, LLC         06/30/2008    11.0%   AM Trust Bank
   54      Kroger                                      05/13/2011    39.0%   Borders
   55      NAP                                             NAP        NAP    NAP
   56      DPR Construction                            03/01/2022   100.0%   NAP
   57      Corporate Office Centers                    08/31/2011    13.2%   EMS Pipeline Service
   58      NAP                                             NAP        NAP    NAP
   59      General Services Division                   06/30/2011    28.7%   Enterprise Rent-A-Car
   60      Ashley Furniture Home Store                 03/01/2016    55.2%   John's Incredible Pizza Company
   61      NAP                                             NAP        NAP    NAP
   62      NAP                                             NAP        NAP    NAP
   63      SOA - Office of Public                      12/31/2008    20.8%   SOA - Public
           Advocacy                                                          Defender
   64      Gateway Medical Research Inc.               12/31/2026   100.0%   NAP
   65      VIP Oriental Buffet                         03/31/2015    23.8%   Fed-Ex Kinkos
   66      County of Riverside                         01/31/2017    50.2%   Lobb & Cliff
   67      Hitachi Koki U.S.A.                         08/31/2013   100.0%   NAP
   68      NAP                                             NAP        NAP    NAP
   69      NAP                                             NAP        NAP    NAP
   70      AHTKY Insurance                             03/31/2012    21.9%   El Pollo Inka

   71      TJ Maxx - Yes Corp. Guarantee               10/01/2016    53.8%   Michaels - Yes Corp. Guarantee
   72      Wal-Mart Stores,                            01/31/2014   100.0%   NAP
           Inc.
   72      Wal-Mart Stores,                            01/31/2014   100.0%   NAP
           Inc.
   73      Guy F. Atkinson Construction                06/30/2008    7.6%    Builder MT (prev. Tundra
           Corp.                                                             Education)
   74      Kreiss Enterprises, Inc.                    10/31/2009    10.3%   Water Tower Realty
   75      Wheelabrator Air Pollution                  12/31/2010    26.8%   Cardholder Services
   76      Hallmark Global Services #84                 2/28/2010    11.7%   Ken Caryl Village Wine & Spirits
   77      TJ MAXX                                     01/31/2008    27.7%   Off Broadway Shoes
   78      NAP                                             NAP        NAP    NAP
   79      Tancredi D'Amore                            07/31/2014    5.9%    Maguire / Maguire
           M.D.                                                              Inc.
   80      Sully-Miller Contracting Company            10/31/2009    25.6%   State of California Dept of General Services
   81      Academy of Hair Design                      11/30/2016    27.3%   Dotty's
   82      Stop & Shop                                 03/31/2022    80.1%   Bourbon Street Liquors

   83      Flanders/Precisionaire                      01/01/2026   100.0%   NAP
           Corp.
   83      Flanders/Precisionaire                      07/01/2026   100.0%   NAP
           Corp.
   84      NAP                                             NAP        NAP    NAP
   85      NAP                                             NAP        NAP    NAP
   86      State of Oregon Dept. of Justice            12/31/2012    76.3%   The State of Oregon Judicial
                                                                             Department
   87      NAP                                             NAP        NAP    NAP
   88      NAP                                             NAP        NAP    NAP
   89      NAP                                             NAP        NAP    NAP
   90      ShopKo Stores Operating Co.,                01/31/2027   100.0%   NAP
           LLC
   91      Passaic Board of Education                  03/31/2010    73.7%   PNC Bank
   92      Gabriel Brothers                            05/31/2015    36.8%   Buccaneer Data Services
   93      Pacific Coast Greens                        07/31/2010    38.5%   Donna Jackson
   94      MacAnthony Realty International             09/30/2011    36.5%   Motorsports Museum of Orlando
   95      Shopko Stores Operating Co.,                01/31/2027   100.0%   NAP
           LLC
   96      County of Los Angeles                       04/30/2019   100.0%   NAP
   97      Medical Associates of The Black Hills       09/30/2020    66.7%   Rapid City Regional
                                                                             Hospital-Dialysis

   98      NAP                                             NAP        NAP    NAP
   98      NAP                                             NAP        NAP    NAP
   98      NAP                                             NAP        NAP    NAP
   98      SAIC                                            MTM       35.3%   CTC
   98      DJ Enterprises                                  MTM       35.6%   Nancy Gibson
   99      Pacific Oaks College                        07/31/2016    29.2%   Idealab
   100     Clarcor Air Filtration Products, Inc.       03/31/2017   100.0%   NAP
   101     Spartan Internal                            12/31/2017    26.9%   Thomas L. Roberts, III
           Medical-SRHS                                                      MD
   102     Freedom Credit Union                        03/31/2012    24.2%   Brokerage Concepts of Delaware, Inc.
   103     Volume Distributors                         02/28/2017   100.0%   NAP
   104     West Oakland Internists                     11/30/2021    13.0%   Health First Imaging Center
   105     CA Department of General Services           08/31/2013    14.2%   Medicine Made Easy
   106     NAP                                             NAP        NAP    NAP
   107     MECS                                        12/31/2010    73.3%   Suburban Journals
   108     Petco                                       07/31/2011    31.0%   Party
                                                                             America

   109     Six Day Dental                              05/31/2016    39.5%   NAP
   110     Veracruz Cafe                               08/31/2009    20.1%   The Ranch Steakhouse
   111     To the Max Footwear                         11/01/2008    21.0%   HSBC Financial
   112     Saddleback Constructors                     06/30/2011    29.5%   Orange County Charter School
   113     NAP                                             NAP        NAP    NAP
   114     Colorado Cinema Group LLC                   11/30/2016   100.0%   NAP
   115     NAP                                             NAP        NAP    NAP
   116     Richmond Behavioral Health                  12/31/2014    90.0%   Richmond Police Department
           Authority
   117     Bakersfield Cold & Dry Storage              02/14/2012   100.0%   NAP
   118     NAP                                             NAP        NAP    NAP
   119     Marc Glassman, Inc.                         12/31/2013    49.8%   Jo-Ann Stores, Inc.
   120     NAP                                             NAP        NAP    NAP
   121     Atlantic Billiard Supply Inc                12/31/2008    12.8%   Western Fairfax Christian Ministries, Inc.
   122     World Market                                01/31/2012    26.5%   David's Bridal
   123     Bookham, Inc.                               12/31/2011    56.5%   County of Sonoma
   124     Phoenix Data Systems, Inc.                  02/21/2010    24.5%   Philadelphia Gear Corporation
   125     Crawford Hoying LTD                         12/31/2011    11.7%   Lane Executive Center
   126     Albertson's Inc.                            01/31/2018    79.4%   Blockbuster Video, Inc.

   127     NAP                                             NAP        NAP    NAP
   128     NAP                                             NAP        NAP    NAP
   129     NAP                                             NAP        NAP    NAP
   130     NAP                                             NAP        NAP    NAP
   131     NAP                                             NAP        NAP    NAP
   132     Shopko Stores Operating Co.,                01/31/2027   100.0%   NAP
           LLC
   133     Chan                                        02/01/2017    19.4%   Japanese Restauraunt
           Daretta
   134     Dublin Medical Clinic,                      03/31/2009    12.8%   Compass Bank
           LLC
   135     Harris Teeter, Inc.                         10/14/2017   100.0%   NAP
   136     Palm Beach Tan                              07/31/2010    9.7%    Dickies
   137     Farmers Insurance                           11/30/2011    31.2%   Retirement Capital Strategies
           Group
   138     AJ Wright                                   04/30/2013    29.3%   Pet Supplies Plus
   139     NAP                                             NAP        NAP    NAP
   140     Hobby Lobby                                 02/28/2014    58.2%   K&G Men's Co.
   141     NAP                                             NAP        NAP    NAP
   142     Coldwater Creek                             07/31/2016    33.4%   White House Black Market
   143     NAP                                             NAP        NAP    NAP
   144     Hunt & Gross, P.A.                          05/31/2010    18.1%   Herb & Mednick

   145     NAP                                             NAP        NAP    NAP
   146     NAP                                             NAP        NAP    NAP
   147     SAS Safe Corp                               12/31/2022    72.5%   Wesco Enterprises
   148     Apollo College                              12/31/2015    51.8%   Insync Inc.

   149     NAP                                             NAP        NAP    NAP
   149     NAP                                             NAP        NAP    NAP
   149     NAP                                             NAP        NAP    NAP
   149     NAP                                             NAP        NAP    NAP

   150     Central Beverage Group,                     12/31/2010   100.0%   NAP
           LTD.
   150     Superior Beverage Company                   12/31/2010   100.0%   NAP
   151     NAP                                             NAP        NAP    NAP
   152     Farm Fresh                                  11/30/2026    48.8%   Danceland II
   153     NAP                                             NAP        NAP    NAP
   154     Securitas Security                          02/28/2010    10.9%   Financial
                                                                             Network
   155     Gateway - University Comm. Clinics          02/28/2012    13.9%   Employer Health Care Alliance
   156     Brockman Coats Gedelian                     11/30/2011    30.4%   Crain Communications
   157     Widener-Burrows & Associates                05/31/2009    23.2%   Long & Foster Real Estate
                                                                             Inc.

   158     McAllisters Deli                            04/30/2015    25.6%   Woodforest National Bank
   158     Sadler Clinic                               04/30/2015    52.0%   Woodforest National Bank
   159     NAP                                             NAP        NAP    NAP
   160     The Kroger Co.                              10/31/2014    34.6%   Stage Stores Inc.
   161     Karaoke and Restaurant (Retail)             11/30/2019    36.9%   Caleb Chung Podiatrist (Office
   162     Mo's Caribbean                              01/31/2022    26.7%   NAP
   163     Vintage Stock                               05/31/2011    22.8%   Planet Sub Enterprises, Inc.
   164     NAP                                             NAP        NAP    NAP
   165     NAP                                             NAP        NAP    NAP

   166     CVS (Edinburgh)                             11/30/2017   100.0%   NAP
   166     CVS (Tipton)                                11/30/2017   100.0%   NAP
   166     CVS (Brazil)                                12/31/2017   100.0%   NAP
   167     NAP                                             NAP        NAP    NAP
   168     NAP                                             NAP        NAP    NAP
   169     NAP                                             NAP        NAP    NAP

   170     NAP                                             NAP        NAP    NAP
   171     NAP                                             NAP        NAP    NAP
   172     Shari's Restaurant                          01/31/2011    4.0%    Portland Fitness
                                                                             Group
   173     Creative Healthcare (Palio Comm.)           02/28/2012    23.0%   Lemery Greisler

   174     BBRG Washington Group, Inc.                 01/31/2015   100.0%   NAP
   175     La Bouchee                                  08/31/2021   100.0%   NAP
   176     Orlando Regional Health                     06/30/2008    27.8%   Physician Associates
   177     NAP                                             NAP        NAP    NAP
   178     NAP                                             NAP        NAP    NAP
   179     Medco Health Solutions,                     12/31/2014    69.6%   Marriage Today
           Inc
   180     Cherry Hill Internal Medicine Associates    04/30/2021    17.8%   Oakwood Healthcare System
   181     Hecla Mining                                04/07/2012    52.4%   Chief Architect
   182     Walgreen Eastern Co.,                       10/31/2080   100.0%   NAP
           Inc
   183     Deal$ (Dollar Tree)                         02/28/2008    24.0%   BW-3

   184     Rite Aid                                    01/31/2027   100.0%   NAP
   185     Ziyan Salon                                 03/31/2011    22.1%   Yamaguchi

   186     NAP                                             NAP        NAP    NAP
   186     NAP                                             NAP        NAP    NAP
   187     Flournoy Construction Company               12/31/2021   100.0%   NAP
   188     NAP                                             NAP        NAP    NAP

   189     NAP                                             NAP        NAP    NAP
   189     NAP                                             NAP        NAP    NAP
   190     NAP                                             NAP        NAP    NAP
   191     Golf Discount of St. Louis, Inc.            12/31/2015    39.7%   Du Won Jung (Korean Restaurant)
   192     USA - Marine Corp.                          09/14/2006    10.3%   Commercial Marketing
   193     Supremo Food Markets                        01/31/2025    44.8%   Lot Stores
   194     Fred's Discount Store                       01/31/2008    20.0%   Dollar General Corporation
   195     Blockbuster Video                           08/31/2010    16.1%   Century 21
   196     NAP                                             NAP        NAP    NAP
   197     Williams-Sonoma Stores, Inc.                03/21/2015   100.0%   NAP
   198     BNSF Logistics, LLC                         01/14/2008    33.4%   USDA
   199     Boneheads                                   05/31/2016    14.3%   Doc Greens
   200     MGI USA, Inc.                               07/31/2007    8.0%    Devereux
   201     NAP                                             NAP        NAP    NAP
   202     NAP                                             NAP        NAP    NAP
   203     Emmett's Ale house                          12/01/2015    26.4%   Camille's Cafe
   204     NAP                                             NAP        NAP    NAP
   205     Bridging the Gap                            04/30/2009    14.8%   Blayney's
   206     NAP                                             NAP        NAP    NAP
   207     NAP                                             NAP        NAP    NAP
   208     Chute Gerdeman                              06/30/2014    56.7%   Myers Schmalenberger
   209     Childrens Center                            05/14/2011    15.3%   Save-A-Lot
   210     Walgreens                                   01/07/2082   100.0%   NAP
   211     GSA                                         10/05/2019    39.0%   Lemoine Company
   212     Veterinary Hospital                         02/28/2015    12.5%   Man-Data DBA Pacific Coast Credit
   213     Attorney General                            07/31/2011    47.8%   FBI
   214     RTU, L.P.                                   01/31/2022   100.0%   NAP
   215     Eckerd Corporation                          11/30/2026   100.0%   NAP
   216     Intermec Technologies Corporation           12/31/2010   100.0%   NAP
   217     NAP                                             NAP        NAP    NAP
   218     NAP                                             NAP        NAP    NAP
   219     NAP                                             NAP        NAP    NAP
   220     Grocery Outlet                              08/01/2017    58.9%   Tuesday Mornings
   221     NAP                                             NAP        NAP    NAP
   222     Longs Drug Stores California                02/28/2025    63.0%   Washtime Laundry
   223     NAP                                             NAP        NAP    NAP
   224     Stars & Stripes Mart                        01/31/2011    15.0%   Shelter Island Village Cleaners
   225     CVS                                         02/28/2026   100.0%   NAP
           Corporation
   226     NAP                                             NAP        NAP    NAP
   227     Walgreens                                   01/31/2061   100.0%   NAP
           Co.
   228     Richmond American Homes of Florida, LP      04/30/2010    46.8%   Orthodontic Education Company, LLC
   229     Ashley Furniture Homestore                  03/01/2017    85.8%   Sleep City USA
   230     Liquor                                      01/31/2016    32.5%   Pizza Factory
   231     NAP                                             NAP        NAP    NAP
   232     Valero Energy                               03/31/2013   100.0%   NAP
   233     Berger Transfer and Storage, I              01/31/2018   100.0%   NAP
   234     NAP                                             NAP        NAP    NAP

   235     Lifeport, Inc.                              10/31/2021   100.0%   NAP
   235     Lifeport, Inc.                              10/31/2021   100.0%   NAP
   236     NAP                                             NAP        NAP    NAP
   237     Northwoods                                  08/31/2011    69.2%   Northwoods
           Software                                                          Software
   238     Cricket Communications, Inc.                12/31/2011    17.5%   Radio Shack Corporation
   239     NAP                                             NAP        NAP    NAP
   240     NAP                                             NAP        NAP    NAP

   241     NAP                                             NAP        NAP    NAP
   241     NAP                                             NAP        NAP    NAP
   241     NAP                                             NAP        NAP    NAP
   241     NAP                                             NAP        NAP    NAP
   242     Tire Discounters,                           10/31/2021    32.9%   Scramblers (Ten Star Enterprises, Inc)
           Inc.
   243     H.H. Gregg                                  05/31/2014   100.0%   NAP
   244     NAP                                             NAP        NAP    NAP
   245     Cooper's Hawk Winery & Restaurant           06/30/2014    59.9%   MGM Construction Co
   246     Walters Companies                           07/13/2009    31.4%   Elements Salon
   247     Big                                         01/31/2011    34.1%   Stage
           Lots                                                              Stores
   248     Oregon Hotspring Spas                       07/20/2012    16.3%   Vizmart Inc.
   249     NAP                                             NAP        NAP    NAP
   250     NAP                                             NAP        NAP    NAP
   251     NAP                                             NAP        NAP    NAP
   252     NAP                                             NAP        NAP    NAP
   253     NAP                                             NAP        NAP    NAP
   254     NAP                                             NAP        NAP    NAP
   255     The Trane Company                           01/31/2012    91.4%   InVision
                                                                             Systems
   256     NAP                                             NAP        NAP    NAP
   257     Northern RI Medical Group (2nd Fl.)         11/30/2010    26.9%   Cardiology Associates
   258     NAP                                             NAP        NAP    NAP
   259     Social Security                             01/31/2015    33.3%   Gourmet Buffet
           Adm.

   260     NAP                                             NAP        NAP    NAP
   260     DuraSpin Products, LLC                      12/31/2012   100.0%   NAP
   261     Pinnacle Rehabilitation, LLC                01/31/2010    42.3%   Caprock Communications
   262     NAP                                             NAP        NAP    NAP
   263     NAP                                             NAP        NAP    NAP
   264     NAP                                             NAP        NAP    NAP
   265     Wal-Mart                                    11/30/2010   100.0%   NAP
   266     Crystal City ASC                            09/30/2016    26.1%   Dental Group, Inc.
   267     NAP                                             NAP        NAP    NAP
   268     Liquor World                                04/30/2010    14.5%   All About
                                                                             Eyes
   269     NAP                                             NAP        NAP    NAP
   270     Mago Earth, Inc.                            09/15/2010    13.6%   Don Gage DDS
   271     NAP                                             NAP        NAP    NAP
   272     JPMorgan Chase Bank, National Association   12/31/2012   100.0%   NAP
   273     NAP                                             NAP        NAP    NAP
   274     NAP                                             NAP        NAP    NAP
   275     Holiday Plaza Coin Laundry                  03/31/2012    9.0%    Mata, Eulado and Maria
   276     Coldwell Bank BSS                           07/31/2008    34.1%   American Lung Assoc. of Oregon
   277     NAP                                             NAP        NAP    NAP
   278     Treasured Memories                          03/01/2011    37.6%   Grampy's Deli
   279     Simula Technologies, Inc.                   06/30/2019   100.0%   NAP
   280     Sierra Trading Post, Inc.                   12/31/2016   100.0%   NAP
   281     NAP                                             NAP        NAP    NAP
   282     Bimbo Bakeries                              02/01/2010    30.5%   Five Star Corp
   283     Conn Appliances, Inc.                       11/30/2014    77.6%   SN Beauty Supply
   284     Rite Aid                                    01/31/2027   100.0%   NAP
   285     Walgreen                                    06/30/2081   100.0%   NAP
           Co.
   286     NAP                                             NAP        NAP    NAP
   287     Banana Leaf                                 02/28/2016    16.8%   Kidstopia
   288     NAP                                             NAP        NAP    NAP
   289     Peoples Bank                                04/30/2013    29.7%   Beall Investments
   290     Odyssey HealthCare                          05/01/2010    22.7%   Feldman's Valley Wide
   291     Century 21 RE                               03/31/2011    20.3%   Penasco's Mexican Restaurant
   292     NAP                                             NAP        NAP    NAP
   293     NAP                                             NAP        NAP    NAP
   294     Renal Treatment Center-CA, Inc.             04/30/2016    51.7%   Bennett Development, Inc.
   295     Total Renal Care, Inc.                      10/31/2011   100.0%   NAP
   296     NAP                                             NAP        NAP    NAP
   297     Wal-Mart                                    01/31/2014   100.0%   NAP
   298     Western United Fish Company                 08/31/2008    69.6%   Pacific Strapping
   299     PPS/Chempac                                 06/30/2016    41.4%   Omnicell
   300     Creditwatch Services, L.L.C.                10/31/2008    41.2%   Grand Texas Homes
   301     DHL Express (USA)                           07/30/2011   100.0%   NAP
   302     Office Depot                                01/31/2022   100.0%   NAP
   303     Main Amundson, CPAs                         02/28/2019    78.9%   Carina Homes
   304     Tate & Wells                                12/31/2008    34.9%   Tommy, Inc.
   305     NAP                                             NAP        NAP    NAP
   306     Rite Aid of Michigan, Inc                   09/30/2024   100.0%   NAP
   307     Chase Bank                                  10/31/2026   100.0%   NAP
   308     Max and Erma's Restaurant                   03/31/2010    34.5%   Salon DeStefino
   309     Hanger Prosthetics & Orthodics,             04/30/2009    19.6%   VOCA Corporation of West
           Inc.                                                              Virginia
   310     NAP                                             NAP        NAP    NAP
   311     NAP                                             NAP        NAP    NAP
   312     Rite Aid                                    09/30/2024   100.0%   NAP
   313     Zahn Design Architects                      06/30/2020    31.9%   Metropolis Development
   314     NAP                                             NAP        NAP    NAP
   315     Scissor Hands                               02/28/2011    26.7%   Hae Sung Gum-Do Martial Arts
   316     Walgreen Co.                                05/31/2031   100.0%   NAP
   317     NAP                                             NAP        NAP    NAP
   318     NAP                                             NAP        NAP    NAP
   319     Fidelity Brokerage Services                 09/30/2017   100.0%   NAP
           LLC
   320     Atlantic                                    07/31/2007    11.9%   Lakeview Compounding
           Commtech                                                          Pharmacy
   321     China Buffet                                11/30/2016    24.5%   Payless Shoesource
   322     SuperShuttle                                10/31/2009    52.9%   Christian's of Scottsdale
   323     Shea Executive Suites                       12/31/2010    30.6%   Gold Mortage Center
   324     NAP                                             NAP        NAP    NAP
   325     Goodwill                                    03/31/2010    63.9%   Grace Church
   326     NAP                                             NAP        NAP    NAP
   327     NAP                                             NAP        NAP    NAP
   328     University Marelich Mechanical              08/14/2012   100.0%   NAP
   329     Cytec Engineered Materials, Inc.            07/16/2016   100.0%   NAP
   330     Wolf, Rifkin, Shapiro & Schulman, LLP       12/31/2019   100.0%   NAP
   331     US INS                                      04/18/2019   100.0%   NAP

   332     NAP                                             NAP        NAP    NAP
   332     NAP                                             NAP        NAP    NAP
   333     Staples, Inc.                               01/31/2015   100.0%   NAP
   334     NAP                                             NAP        NAP    NAP
   335     NAP                                             NAP        NAP    NAP
   336     Ho Sook Lee and Eun Kyung Park              03/30/2010    41.6%   Danny's Donuts
   337     CVS                                         05/30/2022   100.0%   NAP
   338     NAP                                             NAP        NAP    NAP
   339     Gardiners Home Furnishing Center            01/31/2012   100.0%   NAP
   340     United States Post Office                   04/30/2015    44.7%   Town Point Pub
   341     GML, Inc.                                   12/31/2016   100.0%   NAP
   342     NAP                                             NAP        NAP    NAP
   343     NAP                                             NAP        NAP    NAP
   344     Chicago Title Company                       05/07/2011    61.0%   Centex
   345     NAP                                             NAP        NAP    NAP
   346     NAP                                             NAP        NAP    NAP
   347     Tractor Supply                              03/31/2022   100.0%   NAP
   348     John S Clark Company,                       12/31/2016   100.0%   NAP
           LLC

   349     NAP                                             NAP        NAP    NAP
   349     NAP                                             NAP        NAP    NAP
   350     Video Warehouse                             01/31/2011    28.3%   Radio Shack
   351     John S. Clark Co.,                          12/31/2009    84.5%   Granite Development
           Inc.
   352     Colorlink, Inc.                             08/01/2016   100.0%   NAP
   353     Ron Potts & Smith Pediatrics                02/01/2010    31.8%   Juan El Gave/ Juan Torres
   354     NAP                                             NAP        NAP    NAP
   355     CORT Business Services Corporation          02/28/2011   100.0%   NAP
   356     Capital One                                 09/04/2026   100.0%   NAP
   357     Fred's Stores of Tennessee, Inc.            09/30/2011    39.8%   Peebles
   358     Carniceria El Paisano                       11/30/2009    20.3%   Marin's Beauty Supply
   359     NAP                                             NAP        NAP    NAP
   360     SW Community Church                         05/31/2007    39.7%   Martha's Village
   361     NAP                                             NAP        NAP    NAP
   362     Inland Materials, Inc                       01/31/2010    55.3%   Safelite Glass Corp
   363     NAP                                             NAP        NAP    NAP
   364     CATO                                        01/31/2012    31.9%   Payless Shoesource
   365     NAP                                             NAP        NAP    NAP
   366     Advanced Spine & Sports                     02/28/2008    23.8%   Whole Health Medicine
   367     NAP                                             NAP        NAP    NAP
   368     JFO                                         02/01/2010    25.1%   Wilmorite
   369     Tots Unlimited                              07/31/2010    32.9%   Tri-City Express Care
   370     NAP                                             NAP        NAP    NAP
   371     DFW Signs, Inc.                             12/31/2009    38.5%   Texas Wildlife Taxidermy
   372     Blockbuster                                 02/29/2012    38.1%   Chipotle
   373     Dollar General                              11/01/2021   100.0%   NAP
   374     NAP                                             NAP        NAP    NAP
   375     James Global                                07/31/2010    41.1%   Porter World Trade, Inc.
           Logistics/W/H
   376     Fidel's                                     12/31/2010    16.4%   Youth Cafe
                                                                             I&II
   377     Potbelly                                    05/31/2015    52.3%   Starbucks
   378     NAP                                             NAP        NAP    NAP
   379     NAP                                             NAP        NAP    NAP
   380     GML, Inc.                                   12/31/2016    91.9%   The Integris Group
   381     NAP                                             NAP        NAP    NAP
   382     Time Warner                                 08/31/2016   100.0%   NAP
           Cable
   383     Family Christian Stores, Inc.               01/30/2017   100.0%   NAP
   384     First Horizon Home Loan Corp.               06/30/2011    35.7%   Moore Dental Service
   385     Leland Energy, Inc.                         08/31/2011    62.6%   Westside Studio
   386     NAP                                             NAP        NAP    NAP
   387     Foster's Grille                             10/21/2016    43.3%   Starbucks
   388     Rite Aid of Ohio, Inc.                      01/28/2017   100.0%   NAP
   389     Greenlee & Associates                       01/01/2010    15.6%   Nelson Brothers
   390     NAP                                             NAP        NAP    NAP
   391     NAP                                             NAP        NAP    NAP
   392     Vapor Studio                                01/31/2010    23.8%   What Distribution
   393     NAP                                             NAP        NAP    NAP
   394     NAP                                             NAP        NAP    NAP
   395     Specialty Retailers LP, dba "Bealls"        04/03/2016    58.7%   Burke's Outlet-TX, Inc.
   396     Dollar Tree Sores, Inc.                     10/31/2016    68.9%   JK Optical
   397     Aaron Rents, Inc.                           10/29/2021   100.0%   NAP
   398     Hibbetts                                    08/31/2011    43.5%   New York
                                                                             Fashions
   399     Olofson                                     02/28/2008    9.1%    Pam Bullard
   400     Fast Eddies                                 11/30/2016    66.7%   CitiFinancial
   401     Metro PCS                                   07/31/2011    51.2%   Papa John's
   402     State of NY - Division of Parole            08/31/2016   100.0%   NAP
   403     NAP                                             NAP        NAP    NAP
   404     Movie Gallery                               08/14/2010    43.1%   China Garden
   405     Advance Stores Company, Inc.                01/31/2022   100.0%   NAP
   406     NAP                                             NAP        NAP    NAP
   407     NAP                                             NAP        NAP    NAP
   408     Alimentation Couche-Tard                    04/11/2024   100.0%   NAP
   409     NAP                                             NAP        NAP    NAP
   410     NAP                                             NAP        NAP    NAP
   411     NAP                                             NAP        NAP    NAP
   412     Advance Auto Parts                          06/28/2021   100.0%   NAP
   413     Advance Stores Company, Incorporated.       08/31/2021   100.0%   NAP
   414     NAP                                             NAP        NAP    NAP
   415     Pollo Tropical                              02/09/2023   100.0%   NAP
   416     H&Y Foods                                   11/30/2020   100.0%   NAP
   417     McDermott - Costa Co.                       09/30/2014   100.0%   NAP
   418     Kinko's                                     07/06/2012   100.0%   NAP
   419     NAP                                             NAP        NAP    NAP
   420     NAP                                             NAP        NAP    NAP
   421     NAP                                             NAP        NAP    NAP
   422     Alimentation Couche-Tard                    03/30/2024   100.0%   NAP
   423     Circle K Stores Inc                         12/26/2023   100.0%   NAP

TOTALS AND
WEIGHTED AVERAGES:

MORTGAGE   LEASE EXPIRATION                                                                          LEASE EXPIRATION
LOAN NO.         DATE         % NSF   THIRD LARGEST TENANT(12)                                             DATE
---------------------------------------------------------------------------------------------------------------------

    1         03/31/2016      14.0%   Edison Electric Institute                                        07/31/2015
    1         03/31/2015      14.4%   Polk GSA - Army Material Comma                                   03/31/2014
    1         07/31/2007      10.4%   Moss Adams                                                       11/30/2016
    1         05/31/2010      6.2%    AT&T Corp.                                                       12/31/2010
    1         01/31/2012      24.6%   Booz Allen Hamilton                                              06/30/2014
    1         07/31/2010      21.9%   Symetra Financial Corporation                                    07/31/2015
    1         02/28/2010      27.6%   American Family Mutual Insuran                                   10/31/2010
    1         03/31/2009      6.6%    Cisco Systems                                                    02/28/2013
    1         03/31/2009      7.7%    Tectura Corporation                                              12/31/2012
    1         02/28/2011      16.0%   EADS                                                             08/31/2014
    1         03/31/2011      6.5%    Mercury Interactive                                              06/30/2011
    1         09/30/2013      13.3%   Great American Insurance                                         12/31/2009
    1         08/31/2014      24.1%   National Retail Federation                                       03/31/2014
    1         04/30/2014      9.6%    Peacehealth                                                      03/31/2014
    1         01/31/2016      13.4%   Akamai Technologies                                              05/31/2011
    1         03/31/2009      12.2%   Cozen O'Connor                                                   04/30/2011
    1         08/31/2012      8.8%    National Medical Management                                      07/31/2008
    1         09/30/2009      8.2%    Metron                                                           02/29/2012
    1         12/31/2010      16.8%   Davis Wright Tremaine                                            12/31/2013
    1         11/30/2008      11.2%   BBN Technologies                                                 11/30/2010

    2         09/30/2016      6.4%    Marisco Capital                                                  06/30/2014
                                      Management
    2         08/31/2008      19.1%   Otten Johnson                                                    12/31/2015

    3         01/26/2012      6.3%    Petco                                                            04/30/2015
    3         08/31/2008      12.5%   Wherehouse Ent.                                                  08/31/2011
    3         01/31/2017      22.5%   Tutor Time                                                       01/31/2026
    3         08/31/2011      23.0%   Peter Piper                                                      08/31/2017
                                      Pizza
    3         05/31/2028      17.0%   Hi-Health                                                        11/30/2010
    3         08/31/2011      25.1%   Apollo College                                                   12/31/2009
    3         04/30/2034      16.7%   Silver Touch Car Wash                                            06/30/2014
    3         02/28/2009      2.5%    Radio Shack                                                      08/07/2009
    3         08/31/2027      15.9%   Life Skills Center of AZ                                         09/30/2007
    3         01/31/2008      8.3%    Brisam's Sports Bar                                              02/28/2014
    3         12/31/2010      10.6%   Mobility Center                                                  05/31/2007

    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    4            NAP           NAP    NAP                                                                  NAP
    5         07/31/2010      12.4%   Tinseltown 7 / Movies                                            05/31/2017
                                      10

    6         06/30/2011      33.1%   Larry Hansel Clothing Co                                         08/31/2007
    6         06/30/2010      38.7%   Iron Mountain Records Mgmt Inc                                   07/31/2016
    6            NAP           NAP    NAP                                                                  NAP
    6         11/30/2007      49.0%   NAP                                                                  NAP
    6         01/31/2012      14.1%   World Wide Technology, Inc.                                      04/30/2007
    6         02/29/2012      42.7%   NAP                                                                  NAP
    6            NAP           NAP    NAP                                                                  NAP
    6         06/30/2009      19.3%   Rossini Wheels and Accessories                                   04/30/2009
    6         03/14/2008      22.3%   2 Global Imports                                                 06/30/2007
    7         07/31/2014      15.2%   Regal Cineplex                                                   06/30/2021
    8         09/30/2026      15.7%   Dick's Sporting Goods, Inc.                                      01/31/2022
    9         01/26/2017      17.5%   Nike Retail Services                                             07/31/2011

   10         02/28/2010      21.3%   People's Choice Home Loan,                                       10/31/2009
                                      Inc
   10            NAP           NAP    NAP                                                                  NAP
   10         10/31/2011      13.4%   Sedgwick Claims                                                  12/31/2012
                                      Management
   10            NAP           NAP    NAP                                                                  NAP
   11         08/30/2016      20.0%   Saul Ewing LLP                                                   11/30/2020
   12         05/31/2012      18.0%   Old Navy Clothing                                                05/31/2011
   13            NAP           NAP    NAP                                                                  NAP
   14            NAP           NAP    NAP                                                                  NAP

   15         10/31/2010      14.7%   Sears                                                            10/31/2010
   15         01/31/2009      17.8%   J.C. Penney Co.                                                  08/31/2008
   15         01/31/2013      16.2%   Goody's Store                                                    01/31/2010
   16         11/30/2013      7.3%    Forward Air,                                                     07/31/2009
                                      Inc
   17            NAP           NAP    NAP                                                                  NAP
   18            NAP           NAP    NAP                                                                  NAP
   19         11/10/2010      20.1%   Burlington Coat                                                  08/31/2010
                                      Factory
   20            NAP           NAP    NAP                                                                  NAP
   21         05/31/2010      6.2%    Strategic Alliance Marketing,                                    08/31/2009
                                      LLC
   22         05/31/2014      11.2%   Pier 1 Imports (U.S.), Inc.                                      01/31/2013
   23         09/30/2009      14.3%   KPMG,                                                            06/30/2008
                                      LLP
   24            NAP           NAP    NAP                                                                  NAP
   25         09/30/2011      8.9%    HQ Global                                                        12/31/2015
                                      Workplaces
   26         12/31/2013      9.9%    American Furnishings                                             01/31/2014
                                      Galleries

   27            NAP           NAP    NAP                                                                  NAP
   27         12/14/2012      24.3%   Kim's Asian Market                                               04/08/2011
   27         05/31/2014      15.2%   W                                                                04/30/2010
                                      Home
   27         12/31/2016      40.1%   NAP                                                                  NAP
   27         03/31/2012      33.9%   Golden Cleaners                                                  03/31/2012
   27            NAP           NAP    NAP                                                                  NAP
   27            NAP           NAP    NAP                                                                  NAP
   27            NAP           NAP    NAP                                                                  NAP
   28            NAP           NAP    NAP                                                                  NAP
   29         04/30/2013      26.6%   Calumet Photographic, Inc.                                       03/31/2008

   30         02/28/2008      6.9%    Patron Spirits Company                                           09/30/2010
   30         04/30/2008      6.1%    D'Hair To Be Different                                           09/30/2009
   31            NAP           NAP    NAP                                                                  NAP
   32         11/30/2012      6.9%    Petco                                                            09/15/2014
                                      #1628

   33            NAP           NAP    NAP                                                                  NAP
   33            NAP           NAP    NAP                                                                  NAP
   33            NAP           NAP    NAP                                                                  NAP
   33            NAP           NAP    NAP                                                                  NAP
   33            NAP           NAP    NAP                                                                  NAP
   33            NAP           NAP    NAP                                                                  NAP
   33            NAP           NAP    NAP                                                                  NAP
   33            NAP           NAP    NAP                                                                  NAP
   33            NAP           NAP    NAP                                                                  NAP
   33            NAP           NAP    NAP                                                                  NAP
   33            NAP           NAP    NAP                                                                  NAP
   33            NAP           NAP    NAP                                                                  NAP
   33            NAP           NAP    NAP                                                                  NAP
   34         07/31/2016      9.4%    Petco Animal Supplies Stores, Inc.                               07/03/2016
   35         03/31/2009      14.1%   USPS                                                             03/31/2009
   36            NAP           NAP    NAP                                                                  NAP
   37         05/31/2008      18.2%   University of Phoenix                                            03/31/2012
   38         05/31/2013      22.9%   Office Max Store                                                 07/31/2014
   39         06/30/2009      14.3%   Yoke L. Hong                                                     08/31/2009
   40         02/28/2012      4.8%    Round Table Development                                          02/28/2012
                                      Company
   41            NAP           NAP    NAP                                                                  NAP
   42            NAP           NAP    NAP                                                                  NAP
   43         12/01/2016      9.1%    J. Christiaan                                                    12/01/2011
   44            NAP           NAP    NAP                                                                  NAP
   45         02/28/2008      18.6%   Trader Joe's Company                                             08/31/2007
   46            NAP           NAP    NAP                                                                  NAP
   47            NAP           NAP    NAP                                                                  NAP

   48         07/31/2011      11.3%   JD Shuckers, LLC                                                 07/31/2011
   48         04/30/2009      9.1%    Om Laxami, Inc.                                                  05/31/2009
   48         05/31/2007      17.0%   Artesian Water Company                                           02/28/2008
   48         07/31/2007      21.7%   Wilbur Smith Assoc.                                              07/31/2007
   48         08/31/2009      16.4%   United Food Workers                                              08/31/2009
   48            NAP           NAP    NAP                                                                  NAP
   49         04/30/2022      16.8%   Parkcrest Plastic Surgery                                        05/31/2016
   50            NAP           NAP    NAP                                                                  NAP
   51         12/31/2010      23.6%   Excel                                                            10/31/2009
   52         06/30/2012      12.4%   Ryan Beck & Co.                                                  11/30/2011
   53         11/30/2009      10.2%   APPSware Wireless, LLC                                           08/31/2007
   54         10/31/2018      14.2%   Office Depot                                                     01/31/2018
   55            NAP           NAP    NAP                                                                  NAP
   56            NAP           NAP    NAP                                                                  NAP
   57         07/31/2012      9.6%    Telwest Network Services                                         11/30/2008
   58            NAP           NAP    NAP                                                                  NAP
   59         10/31/2010      16.6%   Children's Medical Associates                                    10/31/2012
   60         10/01/2020      44.8%   NAP                                                                  NAP
   61            NAP           NAP    NAP                                                                  NAP
   62            NAP           NAP    NAP                                                                  NAP
   63         12/31/2011      19.8%   Delisio Moran                                                        MTM
                                      Geraghy
   64            NAP           NAP    NAP                                                                  NAP
   65         07/31/2008      14.8%   Hot Spring Spa of North Cnty.                                    11/30/2010
   66         01/31/2012      20.6%   Wagner & Pelayes                                                 12/31/2011
   67            NAP           NAP    NAP                                                                  NAP
   68            NAP           NAP    NAP                                                                  NAP
   69            NAP           NAP    NAP                                                                  NAP
   70            MTM          7.2%    Nuritech                                                         01/31/2009

   71         11/01/2016      36.1%   Men's Wearhouse                                                  10/01/2016
   72            NAP           NAP    NAP                                                                  NAP
   72            NAP           NAP    NAP                                                                  NAP
   73         04/30/2009      7.0%    Avisa,                                                           01/31/2008
                                      Inc.
   74         12/31/2020      9.7%    Steven Gertler                                                   01/31/2011
   75         10/31/2009      26.2%   Allegheny County Dept. of Aging                                  07/31/2016
   76         02/14/2009      11.5%   Washington Mutual                                                 5/31/2007
   77         01/31/2017      19.6%   Day's Fine Jewellers                                             12/31/2011
   78            NAP           NAP    NAP                                                                  NAP
   79            MTM          5.7%    Rita Melkonian,                                                  10/31/2008
                                      M.D.
   80         09/30/2007      18.9%   Trinity                                                          07/31/2009
                                      College
   81         10/12/2026      7.9%    Carpet Xtreme                                                    11/30/2012
   82         10/31/2012      5.8%    Commerce Bank                                                    03/31/2017

   83            NAP           NAP    NAP                                                                  NAP
   83            NAP           NAP    NAP                                                                  NAP
   84            NAP           NAP    NAP                                                                  NAP
   85            NAP           NAP    NAP                                                                  NAP
   86         12/31/2012      23.7%   NAP                                                                  NAP
   87            NAP           NAP    NAP                                                                  NAP
   88            NAP           NAP    NAP                                                                  NAP
   89            NAP           NAP    NAP                                                                  NAP
   90            NAP           NAP    NAP                                                                  NAP
   91         03/31/2011      6.3%    PSE & G                                                          12/31/2008
   92         09/30/2016      18.4%   Artesian Factory Pools & Spas                                    08/31/2009
   93         07/31/2009      9.7%    Dr. Baron                                                        07/07/2014
   94         12/30/2011      16.3%   China Jade                                                       06/30/2011
   95            NAP           NAP    NAP                                                                  NAP
   96            NAP           NAP    NAP                                                                  NAP
   97         05/14/2015      13.5%   Native Women's Health Clinic                                     12/31/2013

   98            NAP           NAP    NAP                                                                  NAP
   98            NAP           NAP    NAP                                                                  NAP
   98            NAP           NAP    NAP                                                                  NAP
   98            MTM          9.7%    Department of Agriculture                                            MTM
   98            MTM          11.1%   Mitch Dever, P.A.                                                03/31/2008
   99         07/31/2009      24.6%   State of California                                              05/31/2016
   100           NAP           NAP    NAP                                                                  NAP
   101        12/31/2007      13.9%   Regional OB-Gyn Svcs & Lab -                                     12/31/2014
                                      SRHSD
   102        12/31/2008      20.3%   Inspection One                                                   01/31/2008
   103           NAP           NAP    NAP                                                                  NAP
   104        11/30/2016      11.8%   Parmod Mukhi                                                     12/31/2021
   105        03/31/2011      11.7%   Overton Moore Properties                                         03/31/2012
   106           NAP           NAP    NAP                                                                  NAP
   107        12/31/2011      25.3%   NAP                                                                  NAP
   108        08/15/2016      18.8%   Hollywood Video                                                  08/31/2007

   109           NAP          13.3%   Voila Bakery                                                     02/28/2011
   110        12/31/2011      16.9%   Visual Expressions                                               12/31/2011
   111        07/31/2011      20.9%   Check N Go                                                       10/31/2011
   112        09/30/2007      17.2%   OC Superintendent of                                             04/30/2009
                                      Schools
   113           NAP           NAP    NAP                                                                  NAP
   114           NAP           NAP    NAP                                                                  NAP
   115           NAP           NAP    NAP                                                                  NAP
   116        05/31/2008      6.2%    Verizon                                                          09/30/2020
   117           NAP           NAP    NAP                                                                  NAP
   118           NAP           NAP    NAP                                                                  NAP
   119        12/31/2008      16.7%   Pet Supplies Plus                                                01/31/2012
   120           NAP           NAP    NAP                                                                  NAP
   121        05/31/2008      10.4%   Chantilly Muffler, Inc.                                          09/30/2009
   122        10/31/2013      17.8%   El Torito Restaurant                                             08/31/2010
   123        01/31/2015      43.5%   NAP                                                                  NAP
   124        01/31/2011      19.7%   Bankers Life and Casualty Company                                10/31/2008
   125        07/31/2009      8.3%    Merrill Lynch, Pierce, Fenner                                    03/31/2012
   126        04/30/2009      4.9%    Chicago Bread, LLC                                               03/31/2009

   127           NAP           NAP    NAP                                                                  NAP
   128           NAP           NAP    NAP                                                                  NAP
   129           NAP           NAP    NAP                                                                  NAP
   130           NAP           NAP    NAP                                                                  NAP
   131           NAP           NAP    NAP                                                                  NAP
   132           NAP           NAP    NAP                                                                  NAP
   133        02/01/2017      13.1%   Starbucks                                                        02/01/2017
   134        08/31/2009      12.5%   Energy, Inc.                                                     12/31/2010
   135           NAP           NAP    NAP                                                                  NAP
   136        01/31/2015      9.3%    Chipotle Mexican Grill                                           01/05/2011
   137        09/30/2009      18.9%   William Jessup                                                   06/30/2009
                                      University
   138        01/31/2008      11.3%   Aaron Rents                                                      06/28/2009
   139           NAP           NAP    NAP                                                                  NAP
   140        02/28/2015      20.1%   Dollar Tree                                                      02/29/2012
   141           NAP           NAP    NAP                                                                  NAP
   142        07/31/2015      24.6%   Brighton Collectibles                                            07/31/2016
   143           NAP           NAP    NAP                                                                  NAP
   144        02/28/2012      6.5%    Global Systems Staffing, Inc.                                    06/30/2012

   145           NAP           NAP    NAP                                                                  NAP
   146           NAP           NAP    NAP                                                                  NAP
   147        10/31/2008      27.5%   NAP                                                                  NAP
   148        02/28/2011      26.1%   Meso Systems Technology                                          12/31/2010
                                      Inc.

   149           NAP           NAP    NAP                                                                  NAP
   149           NAP           NAP    NAP                                                                  NAP
   149           NAP           NAP    NAP                                                                  NAP
   149           NAP           NAP    NAP                                                                  NAP

   150           NAP           NAP    NAP                                                                  NAP
   150           NAP           NAP    NAP                                                                  NAP
   151           NAP           NAP    NAP                                                                  NAP
   152        05/31/2007      4.5%    Hometown Heroes                                                  09/30/2008
   153           NAP           NAP    NAP                                                                  NAP
   154        10/31/2008      9.3%    Associated Pension Consultants                                   11/30/2008
   155        03/31/2009      11.7%   Torcom                                                           02/28/2009
   156        02/28/2009      22.0%   Cedarwood Development                                            06/30/2009
   157        01/31/2009      18.9%   Family Practice of Crofton                                       06/30/2010

   158        12/31/2015      21.5%   Lemstone Christian Store                                         03/31/2015
   158        12/31/2015      27.5%   Clark Pharmacy                                                   07/31/2010
   159           NAP           NAP    NAP                                                                  NAP
   160        05/31/2010      15.9%   Dollar General                                                   02/28/2010
   161        10/31/2015      8.5%    Hanmi Medical Associates (Offi                                   11/04/2019
   162           NAP           NAP    NAP                                                                  NAP
   163        06/20/2011      12.1%   Starbucks Corporation                                            07/31/2016
   164           NAP           NAP    NAP                                                                  NAP
   165           NAP           NAP    NAP                                                                  NAP

   166           NAP           NAP    NAP                                                                  NAP
   166           NAP           NAP    NAP                                                                  NAP
   166           NAP           NAP    NAP                                                                  NAP
   167           NAP           NAP    NAP                                                                  NAP
   168           NAP           NAP    NAP                                                                  NAP
   169           NAP           NAP    NAP                                                                  NAP

   170           NAP           NAP    NAP                                                                  NAP
   171           NAP           NAP    NAP                                                                  NAP
   172        09/30/2011      3.6%    El Tapatio Mexican                                               11/30/2007
                                      Restaurant
   173        05/31/2010      12.4%   Adirondack Trust Co.                                             03/31/2007

   174           NAP           NAP    NAP                                                                  NAP
   175           NAP           NAP    NAP                                                                  NAP
   176        10/31/2011      13.5%   Miller's School Supplies                                         10/31/2009
   177           NAP           NAP    NAP                                                                  NAP
   178           NAP           NAP    NAP                                                                  NAP
   179        01/31/2013      30.4%   NAP                                                                  NAP
   180        05/31/2013      17.5%   Medstar Rehabilitation                                           04/30/2021
   181        05/31/2009      39.0%   Forest Capital                                                   05/31/2012
   182           NAP           NAP    NAP                                                                  NAP
   183        06/30/2010      15.5%   Rockne's                                                         01/31/2012

   184           NAP           NAP    NAP                                                                  NAP
   185        09/30/2009      8.0%    Willstaff                                                        05/31/2010

   186           NAP           NAP    NAP                                                                  NAP
   186           NAP           NAP    NAP                                                                  NAP
   187           NAP           NAP    NAP                                                                  NAP
   188           NAP           NAP    NAP                                                                  NAP

   189           NAP           NAP    NAP                                                                  NAP
   189           NAP           NAP    NAP                                                                  NAP
   190           NAP           NAP    NAP                                                                  NAP
   191        12/31/2015      20.2%   Cheeburger Cheeburger                                            04/30/2015
   192        08/31/2009      8.1%    USA - USDA/APHIS                                                 03/31/2009
   193        01/31/2014      11.1%   Laundry Zone                                                     06/30/2013
   194        05/31/2007      13.9%   Citi Trends, Inc.                                                09/30/2007
   195        12/31/2009      12.3%   Anytime Fitness                                                  12/31/2012
   196           NAP           NAP    NAP                                                                  NAP
   197           NAP           NAP    NAP                                                                  NAP
   198        02/15/2008      17.1%   Fabric Gallery                                                   09/30/2008
   199        05/31/2016      13.3%   Moes                                                             05/31/2016
   200        09/30/2008      5.6%    IT Micronet                                                      08/15/2008
   201           NAP           NAP    NAP                                                                  NAP
   202           NAP           NAP    NAP                                                                  NAP
   203        06/01/2016      16.5%   Oswego Suites                                                    12/31/2010
   204           NAP           NAP    NAP                                                                  NAP
   205        12/31/2009      14.6%   Matsu Japanese Restaurant                                        02/28/2011
   206           NAP           NAP    NAP                                                                  NAP
   207           NAP           NAP    NAP                                                                  NAP
   208        12/31/2016      30.6%   NAP                                                                  NAP
   209        08/07/2010      15.0%   Family Dollar                                                    12/31/2011
   210           NAP           NAP    NAP                                                                  NAP
   211        12/31/2021      37.8%   State of LA Dept. of Health                                      07/05/2009
   212        09/30/2010      12.2%   Anytime Fitness                                                  12/31/2011
   213        04/30/2009      17.3%   Gambling Commission                                              08/31/2007
   214           NAP           NAP    NAP                                                                  NAP
   215           NAP           NAP    NAP                                                                  NAP
   216           NAP           NAP    NAP                                                                  NAP
   217           NAP           NAP    NAP                                                                  NAP
   218           NAP           NAP    NAP                                                                  NAP
   219           NAP           NAP    NAP                                                                  NAP
   220        07/15/2009      20.9%   Discount Cards                                                   04/10/2010
   221           NAP           NAP    NAP                                                                  NAP
   222        10/31/2013      9.6%    CU Service Network of Colorado                                   05/31/2008
   223           NAP           NAP    NAP                                                                  NAP
   224        08/31/2008      9.2%    Haute Spa & Salon                                                04/30/2010
   225           NAP           NAP    NAP                                                                  NAP
   226           NAP           NAP    NAP                                                                  NAP
   227           NAP           NAP    NAP                                                                  NAP
   228        03/31/2012      12.5%   Everything 4 Salon                                               10/14/2009
   229        03/01/2017      14.2%   NAP                                                                  NAP
   230        05/31/2016      17.1%   Game Stop                                                        01/31/2016
   231           NAP           NAP    NAP                                                                  NAP
   232           NAP           NAP    NAP                                                                  NAP
   233           NAP           NAP    NAP                                                                  NAP
   234           NAP           NAP    NAP                                                                  NAP

   235           NAP           NAP    NAP                                                                  NAP
   235           NAP           NAP    NAP                                                                  NAP
   236           NAP           NAP    NAP                                                                  NAP
   237        06/30/2011      10.8%   Rogers Memorial Hospital                                         06/30/2009
   238        04/30/2010      13.6%   Chopsticks                                                       01/31/2017
   239           NAP           NAP    NAP                                                                  NAP
   240           NAP           NAP    NAP                                                                  NAP

   241           NAP           NAP    NAP                                                                  NAP
   241           NAP           NAP    NAP                                                                  NAP
   241           NAP           NAP    NAP                                                                  NAP
   241           NAP           NAP    NAP                                                                  NAP
   242        11/30/2015      21.9%   The Tan Co.                                                      11/30/2012
   243           NAP           NAP    NAP                                                                  NAP
   244           NAP           NAP    NAP                                                                  NAP
   245        03/31/2022      40.1%   NAP                                                                  NAP
   246        04/30/2011      15.8%   Taki Japanese Restaurant                                         08/31/2012
   247        01/31/2017      21.3%   Beall's Outlet                                                   04/30/2016
                                      Stores
   248        10/31/2009      9.4%    Village Vendor                                                   06/30/2010
   249           NAP           NAP    NAP                                                                  NAP
   250           NAP           NAP    NAP                                                                  NAP
   251           NAP           NAP    NAP                                                                  NAP
   252           NAP           NAP    NAP                                                                  NAP
   253           NAP           NAP    NAP                                                                  NAP
   254           NAP           NAP    NAP                                                                  NAP
   255        07/31/2010      8.6%    NAP                                                                  NAP
   256           NAP           NAP    NAP                                                                  NAP
   257        10/31/2011      23.7%   Bank of America                                                  05/31/2008
   258           NAP           NAP    NAP                                                                  NAP
   259        05/31/2014      16.7%   Valley Dairy                                                     05/31/2022

   260           NAP           NAP    NAP                                                                  NAP
   260           NAP           NAP    NAP                                                                  NAP
   261        12/31/2009      24.0%   Precor Realty Advisors, LLC                                      12/31/2008
   262           NAP           NAP    NAP                                                                  NAP
   263           NAP           NAP    NAP                                                                  NAP
   264           NAP           NAP    NAP                                                                  NAP
   265           NAP           NAP    NAP                                                                  NAP
   266        01/31/2008      24.4%   Armed Forces Career Center                                       01/31/2010
   267           NAP           NAP    NAP                                                                  NAP
   268        08/31/2011      14.5%   Village Gourmet                                                  07/31/2011
                                      Grill
   269           NAP           NAP    NAP                                                                  NAP
   270        04/01/2016      9.7%    Flagstaff Medical Center                                         01/12/2010
   271           NAP           NAP    NAP                                                                  NAP
   272           NAP           NAP    NAP                                                                  NAP
   273           NAP           NAP    NAP                                                                  NAP
   274           NAP           NAP    NAP                                                                  NAP
   275        10/31/2009      8.8%    N Hondrogiannis (Parkway Cafe)                                   01/31/2013
   276        07/31/2011      26.8%   Human Resources                                                  04/07/2010
                                      Institute
   277           NAP           NAP    NAP                                                                  NAP
   278        06/15/2011      12.9%   Instant Smog                                                     06/22/2016
   279           NAP           NAP    NAP                                                                  NAP
   280           NAP           NAP    NAP                                                                  NAP
   281           NAP           NAP    NAP                                                                  NAP
   282        04/30/2009      15.9%   Vend One                                                         04/30/2008
   283        12/31/2010      7.8%    Foot                                                             01/31/2010
                                      Gear
   284           NAP           NAP    NAP                                                                  NAP
   285           NAP           NAP    NAP                                                                  NAP
   286           NAP           NAP    NAP                                                                  NAP
   287        04/30/2013      13.9%   Servis 1st Bank                                                  06/30/2007
   288           NAP           NAP    NAP                                                                  NAP
   289        06/30/2010      20.2%   Ideal Image                                                      12/31/2010
   290        10/01/2011      9.8%    Haydee Nievera, MD                                               03/01/2009
   291        08/31/2018      18.4%   Dentistry at Maricopa                                            02/28/2014
   292           NAP           NAP    NAP                                                                  NAP
   293           NAP           NAP    NAP                                                                  NAP
   294        11/30/2018      26.7%   Bank of Agriculture & Commerce                                   11/30/2011
   295           NAP           NAP    NAP                                                                  NAP
   296           NAP           NAP    NAP                                                                  NAP
   297           NAP           NAP    NAP                                                                  NAP
   298        02/28/2019      30.4%   NAP                                                                  NAP
   299        10/31/2011      16.2%   CP Construction                                                  09/30/2011
   300        10/15/2011      21.5%   Molloy Wellness Company, Inc.                                    05/31/2010
   301           NAP           NAP    NAP                                                                  NAP
   302           NAP           NAP    NAP                                                                  NAP
   303        12/31/2008      21.1%   NAP                                                                  NAP
   304        04/30/2007      16.1%   Keystone Pacific Property                                        07/31/2007
   305           NAP           NAP    NAP                                                                  NAP
   306           NAP           NAP    NAP                                                                  NAP
   307           NAP           NAP    NAP                                                                  NAP
   308        12/31/2013      34.5%   White House Black Market                                         03/31/2017
   309        09/30/2009      19.5%   United States of America                                         04/01/2009
   310           NAP           NAP    NAP                                                                  NAP
   311           NAP           NAP    NAP                                                                  NAP
   312           NAP           NAP    NAP                                                                  NAP
   313        11/04/2008      27.3%   ChronMed - Statscript                                            08/21/2010
   314           NAP           NAP    NAP                                                                  NAP
   315        02/28/2011      16.7%   Suno Ice Cream                                                   03/31/2010
   316           NAP           NAP    NAP                                                                  NAP
   317           NAP           NAP    NAP                                                                  NAP
   318           NAP           NAP    NAP                                                                  NAP
   319           NAP           NAP    NAP                                                                  NAP
   320        11/30/2011      8.7%    eScribe, Inc.                                                    04/30/2009
   321        03/31/2011      16.7%   GameStop                                                         01/31/2012
   322        02/28/2021      19.7%   Service Associates                                               09/30/2010
   323        04/30/2009      7.5%    CPS/Arizona Brokerage                                            05/31/2009
   324           NAP           NAP    NAP                                                                  NAP
   325        06/14/2008      27.0%   TLC Vet                                                          06/30/2010
   326           NAP           NAP    NAP                                                                  NAP
   327           NAP           NAP    NAP                                                                  NAP
   328           NAP           NAP    NAP                                                                  NAP
   329           NAP           NAP    NAP                                                                  NAP
   330           NAP           NAP    NAP                                                                  NAP
   331           NAP           NAP    NAP                                                                  NAP

   332           NAP           NAP    NAP                                                                  NAP
   332           NAP           NAP    NAP                                                                  NAP
   333           NAP           NAP    NAP                                                                  NAP
   334           NAP           NAP    NAP                                                                  NAP
   335           NAP           NAP    NAP                                                                  NAP
   336        01/31/2008      13.3%   Karen Chao and Zong He Zhao                                      09/30/2007
   337           NAP           NAP    NAP                                                                  NAP
   338           NAP           NAP    NAP                                                                  NAP
   339           NAP           NAP    NAP                                                                  NAP
   340        12/31/2010      16.5%   S&J Seafood                                                      02/28/2011
   341           NAP           NAP    NAP                                                                  NAP
   342           NAP           NAP    NAP                                                                  NAP
   343           NAP           NAP    NAP                                                                  NAP
   344        12/31/2011      25.5%   Yellowbook                                                       06/14/2012
   345           NAP           NAP    NAP                                                                  NAP
   346           NAP           NAP    NAP                                                                  NAP
   347           NAP           NAP    NAP                                                                  NAP
   348           NAP           NAP    NAP                                                                  NAP

   349           NAP           NAP    NAP                                                                  NAP
   349           NAP           NAP    NAP                                                                  NAP
   350        07/31/2010      21.6%   Berea Urgent Care                                                01/31/2011
   351        09/30/2017      15.5%   NAP                                                                  NAP
   352           NAP           NAP    NAP                                                                  NAP
   353        10/14/2010      23.6%   Nextel                                                           07/29/2011
   354           NAP           NAP    NAP                                                                  NAP
   355           NAP           NAP    NAP                                                                  NAP
   356           NAP           NAP    NAP                                                                  NAP
   357        01/31/2016      25.9%   Citi Trends                                                      11/30/2011
   358        05/31/2009      13.0%   Addiction Resources                                              08/31/2007
   359           NAP           NAP    NAP                                                                  NAP
   360        03/01/2009      24.3%   All Valley BBQ                                                   07/31/2008
   361           NAP           NAP    NAP                                                                  NAP
   362        11/30/2011      39.8%   NAP                                                                  NAP
   363           NAP           NAP    NAP                                                                  NAP
   364        10/31/2011      25.0%   Sally Beauty Company, Inc.                                       02/28/2012
   365           NAP           NAP    NAP                                                                  NAP
   366        11/30/2008      19.3%   Quest Diagnostics                                                04/30/2010
   367           NAP           NAP    NAP                                                                  NAP
   368        08/31/2009      8.5%    Wilmorite                                                            NAP
   369        10/31/2015      20.9%   Super Cleaners                                                   10/31/2010
   370           NAP           NAP    NAP                                                                  NAP
   371        05/31/2007      4.8%    Identical Construction                                           08/31/2007
   372        11/02/2016      33.3%   Starbucks                                                        02/28/2017
   373           NAP           NAP    NAP                                                                  NAP
   374           NAP           NAP    NAP                                                                  NAP
   375        03/01/2010      10.1%   Oceans Casino Cruises                                                MTM
   376        12/31/2010      13.9%   Hodo                                                             12/31/2007
                                      Fashions
   377        07/31/2015      47.7%   NAP                                                                  NAP
   378           NAP           NAP    NAP                                                                  NAP
   379           NAP           NAP    NAP                                                                  NAP
   380        12/31/2016      8.1%    NAP                                                                  NAP
   381           NAP           NAP    NAP                                                                  NAP
   382           NAP           NAP    NAP                                                                  NAP
   383           NAP           NAP    NAP                                                                  NAP
   384        06/30/2013      32.6%   Primary Pediatrics, PSC                                          11/30/2009
   385        08/31/2009      18.0%   Artin Matavousian & William Tahmasian dba Madiglian Boutique     08/31/2009
   386           NAP           NAP    NAP                                                                  NAP
   387        03/31/2016      30.0%   Green-Koh Commercial Real Estate                                 02/28/2012
   388           NAP           NAP    NAP                                                                  NAP
   389        12/31/2007      12.8%   Dr Jarrod                                                        09/15/2007
                                      Chapman
   390           NAP           NAP    NAP                                                                  NAP
   391           NAP           NAP    NAP                                                                  NAP
   392        03/31/2009      19.4%   Cardiff Classics                                                 11/30/2009
   393           NAP           NAP    NAP                                                                  NAP
   394           NAP           NAP    NAP                                                                  NAP
   395        04/30/2011      31.9%   Subway Real Estate Corp.                                         09/14/2016
   396        10/31/2021      31.1%   NAP                                                                  NAP
   397           NAP           NAP    NAP                                                                  NAP
   398        02/28/2017      15.9%   Nextel                                                           07/31/2009
   399        08/31/2007      9.1%    Trans Vac                                                        10/31/2007
   400        08/31/2011      13.9%   Fred Loya Insurance                                              12/31/2012
   401        09/14/2011      24.8%   Crispy Chicken & Rice                                            08/31/2011
   402           NAP           NAP    NAP                                                                  NAP
   403           NAP           NAP    NAP                                                                  NAP
   404        09/14/2015      36.8%   Cellular One                                                     08/14/2008
   405           NAP           NAP    NAP                                                                  NAP
   406           NAP           NAP    NAP                                                                  NAP
   407           NAP           NAP    NAP                                                                  NAP
   408           NAP           NAP    NAP                                                                  NAP
   409           NAP           NAP    NAP                                                                  NAP
   410           NAP           NAP    NAP                                                                  NAP
   411           NAP           NAP    NAP                                                                  NAP
   412           NAP           NAP    NAP                                                                  NAP
   413           NAP           NAP    NAP                                                                  NAP
   414           NAP           NAP    NAP                                                                  NAP
   415           NAP           NAP    NAP                                                                  NAP
   416           NAP           NAP    NAP                                                                  NAP
   417           NAP           NAP    NAP                                                                  NAP
   418           NAP           NAP    NAP                                                                  NAP
   419           NAP           NAP    NAP                                                                  NAP
   420           NAP           NAP    NAP                                                                  NAP
   421           NAP           NAP    NAP                                                                  NAP
   422           NAP           NAP    NAP                                                                  NAP
   423           NAP           NAP    NAP                                                                  NAP

TOTALS AND WEIGHTED
AVERAGES:

                                  TAX        CAPITAL
                   INSURANCE    ESCROW     EXPENDITURE     TI/LC
MORTGAGE           ESCROW IN      IN        ESCROW IN    ESCROW IN
LOAN NO.   % NSF     PLACE     PLACE(13)    PLACE(14)    PLACE(15)  OTHER ESCROW DESCRIPTION(16)
------------------------------------------------------------------------------------------------------------------------------------

    1      11.3%      No          No           No           Yes     NAP
    1       8.4%      No          No           No           Yes     NAP
    1       9.1%      No          No           No           Yes     NAP
    1       4.5%      No          No           No           Yes     NAP
    1      17.2%      No          No           No           Yes     NAP
    1      15.1%      No          No           No           Yes     NAP
    1       3.9%      No          No           No           Yes     NAP
    1       6.0%      No          No           No           Yes     NAP
    1       4.6%      No          No           No           Yes     NAP
    1      12.6%      No          No           No           Yes     NAP
    1       6.4%      No          No           No           Yes     NAP
    1       9.9%      No          No           No           Yes     NAP
    1      16.3%      No          No           No           Yes     NAP
    1       9.3%      No          No           No           Yes     NAP
    1       7.2%      No          No           No           Yes     NAP
    1      11.4%      No          No           No           Yes     NAP
    1       8.5%      No          No           No           Yes     NAP
    1       6.7%      No          No           No           Yes     NAP
    1      15.7%      No          No           No           Yes     NAP
    1      10.8%      No          No           No           Yes     NAP

    2       5.9%      Yes         Yes          Yes          Yes     NAP
    2      11.1%      Yes         Yes          Yes          Yes     NAP

    3       4.8%      Yes         Yes          Yes           No     Occupancy
    3       3.6%      Yes         Yes          Yes           No     Construction
    3       6.5%      Yes         Yes          Yes           No     Occupancy
    3       7.0%      Yes         Yes          Yes           No     Construction, Occupancy
    3       8.7%      Yes         Yes          Yes           No     NAP
    3       7.9%      Yes         Yes          Yes           No     NAP
    3       7.9%      Yes         Yes          Yes           No     NAP
    3       2.1%      Yes         Yes          Yes           No     Construction, Tutor Time Reserve
                                                                    Fund
    3      10.4%      Yes         Yes          Yes           No     Construction, Occupancy
    3       7.5%      Yes         Yes          Yes           No     Occupancy
    3       3.7%      Yes         Yes          Yes           No     Westporte Village Reserve Fund, Specified Repairs,
                                                                    Occupancy

    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    4       NAP       Yes         No           Yes           No     Interest Reserve
    5       9.0%      No          No           No            No     Immediate Repairs

    6      13.3%      No          No           No            No     NAP
    6      21.7%      No          No           No            No     NAP
    6       NAP       No          No           No            No     NAP
    6       NAP       No          No           No            No     NAP
    6      12.9%      No          No           No            No     NAP
    6       NAP       No          No           No            No     NAP
    6       NAP       No          No           No            No     NAP
    6       9.6%      No          No           No            No     NAP
    6      11.2%      No          No           No            No     NAP
    7      12.6%      No          No           No           Yes     Earnout; Rent
                                                                    Abatement
    8       9.4%      No          No           No            No     Rental and Co-Tenancy Holdback
    9      15.6%      No          No           No            No     NAP

   10      12.3%      No          Yes          Yes          Yes     NAP
   10       NAP       No          Yes          Yes          Yes     EMC Rent Escalation Reserve
   10       9.8%      No          Yes          Yes          Yes     NAP
   10       NAP       No          Yes          Yes          Yes     EMC Rent Escalation Reserve
   11      17.4%      Yes         Yes          Yes           No     Debt Service
                                                                    Reserve
   12       6.0%      Yes         Yes          Yes          Yes     NAP
   13       NAP       Yes         Yes          Yes           No     Glenview Payment Agreement Holdback
   14       NAP       No          No           No           Yes     Cash Flow Reserve, Excess Cash Flow Reserve, Tenant Rent
                                                                    Holdback

   15      14.3%      No          Yes          Yes           No     NAP
   15      15.8%      No          Yes          Yes           No     NAP
   15      11.3%      No          Yes          Yes           No     NAP
   16       7.0%      No          No           Yes          Yes     NAP
   17       NAP       No          Yes          Yes           No     NAP
   18       NAP       Yes         Yes          No            No     NAP
   19      14.2%      No          Yes          Yes          Yes     Cinema Centers Holdback
   20       NAP       No          Yes          Yes           No     NAP
   21       6.1%      Yes         Yes          No           Yes     NAP
   22       8.0%      No          No           No            No     NAP
   23      10.0%      Yes         Yes          Yes          Yes     NAP
   24       NAP       No          Yes          Yes           No     NAP
   25       7.9%      Yes         Yes          No           Yes     NAP
   26       6.6%      Yes         Yes          Yes          Yes     Rent HB

   27       NAP       Yes         Yes          Yes          Yes     NAP
   27       5.4%      Yes         Yes          Yes          Yes     NAP
   27      14.1%      Yes         Yes          Yes          Yes     Rent HB
   27       NAP       Yes         Yes          Yes          Yes     Co-Tenancy and Rent HB
   27       8.9%      Yes         Yes          Yes          Yes     Rent
                                                                    HB
   27       NAP       Yes         Yes          Yes          Yes     NAP
   27       NAP       Yes         Yes          Yes          Yes     NAP
   27       NAP       Yes         Yes          Yes          Yes     NAP
   28       NAP       No          No           No            No     NAP
   29       8.4%      No          No           No            No     NAP

   30       6.7%      No          No           No            No     NAP
   30       5.8%      No          No           No            No     NAP
   31       NAP       Yes         Yes          Yes           No     Roof Replacement Reserve, Extra Monthly Payment Reserve
   32       6.1%      Yes         Yes          Yes          Yes     NAP

   33       NAP       No          Yes          Yes           No     NAP
   33       NAP       No          Yes          Yes           No     NAP
   33       NAP       No          Yes          Yes           No     NAP
   33       NAP       No          Yes          Yes           No     NAP
   33       NAP       No          Yes          Yes           No     NAP
   33       NAP       No          Yes          Yes           No     NAP
   33       NAP       No          Yes          Yes           No     NAP
   33       NAP       No          Yes          Yes           No     NAP
   33       NAP       No          Yes          Yes           No     NAP
   33       NAP       No          Yes          Yes           No     NAP
   33       NAP       No          Yes          Yes           No     NAP
   33       NAP       No          Yes          Yes           No     NAP
   33       NAP       No          Yes          Yes           No     NAP
   34       6.9%      No          Yes          No            No     Principal Reduction Reserve
   35      10.1%      Yes         Yes          Yes          Yes     NAP
   36       NAP       No          No           Yes           No     NAP
   37      17.9%      Yes         Yes          No            No     NAP
   38      14.5%      No          No           No            No     Special tenant escrow - Big 5
   39       7.5%      Yes         Yes          Yes          Yes     NAP
   40       4.0%      Yes         Yes          No            No     Earnout Reserve
   41       NAP       Yes         Yes          Yes           No     Renovation Reserve, Comfort Letter
                                                                    Holdback
   42       NAP       No          No           No            No     NAP
   43       7.9%      Yes         Yes          Yes           No     Performance Holdback
   44       NAP       No          Yes          Yes           No     NAP
   45       9.3%      No          No           No            No     NAP
   46       NAP       No          Yes          Yes           No     NAP
   47       NAP       Yes         Yes          Yes           No     NAP

   48       8.2%      Yes         Yes          Yes          Yes     NAP
   48       9.1%      Yes         Yes          Yes          Yes     NAP
   48      10.7%      Yes         Yes          Yes          Yes     NAP
   48      21.7%      Yes         Yes          Yes          Yes     NAP
   48      14.5%      Yes         Yes          Yes          Yes     NAP
   48       NAP       Yes         Yes          Yes          Yes     NAP
   49      12.2%      No          Yes          Yes          Yes     Third Floor TI Holdback
   50       NAP       Yes         Yes          No            No     NAP
   51      18.8%      Yes         Yes          Yes          Yes     Earnout Reserve
   52       3.4%      No          No           Yes          Yes     NAP
   53       7.8%      Yes         Yes          No           Yes     NAP
   54       7.8%      No          No           No            No     Additional Security
   55       NAP       No          Yes          Yes           No     NAP
   56       NAP       Yes         Yes          No            No     NAP
   57       7.1%      Yes         Yes          Yes          Yes     Earnout Escrow
   58       NAP       Yes         Yes          No            No     Debt Service Reserve, Sweep Reserve
   59       8.9%      No          Yes          No            No     NAP
   60       NAP       No          No           No            No     NAP
   61       NAP       Yes         Yes          Yes           No     Debt Service Reserve
   62       NAP       No          No           No            No     NAP
   63       9.7%      Yes         Yes          Yes          Yes     NAP
   64       NAP       No          No           No            No     NAP
   65      10.9%      No          No           No            No     NAP
   66       7.4%      Yes         Yes          No            No     Principal Reduction Reserve and Free Rent
   67       NAP       No          No           No            No     NAP
   68       NAP       Yes         Yes          Yes           No     NAP
   69       NAP       No          Yes          Yes           No     NAP
   70       6.9%      No          No           No            No     NAP

   71      10.0%      Yes         Yes          Yes           No     NAP
   72       NAP       Yes         Yes          Yes           No     NAP
   72       NAP       Yes         Yes          Yes           No     NAP
   73       6.8%      No          No           No            No     NAP
   74       6.1%      No          Yes          Yes          Yes     NAP
   75      16.8%      No          No           Yes          Yes     NAP
   76       8.7%      No          No           No            No     NAP
   77       8.5%      No          No           No            No     NAP
   78       NAP       Yes         Yes          Yes           No     NAP
   79       4.6%      Yes         Yes          Yes          Yes     NAP
   80       7.9%      Yes         Yes          No            No     NAP
   81       7.9%      No          No           Yes          Yes     Rosati's Pizza and Heidi's Charleston Holdback
   82       5.3%      No          No           No            No     NAP

   83       NAP       No          No           Yes           No     NAP
   83       NAP       No          No           Yes           No     NAP
   84       NAP       Yes         Yes          No            No     NAP
   85       NAP       Yes         Yes          Yes           No     NAP
   86       NAP       Yes         Yes          Yes          Yes     NAP
   87       NAP       No          Yes          No            No     NAP
   88       NAP       No          No           No            No     NAP
   89       NAP       Yes         Yes          Yes           No     NAP
   90       NAP       No          No           Yes           No     NAP
   91       4.2%      Yes         Yes          Yes          Yes     NAP
   92      14.4%      No          Yes          Yes          Yes     Holdback - Planet Fitness ($76,800); Holdback - Buccaneer Data
                                                                    Services Reserve ($112,700); Buccaneer Letter of Credit
                                                                    ($350,000)
   93       9.2%      No          No           No            No     NAP
   94      12.4%      No          No           No            No     NAP
   95       NAP       No          No           Yes           No     NAP
   96       NAP       Yes         Yes          No            No     NAP
   97      11.4%      Yes         Yes          Yes           No     NAP

   98       NAP       Yes         Yes          Yes           No     NAP
   98       NAP       Yes         Yes          Yes           No     NAP
   98       NAP       Yes         Yes          Yes           No     NAP
   98       9.6%      Yes         Yes          Yes          Yes     NAP
   98      11.1%      Yes         Yes          Yes          Yes     NAP
   99      22.8%      No          No           No           Yes     NAP
   100      NAP       No          Yes          Yes          Yes     NAP
   101     12.5%      No          No           No            No     NAP
   102      8.7%      Yes         Yes          Yes          Yes     NAP
   103      NAP       No          No           No            No     NAP
   104      8.4%      Yes         Yes          Yes          Yes     NAP
   105      7.2%      No          No           No           Yes     NAP
   106      NAP       Yes         Yes          Yes           No     NAP
   107      NAP       No          No           No           Yes     Suburban Journals TI Reserve
   108     16.7%      No          No           No            No     NAP

   109     11.4%      Yes         Yes          Yes          Yes     Peek a Boutique Reserve, Texas Best Martial Arts Academy Reserve
   110     14.7%      Yes         Yes          Yes          Yes     NAP
   111     16.2%      Yes         Yes          Yes          Yes     Check N Go Reserve
   112      6.5%      No          Yes          No            No     NAP
   113      NAP       Yes         Yes          Yes           No     NAP
   114      NAP       No          No           No            No     NAP
   115      NAP       Yes         Yes          No            No     Debt Service Reserve
   116      3.7%      Yes         Yes          Yes          Yes     NAP
   117      NAP       No          No           Yes          Yes     NAP
   118      NAP       No          Yes          Yes           No     NAP
   119      7.2%      Yes         Yes          Yes          Yes     NAP
   120      NAP       Yes         Yes          No            No     NAP
   121     10.3%      No          Yes          No            No     NAP
   122     11.0%      Yes         Yes          No            No     NAP
   123      NAP       No          Yes          Yes           No     Rollover Reserve ($600,000 LOC)
   124     10.6%      Yes         Yes          Yes          Yes     NAP
   125      7.8%      Yes         Yes          Yes          Yes     Morgan Hubble Reserve
   126      4.3%      Yes         Yes          Yes          Yes     NAP

   127      NAP       Yes         Yes          Yes           No     NAP
   128      NAP       Yes         Yes          Yes           No     NAP
   129      NAP       Yes         Yes          Yes           No     NAP
   130      NAP       Yes         Yes          Yes           No     NAP
   131      NAP       No          Yes          Yes           No     NAP
   132      NAP       No          No           Yes           No     NAP
   133      9.3%      Yes         Yes          No           Yes     Tenant Rent Holdback
   134      8.2%      Yes         Yes          Yes          Yes     NAP
   135      NAP       No          No           Yes           No     NAP
   136      8.7%      Yes         Yes          Yes          Yes     NAP
   137     12.3%      No          No           No            No     NAP
   138     10.0%      Yes         Yes          Yes          Yes     Security Reserve LOC, China Buffett
                                                                    Reserve
   139      NAP       Yes         Yes          Yes           No     NAP
   140     13.0%      Yes         Yes          Yes          Yes     NAP
   141      NAP       Yes         Yes          Yes           No     FF&E Replacements
   142     12.4%      Yes         Yes          Yes          Yes     Vacancy Reserve
   143      NAP       Yes         Yes          Yes           No     NAP
   144      6.3%      Yes         Yes          No           Yes     Rental Payments

   145      NAP       Yes         Yes          Yes           No     NAP
   146      NAP       Yes         Yes          Yes           No     NAP
   147      NAP       Yes         Yes          No            No     NAP
   148     18.1%      Yes         Yes          Yes           No     Meso Leasing Reserve

   149      NAP       Yes         Yes          No            No     NAP
   149      NAP       Yes         Yes          No            No     NAP
   149      NAP       Yes         Yes          No            No     NAP
   149      NAP       Yes         Yes          No            No     NAP

   150      NAP       Yes         Yes          Yes          Yes     NAP
   150      NAP       Yes         Yes          Yes          Yes     NAP
   151      NAP       Yes         Yes          Yes           No     NAP
   152      4.4%      Yes         Yes          Yes          Yes     NAP
   153      NAP       No          Yes          Yes           No     NAP
   154      6.8%      No          No           No            No     NAP
   155      6.5%      No          No           Yes          Yes     RR Letter of
                                                                    Credit
   156     21.8%      Yes         Yes          Yes          Yes     NAP
   157     10.3%      Yes         Yes          No            No     NAP

   158     18.7%      Yes         Yes          No            No     NAP
   158     20.5%      Yes         Yes          No            No     NAP
   159      NAP       Yes         Yes          Yes           No     NAP
   160      8.5%      Yes         Yes          Yes          Yes     Rollover Reserve
   161      8.5%      Yes         Yes          Yes           No     NAP
   162      NAP       Yes         Yes          Yes           No     Security Reserve ($150,000 LOC)
   163      9.1%      Yes         Yes          Yes          Yes     NAP
   164      NAP       Yes         Yes          Yes           No     NAP
   165      NAP       Yes         Yes          Yes           No     NAP

   166      NAP       No          No           Yes          Yes     NAP
   166      NAP       No          No           Yes          Yes     NAP
   166      NAP       No          No           Yes          Yes     NAP
   167      NAP       No          No           No            No     NAP
   168      NAP       No          No           No            No     NAP
   169      NAP       No          Yes          Yes           No     NAP

   170      NAP       Yes         Yes          Yes           No     NAP
   171      NAP       No          Yes          No            No     NAP
   172      3.3%      Yes         Yes          Yes          Yes     NAP
   173     11.9%      No          No           Yes          Yes     Adirondack HB ($200,000), Pallo HB ($52,650), Travers HB ($7350)

   174      NAP       No          No           No            No     NAP
   175      NAP       No          No           No            No     NAP
   176      9.4%      Yes         Yes          Yes          Yes     NAP
   177      NAP       Yes         Yes          Yes           No     NAP
   178      NAP       Yes         Yes          No            No     NAP
   179      NAP       Yes         Yes          No           Yes     NAP
   180     10.3%      Yes         Yes          No           Yes     NAP
   181      5.2%      Yes         Yes          Yes          Yes     NAP
   182      NAP       No          No           No            No     NAP
   183     10.2%      Yes         Yes          Yes          Yes     Menches Landlords Work Holdback, Menches Bros Rent HB

   184      NAP       No          No           Yes           No     NAP
   185      8.0%      Yes         Yes          Yes          Yes     Holdback

   186      NAP       Yes         Yes          Yes           No     NAP
   186      NAP       Yes         Yes          Yes           No     NAP
   187      NAP       Yes         Yes          No            No     NAP
   188      NAP       Yes         Yes          Yes           No     NAP

   189      NAP       No          Yes          Yes           No     NAP
   189      NAP       No          Yes          Yes           No     NAP
   190      NAP       Yes         Yes          Yes           No     Security Reserve
   191     10.7%      No          Yes          No            No     NAP
   192      7.5%      Yes         Yes          Yes          Yes     NAP
   193      7.0%      Yes         Yes          Yes           No     Earnout Reserve
   194     10.3%      Yes         Yes          Yes          Yes     Rollover Reserve
   195     11.6%      Yes         Yes          Yes          Yes     NAP
   196      NAP       No          No           No            No     NAP
   197      NAP       Yes         Yes          Yes           No     NAP
   198      7.2%      Yes         Yes          Yes          Yes     NAP
   199     13.1%      Yes         Yes          No            No     Holdback
   200      5.4%      Yes         Yes          Yes          Yes     NAP
   201      NAP       Yes         Yes          Yes           No     Performance Holdback
   202      NAP       Yes         Yes          Yes           No     NAP
   203     14.6%      Yes         Yes          Yes          Yes     Washington Environmental Reserve
   204      NAP       Yes         Yes          Yes           No     NAP
   205     14.6%      Yes         Yes          Yes           No     NAP
   206      NAP       Yes         Yes          Yes           No     NAP
   207      NAP       Yes         Yes          Yes           No     NAP
   208      NAP       No          Yes          No           Yes     TI Reserve, Occupancy Reserve, Rent Reserve
   209      9.6%      Yes         Yes          Yes          Yes     NAP
   210      NAP       No          No           No            No     NAP
   211     13.3%      Yes         Yes          Yes           No     NAP
   212     12.2%      No          No           No            No     Lease Up Reserve; Construction
                                                                    Reserve
   213     12.9%      No          Yes          No           Yes     NAP
   214      NAP       Yes         Yes          No            No     Additional Security
   215      NAP       No          No           No            No     NAP
   216      NAP       No          No           Yes           No     NAP
   217      NAP       No          Yes          Yes           No     NAP
   218      NAP       No          Yes          Yes           No     NAP
   219      NAP       Yes         Yes          Yes           No     Ground Lease Reserve
   220     20.2%      Yes         Yes          Yes          Yes     NAP
   221      NAP       Yes         Yes          Yes           No     NAP
   222      7.6%      No          No           No            No     NAP
   223      NAP       Yes         Yes          Yes           No     NAP
   224      8.5%      Yes         Yes          No           Yes     Tenant Rent Holdback
   225      NAP       No          No           No            No     NAP
   226      NAP       Yes         Yes          No            No     NAP
   227      NAP       No          No           No            No     NAP
   228      7.3%      Yes         Yes          Yes          Yes     Additional Security
   229      NAP       Yes         Yes          No            No     NAP
   230      9.5%      Yes         Yes          No            No     Additional Security
   231      NAP       Yes         Yes          Yes           No     NAP
   232      NAP       No          No           No            No     NAP
   233      NAP       No          No           No            No     NAP
   234      NAP       Yes         Yes          Yes           No     NAP

   235      NAP       No          No           No            No     NAP
   235      NAP       No          No           No            No     NAP
   236      NAP       Yes         Yes          No            No     NAP
   237     10.2%      Yes         Yes          Yes          Yes     NAP
   238     10.5%      Yes         Yes          Yes          Yes     NAP
   239      NAP       Yes         Yes          Yes           No     NAP
   240      NAP       Yes         Yes          Yes           No     NAP

   241      NAP       Yes         Yes          Yes           No     NAP
   241      NAP       Yes         Yes          Yes           No     NAP
   241      NAP       Yes         Yes          Yes           No     NAP
   241      NAP       Yes         Yes          Yes           No     NAP
   242     15.3%      Yes         Yes          Yes          Yes     NAP
   243      NAP       No          No           No            No     NAP
   244      NAP       Yes         Yes          Yes           No     NAP
   245      NAP       Yes         Yes          No           Yes     NAP
   246     15.5%      Yes         Yes          No           Yes     NAP
   247     17.4%      Yes         Yes          Yes          Yes     NAP
   248      9.4%      Yes         Yes          No            No     NAP
   249      NAP       Yes         Yes          Yes           No     Holdback
   250      NAP       Yes         Yes          Yes           No     NAP
   251      NAP       Yes         No           Yes           No     NAP
   252      NAP       Yes         Yes          No            No     NAP
   253      NAP       No          Yes          Yes           No     NAP
   254      NAP       No          Yes          Yes           No     NAP
   255      NAP       Yes         Yes          Yes           No     Rollover Reserve
   256      NAP       Yes         Yes          Yes           No     NAP
   257     18.2%      Yes         Yes          No            No     NAP
   258      NAP       Yes         Yes          Yes           No     Rents Holdback
   259     13.3%      Yes         Yes          Yes          Yes     Performance
                                                                    Holdback

   260      NAP       Yes         Yes          Yes           No     NAP
   260      NAP       Yes         Yes          Yes           No     NAP
   261     20.9%      Yes         Yes          No           Yes     NAP
   262      NAP       Yes         Yes          Yes           No     Financial Statement Escrow
   263      NAP       Yes         Yes          Yes           No     Seasonality Reserve
   264      NAP       Yes         Yes          Yes           No     NAP
   265      NAP       Yes         Yes          Yes           No     NAP
   266     13.0%      No          No           No           Yes     NAP
   267      NAP       Yes         Yes          Yes           No     NAP
   268     12.5%      Yes         Yes          Yes          Yes     NAP
   269      NAP       Yes         Yes          Yes           No     NAP
   270      9.0%      Yes         Yes          Yes          Yes     Back Taxes Holdback
   271      NAP       Yes         Yes          No            No     NAP
   272      NAP       No          No           No            No     NAP
   273      NAP       Yes         Yes          Yes           No     NAP
   274      NAP       Yes         Yes          Yes           No     NAP
   275      8.6%      Yes         Yes          Yes          Yes     NAP
   276     17.2%      Yes         Yes          Yes          Yes     NAP
   277      NAP       Yes         Yes          Yes           No     NAP
   278     12.4%      Yes         Yes          No            No     NAP
   279      NAP       No          No           No            No     NAP
   280      NAP       No          Yes          No           Yes     NAP
   281      NAP       Yes         Yes          Yes           No     NAP
   282     12.6%      Yes         Yes          Yes          Yes     NAP
   283      6.2%      Yes         Yes          No           Yes     NAP
   284      NAP       No          No           Yes           No     NAP
   285      NAP       No          No           No            No     NAP
   286      NAP       Yes         Yes          No            No     NAP
   287     13.0%      Yes         Yes          Yes          Yes     NAP
   288      NAP       Yes         Yes          Yes           No     NAP
   289     11.2%      Yes         Yes          Yes          Yes     NAP
   290      9.0%      Yes         Yes          Yes          Yes     NAP
   291     16.3%      Yes         Yes          No           Yes     Economic Holdback
   292      NAP       Yes         Yes          Yes           No     NAP
   293      NAP       Yes         Yes          No            No     NAP
   294     18.6%      No          No           No            No     NAP
   295      NAP       No          No           No            No     NAP
   296      NAP       Yes         Yes          No            No     NAP
   297      NAP       No          No           Yes           No     NAP
   298      NAP       Yes         Yes          No            No     NAP
   299     13.1%      No          Yes          Yes          Yes     Easement Holdback
   300     20.3%      No          Yes          No            No     Required Tenant Impound
   301      NAP       No          No           No            No     DHL Re-Leasing Reserve
   302      NAP       No          No           No            No     NAP
   303      NAP       Yes         Yes          No            No     NAP
   304     15.3%      Yes         Yes          No            No     NAP
   305      NAP       Yes         Yes          No            No     NAP
   306      NAP       No          No           No            No     NAP
   307      NAP       No          No           No            No     NAP
   308     26.3%      Yes         Yes          No            No     White House Lease
   309     12.3%      Yes         Yes          Yes          Yes     Performance Holdback
   310      NAP       No          No           Yes           No     NAP
   311      NAP       Yes         Yes          Yes           No     NAP
   312      NAP       No          No           No            No     NAP
   313     25.9%      Yes         Yes          Yes          Yes     NAP
   314      NAP       Yes         Yes          Yes           No     NAP
   315     16.5%      Yes         Yes          No           Yes     NAP
   316      NAP       No          No           No            No     NAP
   317      NAP       Yes         Yes          No            No     NAP
   318      NAP       Yes         Yes          No            No     NAP
   319      NAP       Yes         Yes          Yes          Yes     Rollover Reserve
   320      6.6%      Yes         Yes          Yes          Yes     NAP
   321     12.0%      Yes         Yes          Yes          Yes     NAP
   322     17.5%      Yes         Yes          No            No     NAP
   323      6.5%      Yes         Yes          No            No     NAP
   324      NAP       Yes         Yes          Yes           No     NAP
   325      9.1%      Yes         Yes          No           Yes     NAP
   326      NAP       Yes         Yes          Yes           No     NAP
   327      NAP       Yes         Yes          Yes           No     NAP
   328      NAP       No          Yes          No            No     NAP
   329      NAP       No          Yes          No            No     NAP
   330      NAP       Yes         Yes          No            No     NAP
   331      NAP       Yes         Yes          Yes           No     NAP

   332      NAP       Yes         Yes          Yes           No     NAP
   332      NAP       Yes         Yes          Yes           No     NAP
   333      NAP       No          No           No            No     NAP
   334      NAP       Yes         Yes          Yes           No     NAP
   335      NAP       No          No           No            No     NAP
   336     11.7%      Yes         Yes          No            No     NAP
   337      NAP       No          No           No            No     NAP
   338      NAP       Yes         Yes          Yes           No     NAP
   339      NAP       No          No           No            No     NAP
   340     10.8%      Yes         Yes          Yes          Yes     NAP
   341      NAP       No          Yes          No            No     NAP
   342      NAP       Yes         No           Yes           No     NAP
   343      NAP       Yes         Yes          Yes           No     NAP
   344     13.5%      No          No           No            No     NAP
   345      NAP       Yes         Yes          Yes           No     NAP
   346      NAP       No          No           No            No     NAP
   347      NAP       Yes         No           No            No     Debt Service Reserve and Minimum Account Balance Impounds
   348      NAP       No          No           No            No     Termination Option Reserve

   349      NAP       Yes         Yes          Yes           No     NAP
   349      NAP       Yes         Yes          Yes           No     NAP
   350     11.8%      Yes         Yes          No           Yes     NAP
   351      NAP       No          No           No            No     NAP
   352      NAP       Yes         Yes          No           Yes     Free Rent Holdback
   353     11.8%      Yes         Yes          Yes          Yes     NAP
   354      NAP       No          No           Yes           No     NAP
   355      NAP       No          No           No            No     NAP
   356      NAP       No          No           No            No     NAP
   357     21.9%      Yes         Yes          Yes          Yes     Tenant Rent Holdback
   358     11.6%      Yes         Yes          Yes          Yes     NAP
   359      NAP       Yes         Yes          Yes           No     NAP
   360     19.9%      Yes         Yes          Yes          Yes     NAP
   361      NAP       Yes         Yes          Yes           No     NAP
   362      NAP       No          No           No            No     NAP
   363      NAP       Yes         Yes          Yes           No     NAP
   364     11.9%      Yes         Yes          No            No     Vacant Space Holdback and Marble Slab Holdback Impounds
   365      NAP       Yes         Yes          Yes           No     NAP
   366     10.9%      Yes         Yes          No            No     NAP
   367      NAP       Yes         Yes          Yes           No     Rent Holdback
   368      NAP       Yes         Yes          Yes          Yes     NAP
   369     13.0%      Yes         Yes          No           Yes     NAP
   370      NAP       Yes         Yes          No            No     NAP
   371      4.8%      Yes         Yes          Yes           No     NAP
   372     28.6%      Yes         Yes          Yes          Yes     NAP
   373      NAP       Yes         Yes          Yes           No     NAP
   374      NAP       Yes         Yes          Yes           No     Seasonality
                                                                    Reserve
   375      6.4%      Yes         Yes          Yes          Yes     NAP
   376     12.6%      Yes         Yes          Yes          Yes     NAP
   377      NAP       Yes         Yes          Yes           No     NAP
   378      NAP       Yes         Yes          Yes           No     NAP
   379      NAP       Yes         Yes          No            No     NAP
   380      NAP       No          Yes          No            No     NAP
   381      NAP       Yes         Yes          Yes           No     Debt Service
                                                                    Holdback
   382      NAP       No          No           No            No     NAP
   383      NAP       Yes         Yes          Yes           No     NAP
   384     31.7%      Yes         Yes          Yes          Yes     NAP
   385     10.0%      Yes         Yes          No            No     PZR Report
   386      NAP       Yes         Yes          Yes          Yes     Rent Up Impound
   387     26.7%      Yes         Yes          Yes          Yes     Performance Holdback
   388      NAP       No          No           No            No     NAP
   389     12.2%      Yes         Yes          Yes          Yes     NAP
   390      NAP       Yes         Yes          Yes           No     NAP
   391      NAP       Yes         Yes          Yes           No     NAP
   392     18.5%      No          No           No            No     NAP
   393      NAP       Yes         Yes          Yes           No     NAP
   394      NAP       Yes         Yes          Yes           No     NAP
   395      4.4%      Yes         Yes          Yes          Yes     NAP
   396      NAP       No          Yes          Yes           No     Dollar Tree Reserve
   397      NAP       No          No           No            No     NAP
   398     14.3%      Yes         Yes          Yes          Yes     Performance Holdback
   399      6.1%      Yes         Yes          Yes          Yes     $60,000 LOC
   400      9.2%      Yes         Yes          Yes           No     NAP
   401     23.9%      Yes         Yes          Yes          Yes     NAP
   402      NAP       No          No           No            No     NAP
   403      NAP       No          No           No            No     NAP
   404     20.1%      Yes         Yes          Yes          Yes     NAP
   405      NAP       No          No           No            No     NAP
   406      NAP       Yes         Yes          Yes           No     NAP
   407      NAP       Yes         Yes          Yes           No     NAP
   408      NAP       No          No           No            No     NAP
   409      NAP       Yes         Yes          Yes           No     NAP
   410      NAP       No          No           No            No     NAP
   411      NAP       Yes         Yes          Yes           No     NAP
   412      NAP       Yes         Yes          Yes           No     NAP
   413      NAP       No          No           No            No     NAP
   414      NAP       Yes         Yes          Yes           No     NAP
   415      NAP       No          No           No            No     NAP
   416      NAP       Yes         Yes          No           Yes     NAP
   417      NAP       No          No           No            No     NAP
   418      NAP       Yes         Yes          No            No     Debt Service Reserve Impound
   419      NAP       Yes         Yes          Yes           No     NAP
   420      NAP       Yes         Yes          Yes           No     NAP
   421      NAP       Yes         Yes          Yes           No     NAP
   422      NAP       No          No           No            No     NAP
   423      NAP       No          No           No            No     NAP

TOTALS AND WEIGHTED
AVERAGES:          47.9%        54.6%        51.4%        45.2%

                                                   INITIAL CAPITAL
                                                       EXPENDITURE                          MONTHLY CAPITAL      CURRENT CAPITAL
MORTGAGE                                                    ESCROW                       EXPENDITURE ESCROW          EXPENDITURE
LOAN NO.     SPRINGING ESCROW DESCRIPTION(17)      REQUIREMENT(18)                          REQUIREMENT(19)   ESCROW BALANCE(20)
---------------------------------------------------------------------------------------------------------------------------------

   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0
   1        Tax, Insurance, CapEx, TI/LC, Other                 $0                                       $0                   $0

   2                        NAP                                 $0                                  $16,533                   $0
   2                        NAP                                 $0                                   $8,266                   $0

   3                       TILC                           $449,716                                   $3,236             $449,716
   3                       TILC                           $368,462                                   $2,651             $368,462
   3                       TILC                           $266,271                                   $1,916             $266,271
   3                       TILC                           $234,064                                   $1,684             $234,064
   3                       TILC                           $178,130                                   $1,282             $178,130
   3                       TILC                           $156,493                                   $1,126             $156,493
   3                       TILC                           $144,124                                   $1,037             $144,124
   3                       TILC                           $135,597                                     $976             $135,597
   3                       TILC                           $130,514                                     $939             $130,514
   3                       TILC                            $96,846                                     $697              $96,846
   3                       TILC                            $65,036                                     $468              $65,036

   4           Tax, Insurance, CapEx, Other               $387,400                                       $0             $387,400
   4           Tax, Insurance, CapEx, Other               $371,947                                       $0             $371,947
   4           Tax, Insurance, CapEx, Other               $279,227                                       $0             $279,227
   4           Tax, Insurance, CapEx, Other               $259,510                                       $0             $259,510
   4           Tax, Insurance, CapEx, Other               $243,524                                       $0             $243,524
   4           Tax, Insurance, CapEx, Other               $227,005                                       $0             $227,005
   4           Tax, Insurance, CapEx, Other               $182,758                                       $0             $182,758
   4           Tax, Insurance, CapEx, Other               $182,243                                       $0             $182,243
   4           Tax, Insurance, CapEx, Other               $176,915                                       $0             $176,915
   4           Tax, Insurance, CapEx, Other               $175,786                                       $0             $175,786
   4           Tax, Insurance, CapEx, Other               $163,060                                       $0             $163,060
   4           Tax, Insurance, CapEx, Other               $160,689                                       $0             $160,689
   4           Tax, Insurance, CapEx, Other               $159,330                                       $0             $159,330
   4           Tax, Insurance, CapEx, Other               $152,417                                       $0             $152,417
   4           Tax, Insurance, CapEx, Other               $137,845                                       $0             $137,845
   4           Tax, Insurance, CapEx, Other               $136,416                                       $0             $136,416
   4           Tax, Insurance, CapEx, Other               $135,883                                       $0             $135,883
   4           Tax, Insurance, CapEx, Other               $130,554                                       $0             $130,554
   4           Tax, Insurance, CapEx, Other               $120,430                                       $0             $120,430
   4           Tax, Insurance, CapEx, Other               $108,707                                       $0             $108,707
   4           Tax, Insurance, CapEx, Other               $108,150                                       $0             $108,150
   4           Tax, Insurance, CapEx, Other               $103,911                                       $0             $103,911
   4           Tax, Insurance, CapEx, Other                $93,786                                       $0              $93,786
   4           Tax, Insurance, CapEx, Other                $85,260                                       $0              $85,260
   4           Tax, Insurance, CapEx, Other                $83,129                                       $0              $83,129
   4           Tax, Insurance, CapEx, Other                $82,063                                       $0              $82,063
   4           Tax, Insurance, CapEx, Other                $78,333                                       $0              $78,333
   4           Tax, Insurance, CapEx, Other                $70,872                                       $0              $70,872
   4           Tax, Insurance, CapEx, Other                $67,142                                       $0              $67,142
   4           Tax, Insurance, CapEx, Other                $67,142                                       $0              $67,142
   4           Tax, Insurance, CapEx, Other                $61,814                                       $0              $61,814
   4           Tax, Insurance, CapEx, Other                $54,886                                       $0              $54,886
   4           Tax, Insurance, CapEx, Other                $53,288                                       $0              $53,288
   4           Tax, Insurance, CapEx, Other                $33,038                                       $0              $33,038
   4           Tax, Insurance, CapEx, Other                $22,914                                       $0              $22,914
   4           Tax, Insurance, CapEx, Other                $21,315                                       $0              $21,315
   4           Tax, Insurance, CapEx, Other                $21,315                                       $0              $21,315
   5            TILC, Tax, Insurance, CapEx                     $0                                       $0                   $0

   6           Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
   6           Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
   6           Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
   6           Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
   6           Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
   6           Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
   6           Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
   6           Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
   6           Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
   7                  Tax, Insurance                            $0                                       $0                   $0
   8           Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
   9                       TI/LC                                $0                                       $0                   $0

   10                Insurance, Other                           $0                                   $1,581               $7,905
   10                Insurance, Other                           $0                                   $1,520               $7,601
   10                Insurance, Other                           $0                                   $1,520               $7,601
   10                Insurance, Other                           $0                                   $1,459               $7,297
   11                      TI/LC                                $0                                   $2,331                   $0
   12                      TI/LC                          $158,322                                   $6,705               $1,663
   13                       NAP                                 $0                                   $3,017               $6,033
   14                 Tax, Insurance                            $0                                       $0               $2,800

   15                Insurance, TI/LC                           $0                                   $9,724              $29,191
   15                Insurance, TI/LC                           $0                                   $3,647              $10,947
   15                Insurance, TI/LC                           $0                                   $3,039               $9,122
   16                 Tax, Insurance                      $582,960                                       $0                   $0
   17                    Insurance                              $0                                   $3,378               $3,378
   18                      CapEx                                $0                                       $0                   $0
   19                Insurance, Other                           $0                                   $7,173              $21,519
   20                    Insurance                              $0                                   $3,249                   $0
   21                      TILC                                 $0                                       $0                   $0
   22                 Tax, Insurance                            $0                                       $0                   $0
   23                      TI/LC                                $0                                   $7,767              $15,533
   24                    Insurance                        $815,000                                   $1,919               $1,919
   25                  CapEx, Other                             $0                                       $0                   $0
   26                       NAP                                 $0                                   $2,088               $2,088

   27                       NAP                                 $0                                     $973               $1,947
   27                       NAP                                 $0                                     $254                 $508
   27                       NAP                                 $0                                     $218                 $437
   27                       NAP                                 $0                                     $150                 $299
   27                       NAP                                 $0                                      $89                 $178
   27                       NAP                                 $0                                      $53                 $105
   27                       NAP                                 $0                                      $49                  $98
   27                       NAP                                 $0                                      $49                  $98
   28          Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
   29                 Tax, Insurance                            $0                                       $0                   $0

   30              Tax, Insurance, TI/LC                        $0                                       $0                   $0
   30              Tax, Insurance, TI/LC                        $0                                       $0                   $0
   31                       NAP                                 $0                                   $6,356             $218,979
   32                      Other                                $0                                   $1,917               $3,835

   33                    Insurance                              $0                                     $510               $1,530
   33                    Insurance                              $0                                     $482               $1,445
   33                    Insurance                              $0                                     $340               $1,020
   33                    Insurance                              $0                                     $340               $1,020
   33                    Insurance                              $0                                     $227                 $680
   33                    Insurance                              $0                                     $170                 $510
   33                    Insurance                              $0                                     $170                 $510
   33                    Insurance                              $0                                     $142                 $425
   33                    Insurance                              $0                                     $142                 $425
   33                    Insurance                              $0                                      $85                 $255
   33                    Insurance                              $0                                      $85                 $255
   33                    Insurance                              $0                                      $85                 $255
   33                    Insurance                              $0                                      $57                 $170
   34                      TILC                                 $0                                       $0                   $0
   35                      TI/LC                                $0                                   $4,129              $16,514
   36                       NAP                                 $0      Borrower shall deposit an amount to                   $0
                                                                        cover the cost of FF&E Replacements
                                                                      equal to 4% of Borrower's Total Gross
                                                                              Revenues generated during the
                                                                    immediately preceding one month period,
                                                                      such amount to be reconciled annually
                                                                              based on the annual financial
                                                                                                statements.
   37               CapEx, TI/LC, Other                         $0                                       $0                   $0
   38              Tax, Insurance, Other                        $0                                       $0                   $0
   39                      Other                                $0                                   $2,454                   $0
   40                  CapEx, TI/LC                             $0                                       $0                   $0
   41                       NAP                           $270,000                                       $0                   $0
   42              Tax, Insurance, CapEx                        $0                                       $0                   $0
   43                  CapEx, TI/LC                             $0                                       $0                   $0
   44                    Insurance                              $0                                   $8,313               $8,315
   45                 Tax, Insurance                            $0                                       $0                   $0
   46                    Insurance                              $0             4% of Monthly Gross Revenues                   $0
   47                       NAP                                 $0                                   $3,150               $6,300

   48                       NAP                                 $0                                     $648                 $648
   48                       NAP                                 $0                                     $626                 $626
   48                       NAP                                 $0                                     $432                 $432
   48                       NAP                                 $0                                     $394                 $394
   48                       NAP                                 $0                                     $200                 $200
   48                       NAP                                 $0                                     $173                 $173
   49                Insurance, TI/LC                           $0                                   $1,034               $1,034
   50                       NAP                                 $0                                       $0                   $0
   51                       NAP                                 $0                                   $4,796                   $0
   52                 Tax, Insurance                            $0                                   $2,401               $2,401
   53                      TILC                                 $0                                       $0                   $0
   54                   CapEx, TILC                             $0                                       $0                   $0
   55                    Insurance                              $0                                   $1,315               $1,315
   56                      Other                                $0                                       $0                   $0
   57                  CapEx, TI/LC                       $165,357                                       $0             $165,758
   58                  CapEx, Other                             $0                                       $0                   $0
   59         Insurance, CapEx, TI/LC, Other                    $0                                       $0                   $0
   60                   TILC, Other                             $0                                       $0                   $0
   61                       NAP                                 $0                                   $2,604                   $0
   62                       NAP                                 $0                                       $0                   $0
   63                       NAP                                 $0                                   $1,455                   $0
   64                 Tax, Insurance                            $0                                       $0                   $0
   65                 Tax, Insurance                            $0                                       $0                   $0
   66                      TILC                                 $0                                       $0                   $0
   67                      TILC                                 $0                                       $0                   $0
   68                       NAP                                 $0                                   $4,133              $16,532
   69                    Insurance                              $0                                   $1,018                   $0
   70         Taxes; Insurance; CapEx; TI/LC                    $0                                       $0                   $0

   71                      TI/LC                                $0                                     $748               $1,495
   72                  TI/LC, Other                             $0                                     $805               $1,610
   72                  TI/LC, Other                             $0                                     $639               $1,277
   73                 Tax, Insurance                            $0                                       $0                   $0
   74                       NAP                                 $0                                   $1,142               $2,285
   75              Tax, Insurance, TI/LC                        $0                                   $3,781               $3,781
   76                 Tax, Insurance                            $0                                       $0                   $0
   77          Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
   78                       NAP                                 $0                                   $9,000              $18,000
   79                       NAP                                 $0                                     $818                   $0
   80                  CapEx, TI/LC                             $0                                       $0                   $0
   81          Tax, Insurance, CapEx, TI/LC           $6,331 (LOC)                                       $0         $6,331 (LOC)

   82                       NAP                                 $0                                       $0                   $0

   83          Tax, Insurance, TI/LC, Other                     $0                                   $5,818              $11,635
   83          Tax, Insurance, TI/LC, Other                     $0                                   $1,181               $2,361
   84                       NAP                                 $0                                       $0                   $0
   85                       NAP                                 $0                                   $3,100               $6,200
   86                       NAP                                 $0                                   $1,290               $3,869
   87                Insurance, CapEx                           $0                                       $0                   $0
   88                 Tax, Insurance                            $0                                       $0                   $0
   89                       NAP                                 $0                                   $2,933               $5,867
   90              Tax, Insurance, TI/LC                        $0                                   $1,467               $4,400
   91                      TI/LC                                $0                                     $813                 $813
   92                    Insurance                          $2,185                                   $2,185               $8,751
   93           Tax, Insurance,CapEx, TI/LC                     $0                                       $0                   $0
   94         Taxes, Insurance, CapEx, TI/LC                    $0                                       $0                   $0
   95              Tax, Insurance, TI/LC                        $0                                   $1,261               $3,782
   96                       NAP                                 $0                                       $0                   $0
   97                      TI/LC                                $0                                   $1,139               $1,139

   98                       NAP                                 $0                                   $1,837               $9,185
   98                       NAP                                 $0                                     $705               $3,527
   98                       NAP                                 $0                                     $419               $2,094
   98                       NAP                                 $0                                     $411               $2,057
   98                       NAP                                 $0                                     $100                 $500
   99              Tax, Insurance, TI/LC                        $0                                       $0                   $0
  100             Insurance, TI/LC, Other                       $0                                   $2,927               $2,927
  101              Tax, Insurance, TI/LC                        $0                                       $0                   $0
  102                       NAP                                 $0                                   $1,566               $1,566
  103                       NAP                                 $0                                       $0                   $0
  104                       NAP                                 $0                                     $749               $2,249
  105                       NAP                                 $0                                       $0                   $0
  106                       NAP                                 $0                                   $3,050                   $0
  107              Tax, Insurance, CapEx                        $0                                       $0                   $0
  108              Tax, Insurance, Other                        $0                                       $0                   $0

  109                       NAP                                 $0                                     $253                 $506
  110                       NAP                                 $0                                     $173                 $346
  111                       NAP                                 $0                                     $122                 $244
  112                      TILC                                 $0                                       $0                   $0
  113                       NAP                                 $0                                   $9,909                   $0
  114                       NAP                                 $0                                       $0                   $0
  115                      CapEx                                $0                                       $0                   $0
  116                       NAP                                 $0                                   $1,563                   $0
  117              Tax, Insurance, TI/LC                        $0                                   $2,998               $2,998
  118                    Insurance                              $0                                     $496                 $496
  119                       NAP                                 $0                                   $1,337                   $0
  120                       NAP                                 $0                                       $0                   $0
  121                       NAP                                 $0                                       $0                   $0
  122                  CapEx, TI/LC                             $0                                       $0                   $0
  123                Insurance, TI/LC                           $0                                     $492                 $983
  124                       NAP                                 $0                                     $986                 $986
  125                       NAP                           $600,000                                       $0             $600,778
  126                       NAP                                 $0                                   $1,852               $1,619

  127                       NAP                                 $0                                   $1,074               $5,372
  128                       NAP                                 $0                                     $823               $4,117
  129                       NAP                                 $0                                   $2,458               $2,458
  130                       NAP                                 $0                                  $46,201               $7,673
  131                    Insurance                              $0                                     $519                 $519
  132              Tax, Insurance, TI/LC                        $0                                   $1,261               $3,782
  133                      CapEx                                $0                                       $0                 $155
  134                       NAP                                 $0                                   $1,183              $32,000
  135          Tax, Insurance, TI/LC, Other                     $0                                     $697                   $0
  136                       NAP                                 $0                                     $401                   $0
  137          Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
  138                       NAP                            $30,000                                       $0               $3,788
  139                       NAP                            $22,500                                       $0              $22,500
  140                      Other                                $0                                   $2,539               $2,359
  141                      TILC                           $500,000      Borrower shall deposit an amount to             $500,402
                                                                        cover the cost of FF&E Replacements
                                                                      equal to 4% of Borrower's Total Gross
                                                                              Revenues generated during the
                                                                    immediately preceding one month period,
                                                                      such amount to be reconciled annually
                                                                              based on the annual financial
                                                                                                statements.
  142                       NAP                                 $0                                     $222                   $0
  143                       NAP                                 $0                                   $1,464               $2,928
  144                       NAP                                 $0                                       $0                   $0

  145                      TI/LC                                $0                                     $878               $1,756
  146                      TI/LC                                $0                                     $476                 $952
  147                       NAP                                 $0                                       $0                   $0
  148                  TI/LC, Other                             $0                                   $1,005               $1,005

  149                      CapEx                                $0                                       $0                   $0
  149                      CapEx                                $0                                       $0                   $0
  149                      CapEx                                $0                                       $0                   $0
  149                      CapEx                                $0                                       $0                   $0

  150                       NAP                                 $0                                   $1,169                   $0
  150                       NAP                                 $0                                     $806                   $0
  151                       NAP                                 $0                                   $5,375               $5,375
  152                       NAP                                 $0                                   $1,109               $1,109
  153                    Insurance                              $0                                   $1,071                   $0
  154          Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
  155                Taxes, Insurance                 40,500 (LOC)                                   $1,121                   $0
  156                       NAP                                 $0                                   $1,395               $1,395
  157                  CapEx, TI/LC                             $0                                       $0                   $0

  158                  CapEx, TI/LC                             $0                                       $0                   $0
  158                  CapEx, TI/LC                             $0                                       $0                   $0
  159                       NAP                                 $0             4% of Monthly Gross Revenues                   $0
  160                      Other                                $0                                   $1,769               $3,538
  161                       NAP                                 $0                                     $441                   $0
  162                       NAP                             $7,000                                     $186               $7,000
  163                       NAP                                 $0                                     $248                   $0
  164                       NAP                                 $0                                   $1,354               $4,063
  165                       NAP                                 $0                                  $25,152                   $0

  166                 Tax, Insurance                       $25,096                                      $51              $25,704
  166                 Tax, Insurance                       $26,164                                      $53              $26,798
  166                 Tax, Insurance                       $29,154                                      $59              $29,861
  167                 Tax, Insurance                            $0                                       $0                   $0
  168              Tax, Insurance, CapEx                        $0                                       $0                   $0
  169                    Insurance                              $0                                     $913                 $913

  170                       NAP                                 $0                                     $807                   $0
  171                       NAP                                 $0                                       $0                   $0
  172                      Other                                $0                                     $408                 $408
  173                 Tax, Insurance                            $0                                     $764                   $0

  174          Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
  175          Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
  176                      TI/LC                                $0                                     $587                 $587
  177                       NAP                                 $0                                     $865               $1,729
  178                      CapEx                                $0                                       $0                   $0
  179                      CapEx                                $0                                       $0                   $0
  180                  CapEx, TI/LC                             $0                                       $0                   $0
  181                      Other                                $0                                   $1,007                   $0
  182          Taxes, Insurance, CapEx, T/LC                    $0                                       $0                   $0
  183                  CapEx, TI/LC                             $0                                       $0                   $0

  184          Tax, Insurance, TI/LC, Other                     $0                                     $139                 $139
  185                      TI/LC                                $0                                     $265                 $265

  186                       NAP                                 $0                                   $1,830                   $0
  186                       NAP                                 $0                                   $2,583                   $0
  187                  CapEx, TI/LC                             $0                                       $0                   $0
  188                       NAP                                 $0                                   $7,379                   $0

  189                    Insurance                              $0                                     $428                   $0
  189                    Insurance                              $0                                     $304                   $0
  190                       NAP                                 $0                                   $6,467                   $0
  191             Insurance, CapEx, TI/LC                       $0                                       $0                   $0
  192                      TI/LC                                $0                                   $1,010               $2,020
  193                      TI/LC                                $0                                     $720                   $0
  194                       NAP                                 $0                                   $1,376               $5,505
  195                       NAP                                 $0                                     $640               $1,920
  196             Taxes, Insurance, CapEx                       $0                                       $0                   $0
  197                      TI/LC                                $0                                     $229                 $229
  198                       NAP                                 $0                                     $746                 $746
  199                      TI/LC                                $0                                       $0                   $0
  200                       NAP                                 $0                                   $1,407               $1,407
  201                       NAP                                 $0                                     $780                   $0
  202                       NAP                                 $0                                   $1,067                   $0
  203                       NAP                                 $0                                     $350                   $0
  204                       NAP                                 $0                                   $5,660                   $0
  205                      TI/LC                                $0                                     $608                 $608
  206                       NAP                                 $0                                   $5,346                   $0
  207                       NAP                                 $0                                   $3,167                   $0
  208                Insurance, CapEx                           $0                                       $0                   $0
  209                       NAP                                 $0                                   $1,232                   $0
  210          Taxes, Insurance, CapEx, T/LC                    $0                                       $0                   $0
  211                      TI/LC                                $0                                     $613                   $0
  212          Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
  213                Insurance, CapEx                           $0                                       $0                   $0
  214                      Other                                $0                                       $0                   $0
  215          Tax, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
  216              Tax, Insurance, TI/LC                        $0                                   $1,543               $1,543
  217                    Insurance                              $0                                     $350                 $350
  218                       NAP                                 $0                                   $3,653              $10,959
  219                       NAP                                 $0                                   $3,720              $11,171
  220                       NAP                                 $0                                     $478               $1,435
  221                       NAP                                 $0                                   $1,500               $3,000
  222                 Tax, Insurance                            $0                                       $0                   $0
  223                       NAP                                 $0                                   $5,449                   $0
  224                       NAP                                 $0                                       $0                   $0
  225           Ta, Insurance, CapEx, TI/LC                     $0                                       $0                   $0
  226                       NAP                                 $0                                       $0                   $0
  227         Taxes, Insurance, CapEx, TI/LC                    $0                                       $0                   $0
  228                       NAP                                 $0                                     $261               $3,910
  229                      TI/LC                                $0                                       $0                   $0
  230                       NAP                                 $0                                       $0                   $0
  231                       NAP                                 $0                                   $5,592               $5,592
  232                      TILC                                 $0                                       $0                   $0
  233                       NAP                                 $0                                       $0                   $0
  234                       NAP                                 $0                                   $3,355               $8,536

  235                 Tax, Insurance                            $0                                       $0                   $0
  235                 Tax, Insurance                            $0                                       $0                   $0
  236                      CapEx                                $0                                       $0                   $0
  237                       NAP                                 $0                                     $795               $2,386
  238                       NAP                                 $0                                     $214                   $0
  239                       NAP                                 $0                                   $3,525               $7,050
  240                       NAP                                 $0                                   $3,987                   $0

  241                       NAP                            $17,400                                     $778              $17,400
  241                       NAP                             $5,400                                     $241               $5,400
  241                       NAP                             $3,600                                     $161               $3,600
  241                       NAP                             $3,600                                     $161               $3,600
  242                       NAP                                 $0                                     $228                 $684
  243                      TILC                                 $0                                       $0                   $0
  244                       NAP                                 $0                                     $550                 $550
  245                      TI/LC                                $0                                       $0                   $0
  246                  CapEx, Other                             $0                                       $0                   $0
  247                      Other                                $0                                   $1,075                   $0
  248                      CapEx                                $0                                       $0                   $0
  249                       NAP                                 $0                                     $800                   $0
  250                       NAP                                 $0                                   $5,551               $5,552
  251                       Tax                                 $0                                   $4,316               $4,316
  252                       NAP                                 $0                                       $0                   $0
  253                    Insurance                              $0                                   $4,681               $9,366
  254                       NAP                                 $0                                   $4,815              $14,457
  255                      TI/LC                                $0                                   $1,709               $3,418
  256                       NAP                                 $0                                   $4,333              $21,665
  257                      TI/LC                                $0                                       $0                   $0
  258                       NAP                                 $0                                   $4,333                   $0
  259                      Other                                $0                                     $300                 $300

  260                       NAP                                 $0                                     $613               $1,226
  260                      Other                                $0                                     $482                 $965
  261                      CapEx                                $0                                       $0                   $0
  262                       NAP                                 $0                                   $1,380                   $0
  263                      CapEx                          $104,320                                       $0             $104,369
  264                       NAP                                 $0                                   $1,526                   $0
  265                      TI/LC                                $0                                     $952                   $0
  266              Tax, Insurance, CapEx                        $0                                       $0                   $0
  267                       NAP                                 $0                                     $779               $2,338
  268                       NAP                                 $0                                     $201                 $201
  269                       NAP                                 $0                                   $4,457               $4,457
  270                       NAP                                 $0                                     $362                 $724
  271                      CapEx                                $0                                       $0                   $0
  272          Tax, Insurance, TI/LC, Other                     $0                                       $0                   $0
  273                       NAP                                 $0                                     $638                   $0
  274                       NAP                                 $0                                     $502                   $0
  275                       NAP                                 $0                                     $868                 $868
  276                       NAP                                 $0                                     $315                 $630
  277                       NAP                                 $0                                   $1,087               $1,087
  278                  CapEx, TI/LC                             $0                                       $0                   $0
  279                       NAP                                 $0                                       $0                   $0
  280                    Insurance                              $0                                       $0                   $0
  281                       NAP                                 $0                                   $3,833               $7,667
  282                       NAP                           $150,000                                       $0             $150,337
  283                  CapEx, Other                             $0                                       $0                   $0
  284          Tax, Insurance, TI/LC, Other                     $0                                     $139                   $0
  285         Taxes, Insurance, CapEx, TI/LC                    $0                                       $0                   $0
  286                       NAP                                 $0                                       $0                   $0
  287                      TI/LC                                $0                                     $345                 $690
  288                       NAP                                 $0                                     $896               $2,688
  289                      TI/LC                                $0                                     $204                 $204
  290                       NAP                                 $0                                     $346                   $0
  291                       NAP                                 $0                                       $0                   $0
  292                       NAP                            $50,000                                   $2,073              $50,000
  293                       NAP                                 $0                                       $0                   $0
  294              Tax, Insurance, TI/LC                        $0                                       $0                   $0
  295          Tax, Insurance, TI/LC, Other                     $0                                       $0                   $0
  296                       NAP                                 $0                                       $0                   $0
  297          Tax, Insurance, TI/LC, Other                     $0                                     $690                 $690
  298                  CapEx, TI/LC                             $0                                       $0                   $0
  299                Insurance, TI/LC                           $0                                     $460                   $0
  300                Insurance, TI/LC                           $0                                       $0                   $0
  301              Tax, Insurance, CapEx                        $0                                       $0                   $0
  302         Taxes, Insurance, CapEx, TI/LC                    $0                                       $0                   $0
  303                      CapEx                                $0                                       $0                   $0
  304                      TI/LC                                $0                                       $0                   $0
  305                       NAP                                 $0                                       $0                   $0
  306          Tax, Insurance, TI/LC, Other                     $0                                       $0                   $0
  307              Tax, Insurance, CapEx                        $0                                       $0                   $0
  308                       NAP                                 $0                                       $0                   $0
  309                       NAP                                 $0                                     $419                 $419
  310                 Tax, Insurance                            $0                                     $773                   $0
  311                       NAP                                 $0                                   $3,330                   $0
  312              Tax, Insurance, TI/LC                        $0                                       $0                   $0
  313                       NAP                                 $0                                     $183                 $549
  314                       NAP                                 $0                                       $0                   $0
  315                       NAP                                 $0                                       $0                   $0
  316           Tax, Insurance,CapEx, TI/LC                     $0                                       $0                   $0
  317                       NAP                                 $0                                       $0                   $0
  318                       NAP                                 $0                                       $0                   $0
  319                       NAP                                 $0                                      $97                  $97
  320                       NAP                                 $0                                     $457                   $0
  321                       NAP                                 $0                                     $208                 $624
  322                       NAP                                 $0                                       $0                   $0
  323                       NAP                                 $0                                       $0                   $0
  324                       NAP                                 $0                                   $2,083               $2,083
  325                       NAP                                 $0                                       $0                   $0
  326                       NAP                                 $0                                   $1,375               $2,750
  327                       NAP                                 $0                                   $2,500               $7,500
  328                      TI/LC                                $0                                       $0                   $0
  329                      TILC                                 $0                                       $0                   $0
  330                       NAP                                 $0                                       $0                   $0
  331                      TI/LC                                $0                                     $327                   $0

  332                       NAP                                 $0                                     $484                   $0
  332                       NAP                                 $0                                     $474                   $0
  333              Tax, Insurance, TI/LC                        $0                                       $0                   $0
  334                       NAP                                 $0                                   $3,075               $6,150
  335                       NAP                                 $0                                       $0                   $0
  336                  CapEx, TI/LC                             $0                                       $0                   $0
  337                       NAP                                 $0                                       $0                   $0
  338                       NAP                                 $0                                     $433                 $433
  339                      TILC                                 $0                                       $0                   $0
  340                       NAP                                 $0                                     $269               $1,074
  341                       NAP                                 $0                                       $0                   $0
  342                 Tax, Insurance                            $0                                     $736                   $0
  343                       NAP                                 $0                                     $578               $1,733
  344              Tax, Insurance, TI/LC                        $0                                       $0                   $0
  345                       NAP                                 $0                                     $451                 $903
  346                 Tax, Insurance                            $0                                       $0                   $0
  347                Tax,CapEx, TI/LC                           $0                                       $0                   $0
  348        Ta, Insurance, CapEx, TI/LC,Other                  $0                                       $0                   $0

  349                       NAP                                 $0                                     $375                   $0
  349                       NAP                                 $0                                     $157                   $0
  350                      CapEx                                $0                                       $0                   $0
  351      Taxes, Insurance, CapEx, TI/LC, Other                $0                                       $0                   $0
  352                       NAP                                 $0                                       $0                   $0
  353                       NAP                                 $0                                     $149                 $297
  354                 Tax, Insurance                            $0                                     $588               $2,350
  355              Tax, TI/LC, Insurance                        $0                                       $0                   $0
  356              Tax, Insurance, TI/LC                        $0                                       $0                   $0
  357                       NAP                                 $0                                     $611               $1,833
  358                       NAP                             $5,000                                       $0               $5,000
  359                       NAP                                 $0                                     $637                   $0
  360                       NAP                                 $0                                     $447                   $0
  361                       NAP                                 $0                                   $1,458               $5,833
  362                      TI/LC                                $0                                       $0                   $0
  363                       NAP                                 $0                                   $1,101               $3,304
  364                       NAP                                 $0                                       $0                   $0
  365                       NAP                                 $0                                     $848                 $848
  366                      TI/LC                                $0                                       $0                   $0
  367                       NAP                                 $0                                     $750               $2,250
  368                       NAP                                 $0                                     $217                 $217
  369                       NAP                                 $0                                       $0                   $0
  370                       NAP                                 $0                                       $0                   $0
  371                      TI/LC                                $0                                   $1,110               $1,110
  372                      TI/LC                                $0                                      $79                   $0
  373                      TI/LC                                $0                                     $304                 $609
  374                       NAP                                 $0                                     $578               $3,468
  375                       NAP                                 $0                                     $681               $2,042
  376                      Other                                $0                                     $241                   $0
  377                  TI/LC, Other                             $0                                      $59                  $59
  378                       NAP                                 $0                                     $300                   $0
  379                      CapEx                                $0                                       $0                   $0
  380                       NAP                                 $0                                       $0                   $0
  381                       NAP                                 $0                                     $700               $7,700
  382      Taxes, Insurance, CapEx, TI/LC, Other                $0                                       $0                   $0
  383                      TI/LC                                $0                                      $78                 $155
  384                      TI/LC                                $0                                     $214                 $642
  385               CapEx, TI/LC, Other                         $0                                       $0                   $0
  386                       NAP                            $15,600                                     $515              $16,115
  387                      Other                                $0                                      $75                 $150
  388                       NAP                                 $0                                       $0                   $0
  389                       NAP                                 $0                                     $280                   $0
  390                       NAP                                 $0                                     $537                   $0
  391                       NAP                                 $0                                     $229                 $229
  392                      TI/LC                                $0                                       $0                   $0
  393                       NAP                                 $0                                     $362                 $362
  394                       NAP                                 $0                                     $273                 $273
  395                      TI/LC                                $0                                     $509                 $509
  396                Insurance, TI/LC                           $0                                     $189                 $567
  397                  CapEx, TI/LC                             $0                                       $0                   $0
  398                       NAP                                 $0                                     $144                 $144
  399                       NAP                                 $0                                     $289                 $578
  400                      TI/LC                                $0                                     $340                 $680
  401                       NAP                                 $0                                      $81                 $244
  402          Tax, Insurnace, CapEx, TI/LC                     $0                                       $0                   $0
  403          Tax, Insurance, CapEx, Other                     $0                                       $0                   $0
  404                       NAP                                 $0                                     $100                   $0
  405              Tax, Insurance, TI/LC                        $0                                       $0                   $0
  406                       NAP                                 $0                                     $834                 $834
  407                       NAP                                 $0                                     $408               $1,225
  408                      Other                                $0                                       $0                   $0
  409                       NAP                                 $0                                     $523               $1,045
  410             Taxes, Insurance, CapEx                       $0                                       $0                   $0
  411                       NAP                            $13,300                                   $1,108               $4,433
  412                      TI/LC                                $0                                      $88                 $175
  413           Tax, Insurance,CapEx, TI/LC                     $0                                       $0                   $0
  414                       NAP                                 $0                                     $562                 $562
  415                       NAP                                 $0                                       $0                   $0
  416                       NAP                                 $0                                       $0                   $0
  417              Tax, Insurance, TI/LC                        $0                                       $0                   $0
  418                  Capex, TI/LC                             $0                                       $0                   $0
  419                       NAP                                 $0                                     $390                 $780
  420                       NAP                                 $0                                     $210                   $0
  421                       NAP                                 $0                                     $313                 $625
  422                      Other                                $0                                       $0                   $0
  423                      Other                                $0                                       $0                   $0

TOTALS AND WEIGHTED
AVERAGES:                                                 $542,660                                 $505,350           $9,812,156

             INITIAL TI/LC     MONTHLY TI/LC    CURRENT TI/LC
MORTGAGE            ESCROW            ESCROW           ESCROW     ENVIRONMENTAL    INTEREST ACCRUAL
LOAN NO.   REQUIREMENT(21)   REQUIREMENT(22)      BALANCE(23)       INSURANCE           METHOD        SEASONING(24)
-------------------------------------------------------------------------------------------------------------------

                                                                                      Actual/360                  0
   1            $2,812,160                $0       $2,812,160          No             Actual/360                  0
   1            $2,227,401                $0       $2,227,401          No             Actual/360                  0
   1            $2,094,501                $0       $2,094,501          No             Actual/360                  0
   1            $1,893,025                $0       $1,893,025          No             Actual/360                  0
   1            $1,596,392                $0       $1,596,392          No             Actual/360                  0
   1            $1,066,920                $0       $1,066,920          No             Actual/360                  0
   1              $991,432                $0         $991,432          No             Actual/360                  0
   1              $984,256                $0         $984,256          No             Actual/360                  0
   1              $806,968                $0         $806,968          No             Actual/360                  0
   1              $744,239                $0         $744,239          No             Actual/360                  0
   1              $563,495                $0         $563,495          No             Actual/360                  0
   1              $492,261                $0         $492,261          No             Actual/360                  0
   1              $467,807                $0         $467,807          No             Actual/360                  0
   1              $454,517                $0         $454,517          No             Actual/360                  0
   1              $399,763                $0         $399,763          No             Actual/360                  0
   1              $337,565                $0         $337,565          No             Actual/360                  0
   1              $267,394                $0         $267,394          No             Actual/360                  0
   1                    $0                $0               $0          No             Actual/360                  0
   1                    $0                $0               $0          No             Actual/360                  0
   1                    $0                $0               $0          No             Actual/360                  0
                                                                                      Actual/360                  1
   2            $3,338,565                $0       $3,338,565          No             Actual/360                  1
   2            $4,529,754                $0       $4,529,754          No             Actual/360                  1
                                                                                      Actual/360                  0
   3                    $0                $0               $0          No             Actual/360                  0
   3                    $0                $0               $0          No             Actual/360                  0
   3                    $0                $0               $0          No             Actual/360                  0
   3                    $0                $0               $0          No             Actual/360                  0
   3                    $0                $0               $0          No             Actual/360                  0
   3                    $0                $0               $0          No             Actual/360                  0
   3                    $0                $0               $0          No             Actual/360                  0
   3                    $0                $0               $0          No             Actual/360                  0
   3                    $0                $0               $0          No             Actual/360                  0
   3                    $0                $0               $0          No             Actual/360                  0
   3                    $0                $0               $0          No             Actual/360                  0
                                                                                      Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   4                    $0                $0               $0          No             Actual/360                  1
   5                    $0                $0               $0          No               30/360                    1
                                                                                      Actual/360                  1
   6                    $0                $0               $0          No             Actual/360                  1
   6                    $0                $0               $0          No             Actual/360                  1
   6                    $0                $0               $0          No             Actual/360                  1
   6                    $0                $0               $0          No             Actual/360                  1
   6                    $0                $0               $0          No             Actual/360                  1
   6                    $0                $0               $0          No             Actual/360                  1
   6                    $0                $0               $0          No             Actual/360                  1
   6                    $0                $0               $0          No             Actual/360                  1
   6                    $0                $0               $0          No             Actual/360                  1
   7            $5,414,276                $0               $0          No             Actual/360                  0
   8                    $0                $0               $0          Yes            Actual/360                  4
   9                    $0                $0               $0          No             Actual/360                  1
                                                                                      Actual/360                  5
   10             $858,000                $0         $260,000          No             Actual/360                  5
   10             $825,000                $0         $250,000          No             Actual/360                  5
   10             $825,000                $0         $250,000          No             Actual/360                  5
   10             $792,000                $0         $240,000          No             Actual/360                  5
   11                   $0                $0               $0          No             Actual/360                  0
   12                   $0            $1,663           $6,705          No             Actual/360                  0
   13                   $0                $0               $0          No             Actual/360                  2
   14                   $0           $36,349               $0          No             Actual/360                  0
                                                                                      Actual/360                  4
   15                   $0                $0               $0          No             Actual/360                  4
   15                   $0                $0               $0          No             Actual/360                  4
   15                   $0                $0               $0          No             Actual/360                  4
   16         $300,000 LOC                $0               $0          No             Actual/360                  2
   17                   $0                $0               $0          No             Actual/360                  1
   18                   $0                $0               $0          No             Actual/360                  1
   19                   $0           $19,563          $58,689          No             Actual/360                  3
   20                   $0                $0               $0          No             Actual/360                  1
   21             $450,000                $0         $450,000          No             Actual/360                  2
   22                   $0                $0               $0          No             Actual/360                  0
   23           $2,500,000                $0       $2,508,473          No             Actual/360                  2
   24                   $0                $0               $0          No             Actual/360                  1
   25          375000(LOC)           $18,751               $0          No             Actual/360                  3
   26                   $0            $7,657           $7,657          No             Actual/360                  1
                                                                                      Actual/360                  2
   27                   $0            $4,750           $9,501          No             Actual/360                  2
   27                   $0            $1,240           $2,481          No             Actual/360                  2
   27                   $0            $1,066           $2,132          No             Actual/360                  2
   27             $264,753              $730           $1,460          No             Actual/360                  2
   27                   $0              $434             $869          No             Actual/360                  2
   27                   $0              $257             $514          No             Actual/360                  2
   27                   $0              $240             $480          No             Actual/360                  2
   27                   $0              $238             $476          No             Actual/360                  2
   28                   $0                $0               $0          No             Actual/360                  3
   29                   $0                $0               $0          No             Actual/360                  1
                                                                                      Actual/360                  2
   30                   $0                $0               $0          No             Actual/360                  2
   30                   $0                $0               $0          No             Actual/360                  2
   31                   $0                $0               $0          No             Actual/360                  2
   32                   $0            $8,657               $0          No             Actual/360                  2
                                                                                      Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   33                   $0                $0               $0          No             Actual/360                  3
   34                   $0                $0               $0          No             Actual/360                  1
   35             $428,769                $0               $0          No             Actual/360                  4
   36                   $0                $0               $0          No             Actual/360                  4
   37                   $0                $0               $0          No             Actual/360                  2
   38                   $0                $0               $0          No             Actual/360                  0
   39                   $0            $6,250               $0          No             Actual/360                  0
   40                   $0                $0               $0          No             Actual/360                  1
   41                   $0                $0               $0          No             Actual/360                  2
   42                   $0                $0               $0          No               30/360                    2
   43                   $0                $0               $0          No             Actual/360                  1
   44                   $0                $0               $0          No             Actual/360                  1
   45                   $0                $0               $0          No             Actual/360                  1
   46                   $0                $0               $0          No             Actual/360                  1
   47                   $0                $0               $0          No             Actual/360                  2
                                                                                      Actual/360                  1
   48                   $0            $2,045           $2,045          No             Actual/360                  1
   48                   $0            $1,977           $1,977          No             Actual/360                  1
   48                   $0            $1,363           $1,363          No             Actual/360                  1
   48                   $0            $1,244           $1,244          No             Actual/360                  1
   48                   $0              $631             $631          No             Actual/360                  1
   48                   $0              $545             $545          No             Actual/360                  1
   49             $424,600                $0               $0          No             Actual/360                  1
   50                   $0                $0               $0          No             Actual/360                  0
   51                   $0            $8,521               $0          No             Actual/360                  1
   52           $4,000,000                $0       $4,000,274          No             Actual/360                  3
   53             $350,000                $0         $350,000          No             Actual/360                  2
   54                   $0                $0               $0          No               30/360                    0
   55                   $0                $0               $0          No             Actual/360                  1
   56                   $0                $0               $0          No             Actual/360                  1
   57           $1,011,639                $0       $1,014,093          No             Actual/360                  3
   58                   $0                $0               $0          No             Actual/360                  1
   59                   $0                $0               $0          No             Actual/360                  1
   60                   $0                $0               $0          No             Actual/360                  1
   61                   $0                $0               $0          No             Actual/360                  3
   62                   $0                $0               $0          No             Actual/360                  2
   63                   $0            $7,137               $0          No             Actual/360                  2
   64                   $0                $0               $0          No             Actual/360                  1
   65                   $0                $0               $0          No             Actual/360                  1
   66                   $0                $0               $0          No             Actual/360                  0
   67                   $0                $0               $0          No             Actual/360                  1
   68                   $0                $0               $0          No             Actual/360                  5
   69                   $0                $0               $0          No             Actual/360                  0
   70                   $0                $0               $0          No             Actual/360                  0
                                                                                      Actual/360                  2
   71                   $0                $0               $0          No             Actual/360                  2
   72                   $0                $0               $0          No             Actual/360                  2
   72                   $0                $0               $0          No             Actual/360                  2
   73                   $0                $0               $0          No             Actual/360                  0
   74                   $0            $5,712          $11,424          No             Actual/360                  2
   75             $500,000                $0         $500,034          No             Actual/360                  3
   76                   $0                $0               $0          No             Actual/360                  0
   77                   $0                $0               $0          No             Actual/360                  2
   78                   $0                $0               $0          No             Actual/360                  2
   79                   $0            $4,948               $0          No             Actual/360                  0
   80                   $0                $0               $0          No             Actual/360                  1
   81       $135,000 (LOC)                $0   $135,000 (LOC)          No             Actual/360                  1
   82                   $0                $0               $0          No             Actual/360                  1
                                                                                      Actual/360                  2
   83                   $0                $0               $0          No             Actual/360                  2
   83                   $0                $0               $0          No             Actual/360                  2
   84                   $0                $0               $0          No             Actual/360                  1
   85                   $0                $0               $0          No             Actual/360                  2
   86             $250,000            $4,837               $0          No             Actual/360                  3
   87                   $0                $0               $0          No             Actual/360                  3
   88                   $0                $0               $0          No             Actual/360                  0
   89                   $0                $0               $0          No             Actual/360                  2
   90                   $0                $0               $0          No             Actual/360                  3
   91                   $0            $7,391           $7,391          No             Actual/360                  3
   92               $5,080            $5,080          $20,345          No             Actual/360                  5
   93                   $0                $0               $0          No             Actual/360                  3
   94                   $0                $0               $0          No             Actual/360                  3
   95                   $0                $0               $0          No             Actual/360                  3
   96                   $0                $0               $0          No             Actual/360                  1
   97                   $0                $0               $0          No             Actual/360                  1
                                                                                      Actual/360                  5
   98                   $0                $0           $1,505          No             Actual/360                  5
   98                   $0                $0             $578          No             Actual/360                  5
   98                   $0                $0             $343          No             Actual/360                  5
   98                   $0              $458             $337          No             Actual/360                  5
   98                   $0              $111              $82          No             Actual/360                  5
   99                   $0            $4,167               $0          No             Actual/360                  0
  100              $33,313                $0               $0          No             Actual/360                  2
  101                   $0                $0               $0          No             Actual/360                  0
  102             $750,000                $0         $750,253          No             Actual/360                  2
  103                   $0                $0               $0          No             Actual/360                  2
  104                   $0            $1,667           $5,006          No             Actual/360                  4
  105              $94,249                $0          $94,249          No             Actual/360                  2
  106                   $0                $0               $0          No             Actual/360                  1
  107                   $0           $20,796          $41,603          No             Actual/360                  2
  108                   $0                $0               $0          No             Actual/360                  1
                                                                                      Actual/360                  3
  109                   $0            $1,796           $3,595          No             Actual/360                  3
  110              $27,000            $1,298          $29,644          No             Actual/360                  3
  111              $14,000            $1,130          $16,286          No             Actual/360                  3
  112                   $0                $0               $0          No             Actual/360                  3
  113                   $0                $0               $0          No             Actual/360                  0
  114                   $0                $0               $0          No             Actual/360                  1
  115                   $0                $0               $0          No             Actual/360                  1
  116                   $0            $4,251               $0          No             Actual/360                  1
  117             $500,000                $0         $501,750          No             Actual/360                  2
  118                   $0                $0               $0          No             Actual/360                  1
  119             $100,000                $0         $100,019          No             Actual/360                  0
  120                   $0                $0               $0          No             Actual/360                  1
  121                   $0                $0               $0          No             Actual/360                  1
  122                   $0                $0               $0          No             Actual/360                  0
  123                   $0                $0               $0          No             Actual/360                  2
  124                   $0            $4,928           $4,928          No             Actual/360                  1
  125             $250,000           $10,514         $250,324          No             Actual/360                  2
  126                   $0            $2,000               $0          No             Actual/360                  1
                                                                                      Actual/360                  5
  127                   $0                $0               $0          No             Actual/360                  5
  128                   $0                $0               $0          No             Actual/360                  5
  129                   $0                $0               $0          No             Actual/360                  1
  130                   $0                $0               $0          No             Actual/360                  1
  131                   $0                $0               $0          No             Actual/360                  1
  132                   $0                $0               $0          No             Actual/360                  3
  133                   $0            $1,874           $1,874          No             Actual/360                  1
  134                   $0            $3,453         $150,000          No             Actual/360                  3
  135                   $0                $0               $0          No             Actual/360                  2
  136                   $0            $1,360               $0          No             Actual/360                  1
  137                   $0                $0               $0          No             Actual/360                  2
  138       LOC ($120,000)                $0          $10,118          No             Actual/360                  3
  139                   $0                $0               $0          No             Actual/360                  2
  140                   $0            $5,000           $5,183          No             Actual/360                  2
  141                   $0                $0               $0          No             Actual/360                  1
  142             $149,804            $1,609               $0          No             Actual/360                  2
  143                   $0                $0               $0          No             Actual/360                  2
  144              $65,000            $1,750          $66,750          No             Actual/360                  2
                                                                                      Actual/360                  2
  145                   $0                $0               $0          No             Actual/360                  2
  146                   $0                $0               $0          No             Actual/360                  2
  147                   $0                $0               $0          No             Actual/360                  1
  148                   $0                $0           $2,499          No             Actual/360                  1
                                                                                      Actual/360                  2
  149                   $0                $0               $0          No             Actual/360                  2
  149                   $0                $0               $0          No             Actual/360                  2
  149                   $0                $0               $0          No             Actual/360                  2
  149                   $0                $0               $0          No             Actual/360                  2
                                                                                      Actual/360                  3
  150                   $0            $4,090               $0          No             Actual/360                  3
  150                   $0            $2,820               $0          No             Actual/360                  3
  151                   $0                $0               $0          No             Actual/360                  1
  152                   $0            $1,891           $1,891          No             Actual/360                  1
  153                   $0                $0               $0          No             Actual/360                  1
  154                   $0                $0               $0          No             Actual/360                  2
  155       $160,000 (LOC)                $0               $0          No             Actual/360                  1
  156             $200,000                $0         $200,166          No             Actual/360                  1
  157                   $0                $0               $0          No             Actual/360                  2
                                                                                      Actual/360                  2
  158                   $0                $0               $0          No             Actual/360                  2
  158                   $0                $0               $0          No             Actual/360                  2
  159                   $0                $0               $0          No             Actual/360                  1
  160                   $0            $4,179           $8,358          No             Actual/360                  2
  161                   $0                $0               $0          No             Actual/360                  0
  162                   $0                $0               $0          No             Actual/360                  3
  163                   $0              $702               $0          No             Actual/360                  0
  164                   $0                $0               $0          No             Actual/360                  3
  165                   $0                $0               $0          No             Actual/360                  3
                                                                                      Actual/360                  2
  166                   $0              $352             $352          No             Actual/360                  2
  166                   $0              $367             $367          No             Actual/360                  2
  166                   $0              $409             $409          No             Actual/360                  2
  167                   $0                $0               $0          No             Actual/360                  0
  168                   $0                $0               $0          No             Actual/360                  2
  169                   $0                $0               $0          No             Actual/360                  1
                                                                                      Actual/360                  1
  170                   $0                $0               $0          No             Actual/360                  1
  171                   $0                $0               $0          No             Actual/360                  0
  172                   $0            $1,905           $1,905          No             Actual/360                  1
  173                   $0            $3,037               $0          No             Actual/360                  4
                                                                                      Actual/360                  3
  174                   $0                $0               $0          No             Actual/360                  3
  175                   $0                $0               $0          No             Actual/360                  3
  176       $142,000 (LOC)            $3,565               $0          No             Actual/360                  1
  177                   $0                $0               $0          No             Actual/360                  2
  178                   $0                $0               $0          No             Actual/360                  3
  179                   $0            $4,074          $16,295          No             Actual/360                  4
  180        $50,000 (LOC)                $0    $50,000 (LOC)          No             Actual/360                  0
  181                   $0            $4,525               $0          No             Actual/360                  1
  182                   $0                $0               $0          No             Actual/360                  2
  183              $50,000                $0          $50,000          No             Actual/360                  1
                                                                                      Actual/360                  3
  184                   $0                $0               $0          No             Actual/360                  3
  185                   $0            $1,679           $1,679          No             Actual/360                  3
                                                                                      Actual/360                  0
  186                   $0                $0               $0          No             Actual/360                  0
  186                   $0                $0               $0          No             Actual/360                  0
  187                   $0                $0               $0          No             Actual/360                  1
  188                   $0                $0               $0          No             Actual/360                  2
                                                                                      Actual/360                  1
  189                   $0                $0               $0          No             Actual/360                  1
  189                   $0                $0               $0          No             Actual/360                  1
  190                   $0                $0               $0          No             Actual/360                  2
  191                   $0                $0               $0          No             Actual/360                  3
  192             $130,000                $0         $130,000          No             Actual/360                  2
  193                   $0                $0               $0          No             Actual/360                  1
  194                   $0            $2,729          $10,917          No             Actual/360                  4
  195                   $0            $1,683           $5,050          No             Actual/360                  3
  196                   $0                $0               $0          No             Actual/360                  1
  197                   $0                $0               $0      Yes - Group        Actual/360                  2
  198             $200,000            $6,667         $200,175          No             Actual/360                  2
  199                   $0                $0               $0          No             Actual/360                  4
  200             $200,000                $0         $200,143      Yes - Group        Actual/360                  2
  201                   $0                $0               $0          No             Actual/360                  4
  202                   $0                $0               $0          No             Actual/360                  2
  203                   $0            $2,026               $0          No             Actual/360                  0
  204                   $0                $0               $0          No             Actual/360                  2
  205                   $0                $0               $0          No             Actual/360                  2
  206                   $0                $0               $0          No             Actual/360                  1
  207                   $0                $0               $0          No             Actual/360                  0
  208                   $0            $2,778           $2,779          No             Actual/360                  1
  209                   $0            $4,754               $0      Yes - Group        Actual/360                  1
  210                   $0                $0               $0          No             Actual/360                  2
  211                   $0                $0               $0          No             Actual/360                  0
  212                   $0                $0               $0          No             Actual/360                  2
  213                   $0            $2,516           $7,547          No             Actual/360                  3
  214                   $0                $0               $0          No             Actual/360                  1
  215                   $0                $0               $0          No             Actual/360                  0
  216                   $0                $0               $0      Yes - Group        Actual/360                  2
  217                   $0                $0               $0          No             Actual/360                  1
  218                   $0                $0               $0          No             Actual/360                  5
  219                   $0                $0               $0          No             Actual/360                  6
  220                   $0            $1,707           $5,121          No             Actual/360                  3
  221                   $0                $0               $0          No             Actual/360                  2
  222                   $0                $0               $0          No             Actual/360                  0
  223                   $0                $0               $0          No             Actual/360                  2
  224                   $0            $1,264           $2,528          No             Actual/360                  2
  225                   $0                $0               $0          No             Actual/360                  1
  226                   $0                $0               $0          No             Actual/360                  1
  227                   $0                $0               $0          No             Actual/360                  3
  228                   $0            $1,300          $19,500          No             Actual/360                 16
  229                   $0                $0               $0      Yes - Group        Actual/360                  2
  230                   $0                $0               $0          No             Actual/360                  1
  231                   $0                $0               $0          No             Actual/360                  1
  232                   $0                $0               $0          No             Actual/360                  2
  233                   $0                $0               $0          No             Actual/360                  0
  234                   $0                $0               $0          No             Actual/360                  6
                                                                                      Actual/360                  4
  235                   $0                $0               $0          No             Actual/360                  4
  235                   $0                $0               $0          No             Actual/360                  4
  236                   $0                $0               $0          No             Actual/360                  1
  237             $225,000            $2,972           $8,917          No             Actual/360                  3
  238                   $0              $956               $0          No             Actual/360                  3
  239                   $0                $0               $0          No             Actual/360                  4
  240                   $0                $0               $0          No             Actual/360                  0
                                                                                      Actual/360                  0
  241                   $0                $0               $0          No             Actual/360                  0
  241                   $0                $0               $0          No             Actual/360                  0
  241                   $0                $0               $0          No             Actual/360                  0
  241                   $0                $0               $0          No             Actual/360                  0
  242                   $0            $1,063           $3,188          No             Actual/360                  3
  243                   $0                $0               $0          No             Actual/360                  1
  244                   $0                $0               $0          No             Actual/360                  2
  245                   $0              $500           $1,500          No             Actual/360                  5
  246                   $0            $2,500           $7,503          No             Actual/360                  5
  247                   $0            $3,549               $0          No             Actual/360                  1
  248                   $0                $0               $0          No             Actual/360                  1
  249                   $0                $0               $0          No             Actual/360                  1
  250                   $0                $0               $0          No             Actual/360                  1
  251                   $0                $0               $0          No             Actual/360                  3
  252                   $0                $0               $0      Yes - Group        Actual/360                  3
  253                   $0                $0               $0          No             Actual/360                  4
  254                   $0                $0               $0          No             Actual/360                  5
  255                   $0                $0               $0          No             Actual/360                  2
  256                   $0                $0               $0          No             Actual/360                  9
  257                   $0                $0               $0      Yes - Group        Actual/360                  3
  258                   $0                $0               $0          No             Actual/360                  7
  259                   $0              $965             $965          No             Actual/360                  0
                                                                                      Actual/360                  2
  260                   $0                $0               $0          No             Actual/360                  2
  260                   $0                $0               $0          No             Actual/360                  2
  261             $150,000            $1,673         $153,347          No             Actual/360                  2
  262                   $0                $0               $0          No             Actual/360                  0
  263                   $0                $0               $0          No             Actual/360                  1
  264                   $0                $0               $0          No             Actual/360                  2
  265                   $0                $0               $0          No             Actual/360                  4
  266              $85,000            $1,826          $85,000          No             Actual/360                  3
  267                   $0                $0               $0          No             Actual/360                  3
  268                   $0              $999             $999          No             Actual/360                  1
  269                   $0                $0               $0          No             Actual/360                  1
  270                   $0            $1,809           $3,618          No             Actual/360                  2
  271                   $0                $0               $0          No             Actual/360                  0
  272                   $0                $0               $0          No             Actual/360                  5
  273                   $0                $0               $0      Yes - Group        Actual/360                  1
  274                   $0                $0               $0      Yes - Group        Actual/360                  1
  275                   $0            $1,462           $1,462      Yes - Group        Actual/360                  2
  276                   $0            $1,889           $3,779          No             Actual/360                  2
  277                   $0                $0               $0      Yes - Group        Actual/360                  2
  278                   $0                $0               $0          No             Actual/360                  2
  279                   $0                $0               $0          No             Actual/360                  2
  280                   $0            $1,309           $2,618      Yes - Group        Actual/360                  3
  281                   $0                $0               $0          No             Actual/360                  4
  282             $150,000                $0         $150,337      Yes - Group        Actual/360                  4
  283       $299,000 (LOC)            $1,342           $4,025          No             Actual/360                  3
  284                   $0                $0               $0          No             Actual/360                  2
  285                   $0                $0               $0          No             Actual/360                  1
  286                   $0                $0               $0      Yes - Group        Actual/360                  2
  287              $30,000                $0          $30,000          No             Actual/360                  2
  288                   $0                $0               $0          No             Actual/360                  3
  289                   $0            $1,054           $1,054      Yes - Group        Actual/360                  2
  290                   $0            $1,362               $0      Yes - Group        Actual/360                  1
  291                   $0              $772           $1,545      Yes - Group        Actual/360                  3
  292                   $0                $0               $0      Yes - Group        Actual/360                  1
  293                   $0                $0               $0          No             Actual/360                  1
  294                   $0                $0               $0      Yes - Group        Actual/360                  4
  295                   $0                $0               $0      Yes - Group        Actual/360                  1
  296                   $0                $0               $0      Yes - Group        Actual/360                  3
  297                   $0                $0               $0          No             Actual/360                  1
  298                   $0                $0           $2,000          No             Actual/360                  1
  299                   $0            $2,310               $0          No             Actual/360                  2
  300                   $0                $0               $0      Yes - Group        Actual/360                  0
  301                   $0                $0               $0          No             Actual/360                  2
  302                   $0                $0               $0          No             Actual/360                  2
  303                   $0                $0               $0          No             Actual/360                  0
  304                   $0                $0               $0      Yes - Group        Actual/360                  3
  305                   $0                $0               $0      Yes - Group        Actual/360                  3
  306                   $0                $0               $0          No             Actual/360                  4
  307                   $0                $0               $0          No             Actual/360                  2
  308                   $0                $0               $0          No             Actual/360                  0
  309                   $0            $1,370           $1,372          No             Actual/360                  1
  310                   $0                $0               $0          No             Actual/360                  1
  311                   $0                $0               $0          No             Actual/360                  3
  312                   $0                $0               $0      Yes - Group        Actual/360                  4
  313                   $0              $913           $2,740          No             Actual/360                  3
  314                   $0                $0               $0          No             Actual/360                  2
  315                   $0            $1,000               $0          No             Actual/360                  1
  316                   $0                $0               $0      Yes - Group        Actual/360                  2
  317                   $0                $0               $0      Yes - Group        Actual/360                  3
  318                   $0                $0               $0      Yes - Group        Actual/360                  1
  319                   $0              $482             $482          No             Actual/360                  1
  320              $75,000            $1,343          $75,000          No             Actual/360                  0
  321                   $0              $700           $2,099          No             Actual/360                  3
  322                   $0                $0               $0      Yes - Group        Actual/360                  1
  323                   $0                $0               $0          No             Actual/360                  1
  324                   $0                $0               $0      Yes - Group        Actual/360                  2
  325             $100,000                $0         $100,087      Yes - Group        Actual/360                  2
  326                   $0                $0               $0          No             Actual/360                  2
  327                   $0                $0               $0      Yes - Group        Actual/360                  4
  328                   $0                $0               $0          No             Actual/360                  1
  329                   $0                $0               $0          No             Actual/360                  1
  330                   $0                $0               $0      Yes - Group        Actual/360                  4
  331                   $0                $0               $0      Yes - Group        Actual/360                  1
                                                                                      Actual/360                  1
  332                   $0                $0               $0      Yes - Group        Actual/360                  1
  332                   $0                $0               $0      Yes - Group        Actual/360                  1
  333                   $0                $0               $0          No             Actual/360                  1
  334                   $0                $0               $0          No             Actual/360                  4
  335                   $0                $0               $0      Yes - Group        Actual/360                  1
  336                   $0                $0               $0          No             Actual/360                  2
  337                   $0                $0               $0          No             Actual/360                  2
  338                   $0                $0               $0      Yes - Group        Actual/360                  2
  339                   $0                $0               $0          No             Actual/360                  3
  340                   $0            $1,132           $4,526          No             Actual/360                  4
  341                   $0                $0               $0          No             Actual/360                  3
  342                   $0                $0               $0          No             Actual/360                  0
  343                   $0                $0               $0          No             Actual/360                  3
  344                   $0                $0               $0      Yes - Group        Actual/360                  3
  345                   $0                $0               $0          No             Actual/360                  2
  346                   $0                $0               $0      Yes - Group        Actual/360                  4
  347                   $0                $0               $0      Yes - Group        Actual/360                  0
  348                   $0                $0               $0          No             Actual/360                  0
                                                                                      Actual/360                  0
  349                   $0                $0               $0          No             Actual/360                  0
  349                   $0                $0               $0          No             Actual/360                  0
  350                   $0              $575             $575          No             Actual/360                  1
  351                   $0                $0               $0          No             Actual/360                  1
  352                   $0              $577           $1,731          No             Actual/360                  4
  353                   $0              $596           $1,193          No             Actual/360                  2
  354                   $0                $0               $0          No             Actual/360                  4
  355                   $0                $0               $0      Yes - Group        Actual/360                  2
  356                   $0                $0               $0      Yes - Group        Actual/360                  3
  357                   $0              $817           $2,451          No             Actual/360                  3
  358              $20,000                $0          $20,000          No             Actual/360                  5
  359                   $0                $0               $0          No             Actual/360                  2
  360             $300,000            $1,259               $0          No             Actual/360                  3
  361                   $0                $0               $0          No             Actual/360                  4
  362                   $0                $0               $0          No             Actual/360                  1
  363                   $0                $0               $0          No             Actual/360                  3
  364                   $0                $0               $0      Yes - Group        Actual/360                  2
  365                   $0                $0               $0          No             Actual/360                  1
  366                   $0                $0               $0      Yes - Group        Actual/360                  2
  367                   $0                $0               $0          No             Actual/360                  3
  368                   $0              $257             $257          No             Actual/360                  1
  369                   $0              $850          $15,449          No             Actual/360                 29
  370                   $0                $0               $0      Yes - Group        Actual/360                  2
  371                   $0                $0               $0          No             Actual/360                  1
  372              $21,000              $575          $21,000          No             Actual/360                  1
  373                   $0                $0               $0          No             Actual/360                  2
  374                   $0                $0               $0          No             Actual/360                  6
  375                   $0            $1,439           $4,316          No             Actual/360                  3
  376                   $0            $1,306               $0          No             Actual/360                  1
  377                   $0                $0             $326          No             Actual/360                  1
  378                   $0                $0               $0      Yes - Group        Actual/360                  1
  379                   $0                $0               $0          No             Actual/360                  3
  380                   $0                $0               $0          No             Actual/360                  3
  381                   $0                $0               $0          No             Actual/360                 11
  382                   $0                $0               $0          No             Actual/360                  1
  383                   $0                $0               $0      Yes - Group        Actual/360                  3
  384                   $0            $1,137           $3,411      Yes - Group        Actual/360                  3
  385                   $0                $0               $0          No             Actual/360                  2
  386             $285,000                $0         $285,000          No             Actual/360                  2
  387                   $0              $364             $727          No             Actual/360                  2
  388                   $0                $0               $0          No             Actual/360                  1
  389              $50,000            $1,036               $0          No             Actual/360                  0
  390                   $0                $0               $0          No             Actual/360                  1
  391                   $0                $0               $0          No             Actual/360                  1
  392                   $0                $0               $0      Yes - Group        Actual/360                  1
  393                   $0                $0               $0          No             Actual/360                  1
  394                   $0                $0               $0          No             Actual/360                  1
  395                   $0            $1,088           $1,088      Yes - Group        Actual/360                  2
  396                   $0                $0               $0          No             Actual/360                  5
  397                   $0                $0               $0          No             Actual/360                  2
  398                   $0              $619             $619          No             Actual/360                  1
  399          $60,000 LOC                $0               $0          No             Actual/360                  2
  400                   $0                $0               $0      Yes - Group        Actual/360                  3
  401                   $0              $353           $1,060          No             Actual/360                  3
  402                   $0                $0               $0          No             Actual/360                  4
  403                   $0                $0               $0      Yes - Group        Actual/360                  2
  404                   $0              $354               $0          No             Actual/360                  1
  405                   $0                $0               $0      Yes - Group        Actual/360                  0
  406                   $0                $0               $0      Yes - Group        Actual/360                  2
  407                   $0                $0               $0          No             Actual/360                  3
  408                   $0                $0               $0   Yes - Individual      Actual/360                  0
  409                   $0                $0               $0          No             Actual/360                  2
  410                   $0                $0               $0          No             Actual/360                  4
  411                   $0                $0               $0          No             Actual/360                  4
  412                   $0                $0               $0          No             Actual/360                  2
  413                   $0                $0               $0      Yes - Group        Actual/360                  2
  414                   $0                $0               $0      Yes - Group        Actual/360                  2
  415                   $0                $0               $0          No             Actual/360                  1
  416                   $0              $833               $0      Yes - Group        Actual/360                  1
  417                   $0                $0               $0      Yes - Group        Actual/360                  1
  418                   $0                $0               $0      Yes - Group        Actual/360                  2
  419                   $0                $0               $0          No             Actual/360                  2
  420                   $0                $0               $0          No             Actual/360                  2
  421                   $0                $0               $0          No             Actual/360                  2
  422                   $0                $0               $0   Yes - Individual      Actual/360                  1
  423                   $0                $0               $0   Yes - Individual      Actual/360                  3

TOTALS AND WEIGHTED
AVERAGES:      $47,590,294          $339,742      $21,738,589                                                   1

                                        PREPAYMENT CODE(25)
           -----------------------------------------------------------------------------
MORTGAGE                                                                                            YM        ADMINISTRATIVE
LOAN NO.   LO   DEF   DEF/YM1   DEF/YM   YM2   YM1   YM    5%   4%   3%   2%   1%   OPEN   FORMULA(26)   COST COST RATE (27)
----------------------------------------------------------------------------------------------------------------------------

                           29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
   1                       29                   24                                     7             A                 2.026
           25    31                                                                    4                               2.026
   2       25    31                                                                    4                               2.026
   2       25    31                                                                    4                               2.026
                                    94               24                                2             B                 3.026
   3                                94               24                                2             B                 3.026
   3                                94               24                                2             B                 3.026
   3                                94               24                                2             B                 3.026
   3                                94               24                                2             B                 3.026
   3                                94               24                                2             B                 3.026
   3                                94               24                                2             B                 3.026
   3                                94               24                                2             B                 3.026
   3                                94               24                                2             B                 3.026
   3                                94               24                                2             B                 3.026
   3                                94               24                                2             B                 3.026
   3                                94               24                                2             B                 3.026
           25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   4       25    33                                                                    2                               2.026
   5       24              91                    1                                     4             C                 3.026
           26    10        77                                                          7             D                 2.026
   6       26    10        77                                                          7             D                 2.026
   6       26    10        77                                                          7             D                 2.026
   6       26    10        77                                                          7             D                 2.026
   6       26    10        77                                                          7             D                 2.026
   6       26    10        77                                                          7             D                 2.026
   6       26    10        77                                                          7             D                 2.026
   6       26    10        77                                                          7             D                 2.026
   6       26    10        77                                                          7             D                 2.026
   6       26    10        77                                                          7             D                 2.026
   7       24    89                                                                    7                               2.026
   8       28              90                                                          2             E                 2.026
   9                                88               25                                7             F                 3.026
           29    94                                                                    4                               2.026
   10      29    94                                                                    4                               2.026
   10      29    94                                                                    4                               2.026
   10      29    94                                                                    4                               2.026
   10      29    94                                                                    4                               2.026
   11      24    92                                                                    4                               2.026
   12      24    89                                                                    7                               2.026
   13      23                                   61                                    36             G                 2.026
   14      24    93                                                                    3                               2.026
           28    90                                                                    2                               3.026
   15      28    90                                                                    2                               3.026
   15      28    90                                                                    2                               3.026
   15      28    90                                                                    2                               3.026
   16      26                                   90                                     4             H                 2.026
   17      25    92                                                                    3                               2.026
   18      26    88                                                                    6                               2.026
   19      27    89                                                                    4                               2.026
   20      25    92                                                                    3                               2.026
   21                                           57                                     3             I                 3.026
   22      24    89                                                                    7                               2.026
   23      26    91                                                                    3                               4.026
   24      25    92                                                                    3                               2.026
   25      27    90                                                                    3                               2.026
   26      25    92                                                                    3                               2.026
           26    91                                                                    3                               6.026
   27      26    91                                                                    3                               6.026
   27      26    91                                                                    3                               6.026
   27      26    91                                                                    3                               6.026
   27      26    91                                                                    3                               6.026
   27      26    91                                                                    3                               6.026
   27      26    91                                                                    3                               6.026
   27      26    91                                                                    3                               6.026
   27      26    91                                                                    3                               6.026
   28      27    89                                                                    3                               2.026
   29      25    88                                                                    7                               2.026
           26    90                                                                    4                               2.026
   30      26    90                                                                    4                               2.026
   30      26    90                                                                    4                               2.026
   31      27    91                                                                    2                               2.026
   32      26    90                                                                    4                               6.026
           27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   33      27    90                                                                    3                               2.026
   34      60                                   56                                     4             I                 3.026
   35      28    89                                                                    3                               2.026
   36                                           71                                    13             I                 3.026
   37      26    91                                                                    3                               2.026
   38      24    89                                                                    7                               2.026
   39      25    92                                                                    3                               2.026
   40      25    92                                                                    3                               2.026
   41      26    91                                                                    3                               2.026
   42      26                                   34                                    24             M                12.026
   43      25    92                                                                    3                               2.026
   44      26    58                                                                   36                               2.026
   45      25    88                                                                    7                               2.026
   46      35              81                                                          4             J                 3.026
   47      26    91                                                                    3                               2.026
           25    92                                                                    3                               2.026
   48      25    92                                                                    3                               2.026
   48      25    92                                                                    3                               2.026
   48      25    92                                                                    3                               2.026
   48      25    92                                                                    3                               2.026
   48      25    92                                                                    3                               2.026
   48      25    92                                                                    3                               2.026
   49      25    91                                                                    4                               2.026
   50      24    94                                                                    2                               3.026
   51      25    91                                                                    4                               2.026
   52      27    27                                                                    6                               7.026
   53                                           57                                     3             I                 3.026
   54      24              92                                                          4             C                 3.026
   55      25    92                                                                    3                               2.026
   56      25    93                                                                    2                               3.026
   57      23                                                        12   12   11      2                               2.026
   58      26    91                                                                    3                               2.026
   59      26    92                                                                    2                               2.026
   60      25    91                                                                    4                               3.026
   61      27    90                                                                    3                               2.026
   62      26    87                                                                    7                               3.026
   63      26    91                                                                    3                               2.026
   64      25    91                                                                    4                               2.026
   65      25    88                                                                    7                               2.026
   66      24              94                                                          2             I                 3.026
   67                                          118                                     2             I                 3.026
   68      29    87                                                                    4                               2.026
   69      24    35                                                                   61                               2.026
   70      24    93                                                                    3                               2.026
           26    91                                                                    3                               2.026
   71      26    91                                                                    3                               2.026
   72      26    91                                                                    3                               2.026
   72      26    91                                                                    3                               2.026
   73      24    89                                                                    7                               2.026
   74      26    91                                                                    3                               2.026
   75      27    27                                                                    6                               7.026
   76      24    89                                                                    7                               2.026
   77      24                                   84                                    12             K                 2.026
   78      26    91                                                                    3                               2.026
   79      24    93                                                                    3                               2.026
   80      25    92                                                                    3                               2.026
   81      25    91                                                                    4                               2.026
   82      25    93                                                                    2                               3.026
           26    91                                                                    3                              10.026
   83      26    91                                                                    3                              10.026
   83      26    91                                                                    3                              10.026
   84      25    93                                                                    2                               3.026
   85      26    91                                                                    3                               2.026
   86      27    89                                                                    4                               2.026
   87      27    54                                                                    3                               2.026
   88      24    59                                                                   37                               2.026
   89      26    91                                                                    3                               2.026
   90      27    90                                                                    3                               7.026
   91      27    89                                                                    4                               2.026
   92      29    87                                                                    4                               2.026
   93      27              29                                                          4             J                 3.026
   94      27    90                                                                    3                               2.026
   95      27    90                                                                    3                               7.026
   96                                          116                                     4             I                 3.026
   97      25    92                                                                    3                               2.026
           29    88                                                                    3                               2.026
   98      29    88                                                                    3                               2.026
   98      29    88                                                                    3                               2.026
   98      29    88                                                                    3                               2.026
   98      29    88                                                                    3                               2.026
   98      29    88                                                                    3                               2.026
   99      24    92                                                                    4                              12.026
  100      26                                   92                                     2             J                 3.026
  101      24    47                                                                   25                               2.026
  102      26    92                                                                    2                               3.026
  103      26              30                                                          4             J                 3.026
  104      29                                   89                                     2             L                 2.026
  105      26    21                                                                   13                               3.026
  106      25    92                                                                    3                               2.026
  107      27    90                                                                    3                               2.026
  108      25    88                                                                    7                               2.026
           28                                   90                                     2             L                 7.026
  109      28                                   90                                     2             L                 7.026
  110      28                                   90                                     2             L                 7.026
  111      28                                   90                                     2             L                 7.026
  112      23                                   94                                     3             M                 2.026
  113      35    83                                                                    2                               3.026
  114      26    92                                                                    2                               7.026
  115      25    92                                                                    3                               2.026
  116      25    92                                                                    3                               8.026
  117      35    18                                                                    7                               3.026
  118      25    92                                                                    3                               2.026
  119      25                                   93                                     2             L                 7.026
  120      25    93                                                                    2                               3.026
  121      25    91                                                                    4                               3.026
  122      25    92                                                                    3                               2.026
  123      26    91                                                                    3                               2.026
  124      25    92                                                                    3                               2.026
  125      23                                   95                                     2             L                 7.026
  126      25    91                                                                    4                               7.026
           29    88                                                                    3                               2.026
  127      29    88                                                                    3                               2.026
  128      29    88                                                                    3                               2.026
  129      25    92                                                                    3                               2.026
  130      25    92                                                                    3                               6.026
  131      25    92                                                                    3                               2.026
  132      27    90                                                                    3                               7.026
  133      25    83                                                                   12                               2.026
  134      27    90                                                                    3                               7.026
  135      26    91                                                                    3                               2.026
  136      25    91                                                                    4                               2.026
  137      26    91                                                                    3                               2.026
  138      27    90                                                                    3                               2.026
  139      27    91                                                                    2                               2.026
  140      27    91                                                                    2                               5.026
  141      25    93                                                                    2                               3.026
  142      26    91                                                                    3                               2.026
  143      26    91                                                                    3                               2.026
  144      26    92                                                                    2                               3.026
           26    91                                                                    3                               2.026
  145      26    91                                                                    3                               2.026
  146      26    91                                                                    3                               2.026
  147      35    81                                                                    4                               3.026
  148      25    92                                                                    3                               7.026
           26    91                                                                    3                              10.026
  149      26    91                                                                    3                              10.026
  149      26    91                                                                    3                              10.026
  149      26    91                                                                    3                              10.026
  149      26    91                                                                    3                              10.026
           27    89                                                                    4                               2.026
  150      27    89                                                                    4                               2.026
  150      27    89                                                                    4                               2.026
  151      25    91                                                                    4                               2.026
  152      25    92                                                                    3                               2.026
  153      34    82                                                                    4                               2.026
  154      23                                   94                                     3             M                 2.026
  155      25    92                                                                    3                               7.026
  156      23                                   95                                     2             L                 2.026
  157      26    91                                                                    3                               2.026
           26    91                                                                    3                               2.026
  158      26    91                                                                    3                               2.026
  158      26    91                                                                    3                               2.026
  159      35    81                                                                    4                               3.026
  160      26    91                                                                    3                               2.026
  161      25    93                                                                    2                               2.026
  162      27    90                                                                    3                               2.026
  163      24    94                                                                    2                               3.026
  164      27    90                                                                    3                               2.026
  165      27    90                                                                    3                              10.026
           47                                   71                                     2             L                 7.026
  166      47                                   71                                     2             L                 7.026
  166      47                                   71                                     2             L                 7.026
  166      47                                   71                                     2             L                 7.026
  167      24    59                                                                   37                               2.026
  168      11                                  106                                     3             K                 2.026
  169      23                                   94                                     3             K                 2.026
           25    91                                                                    4                               2.026
  170      25    91                                                                    4                               2.026
  171      24    92                                                                    4                               2.026
  172      25    92                                                                    3                               2.026
  173      28    89                                                                    3                               2.026
           27    90                                                                    3                               7.026
  174      27    90                                                                    3                               7.026
  175      27    90                                                                    3                               7.026
  176      26    91                                                                    3                               2.026
  177      26    91                                                                    3                               2.026
  178      27    90                                                                    3                               2.026
  179      28    86                                                                    6                               7.026
  180      24    92                                                                    4                               2.026
  181      25    92                                                                    3                               2.026
  182      26    92                                                                    2                               2.026
  183      25    92                                                                    3                               7.026
           27    89                                                                    4                               2.026
  184      27    89                                                                    4                               2.026
  185      27    89                                                                    4                               2.026
           35    81                                                                    4                               3.026
  186      35    81                                                                    4                               3.026
  186      35    81                                                                    4                               3.026
  187      25    89                                                                    6                               7.026
  188      26    91                                                                    3                              10.026
           25    92                                                                    3                               2.026
  189      25    92                                                                    3                               2.026
  189      25    92                                                                    3                               2.026
  190      26    91                                                                    3                              10.026
  191      27    90                                                                    3                               2.026
  192      26    90                                                                    4                               2.026
  193      25    91                                                                    4                               2.026
  194      23                                   94                                     3             K                 2.026
  195      27    90                                                                    3                               7.026
  196      25    92                                                                    3                               2.026
  197      35    83                                                                    2                               3.026
  198      27    90                                                                    3                               7.026
  199                                          116                                     4             N                 2.026
  200      35    83                                                                    2                               8.026
  201      28    89                                                                    3                               2.026
  202      26    31                                                                    3                               2.026
  203      23    93                                                                    4                               7.026
  204      26    91                                                                    3                               2.026
  205      35    81                                                                    4                               3.026
  206      25    93                                                                    2                               3.026
  207      24    21                                                                    3                              12.026
  208      26    92                                                                    2                               7.026
  209      35    81                                                                    4                               3.026
  210      26    91                                                                    3                               2.026
  211      24    93                                                                    3                               7.026
  212      26    91                                                                    3                               2.026
  213      27                                   54                                     3             M                 2.026
  214      25                                   93                                     2             P                 3.026
  215      24    92                                                                    4                               2.026
  216      35              81                                                          4             J                 3.026
  217      25    92                                                                    3                               2.026
  218      29    87                                                                    4                               2.026
  219      30    86                                                                    4                               2.026
  220      27    87                                                                    6                               2.026
  221      26    91                                                                    3                               2.026
  222      24    92                                                                    4                               2.026
  223      26    91                                                                    3                               2.026
  224      26    91                                                                    3                               2.026
  225      35                                   82                                     3             K                 2.026
  226                                          117                                     3             P                 3.026
  227      27    90                                                                    3                               2.026
  228      40    76                                                                    4                               3.026
  229      35    81                                                                    4                               3.026
  230      25                                   93                                     2             P                 3.026
  231      25    92                                                                    3                               2.026
  232      26                                   92                                     2             P                 3.026
  233      24                                   92                                     4             P                 3.026
  234      30    86                                                                    4                               2.026
           35    81                                                                    4                               4.026
  235      35    81                                                                    4                               4.026
  235      35    81                                                                    4                               4.026
  236      35                                   81                                     4             J                 3.026
  237      35                                   82                                     3             K                 7.026
  238      27    90                                                                    3                               2.026
  239      28    88                                                                    4                               2.026
  240      24    93                                                                    3                               2.026
           25    93                                                                    2                               2.026
  241      25    93                                                                    2                               2.026
  241      25    93                                                                    2                               2.026
  241      25    93                                                                    2                               2.026
  241      25    93                                                                    2                               2.026
  242      27    90                                                                    3                               2.026
  243      25                                   93                                     2             P                 3.026
  244      26    90                                                                    4                               2.026
  245      29    87                                                                    4                               2.026
  246      29                                   87                                     4             O                 2.026
  247      25    92                                                                    3                               2.026
  248      26    91                                                                    3                               2.026
  249      25    91                                                                    4                               2.026
  250      23                                   95                                     2             L                 2.026
  251      27    91                                                                    2                               2.026
  252      35              45                                                          4             J                 3.026
  253      28    88                                                                    4                               2.026
  254      29    87                                                                    4                               2.026
  255      26    91                                                                    3                               2.026
  256      33    83                                                                    4                               2.026
  257      35              81                                                          4             J                 8.026
  258      31    86                                                                    3                              12.026
  259      24    93                                                                    3                               8.026
           26    91                                                                    3                               2.026
  260      26    91                                                                    3                               2.026
  260      26    91                                                                    3                               2.026
  261      23                                   94                                     3             K                 2.026
  262      23    93                                                                    4                               7.026
  263      26    90                                                                    4                               7.026
  264      26    91                                                                    3                              10.026
  265      28    89                                                                    3                               2.026
  266      28    90                                                                    2                               2.026
  267      27    90                                                                    3                               2.026
  268      25    92                                                                    3                               2.026
  269      25    92                                                                    3                               2.026
  270      26    91                                                                    3                               2.026
  271      25    32                                                                    3                               2.026
  272      29              87                                                          4             Q                 2.026
  273      35    81                                                                    4                               3.026
  274      35    81                                                                    4                               3.026
  275      35              81                                                          4             J                 3.026
  276      26    91                                                                    3                               2.026
  277      35    81                                                                    4                               3.026
  278      26              91                                                          3             K                 2.026
  279      26                                   92                                     2             P                 3.026
  280      27    89                                                                    4                               3.026
  281      28    88                                                                    4                               2.026
  282      35              21                                                          4             J                 3.026
  283      27    90                                                                    3                               2.026
  284      26    90                                                                    4                               2.026
  285      25    92                                                                    3                               2.026
  286      35              45                                                          4             J                 3.026
  287      26    91                                                                    3                              10.026
  288      27    90                                                                    3                               2.026
  289      35    81                                                                    4                               3.026
  290      35    21                                                                    4                               5.526
  291      35    81                                                                    4                               3.026
  292      25    91                                                                    4                               3.026
  293                                          117                                     3             P                 3.026
  294      35    81                                                                    4                               8.026
  295      35    81                                                                    4                               8.026
  296      35              45                                                          4             J                 3.026
  297      25    92                                                                    3                               2.026
  298      26    91                                                                    3                               7.026
  299      26    90                                                                    4                               2.026
  300      35              81                                                          4             J                 8.026
  301      27    89                                                                    4                               2.026
  302      23                                   94                                     3             K                 2.026
  303      25    93                                                                    2                               2.026
  304      35              81                                                          4             J                 9.026
  305      35              45                                                          4             J                 3.026
  306      35              81                                                          4             J                 5.026
  307      26    91                                                                    3                               2.026
  308      24                                   94                                     2             P                 3.026
  309      25    92                                                                    3                               2.026
  310      25    91                                                                    4                               2.026
  311      27    90                                                                    3                               2.026
  312      35              81                                                          4             J                 6.026
  313      35                                   82                                     3             K                 2.026
  314      11                                  106                                     3             K                 2.026
  315      25                                   93                                     2             P                 3.026
  316      35    81                                                                    4                               4.026
  317      35              45                                                          4             J                 3.026
  318      35              81                                                          4             J                 8.026
  319      25    92                                                                    3                               2.026
  320      24    93                                                                    3                               2.026
  321      27    90                                                                    3                               2.026
  322      35              81                                                          4             J                 4.026
  323                                           58                                     2             P                 3.026
  324      35    81                                                                    4                               3.026
  325      35              81                                                          4             J                 8.026
  326      35                                   82                                     3             K                12.026
  327      35    23                                                                    2                               3.026
  328      25                                   93                                     2             P                 3.026
  329      25                                   93                                     2             P                 3.026
  330      35              81                                                          4             J                 6.026
  331      35    83                                                                    2                               3.026
           35                                   83                                     2             J                 4.026
  332      35                                   83                                     2             J                 4.026
  332      35                                   83                                     2             J                 4.026
  333      35    81                                                                    4                               4.026
  334      28    88                                                                    4                               2.026
  335      35    77                                                                    8                               5.026
  336      26    91                                                                    3                               2.026
  337                                          118                                     2             P                 3.026
  338      35    81                                                                    4                               3.026
  339      27                                   53                                     4             P                 3.026
  340      28    89                                                                    3                               2.026
  341      27                                   55                                     2             P                 3.026
  342      24    92                                                                    4                               2.026
  343      27    90                                                                    3                               2.026
  344      35              81                                                          4             J                13.026
  345      26    91                                                                    3                               2.026
  346      35              81                                                          4             J                 8.026
  347      35    83                                                                    2                               4.026
  348      35                                   82                                     3             K                10.026
           35    81                                                                    4                               8.026
  349      35    81                                                                    4                               8.026
  349      35    81                                                                    4                               8.026
  350      25    92                                                                    3                               7.026
  351      35                                   82                                     3             K                10.026
  352      35              81                                                          4             J                 3.026
  353      26    91                                                                    3                               8.026
  354      28                                   31         12   12   12   12   10      3             R                 2.026
  355      35              81                                                          4             J                 8.026
  356      35    81                                                                    4                               6.026
  357      27    90                                                                    3                               8.026
  358      29    88                                                                    3                               7.026
  359      14                                  103                                     3             K                 2.026
  360      35                                   82                                     3             K                 2.026
  361      28    89                                                                    3                               7.026
  362      25    90                                                                    5                               6.026
  363      27    90                                                                    3                               2.026
  364      35              81                                                          4             J                 3.026
  365      25    92                                                                    3                               2.026
  366      35              81                                                          4             J                 3.026
  367      27    90                                                                    3                              14.526
  368      25    92                                                                    3                               2.026
  369      35               3                   18                                     4             J                 3.026
  370      35              81                                                          4             J                 5.026
  371      25    92                                                                    3                               2.026
  372      35    81                                                                    4                               8.026
  373      26    91                                                                    3                               8.026
  374      30    87                                                                    3                               2.026
  375      27    90                                                                    3                               2.026
  376      25    92                                                                    3                               8.026
  377      25    92                                                                    3                               2.026
  378      35    21                                                                    4                               8.026
  379      27    54                                                                    3                               2.026
  380      27                                   55                                     2             P                 3.026
  381      35    82                                                                    3                               2.026
  382      25    92                                                                    3                               2.026
  383      35    81                                                                    4                               4.026
  384      35    81                                                                    4                               3.026
  385      26    91                                                                    3                               2.026
  386      35              81                                                          4             J                 8.026
  387      26    91                                                                    3                               8.026
  388      35    81                                                                    4                               9.026
  389      24    93                                                                    3                               2.026
  390      25    92                                                                    3                               2.026
  391      25    89                                                                    6                               2.026
  392      35              81                                                          4             J                12.026
  393      25    89                                                                    6                               2.026
  394      25    92                                                                    3                               2.026
  395      26    90                                                                    4                               3.026
  396      29    87                                                                    4                               2.026
  397      26    91                                                                    3                               2.026
  398      25    92                                                                    3                               8.026
  399      35                                   82                                     3             K                12.026
  400      35    81                                                                    4                               3.026
  401      27    90                                                                    3                               7.026
  402      28    89                                                                    3                               2.026
  403      35    83                                                                    2                              10.026
  404      25    92                                                                    3                               2.026
  405      35              81                                                          4             J                14.026
  406      35    81                                                                    4                               3.026
  407      35                                   82                                     3             K                 2.026
  408      35    21                                                                    4                              10.026
  409      26    91                                                                    3                               2.026
  410      28    89                                                                    3                               2.026
  411      28    89                                                                    3                              10.026
  412      26    91                                                                    3                               2.026
  413      35    81                                                                    4                              13.026
  414      35    81                                                                    4                               3.026
  415      25                                   93                                     2             P                 3.026
  416      35    81                                                                    4                               3.026
  417      35              81                                                          4             J                15.026
  418      35              78                                                          7             J                12.026
  419      26    31                                                                    3                               2.026
  420      26    91                                                                    3                               2.026
  421      35                                   82                                     3             K                 2.026
  422      35    81                                                                    4                              15.026
  423      35    81                                                                    4                              15.026

TOTALS AND WEIGHTED
AVERAGES:                                                                                                              2.644

FOOTNOTES TO APPENDIX II

1     "LaSalle", "MSMC", "PCF II", "RBC", "PMCF", "WFB" and "NatCity" denote
      LaSalle Bank National Association, Morgan Stanley Mortgage Capital Inc.,
      Principal Commercial Funding II, LLC, Royal Bank of Canada, Prudential
      Mortgage Capital Funding, LLC, Wells Fargo Bank, National Association and
      National City Bank, respectively.

2     The following loan pools represent multiple properties securing a single mortgage loan, and are designated by identical Roman Numeral codings:
      Mortgage Loan Nos. 1, 2, 3, 4, 6, 10, 15, 27, 30, 33, 48, 72, 83, 98, 149,
      150, 158, 166, 186, 189, 235, 241, 260, 332 and 349 (Beacon Seattle & DC
      Portfolio, Tabor Center/U.S. Bank Tower, PDG Portfolio, New York City
      Apartment Portfolio, NewCrow Industrial Portfolio, Vista Ridge Portfolio,
      Ershig Mall Portfolio, River Ranch Retail Portfolio, Las Vegas Portfolio,
      Roiff Portfolio, Lenape Properties Portfolio, Walmart Crossed Portfolio,
      Flanders Portfolio, Dever Portfolio, Martin's Mobile Home Communities, NBP
      Portfolio, Woodforest Bank, CVS Portfolio, Village Inn Portfolio, Badger
      Portfolio, LifePort Portfolio, The Store All Family Storage Portfolio,
      Stronghold and Duraspin Portfolio, Prvitera Multifamily Portfolio and
      Security Self Storage Portfolio, respectively). For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on allocated loan amounts set forth in the related mortgage loan agreement, respective appraised values and/or Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan
      Nos. 71-72, 109-111, 127-128, 145-146, 170-171 and 184-185 (Walmart
      Crossed Portfolio, Texas Retail Portfolio, Texas Self Storage Portfolio,
      Florida Self Storage Portfolio, Valley Storage Portfolio, BBRG Retail
      Portfolio and Kentucky Retail Portfolio, respectively). For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/multiple property loan pools, certain credit statistics, including NOI DSCR, NCF
      DSCR, NCF DSCR After Initial IO Period, Cut-off Date LTV, Balloon LTV and
      Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

      With respect to Mortgage Loan No. 1, Beacon Seattle & DC Portfolio, the
      loan permits partial releases of the Portfolio Properties subject to conditions including but not limited to the following. If the DSCR for the
      Beacon DC & Seattle Portfolio Loan (based on actual NOI, with certain adjustments, and calculated based on mortgage debt only) is less than
      1.45x, partial releases are permitted subject to payment of the greater of
      (i) 90% of net sales proceeds and (ii) 110% of the applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such prepayment and release. If the DSCR is equal to or greater than 1.45x, partial releases are permitted subject to payment of the greater of (i) 75% of net sales proceeds and (ii) 100% of applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.45x and (ii) the DSCR immediately prior to such prepayment and release. Please see Appendix IV for more details.

      With respect to Mortgage Loan No. 2, Tabor Center and U.S. Bank Tower, the
      loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to, (i) the
      DSCR of the remaining property is at least equal to or greater than the
      DSCR for the trailing 12 months preceding the release, (ii) payment of a release price of 110% of the allocated loan amount and (iii) the borrower may partially defease an amount equal to 110% of the amount allocated to the released property.

      With respect to Mortgage Loan No. 3, PDG Portfolio, the loan allows for the release of one or more of the individual premises of the mortgaged property subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) no event of default exists under the related loan documents, (ii) the borrower has prepaid the unpaid principal balance of the mortgage loan in an amount equal to 110% of the mortgage loan amount allocated to the released premises, (iii) the DSCR for the individual premises then remaining subject to the mortgage shall be at least equal to the greater of (a) the
      DSCR for twelve months immediately preceding the closing of the loan, and
      (b) the DSCR for the then remaining individual premises (including the individual premises to be released) for the twelve months preceding the release of the individual premises, and (iv) the LTV ratio for the individual premises then remaining subject to the mortgage shall be less than the lesser of (a) the LTV ratio as of the closing of the loan and (b)
      the LTV ratio for the then remaining individual premises (including the individual premises to be released) immediately preceding the release of the individual premises.

      With respect to Mortgage Loan No. 6, NewCrow Industrial Portfolio, the
      loan permits the release of up to four properties (in the aggregate) on up to four separate occasions from the origination date through April 4, 2016 through partial prepayment or partial defeasance, subject to the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred, (ii) the principal balance of the mortgage loan after the release must be at least $50,000,000, (iii) if the release is prior to April 5, 2010, no more that $25,000,000 of the original principal balance of the mortgage loan may be prepaid or defeased, (iv) a partial prepayment in the amount of 100% of the Allocated Loan Amount attributable to the release property must be paid for the first release,
      105% for the second release, and 110% for the third and fourth releases and for any individual release in the event that the Mortgage Loan has been assumed, (v) if the mortgage loan is to be partially prepaid, a yield maintenance premium equal to the greater of 1.00% (1.50% if prepayment occurs on or before April 5, 2010) or yield maintenance (based on the yield on the U.S. Treasury issues set forth in the loan documents, flat through April 5, 2010 and plus 0.50% thereafter) must be paid, (vi) the
      DSCR after the release (excluding the release property) may not be less than the greater of the DSCR (including the release property) prior to the release, 1.32x during the interest only period or 1.08x during the amortization period, provided, that the related borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause (iii) of this paragraph, (vii) the LTV after the release (excluding the release property) may not exceed the LTV prior to the release (including the release property), provided, that the borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause (iii) of this paragraph, and
      (viii) receipt of no downgrade letters from the rating agencies.

                                      II-1

      With respect to Mortgage Loan No. 10, Vista Ridge Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including, but not limited to: (i)
      partial defeasance of 115% of the loan amount allocated to the release property, (ii) the DSCR with respect to the remaining properties is equal to or greater than the lesser of (a) the DSCR of the entire property as of the closing date and (b) the DSCR of the entire property immediately preceding the partial defeasance, (iii) the LTV of the remaining properties may not exceed the greater of (x) the LTV as of the closing date and (y) the LTV immediately preceding the partial defeasance and (iv)
      no event of default shall have occurred.

      With respect to Mortgage Loan No. 13, ALOFT at The Glen Town Center, the
      loan allows the release of a maximum of two condominium units in either one (1) or two (2) separate release transactions subject to the satisfaction of certain conditions including, but not limited to: (i)
      partial prepayment of (a) 115% of the allocated loan amount if released during the period from March 1, 2009 to March 1, 2012, (b) 110% of the allocated loan amount if released during the period from March 1, 2012 to
      March 1, 2014 or (c) 100% of the allocated loan amount thereafter, together with any prepayment premium applicable to such partial prepayment based on the allocated loan amount; (ii) the DSCR of the remaining property is not less than the DSCR as of the closing date (iii) the LTV of the remaining property is not greater than the LTV of the property as of the closing date and (iv) no event of default shall have occurred and be continuing.

      With respect to Mortgage Loan No. 16, CLT Industrial Complex, the loan allows the release of up to five properties (in the aggregate) subject to the satisfaction of certain conditions, including but not limited to, (i)
      the partial payment of up to 115% of the allocated loan amount, together with prepayment consideration required by the note; (ii) the remaining properties' DSCR shall be the greater of (a) 1.20x, (b) the DSCR for 12 months prior to closing, or (c) the DSCR for the entirety of the property
      (including release parcels) for a 12 month period prior to release; (iii)
      none of the remaining properties shall be a single tenant property, and leases on the remaining properties shall have an average remaining lease term of 5 years.

      With respect to Mortgage Loan No. 27, River Ranch Retail Portfolio, the
      loan permits the release of one or more of the four separately improved parcels comprising the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, (ii) defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) in the event the City Club property is not included in the property to be released, following the partial defeasance, (a) the gross monthly rental income of the City Club property shall not constitute more than 60% of the total gross monthly rental income of the remaining property and (b) the gross leaseable square footage of the City Club property shall not constitute more than 60% of the total leaseable square footage of the remaining property, (iv)
      following the partial defeasance, the DSCR of the remaining property is equal to the greater of (a) 1.20x and (b) the actual DSCR for the entire property as of the date immediately preceding the partial defeasance, and
      (v) following the release, the LTV shall not exceed 80%.

      With respect to Mortgage Loan No. 30, Las Vegas Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance of
      110% of the allocated loan amount, (ii) the DSCR of the remaining property is at least equal to or greater than 1.25x and (iii) the LTV of the remaining property may not exceed 70%.

      With respect to Mortgage Loan No. 32, Parkway Place Assets, the loan permits the release of up to four particular parcels comprising the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or event that with notice, the passage of time and failure to cure will become an event of default exists, (ii) the borrower must defease an amount equal to 115% of the appraised value of the transferred property, (iii) the LTV following the release must not be greater than the lesser of (a) the LTV of the entire property as of the closing date and (b) the LTV of the entire property immediately preceding the release, and (iv) the DSCR of the loan following the release must not be less than the greater of (x) the DSCR of the entire property as of the closing date and (y) the DSCR of the entire property immediately preceding the release.

      With respect to Mortgage Loan No. 33, Roiff Portfolio, the loan permits the release of a portion of the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial defeasance, the DSCR of the remaining collateral is equal to the greater of (a) 1.25x and (b) the actual DSCR as of the date immediately preceding the date of the partial defeasance, and (iv) following the partial defeasance, the LTV of the remaining property may not exceed 73%.

      With respect to Mortgage Loan Nos. 71-72, Walmart Crossed Portfolio, the
      loan permits the release of a portion of the collateral, if certain conditions are met, including, but not limited to: (i) no event of default shall have occurred and be continuing, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1)
      the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) after giving effect to the release, the LTV, in the aggregate, for the property is no greater than the lesser of (a) the combined LTV of the Southlands District property and the Walmart Crossed Portfolio as of the closing date and (b)
      the combined LTV of the Southlands District property and the Walmart
      Crossed Portfolio as of the date immediately preceding the release, and
      (iv) after giving effect to the release, the combined DSCR of the
      Southlands District loan and the Walmart Crossed Portfolio loan is not less than the greater of (x) the combined DSCR for the Southlands District loan and the Walmart Crossed Portfolio loan as of the closing date, and
      (y) the combined DSCR for the Southlands District loan and the Walmart loan as of the date immediately preceding the release.

      With respect to Mortgage Loan Nos. 109-111, Texas Retail Portfolio, the
      loans allow the release of a loan from the cross-collateralization and the lien of the mortgage in connection with the sale of one or two of the mortgaged properties to an unrelated third party subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must prepay an amount equal to 100% of the amount allocated to the released property, together with yield maintenance if prior to the expiration of the prepayment lockout period, (ii) the DSCR of the remaining mortgaged properties is at least 1.30x and (iii) the LTV of the remaining properties is not greater than 70%. In addition, the cross-

                                      II-2

      collateralization and cross-default provisions may also be terminated in connection with the assumption of one of the mortgage loans by a new borrower, provided that (i) the DSCR of the property to be assumed and the remaining mortgaged properties is at least 1.30x and (ii) the LTV of the remaining properties is not greater than 70%, the LTV of the property is not greater than 70% and the ratio of the loan amount of the mortgaged property to be assumed to the acquisition cost is not greater than 70%.

      With respect to Mortgage Loan Nos. 127-128, Texas Self Storage Portfolio,
      the two loans' cross-collateralization and cross-default provisions may be terminated subject to the satisfaction of certain conditions, including, but not limited to: (i) the borrower must defease an amount equal to 125%
      of the amount allocated to the released property, (ii) the DSCR with respect to the remaining property subsequent to the conveyance shall be equal to or greater than the greater of (x) 1.25x or (y) the combined DSCR as of the day immediately prior to the conveyance, (iii) the LTV will not exceed the lesser of (a) 75% or (b) that percentage of the combined fair market values of both properties, in each case as a percentage of the aggregate principal balances of both mortgage loans immediately preceding the proposed conveyance and (iv) no event of default or any event that, with the passage of time or the giving of notice would constitute an event of default.

      With respect to Mortgage Loan No. 143, A Storage Place I and II, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including, but not limited to, (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to
      125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii)
      following the partial defeasance, the DSCR of the remaining property shall be equal to or greater than the greater of (a) 1.20x or (b) the DSCR for the entire property as of the date immediately preceding the date of such partial defeasance, and (iv) following the partial defeasance, the LTV shall not exceed the lesser of (x) 80% and (y) the LTV for the property immediately preceding such partial defeasance.

      With respect to Mortgage Loan Nos. 145-146, Florida Self Storage
      Portfolio, the two loans' cross-collateralization and cross-default provisions may be terminated subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default shall exist, and (ii) the property not being released shall have achieved, for at least 3 consecutive months, an annualized underwritten cash flow of $211,634.

      With respect to Mortgage Loan No. 150, NBP Portfolio, the loan allows the release of a portion of the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 115% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial defeasance, the DSCR of the remaining property is not less than the greater of (a) 1.50x and (b) the DSCR as of the date immediately preceding the partial defeasance, and (iv) the LTV of the remaining property is not greater than the lesser of (x) 60% and (y) the LTV as of the date immediately preceding the date of the partial defeasance.

      With respect to Mortgage Loan No. 154, Hurley / Ethan Office Park, the
      loan allows the release of either (but not both) parcel comprising the mortgaged property which secures the related mortgage loan subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default shall have occurred and be continuing, (ii) prepayment of
      110% of the allocated loan amount for the released property, (iii) after giving effect to the release, the LTV is no greater than the lesser of (a)
      the combined LTV as of closing date and (b) the combined LTV immediately preceding the release, and (iv) after giving effect to the release, the
      DSCR is not less than the greater of (x) the DSCR as of the closing date and (y) the DSCR immediately preceding the release.

      With respect to Mortgage Loan No. 166, CVS Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, (i) prepayment of the allocated loan amount of the released property, together with any yield maintenance premium,
      (ii) only one property may be so released, (iii) Hook Super Rx, Inc., doing business as CVS, must remain the tenant at each of the Projects, and shall not be in default under its lease with respect to any property; (iv)
      all of the net proceeds of the sale (less the amount paid to prepay the loan) shall be deposited into a reserve account with the lender (the
      "Release Reserve"), and the amount in the Release Reserve must be at least
      10% of the allocated loan amount of the released property. In the event that the sale proceeds are not sufficient to fund the Release Reserve to that amount, the borrower must either (i) deposit funds into the Release
      Reserve sufficient to bring the balance therein to 10% of the allocated loan amount of the released property (such amount being the "Reserve
      Shortfall"), or (ii) deliver to the lender an acceptable Letter of Credit in the amount of the Reserve Shortfall; (d) the aggregate DSCR for the properties that continue to secure the loan (the "Remaining Properties")
      shall be not less than 1.25x. In the event the Remaining Properties cannot meet the required DSCR, the lender may prepay a portion of the principal amount of the loan sufficient to cause such DSCR requirement to be satisfied; (e) the ratio of the aggregate Allocated Loan Amount of the
      Remaining Properties to the value of the Remaining Properties shall be no greater than 75%, based on current MAI appraisals. In the event that the foregoing loan to value requirement is not satisfied, the borrower may prepay a portion of the principal amount of the loan sufficient to cause such requirement to be satisfied; and (f) the borrowers shall execute any and all amendments, modifications or restatements of the loan documents required by the lender in order to effect the foregoing and shall be responsible for all expenses, including without limitation the lender's legal fees and expenses, in connection therewith. "Allocated Loan Amount"
      shall mean for each property, the following amounts: Tipton - $1,907,820;
      Brazil - $1,830,429; and Edinburgh - $2,124,751.

      With respect to Mortgage Loan Nos. 174-175, BBRG Retail Portfolio, the two
      loans' cross-collateralization and cross-default provisions may be terminated subject to the satisfaction of certain conditions, including, but not limited to: (i) defeasance of the loan to be released, (ii)
      deposit with lender a cash sum equal to 5% of the outstanding principal balance of the note being defeased, (iii) the DSCR for the remaining property is not less than the greater of (a) the DSCR for each of the properties as of the closing date and (b) the DSCR for each of the properties as of the date immediately preceding the release, and (iv) the
      LTV for the remaining property must not be greater than the lesser of (x)
      the LTV of both properties as of the closing date and (y) the LTV of both properties as of the date immediately preceding the release. Additionally, in connection with an assumption of either loan, the two loans'
      cross-collateralization and cross-default provisions may be terminated subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing under the respective

                                      II-3

      loan documents, (ii) deposit with lender a cash sum equal to 5% of the outstanding principal balance of note being assumed, (iii) the DSCR for each property is not less than the greater of (a) the DSCR for each of the properties as of the closing date and (b) the DSCR for each of the properties as of the date immediately preceding the proposed assumption, and (iv) the LTV for each property on an individual basis is equal to or less than 80%.

      With respect to Mortgage Loan Nos. 184-185, Kentucky Retail Portfolio, the
      loans allow the release of a loan from the cross-collateralization and the lien of the mortgage subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance of 125% of the scheduled defeasance payments, (ii) the DSCR of the remaining collateral is at least equal to or greater than 1.20x and (iii) the LTV of the remaining collateral may not exceed 80%.

      With respect to Mortgage Loan No. 194, West Hills Plaza, the loan permits the release of a portion of the collateral (proposed lot 3, proposed lot
      4, proposed lot 5, proposed lot 6 and proposed lot 7), subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, (ii) the borrower must defease an amount equal to 125% of the amount allocated to the released property, (iii) the DSCR of the remaining collateral is not less than the greater of (a) 1.25x and (b) the DSCR of the entire property immediately prior to the release, and (iv) the LTV of the remaining collateral may not exceed the lesser of (a) 80% and (b) the LTV immediately prior to the release.

      With respect to Mortgage Loan No. 235, LifePort Portfolio, the loan allows the release of a portion of the collateral following the defeasance lockout period subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance in an amount equal to 120% of the allocated loan amount for the released property, (ii) following the release, the remaining property has a LTV of not more than 74.27%, (iii)
      following the release, the remaining property has a DSCR at least equal to or greater than 1.27x; and (iv) "no downgrade" confirmation from applicable rating agencies.

      With respect to Mortgage Loan No. 341, 500 Oak Grove Pkwy, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including but not limited to, (i) the DSCR of the remaining collateral is at least equal to or greater than 1.25x and (ii)
      the LTV of the remaining collateral may not exceed 75%.

      With respect to Mortgage Loan No. 4, New York City Apartment Portfolio,
      the loan allows a substitution of a fee interest in another property subject to the satisfaction of certain conditions including, but not limited to: (i) payment of a fee in the amount of 1% of the allocated loan amount of the substituted property, (ii) the aggregate fair market value of the substituted property (based upon the value set forth in the appraisal obtained as of the closing date) released by borrower in any twelve (12) month period shall not exceed ten percent (10%) of the aggregate fair market value of all of the individual properties securing the loan as of the closing date, (iii) the aggregate fair market value of the substituted property (based upon the value set forth in the appraisal obtained as of the closing date) released by borrower during the term of the loan shall not exceed twenty percent (20%) of the aggregate fair market value of all of the individual properties securing the loan as of the closing date, (iv) after giving effect to the substitution, the DSCR
      (excluding the substituted property and including the substitute property)
      is not less than the greater of (a) the DSCR as of the closing date and
      (b) the DSCR as of the date immediately preceding the substitution
      (including the substituted property and excluding the substitute property)
      and (v) after giving effect to the substitution, the LTV is not greater than the lesser of (x) the LTV as of the closing date (based upon the value set forth in the appraisal obtained as of the closing date), and (y)
      the LTV immediately prior to the subject release.

      With respect to Mortgage Loan No. 6, NewCrow Industrial Portfolio, from
      March 14, 2007 through April 4, 2016, the borrower is permitted to substitute up to four of the mortgaged properties (in the aggregate, and only once per mortgaged property) on up to four separate occasions provided the following conditions, in addition to those set forth in the
      NewCrow Industrial Portfolio Loan documents, have been met: (i) no event of default has occurred; (ii) the total Allocated Loan Amounts of substituted mortgaged properties may not exceed $50,000,000; (iii) the substitute property must be an industrial property; (iv) the net operating income for the substituted property must be less than or equal to the net operating income of the substitute property; (v) the DSCR after the substitution (excluding the property to be substituted) may not be less than the DSCR prior to the substitution (including the property to be substituted), provided, that the borrower is permitted to partially prepay the Mortgage Loan in such amount as is necessary to satisfy this condition
      (together with the applicable yield maintenance premium); (vi) the LTV after the substitution may not exceed the lesser of 70% or the LTV prior to the substitution (including the property to be substituted), provided, that the borrower is permitted to partially prepay the Mortgage Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); (vii) receipt of no downgrade letters from the rating agencies; and (viii) an assumption has not occurred. For information regarding the Allocated Loan Amounts, see
      Appendix IV - Significant Loan Summaries -- NewCrow Industrial Portfolio
      in this Prospectus Supplement.

      With respect to Mortgage Loan No. 235, LifePort Portfolio, the loan allows a substitution of a fee interest in another property subject to the satisfaction of certain conditions including, but not limited to: (i) the
      LTV is no greater than 74.27% and (ii) the replacement property shall (1)
      have equal or greater appraised value, (2) have equal or better physical condition, (3) be a building substantially similar in size, use and quality to the substituted property; (4) have lease terms no less favorable than existing LifePort Lease; and (5) be in a location having similar or greater attributes as substituted property, including submarket strength, population and accessibility; (iii) the DSCR shall be at least equal to 1.27x; and (iv) delivery of "no downgrade" confirmation from applicable rating agencies.

      With respect to Mortgage Loan No. 408, Circle K - 1985 West Market,
      Akron-Mazeltov, the loan allows a substitution of a fee interest in another property operated by the same tenant subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property must be equal to or greater than the release property,
      (ii) no event of default and (iii) the location of the substitute property must have equal or better locational attributes (submarket strength, population and accessibility) than the release property.

                                      II-4

      With respect to Mortgage Loan No. 422, Circle K - 440 West Market, Akron,
      the loan allows a substitution of a fee interest in another property operated by the same tenant subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property must be equal to or greater than the release property, (ii) no event of default and (iii) the location of the substitute property must have equal or better locational attributes (submarket strength, population and accessibility)than the release property.

      With respect to Mortgage Loan No. 423, Circle K - Albuquerque, the loan allows a substitution of a fee interest in another property operated by the same tenant subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property must be equal to or greater than the release property, (ii) no event of default and (iii) the location of the substitute property must have equal or better locational attributes (submarket strength, population and accessibility)than the release property.

3     The Cut-off Date is May 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in May 2007 were due on May 1, 2007, not the actual day on which such scheduled payments were due.

      With respect to Mortgage Loan No. 1 (referred to herein as the "Beacon
      Seattle & DC Portfolio Loan" and the "Beacon Seattle & DC Portfolio Pari
      Passu Loan"), the mortgage loan is comprised of a note with an outstanding principal balance as of the Cut-off Date of $775,000,000 that is secured by the mortgaged properties on a pari passu basis with several other notes
      (the "Beacon Seattle & DC Portfolio Companion Loan") that are not included in the trust. The Beacon Seattle & DC Portfolio Companion Loan had an
      outstanding principal balance as of the Cut-off Date of $1,925,000,000.
      The Beacon Seattle & DC Portfolio Companion Loan has the same interest rate, maturity date and amortization term as the Beacon Seattle & DC
      Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Beacon Seattle & DC
      Portfolio Loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR,
      NCF DSCR, NCF DSCR After Initial IO Period, Cut-off Date LTV, Balloon LTV
      and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Beacon Seattle & DC Portfolio Pari Passu
      Loan and the Beacon Seattle & DC Portfolio Companion Loan. Please see
      Appendix IV for more details with respect to collateral characteristics and historical NOI figures.

      With respect to Mortgage Loan No. 23, The Equitable Building, the
      $30,000,000 loan represents the senior financing interest in an A/B note loan structure which totals $31,500,000. The B Note has an outstanding principal balance as of the Cut-off Date of $1,500,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B
      Note is 81.4% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.32x.

      With respect to Mortgage Loan No. 28, Farmers Insurance Office Complex -
      Simi Valley, the $25,620,000 loan represents the senior financing interest in a A/JuniorA/B note loan structure which totals $35,257,786. The Junior
      A Note has an outstanding principal balance as of the Cut-off Date of
      $4,200,000 and is not included in the trust. The B Note has an outstanding principal balance as of the Cut-off Date of $5,348,049 and is not included in the trust. The aggregate LTV of the mortgage loan, Junior Note A and B
      Note is 82.7% and the aggregate underwritten DSCR based on the debt of the mortgage loan, the Junior Note A and the B Note is 1.12x.

      With respect to Mortgage Loan No. 164, The Falls at Settler's Walk, the
      $6,000,000 loan represents the senior financing interest in an A/B note loan structure which totals $6,380,000. The B Note has an outstanding principal balance as of the Cut-off Date of $380,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B
      Note is 83.9% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.27x.

      With respect to Mortgage Loan No. 1, Beacon Seattle & DC Portfolio Loan,
      the borrower has mezzanine financing in the amount of $205,000,000.

      With respect to Mortgage Loan No. 2, Tabor Center/US Bank Tower, the
      borrower has cross-collateralized and cross-defaulted mezzanine financing in the aggregate amount of $209,100,000.

      With respect to Mortgage Loan No. 3, PDG Portfolio, the borrower has mezzanine financing in the amount of $34,000,000. The amount can be increased by up to $23,000,000 within the first two years of the loan term, provided the total mezzanine loan amount, combined with the senior loan amount is not greater than 90% LTV.

      With respect to Mortgage Loan No. 4, New York City Apartment Portfolio,
      the borrower has mezzanine financing in the amount of $20,000,000.
      Additionally, the borrower has an unsecured obligation (on an annual basis during the term of the loan) to pay $50,000 annually to one guarantor and
      $100,000 to another guarantor annually in order to comply with the requirements of the laws of England and Wales.

      With respect to Mortgage Loan No. 13, Aloft at The Glen Town Center, the
      borrower is a party to a payment agreement with the Village of Glenview, pursuant to which agreement borrower agreed to pay an annual equity participation payment to the Village of Glenview from net operating income of the property. The borrower owes 36.54% of $12,750,000 ("Total
      Obligation"). Moreover, borrower owes 36.54% of $750,000 on August 16,
      2008 regardless of whether any net operating income is generated by the property. All such payments shall be applied to borrower's Total
      Obligation.

      With respect to Mortgage Loan No. 165, Best Western Windjammer Inn, the
      borrower has a junior loan in the amount of $1,000,000, which junior loan is unsecured and is subordinate to the mortgage loan.

                                      II-5

      With respect to Mortgage Loan No. 221, Shady Grove Cottages, the borrower has unsecured outstanding loans in the aggregate amount of $158,485 in favor of guarantor and guarantor's affiliates.

      With respect to Mortgage Loan No. 41, Best Western Sunset Plaza, the
      borrower has the right in the future to obtain secondary financing secured with a second priority lien on the property subject to certain conditions, including, but not limited to: (i) no event of default under the loan documents has occurred, (ii) the aggregate LTV does not exceed 75%, (iii)
      the aggregate DSCR is not less than 1.40x, and (iv) the lender shall have approved the mezzanine loan documents, including the intercreditor agreement.

      With respect to Mortgage Loan No. 42, The Timbers Apartments - CA, the
      borrower has a one (1) time right in the future to obtain secured subordinate financing on the property subject to certain conditions, including, but not limited to: (i) the combined LTV cannot exceed 80%,
      (ii) the combined DSCR shall not be less than 1.05x, (iii) the lender shall have approved the subordinate loan documents and (iv) the lender shall have received "no downgrade" confirmation from the applicable rating agencies. Additionally, the borrower has a one (1) time right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) no event of default under the loan documents has occurred, (ii) the lender shall have approved in its reasonable discretion the mezzanine loan documents, (iii) the combined
      DSCR shall not be less than 1.05x, (iv) the combined LTV cannot exceed 85%
      and (v) the lender shall have received "no downgrade" confirmation in connection with the related mezzanine financing.

      With respect to Mortgage Loan No. 61, Pine Haven RV Resort, the borrower has the right in the future to obtain subordinate financing secured with a second priority lien on the property subject to certain conditions, including but not limited to: (i) the combined LTV does not exceed 80%,
      (ii) the combined DSCR is not less than 1.45x and (iii) the property has generated and collected $2,100,000 of rental income in the last 12 months.

      With respect to Mortgage Loan No. 103, Volume Distributors Industrial, the
      borrower has the right in the future to obtain secured subordinate financing (in lieu of the borrower's owners' election of mezzanine financing) on the property subject to certain conditions, including but not limited to: (i) the aggregate LTV does not exceed 67.9%; (ii) the aggregate actual DSCR is not less than 1.15x ; (iii) the junior lender shall be subject to the lender's reasonable approval; (iv) the junior loan documents, including subordination and standstill agreement, shall be acceptable to the lender; and (v) the lender shall have received "no downgrade" confirmation from applicable rating agencies in connection with the related junior mortgage financing.

      With respect to Mortgage Loan No. 126, Shops of Heatherfields, the
      borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the combined LTV does not exceed 60% and (ii) the combined
      DSCR is not less than 1.60x.

      With respect to Mortgage Loan No. 147, SAS Safety Corp Industrial, the
      borrower has a one-time right in the future to obtain secured subordinate financing (in lieu of the borrower's owners' election of mezzanine financing) on the property subject to certain conditions, including but not limited to: (i) the aggregate LTV does not exceed 68%; (ii) the aggregate actual DSCR is not less than 1.15x (based on amortizing payments) and 0.82x (based on 10% mortgage constant); (iii) the junior lender shall be approved by lender; (iv) the junior loan documents, including a subordination and standstill agreement, shall be acceptable to the lender; and (v) the lender shall have received "no downgrade"
      confirmation from applicable rating agencies in connection with the related junior mortgage financing.

      With respect to Mortgage Loan No. 220, Grocery Outlet Mall, the borrower has the right in the future to obtain subordinate financing secured by a second lien on the property subject to certain conditions, including, but not limited to: (i) no default has occurred and is continuing, (ii) the combined LTV does not exceed 83% using a loan constant of 10.09%, (iii)
      the combined DSCR is not less than 0.83x, (iv) the subordinate financing is in a predetermined fixed amount of principal not exceeding $150,000.00 and is not a "participating" or "convertible" obligation and (v) the lender shall have received "no downgrade" confirmation from the applicable rating agencies.

      With respect to Mortgage Loan No. 252, A-American Inglewood, Prairie Ave.
      Storage Facility, the borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the aggregate LTV does not exceed 72%; (ii) the aggregate DSCR is not less than 1.26x; (iii) the junior lender shall have delivered junior loan documents with adequate senior lender protections and a subordination and standstill agreement acceptable to the lender; (iv) lender approval of junior lender; and (v)
      if required by lender, lender shall have received "no downgrade"
      confirmation from applicable rating agencies in connection with the related financing.

      With respect to Mortgage Loan No. 296, A-American Riverside, Hole Ave.,
      the borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the aggregate LTV does not exceed 69%; (ii) the aggregate
      DSCR is not less than 1.25x; (iii) the junior lender shall have delivered junior loan documents with adequate senior lender protections and a subordination and standstill agreement acceptable to the lender; (iv)
      lender approval of junior lender; and (v) if required by ender, lender shall have received "no downgrade" confirmation from applicable rating agencies in connection with the related financing.

      With respect to Mortgage Loan No. 305, A-American Ridgecrest, the borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i)
      the aggregate LTV does not exceed 68%; (ii) the aggregate DSCR is not less than 1.28x; (iii) the junior lender shall have delivered junior loan documents with adequate senior lender protections and a subordination and standstill agreement acceptable to the lender; (iv) lender approval of junior lender; and (v) if required by lender, lender shall have received
      "no downgrade" confirmation from applicable rating agencies in connection with the related financing.

                                      II-6

      With respect to Mortgage Loan No. 317, A-American Mill Street Self Storage
      Facility, the borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the aggregate LTV does not exceed 70%;
      (ii) the aggregate DSCR is not less than 1.27x; (iii) the junior lender shall have delivered junior loan documents with adequate senior lender protections and a subordination and standstill agreement acceptable to the lender; (iv) lender approval of junior lender; and (v) if required by lender, lender shall have received "no downgrade" confirmation from applicable rating agencies in connection with the related financing.

      With respect to Mortgage Loan No. 3, PDG Portfolio, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than
      90%, (ii) the combined DSCR is not less than 1.00x, (iii) the current mezzanine financing on the property is no longer outstanding and (iv) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 4, New York City Apartment Portfolio,
      equity owners of the borrower have the right in the future to obtain mezzanine financing on the property subject to certain conditions, including, but not limited to: (i) no event of default shall then exist,
      (ii) (a) the LTV of the loan prior to any mezzanine financing is not greater than 85%, and (b) the combined LTV is not greater than 90%, (iii)
      (x) the DSCR of the loan prior to any mezzanine financing is not less than
      1.20x and (y) the combined DSCR is not less than 1.10x, and (iv) the lender shall have received "no downgrade" confirmation in connection with the mezzanine loan.

      With respect to Mortgage Loan No. 7, Everett Mall Steadfast, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 85% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 8, City View Center, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 90% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 9, The Meridian, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than
      80%, (ii) the combined DSCR is not less than 1.10x and (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 10, Vista Ridge Portfolio, equity owners of the borrower have the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) the combined LTV shall not exceed 85%, (ii) the combined DSCR is not less than
      1.10x, (iii) no event of default, nor any event which with notice or the passage of time or both constitute an event of default, shall have occurred and be continuing, (iv) the lender shall have approved in its reasonable discretion, the terms of the mezzanine loan documents and the mezzanine lender and (v) the lender shall have received "no downgrade"
      confirmation in connection with the proposed mezzanine loan.

      With respect to Mortgage Loan No. 13, ALOFT at The Glen Town Center,
      equity owners of the borrower have the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) the combined LTV is not greater than 85%, (ii) the combined DSCR is not less than 1.10x, (iii) the lender shall have approved the mezzanine loan documents and (iv) the lender shall have received "no downgrade" confirmation in connection with the proposed loan.

      With respect to Mortgage Loan No. 16, CLT Industrial Complex, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 85% and (ii) the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan No. 18, Sheraton Imperial Hotel, the
      borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 65% and (ii) the combined DSCR is not less than 1.50x. In addition, the borrower has the right in the future to obtain unsecured financing for working capital purposes provided that, among other conditions, (i) the maximum principal amount outstanding at any time is
      $250,000 for a period not to exceed 24 months and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 22, Everett Mall Shopping Center Fox,
      the borrower has the right in the future to obtain unsecured subordinate financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 29, Escondido Gateway, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 36, Residence Inn Woburn, the borrower has the right in the future to obtain mezzanine financing on the property up to a maximum of three times provided that, among other conditions, (i)
      the combined LTV is not greater than 72.7%, (ii) the combined DSCR is not less than 1.20x and (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

                                      II-7

      With respect to Mortgage Loan No. 38, University Center, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 44, Misty Woods Apartments, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80% and (ii) receipt of no downgrade letters from the rating agencies.

      With respect to Mortgage Loan No. 45, Mesa Shores, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 46, Courtyard by Marriott - Shelton, CT,
      the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the aggregate LTV does not exceed 75%; (ii) the aggregate DSCR is not less than 1.20x (based on amortizing payments); (iii) the mezzanine lender shall be an institutional lender satisfying rating agency criteria; and (iv) the mezzanine loan documents, including an intercreditor agreement, shall be acceptable to the lender. With respect to Mortgage Loan No. 49, City Place
      Five, equity owners of the borrower have the right in the future to obtain mezzanine financing subject to certain conditions, including but not limited to: (i) the combined LTV is not greater than 80% and (ii) the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan No. 49, City Place 5, the equity owners of the borrowers have the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) the combined LTV shall not exceed 80%, (ii) the combined DSCR shall be equal to or greater than 1.20x, (iii) the lender shall have approved in its reasonable discretion the mezzanine loan documents and the mezzanine lender, (iv) such mezzanine loan shall be obtained for the benefit of the property or for property-related needs and (v) no event of default, nor any event which with notice or the passage of time or both would constitute an event of default.

      With respect to Mortgage Loan No. 56, 1450 Veterans Boulevard, the
      borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 85%, (ii) the combined DSCR is not less than 1.07x and
      (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 58, Campus Courtyard, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 85% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 62, Gateway at Centreport, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80%, (ii) the combined DSCR is not less than 1.05x and (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 65, Escondido Valley Center, the
      borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 67, 28624 Witherspoon Parkway, the
      borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 75%, (ii) the combined DSCR is not less than 1.05x on a
      9% constant and (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. The ability to obtain mezzanine debt is personal to the current borrower.

      With respect to Mortgage Loan No. 73, Union Plaza, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 76, Ken Caryl Safeway, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 86, The Robertson I & II, equity owners of the borrowers have the right in the future to obtain mezzanine financing subject to certain conditions, including but not limited to: (i)
      the combined LTV shall not exceed 92%, (ii) the combined DSCR is not less than 1.05x, (iii) no default or event of default shall have occurred and be continuing, (iv) the lender shall have approved in its reasonable discretion the terms of the mezzanine loan documents and the mezzanine lender and (v) the lender shall have received "no downgrade" confirmation in connection with the proposed mezzanine loan.

      With respect to Mortgage Loan No. 88, A American Ingelwood, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80% and (ii) the combined DSCR is not less than 1.15x.

                                      II-8

      With respect to Mortgage Loan No. 108, Washington Point II, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 119, Lakewood City Center, the borrower has the right in the future to obtain unsecured financing on the property from affiliates of the borrower to finance capital improvements at the property, provided that, among other conditions, (i) the maximum amount is
      $243,000 and (ii) a subordination and standstill agreement is required..

      With respect to Mortgage Loan No. 130, Hampton Inn & Suites, Redding, the
      borrower has the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) no event of default under the loan documents has occurred, (ii) the lender shall have approved the mezzanine loan documents, (iii) the combined LTV is not greater than 85%, (iv) the combined DSCR is not less than 1.07x and (v)
      the lender shall have received "no downgrade" confirmation in connection with the proposed mezzanine loan.

      With respect to Mortgage Loan No. 133, Tourney Road Retail, equity owners of the borrower have the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) the aggregate LTV is not greater than 80%, (ii) the combined DSCR calculated based on a 30 year amortization period regardless of any actual interest only periods is not less than 1.25x, (iii) the combined DSCR calculated using a 9.25% debt service constant is not less than 0.95x, (iv) the lender shall have approved the mezzanine loan documents and (v) the lender shall have received "no downgrade" confirmation in connection with the proposed mezzanine loan.

      With respect to Mortgage Loan No. 136, Addison Plaza, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 143, A Storage Place I & II, equity owners of the borrower have the right in the future to obtain mezzanine financing on the property subject to certain conditions, including, but not limited to: (i) the aggregate LTV is not greater than 85%, (ii) the combined DSCR is not less than 1.10x, (iii) the lender shall have approved the mezzanine loan documents and (iv) the lender shall have received "no downgrade" confirmation in connection with the proposed mezzanine loan.

      With respect to Mortgage Loan No. 147, SAS Safety Corp Industrial, the
      borrower has a one-time right in the future to obtain mezzanine financing
      (in lieu of the borrower's election of secured subordinate financing) on the property subject to certain conditions, including but not limited to:
      (i) the aggregate LTV does not exceed 80%; (ii) the aggregate DSCR is not less than 1.15x (based on amortizing payments); (iii) the mezzanine lender shall be approved by the lender; (iv) the mezzanine loan documents, including an intercreditor agreement, shall be reasonably acceptable to the lender; and (v) the lender shall have received "no downgrade"
      confirmation from applicable rating agencies in connection with the related mezzanine financing.

      With respect to Mortgage Loan No. 167, A American El Cajon, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80% and (ii) the combined DSCR is not less than 1.15x.

      With respect to Mortgage Loan No. 206, Hampton Inn Waynesboro, the
      borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) aggregate LTV does not exceed 75%; (ii) aggregate DSCR is not less than 1.30x; (iii) the mezzanine lender shall satisfy qualified transferee criteria ((A) $750 million in total assets in name or under management, (B) except for pension advisory or fiduciary, $500 million of capital surplus or shareholder equity, and (C) being regularly engaged in business of making or owning commercial real estate loans or operating commercial real estate properties); (iv) the mezzanine intercreditor agreement shall be acceptable to lender and applicable rating agencies; (v) the lender shall have received "no downgrade" confirmation from applicable rating agencies in connection with the related mezzanine financing; and (vi) cash management shall thereafter apply.

      With respect to Mortgage Loan No. 352, 5335 Sterling Drive, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the aggregate LTV does not exceed 75%; (ii) the aggregate DSCR is not less than 1.20x; (iii) the mezzanine lender shall be an institutional lender satisfying rating agency criteria (the borrower is pre-approved as a mezzanine lender so long as there is no material adverse change to its financial condition since loan origination); and (iv) the mezzanine loan documents, including intercreditor agreement, shall be acceptable to lender.

      With respect to Mortgage Loan No. 354, Pecue Estates MHC, equity owners of the borrower have the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) the combined LTV is not greater than 80%, (ii) the combined DSCR is not less than 1.20x, (iii) the lender shall have approved the mezzanine loan documents and (iv) the lender shall have received "no downgrade"
      confirmation in connection with the proposed mezzanine loan.

      With respect to Mortgage Loan No. 366, Wildwood Office Building, the
      borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the aggregate LTV does not exceed 75%; (ii) the aggregate DSCR is not less than 1.20x; (iii) the mezzanine lender shall be acceptable to the lender and applicable rating agencies (a Non-SPE Borrower is pre-approved as a mezzanine lender so long as there is no material adverse change to its financial condition since loan origination); (iv) the mezzanine loan documents, including intercreditor agreement, shall be reasonably acceptable to the lender and applicable rating agencies; and (v) if required by applicable pooling and servicing agreement, the lender shall have received "no downgrade"
      confirmation from applicable rating agencies in connection with the related mezzanine financing.

                                      II-9

      With respect to Mortgage Loan No. 399, Airport Business Park, equity owners of the borrower have the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to:
      (i) the aggregate LTV is not greater than 80%, (ii) the aggregate DSCR is not less than 1.10x, (iii) the mezzanine loan documents, including the intercreditor agreement, shall be approved by lender and (iv) the lender shall have received "no downgrade" confirmation in connection with the related mezzanine financing.

4     The indicated NOI DSCR, NCF DSCR, Cut-Off Date LTV, Balloon LTV reflect current scheduled payments as of the Cut-off Date for all Mortgage Loans.
      The indicated NCF DSCR After Initial IO Period reflects scheduled payments after any applicable interest only periods.

5     With respect to Mortgage Loan No. 271, Midtown Center Mobile Home Park,
      the collateral consists of 80 pad sites, three single-family detached residences (one of which is used as a management office/laundry facility), and a 4,000 SF warehouse. All pad sites are occupied with trailers. Of the
      80 mobile homes, 58 are owned by the borrower and are rented out as apartments, the other 22 mobile homes are owned by third party tenants
      (who lease the pad site). The 58 Borrower-owned trailers are approximately
      88% leased and the 22 pad sites are 100% leased. Overall, 91.25% of the pad sites are leased as of 2/26/07. The Cut-Off Date Balance per Unit is calculated using the 80 pad site count.

6     In general for each mortgaged property, "Percent Leased" was determined based on a rent roll, operating statement, lease or occupancy report provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

7     With respect to Mortgage Loan No. 18, Sheraton Imperial Hotel, a portion of the mortgaged property is subject to a ground lease however, the ground lessor, an affiliate of the borrower, has granted a mortgage on its interest to the lender and subordinated its interest in the mortgaged property to the lien of the fee mortgage. As such, the interest of the lender in this Mortgage Loan has been characterized as a fee interest.

      With respect to Mortgage Loan No. 19, Fairgrounds Square Mall, the related
      Mortgage Loan is secured by a fee and leasehold interest in the subject property. Lender did not attribute any economic value to that portion of the property that is subject to the ground lease.

      With respect to Mortgage Loan No. 52, 2000 & 2400 Oxford Drive, the
      related Mortgage Loan is secured by a leasehold interest; however, the fee interest is pledged as security for the subject loan, therefore the security interest is fee.

      With respect to Mortgage Loan No. 114, Colorado Cinema, the related
      Mortgage Loan is secured by a fee and leasehold interest in the subject property; however, the portion of the subject property which is subject to a leasehold mortgage consists solely of the borrower's reversionary interest in a parking lot parcel adjacent to the main (fee mortgage)
      collateral parcel, which parking lot parcel was previously assigned by the borrower to the cinema tenant on the main (fee mortgage) parcel. The parking lot parcel is referred to as the Tiller Parcel in the borrower's ground lease of the main parcel to the cinema tenant, and the ground lease does not expressly require the parking provided by the Tiller Parcel. The leasehold mortgage on borrower's reversionary interest was not given value for underwriting purposes, but was taken by lender as additional collateral.

      With respect to Mortgage Loan No. 219, Holiday Inn Express - Fultondale,
      the related Mortgage Loan is secured by a leasehold interest in the subject property; however, the borrower or lender has the option to purchase the fee at lease maturity for $20,000 plus costs. The borrower escrowed $21,000 for the purchase.

      With respect to Mortgage Loan No. 224, Shelter Island Village, the related
      Mortgage Loan is secured by a fee and leasehold interest in the subject property. Only a small portion of the property is subject to a ground lease and lender did not attribute any economic value to that portion of the property.

      With respect to Mortgage Loan No. 311, Country Inn & Suites Lumberton, the
      property is subject to a ground lease. However, the ground lessor has encumbered its interest in the mortgaged property to the lien of the mortgage such that upon foreclosure, the ground lease is extinguished. As such, the loan is disclosed as a fee loan.

      With respect to Mortgage Loan No. 316, Walgreen's - Lexington, the related
      Mortgage Loan is secured by a fee and leasehold interest in the subject property; however, the fee is not subordinated and the entirety of the mortgaged property is a leasehold interest. The latest expiration date of the leasehold interest is May 31, 2081 and the loan maturity date is March
      1, 2037.

8     With respect to Mortgage Loan No. 31, Santa Fe Ridge Apartments, the
      borrower will make interest only payment for the full term, but following the 56th payment date if certain net cash flow and LTV tests specified in the loan documents are not met, then, commencing with the sixty-first
      (61st) payment date, the monthly debt service payment will increase to a monthly debt service payment consistent with an amortizing loan (based on an amortization term of 30 years) and the portion of the monthly payment over and above the interest only payment will be retained in a reserve as additional security for the Mortgage Loan.

9     The "Grace Period" shown is grace period to charge late interest.

                                      II-10

10    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
      Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

11    With respect to Mortgage Loan No. 4, New York City Apartment Portfolio,
      the appraised value is based on stabilization of the subject property. The
      "as stabilized" value of $321,200,000 is conditioned upon income from the interest reserve and completion of secured renovations. A $5,000,000 reserve is in place for capital expenditures, and a $5,000,000 interest reserve is in place. The "as-is" value is $244,000,000.

      With respect to Mortgage Loan No. 54, Eastgate Crossing, the appraised value and LTV are based on a stabilized value of the subject property. The
      "as stabilized" value of $21,000,000 is conditional upon income from lease-up. A $5,950,000 letter of credit has been deposited as additional collateral which release is conditioned on maintaining a DSCR of at least
      1.15x. The "as-is" value is $19,700,000.

      With respect to Mortgage Loan No. 102, CenterPointe Office Center, the
      appraised value is based on stabilization of the subject property. The "as stabilized" value of $11,750,000 is conditional upon the completion of the tenant improvements for the Freedom Credit Union space. A $450,000 reserve was funded at closing that will be released upon the tenant being in occupancy, open for business and providing a clean estoppel. A general
      TI/LC reserve of $300,000 was also funded at loan closing. The "as-is"
      value is $10,050,000.

      With respect to Mortgage Loan No. 186, Village Inn Motel, the appraised value is based on stabilization of the subject property. The "as stabilized" value of $3,550,000 is conditional upon replacement of the roof at the subject property. A $66,436 deferred maintenance reserve was funded at closing that will be released upon completion of roof replacement. The work must be completed by December 31, 2007. The "as-is"
      value is $3,485,000.

      With respect to Mortgage Loan No. 280, Sierra Trading Post, the appraised value is based on stabilization of the subject property. The "as stabilized" value of $4,600,000 is conditional upon completion of construction and Sierra Trading Post commencing rent payments. Loan will be full recourse to the borrower and guarantor until the tenant is in possession of the leased premises, is open for business and has commenced paying rent. The "as-is" value is $3,680,000.

      With respect to Mortgage Loan No. 364, TRI-County Shopping Center, the
      appraised value is based on stabilization of the subject property. The "as stabilized" value of $2,500,000 is conditional upon the property reaching a stabilized occupancy of 95%. A $26,600 reserve was funded at closing for
      Marble Slab, to be released upon tenant being in occupancy, open for business and providing a clean estoppel. Additionally, a $135,000 reserve was funded at closing for unit 114 that is currently vacant. Funds will be released once the space is leased with a tenant in physical occupancy, open for business, paying rent and providing a clean estoppel. The "as-is"
      value is $2,460,000.

12    "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
      Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

13    For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14    For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

15    For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

16    "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax,
      Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

17    "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

18    "Initial Capital Expenditure Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

                                      II-11

19    "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20    "Current Capital Expenditure Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of April
      2007.

21    "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

22    "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

23    "Current TI/LC Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of April 2007.

24    "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
      Date.

25    The ""Prepayment Code"" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period.
      "DEF" represents defeasance. "DEF/YM" represents defeasance or yield maintenance. DEF/YM1" represents defeasance or the greater of yield maintenance and 1.0%. "YM3" represents the greater of yield maintenance and 3.0%. "YM1" represents the greater of yield maintenance and 1.0%. "YM"
      represents yield maintenance. "3.0%", "2.0%" and "1.0%" represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of ""Prepayment Code"" represents the number of payments in the Original Term to Maturity for which such provision applies.

      With respect to Mortgage Loan No. 64, Gateway Medical Research Building,
      the borrower may partially prepay the Mortgage Loan, up to 33.33% of the original principal balance, subject to the greater of yield maintenance and 1.0%.

26    Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 18 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A" ... and "R". Exceptions to formulas are shown below.
      Descriptions of these yield maintenance formulas are listed beginning on page II-14. Numerical references and sections refer back to the original loan documents.

27    The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

28    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1 -
      12, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve certain conditions in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                    Escrowed Holdback or
  Mtg.                                       Escrow or LOC      Letter of Credit Initial   Outside Date   Prepayment Premium
Loan No.   Property Name                   Release Conditions                     Amount   for Release        Provisions
------------------------------------------------------------------------------------------------------------------------------

   3       PDG Portfolio                           1                            $825,426    10/03/2007     Yield Maintenance
   7       Everett Mall Steadfast                  2                          $8,000,000    04/01/2011    Greater of 5% of YM
   21      Camelback Executive Park                1                             $87,864    02/19/2008     Yield Maintenance
   21      Camelback Executive Park                1                             $87,020    02/19/2012     Yield Maintenance
   43      Quarry Pond                             3                          $2,000,000    03/08/2009            NAP
   51      Littlefield 57                          4                            $250,000    03/14/2010    Greater of 5% of YM
   53      Camelback Tower                         1                            $429,000    02/13/2008     Yield Maintenance
   54      Eastgate Crossing                       5                      $5,950,000 LOC       NAP         Yield Maintenance

                                      II-12

   57      2100 West Loop                          6                          $1,429,000    06/30/2007    Greater of 5% of YM
   66      Spruce Tower                            7                      $2,750,000 LOC    04/01/2009     Yield Maintenance
  214      17015 Park Row                          8                        $158,000 LOC       NAP         Yield Maintenance
  226      Knollwood Apartments                    1                             $37,500    06/30/2007     Yield Maintenance
  233      1515 West Fullerton Avenue              1                            $193,252    04/01/2008     Yield Maintenance
  291      The Shops at Maricopa Village           9                            $300,000    02/01/2009            NAP
  300      Centreport Business Center              10                            $50,000    08/02/2007    Greater of 1% or YM
  328      1000 North Kraemer Place                1                              $3,750    10/01/2007     Yield Maintenance
  364      TRI-County Shopping Center              11                           $135,000    02/01/2009    Greater of 1% or YM
  386      Super Storage - Macon, GA               12                           $285,000    02/27/2008    Greater of 1% or YM

All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1.    The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

2.    The borrower furnishes to the lender, not more frequently than quarterly, a written disbursement request and upon satisfaction of certain conditions, including but not limited to, a DSCR equal to or greater than
      1.20x based on actual payments (interest only). If the borrower is not eligible for release, impound amounts shall be retained as additional security, or in the event of borrower default, at lender's option, be applied to outstanding principal balance (including applicable prepayment charges).

3.    The borrower furnishes to the lender satisfactory evidence that the property is not less than 95% occupied considering only those tenants that have accepted their respective spaces, are in occupancy, open for business and paying full contractual rent with no existing free rent periods and that the lender has received a tenant estoppel stating that the tenant space has been completed, such tenant has occupied the tenant space and is open for business therein, has commenced the payment of rent and that there are no defaults under the lease (nor does there exist any event or conditions, which with the passage of time or the giving of notice, or both, could result in a default).

4.    The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, a
      DSCR equal or greater than 1.20x and a maximum LTV of 80%. In the event of a principal paydown, principal and interest payments will re-set beginning
      May 1, 2012.

5.    The borrower furnishes to the lender a fully executed lease for the
      Circuit City space with specified terms, evidence of tenant occupancy, an estoppel certificate and evidence that the DSCR is equal to or greater than 1.15x.

6.    The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, a
      DSCR equal to or greater than 1.00x and a maximum of LTV of 80%.

7.    The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, the lender's DSCR Test is satisfied, fully executed lease(s) acceptable to the lender, lessee's estoppel certificates, including among other things, the lessee's occupancy and unconditional acceptance of the improvements and the commencement of consecutive monthly rental payments, and a certificate of occupancy.

8.    The borrower furnishes to the lender satisfactory evidence that RTU, L.P.
      has shown positive and increasing income from operations and revenues before extraordinary items for three consecutive fiscal years.

9.    The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, overall occupancy reaches 90%, the DSCR is 1.24x assuming a 30-year amortization and the borrower furnishes to the lender a current estoppel.

10.   The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, receipt of a signed lease and estoppel that the tenant GEBCO is in occupancy, open for business and paying rent,

11.   The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, evidence that the vacant space known as unit 114 has been leased for a term of no less than 2 years at a rate of $19.00 psf, NNN, an executed lease and estoppel that the tenant is in occupancy, open for business and paying rent,

12.   The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, that the DSCR is 1.25x based on actual mortgage constant and 0.88x based on a 10% constant, and the EGI is at least $25,000 per month over the trailing 6-month period. If the borrower is not eligible for release, impound amounts shall be applied to related expenses and to outstanding principal balance (including applicable prepayment charge). Principal and interest payments are not re-set in event of pay-down.

                                      II-13

YIELD MAINTENANCE FORMULAS

A.    "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of the Loan being prepaid or
      (ii) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Monthly Payment Date occurring in November 2011 determined by discounting such payments at the
      Discount Rate. As used in this definition, the term "Calculated Payments"
      shall mean the monthly payments of interest only which would be due on the
      Loan based on the principal amount of the Loan being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the related Interest Rate and (z) the Discount Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi annually. As used in this definition, the term "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15 Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Monthly Payment Date occurring in November 2011. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall
      Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B.    No privilege is reserved by Borrower to prepay the outstanding principal balance of this Note, in whole or in part, prior to the Maturity Date, except in strict accordance with the applicable provisions of the Loan
      Agreement. Notwithstanding the foregoing, commencing with the Payment Date occurring in April, 2016 ("Open Period"), Borrower may prepay in whole, but not in part, the outstanding principal balance of the Loan Amount without payment of the Make Whole Premium (as defined below) or any other prepayment premium but upon payment of all accrued and unpaid interest thereon and all other amounts due and payable to Lender under the Loan
      Documents. The "Make Whole Premium" shall mean an amount equal to a premium calculated as provided in subparagraphs (a) through (c) below:

      (a)   First, determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable U.S. Treasury Issue which has the closest maturity to the Maturity Date ("Primary
            Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, Lender shall choose a comparable Treasury Bond,
            Note or Bill ("Secondary Issue") which Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      (b)   Calculate the "Present Value of the Loan." The Present Value of the
            Loan is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the
            Maturity Date.

      (c)   Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      The following loans do not have any exceptions to the standard language:

      Mortgage Loan Nos. 3, PDG Portfolio

C.    "Yield Maintenance Premium" shall mean an amount equal to the greater of
      (A) one percent (1.0%) of the principal amount being prepaid, and (B) the present value of a series of payments each equal to the Payment
      Differential (as hereinafter defined) and payable on each Monthly Payment
      Date over the remaining original term of the Note and on the Maturity
      Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Monthly Payment Date and the Maturity Date. The term "Payment
      Differential" shall mean an amount equal to (i) the Interest Rate less the
      Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii)
      the principal sum outstanding under the Note being prepaid after application of the constant monthly payment due under the Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue
      (primary issue) with a maturity date closest to the Maturity Date, or (ii)
      the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

      1.1.1 Voluntary Prepayments.

      (a)   Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.
      On the Prepayment Lockout Expiration Date, or on any Monthly Payment Date
      thereafter, Borrower may, at its option and upon thirty (30) days' prior notice to Lender, prepay the Outstanding Principal Balance in whole only without payment of the Yield Maintenance Premium. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon through the last calendar day in the Interest Period in which such prepayment occurs.

                                      II-14

      (b)   Notwithstanding anything contained in the foregoing to the contrary, following the Monthly Payment Date occurring in (1)April, 2009, Borrower may prepay the Outstanding Principal Balance in whole only, but not in part, together with the payment of the Yield Maintenance Premium and all other sums due under the Loan Documents. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon through the last calendar day in the Interest
      Period in which such prepayment occurs.

      Notes:

      With respect to Mortgage Loan No. 54, Eastgate Crossing, delete: "April"
      and insert: "May".

      The following loans do not have any exceptions to the standard language:

      Mortgage Loan No. 5, Layton Hills Mall

D.    The prepayment consideration will equal (A) in connection with a property release prior to the expiration of the prepayment lockout period or in connection with the assumption of an individual property, the greater of
      (A) 1.50% or (B) yield maintenance (based on the yield on the U.S.
      Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the notes; and (B) after the expiration of the prepayment lockout period, the greater of (A) 1.00% or
      (B) yield maintenance (based on the yield on the U.S. Treasury issue
      (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the notes plus 0.50%.

E.    "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of the Loan being prepaid or
      (ii) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Initial Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury
      Rate, when compounded semi-annually. As used in this definition, the term
      "Yield Maintenance Treasury Rate" shall mean the yield calculated by
      Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
      week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
      Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.    No privilege is reserved by Borrower to prepay the outstanding principal balance of this Note, in whole or in part, prior to the Maturity Date, except in strict accordance with the applicable provisions of the Loan
      Agreement. Notwithstanding the foregoing, on or after the date hereof, privilege is reserved, after giving thirty (30) days' prior written notice to Lender (provided, however, Borrower shall have the right to (a) cancel such notice by providing Lender with notice of cancellation five (5) days prior to such date, or (b) extend such date until a later date, upon reasonable notice to Lender in accordance with this paragraph 2, provided that in each case Borrower pays all reasonable costs and expenses actually incurred by Lender as a result of such cancellation or extension), to prepay in full, but not in part, the entire outstanding principal amount of the Loan Amount, all accrued and unpaid interest thereon and all other amounts due and payable to Lender under the Loan Documents together with payment of an additional amount (the "Make Whole Premium") equal to a premium calculated as provided in subparagraphs (a) through (c) below:

      (A)   First, determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable U.S. Treasury Issue which has the closest maturity to the Maturity Date ("Primary
            Issue") published one week prior to the date of prepayment as set forth on the PX pages of Bloomberg (PX1-PX8) or a comparable source mutually agreeable to Borrower and Lender if the PX pages of
            Bloomberg are not available. In the event there is no market activity involving the Primary Issue at the time of prepayment,
            Lender shall choose a comparable Treasury Bond, Note or Bill
            ("Secondary Issue") which Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      (B)   Calculate the "Present Value of the Loan." The Present Value of the
            Loan is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the first day of the Open Period) discounted at the
            Reinvestment Yield for the number of months remaining from the date of prepayment to the Open Period.

      (C)   Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding the foregoing, commencing with the Payment Date occurring in October, 2016 ("Open Period"), Borrower may prepay in whole, but not in part, the outstanding principal balance of the Loan Amount without payment of the Make Whole Premium or any other prepayment premium but upon payment of all accrued and unpaid interest thereon and all other amounts due and payable to Lender under the Loan Documents and if the date of prepayment is not a monthly Payment Date, Borrower shall simultaneously pay to Lender all interest

                                      II-15

      on the outstanding principal balance of the Loan that would have accrued at the Regular Interest Rate for the period commencing on (and including)
      the date of prepayment to and including the last day of the calendar month in which such prepayment occurs.

      The following loans do not have any exceptions to the standard language:

      Mortgage Loan No. 9, The Meridian.

G.    Prepayment Consideration is equal to the greater of (A) 1% of the outstanding principal balance of the note on the date of prepayment, or
      (B) the Yield Maintenance Amount.

      "Yield Maintenance Amount" shall mean an amount, never less than zero, equal to (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through March 1, 2014
      (including any balloon payment), determined by discounting such payments at the Discount Rate (as hereinafter defined) less (y) the amount of the payment or proceeds received by lender.

      "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually.

      "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
      Release H.15 - Selected Interest Rates under the heading "U.S. Government
      Securities/Treasury Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating March 1, 2014 (in the event Release H.15 is no longer published, lender shall select a comparable publication to determine the
      Treasury Rate).

      All percentages should be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

H.    From and after the Lockout Period Expiration Date, provided no Event of
      Default exists, the principal balance of this Note may be prepaid, in whole but not in part (except as permitted by Section 5.6 of the Security
      Instrument), on a Monthly Payment Date only upon: (i) not less than 30 days and not more than 60 days prior written notice (the "Prepayment
      Notice") to Lender specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"), (ii) payment of all accrued and unpaid interest on the outstanding principal balance of this
      Note to and including the Prepayment Date; (iii) payment of all other sums then due under this Note, the Security Instrument and the other Loan
      Documents and (iv) if the Prepayment Date occurs prior to the Monthly
      Payment Date which is three (3) months prior to the Maturity Date, payment of a prepayment consideration (the "Prepayment Consideration") in an amount equal to the greater of: (A) one (1%) percent of the principal amount of the Loan being prepaid; and (B) the present value of a series of payments each equal to the Payment Differential and payable on each
      Monthly Payment Date over the remaining original term of this Note and on the Maturity Date discounted at the Reinvestment Yield for the number of months remaining from the Prepayment Date to each such Monthly Payment
      Date and the Maturity Date. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount, and the basis of determination, of the required Prepayment Consideration. If a Prepayment
      Notice is given by Borrower to Lender pursuant to this Article 5, the principal balance of this Note and the other sums required under this
      Article shall be due and payable on the Prepayment Date.

I.    "Make Whole Premium" means the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)   Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue")
      published one week prior to the date of prepayment(1) and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the
      Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
      Issue") which the Lender reasonably deems to be similar to the Primary
      Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity(2) as the Note.

      (2)   Calculate the "Present Value of the Loan." The Present Value of the
      Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the(3)
      Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the(3) Maturity Date.

      (3)   Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      (4)"Open Period" means the period beginning with the payment date in that month which is(5)(6) three months prior to the(3) Maturity Date.

                                      II-16

      Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open
      Period(7). From and after such date, provided there is no Event of
      Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date,
      Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the
      Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.(8)

      (9)In addition, Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open
      Period will require the payment of the Make Whole Premium.(10)

      NOTES:

      (1)   With respect to Mortgage Loan No. 67, 28624 Witherspoon Parkway, insert: "plus 50 basis points"

      (2)   With respect to Mortgage Loan No. 53, Camelback Tower; Mortgage Loan
            No. 21, Camelback Executive Park, Mortgage Loan No. 96, 2601
            Wilshire Boulevard: delete: "as the Note" and insert: "of the U.S.
            Treasury Issue as to the time remaining to the Anticipated Repayment
            Date in the Note."

      (3)   With respect to Mortgage Loan No. 36, Residence Inn Woburn; Mortgage
            Loan No. 53, Camelback Tower; Mortgage Loan No. 21, Camelback
            Executive Park; and Mortgage Loan No. 96, 2601 Wilshire Boulevard:
            delete: "Maturity Date" and insert: "Anticipated Repayment Date".

      (4)   With respect to Mortgage Loan No. 36, Residence Inn Woburn: delete:
            "Open Period" means the period beginning with the payment date in that month which is three months prior to the Maturity Date.

            Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open
            Period. From and after such date, provided there is no Event of
            Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith;

            In addition, Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium.

            insert: "Notwithstanding anything in this Section 2.1 (D) to the contrary, during the last twelve months prior to the Anticipated
            Repayment Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in
            (1) through (3) above.

            (E) Loan Prepayment.

                  (i)   Except as is expressly permitted in the Loan Documents
                        as it relates to casualty and Taking proceeds and as set
                        forth in (ii) below, Borrower shall not have the right
                        or privilege to prepay all or any portion of the unpaid
                        principal balance of the Note until the date which is
                        twelve months prior to the Anticipated Repayment Date.
                        From and after such date, provided that prior to the
                        Anticipated Repayment Date there is no Event of Default
                        and in any event, at any time after the Anticipated
                        Repayment Date, the principal balance of the Note may be
                        prepaid, at par, in whole but not in part, upon: (a) not
                        less than 15 days prior written notice to Lender
                        specifying the date on which prepayment is to be made,
                        which prepayment must occur no later than the fifth day
                        of any such month unless Borrower pays to Lender all
                        interest that would have accrued for the entire month in
                        which the Note is prepaid absent such prepayment. If
                        prepayment occurs on a date other than a scheduled
                        monthly payment date, Borrower shall make the scheduled
                        monthly payment in accordance with the terms of the
                        Note, regardless of any prepayment; (b) payment of all
                        accrued and unpaid interest on the outstanding principal
                        balance of the Note to and including the date on which
                        prepayment is to be made; and (c) payment of all other
                        Indebtedness then due under the Loan Documents. Lender
                        shall not be obligated to accept any prepayment of the
                        principal balance of the Note unless it is accompanied
                        by all sums due in connection therewith;

                  (ii)  In addition to the Loan prepayment rights set forth in paragraph 2.1 (E)(i) hereinabove, prior to the date
                        which is twelve months prior to the Anticipated
                        Repayment Date, Borrower may prepay the principal
                        balance

                                      II-17

                        of the Note, provided there is no Event of Default, in
                        whole but not in part, upon (a) not less than 15 days
                        prior to written notice to the Lender specifying the
                        date on which prepayment is to be made, which prepayment
                        must occur no later than the fifth day of any such month
                        unless Borrower pays to Lender all interest that would
                        have accrued for the entire month in which the Note is
                        prepaid, absent such prepayment. If prepayment occurs on
                        a date other than a scheduled monthly payment date,
                        Borrower shall make the scheduled monthly payment in
                        accordance wit the terms of the Note regardless of any
                        prepayment; (b) payment of all accrued and unpaid
                        interest on the outstanding principal balance of the
                        Note to and including the date on which prepayment is
                        made, (c) payment of all other Indebtedness then due
                        under the Loan Documents, and (d) payment of a Make
                        Whole Premium. Lender shall not be obligated to accept
                        any prepayment of the principal balance of the Note
                        unless it is accompanied by all sums due in connection
                        therewith.

                        Notwithstanding the above, partial prepayments (at par)
                        will be permitted pursuant to the Loan Documents as it
                        relates to casualty and Taking proceeds, and in the
                        event of any other partial prepayment, if any, the
                        Present Value of the Loan shall be calculated in
                        accordance with 2.1.D (2) above multiplied by the
                        fraction which results from dividing the amount of the
                        prepaid proceeds by the principal balance immediately
                        prior to prepayment. All partial prepayments shall be
                        made on a regular installment date and shell be first
                        applied to any payments in inverse order due and not
                        defer the due date of any payments.

      (5)   With respect to Mortgage Loan No. 53, Camelback Tower and Mortgage
            Loan No. 21, Camelback Executive Park: delete: "three" and insert:
            "two".

      (6)   With respect to Mortgage Loan No. 66, Spruce Tower and Mortgage Loan
            No. 67, 28624 Witherspoon Parkway: delete: "three" and insert:
            "one".

      (7)   With respect to Mortgage Loan No. 66, Spruce Tower: insert: "subject to subparagraph (ii) below."

      (8)   With respect to Mortgage Loan No. 53, Camelback Tower and Mortgage
            Loan No. 21, Camelback Executive Park: insert: "Borrower's right to prepay the unpaid principal balance in accordance with the terms of this Section 2.1(E)(i) will require the payment of the Make Whole
            Premium if such prepayment is prior to the Open Period. "

      (9)   With respect to Mortgage Loan No. 53, Camelback Tower and Mortgage
            Loan No. 21, Camelback Executive Park: delete: "In addition,
            Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium."

      (10)  With respect to Mortgage Loan No. 53, Camelback Tower, Mortgage Loan
            No. 21, Camelback Executive Park and Mortgage Loan No. 96, 2601
            Wilshire Boulevard: insert: "(ii) Following the Anticipated
            Repayment Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date,
            Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the
            Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection there with.
            Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of the Note."

      The following loans do not have any exceptions to the standard language:

      Mortgage Loan No. 34, Crossings of Sandusky

                                      II-18

J.    Basic Charge.

      Except as provided below, if this Note is prepaid prior to the Open Period
      Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
      Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

      (i)   an amount equal to 1% of the amount prepaid; or

      (ii)  an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by
            discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity
            Date) back to the prepayment date at a discount rate equal to the
            Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

      For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States
      Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
      Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or
      4, if Due Dates are quarterly.

      Additional Charge.

      If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

      Exclusion.

      Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                      II-19

K.    Prepayment Consideration is equal to the greater of (A) 1% of the outstanding principal balance of the note on the date of prepayment or (B)
      the Yield Maintenance Amount.

      "Yield Maintenance Amount" shall mean an amount, never less than zero, equal to (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the originally scheduled maturity date (including any balloon payment), determined by discounting such payments at the Discount Rate (as hereinafter defined)
      less (y) the amount of the payment or proceeds received by lender.

      "Discount Rate" shall mean the rate which, when computed monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually.

      "Treasury Rate" shall mean the yield calculated by the interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 -
      Selected Interest Rates under the heading "U.S. Government
      Securities/Treasury Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date (in the event Release H.15 is no longer published, lender shall select a comparable publication to determine the
      Treasury Rate).

      All percentages should be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

      With respect to Mortgage Loan Nos. 77, 168, 169, 194 and 261, the
      "Treasury Rate" shall mean the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 - Selected Interest
      Rates under the heading "U.S. Government Securities/Treasury Constant
      Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates
      (one longer and one shorter) most nearly approximating the maturity date
      (in the event Release H.15 is no longer published, lender shall select a comparable publication to determine the Treasury Rate).

L.    The prepayment premium is equal to the greater of (i) one percent (1%) of the principal amount being prepaid or (ii) the present value of a series of payments each equal to the "Payment Differential" and payable on each payment date over the remaining original term of the mortgage loan through and including the maturity date, discounted at the "Reinvestment Yield"
      for the number of months remaining as of the date of such prepayment to each such payment date and the maturity date.

      "Payment Differential" shall mean an amount equal to (i) the interest rate on the mortgage loan less the "Reinvestment Yield", divided by (ii) 12 and multiplied by (iii) the principal sum outstanding under the mortgage loan after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

      "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date, or (ii) the yield on the U.S. Treasury issue
      (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the mortgage loan, with each such yield being based on the bid price for such issue as published in the Wall Street
      Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

                                      II-20

M.    Prepayment Consideration is equal to the greater of (A) 1% of the outstanding principal balance of the note on the date of prepayment or (B)
      the Yield Maintenance Amount.

      "Yield Maintenance Amount" shall mean an amount never less than zero equal to the present value of a series of "Monthly Amounts," assumed to be paid at the end of each month remaining from the prepayment date through the maturity date, discounted at the U.S. Securities Rate.

      "Monthly Amount" shall mean:

      A.    The Contract Rate,

            MINUS

      B.    As of the prepayment date, the Yield (the "U.S. Securities Rate"), as published by the federal reserve system in its "Statistical
            Release H. 15(519), Selected Interest Rates" under the caption "U.S.
            Government Securities/Treasury Constant Maturities," for a U.S.
            Government Security with a term equal to that remaining on the note on the prepayment date (which term maybe obtained by interpolating between the yields published for specific whole years),

            DIVIDED BY TWELVE (12) AND THE QUOTIENT THEREOF THEN MULTIPLIED BY

      C.    The amount prepaid on the prepayment date.

      All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts to the nearest whole dollar.

N.    "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the Calculated
      Payments (hereinafter defined) from the Prepayment Date through the
      Maturity Date determined by discounting such payments at the Discount Rate
      (hereinafter defined). As used in this definition, the term "Prepayment
      Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this
      Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance
      Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

O.    The Prepayment Consideration shall equal an amount equal to the greater of
      (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date
      (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The
      "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
      Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-21

P.    1.    (1)(2)(i) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the
      Open Period. From and after such date, provided there is no Event of
      Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b)
      payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan
      Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

      (3)(ii) "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the Environmental
      Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a Securitization Transaction.(4)

      (5)(iii) In addition to the Loan Prepayment rights set forth hereinabove,
      (6)after the Lockout Date (which is the earlier of the date which is two
      (2) years after the date of the Securitization Transaction (7)(as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but prior to the Open
      Period, Borrower may prepay the principal balance of this Note, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make Whole Premium.

      2.    Borrower agrees that to the extent of any prepayment permitted herein, or if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of
            Default, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, (8)the "Make Whole
            Premium".

            The Make Whole Premium shall be (8)the greater of one percent (1%)
            of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

            (1)   Determine the "Reinvestment Yield." The Reinvestment Yield
            will be equal to the yield on a U.S. Treasury Issue with similar remaining time to the (9)Maturity Date as reasonably selected by
            Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield, or in the event there is no market activity involving the U.S. Treasury Issue at the time of prepayment, the Lender shall choose a comparable Treasury
            Bond, Note or Bill which the Lender reasonably deems to be similar to the U.S. Treasury Issue's characteristics (i.e., rate, remaining time to (10)maturity, yield).

            (2)   Calculate the "Present Value of the Loan." The Present Value
            of the Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the (10)Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the
            (10)Maturity Date.

            (3)   Subtract the outstanding principal amount of the Note from the
            Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding anything in this section to the contrary, during the "Open
      Period" which is the period beginning on the payment date in the month which is (11)(12)one month prior to the (10)Maturity Date, no Make Whole
      Premium shall be payable.

      In the event any proceeds from a Casualty or Taking are applied to reduce the principal balance hereof, such reduction shall be made without a Make
      Whole Premium, provided no Event of Default then exists under the Loan
      Documents.

      Notes:

      (1)   With respect to Mortgage Loan No. 308, 5533 Walnut Street, delete:
            "(i) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the
            Open Period. From and after such date, provided there is no Event of
            Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c)
            payment of all other Indebtedness then due under the Loan Documents.
            Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

            (ii) "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the
            Environmental Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a
            Securitization Transaction.

      (2)   With respect to Mortgage Loan No. 337, CVS Drug Store and Mortgage
            Loan No. 323, 3420 East Shea Boulevard, insert: "Except as set forth in paragraph 2(A)(ii),"

                                      II-22

      (3)   With respect to Mortgage Loan No. 323, 3420 East Shea Boulevard, delete: "(ii) "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the Environmental Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a
            Securitization Transaction."

      (4)   With respect to Mortgage Loan No. 279, 10016 South 51st Street and
            Mortgage Loan No. 415, 16201 Southwest 88 Street, insert: "(iii)
            Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of this Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made. If the scheduled monthly payment in accordance with the terms of this
            Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c)
            payment of all other Indebtedness then due under the Loan Documents.
            Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith. Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated
            Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of this Note. (iv)".

      (5)   With respect to Mortgage Loan No. 337, CVS Drug Store, delete: "In addition to the Loan Prepayment rights set forth hereinabove, after the Lockout Date (which is the earlier of the date which is two (2)
            years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but prior to the Open Period, Borrower may prepay the principal balance of this
            Note, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make
            Whole Premium. " insert: "Prior to the Open Period, Borrower may prepay the principal balance of this Note at any time, as set forth in the prceding paragraph, provided however, that such prepayment will require the payment of the Make Whole Premium."

      (6)   With respect to Mortgage Loan No. 323, 3420 East Shea Boulevard,
            Mortgage Loan No. 293, Green Mountain Village Apartments and
            Mortgage Loan No. 226, Knollwood Apartments: delete: "after the
            Lockout Date (which is the earlier of the date which is two (2)
            years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but"

      (7)   With respect to Mortgage Loan No. 329, 1191 Hawk Circle and Mortgage
            Loan No. 328, 1000 N Kraemer Place, delete: "(as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder)".

      (8)   With respect to Mortgage Loan No. 232, 7201 Canyon Drive and
            Mortgage Loan No. 214, 17015 Park Row, insert: "the lesser of: (a)
            the maximum amount which is allowed under Texas law limiting the amount of interest which may be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest, and (b) the".

      (9)   With respect to Mortgage Loan No. 279, 10016 South 51st Street, delete: "Maturity Date" and insert: "Anticipated Repayment Date"

      (10)  With respect to Mortgage Loan No. 279, 10016 South 51st Street and
            Mortgage Loan No. 415, 16201 Southwest 88 Street, delete: "Maturity
            Date" and insert: "Anticipated Repayment Date"

      (11)  With respect to Mortgage Loan No. 293, Green Mountain Village
            Apartments and Mortgage Loan No. 226, Knollwood Aparments, delete:
            "one" and insert: "two".

      (12)  With respect to Mortgage Loan No. 339, 4241 Brookhill Road and
            Mortgage Loan No. 233, 1515 West Fullerton Avenue, delete: "one" and insert: "three".

      The following loans do not have any exceptions to the standard language:

      Mortgage Loan No. 230, Sequim Riverbend Center
      Mortgage Loan No. 243, 9930 Colerain Avenue
      Mortgage Loan No. 315, Park Village
      Mortgage Loan No. 341, 500 Oak Grove Parkway
      Mortgage Loan No. 380, 450 Oak Grove Parkway

                                      II-23

Q.    "Yield Maintenance Premium" shall equal an amount equal to the greater of:

      (i) one percent (1%) of the remaining principal balance of this Note, or

      (ii) the product of:

            (A) the ratio of the principal amount being repaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by:

            (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined)
      less the amount of the outstanding principal balance of this Note on the
      Prepayment Date (after subtracting the scheduled principal payment on such
      Prepayment Date).

      The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
      Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury constant maturities with maturity dates
      (one longer and one shorter) most nearly approximating the Maturity Date.
      (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

R.    Prepayment consideration is equal to: (i) from the expiration of the lockout period through the end of loan year 5, the greater of (a) the
      Yield Maintenance Amount or (b) 1.0% of the original principal balance of the note on the date of prepayment, (ii) during loan year 6, 5.0% of the outstanding principal balance of the note on the date of prepayment, (iii)
      during loan year 7, 4.0% of the outstanding principal balance of the note on the date of prepayment, (iv) during loan year 8, 3.0% of the outstanding principal balance of the note on the date of prepayment, (v)
      during loan year 9, 2.0% of the outstanding principal balance of the note on the date of prepayment and (vi) during loan year 10 until the 117th payment date,1.0% of the outstanding principal balance of the note on the date of prepayment.

      "Yield Maintenance Amount" means an amount, never less than zero, equal to
      (x) the present value of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the Maturity Date, discounted at the Treasury Rate (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined)
      less (y) the amount of the payment or proceeds received by Lender.

      "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually.

      "Treasury Rate" means the yield calculated by the interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
      Interest Rates under the heading "U.S. Government Securities/Treasury
      Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity
      Date (in the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate).

      All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

                                      II-24

APPENDIX III

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

MORTGAGE      MORTGAGE
LOAN NO.    LOAN SELLER    PROPERTY NAME
---------------------------------------------------------------------------------------------------------------

                           New York City Apartment Portfolio Roll-Up
   4          LaSalle      122-126 East 103rd Street (I)
   4          LaSalle      124-136 East 117th Street (I)
   4          LaSalle      231-235 East 117th Street (I)
   4          LaSalle      1571-1575 Lexington Avenue (I)
   4          LaSalle      1567-1569 Lexington Avenue (I)
   4          LaSalle      234-238 East 116th Street (I)
   4          LaSalle      233-237 East 111th Street (I)
   4          LaSalle      137-139 East 110th Street (I)
   4          LaSalle      244 East 117th Street (I)
   4          LaSalle      215 East 117th Street (I)
   4          LaSalle      204 East 112th Street (I)
   4          LaSalle      2371 Second Avenue (I)
   4          LaSalle      411 East 118th Street (I)
   4          LaSalle      102 East 116th Street (I)
   4          LaSalle      102 East 103rd Street (I)
   4          LaSalle      112 East 103rd Street (I)
   4          LaSalle      311 East 109th Street (I)
   4          LaSalle      2171-2173 Third Avenue (I)
   4          LaSalle      413 East 114th Street (I)
   4          LaSalle      312 East 106th Street (I)
   4          LaSalle      118 East 103rd Street (I)
   4          LaSalle      228 East 116th Street (I)
   4          LaSalle      216 East 118th Street (I)
   4          LaSalle      214 East 9th Street (I)
   4          LaSalle      411 East 114th Street (I)
   4          LaSalle      238 East 111th Street (I)
   4          LaSalle      154 East 106th Street (I)
   4          LaSalle      2156 Second Avenue (I)
   4          LaSalle      328 East 106th Street (I)
   4          LaSalle      318 East 106th Street (I)
   4          LaSalle      319-321 East 115th Street (I)
   4          LaSalle      291 Pleasant Avenue (I)
   4          LaSalle      103 East 102nd Street (I)
   4          LaSalle      419 East 114th Street (I)
   4          LaSalle      417 East 114th Street (I)
   4          LaSalle      421 East 114th Street (I)
   4          LaSalle      423 East 114th Street (I)
   13         LaSalle      ALOFT at The Glen Town Center
   17         LaSalle      Good Life MHC
   20         LaSalle      Towerpoint MHC
   24         LaSalle      Colonial Estates
   31           PMCF       Santa Fe Ridge Apartments
                           Roiff Portfolio Roll-Up
   33         LaSalle      113 Beacon Street (II)
   33         LaSalle      722, 744, 776 Columbus Avenue (II)
   33         LaSalle      610 Columbus Avenue (II)
   33         LaSalle      50 Evergreen Street (II)
   33         LaSalle      226 Parker Hill Avenue (II)
   33         LaSalle      216 & 218 Hemenway Street (II)
   33         LaSalle      1742-1744 Washington Street (II)
   33         LaSalle      480 Massachusetts Avenue (II)
   33         LaSalle      486 Massachusetts Avenue (II)
   33         LaSalle      55 South Huntington Avenue (II)
   33         LaSalle      61 South Huntington Avenue (II)
   33         LaSalle      28 South Huntington Avenue (II)
   33         LaSalle      63 South Huntington Avenue (II)
   42         LaSalle      The Timbers Apartments - CA
   44           PMCF       Misty Woods Apartments
   47         LaSalle      Shadow Creek Apartments
   55         LaSalle      Royal Palm
   58           PMCF       Campus Courtyard
   62          PCFII       Gateway at Centreport
   78         LaSalle      Cobblestone Apartments
   84          PCFII       Gateway Lakes Apartments
   85         LaSalle      Campus Village Saginaw
   87         LaSalle      Drexel Towers
   89         LaSalle      Highpoint Park Apartments
  106         LaSalle      The Timbers Apartments - SC
  115         LaSalle      Abbey Pointe Apartments
  118         LaSalle      Whispering Pines
  120          PCFII       Noble Park Apartments
  129         LaSalle      Campus Place Apartments
  131         LaSalle      Laurel Commons MHC
                           Martin's Mobile Home Communities Portfolio Roll-Up
  149         LaSalle      Springview Mobile Home Park (III)
  149         LaSalle      Whitestone MHP (III)
  149         LaSalle      Grapevine Village MHP (III)
  149         LaSalle      Oak Tree Estates (III)
  151         LaSalle      Forest Hills Townhomes
  164         LaSalle      The Falls at Settler's Walk
  168         LaSalle      Park View West Mobile Home Court
  169         LaSalle      Lakeside Terrace
                           Badger Portfolio Roll-Up
  189         LaSalle      Whispering Pines- Merrill (IV)
  189         LaSalle      Hickory Lane (IV)
  196         LaSalle      Shelton Road Townhomes
  207         LaSalle      Argonaut Heights
  217         LaSalle      Village Terrace
  218           MSMC       Woodridge I & II
  221         LaSalle      Shady Grove Cottages
  226          PCFII       Knollwood Apartments
  236           WFB        San George Estates MH Community
  249           MSMC       Copper Country MHP and Mini-Storage
  258         LaSalle      Central Gardens Apartments
  262      National City   Park Plaza
  263           PMCF       Kendall Garden Apartments
  264         LaSalle      Valdosta Apartments
  267         LaSalle      Sun Lake Village Estates MHC
  271           PMCF       Midtown Center Mobile Home Park(1)
  273           WFB        Sineath Mobile
  274           WFB        Twin Palms Apartments
  286           WFB        Van Ness Apartments
  292           WFB        Shamrock Apartments
  293          PCFII       Green Mountain Village Apartments
  318           WFB        Casa Bonita Apartments - Phoenix
  324           WFB        Northland Village Apartments
  326         LaSalle      Sherwood Court Apartments
  327           WFB        Cornerstone Village
                           Privitera Multifamily Portfolio Roll-Up
  332           WFB        Privitera Multifamilty Portfolio - 160 West Main Street and 12-14 Mount Pleasant (V)
  332           WFB        Privitera Multifamilty Portfolio - 35 Fremont (V)
  338           WFB        Michigan Heights MHC
  346           WFB        Spanish Flat Mobile Villa
  354         LaSalle      Pecue Estates MHC
  361         LaSalle      Michigan Street Apartments
  367         LaSalle      Southwind Apartments
  370           WFB        Ruhland Apartments
  381         LaSalle      University Pointe Apartments
  403           WFB        Theobald & King Apartments
  406           WFB        Southview Villas & The Cambridge
  407         LaSalle      Kendall Village Townhomes 2
  410         LaSalle      Meadowbrook Apartments
  411         LaSalle      Lakeside Village MHP, San Antonio
  414           WFB        Country Manor
  421         LaSalle      Village Estates MHP

TOTAL/WEIGHTED AVERAGES:

MORTGAGE
LOAN NO.   STREET ADDRESS                                               COUNTY             CITY            STATE   ZIP CODE
---------------------------------------------------------------------------------------------------------------------------

   4       122-126 East 103rd Street                                    New York           New York         NY       10029
   4       124-136 East 117th Street                                    New York           New York         NY       10029
   4       231-235 East 117th Street                                    New York           New York         NY       10029
   4       1571-1575 Lexington Avenue                                   New York           New York         NY       10029
   4       1567-1569 Lexington Avenue                                   New York           New York         NY       10029
   4       234-238 East 116th Street                                    New York           New York         NY       10029
   4       233-237 East 111th Street                                    New York           New York         NY       10029
   4       137-139 East 110th Street                                    New York           New York         NY       10029
   4       244 East 117th Street                                        New York           New York         NY       10029
   4       215 East 117th Street                                        New York           New York         NY       10029
   4       204 East 112th Street                                        New York           New York         NY       10029
   4       2371 Second Avenue                                           New York           New York         NY       10029
   4       411 East 118th Street                                        New York           New York         NY       10029
   4       102 East 116th Street                                        New York           New York         NY       10029
   4       102 East 103rd Street                                        New York           New York         NY       10029
   4       112 East 103rd Street                                        New York           New York         NY       10029
   4       311 East 109th Street                                        New York           New York         NY       10029
   4       2171-2173 Third Avenue                                       New York           New York         NY       10029
   4       413 East 114th Street                                        New York           New York         NY       10029
   4       312 East 106th Street                                        New York           New York         NY       10029
   4       118 East 103rd Street                                        New York           New York         NY       10029
   4       228 East 116th Street                                        New York           New York         NY       10029
   4       216 East 118th Street                                        New York           New York         NY       10029
   4       214 East 9th Street                                          New York           New York         NY       10029
   4       411 East 114th Street                                        New York           New York         NY       10029
   4       238 East 111th Street                                        New York           New York         NY       10029
   4       154 East 106th Street                                        New York           New York         NY       10029
   4       2156 Second Avenue                                           New York           New York         NY       10029
   4       328 East 106th Street                                        New York           New York         NY       10029
   4       318 East 106th Street                                        New York           New York         NY       10029
   4       319-321 East 115th Street                                    New York           New York         NY       10029
   4       291 Pleasant Avenue                                          New York           New York         NY       10029
   4       103 East 102nd Street                                        New York           New York         NY       10029
   4       419 East 114th Street                                        New York           New York         NY       10029
   4       417 East 114th Street                                        New York           New York         NY       10029
   4       421 East 114th Street                                        New York           New York         NY       10029
   4       423 East 114th Street                                        New York           New York         NY       10029
   13      1801 Tower Drive                                             Cook               Glenview         IL       60025
   17      3403 East Main Street                                        Maricopa           Mesa             AZ       85213
   20      4860 East Main Street                                        Maricopa           Mesa             AZ       85205
   24      1941 North Black Horse Pike                                  Gloucester         Williamstown     NJ       08094
   31      1415 N.W. Santa Fe Lane                                      Kitsap             Silverdale       WA       98383

   33      113 Beacon Street                                            Suffolk            Boston           MA       02116
   33      722, 744, 776 Columbus Avenue                                Suffolk            Boston           MA       02120
   33      610 Columbus Avenue                                          Suffolk            Roxbury          MA       02118
   33      50 Evergreen Street                                          Suffolk            Jamaica Plain    MA       02130
   33      226 Parker Hill Avenue                                       Suffolk            Roxbury          MA       02118
   33      216 & 218 Hemenway Street                                    Suffolk            Boston           MA       02115
   33      1742-1744 Washington Street                                  Suffolk            Roxbury          MA       02118
   33      480 Massachusetts Avenue                                     Suffolk            Roxbury          MA       02118
   33      486 Massachusetts Avenue                                     Suffolk            Roxbury          MA       02118
   33      55 South Huntington Avenue                                   Suffolk            Jamaica Plain    MA       02130
   33      61 South Huntington Avenue                                   Suffolk            Jamaica Plain    MA       02130
   33      28 South Huntington Avenue                                   Suffolk            Boston           MA       02130
   33      63 South Huntington Avenue                                   Suffolk            Jamaica Plain    MA       02130
   42      550 Los Arbolitos Boulevard                                  San Diego          Oceanside        CA       92054
   44      101 Harlon Drive                                             Wake               Cary             NC       27511
   47      7895 Shadow Creek Drive                                      Butler             Hamilton         OH       45011
   55      2050 West Dunlap Avenue                                      Maricopa           Phoenix          AZ       85021
   58      1541 Bulldog Lane                                            Fresno             Fresno           CA       93710
   62      14300 Statler Court                                          Tarrant            Fort Worth       TX       76155
   78      7643 East 51st Street                                        Tulsa              Tulsa            OK       74145
   84      3799 Gateway Lakes                                           Franklin           Grove City       OH       43123
   85      2207 Pierce Road                                             Saginaw            Saginaw          MI       48604
   87      4825 & 4917 South Drexel Boulevard                           Cook               Chicago          IL       60615
   89      2270 Meadowlake Road                                         Faulkner           Conway           AR       72032
  106      315 Birchrun Drive                                           Spartanburg        Spartanburg      SC       29301
  115      1640 Tyrol Lane                                              San Joaquin        Stockton         CA       95207
  118      10 Pine Drive                                                Sullivan           Bloomingburg     NY       12721
  120      568 Carpenter Ridge                                          Franklin           Columbus         OH       43228
  129      4274 & 4278 University Avenue                                Grand Forks        Grand Forks      ND       58203
  131      1001 Sage Avenue                                             Berks              Reading          PA       19605

  149      Rte 9 East at Yountz Drive                                   Berkeley           Martinsburg      WV       25401
  149      Rte 11 N @ Brilliant Stone Drive                             Berkeley           Martinsburg      WV       25403
  149      Grapevine Rd @ Vine Circle                                   Berkeley           Martinsburg      WV       25401
  149      Rte 11 N @ Berkeley Station Road                             Berkeley           Martinsburg      WV       25403
  151      5603 Farm Pond Lane                                          Mecklenburg        Charlotte        NC       28212
  164      10 Falls Boulevard                                           Warren             Springboro       OH       45066
  168      5801 NW 114th Street (Hwy 141)                               Polk               Grimes           IA       50111
  169      618 State Route 303                                          Portage            Streetsboro      OH       44241

  189      2600 East Main Street                                        Lincoln            Merrill          WI       54452
  189      1515 Vandenbroek Road                                        Outagamie          Little Chute     WI       54140
  196      600 Shelton Road                                             Lee                Auburn           AL       36830
  207      213 Argonaut Drive                                           El Paso            El Paso          TX       79912
  217      216 Mary Street                                              Jefferson          Johnson Creek    WI       53038
  218      500 Dovetree Drive                                           Franklin           Galloway         OH       43119
  221      921 Shady Grove Road                                         Garland            Hot Springs      AR       71901
  226      15196 East Lousisana Drive                                   Arapahoe           Aurora           CO       80012
  236      10 E. South Stage Rd.                                        Jackson            Medford          OR       97501
  249      500 North Main Street                                        Gila               Globe            AZ       85501
  258      2361 South Park Road SW                                      Jefferson          Birmingham       AL       35211
  262      20 Park Street                                               Providence         Johnston         RI       02919
  263      322 S. Kendall Avenue                                        Kalamazoo          Kalamazoo        MI       49006
  264      1314 Hastings Drive, 1501 Myrtle Street, 1490 Green Street   Lowndes            Valdosta         GA       31601
  267      4865 Lake Ontario Drive                                      Brevard            Cocoa            FL       32926
  271      909 Chugach Way                                              Anchorage          Anchorage        AK       99503
  273      9160 Wisteria Street                                         Berkeley           Ladson           SC       29456
  274      1023 W. Duarte Road                                          Los Angeles        Arcadia          CA       91007
  286      17450 Van Ness Ave                                           Los Angeles        Torrance         CA       90504
  292      1440 E College Way                                           Johnson            Olathe           KS       66062
  293      12621 - 12651 West Mississippi Avenue                        Jefferson          Lakewood         CO       80228
  318      6615 & 6625 N. 17th Avenue                                   Maricopa           Phoenix          AZ       85015
  324      2625 N.E. 42nd St                                            Clay               Kansas City      MO       64117
                                                                        Saint Louis
  326      4519 McPherson Avenue                                        City               St. Louis        MO       63108
  327      3101 North Midland Drive                                     Midland            Midland          TX       79707

  332      160 West Main Street and 12-14 Mount Pleasant                Middlesex          Marlborough      MA       01752
  332      35 Fremont                                                   Middlesex          Arlington        MA       02474
  338      7745 Michigan Heights Court                                  Charlevoix         Charlevoix       MI       49720
  346      4312 Spanish Flat Loop Road                                  Napa               Napa             CA       94558
  354      7550 East Pecue Lane                                         East Baton Rouge   Baton Rouge      LA       70809
           2603, 2613, 2621 West Michigan Street and 530 North 27th
  361      Street                                                       Milwaukee          Milwaukee        WI       53233
  367      1061 Southwind Drive                                         Marion             Fairmont         WV       26554
  370      2703 Ruhland Avenue                                          Los Angeles        Redondo Beach    CA       90278
  381      944 East Haggard Avenue                                      Alamance           Elon             NC       27244
  403      621 1st Street SW & 625 3rd Street SW                        Olmsted            Rochester        MN       55902
  406      508, 605, & 609 19th Avenue SE & 3100 14th Street SW         Ward               Minot            ND       58701
  407      208-216 N Kendall Avenue                                     Kalamazoo          Kalamazoo        MI       49006
  410      2891 Olden Oak Lane                                          Oakland            Auburn Hills     MI       48326
  411      5627 Sherry Street                                           Bexar              San Antonio      TX       78242
  414      201 36th Avenue NE                                           Ward               Minot            ND       58703
  421      2580 Holmes Road                                             Washtenaw          Ypsilanti        MI       48198

                                                                                            CUT-OFF DATE
MORTGAGE                                                                     CUT-OFF DATE   BALANCE PER                 MORTGAGE
LOAN NO.   PROPERTY TYPE                    PROPERTY SUB-TYPE                     BALANCE   UNIT OR PAD    NOTE DATE      RATE
--------------------------------------------------------------------------------------------------------------------------------

                                                                              195,000,000     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                         $15,108,608     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                         $14,505,927     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                         $10,889,836     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                         $10,120,897     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $9,497,433     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $8,853,187     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $7,127,548     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $7,107,488     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $6,899,667     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $6,855,649     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $6,359,332     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $6,266,860     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $6,213,856     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $5,944,251     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $5,375,938     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $5,320,225     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $5,299,443     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $5,091,621     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $4,696,761     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $4,239,555     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $4,217,859     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $4,052,515     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $3,657,655     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $3,325,141     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $3,242,012     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $3,200,448     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $3,054,973     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $2,764,023     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $2,618,548     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $2,618,548     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $2,410,727     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $2,140,559     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $2,078,213     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                          $1,288,492     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                            $893,632     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                            $831,285     $162,500     03/19/2007    5.800%
    4      Multifamily                      High Rise                            $831,285     $162,500     03/19/2007    5.800%
   13      Multifamily                      Garden                            $42,000,000     $232,044     02/09/2007    5.780%
   17      Manufactured Housing Community   Manufactured Housing Community    $36,000,000      $31,142     03/08/2007    5.700%
   20      Manufactured Housing Community   Manufactured Housing Community    $34,060,000      $30,575     03/08/2007    5.700%
   24      Manufactured Housing Community   Manufactured Housing Community    $28,888,000      $43,903     03/08/2007    5.700%
   31      Multifamily                      Garden                            $23,000,000      $95,833     02/21/2007    5.730%
                                                                              $22,072,049     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                               $3,972,969     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                               $3,752,248     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                               $2,648,646     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                               $2,648,646     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                               $1,765,764     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                               $1,324,323     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                               $1,324,323     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                               $1,103,602     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                               $1,103,602     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                                 $662,161     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                                 $662,161     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                                 $662,161     $162,294     02/01/2007    5.390%

                                            Low
   33      Multifamily                      Rise                                 $441,441     $162,294     02/01/2007    5.390%
   42      Multifamily                      Garden                            $19,750,000      $94,952     02/22/2007    6.080%
   44      Multifamily                      Garden                            $19,000,000      $52,778     03/29/2007    5.690%
   47      Multifamily                      Garden                            $18,500,000      $73,413     02/28/2007    5.620%
   55      Manufactured Housing Community   Manufactured Housing Community    $16,196,000      $30,501     03/08/2007    5.700%
   58      Multifamily                      Student Housing                   $15,000,000      $64,655     04/04/2007    5.593%
   62      Multifamily                      Garden                            $14,473,189      $19,936     02/01/2007    5.950%
   78      Multifamily                      Garden                            $11,800,000      $27,315     02/26/2007    5.740%
   84      Multifamily                      Garden                            $11,400,000      $45,238     03/12/2007    5.860%
   85      Multifamily                      Student Housing                   $11,400,000      $91,935     03/01/2007    5.620%
   87      Multifamily                      High Rise                         $10,636,800      $78,212     01/30/2007    5.950%
   89      Multifamily                      Garden                            $10,418,977      $59,199     02/16/2007    5.500%

   106     Multifamily                      Garden                             $8,800,000      $48,087     03/06/2007    5.640%

   115     Multifamily                      Garden                             $8,400,000      $53,165     03/05/2007    5.790%
   118     Manufactured Housing Community   Manufactured Housing Community     $8,150,000      $47,941     03/08/2007    5.700%
   120     Multifamily                      Garden                             $8,100,000      $42,857     03/12/2007    5.810%
   129     Multifamily                      Student Housing                    $7,668,325      $64,986     03/30/2007    5.660%
   131     Manufactured Housing Community   Manufactured Housing Community     $7,616,000      $42,787     03/08/2007    5.700%
                                                                               $6,750,000      $19,853     02/13/2007    5.650%
   149     Manufactured Housing Community   Manufactured Housing Community     $2,440,738      $19,853     02/13/2007    5.650%
   149     Manufactured Housing Community   Manufactured Housing Community     $1,589,482      $19,853     02/13/2007    5.650%
   149     Manufactured Housing Community   Manufactured Housing Community     $1,430,534      $19,853     02/13/2007    5.650%
   149     Manufactured Housing Community   Manufactured Housing Community     $1,289,246      $19,853     02/13/2007    5.650%
   151     Multifamily                      Garden                             $6,600,000      $25,581     03/23/2007    5.675%
   164     Multifamily                      Garden                             $6,000,000      $95,238     01/31/2007    5.790%
   168     Manufactured Housing Community   Manufactured Housing Community     $5,783,468      $19,214     02/06/2007    5.740%
   169     Manufactured Housing Community   Manufactured Housing Community     $5,760,000      $26,301     03/14/2007    5.550%
                                                                               $5,200,000      $20,717     03/08/2007    5.700%
   189     Manufactured Housing Community   Manufactured Housing Community     $3,040,000      $20,717     03/08/2007    5.700%
   189     Manufactured Housing Community   Manufactured Housing Community     $2,160,000      $20,717     03/08/2007    5.700%
   196     Multifamily                      Garden                             $4,994,829      $45,824     03/20/2007    5.800%
   207     Multifamily                      Garden                             $4,625,000      $30,428     04/05/2007    6.270%
   217     Manufactured Housing Community   Manufactured Housing Community     $4,400,000      $36,667     03/08/2007    5.700%
   218     Multifamily                      Garden                             $4,376,936      $28,057     11/15/2006    5.620%
   221     Multifamily                      Garden                             $4,300,000      $59,722     02/28/2007    5.740%
   226     Multifamily                      Garden                             $4,208,000      $37,571     03/02/2007    5.880%
   236     Manufactured Housing Community   Manufactured Housing Community     $3,800,000      $21,714     03/30/2007    6.200%
   249     Manufactured Housing Community   Manufactured Housing Community     $3,500,000      $18,229     03/14/2007    5.780%

   258     Multifamily                      Garden                             $3,318,901      $15,956     09/07/2006    6.400%
   262     Multifamily                      Garden                             $3,250,000      $52,419     05/01/2007    6.040%
   263     Multifamily                      Student Housing                    $3,200,000      $24,806     03/29/2007    5.850%
   264     Multifamily                      Garden                             $3,193,990      $45,628     02/26/2007    5.880%
   267     Manufactured Housing Community   Manufactured Housing Community     $3,150,268      $16,846     01/31/2007    6.170%
   271     Manufactured Housing Community   Manufactured Housing Community     $3,000,000      $37,500     04/19/2007    6.180%
   273     Manufactured Housing Community   Manufactured Housing Community     $2,996,927      $19,588     03/21/2007    5.850%
   274     Multifamily                      Garden                             $2,996,832     $119,873     03/16/2007    5.690%
   286     Multifamily                      Garden                             $2,929,439     $101,015     02/28/2007    5.840%
   292     Multifamily                      Garden                             $2,795,966      $24,743     03/16/2007    6.010%
   293     Multifamily                      Garden                             $2,776,000      $34,700     03/02/2007    5.880%
   318     Multifamily                      Garden                             $2,350,000      $36,719     02/26/2007    6.155%
   324     Multifamily                      Garden                             $2,295,738      $22,957     02/23/2007    5.940%
   326     Multifamily                      Garden                             $2,295,535      $34,781     02/23/2007    5.730%
   327     Multifamily                      Garden                             $2,281,307      $19,011     12/12/2006    6.290%
                                                                               $2,197,876      $47,780     03/28/2007    6.160%
   332     Multifamily                      Garden                             $1,110,095      $47,780     03/28/2007    6.160%
   332     Multifamily                      Garden                             $1,087,781      $47,780     03/28/2007    6.160%
   338     Manufactured Housing Community   Manufactured Housing Community     $2,100,000      $20,192     02/09/2007    5.980%
   346     Manufactured Housing Community   Manufactured Housing Community     $2,000,000      $40,816     12/13/2006    5.800%
   354     Manufactured Housing Community   Manufactured Housing Community     $1,936,171      $13,732     12/22/2006    5.980%
   361     Multifamily                      Garden                             $1,892,187      $27,826     12/15/2006    5.870%

   367     Multifamily                      Garden                             $1,844,184      $51,227     01/23/2007    6.050%
   370     Multifamily                      Garden                             $1,776,690     $111,043     02/28/2007    5.925%
   381     Multifamily                      Student Housing                    $1,630,000      $67,917     06/01/2006    6.570%
   403     Multifamily                      Mid Rise                           $1,367,534      $33,354     02/07/2007    6.070%
   406     Multifamily                      Garden                             $1,269,574      $35,266     02/22/2007    5.810%
   407     Multifamily                      Student Housing                    $1,246,070      $89,005     01/25/2007    6.050%
   410     Multifamily                      Garden                             $1,195,204       $6,036     12/11/2006    6.020%
   411     Manufactured Housing Community   Manufactured Housing Community     $1,193,396       $9,041     12/28/2006    6.360%
   414     Multifamily                      Garden                             $1,061,971      $44,249     02/22/2007    5.810%
   421     Manufactured Housing Community   Manufactured Housing Community       $997,486      $13,300     02/13/2007    6.460%

                                                                             $725,166,819                                5.774%

MORTGAGE   ORIGINAL TERM   REMAINING TERM     ORIGINAL     REMAINING      NOI        NCF
LOAN NO.    TO MATURITY     TO MATURITY     AMORT. TERM   AMORT. TERM   DSCR (X)   DSCR (X)
-------------------------------------------------------------------------------------------

                60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
    4           60               59              IO            IO         1.44       1.44
   13           120             118              IO            IO         1.25       1.24
   17           120             119             360           360         1.34       1.32
   20           120             119             360           360         1.35       1.33
   24           120             119             360           360         1.35       1.33
   31           120             118              IO            IO         1.43       1.38
                120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   33           120             117             360           357         1.39       1.36
   42           84               82              IO            IO         1.41       1.37
   44           120             119             360           360         1.33       1.24
   47           120             118              IO            IO         1.37       1.33
   55           120             119             360           360         1.38       1.36
   58           120             119              IO            IO         1.51       1.45
   62           120             118             360           358         1.53       1.25
   78           120             118             360           360         1.64       1.48
   84           120             119              IO            IO         1.55       1.48
   85           120             118             360           360         1.63       1.58
   87           84               81             360           360         1.47       1.42
   89           120             118             300           298         1.24       1.19
   106          120             119              IO            IO         1.45       1.38
   115          120             119              IO            IO         1.37       1.32
   118          120             119             360           360         1.38       1.36
   120          120             119             420           420         1.45       1.37
   129          120             119             300           299         1.32       1.25
   131          120             119             360           360         1.41       1.39
                120             118             360           360         2.03       2.00
   149          120             118             360           360         2.03       2.00
   149          120             118             360           360         2.03       2.00
   149          120             118             360           360         2.03       2.00
   149          120             118             360           360         2.03       2.00
   151          120             119             360           360         1.50       1.33
   164          120             117             360           360         1.49       1.45
   168          120             118             300           298         1.22       1.18
   169          120             119             360           360         1.52       1.49
                120             119             360           360         1.50       1.47
   189          120             119             360           360         1.50       1.47
   189          120             119             360           360         1.50       1.47
   196          120             119             360           359         1.49       1.40
   207          48               48             360           360         1.28       1.17
   217          120             119             360           360         1.49       1.48
   218          120             115             360           355         1.42       1.29
   221          120             118             360           360         1.55       1.47
   226          120             119             360           360         1.62       1.46
   236          120             119             360           360         1.53       1.50
   249          120             119             360           360         1.85       1.80
   258          120             113             300           293         1.32       1.13
   262          120             120             360           360         1.41       1.34
   263          120             119             360           360         1.56       1.41
   264          120             118             360           358         1.29       1.21
   267          120             117             360           357         1.43       1.39
   271          60               60             300           300         1.33       1.22
   273          120             119             360           359         1.24       1.20
   274          120             119             360           359         1.23       1.20
   286          84               82             360           358         1.26       1.20
   292          120             119             300           299         1.44       1.32
   293          120             119             360           360         1.64       1.50
   318          120             119             360           360         1.46       1.34
   324          120             118             360           358         1.44       1.29
   326          120             118             360           358         1.43       1.33
   327          60               56             360           356         1.51       1.33
                120             119             360           359         1.51       1.44
   332          120             119             360           359         1.51       1.44
   332          120             119             360           359         1.51       1.44
   338          120             118             360           360         1.54       1.50
   346          120             116             360           360         1.48       1.45
   354          120             116             360           356         1.23       1.18
   361          120             116             360           356         1.36       1.23
   367          120             117             360           357         1.32       1.25
   370          120             118             360           358         1.25       1.20
   381          120             109             360           360         1.41       1.33
   403          120             118             360           358         1.38       1.27
   406          120             118             360           358         1.31       1.20
   407          120             117             360           357         1.44       1.39
   410          120             116             360           356         2.95       2.30
   411          120             116             300           296         2.11       2.04
   414          120             118             360           358         1.43       1.34
   421          120             118             300           298         1.36       1.32

                101             100             356           355        1.42X      1.38X

MORTGAGE     NCF POST IO     CUT-OFF DATE   BALLOON               UTILITIES
LOAN NO.   PERIOD DSCR (X)            LTV       LTV             PAID BY TENANT
----------------------------------------------------------------------------------------

                 NAP                60.7%     60.7%
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
    4            NAP                60.7%     60.7%             Electric, Gas
   13            NAP                74.3%     74.3%             Electric, Gas
   17            1.10               80.0%     74.6%                Electric
   20            1.10               75.7%     70.6%                Electric
   24            1.11               80.0%     74.6%      Electric, Gas, Sewer, Water
   31            NAP                81.2%     81.2%      Electric, Gas, Sewer, Water
                 NAP                72.8%     61.0%
   33            NAP                72.8%     61.0%     Electric, Sewer, Trash, Water
   33            NAP                72.8%     61.0%   Electric, Gas, Sewer, Trash, Water
   33            NAP                72.8%     61.0%     Electric, Sewer, Trash, Water
   33            NAP                72.8%     61.0%   Electric, Gas, Sewer, Trash, Water
   33            NAP                72.8%     61.0%     Electric, Sewer, Trash, Water
   33            NAP                72.8%     61.0%   Electric, Gas, Sewer, Trash, Water
   33            NAP                72.8%     61.0%             Electric, Heat
   33            NAP                72.8%     61.0%     Electric, Sewer, Trash, Water
   33            NAP                72.8%     61.0%     Electric, Sewer, Trash, Water
   33            NAP                72.8%     61.0%   Electric, Gas, Sewer, Trash, Water
   33            NAP                72.8%     61.0%   Electric, Gas, Sewer, Trash, Water
   33            NAP                72.8%     61.0%   Electric, Gas, Sewer, Trash, Water
   33            NAP                72.8%     61.0%   Electric, Gas, Sewer, Trash, Water
   42            NAP                66.9%     66.9%             Electric, Gas
   44            1.03               79.8%     76.8%      Electric, Gas, Sewer, Water
   47            NAP                78.7%     78.7%                  None
   55            1.13               74.3%     69.3%                  None
   58            NAP                79.6%     79.6%                Electric
   62            NAP                67.3%     57.3%                Electric
   78            1.23               80.0%     72.1%             Electric, Gas
   84            NAP                70.8%     70.8%      Electric, Gas, Sewer, Water
   85            1.30               79.7%     70.2%             Electric, Gas
   87            1.19               79.4%     74.2%                  None
   89            NAP                74.4%     57.1%   Electric, Gas, Sewer, Trash, Water
   106           NAP                80.0%     80.0%                  None
   115           NAP                76.7%     76.7%   Electric, Gas, Sewer, Trash, Water
   118           1.13               77.6%     72.4%          Electric, Gas, Trash
   120           1.20               77.1%     73.6%         Electric, Sewer, Water
   129           NAP                79.9%     61.4%             Electric, Gas
   131           1.16               80.0%     74.6%             Electric, Gas
                 1.65               70.6%     63.5%
   149           1.65               70.6%     63.5%          Electric, Gas, Water
   149           1.65               70.6%     63.5%          Electric, Gas, Water
   149           1.65               70.6%     63.5%          Electric, Gas, Water
   149           1.65               70.6%     63.5%          Electric, Gas, Water
   151           1.10               77.6%     69.8%             Electric, Gas
   164           1.21               78.9%     71.0%     Electric, Sewer, Trash, Water
   168           NAP                68.9%     53.2%                  None
   169           1.22               77.8%     72.5%   Electric, Gas, Sewer, Trash, Water
                 1.22               80.0%     74.6%
   189           1.22               80.0%     74.6%             Electric, Gas
   189           1.22               80.0%     74.6%             Electric, Gas
   196           NAP                78.7%     66.5%   Electric, Gas, Sewer, Trash, Water
   207           NAP                74.2%     70.8%      Electric, Gas, Sewer, Water
   217           1.22               80.0%     74.6%   Electric, Gas, Sewer, Trash, Water
   218           NAP                76.8%     64.9%                Electric
   221           1.23               75.4%     66.6%          Electric, Gas, Water
   226           1.23               51.3%     46.3%      Electric, Gas, Sewer, Water
   236           1.28               54.3%     48.4%         Electric, Sewer, Water
   249           1.50               64.8%     57.2%                  None
   258           NAP                76.3%     60.6%      Electric, Gas, Sewer, Water
   262           NAP                68.7%     58.5%   Electric, Gas, Sewer, Trash, Water
   263           1.18               75.3%     70.4%             Electric, Gas
   264           NAP                79.8%     67.8%     Electric, Sewer, Trash, Water
   267           NAP                65.1%     55.7%   Electric, Gas, Sewer, Trash, Water
   271           NAP                75.5%     68.6%             Electric, Gas
   273           NAP                79.9%     67.7%         Electric, Sewer, Water
   274           NAP                65.9%     55.5%             Electric, Gas
   286           NAP                68.9%     62.3%                Electric
   292           NAP                55.9%     43.5%          Electric, Gas, Sewer
   293           1.26               63.2%     57.1%      Electric, Gas, Sewer, Water
   318           1.15               66.0%     59.9%                  None
   324           NAP                74.1%     63.0%             Electric, Gas
   326           NAP                79.2%     66.9%             Electric, Gas
   327           NAP                78.7%     74.2%                Electric
                 NAP                55.8%     47.7%
   332           NAP                55.8%     47.7%                Electric
   332           NAP                55.8%     47.7%                Electric
   338           1.27               67.7%     60.1%             Electric, Gas
   346           1.21               63.5%     56.1%      Electric, Gas, Sewer, Water
   354           NAP                69.6%     59.4%                Electric
   361           NAP                79.2%     67.3%                  None
   367           NAP                78.8%     67.3%                Electric
   370           NAP                62.3%     53.0%                Electric
   381           1.16               75.8%     68.1%                  None
   403           NAP                77.0%     65.8%                Electric
   406           NAP                79.8%     67.7%                Electric
   407           NAP                73.3%     62.6%             Electric, Gas
   410           NAP                43.9%     37.5%                  Gas
   411           NAP                35.1%     27.7%   Electric, Gas, Sewer, Trash, Water
   414           NAP                79.8%     67.6%                Electric
   421           NAP                70.2%     55.6%      Electric, Gas, Sewer, Water

                1.30X               71.4%     67.3%

                  STUDIOS                1 BEDROOM               2 BEDROOM               3 BEDROOM               4 BEDROOM
           ---------------------   ---------------------   ---------------------   ---------------------   ---------------------
MORTGAGE       NO. OF   AVG RENT       NO. OF   AVG RENT       NO. OF   AVG RENT       NO. OF   AVG RENT       NO. OF   AVG RENT
LOAN NO.   UNITS/PADS    PER MO.   UNITS/PADS    PER MO.   UNITS/PADS    PER MO.   UNITS/PADS    PER MO.   UNITS/PADS    PER MO.
--------------------------------------------------------------------------------------------------------------------------------

    4               0        NAP            2     $1,100           39     $1,188           45     $1,172            0        NAP
    4               0        NAP           25     $1,136           29     $1,311           18     $1,728            0        NAP
    4               0        NAP           23       $990           41     $1,035            5     $1,321            0        NAP
    4               0        NAP           22       $871           44     $1,003            0        NAP            0        NAP
    4               1         $0           19     $1,079           46     $1,040            0        NAP            0        NAP
    4               2       $810           23       $894           32     $1,017            0        NAP            0        NAP
    4              48       $894            0        NAP            0        NAP            0        NAP            0        NAP
    4               0        NAP           21     $1,053           15     $1,168            0        NAP            0        NAP
    4               0        NAP           23     $1,035           18     $1,309            0        NAP            0        NAP
    4               0        NAP            0        NAP           20     $1,264           12     $1,315            0        NAP
    4               1       $736            3       $791           25     $1,145            6     $1,299            0        NAP
    4               1       $593           10       $908           17     $1,112            0        NAP            0        NAP
    4               0        NAP           23       $956           18     $1,235            0        NAP            0        NAP
    4              10       $975           20     $1,101            1       $925            0        NAP            0        NAP
    4               0        NAP            6       $939           14     $1,022            8       $878            0        NAP
    4               0        NAP           13     $1,070           11     $1,087            6     $1,276            0        NAP
    4               2     $1,100           17       $996           15     $1,080            2       $894            0        NAP
    4               0        NAP            0        NAP            0        NAP           16     $1,749            0        NAP
    4               1       $825            9       $972           15     $1,128            1       $879            0        NAP
    4               0        NAP           14       $821           15     $1,054            0        NAP            0        NAP
    4               1     $1,005           17       $884           12       $794            0        NAP            0        NAP
    4               1       $875           10       $957           17       $988            0        NAP            0        NAP
    4               0        NAP            3     $1,808           10     $1,475            5     $1,835            0        NAP
    4               0        NAP            0        NAP            3     $3,275            0        NAP            0        NAP
    4               0        NAP            1     $1,300           19     $1,143            0        NAP            0        NAP
    4               0        NAP            7       $914           17       $989            0        NAP            0        NAP
    4              20       $964            0        NAP            0        NAP            0        NAP            0        NAP
    4               0        NAP            0        NAP           12     $1,271            0        NAP            0        NAP
    4               0        NAP           10       $933            8     $1,078            1     $1,403            0        NAP
    4               0        NAP            6       $618            8     $1,096            2     $1,271            0        NAP
    4               0        NAP            5     $1,134           11     $1,109            0        NAP            0        NAP
    4              10       $917            2       $772            4       $919            0        NAP            0        NAP
    4               0        NAP            1     $1,700            2     $2,200            8     $2,500            0        NAP
    4               4       $984            1     $1,700            5       $808            0        NAP            0        NAP
    4               2     $1,045            0        NAP            7       $721            0        NAP            0        NAP
    4               0        NAP            7       $845            1     $1,400            0        NAP            0        NAP
    4               2       $913            1       $514            6       $654            0        NAP            0        NAP
   13               0        NAP           88     $1,795           93     $2,472            0        NAP            0        NAP
   17               0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   20               0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   24               0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   31               0        NAP           24       $870          112     $1,013          104     $1,180            0        NAP

   33               0        NAP            9     $2,931            3     $5,287            1     $4,547            0        NAP
   33               0        NAP            0        NAP            3     $1,990            5     $2,450            7     $3,222
   33               0        NAP            0        NAP            0        NAP            0        NAP            6     $3,492
   33               1     $1,000           11     $1,311           11     $1,496            0        NAP            0        NAP
   33               1       $925            0        NAP           15     $1,362            0        NAP            0        NAP
   33               0        NAP            1     $1,500            1     $1,700            2     $3,725            1     $3,850
   33               0        NAP            0        NAP            2     $1,850            2     $2,500            0        NAP
   33               0        NAP            0        NAP            0        NAP            0        NAP            2     $4,300
   33               0        NAP            0        NAP            0        NAP            0        NAP            2     $4,375
   33              17       $698            0        NAP            0        NAP            0        NAP            0        NAP
   33               8       $880            0        NAP            1     $1,950            0        NAP            0        NAP
   33              14       $673            0        NAP            0        NAP            0        NAP            0        NAP
   33               0        NAP            5     $1,120            0        NAP            1     $2,500            0        NAP
   42               0        NAP           48       $915          124     $1,116           36     $1,325            0        NAP
   44               0        NAP          162       $651          198       $807            0        NAP            0        NAP
   47               0        NAP          126       $752          126       $864            0        NAP            0        NAP
   55               0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   58               0        NAP           48       $658          184       $754            0        NAP            0        NAP
   62               0        NAP          648       $490           78       $670            0        NAP            0        NAP
   78               0        NAP          324       $373          108       $500            0        NAP            0        NAP
   84               0        NAP           22       $535          230       $637            0        NAP            0        NAP
   85               0        NAP            0        NAP           31     $1,014           33     $1,471           60     $1,688
   87               0        NAP           21       $948           69     $1,101           46     $1,210            0        NAP
   89               0        NAP           16       $543          160       $625            0        NAP            0        NAP
   106             21       $499           42       $449           96       $596           24       $699            0        NAP
   115              0        NAP           86       $695           72       $825            0        NAP            0        NAP
   118              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   120              0        NAP           56       $518          133       $592            0        NAP            0        NAP
   129              0        NAP           25       $571           39       $795           48       $973            6     $1,313
   131              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP

   149              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   149              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   149              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   149              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   151              0        NAP           59       $449          132       $549           67       $661            0        NAP
   164              0        NAP           25       $889           26     $1,166           12     $1,480            0        NAP
   168              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   169              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP

   189              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   189              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   196              0        NAP           10       $570           64       $625           35       $718            0        NAP
   207              1       $475           69       $497           71       $628           11       $815            0        NAP
   217              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   218              0        NAP           24       $461          132       $552            0        NAP            0        NAP
   221              0        NAP            0        NAP           72       $725            0        NAP            0        NAP
   226              0        NAP           40       $565           72       $683            0        NAP            0        NAP
   236              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   249              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   258              0        NAP           40       $340          168       $373            0        NAP            0        NAP
   262              0        NAP           31       $881           31     $1,010            0        NAP            0        NAP
   263              1       $415           32       $465           96       $605            0        NAP            0        NAP
   264              0        NAP            0        NAP           62       $573            8       $725            0        NAP
   267              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   271              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   273              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   274              0        NAP            5     $1,200           18     $1,400            2     $1,700            0        NAP
   286              0        NAP           11     $1,100           15     $1,358            3     $1,600            0        NAP
   292              4       $485           52       $540           57       $620            0        NAP            0        NAP
   293              0        NAP           60       $489           20       $594            0        NAP            0        NAP
   318              0        NAP           27       $625           37       $737            0        NAP            0        NAP
   324              0        NAP           36       $475           48       $633           16       $750            0        NAP
   326             18       $449           30       $532           18       $625            0        NAP            0        NAP
   327              0        NAP           48       $325           72       $392            0        NAP            0        NAP

   332              0        NAP           12       $700           12       $805            0        NAP            0        NAP
   332              0        NAP           22       $845            0        NAP            0        NAP            0        NAP
   338              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   346              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   354              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   361              3       $345           64       $415            1       $500            0        NAP            0        NAP
   367              0        NAP            0        NAP           36       $607            0        NAP            0        NAP
   370              0        NAP            4     $1,069           12     $1,328            0        NAP            0        NAP
   381              0        NAP            0        NAP           18       $930            6     $1,275            0        NAP
   403              0        NAP           39       $552            2       $700            0        NAP            0        NAP
   406              0        NAP            0        NAP           36       $547            0        NAP            0        NAP
   407              0        NAP            0        NAP            0        NAP            0        NAP           14     $1,500
   410              0        NAP           66       $563          132       $613            0        NAP            0        NAP
   411              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP
   414              0        NAP            1       $560           23       $640            0        NAP            0        NAP
   421              0        NAP            0        NAP            0        NAP            0        NAP            0        NAP

                 5 BEDROOM               6 BEDROOM              OTHER UNITS        TOTAL UNITS
           ---------------------   ---------------------   ---------------------   ----------
MORTGAGE       NO. OF   AVG RENT       NO. OF   AVG RENT       NO. OF   AVG RENT       NO. OF      NO. OF
LOAN NO.   UNITS/PADS    PER MO.   UNITS/PADS    PER MO.   UNITS/PADS    PER MO.   UNITS/PADS   ELEVATORS
----------------------------------------------------------------------------------------------------------

    4               0        NAP            0        NAP            4     Retail           90           0
    4               0        NAP            0        NAP            0        NAP           72           0
    4               0        NAP            0        NAP            1     Retail           70           0
    4               0        NAP            0        NAP           10     Retail           76           0
    4               0        NAP            0        NAP           10     Retail           76           0
    4               0        NAP            0        NAP            6     Retail           63           0
    4               0        NAP            0        NAP            0        NAP           48           0
    4               0        NAP            0        NAP            4     Retail           40           0
    4               0        NAP            0        NAP            0        NAP           41           0
    4               0        NAP            0        NAP            0        NAP           32           0
    4               0        NAP            0        NAP            2     Retail           37           0
    4               0        NAP            0        NAP            4     Retail           32           0
    4               0        NAP            0        NAP            0        NAP           41           0
    4               0        NAP            0        NAP            1     Retail           32           0
    4               0        NAP            0        NAP            2     Retail           30           0
    4               0        NAP            0        NAP            0        NAP           30           0
    4               0        NAP            0        NAP            0        NAP           36           0
    4               0        NAP            0        NAP            2     Retail           18           0
    4               0        NAP            0        NAP            2     Retail           28           0
    4               0        NAP            0        NAP            1     Retail           30           0
    4               0        NAP            0        NAP            0        NAP           30           0
    4               0        NAP            0        NAP            3     Retail           31           0
    4               0        NAP            0        NAP            0        NAP           18           0
    4               0        NAP            0        NAP            4     Retail            7           0
    4               0        NAP            0        NAP            0        NAP           20           0
    4               0        NAP            0        NAP            0        NAP           24           0
    4               0        NAP            0        NAP            0        NAP           20           0
    4               0        NAP            0        NAP            1     Retail           13           0
    4               0        NAP            0        NAP            0        NAP           19           0
    4               0        NAP            0        NAP            1     Retail           17           0
    4               0        NAP            0        NAP            0        NAP           16           0
    4               0        NAP            0        NAP            0        NAP           16           0
    4               0        NAP            0        NAP            0        NAP           11           0
    4               0        NAP            0        NAP            0        NAP           10           0
    4               0        NAP            0        NAP            0        NAP            9           0
    4               0        NAP            0        NAP            0        NAP            8           0
    4               0        NAP            0        NAP            0        NAP            9           0
   13               0        NAP            0        NAP            0        NAP          181           0
   17               0        NAP            0        NAP            0        NAP        1,156           0
   20               0        NAP            0        NAP            0        NAP        1,114           0
   24               0        NAP            0        NAP            0        NAP          658           0
   31               0        NAP            0        NAP            0        NAP          240           0

   33               0        NAP            0        NAP            0        NAP           13           1
   33               0        NAP            0        NAP            0        NAP           15           0
   33               0        NAP            2     $4,450            0        NAP            8           0
   33               0        NAP            0        NAP            0        NAP           23           0
   33               0        NAP            0        NAP            0        NAP           16           0
   33               0        NAP            0        NAP            0        NAP            5           0
   33               0        NAP            0        NAP            0        NAP            4           0
   33               1     $4,550            0        NAP            0        NAP            3           0
   33               1     $4,550            0        NAP            0        NAP            3           0
   33               0        NAP            0        NAP            0        NAP           17           0
   33               0        NAP            0        NAP            0        NAP            9           0
   33               0        NAP            0        NAP            0        NAP           14           0
   33               0        NAP            0        NAP            0        NAP            6           0
   42               0        NAP            0        NAP            0        NAP          208           0
   44               0        NAP            0        NAP            0        NAP          360           0
   47               0        NAP            0        NAP            0        NAP          252           0
   55               0        NAP            0        NAP            0        NAP          531           0
   58               0        NAP            0        NAP            0        NAP          232           0
   62               0        NAP            0        NAP            0        NAP          726           0
   78               0        NAP            0        NAP            0        NAP          432           0
   84               0        NAP            0        NAP            0        NAP          252           0
   85               0        NAP            0        NAP            0        NAP          124           0
   87               0        NAP            0        NAP            0        NAP          136           4
   89               0        NAP            0        NAP            0        NAP          176           0
   106              0        NAP            0        NAP            0        NAP          183           0
   115              0        NAP            0        NAP            0        NAP          158           0
   118              0        NAP            0        NAP            0        NAP          170           0
   120              0        NAP            0        NAP            0        NAP          189           0
   129              0        NAP            0        NAP            0        NAP          118           0
   131              0        NAP            0        NAP            0        NAP          178           0

   149              0        NAP            0        NAP            0        NAP          133           0
   149              0        NAP            0        NAP            0        NAP           78           0
   149              0        NAP            0        NAP            0        NAP           66           0
   149              0        NAP            0        NAP            0        NAP           63           0
   151              0        NAP            0        NAP            0        NAP          258           0
   164              0        NAP            0        NAP            0        NAP           63           0
   168              0        NAP            0        NAP            0        NAP          301           0
   169              0        NAP            0        NAP            0        NAP          219           0

   189              0        NAP            0        NAP            0        NAP          147           0
   189              0        NAP            0        NAP            0        NAP          104           0
   196              0        NAP            0        NAP            0        NAP          109           0
   207              0        NAP            0        NAP            0        NAP          152           0
   217              0        NAP            0        NAP            0        NAP          120           0
   218              0        NAP            0        NAP            0        NAP          156           0
   221              0        NAP            0        NAP            0        NAP           72           0
   226              0        NAP            0        NAP            0        NAP          112           0
   236              0        NAP            0        NAP            0        NAP          175           0
   249              0        NAP            0        NAP            0        NAP          192           0
   258              0        NAP            0        NAP            0        NAP          208           0
   262              0        NAP            0        NAP            0        NAP           62           0
   263              0        NAP            0        NAP            0        NAP          129           0
   264              0        NAP            0        NAP            0        NAP           70           0
   267              0        NAP            0        NAP            0        NAP          187           0
   271              0        NAP            0        NAP            0        NAP           80           0
   273              0        NAP            0        NAP            0        NAP          153           0
   274              0        NAP            0        NAP            0        NAP           25           0
   286              0        NAP            0        NAP            0        NAP           29           0
   292              0        NAP            0        NAP            0        NAP          113           0
   293              0        NAP            0        NAP            0        NAP           80           0
   318              0        NAP            0        NAP            0        NAP           64           0
   324              0        NAP            0        NAP            0        NAP          100           0
   326              0        NAP            0        NAP            0        NAP           66           0
   327              0        NAP            0        NAP            0        NAP          120           0

   332              0        NAP            0        NAP            0        NAP           24           0
   332              0        NAP            0        NAP            0        NAP           22           0
   338              0        NAP            0        NAP            0        NAP          104           0
   346              0        NAP            0        NAP            0        NAP           49           0
   354              0        NAP            0        NAP            0        NAP          141           0
   361              0        NAP            0        NAP            0        NAP           68           0
   367              0        NAP            0        NAP            0        NAP           36           0
   370              0        NAP            0        NAP            0        NAP           16           0
   381              0        NAP            0        NAP            0        NAP           24           0
   403              0        NAP            0        NAP            0        NAP           41           1
   406              0        NAP            0        NAP            0        NAP           36           0
   407              0        NAP            0        NAP            0        NAP           14           0
   410              0        NAP            0        NAP            0        NAP          198           0
   411              0        NAP            0        NAP            0        NAP          132           0
   414              0        NAP            0        NAP            0        NAP           24           0
   421              0        NAP            0        NAP            0        NAP           75           0

                             MANUFACTURED HOUSING COMMUNITY                     ULTIFAMILY WITH RETAIL OR COMMERCIAL SPACES
           ------------------------------------------------------------------   --------------------------------------------
MORTGAGE      NO. OF            AVG RENT OF        GROSS         GROSS INCOME          GROSS    GROSS INCOME FROM COMMERCIAL
LOAN NO.   HOMESITES   HOMESITE PER MO. ($)       INCOME   FROM RV SITES ONLY         INCOME           OR RETAIL SPACES ONLY
----------------------------------------------------------------------------------------------------------------------------

    4            NAP                    NAP          NAP                  NAP     $1,712,639                         $91,332
    4            NAP                    NAP          NAP                  NAP     $1,644,322                             NAP
    4            NAP                    NAP          NAP                  NAP     $1,234,419                             NAP
    4            NAP                    NAP          NAP                  NAP     $1,147,256                         $65,100
    4            NAP                    NAP          NAP                  NAP     $1,076,583                        $102,000
    4            NAP                    NAP          NAP                  NAP     $1,003,554                         $65,400
    4            NAP                    NAP          NAP                  NAP       $807,944                             NAP
    4            NAP                    NAP          NAP                  NAP       $805,670                         $63,000
    4            NAP                    NAP          NAP                  NAP       $782,113                             NAP
    4            NAP                    NAP          NAP                  NAP       $777,123                             NAP
    4            NAP                    NAP          NAP                  NAP       $720,863                         $36,876
    4            NAP                    NAP          NAP                  NAP       $710,381                         $98,269
    4            NAP                    NAP          NAP                  NAP       $704,373                             NAP
    4            NAP                    NAP          NAP                  NAP       $673,812                         $25,800
    4            NAP                    NAP          NAP                  NAP       $609,390                         $50,900
    4            NAP                    NAP          NAP                  NAP       $603,075                             NAP
    4            NAP                    NAP          NAP                  NAP       $600,719                             NAP
    4            NAP                    NAP          NAP                  NAP       $577,162                        $120,240
    4            NAP                    NAP          NAP                  NAP       $532,402                         $20,040
    4            NAP                    NAP          NAP                  NAP       $480,575                         $18,000
    4            NAP                    NAP          NAP                  NAP       $478,116                             NAP
    4            NAP                    NAP          NAP                  NAP       $459,374                         $62,376
    4            NAP                    NAP          NAP                  NAP       $414,614                             NAP
    4            NAP                    NAP          NAP                  NAP       $376,922                        $224,100
    4            NAP                    NAP          NAP                  NAP       $367,499                             NAP
    4            NAP                    NAP          NAP                  NAP       $362,787                             NAP
    4            NAP                    NAP          NAP                  NAP       $346,297                             NAP
    4            NAP                    NAP          NAP                  NAP       $313,316                         $67,200
    4            NAP                    NAP          NAP                  NAP       $296,826                             NAP
    4            NAP                    NAP          NAP                  NAP       $296,826                         $26,400
    4            NAP                    NAP          NAP                  NAP       $273,268                             NAP
    4            NAP                    NAP          NAP                  NAP       $242,643                             NAP
    4            NAP                    NAP          NAP                  NAP       $235,576                             NAP
    4            NAP                    NAP          NAP                  NAP       $146,057                             NAP
    4            NAP                    NAP          NAP                  NAP       $101,298                             NAP
    4            NAP                    NAP          NAP                  NAP        $94,230                             NAP
    4            NAP                    NAP          NAP                  NAP        $94,230                             NAP
   13            NAP                    NAP          NAP                  NAP            NAP                             NAP
   17          1,156                   $313   $4,327,382                  NAP            NAP                             NAP
   20          1,114                   $323   $4,267,014                  NAP            NAP                             NAP
   24            658                   $477   $3,651,650                  NAP            NAP                             NAP
   31            NAP                    NAP          NAP                  NAP            NAP                             NAP

   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   33            NAP                    NAP          NAP                  NAP            NAP                             NAP
   42            NAP                    NAP          NAP                  NAP            NAP                             NAP
   44            NAP                    NAP          NAP                  NAP            NAP                             NAP
   47            NAP                    NAP          NAP                  NAP            NAP                             NAP
   55            531                   $407   $1,769,102             $535,680            NAP                             NAP
   58            NAP                    NAP          NAP                  NAP            NAP                             NAP
   62            NAP                    NAP          NAP                  NAP            NAP                             NAP
   78            NAP                    NAP          NAP                  NAP            NAP                             NAP
   84            NAP                    NAP          NAP                  NAP            NAP                             NAP
   85            NAP                    NAP          NAP                  NAP            NAP                             NAP
   87            NAP                    NAP          NAP                  NAP            NAP                             NAP
   89            NAP                    NAP          NAP                  NAP            NAP                             NAP
   106           NAP                    NAP          NAP                  NAP            NAP                             NAP
   115           NAP                    NAP          NAP                  NAP            NAP                             NAP
   118           170                   $558   $1,128,097                  NAP            NAP                             NAP
   120           NAP                    NAP          NAP                  NAP            NAP                             NAP
   129           NAP                    NAP          NAP                  NAP            NAP                             NAP
   131           178                   $404     $889,499                  NAP            NAP                             NAP

   149           133                   $235     $393,628                  NAP            NAP                             NAP
   149            78                   $265     $229,596                  NAP            NAP                             NAP
   149            66                   $260     $195,624                  NAP            NAP                             NAP
   149            63                   $269     $224,261                  NAP            NAP                             NAP
   151           NAP                    NAP          NAP                  NAP            NAP                             NAP
   164           NAP                    NAP          NAP                  NAP            NAP                             NAP
   168           301                   $294   $1,177,631                  NAP            NAP                             NAP
   169           219                   $288     $753,448                  NAP            NAP                             NAP

   189           147                   $558     $385,696                  NAP            NAP                             NAP
   189           104                   $275     $314,802                  NAP            NAP                             NAP
   196           NAP                    NAP          NAP                  NAP            NAP                             NAP
   207           NAP                    NAP          NAP                  NAP            NAP                             NAP
   217           120                   $325     $552,865                  NAP            NAP                             NAP
   218           NAP                    NAP          NAP                  NAP            NAP                             NAP
   221           NAP                    NAP          NAP                  NAP            NAP                             NAP
   226           NAP                    NAP          NAP                  NAP            NAP                             NAP
   236           175                   $360     $577,778                  NAP            NAP                             NAP
   249           192                   $241     $475,140                  NAP            NAP                             NAP
   258           NAP                    NAP          NAP                  NAP            NAP                             NAP
   262           NAP                    NAP          NAP                  NAP            NAP                             NAP
   263           NAP                    NAP          NAP                  NAP            NAP                             NAP
   264           NAP                    NAP          NAP                  NAP            NAP                             NAP
   267           187                   $237     $512,297                  NAP            NAP                             NAP
   271            80                   $596     $572,280              $99,000       $572,280                         $49,200
   273           153                   $244     $401,270                  NAP            NAP                             NAP
   274           NAP                    NAP          NAP                  NAP            NAP                             NAP
   286           NAP                    NAP          NAP                  NAP            NAP                             NAP
   292           NAP                    NAP          NAP                  NAP            NAP                             NAP
   293           NAP                    NAP          NAP                  NAP            NAP                             NAP
   318           NAP                    NAP          NAP                  NAP            NAP                             NAP
   324           NAP                    NAP          NAP                  NAP            NAP                             NAP
   326           NAP                    NAP          NAP                  NAP            NAP                             NAP
   327           NAP                    NAP          NAP                  NAP            NAP                             NAP

   332           NAP                    NAP          NAP                  NAP            NAP                             NAP
   332           NAP                    NAP          NAP                  NAP            NAP                             NAP
   338           104                   $280     $317,940                  NAP            NAP                             NAP
   346            49                   $471     $363,872                  NAP            NAP                             NAP
   354           141                   $213     $317,668              $22,680            NAP                             NAP
   361           NAP                    NAP          NAP                  NAP            NAP                             NAP
   367           NAP                    NAP          NAP                  NAP            NAP                             NAP
   370           NAP                    NAP          NAP                  NAP            NAP                             NAP
   381           NAP                    NAP          NAP                  NAP            NAP                             NAP
   403           NAP                    NAP          NAP                  NAP            NAP                             NAP
   406           NAP                    NAP          NAP                  NAP            NAP                             NAP
   407           NAP                    NAP          NAP                  NAP            NAP                             NAP
   410           NAP                    NAP          NAP                  NAP            NAP                             NAP
   411           132                   $244     $445,825                  NAP            NAP                             NAP
   414           NAP                    NAP          NAP                  NAP            NAP                             NAP
   421            75                   $300     $213,206                  NAP            NAP                             NAP

Notes:

(1)   Midtown Center Mobile Home Park - There are 80 pad sites, and in addition, there are three single-family detached residences (one of which is used as a management office/laundry facility), and a 4,000 SF warehouse. All pad sites are occupied with trailers. Of the 80 mobile homes, 58 are owned by the Borrower and are rented out as apartments, the other 22 mobile homes are owned by third party tenants (who lease the pad site at $375/Pad/MO).
      The 58 Borrower-owned trailers are approximately 88% leased and the 22 pad sites are 100% leased. Overall, 91.25% of the pad sites are leased as of
      2/26/07. The appraiser concluded the following market rents: $99,000/YR
      ($375/Pad/MO) for the 22 pad sites; $473,280/YR ($680/Mobile Home/MO) for the 58 Borrower-owned mobile homes (including pad site) that are rented out as apartments; $15,600/YR for two of the single-family residences; $0 for the manager's single-family residence; and $33,600/YR for the warehouse. The Cut-Off Date Balance per Unit is calculated using the 80 pad site count.

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES
--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

                              [4 PHOTOS OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

                                [2 MAPS OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              MSMC
ORIGINAL BALANCE(1):               $775,000,000
CUT-OFF DATE BALANCE:              $775,000,000
SHADOW RATING (MOODY'S/S&P):       NAP / NAP
LOAN PURPOSE:                      Acquisition
FIRST PAYMENT DATE:                June 7, 2007
INTEREST RATE:                     5.797%
AMORTIZATION:                      Interest Only

ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     May 7, 2012
EXPECTED MATURITY BALANCE:         $775,000,000
SPONSOR(S):                        Beacon Capital Partners, LLC / Beacon Capital
                                   Strategic Partners V, L.P.

INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Prepayment permitted with a penalty of the
                                   greater of 1% and Yield Maintenance.
                                   Defeasance permitted 2 years after full
                                   securitization. Prepayable without a premium
                                   from and after November 7, 2011.

LOAN PER SF(2):                    $308.60

UP-FRONT RESERVES:                 TI/LC(3):           $18,200,095

ONGOING RESERVES:                  RE Tax:             Springing
                                   Insurance:          Springing
                                   TI/LC:              Springing
                                   Cap Ex:             Springing
                                   Other:              Springing
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Urban & Suburban
LOCATION:                          See table below
YEAR BUILT/RENOVATED:              Various
PERCENT LEASED(4):                 96.9%
SQUARE FOOTAGE:                    9,848,341
THE COLLATERAL:                    Interests in 20 properties located in
                                   Seattle, WA, Bellevue, WA, Washington, DC,
                                   and Northern Virginia, as described in the
                                   Loan section below
OWNERSHIP INTEREST:                Fee / Leasehold / Pledge

PROPERTY MANAGEMENT:               19 properties are managed by affiliates of
                                   the Sponsor. Washington Mutual Tower is
                                   managed by an affiliate of the Sponsor's
                                   joint venture partner

3RD MOST RECENT NOI (AS OF)(5):    $180,327,374        (2004)
2ND MOST RECENT NOI (AS OF)(5):    $189,399,017        (2005)
MOST RECENT NOI (AS OF)(5)(6):     $197,747,702        (TTM 10/31/2006)
U/W NET OP. INCOME(5):             $232,287,136
U/W NET CASH FLOW(5):              $217,631,010
U/W OCCUPANCY(4):                  94.6%
APPRAISED VALUE(7):                $4,453,034,000
CUT-OFF DATE LTV(8)(9):            68.2%
MATURITY DATE LTV(8)(9):           68.2%
DSCR(8)(9):                        1.25x
POST IO DSCR(8)(9):                NAP
--------------------------------------------------------------------------------

(1)   The subject $775,000,000 loan represents a 28.7% pari passu interest in a
      $2,700,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table reflect the entire mortgage amount plus existing debt with regard to the Cash Flow Properties.

(2)   Assuming the Beacon Seattle & DC Portfolio Loan were paid down by
      $100,000,000 and the Cash Flow Properties were released, the portfolio's
      Square Footage would total 7,624,482 and the Loan per SF would be $341.01.

(3)   Represents funds for tenant concessions and leasing costs that the Beacon
      Seattle & DC Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon Seattle & DC Portfolio
      Properties.

(4)   Percent Leased and U/W Occupancy numbers are based on the underwritten rent roll dated April 1, 2007, and reflect 100% interests in all 20 properties associated with the Beacon Seattle & DC Portfolio Loan.

(5)   All Net Operating Income and Net Cash Flow numbers reflect 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington
      Mutual Tower. The related borrower does not have a 100% ownership interest in the Market Square property, as more fully set forth in the Property section below. Including approximately $19,245,124 in interest expense to service existing debt on the Cash Flow Properties, U/W Net Operating
      Income and U/W Net Cash Flow would be $213,042,012 and $198,385,887 respectively. If the Cash Flow Properties were released, U/W Net Operating
      Income and U/W Net Cash Flow would be $183,213,085 and $171,617,524 respectively.

(6)   Net Operating Incomes for the year ended December 31, 2006 and for the first quarter of 2007 are set forth in the Net Operating Income table below.

(7)   Appraised Value reflects a 62.8% ownership interest in Washington Mutual
      Tower and an accordingly prorated appraised value.

(8)   All LTV and DSCR numbers reflect a 62.8% ownership interest in Washington
      Mutual Tower and existing debt with regard to the Cash Flow Properties.

(9)   Assuming the Beacon Seattle & DC Portfolio Loan were paid down by
      $100,000,000 and the Cash Flow Properties were released, the corresponding
      LTV would be 75.7% and DSCR would be 1.12x.

                                      IV-3

THE BEACON SEATTLE & DC PORTFOLIO LOAN

      THE LOAN. The largest loan (the "Beacon Seattle & DC Portfolio Loan") as evidenced by a promissory note in the amount of $775,000,000 (the "Beacon
Seattle & DC Portfolio Note") is secured by (i) first mortgages or deeds of trust encumbering (a) 15 office properties on a fee basis and (b) one office property known as Key Center, located in Bellevue, WA, on a leasehold basis,
(ii) with respect to one office property known as Market Square, located in
Washington, DC, (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner and such borrower and (c) a covenant to deposit the related borrowers' cash flow from the property
(collectively, (i) and (ii) are the "Portfolio Properties") and (iii) a covenant to deposit the related borrowers' cash flows from three additional properties
(the "Cash Flow Properties") (together with the Portfolio Properties, the
"Beacon Seattle & DC Portfolio Properties"). The Trust will not be able to foreclose on and take ownership of the joint venture interest and the related loans described in clauses (ii) (a) and (b) above, but will be entitled to the proceeds in connection with the sale of such assets.

      The Cash Flow Properties consist of (i) Washington Mutual Tower, located in Seattle, WA, which is owned in a joint venture arrangement and with regard to which its respective borrower has agreed to deposit distributions from the joint venture into a designated deposit account, (ii) Reston Town Center, located in
Reston, VA, and (iii) 1300 North Seventeenth Street, located in Arlington, VA.
With regard to Reston Town Center and 1300 North Seventeenth Street, the
respective borrowers have agreed to deposit distributions from the owners of the properties into designated deposit accounts. The Cash Flow Properties have a combined appraised value of $1,018,684,000 and are currently encumbered by
$339,177,299 of existing debt.

      All properties are located in the state of Washington, in Washington, DC, or in Northern Virginia. The Beacon Seattle & DC Portfolio Loan was originated on April 10, 2007 by or on behalf of Morgan Stanley Mortgage Capital Inc. and two other lenders.

      THE BORROWER. The borrowers are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, DC general partnership
(collectively, the "Beacon Seattle & DC Portfolio Borrower"). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Beacon Seattle & DC Portfolio Loan. The sponsors of the
Beacon Seattle & DC Portfolio Loan are Beacon Capital Partners, LLC and its
affiliate Beacon Capital Strategic Partners V, L.P. Beacon Capital Partners was
founded in 1998 following the merger of its predecessor company, Beacon
Properties Corporation, with Equity Office Properties Trust in a transaction valued at $4.0 billion. Beacon Capital Partners invests in leading office markets in the United States and worldwide, and is headquartered in Boston, MA.
Since its establishment, Beacon Capital Partners has sponsored five investment vehicles representing approximately $6.1 billion of aggregate equity capital, and has invested or committed to invest in over $15.4 billion of real estate and related assets.

      THE PROPERTY. The Beacon Seattle & DC Portfolio Properties consist of 20 office properties with a combined 9,848,341 square feet of space. The Beacon
Seattle & DC Portfolio Properties are 96.9% leased as of April 1, 2007.

      The following table presents certain information relating to the portfolio composition of the Beacon Seattle & DC Portfolio Loan:

-----------------------------------------------------------------------------
                                                    ALLOCATED LOAN   PROPERTY
            PROPERTY                  LOCATION        AMOUNT(1)        TYPE
-----------------------------------------------------------------------------

Wells Fargo Center                 Seattle, WA      $310,721,015      Office
Washington Mutual Tower(2)         Seattle, WA      $235,000,000      Office
City Center Bellevue               Bellevue, WA     $146,015,218      Office
Sunset North                       Bellevue, WA     $147,079,871      Office
Plaza Center                       Bellevue, WA     $119,714,340      Office
Eastgate Office Park               Bellevue, WA      $73,027,325      Office
Lincoln Executive Center           Bellevue, WA      $67,428,037      Office
Plaza East                         Bellevue, WA      $39,668,190      Office
Key Center                         Bellevue, WA     $158,278,446      Office
Lafayette Center                   Washington, DC   $280,831,860      Office
Market Square(3)                   Washington, DC   $417,186,336      Office
Army and Navy Building             Washington, DC    $50,078,133      Office
Liberty Place                      Washington, DC    $69,399,617      Office
Reston Town Center(4)              Reston, VA       $130,000,000      Office
1616 North Fort Myer Drive         Arlington, VA    $110,408,482      Office
1300 North Seventeenth Street(4)   Arlington, VA     $75,000,000      Office
Booz Allen Complex                 McLean, VA       $236,826,194      Office
Polk & Taylor                      Arlington, VA    $330,436,815      Office
American Center                    Vienna, VA        $83,594,994      Office
11111 Sunset Hills Road            Reston, VA        $59,305,127      Office
-----------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                       OWNERSHIP                YEAR BUILT/
            PROPERTY                    INTEREST                 RENOVATED                SF
------------------------------------------------------------------------------------------------

Wells Fargo Center                        Fee                    1983 / NAP              944,141
Washington Mutual Tower(2)             Cash Flow                 1988 / NAP            1,079,013
City Center Bellevue                      Fee                    1986 / NAP              465,765
Sunset North                              Fee                    1999 / NAP              463,182
Plaza Center                              Fee                1978 - 1983 / NAP           466,948
Eastgate Office Park                      Fee                    1985 / NAP              251,088
Lincoln Executive Center                  Fee                 1984, 1986 / NAP           277,672
Plaza East                                Fee                    1987 / NAP              148,952
Key Center                             Leasehold                 2000 / NAP              473,988
Lafayette Center                          Fee             1980, 1985, 1986 / 1993        711,495
Market Square(3)                   Pledge / Cash Flow            1991 / NAP              678,348
Army and Navy Building                    Fee                   1913 / 1987              102,822
Liberty Place                             Fee                    1991 / NAP              163,936
Reston Town Center(4)                  Cash Flow                 1988 / NAP              764,103
1616 North Fort Myer Drive                Fee                    1975 / NAP              294,521
1300 North Seventeenth Street(4)       Cash Flow                 1980 / NAP              380,743
Booz Allen Complex                        Fee           1983, 2001, 1980, 1999 / NAP     731,234
Polk & Taylor                             Fee                   1970 / 2003              904,226
American Center                           Fee                    1985 / NAP              329,695
11111 Sunset Hills Road                   Fee                    2000 / NAP              216,469
------------------------------------------------------------------------------------------------

(1)   For the 17 Portfolio Properties, Allocated Loan Amount numbers in this table reflect the entire $2,700,000,000 mortgage amount and the properties' corresponding Allocated Loan Amounts. For the Cash Flow
      Properties, the amounts represented are the properties' release amounts, subject to the provisions set forth in the Release of Parcels section below.

(2)   Washington Mutual Tower is owned in fee by a joint venture in which an affiliate of the borrower is a 62.8% partner. It is also encumbered by existing debt to a third party. The Beacon Seattle & DC Portfolio Loan is not secured by a fee interest in the property, but by collateral as described in the Loan section. The amount represented in the Allocated
      Loan Amount column

                                      IV-4

      is the property's release amount, which amount would in the event of a release of the property first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan up to a total of
      $100,000,000, as described in the Release of Parcels section below.

(3)   Market Square is owned in fee by a joint venture in which the related borrower represents a 70% partnership interest. It is also encumbered by existing debt to the borrower, which debt has been pledged as collateral for the Beacon DC & Portfolio Loan. The Beacon Seattle & DC Portfolio Loan
      is not secured by a fee interest in the property. The amount represented in the Allocated Loan Amount column is the property's release amount in connection with a release other than as a result of a sale of the property.

(4)   Reston Town Center and 1300 North Seventeenth Street are owned in fee and are encumbered by existing debt to third parties. The Beacon Seattle & DC
      Portfolio Loan is not secured by a fee interest in the properties. The amounts represented in the Allocated Loan Amount column are the properties' release amounts, which amounts would in the event of a release of either property first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan up to a total of
      $100,000,000, as described in the Release of Parcels section below.

      The following table presents certain information relating to the historical leasing of the Beacon Seattle & DC Portfolio Properties:

-----------------------------------------------------------------------------------------------------------
                                     PERCENTAGE LEASED INFORMATION(1)

          PROPERTY               2000     2001     2002     2003     2004     2005     2006    RENT ROLL(2)
-----------------------------------------------------------------------------------------------------------

Wells Fargo Center               97.4%    97.0%    98.4%    90.6%    83.3%    91.0%    94.7%       92.8%
Washington Mutual Tower          99.6%    99.6%    99.4%    98.7%    98.6%    98.1%    98.4%       96.9%
City Center Bellevue             95.5%    81.9%    75.7%    89.5%    94.5%    96.6%    95.9%       95.6%
Sunset North                     99.9%   100.0%   100.0%    98.1%    88.0%    98.0%   100.0%      100.0%
Plaza Center                     95.9%    87.9%    86.7%    81.7%    84.8%    87.6%    90.2%       95.8%
Eastgate Office Park             99.0%    97.6%    95.4%    76.5%    90.6%    92.6%    96.1%      100.0%
Lincoln Executive Center         95.7%    88.0%    86.9%    83.9%    86.1%    89.0%    90.6%       96.8%
Plaza East                       97.6%    79.2%    54.2%    71.2%    70.4%    89.0%    98.6%       91.5%
Key Center                       96.9%    98.8%    96.5%    99.2%    96.9%    99.5%    98.5%       97.9%
Lafayette Center                 98.8%    98.0%    92.9%    92.9%    92.3%    98.4%    95.0%       91.3%
Market Square                    98.1%    99.0%    99.3%    96.5%    97.5%    92.2%    94.0%       95.4%
Army and Navy Building           93.4%    85.3%    92.4%    92.6%    92.6%    94.3%    91.5%      100.0%
Liberty Place                   100.0%   100.0%   100.0%   100.0%    95.9%    95.9%   100.0%       99.4%
Reston Town Center              100.0%    99.4%    92.2%    93.5%    99.2%    99.7%    97.0%       98.3%
1616 North Fort Myer Drive      100.0%   100.0%   100.0%    79.6%    93.1%    98.0%   100.0%       97.8%
1300 North Seventeenth Street   100.0%    98.5%    94.8%    82.6%    93.5%   100.0%    99.5%       99.4%
Booz Allen Complex              100.0%    99.4%    99.7%    99.9%   100.0%   100.0%   100.0%       99.5%
Polk & Taylor                   100.0%    71.5%    81.0%    60.8%    79.7%    99.6%    99.9%      100.0%
American Center                  96.4%    87.1%    67.5%    67.2%    73.8%    76.0%    92.9%       94.8%
11111 Sunset Hills Road         100.0%   100.0%   100.0%    84.9%    79.9%    88.1%   100.0%      100.0%
-----------------------------------------------------------------------------------------------------------

(1)   Based on CoStar.

(2)   Based on the underwritten rent roll dated April 1, 2007.

      The following table presents certain information relating to the historical total rents of the Beacon Seattle & DC Portfolio Properties:

-----------------------------------------------------------------------------------------------------------
                                      TOTAL GROSS RENT INFORMATION(1)

          PROPERTY               2000     2001     2002     2003     2004     2005     2006    RENT ROLL(2)
-----------------------------------------------------------------------------------------------------------

Wells Fargo Center              $41.34   $40.40   $30.83   $32.75   $30.23   $27.07   $25.47      $26.31
Washington Mutual Tower         $40.53   $41.98   $34.68   $32.56   $31.94   $28.32   $28.73      $31.53
City Center Bellevue            $38.06   $34.70   $24.33   $22.88   $24.59   $27.29   $29.36      $24.15
Sunset North                    $32.25   $26.80   $23.96   $22.99   $22.26   $24.38   $24.60      $26.36
Plaza Center                    $32.45   $32.04   $23.91   $22.08   $23.62   $21.58   $25.76      $22.49
Eastgate Office Park            $29.09   $27.11   $22.52   $21.90   $22.72   $21.50   $23.96      $21.55
Lincoln Executive Center        $30.25   $28.66   $20.62   $19.60   $21.42   $22.64   $25.17      $22.27
Plaza East                      $32.02   $29.97   $19.55   $21.37   $21.37   $22.78   $22.98      $22.17
Key Center                      $24.67   $26.26   $29.55   $25.45   $26.69   $29.50   $30.19      $30.28
Lafayette Center                $33.09   $38.42   $38.16   $37.49   $37.59   $34.53   $39.91      $42.67
Market Square                   $43.80   $41.43   $45.74   $47.52   $53.01   $51.09   $53.20      $54.36
Army and Navy Building          $39.76   $36.92   $39.52   $44.00   $44.73   $45.82   $50.47      $49.66
Liberty Place                   $44.33   $45.00    $0.00    $0.00   $49.00   $47.75   $49.31      $54.27
Reston Town Center              $28.81   $38.14   $30.71   $27.15   $29.79   $36.69   $41.28      $39.49
1616 North Fort Myer Drive       $0.00    $0.00   $27.75   $28.33   $28.83   $34.03   $36.00      $30.48
1300 North Seventeenth Street   $27.04   $27.60   $26.74   $29.10   $31.19   $32.00   $29.08      $33.33
Booz Allen Complex               $0.00   $24.48   $21.68   $19.84   $42.50   $42.50    $0.00      $32.79
Polk & Taylor                    $0.00    $0.00    $0.00   $30.78   $30.78   $30.78   $30.00      $30.04
American Center                 $32.54   $33.06   $26.11   $24.77   $24.29   $27.66   $32.66      $28.81
11111 Sunset Hills Road         $27.91    $0.00   $23.00   $23.00   $23.00   $26.38   $30.70      $26.73
-----------------------------------------------------------------------------------------------------------

(1)   Based on CoStar.

(2)   Based on the underwritten rent roll dated April 1, 2007.

                                      IV-5

      The following table presents certain information relating to the major tenants of the Beacon Seattle & DC Portfolio Loan:

----------------------------------------------------------------------------------------------------------------------------
                                                                                     % OF TOTAL     ANNUALIZED
                              CREDIT RATING                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 (FITCH/          TENANT     % OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
        TENANT NAME           MOODY'S/S&P)(1)      NRSF      NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Booz Allen Hamilton              --/--/--          714,237     7%    $21,376,474          8%          $29.93      Various(2)
GSA - Department of Defense    AAA/Aaa/AAA         554,294     6%    $17,854,320          6%          $32.21      Various(3)
Polk GSA                       AAA/Aaa/AAA         354,909     4%     $8,956,668          3%          $25.24      Various(4)
Perkins Coie                     --/--/--          285,716     3%     $8,868,398          3%          $31.04      Various(5)
Expedia                        --/Baa3/BBB-        265,713     3%     $3,970,211          1%          $14.94      09/30/2009
Wells Fargo Bank NA             AA/Aa1/AA+         214,662     2%     $5,861,101          2%          $27.30      Various(6)
Washington Mutual Bank           A/A2/A-           191,758     2%     $6,568,730          2%          $34.26      Various(7)
Davis Wright Tremaine            --/--/--          169,533     2%     $4,407,858          2%          $26.00      12/31/2018
XO Communications                --/--/--          167,495     2%     $4,304,628          2%          $25.70      11/30/2007
Commodity Future                 --/--/--          161,785     2%     $7,018,452          3%          $43.38      09/30/2015
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           3,080,102    31%    $89,186,840         32%          $28.96
----------------------------------------------------------------------------------------------------------------------------

Other Tenants                      NAP           6,458,372    66%   $190,938,436         68%          $29.56       Various
Vacant Space                       NAP             309,867     3%          $0.00          0%           $0.00         NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE(8)                        9,848,341   100%   $280,125,276        100%          $29.37
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   For Booz Allen Hamilton, 408,591 SF expire on 12/31/2010, 180,000 SF expire on 01/31/2012, and 125,646 SF expire on 06/30/2014.

(3)   For the GSA - Department of Defense, 4,977 SF expire on 07/31/2007,
      524,867 SF expire on 04/30/2008, and 24,450 SF expire on 11/30/2009.

(4)   For the Polk GSA, 41,410 SF expire on 05/31/2009, 60,380 SF expire on
      02/28/2010, 46,163 SF expire on 08/31/2010, 76,332 SF expire on 03/31/2014 and 130,624 SF expire on 03/31/2015.

(5)   For Perkins Coie, 10,546 SF expire on 07/31/2011, 272,046 SF expire on
      12/31/2011 and 3,124 SF expire on 12/31/2035.

(6)   For Wells Fargo Bank NA, 59,544 SF expire on 02/29/2008, 128,421 SF expire on 09/30/2008, 2,515 SF expire on 11/30/2008, 1,913 SF expire on
      11/30/2009, 7,018 SF expire on 11/30/2010, 15,075 SF expire on 03/31/2011 and 176 SF expire on 12/31/2035.

(7)   For Washington Mutual Bank, 3,569 SF expire on 05/31/2008, 7,086 SF expire on 02/28/2010 and 181,103 SF expire on 12/31/2010.

(8)   Total/Weighted Average rent per SF excludes vacant space.

      The following table presents certain information relating to the lease rollover of the Beacon Seattle & DC Portfolio Loan:

--------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE

                              AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR          ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

   Vacant           112           $0.00            3%            3%               0%                 0%
    2007            115          $27.23            7%           10%               6%                 6%
    2008            152          $30.81           14%           24%              16%                22%
    2009            163          $25.73           13%           37%              11%                33%
    2010            187          $26.94           17%           54%              17%                50%
    2011            132          $31.58           10%           65%              12%                61%
    2012             75          $29.11            7%           72%               7%                69%
    2013             74          $27.36            7%           79%               7%                76%
    2014             64          $30.59            7%           86%               8%                83%
    2015             57          $33.90            8%           94%              10%                93%
    2016             30          $41.76            4%           98%               5%                98%
2017 & Beyond        48          $23.09            2%          100%               2%               100%
--------------------------------------------------------------------------------------------------------------

                                      IV-6

      The following tables present certain information relating to the historical Net Operating Income results of the Beacon Seattle & DC Portfolio
Properties:

------------------------------------------------------------------------------------------------------
                                         NET OPERATING INCOME

            PROPERTY                  2001          2002          2003          2004          2005
------------------------------------------------------------------------------------------------------

Washington Mutual Tower(1)         $15,653,359   $15,708,846   $16,537,073   $16,488,332   $16,274,293
Market Square(2)                   $22,391,620   $24,703,280   $23,708,640   $23,025,123   $20,808,432
Reston Town Center(3)              $18,269,923   $19,016,596   $16,708,954   $19,786,226   $20,712,822
1300 North Seventeenth Street(4)    $7,544,643    $7,042,444    $6,893,756    $6,638,448    $8,580,337
------------------------------------------------------------------------------------------------------

(1)   Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
      62.8% pro-rata portion) on approximately $79,250,000 of existing debt
      ($49,769,000 based on a 62.8% pro-rata portion).

(2)   Represents a 100% interest in the Market Square property, prior to payment of existing debt to the related borrower, and prior to disbursement of 70%
      of cash flows after debt service to the borrower,and 30% to a non-affiliate, as described in the Market Square Joint Venture section below.

(3)   Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing debt.

(4)   Represents the Net Operating Income of the 1300 North Seventeenth Street
      property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing debt.

------------------------------------------------------------------------------------------------------------------------
                                                  NET OPERATING INCOME

            PROPERTY                 1Q 2006       1Q 2007      TTM 10/06         2006        TTM 03/07         U/W
------------------------------------------------------------------------------------------------------------------------

Wells Fargo Center                  $4,226,437    $3,823,528    $15,474,857    $14,736,945    $14,334,036    $19,770,003
Washington Mutual Tower(1)          $4,327,781    $3,196,469    $17,004,496    $15,919,520    $14,788,209    $16,078,102
City Center Bellevue                $3,509,664    $2,043,796    $10,562,260    $10,221,829     $8,755,961     $9,856,098
Sunset North                        $2,267,063    $2,153,086     $8,575,097     $8,819,911     $8,705,934     $9,235,154
Plaza Center                        $1,481,715    $1,976,353     $6,834,261     $6,508,781     $7,003,419     $9,187,329
Eastgate Office Park                  $757,101      $834,861     $2,887,632     $3,016,207     $3,093,967     $4,004,538
Lincoln Executive Center              $966,130      $922,832     $3,183,144     $3,523,447     $3,480,149     $4,360,093
Plaza East                            $392,372      $507,342     $2,153,661     $2,237,310     $2,352,280     $2,618,950
Key Center                          $2,549,048    $2,806,179     $9,838,198    $10,992,380    $11,249,511    $11,838,738
Lafayette Center                    $4,266,839    $4,040,525    $16,104,255    $15,594,015    $15,367,700    $18,268,793
Market Square(2)                    $4,862,203    $6,140,006    $19,364,825    $18,729,016    $20,006,818    $26,180,226
Army and Navy Building                $403,192      $675,478     $2,900,420     $2,495,189     $2,767,475     $2,578,741
Liberty Place                         $922,440    $1,081,290     $4,327,320     $4,618,507     $4,777,357     $5,531,542
Reston Town Center(3)               $5,011,711    $5,310,612    $21,711,497    $21,366,057    $21,664,959    $21,769,534
1616 North Fort Meyer Drive         $1,608,930      $969,419     $4,633,934     $4,865,953     $4,226,442     $7,701,606
1300 North Seventeenth Street(4)    $2,366,966    $2,346,056     $9,108,594     $9,069,143     $9,048,233    $11,226,415
Booz Allen Complex                  $3,946,806    $3,929,315    $15,405,541    $15,448,290    $15,430,798    $16,623,006
Polk & Taylor                       $5,232,204    $5,448,565    $20,383,775    $20,794,628    $21,010,989    $23,524,092
American Center                       $642,333    $1,280,969     $3,739,160     $3,823,597     $4,462,232     $7,266,746
11111 Sunset Hills Road               $674,461      $756,493     $3,554,775     $3,296,475     $3,378,506     $4,667,430
TOTAL/WEIGHTED AVERAGE             $50,415,397   $50,243,174   $197,747,702   $196,077,199   $195,904,976   $232,287,136
------------------------------------------------------------------------------------------------------------------------

(1)   Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
      62.8% pro-rata portion) on approximately $79,250,000 of existing debt
      ($49,769,000 based on a 62.8% pro-rata portion).

(2)   Represents a 100% interest in the Market Square property, prior to payment of existing debt to affiliates of the borrower, and prior to disbursement of 70% of cash flows after debt service to an affiliate of the borrower, and 30% to a non-affiliate, as described in the Market Square Joint
      Venture section below.

(3)   Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing debt.

(4)   Represents the Net Operating Income of the 1300 North Seventeenth Street
      property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing debt.

      Pursuant to Rule 409 under the Securities Act of 1933, as amended, the
Depositor has not included herein selected financial data (as defined in Item
3.01 of Regulation S-K) for the five most recent fiscal years and most recent interim period, for the borrowers related to the property known as Market Square or the borrowers related to the Cash Flow Properties (the "Non-Provided
Information"). The financial information with respect to such borrowers or the related properties set forth in the "Net Operating Income" table herein (other than under "U/W") and under "--Market Square Associates" was provided by the
Beacon Seattle & DC Portfolio Borrower. The Beacon Seattle & DC Portfolio
Borrower did not own the Beacon Seattle & DC Portfolio Properties during the foregoing periods. The Beacon Seattle & DC Portfolio Properties (or equity interests in the owners thereof) were acquired by the Beacon Seattle & DC
Portfolio Borrower on April 10, 2007 from EOP Operating Limited Partnership and/or affiliates or subsidiaries thereof (collectively, "EOP/Blackstone"). The
Depositor and its affiliates are not affiliated with the Beacon Seattle & DC
Portfolio Borrower or EOP/Blackstone and the Beacon Seattle & DC Portfolio
Borrower is not affiliated with EOP/Blackstone. The Depositor has requested the
Non-Provided Information from the Beacon Seattle & DC Portfolio Borrower and have requested that the Beacon Seattle & DC Portfolio Borrower request the information from EOP/Blackstone. The Beacon Seattle & DC Portfolio Borrower has
informed the Depositor that the Beacon Seattle & DC Portfolio Borrower does not possess the Non-Provided Information, and that EOP/Blackstone has informed the
Beacon Seattle & DC Portfolio Borrower that either EOP/Blackstone does not possess the Non-Provided Information or the Non-Provided Information has not
been located.

                                      IV-7

      MARKET SQUARE JOINT VENTURE. The property known as Market Square is owned in fee by a joint venture partnership in which the related borrower represents a
70% partnership interest and a non-affiliated party owns a 30% partnership interest. It is also encumbered by existing debt to the borrower, in the form of
(i) a mortgage loan, referred to as a permanent loan and (ii) a separate unsecured loan, referred to as an optional loan. As of December 31, 2006 and
December 31, 2005, the balances of the mortgage loan were $154,041,348 and
$158,230,992 respectively, and the balances of the unsecured loan were
$103,100,945 and $85,141,825 respectively. The Beacon Seattle & DC Portfolio
Loan is secured by (a) a pledge of the related borrowers' ownership interests in the joint venture and (b) a pledge by the related borrower of the mortgage and unsecured loans. With regard to the entity that owns Market Square, Total Assets were $148,088,171 and $140,925,442 as of December 31, 2006 and December 31, 2005
respectively. For the same time periods, (i) Net Losses were $8,398,185 and
$6,622,252 respectively, (ii) total Operating Revenues were $35,474,940 and
$33,724,342 respectively, (iii) Long Term Obligations, consisting of the mortgage loan and the unsecured loan, were $257,142,293 and $243,372,817 respectively and (iv) interest expenses paid to affiliates were $23,713,659 and
$21,653,336 respectively. Operating cash flow of the joint venture partnership is distributed in the following order: (i) in payment of any accrued interest under any optional loans, (ii) in payment of any principal outstanding under any optional loans, (iii) to the borrower, in payment of the aggregate unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made, (iv) to the borrower in payment of the aggregate accrued preferred return and (v) to the partners in accordance with their respective percentage interests, the percentage thus due to an affiliate of the borrower representing a 70% interest. Sales or refinancing proceeds of the joint venture partnership are to be distributed in the following order: (i)
in payment of any accrued interest under any optional loans, (ii) in payment of any principal outstanding under any optional loans, (iii) to the borrower in payment of the aggregated unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made, (iv) to the borrower in payment of the aggregate accrued preferred return, (v) to the borrower in payment of certain unrecovered capital, (vi) to the 30% joint venture partner in the amount of $5,000,000, subject to certain conditions under the partnership agreement and (vii) to the partners in accordance with their respective percentage interests.

      ESCROWS AND RESERVES. At closing, the Beacon Seattle & DC Portfolio
Borrower deposited $18,200,095 to fund tenant concessions and leasing costs that the Beacon Seattle & DC Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon Seattle & DC Portfolio
Properties. Upon occurrence and continuance of a trigger event, defined as an event of default, monthly escrows will be required for (i) 1/12 of estimated annual real estate taxes, (ii) 1/12 of estimated annual insurance premiums,
(iii) capital expenditures in 1/12 of the amount equivalent to $0.25 per leasable square foot at the Beacon Seattle & DC Portfolio Properties, (iv)
tenant concessions and leasing costs in 1/12 of the amount equivalent to $1.00 per leasable square foot at the Beacon Seattle & DC Portfolio Properties and (v)
ground rent payable under the Key Center ground lease.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Beacon Seattle & DC Portfolio Loan.

      PROPERTY MANAGEMENT. The Beacon Seattle & DC Portfolio Properties are
managed by four entities. Three of these entities, managing 19 properties, are affiliates of the sponsors. Washington Mutual Tower is managed by an affiliate of Wright Runstad & Company, the developer of the property and the other joint venture partner. Wright Runstad & Company was founded in 1972 and is headquartered at Washington Mutual Tower. It manages over 4.4 million square feet of space at 17 properties located primarily in the Pacific Northwest.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine loans with the aggregate original principal balance of $205,000,000 were originated on April
10, 2007. The mezzanine loans are secured by pledges of equity interests in the borrowers. Additional mezzanine debt is not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Beacon
Seattle & DC Portfolio Loan represents a pari passu interest in a $2,700,000,000 total mortgage financing. The pari passu interests in the mortgage financing are governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the Pooling and Servicing Agreement. In addition, the
Cash Flow Properties are currently encumbered by $339,177,299 of existing debt.

      RELEASE OF PARCELS. The Beacon Seattle & DC Portfolio Loan permits partial releases of the Portfolio Properties or of portions of the Portfolio Properties subject to conditions including but not limited to the following. If the DSCR for the Beacon Seattle & DC Portfolio Loan (based on actual NOI, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment of the greater of (i) 90% of net sales proceeds and (ii) 110% of the applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such prepayment and release. If the DSCR is equal to or greater than 1.45x, partial releases are permitted subject to payment of the greater of (i) 75% of net sales proceeds and
(ii) 100% of applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.45x and (ii) the DSCR immediately prior to such prepayment and release.

      The Beacon Seattle & DC Portfolio Loan permits partial releases of the
Cash Flow Properties (i) subject to payment of release amounts of (i)
$235,000,000 for Washington Mutual Tower, (ii) $130,000,000 for Reston Town
Center and (iii) $75,000,000 for 1300 North Seventeenth Street and (ii) provided that after such prepayment and release, the DSCR for the Beacon Seattle & DC
Portfolio Loan (based on actual NOI, with certain adjustments, and calculated based on both mortgage and mezzanine debt) is at least equal to the greater of
(a) 1.08x and (b) the DSCR immediately prior to such prepayment and release.
These release amounts will first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan. To the extent that the mortgage loan has been prepaid in the total amount of

                                      IV-8

$100,000,000 pursuant to Cash Flow Property releases, any Cash Flow Properties remaining will be released without further prepayment requirements.

      TERRORISM COVERAGE. The Beacon Seattle & DC Portfolio Borrower is
required, in accordance with the related loan documents, to maintain insurance against acts of terrorism, provided that such coverage is available and that the total annual premium payable by the Beacon Seattle & DC Portfolio Borrower does not exceed one and a half times the result of (i) the annual premium required to receive comprehensive all risk insurance on the Beacon Seattle & DC Portfolio
Properties, in the amount of their full replacement costs, as defined in the loan documents, and of business income insurance, as defined in the loan documents minus (ii) any premiums required to be paid for earthquake, flood and terrorism coverage.

      Certain additional information regarding the Beacon Seattle & DC Portfolio
Loan and the Beacon Seattle & DC Portfolio Properties is set forth on Appendix
II hereto.

                                      IV-9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-10

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 2 - TABOR CENTER & U.S. BANK TOWER
--------------------------------------------------------------------------------

                              [2 PHOTOS OMITTED]

                                      IV-11

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 2 - TABOR CENTER & U.S. BANK TOWER
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      IV-12

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 2 - TABOR CENTER & U.S. BANK TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              MSMC
ORIGINAL BALANCE(1):               $300,000,000
CUT-OFF DATE BALANCE(1):           $300,000,000
SHADOW RATING (MOODY'S/S&P):       NAP / NAP
LOAN PURPOSE:                      Acquisition

FIRST PAYMENT DATE:                May 8, 2007
INTEREST RATE:                     5.620%
AMORTIZATION:                      Interest Only

ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     April 8, 2012
EXPECTED MATURITY BALANCE(1):      $300,000,000
SPONSOR(S):                        Morgan Stanley Real Estate Special Situations
                                   Fund III, L.P. and Callahan Capital Partners,
                                   LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Locked out until 2 years after the REMIC
                                   "start-up" day, with U.S. Treasury
                                   defeasance in whole or in part thereafter.
                                   Prepayable without a premium from and after
                                   January 8, 2012

LOAN PER SF(1):                    $252.03

UP-FRONT RESERVES:                 TI/LC:                   $7,868,319
                                   Deferred Maintenance:    $78,750
                                   Environmental:           $22,131
                                   RE Tax:                  $709,445
ONGOING RESERVES:                  Cap Ex:                  $24,799/month
                                   RE Tax:                  $236,482/month
                                   Insurance:               $19,115/month

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTIES INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 2 assets
PROPERTIES TYPE:                   Office
PROPERTIES SUB-TYPE:               Urban
LOCATION:                          Denver, CO
YEAR BUILT/RENOVATED:              Tabor Center: 1984/2000
                                   U.S. Bank Tower: 1974/2001
PERCENT LEASED(2):                 93.5%
SQUARE FOOTAGE:                    1,190,350
THE COLLATERAL:                    Tabor Center is a 30-story Class
                                   A office building with a 3-story
                                   retail component totaling
                                   696,027 square feet. U.S. Bank
                                   Tower is a 26-story Class A
                                   office building totaling 494,323
                                   square feet. Both buildings are
                                   located in the Denver, CO CBD.
OWNERSHIP INTEREST:                Fee / Leasehold

PROPERTY MANAGEMENT:               Callahan Management, LLC

3RD MOST RECENT NOI (AS OF):       $12,884,667   (2003)
2ND MOST RECENT NOI (AS OF):       $16,953,123   (2004)
MOST RECENT NOI (AS OF):           $16,927,080   (2005)
U/W NET OP. INCOME(1):             $19,444,611
U/W NET CASH FLOW(1):              $19,027,989
U/W OCCUPANCY(1):                  95.0%
APPRAISED VALUE(1):                $394,850,000
CUT-OFF DATE LTV(1):               76.0%
MATURITY DATE LTV(1):              76.0%
DSCR(1):                           1.11x
POST IO DSCR(1):                   NAP
--------------------------------------------------------------------------------

(1)   The loan and property information numbers provided are determined on a combined-property basis.

(2)   Percent Leased is based on the rent roll dated March 1, 2007.

THE TABOR CENTER & U.S. BANK TOWER LOAN

      THE LOAN. The second largest loan (the "Tabor Center & U.S. Bank Tower
Loan") as evidenced by four Promissory Notes (collectively, the "Tabor Center &
U.S. Bank Tower Note") is secured by a first priority Fee and Leasehold Deed of
Trust and Security Agreement (the "Tabor Center & U.S. Bank Tower Mortgage")
encumbering the borrowers' fee interest in a 538,943 square foot urban office building and 157,084 square foot retail center known as Tabor Center ( the
"Tabor Center Property") and the borrowers' leasehold interest in a 494,323 square foot urban office building known as U.S. Bank Tower (the "U.S. Bank Tower
Property" and, together with the Tabor Center Property the "Tabor Center & U.S.
Bank Tower Properties"), each of which is located in Denver, Colorado. The Tabor
Center & U.S. Bank Tower Loan was originated on March 29, 2007 by or on behalf of Morgan Stanley Mortgage Capital Inc. The allocated loan amount with respect to the Tabor Center Property is $200,000,000 and the allocated loan amount with respect to the U.S. Bank Tower Property is $100,000,000.

                                      IV-13

      THE BORROWER. The borrowers are CCP/MS SSIII Denver Tabor Center 1
Property Owner LLC and CCP/MS SSIII Denver U.S. Bank Tower Property Owner LLC,
each a Delaware limited liability company (collectively, the "Tabor Center &
U.S. Bank Tower Borrower") that owns no material asset other than the Tabor
Center & U.S. Bank Tower Property and related interests. The Tabor Center & U.S.
Bank Tower Borrower is wholly-owned and controlled by a 93.39%/6.61% joint venture between Morgan Stanley Real Estate Special Situations Fund III ("MS
SSIII") and Callahan Denver Investment, LLC. Morgan Stanley Real Estate Special
Situations Fund III is a $2.2Bn strategic real estate investment fund focused on delivering the best risk adjusted returns. The five principles of Callahan
Capital Partners are Timothy Callahan, Bill Treshman, Mike Colleran, Ross
Satterwhite and Steve Budorick who are all former executives and directors of
Equity Office Properties, Trizec Properties and/or Macquarie Office Trust.
Timothy Callahan served as the CEO and Director of Trizec Properties from
2002-2006. Previously, he was the CEO and President of Equity Office Properties
from 1996-2002. Under Callahan's leadership, Equity Office Properties went public in 1997, produced 8.5% annualized total returns and quadrupled in size through mergers and acquisitions.

      THE PROPERTY. The Tabor Center & U.S. Bank Tower Properties are located in
Denver, Colorado. The Tabor Center Property is located at 1200 17th Street, in lower downtown Denver and the U.S. Bank Tower Property is located at 950 17th
Street, in the central business district of downtown Denver. The Tabor Center
Property was constructed in 1984 and renovated in 2000. It consists of a 538,943 square foot, 30-story urban office building and a 157,084 square foot, 3-story retail center and includes a five-level underground garage. The U.S. Bank Tower was constructed in 1974 and renovated in 2001. It consists of a 494,323 square foot, 26-story urban office building and includes a two level underground garage.

      The Tabor Center & U.S. Bank Tower Borrower's interest in the U.S. Bank
Tower Property consists of a fee interest in two parcels of land, a leasehold interest under a ground lease (the "U.S. Bank Tower Parcel III Ground Lease") in one parcel of land and a leasehold interest under a sublease (the "U.S. Bank
Tower Sublease" and, together with the U.S. Bank Tower Parcel II Ground Lease, the "U.S. Bank Tower Ground Leases") in one parcel of land. The U.S. Bank Tower
Ground Leases each expire on May 30, 2062, with one renewal term of 60 years for so long as the building encroaches on the leased parcel. The annual rent under the U.S. Bank Tower Ground Leases is determined every 10 years based on the
"fair value" of the land only. According to an estoppel, the combined current annual rent under the U.S. Bank Tower Ground Leases is $182,500 per annum through July 3, 2010. The underlying lease with respect to the parcel subject to the U.S. Bank Tower Sublease and the related estoppel provide for recognition of the U.S. Bank Tower Sublease as a direct lease between the fee owner and the
Tabor Center & U.S. Bank Tower Borrower if the underlying lease is terminated for any reason.

-------------------------------------------------------------------------------------------------------
                                ALLOCATED LOAN   PROPERTY   OWNERSHIP   YEAR BUILT/   PERCENT
  PROPERTIES        LOCATION        AMOUNT         TYPE     INTEREST     RENOVATED    LEASED     UNITS
-------------------------------------------------------------------------------------------------------

Tabor Center       Denver, CO    $200,000,000     Office       Fee       1984/2000     91.9%    696,027
U.S. Bank Tower    Denver, CO    $100,000,000     Office    Leasehold    1974/2001     95.8%    494,323
-------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Tabor Center Property:

----------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL     ANNUALIZED
                         CREDIT RATING                            ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                            (FITCH/        TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT        LEASE
     TENANT NAME         MOODY'S/S&P)(1)    NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Hogan & Hartson             --/--/--        60,763       9%         1,892,036         11%          $31.14      09/30/2016(2)
Rothgerber Johnson &        --/--/--        55,685       8%         1,575,710          9%          $28.30      08/31/2010
Lyons, LLP
Snell & Wilmer              --/--/--        40,428       6%         1,365,497          8%          $33.78      01/31/2014(3)
Marsico Capital             --/--/--        41,236       6%         1,158,454          7%          $28.09      06/30/2014
Management
Greenberg Traurig           --/--/--        37,216       5%           933,863          6%          $25.09      03/31/2011
Zone Enterprises            --/--/--        38,070       5%           741,249          4%          $19.47      09/30/2016
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     273,398      39%         7,666,809         45%          $28.04
----------------------------------------------------------------------------------------------------------------------------

Other Tenants                 NAP          366,102      53%         9,247,794         55%          $25.26
Vacant Space                  NAP           56,527       8%
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     696,027     100%       $16,914,603        100%          $24.30
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Hogan & Hartson has 15,940 SF expiring on 04/30/2009 and 44,823 SF expiring on 09/30/2016 in Tabor Center.

(3)   Snell & Wilmer has 144 SF expiring on 12/31/2007 and 40,284 SF expiring on
      01/31/2014 in Tabor Center.

      The following table presents certain information relating to the major tenants at the U.S. Bank Tower Property:

                                      IV-14

----------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL     ANNUALIZED
                          CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/       TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT        LEASE
     TENANT NAME         MOODY'S/S&P)(1)    NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Encana Oil & Gas           --/Baa2/A-       94,542      19%         2,578,615         26%          $27.27      08/31/2008
U.S. Bank                  AA-/Aa2/AA      135,334      27%         2,332,373         23%          $17.23      12/31/2016
Otten Johnson               --/--/--        54,833      11%           910,001          9%          $16.60      12/31/2015
White Steele                --/--/--        26,158       5%           609,828          6%          $23.31      04/30/2009
Global Crossing             --/--/--        24,281       5%           527,795          5%          $21.74      12/31/2012
Watson Wyatt                --/--/--        22,444       5%           395,315          4%          $17.61      11/30/2014(2)
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     357,592      72%         7,353,926         73%          $20.57
----------------------------------------------------------------------------------------------------------------------------

Other Tenants                 NAP          115,800      23%         2,675,452         27%          $23.10
Vacant Space                  NAP           20,931       4%
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     494,323     100%       $10,029,378        100%          $20.29
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Watson Wyatt has 3,095 SF expiring on 05/31/2011 and 19,349 SF expiring on
      11/30/2014 in U.S. Bank Tower.

--------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE

                                                  % OF TOTAL                                              CUMULATIVE % OF
                # OF LEASES   AVERAGE BASE RENT   SQUARE FEET   CUMULATIVE %    % OF TOTAL BASE RENTAL   TOTAL BASE RENTAL
    YEAR          ROLLING      PER SF ROLLING       ROLLING     OF SF ROLLING      REVENUES ROLLING      REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------------

   Vacant           38             $ 0.00              7%              7%                 0%                     0%
    2007            20             $19.36              4%             10%                 3%                     3%
    2008            14             $27.43              9%             20%                11%                    15%
    2009            27             $25.91             12%             31%                13%                    28%
    2010            22             $24.23             10%             42%                11%                    39%
    2011            22             $25.42             10%             52%                12%                    51%
    2012            13             $27.93              5%             57%                 6%                    57%
    2013             7             $27.50              2%             59%                 2%                    59%
    2014            14             $26.61             13%             72%                15%                    75%
    2015             6             $17.15              5%             77%                 4%                    79%
    2016            26             $21.64             20%             97%                19%                    98%
2017 & Beyond        5             $18.78              3%            100%                 2%                   100%
--------------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. The Tabor Center and U.S. Bank Tower Borrower
reserved upfront $7,868,319 for TI/LC expenses, $78,750 for deferred maintenance, $22,131 for environmental expenses and $709,445 for real estate taxes. The Tabor Center and U.S. Bank Tower Borrower is required to escrow monthly 1/12 of estimated annual real estate taxes and 1/12 of estimated annual insurance premiums. The Tabor Center and U.S. Bank Tower Borrower is also required to escrow monthly (i) $24,799 for annual capital expenditures approved by the lender and (ii) at least ten (10) days prior to each monthly payment date, an amount equal to the ground rent that will be payable under the ground lease for the month in which such monthly payment date occurs.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Tabor Center and U.S. Bank Tower Loan. The lockbox will remain in place until the Tabor Center and U.S. Bank Tower Loan has been paid in full.

      PROPERTY MANAGEMENT. The Tabor Center and U.S. Bank Tower Property are
managed by Callahan Management LLC, which is an affiliate of the Tabor Center and U.S. Bank Tower Borrower and the Tabor Center and U.S. Bank Tower Loan's
sponsor. The management agreement is subordinate to the Tabor Center and U.S.
Bank Tower Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Cross-collateralized and cross-defaulted mezzanine financing, secured by ownership interest in the borrowers of these and other properties, in the aggregate amount of $209,100,000 was obtained by parent entities of the Tabor Center and U.S. Bank Tower Borrower and certain affiliates of such parent entities. Intercreditor agreements are in effect between the lender and the mezzanine loan lender.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Provided no event of default has occurred and remains uncured and provided the Tabor Center and U.S. Bank Tower Borrower desires to transfer one of the Tabor Center and U.S. Bank Tower Properties to an
unaffiliated third party in connection with an arm's length transaction, the
Tabor Center and U.S. Bank Tower Borrower has the right to obtain a release of such Tabor Center and U.S. Bank Tower Property upon the satisfaction of certain conditions, including (a) a DSCR for the property remaining subject to the lien of the mortgage and four additional properties owned by affiliates of the Tabor
Center and U.S. Bank Tower Borrower at least equal to the

                                      IV-15

DSCR of such properties for the twelve months preceding the release and (b) (i)
if the release is to occur on or after the permitted prepayment date, the payment of a release amount equal to the greater of 110% of the allocated loan amount and 82.5% of the net sales proceeds, or (ii) if the release is to occur prior to the permitted prepayment date, the partial defeasance of the Tabor
Center and U.S. Bank Tower Loan pursuant to the terms of the related loan agreement.

      TERRORISM INSURANCE. The Tabor Center & U.S. Bank Tower Borrower is
required to obtain, in accordance with the related loan document, insurance against perils and acts of terrorism, provided such policy or endorsement is available, and that the total annual premium does not exceed one and one-half times the premium Borrower then pays with respect to Borrower's "all-risk"
coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk
Insurance Act of 2002 ("TRIA") is in effect (including any extensions or if another federal governmental program is in effect which provides substantially similar protections as TRIA), the lender shall accept terrorism insurance which covers against "covered acts" as defined by TRIA (or such other program) as full compliance.

      Certain additional information regarding the Tabor Center & U.S. Bank
Tower Loan and the Tabor Center & U.S. Bank Tower Properties is set forth on
Appendix II hereto.

                                      IV-16

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 - PDG PORTFOLIO
--------------------------------------------------------------------------------

                              [4 PHOTOS OMITTED]

                                      IV-17

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 - PDG PORTFOLIO
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      IV-18

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 - PDG PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCF II
ORIGINAL BALANCE(1):               $212,000,000
CUT-OFF DATE BALANCE(1):           $212,000,000
SHADOW RATING (MOODY'S/S&P):       NAP / NAP
LOAN PURPOSE:                      Refinance
FIRST PAYMENT DATE:                June 1, 2007
INTEREST RATE:                     5.760%
AMORTIZATION:                      Interest Only
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     May 1, 2017
EXPECTED MATURITY BALANCE(1):      $212,000,000
SPONSOR(S):                        Richard J. Sodja; William M. Dutton IV
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Open to prepayment with Yield Maintenance
                                   anytime. 2 years after the REMIC 'start-up'
                                   day, prepayable with U.S. Treasury defeasance
                                   or the payment of Yield Maintenance
                                   thereafter. Prepayable without a premium from
                                   and after April 1, 2017.
LOAN PER SF(1):                    $138.83

UP-FRONT RESERVES:                 RE Tax:                  $188,793
                                   Insurance:               $218,132
                                   Deferred Maintenance:    $825,426
                                   Cap Ex:                  $2,225,253
                                   Environmental:           $93,750
                                   Other(2):                $18,291,950

ONGOING RESERVES:                  Cap Ex(2):               $16,011/month
                                   RE Tax:                  $188,793/month
                                   Insurance:               $27,267/month
                                   TI/LC(2):                Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 11 assets
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 10 Anchored & 1 Shadow Anchored
LOCATION:                          See table below
YEAR BUILT/RENOVATED:              See table below
PERCENT LEASED(3):                 See table below
SQUARE FOOTAGE(3):                 See table below
THE COLLATERAL:                    11 anchored or shadowed anchored retail
                                   centers
OWNERSHIP INTEREST:                See table below

PROPERTY MANAGEMENT:               Vestar Property Management

3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       $5,943,362        (2005)
MOST RECENT NOI (AS OF):           $12,667,113       (2006)
U/W NET OP. INCOME(1):             $15,514,470
U/W NET CASH FLOW(1):              $15,051,416
U/W OCCUPANCY(1):                  79.5%
APPRAISED VALUE(1):                $273,400,000
CUT-OFF DATE LTV(1):               77.5%
MATURITY DATE LTV(1):              77.5%
DSCR(1):                           1.22x
POST IO DSCR(1):                   NAP
--------------------------------------------------------------------------------

(1)   The loan and property information numbers provided are determined on a combined-property basis.

(2)   See "Escrows and Reserves" for specific details.

(3)   Percent Leased is based on the rent roll dated April 3, 2007.

THE PDG PORTFOLIO LOAN

      THE LOAN. The third largest loan (the "PDG Portfolio Loan") as evidenced by the Promissory Note (the "PDG Portfolio Note") is secured by a first priority fee or leasehold Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing encumbering eleven anchored or shadow anchored retail centers (the "PDG Portfolio Mortgage") containing a total of 1,280,868 square feet excluding ground leases known as the PDG Portfolio, located in the
MSA of Phoenix-Mesa-Scottsdale, Arizona (the "PDG Portfolio Property"). The PDG
Portfolio Loan was originated on April 3, 2007 by or on behalf of Principal
Commercial Funding II, LLC.

      THE BORROWER. The borrower is PDG America Shopping Centers, L.L.C. ("The
PDG Portfolio Borrower"). The PDG Portfolio Borrower is 100% owned by Richard J.
Sodja and William M. Dutton IV. Richard J. Sodja and William M. Dutton IV own
PDG America Properties, LLC, which is a commercial real estate development company specializing in the acquisition, investment and development of

                                      IV-19

retail centers in the Southwestern U.S. The PDG America Properties, LLC
portfolio currently contains over 3 million square feet of anchored retail product. Richard J. Sodja and William M. Dutton IV provide personal guarantees for all the PDG Portfolio Borrower's obligations.

      THE PROPERTY. The PDG Portfolio Property consists of 11 anchored and shadow anchored retail centers containing a total of 1,527,086 square feet in 69 buildings (including ground leases). The portfolio totals 1,280,868 square feet excluding ground leases. The properties are located within the
Phoenix-Mesa-Scottsdale, Arizona MSA. The cities the properties are located in include Phoenix, Glendale, Peoria, Mesa and Chandler.

---------------------------------------------------------------------------------
                                     ALLOCATED                          OWNERSHIP
     PROPERTY          LOCATION     LOAN AMOUNT         ANCHOR          INTEREST
---------------------------------------------------------------------------------

Arcadia Towne
Center               Phoenix, AZ    $16,970,489           CVS              Fee

Bethany Towne
Center               Phoenix, AZ    $42,844,441        Wal-Mart            Fee

Park Northern        Phoenix, AZ    $12,434,071         Safeway         Leasehold

Moon Valley Towne    Phoenix, AZ    $12,918,296     Fry's Food and         Fee
Center                                                  Drug(1)
Lone Mountain        Phoenix, AZ    $ 9,226,555       Tutor Time           Fee
Landing
Metro Power Center   Phoenix, AZ    $22,299,305    Sports Authority        Fee
Peoria Station       Peoria, AZ     $25,367,622         Safeway            Fee
Shea Plaza           Phoenix, AZ    $13,730,698         Basha's            Fee
Southern Sunset      Mesa, AZ       $14,909,086    Sports Authority        Fee
Westporte Village    Glendale, AZ   $ 6,196,003        Wal-Mart            Fee
Sun Village Fair     Chandler, AZ   $35,103,434   Fry's Food and Drug      Fee
---------------------------------------------------------------------------------

-------------------------------------------------------------------------
                          YEAR BUILT/         PERCENT   PARKING
     PROPERTY              RENOVATED          LEASED    SPACES       SF
-------------------------------------------------------------------------

Arcadia Towne
Center                 1966, 1977, 1988,       97.5%       244     69,680
                          2005 / 2005
Bethany Towne
Center                 1977, 1979, 1998,       93.8%     1,464    288,190
                       1999, 2004, 2005,
                        2007 / 2004-2007
Park Northern          1981, 1983, 1985 /      92.4%       964    111,795
                           2006-2007
Moon Valley Towne      1984-1985, 1998 /       43.2%       531    102,679
Center                     2006-2007
Lone Mountain              2002 / NAP          80.0%       159     34,720
Landing
Metro Power Center   1991-1993 / 2004-2005     87.4%       822    174,888
Peoria Station       1987, 2001 / 2001-2004    83.3%     1,108    181,676
Shea Plaza             1974 ,1986 / 1999      100.0%       384     88,953
Southern Sunset           1973 / 2001          93.1%       708    197,127
Westporte Village         1986 / 2007          73.7%       400     86,122
Sun Village Fair          1987 / 2005          88.0%       885    191,256
-------------------------------------------------------------------------

(1)   The Moon Valley Towne Center is a shadow anchored property, therefore,
      Fry's Food and Drug is not part of the collateral of the loan.

      The following table presents certain information relating to the major tenants at the PDG Portfolio Property:

----------------------------------------------------------------------------------------------------------------------------
                          CREDIT RATING                                            % OF TOTAL    ANNUALIZED
                             (FITCH/        TENANT                  ANNUALIZED     ANNUALIZED    BASE RENT        LEASE
     TENANT NAME         MOODY'S/S&P)(1)     NRSF      % OF NRSF   BASE RENT ($)   BASE RENT    ($ PER NRSF)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Wal-Mart Stores, Inc.      AA/Aa2/AA         246,218      16%       $1,550,000         10%         $6.30       04/12/2025(2)
Fry's                    BBB/Baa2/BBB-        84,064       6%       $1,000,023          6%        $11.90       12/19/2016
Tutor Time Childcare        --/--/--          49,324       3%       $1,170,227          8%        $23.73       05/31/2028(3)
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       379,606      25%       $3,720,250         24%         $9.80
----------------------------------------------------------------------------------------------------------------------------

Other Tenants                 NAP            938,797      61%      $11,871,411         76%        $12.65         Various
Vacant Space                  NAP            208,683      14%            $0.00          0%         $0.00           NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     1,527,086     100%      $15,591,661        100%        $11.83
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Wal-Mart Stores, Inc. - 206,528 SF expires on 04/12/2025 and 39,690 SF expires on 07/31/2027.

(3)   Tutor Time Childcare - 11,835 SF expires on 05/31/2028, 25,737 SF expires on 02/28/2028 and 11,752 SF expires on 01/31/2026.

                                      IV-20

---------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE

                               AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                 # OF LEASES   RENT PER SF    SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR          ROLLING       ROLLING        ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------

    Vacant             0          $ 0.00          14%             14%              0%                 0%
     2007             20          $16.47           3%             17%              5%                 5%
     2008             22          $11.17           9%             25%             10%                15%
     2009             22          $12.82           8%             34%             11%                25%
     2010             27          $18.83           7%             41%             12%                37%
     2011             31          $ 9.34          17%             57%             15%                53%
     2012             16          $16.87           3%             60%              5%                57%
     2013              1          $18.52           0%             60%              0%                57%
     2014              5          $ 9.86           4%             64%              4%                61%
     2015              2          $17.76           1%             65%              2%                63%
     2016              2          $12.31           6%             70%              7%                70%
2017 & Beyond         13          $10.52          30%            100%             30%               100%
---------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. At closing the PDG Portfolio Borrower deposited
$10,875,917 for construction work, $5,697,033 as an occupancy reserve,
$1,419,000 as a specified repairs reserve, $2,225,253 for capital expenditures,
$825,426 for deferred maintenance, $300,000 for an estoppel reserve and $93,750 for environmental work as well as escrows for real estate taxes and insurance.
The PDG Portfolio Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. Additionally the PDG Portfolio Borrower is required to escrow $16,011 into a capital expenditure reserve per month until a cap of $1,000,000 is reached. Following the occurrence and during the continuation of an event of default, the borrower will be required to begin monthly TI/LC escrows of $80,000 per month.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the PDG Portfolio Loan.

      PROPERTY MANAGEMENT. The PDG Portfolio Property is managed by Vestar
Property Management. Vestar Property Management is a full service management company that offers the following services: Strategic Planning and Asset
Responsibility, Marketing Supervision, Leasing Oversight, Acquisition Due
Diligence and Disposition Services, Budgeting and Expense Control, Refinancing
Assistance, Construction Management, and In-house Legal and Accounting
Consultation. Vestar Property Management currently manages over 15.4 million square feet of retail product in Arizona and Southern California.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent companies of the PDG Portfolio Borrower, PDG-Dutton, LLC and PDG-Sodja, LLC,
have obtained mezzanine financing in the initial amount of $34,000,000. This mezzanine loan has the ability to increase to $57,000,000 within the first 2 years of the loan term provided that the combined debt of the mezzanine loan and the PDG Portfolio Loan does not exceed 90% LTV. An intercreditor agreement is in effect between the lender and the mezzanine loan lender. If the existing mezzanine loan is no longer outstanding, the current PDG Portfolio Borrower may obtain new mezzanine financing subject to the satisfaction of certain conditions set forth in the mortgage documents, including, but not limited to: (i) the DSCR on the aggregate debt must be equal to or greater than 1.00x, (ii) the aggregate
LTV may not exceed 90% and (iii) the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing).

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The PDG Portfolio Borrower may obtain a release of individual properties by making a partial prepayment of the loan in an amount equal to 110% of the related allocated loan amount, subject to the satisfaction of certain conditions including but not limited to (i) no event of default has occurred and (ii) LTV will be equal to or less than the lesser of (a) the LTV immediately preceding the release and (b) the LTV as of the closing of loan, and the DSCR will be equal to or greater than the greater of (a) the DSCR immediately preceding such release and (b) the DSCR as of the closing of the loan.

      TERRORISM COVERAGE. The PDG Portfolio Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism.

      Certain additional information regarding the PDG Portfolio Loan and the
PDG Portfolio Property is set forth on Appendix II hereto.

                                      IV-21

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-22

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 4 - NEW YORK CITY APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

                              [4 PHOTOS OMITTED]

                                      IV-23

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 4 - NEW YORK CITY APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED

                                      IV-24

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 4 - NEW YORK CITY APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              LaSalle
ORIGINAL BALANCE(1):               $195,000,000
CUT-OFF DATE BALANCE(1):           $195,000,000
SHADOW RATING (MOODY'S/S&P):       NAP / NAP
LOAN PURPOSE:                      Acquisition
FIRST PAYMENT DATE:                May 1, 2007
INTEREST RATE:                     5.800%
AMORTIZATION:                      Interest Only
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     April 1, 2012
EXPECTED MATURITY BALANCE(1):      $195,000,000
SPONSOR:                           Insureprofit Limited
INTEREST CALCULATION:              Actual/360
CALL PROTECTION(2):                Locked out until 2 years after the REMIC
                                   "start-up" day, with U.S. Treasury defeasance
                                   thereafter. Prepayable without a premium from
                                   and after March 1, 2012.
LOAN PER UNIT(1):                  $162,500.00
UP-FRONT RESERVES:                 Insurance:              $564,971
                                   Deferred Maintenance:   $61,875
                                   Cap Ex(3):              $5,000,000
                                   Interest Reserve(3):    $5,000,000
                                   Environmental:          $64,000
                                   Insurance Proceeds:     $264,806

ONGOING RESERVES:                  RE Tax(3):              Springing
                                   Insurance(3):           Springing
                                   Cap Ex(3):              Springing

LOCKBOX:                           Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 37 assets
PROPERTY TYPE:                     Multifamily
PROPERTY SUB-TYPE:                 High Rise
LOCATION:                          New York, NY
YEAR BUILT/RENOVATED:              See table below
PERCENT LEASED(4):                 97.8%
UNITS(5):                          1,200
THE COLLATERAL:                    37 multifamily properties
OWNERSHIP INTEREST(6):             Fee

PROPERTY MANAGEMENT:               Dawnay Day US Real Estate Management, LLC

3RD MOST RECENT NOI (AS OF):       $9,266,171              (12/31/2005)
2ND MOST RECENT NOI (AS OF):       $9,634,027              (12/31/2006)
MOST RECENT NOI (AS OF):           $10,408,298             (YTD Ann. 01/31/2007)
U/W NET OP. INCOME(1)(7):          $16,515,458
U/W NET CASH FLOW(1)(7):           $16,515,458
U/W OCCUPANCY(1):                  95.0%
APPRAISED VALUE(1)(8):             $321,200,000
CUT-OFF DATE LTV(1)(8):            60.7%
MATURITY DATE LTV(1)(8):           60.7%
DSCR(1)(7):                        1.44x
POST IO DSCR(1):                   NAP
--------------------------------------------------------------------------------

(1)   The loan and property information numbers provided are determined on a combined-property basis.

(2)   The New York City Apartment Portfolio Borrower may, at its option, provided no event of default has occurred and is continuing, prepay the
      New York City Apartment Portfolio Loan in part without payment of any prepayment fee or premium provided that (i) no more than 5% of the original principal amount of the New York City Apartment Portfolio Loan in any 12 month period may be prepaid and (ii) no more than 15% of the original principal amount of the New York City Apartment Portfolio Loan, in aggregate, during the term of the New York City Apartment Portfolio
      Loan may be prepaid.

(3)   See "Escrows and Reserves" for more details.

(4)   Percent Leased is based on the rent roll dated March 13, 2007.

(5)   Units include 1,142 residential units and 58 commercial units.

(6)   The property located at 214 East 9th Street is an 18-unit condominium building. The New York City Apartment Portfolio Borrower owns 7 of the condominium units and approximately 43% of the common areas.

(7)   U/W Net Op. Income and U/W Net Cash Flow are based on underwritten cash flows for 2011, which were derived based on certain assumptions, including the conversion of units from rent-stabilized units to de-regulated units.
      Conversion of units from rent-stabilized units to de-regulated units at a rate lower than the assumed rate would have a negative impact on U/W Net
      Op. Income, U/W Net Cash Flow and DSCR. The DSCR based on the annualized rent roll as of March 13, 2007 is 0.95x.

(8)   Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on the
      "As-Stabilized" appraised value as of February 1, 2010. The "As-Is"
      appraised value is $244,000,000 as of February 16, 2007, resulting in an
      "As-Is" Cut-off Date LTV and "As-Is" Maturity Date LTV of 79.9%.

                                      IV-25

THE NEW YORK CITY APARTMENT PORTFOLIO LOAN

      THE LOAN. The fourth largest loan (the "New York City Apartment Portfolio
Loan") as evidenced by the Promissory Note is secured by a first priority fee
Amended and Restated Mortgage, Security Agreement and Fixture Filing encumbering the 1,200 unit portfolio known as New York City Apartment Portfolio, located in
New York, New York (the "New York City Apartment Portfolio Properties"). The New
York City Apartment Portfolio Loan was originated on March 19, 2007 by or on behalf of LaSalle Bank National Association.

      THE BORROWER. The borrowers under the New York City Apartment Portfolio
Loan are DDEH 291 Pleasant LLC, a Delaware limited liability company, and 26 affiliated limited liability companies, each of which is a special purpose entity (collectively, the "New York City Apartment Portfolio Borrower"). Each
entity owns no material asset other than the New York City Apartment Portfolio
Properties and all entities are jointly and severally liable for repayment of the New York City Apartment Portfolio Loan. The sponsor of the New York City
Apartment Portfolio Borrower is Insureprofit Limited, an entity formed under the laws of England and Wales.

      THE PROPERTY. The New York City Apartment Portfolio Properties are
comprised of 37 properties, which include 1,142 residential units and 58 commercial units, located in New York, New York. See table below for additional information about the New York City Apartment Portfolio Properties.

--------------------------------------------------------------------------------------------------------------------
                                              ALLOCATED                    OWNERSHIP   YEAR BUILT/   PERCENT
         PROPERTY               LOCATION     LOAN AMOUNT   PROPERTY TYPE   INTEREST     RENOVATED    LEASED    UNITS
--------------------------------------------------------------------------------------------------------------------

122-126 East 103rd Street     New York, NY   $15,108,608    Multifamily       Fee      1910 / 2007     97.8%    90
124-136 East 117th Street     New York, NY   $14,505,927    Multifamily       Fee      1910 / 2007     98.6%    72
231-235 East 117th Street     New York, NY   $10,889,836    Multifamily       Fee      1910 / 2007     97.1%    70
1571-1575 Lexington Avenue    New York, NY   $10,120,897    Multifamily       Fee      1920 / 2007     97.4%    76
1567-1569 Lexington Avenue    New York, NY   $ 9,497,433    Multifamily       Fee      1920 / 2007    100.0%    76
234-238 East 116th Street     New York, NY   $ 8,853,187    Multifamily       Fee      1910 / 2007     98.4%    63
233-237 East 111th Street     New York, NY   $ 7,127,548    Multifamily       Fee      1900 / 2007     97.9%    48
137-139 East 110th Street     New York, NY   $ 7,107,488    Multifamily       Fee      1910 / 2007    100.0%    40
244 East 117th Street         New York, NY   $ 6,899,667    Multifamily       Fee      1950 / 2007    100.0%    41
215 East 117th Street         New York, NY   $ 6,855,649    Multifamily       Fee      1910 / 2007     96.9%    32
204 East 112th Street         New York, NY   $ 6,359,332    Multifamily       Fee      1910 / 2007    100.0%    37
2371 Second Avenue            New York, NY   $ 6,266,860    Multifamily       Fee      1900 / 2007     96.9%    32
411 East 118th Street         New York, NY   $ 6,213,856    Multifamily       Fee      1900 / 2007     97.6%    41
102 East 116th Street         New York, NY   $ 5,944,251    Multifamily       Fee      1900 / 2007    100.0%    32
102 East 103rd Street         New York, NY   $ 5,375,938    Multifamily       Fee      1910 / 2007    100.0%    30
112 East 103rd Street         New York, NY   $ 5,320,225    Multifamily       Fee      1910 / 2007    100.0%    30
311 East 109th Street         New York, NY   $ 5,299,443    Multifamily       Fee      1910 / 2007    100.0%    36
2171-2173 Third Avenue        New York, NY   $ 5,091,621    Multifamily       Fee      1900 / 2007     94.4%    18
413 East 114th Street         New York, NY   $ 4,696,761    Multifamily       Fee      1915 / 2007     96.4%    28
312 East 106th Street         New York, NY   $ 4,239,555    Multifamily       Fee      1920 / 2007    100.0%    30
118 East 103rd Street         New York, NY   $ 4,217,859    Multifamily       Fee      1910 / 2007    100.0%    30
228 East 116th Street         New York, NY   $ 4,052,515    Multifamily       Fee      1910 / 2007    100.0%    31
216 East 118th Street         New York, NY   $ 3,657,655    Multifamily       Fee      1900 / 2007    100.0%    18
214 East 9th Street           New York, NY   $ 3,325,141    Multifamily      Fee(1)    1900 / 2007    100.0%     7
411 East 114th Street         New York, NY   $ 3,242,012    Multifamily       Fee      1900 / 2007    100.0%    20
238 East 111th Street         New York, NY   $ 3,200,448    Multifamily       Fee      1905 / 2007    100.0%    24
154 East 106th Street         New York, NY   $ 3,054,973    Multifamily       Fee      1961 / 2007    100.0%    20
2156 Second Avenue            New York, NY   $ 2,764,023    Multifamily       Fee      1910 / 2007    100.0%    13
328 East 106th Street         New York, NY   $ 2,618,548    Multifamily       Fee      1940 / 2007    100.0%    19
318 East 106th Street         New York, NY   $ 2,618,548    Multifamily       Fee      1900 / 2007    100.0%    17
319-321 East 115th Street     New York, NY   $ 2,410,727    Multifamily       Fee      1910 / 2007    100.0%    16
291 Pleasant Avenue           New York, NY   $ 2,140,559    Multifamily       Fee      1910 / 2007     93.8%    16
103 East 102nd Street         New York, NY   $ 2,078,213    Multifamily       Fee      1910 / 2007      9.1%    11
419 East 114th Street         New York, NY   $ 1,288,492    Multifamily       Fee      1910 / 2007     80.0%    10
417 East 114th Street         New York, NY   $   893,631    Multifamily       Fee      1910 / 2007    100.0%     9
421 East 114th Street         New York, NY   $   831,285    Multifamily       Fee      1910 / 2007    100.0%     8
423 East 114th Street         New York, NY   $   831,285    Multifamily       Fee      1900 / 2007    100.0%     9
--------------------------------------------------------------------------------------------------------------------

(1)   The property is an 18-unit condominium building. The New York City
      Apartment Portfolio Borrower owns 7 of the condominium units and approximately 43% of the common areas.

      ESCROWS AND RESERVES. The New York City Apartment Portfolio Borrower is
required to escrow monthly 1/12 of annual real estate taxes and 1/12 of annual insurance premiums upon the occurrence of any of the following events: (i) an event of default has occurred and is continuing, (ii) the New York City
Apartment Portfolio Borrower fails to pay all taxes or all insurance premiums
(as applicable) due with respect to the New York City Apartment Portfolio
Properties prior to the due date, or (iii) the DSCR falls below 1.15x. In addition, the New York City Apartment Portfolio Borrower deposited $5,000,000 into a capital expenditure funds reserve account and is required to deposit

                                      IV-26

$20,000 monthly into the capital expenditure funds reserve account upon the occurrence of any of the following events: (i) an event of default has occurred and is continuing or (ii) the balance of the capital expenditure funds reserve account is less than $1,500,000. Lastly, $5,000,000 was deposited into an interest reserve account to fund debt service shortfalls for the New York City
Apartment Portfolio Loan, and, provided no event of default has occurred and is continuing, to also fund debt service shortfalls for the Current Mezzanine
Financing (as defined below). In the event the balance of the interest reserve account equals zero at any time on or before March 31, 2010, the New York City
Apartment Portfolio Borrower is required to make a cash deposit or post a letter of credit in an amount equal to the dollar amount which, when subtracted from the outstanding principal balance of the New York City Apartment Portfolio Loan, would result in a DSCR of 1.20x. In the event the DSCR exceeds 1.20x for two consecutive quarters, all funds in the interest reserve account shall be disbursed to the New York City Apartment Portfolio Borrower.

      LOCKBOX AND CASH MANAGEMENT. The New York City Apartment Portfolio
Borrower is required to deposit or cause to be deposited all rents into a clearing account controlled by the lender. Provided a Cash Management Period (as defined below) is not continuing, excess cash flow after payment of debt service and required reserves will be disbursed to the New York City Apartment Portfolio
Borrower. During the continuance of a Cash Management Period other than an event of default, excess cash flow after payment of debt service, required reserves, and operating expenses will be held as additional collateral for the New York
City Apartment Portfolio Loan. A Cash Management Period means the occurrence of any of the following: (i) an event of default has occurred and is continuing,
(ii) the property manger is bankrupt or insolvent until the emergence of the property manger from bankruptcy or insolvency or a replacement property manager reasonably acceptable to lender is appointed, or (iii) the DSCR is less than
1.10x for two consecutive quarters (a "DSCR Trigger Event"); provided, however, a DSCR Trigger Event shall terminate when the DSCR equals or exceeds 1.20x for two consecutive quarters. The lockbox will be in place until the New York City
Apartment Portfolio Loan has been paid in full.

      PROPERTY MANAGEMENT. The New York City Apartment Portfolio Properties are
managed by Dawnay Day US Real Estate Management LLC ("Dawnay Day"), which is an affiliate of the New York City Apartment Portfolio Borrower. Dawnay Day operates in certain markets around the world and specializes in three main activities:
property investment and fund management, principal investments and financial services. As of May 2, 2007, Dawnay Day had gross assets in excess of $4 billion and a net worth in excess of $1.5 billion. The management agreement is subordinate to the New York City Apartment Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The parent company of the
New York City Apartment Portfolio Borrower, East Harlem Property Holdings LP,
has obtained mezzanine financing in the amount of $20,000,000 (the "Current
Mezzanine Financing"). An intercreditor agreement is in effect between the lender and the mezzanine loan lender. Additionally, future mezzanine financing
("Future Mezzanine Financing") is permitted upon the satisfaction of certain terms and conditions, including, but not limited to (i) the Future Mezzanine
Financing must close after March 19, 2009 and prior to March 1, 2011, (ii) the
Current Mezzanine Financing and New York City Apartment Portfolio Loan result in
(a) an aggregate LTV no greater than 85% and (b) an aggregate DSCR no less than
1.20x, (iii) the Current Mezzanine Financing, Future Mezzanine Financing, and
New York City Apartment Portfolio Loan result in (a) an aggregate LTV no greater than 90% and (b) an aggregate DSCR no less than 1.10x, (iv) the Future Mezzanine
Financing lender enters into an intercreditor agreement in form and substance acceptable to lender, and (v) a confirmation is received from the rating agencies that the incurrence of such Future Mezzanine Financing will not cause the rating on any class of certificates to be qualified, withdrawn, or downgraded.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      SUBSTITUTION OF PROPERTIES. The New York City Apartment Portfolio Borrower
may obtain a release of any of the New York City Apartment Portfolio Properties
from the New York City Apartment Portfolio Loan by simultaneously substituting one or more multifamily properties in place of a released property(s), subject to the satisfaction of certain conditions including, but not limited to: (i) the aggregate fair market value of the substituted property(s) in any 12 month period shall not exceed 10% of the aggregate fair market value of all the individual properties securing the New York City Apartment Portfolio Loan as of
March 19, 2007, (ii) the aggregate fair market value of the substituted property(s) during the term of the New York City Apartment Portfolio Loan shall not exceed 20% of the aggregate fair market value of all the individual properties securing the New York City Apartment Portfolio Loan as of March 19,
2007, (iii) the New York City Apartment Portfolio Borrower pays a fee in the amount of 1.0% of the allocated loan amount of the substituted property(s), (iv)
after giving effect to the substitution(s), the DSCR for the remaining New York
City Apartment Portfolio Properties including the substitute property(s) is not less than the greater of (1) the DSCR on March 19, 2007 for all of the New York
City Apartment Portfolio Properties or (2) the DSCR for the New York City
Apartment Portfolio Properties immediately prior to the substitution(s), (v)
after giving effect to the substitution(s), the LTV of the remaining New York
City Apartment Portfolio Properties is not greater than the lesser of (1) the
LTV on March 19, 2007 or (2) the LTV immediately prior to the subject substitution(s), (vi) the New York City Apartment Portfolio Borrower must obtain a written affirmation from the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such substitution(s) and (vii) the underwritten net operating income for the replacement property(s) does not show a downward trend over three consecutive years prior to a substitution(s).

      TERRORISM COVERAGE. The New York City Apartment Portfolio Borrower is
required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided, however, (A) so long as the
Terrorism Risk Insurance Act of 2002 ("TRIA") is in effect (including any extensions), the lender will accept terrorism insurance that covers against
"covered acts" as defined by TRIA and (B) the New York City Apartment Portfolio
Borrower is only required to purchase terrorism insurance (1) that is commercially available, and (2) in an amount that may be purchased at a maximum cost equal to 150% of the cost of the comprehensive all risk insurance

                                      IV-27

policy required to be maintained pursuant to the related loan documents (the
"Capped Amount"). If the cost of such insurance is greater than the Capped
Amount, the New York City Apartment Portfolio Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for the
Capped Amount.

      Certain additional information regarding the New York City Apartment
Portfolio Loan and the New York City Apartment Portfolio Properties is set forth on Appendix II hereto.

                                      IV-28

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - LAYTON HILLS MALL
--------------------------------------------------------------------------------

                              [4 PHOTOS OMITTED]

                                      IV-29

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - LAYTON HILLS MALL
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      IV-30

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - LAYTON HILLS MALL
--------------------------------------------------------------------------------

                              [SITE PLAN OMITTED]

                                      IV-31

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - LAYTON HILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCF II
ORIGINAL BALANCE:                  $107,500,000
CUT-OFF DATE BALANCE:              $107,385,790
SHADOW RATING (MOODY'S/S&P):       NAP / NAP
LOAN PURPOSE:                      Refinance
FIRST PAYMENT DATE:                May 1, 2007
INTEREST RATE:                     5.658%
AMORTIZATION:                      360 months

ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     April 1, 2017
EXPECTED MATURITY BALANCE:         $89,326,639
SPONSOR(S):                        CBL & Associates Properties, Inc.
INTEREST CALCULATION:              30/360
CALL PROTECTION:                   Locked out until April 30, 2009 after which
                                   the loan may be prepaid at the greater of
                                   Yield Maintenance or 1% of the principal
                                   balance. Additionally, beginning 2 years
                                   after the REMIC "start-up" day, with U.S.
                                   Treasury Defeasance. Prepayable without a
                                   premium from and after January 1, 2017.

LOAN PER SF:                       $147.58

UP-FRONT RESERVES:                 Deferred Maintenance(1):   See Below

ONGOING RESERVES:                  Cap Ex(1):                 Springing
                                   RE Tax(1):                 Springing
                                   Insurance(1):              Springing
                                   TI/LC(1):                  Springing
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Layton, UT
YEAR BUILT/RENOVATED:              1980/1996 & 2000
PERCENT LEASED(2):                 98.0%
SQUARE FOOTAGE:                    727,623
THE COLLATERAL:                    2-story Enclosed Super Regional
                                   Shopping Mall
OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               CBL & Associates Properties, Inc.

3RD MOST RECENT NOI (AS OF):       $8,273,678              (2004)
2ND MOST RECENT NOI (AS OF):       $7,468,076              (2005)
MOST RECENT NOI (AS OF):           $7,890,895              (2006)
U/W NET OP. INCOME:                $8,841,485
U/W NET CASH FLOW:                 $8,586,816
U/W OCCUPANCY:                     97.2%
APPRAISED VALUE:                   $138,000,000
CUT-OFF DATE LTV:                  77.8%
MATURITY DATE LTV:                 64.7%
DSCR:                              1.15x
POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   See "Escrows and Reserves" for specific details.

(2)   Percent Leased is based on the rent roll dated March 25, 2007.

THE LAYTON HILLS MALL LOAN

      THE LOAN. The fifth largest loan (the "Layton Hills Mall Loan") as evidenced by the Promissory Note (the "Layton Hills Mall Note") is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing (the "Layton Hills Mall Mortgage") encumbering the
727,623 square foot regional shopping center known as Layton Hills Mall, located in Layton, Utah (the "Layton Hills Mall Property"). The Layton Hills Mall Loan
was originated on March 13, 2007 by or on behalf of Principal Commercial Funding
II, LLC.

      THE BORROWER. The borrower is Layton Hills Mall CMBS, LLC, a Delaware limited liability company (the "Layton Hills Mall Borrower") that owns no material asset other than the Layton Hills Mall Property and related interests.
The Layton Hills Mall Borrower is an indirect subsidiary of CBL & Associates
Properties, Inc. the sponsor of the Layton Hills Mall Loan. CBL & Associates
Properties, Inc. is a publicly traded REIT that owns, develops, redevelops, leases, acquires, expands, operates, and manages retail real estate properties.

      THE PROPERTY. The Layton Hills Mall Property is located in Layton, Utah, at 1076 Layton Hills Mall at the Hillfield Road interchange of Interstate 15. It is approximately 22 miles north of downtown Salt Lake City and 25 miles north of the Salt Lake City International Airport. The Layton Hills Mall Property was
originally constructed in 1980 and renovated in 1996 and 2000. It consists of a
727,623 square foot, two-story enclosed super regional mall. The Layton Hills
Mall Property is situated on approximately 74.84 acres and includes 4,605 parking spaces. The Layton Hills Mall Property is anchored by Macy's, J.C.
Penney's and Mervyn's.

                                      IV-32

-----------------------------------------------------------------------------------------------------------
                                             CREDIT RATING OF
                                              PARENT COMPANY                COLLATERAL   OPERATING COVENANT
  ANCHOR              PARENT COMPANY        (FITCH/MOODY'S/S&P)     GLA      INTEREST        EXPIRATION
-----------------------------------------------------------------------------------------------------------

Macy's        Federated Department Stores      BBB/Baa2/BBB       162,240      Yes           05/31/2015
J.C. Penney   J.C. Penney Company, Inc.        BBB/Baa3/BBB-       60,683      Yes           01/31/2012
Mervyn's      Mervyn's, LLC                       --/--/--         90,000       No           07/31/2010
-----------------------------------------------------------------------------------------------------------
TOTAL                                                             312,923
-----------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Layton Hills Mall Property:

------------------------------------------------------------------------------------------------------------------------
                           CREDIT RATING                                          % OF TOTAL    ANNUALIZED
                              (FITCH/       TENANT                 ANNUALIZED     ANNUALIZED     BASE RENT      LEASE
      TENANT NAME         MOODY'S/S&P)(1)    NRSF     % OF NRSF   BASE RENT ($)    BASE RENT   ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Tinseltown 7/ Movies 10       --/B3/B        65,729        9%       $  803,490        10%         $12.22      05/31/2017
Macy's                     BBB/Baa2/BBB     162,240       22%       $  512,653         7%         $ 3.16      05/31/2015
Big Lots                    --/--/BBB-       36,750        5%       $  385,875         5%         $10.50      11/30/2015
J.C. Penney                BBB/Baa3/BBB-     60,683        8%       $  166,878         2%         $ 2.75      01/31/2012
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      325,402       45%       $1,868,896        24%         $ 5.74
------------------------------------------------------------------------------------------------------------------------

Other Tenants                   NAP         387,919       53%       $5,959,706        76%         $15.36       Various
Vacant Space                    NAP          14,302        2%       $     0.00         0%         $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      727,623      100%       $7,828,602       100%         $10.97
------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE

                              AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR          ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

   Vacant            10          $ 0.00           2%             2%               0%                 0%
    2007             10          $13.73           4%             6%               5%                 5%
    2008              3          $ 9.44           4%            10%               4%                 9%
    2009             17          $14.03           8%            18%              10%                19%
    2010             20          $10.10          18%            36%              17%                36%
    2011             20          $27.00           6%            42%              14%                50%
    2012              6          $ 6.32          10%            52%               6%                56%
    2013              3          $24.94           1%            53%               1%                57%
    2014              6          $19.90           3%            56%               6%                64%
    2015              8          $ 5.85          30%            86%              16%                80%
    2016              5          $21.60           3%            89%               5%                85%
2017 & Beyond         6          $14.12          11%           100%              15%               100%
--------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Upon the occurrence and continuance of a event of default, the Layton Hills Mall Borrower is required to (a) deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly; (b) deposit $5,184 monthly to a cap of $124,416 into a capital expenditure reserve account and (c) deposit $34,558 monthly to a cap of
$622,044, into a TI/LC reserve account. Additionally, CBL & Associates
Properties, Inc. has guaranteed the payment of the actual costs of the immediate repairs estimated at $197,444, but not to exceed $394,888.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Layton Hills Mall Loan.

      PROPERTY MANAGEMENT. The Layton Hills Mall Property is managed by CBL &
Associates Properties, Inc., which is an affiliate of the Layton Hills Mall
Borrower. The management agreement is subordinate to the Layton Hills Mall Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed (other than a non-income producing parcel).

                                      IV-33

      TERRORISM COVERAGE. The Layton Hills Mall Borrower is required, in accordance with the related loan documents to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by The Layton Hills Mall Borrower does not exceed
(a) in the event a separate terrorism policy is obtained, $111,760, or (b) in the event that terrorism coverage is obtained under a blanket policy, the annual insurance premium attributable to said coverage and allocable to the subject property, $4,972. If the cost of such insurance is greater than $111,760 or
$4,972, as applicable, The Layton Hills Mall Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for said applicable amount. In lieu of providing terrorism insurance coverage, the Layton
Hills Mall Borrower may deliver a letter of credit equal to the amount of insurance coverage required by the loan documents, subject to the premiums limits in (a) and (b) above.

      Certain additional information regarding the Layton Hills Mall Loan and the Layton Hills Mall Property is set forth on Appendix II hereto.

                                      IV-34

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               MORTGAGE LOAN NO. 6 - NEWCROW INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      IV-35

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               MORTGAGE LOAN NO. 6 - NEWCROW INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      IV-36

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               MORTGAGE LOAN NO. 6 - NEWCROW INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PMCF
ORIGINAL BALANCE(1):               $100,000,000
CUT-OFF DATE BALANCE(1):           $100,000,000
SHADOW RATING (MOODY'S/S&P):       NAP / NAP
LOAN PURPOSE:                      Refinance
FIRST PAYMENT DATE:                May 5, 2007
INTEREST RATE:                     5.465%
AMORTIZATION:                      Interest only through April 5, 2012.
                                   Principal and interest payments of
                                   $565,595.00 beginning May 5, 2012 through the
                                   maturity date.
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     April 5, 2017
EXPECTED MATURITY BALANCE(1):      $92,984,919
SPONSOR(S):                        Lion Industrial Properties, L.P.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION(2):                Either (i) locked out until 25 months after
                                   the REMIC "start-up" day, with U.S. Treasury
                                   defeasance thereafter; or (ii) locked out
                                   until May 4, 2010, then prepayable with yield
                                   maintenance thereafter. Prepayable without a
                                   premium from and after October 5, 2016.

LOAN PER SF(1):                    $46.54

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax(3):              Springing
                                   Insurance(3):           Springing
                                   Cap Ex(3):              Springing
                                   TI/LC(3):               Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 9 assets
PROPERTY TYPE:                     Industrial
PROPERTY SUB-TYPE:                 Flex Industrial
LOCATION:                          Commerce, CA
YEAR BUILT/RENOVATED:              See table below
PERCENT LEASED(4):                 99.4%
SQUARE FOOTAGE:                    2,148,580
THE COLLATERAL:                    Nine industrial properties

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               CBRE Real Estate Services, Inc.

3RD MOST RECENT NOI (AS OF):       $7,253,608              (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):       $8,469,329              (TTM 12/31/2005)
MOST RECENT NOI (AS OF):           $8,510,777              (TTM 12/31/2006)
U/W NET OP. INCOME(1):             $8,250,753
U/W NET CASH FLOW(1):              $7,311,142
U/W OCCUPANCY(1):                  87.7%
APPRAISED VALUE(1):                $153,400,000
CUT-OFF DATE LTV(1):               65.2%
MATURITY DATE LTV(1):              60.6%
DSCR(1):                           1.32x
POST IO DSCR(1):                   1.08x
--------------------------------------------------------------------------------

(1)   The loan and property information numbers provided are determined on a combined-property basis.

(2)   See "Release of Properties" for partial prepayment options during the lockout period.

(3)   See "Escrows and Reserves" for specific details.

(4)   Percent Leased is based on the rent roll dated January 31, 2007.

THE NEWCROW INDUSTRIAL PORTFOLIO LOAN

      THE LOAN. The sixth largest loan (the "NewCrow Industrial Portfolio Loan")
as evidenced by the Promissory Note and Loan Agreement is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement
and Fixture Filing encumbering nine industrial properties that total 2,148,580 square feet known as the "NewCrow Industrial Portfolio", located in Commerce,
California (the "NewCrow Industrial Portfolio Properties"). The NewCrow
Industrial Portfolio Loan was originated on March 14, 2007 by or on behalf of
Prudential Mortgage Capital Funding, LLC.

      THE BORROWER. The borrower is LIT Commerce Distribution Center, LLC, a
Delaware limited liability company (the "NewCrow Industrial Portfolio Borrower")
that owns no material asset other than the NewCrow Industrial Portfolio
Properties and related interests. The NewCrow Industrial Portfolio Borrower is sponsored by Lion Industrial Properties, L.P. (the "Sponsor"), an operating company affiliated with

                                      IV-37

Lion Industrial Trust. Lion Industrial Trust is a private real estate investment trust that manages a portfolio of industrial properties. It owns over 55 million square feet of stabilized industrial real estate, several properties under development and land. As of the end of the third quarter 2006, Lion Industrial
Trust had assets of $3.1 billion and equity of $1.7 billion.

      THE PROPERTY. The NewCrow Industrial Portfolio Properties are comprised of nine adjacent industrial properties that total 2,148,580 square feet, all located in Commerce, California, approximately 10 miles southeast of downtown
Los Angeles. The NewCrow Industrial Portfolio Properties were all constructed in
1976 with the exception of Building 11, which was constructed in 1942. The
NewCrow Industrial Portfolio Properties are situated on approximately 73.33 acres and include 1,347 parking spaces. See the table below for additional information regarding the NewCrow Industrial Portfolio Properties:

-------------------------------------------------------------------------------------------------------------------------------
                                                  ALLOCATED LOAN                   OWNERSHIP   YEAR BUILT/   PERCENT
          PROPERTY                   LOCATION         AMOUNT       PROPERTY TYPE    INTEREST    RENOVATED    LEASED       SF
-------------------------------------------------------------------------------------------------------------------------------

Building 10, 5750 Peachtree        Commerce, CA     $15,449,804     Industrial         Fee      1976/NAP       99.8%    275,184
Building 11, 5804 E. Slauson       Commerce, CA     $19,687,094     Industrial         Fee      1942/NAP      100.0%    757,566
Building 12, 5900 E. Slauson       Commerce, CA     $13,428,944     Industrial         Fee      1976/NAP      100.0%    207,915
Building 14, 6000 E. Slauson       Commerce, CA     $ 9,778,357     Industrial         Fee      1976/NAP      100.0%    183,207
Building 15, 6100 E. Slauson       Commerce, CA     $14,015,645     Industrial         Fee      1976/NAP      100.0%    254,000
Building 18, 6200 E. Slauson       Commerce, CA     $ 5,606,258     Industrial         Fee      1976/NAP      100.0%    108,424
Building 19, 6101 Peachtree        Commerce, CA     $13,950,456     Industrial         Fee      1976/NAP      100.0%    249,630
Building 20, 5900-5990 Boxford     Commerce, CA     $ 4,889,179     Industrial         Fee      1976/NAP       80.7%     69,662
Building 21, 6200-6280 Peachtree   Commerce, CA     $ 3,194,263     Industrial         Fee      1976/NAP      100.0%     42,992
-------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the NewCrow Industrial Portfolio Properties:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                      % OF TOTAL     ANNUALIZED
                             CREDIT RATING                            ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                (FITCH/       TENANT                 UNDERWRITTEN    UNDERWRITTEN     BASE RENT      LEASE
       TENANT NAME            MOODY'S/S&P)     NRSF      % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Sugar Foods Corporation        --/--/--        254,000      12%       $ 1,295,400        13%            $5.10      01/31/2015
SAP Trading, Inc.              --/--/--        251,050      12%       $ 1,024,284        10%            $4.08      07/31/2011
Mojave Foods Corporation       --/--/--        213,434      10%       $   998,880        10%            $4.68      09/30/2015
Springs Global US, Inc.        --/--/--        186,969       9%       $   986,616        10%            $5.28      02/29/2012
Azteca International, Inc.     --/--/--        270,222      13%       $   656,936         6%            $2.43      12/31/2008
Arden-MayFair, Inc.            --/--/--        131,621       6%       $   651,110         6%            $4.95      01/31/2011
Progressive Produce Corp.      --/--/--        106,418       5%       $   561,887         6%            $5.28      06/30/2010
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       1,413,714      66%       $ 6,175,113        61%            $4.37
-----------------------------------------------------------------------------------------------------------------------------

Other Tenants                     NAP          527,977      25%       $ 2,763,256        27%            $5.23       Various
Vacant Space(1)                   NAP          206,889      10%       $ 1,252,015        12%            $6.05         NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       2,148,580     100%       $10,190,385       100%            $4.74
-----------------------------------------------------------------------------------------------------------------------------

(1)   Vacant Space shown above represents the underwritten vacant space. Due to near term rollover underwritten as vacant, this amount differs from the rent roll dated January 31, 2007, which showed an overall occupancy for the NewCrow Industrial Portfolio Properties of 99.4% and 13,854 square feet of vacant space.

---------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE

                               AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                 # OF LEASES    RENT PER SF   SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR           ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------

   Vacant             6            $0.00          10%            10%              0%                  0%
    2007              5            $6.41           7%            17%              9%                  9%
    2008             10            $6.10          19%            36%             17%                 26%
    2009              4            $5.82           6%            42%              6%                 32%
    2010              2            $6.80           5%            47%              7%                 38%
    2011              4            $5.87          18%            65%             19%                 57%
    2012              3            $5.56          10%            75%             13%                 70%
    2013              0            $0.00           0%            75%              0%                 70%
    2014              0            $0.00           0%            75%              0%                 70%
    2015              3            $4.82          22%            97%             26%                 96%
    2016              1            $5.81           3%           100%              4%                100%
2017 & Beyond         0            $0.00           0%           100%              0%                100%
---------------------------------------------------------------------------------------------------------------

                                      IV-38

      ESCROWS AND RESERVES. During a Trigger Period (defined below), the NewCrow
Industrial Portfolio Borrower is required to deposit: (a) 1/12 of the estimated annual real estate taxes and insurance premiums monthly into a tax and insurance reserve; (b) $50,134 monthly into a TI/LC reserve; and (c) $27,166 monthly into a Capital Expenditures reserve. A Trigger Period will be in effect when (a) an event of default has occurred and is continuing with respect to the NewCrow
Industrial Portfolio Loan; or (b) the DSCR is below 1.10x, calculated based on the actual net operating income at the NewCrow Industrial Portfolio Properties divided by the actual debt service payable under the NewCrow Industrial
Portfolio Loan at the time (interest only or principal and interest, as applicable).

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the NewCrow Industrial Portfolio Loan. Prior to the commencement of a Trigger
Period, funds in the lockbox will sweep on a daily basis to the NewCrow
Industrial Portfolio Borrower. The lockbox will remain in place until the
NewCrow Industrial Portfolio Loan has been paid in full.

      PROPERTY MANAGEMENT. The NewCrow Industrial Portfolio Properties are
managed by CBRE Real Estate Services, Inc., which is an affiliate of the NewCrow
Industrial Portfolio Borrower. The management agreement is subordinate to the
NewCrow Industrial Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PROPERTIES. From March 14, 2007 through April 4, 2016, the
NewCrow Industrial Portfolio Borrower may obtain the release of up to four of the NewCrow Industrial Portfolio Properties (in the aggregate) on up to four separate occasions, through partial prepayment or partial defeasance, provided the following conditions, in addition to others stated in the NewCrow Industrial
Portfolio Loan documents, have been met: (a) no event of default has occurred with respect to the NewCrow Industrial Portfolio Loan; (b) the remaining NewCrow
Industrial Portfolio Loan amount after the release must be at least $50,000,000;
(c) no more than $25,000,000 of the NewCrow Industrial Portfolio Loan amount may be prepaid or defeased prior to April 5, 2010; (d) the NewCrow Industrial
Portfolio Borrower must either partially prepay or partially defease the NewCrow
Industrial Portfolio Loan in the amount of 100% of the Allocated Loan Amount attributable to the release property for the first release, 105% of the
Allocated Loan Amount for the second release, and 110% of the Allocated Loan
Amount for the third and fourth releases or in the event an assumption has occurred; (e) for release without defeasance, a yield maintenance premium equal to the greater of 1.00% (1.50% if prepayment occurs on or before April 5, 2010)
or yield maintenance (based on the yield on the U.S. Treasury issue set forth in the NewCrow Industrial Portfolio Loan documents, flat through April 5, 2010, and plus 0.50% thereafter) must be paid; (f) the DSCR after the release (excluding the release property) may not be less than the greater of the DSCR (x) prior to the release (including the release property), (y) 1.32x during the interest only period or (z) 1.08x during the amortization period; provided, that the NewCrow
Industrial Portfolio Borrower is permitted to partially prepay the NewCrow
Industrial Portfolio Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause (c) of this paragraph; (g) the LTV after the release (excluding the release property) may not exceed the LTV prior to the release (including the release property), provided, that the NewCrow Industrial Portfolio Borrower is permitted to partially prepay the NewCrow Industrial Portfolio Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause (c) of this paragraph; and (h) the lender must have received confirmation from each of the applicable rating agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Certificates.

      SUBSTITUTION OF PROPERTIES. From March 14, 2007 through April 4, 2016, the
NewCrow Industrial Portfolio Borrower may substitute up to four of the NewCrow
Industrial Portfolio Properties (in the aggregate, and only once per property)
on up to four separate occasions provided the following conditions, in addition to those set forth in the NewCrow Industrial Portfolio Loan documents, have been met: (a) no event of default has occurred with respect to the NewCrow Industrial
Portfolio Loan; (b) the total Allocated Loan Amounts of substituted NewCrow
Industrial Portfolio Properties may not exceed $50,000,000; (c) the substitute property must be an industrial property; (d) the net operating income for the property to be substituted must be less than or equal to the net operating income of the substitute property; (e) the DSCR after the substitution
(excluding the property to be substituted) may not be less than the DSCR prior to the substitution (including the property to be substituted), provided, that the NewCrow Industrial Portfolio Borrower is permitted to partially prepay the
NewCrow Industrial Portfolio Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); (f) the LTV after the substitution (excluding the property to be substituted) may not exceed the lesser of 70% or the LTV prior to the substitution (including the property to be substituted), provided, that the NewCrow Industrial Portfolio Borrower is permitted to partially prepay the NewCrow Industrial Portfolio Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); and (g) the lender must have received confirmation from each of the applicable rating agencies to the effect that such substitution will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Certificates.

      TERRORISM INSURANCE. The NewCrow Industrial Portfolio Borrower is
required, in accordance with the related loan documents, to obtain insurance against perils and acts of Terrorism, provided that if the Terrorism Risk
Insurance Act of 2002, as amended, is no longer in effect, the NewCrow
Industrial Portfolio Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium equal to $593,984 per annum.

      Certain additional information regarding the NewCrow Industrial Portfolio
Loan and the NewCrow Industrial Portfolio Properties is set forth on Appendix II hereto.

                                      IV-39

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-40

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                  MORTGAGE LOAN NO. 7 - EVERETT MALL STEADFAST
--------------------------------------------------------------------------------

                               [3 PHOTOS OMITTED]

                                      IV-41

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                  MORTGAGE LOAN NO. 7 - EVERETT MALL STEADFAST
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      IV-42

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                  MORTGAGE LOAN NO. 7 - EVERETT MALL STEADFAST
--------------------------------------------------------------------------------

                              [SITE PLAN OMITTED]

                                      IV-43

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 7 - EVERETT MALL STEADFAST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER               RBC
ORIGINAL BALANCE:                  $98,000,000
CUT-OFF DATE BALANCE:              $98,000,000
SHADOW RATING (MOODY'S/S&P):       NAP / NAP
LOAN PURPOSE:                      Refinance
FIRST PAYMENT DATE:                June 1, 2007
INTEREST RATE:                     5.480%
AMORTIZATION:                      Interest Only
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     May 1, 2017
EXPECTED MATURITY BALANCE:         $98,000,000
SPONSOR(S):                        Beacon Bay Holdings, LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Locked out until 2 years after the REMIC
                                   "start-up" day, with U.S. Treasury defeasance
                                   thereafter. Prepayable without a premium from
                                   and after Novermber 1, 2016.

LOAN PER SF:                       $190.60

UP-FRONT RESERVES:                 TI/LC:                  $5,414,276
                                   Earnout(1):             $8,000,000
                                   Deferred Maintenance:   $38,075
                                   Other (Rent Abatement): $941,338

ONGOING RESERVES:                  RE Tax:                 Springing
                                   Insurance:              Springing

LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Everett, WA
YEAR BUILT/RENOVATED:              1970/2005
PERCENT LEASED(2):                 88.0%
SQUARE FOOTAGE:                    514,160
THE COLLATERAL(3):                 514,160 square foot regional mall anchored by
                                   Sears, Macy's, Borders, and Old Navy

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Steadfast Commercial Management, Inc.

3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       $3,362,613              (2005)
MOST RECENT NOI (AS OF):           $4,384,777              (2006)
U/W NET OP. INCOME:                $6,451,371
U/W NET CASH FLOW:                 $6,250,964
U/W OCCUPANCY:                     72.9%
APPRAISED VALUE(4):                $129,200,000
CUT-OFF DATE LTV(4):               75.9%
MATURITY DATE LTV(4):              75.9%
DSCR:                              1.15x
POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   No earnout-related adjustments have been made for Net Op. Income, Net Cash
      Flow, LTVs or DSCRs.

(2)   Percent Leased is based on the U/W rent roll dated 04/13/2007.

(3)   Macy's is not part of the collateral.

(4)   Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on the
      "As-Stabilized" appraised value as of June 9, 2008. The "As-Is" appraised value is $119,100,000 as of February 19, 2007, resulting in an "As-Is"
      Cut-off Date LTV and "As-Is" Maturity Date LTV of 82.3%.

THE EVERETT MALL STEADFAST  LOAN

      THE LOAN. The seventh largest loan (the "Everett Mall Steadfast Loan") as evidenced by the Promissory Note (the "Everett Mall Steadfast Note") is secured by a first priority fee (Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing])(the "Everett Mall Steadfast Mortgage")
encumbering the 514,160 square foot regional shopping mall known as Everett Mall
Steadfast located in Everett, Washington (the "Everett Mall Steadfast
Property"). The Everett Mall Steadfast Loan was originated on April 18, 2007 by or on behalf of Royal Bank of Canada.

      THE BORROWER. The borrower is Steadfast Everett Mall, LLC, a Delaware limited liability company (the "Steadfast Everett Mall, LLC Borrower") that owns no material asset other than the Everett Mall Steadfast Property and related interests. Legal counsel to the Steadfast Everett Mall, LLC Borrower delivered a non-consolidation opinion in connection with the Everett Mall Steadfast loan.
The Steadfast Everett Mall, LLC Borrower is 29.18% owned by Rodney Emery. Beacon
Bay Holdings, LLC (the "Sponsor") has 48.02% ownership of Steadfast Everett
Mall, LLC, and will serve as the non-recourse guarantor.

                                      IV-44

      THE PROPERTY. The Everett Mall Steadfast Property is located in Everett,
Washington, at 1402 Everett Mall Way. The Everett Mall Steadfast Property is
located in a suburban retail corridor approximately 21 miles north of the
Seattle CBD. The Everett Mall Steadfast Property was originally constructed in
1970 and renovated in 2005. It consists of a 514,160 square foot, two-story enclosed mall. The Everett Mall Steadfast Property is situated on approximately
44.20 acres and includes 3,511 parking spaces. The Everett Mall Steadfast
Property is anchored by a Macys, Sears, Old Navy, and Borders. The Macys store is owned separately and is not part of the collateral for the Everett Mall
Steadfast Loan. One of the Property anchors, Sears, reported 2006 sales of
$197.74/SF, indicating occupancy costs of 1.58%. Regal Cinemas is not required to report sales. LA Fitness will open in August 2007.

----------------------------------------------------------------------------------------------------------------
                                                          CREDIT RATING OF                            OPERATING
                                                           PARENT COMPANY                COLLATERAL    COVENANT
       ANCHOR                 PARENT COMPANY             (FITCH/MOODY'S/S&P)     GLA      INTEREST    EXPIRATION
----------------------------------------------------------------------------------------------------------------

Macy's               Federated Department Stores, Inc.       BBB/--/BBB        140,000       No       12/31/2017
Sears                Sears Holdings Corp.                     BB/--/BB         115,000      Yes       02/28/2009
Old Navy             Gap Inc.                                 BB+/--/B-         19,400      Yes       10/31/2015
Borders              Borders Group, Inc.                      --/--/--          22,185      Yes       01/31/2016
LA Fitness(1)        LA Fitness International, LLC            --/--/--          47,145      Yes       07/31/2022
Steve & Barry's(2)   Steve & Barry's,LLC                      --/--/--          78,283      Yes       07/31/2014
----------------------------------------------------------------------------------------------------------------
TOTAL                                                                          422,013
----------------------------------------------------------------------------------------------------------------

(1)   Tenant takes occupancy 08/01/2007.

(2)   Tenant takes occupancy 08/01/2007.

      The following table presents certain information relating to the major tenants at the Everett Mall Steadfast Property:

----------------------------------------------------------------------------------------------------------------------------
                             CREDIT                                   ANNUALIZED     % OF TOTAL     ANNUALIZED
                             RATING                                  UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                             (FITCH/                                  BASE RENT     UNDERWRITTEN    BASE RENT       LEASE
     TENANT NAME         MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF       ($)         BASE RENT     ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Regal Cineplex              --/--/BB-          64,815        13%      $  958,333         15%          $14.79      06/30/2021
LA Fitness                  --/--/--           47,154         9%      $  858,600         13%          $18.21      07/31/2022
Steve & Barry's             --/--/--           78,283        15%      $  469,704          7%          $ 6.00      07/31/2014
Sears                       BB/--/B-          115,000        22%      $  360,000          5%          $ 3.13      02/28/2009
Borders                     --/--/--           22,185         4%      $  332,784          5%          $15.00      01/31/2016
Old Navy                    BB+/--/B-          19,400         4%      $  291,000          4%          $15.00      10/31/2015
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        346,837        67%      $3,270,421         50%          $ 9.43
----------------------------------------------------------------------------------------------------------------------------

Other Tenants                  NAP             94,566        18%      $3,303,709         50%          $34.94       Various
Vacant Space                   NAP             72,757        14%      $        0          0%          $    0         NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        514,160       100%      $6,574,130        100%          $14.89
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE

                              AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR          ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

   Vacant             0          $ 0.00          14%            14%               0%                 0%
     MTM              1          $ 0.00           0%            14%               0%                 0%
    2007              0          $ 0.00           0%            14%               0%                 0%
    2008             20          $33.24           5%            19%              13%                13%
    2009             13          $ 8.01          27%            46%              17%                30%
    2010              7          $40.06           1%            48%               4%                34%
    2011              3          $34.24           1%            49%               3%                38%
    2012              1          $ 0.00           0%            49%               1%                38%
    2013              3          $24.28           1%            50%               3%                41%
    2014              2          $ 6.44          16%            66%               8%                49%
    2015              4          $24.21           5%            70%               9%                57%
    2016              6          $21.38           6%            77%              11%                68%
2017 & Beyond         7          $17.39          23%           100%              32%               100%
--------------------------------------------------------------------------------------------------------------

                                      IV-45

      ESCROWS AND RESERVES. Upon an event of default the Steadfast Everett Mall,
LLC Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. An initial up-front deposit of $941,338 was deposited for rent abatements and rent holdbacks. An initial up-front deposit of
$5,414,276 was deposited for tenant improvement costs, leasing commissions, and/or allowances other then rent abatements. Also, an up-front escrow of
$8,000,000 was deposited in connection with an earnout determination. On or before April 2011, but not more frequently than quarterly, the borrower may require the lender to redetermine the qualified loan amount (based on a DSCR of
1.20x), and the escrow is released to the extent the qualified loan amount exceeds $90,000,000. If the qualified loan amount as finally determined does not exceed $90,000,000, the escrow is retained by the lender as additional security for the loan.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Everett Mall Steadfast Property is managed by
Steadfast Commercial Management, which is an affiliate of the Sponsor's parent,
Steadfast Companies. Steadfast Commercial Management has an in-house property management team at the Everett Mall Steadfast Property. The management agreement is subordinate to the Everett Mall Steadfast Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine debt is permitted upon the satisfaction of certain terms and conditions, including, but not limited to (i) approval by the lender and applicable rating agency of mezzanine lender, (ii) an aggregate LTV not greater than 85%, (iii) an aggregate
DSCR no less than 1.10x and (iv) the execution of an acceptable intercreditor agreement.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. The Steadfast Everett Mall, LLC Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism.

      Certain additional information regarding the "Everett Mall Steadfast" Loan and the "Everett Mall Steadfast" Property is set forth on Appendix II hereto.

                                      IV-46

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - CITY VIEW CENTER
--------------------------------------------------------------------------------

                              [3 PHOTOS OMITTED]

                                      IV-47

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - CITY VIEW CENTER
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      IV-48

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - CITY VIEW CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              MSMC
ORIGINAL BALANCE:                  $81,000,000
CUT-OFF DATE BALANCE:              $81,000,000
SHADOW RATING (MOODY'S/S&P):       NAP / NAP
LOAN PURPOSE:                      Acquisition
FIRST PAYMENT DATE:                February 8, 2007
INTEREST RATE:                     5.650%
AMORTIZATION:                      Interest Only
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     January 8, 2017
EXPECTED MATURITY BALANCE:         $81,000,000
SPONSOR(S):                        Thomas Klein
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Locked out until 2 years after the REMIC
                                   "start-up" day, with U.S. Treasury defeasance
                                   or the payment of the greater of Yield
                                   Maintenance and 1% of the principal balance
                                   thereafter. Prepayable without a premium from
                                   and after December 8, 2016.

LOAN PER SF:                       $160.03

UP-FRONT RESERVES:                 Master Lease Rent(1):   $1,496,801
                                   Environmental(1):       $156,250, $67,500
ONGOING RESERVES:                  Cap Ex:                 Springing
                                   RE Tax:                 Springing
                                   Insurance:              Springing
                                   TI/LC:                  Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Garfield Heights, OH
YEAR BUILT/RENOVATED:              2006/NAP
PERCENT LEASED(2):                 100.0%
SQUARE FOOTAGE:                    506,141
THE COLLATERAL:                    One-story regional shopping center
OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Coral Asset Management Company, LLC

3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       NAP
MOST RECENT NOI (AS OF):           NAP
U/W NET OP. INCOME:                $6,147,851
U/W NET CASH FLOW:                 $5,908,772
U/W OCCUPANCY:                     95.0%
APPRAISED VALUE:                   $103,400,000
CUT-OFF DATE LTV:                  78.3%
MATURITY DATE LTV:                 78.3%
DSCR:                              1.27x
POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   See "Property" and "Escrows and Reserves" for specific details.

(2)   Percent Leased is based on the rent roll dated March 13, 2007.

THE CITY VIEW CENTER LOAN

      THE LOAN. The eighth largest loan (the "City View Center Loan") as evidenced by the Promissory Note (the "City View Center Note") is secured by a first priority fee Mortgage and Security Agreement (the "City View Center
Mortgage") encumbering the 506,141 square foot regional mall known as City View
Center, located in Garfield Heights, Ohio (the "City View Center Property"). The
City View Center Loan was originated on December 29, 2006 by or on behalf of
Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is City View Center, LLC, a Delaware limited liability company (the "City View Center Borrower") that owns no material asset other than the City View Center Property and related interests. The City View
Center Borrower is indirectly wholly-owned by Thomas Klein, the sponsor of the
City View Center Loan. Thomas Klein is a real estate developer, who owns and operates a portfolio of over 15 properties primarily located in Brooklyn, Monsey and Garnerville, New York. His portfolio includes multifamily, office and retail properties. Thomas Klein also owns one of the largest, upscale kosher grocery stores in the New York area, known as Rockland Kosher Supermarket.

      THE PROPERTY. The City View Center Property is located in Garfield
Heights, Ohio, which is approximately 8 miles southeast of the Cleveland CBD.
The City View Center Property began construction in 2006 and has been built in phases with the final lots expected to be completed by mid-2007. The 506,141 square foot center consists of three buildings, a to-be-built multi-tenant building, four outparcels, and

                                      IV-49

a ground lease for the 147,027 square foot Wal-Mart building, which can be expanded by an additional 61,784 square feet to a Super Wal-Mart beginning in
2011. The four retail buildings have a total of 345,383 square feet of space, and the four outlots include Applebee's, Chick-Fil-A, First Merit Bank, and
Giant Eagle gas station. There is space available on the parcel adjacent to the
Giant Eagle for two other large box users (100,000+ square feet) where potential stores for Home Depot and JC Penney may be built (not part of collateral). The six biggest anchors (by leased square feet) of the City View Center Property are
Wal-Mart, Giant Eagle Store, Dick's Sporting Goods, Inc., Jo-Ann Stores, Circuit
City, and Bed Bath & Beyond. The City View Center Property is situated on approximately 63 acres and includes 400 parking spaces.

      Pursuant to the purchase agreement with the City View Center Borrower, the previous owner of the City View Center Property is obligated to complete the construction of the outlot pads and certain retail buildings before, in the case of the pads, they are turned over to the tenants for them to construct their own buildings on the underlying land ground leased from the City View Center
Borrower. The previous owner has provided an escrow in an amount equal to
$2,150,875, representing 125% of estimated remaining completion costs, which escrow has been assigned to the lender. In addition, the previous owner has entered into a master lease with the City View Center Borrower that covers base rent as collateral and CAM reimbursements for certain vacant spaces for 12 months until the payment of full rent begins and certain other tenant spaces until tenants begin paying rent or until their initial co-tenancy requirements have been met. The master lease is secured by an escrow of $1,496,801, which has been assigned as collateral to the lender. A portion of the master lease rent escrow will be released to the City View Center Borrower monthly. In addition,
Thomas Klein, the sponsor of the City View Center Borrower, has provided a guaranty for the master lease.

      The City View Center Property was formerly utilized as a landfill. Prior to the current development, site excavating and grading activities were conducted, the landfill was capped and a methane gas extraction system was installed, and is being operated, in accordance with the Ohio EPA requirements.
Prior elevated methane detection at the site was addressed and cured with no recurrence of the condition above system alarm levels. The previous owner is obligated, pursuant to the sale agreement with the City View Center Borrower
("Borrower"), to cure the violations at the site, including completing the remaining cap work at parcels currently under construction, that occurred before the sale. In addition, the Borrower has established an environmental reserve as set forth under "--Escrow and Reserves" as well as procured an Environmental
Impairment Liability ("EIL") insurance policy for a term of ten years with limits of $10,000,000 per incident/aggregate with a $250,000 deductible, naming the Lender as an additional insured.

      The following table presents certain information relating to the major tenants at the City View Center Property:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                           % OF TOTAL     ANNUALIZED
                               CREDIT RATING                                ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                  (FITCH/                                  UNDERWRITTEN   UNDERWRITTEN    BASE RENT        LEASE
       TENANT NAME            MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Wal-Mart Store                   AA/Aa2/AA        147,027         29%       $1,594,037          24%         $10.84      01/31/2027
Giant Eagle Store                --/--/--          79,381         16%       $1,135,148          17%         $14.30      09/30/2026
Dick's Sporting Goods, Inc.      --/--/--          47,663          9%       $  463,125           7%         $ 9.72      01/31/2022
Jo-Ann Stores                   --/Caa2/B-         35,274          7%       $  386,496           6%         $10.96      01/31/2017
Circuit City                     --/--/--          33,862          7%       $  507,930           8%         $15.00      01/31/2022
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            343,207         68%       $4,086,736          62%         $11.91
----------------------------------------------------------------------------------------------------------------------------------

Other Tenants                       NAP           162,934         32%       $2,496,458          38%         $15.32        Various
Vacant Space                        NAP                 0          0%       $        0           0%         $ 0.00          NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            506,141        100%       $6,583,194         100%         $13.01
----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                      IV-50

--------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE

                                    AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                      # OF LEASES   RENT PER SF    SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR               ROLLING       ROLLING        ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------

      Vacant               0        $       0.00        0%             0%               0%                 0%
Master Leased Space        3        $      25.06        1%             1%               2%                 2%
       2007                0        $       0.00        0%             1%               0%                 2%
       2008                0        $       0.00        0%             1%               0%                 2%
       2009                1        $      18.00        1%             2%               1%                 3%
       2010                1        $      20.00        0%             2%               0%                 3%
       2011                6        $      18.90        3%             5%               5%                 8%
       2012                0        $       0.00        0%             5%               0%                 8%
       2013                0        $       0.00        0%             5%               0%                 8%
       2014                0        $       0.00        0%             5%               0%                 8%
       2015                0        $       0.00        0%             5%               0%                 8%
       2016                6        $      13.72       14%            19%              15%                23%
   2017 & Beyond          12        $      12.44       81%           100%              77%               100%
--------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Upon the occurrence and continuance of an event of default under the loan documents, the City View Center Borrower is required to deposit (i) into a Tax and Insurance reserve monthly an amount equal to 1/12 of the taxes that the lender estimates will be payable during the next ensuing 12 months and 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage upon expiration thereof, (ii) an amount equal to $0.25 per square foot monthly into a TI/LC reserve; and (iii) an amount equal to $0.15 per square foot monthly into a Cap Ex reserve. In the event that the City View Center Borrower receives a lease termination fee from any tenant, the City View Center Borrower shall promptly deposit such fee with the lender to be utilized for tenant improvements and leasing commissions. The City View
Center Borrower has collaterally assigned to the lender an escrow in an amount equal to $1,496,801 established in favor of the City View Center Borrower by the previous owner of the City View Center Property in connection with such previous owner's obligations under the master lease. See "--Property." In addition, the
City View Center Borrower has established two environmental reserves: (i)
$156,250 to be released on one-time basis once all prior violations are cured by the previous property owner, and (ii) $67,500 to be released on periodic basis for ongoing operation and maintenance costs at the City View Center Property with respect to environmental monitoring.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the City View Center Loan. The lockbox will be in place until the City View
Center Loan has been paid in full.

      PROPERTY MANAGEMENT. The City View Center Property is managed by Coral
Asset Management Company, LLC, which is not affiliated with the City View Center
Borrower. The management agreement is subordinate to the City View Center Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. None in place. The City View
Center Borrower is permitted to obtain a mezzanine loan subject to the conditions set forth in the loan documents, including (i) immediately following the closing of such mezzanine loan, the aggregate principal balance of such mezzanine loan and the City View Center Loan will not result in a loan-to-value ratio greater than 90%, (ii) immediately following the closing of such mezzanine loan, the DSCR calculated on the basis of the such mezzanine loan and the City
View Center Loan will not be less than 1.10x and (iii) a written confirmation from the Rating Agencies that such mezzanine loan will not result in a downgrade, withdrawal or qualification of the ratings assigned to the offered certificates.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM COVERAGE. Pursuant to the related loan documents, the City View
Center Borrower is required to use commercially reasonable efforts to obtain insurance against perils and acts of terrorism, consistent with those of prudent owners of real estate comparable to the City View Center Property.

      Certain additional information regarding the City View Center Loan and the
City View Center Property is set forth on Appendix II hereto.

                                      IV-51

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                                      IV-52

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 - THE MERIDIAN
--------------------------------------------------------------------------------

                              [3 PHOTOS OMITTED]

                                      IV-53

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 - THE MERIDIAN
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      IV-54

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 - THE MERIDIAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCF II
ORIGINAL BALANCE:                  $71,000,000
CUT-OFF DATE BALANCE:              $71,000,000
SHADOW RATING (MOODY'S/S&P):       NAP / NAP
LOAN PURPOSE:                      Refinance
FIRST PAYMENT DATE:                May 1, 2007
INTEREST RATE:                     5.689%
AMORTIZATION:                      Interest Only
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     April 1, 2017
EXPECTED MATURITY BALANCE:         $71,000,000
SPONSOR(S):                        Institutional Mall Investors LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Open to prepayment with Yield
                                   Maintenance anytime.  Two years
                                   after the REMIC 'start-up' day,
                                   prepayable with U.S. Treasury
                                   defeasance or the payment of
                                   Yield Maintenance. Prepayable
                                   without a premium from and after
                                   October 1, 2016.

LOAN PER SF:                       $454.20

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  TI/LC:                    Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Seattle, WA
YEAR BUILT/RENOVATED:              1996/NAP
PERCENT LEASED(1):                 100.0%
SQUARE FOOTAGE:                    156,318
THE COLLATERAL:                    Two multi-story retail buildings
OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               KG Investment Management

3RD MOST RECENT NOI (AS OF):       $5,250,943                (2004)
2ND MOST RECENT NOI (AS OF):       $5,142,899                (2005)
MOST RECENT NOI (AS OF):           $5,257,378                (2006)
U/W NET OP. INCOME:                $6,417,787
U/W NET CASH FLOW:                 $6,314,616
U/W OCCUPANCY:                     95.0%
APPRAISED VALUE:                   $109,000,000
CUT-OFF DATE LTV:                  65.1%
MATURITY DATE LTV:                 65.1%
DSCR:                              1.54x
POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated March 6, 2007.

THE MERIDIAN LOAN

      THE LOAN. The ninth largest loan (the "Meridian Loan") as evidenced by the
Promissory Note (the "Meridian Note") is secured by a first priority fee Deed of
Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing
(the "Meridian Mortgage") encumbering two retail buildings containing 156,318 square foot known as The Meridian, located in Seattle, Washington (the "Meridian
Property"). The Meridian Loan was originated on March 6, 2007 by or on behalf of
Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is IMI Meridian LLC ("The Meridian Borrower").
The Meridian Borrower consists of Institutional Mall Investors LLC ("IMI") (99%)
and IMI Meridian Manager LLC (1%). Each entity is comprised of a joint venture between California Public Employees' Retirement System ("CalPERS"), with 99%
ownership, and MCA Mall Investors LLC (an affiliate of Miller Capital Advisory,
Inc.), with 1% ownership. IMI was formed in 2003 for the purpose of acquiring, owning, developing and managing dominant malls and lifestyle centers as part of
CalPERS' core real estate program and has a net worth of $1.3 billion.

      THE PROPERTY. The Meridian Property is located in Seattle, Washington, at
1500 6th Avenue, which is located in downtown Seattle, King County, Washington.
The Meridian Property is situated along the north side of Pike Street and is less than a 1/4 mile west of a full interchange with Interstate 5 via 7th Avenue and University Street. The Meridian Property consists of two adjacent multi-story retail buildings containing 156,318 square feet. The west building contains 58,971 square feet and consists of one street level, one underground

                                      IV-55

level and one upper level of retail space. The west building also contains a three level parking garage (294 spaces) above the retail portion. The east building contains 97,347 square feet of retail space situated on one ground level and two upper levels, along with three levels of mezzanine retail space.
The retail space is above six levels of an underground parking garage (405 spaces). The Meridian Property provides a total of 699 parking spaces with a ratio of 4.47/1,000 square feet. The Meridian Property was originally constructed in 1996.

      The following table presents certain information relating to the major tenants at the Meridian Property:

---------------------------------------------------------------------------------------------------------------------------------
                                CREDIT RATING                                              % OF TOTAL    ANNUALIZED
                                   (FITCH/                                  ANNUALIZED     ANNUALIZED    BASE RENT       LEASE
      TENANT NAME              MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)   BASE RENT    ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Regal Cinemas, Inc.               B-/B2/BB-         69,947        45%       $1,163,440         26%        $ 16.63      11/30/2016
Nike Retail Services
(Niketown)                        --/A2/A+          24,431        16%       $1,135,797         26%        $ 46.49      07/31/2011
Sega GameWorks                    --/--/--          27,400        18%       $  746,650         17%        $ 27.25      01/26/2017
Levi's Only                       BB-/B2/B          11,261         7%       $  521,235         12%        $ 46.29      01/31/2012
Tap House Grill Seattle LLC       --/--/--          13,039         8%       $  312,936          7%        $ 24.00      05/30/2017
Fidelity Brokerage Services       --/Aa3/AA          7,755         5%       $  285,384          6%        $ 36.80      03/31/2010
American Apparel Retail, Inc.     --/--/--           2,485         2%       $  275,000          6%        $110.66      04/30/2017
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             156,318       100%       $4,440,441        100%        $ 28.41
---------------------------------------------------------------------------------------------------------------------------------

Other Tenants                        NAP                 0         0%       $     0.00          0%        $  0.00         NAP
Vacant Space                         NAP                 0         0%       $     0.00          0%        $  0.00         NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             156,318       100%       $4,440,441        100%        $ 28.41
---------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE

                                    AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                      # OF LEASES   RENT PER SF    SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR               ROLLING       ROLLING        ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------

      Vacant               0           $ 0.00           0%             0%               0%                 0%
       2007                0           $ 0.00           0%             0%               0%                 0%
       2008                0           $ 0.00           0%             0%               0%                 0%
       2009                0           $ 0.00           0%             0%               0%                 0%
       2010                1           $36.80           5%             5%               6%                 6%
       2011                1           $46.49          16%            21%              26%                32%
       2012                1           $46.29           7%            28%              12%                44%
       2013                0           $ 0.00           0%            28%               0%                44%
       2014                0           $ 0.00           0%            28%               0%                44%
       2015                0           $ 0.00           0%            28%               0%                44%
       2016                1           $16.63          45%            73%              26%                70%
   2017 & Beyond           3           $31.09          27%           100%              30%               100%
--------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. In the event Regal Cinemas (i) ceases to operate and fails to pay rent for two consecutive months or (ii) fails to exercise their renewal option, the Meridian Borrower will be required to deposit either cash or a letter of credit in the amount equal to the base rent of such lease for one year.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Meridian Loan.

      PROPERTY MANAGEMENT. The Meridian Property is managed by KG Investment
Management. KG Investment Management is a commercial real estate investment firm that focuses in the Pacific Northwest. KG Investment Management currently manages and leases approximately 2.5 million square feet of office, retail and industrial space throughout the Puget Sound. The management agreement is subordinate to the Meridian Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Meridian Borrower is
permitted to incur future mezzanine financing and partnership debt, subject to the satisfaction of certain conditions set forth in the loan documents, including, but not limited to: (i) the DSCR on the aggregate debt must be equal to or greater than 1.10x, (ii) the aggregate LTV may not exceed 80% and (iii)
the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing).

                                      IV-56

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not Allowed.

      TERRORISM COVERAGE. The Meridian Borrower is required, in accordance with the related loan documents to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by The Meridian Borrower does not exceed $41,932. If the cost of such insurance is greater than $41,932, The Meridian Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for $41,932.

      Certain additional information regarding the Meridian Loan and the
Meridian Property is set forth on Appendix II hereto.

                                      IV-57

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                                      IV-58

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - VISTA RIDGE PORTFOLIO
--------------------------------------------------------------------------------

                              [3 PHOTOS OMITTED]

                                      IV-59

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - VISTA RIDGE PORTFOLIO
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      IV-60

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - VISTA RIDGE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              LaSalle
ORIGINAL BALANCE(1):               $62,500,000
CUT-OFF DATE BALANCE(1):           $62,500,000
SHADOW RATING (MOODY'S/S&P):       NAP / NAP
LOAN PURPOSE:                      Acquisition
FIRST PAYMENT DATE:                January 1, 2007
INTEREST RATE:                     6.040%
AMORTIZATION:                      Interest only through December 1,
                                   2011. Thereafter, principal and interest
                                   payments beginning January 1, 2012, through
                                   ARD date.
ARD:                               July 1, 2017
HYPERAMORTIZATION:                 After the ARD, the Interest Rate steps
                                   up to 8.040% with payments of
                                   principal and interest.
MATURITY DATE:                     December 1, 2036
EXPECTED BALANCE AT ARD(1):        $58,030,147
SPONSOR:                           John W. Boyd
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Locked out until 2 years after the
                                   REMIC "start-up" day, with U.S.
                                   Treasury defeasance thereafter.
                                   Prepayable without a premium from and
                                   after April 1, 2017.

LOAN PER SF(1):                    $128.50

UP-FRONT RESERVES:                 TI/LC:                    $3,300,000
                                   EMC Rent Escalation       $1,258,277
                                   Reserve(2):

ONGOING RESERVES:                  RE Tax:                   $78,863
                                   Insurance:                Springing
                                   TI/LC(2):                 Springing
                                   Cap Ex:                   $6,081
                                   EMC Lake Vista III        Springing
                                   Rollover Reserve(2):
                                   EMC Lake Vista IV         Springing
                                   Rollover Reserve(2):

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 4 assets
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Lewisville, TX
YEAR BUILT/RENOVATED:              See table below
PERCENT LEASED(3):                 96.7%
SQUARE FOOTAGE:                    486,400
THE COLLATERAL:                    Four 2-story office buildings

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               TIC Properties Management, LLC

3RD MOST RECENT NOI (AS OF):       $1,520,319                (12/31/2004)
2ND MOST RECENT NOI (AS OF):       $3,357,095                (12/31/2005)
MOST RECENT NOI (AS OF):           $2,785,385                (TTM 4/30/2006)
U/W NET OP. INCOME(1):             $5,549,656
U/W OCCUPANCY(1):                  92.3%
APPRAISED VALUE(1):                $83,200,000

CUT-OFF DATE LTV(1):               75.1%

MATURITY DATE LTV(1):              69.7%

DSCR(1):                           1.43x
POST IO DSCR(1):                   1.21x
--------------------------------------------------------------------------------

(1)   The loan and property information numbers provided are determined on a combined-property basis.

(2)   See "Escrows and Reserves" for more details.

(3)   Based on the rent roll dated May 1, 2007.

THE VISTA RIDGE PORTFOLIO LOAN

      THE LOAN. The tenth largest loan (the "Vista Ridge Portfolio Loan") as evidenced by the Promissory Note is secured by a first priority fee Deed of
Trust, Security Agreement and Fixture Filing encumbering four office buildings that total approximately 486,400 square feet, known as Vista Ridge Portfolio, all located in Lewisville, Texas (the "Vista Ridge Portfolio Properties"). The
Vista Ridge Portfolio Loan was originated on November 6, 2006 by or on behalf of
LaSalle Bank National Association.

      THE BORROWER. The borrower is TIC Lago Vista, LP a Delaware limited partnership and 35 tenant in common special purpose entities (collectively, the
"Vista Ridge Portfolio Borrower"). The Vista Ridge Portfolio Borrower owns no material assets other than the Vista Ridge Properties and all entities are jointly and severally liable for the repayment of the Vista Ridge Portfolio
Loan. The Vista Ridge Portfolio Borrower is sponsored by John W. Boyd, the CEO of TIC Properties, LLC a company established to provide access to institutional

                                      IV-61

quality real estate opportunities primarily, but not limited to, investors seeking suitable replacement property options when executing 1031 tax deferred exchanges.

      THE PROPERTY. The Vista Ridge Portfolio Properties are four contiguous office buildings located in Lewisburg, Texas at 700 - 850 N. State Highway 121
Bypass and known as Vista Ridge I, Vista Ridge II, Vista Ridge III and Vista
Ridge IV. The Vista Ridge Portfolio Properties are located within the Lake Vista
Office Park, approximately 21 miles northwest of Dallas. The Vista Ridge
Portfolio Properties were constructed between 2001 and 2007 and consist of approximately 486,400 square feet. The Vista Ridge Portfolio Properties are situated on approximately 40 acres and include approximately 2,288 parking spaces. Vista Ridge I is a multi-tenant building leased to three tenants. San
Antonio MTA, L.P. d/b/a Verizon Wireless is the largest tenant leasing approximately 89,609 square feet. The lease is guaranteed by Cellco Partnership.
Vista Ridge II is also a multi-tenant building leased to four tenants. Parago,
Inc. is the largest tenant, leasing approximately 63,721 square feet. Vista
Ridge III & IV are single tenant buildings and are both leased to EMC Mortgage
Corporation, a wholly owned subsidiary of The Bear Stearns Companies Inc.

---------------------------------------------------------------------------------------------------------------------------
                                                     ALLOCATED     PROPERTY   OWNERSHIP   YEAR BUILT/   PERCENT
PROPERTY                     LOCATION               LOAN AMOUNT      TYPE     INTEREST     RENOVATED    LEASED       SF
---------------------------------------------------------------------------------------------------------------------------

Vista Ridge I     750 N. State Highway 121 Bypass   $ 15,625,000    Office       Fee       2001/NAP      97.1%     121,200
Vista Ridge II    700 N. State Highway 121 Bypass   $ 16,250,000    Office       Fee       2001/NAP      89.8%     121,200
Vista Ridge III   850 N. State Highway 121 Bypass   $ 15,000,000    Office       Fee       2005/NAP     100.0%     122,000
Vista Ridge IV    800 N. State Highway 121 Bypass   $ 15,625,000    Office       Fee       2007/NAP     100.0%     122,000
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE

                                    AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                      # OF LEASES   RENT PER SF    SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR               ROLLING       ROLLING        ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------

      Vacant               3           $ 0.00           3%             3%               0%                 0%
       2007                0           $ 0.00           0%             3%               0%                 0%
       2008                0           $ 0.00           0%             3%               0%                 0%
       2009                1           $17.50           3%             6%               4%                 4%
       2010                1           $17.62           5%            12%               7%                10%
       2011                1           $20.13           3%            15%               5%                15%
       2012                2           $17.50           3%            18%               4%                19%
       2013                1           $13.50          18%            37%              17%                37%
       2014                1           $14.00          13%            50%              13%                49%
       2015                0           $ 0.00           0%            50%               0%                49%
       2016                0           $ 0.00           0%            50%               0%                49%
   2017 & Beyond           1           $14.37          50%           100%              51%               100%
--------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Vista Ridge Portfolio Properties:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            % OF TOTAL     ANNUALIZED
                                CREDIT RATING                               ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                   (FITCH/                                 UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
      TENANT NAME              MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

EMC Mortgage Corporation (2)      A+/A1/A+         244,000        50%       $3,505,840          51%          $14.37      06/30/2017
San Antonio MTA, L.P. d/b/a
Verizon Wireless                   --/--/A          89,609        18%       $1,209,722          17%          $13.50      06/30/2013
Parago, Inc. (3)                  --/--/--          63,721        13%       $  892,094          13%          $14.00      11/30/2014
BEA Systems, Inc.                 --/--/--          25,842         5%       $  455,336           7%          $17.62      02/28/2010
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             423,172        87%       $6,062,992          88%          $14.33
-----------------------------------------------------------------------------------------------------------------------------------

Other Tenants                                       46,921        10%       $  863,776          12%          $18.41       Various
Vacant Space                                        16,307         3%       $        0           0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             486,400                  $6,926,768         100%          $14.73
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Tenant may terminate its lease at Vista Ridge III effective on 06/30/2014 with written notice by 06/30/2013 and payment of a termination fee of
      $4,586,233. In addition, tenant may terminate its lease at Vista Ridge IV effective on 06/30/2014 with written notice by 06/30/2013 and payment of a termination fee of $5,554,977.

(3)   Tenant may terminate its lease on October 21, 2009 by providing 180 days written notice and the payment of all unamortized TI/LCs and rent abatement.

                                      IV-62

      ESCROWS AND RESERVES. The Vista Ridge Portfolio Borrower is required to escrow monthly 1/12 of the estimated annual real estate taxes. The amounts shown as Ongoing Reserves for real estate taxes in the Loan Information Table above are current monthly collections. The Vista Ridge Portfolio Borrower is also required to escrow monthly 1/12 of the estimated insurance premiums due upon the occurrence of any of the following events: (i) the Vista Ridge Portfolio
Borrower fails to maintain current and effective insurance coverage with respect to the Vista Ridge Portfolio Properties, some or all of which may be provided by a blanket insurance policy or (ii) the Vista Ridge Portfolio Borrower fails to deliver certificates of insurance evidencing such insurance accompanied by evidence satisfactory to lender of payment of premiums due. Additionally, in the event the balance in the TI/LC reserve falls below $1,000,000 (the "Required
Balance"), the Vista Ridge Portfolio Borrower is required to make monthly deposits in the amount of $20,267 into the TI/LC reserve until such time as the
Required Balance is attained. In addition to the above mentioned Ongoing
Reserves, at closing, the Vista Ridge Portfolio Borrower deposited $1,258,277 into a reserve (the "EMC Rent Escalation Reserve"). So long as no event of default shall then exist, on each payment date through and including the payment date occurring on May 1, 2007, the lender shall release to the Vista Ridge
Portfolio Borrower equal portions of the funds in the EMC Rent Escalation
Reserve on each payment date, such that all funds in the EMC Escalation Reserve shall be released to the Vista Ridge Portfolio Borrower by June 1, 2007. Lastly,
if EMC Mortgage Corporation terminates the EMC Lake Vista III lease or EMC Lake
Vista IV lease, then the Vista Ridge Portfolio Borrower shall deposit $3,444,400 or $3,567,200, respectively into either an EMC Lake Vista III rollover reserve or an EMC Lake Vista IV rollover reserve, as applicable. The amounts deposited shall be used for tenant improvements and leasing commission obligations related to either the EMC Lake Vista III or the EMC Lake Vista IV space, as applicable.
So long as no event of default shall then exist, funds in an EMC Lake Vista III rollover reserve or an EMC Lake Vista IV rollover reserve (as applicable) will be disbursed to the Vista Ridge Portfolio Borrower in connection with re-tenanting of all or part of the EMC Lake Vista III and/or EMC Lake Vista IV space (as applicable) pursuant to the terms and conditions set forth in the loan documents.

      LOCKBOX AND CASH MANAGEMENT. The Vista Ridge Portfolio Borrower is
required to deposit or cause to be deposited all rents into a clearing account controlled by the lender. During a Cash Management Period (as defined below)
(other than a Cash Management Period triggered by an EMC Renewal Reserve Trigger
Event) (as defined below) and prior to July 1, 2017, excess cash flow after payment of debt service and required reserves will be deposited with lender into an excess cash reserve. During a Cash Management Period triggered solely by an
EMC Renewal Reserve Trigger Event and prior to July 1, 2017, excess cash flow after payment of debt service and required reserves will be deposited with lender into an EMC renewal reserve. A Cash Management Period means the occurrence of any of the following: (i) an event of default has occurred and is continuing, (ii) the Vista Ridge Portfolio Borrower and/or the property manager is bankrupt or insolvent until the emergence of the Vista Ridge Portfolio
Borrower and/or property manager (as applicable) from bankruptcy or insolvency with no adverse consequence to lender or in the case of the property manager, a replacement property manager reasonably acceptable to lender is appointed within
60 days from the bankruptcy or insolvency, (iii) the DSCR for the immediately preceding 6 month period, annualized, is less than 1.10x for two consecutive quarters (a "DSCR Trigger Event"); provided, however, a DSCR Trigger Event shall terminate when the DSCR equals or exceeds 1.20x for two consecutive quarters,
(iv) the occurrence of an EMC Renewal Reserve Trigger Event, until the occurrence of an EMC Renewal Reserve Release Trigger Event (as defined below), or (v) failure of any TIC Mezzanine Borrower (as defined herein) to make its required payments under its respective TIC Mezzanine Loan (as defined herein), until repayment in full of such TIC Mezzanine Loan.

      An EMC Renewal Reserve Trigger Event occurs if on or before May 1, 2016,
Borrower does not provide evidence that EMC has renewed the EMC Lake Vista III lease and the EMC Lake Vista IV leases. An EMC Renewal Reserve Release Trigger
Event occurs when (A) EMC has renewed the EMC Lake Vista III lease, or one or more replacement tenants acceptable to lender have leased the EMC Lake Vista III space, in either case at a net annual rent of not less than $14.25 per square foot for a term of at least three (3) years, and (B) EMC has renewed the EMC
Lake Vista IV lease, or one or more replacement tenants acceptable to lender has leased the EMC Lake Vista IV space, in either case, at a net annual rent of not less than $14.62 per square foot for a term of at least three (3) years and on other terms and conditions set forth in the loan documents. The lockbox will remain in place until the Vista Ridge Portfolio Loan has been paid in full.

      PROPERTY MANAGEMENT. The Vista Ridge Portfolio Properties are managed by
TIC Properties Management, LLC, which is an affiliate of the Vista Ridge
Portfolio Borrower. The management agreement is subordinate to the Vista Ridge
Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The tenant-in-common special purpose entities are permitted to convey 100%, but not less, of their ownership interests in the Vista Ridge Portfolio Borrower to new special purpose entities
(collectively, "the TIC Mezzanine Borrowers") which may in turn pledge all or any portion of the TIC Mezzanine Borrowers' ownership interests in the tenant-in-common to secure a loan (all loans collectively, the "TIC Mezzanine
Loan") to the TIC Mezzanine Borrowers, upon satisfaction of certain terms and conditions, including but not limited to: (i) the combined amount of the then outstanding principal balance amounts of the TIC Mezzanine Loan and the Vista
Ridge Portfolio Loan will not exceed 85% of the fair market value of the Vista
Ridge Portfolio Properties; (ii) the debt service coverage ratio on the combined amount of the Vista Ridge Portfolio Loan and the TIC Mezzanine Loan will be equal to or greater than 1.10x; and (iii) the TIC Mezzanine Loan lender and the lender shall enter into a subordination and intercreditor agreement reasonably acceptable to lender.

      RELEASE OF PARCELS. The Vista Ridge Portfolio Borrower may obtain a release of one or more Vista Ridge Portfolio Properties by partial defeasance of the Vista Ridge Portfolio Loan subject to the satisfaction of certain terms and conditions, including but not limited to: (i) the Vista Ridge Portfolio Borrower must defease an amount equal to 115% of the Vista Ridge Portfolio Loan amount allocated to the released property (s); (ii) the outstanding balance of the
Vista Ridge Portfolio Loan allocated to the Vista Ridge Portfolio Properties not being transferred ("Remaining Properties") to the aggregate fair market value of the Remaining Properties shall not exceed the greater of (a)

                                      IV-63

the LTV of the Vista Ridge Portfolio Loan on the closing date and (b) the LTV immediately preceding the partial defeasance; and (iii) the DSCR with respect to the Remaining Properties shall be equal to or greater than the lesser of (a) the
DSCR of the Vista Ridge Portfolio Loan at closing and (b) the DSCR of the Vista
Ridge Portfolio Loan immediately preceding the partial defeasance.

      TERRORISM COVERAGE. The Vista Ridge Portfolio Borrower is required, pursuant to the terms and conditions set forth in the loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is commercially available for properties similar to the Vista Ridge
Portfolio Properties and located in or around the region in which the Vista
Ridge Portfolio Properties are located.

      Certain additional information regarding the Vista Ridge Portfolio Loan and the Vista Ridge Portfolio Properties is set forth on Appendix II hereto.

                                      IV-64

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
135 S.La Salle Street, Suite 1625                                                                         Next Payment:    16-Jul-07
Chicago, IL 60603                                                                                         Record Date:     31-May-07
USA

Administrator:                                              ABN AMRO ACCT:                     Analyst:
Eric Lobo 312.904.6057                            REPORTING PACKAGE TABLE OF CONTENTS          Patrick Gong 714.259.6253
eric.lobo@abnamro.com                                                                          patrick.gong@abnamro.com
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------  -----------------------------------------------------   ---------------------------------------
Issue Id:                 MOR7IQ14                                              Page(s)     Closing Date:
                                                                                -------
                                    Statements to Certificateholders            Page 2      First Payment Date:         15-Jun-2007
Monthly Data File                   Cash Recon                                  Page 3
Name:        MOR7IQ14_200706_3.ZIP  Bond Interest Reconciliation                Page 4      Rated Final Payment Date:
----------------------------------  Bond Interest Reconciliation                Page 5
                                    Shortfall Summary Report                    Page 6      Determination Date:         8-Jun-2007
                                    Asset-Backed Facts ~ 15 Month Loan                      ---------------------------------------
                                     Status Summary                             Page 7             Trust Collection Period
                                    Asset-Backed Facts ~ 15 Month Loan                      ---------------------------------------
                                     Payoff/Loss Summary                        Page 8               5/9/2007 - 6/8/2007
                                    Mortgage Loan Characteristics               Page 9-11   ---------------------------------------
                                    Delinquent Loan Detail                      Page 12
                                    Loan Level Detail                           Page 13
                                    NOI                                         Page 14
                                    Realized Loss Detail                        Page 15
                                    Collateral Realized Loss                    Page 16
                                    Appraisal Reduction Detail                  Page 17
                                    Material Breaches Detail                    Page 18
                                    Historical Collateral Prepayment            Page 19
                                    Specially Serviced (Part I) - Loan Detail   Page 20
                                    Specially Serviced (Part II) - Servicer
                                     Comments                                   Page 21
                                    Summary of Loan Maturity Extensions         Page 22
                                    Rating Information                          Page 23
                                    Other Related Information                   Page 24
                                    -----------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                              Depositor: Morgan Stanley Capital I Inc.

                    Master Servicer: Capmark Finance Inc./Prudential Asset Resources, Inc./Wells Fargo Bank, N.A.

                                             Special Servicer: Centerline Servicing Inc.

                          Rating Agency: Moody's Investors Service, Inc./Standard & Poor's Rating Services

                                  Trustee: The Bank of New York Trust Company, National Association

   Underwriter: Morgan Stanley & Co. Incorporated/LaSalle Financial Services, Inc./Goldman, Sachs & Co./Greenwich Capital Markets,
                       Inc./Merrill Lynch, Pierce, Fenner & Smith Incorporated/RBC Capital Markets Corporation

------------------------------------------------------------------------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             -----------------------------------------------------------------------------
                             LaSalle Web Site                                             www.etrustee.net
                             Servicer Web Site       www.capmark.com,www.prudential.com,www.wellsfargo.com
                             LaSalle Factor Line                                              800.246.5761
                             -----------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 1 of 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
------------------------------------------------------------------------------------------------------------------------------------
              ORIGINAL      OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE     CLOSING    INTEREST      INTEREST    PASS-THROUGH
  CLASS    FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
  CUSIP                                                                                                              Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------

Total
------------------------------------------------------------------------------------------------------------------------------------

                                                                   -----------------------------------------------
                                                                        Total P&I Payment
                                                                   -----------------------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                                     CASH RECONCILIATION SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

         -----------------------------------------------     ------------------------------------------------
                         INTEREST SUMMARY                                    PRINCIPAL SUMMARY
         -----------------------------------------------     ------------------------------------------------

         Current Scheduled Interest                 0.00     SCHEDULED PRINCIPAL:
         Less Deferred Interest                     0.00     Current Scheduled Principal                 0.00
         Less PPIS Reducing Scheduled Int           0.00     Advanced Scheduled Principal                0.00
         Plus Gross Advance Interest                0.00     ------------------------------------------------
         Less ASER Interest Adv Reduction           0.00     Scheduled Principal                         0.00
         Less Other Interest Not Advanced           0.00     ------------------------------------------------
         Less Other Adjustment                      0.00     UNSCHEDULED PRINCIPAL:
         -----------------------------------------------     Curtailments                                0.00
         Total                                      0.00     Prepayments in Full                         0.00
         -----------------------------------------------     Liquidation Proceeds                        0.00
         UNSCHEDULED INTEREST:                               Repurchase Proceeds                         0.00
         -----------------------------------------------     Other Principal Proceeds                    0.00
         Prepayment Penalties                       0.00     ------------------------------------------------
         Yield Maintenance Penalties                0.00     Total Unscheduled Principal                 0.00
         Other Interest Proceeds                    0.00     ------------------------------------------------
         -----------------------------------------------     Remittance Principal                        0.00
         Total                                      0.00     ------------------------------------------------
         -----------------------------------------------     Remittance P&I Due Trust                    0.00
                                                             ------------------------------------------------
         -----------------------------------------------     Remittance P&I Due Certs                    0.00
         Less Fee Paid To Servicer                  0.00     ------------------------------------------------
         Less Fee Strips Paid by Servicer           0.00
         -----------------------------------------------     ------------------------------------------------
         LESS FEES & EXPENSES PAID BY/TO SERVICER                          POOL BALANCE SUMMARY
         -----------------------------------------------     ------------------------------------------------
         Special Servicing Fees                     0.00                                 Balance        Count
         Workout Fees                               0.00     Beginning Pool                 0.00         0
         Liquidation Fees                           0.00     Scheduled Principal            0.00         0
         Interest Due Serv on Advances              0.00     Unscheduled Principal          0.00         0
         Non Recoverable Advances                   0.00     Deferred Interest              0.00
         Misc. Fees & Expenses                      0.00     Liquidations                   0.00         0
         -----------------------------------------------     Repurchases                    0.00         0
                                                             ------------------------------------------------
         -----------------------------------------------     Ending Pool                    0.00         0
         Total Unscheduled Fees & Expenses          0.00     ------------------------------------------------
         -----------------------------------------------
         Total Interest Due Trust                   0.00     ------------------------------------------------
         -----------------------------------------------                 Servicing Advance Summary
                                                             ------------------------------------------------
         -----------------------------------------------                                               Amount
         LESS FEES & EXPENSES PAID BY/TO TRUST               Prior Outstanding
         -----------------------------------------------
         Trustee Fee                                0.00     Plus Current Period
         Fee Strips                                 0.00
         Misc. Fees                                 0.00     Less Recovered
         Interest Reserve Withholding               0.00
         Plus Interest Reserve Deposit              0.00     Less Non Recovered
         -----------------------------------------------
         Total                                      0.00     Ending Outstanding
         -----------------------------------------------     ------------------------------------------------

------------------------------------------------
             SERVICING FEE SUMMARY
------------------------------------------------

Current Servicing Fees                      0.00
Plus Fees Advanced for PPIS                 0.00
Less Reduction for PPIS                     0.00
Plus Delinquent Servicing Fees              0.00
------------------------------------------------
Total Servicing Fees                        0.00
------------------------------------------------

------------------------------------------------
              CAP LEASE ACCRETION
------------------------------------------------
Accretion Amt                               0.00
Distributable                               0.00
Interest
Distributable                               0.00
Principal
------------------------------------------------

------------------------------------------------
                  PPIS SUMMARY
------------------------------------------------
Gross PPIS                                  0.00
Reduced by PPIE                             0.00
Reduced by Shortfalls in Fees               0.00
Reduced by Other Amounts                    0.00
------------------------------------------------
PPIS Reducing Scheduled Interest            0.00
------------------------------------------------
PPIS Reducing Servicing Fee                 0.00
------------------------------------------------
PPIS Due Certificate                        0.00
------------------------------------------------

------------------------------------------------
   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
------------------------------------------------
                        Principal       Interest
------------------------------------------------
Prior Outstanding            0.00           0.00

Plus Current Period          0.00           0.00

Less Recovered               0.00           0.00

Less Non Recovered           0.00           0.00

Ending Outstanding           0.00           0.00
------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

---------------------------------------------------------------------------------------

                                                     Accrued       Total       Total
             Accrual      Opening   Pass-Through   Certificate   Interest     Interest
 Class    -------------   Balance       Rate        Interest     Additions   Deductions
          Method   Days
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                      Current     Remaining
          Distributable   Interest    Period     Outstanding          Credit
           Certificate    Payment    Shortfall    Interest           Support
 Class      Interest       Amount    Recovery     Shorfalls    ---------------------
                                                               Original   Current(1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
(1)   Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
      (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                                BOND INTEREST RECONCILIATION DETAIL

----------------------------------------------------------------------------------------------------------
                                                               Additions
         Prior     Current    ---------------------------------------------------------------------------
Class   Interest   Interest   Prior Interest   Interest Accrual     Prepayment      Yield        Other
        Due Date   Due Date   Shortfall Due    on Prior Shortfall    Premiums    Maintenance    Interest
                                                                                               Proceeds(1)
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                     Deductions
        -------------------------------------   Distributable   Interest
Class   Allocable   Deferred &     Interest      Certificate    Payment
          PPIS      Accretion    Loss Expense     Interest       Amount
                    Interest
------------------------------------------------------------------------

------------------------------------------------------------------------

(1)   Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
      Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                                    INTEREST ADJUSTMENTS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
SHORTFALL ALLOCATED TO THE BONDS:                                    EXCESS ALLOCATED TO THE BONDS:
-------------------------------------                                ------------------------------------------------

                                                                     Other Interest Proceeds Due the Bonds                      0.00
Net Prepayment Int. Shortfalls Allocated to the Bonds      0.00
                                                                     Prepayment Interest Excess Due the Bonds                   0.00
Special Servicing Fees                                     0.00
                                                                     Interest Income                                            0.00
Workout Fees                                               0.00
                                                                     Yield Maintenance Penalties Due the Bonds                  0.00
Liquidation Fees                                           0.00
                                                                     Prepayment Penalties Due the Bonds                         0.00
Legal Fees                                                 0.00
                                                                     Recovered ASER Interest Due the Bonds                      0.00
Misc. Fees & Expenses Paid by/to Servicer                  0.00
                                                                     Recovered Interest Due the Bonds                           0.00
Interest Paid to Servicer on Outstanding Advances          0.00
                                                                     ARD Excess Interest                                        0.00
ASER Interest Advance Reduction                            0.00                                                         ------------
                                                                     Total Excess Allocated to the Bonds                        0.00
Interest Not Advanced (Current Period)                     0.00                                                         ============

Recoup of Prior Advances by Servicer                       0.00

Servicing Fees Paid Servicer on Loans Not Advanced         0.00

Misc. Fees & Expenses Paid by Trust                        0.00

Shortfall Due to Rate Modification                         0.00

Other Interest Loss                                        0.00
                                                    -----------
Total Shortfall Allocated to the Bonds                     0.00
                                                    ===========

                                        AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                                   --------------------------------------------------------------
                                   Total Excess Allocated to the Bonds                       0.00

                                   Less Total Shortfall Allocated to the Bonds               0.00
                                                                                      -----------
                                   Total Interest Adjustment to the Bonds                    0.00
                                                                                      ===========
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------   --------------------------------------------------------------------------------
                                         Delinquency Aging Categories
               --------------------------------------------------------------------------------
Distribution   Delinq 1 Month   Delinq 2 Months   Delinq 3+ Months   Foreclosure      REO
    Date       #      Balance   #       Balance   #        Balance   #   Balance  #    Balance
------------   -----------------------------------------s--------------------------------------

------------   --------------------------------------------------------------------------------

------------   ----------------------------------------------------
                            Special Event Categories (1)
               ----------------------------------------------------
Distribution      Modifications   Specially Serviced    Bankruptcy
    Date          #     Balance   #          Balance   #    Balance
------------   ----------------------------------------------------

------------   ----------------------------------------------------

(1)   Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------   -------------------------------------------------------------------------------------------------------
Distribution   Ending Pool (1)  Payoffs (2)   Penalties    Appraisal Reduct.(2)   Liquidations(2)   Realized Losses(2)
    Date       #      Balance   #   Balance   #   Amount     #        Balance      #    Balance      #        Amount
------------   -------------------------------------------------------------------------------------------------------

------------   -------------------------------------------------------------------------------------------------------

------------   -------------------------------------
Distribution     Remaining Term   Curr Weighted Avg.
    Date              Life          Coupon   Remit
------------   -------------------------------------

------------   -------------------------------------

                                                                                                                       PAGE 8 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                                    MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF PRINCIPAL BALANCES
--------------------------------------------------------------------------
Current Scheduled   # of    Scheduled    % of         Weighted Average
     Balance        Loans    Balance    Balance   ------------------------
                                                  Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                      0             0      0.00%
--------------------------------------------------------------------------
Average Schedule Balance            0
Maximum Schedule Balance
Minimum Schedule Balance

            DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
--------------------------------------------------------------------------
Fully Amortizing    # of    Scheduled    % of         Weighted Average
 Mortgage Loans     Loans    Balance    Balance   ------------------------
                                                  Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                      0             0      0.00%
--------------------------------------------------------------------------

                 DISTRIBUTION OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------
Current Mortgage   # of    Scheduled    % of        Weighted Average
 Interest Rate     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------
Minimum Mortgage Interest Rate
Maximum Mortgage Interest Rate

                DISTRIBUTION OF REMAINING TERM (BALLOON)
-------------------------------------------------------------------------
    Balloon        # of    Scheduled    % of         Weighted Average
 Mortgage Loans    Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                                                                                                                        PAGE 9 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                                   MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF DSCR (PFY)                                      GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------    ----------------------------------------------------------------
 Debt Service   # of   Scheduled   % of                           Geographic   # of    Scheduled    % of
Coverage Ratio  Loans   Balance   Balance  WAMM  WAC  PFY DSCR     Location    Loans    Balance    Balance   WAMM  WAC    PFY DSCR
--------------------------------------------------------------    ----------------------------------------------------------------

--------------------------------------------------------------
                  0            0     0.00%
--------------------------------------------------------------

Maximum DSCR    0.000
Minimum DSCR    0.000

                DISTRIBUTION OF DSCR (CUTOFF)
--------------------------------------------------------------
 Debt Service    # of  Scheduled   % of
Coverage Ratio  Loans   Balance   Balance  WAMM  WAC  PFY DSCR
--------------------------------------------------------------

--------------------------------------------------------------
                  0            0     0.00%
--------------------------------------------------------------
Maximum DSCR    0.000
Minimum DSCR    0.000
                                                                  ----------------------------------------------------------------
                                                                                 0             0     0.00%
                                                                  ----------------------------------------------------------------

                                                                                                                       PAGE 10 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                                   MORTGAGE LOAN CHARACTERISTICS

                DISTRIBUTION OF PROPERTY TYPES                                     DISTRIBUTION OF LOAN SEASONING
--------------------------------------------------------------    ----------------------------------------------------------------
Property Types  # of   Scheduled   % of                           Number of    # of    Scheduled    % of
                Loans   Balance   Balance  WAMM  WAC  PFY DSCR      Months     Loans    Balance    Balance   WAMM  WAC    PFY DSCR
--------------------------------------------------------------    ----------------------------------------------------------------

--------------------------------------------------------------    ----------------------------------------------------------------
                  0            0     0.00%                                       0             0      0.00%
--------------------------------------------------------------    ----------------------------------------------------------------

              DISTRIBUTION OF AMORTIZATION TYPE                                 DISTRIBUTION OF YEAR LOANS MATURING
--------------------------------------------------------------    ----------------------------------------------------------------
 Amortization   # of   Scheduled   % of                                        # of    Scheduled    % of
     Type       Loans   Balance   Balance  WAMM  WAC  PFY DSCR        Year     Loans    Balance   Balance    WAMM  WAC    PFY DSCR
--------------------------------------------------------------    ----------------------------------------------------------------

                                                                     2007          0           0     0.00%    0    0.00%      0.00
                                                                     2008          0           0     0.00%    0    0.00%      0.00
                                                                     2009          0           0     0.00%    0    0.00%      0.00
                                                                     2010          0           0     0.00%    0    0.00%      0.00
                                                                     2011          0           0     0.00%    0    0.00%      0.00
                                                                     2012          0           0     0.00%    0    0.00%      0.00
                                                                     2013          0           0     0.00%    0    0.00%      0.00
                                                                     2014          0           0     0.00%    0    0.00%      0.00
                                                                     2015          0           0     0.00%    0    0.00%      0.00
                                                                     2016          0           0     0.00%    0    0.00%      0.00
                                                                     2017          0           0     0.00%    0    0.00%      0.00
                                                                    2018 &
                                                                   Greater         0           0     0.00%    0    0.00%      0.00
--------------------------------------------------------------    ----------------------------------------------------------------
                  0            0     0.00%                                         0           0     0.00%
--------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                       PAGE 11 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                                      DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                 Paid    Current   Outstanding  Out. Property                    Special
  Disclosure     Thru      P&I         P&I       Protection     Loan Status     Servicer      Foreclosure   Bankruptcy       REO
   Control #     Date    Advance   Advances**     Advances       Code (1)     Transfer Date      Date          Date         Date
------------------------------------------------------------------------------------------------------------------------------------

  TOTAL
------------------------------------------------------------------------------------------------------------------------------------
(1):LEGEND: A. IN GRACE PERIOD    1. DELINQ. 1 MONTH   3. DELINQUENT 3 + MONTHS       5. NON PERFORMING MATURED BALLOON    9. REO
            B. LATE PAYMENT BUT   2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE
               < 1 MONTH DELINQ.
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                                                                       PAGE 12 of 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                                         LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                 Operating             Ending                                                Loan
Disclosure          Property   Maturity   PFY    Statement    Geo.    Principal  Note   Scheduled   Prepayment  Prepayment  Status
 Control #   Group    Type       Date     DSCR     Date     Location   Balance   Rate      P&I        Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*  NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1):Legend: A. In Grace Period    1. Delinquent 1 month   3. Delinquent 3 + months       5. Non Performing Matured Balloon   9. REO
            B. Late Payment but   2. Delinquent 2 months  4. Performing Matured Balloon  7. Foreclosure
               < 1 Month delinq
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 13 of 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                                      UPDATED NOI INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                               Ending         Most         Most            Most             Most
                                                              Scheduled      Recent       Recent          Recent           Recent
Loan Name    Loan Number   Property Type    City     State     Balance     Fiscal NOI      NOI        NOI Start Date    NOI End Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                * As normalized pursuant to Commercial Mortgage Securities Association NOI Adjustment Worksheet

                                                                                                                       PAGE 14 of 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                                       REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                           Beginning            Gross Proceeds    Aggregate       Net        Net Proceeds
         Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of      Liquidation  Liquidation     as a % of     Realized
Period   Control #     Date       Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds     Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

   * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 15 of 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                               Interest
                      Beginning                                                              (Shortages)/
                    Balance of the    Aggregate    Prior Realized    Amounts Covered by    Excesses applied
Prospectus             Loan at      Realized Loss  Loss Applied to  Overcollateralization    to Realized
    ID      Period   Liquidation      on Loans      Certificates      and other Credit          Losses
                                                          A                   B                   C
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                       Additional          Current                         (Recoveries)/
                Modification          (Recoveries)/     Realized Loss   Recoveries of      Realized Loss
Prospectus  Adjustments/Appraisal  Expenses applied to   Applied to    Realized Losses       Applied to
    ID      Reduction Adjustment     Realized Losses    Certificates*   paid as Cash    Certificate Interest
                      D                     E
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

CUMULATIVE

*     In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C -
      D + E instead of A - C - D + E

Description of Fields

   A    Prior Realized Loss Applied to Certificates

   B    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

   C    Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

   D    Adjustments that are based on principal haircut or future interest foregone due to modification

   E    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 16 of 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                                     APPRAISAL REDUCTION DETAIL

---------------------  ----------------------------------  --------------------------  --------------------  -----  ----------------
                                                                            Remaining
                                          Current                             Term                                     Appraisal
Disclosure  Appraisal  Scheduled    AR      P&I            Note   Maturity  ---------  Property  Geographic         ----------------
 Control#   Red. Date   Balance   Amount  Advance   ASER   Rate     Date      Life       Type     Location   DSCR     Value    Date
---------------------  ----------------------------------  --------------------------  --------------------  -----  ----------------

            ---------  ----------------------------------

---------------------  ----------------------------------  --------------------------  --------------------  -----  ----------------

                                                                                                                       PAGE 17 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                       MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

--------------------------------  --------------------------------------------------------------------------------------------------
             Ending    Material
Disclosure  Principal   Breach                                   Material Breach and Material Document Defect
Control #    Balance     Date                                                    Description
--------------------------------  --------------------------------------------------------------------------------------------------

--------------------------------  --------------------------------------------------------------------------------------------------

                                  Material breaches of pool asset representation or warranties or transaction covenants.

                                                                                                                       PAGE 18 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                           HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

---------------------  -----------------------------------  --------------------  --------------------
Disclosure   Payoff     Initial           Payoff   Penalty  Prepayment  Maturity  Property  Geographic
 Control #   Period     Balance   Type    Amount   Amount      Date       Date      Type     Location
---------------------  -----------------------------------  --------------------  --------------------

---------------------  -----------------------------------  --------------------  --------------------

                         CURRENT          ----------------

                         CUMULATIVE       ----------------

                                                                                                                       PAGE 19 OF 24

[LOGO] LaSalle Bank                             MORGAN STANLEY CAPITAL I INC.                             Statement Date:  15-Jun-07
       ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:    15-Jun-07
                                                      SERIES 2007 IQ14                                    Prior Payment:         N/A
                                                                                                          Next Payment:    16-Jul-07
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:
                                     SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

---------------------  ---------  ----------------  ------------------------------------  ------------------  --------------------
                         Loan         Balance                            Remaining
Disclosure  Servicing   Status    ----------------             Maturity  ---------------  Property    Geo.                    NOI
 Control #  Xfer Date   Code(1)   Schedule  Actual  Note Rate    Date    Life               Type    Location  NOI     DSCR    Date
---------------------  ---------  ----------------  ------------------------------------  ------------------  --------------------

            ---------             ----------------

---------------------  ---------  ----------------  ------------------------------------  ------------------  --------------------

(1) Legend:  A. P&I Adv - in Grace Period     1. P&I Adv - delinquent 1 month   3. P&I Adv - delinquent 3+ months
             B. P&I Adv - < one month delinq  2. P&I Adv - delinquent 2 months  4. Mat. Balloon/Assumed P&I

             5. Non Performing Mat. Balloon          9. REO
             7. Foreclosure

                                                                                                                       PAGE 20 OF 24

[LOGO] LaSalle Bank                            MORGAN STANLEY CAPITAL I INC.                             Statement Date:   15-Jun-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:     15-Jun-07
                                                      SERIES 2007 IQ14                                   Prior Payment:          N/A
                                                                                                         Next Payment:     16-Jul-07
                                                                                                         Record Date:      31-May-07

                                                           ABN AMRO ACCT:
                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

-----------------------------------------------   ----------------------------------------------------------------------------------
 Disclosure                  Resolution
  Control #                   Strategy                                                 Comments
-----------------------------------------------   ----------------------------------------------------------------------------------

-----------------------------------------------   ----------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 24

[LOGO] LaSalle Bank                            MORGAN STANLEY CAPITAL I INC.                             Statement Date:   15-Jun-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:     15-Jun-07
                                                      SERIES 2007 IQ14                                   Prior Payment:          N/A
                                                                                                         Next Payment:     16-Jul-07
                                                                                                         Record Date:      31-May-07

                                                           ABN AMRO ACCT:
                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

                       LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
                          Number of Loans:                                                                  0
                          Stated Principal Balance outstanding:                                          0.00
                          Weighted Average Extension Period:                                                0

                       LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
                          Number of Loans:                                                                  0
                          Stated Principal Balance outstanding:                                          0.00
                          Weighted Average Extension Period:                                                0

                       LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
                          Number of Loans:                                                                  0
                          Cutoff Principal Balance:                                                      0.00
                          Weighted Average Extension Period:                                                0

                       LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
                          Number of Loans:                                                                  0
                          Cutoff Principal Balance:                                                      0.00
                          Weighted Average Extension Period:                                                0

                       LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
                          Number of Loans:                                                                  0
                          Cutoff Principal Balance:                                                      0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 22 OF 24

[LOGO] LaSalle Bank                            MORGAN STANLEY CAPITAL I INC.                             Statement Date:   15-Jun-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:     15-Jun-07
                                                      SERIES 2007 IQ14                                   Prior Payment:          N/A
                                                                                                         Next Payment:     16-Jul-07
                                                                                                         Record Date:      31-May-07

                                                           ABN AMRO ACCT:
                                                         RATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                            ORIGINAL RATINGS                          RATING CHANGE/CHANGE DATE(1)

       CLASS        CUSIP          FITCH         MOODY'S         S&P              FITCH          MOODY'S          S&P
   --------------------------   -----------------------------------------   -----------------------------------------------

   --------------------------   -----------------------------------------   -----------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 23 OF 24

[LOGO] LaSalle Bank                            MORGAN STANLEY CAPITAL I INC.                             Statement Date:   15-Jun-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:     15-Jun-07
                                                      SERIES 2007 IQ14                                   Prior Payment:          N/A
                                                                                                         Next Payment:     16-Jul-07
                                                                                                         Record Date:      31-May-07

                                                           ABN AMRO ACCT:
                                                               LEGEND

------------------------------------------------------------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 24 OF 24

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                            ------------------------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)    multifamily and/or commercial mortgage loans;

          2)    mortgage pass-through certificates or other mortgage backed securities;

          3)    direct obligations of the United States or other governmental agencies; or

          4)    any combination of 1-3, above.

      The certificates of any series may consist of one or more classes. A given class may:

          o     provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o     be senior or subordinate to one or more other classes in respect of distributions;

          o     be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o     be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o     provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
                retirement of one or more other classes;

          o     provide for sequential distributions of principal; and

          o     provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

      INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-37 OF THE
RELATED PROSPECTUS SUPPLEMENT.

      If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

      Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

      This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                                 MORGAN STANLEY
                 THE DATE OF THIS PROSPECTUS IS FEBRUARY 6, 2007

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o     the timing of interest and principal payments;

          o     applicable interest rates;

          o     information about the trust fund's assets;

          o     information about any credit support or cash flow agreement;

          o     the rating for each class of certificates;

          o     information regarding the nature of any subordination;

          o     any circumstance in which the trust fund may be subject to early termination;

          o     whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o     the aggregate principal amount of each class of certificates;

          o     information regarding any master servicer, sub-servicer or special servicer; and

          o     whether the certificates will be initially issued in definitive or book-entry form.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

      Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

      This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

      Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                            ------------------------

      Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     - ii -

                                     - iii -

                                     - iv -

                                      - v -

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.......  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL...............  Each trust fund will consist primarily of one or more segregated pools of:

                                (1)   multifamily and/or commercial mortgage
                                      loans;

                                (2)   mortgage pass-through certificates or
                                      other mortgage backed securities;

                                (3)   direct obligations of the United States or
                                      other governmental agencies; or

                                (4)   any combination of 1-3 above.

                              as to some or all of the mortgage loans,
                              assignments of the leases of the related mortgaged
                              properties or assignments of the rental payments
                              due under those leases.

                              Each trust fund for a series of certificates may
                              also include:

                              o   insurance or guarantees for the loans, letters
                                  of credit, insurance policies and surety
                                  bonds, the establishment of one or more
                                  reserve funds or any combination of the
                                  foregoing; and

                              o   guaranteed investment contracts, interest rate
                                  exchange or interest rate swap, cap, floor or
                                  collar agreements or currency exchange or swap
                                  agreements.

                              RELEVANT PARTIES AND DATES

ISSUING ENTITY..............  The issuing entity with respect to each series will be a New York common law trust formed by the
                              depositor and containing the assets described in
                              this prospectus and specified in the related
                              prospectus supplement.

DEPOSITOR...................  Morgan Stanley Capital I Inc., a Delaware
                              corporation and a wholly-owned subsidiary of
                              Morgan Stanley.

MASTER SERVICER.............  Each master servicer, if any, for each series of certificates will be named in the related
                              prospectus supplement. A master servicer may be an
                              affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER............  Each primary servicer, if any, for each series of certificates will be named in the related
                              prospectus supplement. A primary servicer may be
                              an affiliate of Morgan Stanley Capital I Inc.

                                      - 1 -

SPECIAL SERVICER............  Each special servicer, if any, for each series of certificates will be named, or the circumstances
                              in accordance with which a special servicer will
                              be appointed will be described, in the related
                              prospectus supplement. A special servicer may be
                              an affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.....................  The trustee for each series of certificates will be named in the related prospectus supplement.

OTHER PARTIES...............  If so specified in the prospectus supplement for a series, there may be one or more additional
                              parties to the related pooling and servicing
                              agreement, including, but not limited to, (i) a
                              paying agent, which will make payments and perform
                              other specified duties with respect to the
                              certificates, (ii) a certificate registrar, which
                              will maintain the register of certificates and
                              perform certain duties with respect to certificate
                              transfer, (iii) an authenticating agent, which
                              will countersign the certificates on behalf of the
                              trustee and/or (iv) a fiscal agent, which will be
                              required to make advances if the trustee fails to
                              do so when required.

SPONSOR.....................  The sponsor or sponsors for each series of certificates will be named in the related
                              prospectus supplement. The sponsor will initiate
                              the issuance of a series of certificates and will
                              sell mortgage loans to the depositor. If specified
                              in the related prospectus supplement, the sponsor
                              may be Morgan Stanley Mortgage Capital Inc., an
                              affiliate of the depositor.

SELLERS.....................  The seller or sellers of the mortgage loans or other assets will be named in the related
                              prospectus supplement. A seller may be an
                              affiliate of Morgan Stanley Capital I Inc. Morgan
                              Stanley Capital I Inc. will purchase the mortgage
                              loans or other assets, on or before the issuance
                              of the related series of certificates.

ORIGINATORS.................  If the mortgage loans or other assets have been originated by an entity other than the related
                              sponsor or loan seller, the prospectus supplement
                              will identify the related originator and set forth
                              certain information with respect thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.......  Each series of certificates will represent in the aggregate the entire beneficial ownership interest
                              in a trust fund consisting primarily of:

      (A) MORTGAGE ASSETS...  The mortgage loans and the mortgage backed securities, or one or the other, with respect to
                              each series of certificates will consist of a pool
                              of:

                              o   multifamily and/or commercial mortgage loans;

                              o   mortgage pass-through certificates or other
                                  mortgage backed securities evidencing
                                  interests in or secured by mortgage loans; or

                              o   a combination of mortgage loans and mortgage
                                  backed securities.

                              The mortgage loans will not be guaranteed or
                              insured by:

                              o   Morgan Stanley Capital I Inc. or any of its
                                  affiliates; or

                              o   unless the prospectus supplement so provides,
                                  any governmental agency or instrumentality or
                                  other person.

                                      - 2 -

                              The mortgage loans will be secured by first liens
                              or junior liens on, or security interests in:

                              o   residential properties consisting of five or
                                  more rental or cooperatively owned dwelling
                                  units; or

                              o   office buildings, shopping centers, retail
                                  stores, hotels or motels, nursing homes,
                                  hospitals or other health care-related
                                  facilities, mobile home parks, warehouse
                                  facilities, mini-warehouse facilities or
                                  self-storage facilities, industrial plants,
                                  congregate care facilities, mixed use
                                  commercial properties or other types of
                                  commercial properties.

                              Generally, the mortgage loans:

                              o   will be secured by properties located in any
                                  of the fifty states, the District of Columbia
                                  or the Commonwealth of Puerto Rico;

                              o   will have individual principal balances at
                                  origination of at least $25,000;

                              o   will have original terms to maturity of not
                                  more than 40 years; and

                              o   will be originated by persons other than
                                  Morgan Stanley Capital I Inc.

                              Each mortgage loan may provide for the following
                              payment terms:

                              o   Each mortgage loan may provide for no accrual
                                  of interest or for accrual of interest at a
                                  fixed or adjustable rate or at a rate that may
                                  be converted from adjustable to fixed, or vice
                                  versa, from time to time at the borrower's
                                  election. Adjustable mortgage rates may be
                                  based on one or more indices.

                              o   Each mortgage loan may provide for scheduled
                                  payments to maturity or payments that adjust
                                  from time to time to accommodate changes in
                                  the interest rate or to reflect the occurrence
                                  of certain events.

                              o   Each mortgage loan may provide for negative
                                  amortization or accelerated amortization.

                              o   Each mortgage loan may be fully amortizing or
                                  require a balloon payment due on the loan's
                                  stated maturity date.

                              o   Each mortgage loan may contain prohibitions on
                                  prepayment or require payment of a premium or
                                  a yield maintenance penalty in connection with
                                  a prepayment.

                              o   Each mortgage loan may provide for payments of
                                  principal, interest or both, on due dates that
                                  occur monthly, quarterly, semi-annually or at
                                  another interval as specified in the related
                                  prospectus supplement.

                                      - 3 -

      (B) GOVERNMENT
            SECURITIES......  If the related prospectus supplement so specifies, the trust fund may include direct obligations of
                              the United States, agencies of the United States
                              or agencies created by government entities which
                              provide for payment of interest or principal or
                              both.

      (C) COLLECTION
            ACCOUNTS........  Each trust fund will include one or more accounts established and maintained on behalf of the
                              certificateholders. The person(s) designated in
                              the related prospectus supplement will, to the
                              extent described in this prospectus and the
                              prospectus supplement, deposit into this account
                              all payments and collections received or advanced
                              with respect to the trust fund's assets. The
                              collection account may be either interest-bearing
                              or non-interest-bearing, and funds may be held in
                              the account as cash or invested in short-term,
                              investment grade obligations.

      (D) CREDIT SUPPORT....  If the related prospectus supplement so specifies, one or more classes of certificates may be
                              provided with partial or full protection against
                              certain defaults and losses on a trust fund's
                              mortgage loans and mortgage backed securities.

                              This protection may be provided by one or more of
                              the following means:

                              o   subordination of one or more other classes of
                                  certificates,

                              o   cross-support provisions

                              o   loan insurance policies or guarantees,

                              o   letters of credit,

                              o   certificate insurance policies or surety
                                  bonds,

                              o   reserve fund or funds or

                              o   a combination thereof.

                              The related prospectus supplement will describe
                              the amount and types of credit support, the entity
                              providing the credit support, if applicable, and
                              related information. If a particular trust fund
                              includes mortgage backed securities, the related
                              prospectus supplement will describe any similar
                              forms of credit support applicable to those
                              mortgage backed securities.

      (E) CASH FLOW
            AGREEMENTS......  If the related prospectus supplement so provides, the trust fund may include guaranteed investment
                              contracts pursuant to which moneys held in the
                              collection accounts will be invested at a
                              specified rate. The trust fund also may include
                              agreements (as described below) designed to reduce
                              the effects of interest rate or currency exchange
                              rate fluctuations on the trust fund's assets or on
                              one or more classes of certificates.

                              Agreements of this sort may include:

                              o   interest rate exchange or interest rate swap
                                  agreements,

                              o   interest rate cap, floor or collar agreements,

                                      - 4 -

                              o   currency exchange or swap agreements, or

                              o   other interest rate or currency agreements.
                                  Currency exchange or swap agreements might be
                                  included in a trust fund if some or all of the
                                  mortgage loans or mortgage backed securities,
                                  such as mortgage loans secured by mortgaged
                                  properties located outside the United States,
                                  are denominated in a non United States
                                  currency.

                              The related prospectus supplement will describe
                              the principal terms of any guaranteed investment
                              contract or other such agreement and provide
                              information with respect to the obligor. If a
                              particular trust fund includes mortgage backed
                              securities, the related prospectus supplement will
                              describe any guaranteed investment contract or
                              other agreements applicable to those mortgage
                              backed securities.

REPURCHASES AND
  SUBSTITUTIONS OF
  MORTGAGE ASSETS;
  ACQUISITION OF
  ADDITIONAL MORTGAGE
  ASSETS....................  If and to the extent described in the related prospectus supplement, Morgan Stanley Capital I
                              Inc. a mortgage asset seller or another specified
                              person or entity may make or assign to or for the
                              benefit of one of our trusts various
                              representations and warranties, or may be
                              obligated to deliver to one of our trusts various
                              documents, in either case relating to some or all
                              of the mortgage assets transferred to that trust.
                              A material breach of one of those representations
                              and warranties or a failure to deliver a material
                              document may, under the circumstances described in
                              the related prospectus supplement, give rise to an
                              obligation to repurchase the affected mortgage
                              asset(s) out of the subject trust or to replace
                              the affected mortgage asset(s) with other mortgage
                              asset(s) that satisfy the criteria specified in
                              the related prospectus supplement or to reimburse
                              the related trust fund for any related losses. See
                              "Description of the Agreements--Assignment of
                              Assets--Repurchases" and "--Representations and
                              Warranties--Repurchases" herein.

                              In addition, if so specified in the related
                              prospectus supplement, if a mortgage loan backing
                              a series of certificates defaults, it may be
                              subject to a fair value purchase option or other
                              purchase option under the related pooling and
                              servicing agreement or another agreement, or may
                              be subject to a purchase option on the part of
                              another lender whose loan is secured by the
                              related real estate collateral or by a security
                              interest in the equity in the related borrower.
                              Further, if so specified in the related prospectus
                              supplement, a special servicer or other specified
                              party for a trust fund may be obligated to sell a
                              mortgage asset that is in default. See
                              "Description of the Agreements--Realization Upon
                              Defaulted Whole Loans" herein.

                              In general, the initial total principal balance of
                              the mortgage assets in a trust will equal or
                              exceed the initial total principal balance of the
                              related certificates. If the initial total
                              principal balance of the related mortgage assets
                              is less than the initial total principal balance
                              of any series, we may arrange an interim deposit
                              of cash or liquid investments with the trustee to
                              cover the shortfall. For the period specified in
                              the related prospectus supplement, following the
                              initial issuance of that series, we will be
                              entitled to obtain a release of the deposited cash
                              or investments in exchange for the deposit of a
                              corresponding amount of

                                      - 5 -

                              mortgage assets. If we fail to deliver mortgage
                              assets sufficient to make up the entire shortfall
                              within that specified period, any of the cash or
                              investments remaining on deposit with the related
                              trustee will be used to pay down the principal
                              balance of the related certificates, as described
                              in the related prospectus supplement.

                              If so specified in the related prospectus
                              supplement, the related trustee may be authorized
                              or required to apply collections on the mortgage
                              assets underlying a series of offered certificates
                              to acquire new mortgage assets that conform to the
                              description of mortgage assets in this prospectus,
                              and satisfy the criteria set forth in the related
                              prospectus supplement.

                              If the subject securitization transaction involves
                              a prefunding or revolving period, then we will
                              indicate in the related prospectus supplement,
                              among other things, (i) the term or duration of
                              the prefunding or revolving period and for
                              prefunding periods, the amount of proceeds to be
                              deposited in the prefunding account and the
                              percentage of the mortgage asset pool represented
                              by those proceeds, (ii) for revolving periods, the
                              maximum amount of additional assets that may be
                              acquired during the revolving period, if
                              applicable, and the percentage of the mortgage
                              asset pool represented by those assets and (iii)
                              any limitation on the ability to add pool assets.

DISTRIBUTIONS ON
  CERTIFICATES..............  Each series of certificates will have the following characteristics:

                              o   if the certificates evidence an interest in a
                                  trust fund that includes mortgage loans, the
                                  certificates will be issued pursuant to a
                                  pooling agreement;

                              o   if the certificates evidence an interest in a
                                  trust fund that does not include mortgage
                                  loans, the certificates will be issued
                                  pursuant to a trust agreement;

                              o   each series of certificates will include one
                                  or more classes of certificates;

                              o   each series of certificates, including any
                                  class or classes not offered by this
                                  prospectus, will represent, in the aggregate,
                                  the entire beneficial ownership interest in
                                  the related trust fund;

                              o   each class of certificates being offered to
                                  you, other than certain stripped interest
                                  certificates, will have a stated principal
                                  amount; and

                              o   each class of certificates being offered to
                                  you, other than certain stripped principal
                                  certificates, will accrue interest based on a
                                  fixed, floating, variable or adjustable
                                  interest rate.

                              The related prospectus supplement will specify the
                              principal amount, if any, and the interest rate,
                              if any, for each class of certificates. In the
                              case of a floating, variable or adjustable
                              interest rate, the related prospectus supplement
                              will specify the method for determining the rate.

                              The certificates will not be guaranteed or insured
                              by Morgan Stanley Capital I Inc. or any of its
                              affiliates. If the related prospectus supplement
                              so provides, the certificates may be insured or
                              guaranteed

                                      - 6 -

                              by an entity specified therein. Otherwise, the
                              certificates also will not be guaranteed or
                              insured by any governmental agency or
                              instrumentality or by any other person.

      (A) INTEREST..........  Each class of certificates offered to you, other than stripped principal certificates and certain
                              classes of stripped interest certificates, will
                              accrue interest at the rate indicated in the
                              prospectus supplement. Interest will be
                              distributed to you as provided in the related
                              prospectus supplement.

                              Interest distributions:

                              o   on stripped interest certificates may be made
                                  on the basis of the notional amount for that
                                  class, as described in the related prospectus
                                  supplement; and

                              o   may be reduced to the extent of certain
                                  delinquencies, losses, prepayment interest
                                  shortfalls, and other contingencies described
                                  in this prospectus and the related prospectus
                                  supplement.

      (B) PRINCIPAL.........  The certificates of each series initially will have an aggregate principal balance no greater
                              than the outstanding principal balance of the
                              trust fund's assets as of the close of business on
                              the first day of the month during which the trust
                              fund is formed, after application of scheduled
                              payments due on or before that date, whether or
                              not received. The related prospectus supplement
                              may provide that the principal balance of the
                              trust fund's assets will be determined as of a
                              different date. The principal balance of a
                              certificate at a given time represents the maximum
                              amount that the holder is then entitled to receive
                              of principal from future cash flow on the assets
                              in the related trust fund.

                              Unless the prospectus supplement provides
                              otherwise, distributions of principal:

                              o   will be made on each distribution date to the
                                  holders of the class or classes of
                                  certificates entitled to principal
                                  distributions, until the principal balances of
                                  those certificates have been reduced to zero;
                                  and

                              o   will be made on a pro rata basis among all of
                                  the certificates of a given class or by random
                                  selection, as described in the prospectus
                                  supplement or otherwise established by the
                                  trustee.

                              Stripped interest or interest-only certificates
                              will not have a principal balance and will not
                              receive distributions of principal.

ADVANCES....................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage
                              loan is delinquent and the master servicer
                              determines that an advance would be recoverable,
                              the master servicer will, in most cases, be
                              required to advance the shortfall. Neither Morgan
                              Stanley Capital I Inc. nor any of its affiliates
                              will have any responsibility to make those
                              advances.

                                      - 7 -

                              The master servicer:

                              o   will be reimbursed for advances from
                                  subsequent recoveries from the delinquent
                                  mortgage loan or from other sources, as
                                  described in this prospectus and the related
                                  prospectus supplement; and

                              o   will be entitled to interest on advances, if
                                  specified in the related prospectus
                                  supplement.

                              If a particular trust fund includes mortgage
                              backed securities, the prospectus supplement will
                              describe any advance obligations applicable to
                              those mortgage backed securities.

TERMINATION.................  The related prospectus supplement may provide for the optional early termination of the series of
                              certificates through repurchase of the trust
                              fund's assets by a specified party, under
                              specified circumstances.

                              The related prospectus supplement may provide for
                              the early termination of the series of
                              certificates in various ways, including:

                              o   optional early termination where a party
                                  identified in the prospectus supplement could
                                  repurchase the trust fund assets pursuant to
                                  circumstances specified in the prospectus
                                  supplement; and

                              o   termination through the solicitation of bids
                                  for the sale of all or a portion of the trust
                                  fund assets in the event the principal amount
                                  of a specified class or classes declines by a
                                  specified percentage amount on or after a
                                  specified date.

REGISTRATION OF
  CERTIFICATES..............  If the related prospectus supplement so provides, one or more classes of the certificates being
                              offered to you will initially be represented by
                              one or more certificates registered in the name of
                              Cede & Co., as the nominee of the Depository Trust
                              Company. If the certificate you purchase is
                              registered in the name of Cede & Co., you will not
                              be entitled to receive a definitive certificate,
                              except under the limited circumstances described
                              in this prospectus.

TAX STATUS OF THE
  CERTIFICATES..............  The certificates of each series will constitute either:

                              o   regular interests and residual interests in a
                                  trust treated as a real estate mortgage
                                  investment conduit--known as a REMIC--under
                                  Sections 860A through 860G of the Internal
                                  Revenue Code; or

                              o   interests in a trust treated as a grantor
                                  trust under applicable provisions of the
                                  Internal Revenue Code.

      (A) REMIC.............  The regular certificates of the REMIC generally will be treated as debt obligations of the
                              applicable REMIC for federal income tax purposes.
                              Some of the regular certificates of the REMIC may
                              be issued with original issue discount for federal
                              income tax purposes.

                              A portion or, in certain cases, all of the income
                              from REMIC residual certificates:

                              o   may not be offset by any losses from other
                                  activities of the holder of those
                                  certificates;

                                      - 8 -

                              o   may be treated as unrelated business taxable
                                  income for holders of the residual
                                  certificates of the REMIC that are subject to
                                  tax on unrelated business taxable income, as
                                  defined in Section 511 of the Internal Revenue
                                  Code; and

                              o   may be subject to U.S. withholding tax.

                              To the extent described in this prospectus and the
                              related prospectus supplement, the certificates
                              offered to you will be treated as:

                              o   assets described in section 7701(a)(19)(C) of
                                  the Internal Revenue Code; and

                              o   "real estate assets" within the meaning of
                                  sections 856(c)(4)(A) and 856(c)(5)(B) of the
                                  Internal Revenue Code.

      (B) GRANTOR TRUST.....  If no election is made to treat the trust fund relating to a series of certificates as a REMIC,
                              the trust fund will be classified as a grantor
                              trust and not as an association taxable as a
                              corporation for federal income tax purposes. If
                              the trust fund is a grantor trust, you will be
                              treated as an owner of an undivided pro rata
                              interest in the mortgage pool or pool of
                              securities and any other assets held by the trust
                              fund. In certain cases the certificates may
                              represent interests in a portion of a trust fund
                              as to which one or more REMIC elections, as
                              described above, are also made.

                              Investors are advised to consult their tax
                              advisors and to review "Federal Income Tax
                              Consequences" in this prospectus and the related
                              prospectus supplement.

ERISA CONSIDERATIONS........  If you are subject to Title I of the Employee
                              Retirement Income Security Act of 1974, as
                              amended--also known as ERISA, or Section 4975 of
                              the Internal Revenue Code, you should carefully
                              review with your legal advisors whether the
                              purchase or holding of certificates could give
                              rise to a transaction that is prohibited or is not
                              otherwise permissible under either statute.

                              In general, the related prospectus supplement will
                              specify that some of the classes of certificates
                              may not be transferred unless the trustee and
                              Morgan Stanley Capital I Inc. receive a letter of
                              representations or an opinion of counsel to the
                              effect that:

                              o   the transfer will not result in a violation of
                                  the prohibited transaction provisions of ERISA
                                  or the Internal Revenue Code;

                              o   the transfer will not cause the assets of the
                                  trust fund to be deemed "plan assets" for
                                  purposes of ERISA or the Internal Revenue
                                  Code; and

                              o   the transfer will not subject any of the
                                  trustee, Morgan Stanley Capital I Inc. or any
                                  servicer to additional obligations.

LEGAL INVESTMENT............  The related prospectus supplement will specify whether any classes of the offered certificates
                              will constitute "mortgage related securities" for
                              purposes of the Secondary Mortgage Market
                              Enhancement Act of 1984, as amended. If your
                              investment activities are subject to legal
                              investment laws and regulations, regulatory
                              capital requirements, or

                                      - 9 -

                              review by regulatory authorities, then you may be
                              subject to restrictions on investment in the
                              offered certificates. You should consult your own
                              legal advisors for assistance in determining the
                              suitability of and consequences to you of the
                              purchase, ownership, and the sale of the offered
                              certificates.

RATING......................  At the date of issuance, each class of certificates of each series that are offered to
                              you will be rated not lower than investment grade
                              by one or more nationally recognized statistical
                              rating agencies.

                                     - 10 -

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
  MARKET MAY MAKE IT
  DIFFICULT FOR YOU TO
  RESELL YOUR
  CERTIFICATES..............  Secondary market considerations may make your certificates difficult to resell or less valuable
                              than you anticipated for a variety of reasons,
                              including:

                              o   there may not be a secondary market for the
                                  certificates;

                              o   if a secondary market develops, we cannot
                                  assure you that it will continue or will
                                  provide you with the liquidity of investment
                                  you may have anticipated. Lack of liquidity
                                  could result in a substantial decrease in the
                                  market value of your certificates;

                              o   the market value of your certificates will
                                  fluctuate with changes in interest rates;

                              o   the secondary market for certificates backed
                                  by residential mortgages may be more liquid
                                  than the secondary market for certificates
                                  backed by multifamily and commercial mortgages
                                  so if your liquidity assumptions were based on
                                  the secondary market for certificates backed
                                  by residential mortgages, your assumptions may
                                  not be correct;

                              o   certificateholders have no redemption rights;
                                  and

                              o   secondary market purchasers are limited to
                                  this prospectus, the related prospectus
                                  supplement and to the reports delivered to
                                  certificateholders for information concerning
                                  the certificates.

                              Morgan Stanley & Co. Incorporated currently
                              expects to make a secondary market in your
                              certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS
  MAY BE INSUFFICIENT TO
  ALLOW FOR REPAYMENT IN
  FULL ON YOUR
  CERTIFICATES .............  Unless the related prospectus supplement so specifies, the sole source of payment on your
                              certificates will be proceeds from the assets
                              included in the trust fund for each series of
                              certificates and any form of credit enhancement
                              specified in the related prospectus supplement.
                              You will not have any claim against, or security
                              interest in, the trust fund for any other series.
                              In addition, in general, there is no recourse to
                              Morgan Stanley Capital I Inc. or any other entity,
                              and neither the certificates nor the underlying
                              mortgage loans are guaranteed or insured by any
                              governmental agency or instrumentality or any
                              other entity.

                                     - 11 -

                              Therefore, if the trust fund's assets are
                              insufficient to pay you your expected return, in
                              most situations you will not receive payment from
                              any other source. Exceptions include:

                              o   loan repurchase obligations in connection with
                                  a breach of certain of the representations and
                                  warranties; and

                              o   advances on delinquent loans, to the extent
                                  the master servicer deems the advance will be
                                  recoverable.

                              Because some of the representations and warranties
                              with respect to the mortgage loans or mortgage
                              backed securities may have been made or assigned
                              in connection with transfers of the mortgage loans
                              or mortgage backed securities prior to the closing
                              date, the rights of the trustee and the
                              certificateholders with respect to those
                              representations or warranties will be limited to
                              their rights as assignees. Unless the related
                              prospectus supplement so specifies, neither Morgan
                              Stanley Capital I Inc., the master servicer nor
                              any affiliate thereof will have any obligation
                              with respect to representations or warranties made
                              by any other entity.

                              There may be accounts, as described in the related
                              prospectus supplement, maintained as credit
                              support. The amounts in these accounts may be
                              withdrawn, under conditions described in the
                              related prospectus supplement. Any withdrawn
                              amounts will not be available for the future
                              payment of principal or interest on the
                              certificates.

                              If a series of certificates consists of one or
                              more classes of subordinate certificates, the
                              amount of any losses or shortfalls in collections
                              of assets on any distribution date will be borne
                              first by one or more classes of the subordinate
                              certificates, as described in the related
                              prospectus supplement. Thereafter, those losses or
                              shortfalls will be borne by the remaining classes
                              of certificates, in the priority and manner and
                              subject to the limitations specified in the
                              related prospectus supplement.

PREPAYMENTS AND REPURCHASES
  MAY REDUCE THE YIELD ON
  YOUR CERTIFICATES ........  The yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage
                              backed securities because prepayments affect the
                              average life of the certificates. Prepayments can
                              be voluntary, if permitted, and involuntary, such
                              as prepayments resulting from casualty or
                              condemnation, defaults and liquidations or
                              repurchases upon breaches of representations and
                              warranties. The investment performance of your
                              certificates may vary materially and adversely
                              from your expectation if the actual rate of
                              prepayment is higher or lower than you
                              anticipated.

                              Voluntary prepayments may require the payment of a
                              yield maintenance or prepayment premium.
                              Nevertheless, we cannot assure you that the
                              existence of the prepayment premium will cause a
                              borrower to refrain from prepaying its mortgage
                              loan nor can we assure you of the rate at which
                              prepayments will occur. Morgan Stanley Mortgage
                              Capital Inc., under certain circumstances, may be
                              required to repurchase a mortgage loan from the
                              trust fund if there has been a breach of a
                              representation or warranty. The repurchase price
                              paid will be passed through to you, as a
                              certificateholder, with the same effect as if the
                              mortgage loan had been prepaid in part or in full,
                              except that no

                                     - 12 -

                              prepayment premium or yield maintenance charge
                              would be payable. Such a repurchase may therefore
                              adversely affect the yield to maturity on your
                              certificates.

                              In a pool of mortgage loans, the rate of
                              prepayment is unpredictable as it is influenced by
                              a variety of factors including:

                              o   the terms of the mortgage loans;

                              o   the length of any prepayment lockout period;

                              o   the prevailing interest rates;

                              o   the availability of mortgage credit;

                              o   the applicable yield maintenance charges or
                                  prepayment premiums;

                              o   the servicer's ability to enforce those yield
                                  maintenance charges or prepayment premiums;

                              o   the occurrence of casualties or natural
                                  disasters; and

                              o   economic, demographic, tax, legal or other
                                  factors.

                              There can be no assurance that the rate of
                              prepayments will conform to any model described in
                              this prospectus or in the related prospectus
                              supplement.

                              Some of the certificates may be more sensitive to
                              prepayments than other certificates and in certain
                              cases, the certificateholder holding these
                              certificates may fail to recoup its original
                              investment. You should carefully consider the
                              specific characteristics of the certificates you
                              purchase, as well as your investment approach and
                              strategy. For instance, if you purchase a
                              certificate at a premium, a prepayment may reduce
                              the stream of interest payments you are entitled
                              to receive on your certificate and your actual
                              yield may be lower than your anticipated yield.
                              Similarly, if you purchase a certificate which
                              provides for the payment of interest only, or a
                              certificate which provides for the payment of
                              interest only after the occurrence of certain
                              events, such as the retirement of one or more
                              other classes of certificates of a series, you
                              will probably be extremely sensitive to
                              prepayments because a prepayment may reduce the
                              stream of interest payments you are entitled to
                              receive on your certificate.

IF PREPAYMENT PREMIUMS
  ARE NOT ENFORCED, YOUR
  CERTIFICATES MAY BE
  ADVERSELY AFFECTED........  The yield on your certificates may be less than anticipated because the prepayment premium or
                              yield maintenance required under certain
                              prepayment scenarios may not be enforceable in
                              some states or under federal bankruptcy laws.

                              o   Some courts may consider the prepayment
                                  premium to be usurious.

                                     - 13 -

                              o   Even if the prepayment premium is enforceable,
                                  we cannot assure you that foreclosure proceeds
                                  will be sufficient to pay the prepayment
                                  premium.

                              o   Although the collateral substitution
                                  provisions related to defeasance are not
                                  suppose to be treated as a prepayment and
                                  should not affect your certificates, we cannot
                                  assure you that a court will not interpret the
                                  defeasance provisions as requiring a
                                  prepayment premium; nor can we assure you that
                                  if it is treated as a prepayment premium, the
                                  court will find the defeasance income stream
                                  enforceable.

THE TIMING OF MORTGAGE LOAN
  AMORTIZATION MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES......  As principal payments or prepayments are made on a mortgage loan, the mortgage pool will be exposed
                              to concentration risks with respect to the
                              diversity of mortgaged properties, types of
                              mortgaged properties and number of borrowers.
                              Classes that have a later sequential designation
                              or a lower payment priority are more likely to be
                              exposed to these concentration risks than are
                              classes with an earlier sequential designation or
                              higher priority. This is so because principal on
                              the certificates will be payable in sequential
                              order, and no class entitled to a distribution of
                              principal will receive its principal until the
                              principal amount of the preceding class or classes
                              entitled to receive principal have been reduced to
                              zero.

RATINGS DO NOT GUARANTY
   PAYMENT..................  Any rating assigned by a rating agency to a class of certificates reflects the rating agency's
                              assessment of the likelihood that holders of the
                              class of certificates will receive the payments to
                              which they are entitled.

                              o   The ratings do not assess the likelihood that
                                  you will receive timely payments on your
                                  certificates.

                              o   The ratings do not assess the likelihood of
                                  prepayments, including those caused by
                                  defaults.

                              o   The ratings do not assess the likelihood of
                                  early optional termination of the
                                  certificates.

                              Each rating agency rating classes of a particular
                              series will determine the amount, type and nature
                              of credit support required for that series. This
                              determination may be based on an actuarial
                              analysis of the behavior of mortgage loans in a
                              larger group taking into account the appraised
                              value of the real estate and the commercial and
                              multifamily real estate market.

                              o   We cannot assure you that the historical data
                                  supporting the actuarial analysis will
                                  accurately reflect or predict the rate of
                                  delinquency, foreclosure or loss that will be
                                  experienced by the mortgage loans in a
                                  particular series.

                              o   We cannot assure you that the appraised value
                                  of any property securing a mortgage loan in a
                                  particular series will remain stable
                                  throughout the life of your certificate.

                                     - 14 -

                              o   We cannot assure you that the real estate
                                  market will not experience an overall decline
                                  in property values nor can we assure you that
                                  the outstanding balance of any mortgage loan
                                  in a particular series will always be less
                                  than the market value of the property securing
                                  the mortgage loan.

RATINGS DO NOT GUARANTY
  VALUE.....................  If one or more rating agencies downgrade certificates of a series, your certificate will
                              decrease in value. Because none of Morgan Stanley
                              Capital I Inc., the seller, the master servicer,
                              the trustee or any affiliate has any obligation to
                              maintain a rating of a class of certificates, you
                              will have no recourse if your certificate
                              decreases in value.

CASH FLOW FROM THE
  PROPERTIES MAY BE
  VOLATILE AND INSUFFICIENT
  TO ALLOW TIMELY PAYMENT
  ON YOUR CERTIFICATES .....  Repayment of a commercial or multifamily mortgage loan is dependent on the income produced by the
                              property. Therefore, the borrower's ability to
                              repay a mortgage loan depends primarily on the
                              successful operation of the property and the net
                              operating income derived from the property. Net
                              operating income can be volatile and may be
                              adversely affected by factors such as:

                              o   economic conditions causing plant closings or
                                  industry slowdowns;

                              o   an oversupply of available retail space,
                                  office space or multifamily housing;

                              o   changes in consumer tastes and preferences;

                              o   decrease in consumer confidence;

                              o   retroactive changes in building codes;

                              o   the age, design and construction quality of
                                  the property, including perceptions regarding
                                  the attractiveness, convenience or safety of
                                  the property;

                              o   the age, design, construction quality and
                                  proximity of competing properties;

                              o   increases in operating expenses due to
                                  external factors such as increases in heating
                                  or electricity costs;

                              o   increases in operating expenses due to
                                  maintenance or improvements required at the
                                  property;

                              o   a decline in the financial condition of a
                                  major tenant;

                              o   a decline in rental rates as leases are
                                  renewed or entered into with new tenants;

                              o   the concentration of a particular business
                                  type in a building;

                              o   the length of tenant leases;

                              o   the creditworthiness of tenants; and

                              o   the property's "operating leverage."

                                     - 15 -

                              Operating leverage refers to the percentage of
                              total property expenses in relation to revenue,
                              the ratio of fixed operating expenses to those
                              that vary with revenue and the level of capital
                              expenditures required to maintain the property and
                              retain or replace tenants.

                              If a commercial property is designed for a
                              specific tenant, net operating income may be
                              adversely affected if that tenant defaults under
                              its obligations because properties designed for a
                              specific tenant often require substantial
                              renovation before it is suitable for a new tenant.
                              As a result, the proceeds from liquidating this
                              type of property following foreclosure might be
                              insufficient to cover the principal and interest
                              due under the loan.

                              It is anticipated that a substantial portion of
                              the mortgage loans included in any trust fund will
                              be nonrecourse loans or loans for which recourse
                              may be restricted or unenforceable. Therefore, if
                              a borrower defaults, recourse may be had only
                              against the specific property and any other assets
                              that have been pledged to secure the related
                              mortgage loan.

PROPERTY VALUE MAY BE
  ADVERSELY AFFECTED EVEN
  WHEN THERE IS NO CHANGE
  IN CURRENT OPERATING
  INCOME ...................  Various factors may adversely affect the value of the mortgaged properties without affecting the
                              properties' current net operating income. These
                              factors include among others:

                              o   changes in governmental regulations, fiscal
                                  policy, zoning or tax laws;

                              o   potential environmental legislation or
                                  liabilities or other legal liabilities;

                              o   the availability of refinancing; and

                              o   changes in interest rate levels or yields
                                  required by investors in income-producing
                                  commercial properties.

THE PROSPECTIVE PERFORMANCE
  OF THE COMMERCIAL AND
  MULTIFAMILY MORTGAGE LOANS
  INCLUDED IN EACH TRUST
  SHOULD BE EVALUATED
  SEPARATELY FROM THE
  PERFORMANCE OF THE
  MORTGAGE LOANS IN ANY OF
  OUR OTHER TRUSTS..........  While there may be certain common factors affecting the performance and value of
                              income-producing real properties in general, those
                              factors do not apply equally to all
                              income-producing real properties and, in many
                              cases, there are unique factors that will affect
                              the performance and/or value of a particular
                              income-producing real property. Moreover, the
                              effect of a given factor on a particular real
                              property will depend on a number of variables,
                              including but not limited to property type,
                              geographic location, competition, sponsorship and
                              other characteristics of the property and the
                              related mortgage loan. Each income-producing real
                              property represents a separate and distinct
                              business venture; and, as a result, each of the
                              multifamily and commercial mortgage loans included
                              in one of the depositor's trusts requires a unique
                              underwriting

                                     - 16 -

                              analysis. Furthermore, economic and other
                              conditions affecting real properties, whether
                              worldwide, national, regional or local, vary over
                              time. The performance of a pool of mortgage loans
                              originated and outstanding under a given set of
                              economic conditions may vary significantly from
                              the performance of an otherwise comparable
                              mortgage pool originated and outstanding under a
                              different set of economic conditions. Accordingly,
                              investors should evaluate the mortgage loans
                              underlying the offered certificates independently
                              from the performance of mortgage loans underlying
                              any other series of offered certificates.

                              As a result of the distinct nature of each pool of
                              commercial mortgage loans, and the separate
                              mortgage loans within the pool, this prospectus
                              does not include disclosure concerning the
                              delinquency and loss experience of static pools of
                              periodic originations by the sponsor of assets of
                              the type to be securitized (known as "static pool
                              data"). Because of the highly heterogeneous nature
                              of the assets in commercial mortgage backed
                              securities transactions, static pool data for
                              prior securitized pools, even those involving the
                              same asset types (e.g., hotels or office
                              buildings), may be misleading, since the economics
                              of the properties and terms of the loans may be
                              materially different. In particular, static pool
                              data showing a low level of delinquencies and
                              defaults would not be indicative of the
                              performance of this pool or any other pools of
                              mortgage loans originated by the same sponsor.
                              Therefore, investors should evaluate this offering
                              on the basis of the information set forth in the
                              related prospectus supplement with respect to the
                              mortgage loans, and not on the basis of any
                              successful performance of other pools of
                              securitized commercial mortgage loans.

VARIOUS TYPES OF INCOME-
  PRODUCING PROPERTIES MAY
  SECURE MORTGAGE LOANS
  UNDERLYING A SERIES OF
  CERTIFICATES AND EACH
  TYPE OF INCOME-PRODUCING
  PROPERTY MAY PRESENT
  SPECIAL RISKS.............  The mortgage loans underlying a series of certificates may be secured by numerous types of
                              multifamily and commercial properties. The
                              adequacy of an income-producing property as
                              security for a mortgage loan depends in large part
                              on its value and ability to generate net operating
                              income. The relative importance of any factor
                              affecting the value or operation of an
                              income-producing property will depend on the type
                              and use of the property, and the type and use of a
                              particular income-producing property may present
                              special risks. Additionally, many types of
                              commercial properties are not readily convertible
                              to alternative uses if the original use is not
                              successful or may require significant capital
                              expenditures to effect any conversion to an
                              alternative use.

THE OPERATION OF COMMERCIAL
  PROPERTIES IS DEPENDENT
  UPON SUCCESSFUL
  MANAGEMENT ...............  The successful operation of a real estate project depends upon the property manager's performance
                              and viability. The property manager is responsible
                              for:

                              o   responding to changes in the local market;

                                     - 17 -

                              o   planning and implementing the rental
                                  structure;

                              o   operating the property and providing building
                                  services;

                              o   managing operating expenses; and

                              o   assuring that maintenance and capital
                                  improvements are carried out in a timely
                                  fashion.

                              A good property manager, by controlling costs,
                              providing appropriate service to tenants and
                              seeing to the maintenance of improvements, can
                              improve cash flow, reduce vacancy, leasing and
                              repair costs and preserve building value. On the
                              other hand, management errors can, in some cases,
                              impair short-term cash flow and the long term
                              viability of an income-producing property.
                              Properties deriving revenues primarily from
                              short-term sources are generally more management
                              intensive than properties leased to creditworthy
                              tenants under long-term leases.

                              Morgan Stanley Capital I Inc. makes no
                              representation or warranty as to the skills of any
                              present or future managers. Additionally, Morgan
                              Stanley Capital I Inc. cannot assure you that the
                              property managers will be in a financial condition
                              to fulfill their management responsibilities
                              throughout the terms of their respective
                              management agreements.

YOU SHOULD CONSIDER THE
  NUMBER OF MORTGAGE
  LOANS IN THE POOL ........  Assuming pools of equal aggregate unpaid principal balances, the concentration of default,
                              foreclosure and loss in a trust fund containing
                              fewer mortgage loans will generally be higher than
                              that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT
  INSURED OR GUARANTEED AND
  YOUR SOURCE FOR
  REPAYMENTS IS LIMITED ....  Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

                              In general, the borrowers under the mortgage loans
                              will be entities created to own or purchase the
                              related commercial property. The borrowers are set
                              up this way, in significant part, to isolate the
                              property from the debts and liabilities of the
                              person creating the entity. In most cases, the
                              loan will represent a nonrecourse obligation of
                              the related borrower secured by the lien of the
                              related mortgage and the related lease
                              assignments. Even if the loan is recourse, the
                              borrower generally will not have any significant
                              assets other than the property or properties and
                              the related leases, which will be pledged to the
                              trustee. Therefore, payments on the loans and, in
                              turn, payments of principal and interest on your
                              certificates, will depend primarily or solely on
                              rental payments by the lessees. Those rental
                              payments will, in turn, depend on continued
                              occupancy by, or the creditworthiness of, those
                              lessees. Both continued occupancy and
                              creditworthiness may be adversely affected by a
                              general economic downturn or an adverse change in
                              the lessees' financial conditions.

                                     - 18 -

BORROWER MAY BE UNABLE TO
  REPAY THE REMAINING
  PRINCIPAL BALANCE ON ITS
  MATURITY DATE WHICH WOULD
  ADVERSELY AFFECT
  PAYMENT ON YOUR
  CERTIFICATES .............  Some of the mortgage loans may not be fully amortizing over their terms to maturity and will
                              require substantial principal payments--i.e.,
                              balloon payments--at their stated maturity.
                              Mortgage loans with balloon payments involve a
                              greater degree of risk because a borrower's
                              ability to make a balloon payment typically will
                              depend upon its ability either to timely refinance
                              the loan or to timely sell the mortgaged property.
                              However, refinancing a loan or selling the
                              property will be affected by a number of factors,
                              including:

                              o   interest rates;

                              o   the borrower's equity in the property;

                              o   the financial condition and operating history
                                  of the borrower and the property;

                              o   tax laws;

                              o   renewability of operating licenses;

                              o   prevailing economic conditions and the
                                  availability of credit for commercial and
                                  multifamily properties;

                              o   with respect to certain multifamily properties
                                  and mobile home parks, rent control laws; and

                              o   with respect to hospitals, nursing homes and
                                  convalescent homes, reimbursement rates from
                                  private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
  LOSSES IF INSUFFICIENT
  FUNDS ARE AVAILABLE TO
  SATISFY ANY JUNIOR
  MORTGAGE LOANS ...........  If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by
                              junior mortgages. In the event of a liquidation,
                              satisfaction of a mortgage loan secured by a
                              junior mortgage will be subordinate to the
                              satisfaction of the related senior mortgage loan.
                              If the proceeds are insufficient to satisfy the
                              junior mortgage and the related senior mortgage,
                              the junior mortgage loan in the trust fund would
                              suffer a loss and the class of certificate you own
                              may bear that loss. Therefore, any risks of
                              deficiencies associated with first mortgage loans
                              will be even greater in the case of junior
                              mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  If the related prospectus supplement so specifies, a master servicer, a sub servicer or a special
                              servicer will be permitted, within prescribed
                              parameters, to extend and modify whole loans that
                              are in default or as to which a payment default is
                              imminent. Any ability to extend or modify may
                              apply, in particular, to whole loans with balloon
                              payments. In addition, a master servicer, a sub
                              servicer or a special servicer may receive a
                              workout fee based on receipts from, or proceeds
                              of, those whole loans. While any entity granting
                              this type of extension or

                                     - 19 -

                              modification generally will be required to
                              determine that the extension or modification is
                              reasonably likely to produce a greater recovery on
                              a present value basis than liquidation, there is
                              no assurance this will be the case. Additionally,
                              if the related prospectus supplement so specifies,
                              some of the mortgage loans included in the
                              mortgage pool may have been subject to workouts or
                              similar arrangements following prior periods of
                              delinquency and default.

TENANT BANKRUPTCY MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely
                              affect the income produced by a mortgaged
                              property. Under the Bankruptcy Code, a tenant has
                              the option of assuming or rejecting any unexpired
                              lease. If the tenant rejects the lease, the
                              landlord's claim would be a general unsecured
                              claim against the tenant, absent collateral
                              securing the claim. The claim would be limited to
                              the unpaid rent reserved for the periods prior to
                              the bankruptcy petition or the earlier surrender
                              of the leased premises, which are unrelated to the
                              rejection, plus the greater of one year's rent or
                              15% of the remaining rent reserved under the
                              lease, but not more than three years' rent to
                              cover any rejection related claims.

BORROWER BANKRUPTCY MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower
                              will stay the sale of the real property owned by
                              that borrower, as well as the commencement or
                              continuation of a foreclosure action. In addition,
                              if a court determines that the value of the
                              mortgaged property is less than the principal
                              balance of the mortgage loan it secures, the court
                              may prevent a lender from foreclosing on the
                              mortgaged property, subject to certain protections
                              available to the lender. As part of a
                              restructuring plan, a court also may reduce the
                              amount of secured indebtedness to the then-value
                              of the mortgaged property. Such an action would
                              make the lender a general unsecured creditor for
                              the difference between the then-value and the
                              amount of its outstanding mortgage indebtedness. A
                              bankruptcy court also may:

                              o   grant a debtor a reasonable time to cure a
                                  payment default on a mortgage loan;

                              o   reduce monthly payments due under a mortgage
                                  loan;

                              o   change the rate of interest due on a mortgage
                                  loan; or

                              o   otherwise alter the mortgage loan's repayment
                                  schedule.

                              Moreover, the filing of a petition in bankruptcy
                              by, or on behalf of, a junior lienholder may stay
                              the senior lienholder from taking action to
                              foreclose on the mortgaged property in a manner
                              that would substantially diminish the position of
                              the junior lien. Additionally, the borrower's
                              trustee or the borrower, as debtor-in-possession,
                              has certain special powers to avoid, subordinate
                              or disallow debts. In certain circumstances, the
                              claims of the trustee may be subordinated to
                              financing obtained by a debtor-in-possession
                              subsequent to its bankruptcy.

                                     - 20 -

                              Under the Bankruptcy Code, the lender will be
                              stayed from enforcing a borrower's assignment of
                              rents and leases. The Bankruptcy Code also may
                              interfere with the lender's ability to enforce
                              lockbox requirements. The legal proceedings
                              necessary to resolve these issues can be time
                              consuming and may significantly delay the receipt
                              of rents. Rents also may escape an assignment to
                              the extent they are used by the borrower to
                              maintain the mortgaged property or for other court
                              authorized expenses.

                              As a result of the foregoing, the lender's
                              recovery with respect to borrowers in bankruptcy
                              proceedings may be significantly delayed, and the
                              aggregate amount ultimately collected may be
                              substantially less than the amount owed.

SOPHISTICATION OF THE
  BORROWER MAY ADVERSELY
  AFFECT PAYMENT ON YOUR
  CERTIFICATES .............  In general, the mortgage loans will be made to partnerships, corporations or other entities
                              rather than individuals. This may entail greater
                              risks of loss from delinquency and foreclosure
                              than do single family mortgage loans. In addition,
                              the borrowers under commercial mortgage loans may
                              be more sophisticated than the average single
                              family home borrower. This may increase the
                              likelihood of protracted litigation or the
                              likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
  LOSSES OR RISKS WHICH
  COULD ADVERSELY AFFECT
  PAYMENT ON YOUR
  CERTIFICATES .............  Although the prospectus supplement for a series of certificates will describe the credit support for
                              the related trust fund, the credit support will be
                              limited in amount and coverage and may not cover
                              all potential losses or risks. Use of credit
                              support will be subject to the conditions and
                              limitations described in the prospectus and in the
                              related prospectus supplement. Moreover, any
                              applicable credit support may not cover all
                              potential losses or risks. For example, credit
                              support may not cover fraud or negligence by a
                              mortgage loan originator or other parties.

                              A series of certificates may include one or more
                              classes of subordinate certificates, which may
                              include certificates being offered to you.
                              Although subordination is intended to reduce the
                              senior certificateholders' risk of delinquent
                              distributions or ultimate losses, the amount of
                              subordination will be limited and may decline
                              under certain circumstances. In addition, if
                              principal payments are made in a specified order
                              of priority, and limits exist with respect to the
                              aggregate amount of claims under any related
                              credit support, the credit support may be
                              exhausted before the principal of the certificate
                              classes with lower priority has been repaid.
                              Significant losses and shortfalls on the assets
                              consequently may fall primarily upon classes of
                              certificates having a lower payment priority.

                              The amount of any credit support supporting one or
                              more classes of certificates being offered to you,
                              including the subordination of one or more classes
                              will be determined on the basis of criteria
                              established by each pertinent rating agency. Those
                              criteria will be based on an assumed level of
                              defaults, delinquencies, other losses or other
                              factors. However, the loss experience on the
                              related mortgage loans or mortgage backed
                              securities may exceed the assumed levels. See
                              "Description of Credit Support."

                                     - 21 -

                              Regardless of the form of any credit enhancement,
                              the amount of coverage will be limited and, in
                              most cases, will be subject to periodic reduction,
                              in accordance with a schedule or formula. The
                              master servicer generally will be permitted to
                              reduce, terminate or substitute all or a portion
                              of the credit enhancement for any series of
                              certificates, if the applicable rating agency
                              indicates that the then current ratings will not
                              be adversely affected. A rating agency may lower
                              the ratings of any series of certificates if the
                              obligations of any credit support provider are
                              downgraded. The ratings also may be lowered if
                              losses on the related mortgage loans or MBS
                              substantially exceed the level contemplated by the
                              rating agency at the time of its initial rating
                              analysis. Neither Morgan Stanley Capital I Inc.,
                              the master servicer nor any of their affiliates
                              will have any obligation to replace or supplement
                              any credit enhancement, or to take any other
                              action to maintain any ratings of any series of
                              certificates.

INVESTORS IN SUBORDINATE
  CLASSES OF CERTIFICATES
  MAY BE SUBJECT TO DELAYS
  IN PAYMENT AND MAY NOT
  RECOVER THEIR INITIAL
  INVESTMENTS ..............  To the extent described in this prospectus, the subordinate certificateholders' rights to receive
                              distributions with respect to the assets to which
                              they would otherwise be entitled will be
                              subordinate to the rights of the senior
                              certificateholders and of the master servicer, if
                              the master servicer is paid its servicing fee,
                              including any unpaid servicing fees with respect
                              to one or more prior periods, and is reimbursed
                              for certain unreimbursed advances and unreimbursed
                              liquidation expenses. As a result, investors in
                              subordinate certificates must be prepared to bear
                              the risk that they may be subject to delays in
                              payment and may not recover their initial
                              investments.

                              The yields on the subordinate certificates may be
                              extremely sensitive to the loss experience of the
                              assets and the timing of any losses. If the actual
                              rate and amount of losses experienced by the
                              assets exceed the rate and amount assumed by an
                              investor, the yields to maturity on the
                              subordinate certificates may be lower than
                              anticipated.

DIFFICULTIES IN ENFORCEMENT
  OF LOAN PROVISIONS MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the
                              maturity of the mortgage loan if the borrower
                              sells, transfers or conveys the related mortgaged
                              property or its interest in the mortgaged property
                              and debt-acceleration clauses, which permit a
                              lender to accelerate the loan upon a monetary or
                              non-monetary default by the borrower. These
                              clauses are generally enforceable. The courts of
                              all states will enforce clauses providing for
                              acceleration in the event of a material payment
                              default. The equity courts, however, may refuse to
                              enforce these clauses if acceleration of the
                              indebtedness would be inequitable, unjust or
                              unconscionable.

                              If the related prospectus supplement so specifies,
                              the mortgage loans will be secured by an
                              assignment of leases and rents. Pursuant to those
                              assignments, the borrower typically assigns its
                              right, title and interest as landlord under the
                              leases on the related mortgaged property and the
                              income derived from the leases to the lender as
                              further security for the

                                     - 22 -

                              related mortgage loan, while retaining a license
                              to collect rents as long as there is no default.
                              If the borrower defaults, the license terminates
                              and the lender is entitled to collect rents. These
                              assignments are typically not perfected as
                              security interests prior to actual possession of
                              the cash flows. Some state laws may require that
                              the lender take possession of the mortgaged
                              property and obtain judicial appointment of a
                              receiver before becoming entitled to collect the
                              rents. In addition, if bankruptcy or similar
                              proceedings are commenced by or in respect of the
                              borrower, the lender's ability to collect the
                              rents may be adversely affected. See "Legal
                              Aspects of the Mortgage Loans and the
                              Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
  MORTGAGED PROPERTIES MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  Real property pledged as security for a mortgage loan may be subject to environmental risks. Under
                              federal law and the laws of certain states,
                              contamination of a property may give rise to a
                              lien on the property to assure the costs of
                              cleanup. In several states, this type of lien has
                              priority over the lien of an existing mortgage
                              against the property. Moreover, the presence of
                              hazardous or toxic substances, or the failure to
                              remediate the property, may adversely affect the
                              owner or operator's ability to borrow using the
                              property as collateral. In addition, under the
                              laws of some states and under CERCLA and other
                              federal law, a lender may become liable, as an
                              "owner operator," for costs of addressing releases
                              or threatened releases of hazardous substances
                              that require remedy at a property, if agents or
                              employees of the lender have become sufficiently
                              involved in the management or operations of the
                              borrower. Liability may be imposed even if the
                              environmental damage or threat was caused by a
                              prior owner.

                              Under certain circumstances, a lender also risks
                              this type of liability on foreclosure of the
                              mortgage. Unless the related prospectus supplement
                              specifies otherwise, neither the master servicer,
                              the sub-servicer nor the special servicer may
                              acquire title to a mortgaged property or take over
                              its operation unless the master servicer has
                              previously determined, based upon a report
                              prepared by a person who regularly conducts
                              environmental audits, that:

                              o   the mortgaged property is in compliance with
                                  applicable environmental laws, and there are
                                  no circumstances present at the mortgaged
                                  property for which investigation, testing,
                                  monitoring, containment, clean-up or
                                  remediation could be required under any
                                  federal, state or local law or regulation; or

                              o   if the mortgaged property is not in compliance
                                  with applicable environmental laws or
                                  circumstances requiring any of the foregoing
                                  actions are present, that it would be in the
                                  best economic interest of the trust fund to
                                  acquire title to the mortgaged property and
                                  take the actions as would be necessary and
                                  appropriate to effect compliance or respond to
                                  those circumstances.

                              See "Legal Aspects of the Mortgage Loans and
                              Leases--Environmental Legislation."

                                     - 23 -

IF YOU ARE SUBJECT TO ERISA,
  YOU MAY NOT BE ELIGIBLE
  TO PURCHASE
  CERTIFICATES .............  Generally, ERISA applies to investments made by employee benefit plans and transactions involving
                              the assets of those plans. Due to the complexity
                              of regulations governing those plans, prospective
                              investors that are subject to ERISA are urged to
                              consult their own counsel regarding consequences
                              under ERISA of acquisition, ownership and
                              disposition of the offered certificates of any
                              series.

THE INCOME TAX
  CONSIDERATIONS SHOULD
  IMPACT YOUR DECISION TO
  PURCHASE A REMIC RESIDUAL
  CERTIFICATE ..............  Except as provided in the prospectus supplement,
                              REMIC residual certificates are anticipated to
                              have "phantom income" associated with them. That
                              is, taxable income is anticipated to be allocated
                              to the REMIC residual certificates in the early
                              years of the existence of the related REMIC--even
                              if the REMIC residual certificates receive no
                              distributions from the related REMIC--with a
                              corresponding amount of losses allocated to the
                              REMIC residual certificates in later years.
                              Accordingly, the present value of the tax
                              detriments associated with the REMIC residual
                              certificates may significantly exceed the present
                              value of the tax benefits related thereto, and the
                              REMIC residual certificates may have a negative
                              "value."

                              Moreover, the REMIC residual certificates will, in
                              effect, be allocated an amount of gross income
                              equal to the non-interest expenses of the REMIC,
                              but those expenses will be deductible only as
                              itemized deductions, and will be subject to all
                              the limitations applicable to itemized deductions,
                              by holders of REMIC residual certificates that are
                              individuals. Accordingly, investment in the REMIC
                              residual certificates generally will not be
                              suitable for individuals or for certain
                              pass-through entities, such as partnerships or S
                              corporations, that have individuals as partners or
                              shareholders. In addition, REMIC residual
                              certificates are subject to restrictions on
                              transfer. Finally, prospective purchasers of a
                              REMIC residual certificate should be aware that
                              Treasury Department regulations do not permit
                              certain REMIC residual interests to be marked to
                              market.

REQUIRED CONSENT IN
  CONNECTION WITH SERVICING
  THE PROPERTIES MAY EFFECT
  THE TIMING OF PAYMENTS ON
  YOUR CERTIFICATES ........  Under certain circumstances, the consent or approval of the holders of a specified percentage
                              of the aggregate principal balance of all
                              outstanding certificates of a series or a similar
                              means of allocating decision-making will be
                              required to direct certain actions. The actions
                              may include directing the special servicer or the
                              master servicer regarding measures to be taken
                              with respect to some of the mortgage loans and
                              real estate owned properties and amending the
                              relevant pooling agreement or trust agreement. The
                              consent or approval of these holders will be
                              sufficient to bind all certificateholders of the
                              relevant series. See "Description of the
                              Agreements--Events of Default," "--Rights Upon
                              Event of Default," and "--Amendment."

                                     - 24 -

LITIGATION ARISING OUT OF
  ORDINARY BUSINESS MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  There may be pending or threatened legal proceedings against the borrowers and managers of
                              the mortgaged properties and their respective
                              affiliates arising out of the ordinary business of
                              the borrowers, managers and affiliates. This
                              litigation could cause a delay in the payment on
                              your certificates. Therefore, we cannot assure you
                              that this type of litigation would not have a
                              material adverse effect on your certificates.

COMPLIANCE WITH THE
  AMERICANS WITH
  DISABILITIES ACT OF 1990
  MAY BE EXPENSIVE AND MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet
                              federal requirements related to access and use by
                              disabled persons. Borrowers may incur costs
                              complying with the Americans with Disabilities Act
                              of 1990. In addition, noncompliance could result
                              in the imposition of fines by the federal
                              government or an award of damages to private
                              litigants. These costs of complying with the
                              Americans with Disabilities Act of 1990 and the
                              possible imposition of fines for noncompliance
                              would result in additional expenses on the
                              mortgaged properties, which could have an adverse
                              effect on your certificates.

IF YOUR CERTIFICATE IS BOOK-
  ENTRY, YOU WILL NOT BE
  RECOGNIZED AS A
  CERTIFICATEHOLDER BY THE
  TRUSTEE ..................  If the prospectus supplement so provides, one or more classes of the certificates offered to you
                              will be initially represented by one or more
                              certificates for each class registered in the name
                              of Cede & Co., the nominee for the Depository
                              Trust Company. If you purchase this type of
                              certificate:

                              o   your certificate will not be registered in
                                  your name or the name of your nominee;

                              o   you will not be recognized by the trustee as a
                                  certificateholder; and

                              o   you will be able to exercise your right as a
                                  certificateholder only through the Depository
                                  Trust Company and its participating
                                  organizations.

                              You will be recognized as a certificateholder only
                              if and when definitive certificates are issued.
                              See "Description of the Certificates--Book-Entry
                              Registration and Definitive Certificates."

                           _________________________

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                     - 25 -

                         DESCRIPTION OF THE TRUST FUNDS

      Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

      Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o     multifamily mortgage loans, commercial mortgage loans or both;

          o     mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o     direct obligations of the United States, agencies of the United
                States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
                non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing
                securities from which the right to payment of principal has been removed; or

          o     a combination of mortgage loans, mortgage backed securities and government securities.

      Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

      The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

      The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o     Multifamily Properties which are residential properties
                consisting of five or more rental or cooperatively owned
                dwelling units in high-rise, mid-rise or garden apartment
                buildings; or

          o     Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
                hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
                self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                     - 26 -

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc. Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

      If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

      If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

      To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

      Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                     - 27 -

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o     non-cash items such as depreciation and amortization;

          o     capital expenditures; and

          o     debt service on loans secured by the mortgaged property.

      The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

      As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

      The duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties.
However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

      The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                     - 28 -

      The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

      Appraised values for income-producing properties may be based on:

          o     the recent resale value of comparable properties at the date of the appraisal;

          o     the cost of replacing the property;

          o     a projection of value based upon the property's projected net cash flow; or

          o     a selection from or interpolation of the values derived from the methods listed here.

      Each of these appraisal methods presents analytical challenges for the following reasons:

          o     it is often difficult to find truly comparable properties that have recently been sold;

          o     the replacement cost of a property may have little to do with its current market value;

          o     income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
                capitalization rate;

          o     more than one of the appraisal methods may be used and each may produce significantly different results; and

          o     if a high Loan-to-Value Ratio accompanies a high Debt Service
                Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

      While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

      The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o     the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o     the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                     - 29 -

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o     the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
                mortgage loans, unless the related prospectus supplement
                provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o     the type of property securing the mortgage loans, e.g.,
                multifamily property or commercial property and the type of property in each category;

          o     the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o     the earliest and latest origination date and maturity date of the mortgage loans;

          o     the weighted average, by principal balance, of the Loan-to-Value
                Ratios at origination of the mortgage loans;

          o     the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o     the state or states in which most of the mortgaged properties are located;

          o     information with respect to the prepayment provisions, if any, of the mortgage loans;

          o     the weighted average Retained Interest, if any;

          o     with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment
                adjustments;

          o     the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o     information regarding the payment characteristics of the
                mortgage loans, including without limitation balloon payment and other amortization provisions.

                                     - 30 -

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

      Generally, the mortgage loans will:

          o     have individual principal balances at origination of not less than $25,000;

          o     have original terms to maturity of not more than 40 years; and

          o     provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus
                supplement.

      Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

      In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

      Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the

                                     - 31 -

sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o     the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o     the original and remaining term to stated maturity of the MBS, if applicable;

          o     whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o     the pass-through or bond rate of the MBS or formula for
                determining the rates, if any;

          o     the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and
                subordination features;

          o     the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o     characteristics of the credit support, if any, such as
                subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
                Loans, the Underlying MBS or directly to the MBS;

          o     the terms on which the MBS or the related Underlying Mortgage
                Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o     the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o     the servicing fees payable under the MBS Agreement;

          o     the type of information in respect of the Underlying Mortgage
                Loans described under "--Mortgage Loans--Mortgage Loan
                Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o     the characteristics of any cash flow agreements that are
                included as part of the trust fund evidenced or secured by the
                MBS;

          o     whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
                Participants Trust Company;

          o     the market price of the MBS and the basis on which the market price was determined; and

          o     if the issuer of the MBS is required to file reports under the
                Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

      If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding

                                     - 32 -

paragraph  and, in  particular,  will  disclose the  Underlying  Mortgage  Loans appropriately in light of the percentage of the aggregate  principal  balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

      The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o     the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o     the original and remaining terms to stated maturity of the government securities;

          o     whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o     the interest rates of the government securities or the formula to determine the rates, if any;

          o     the applicable payment provisions for the government securities;
                and

          o     to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

      If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

      If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus

                                     - 33 -

supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases.

See "Risk Factors."

PASS-THROUGH RATE

      Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o     the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o     the effect, if any, of the prepayment of any mortgage loan or
                MBS on the pass-through rate of one or more classes of
                certificates; and

          o     whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

                                     - 34 -

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o     will correspond to the rate of principal payments on the assets in the related trust fund;

          o     is likely to be affected by the existence of Lockout Periods and
                Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o     is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
                Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

      When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                     - 35 -

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

      If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or
MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

      In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

      Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                     - 36 -

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

      A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

      The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

      Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

      It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                     - 37 -

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS).
The executive offices of MSMC are located at 1585 Broadway, New York, New York
10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2006.

                                                                           TOTAL MSMC LOANS
                                                    TOTAL MSMC LOANS       SECURITIZED WITH
 YEAR (APPROXIMATE AMTS                             SECURITIZED WITH        NON-AFFILIATED      TOTAL MSMC LOANS
    IN BILLIONS-$'S)        TOTAL MSMC LOANS*     AFFILIATED DEPOSITOR        DEPOSITOR           SECURITIZED
------------------------   -------------------   ----------------------   ------------------   ------------------

          2006                    16.9                    8.9                    1.9                  10.7
          2005                    12.9                    8.2                    1.5                   9.6
          2004                     7.7                    5.1                    1.3                   6.4
          2003                     6.4                    3.5                    1.3                   4.8

*     MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
      MSMC Loans Securitized includes loans in both public and private securitizations.

      MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                     - 38 -

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                     - 39 -

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

      Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                     - 40 -

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o     provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o     be senior or subordinate to one or more other classes of
                certificates in respect of distributions on the certificates;

          o     be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o     be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o     provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o     provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o     provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
                Certificate component and a Stripped Interest Certificate
                component; or

          o     do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

      Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                     - 41 -

      If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

      If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

      Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.    the total amount of all cash on deposit in the related
                Certificate Account as of the corresponding Determination Date, exclusive of:

                o     all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

                o     unless the related prospectus supplement provides
                      otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums,
                      Liquidation Proceeds, Insurance Proceeds and other
                      unscheduled recoveries received subsequent to the related
                      Due Period; and

                o     all amounts in the Certificate Account that are due or
                      reimbursable to Morgan Stanley Capital I Inc., the
                      trustee, an asset seller, a subservicer, a special
                      servicer, the master servicer or any other entity as
                      specified in the related prospectus supplement or that are payable in respect of certain expenses of the related
                      trust fund;

                                     - 42 -

          2.    if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
                Account, including any net amounts paid under any Cash Flow
                Agreements;

          3.    all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.    if and to the extent the related prospectus supplement so
                provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          5.    if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
                Distribution Date.

      The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

      If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

      In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued
Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                     - 43 -

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

      The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

      The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                     - 44 -

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

      If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each
Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

      With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                     - 45 -

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

      Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (1)   the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

      (2)   the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

      (3)   the amount of the distribution allocable to

            o   prepayment premiums and

            o   payments on account of Equity Participations;

      (4)   the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      (5)   the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

      (6)   the aggregate principal balance of the assets at the close of business on that Distribution Date;

      (7)   the number and aggregate principal balance of Whole Loans in respect of which:

            o   one scheduled payment is delinquent,

            o   two scheduled payments are delinquent,

            o   three or more scheduled payments are delinquent and

            o   foreclosure proceedings have been commenced;

      (8)   with respect to each Whole Loan that is delinquent two or more months:

            o   the loan number thereof,

            o   the unpaid balance thereof,

            o   whether the delinquency is in respect of any balloon payment,

            o   the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                     - 46 -

            o   if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

            o   whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

            o   whether foreclosure proceedings have been commenced and, if so, the date so commenced and

            o   if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

      (9)   with respect to any Whole Loan liquidated during the related Due
            Period other than by payment in full:

            o   the loan number thereof,

            o   the manner in which it was liquidated and

            o   the aggregate amount of liquidation proceeds received;

      (10)  with respect to any Whole Loan liquidated during the related Due
            Period,

            o   the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

            o   the amount of any loss to certificateholders;

      (11)  with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

            o   the loan number of the related mortgage loan and

            o   the date of acquisition;

      (12)  with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

            o   the book value,

            o   the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

            o   the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

            o   if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (13)  with respect to any REO Property sold during the related Due Period

            o   the loan number of the related mortgage loan,

            o   the aggregate amount of sale proceeds,

            o   the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
                Property or the related mortgage loan and

            o   the amount of any loss to certificateholders in respect of the related mortgage loan;

                                     - 47 -

      (14)  the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the
            Distribution Date, separately identifying any reduction in the
            Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

      (15)  the aggregate amount of principal prepayments made during the related Due Period;

      (16)  the amount deposited in the reserve fund, if any, on the
            Distribution Date;

      (17)  the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

      (18)  the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
            Date;

      (19)  in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

      (20)  in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
            Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

      (21)  as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

      (22)  the aggregate amount of payments by the borrowers of:

            o   default interest,

            o   late charges and

            o   assumption and modification fees collected during the related
                Due Period.

      In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

      Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                     - 48 -

TERMINATION

      The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o     the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
                foreclosure of any Whole Loan subject thereto and

          o     the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                     - 49 -

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

      DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

      Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o     Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a
                qualified successor, or

          o     Morgan Stanley Capital I Inc., at its option, elects to
                terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

      The certificates will be offered pursuant to a Pooling Agreement or a
Trust Agreement.

          o     A Pooling Agreement will be used where the trust fund includes
                Whole Loans. The parties to a Pooling Agreement will be Morgan
                Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
                Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be
                appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and
                obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any
                servicer servicing Whole Loans directly.

          o     A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
                Morgan Stanley Capital I Inc. and a trustee. A manager or
                administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

      The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole
Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                     - 50 -

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o     in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o     in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
                MBS trustee, the pass-through or bond rate or formula for
                determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

      The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                     - 51 -

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

      If so provided in the related prospectus supplement, Morgan Stanley
Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

      With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o     the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
                Agreement;

          o     the existence of title insurance insuring the lien priority of the Whole Loan;

          o     the authority of the Warrantying Party to sell the Whole Loan;

          o     the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o     the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o     the existence of hazard and extended perils insurance coverage on the mortgaged property.

      Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                     - 52 -

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

      Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying
Party of any breach of any representation or warranty made by it in respect of a
Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying
Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o     the Warrantying Party will be obligated to repurchase the Whole
                Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
                Purchase Price; or

          o     if so provided in the prospectus supplement for a series, the
                Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
                accordance with the standards described in the related
                prospectus supplement; or

          o     if so provided in the prospectus supplement for a series, the
                Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

      Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

      Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o     the accuracy of the information set forth therefor on the
                schedule of assets appearing as an exhibit to the related
                Agreement and

          o     the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

      A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

                                     - 53 -

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

      The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either:

          o     an account or accounts the deposits in which are insured by the
                Bank Insurance Fund or the Savings Association Insurance Fund of
                the FDIC, to the limits established by the FDIC, and the
                uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
                Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
                creditors of the institution with which the Certificate Account is maintained or

          o     otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

      Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

      (1)   all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

      (2)   all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation
            Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (3)   any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

      (4)   any advances made as described under "Description of the
            Certificates--Advances in Respect of Delinquencies";

      (5)   any amounts representing prepayment premiums;

                                     - 54 -

      (6)   any amounts paid under any Cash Flow Agreement, as described under
            "Description of the Trust Funds--Cash Flow Agreements";

      (7)   all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
            Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
            "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
            "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
            Certificates--Termination";

      (8)   any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
            Interest; Servicing Compensation and Payment of Expenses";

      (9)   to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

      (10)  all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

      (11)  any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

      (12)  any other amounts required to be deposited in the Certificate
            Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

      Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

      (1)   to make distributions to the certificateholders on each Distribution
            Date;

      (2)   to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
            Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole
            Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole
            Loans;

      (3)   to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to
            Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation
            Proceeds and Insurance Proceeds collected on the particular Whole
            Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of
            Credit Support with respect to such Whole Loans and properties;

      (4)   to reimburse a master servicer for any advances described in clause
            (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
            Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
            Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

                                     - 55 -

      (5)   if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause
            (3) above while these amounts remain outstanding and unreimbursed;

      (6)   to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

      (7)   to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under
            "--Matters Regarding a Master Servicer and the Depositor";

      (8)   if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

      (9)   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

      (10)  unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

      (11)  to pay the person entitled thereto any amounts deposited in the
            Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

      (12)  to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

      (13)  if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
            Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (14)  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

      (15)  to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

      (16)  to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

      (17)  to pay the person entitled thereto any amounts deposited in the
            Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets;
            Repurchase" and "--Representations and Warranties; Repurchases" or
            otherwise;

      (18)  to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

      (19)  to clear and terminate the Certificate Account at the termination of the trust fund.

                                     - 56 -

OTHER COLLECTION ACCOUNTS

      Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

      Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o     maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
                interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o     maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o     processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
                Due-on-Sale clause; attempting to cure delinquencies;

          o     inspecting and managing mortgaged properties under certain circumstances; and

          o     maintaining accounting records relating to the Whole Loans.
                Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
                responsible for filing and settling claims in respect of
                particular Whole Loans under any applicable instrument of Credit
                Support. See "Description of Credit Support."

      The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o     affect the amount or timing of any scheduled payments of
                principal or interest on the Whole Loan or

          o     in its judgment, materially impair the security for the Whole
                Loan or reduce the likelihood of timely payment of amounts due thereon.

                                     - 57 -

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o     in its judgment, a material default on the Whole Loan has
                occurred or a payment default is imminent and

          o     in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

      A master servicer may delegate its servicing obligations in respect of the
Whole Loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

      Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

      A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o     monitor any Whole Loan which is in default,

          o     contact the borrower concerning the default,

          o     evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o     initiate corrective action in cooperation with the borrower if cure is likely,

          o     inspect the mortgaged property, and

          o     take any other actions as are consistent with the Servicing
                Standard.

                                     - 58 -

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole
Loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of the Mortgage Loans and the Leases."

      Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

      If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o     institute foreclosure proceedings,

          o     exercise any power of sale contained in any mortgage,

          o     obtain a deed in lieu of foreclosure, or

          o     otherwise acquire title to a mortgaged property securing the
                Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o     the mortgaged property is in compliance with applicable
                environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or
                disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation;
                or

          o     if the mortgaged property is not so in compliance or such
                circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be

                                     - 59 -

required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o     the Internal Revenue Service grants an extension of time to sell the property or

          o     the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
                subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

          o     solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o     accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

      If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

      The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o     that the restoration will increase the proceeds to
                certificateholders on liquidation of the Whole Loan after
                reimbursement of the special servicer for its expenses and

          o     that the expenses will be recoverable by it from related
                Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

                                     - 60 -

      If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

      The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o     the replacement cost of the improvements less physical
                depreciation and

          o     the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the

                                     - 61 -

time of origination in a federally designated flood area.

      In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

      If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the

                                     - 62 -

creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing
Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

      Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate
Account or any account established by a subservicer pursuant to the Agreement.

      The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

                                     - 63 -

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

      The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

      Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o     specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
                prosecution of an enforcement action in respect of any specific
                Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
                Agreement;

          o     incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o     incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

                                     - 64 -

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

      Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

      (1)   any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

      (2)   any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
            Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
            Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

      (3)   any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I
            Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
            25% of the Voting Rights; and

      (4)   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

      With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

      So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of

                                     - 65 -

an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the
Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

      Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o     exercise any of the powers vested in it by any Agreement;

          o     make any investigation of matters arising under any Agreement;
                or

          o     institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

      Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

      (1)   to cure any ambiguity;

      (2)   to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

      (3)   to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

      (4)   to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

      Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other

                                     - 66 -

percentage as may be specified in the related prospectus supplement) of the
Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

      (1)   reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

      (2)   adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

      (3)   modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

      The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

      Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the

                                     - 67 -

notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating
Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause
(or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

      If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate
Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by
Credit Support, certificateholders will bear their allocable share of deficiencies.

      If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

      (1)   the nature and amount of coverage under the Credit Support;

      (2)   any conditions to payment thereunder not otherwise described in this prospectus;

                                     - 68 -

      (3)   the conditions, if any, under which the amount of coverage under the
            Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

      (4)   the material provisions relating to the Credit Support; and

      (5)   information regarding the obligor under any instrument of Credit
            Support, including:

            o   a brief description of its principal business activities;

            o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

            o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

            o   its total assets, and its stockholders' or policyholders'
                surplus, if applicable, as of the date specified in the
                prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

      If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain

                                     - 69 -

types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

      Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

      Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

      If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

                                     - 70 -

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o     purport to be complete;

          o     purport to reflect the laws of any particular state; or

          o     purport to encompass the laws of all states in which the
                security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

      All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.
However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o     a borrower--the borrower and usually the owner of the subject property, and

          o     a mortgagee--the lender.

      In contrast, a deed of trust is a three-party instrument, among

          o     a trustor--the equivalent of a mortgagor or borrower,

          o     a trustee to whom the mortgaged property is conveyed, and

          o     a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

      By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

                                     - 71 -

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o     a tenant's interest in a lease of land or improvements, or both,
                and

          o     the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o     the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o     the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

      Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

      Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

      Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender

                                     - 72 -

generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law --
of the filing of bankruptcy.

                                     - 73 -

   NON JUDICIAL FORECLOSURE/POWER OF SALE

      Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale.
Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations.
The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

      A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                     - 74 -

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

      If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o     the Internal Revenue Service grants an REO Extension, or

          o     It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third
                calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

      In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                     - 75 -

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

      The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

      Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

      Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                     - 76 -

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

      (1)   the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

      (2)   the right to cure those defaults, with adequate cure periods;

      (3)   if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

      (4)   the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

      (5)   the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

      (6)   a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

      (7)   A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

      Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                     - 77 -

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o     assume the lease and retain it or assign it to a third party or

          o     reject the lease.

      If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                     - 78 -

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o     at the time there was at least one other general partner and the written provisions of the limited partnership permit the
                business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o     The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

      To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o     to receive rents, hazard insurance and condemnation proceeds,
                and

                                     - 79 -

          o     To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
                extinguish the junior lender's or junior beneficiary's lien.
                However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                     - 80 -

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

      Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o     a diminution in value of property securing any mortgage loan;

          o     limitation on the ability to foreclose against the property; or

          o     in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
                mortgaged property.

      Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

      The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

      Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

      Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit

                                     - 81 -

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

      The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

      Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

      Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o     the mortgaged property is in compliance with applicable
                environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or
                disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation;
                or

          o     If the mortgaged property is not so in compliance or such
                circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                     - 82 -

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

      Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o     the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o     the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
                Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

      In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

      Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o     the borrower may have difficulty servicing and repaying multiple loans;

                                     - 83 -

          o     if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o     acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o     if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o     the bankruptcy of a junior lender may operate to stay
                foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

      Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

      It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                     - 84 -

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o     for the interest rate, discount points and charges as are
                permitted in that state, or

          o     that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate,
                discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

      The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                     - 85 -

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin LLP or Cadwalader, Wickersham & Taft
LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

      The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

REMICS

      The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual
Certificates" and "--Prohibited

                                     - 86 -

Transactions and Other Taxes" below), if a trust fund with respect to which a
REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC
Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a
REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham &
Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related
Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

      A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made,

          o     certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o     certificates held by a real estate investment trust will
                constitute "real estate assets" within the meaning of Code
                Section 856(c)(5)(B); and

          o     interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
                856(c)(3)(B).

      If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs,
respectively, will be considered REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o     "real estate assets" within the meaning of Code Section
                856(c)(5)(B);

          o     "loans secured by an interest in real property" under Code
                Section 7701(a)(19)(C); and

          o     whether the income on the certificates is interest described in
                Code Section 856(c)(3)(B).

                                     - 87 -

      A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC

                                     - 88 -

 Regular Certificates should consult their own tax
advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution

                                     - 89 -

Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o     adding (1) the present value at the end of the accrual period --
                determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
                Assumption and (2) any payments included in the stated
                redemption price at maturity received during such accrual
                period, and

          o     subtracting from that total the adjusted issue price of the
                REMIC Regular Certificates at the beginning of such accrual period.

      The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a
REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (1)       the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original
                REMIC Regular Certificateholder, who purchased the REMIC Regular
                Certificate at its issue price, less

      (2)       any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days
                beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

      A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which
OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

                                     - 90 -

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o     the interest is unconditionally payable at least annually;

          o     the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o     interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
                "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the
REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how
OID would be determined for debt instruments subject to Code Section 1272(a)(6)
that provide for contingent interest. The treatment of REMIC Regular
Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining

                                     - 91 -

after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular
Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

      (1)       the total remaining market discount and

      (2)       a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining
                OID at the beginning of the period.

      For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

      (1)       the total remaining market discount and

      (2)       a fraction, the numerator of which is the amount of stated
                interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

      For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with

                                     - 92 -

respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium
Regulations do not apply to prepayable securities described in Section
1272(a)(6) of the Code, such as the REMIC Regular Certificates.
Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o     the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in
                Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o     the amount actually includible in such holder's income.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the
REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a
REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC Regular Certificate

                                     - 93 -

substantially contemporaneously with acquiring the REMIC Regular Certificate;
the REMIC Regular Certificate is part of a straddle; the REMIC Regular
Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular
Certificates in their particular circumstances.

      The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

                                     - 94 -

      Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

      Non-U.S. Persons. Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

      o     is not a "10-percent shareholder" within the meaning of Code Section
871(h)(3)(B) or, or a controlled foreign corporation described in Code Section
881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

      o     provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person.

      The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the
Non-U.S. Person is eligible for an exemption on the basis of its income from the
REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the
REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S.
branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

      Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the

                                     - 95 -

residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

      Information Reporting and Backup Withholding. The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular
Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o     the broker determines that the seller is a corporation or other exempt recipient, or

          o     the seller provides, in the required manner, identifying
                information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

      A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o     the broker determines that the seller is an exempt recipient, or

          o     the seller certifies its non-U.S. Person status and other
                conditions are met.

      Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      B.  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the

                                     - 96 -

REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of

          o     the income from the mortgage loans or MBS and the REMIC's other assets and

          o     the deductions allowed to the REMIC for interest and OID on the
                REMIC Regular Certificates and, except as described above under
                "--Taxation of Owners of REMIC Regular
                Certificates--Non-interest Expenses of the REMIC," other
                expenses.

      REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o     the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o     all bad loans will be deductible as business bad debts; and

          o     the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

                                     - 97 -

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

                                     - 98 -

      Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o     would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as
                ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o     is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

      Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

      In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a
REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o     3% of the excess of the individual's adjusted gross income over the applicable amount or

          o     80% of the amount of itemized deductions otherwise allowable for the taxable year.

      Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

      The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Excess Inclusions. A portion of the income on a REMIC Residual
Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o     may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
                Certificateholder;

          o     will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
                Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

                                     - 99 -

          o     is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
                Payments--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to

                                     - 100 -

different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o     the disposition of a mortgage loan or MBS,

          o     the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

          o     the receipt of compensation for services, or

          o     gain from the disposition of an asset purchased with the
                payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

      It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o     a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o     Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

      such tax will be borne by Morgan Stanley Capital I Inc.

      In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

                                     - 101 -

LIQUIDATION AND TERMINATION

      If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

      Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC
Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within

                                     - 102 -

the United States, the 30%, or lower treaty rate, withholding will not apply.
Instead, the amounts paid to such non-U.S. Person will be subject to U.S.
federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on
Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)   the United States, any State, possession or political
                subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an
                instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)   any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
                organization is subject to the tax on "unrelated business
                taxable income"; and

          (C)   a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o     a regulated investment company, real estate investment trust or common trust fund;

          o     a partnership, trust or estate; and

          o     certain cooperatives.

      Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under
Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

                                     - 103 -

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o     an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the
                REMIC Residual Certificate as a nominee or agent for a
                disqualified organization, and

          o     a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
                Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o     the present value of the expected future distributions on the
                REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o     the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)   the transferor conducted, at the time of the transfer, a
                reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

          (2)   the transferee represents to the transferor that (i) it
                understands that, as the holder of the Noneconomic REMIC
                Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual
                Certificate to be attributable to a foreign permanent
                establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)   the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

                (i)   the present value of the anticipated tax liabilities
                      associated with holding the Noneconomic REMIC Residual
                      Certificate does not exceed the sum of:

                      o     the present value of any consideration given to the
                            transferee to acquire the Noneconomic REMIC Residual
                            Certificate,

                      o     the present value of the expected future
                            distributions on the Noneconomic REMIC Residual
                            Certificate and

                                     - 104 -

                      o     the present value of the anticipated tax savings
                            associated with holding the Noneconomic REMIC
                            Residual Certificate as the REMIC generates losses.
                            For purposes of the computations under this "minimum
                            transfer price" alternative, the transferee is
                            assumed to pay tax at the highest rate of tax
                            specified in section 11(b)(1) of the Internal
                            Revenue Code (currently 35%) or, in certain
                            circumstances, the alternative minimum tax rate.
                            Further, present values generally are computed using
                            a discount rate equal to the short-term Federal rate
                            set forth in Section 1274(d) of the Internal Revenue
                            Code for the month of such transfer and the
                            compounding period used by the transferee; or

                (ii)  (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial
                      reporting purposes exceed $100 million and its net assets
                      for financial reporting purposes exceed $10 million, (b)
                      the transferee is an eligible corporation (as defined in
                      Treasury regulation Section 1.860E-1(c)(6)(i)) that makes
                      a written agreement that any subsequent transfer of the
                      interest will be to another eligible corporation in a
                      transaction which will also satisfy clauses (1) and (2)
                      above and this clause (3)(ii) and (c) the facts and
                      circumstances known to the transferor on or before the
                      date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be
                      paid. For purposes of clause (3)(ii)(c), if the amount of
                      consideration paid in respect of the residual interest is
                      so low that under any set of reasonable assumptions a
                      reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                      the transferor is deemed to know that the transferee
                      cannot or will not pay the taxes associated with the
                      residual interest.

      If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership
(including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a
U.S. corporation) by any person that is not a U.S. Person.

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a Non-U.S. Person.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult

                                     - 105 -

their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

GRANTOR TRUST FUNDS

      If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code.
In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.        SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

      Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o     3% of the excess of adjusted gross income over the applicable amount and

          o     80% of the amount of itemized deductions otherwise allowable for such taxable year.

      Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

      In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The

                                     - 106 -

mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

      Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o     A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
                representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential
                property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o     a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the
                mortgage loans or MBS will be considered "interest on
                obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust
                certificate are of a type described in that Code section; and

          o     A grantor trust certificate owned by a REMIC will represent
                "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

      Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

      Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the

                                     - 107 -

reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

      Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o     the total remaining market discount and

          o     A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining
                OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o     the total remaining market discount and

                                     - 108 -

          o     A fraction, the numerator of which is the amount of stated
                interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

      Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.        MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.    Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

      Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

                                     - 109 -

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o     the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
                certificate was stripped or

          o     No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own
Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of
OID accruals and any possible tax consequences to you if you should fail to do
so.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to

                                     - 110 -

represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . .
which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

          2.    Grantor Trust Certificates Representing Interests in Loans Other
                Than Adjustable Rate Loans

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

      Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions,"
as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o     adding (1) the present value at the end of the accrual
                period--determined by using as a discount factor the original yield to maturity of the respective component under the
                Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
                (2) any payments included in the stated redemption price at maturity received during such accrual period, and

                                    - 111 -

          o     subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.    Grantor Trust Certificates Representing Interests in Adjustable
                Rate Loans

      The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.        SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

      Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

                                     - 112 -

      It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o     the holder entered the contract to sell the grantor trust
                certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o     the grantor trust certificate is part of a straddle;

          o     the grantor trust certificate is marketed or sold as producing capital gain; or

          o     other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.        NON-U.S. PERSONS

          To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

          Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMICs --
Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons."

E.        INFORMATION REPORTING AND BACKUP WITHHOLDING

      The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

      On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

                                     - 113 -

      If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o     the broker determines that the seller is a corporation or other exempt recipient, or

          o     the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o     the broker determines that the seller is an exempt recipient or

          o     the seller certifies its non-U.S. Person status and other
                conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                       STATE AND LOCAL TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

   GENERAL

      Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

      Section 406 of ERISA prohibits parties in interest with respect to an
ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions

                                     - 114 -

pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

      The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

      Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      DOL has granted to Morgan Stanley & Co. Incorporated Prohibited
Transaction Exemption ("PTE") 90 24, Exemption Application --- No. D 8019, 55
Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos.
D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption
Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption
Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o     the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
                & Co. Incorporated or any of its affiliates is the sole
                underwriter or the manager or co manager of the underwriting syndicate; and

          o     the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
                satisfied.

      The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

      (1)   The acquisition of the certificates by an ERISA Plan is on terms --
            including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

                                     - 115 -

      (2)   The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors
            Service, Inc. and Standard & Poor's Ratings Services, a division of
            The McGraw-Hill Companies, Inc.;

      (3)   The trustee is not an affiliate of any member of the Restricted
            Group other than an underwriter;

      (4)   The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
            the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

      (5)   The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
            Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The trust fund must also meet the following requirements:

          o     the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o     certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's
                acquisition of the Securities; and

          o     certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
                Securities.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o     the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o     the Plan is not a plan with respect to which any member of the
                Restricted Group is the "plan sponsor" as defined in Section
                3(16)(B) of ERISA;

          o     in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o     an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o     immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

                                     - 116 -

      Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o     that the certificates constitute "securities" for purposes of the Exemption and

          o     that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                     - 117 -

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12
C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities"
and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities," other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. ss.
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998),
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex
Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of the Certificates as
"mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

                                     - 118 -

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

      The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

      Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

      Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

      In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

      Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices

                                     - 119 -

prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

      All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

      As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     - 120 -

                    INCORPORATION OF INFORMATION BY REFERENCE

      Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

      All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

      Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the
Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington,
D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D,
Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

      If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     - 121 -

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

      "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

      "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

      "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

      "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

      "Assets" means the primary assets included in a trust fund.

      "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

      "Book-Entry Certificates" means Certificates which are in book-entry form.

      "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

      "Cede" means Cede & Company.

      "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

      "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

      "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

      "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

      "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

      "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

      "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     - 122 -

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commercial Loans" means the loans relating to the Commercial Properties.

      "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

      "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

      "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

      "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

      "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

      "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

      "Deferred Interest" means interest deferred by reason of negative amortization.

      "Definitive Certificate" means a fully registered physical certificate.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means the close of business on the date specified in the related prospectus supplement.

      "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

      "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

      "DOL" means the United States Department of Department of Labor.

      "DTC" means the Depository Trust Company.

      "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

      "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                     - 123 -

      "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

      "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o     any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o     any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital
                I Inc., or to the master servicer, Morgan Stanley Capital I Inc.
                and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

          o     any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
                adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
                Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;
                and

          o     certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "FNMA" means the Federal National Mortgage Association.

      "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

      (a)   interest-bearing securities;

      (b)   non-interest-bearing securities;

      (c)   originally interest-bearing securities from which coupons
representing the right to payment of interest have been removed; or

      (d)   interest-bearing securities from which the right to payment of principal has been removed.

      "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

      "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

                                     - 124 -

      "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

      "IRS" means the Internal Revenue Service.

      "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

      "Lockout Date" means the expiration of the Lockout Period.

      "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

      "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      "Master Servicer" means an entity as named in the prospectus supplement.

      "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

      "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

      "Mortgage" means a mortgage, deed of trust or other similar security instrument.

      "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

      "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

      "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

      "Multifamily Loans" means the loans relating to the Multifamily
Properties.

      "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

      "NCUA" means the National Credit Union Administration.

      "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o     non-cash items such as depreciation and amortization;

          o     capital expenditures; and

          o     debt service on loans secured by the mortgaged property.

      "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                     - 125 -

      "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

      "Non-U.S.Person" means any person who is not a U.S. Person.

      "OCC" means the Office of the Comptroller of the Currency.

      "OID" means original issue discount.

      "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

      "OTS" means the Office of Thrift Supervision.

      "Participants" means the participating organizations of DTC.

      "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

      "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

      "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

      "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

      "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

      "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

      "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

      "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

      "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

      "Rating Agency" means any of Fitch Ratings, Moody's Investors Service,
Inc. and Standard & Poor's Ratings Services.

      "RCRA" means the Resource Conservation and Recovery Act.

      "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

      "Refinance Loans" means mortgage loans made to refinance existing loans.

                                     - 126 -

      "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

      "Relief Act" means the Servicemembers Civil Relief Act, as amended.

      "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

      "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

      "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

      "REMIC Regulations" means the REMIC regulations promulgated by the
Treasury Department.

      "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

      "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

      "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

      "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

      "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

      "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

      "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

      "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

      "Servicing Standard" means:

A.        the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B.        applicable law; and

C.        the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

      "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

       "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

                                     - 127 -

      "Special Servicer" means an entity as named in the prospectus supplement.

      "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

      "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

      "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

      "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

      "Subservicer" means third-party servicers.

      "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

      "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

      "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

      "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

      "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o     Mortgage Loans

          o     MBS

          o     direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
                interest-bearing securities, (b) non-interest-bearing
                securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o     a combination of mortgage loans, MBS and government securities.

      "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

      "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

      "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise

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primary supervision of the administration of the trust and one or more U.S.
Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

      "Value" means,

      (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

      (b) the lesser of

          o     the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o     the sales price for that property; or

      (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

      "Warranting Party" means the person making representations and warranties.

      "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

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